FILED PURSUANT TO RULE 424(b)(2)
REGISTRATION FILE NO.: 333-207132-16

PROSPECTUS

$880,584,000 (Approximate)

CITIGROUP COMMERCIAL MORTGAGE TRUST 2018-B2
(Central Index Key number 0001731044)
Issuing Entity

Citigroup Commercial Mortgage Securities Inc.
(Central Index Key number 0001258361)

Depositor

Morgan Stanley Mortgage Capital Holdings LLC

(Central Index Key number 0001541557)

Citi Real Estate Funding Inc.

(Central Index Key number 0001701238)

Starwood Mortgage Funding V LLC

(Central Index Key number 0001682509)

Bank of America, National Association

(Central Index Key number 0001102113)

Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates, Series 2018-B2

The Commercial Mortgage Pass-Through Certificates, Series 2018-B2, will consist of multiple classes of certificates, including those identified on the table below which are being offered by this prospectus. The offered certificates (together with the classes of non-offered certificates of the same series and the VRR Interest) will represent the beneficial ownership interests in the issuing entity identified above. The issuing entity’s primary assets will be a pool of fixed rate commercial mortgage loans secured by first liens on various types of commercial, multifamily and manufactured housing community properties. The mortgage loans will generally be the sole source of payment on the certificates. Credit enhancement will be provided solely by certain classes of subordinate certificates that will be subordinate to certain classes of senior certificates as described under “Description of the Certificates—Subordination; Allocation of Realized Losses”. Each class of offered certificates will entitle holders to receive monthly distributions of interest and/or principal on the 4th business day following the 6th day of each month (or if the 6th is not a business day, the next business day), commencing in April 2018. The rated final distribution date for the offered certificates is March 2051.

Classes of Offered Certificates	Approximate Initial Certificate Balance or Notional Amount(1)		Initial Pass-Through Rate(3)	Pass-Through Rate Description
Class A-1	$28,000,000		2.856%	Fixed
Class A-2	$69,000,000		3.788%	Fixed
Class A-3	$170,000,000		3.744%	Fixed
Class A-4	$390,485,000		4.009%	Fixed
Class A-AB	$49,000,000		3.962%	Fixed
Class X-A	$783,442,000	(5)	0.926%	Variable IO(6)
Class X-B	$49,202,000	(5)	0.551%	Variable IO(6)
Class A-S	$76,957,000		4.179%	Fixed
Class B	$49,202,000		4.280%	WAC Cap(7)
Class C	$47,940,000		4.831%	WAC(8)

You should carefully consider the risk factors beginning on page 59 of this prospectus.

Neither the Series 2018-B2 certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or instrumentality or any other person or entity.

The Series 2018-B2 certificates will represent interests in and obligations of the issuing entity only and will not represent the obligations of or interests in the depositor, the sponsors or any of their respective affiliates.

(Footnotes to table begin on page 3)

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THE DEPOSITOR WILL NOT LIST THE OFFERED CERTIFICATES ON ANY SECURITIES EXCHANGE OR ANY AUTOMATED QUOTATION SYSTEM OF ANY NATIONAL SECURITIES ASSOCIATION.

The offered certificates will be offered by Citigroup Global Markets Inc., Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Drexel Hamilton, LLC and The Williams Capital Group, L.P., the underwriters, when, as and if issued by the issuing entity, delivered to and accepted by the underwriters and subject to each underwriter’s right to reject orders in whole or in part. The underwriters will purchase the offered certificates from Citigroup Commercial Mortgage Securities Inc. and will offer the offered certificates to prospective investors from time to time in negotiated transactions or otherwise at varying prices, plus, in certain cases, accrued interest, determined at the time of sale. Citigroup Global Markets Inc., Morgan Stanley & Co. LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated are acting as co-lead managers and joint bookrunners in the following manner: Citigroup Global Markets Inc. is acting as sole bookrunning manager with respect to approximately 51.7% of each class of offered certificates, Morgan Stanley & Co. LLC is acting as sole bookrunning manager with respect to approximately 28.2% of each class of offered certificates and Merrill Lynch, Pierce, Fenner & Smith Incorporated is acting as sole bookrunning manager with respect to approximately 20.1% of each class of offered certificates. Drexel Hamilton, LLC and The Williams Capital Group, L.P. are acting as co-managers.

The underwriters expect to deliver the offered certificates to purchasers in book-entry form only through the facilities of The Depository Trust Company in the United States and Clearstream Banking, société anonyme and Euroclear Bank SA/NV, as operator of the Euroclear System, in Europe against payment in New York, New York on or about March 20, 2018. Citigroup Commercial Mortgage Securities Inc. expects to receive from this offering approximately 107.851% of the aggregate principal balance of the offered certificates, plus accrued interest from March 1, 2018, before deducting expenses payable by the depositor.

The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”), contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in “Risk Factors—Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity and Other Aspects of the Offered Certificates”). See also “Legal Investment”.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to Be Registered	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
Commercial Mortgage Pass-Through Certificates	$880,584,000	100%	$880,584,000	$109,632.71

(1)	Estimated solely for the purpose of calculating the registration fee.

(2)	Calculated according to Rule 457(s) of the Securities Act of 1933.

Citigroup	BofA Merrill Lynch	Morgan Stanley

Co-Lead Managers and Joint Bookrunners

Drexel Hamilton	The Williams Capital Group, L.P.
Co-Manager	Co-Manager

Co-Managers
March 8, 2018

CITIGROUP COMMERCIAL MORTGAGE TRUST 2018-B2

Commercial Mortgage Pass-Through Certificates, Series 2018-B2

Kansas
2 properties
$3,273,799
0.3% of total
Missouri
1 property
$765,556
0.1% of total
Minnesota
3 properties
$72,750,000
6.8% of total
Illinois
6 properties
$41,739,804
3.9% of total
Indiana
3 properties
$15,560,000
1.5% of total
Michigan
1 property
$4,000,000
0.4% of total
New York
4 properties
$33,718,724
3.2% of total
Vermont
1 property
$12,750,000
1.2% of total
Massachusetts
6 properties
$70,041,470
6.6% of total
Washington
1 property
$35,200,000
3.3% of total
Pennsylvania
5 properties
$37,689,806
3.5% of total
Connecticut
4 properties
$19,869,587
1.9% of total
Ohio
4 properties
$49,423,493
4.7% of total
Rhode Island
1 property
$17,500,000
1.6% of total
Nevada
5 properties
$45,988,397
4.3% of total
New Jersey
9 properties
$70,779,362
6.7% of total
Delaware
1 property
$3,756,616
0.4% of total
District Of Columbia
1 property
$14,141,070
1.3% of total
California
45 properties
$209,152,086
19.7% of total
Maryland
2 properties
$7,854,825
0.7% of total
Arizona
2 properties
$2,673,220
0.3% of total
Virginia
2 properties
$78,000,000
7.3% of total
New Mexico
2 properties
$1,714,321
0.2% of total
Oklahoma
1 property
$6,450,000
0.6% of total
Texas
11 properties
$79,275,179
7.5% of total
Louisiana
2 properties
$23,500,000
2.2% of total
Alabama
2 properties
$40,199,017
3.8% of total
Georgia
3 properties
$6,254,177
0.6% of total
Arkansas
1 property
$5,750,000
0.5% of total
Tennessee
6 properties
$3,500,617
0.3% of total
Florida
5 properties
$49,113,576
4.6% of total

Mortgaged Properties by Property Type
Multifamily 2.4%
Manufactured Housing 0.2%
Mixed Use 7.4%
Industrial 7.7%
Office 26.3%
Hospitality 11.0%
Self Storage 18.8%
Retail 26.2%

% of Initial Pool Balance

>10.0% | >5.0 – 10.0% | >1.0 – 5.0% | 0.1 – 1.0%

Certificate Summary

Set forth below are the indicated characteristics of the respective classes of the Series 2018-B2 certificates, including the non-offered VRR Interest discussed in footnote (11) below.

Classes of Certificates	Approximate Initial Certificate Balance or Notional Amount(1)		Approximate Initial Credit Support(2)	Initial Pass-Through Rate(3)	Pass-Through Rate Description	Expected Weighted Avg. Life (yrs.)(4)	Expected Principal Window(4)
Offered Certificates
Class A-1	$28,000,000		30.000%	2.856%	Fixed	2.79	4/18 - 1/23
Class A-2	$69,000,000		30.000%	3.788%	Fixed	4.91	1/23 - 3/23
Class A-3	$170,000,000		30.000%	3.744%	Fixed	9.74	10/27 - 1/28
Class A-4	$390,485,000		30.000%	4.009%	Fixed	9.86	1/28 - 2/28
Class A-AB	$49,000,000		30.000%	3.962%	Fixed	7.37	3/23 - 10/27
Class X-A	$783,442,000	(5)	N/A	0.926%	Variable IO(6)	N/A	N/A
Class X-B	$49,202,000	(5)	N/A	0.551%	Variable IO(6)	N/A	N/A
Class A-S	$76,957,000		22.375%	4.179%	Fixed	9.93	2/28 - 3/28
Class B	$49,202,000		17.500%	4.280%	WAC Cap(7)	9.97	3/28 - 3/28
Class C	$47,940,000		12.750%	4.831%	WAC(8)	9.97	3/28 - 3/28

Non-Offered Certificates
Class X-D	$52,986,000	(5)	N/A	1.500%	Fixed IO(6)	N/A	N/A
Class X-E	$25,232,000	(5)	N/A	1.581%	Variable IO(6)	N/A	N/A
Class X-F	$10,092,000	(5)	N/A	1.581%	Variable IO(6)	N/A	N/A
Class X-G	$40,371,466	(5)	N/A	1.581%	Variable IO(6)	N/A	N/A
Class D	$52,986,000		7.500%	3.331%	WAC - 1.500%(9)	9.97	3/28 - 3/28
Class E	$25,232,000		5.000%	3.250%	Fixed	9.97	3/28 - 3/28
Class F	$10,092,000		4.000%	3.250%	Fixed	9.97	3/28 - 3/28
Class G	$40,371,466		0.000%	3.250%	Fixed	9.97	3/28 - 3/28
Class R(10)	N/A		N/A	N/A	N/A	N/A	N/A
Non-Offered Vertical Risk Retention Interest
VRR Interest(11)	$53,119,236		N/A	4.831%	WAC(12)	9.22	4/18 - 3/28

(1)	Approximate, subject to a variance of plus or minus 5%. The certificate balance of the VRR Interest (as defined in footnote (11) below) is not included in the certificate balance or notional amount of any other class of certificates listed in the table above, and the VRR Interest is not offered hereby.

(2)	The approximate initial credit support percentages set forth for the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates are represented in the aggregate. The approximate initial credit support percentages shown in the table above do not take into account the VRR Interest. However, losses incurred on the mortgage loans will be allocated between the VRR Interest, on the one hand, and the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B, Class C, Class D, Class E, Class F and Class G certificates (collectively, the “non-vertically retained principal balance certificates”), on the other hand, pro rata in accordance with their respective outstanding certificate balances. See “Credit Risk Retention” and “Description of the Certificates”. The VRR Interest and the non-vertically retained principal balance certificates are collectively referred to in this prospectus as the “principal balance certificates”.

(3)	Approximate per annum rate as of the closing date.

(4)	Determined assuming no prepayments prior to the maturity date or any anticipated repayment date, as applicable, for any mortgage loan and based on the modeling assumptions described under “Yield, Prepayment and Maturity Considerations.”

(5)	The Class X-A, Class X-B, Class X-D, Class X-E, Class X-F and Class X-G certificates (collectively, the “Class X certificates”) will not have certificate balances and will not be entitled to receive distributions of principal. Interest will accrue on each class of Class X certificates at the related pass-through rate based upon the related notional amount. The notional amount of each class of the Class X certificates will be equal to the certificate balance or the aggregate of the certificate balances, as applicable, from time to time of the class or classes of the non-vertically retained principal balance certificates identified in the same row as such class of Class X certificates in the chart below (as to such class of Class X certificates, the “corresponding principal balance certificates”):

Class of Class X Certificates	Class(es) of Corresponding Principal Balance Certificates
Class X-A	Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class A-S
Class X-B	Class B
Class X-D	Class D
Class X-E	Class E
Class X-F	Class F
Class X-G	Class G

(6)	The pass-through rate on each class of Class X certificates (other than the Class X-D certificates) will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as in effect from time to time, over (ii) the pass-through rate (or, if applicable, the weighted average of the pass-through rates) of the class or classes of corresponding principal balance certificates as in effect from time to time, as described in this prospectus. The pass-through rate on the Class X-D certificates will be a fixed per annum rate equal to 1.500%.

(7)	The pass-through rate on the Class B certificates will generally be a per annum rate equal to the lesser of (a) the initial pass-through rate for that class specified in the table above and (b) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as in effect from time to time, as described in this prospectus.

(8)	The pass-through rate on the Class C certificates will generally be a per annum rate equal to the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as in effect from time to time, as described in this prospectus.

(9)	The pass-through rate on the Class D certificates will generally be a per annum rate equal to the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as in effect from time to time, minus 1.500%, as described in this prospectus.

(10)	The Class R certificates will not have a certificate balance, notional amount, pass-through rate, rating or rated final distribution date. The Class R certificates will represent the residual interests in each of two separate REMICs, as further described in this prospectus. The Class R certificates will not be entitled to distributions of principal or interest.

(11)	Citi Real Estate Funding Inc., as retaining sponsor, is expected to acquire (or cause one or more other retaining parties to acquire) from the depositor, on the closing date for this transaction, portions of an “eligible vertical interest” (as defined in Regulation RR) in the form of a “single vertical security” (as defined in Regulation RR) with an initial certificate balance of approximately $53,119,236 (the “VRR Interest”), which is expected to represent approximately 5.0% of the aggregate initial certificate balance of all of the “ABS interests” (as defined in Regulation RR) issued by the issuing entity on the closing date. The VRR Interest will be retained by certain retaining parties in accordance with the credit risk retention rules applicable to this securitization transaction. See “Credit Risk Retention”. The VRR Interest is a class of certificates.

(12)	Although it does not have a specified pass-through rate (other than for tax reporting purposes), the effective interest rate for the VRR Interest will be the weighted average of the net mortgage interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as in effect from time to time.

The Class X-D, Class X-E, Class X-F, Class X-G, Class D, Class E, Class F, Class G and Class R certificates and the VRR Interest are not offered by this prospectus. Any information in this prospectus concerning certificates other than the offered certificates or concerning the VRR Interest is presented solely to enhance your understanding of the offered certificates.

Table of Contents

Certificate Summary	3
Important Notice Regarding the Offered Certificates	10
Important Notice About Information Presented in this Prospectus	10
Summary of Terms	17
Risk Factors	59
The Offered Certificates May Not Be a Suitable Investment for You	59
Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss	59
The Offered Certificates Are Limited Obligations; If Assets Are Not Sufficient, You May Not Be Paid	59
Any Credit Support for Your Offered Certificates May Be Insufficient to Protect You Against All Potential Losses	60
Your Yield May Be Affected by Defaults, Prepayments and Other Factors	60
Payments Allocated to the VRR Interest Will Not Be Available to Make Payments on the Non-Vertically Retained Certificates, and Payments Allocated to the Non-Vertically Retained Certificates Will Not Be Available to Make Payments on the VRR Interest	64
Release, Casualty and Condemnation of Collateral May Reduce the Yield on Your Certificates	65
Pro Rata Allocation of Principal Between and Among the Subordinate Companion Loan and the Related Mortgage Loan Prior to a Material Mortgage Loan Event Default	65
Certain Classes of the Offered Certificates Are Subordinate to, and Are Therefore Riskier Than, Other Classes	65
A Rapid Rate of Principal Prepayments, Liquidations and/or Principal Losses on the Mortgage Loans Could Result in the Failure to Recoup the Initial Investment in the Class X-A and Class X-B Certificates	66
Book-Entry Registration Will Mean You Will Not Be Recognized as a Holder of Record	66
The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue to Adversely Affect the Value of CMBS	66
Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity and Other Aspects of the Offered Certificates	67
Other External Factors May Adversely Affect the Value and Liquidity of Your Investment; Global, National and Local Economic Factors	70
The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline	71
Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded	72
Commercial, Multifamily and Manufactured Housing Community Lending Is Dependent on Net Operating Income; Information May Be Limited or Uncertain	74
Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed	74
Underwritten Net Cash Flow Could Be Based on Incorrect or Failed Assumptions	75
The Mortgage Loans Have Not Been Reviewed or Reunderwritten by Us	75
Historical Information Regarding the Mortgage Loans May Be Limited	76
Ongoing Information Regarding the Mortgage Loans and the Offered Certificates May Be Limited	76
Static Pool Data Would Not Be Indicative of the Performance of This Pool	76
Performance of the Certificates Will Be Highly Dependent on the Performance of Tenants and Tenant Leases	77
A Tenant Concentration May Result in Increased Losses	77
Mortgaged Properties Leased to Multiple Tenants Also Have Risks	78
Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks	78
Tenant Bankruptcy Could Result in a Rejection of the Related Lease	78
Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May

Have an Adverse Impact at Foreclosure	79
Early Lease Termination Options May Reduce Cash Flow	79
Mortgaged Properties Leased to Not-for-Profit Tenants Also Have Risks	79
Certain Aspects of Co-Lender, Intercreditor and Similar Agreements Executed in Connection with Mortgage Loans Underlying Your Offered Certificates May Be Unenforceable	79
Mezzanine Debt May Reduce the Cash Flow Available to Reinvest in a Mortgaged Property and may Increase the Likelihood that a Borrower Will Default on a Mortgage Loan Underlying Your Offered Certificates	80
Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses	80
Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance	81
The Types of Properties That Secure the Mortgage Loans Present Special Risks	87
Any Analysis of the Value or Income Producing Ability of a Commercial or Multifamily Property Is Highly Subjective and Subject to Error	105
Changes in Pool Composition Will Change the Nature of Your Investment	107
Tenancies-in-Common May Hinder Recovery	108
Risks Relating to Enforceability of Cross-Collateralization Arrangements	108
Inadequacy of Title Insurers May Adversely Affect Payments on Your Certificates	109
The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property	109
A Borrower May Be Unable to Repay Its Remaining Principal Balance on the Maturity Date or Anticipated Repayment Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk	109
Some Provisions in the Mortgage Loans Underlying Your Offered Certificates
May Be Challenged as Being Unenforceable	111
Jurisdictions with One Action or Security First Rules and/or Anti-Deficiency Legislation May Limit the Ability of the Special Servicer to Foreclose on a Real Property or to Realize on Obligations Secured by a Real Property	113
Appraisals May Not Reflect Current or Future Market Value of Each Property	113
Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties	114
Risks Relating to Costs of Compliance with Applicable Laws and Regulations	115
Increases in Real Estate Taxes and Assessments May Reduce Available Funds	115
Risks Relating to Tax Credits	115
Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates	116
Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses	116
Lending on Condominium Units Creates Risks for Lenders That Are Not Present When Lending on Non-Condominiums	116
Shared Interest Structures	117
Lending on Ground Leases Creates Risks for Lenders That Are Not Present When Lending on a Fee Ownership Interest in a Real Property	117
Leased Fee Properties Have Special Risks	119
Risks Related to Zoning Non-Compliance and Use Restrictions	119
Risks Relating to Inspections of Properties	120
State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed-in-Lieu of Foreclosure and Reduce Net Proceeds	120
Earthquake, Flood and Other Insurance May Not Be Available or Adequate	120
Lack of Insurance Coverage Exposes the Trust to Risk for Particular Special Hazard Losses	121
Terrorism Insurance May Not Be Available for All Mortgaged Properties	122
Risks Associated with Blanket Insurance Policies or Self-Insurance	123
The Mortgage Loan Sellers, the Sponsors and the Depositor Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans	123

The Borrower’s Form of Entity May Cause Special Risks	124
Other Debt of the Borrower or Ability to Incur Other Financings Entails Risk	126
Litigation and Other Legal Proceedings May Adversely Affect a Borrower’s Ability to Repay Its Mortgage Loan	127
Reserves to Fund Certain Necessary Expenditures Under the Mortgage Loans May Be Insufficient for the Purpose for Which They Were Established	128
A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans	128
Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer	129
Interests and Incentives of the Underwriter Entities May Not Be Aligned with Your Interests	129
Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned with Your Interests	131
Potential Conflicts of Interest of the Master Servicer, the Special Servicer, the Trustee, any Outside Servicer and any Outside Special Servicer	133
Additional Compensation to the Master Servicer and the Special Servicer and Interest on Advances Will Affect Your Right to Receive Distributions on Your Offered Certificates	135
Inability to Replace the Master Servicer Could Affect Collections and Recoveries on the Mortgage Loans	135
Potential Conflicts of Interest of the Operating Advisor	135
Potential Conflicts of Interest of the Asset Representations Reviewer	136
Potential Conflicts of Interest of a Directing Holder, any Outside Controlling Class Representative and any Companion Loan Holder	137
Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans	138
Conflicts of Interest May Occur as a Result of the Rights of the Controlling Class Representative, an Outside Controlling Class Representative or a Controlling Note Holder to Terminate the Special Servicer of the Related Loan Combination	139
Other Potential Conflicts of Interest May Affect Your Investment	140
Your Lack of Control Over the Issuing Entity and Servicing of the Mortgage Loans Can Create Risks	140
The Servicing of the Cross Point Loan Combination Will Shift to Other Servicers	141
Rights of the Directing Holder, the Risk Retention Consultation Party and the Operating Advisor Could Adversely Affect Your Investment	141
Realization on a Mortgage Loan That Is Part of a Serviced Loan Combination May Be Adversely Affected by the Rights of the Related Serviced Companion Loan Holder	142
Rights of any Outside Controlling Class Representative or Other Controlling Note Holder with Respect to an Outside Serviced Loan Combination Could Adversely Affect Your Investment	143
You Will Not Have Any Control Over the Servicing of Any Outside Serviced Mortgage Loan	144
Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans	144
Any Loss of Value Payment Made by a Sponsor May Not Be Sufficient to Cover All Losses on a Defective Mortgage Loan	144
Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses	145
Environmental Liabilities Will Adversely Affect the Value and Operation of the Contaminated Property and May Deter a Lender from Foreclosing	145
Certain Types of Operations Involved in the Use and Storage of Hazardous Materials May Lead to an Increased Risk of Issuing Entity Liability	146
Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment	147
State, Local and Other Tax Considerations	148
Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Certificates	148
Description of the Mortgage Pool	150
General	150
Certain Calculations and Definitions	152
Statistical Characteristics of the Mortgage Loans	160
Delinquency Information	171
Environmental Considerations	171
Litigation and Other Legal Considerations	175
Redevelopment, Expansion and Renovation	175

Default History, Bankruptcy Issues and Other Proceedings	176
Tenant Issues	179
Insurance Considerations	189
Zoning and Use Restrictions	189
Non-Recourse Carveout Limitations	190
Real Estate and Other Tax Considerations	191
Certain Terms of the Mortgage Loans	192
Additional Indebtedness	203
The Loan Combinations	207
Additional Mortgage Loan Information	222
Transaction Parties	224
The Sponsors and the Mortgage Loan Sellers	224
Compensation of the Sponsors	243
The Originators	243
The Depositor	263
The Issuing Entity	264
The Trustee	265
The Certificate Administrator	266
Servicers	268
The Operating Advisor and the Asset Representations Reviewer	276
Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	277
Credit Risk Retention	279
General	279
Qualifying CRE Loans; Required Credit Risk Retention Percentage	280
The VRR Interest	281
Hedging, Transfer and Financing Restrictions	283
Description of the Certificates	284
General	284
Distributions	286
Allocation of Yield Maintenance Charges and Prepayment Premiums	297
Assumed Final Distribution Date; Rated Final Distribution Date	299
Prepayment Interest Shortfalls	299
Subordination; Allocation of Realized Losses	300
Reports to Certificateholders; Certain Available Information	302
Voting Rights	311
Delivery, Form, Transfer and Denomination	312
Certificateholder Communication	315
The Mortgage Loan Purchase Agreements	316
Sale of Mortgage Loans; Mortgage File Delivery	316
Representations and Warranties	320
Cures, Repurchases and Substitutions	321
Dispute Resolution Provisions	324
Asset Review Obligations	324
The Pooling and Servicing Agreement	325
General	325
Certain Considerations Regarding the Outside Serviced Loan Combinations	328
Assignment of the Mortgage Loans	329
Servicing of the Mortgage Loans	330
Subservicing	336
Advances	336
Accounts	340
Withdrawals from the Collection Account	342
Application of Loss of Value Payments	344
Servicing and Other Compensation and Payment of Expenses	344
Application of Penalty Charges and Modification Fees	358
Enforcement of Due-On-Sale and Due-On-Encumbrance Clauses	359
Appraisal Reduction Amounts	361
Inspections	366
Evidence as to Compliance	366
Limitation on Liability; Indemnification	367
Servicer Termination Events	370
Rights Upon Servicer Termination Event	372
Waivers of Servicer Termination Events	373
Termination of the Special Servicer Other Than in Connection With a Servicer Termination Event	374
Resignation of the Master Servicer, the Special Servicer and the Operating Advisor	376
Qualification, Resignation and Removal of the Trustee and the Certificate Administrator	377
Amendment	379
Realization Upon Mortgage Loans	381
Directing Holder	388
Operating Advisor	394
Asset Status Reports	401
The Asset Representations Reviewer	403
Limitation on Liability of the Risk Retention Consultation Party	410
Repurchase Requests; Enforcement of Mortgage Loan Seller’s Obligations Under the Mortgage Loan Purchase Agreement	410
Dispute Resolution Provisions	411
Rating Agency Confirmations	414
Termination; Retirement of Certificates	416
Optional Termination; Optional Mortgage Loan Purchase	417
Servicing of the Outside Serviced Mortgage Loans	418
Use of Proceeds	424
Yield, Prepayment and Maturity Considerations	424
Yield	424
Yield on the Class X-A and Class X-B Certificates	427
Weighted Average Life of the Offered Certificates	427

Price/Yield Tables	431
Material Federal Income Tax Consequences	435
General	435
Qualification as a REMIC	435
Status of Offered Certificates	437
Taxation of the Regular Interests	437
Taxes That May Be Imposed on a REMIC	443
Bipartisan Budget Act of 2015	444
Taxation of Certain Foreign Investors	444
FATCA	445
Backup Withholding	445
Information Reporting	445
3.8% Medicare Tax on “Net Investment Income”	446
Reporting Requirements	446
Tax Return Disclosure and Investor List Requirements	446
Certain State, Local and Other Tax Considerations	447
ERISA Considerations	447
General	447
Plan Asset Regulations	448
Prohibited Transaction Exemptions	450
Underwriter Exemption	450
Exempt Plans	453
Insurance Company General Accounts	453
Ineligible Purchasers	454
Further Warnings	455
Consultation with Counsel	455
Tax Exempt Investors	455
Legal Investment	456
Certain Legal Aspects of the Mortgage Loans	457
General	457
Types of Mortgage Instruments	458
Installment Contracts	458
Leases and Rents	459
Personalty	459
Foreclosure	460
Bankruptcy Issues	465
Environmental Considerations	471
Due-On-Sale and Due-On-Encumbrance Provisions	474
Junior Liens; Rights of Holders of Senior Liens	474
Subordinate Financing	475
Default Interest and Limitations on Prepayments	475
Applicability of Usury Laws	475
Americans with Disabilities Act	476
Servicemembers Civil Relief Act	476
Anti-Money Laundering, Economic Sanctions and Bribery	477
Potential Forfeiture of Assets	477
Ratings	477
Plan of Distribution (Underwriter Conflicts of Interest)	480
Incorporation of Certain Information by Reference	482
Where You Can Find More Information	482
Financial Information	482
Legal Matters	483
Index of Certain Defined Terms	484

ANNEX A – Certain CHARACTERISTICS OF THE MORTGAGE LOANS	A-1
ANNEX B – significant loan summaries	B-1
ANNEX C – MORTGAGE POOL INFORMATION	C-1
ANNEX D – FORM OF DISTRIBUTION DATE STATEMENT	D-1
ANNEX E-1 – SPONSOR REPRESENTATIONS AND WARRANTIES	E-1-1
ANNEX E-2 – EXCEPTIONS TO SPONSOR REPRESENTATIONS AND WARRANTIES	E-2-1
ANNEX F – CLASS A-AB SCHEDULED PRINCIPAL BALANCE SCHEDULE	F-1

Important Notice Regarding the Offered Certificates

WE HAVE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, WITH RESPECT TO THE OFFERED CERTIFICATES. THIS PROSPECTUS WILL FORM A PART OF THAT REGISTRATION STATEMENT, BUT THE REGISTRATION STATEMENT INCLUDES ADDITIONAL INFORMATION. SEE “WHERE YOU CAN FIND MORE INFORMATION” IN THIS PROSPECTUS.

THERE IS CURRENTLY NO SECONDARY MARKET FOR THE OFFERED CERTIFICATES. WE CANNOT ASSURE YOU THAT A SECONDARY MARKET WILL DEVELOP OR, IF A SECONDARY MARKET DOES DEVELOP, THAT IT WILL PROVIDE HOLDERS OF THE OFFERED CERTIFICATES WITH LIQUIDITY OF INVESTMENT OR THAT IT WILL CONTINUE FOR THE TERM OF THE OFFERED CERTIFICATES. THE UNDERWRITERS CURRENTLY INTEND TO MAKE A MARKET IN THE OFFERED CERTIFICATES, BUT ARE UNDER NO OBLIGATION TO DO SO. ACCORDINGLY, PURCHASERS MUST BE PREPARED TO BEAR THE RISKS OF THEIR INVESTMENTS FOR AN INDEFINITE PERIOD. SEE “RISK FACTORS—THE CERTIFICATES MAY HAVE LIMITED LIQUIDITY AND THE MARKET VALUE OF THE CERTIFICATES MAY DECLINE”.

THIS PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE OR OTHER JURISDICTION WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

THE OFFERED CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SPONSORS, THE ORIGINATORS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE CERTIFICATE ADMINISTRATOR, THE OPERATING ADVISOR, THE ASSET REPRESENTATIONS REVIEWER, THE CONTROLLING CLASS REPRESENTATIVE, THE RISK RETENTION CONSULTATION PARTY, THE COMPANION LOAN HOLDERS (OR THEIR REPRESENTATIVES), THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

Important Notice About Information Presented in this Prospectus

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus.

■   This prospectus begins with two introductory sections describing the certificates and the issuing entity in abbreviated form:

●	the “Certificate Summary”, which sets forth important statistical information relating to the certificates; and

●	the “Summary of Terms”, which gives a brief introduction to the key features of the certificates and a description of the underlying mortgage loans.

Additionally, “Risk Factors” describes the material risks that apply to the certificates.

This prospectus includes cross-references to other sections in this prospectus where you can find further related discussions. The Table of Contents in this prospectus identifies the pages where these sections are located.

Certain capitalized terms are defined and used in this prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus are defined on the pages indicated under the caption “Index of Certain Defined Terms”.

■	In this prospectus:

●	the terms “depositor,” “we,” “us” and “our” refer to Citigroup Commercial Mortgage Securities Inc.

●	references to “lender” or “mortgage lender” with respect to the mortgage loans generally should be construed to mean, from and after the date of initial issuance of the offered certificates, the trustee on behalf of the issuing entity as the holder of record title to the mortgage loans or the master servicer or the special servicer, as applicable, with respect to the obligations and rights of the lender as described under “The Pooling and Servicing Agreement”.

●	unless otherwise specified or otherwise indicated by the context, (i) references to a mortgaged property (or portfolio of mortgaged properties) by name refer to such mortgaged property (or portfolio of mortgaged properties) so identified on Annex A, (ii) references to a mortgage loan by name refer to such mortgage loan secured by the related mortgaged property (or portfolio of mortgaged properties) so identified on Annex A, (iii) any parenthetical with a percentage next to the name of a mortgaged property (or the name of a portfolio of mortgaged properties) indicates the approximate percentage (or approximate aggregate percentage) that the outstanding principal balance of the related mortgage loan (or, if applicable, the allocated loan amount with respect to such mortgaged property) represents of the aggregate outstanding principal balance of the pool of mortgage loans as of the cut-off date for this securitization (the foregoing will also apply to the identification of multiple mortgaged properties by name or as a group), and (iv) any parenthetical with a percentage next to the name of a mortgage loan or a group of mortgage loans indicates the approximate percentage (or approximate aggregate percentage) that the outstanding principal balance of such mortgage loan or the aggregate outstanding principal balance of such group of mortgage loans, as applicable, represents of the aggregate outstanding principal balance of the pool of mortgage loans as of the cut-off date for this securitization (the foregoing will also apply to the identification of multiple mortgage loans by name or as a group).

The Annexes attached to this prospectus are incorporated into and made a part of this prospectus.

UNITED KINGDOM

EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT:

(A)       IN THE UNITED KINGDOM, IT HAS ONLY COMMUNICATED OR CAUSED TO BE COMMUNICATED AND WILL ONLY COMMUNICATE OR CAUSE TO BE COMMUNICATED AN INVITATION OR INDUCEMENT TO ENGAGE IN INVESTMENT ACTIVITY (WITHIN THE MEANING OF SECTION 21 OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (THE “FSMA”)) RECEIVED BY IT IN CONNECTION WITH THE ISSUE OR SALE OF THE OFFERED CERTIFICATES IN CIRCUMSTANCES IN WHICH SECTION 21(1) OF THE FSMA DOES NOT APPLY TO THE DEPOSITOR OR THE ISSUING ENTITY; AND

(B)       IT HAS COMPLIED AND WILL COMPLY WITH ALL APPLICABLE PROVISIONS OF THE FSMA WITH RESPECT TO ANYTHING DONE BY IT IN RELATION TO THE OFFERED CERTIFICATES IN, FROM OR OTHERWISE INVOLVING THE UNITED KINGDOM.

NOTICE TO UNITED KINGDOM INVESTORS

THE ISSUING ENTITY MAY CONSTITUTE A “COLLECTIVE INVESTMENT SCHEME” AS DEFINED BY SECTION 235 OF THE FSMA THAT IS NOT A “RECOGNIZED COLLECTIVE INVESTMENT SCHEME” FOR THE PURPOSES OF THE FSMA AND THAT HAS NOT BEEN AUTHORIZED, REGULATED OR OTHERWISE RECOGNIZED OR APPROVED. AS AN UNREGULATED SCHEME, THE OFFERED CERTIFICATES CANNOT BE MARKETED IN THE UNITED KINGDOM TO THE GENERAL PUBLIC, EXCEPT IN ACCORDANCE WITH THE FSMA.

THE DISTRIBUTION OF THIS PROSPECTUS (A) IF MADE BY A PERSON WHO IS NOT AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (THE “FINANCIAL PROMOTION ORDER”), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 49(2)(A) THROUGH (D) (“HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.”) OF THE FINANCIAL PROMOTION ORDER OR (IV) ARE ANY OTHER PERSONS TO WHOM IT MAY OTHERWISE LAWFULLY BE MADE UNDER THE FINANCIAL PROMOTION ORDER (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “FPO PERSONS”); AND (B) IF MADE BY A PERSON WHO IS AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS

WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 14(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (PROMOTION OF COLLECTIVE INVESTMENT SCHEMES) (EXEMPTIONS) ORDER 2001 (THE “PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER”), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 22(2)(A) THROUGH (D) (“HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC. ”) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (IV) PERSONS TO WHOM THE ISSUING ENTITY MAY LAWFULLY BE PROMOTED IN ACCORDANCE WITH RULE 4.12 OF THE UK FINANCIAL CONDUCT AUTHORITY’S CONDUCT OF BUSINESS SOURCEBOOK (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “PCIS PERSONS” AND, TOGETHER WITH THE FPO PERSONS, THE “RELEVANT PERSONS”).

THIS PROSPECTUS MUST NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS. ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS PROSPECTUS RELATES, INCLUDING THE OFFERED CERTIFICATES, IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS. ANY PERSONS OTHER THAN RELEVANT PERSONS SHOULD NOT ACT OR RELY ON THIS PROSPECTUS.

POTENTIAL INVESTORS IN THE UNITED KINGDOM ARE ADVISED THAT ALL, OR MOST, OF THE PROTECTIONS AFFORDED BY THE UNITED KINGDOM REGULATORY SYSTEM WILL NOT APPLY TO AN INVESTMENT IN THE OFFERED CERTIFICATES AND THAT COMPENSATION WILL NOT BE AVAILABLE UNDER THE UNITED KINGDOM FINANCIAL SERVICES COMPENSATION SCHEME.

NOTICE TO RESIDENTS WITHIN EUROPEAN ECONOMIC AREA

THIS PROSPECTUS IS NOT A PROSPECTUS FOR THE PURPOSES OF THE PROSPECTUS DIRECTIVE (AS DEFINED BELOW).

THE CERTIFICATES ARE NOT INTENDED TO BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO, AND SHOULD NOT BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO, ANY RETAIL INVESTOR IN THE EUROPEAN ECONOMIC AREA (“EEA”). FOR THESE PURPOSES, A RETAIL INVESTOR MEANS A PERSON WHO IS ONE (OR MORE) OF: (I) A RETAIL CLIENT AS DEFINED IN POINT (11) OF ARTICLE 4(1) OF DIRECTIVE 2014/65/EU (“MIFID II”); OR (II) A CUSTOMER WITHIN THE MEANING OF DIRECTIVE 2002/92/EC (THE INSURANCE MEDIATION DIRECTIVE), WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT AS DEFINED IN POINT (10) OF ARTICLE 4(1) OF MIFID II; OR (III) NOT A QUALIFIED INVESTOR AS DEFINED IN THE PROSPECTUS DIRECTIVE.

CONSEQUENTLY NO KEY INFORMATION DOCUMENT REQUIRED BY REGULATION (EU) NO 1286/2014 (THE “PRIIPS REGULATION”) FOR OFFERING OR SELLING THE CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO RETAIL INVESTORS IN THE EEA HAS BEEN PREPARED AND THEREFORE OFFERING OR SELLING THE CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO ANY RETAIL INVESTOR IN THE EEA MAY BE UNLAWFUL UNDER THE PRIIPS REGULATION.

THIS PROSPECTUS HAS BEEN PREPARED ON THE BASIS THAT ANY OFFER OF CERTIFICATES IN ANY MEMBER STATE OF THE EEA WHICH HAS IMPLEMENTED THE PROSPECTUS DIRECTIVE (EACH, A “RELEVANT MEMBER STATE”) WILL ONLY BE MADE TO A LEGAL ENTITY WHICH IS A QUALIFIED INVESTOR UNDER THE PROSPECTUS DIRECTIVE (“QUALIFIED INVESTORS”). ACCORDINGLY ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN THAT RELEVANT MEMBER STATE OF CERTIFICATES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED IN THIS PROSPECTUS MAY ONLY DO SO WITH RESPECT TO QUALIFIED INVESTORS. NEITHER THE ISSUING ENTITY, THE DEPOSITOR OR ANY OF THE UNDERWRITERS HAVE AUTHORISED, NOR DO THEY AUTHORISE, THE MAKING OF ANY OFFER OF CERTIFICATES OTHER THAN TO QUALIFIED INVESTORS. THE EXPRESSION “PROSPECTUS DIRECTIVE” MEANS DIRECTIVE 2003/71/EC (AS AMENDED, INCLUDING BY DIRECTIVE 2010/73/EU), AND INCLUDES ANY RELEVANT IMPLEMENTING MEASURE IN THE RELEVANT MEMBER STATE.

EUROPEAN ECONOMIC AREA SELLING RESTRICTIONS

EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT IT HAS NOT OFFERED, SOLD OR OTHERWISE MADE AVAILABLE, AND WILL NOT OFFER, SELL OR OTHERWISE MAKE AVAILABLE, ANY CERTIFICATES TO ANY RETAIL INVESTOR IN THE EEA. FOR THE PURPOSES OF THIS PROVISION:

●          THE EXPRESSION “RETAIL INVESTOR” MEANS A PERSON WHO IS ONE (OR MORE) OF THE FOLLOWING:

(A)        A RETAIL CLIENT AS DEFINED IN POINT (11) OF ARTICLE 4(1) OF DIRECTIVE 2014/65/EU (AS AMENDED, “MIFID II”);

(B)        A CUSTOMER WITHIN THE MEANING OF DIRECTIVE 2002/92/EC (THE INSURANCE MEDIATION DIRECTIVE) AS AMENDED, WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT AS DEFINED IN POINT (10) OF ARTICLE 4(1) OF MIFID II; OR

(C)        NOT A QUALIFIED INVESTOR AS DEFINED IN DIRECTIVE 2003/71/EC (THE PROSPECTUS DIRECTIVE) AS AMENDED; AND

●          THE EXPRESSION “OFFER” INCLUDES THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE CERTIFICATES TO BE OFFERED SO AS TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE THE CERTIFICATES.

PEOPLE’S REPUBLIC OF CHINA

THE OFFERED CERTIFICATES WILL NOT BE OFFERED OR SOLD IN THE PEOPLE’S REPUBLIC OF CHINA (EXCLUDING HONG KONG, MACAU AND TAIWAN, THE “PRC”) AS PART OF THE INITIAL DISTRIBUTION OF THE OFFERED CERTIFICATES.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN THE PRC TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE THE OFFER OR SOLICITATION IN THE PRC.

THE DEPOSITOR DOES NOT REPRESENT THAT THIS PROSPECTUS MAY BE LAWFULLY DISTRIBUTED, OR THAT ANY OFFERED CERTIFICATES MAY BE LAWFULLY OFFERED, IN COMPLIANCE WITH ANY APPLICABLE REGISTRATION OR OTHER REQUIREMENTS IN THE PRC, OR PURSUANT TO AN EXEMPTION AVAILABLE THEREUNDER, OR ASSUME ANY RESPONSIBILITY FOR FACILITATING ANY SUCH DISTRIBUTION OR OFFERING. IN PARTICULAR, NO ACTION HAS BEEN TAKEN BY THE DEPOSITOR WHICH WOULD PERMIT AN OFFERING OF ANY OFFERED CERTIFICATES OR THE DISTRIBUTION OF THIS PROSPECTUS IN THE PRC. ACCORDINGLY, THE OFFERED CERTIFICATES ARE NOT BEING OFFERED OR SOLD WITHIN THE PRC BY MEANS OF THIS PROSPECTUS OR ANY OTHER DOCUMENT. NEITHER THIS PROSPECTUS NOR ANY ADVERTISEMENT OR OTHER OFFERING MATERIAL MAY BE DISTRIBUTED OR PUBLISHED IN THE PRC, EXCEPT UNDER CIRCUMSTANCES THAT WILL RESULT IN COMPLIANCE WITH ANY APPLICABLE LAWS AND REGULATIONS.

HONG KONG

NO PERSON HAS ISSUED OR HAD IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, OR WILL ISSUE OR HAVE IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, WHETHER IN HONG KONG OR ELSEWHERE, ANY ADVERTISEMENT, INVITATION OR DOCUMENT RELATING TO THE OFFERED CERTIFICATES, WHICH IS DIRECTED AT, OR THE CONTENTS OF WHICH ARE LIKELY TO BE ACCESSED OR READ BY, THE PUBLIC OF HONG KONG (EXCEPT IF PERMITTED TO DO SO UNDER THE LAWS OF HONG KONG) OTHER THAN WITH RESPECT TO OFFERED CERTIFICATES WHICH ARE OR ARE INTENDED TO BE DISPOSED OF ONLY TO PERSONS OUTSIDE HONG KONG OR ONLY TO “PROFESSIONAL INVESTORS” WITHIN THE MEANING OF THE SECURITIES AND FUTURES ORDINANCE (CAP. 571 OF THE LAWS OF HONG KONG) AND ANY RULES OR REGULATIONS MADE UNDER THAT ORDINANCE.

THE OFFERED CERTIFICATES (IF THEY ARE NOT A “STRUCTURED PRODUCT” AS DEFINED IN THE SECURITIES AND FUTURES ORDINANCE (CAP.  571 OF THE LAWS OF HONG KONG) HAVE NOT BEEN OFFERED OR SOLD AND WILL NOT BE OFFERED OR SOLD, BY MEANS OF ANY DOCUMENT, OTHER THAN (A) TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SECURITIES AND FUTURES ORDINANCE (CAP. 571 OF THE LAWS OF HONG KONG) AND ANY RULES OR REGULATIONS MADE UNDER THAT ORDINANCE, OR (B) IN OTHER CIRCUMSTANCES WHICH DO NOT RESULT IN THE DOCUMENT CONSTITUTING A “PROSPECTUS” AS DEFINED IN THE COMPANIES (WINDING UP AND MISCELLANEOUS PROVISIONS) ORDINANCE (CAP. 32 OF THE LAWS OF HONG KONG) OR WHICH DO NOT CONSTITUTE AN OFFER TO THE PUBLIC WITHIN THE MEANING OF THE COMPANIES ORDINANCE (CAP. 622 OF THE LAWS OF HONG KONG). FURTHER, THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY THE SECURITIES AND FUTURES COMMISSION OF HONG KONG OR ANY OTHER REGULATORY AUTHORITY IN HONG KONG. YOU ARE ADVISED TO EXERCISE CAUTION IN RELATION TO THE OFFERING CONTEMPLATED IN THIS PROSPECTUS. IF YOU ARE IN ANY DOUBT ABOUT ANY OF THE CONTENTS OF THIS PROSPECTUS, YOU SHOULD OBTAIN INDEPENDENT PROFESSIONAL ADVICE.

SINGAPORE

NEITHER THIS PROSPECTUS NOR ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH ANY OFFER OF THE OFFERED CERTIFICATES HAS BEEN REGISTERED AS A PROSPECTUS WITH THE MONETARY AUTHORITY OF SINGAPORE (“MAS”) UNDER THE SECURITIES AND FUTURES ACT (CAP. 289) OF SINGAPORE (THE “SFA”). ACCORDINGLY, MAS ASSUMES NO RESPONSIBILITY FOR THE CONTENTS OF THIS PROSPECTUS. THIS PROSPECTUS IS NOT A PROSPECTUS AS DEFINED IN THE SFA AND STATUTORY LIABILITY UNDER THE SFA IN RELATION TO THE CONTENTS OF PROSPECTUSES WOULD NOT APPLY. THE PROSPECTIVE INVESTORS SHOULD CONSIDER CAREFULLY WHETHER THE INVESTMENT IS SUITABLE FOR IT.

THIS PROSPECTUS AND ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH THE OFFER OR SALE, OR INVITATION FOR SUBSCRIPTION OR PURCHASE, OF THE OFFERED CERTIFICATES MAY NOT BE CIRCULATED OR DISTRIBUTED, NOR MAY THE OFFERED CERTIFICATES BE OFFERED OR SOLD, OR BE MADE THE SUBJECT OF AN INVITATION FOR SUBSCRIPTION OR PURCHASE, WHETHER DIRECTLY OR INDIRECTLY, TO PERSONS IN SINGAPORE OTHER THAN (I) TO AN INSTITUTIONAL INVESTOR (AS DEFINED IN SECTION 4A OF THE SFA (“INSTITUTIONAL INVESTOR”)) UNDER SECTION 274 OF THE SFA, (II) TO A RELEVANT PERSON (AS DEFINED IN SECTION 275(2) OF THE SFA (“RELEVANT PERSON”)) PURSUANT TO SECTION 275(2) OF THE SFA, AND IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275 OF THE SFA; (III) TO ANY PERSON PURSUANT TO SECTION 275(1A) OF THE SFA, IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275 OF THE SFA; OR (IV) OTHERWISE PURSUANT TO, AND IN ACCORDANCE WITH THE CONDITIONS OF, ANY OTHER APPLICABLE PROVISION OF THE SFA.

UNLESS ANY OFFER OF SUCH OFFERED CERTIFICATES WAS PREVIOUSLY MADE IN OR ACCOMPANIED BY A PROSPECTUS AND WHICH ARE OF THE SAME CLASS AS OTHER OFFERED CERTIFICATES OF A CORPORATION LISTED FOR QUOTATION ON A SECURITIES EXCHANGE, ANY SUBSEQUENT OFFERS IN SINGAPORE OF OFFERED CERTIFICATES ACQUIRED PURSUANT TO AN INITIAL OFFER MADE IN RELIANCE ON AN EXEMPTION UNDER SECTION 274 OF THE SFA OR SECTION 275 OF THE SFA MAY ONLY BE MADE, PURSUANT TO THE REQUIREMENTS OF SECTION 276 OF THE SFA, FOR THE INITIAL SIX MONTH PERIOD AFTER SUCH ACQUISITION, TO PERSONS WHO ARE INSTITUTIONAL INVESTORS OR TO ACCREDITED INVESTORS (AS DEFINED IN SECTION 4A OF THE SFA (“ACCREDITED INVESTOR”)) OR RELEVANT PERSONS OR TO SUCH PERSONS PURSUANT TO AN OFFER REFERRED TO UNDER SECTION 275(1A) OF THE SFA. ANY TRANSFER AFTER SUCH INITIAL SIX MONTH PERIOD IN SINGAPORE SHALL BE MADE, PURSUANT TO THE REQUIREMENTS OF SECTION 257 OF THE SFA, IN RELIANCE ON ANY APPLICABLE EXEMPTION UNDER SUBDIVISION (4) OF DIVISION 1 OF PART XIII OF THE SFA (OTHER THAN SECTION 280 OF THE SFA).

IN ADDITION TO THE ABOVE, WHERE THE OFFERED CERTIFICATES ARE SUBSCRIBED OR PURCHASED UNDER SECTION 275 OF THE SFA BY A RELEVANT PERSON WHICH IS:

(A)	A CORPORATION (WHICH IS NOT AN ACCREDITED INVESTOR) THE SOLE BUSINESS OF WHICH IS TO HOLD INVESTMENTS AND THE ENTIRE SHARE CAPITAL OF WHICH IS OWNED BY ONE OR MORE INDIVIDUALS, EACH OF WHOM IS AN ACCREDITED INVESTOR; OR

(B)	A TRUST (WHERE THE TRUSTEE IS NOT AN ACCREDITED INVESTOR) WHOSE SOLE PURPOSE IS TO HOLD INVESTMENTS AND EACH BENEFICIARY IS AN ACCREDITED INVESTOR,

SECURITIES (AS DEFINED IN SECTION 239(1) OF THE SFA) OF THAT CORPORATION OR THE BENEFICIARIES’ RIGHTS AND INTEREST (HOWSOEVER DESCRIBED) IN THAT TRUST SHALL NOT BE TRANSFERABLE FOR SIX MONTHS AFTER THAT CORPORATION OR THAT TRUST HAS ACQUIRED THE OFFERED CERTIFICATES UNDER SECTION 275 OF THE SFA EXCEPT:

(1)	TO AN INSTITUTIONAL INVESTOR UNDER SECTION 274 OF THE SFA OR TO A RELEVANT PERSON, OR TO ANY PERSON ARISING FROM AN OFFER REFERRED TO IN SECTION 275(1A) OR SECTION 276(4)(i)(B) OF THE SFA;

(2)	WHERE NO CONSIDERATION IS GIVEN FOR THE TRANSFER; OR

(3)	WHERE THE TRANSFER IS BY OPERATION OF LAW.

NOTICE TO RESIDENTS OF THE REPUBLIC OF KOREA

THIS PROSPECTUS IS NOT, AND UNDER NO CIRCUMSTANCES IS THIS PROSPECTUS TO BE CONSTRUED AS, A PUBLIC OFFERING OF SECURITIES IN KOREA. NEITHER THE ISSUER NOR ANY OF ITS AGENTS MAKE ANY REPRESENTATION WITH RESPECT TO THE ELIGIBILITY OF ANY RECIPIENTS OF THIS PROSPECTUS TO ACQUIRE THE OFFERED CERTIFICATES UNDER THE LAWS OF KOREA, INCLUDING, BUT WITHOUT LIMITATION, THE FOREIGN EXCHANGE TRANSACTION LAW AND REGULATIONS THEREUNDER (THE “FETL”). THE OFFERED CERTIFICATES HAVE NOT BEEN REGISTERED WITH THE FINANCIAL SERVICES COMMISSION OF KOREA FOR PUBLIC OFFERING IN KOREA, AND NONE OF THE OFFERED CERTIFICATES MAY BE OFFERED, SOLD OR DELIVERED, DIRECTLY OR INDIRECTLY, OR OFFERED OR SOLD TO ANY PERSON FOR RE-OFFERING OR RESALE, DIRECTLY OR INDIRECTLY IN KOREA OR TO ANY RESIDENT OF KOREA EXCEPT PURSUANT TO THE FINANCIAL INVESTMENT SERVICES AND CAPITAL MARKETS ACT AND THE DECREES AND REGULATIONS THEREUNDER (THE “FSCMA”), THE FETL AND ANY OTHER APPLICABLE LAWS, REGULATIONS AND MINISTERIAL GUIDELINES IN KOREA. WITHOUT PREJUDICE TO THE FOREGOING, THE NUMBER OF OFFERED CERTIFICATES OFFERED IN KOREA OR TO A RESIDENT OF KOREA SHALL BE LESS THAN FIFTY AND FOR A PERIOD OF ONE YEAR FROM THE ISSUE DATE OF THE OFFERED CERTIFICATES, NONE OF THE OFFERED CERTIFICATES MAY BE DIVIDED RESULTING IN AN INCREASED NUMBER OF OFFERED CERTIFICATES. FURTHERMORE, THE OFFERED CERTIFICATES MAY NOT BE RESOLD TO KOREAN RESIDENTS UNLESS THE PURCHASER OF THE OFFERED CERTIFICATES COMPLIES WITH ALL APPLICABLE REGULATORY REQUIREMENTS (INCLUDING, BUT NOT LIMITED TO, GOVERNMENT REPORTING APPROVAL REQUIREMENTS UNDER THE FETL AND ITS SUBORDINATE DECREES AND REGULATIONS) IN CONNECTION WITH THE PURCHASE OF THE OFFERED CERTIFICATES.

JAPAN

THE OFFERED CERTIFICATES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE FINANCIAL INSTRUMENTS AND EXCHANGE LAW OF JAPAN, AS AMENDED (THE “FIEL”), AND DISCLOSURE UNDER THE FIEL HAS NOT BEEN AND WILL NOT BE MADE WITH RESPECT TO THE OFFERED CERTIFICATES. ACCORDINGLY, EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT IT HAS NOT, DIRECTLY OR INDIRECTLY, OFFERED OR SOLD AND WILL NOT, DIRECTLY OR INDIRECTLY, OFFER OR SELL ANY CERTIFICATES IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN (WHICH TERM AS USED IN THIS PROSPECTUS MEANS ANY PERSON RESIDENT IN JAPAN, INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS OF JAPAN) OR TO OTHERS FOR RE-OFFERING OR RE-SALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE FIEL AND OTHER RELEVANT LAWS, REGULATIONS AND MINISTERIAL GUIDELINES OF JAPAN.

NOTICE TO RESIDENTS OF CANADA

THE CERTIFICATES MAY BE SOLD ONLY TO PURCHASERS PURCHASING, OR DEEMED TO BE PURCHASING, AS PRINCIPAL THAT ARE ACCREDITED INVESTORS, AS DEFINED IN NATIONAL

INSTRUMENT 45-106 PROSPECTUS EXEMPTIONS OR SUBSECTION 73.3(1) OF THE SECURITIES ACT (ONTARIO), AND ARE PERMITTED CLIENTS, AS DEFINED IN NATIONAL INSTRUMENT 31-103 REGISTRATION REQUIREMENTS, EXEMPTIONS AND ONGOING REGISTRANT OBLIGATIONS. ANY RESALE OF THE OFFERED CERTIFICATES MUST BE MADE IN ACCORDANCE WITH AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE PROSPECTUS REQUIREMENTS OF APPLICABLE SECURITIES LAWS.

SECURITIES LEGISLATION IN CERTAIN PROVINCES OR TERRITORIES OF CANADA MAY PROVIDE A PURCHASER WITH REMEDIES FOR RESCISSION OR DAMAGES IF THIS PROSPECTUS (INCLUDING ANY AMENDMENT THERETO) CONTAINS A MISREPRESENTATION, PROVIDED THAT THE REMEDIES FOR RESCISSION OR DAMAGES ARE EXERCISED BY THE PURCHASER WITHIN THE TIME LIMIT PRESCRIBED BY THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY. THE PURCHASER SHOULD REFER TO ANY APPLICABLE PROVISIONS OF THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY FOR PARTICULARS OF THESE RIGHTS OR CONSULT WITH A LEGAL ADVISOR.

PURSUANT TO SECTION 3A.3 OF NATIONAL INSTRUMENT 33-105 UNDERWRITING CONFLICTS (“NI 33-105”), THE UNDERWRITERS ARE NOT REQUIRED TO COMPLY WITH THE DISCLOSURE REQUIREMENTS OF NI 33-105 REGARDING UNDERWRITER CONFLICTS OF INTEREST IN CONNECTION WITH THIS OFFERING.

FORWARD-LOOKING STATEMENTS

In this prospectus, we use certain forward-looking statements. These forward-looking statements are found in the material, including each of the tables, set forth under “Risk Factors” and “Yield, Prepayment and Maturity Considerations”. Forward-looking statements are also found elsewhere in this prospectus and include words like “expects,” “intends,” “anticipates,” “estimates” and other similar words. These statements are intended to convey our projections or expectations as of the date of this prospectus. These statements are inherently subject to a variety of risks and uncertainties. Actual results could differ materially from those we anticipate due to changes in, among other things:

●	economic conditions and industry competition,

●	political and/or social conditions, and

●	the law and government regulatory initiatives.

We will not update or revise any forward-looking statement to reflect changes in our expectations or changes in the conditions or circumstances on which these statements were originally based.

Summary of Terms

The following is only a summary of selected information in this prospectus. It does not contain all of the information you need to consider in making your investment decision. More detailed information appears elsewhere in this prospectus. To understand all of the terms of the offered certificates, carefully read this entire document. See “Index of Certain Defined Terms” for definitions of capitalized terms.

General

Title of Certificates	Citigroup Commercial Mortgage Trust 2018-B2, Commercial Mortgage Pass-Through Certificates, Series 2018-B2.

Relevant Parties

Depositor	Citigroup Commercial Mortgage Securities Inc., a Delaware corporation and an indirect, wholly-owned subsidiary of Citigroup Global Markets Holdings Inc. As depositor, Citigroup Commercial Mortgage Securities Inc. will acquire the mortgage loans from the sponsors and transfer them to the issuing entity. The depositor’s address is 390 Greenwich Street, New York, New York 10013 and its telephone number is (212) 816-5343. See “Transaction Parties—The Depositor.”

Issuing Entity	Citigroup Commercial Mortgage Trust 2018-B2, a New York common law trust to be established on the closing date of this securitization transaction under the pooling and servicing agreement, to be dated as of March 1, 2018, between the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the operating advisor and the asset representations reviewer. See “Transaction Parties—The Issuing Entity”.

Sponsors	The sponsors will be transferring the mortgage loans to the depositor for inclusion in the issuing entity. The sponsors of this transaction are:

●	Morgan Stanley Mortgage Capital Holdings LLC, a New York limited liability company (12 mortgage loans (28.2%));

●	Citi Real Estate Funding Inc., a New York corporation (13 mortgage loans (27.5%));

●	Starwood Mortgage Funding V LLC, a Delaware limited liability company (18 mortgage loans (24.2%)); and

●	Bank of America, National Association, a national banking association (9 mortgage loans (20.1%)).

The sponsors are sometimes also referred to in this prospectus as the “mortgage loan sellers”.

Originators	The sponsors originated (or co-originated) the mortgage loans or acquired (or, on or prior to the closing date, will acquire) the mortgage loans, directly or indirectly, from the originators as set forth in the following chart:

Originator(1)	Sponsor	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance

Morgan Stanley Bank, N.A.	Morgan Stanley Mortgage Capital Holdings LLC	12	$299,400,517	28.2%
Citi Real Estate Funding Inc.(2)	Citi Real Estate Funding Inc.	13	292,166,622	27.5
Starwood Mortgage Capital LLC	Starwood Mortgage Funding V LLC	17	231,817,564	21.8
Bank of America, National Association	Bank of America, National Association	9	214,000,000	20.1
Cantor Commercial Real Estate Lending, L.P.(3)	Starwood Mortgage Funding V LLC	1	25,000,000	2.4
	Total	52	$1,062,384,703	100.0%

(1)	Morgan Stanley Bank, N.A., Citi Real Estate Funding Inc., Starwood Mortgage Capital LLC and Bank of America, National Association originated approximately 28.2%, 27.5%, 21.8% and 20.1%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

(2)	The SoCal Portfolio mortgage loan (4.7%), which will be sold to the depositor by Citi Real Estate Funding Inc., is part of a loan combination that was co-originated by Citi Real Estate Funding Inc. and Barclays Bank PLC.

(3)	The Cross Point mortgage loan (2.4%) was purchased by Starwood Mortgage Capital LLC from the originator, Cantor Commercial Real Estate Lending, L.P. The mortgage loan will be transferred by Starwood Mortgage Capital LLC to Starwood Mortgage Funding V LLC prior to the closing date of this securitization transaction, and will be sold to the depositor by Starwood Mortgage Funding V LLC.

See “Transaction Parties—The Sponsors and the Mortgage Loan Sellers” and “—The Originators.”

Master Servicer	Midland Loan Services, a Division of PNC Bank, National Association, a national banking association, will be the master servicer. The master servicer will, in general, be responsible for the master servicing and administration of the serviced mortgage loans and the related companion loans pursuant to the pooling and servicing agreement for this transaction (excluding those mortgage loans and companion loans that are or become part of outside serviced loan combinations and that are currently, or become in the future, serviced under an outside servicing agreement as indicated in the table titled “Outside Serviced Mortgage Loans Summary” under “—Relevant Parties—Outside Servicers, Outside Special Servicers, Outside Trustees and Outside Custodians” below). The principal master servicing offices of the master servicer are located at 10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas 66210, and its telephone number is (913) 253-9000. See “Transaction Parties—Servicers—The Master Servicer” and “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans”.

See “—The Mortgage Pool—The Loan Combinations” below for a discussion of the mortgage loans included in the issuing entity that are part of a loan combination and have one or more related companion loans held outside the issuing entity.

The mortgage loans transferred to the issuing entity, any related companion loans and any related loan combinations that are, in each case, serviced under the pooling and servicing agreement for this securitization transaction are referred to in this prospectus as “serviced mortgage loans,” “serviced companion loans” and “serviced loan combinations,” respectively. A serviced mortgage loan and a serviced companion loan may each also be referred to as a “serviced loan”. Any mortgage loans transferred to the issuing entity, related companion loans and related loan combinations that are not serviced under the pooling and servicing agreement, but are instead serviced under a separate servicing agreement (an “outside servicing agreement”) governing the securitization of one or more related companion loans, are referred to as “outside serviced mortgage loans,” “outside serviced companion loans,” and “outside serviced loan combinations,” respectively. An outside serviced mortgage loan and an outside serviced companion loan may each also be referred to as an “outside serviced loan”.

The servicer(s) of the outside serviced mortgage loan(s) (to the extent definitively identified) are set forth in the table titled “Outside Serviced Mortgage Loans Summary” under “—Relevant Parties—Outside Servicers, Outside Special Servicers, Outside Trustees and Outside Custodians” below. See “Transaction Parties—Servicers—The Outside Servicers and the Outside Special Servicers” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”.

Special Servicer	LNR Partners, LLC, a Florida limited liability company, will be the initial special servicer with respect to the serviced mortgage loans (other than any excluded special servicer mortgage loan) and any related serviced companion loans pursuant to the pooling and servicing agreement. The special servicer will be primarily responsible for (i) making decisions and performing certain servicing functions with respect to the serviced mortgage loans and any related companion loans as to which a special servicing transfer event (such as a default or an imminent default) has occurred, as well as any related REO properties acquired on behalf of the issuing entity and any related companion loan holders, and (ii) in certain circumstances, reviewing, evaluating, processing and/or providing or withholding consent as to certain major decisions and other transactions relating to the serviced mortgage loans and any related companion loans for which a special servicing transfer event has not occurred, in each case pursuant to the pooling and servicing agreement for this transaction. The principal special servicing offices of the special servicer are located at 1601 Washington Avenue, Suite 700, Miami Beach, Florida 33139, and its telephone number is (305) 695-5600. See “Transaction Parties—Servicers—The Special Servicer”, “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans” and “—Servicing and Other Compensation and Payment of Expenses”.

If the special servicer, to its knowledge, becomes a borrower party (as defined under “—Directing Holder / Controlling Class Representative” below) with respect to any mortgage loan (such mortgage loan, an “excluded special servicer mortgage loan”), it will be required to resign with respect to the servicing of that mortgage loan. The controlling class representative (prior to the occurrence and continuance of a control termination event (as described under “—Directing Holder / Controlling Class Representative” below)) will be entitled to appoint a separate special servicer that is not a borrower party with respect to such excluded special servicer mortgage loan (such special servicer, an “excluded mortgage loan special servicer”) unless such excluded special servicer mortgage loan is also an excluded mortgage loan (as defined under “—Directing Holder / Controlling Class Representative” below), in which case the largest controlling class certificateholder (by certificate balance) that is not an excluded controlling class holder with respect to that mortgage loan will be entitled to appoint the excluded mortgage loan special servicer. A controlling class certificateholder that is a borrower party with respect to any mortgage loan will be an “excluded controlling class holder” with respect to that mortgage loan. See “—Directing Holder / Controlling Class Representative” below. Any excluded mortgage loan special servicer will be required to perform all of the obligations of the special servicer for the related excluded special servicer mortgage loan and will be entitled to all special servicing compensation with respect to such excluded special servicer mortgage loan earned during such time as the related mortgage loan is an excluded special servicer mortgage loan. If neither the controlling class representative nor any controlling class certificateholder is entitled to appoint an excluded mortgage loan special servicer for an excluded special servicer mortgage loan, an excluded mortgage loan special servicer will be appointed in the manner described in this prospectus and as provided under the pooling and servicing agreement. See “The Pooling and Servicing Agreement—Termination of the Special Servicer Other Than in Connection With a Servicer Termination Event” in this prospectus.

LNR Partners, LLC was selected to be the initial special servicer by LNR Securities Holdings, LLC (or an affiliate of LNR Securities Holdings, LLC), which is expected to purchase a 51% interest in each class of the Class X-E, Class X-F, Class X-G, Class E, Class F and Class G certificates and may retain, as a “majority-owned affiliate” (as defined in Regulation RR) of Starwood Mortgage Capital LLC, Starwood Mortgage Capital LLC’s portion of the VRR Interest on the closing date, thereby (as a result of its purchase of Class G certificates) becoming an initial controlling class certificateholder. LNR Securities Holdings, LLC may also purchase other classes of certificates. It is expected that LNR Securities Holdings, LLC (or an affiliate) will be appointed as the initial directing holder with respect to the serviced loans other than (i) any serviced loan combination as to which the related controlling companion loan is not included in this securitization transaction, and (ii) any excluded mortgage loan. See “—Directing Holder / Controlling Class Representative” below and “The Pooling and Servicing Agreement—Directing Holder”.

The special servicer (but not the special servicer with respect to any outside serviced mortgage loan) may be removed in such capacity under the pooling and servicing agreement, with or without cause, as set forth under “The Pooling and Servicing Agreement—Termination of the Special Servicer Other Than in Connection With a Servicer Termination Event”, “—Servicer Termination Events” and “—Rights Upon Servicer Termination Event.”

A special servicer with respect to any outside serviced mortgage loan may only be removed in such capacity in accordance with the terms and provisions of the applicable outside servicing agreement and the co-lender agreement governing the related outside serviced loan combination.

The special servicer(s) of the outside serviced mortgage loan(s) (to the extent definitively identified) are set forth in the table below titled “Outside Serviced Mortgage Loans Summary” under “—Relevant Parties—Outside Servicers, Outside Special Servicers, Outside Trustees and Outside Custodians” below. See “Transaction Parties—Servicers—The Outside Servicers and the Outside Special Servicers” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”.

Trustee	Wilmington Trust, National Association, a national banking association, will act as trustee. The corporate trust office of the trustee is located at 1100 North Market Street, Wilmington, Delaware 19890, Attention: CGCMT 2018-B2. Following the transfer of the mortgage loans, the trustee, on behalf of the issuing entity, will become the mortgagee of record for each serviced mortgage loan and any related companion loans. In addition, subject to the terms of the pooling and servicing agreement, the trustee will be primarily responsible for back-up advancing. See “Transaction Parties—The Trustee” and “The Pooling and Servicing Agreement”.

The trustee(s) with respect to the outside serviced mortgage loan(s) (to the extent definitively identified) are set forth in the table titled “Outside Serviced Mortgage Loans Summary” under “—Relevant Parties—Outside Servicers, Outside Special Servicers, Outside Trustees and Outside Custodians” below. See “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”.

Certificate Administrator	Citibank, N.A., a national banking association organized under the laws of the United States, will initially act as certificate administrator. The certificate administrator will also be required to act as custodian, certificate registrar, REMIC administrator, 17g-5 information provider, paying agent and authenticating agent. The corporate trust offices of the certificate administrator are located at 388 Greenwich Street, New York, New York 10013, Attention: Global Transaction Services – CGCMT 2018-B2, and for certificate transfer purposes are located at 480 Washington Boulevard, 30th Floor, Jersey City, New Jersey 07310, Attention: Securities Window. See “Transaction Parties—The Certificate Administrator” and “The Pooling and Servicing Agreement”.

The custodian(s) with respect to the outside serviced mortgage loan(s) (to the extent definitively identified) are set forth in the table titled “Outside Serviced Mortgage Loans Summary” under “—Relevant Parties—Outside Servicers, Outside Special Servicers, Outside Trustees and Outside Custodians” below. See “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”.

Operating Advisor	Park Bridge Lender Services LLC, a New York limited liability company, will be the operating advisor. The operating advisor will, in general and under certain circumstances described in this prospectus, have the following rights and responsibilities with respect to the serviced mortgage loans:

●	after the occurrence and during the continuance of a control termination event, reviewing the actions of the special servicer with respect to specially serviced loans;

●	reviewing reports provided by the special servicer to the extent set forth in the pooling and servicing agreement;

●	reviewing for accuracy certain calculations made by the special servicer;

●	after the occurrence and during the continuance of a control termination event (and under the circumstances described in this prospectus), issuing an annual report generally setting forth, among other things, its assessment of whether the special servicer is performing its duties in compliance with the servicing standard and the pooling and servicing agreement and identifying any material deviations therefrom;

●	after the occurrence and during the continuance of a consultation termination event, recommending the replacement of the special servicer if the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer has failed to comply with the servicing standard and (2) a replacement of the special servicer would be in the best interest of the certificateholders (as a collective whole); and

●	after the occurrence and during the continuance of a control termination event, consulting on a non-binding basis with the special servicer with respect to certain major decisions (and such other matters as are set forth in the pooling and servicing agreement) in respect of the applicable serviced mortgage loan(s) and/or related companion loan(s).

Notwithstanding the foregoing, the operating advisor will generally have no obligations or consultation rights as operating advisor under the pooling and servicing agreement for this transaction with respect to any outside serviced mortgage loan or any related REO property.

See “Transaction Parties—The Operating Advisor and the Asset Representations Reviewer” and “The Pooling and Servicing Agreement—Operating Advisor” and “—Termination of the Special Servicer Other Than in Connection With a Servicer Termination Event”.

Asset Representations Reviewer	Park Bridge Lender Services LLC will also be serving as the asset representations reviewer. The asset representations reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded and the required percentage of certificateholders have voted to direct a review of such delinquent mortgage loans. See “Transaction Parties—The Operating Advisor and the Asset Representations Reviewer” and “The Pooling and Servicing Agreement—The Asset Representations Reviewer”.

Outside Servicers, Outside Special

Servicers, Outside Trustees

and Outside Custodians	The following mortgage loans will or are expected to constitute the “outside serviced mortgage loans” (and the related loan combinations will or are expected to constitute the “outside serviced loan combinations”), and such mortgage loans and loan combinations will be serviced and administered pursuant to the servicing agreement governing the securitization of the related controlling companion loan by the parties thereto, as identified in the table below:

Outside Serviced Mortgage Loans Summary

Mortgaged Property Name	Mortgage Loan Seller(s)	Outside Servicing Agreement(1) (Date Thereof)	Mortgage Loan as Approx. % of Initial Pool Balance	Outside Servicer	Outside Special Servicer	Outside Trustee	Outside Custodian	Outside Operating Advisor	Initial Outside Controlling Class Representative(2)
Extra Space Self Storage Portfolio	MSMCH	MSC 2017-HR2 PSA (12/1/17)	4.0%	Wells Fargo Bank, National Association	LNR Partners, LLC	Wilmington Trust, National Association	Wells Fargo Bank, National Association	Park Bridge Lender Services LLC	Argentic Securities Income USA LLC
Red Building	CREFI	Benchmark 2018-B2 PSA (2/1/18)	3.8%	KeyBank National Association	CWCapital Asset Management LLC	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Pentalpha Surveillance LLC	(3)
One Newark Center	MSMCH	BANK 2018-BNK10 PSA (2/1/18)	3.0%	Wells Fargo Bank, National Association	Torchlight Loan Services, LLC	Wilmington Trust, National Association	Wells Fargo Bank, National Association	Pentalpha Surveillance LLC	Torchlight Investors, LLC
Braddock Metro Center	CREFI	Benchmark 2018-B2 PSA (2/1/18)	2.8%	KeyBank National Association	CWCapital Asset Management LLC	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Pentalpha Surveillance LLC	Barings LLC
Cross Point	SMF V	UBS 2018-C8 PSA (2/1/18)(4)	2.4%	Midland Loan Services, a Division of PNC Bank, National Association(4)	Midland Loan Services, a Division of PNC Bank, National Association(4)	Wells Fargo Bank, National Association(4)	Wells Fargo Bank, National Association(4)	Park Bridge Lender Services LLC(4)	(5)
Warwick Mall	Bank of America	BANK 2017-BNK9 PSA (12/1/17)	1.6%	Wells Fargo Bank, National Association	Rialto Capital Advisors, LLC	Wilmington Trust, National Association	Wells Fargo Bank, National Association	Park Bridge Lender Services LLC	RREF III Debt AIV, LP

(1)	“PSA” means pooling and servicing agreement.

(2)	The initial outside controlling class representative may instead be an affiliate of the entity listed. See “—Directing Holder / Controlling Class Representative” below.

(3)	With respect to the Red Building mortgage loan, the control rights and the right to replace the applicable special servicer are held by the holder of the subordinate companion loan evidenced by note C so long as no “note C control appraisal period” is in effect. If a note C control appraisal period under the related co-lender agreement is in effect and no “note B control appraisal period” is in effect, then note B-1 will be the controlling note. If a note B control appraisal period under the related co-lender agreement is in effect, then note A-1 will be the controlling note. Note A-1 was contributed to the Benchmark 2018-B2 securitization transaction, and therefore, the controlling class representative (or equivalent party) under the Benchmark 2018-B2 securitization transaction is the outside controlling class representative with respect to the Red Building mortgage loan. However, unless and until a note B control appraisal period is in effect, such outside controlling class representative will not be entitled to exercise control rights or the right to replace the applicable special servicer for the Red Building mortgage loan. See the “Loan Combination Controlling Notes and Non-Controlling Notes” chart under “Description of the Mortgage Pool—The Loan Combinations—General” for the identity of the related controlling note holder and non-controlling note holders for the Red Building loan combination. See also “Description of the Mortgage Pool—The Loan Combinations—The Red Building Pari Passu-ABC Loan Combination”.

(4)	The Cross Point mortgage loan (i) will be initially serviced and administered by an outside servicer and an outside special servicer pursuant to the UBS 2018-C8 pooling and servicing agreement, and (ii) upon the inclusion of the related controlling pari passu companion loan in a future commercial mortgage securitization transaction, will be serviced and administered by an outside servicer and an outside special servicer pursuant to the outside servicing agreement governing that future commercial mortgage securitization transaction. The parties to the related outside servicing agreement governing that future securitization transaction have not been definitively identified.

(5)	With respect to the Cross Point mortgage loan, the outside controlling class representative will only have non-binding consultation rights regarding major servicing decisions until the securitization of the related controlling pari passu companion loan in a future commercial mortgage securitization transaction. The holder of the related controlling pari passu companion loan currently has consent rights regarding major servicing decisions, and termination rights with respect to the related outside special servicer, in connection with such mortgage loan. See the “Loan Combination Controlling Notes and Non-Controlling Notes” chart under “Description of the Mortgage Pool—The Loan Combinations—General” for the identity of the related controlling note holder for the Cross Point loan combination.

Each outside servicer identified or referred to in the table above or its permitted successor is referred to in this prospectus as an “outside servicer”; each outside special servicer identified or referred to in the table above or its permitted successor is referred to in this prospectus as an “outside special servicer”; each outside trustee identified or referred to in the table above or its permitted successor is referred to in this prospectus as an “outside trustee”; each outside operating advisor identified or referred to in the table above or its permitted successor is referred to in this prospectus as an “outside operating advisor”; and each outside custodian identified or referred to in the table above or its permitted successor is referred to in this prospectus as an “outside custodian”. With respect to each outside serviced loan combination, the related outside servicer will have primary servicing responsibilities with respect to the entire loan combination, the related outside special servicer will serve as special servicer of the entire loan combination, the related outside trustee generally serves as mortgagee of record with respect to the entire loan combination, and the related outside custodian serves as custodian with respect to the mortgage loan file for the related loan combination (other than with respect to the related promissory note evidencing each related mortgage loan that will be contributed to this securitization transaction and any promissory note evidencing any related companion loan(s) not included in the subject controlling securitization transaction).

See “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”.

There are no serviced AB loan combinations, serviced outside controlled loan combinations or servicing shift loan combinations related to this securitization transaction and, therefore, all references in this prospectus to “serviced AB loan combinations”, “serviced outside controlled loan combinations” or “servicing shift loan combinations” or any related terms should be disregarded.

None of the master servicer or the special servicer (in each such capacity) or any other party to this securitization transaction is responsible for the performance by any party to an outside servicing agreement of its duties thereunder, including with respect to the servicing of each of the subject mortgage loans held by the issuing entity that is included in the subject outside serviced loan combination.

See “Transaction Parties—Servicers—The Outside Servicers and the Outside Special Servicers” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans.”

Directing Holder / Controlling Class

Representative	The “directing holder” with respect to any serviced mortgage loan or serviced loan combination will be:

●	except in the case of an excluded mortgage loan or a serviced loan combination as to which the controlling note is held outside the issuing entity, the controlling class representative; and

●	with respect to any serviced loan combination as to which the controlling note is held outside the issuing entity (sometimes referred to in this prospectus as a “serviced outside controlled loan combination”), the holder of the related controlling note (sometimes referred to as an “outside controlling note holder”).

The “controlling class representative” under the pooling and servicing agreement will be the controlling class certificateholder or other representative selected by holders of at least a majority of the controlling class of certificates by certificate balance. No person may exercise any of the rights and powers of the controlling class representative with respect to an excluded mortgage loan.

An “excluded mortgage loan” is a mortgage loan or loan combination with respect to which the controlling class representative or a holder of more than 50% of the controlling class of certificates (by certificate balance) is (i) a borrower or mortgagor under that mortgage loan or loan combination or a manager of a related mortgaged property or an affiliate of any of the foregoing or (ii) a holder or beneficial owner of (or an affiliate of any holder or beneficial owner of) a mezzanine loan, secured by a pledge of the direct (or indirect) equity interests in the borrower under that mortgage loan or loan combination, if such mezzanine loan either (a) has been accelerated or (b) is the subject of foreclosure proceedings against the equity collateral pledged to secure that mezzanine loan (any such person described in clauses (i) or (ii) above, a “borrower party”). Solely for the purposes of the definition of “borrower party”, the term “affiliate” means, with respect to any specified person, (i) any other person controlling or controlled by or under common control with such specified person or (ii) any other person that owns, directly or indirectly, 25% or more of the beneficial interests in such specified person.

In general, the “controlling class” is, as of any time of determination, the most subordinate class of control eligible certificates that has an outstanding certificate balance, as notionally reduced by any cumulative appraisal reduction amount then allocable to such class, at least equal to 25% of the initial certificate balance of that class of certificates; provided, however, that (except under the circumstances set forth in the next proviso) if no such class meets the preceding requirement, then Class E will be the “controlling class”; provided, further, however, that if, at any time, the aggregate outstanding certificate balance of the classes of non-vertically retained principal balance certificates senior to the control eligible certificates has been reduced to zero (without regard to the allocation of any cumulative appraisal reduction amounts), then the “controlling class” will be the most subordinate class of control eligible certificates with an outstanding certificate balance greater than zero (without regard to the allocation of any cumulative appraisal reduction amounts). The controlling class as of the closing date will be Class G. See “Description of the Certificates—Voting Rights” and “The Pooling and Servicing Agreement—Directing Holder”. No other class of certificates will be eligible to act as the controlling class or appoint a controlling class representative.

The “control eligible certificates” will be the Class E, Class F and Class G certificates.

With respect to the serviced mortgage loans and serviced loan combinations (but, if the controlling class representative is the related directing holder, other than with respect to an excluded mortgage loan and only if a control termination event (or, solely with respect to consultation rights, a consultation termination event) does not exist):

●	the related directing holder will have certain consent and/or consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters with respect to such mortgage loans or, if applicable, loan combinations; and

●	the related directing holder will have the right to remove and replace the special servicer, with respect to such mortgage loans or, if applicable, loan combinations (i) for cause at any time and (ii) without cause (but in the case of any mortgage loan or loan combination, only if either (a) LNR Partners, LLC or its affiliate is no longer the special servicer or (b) LNR Securities Holdings, LLC or its affiliate owns less than 25% of the then-controlling class of certificates).

If and to the extent that the holder of a mortgage loan included in any serviced outside controlled loan combination has consultation rights, then prior to certain trigger events the controlling class representative may consult with respect to certain major decisions and other matters with respect to such loan combination.

After the occurrence and during the continuance of a control termination event (as described below), the consent and special servicer replacement rights of the controlling class representative will terminate, however, the controlling class representative will retain consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters with respect to the applicable serviced loans. After the occurrence and during the continuance of a consultation termination event (as described below), all of these rights of the controlling class representative with respect to the applicable serviced loans will terminate. See “The Pooling and Servicing Agreement—Directing Holder”.

If, with respect to any serviced outside controlled loan combination, the related controlling note is included in a separate securitization trust, the servicing agreement for the relevant securitization may impose limitations on the exercise of rights associated with that related controlling note. For example, any “controlling class representative” (or equivalent entity) for such other securitization may lose consent and consultation rights and special servicer replacement rights in a manner similar to that described in the prior paragraph with respect to the controlling class representative for this securitization. However, if the related controlling note for any such serviced outside controlled loan combination is not included in a separate securitization trust, the related outside controlling note holder may not lose such rights under the related co-lender agreement.

A “control termination event” will either (a) occur when none of the classes of control eligible certificates has an outstanding certificate balance (as notionally reduced by any cumulative appraisal reduction amount then allocable to such class) that is at least equal to 25% of the initial certificate balance of that class of certificates or (b) be deemed to occur as described under “The Pooling and Servicing Agreement—Directing Holder—General” in this prospectus; provided, however, that a control termination event will in no event exist at any time that the certificate balance of each class of non-vertically retained principal balance certificates senior to the control eligible certificates has been reduced to zero (without regard to the allocation of cumulative appraisal reduction amounts). With respect to excluded mortgage loans, a control termination event will be deemed to exist.

A “consultation termination event” will occur when none of the classes of control eligible certificates has an outstanding certificate balance, without regard to the allocation of any cumulative appraisal reduction amount, that is equal to or greater than 25% of the initial certificate balance of that class of certificates; provided, however, that a consultation termination event will in no event exist at any time that the certificate balance of each class of non-vertically retained principal balance certificates senior to the control eligible certificates has been reduced to zero (without regard to the allocation of cumulative appraisal reduction amounts). With respect to excluded mortgage loans, a consultation termination event will be deemed to exist.

LNR Securities Holdings, LLC (or an affiliate) is expected, on the closing date, (i) to purchase a 51% interest in each class of the Class X-E, Class X-F, Class X-G, Class E, Class F and Class G certificates and may retain, as a “majority-owned affiliate” (as defined in Regulation RR) of Starwood Mortgage Capital LLC, Starwood Mortgage Capital LLC’s portion of the VRR Interest, and (ii) to be appointed the initial controlling class representative (and, accordingly, will be the initial directing holder with respect to all of the mortgage loans and loan combinations serviced under the pooling and servicing agreement for this securitization transaction, other than (x) any serviced loan combination as to which the related controlling companion loan is not included in this securitization transaction, and (y) any excluded mortgage loan). LNR Securities Holdings, LLC may also purchase other classes of certificates.

With respect to the outside serviced mortgage loans, the entity (if any) identified in the table titled “Outside Serviced Mortgage Loans Summary” under “—Relevant Parties—Outside Servicers, Outside Special Servicers, Outside Trustees and Outside Custodians” above as the initial controlling class representative (or equivalent entity) (referred to as an “outside controlling class representative”) under the servicing agreement for the indicated transaction or other directing holder for the related outside serviced loan combination, will have certain consent and consultation rights and special servicer replacement rights with respect to the related outside serviced loan combination, which are substantially similar, but not identical, to those of the controlling class representative under the pooling and servicing agreement for this securitization, subject to similar appraisal and other trigger events. See “Description of the Mortgage Pool—The Loan Combinations” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”.

The controlling class representative, any outside controlling class representative or any other related directing holder may direct the special servicer or the outside special servicer, as applicable, to take actions with respect to the servicing of the applicable mortgage loan(s) and/or loan combination(s) that could adversely affect the holders of some or all of the classes of certificates, and may, subject to any applicable restrictions, remove and replace the special servicer or the outside special servicer, as applicable, with respect to the applicable mortgage loan(s) and/or loan combination(s) with or without cause. The controlling class representative, any outside controlling class representative or any other related directing holder may have interests in conflict with those of the holders of the offered certificates. See “Risk Factors—Potential Conflicts of Interest of a Directing Holder, any Outside Controlling Class Representative and any Companion Loan Holder”.

Risk Retention

Consultation Party	The “risk retention consultation party”, with respect to any serviced mortgage loan or, if applicable, serviced loan combination will be the party selected by Citi Real Estate Funding Inc. The risk retention consultation party will have certain non-binding consultation rights in certain circumstances (i) for so long as no consultation termination event is continuing, with respect to any specially serviced loan (other than any outside serviced mortgage loan), and (ii) during the continuance of a consultation termination event, with respect to any mortgage loan (other than any outside serviced mortgage loan), as further described in this prospectus. Notwithstanding the foregoing, the risk retention consultation party will not have any consultation rights with respect to any excluded RRCP mortgage loan. Citi Real Estate Funding Inc. is expected to appoint itself as the initial risk retention consultation party.

With respect to the risk retention consultation party, an “excluded RRCP mortgage loan” is a mortgage loan or loan combination with respect to which the risk retention consultation party or the person(s) entitled to appoint the risk retention consultation party is a borrower party.

Significant Affiliations

and Relationships	Certain parties to this securitization transaction, as described under “Transaction Parties—Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties—Transaction Party and Related Party Affiliations”, may:

●	serve in multiple capacities with respect to this securitization transaction;

●	be affiliated with other parties to this securitization transaction, a controlling class certificateholder, the controlling class representative, an outside controlling class representative and/or the holder of a companion loan or any securities backed in whole or in part by a companion loan;

●	serve as an outside servicer, outside special servicer, outside trustee, outside custodian, outside operating advisor or asset representations reviewer under an outside servicing agreement with respect to an outside serviced loan combination; or

●	be affiliated with an outside servicer, outside special servicer, outside trustee, outside custodian, outside operating advisor or asset representations reviewer under an outside servicing agreement with respect to an outside serviced loan combination.

In addition, certain parties to this securitization transaction or a directing holder may otherwise have financial relationships with other parties to this securitization transaction. Such relationships may include, without limitation:

●	serving as warehouse lender to one or more of the sponsors and/or originators of this securitization transaction through a repurchase facility or otherwise (including with respect to certain mortgage loans to be contributed to this securitization transaction), where the proceeds received by such sponsor(s) and/or originator(s) in connection with the contribution of mortgage loans to this securitization transaction will be applied to, among other things, reacquire the financed mortgage loans from the repurchase counterparty or other warehouse provider (see “Transaction Parties—Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties—Warehouse Financing Arrangements”);

●	serving as interim servicer for one or more of the sponsors and/or originators of this securitization transaction (including with respect to certain mortgage loans to be contributed by such sponsor(s) and/or originator(s) to this securitization transaction) (see “Transaction Parties—Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties—Interim Servicing Arrangements”);

●	serving as interim custodian for one or more of the sponsors and/or originators of this securitization transaction (including with respect to certain mortgage loans to be contributed by such sponsor(s) and/or originator(s) to this securitization transaction) (see “Transaction Parties—Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties—Interim and Other Custodial Arrangements”);

●	entering into one or more agreements with the sponsors to purchase the servicing rights to the related mortgage loans and/or the right to be appointed as the master servicer with respect to such mortgage loans; and/or

●	performing due diligence services prior to the securitization closing date for one or more sponsors, a controlling class certificateholder or the controlling class representative with respect to certain of the mortgage loans to be contributed to this securitization transaction (see “Transaction Parties—Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties—Other Arrangements”).

In addition, certain of the sponsors and/or other parties to this securitization transaction or their respective affiliates may hold mezzanine debt, a companion loan, securities backed in whole or in part by a companion loan, or other additional debt related to one or more of the mortgage loans to be included in this securitization transaction, and as such may have certain rights relating to the related mortgage loan(s) and/or loan combination(s), as described under “Transaction Parties—Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties—Loan Combination and Mezzanine Loan Arrangements”. In the event a sponsor or other party to this securitization transaction or any affiliate of any of the foregoing includes any companion loan in a separate securitization transaction, such sponsor, other party or affiliate may be obligated to repurchase such companion loan from the applicable separate securitization trust in connection with certain breaches of representations and warranties and certain document defects.

Each of the foregoing relationships, to the extent applicable, is described under “Transaction Parties—Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

These roles and other potential relationships may give rise to conflicts of interest as further described under “Risk Factors—Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned with Your Interests” and “—Other Potential Conflicts of Interest May Affect Your Investment”.

Relevant Dates and Periods

Cut-off Date	With respect to each mortgage loan, the due date in March 2018 for that mortgage loan (or, in the case of any mortgage loan that has its first due date subsequent to March 2018, the date that would have been its due date in March 2018 under the terms of that mortgage loan if a monthly payment were scheduled to be due in that month).

Closing Date	On or about March 20, 2018.

Distribution Date	The 4th business day following the related determination date of each month, beginning in April 2018.

Determination Date	The 6th day of each calendar month or, if the 6th day is not a business day, then the business day following such 6th day, beginning in April 2018.

Record Date	With respect to any distribution date, the last business day of the month preceding the month in which that distribution date occurs (or, in the event the closing date occurs in the same month as the first distribution date, the first record date will be the closing date).

Interest Accrual Period	With respect to any distribution date, the calendar month preceding the month in which that distribution date occurs. Interest will be calculated on the offered certificates assuming each month has 30 days and each year has 360 days.

Collection Period	With respect to any distribution date, the period commencing on the day immediately following the determination date in the month preceding the month in which the applicable distribution date occurs (or, in the case of the distribution date occurring in April 2018, with respect to any particular mortgage loan, beginning on the day after the cut-off date) and ending on and including the determination date in the month in which the applicable distribution date occurs.

Assumed Final Distribution Date	Class A-1	January 2023
	Class A-2	March 2023
	Class A-3	January 2028
	Class A-4	February 2028
	Class A-AB	October 2027
	Class X-A	March 2028
	Class X-B	March 2028
	Class A-S	March 2028
	Class B	March 2028
	Class C	March 2028

The assumed final distribution date for each class of offered certificates is the date on which that class is expected to be paid in full (or, in the case of each class of the Class X-A and Class X-B certificates, the date on which the related notional amount is reduced to zero), assuming no delinquencies, losses, modifications, extensions or accelerations of maturity dates, repurchases or prepayments of the mortgage loans after the initial issuance of the offered certificates (other than the assumed repayment of a mortgage loan on any anticipated repayment date for such mortgage loan).

Rated Final Distribution Date	As to each class of offered certificates, the distribution date in March 2051.

Transaction Overview

General	On the closing date, each sponsor will sell its respective mortgage loans to the depositor, which will in turn deposit the mortgage loans into the issuing entity, a New York common law trust created on the closing date. The issuing entity will be formed pursuant to a pooling and servicing agreement, to be entered into between the depositor, the master servicer, the special servicer, the certificate administrator, the trustee, the operating advisor and the asset representations reviewer.

The transfers of the mortgage loans from the sponsors to the depositor and from the depositor to the issuing entity in exchange for the certificates, as well as the sales of the offered certificates by the depositor to the underwriters and by the underwriters to investors that purchase from them, are illustrated below:

The foregoing illustration does not take into account sales or other transfers of the VRR Interest or any of the non-vertically retained certificates other than the offered certificates.

The Certificates

The Offered Certificates

A. General	We are offering the following classes of commercial mortgage pass-through certificates as part of Series 2018-B2:

●	Class A-1

●	Class A-2

●	Class A-3

●	Class A-4

●	Class A-AB

●	Class X-A

●	Class X-B

●	Class A-S

●	Class B

●	Class C

Upon initial issuance, the Series 2018-B2 certificates will consist of the above classes, together with the following classes that are not being offered by this prospectus: the Class X-D, Class X-E, Class X-F, Class X-G, Class D, Class E, Class F, Class G and Class R certificates and the VRR Interest. The offered certificates, together with the Class X-D, Class X-E, Class X-F, Class X-G, Class D, Class E, Class F, Class G and Class R certificates, are collectively referred to in this prospectus as the “non-vertically retained certificates.” The non-vertically retained certificates (other than the Class X-A, Class X-B, Class X-D, Class X-E, Class X-F, Class X-G and Class R certificates) are collectively referred to in this prospectus as the “non-vertically retained principal balance certificates.” The non-vertically retained principal balance certificates and the VRR Interest are collectively referred to in this prospectus as the “principal balance certificates”.

B. Certificate Balances

or Notional Amounts	Each class of the offered certificates will have the approximate initial certificate balance (or notional amount, in the case of each class of the Class X-A and Class X-B certificates) set forth in the table under “Certificate Summary” in this prospectus, which certificate balance (or notional amount) may vary up to 5% on the closing date.

The certificate balance of any class of principal balance certificates outstanding at any time represents the maximum amount that its holders are entitled to receive at such time as distributions allocable to principal from the cash flow on the mortgage loans and the other assets in the issuing entity, subject to reduction as described below in this “—The Certificates—The Offered Certificates” section.

See “Description of the Certificates—General” in this prospectus.

C. Pass-Through Rates	Each class of the offered certificates will accrue interest at an annual rate called a pass-through rate on the basis of a 360-day year consisting of twelve 30-day months or a “30/360 basis.” The approximate initial pass-through rate for each class of offered certificates is set forth in the table under “Certificate Summary” in this prospectus.

The pass-through rate with respect to each class of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class A-S certificates will be fixed at the initial pass-through rate for such class set forth in the table under “Certificate Summary” in this prospectus.

The pass-through rate with respect to the Class B certificates will generally be a per annum rate equal to the lesser of (a) the initial pass-through rate for such class set forth in the table under “Certificate Summary” in this prospectus and (b) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as in effect from time to time, as described in this prospectus.

The pass-through rate with respect to the Class C certificates will generally be a per annum rate equal to the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as in effect from time to time, as described in this prospectus.

The pass-through rate with respect to the Class X-A certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as in effect from time to time, over (ii) the weighted average of the pass-through rates of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class A-S certificates as in effect from time to time, as described in this prospectus.

The pass-through rate with respect to the Class X-B certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as in effect from time to time, over (ii) the pass-through rate of the Class B certificates as in effect from time to time, as described in this prospectus.

For purposes of calculating the pass-through rate on any class of certificates that has a pass-through rate limited by, equal to or based on the weighted average of the net mortgage interest rates on the mortgage loans:

●	the mortgage loan interest rates will not reflect any default interest rate, any rate increase occurring after an anticipated repayment date (if applicable), any loan term modifications agreed to by the master servicer, an outside servicer, the special servicer or an outside special servicer or any modifications resulting from a borrower’s bankruptcy or insolvency; and

●	with respect to each mortgage loan that accrues interest on the basis of the actual number of days in a month, assuming a 360-day year, the related mortgage loan interest rate (net of the administrative fee rate) for any month that is not a 30-day month will be recalculated so that the amount of interest that would accrue at that recalculated rate in that month, calculated on a 30/360 basis, will equal the amount of net interest that actually accrues on that mortgage loan in that month, adjusted for any withheld amounts and/or closing date deposits as described under “Description of the Certificates—Distributions” and “The Pooling and Servicing Agreement—Accounts” in this prospectus.

See “Description of the Certificates—Distributions—Priority of Distributions”, “—Distributions—Pass-Through Rates” and “—Distributions—Interest Distribution Amount” in this prospectus.

D. Servicing and

Administration Fees	The master servicer and the special servicer are entitled to a master servicing fee and a special servicing fee, respectively, generally from the interest payments on the mortgage loans (or any serviced loan combinations, if applicable) in the case of the master servicer, and from the collection account in the case of the special servicer; provided, that the special servicer for this securitization transaction (acting in such capacity) will not receive any special servicing fee with respect to any outside serviced mortgage loan. The master servicing fee for each distribution date will generally be calculated based on: (i) the outstanding principal balance of each mortgage loan in the issuing entity and each serviced companion loan and any successor REO loan; and (ii) the related master servicing fee rate, which includes any sub-servicing fee rate and primary servicing fee rate and ranges on a loan-by-loan basis from 0.00500% to 0.05500% per annum. For presentation purposes, the master servicing fee rate includes, with respect to an outside serviced mortgage loan, the primary servicing fee rate payable to the outside servicer.

The master servicer and the special servicer are also entitled to additional fees and amounts, including income on the amounts held in permitted investments to the extent specified in this prospectus and the pooling and servicing agreement.

The special servicing fee for each distribution date is generally calculated based on the outstanding principal balance of each specially serviced loan or REO loan (that is not part of an outside serviced loan combination) and the special servicing fee rate, which is equal to the greater of 0.25% per annum and the rate that would result in a special servicing fee of $3,500 for the related month (or, with respect to any specially serviced loan or REO loan with respect to which the risk retention consultation party consulted with the special servicer during the occurrence and continuance of a consultation termination event, $5,000 for the month in which such consultation occurred).

In addition, the special servicer is entitled to (a) liquidation fees from (and generally calculated at a rate of 1.0%, or such lower rate as would not result in a liquidation fee that is more than $1,000,000, applied to) the recovery of liquidation proceeds, insurance proceeds, condemnation proceeds and other payments in connection with a full or discounted payoff of (or an unscheduled partial payment in connection with a workout with respect to) a specially serviced loan or REO loan (that is not part of an outside serviced loan combination), subject to a minimum liquidation fee of $25,000, and (b) workout fees from (and generally calculated at a rate of 1.0%, or such lower rate as would not result in a workout fee that is more than $1,000,000, applied to) collections on any mortgage loan or companion loan serviced under the pooling and servicing agreement for this securitization transaction, that had previously been a specially serviced loan, but had been worked out, subject to a minimum workout fee of $25,000, in each case net of certain amounts and calculated as further described under “The Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” in this prospectus.

With respect to each of the outside serviced mortgage loans set forth in the table below, the outside servicer under the outside servicing agreement governing the servicing of that loan will, or is expected to, be entitled to a primary servicing fee equal to a per annum rate (which includes any applicable sub-servicing fee rate) set forth in the table below, and the outside special servicer under the related outside servicing agreement will, or is expected to, be entitled to a special servicing fee at a rate equal to the per annum rate, as well as a workout fee and liquidation fee at the respective percentages, set forth below. In addition, each party to the outside servicing agreement governing the servicing of an outside serviced loan combination will, or is expected to, be entitled to receive other fees and reimbursements with respect to each outside serviced mortgage loan in amounts, from sources, and at frequencies, that are similar, but not necessarily identical, to those described above and, in certain cases (for example, with respect to unreimbursed special servicing fees and servicing advances with respect to the subject outside serviced loan combination), such amounts will be reimbursable from general collections on the mortgage loans in this securitization to the extent that such amounts are (i) not recoverable from the subject outside serviced loan combination and (ii) allocable to the related outside serviced mortgage loan pursuant to the related co-lender agreement. See “Description of the Mortgage Pool—The Loan Combinations” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans” and “—Servicing and Other Compensation and Payment of Expenses—Fees and Expenses” (including the fee and expenses table and the related footnotes contained under that heading).

Outside Serviced Mortgage Loan Fees

Mortgaged Property Name	Outside (Primary) Servicer Fee Rate (per annum)(1)	Outside Special Servicer Fee Rate (expressed as a % per annum)(2)		Outside Workout Fee Rate(2)		Outside Liquidation Fee Rate(2)
Extra Space Self Storage Portfolio	0.01750%	0.25%		1.00%		1.00%
Red Building	0.00250%	0.25%		1.00%		1.00%
One Newark Center	0.00250%	0.25%		1.00%		1.00%
Braddock Metro Center	0.00250%	0.25%		1.00%		1.00%
Cross Point	0.00250%	0.25%	(3)	1.00%	(3)	1.00%	(3)
Warwick Mall	0.00250%	0.25%		1.00%		1.00%

(1)	Includes any applicable sub-servicing fee rate.

(2)	Subject to such limitations and minimum thresholds as may be provided in the related outside servicing agreement. See “The Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Fees and Expenses” (including the table titled “Outside Serviced Mortgage Loan Fees” and the related footnotes (if any) to that table).

(3)	It is expected that the servicing of the Cross Point mortgage loan will shift from the UBS 2018-C8 pooling and servicing agreement to a future outside servicing agreement upon the securitization of the related controlling pari passu companion loan, after which the outside special servicer fee rate, workout fee rate and liquidation fee rate will be such rates as are specified in the future outside servicing agreement governing the commercial mortgage securitization transaction to which the related controlling pari passu companion loan is contributed; provided that such fees are subject to the parameters set forth in the related co-lender agreement as further described under “The Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Fees and Expenses” (including the fee and expenses table and the related footnotes contained under that heading). The Cross Point mortgage loan is treated as an outside serviced mortgage loan because the current servicing agreement is, and any future servicing agreement will be, an outside servicing agreement.

The operating advisor is entitled to a fee from general collections on the mortgage loans for each distribution date, calculated based on the outstanding principal balance of each such mortgage loan in the issuing entity and each successor REO loan and the operating advisor fee rate of (i) 0.00108% per annum with respect to each such mortgage loan (other than the Extra Space - TIAA Self Storage Portfolio mortgage loan, The SoCal Portfolio mortgage loan, the Axcelis Corporate Center mortgage loan, the Fort Knox Executive Park mortgage loan and the Two Harbor Point Square mortgage loan), (ii) 0.00156% per annum with respect to the Extra Space - TIAA Self Storage Portfolio mortgage loan, (iii) 0.00208% per annum with respect to The SoCal Portfolio mortgage loan, (iv) 0.00255% per annum with respect to the Axcelis Corporate Center mortgage loan, (v) 0.00371% per annum with respect to the Fort Knox Executive Park mortgage loan and (vi) 0.00608% per annum with respect to the Two Harbor Point Square mortgage loan. The operating advisor is also entitled to a consulting fee with respect to each major decision as to which the operating advisor has consultation rights, which will be a fee for each such major decision equal to $12,000 or such lesser amount as the related borrower agrees to pay with respect to the subject serviced mortgage loan (or serviced loan combination, if applicable).

The asset representations reviewer will be entitled to an upfront fee of $5,000 on the closing date to be paid by the sponsors. The asset representations reviewer will also be entitled to an ongoing fee on each distribution date calculated on the outstanding principal amount of each mortgage loan and successor REO loan at a per annum rate equal to 0.00024%. Upon the completion of any asset review with respect to each delinquent loan, the asset representations reviewer will be entitled to a per loan fee in an amount described in “The Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Asset Representations Reviewer Compensation”.

Each party to the pooling and servicing agreement will also be entitled to be reimbursed by the issuing entity for costs, expenses and liabilities borne by them in certain circumstances. Fees and expenses payable by the issuing entity to any party to the pooling and servicing agreement are generally payable prior to any distributions to certificateholders.

Additionally, with respect to each distribution date, an amount equal to the product of 0.00050% per annum multiplied by the outstanding principal amount of each mortgage loan and any REO loan will be payable to CRE Finance Council® (“CREFC®”) as an intellectual property royalty license fee for use of their names and trademarks, including in the investor reporting package. This fee will be payable prior to any distributions to certificateholders.

The fees of the trustee and the certificate administrator will be payable monthly from general collections on the mortgage loans for each distribution date, calculated on the outstanding principal balance of the pool of mortgage loans in the issuing entity and the combined trustee/certificate administrator fee rate of 0.00600% per annum.

Each of the master servicing fee, the special servicing fee, the operating advisor fee, the asset representations reviewer ongoing fee, the CREFC® intellectual property royalty license fee and the trustee/certificate administrator fee will be calculated on the same interest accrual basis as the related mortgage loan (or any related serviced companion loan, as applicable) and prorated for any partial period. See “The Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” in this prospectus.

The administrative fee rate will be the sum of the master servicing fee rate (which, with respect to each outside serviced mortgage loan, includes the per annum servicing fee rate payable to the outside servicer), the operating advisor fee rate, the CREFC® intellectual property royalty license fee rate, the asset representations reviewer ongoing fee rate and the trustee/certificate administrator fee rate and is set forth on Annex A to this prospectus for each mortgage loan.

The master servicing fees, the special servicing fees, the liquidation fees, the workout fees, the operating advisor fees, the CREFC® intellectual property royalty license fee, the asset representations reviewer ongoing fee and the trustee/certificate administrator fees, including any such fees payable with respect to the outside serviced mortgage loans, will be paid prior to distributions to certificateholders of the available distribution amount as described under “The Pooling and Servicing Agreement—Withdrawals from the Collection Account” and “Description of the Certificates—Distributions—Method, Timing and Amount” in this prospectus.

See “The Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, “—Servicing of the Outside Serviced Mortgage Loans” and “—Limitation on Liability; Indemnification”. See also “The Pooling and Servicing Agreement—Withdrawals from the Collection Account” and “Description of the Certificates—Distributions—Method, Timing and Amount”.

Distributions

A. Allocation Between VRR

Interest and Non-Vertically

Retained Certificates	The aggregate amount available for distribution to holders of the certificates (including the VRR Interest) on each distribution date will be: (i) the gross amount of interest, principal, yield maintenance charges and prepayment premiums collected with respect to the mortgage loans in the applicable one-month collection period, net of specified expenses of the issuing entity, including fees payable therefrom to, and losses, liabilities, advances, costs and expenses reimbursable or indemnifiable therefrom to, the master servicer, the special servicer, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer and CREFC; and (ii) allocated to amounts available for distribution to the holders of the VRR Interest, on the one hand, and amounts available for distribution to the holders of the non-vertically retained certificates, on the other hand. On each distribution date, the portion of such aggregate available funds allocable to: (a) the

VRR Interest will be the product of such aggregate available funds multiplied by a fraction, expressed as a percentage, the numerator of which is the initial certificate balance of the VRR Interest, and the denominator of which is the aggregate initial certificate balance of all of the classes of principal balance certificates; and (b) the non-vertically retained certificates will at all times be the product of such aggregate available funds multiplied by the difference between 100% and the percentage referenced in clause (a). With respect to each of the VRR Interest and the non-vertically retained certificates, the applicable percentage referred to in the preceding sentence is referred to in this prospectus as its/their “percentage allocation entitlement”.

B. Amount and Order of

Distributions	On each distribution date, funds available for distribution to the holders of the non-vertically retained certificates (exclusive of any portion thereof that represents the related percentage allocation entitlement of (i) any yield maintenance charges and prepayment premiums and/or (ii) certain excess interest accrued after the related anticipated repayment date on any mortgage loan with an anticipated repayment date) (“non-vertically retained available funds”) will be distributed in the following amounts and order of priority:

First: Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A, Class X-B, Class X-D, Class X-E, Class X-F and Class X-G certificates: to interest on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A, Class X-B, Class X-D, Class X-E, Class X-F and Class X-G certificates, up to, and pro rata in accordance with, their respective interest entitlements.

Second: Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates: to the extent of non-vertically retained available funds allocable to principal received or advanced on the mortgage loans:

(A)	to principal on the Class A-AB certificates until their certificate balance has been reduced to the Class A-AB scheduled principal balance set forth on Annex F to this prospectus for the relevant distribution date;

(B)	to principal on the Class A-1 certificates until their certificate balance has been reduced to zero, all remaining funds available for distribution of principal remaining after the distributions pursuant to clause (A) above;

(C)	to principal on the Class A-2 certificates until their certificate balance has been reduced to zero, all remaining funds available for distribution of principal remaining after the distributions pursuant to clauses (A) and (B) above;

(D)	to principal on the Class A-3 certificates until their certificate balance has been reduced to zero, all remaining funds available for distribution of principal remaining after the distributions pursuant to clauses (A) through (C) above;

(E)	to principal on the Class A-4 certificates until their certificate balance has been reduced to zero, all remaining funds available for distribution of principal remaining after the distributions pursuant to clauses (A) through (D) above; and

(F)	to principal on the Class A-AB certificates until their certificate balance has been reduced to zero, all remaining funds available for distribution of principal remaining after the distributions pursuant to clauses (A) through (E) above.

However, if the certificate balances of each and every class of the Class A-S, Class B, Class C, Class D, Class E, Class F and Class G certificates have been reduced to zero as a result of the allocation of mortgage loan losses (and other unanticipated expenses) to those certificates, non-vertically retained available funds allocable to principal will be distributed to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates, pro rata, based on their respective certificate balances and without regard to the Class A-AB scheduled principal balance.

Third: Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates: to reimburse the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates, pro rata, based on the aggregate unreimbursed losses, for any unreimbursed losses on the mortgage loans that were previously allocated to reduce the certificate balances of those classes, together with interest.

Fourth: Class A-S certificates: (a) to interest on the Class A-S certificates in the amount of their interest entitlement; (b) to the extent of non-vertically retained available funds allocable to principal remaining after distributions in respect of principal to each class with a higher principal payment priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates), to principal on the Class A-S certificates until their certificate balance has been reduced to zero; and (c) to reimburse the Class A-S certificates for any unreimbursed losses on the mortgage loans that were previously allocated to reduce the certificate balance of those certificates, together with interest.

Fifth: Class B certificates: (a) to interest on the Class B certificates in the amount of their interest entitlement; (b) to the extent of non-vertically retained available funds allocable to principal remaining after distributions in respect of principal to each class with a higher principal payment priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class A-S certificates), to principal on the Class B certificates until their certificate balance has been reduced to zero; and (c) to reimburse the Class B certificates for any unreimbursed losses on the mortgage loans that were previously allocated to reduce the certificate balance of those certificates, together with interest.

Sixth: Class C certificates: (a) to interest on the Class C certificates in the amount of their interest entitlement; (b) to the extent of non-vertically retained available funds allocable to principal remaining after distributions in respect of principal to each class with a higher principal payment priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S and Class B certificates), to principal on the Class C certificates until their certificate balance has been reduced to zero; and (c) to reimburse the Class C certificates for any unreimbursed losses on the mortgage loans that were previously allocated to reduce the certificate balance of those certificates, together with interest.

Seventh: Non-offered certificates: in the amounts and order of priority described in “Description of the Certificates—Distributions—Priority of Distributions” in this prospectus.

For more information, see “Description of the Certificates—Distributions—Priority of Distributions” in this prospectus.

C. Interest and Principal

Entitlements	A description of the interest entitlement of each class of interest-bearing certificates, including the VRR Interest, can be found in “Description of the Certificates—Distributions—Interest Distribution Amount”, “—Distributions—Priority of Distributions” and “Credit Risk Retention—The VRR Interest—Priority of Distributions on the VRR Interest” in this prospectus. As described in those sections, there are circumstances in which your interest entitlement for a distribution date could be less than one full month’s interest at the related pass-through rate on your certificate’s principal amount or notional amount.

A description of the amount of principal required to be distributed to the classes of certificates entitled to principal on a particular distribution date also can be found in “Description of the Certificates—Distributions—Principal Distribution Amount” and “—Distributions—Priority of Distributions” in this prospectus.

D. Yield Maintenance Charges and

Prepayment Premiums	Yield maintenance charges and prepayment premiums with respect to the mortgage loans will be allocated to the holders of the VRR Interest, on the one hand, and to the holders of the non-vertically retained certificates (other than the Class R certificates), on the other hand, in accordance with their respective percentage allocation entitlement as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums.” Yield maintenance charges and prepayment premiums with respect to the mortgage loans that are allocated to the non-vertically retained certificates will be further allocated as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”.

For information regarding yield maintenance charges with respect to the mortgage loans, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Prepayment Provisions”.

E. Subordination, Allocation of

Losses and Certain Expenses	The amount available for distribution will be applied in the order described in “—Distributions—Amount and Order of Distributions” above.

The following chart generally sets forth the manner in which the payment rights of certain classes of non-vertically retained certificates will be senior or subordinate, as the case may be, to the payment rights of other classes of non-vertically retained certificates.

On any distribution date, the aggregate amount available for distributions on the certificates will be allocated between the VRR Interest and the non-vertically retained certificates in accordance with their respective percentage allocation entitlement, and principal and interest (other than excess interest that accrues on a mortgage loan that has an anticipated repayment date (if any)) allocated to the non-vertically retained certificates will be further allocated to the specified classes of those certificates in descending order (beginning with the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A, Class X-B, Class X-D,

Class X-E, Class X-F and Class X-G certificates), in each case as set forth in the chart below. Certain payment rights between the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A, Class X-B, Class X-D, Class X-E, Class X-F and Class X-G certificates are more particularly described under “Description of the Certificates—Distributions” in this prospectus.

On any distribution date, mortgage loan losses will be allocated between the VRR Interest and non-vertically retained certificates in accordance with their respective percentage allocation entitlement, and the mortgage loan losses allocated to the non-vertically retained certificates will be further allocated to the specified classes of those certificates in ascending order (beginning with certain non-vertically retained certificates that are not being offered by this prospectus), in each case as set forth in the chart below.

*	Interest only certificates. No principal payments or realized loan losses in respect of principal will be allocated to the Class X-A, Class X-B, Class X-D, Class X-E, Class X-F and Class X-G certificates. However, mortgage loan losses will reduce the notional amounts of the Class X-A, Class X-B, Class X-D, Class X-E, Class X-F and Class X-G certificates, in each case, to the extent such losses reduce the certificate balance(s) of the class(es) of corresponding principal balance certificates.

**	Other than the Class X-D, Class X-E, Class X-F, Class X-G and Class R certificates and the VRR Interest.

Principal losses on the mortgage loans allocated to a class of certificates will reduce the related certificate balance of that class. However, no such principal losses will be allocated to the Class X-A, Class X-B, Class X-D, Class X-E, Class X-F, Class X-G or Class R certificates, although loan losses will reduce the notional amount of the Class X-A certificates (to the extent such losses are allocated to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB or Class A-S certificates), the Class X-B certificates (to the extent such losses are allocated to the Class B certificates), the Class X-D certificates (to the extent such losses are allocated to the Class D certificates), the Class X-E certificates (to the extent such losses are allocated to the Class E certificates), the Class X-F certificates (to the extent such losses are allocated to the Class F certificates) and the Class X-G certificates (to the extent such losses are allocated to the Class G certificates), and, therefore, the amount of interest they accrue.

Credit enhancement will be provided solely by certain classes of subordinate non-vertically retained principal balance certificates that will be subordinate to certain classes of senior non-vertically retained certificates as described under “Description of the Certificates—Subordination; Allocation of Realized Losses”. No other form of credit enhancement will be available for the benefit of the holders of the offered certificates. The right to payment of holders of the VRR Interest is pro rata and pari passu with the right to payment of holders of the non-vertically retained certificates (as a collective whole, but excluding the Class R certificates), and as described above any losses incurred on the mortgage loans will be allocated between the VRR Interest, on the one hand, and the non-vertically retained certificates, on the other hand, pro rata in accordance with their respective percentage allocation entitlements.

Mortgage loan losses and principal payments, if any, on the mortgage loans that are allocated to a class of certificates having a certificate balance will reduce that certificate balance.

To the extent funds are available on a subsequent distribution date for distribution on your offered certificates, you will be reimbursed for any losses allocated to your offered certificates with interest at the pass-through rate on those offered certificates.

See “Description of the Certificates—Subordination; Allocation of Realized Losses” and “Credit Risk Retention—The VRR Interest—Material Terms of the VRR Interest—Allocation of VRR Realized Losses” for more detailed information regarding the subordination provisions applicable to the certificates and/or the allocation of losses to the certificates.

F. Shortfalls in Available Funds	The following types of shortfalls in available funds allocated to the non-vertically retained certificates will reduce distributions to the classes of non-vertically retained certificates with the lowest payment priorities:

●	shortfalls resulting from the payment of special servicing fees and other additional compensation that the special servicer or the outside special servicer, as applicable, is entitled to receive;

●	shortfalls resulting from the payment of asset representations reviewer asset review fees payable in connection with any asset review by the asset representations reviewer, to the extent not paid by the related sponsor;

●	shortfalls resulting from interest on advances made by the master servicer, the special servicer or the trustee, or an outside servicer, outside special servicer or outside trustee, as applicable (to the extent not covered by modification fees, late payment charges or default interest paid by the related borrower);

●	shortfalls resulting from the application of appraisal reductions to reduce interest advances;

●	shortfalls resulting from extraordinary expenses of the issuing entity including indemnification payments payable to the parties to the pooling and servicing agreement and the parties to any outside servicing agreement;

●	shortfalls resulting from a modification of a mortgage loan’s interest rate or principal balance; and

●	shortfalls resulting from other unanticipated or default-related expenses of the issuing entity.

In addition, prepayment interest shortfalls that are not covered by certain compensating interest payments made by the master servicer are required to be allocated between the VRR Interest, on the one hand, and the non-vertically retained certificates, on the other hand, in accordance with their respective percentage allocation entitlement. The prepayment interest shortfalls allocated to the non-vertically retained certificates are required to be further allocated between the classes of non-vertically retained certificates (other than the Class R certificates) entitled to interest, on a pro rata basis, to reduce the amount of interest payable on each such class of certificates to the extent described in this prospectus. See “Description of the Certificates—Distributions—Priority of Distributions”.

Advances

A. Principal and Interest Advances	The master servicer is required to advance delinquent monthly debt service payments with respect to each mortgage loan (including any REO mortgage loan) in the issuing entity (including the outside serviced mortgage loans), unless it determines that the advance will be non-recoverable from collections on that mortgage loan. The master servicer will not be required to advance amounts deemed non-recoverable from related loan collections. The master servicer will not be required or permitted to make an advance for balloon payments, default interest, excess interest, any other interest in excess of a mortgage loan’s regular interest rate, prepayment premiums or yield maintenance charges or delinquent monthly debt service payments on the companion loan(s). The amount of the interest portion of any advance will be subject to reduction to the extent that an appraisal reduction amount exists with respect to the related mortgage loan (and with respect to any mortgage loan that is part of a loan combination, to the extent that such appraisal reduction amount is allocated to the related mortgage loan). There may be other circumstances in which the master servicer will not be required to advance a full month of principal and/or interest.

In the event that the master servicer fails to make any required advance, the trustee will be required to make that advance unless the trustee determines that the advance will be non-recoverable from related loan collections. See “The Pooling and Servicing Agreement—Advances”. If an advance is made, the master servicer will not advance its servicing fee, but will advance the trustee/certificate administrator fee, the operating advisor fee, the asset representations reviewer ongoing fee and the CREFC® intellectual property royalty license fee. The master servicer or trustee, as applicable, will be entitled to reimbursement from general collections on the mortgage loans for advances determined to be non-recoverable from related loan collections. This may result in losses on your certificates.

Neither the master servicer nor the trustee will make, or be permitted to make, any principal or interest advance with respect to any companion loan. The special servicer will have no obligation to make any principal or interest advances.

B. Property Protection Advances	The master servicer also may be required to make advances to pay delinquent real estate taxes and assessments, ground lease rent payments, condominium assessments, hazard insurance premiums and similar expenses necessary to protect and maintain the mortgaged property, to maintain the lien on the mortgaged property or enforce the related mortgage loan documents with respect to the serviced mortgage loans and any serviced companion loans, unless the advance is determined to be non-recoverable from related loan proceeds.

The special servicer will have no obligation to make any property protection advances (although it may, in its sole discretion, elect to make them in an emergency circumstance). If the special servicer makes a property protection advance, the master servicer will be required to reimburse the special servicer for that advance (unless the master servicer determines that the advance would be non-recoverable, in which case the advance will be reimbursed out of the collection account) and the master servicer will be deemed to have made that advance as of the date made by the special servicer.

In the event that the master servicer fails to make a required advance of this type, the trustee will be required to make that advance unless the trustee determines that the advance is non-recoverable from related loan collections. The master servicer is not required, but in certain circumstances is permitted, to advance amounts deemed non-recoverable from related loan collections. See “The Pooling and Servicing Agreement—Advances”. The master servicer, the special servicer or the trustee, as applicable, will be entitled to reimbursement from general collections on the mortgage loans for advances determined to be non-recoverable from related loan collections. This may result in losses on your certificates.

With respect to each outside serviced mortgage loan, the outside servicer (and the outside trustee, as applicable) under the outside servicing agreement governing the servicing of the related outside serviced loan combination will be required to make similar advances with respect to delinquent real estate taxes, assessments and hazard insurance premiums as described above.

C. Interest on Advances	The master servicer, the special servicer and the trustee, as applicable, will be entitled to interest on all advances as described in this prospectus. Interest accrued on outstanding advances may result in reductions in amounts otherwise payable on the certificates. No interest will accrue on advances with respect to principal or interest due on a mortgage loan until any grace period applicable to the scheduled monthly payment on that mortgage loan has expired.

The master servicer, the special servicer and the trustee will each be entitled to receive interest on advances they make at the prime rate, compounded annually. If the interest on an advance is not recovered from modification fees, default interest or late payments on the subject mortgage loan, a shortfall will result which will have the same effect as a liquidation loss on a defaulted mortgage loan.

See “Description of the Certificates—Subordination; Allocation of Realized Losses” and “The Pooling and Servicing Agreement—Advances”.

With respect to each outside serviced mortgage loan, the applicable makers of advances under the outside servicing agreement governing the servicing of the related outside serviced loan combination will similarly be entitled to interest on advances, and any accrued and unpaid interest on property protection advances made in respect of such outside serviced loan combination may be reimbursed from general collections on the other mortgage loans included in the issuing entity to the extent not recoverable from collections on the related outside serviced loan combination and to the extent allocable to the related outside serviced mortgage loan in accordance with the related co-lender agreement.

The Mortgage Pool

General	The issuing entity’s primary assets will be 52 fixed rate commercial mortgage loans, with an aggregate outstanding principal balance as of the cut-off date of $1,062,384,703. The mortgage loans are secured by first liens on various types of commercial, multifamily and manufactured housing community properties, located in 30 states and the District of Columbia. See “Risk Factors—Commercial, Multifamily and Manufactured Housing Community Lending Is Dependent on Net Operating Income; Information May Be Limited or Uncertain”.

In this prospectus, unless otherwise specified or otherwise indicated by the context, (i) references to a mortgaged property (or portfolio of mortgaged properties) by name refer to such mortgaged property (or portfolio of mortgaged properties) so identified on Annex A, (ii) references to a mortgage loan by name refer to such mortgage loan secured by the related mortgaged property (or portfolio of mortgaged properties) so identified on Annex A, (iii) any parenthetical with a percentage next to the name of a mortgaged property (or the name of a portfolio of mortgaged properties) indicates the approximate percentage (or approximate aggregate percentage) that the outstanding principal balance of the related mortgage loan (or, if applicable, the allocated loan amount with respect to such mortgaged property) represents of the aggregate outstanding principal balance of the pool of mortgage loans as of the cut-off date for this securitization (the foregoing will also apply to the identification of multiple mortgaged properties by name or as a group), and (iv) any parenthetical with a percentage next to the name of a mortgage loan or a group of mortgage loans indicates the approximate percentage (or approximate aggregate percentage) that the outstanding principal balance of such mortgage loan or the aggregate outstanding principal balance of such group of mortgage loans, as applicable, represents of the aggregate outstanding principal balance of the pool of mortgage loans as of the cut-off date for this securitization (the foregoing will also apply to the identification of multiple mortgage loans by name or as a group).

Fee Simple / Leasehold	One hundred thirty-seven (137) mortgaged properties (96.0%) are each subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a fee simple estate in the entire related mortgaged property. For purposes of this prospectus, an encumbered interest will be characterized as a “fee interest” and not a leasehold interest if (i) the borrower has a fee interest in all or substantially all of the mortgaged property, or (ii) the mortgage loan is secured by the borrower’s leasehold interest in the mortgaged property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related mortgaged property.

One (1) mortgaged property (0.3%) is subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on (x) one or more leasehold interests in a portion of the related mortgaged property and (y) one or more fee interests in the remaining portion of the related mortgaged property.

Four (4) mortgaged properties (3.7%) are each subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on the related borrower’s leasehold interest in the related mortgaged property.

See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Leasehold Interests”.

The Loan Combinations	Eleven (11) mortgage loans (38.1%) are each part of a split loan structure (referred to as a “loan combination”) that is comprised of the subject mortgage loan (sometimes referred to as a “split mortgage loan”) and one or more related pari passu or subordinate companion loans (each referred to as a “companion loan”) that are held outside the issuing entity. The subject mortgage loan and its related companion loan(s) comprising any particular loan combination are: (i) each evidenced by one or more separate promissory notes; (ii) obligations of the same borrower(s); (iii) cross-defaulted; and (iv) collectively secured by the same mortgage(s) and/or deed(s) of trust encumbering the related mortgaged property or portfolio of mortgaged properties.

A companion loan may be pari passu in right of payment with, or subordinate in right of payment to, the related mortgage loan. In connection therewith:

●	If a companion loan is pari passu in right of payment with the related split mortgage loan, then such companion loan would constitute a “pari passu companion loan” and the related loan combination would constitute a “pari passu loan combination”.

●	If a companion loan is subordinate in right of payment to the related split mortgage loan, then such companion loan would constitute a “subordinate companion loan” and the related loan combination would constitute an “AB loan combination”.

●	If a loan combination includes both a pari passu companion loan and a subordinate companion loan, the discussions in this prospectus regarding both pari passu loan combinations and AB loan combinations will apply to such loan combination.

The identity of, and certain other information regarding, the loan combinations related to this securitization transaction are set forth in the following table:

Loan Combination Summary(1)

Mortgaged Property Name	Mortgage Loan Seller(s)	Mortgage Loan Cut-off Date Balance	Mortgage Loan as Approx. % of Initial Pool Balance	Aggregate Pari Passu Companion Loan Cut-off Date Balance	Aggregate Subordinate Companion Loan Cut-off Date Balance	Loan Combination Cut-off Date Balance	Servicing of Loan Combination	Controlling Note Included in Issuing Entity (Y/N)
Extra Space - TIAA Self Storage Portfolio	Bank of America	$105,000,000	9.9%	$124,000,000	—	$229,000,000	Serviced	Y

The SoCal Portfolio	CREFI	$50,000,000	4.7%	$179,300,000	—	$229,300,000	Serviced	Y
Extra Space Self Storage Portfolio	MSMCH	$42,400,000	4.0%	$152,000,000	—	$194,400,000	Outside Serviced	N
Red Building	CREFI	$40,000,000	3.8%	$40,000,000	$116,000,000	$196,000,000	Outside Serviced	N

Axcelis Corporate Center	MSMCH	$33,932,928	3.2%	$16,966,464	—	$50,899,391	Serviced	Y
One Newark Center	MSMCH	$32,000,000	3.0%	$34,580,000	—	$66,580,000	Outside Serviced	N
Braddock Metro Center	CREFI	$30,000,000	2.8%	$44,200,000	—	$74,200,000	Outside Serviced	N
Cross Point	SMF V	$25,000,000	2.4%	$125,000,000	—	$150,000,000	Outside Serviced	N

Fort Knox Executive Park	SMF V	$19,000,000	1.8%	$16,000,000	—	$35,000,000	Serviced	Y
Warwick Mall	Bank of America	$17,500,00	1.6%	$57,500,000	—	$75,000,000	Outside Serviced	N

Two Harbor Point Square	CREFI	$10,000,000	0.9%	$39,500,000	—	$49,500,000	Serviced	Y

(1)	See “Description of the Mortgage Pool—The Loan Combinations—General” for further information with respect to each loan combination, the related companion loans and the identity of the holders thereof.

With respect to any mortgage loan that is part of a loan combination, the loan-to-value ratio, debt service coverage ratio and debt yield have been calculated based on both that mortgage loan and any related pari passu companion loan(s), but without regard to any related subordinate companion loan(s), unless otherwise indicated.

Each of the Extra Space - TIAA Self Storage Portfolio loan combination, The SoCal Portfolio loan combination, the Axcelis Corporate Center loan combination, the Fort Knox Executive Park loan combination and the Two Harbor Point Square loan combination will be serviced by the master servicer and the special servicer pursuant to the pooling and servicing agreement for this transaction.

Each of the outside serviced mortgage loans will be serviced and administered pursuant to a servicing agreement for the securitization of one or more related companion loans. The identity of, and certain other items of information regarding, the mortgage loans that will be outside serviced mortgage loans are set forth in the table under “—Relevant Parties—Outside Servicers, Outside Special Servicers, Outside Trustees and Outside Custodians” above. See “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”.

In the case of any loan combination, the allocation of payments to the subject mortgage loan and its related companion loan(s), whether on a senior/subordinated or a pari passu basis (or some combination thereof), is generally effected through a co-lender agreement, intercreditor agreement, agreement among noteholders or comparable agreement to which the respective holders of the subject promissory notes are parties

(any such agreement being referred to in this prospectus as a “co-lender agreement”). That co-lender agreement will govern the relative rights and obligations of such holders and, in connection therewith, will provide that one of those holders will be the “controlling note holder” entitled (directly or through a representative) to (i) approve or direct material servicing decisions involving the related loan combination (while the remaining such holder(s) generally are only entitled to non-binding consultation rights in such regard) and (ii) in some cases, replace the special servicer with respect to the related loan combination with or without cause. In addition, that co-lender agreement will designate whether servicing of the related loan combination is to be governed by the pooling and servicing agreement for this securitization or the servicing agreement for a securitization involving a related companion loan or portion thereof.

For more information regarding the loan combination(s), see “Description of the Mortgage Pool—The Loan Combinations” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”. Also, see “Significant Loan Summaries” in Annex B to this prospectus.

Each outside controlling class representative and each holder of a companion loan may have interests in conflict with those of the holders of the offered certificates. See “Risk Factors—Potential Conflicts of Interest of a Directing Holder, any Outside Controlling Class Representative and any Companion Loan Holder”, “—Realization on a Mortgage Loan That Is Part of a Serviced Loan Combination May Be Adversely Affected by the Rights of the Related Serviced Companion Loan Holder” and “—Rights of any Outside Controlling Class Representative or Other Controlling Note Holder with Respect to an Outside Serviced Loan Combination Could Adversely Affect Your Investment”.

There are no serviced AB loan combinations, serviced outside controlled loan combinations or servicing shift loan combinations related to this securitization transaction and, therefore, all references in this prospectus to “serviced AB loan combinations”, “serviced outside controlled loan combinations” or “servicing shift loan combinations” or any related terms should be disregarded.

Additional Characteristics

of the Mortgage Loans	The following table sets forth certain anticipated approximate characteristics of the pool of mortgage loans as of the cut-off date (unless otherwise indicated).

Cut-off Date Mortgage Loan Characteristics

All Mortgage Loans

Initial Pool Balance(1)	$1,062,384,703
Number of Mortgage Loans	52
Number of Mortgaged Properties	142
Number of Crossed Groups	0
Crossed Groups as a percentage of Initial Pool Balance	0.0%
Range of Cut-off Date Balances	$2,000,000 to $105,000,000
Average Cut-off Date Balance	$20,430,475
Range of Mortgage Rates	4.07300% to 5.89000%
Weighted Average Mortgage Rate	4.69063%
Range of original terms to Maturity Date/ARD(2)	60 months to 120 months
Weighted average original term to Maturity Date/ARD(2)	116 months
Range of Cut-off Date remaining terms to Maturity Date/ARD(2)	58 months to 120 months
Weighted average Cut-off Date remaining term to Maturity Date/ARD(2)	115 months
Range of original amortization terms(3)	180 months to 360 months
Weighted average original amortization term(3)	351 months
Range of remaining amortization terms(3)	179 months to 360 months
Weighted average remaining amortization term(3)	351 months
Range of Cut-off Date LTV Ratios(4)(5)	27.9% to 74.1%
Weighted average Cut-off Date LTV Ratio(4)(5)	60.1%
Range of Maturity Date/ARD LTV Ratios(2)(4)(5)	25.0% to 66.8%
Weighted average Maturity Date/ARD LTV Ratio(2)(4)(5)	54.9%
Range of UW NCF DSCR(4)(6)	1.17x to 3.31x
Weighted average UW NCF DSCR(4)(6)	1.80x
Range of Debt Yield on Underwritten NOI(4)(7)	7.4% to 22.5%
Weighted average Debt Yield on Underwritten NOI(4)(7)	10.8%
Percentage of Initial Pool Balance consisting of:
Interest Only	43.8%
Amortizing Balloon	22.4%
Interest Only, then Amortizing Balloon	33.8%
Percentage of Initial Pool Balance consisting of:
Mortgaged Properties with single tenants	8.8%
Mortgage Loans with mezzanine debt	0.9%
Mortgage Loans with subordinate debt	3.8%

(1)	Subject to a permitted variance of plus or minus 5%.

(2)	Unless otherwise indicated, mortgage loans with anticipated repayment dates are presented as if they were to mature on the related anticipated repayment date. None of the mortgage loans being contributed to the issuing entity has an anticipated repayment date.

(3)	Does not include any mortgage loan that pays interest-only until its maturity date or anticipated repayment date.

(4)	The Cut-off Date LTV Ratio, Maturity Date/ARD LTV Ratio, UW NCF DSCR and Debt Yield on Underwritten NOI for each mortgage loan are presented in this prospectus (i) if such mortgage loan is part of a loan combination, based on both that mortgage loan and any related pari passu companion loan(s) but, unless otherwise specifically indicated, without regard to any related subordinate companion loan(s), and (ii) unless otherwise specifically indicated, without regard to any other indebtedness (whether or not secured by the related mortgaged property, ownership interests in the related borrower or otherwise) that currently exists or that may be incurred by the related borrower or its owners in the future.

(5)	The Cut-off Date LTV Ratio and Maturity Date/ARD LTV Ratio for each mortgage loan are generally based on the “as-is” appraised values (as set forth on Annex A to this prospectus) of the related mortgaged properties, provided that (a) the “as-is” appraised value for a portfolio of mortgaged properties may include a premium relating to the valuation of the portfolio of mortgaged properties as a whole rather than as the sum of individually valued mortgaged properties or (b) such loan-to-value ratios may be calculated based on (i) “as-

stabilized” or similar values for a mortgaged property in certain cases where the completion of certain hypothetical conditions or other events at the mortgaged property are assumed and/or where reserves have been established at origination to satisfy the applicable condition or event that is expected to occur, or (ii) the “as-is” appraised value for a mortgaged property plus a property improvement reserve, which has been established at origination of the related mortgage loan, or (iii) the cut-off date balance or balloon balance, as applicable, net of a related earnout or holdback reserve, in each case as further described in the definitions of “Appraised Value”, “Cut-off Date LTV Ratio” and “Maturity Date/ARD LTV Ratio” under “Description of the Mortgage Pool—Certain Calculations and Definitions”. In addition, the “as-is” appraised values (as set forth on Annex A to this prospectus) of certain mortgaged properties have been adjusted based on certain assumptions (or extraordinary assumptions) including that certain hypothetical conditions have been satisfied or that certain budgeted costs for pending renovations are fully escrowed, as further described in the definition of “Appraised Value” under “Description of the Mortgage Pool—Certain Calculations and Definitions”. The weighted average Cut-off Date LTV Ratio and Maturity Date/ARD LTV Ratio for the mortgage pool using only unadjusted “as-is” appraised values and the cut-off date balance or balloon balance (as applicable) of each mortgage loan, and without regard to portfolio premiums or making any of the adjustments and/or assumptions described in the definitions of “Appraised Value”, “Cut-off Date LTV Ratio” and/or “Maturity Date/ARD LTV Ratio” under “Description of the Mortgage Pool—Certain Calculations and Definitions”, are 61.7% and 56.4%, respectively.

(6)	The UW NCF DSCR for each mortgage loan is generally calculated by dividing the underwritten net cash flow for the related mortgaged property or mortgaged properties by the annual debt service for such mortgage loan, as adjusted in the case of mortgage loans with a partial interest only period by using the first 12 amortizing payments due instead of the actual interest only payment due; provided, that with respect to any mortgage loan structured with an economic holdback reserve, the UW NCF DSCR for such mortgage loan may be calculated based on the annual debt service that would be in effect for such mortgage loan assuming that the related cut-off date balance is net of the related economic holdback reserve. See the definition of “UW NCF DSCR” under “Description of the Mortgage Pool—Certain Calculations and Definitions”.

(7)	The Debt Yield on Underwritten NOI for each mortgage loan is generally calculated as the underwritten net operating income for the related mortgaged property or mortgaged properties divided by the related cut-off date balance of such mortgage loan, and the Debt Yield on Underwritten NCF for each mortgage loan is generally calculated as the underwritten net cash flow for the related mortgaged property or mortgaged properties divided by the related cut-off date balance of such mortgage loan; provided, that with respect to any mortgage loan with an earnout or economic holdback reserve, the Debt Yield on Underwritten NOI and Debt Yield on Underwritten NCF for such mortgage loan may be calculated based on the related cut-off date balance net of the related earnout or economic holdback reserve. See the definitions of “Debt Yield on Underwritten NOI” and “Debt Yield on Underwritten NCF” under “Description of the Mortgage Pool—Certain Calculations and Definitions”.

See “Description of the Mortgage Pool—Certain Calculations and Definitions” for important general and specific information regarding the manner of calculation of the underwritten debt service coverage ratios, underwritten debt yield ratios and loan-to-value ratios.

All of the mortgage loans accrue interest on an actual/360 basis.

Except as specifically provided in this prospectus, various information presented in this prospectus is subject to the following general conventions:

●	with respect to any mortgage loan that is part of a loan combination, information regarding loan-to-value ratios, debt service coverage ratios, debt yields and cut-off date balances per net rentable square foot, room or unit, as applicable, is calculated including the principal balance and debt service payment of the related pari passu companion loan(s), but (unless otherwise indicated) is calculated excluding the principal balance and debt service payment of any related subordinate companion loan(s) (or any other subordinate debt encumbering the related mortgaged property or any related mezzanine debt or preferred equity);

●	unless otherwise indicated (including in the prior bullet), the loan-to-value ratio, the debt service coverage ratio, debt yield and mortgage rate information for each mortgage loan is presented in this prospectus without regard to any other indebtedness (whether or not secured by the related mortgaged property, ownership interests in the related borrower or otherwise) that currently exists or that may be incurred by the related borrower or its owners in the future, in order to present statistics for the related mortgage loan without combination with the other indebtedness;

●	the sum of the numerical data in any column in a table may not equal the indicated total due to rounding;

●	unless otherwise indicated, all figures and percentages presented in this prospectus are calculated as described under “Description of the Mortgage Pool—Certain Calculations and Definitions” and, unless otherwise indicated, such figures and percentages are approximate and in each case, unless the context indicates otherwise, represent the indicated figure or percentage of the aggregate principal balance of the pool of mortgage loans as of the cut-off date;

●	the descriptions in this prospectus of the mortgage loans and the mortgaged properties are based upon the mortgage pool as it is expected to be constituted as of the cut-off date, assuming that (i) all scheduled principal and interest payments due on or before the cut-off date will be made, (ii) there are no defaults, delinquencies or prepayments on, or modifications of, any mortgage loan or the companion loan(s) on or prior to the cut-off date, and (iii) each mortgage loan with an anticipated repayment date (if any) is paid in full on its related anticipated repayment date;

●	when information presented in this prospectus with respect to the mortgaged properties is expressed as a percentage of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, if a mortgage loan is secured by more than one (1) mortgaged property, the percentages are based on an allocated loan amount that has been assigned to each of the related mortgaged properties based upon one or more of the related appraised values, the relative underwritten net cash flow or prior allocations reflected in the related mortgage loan documents as set forth on Annex A to this prospectus;

●	in general, when a mortgage loan is cross-collateralized and cross-defaulted with one or more other mortgage loans, we present loan-to-value ratio, debt service coverage ratio and debt yield information for the cross-collateralized group on an aggregate basis in the manner described in this prospectus; on an individual basis, without regard to the cross-collateralization feature, any mortgage loan that is part of a cross-collateralized group of mortgage loans may have a higher loan-to-value ratio, lower debt service coverage ratio and/or lower debt yield than is presented in this prospectus; and

●	for purposes of the presentation of information in this prospectus, certain loan-to-value ratio, appraised value, debt yield, debt service coverage ratio and/or cut-off date balance information or other underwritten statistics may be based on certain adjustments, assumptions and/or estimates, as further described under “Description of the Mortgage Pool—Certain Calculations and Definitions” and “—Statistical Characteristics of the Mortgage Loans”.

For further information regarding the Mortgage Loans, see “Description of the Mortgage Pool”.

Modified and Refinanced

Mortgage Loans	As of the cut-off date, none of the mortgage loans were modified due to a delinquency.

Certain of the mortgage loans (i) were refinancings in whole or in part of loans that were in default at the time of refinancing, (ii) involved a discounted pay-off of a prior loan from the proceeds of such mortgage loan, or (iii) provided acquisition financing for the related borrower’s purchase of the related mortgaged property at a foreclosure sale or after becoming REO, in each case as described below:

●	With respect to the Westin Tysons Corner Mortgage Loan (4.5%), the sponsor of the related borrower was appointed receiver of the related mortgaged property when a prior CMBS loan on the mortgaged property was transferred to special servicing in 2014. The borrower used the proceeds of the mortgage loan to purchase the mortgaged property from an REO asset sale.

●	The Town Center at Levis Commons mortgage loan (3.5%) refinanced a prior mortgage loan, in the original principal balance of $58,000,000, that entered maturity default in February 2017 and was sold at a discount for $50,000,000 in April 2017. At the closing of the Town Center at Levis Commons mortgage loan, the holder of the prior mortgage loan forgave approximately $17,396,976 of the outstanding principal balance of the prior mortgage loan in exchange for 85% of the equity interest in the borrower.

●	The One Newark Center mortgage loan (3.0%) refinanced a prior mortgage loan that entered maturity default on December 1, 2011. Following a one (1) year forbearance period, the prior loan was transferred into special servicing and the related special servicer agreed to a loan modification and extension until December 1, 2017, in which the prior loan was divided into an A note and a $9,700,000 hope note. Concurrently with the acquisition of the mortgaged property by the borrower, the prior mortgage loan was repaid at a discount, such that the A note of the prior mortgage loan was repaid, and the hope note was cancelled without repayment.

●	With respect to the Anderson Multifamily Portfolio mortgage loan (0.8%), the proceeds of the mortgage loan were used to acquire the mortgaged properties at a receiver’s sale.

See “Description of the Mortgage Pool—Default History, Bankruptcy Issues and Other Proceedings”.

Certain risks relating to bankruptcy proceedings are described in “Risk Factors—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans”.

Loans Underwritten Based on

Projections of Future Income	Seven (7) of the mortgaged properties (7.9%) were constructed or materially renovated 12 months or less prior to the cut-off date and, therefore, have no or limited prior operating history and/or lack historical financial figures and information.

Twelve (12) of the mortgaged properties (11.4%) were acquired 12 months or less prior to the cut-off date and, therefore, have no or limited prior operating history and/or lack historical financial figures and information.

One (1) of the mortgaged properties (3.2%) are subject to a triple-net lease with the related sole tenant and, therefore, have no or limited prior operating history and/or lack historical financial figures and information.

See “Description of the Mortgage Pool—Certain Calculations and Definitions” and “—Statistical Characteristics of the Mortgage Loans—Loans Underwritten Based on Projections of Future Income Resulting from Mortgaged Properties with Limited Prior Operating History”.

Certain Variances from

Underwriting Guidelines	Certain of the mortgage loans may vary from the underwriting guidelines described under “Transaction Parties—The Sponsors and the Mortgage Loan Sellers”.

Three (3) mortgage loans (6.7%) were originated with one or more exceptions to the related sponsor’s or affiliated originator’s underwriting guidelines. See “Transaction Parties—The Originators—Citi Real Estate Funding Inc.—Exceptions to Underwriting Criteria”, “—The Originators—Starwood Mortgage Capital LLC—Exceptions to Underwriting Criteria” and “—The Originators—Bank of America, National Association—Exceptions to Underwriting Standards”.

Certain Mortgage Loans with Material

Lease Termination Options	Certain mortgage loans have material lease early termination options. See Annex B to this prospectus for information regarding material lease termination options for the major commercial tenants by base rent at the mortgaged properties securing those mortgage loans identified with control numbers 1 through 15 on Annex A to this prospectus. Also, see “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations” for information on material tenant lease expirations and early termination options.

Removal of Mortgage Loans

from the Mortgage Pool	Generally, a mortgage loan may only be removed from the mortgage pool as a result of (a) a repurchase or substitution by a sponsor for any mortgage loan for which it cannot remedy the material breach (or, in certain cases, a breach that is deemed to be material) or material document defect (or, in certain cases, a defect that is deemed to be material) affecting such mortgage loan under the circumstances described in this prospectus, (b) the exercise of a purchase option by a mezzanine lender or the holder of a subordinate companion loan, in each case if any, or (c) a final disposition of a mortgage loan such as a payment in full or a sale of a defaulted mortgage loan or REO property. See “Risk Factors—Your Yield May Be Affected by Defaults, Prepayments and Other Factors”, “The Mortgage Loan Purchase Agreements—Cures, Repurchases and Substitutions”, “Description of the Mortgage Pool—The Loan Combinations” and “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties”.

Additional Aspects of the Certificates

Denominations	The offered certificates with certificate balances will be issued in minimum denominations of authorized initial certificate balances of $10,000 and integral multiples of $1 in excess of $10,000. The offered certificates with notional amounts will be issued, maintained and transferred only in minimum denominations of authorized initial notional amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Registration, Clearance and

Settlement	Each class of offered certificates will initially be registered in the name of Cede & Co., as nominee of The Depository Trust Company, or DTC. You may hold offered certificates through: (1) DTC in the United States; or (2) Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System. Transfers within DTC, Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System, will be made in accordance with the usual rules and operating procedures of those systems.

We may elect to terminate the book-entry system through DTC (with the consent of the DTC participants), Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System, with respect to all or any portion of any class of the offered certificates.

See “Description of the Certificates—Delivery, Form, Transfer and Denomination—Book-Entry Registration”.

Credit Risk Retention	This securitization transaction will be subject to the credit risk retention rules of Section 15G of the Securities Exchange Act of 1934, as amended. An economic interest in the credit risk of the mortgage loans in this transaction is expected to be retained pursuant to Regulation RR (17 CFR § 246.1 et seq) promulgated under Section 15G (“Regulation RR”), as an “eligible vertical interest” in the form of the VRR Interest. Citi Real Estate Funding Inc. will act as retaining sponsor under Regulation RR and is expected, on the closing date, to offset portions of its risk retention obligation by the acquisition by each of Morgan Stanley Bank, N.A., Starwood Mortgage Capital LLC and Bank of America, National Association (or, in each case, a “majority-owned affiliate” (as defined in Regulation RR) thereof) of a pro rata portion (based on the respective percentages of the mortgage loans originated by Morgan Stanley Bank, N.A., Starwood Mortgage Capital LLC and Bank of America, National Association, respectively) of the VRR Interest. For a further discussion of the manner in which the credit risk retention requirements are expected to be satisfied by Citi Real Estate Funding Inc., as retaining sponsor, see “Credit Risk Retention” in this prospectus.

Information Available to

Certificateholders	On each distribution date, the certificate administrator will prepare and make available to each certificateholder, a statement as to the distributions being made on that date. Additionally, under certain circumstances, certificateholders of record may be entitled to certain other information regarding the issuing entity. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

Deal Information/Analytics	Certain information concerning the mortgage loans and the certificates may also be available to subscribers through the following services:

●	Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., BlackRock Financial Management, Inc., CMBS.com, Inc., Moody’s Analytics and Markit Group Limited;

●	The certificate administrator’s website initially located at https://sf.citidirect.com; and

●	The master servicer’s website initially located at www.pnc.com/midland.

Optional Termination	On any distribution date on which the aggregate unpaid principal balance of the mortgage loans remaining in the issuing entity is less than 1.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, certain specified persons will have the option to purchase all of the mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) remaining in the issuing entity at the price specified in this prospectus. Exercise of this option will terminate the issuing entity and retire the then outstanding certificates.

The issuing entity may also be terminated in connection with a voluntary exchange of all the then-outstanding certificates (but excluding the Class R certificates) for the mortgage loans remaining in the issuing entity, if (i) the aggregate certificate balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B, Class C and Class D certificates and the notional amounts of the Class X-A, Class X-B and Class X-D certificates have been reduced to zero, (ii) the master servicer is paid a fee specified in the pooling and servicing agreement and (iii) all of the holders of those classes of outstanding certificates voluntarily participate in the exchange.

See “The Pooling and Servicing Agreement—Termination; Retirement of Certificates” and “—Optional Termination; Optional Mortgage Loan Purchase”.

Required Repurchases or Substitutions

of Mortgage Loans; Loss of

Value Payment	Under certain circumstances, the related mortgage loan seller may be obligated to (i) repurchase (without payment of any yield maintenance charge or prepayment premium) or substitute for an affected mortgage loan from the issuing entity or (ii) make a cash payment that would be deemed sufficient to compensate the issuing entity, in the event of a document defect or a breach of a representation and warranty made by the related mortgage loan seller with respect to the mortgage loan in the mortgage loan purchase agreement that materially and adversely affects (or, in certain cases, is deemed to materially and adversely affect) the value of the mortgage loan, the value of the related mortgaged property (or any related REO property) or the interests of the trustee or any certificateholder in the mortgage loan or the related mortgaged property or causes the mortgage loan to be other than a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Internal Revenue Code of 1986, as amended (the “Code”) (but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective loan to be treated as a “qualified mortgage”). See “The Mortgage Loan Purchase Agreements”.

Sale of Defaulted Mortgage

Loans and REO Properties	Pursuant to the pooling and servicing agreement for this securitization transaction, the special servicer may solicit offers for defaulted mortgage loans (or a defaulted pari passu loan combination) serviced thereunder and related REO properties. In the absence of a cash offer at least equal to such defaulted mortgage loan’s (or defaulted pari passu loan combination’s) outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses and certain other amounts under the pooling and servicing agreement, the special servicer may accept the first (and, if multiple offers are received, the highest) cash offer from any person that constitutes a fair price for the defaulted serviced mortgage loan (or defaulted serviced pari passu loan combination or relevant portion thereof, if applicable) or related REO property, determined as described in “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties”, unless the special servicer determines, in accordance with the servicing standard (and subject to the requirements of any related co-lender agreement), that rejection of such offer would be in the best interests of the certificateholders and any related affected companion loan holder(s) (as a collective whole as if such certificateholders and such serviced pari passu companion loan holder(s) constituted a single lender and with respect to a loan combination that includes a subordinate companion loan, taking into account the subordinate nature of such subordinate companion loan).

If any mortgage loan that is part of a serviced loan combination becomes a defaulted mortgage loan, and if the special servicer decides to sell such defaulted mortgage loan as described in the prior paragraph, then the special servicer will be required to sell any related serviced pari passu companion loan(s) together with such defaulted mortgage loan as a single whole loan. In connection with any such sale, the special servicer will be required to follow the procedures set forth under “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties”.

Pursuant to the related outside servicing agreement, the party acting as outside special servicer with respect to any outside serviced loan combination may offer to sell to any person (or may offer to purchase) for cash such outside serviced loan combination during such time as such loan combination constitutes a defaulted mortgage loan under the related outside servicing agreement and, in connection with any such sale, the outside special servicer is required to sell both the related outside serviced mortgage loan and the related pari passu companion loan(s) (and, in some cases, any related subordinate companion loan(s)) as a single whole loan.

Pursuant to the co-lender agreement with respect to any AB loan combination, the holder of any related subordinate companion loan has a right to purchase the related defaulted mortgage loan (together with any related pari passu companion loan) as described in “Description of the Mortgage Pool—The Loan Combinations”.

Pursuant to each mezzanine loan intercreditor agreement with respect to the mortgage loans with mezzanine indebtedness, the holder of the related mezzanine loan has the right to purchase the related mortgage loan as described in “Description of the Mortgage Pool—Additional Indebtedness”. Additionally, in the case of mortgage loans that permit certain equity owners of the borrower to incur future mezzanine debt as described in “Description of the Mortgage Pool—Additional

Indebtedness”, the related future mezzanine lender may have the option to purchase the related mortgage loan after certain defaults.

See “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” and “Description of the Mortgage Pool—The Loan Combinations”.

Other Investment Considerations

Material Federal Income

Tax Consequences	Two (2) separate real estate mortgage investment conduit (commonly known as a REMIC) elections will be made with respect to designated portions of the issuing entity. The designations for each REMIC created under the pooling and servicing agreement are as follows:

●	The lower-tier REMIC will hold the mortgage loans (excluding any post-anticipated repayment date excess interest) and certain other assets of the issuing entity and will issue certain classes of uncertificated regular interests to an upper-tier REMIC.

●	The upper-tier REMIC will hold the lower-tier REMIC regular interests and will issue the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A, Class X-B, Class A-S, Class B, Class C, Class X-D, Class X-E, Class X-F, Class X-G, Class D, Class E, Class F and Class G certificates and the VRR Interest as classes of regular interests in the upper-tier REMIC.

Pertinent federal income tax consequences of an investment in the offered certificates include:

●	Each class of offered certificates will constitute REMIC “regular interests”.

●	The offered certificates will be treated as newly originated debt instruments for federal income tax purposes.

●	You will be required to report income on your offered certificates in accordance with the accrual method of accounting.

It is anticipated, for federal income tax purposes, that the Class X-A and Class X-B certificates will be issued with original issue discount and that the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B and Class C certificates will be issued at a premium.

See “Material Federal Income Tax Consequences”.

Yield Considerations	You should carefully consider the matters described under “Risk Factors—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” and “Yield, Prepayment and Maturity Considerations”, which may affect significantly the yields on your investment.

Certain ERISA Considerations	Subject to important considerations described under “ERISA Considerations”, the offered certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

Legal Investment	No class of the offered certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market

Enhancement Act of 1984, as amended. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the offered certificates. See “Legal Investment”.

The issuing entity will not be registered under the Investment Company Act. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in “Risk Factors—Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity and Other Aspects of the Offered Certificates”).

Ratings	The offered certificates will not be issued unless each of the offered classes receives a credit rating from one or more of the nationally recognized statistical rating organizations engaged by the depositor to rate the offered certificates. The decision not to engage one or more other rating agencies in the rating of certain classes of certificates to be issued in connection with this transaction may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of certificates after the date of this prospectus.

See “Risk Factors—Your Yield May Be Affected by Defaults, Prepayments and Other Factors”, “—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings”.

Risk Factors

You should carefully consider the following risks before making an investment decision. In particular, distributions on your certificates will depend on payments received on, and other recoveries with respect to, the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected. We note that additional risks and uncertainties not presently known to us may also impair your investment.

This prospectus also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus.

The Offered Certificates May Not Be a Suitable Investment for You

The offered certificates are not suitable investments for all investors. In particular, you should not purchase any class of offered certificates unless you understand and are able to bear the risk that the yield to maturity of, the aggregate amount and timing of distributions on, and the market value of the offered certificates are subject to material variability from period to period and give rise to the potential for significant loss over the life of the offered certificates. The interaction of the foregoing factors and their effects are impossible to predict and are likely to change from time to time. As a result, an investment in the offered certificates involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans, the mortgaged properties and the offered certificates.

Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss

Although the various risks discussed in this prospectus are generally described separately, you should consider the potential effects of the interplay of multiple risk factors. Where more than one significant risk factor is present, the risk of loss to an investor in the certificates may be significantly increased.

The Offered Certificates Are Limited Obligations; If Assets Are Not Sufficient, You May Not Be Paid

The offered certificates, when issued, will represent beneficial interests in the issuing entity. The offered certificates will not represent an interest in, or obligation of, the sponsors, the depositor, the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator, the trustee, the underwriters, or any of their respective affiliates, or any other person. The primary assets of the issuing entity will be the notes evidencing the mortgage loans, and the primary security and source of payment for the mortgage loans will be the mortgaged properties and the other collateral described in this prospectus. Payments on the offered certificates are expected to be derived from payments made by the borrowers on the mortgage loans. We cannot assure you that the cash flow from the mortgaged properties and the proceeds of any sale or refinancing of the mortgaged properties will be sufficient to pay the principal of, and interest on, the mortgage loans or to distribute in full the amounts of interest and principal to which the holders of the offered certificates are entitled.

No governmental agency or instrumentality will guarantee or insure payment on the offered certificates.

Furthermore, some classes of offered certificates will represent a subordinate right to receive payments out of collections and/or advances on the trust assets.

If the trust assets are insufficient to make payments on your certificates, no other assets will be available to you for payment of the deficiency, and you will bear the resulting loss. See “Description of the Certificates—General”.

Any Credit Support for Your Offered Certificates May Be Insufficient to Protect You Against All Potential Losses

The rating agencies that assign ratings to your offered certificates will establish the amount of credit support, if any, for your offered certificates based on, among other things, an assumed level of defaults, delinquencies and losses with respect to the related mortgage assets. Actual losses may, however, exceed the assumed levels. See “Description of the Certificates—Subordination; Allocation of Realized Losses”. If actual losses on the underlying mortgage loans exceed the assumed levels, you may be required to bear the additional losses.

Your Yield May Be Affected by Defaults, Prepayments and Other Factors

General

The yield to maturity on each class of the offered certificates will depend in part on the following:

●	the purchase price for the certificates;

●	the rate and timing of principal payments on the mortgage loans (both voluntary and involuntary), and the allocation of principal prepayments to the respective classes of offered certificates with principal balances; and

●	the allocation of shortfalls and losses on the mortgage loans to the respective classes of offered certificates.

Any changes in the weighted average lives of your certificates may adversely affect your yield. In general, if you buy a Class X-A or Class X-B certificate or if you buy any other offered certificate at a premium, and principal distributions occur faster than expected, your actual yield to maturity will be lower than your anticipated yield. If principal distributions are very high, holders of certificates purchased at a premium might not fully recover their initial investment. Conversely, if you buy an offered certificate at a discount and principal distributions occur more slowly than expected, your actual yield to maturity will be lower than your anticipated yield. The potential effect that prepayments may have on the yield of your certificates will increase as the discount deepens or the premium increases. If the amount of interest payable on your certificates is disproportionately large as compared to the amount of principal payable on your certificates, or if your certificates entitle you to receive payments of interest but no payments of principal, then you may fail to recover your original investment under some prepayment scenarios.

In addition, if you buy offered certificates that entitle you to distributions of principal, prepayments resulting in a shortening of weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

In addition, the extent to which prepayments on the mortgage loans in the issuing entity ultimately affect the weighted average life of the certificates will depend on the terms of the certificates, more particularly:

●	a class of certificates that entitles the holders of those certificates to a disproportionately larger share of the prepayments on the mortgage loans increases the “call risk” or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and

●	a class of certificates that entitles the holders of the certificates to a disproportionately smaller share of the prepayments on the mortgage loans increases the likelihood of “extension risk” or an extended average life of that class if the rate of prepayment is relatively slow.

The Investment Performance and Average Life of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans, and Those Payments, Defaults and Losses May Be Highly Unpredictable

Payments of principal and/or interest on your offered certificates will depend upon, among other things, the rate and timing of payments on the underlying mortgage loans. Prepayments on the underlying mortgage loans may result in a faster rate of principal payments on your offered certificates, thereby resulting in a shorter average life for your offered certificates than if those prepayments had not occurred.

The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates. As a result, repayment of your offered certificates could occur significantly earlier or later, and the average life of your offered certificates could be significantly shorter or longer, than you expected.

The extent to which prepayments on the underlying mortgage loans ultimately affect the average life of your offered certificates depends on the terms and provisions of your offered certificates. A class of offered certificates may entitle the holders to a pro rata share of any prepayments on the underlying mortgage loans, to all or a disproportionately large share of those prepayments, or to none or a disproportionately small share of those prepayments. If you are entitled to a disproportionately large share of any prepayments on the underlying mortgage loans, your offered certificates may be retired at an earlier date. If, however, you are only entitled to a small share of the prepayments on the underlying mortgage loans, the average life of your offered certificates may be extended. Your entitlement to receive payments, including prepayments, of principal of the underlying mortgage loans may—

●	vary based on the occurrence of specified events, such as the retirement of one or more other classes of certificates, or

●	be subject to various contingencies, such as prepayment and default rates with respect to the underlying mortgage loans.

Each of the mortgage loans underlying the offered certificates will specify the terms on which the related borrower must repay the outstanding principal amount of the loan. The rate, timing and amount of scheduled payments of principal may vary, and may vary significantly, from mortgage loan to mortgage loan. The rate at which the underlying mortgage loans amortize will directly affect the rate at which the principal balance or notional amount of your offered certificates is paid down or otherwise reduced.

In addition, any mortgage loan underlying the offered certificates may permit the related borrower during some or all of the loan term to prepay the loan. In general, a borrower will be more likely to prepay its mortgage loan when it has an economic incentive to do so, such as obtaining a larger loan on the same underlying real property or a lower or otherwise more advantageous interest rate through refinancing. If a mortgage loan includes some form of prepayment restriction, the likelihood of prepayment should decline. These restrictions may include—

●	an absolute or partial prohibition against voluntary prepayments during some or all of the loan term, or

●	a requirement that voluntary prepayments be accompanied by some form of prepayment premium, fee or charge during some or all of the loan term.

In many cases, however, there will be no restriction associated with the application of insurance proceeds or condemnation proceeds as a prepayment of principal.

Notwithstanding the terms of the mortgage loans backing your offered certificates, the amount, rate and timing of payments and other collections on those mortgage loans will, to some degree, be unpredictable because of borrower defaults and because of casualties and condemnations with respect to the underlying real properties.

The investment performance of your offered certificates may vary materially and adversely from your expectations due to—

●	the rate of prepayments and other unscheduled collections of principal on the underlying mortgage loans being faster or slower than you anticipated, or

●	the rate of defaults on the underlying mortgage loans being faster, or the severity of losses on the underlying mortgage loans being greater, than you anticipated.

The actual yield to you, as a holder of an offered certificate, may not equal the yield you anticipated at the time of your purchase, and the total return on investment that you expected may not be realized. In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate prepayment, default and loss assumptions to be used.

We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experiences of commercial mortgage loans. For this purpose, principal payments include both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from the application of loan reserves, property releases, casualty or condemnation, defaults and liquidations or repurchases upon breaches of representations and warranties or material document defects or purchases by the holder of a subordinate companion loan or a mezzanine lender pursuant to a purchase option or sales of defaulted mortgage loans. The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

●	the terms of the mortgage loans, including, the length of any prepayment lockout period and the applicable yield maintenance charges and prepayment premiums and the extent to which the related mortgage loan terms may be practically enforced;

●	the level of prevailing interest rates;

●	the availability of mortgage credit;

●	the master servicer’s or special servicer’s ability to enforce yield maintenance charges and prepayment premiums;

●	the failure to meet certain requirements for the release of escrows;

●	the occurrence of casualties or natural disasters; and

●	economic, demographic, tax, legal or other factors.

See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Prepayment Provisions” for a description of certain prepayment protections and other factors that may influence the rate of prepayment of the mortgage loans. See “—Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable” below.

In addition, if a sponsor or guarantor repurchases any mortgage loan from the issuing entity due to breaches of representations or warranties or document defects, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge or other prepayment charge would be payable. Additionally, the holder of any subordinate companion loan or any mezzanine lender may have the option to purchase the related mortgage loan after certain defaults, and the purchase price may not include any yield maintenance payments or prepayment charges. As a result of such a repurchase or purchase, investors in the Class X-A and Class X-B certificates and any classes of offered certificates purchased at a premium might not fully recoup their initial investment. In this respect, see “The Mortgage Loan Purchase Agreements—Representations and Warranties” and “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans”.

A rapid rate of principal prepayments, liquidations and/or principal losses on the mortgage loans could result in the failure to recoup the initial investment in the Class X-A and/or Class X-B certificates. Investors in the

Class X-A and Class X-B certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans could result in the failure of such investors to recoup fully their initial investments. The yield to maturity of the Class X-A and/or Class X-B certificates may be adversely affected by the prepayment of mortgage loans with higher net mortgage rates. See “—A Rapid Rate of Principal Prepayments, Liquidations and/or Principal Losses on the Mortgage Loans Could Result in the Failure to Recoup the Initial Investment in the Class X-A and Class X-B Certificates” and “Yield, Prepayment and Maturity Considerations—Yield on the Class X-A and Class X-B Certificates”.

 Your Yield May Be Adversely Affected by Prepayments Resulting from Earnout Reserves

With respect to certain mortgage loans, earnout escrows may have been established at origination, which funds may be released to the related borrower upon satisfaction of certain conditions.  If such conditions with respect to any such mortgage loan are not satisfied, the amounts reserved in such escrows may be applied to the payment of the mortgage loan, which would have the same effect on the offered certificates as a prepayment of the mortgage loan, except that such application of funds would not be accompanied by any prepayment premium or yield maintenance charge.  See Annex A to this prospectus. The pooling and servicing agreement will provide that unless required by the mortgage loan documents, neither the master servicer nor the special servicer, as applicable, will apply such amounts as a prepayment if no event of default has occurred.

Losses and Shortfalls May Change Your Anticipated Yield

If losses on the mortgage loans allocated to the non-vertically retained principal balance certificates exceed the aggregate certificate balance of the classes of non-vertically retained principal balance certificates subordinated to a particular class thereof, that class will suffer a loss equal to the full amount of the excess (up to the outstanding certificate balance of that class). Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates.

For example, certain shortfalls in interest as a result of involuntary prepayments may reduce the funds available to make payments on your certificates. In addition, if the master servicer, the special servicer or the trustee is reimbursed out of general collections on the mortgage loans included in the issuing entity for any advance that it has determined is not recoverable out of collections on the related mortgage loan, then to the extent that this reimbursement is made from collections of principal on the mortgage loans in the issuing entity, that reimbursement will reduce the amount of principal available to be distributed on the certificates and will result in a reduction of the certificate balances of the non-vertically retained principal balance certificates (in the order described in the next paragraph as if it was a loss realized on the mortgage loans) and the VRR Interest, pro rata based on their respective percentage allocation entitlements as described in this prospectus. See “Description of the Certificates—Distributions”. Likewise, if the master servicer, the special servicer or the trustee is reimbursed out of principal collections on the mortgage loans for any workout delayed reimbursement amounts, that reimbursement will reduce the amount of principal available to be distributed on the non-vertically retained principal balance certificates and the VRR Interest, pro rata based on their respective percentage allocation entitlement as described in this prospectus, on that distribution date. This reimbursement would have the effect of reducing current payments of principal on the offered certificates with principal balances and extending the weighted average lives of those certificates. See “Description of the Certificates—Distributions”.

In addition, to the extent losses are realized on the mortgage loans and allocated to the non-vertically retained principal balance certificates, first the Class G certificates, then the Class F certificates, then the Class E certificates, then the Class D certificates, then the Class C certificates, then the Class B certificates, then the Class A-S certificates and, then, pro rata, the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates, based on their respective certificate balances, will bear such losses up to an amount equal to the respective outstanding certificate balance thereof. A reduction in the certificate balance of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB or Class A-S certificates will result in a corresponding reduction in the notional amount of the Class X-A certificates. A reduction in the certificate balance of the Class B certificates will result in a corresponding reduction in the notional amount of the Class X-B certificates. No representation is made as to the anticipated rate or timing of prepayments (voluntary or involuntary) or rate, timing or amount of liquidations or losses on the mortgage loans or as to the anticipated yield to maturity of any such offered certificate. See “Yield, Prepayment and Maturity Considerations”.

Modifications of the Terms of the Mortgage Loans May Affect the Amount and Timing of Payments on Your Offered Certificates

The master servicer or special servicer may, within prescribed limits, extend and modify mortgage loans underlying your offered certificates that are in default or as to which a payment default is imminent in order to maximize recoveries on the defaulted loans. The master servicer or special servicer is only required to determine that any extension or modification is reasonably likely to produce a greater recovery than a liquidation of the real property securing the defaulted loan. There is a risk that the decision of the master servicer or special servicer to extend or modify a mortgage loan may not in fact produce a greater recovery.

The master servicer (or any related primary servicer) will be responsible for servicing the mortgage loans underlying your offered certificates regardless of whether such mortgage loans are performing or have become delinquent or have otherwise been transferred to special servicing. As delinquencies or defaults occur, the special servicer and any sub-servicer will be required to utilize an increasing amount of resources to work with borrowers to maximize collections on the mortgage loans serviced by it. This may include modifying the terms of such mortgage loans that are in default or whose default is reasonably foreseeable. At each step in the process of trying to bring a defaulted mortgage loan current or in maximizing proceeds to the certificateholders, the special servicer and any sub-servicer will be required to invest time and resources not otherwise required when collecting payments on non-specially serviced mortgage loans. Modifications of mortgage loans implemented by the special servicer or any sub-servicer in order to maximize ultimate proceeds of such mortgage loans to the certificateholders may have the effect of, among other things, reducing or otherwise changing the mortgage rate, forgiving or forbearing payments of principal, interest or other amounts owed under the mortgage loan, extending the final maturity date of the mortgage loan, capitalizing or deferring delinquent interest and other amounts owed under the mortgage loan, forbearing payment of a portion of the principal balance of the mortgage loan or any combination of these or other modifications. Any modified mortgage loan may remain in the issuing entity, and the modification may result in a reduction in (or may eliminate) the funds received by the issuing entity with respect to such mortgage loan.

The ability to modify mortgage loans by each of the master servicer and the special servicer may be limited by several factors. First, if the master servicer or special servicer, as applicable, has to consider a large number of modifications, operational constraints may affect the ability of such servicer to adequately address all of the needs of the borrowers. Furthermore, the terms of the pooling and servicing agreement will significantly limit the actions of the master servicer, and will prohibit the special servicer from taking certain actions, in connection with a loan modification, such as an extension of the loan term beyond a specified date such as a specified number of years prior to the rated final distribution date. You should consider the importance of the role of the special servicer in maximizing collections for the transaction and the impediments the special servicer may encounter when servicing delinquent or defaulted mortgage loans. In some cases, failure by the special servicer to timely modify the terms of a defaulted mortgage loan may reduce amounts available for distribution on your offered certificates. In addition, even if a loan modification is successfully completed, there can be no assurance that the related borrower will continue to perform under the terms of the modified mortgage loan.

You should note that modifications that are designed to maximize collections in the aggregate may adversely affect a particular class of certificates in the transaction. The pooling and servicing agreement will obligate the master servicer and special servicer not to consider the interests of individual classes of certificates. You should also note that in connection with considering a modification or other type of loss mitigation, the master servicer or special servicer may incur or bear related out-of-pocket expenses, such as appraisal fees, which would be reimbursed to such servicer from the transaction as servicing advances and paid from amounts received on the modified loan or from other mortgage loans in the related mortgage pool but in each case, prior to distributions being made on your offered certificates.

Payments Allocated to the VRR Interest Will Not Be Available to Make Payments on the Non-Vertically Retained Certificates, and Payments Allocated to the Non-Vertically Retained Certificates Will Not Be Available to Make Payments on the VRR Interest

As described in this prospectus, payments of principal and interest in respect of the mortgage loans will be distributed to the holders of the non-vertically retained certificates and the VRR Interest, pro rata, based upon their respective percentage allocation entitlement. Amounts received and allocated to the non-vertically retained certificates will not be available to satisfy any amounts due and payable to the VRR Interest. Likewise, amounts received and allocated to the VRR Interest will not be available to satisfy any amounts due and payable to the non-vertically retained certificates. Accordingly, any losses incurred by the issuing entity will also be effectively allocated between the non-vertically retained certificates (collectively) and the VRR Interest, pro rata, based upon their respective percentage allocation entitlement. See “Description of the Certificates—Distributions” and “Credit Risk Retention”.

Release, Casualty and Condemnation of Collateral May Reduce the Yield on Your Certificates

Notwithstanding the prepayment provisions described in this prospectus, certain of the mortgage loans permit the release of a mortgaged property (or a portion of the mortgaged property) subject to the satisfaction of certain conditions described under “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”. In order to obtain such release (other than with respect to the release of certain non-material portions of the mortgaged properties which may not require payment of a release price), the related borrower may be required (among other things) to pay a release price, which in some cases may not include a prepayment premium or yield maintenance charge on all or a portion of such payment. In addition, some mortgage loans may provide that the application of casualty or condemnation proceeds to pay down the subject mortgage loan does not need to be accompanied by a prepayment premium or yield maintenance charge. Any such prepayments may adversely affect the yield to maturity of your certificates. See “—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” in this prospectus.

In addition, certain mortgage loans provide for the release, without prepayment or defeasance, of outparcels or other portions of the related mortgaged property that were given no value or minimal value in the underwriting process, subject to the satisfaction of certain conditions. Certain of the mortgage loans also permit the related borrower to add or substitute collateral under certain circumstances.

See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Partial Releases” and Annex A for further details regarding the various release provisions.

Pro Rata Allocation of Principal Between and Among the Subordinate Companion Loan and the Related Mortgage Loan Prior to a Material Mortgage Loan Event Default

With respect to a mortgage loan that is part of a loan combination with a subordinate companion loan, prior to the occurrence and continuance of a material mortgage loan event of default, any collections of scheduled principal payments and other unscheduled principal payments with respect to the related loan combination (including, if applicable, any prepayment in connection with a release of a mortgaged property) received from the related borrower may (if so provided in the related co-lender agreement) be allocated to such mortgage loan and any such subordinate companion loan(s) on a pro rata basis. Any such pro rata distributions of principal would have the effect of reducing the total dollar amount of subordination provided to the offered certificates by the subordinate companion loan(s). See “Description of the Mortgage Pool—The Loan Combinations”.

Certain Classes of the Offered Certificates Are Subordinate to, and Are Therefore Riskier Than, Other Classes

The Class A-S, Class B and Class C certificates are subordinate to other classes of non-vertically retained certificates. If you purchase any offered certificates that are subordinate to one or more other classes, then your offered certificates will provide credit support to such other senior classes. As a result, you will receive payments after, and must bear the effects of losses on the trust assets before, the holders of the senior classes.

When making an investment decision, you should consider, among other things—

●	the payment priorities of the respective classes of the certificates,

●	the order in which the principal balances of the respective classes of the certificates with balances will be reduced in connection with losses and default-related shortfalls, and

●	the characteristics and quality of the mortgage loans in the trust.

A Rapid Rate of Principal Prepayments, Liquidations and/or Principal Losses on the Mortgage Loans Could Result in the Failure to Recoup the Initial Investment in the Class X-A and Class X-B Certificates

The Class X-A and Class X-B certificates will not be entitled to distributions of principal but instead will accrue interest on their respective notional amounts.

The yield to maturity on the Class X-A certificates will be especially sensitive to the rate and timing of reductions made to the certificate balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class A-S certificates. The yield to maturity of the Class X-B certificates will be especially sensitive to the rate and timing of reductions made to the certificate balance of the Class B certificates. In each case, the causes of such reductions in the applicable certificate balances may include delinquencies and losses on the mortgage loans due to liquidations, principal payments (including both voluntary and involuntary prepayments, delinquencies, defaults and liquidations) on the mortgage loans and payments with respect to purchases and repurchases thereof, which may fluctuate significantly from time to time. A rate of principal payments and liquidations on the mortgage loans that is more rapid than expected by investors may have a material adverse effect on the yield to maturity of the Class X-A and/or Class X-B certificates and may result in holders not fully recouping their initial investments. The yield to maturity of the Class X-A and/or Class X-B certificates may be adversely affected by the prepayment of mortgage loans with higher net mortgage rates. See “Yield, Prepayment and Maturity Considerations—Yield on the Class X-A and Class X-B Certificates”.

Book-Entry Registration Will Mean You Will Not Be Recognized as a Holder of Record

Your offered certificates will be issued in book-entry form through the facilities of the Depository Trust Company.

Your certificates will be initially represented by one or more certificates registered in the name of Cede & Co., as the nominee for DTC, and will not be registered in your name. As a result, you will not be recognized as a certificateholder, or holder of record of your certificates and—

●	you will be able to exercise your rights as a certificateholder only indirectly through the Depository Trust Company and its participating organizations;

●	you may have only limited access to information regarding your offered certificates;

●	you may suffer delays in the receipt of payments on your offered certificates; and

●	your ability to pledge or otherwise take action with respect to your offered certificates may be limited due to the lack of a physical certificate evidencing your ownership of those certificates.

See “Description of the Certificates—Delivery, Form, Transfer and Denomination—Book-Entry Registration”.

The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue to Adversely Affect the Value of CMBS

In recent years, the real estate and securitization markets, including the market for commercial mortgage-backed securities (“CMBS”), experienced significant dislocations, illiquidity and volatility. We cannot assure you that another dislocation in CMBS will not occur.

Any economic downturn may adversely affect the financial resources of borrowers under commercial mortgage loans and may result in their inability to make payments on, or refinance, their outstanding mortgage debt when due or to sell their mortgaged properties for an aggregate amount sufficient to pay off the outstanding debt when due. As a result, distributions of principal and interest on your certificates, and the value of your certificates, could be adversely affected.

Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity and Other Aspects of the Offered Certificates

We make no representation as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the offered certificates for such purposes or under such restrictions. Changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors or other participants in the asset-backed securities markets including the CMBS market. While the general effects of such changes are uncertain, regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire CMBS, which in turn may adversely affect the ability of investors in the offered certificates who are not subject to those provisions to resell their certificates in the secondary market. For example:

●	Part Five (Articles 404-410) of EU Regulation 575/2013 (the “CRR”) imposes on European Economic Area (“EEA”) credit institutions and investment firms (and their consolidated affiliates) (each, a “CRR Investor”) investing in securitizations (as defined in the CRR) (a) a requirement that the originator, sponsor or original lender of such securitization has explicitly disclosed that it will retain, on an ongoing basis, a material net economic interest which, in any event, shall not be less than 5% in the transaction in the manner contemplated in the CRR, and (b) a requirement that the CRR Investor has undertaken certain due diligence in respect of the securitization and the underlying exposures and has established procedures for monitoring them on an ongoing basis (together, the “CRR Retention Requirements”). National regulators in EEA member states impose penal risk weights for credit risk capital requirements on securitization investments in respect of which the Retention Requirement or the Due Diligence Requirement has not been satisfied in any material respect by reason of the negligence or omission of the CRR Investor. The CRR provisions are supplemented by regulatory technical standards, in the form of a Commission Delegated Regulation 625/2014 of March 13, 2014, specifying certain aspects of the CRR Retention Requirements, and by implementing technical standards, contained in Commission Implementing Regulation (EU) No 602/2014 of June 4, 2014, specifying calculation of the penalty risk weights.

●	Requirements similar to the CRR Retention Requirements (together with the CRR Retention Requirements, the “Existing EU Retention Requirements”) (i) apply to investments in securitizations by investment funds managed by EEA investment managers subject to EU Directive 2011/61/EU on Alternative Investment Fund Managers, pursuant to Chapter III, Section 5 of Commission Delegated Regulation (EU) No. 231/2013 of December 19, 2012 (together with any related technical standards and guidance in effect from time to time, the “AIFM Regulation”) and (ii) apply to investments in securitizations by insurance and reinsurance undertakings subject to Directive 2009/138/EC, as amended (known as the Solvency II Directive), pursuant to Articles 254-257 of Commission Delegated Regulation (EU) No. 2015/35 of October 10, 2014 (together with any related technical standards and guidance in effect from time to time, the “Solvency II Regulation”). The retention requirements set out in the AIFM Regulation and the Solvency II Regulation for different types of regulated investors are not identical to the CRR Retention Requirements, and in particular, additional due diligence requirements apply to investors subject to the AIFM Regulation and the Solvency II Regulation. Similar requirements are expected to apply in the future to the same types and additional types of EEA-regulated institutional investors pursuant to the Securitization Regulation referred to below (“EU Retention Requirements”).

●	Prospective investors should also be aware that EU Retention Requirements will apply, in place of the Existing EU Retention Requirements, to securitizations in respect of which the relevant securities are issued on or after January 1, 2019. The principal EU Regulation to implement the new EU Retention Requirements and establish a general framework for securitization (the “Securitization Regulation”) was adopted by the European Parliament and the Council of the European Union as Regulation (EU) 2017/2042 of December 12, 2017. On and after January 1, 2019 the EU Retention Requirements in the Securitization Regulation will apply to the types of affected investors covered by the Existing EU Retention Requirements and also to (a) certain investment companies authorized in accordance with Directive 2009/65/EC, and managing companies as defined in that Directive, and (b) institutions for occupational retirement provision falling within the scope of Directive (EU) 2016/2341 (subject to certain exceptions), and certain investment managers and authorized entities appointed by such institutions. There will be material differences between those new EU Retention Requirements and the Existing EU Retention Requirements, and certain aspects of the new EU Retention Requirements are to be specified in new regulatory technical standards which are subject to public consultation and have not yet been adopted or published in final form. With regard to securitizations in respect of which the relevant securities are issued before January 1, 2019, affected investors that are subject to the Existing EU Retention Requirements will continue to be subject to the risk retention and due diligence requirements of the Existing EU Retention Requirements, including on and after that date. Prospective investors are themselves responsible for monitoring and assessing changes to the EU Retention Requirements and their regulatory capital requirements.

●	Prospective investors should be aware that none of the originators, the sponsors, the depositor or the issuing entity will retain a material net economic interest in the securitization constituted by the issue of the certificates in accordance with any Existing EU Retention Requirements or EU Retention Requirements or to take any other action which may be required by prospective investors for the purposes of their compliance with any Existing EU Retention Requirements or EU Retention Requirements. Consequently, the certificates may not be a suitable investment for investors that are now or may in the future be subject to any Existing EU Retention Requirements or EU Retention Requirements. As a result, the price and liquidity of the certificates in the secondary market may be adversely affected. This could adversely affect your ability to transfer certificates or the price you may receive upon your sale of certificates.

●	Recent changes in federal banking and securities laws, including those resulting from the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) enacted in the United States, may have an adverse effect on issuers, investors and other participants in the asset-backed securities markets. In particular, new capital regulations, which were adopted by the U.S. banking regulators in July 2013 and began phasing in on January 1, 2014, implement (i) many aspects of the increased capital framework agreed upon by the Basel Committee on Banking Supervision (“BCBS”) in “Basel III: A Global Regulatory Framework for More Resilient Banks and Banking Systems” and also (ii) changes required by the Dodd-Frank Act. These new capital regulations eliminate reliance on credit ratings and otherwise alter, and in most cases increase, the capital requirements imposed on depository institutions and their holding companies, including with respect to ownership of asset-backed securities such as CMBS. Additional phases of compliance began on January 1, 2015 and January 1, 2016, respectively. Further changes in capital requirements were announced by the BCBS in January 2016, and it is uncertain when such changes will be implemented in the United States. When fully implemented in the United States, these changes may have an adverse effect on investments in asset-backed securities. As a result of these regulations, investments in CMBS like the certificates by financial institutions subject to these regulations may result in greater capital charges to these financial institutions, and the treatment of CMBS for their regulatory capital purposes may otherwise be adversely affected. Such developments could reduce the attractiveness of investments in CMBS for such entities.

●	The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the regulations adopted to implement Section 619 of the Dodd-Frank Act (such statutory provision, together with such implementing regulations, the “Volcker Rule”). The Volcker Rule generally prohibits “banking entities” (which is broadly defined to include U.S. banks and bank holding companies and many non-U.S. banking entities, together with their respective subsidiaries and other affiliates) from (i) engaging in proprietary trading, (ii) acquiring or retaining an ownership interest in or sponsoring a “covered fund” and (iii) entering into certain relationships with such funds. Under the Volcker Rule, unless otherwise jointly determined by specified federal regulators, a “covered fund” does not include an issuer that may rely on an exclusion or exemption from the definition of “investment company” under the Investment Company Act other than the exclusions contained in Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act. The Volcker Rule became effective on July 21, 2012, and final regulations implementing the Volcker Rule were adopted on December 10, 2013, with conformance required by July 21, 2015 (or by July 21, 2017 in respect of investments in and relationships with covered funds that were in place prior to December 31, 2013). Although prior to the deadlines for conformance, banking entities were or are required to make good-faith efforts to conform their activities and investments to the Volcker Rule, the general effects of the Volcker Rule remain uncertain. Any prospective investor in the certificates, including a U.S. or foreign bank or a subsidiary or other affiliate thereof, should consult its own legal advisors regarding such matters and other effects of the Volcker Rule.

●	The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products. These changes, or any future changes, may affect the accounting for entities such as the issuing entity, could under certain circumstances require an investor or its owner generally to consolidate the assets of the issuing entity in its financial statements and record third parties’ investments in the issuing entity as liabilities of that investor or owner or could otherwise adversely affect the manner in which the investor or its owner must report an investment in commercial mortgage-backed securities for financial reporting purposes.

●	For purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, no class of offered certificates will constitute “mortgage related securities.”

●	In a number of cases that have been filed alleging certain violations of the Trust Indenture Act of 1939, as amended (the “TIA”), certain lower courts have held that the TIA was applicable to certain agreements similar to the Pooling and Servicing Agreement and that the mortgage-backed certificates issued pursuant to such agreements were not exempt under Section 304(a)(2) of the TIA. (See for example, Retirement Board of the Policemen’s Annuity and Benefit Fund of the City of Chicago v. The Bank of New York Mellon, 11 Civ. 5459, 914 F.Supp.2d 422 (WHP) (S.D.N.Y. Apr. 3, 2012), Policemen’s Annuity and Benefit Fund of the City of Chicago v. Bank of America, et.al, 12 Civ. 2865, 907 F.Supp.2d 536 (KBF) (S.D.N.Y. Dec. 7, 2012) and American Fidelity Assurance Co. v. Bank of New York Mellon, No. Civ-11-1284-D, 2013 WL 6835277 (W.D. Okla. December 26, 2013)). These rulings are contrary to more than three decades of market practice, as well as guidance regarding Section 304(a)(2) of the TIA that had previously been provided by the staff of the Division of Corporation Finance and that, prior to April 24, 2015, had been posted on the SEC’s website as Division of Corporation Finance Interpretive Response 202.01 (“CDI 202.01”). See also Harbor Financial, Inc., 1988 SEC No-Act. LEXIS 1463 (Oct. 31, 1988) (in which the SEC staff agreed that certificates evidencing an interest in a pool of mortgage loans could be issued without qualification of the issuing instrument under the TIA). In addition, on December 23, 2014, the United States Court of Appeals for the Second Circuit reversed the lower court’s ruling in Retirement Bd. of the Policemen’s Annuity regarding the applicability of the TIA to trusts governed by pooling and servicing agreements under New York law, holding that the mortgaged-backed securities at issue are exempt under Section 304(a)(2) of the TIA. The plaintiffs/appellants in that case filed a petition for rehearing en banc with the Second Circuit, which was denied on April 13, 2015, and such plaintiffs/appellants filed a petition for writ of certiorari to the United States Supreme Court on September 10, 2015, which was denied on January 11, 2016. On April 24, 2015, CDI 202.01 was withdrawn by the SEC staff without any indication of the reason for such withdrawal. If the American Fidelity Assurance Company case is affirmed on appeal, there would be a split in the United States circuit courts regarding this issue. While the implication of a determination that the TIA does apply to the Pooling and Servicing Agreement is unclear, such a determination may have an adverse effect on the issuing entity and/or your certificates.

Further changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets (including the CMBS market) and may have adverse effect on the liquidity, market value and regulatory characteristics of the certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal, accounting and other advisors in determining whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment or other restrictions, unfavorable accounting treatment, capital charges or reserve requirements. See “Legal Investment”.

None of the issuing entity, the depositor, the underwriters, the mortgage loan sellers or any other party to the transaction makes any representation to any prospective investor or purchaser of the offered certificates regarding the regulatory capital treatment of their investment in the offered certificates on the closing date or at any time in the future.

In addition, this transaction is structured to comply with the credit risk retention rules as and to the extent set forth under “Credit Risk Retention”. We cannot assure you that the retaining party will at all times satisfy such credit risk retention requirements. At this time, it is unclear what effect a failure of the retaining party to be in compliance with the credit risk retention rules at any time will have on the certificateholders or the market value or liquidity of the certificates. Furthermore, notwithstanding any references in this prospectus to the credit risk retention rules, Regulation RR, the retaining party or other risk retention related matters, in the event the credit risk retention rules and/or Regulation RR (or any relevant portion thereof) are repealed or determined by applicable regulatory agencies to be no longer applicable to this securitization transaction, neither the retaining sponsor nor any other party will be required to comply with or act in accordance with the credit risk retention rules or Regulation RR (or such relevant portion thereof).

Other External Factors May Adversely Affect the Value and Liquidity of Your Investment; Global, National and Local Economic Factors

Due to factors not directly relating to the offered certificates or the underlying mortgage loans, the market value of the offered certificates can decline even if the offered certificates, the mortgage loans or the mortgaged properties are performing at or above your expectations.

Global financial markets have in recent years experienced increased volatility due to uncertainty surrounding the level and sustainability of the sovereign debt of various countries. Much of this uncertainty has related to certain countries that participate in the European Monetary Union and whose sovereign debt is generally denominated in Euros, the common currency shared by members of that union. In addition, some economists, observers and market participants have expressed concerns regarding the sustainability of the monetary union and the common currency in their current form. Concerns regarding sovereign debt may emerge with respect to other countries at any time.

Furthermore, many state and local governments in the United States are experiencing, and are expected to continue to experience, severe budgetary strain. One or more states could default on their debt, or one or more significant local governments could default on their debt or seek relief from their debt under Title 11 of the United States Code, as amended (the “Bankruptcy Code”) or by agreement with their creditors. Any or all of the circumstances described above may lead to further volatility in or disruption of the credit markets at any time.

Moreover, other types of events, domestic or international, may affect general economic conditions, consumer confidence and financial markets:

●	Wars, revolts, insurrections, armed conflicts, energy supply or price disruptions, terrorism, political crises, natural disasters and man-made disasters may have an adverse effect on the mortgaged properties and/or your certificates;

●	Trading activity associated with indices of CMBS may drive spreads on those indices wider than spreads on CMBS, thereby resulting in a decrease in value of such CMBS, including your certificates, and spreads on those indices may be affected by a variety of factors, and may or may not be affected for reasons involving the commercial and multifamily real estate markets and may be affected for reasons that are unknown and cannot be discerned; and

●	The market value of your certificates also may be affected by many other factors, including the then-prevailing interest rates and market perceptions of risks associated with commercial mortgage lending. A change in the market value of the certificates may be disproportionately impacted by upward or downward movements in the current interest rates.

Investors should consider that the foregoing factors may adversely affect the performance of the mortgage loans and accordingly the performance of the offered certificates.

The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline

The offered certificates may have limited or no liquidity.

As described above under “—The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue to Adversely Affect the Value of CMBS” and “—Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity and Other Aspects of the Offered Certificates”, the secondary market for mortgage-backed securities recently experienced extremely limited liquidity. The adverse conditions described above as well as other adverse conditions could continue to severely limit the liquidity for mortgage-backed securities and cause disruptions and volatility in the market for CMBS.

Your certificates will not be listed on any national securities exchange or the NASDAQ stock market or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates. While we have been advised by the underwriters that one or more of them, or one or more of their affiliates, currently intend to make a market in the offered certificates, none of the underwriters has any obligation to do so, any market-making may be discontinued at any time, and we cannot assure you that an active secondary market for the offered certificates will develop. Additionally, one or more purchasers may purchase substantial portions of one or more classes of offered certificates. Accordingly, you may not have an active or liquid secondary market for your certificates. Lack of liquidity could result in a substantial decrease in the market value of your certificates. We do not expect that you will have any redemption rights with respect to your offered certificates.

Lack of liquidity will impair your ability to sell your offered certificates and may prevent you from doing so at a time when you may want or need to. Lack of liquidity could adversely affect the market value of your offered certificates.

In addition, the market value of the offered certificates will also be influenced by the supply of and demand for CMBS generally. The supply of CMBS will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in portfolios, that are available for securitization. A number of factors will affect investors’ demand for CMBS, including:

●	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk, having a less volatile market value or being more liquid;

●	legal and other restrictions that prohibit a particular entity from investing in CMBS or limit the amount or types of CMBS that it may acquire or require it to maintain increased capital or reserves as a result of its investment in CMBS;

●	accounting standards that may affect an investor’s characterization or treatment of an investment in CMBS for financial reporting purposes;

●	increased regulatory compliance burdens imposed on CMBS or securitizations generally, or on classes of securitizers, that may make securitization a less attractive financing option for commercial mortgage loans;

●	investors’ perceptions regarding the commercial and multifamily real estate markets, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on commercial mortgage loans;

●	investors’ perceptions regarding the capital markets in general, which may be adversely affected by political, social and economic events completely unrelated to the commercial real estate markets; and

●	the impact on demand generally for CMBS as a result of the existence or cancellation of government-sponsored economic programs.

If you decide to sell any offered certificates, the ability to sell your offered certificates will depend on, among other things, whether and to what extent a secondary market then exists for these offered certificates, and you may have to sell at a discount from the price you paid for reasons unrelated to the performance of the offered certificates or the mortgage loans.

Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded

Ratings assigned to the offered certificates by the nationally recognized statistical rating organizations engaged by the depositor:

●	are based on, among other things, the economic characteristics of the mortgaged properties and other relevant structural features of the transaction;

●	do not represent any assessment of the yield to maturity that a certificateholder may experience;

●	reflect only the views of the respective rating agencies as of the date such ratings were issued;

●	may be reviewed, revised, suspended, downgraded, qualified or withdrawn entirely by the applicable rating agency as a result of changes in or unavailability of information;

●	may have been determined based on criteria that included an analysis of historical mortgage loan data that may not reflect future experience;

●	may reflect assumptions by such rating agencies regarding performance of the mortgage loans that are not accurate, as evidenced by the significant amount of downgrades, qualifications and withdrawals of ratings assigned to previously issued CMBS by the hired rating agencies and other nationally recognized statistical rating organizations during the recent credit crisis; and

●	do not consider to what extent the offered certificates will be subject to prepayment or that the outstanding principal amount of any class of offered certificates will be prepaid and do not consider the likelihood of early optional termination of any trust.

The amount, type and nature of credit support given the offered certificates will be determined on the basis of criteria established by each rating agency rating classes of the offered certificates. Those criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of mortgage loans. In other cases, such criteria may be based upon determinations of the values of the properties that provide security for the mortgage loans. However, we cannot assure you that those values will not decline in the future. As a result, the credit support required in respect of the offered certificates may be insufficient to fully protect the holders of those certificates from losses on the related mortgage asset pool.

In addition, the rating of any class of offered certificates below an investment grade rating by any nationally recognized statistical rating organization, whether upon initial issuance of such class of certificates or as a result of a ratings downgrade, could adversely affect the ability of an employee benefit plan or other investor to purchase or retain those offered certificates. See “ERISA Considerations” and “Legal Investment”.

Nationally recognized statistical rating organizations that were not engaged by the depositor to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of offered certificates, relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by a rating agency engaged by the depositor. The issuance of unsolicited ratings by any nationally recognized statistical rating organization on a class of the offered certificates that are lower than ratings assigned by a rating agency engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class.

As part of the process of obtaining ratings for the offered certificates, the depositor had initial discussions with and submitted certain materials to six nationally recognized statistical rating organizations. Based on preliminary feedback from those nationally recognized statistical rating organizations at that time, the depositor selected three of those nationally recognized statistical rating organizations to rate the offered certificates but not the others, due in part to their initial subordination levels for the various classes of the offered and non-offered certificates. In the case of one of the three nationally recognized statistical rating organizations selected by the depositor, the depositor has requested ratings for only certain classes of the offered certificates, due in part to the initial subordination levels provided by such nationally recognized statistical rating organization for the various classes of the offered certificates. Had the depositor selected alternative nationally recognized statistical rating organizations to rate the offered certificates, we cannot assure you as to the ratings that such other nationally recognized statistical rating organizations would have ultimately assigned to the offered certificates. Although unsolicited ratings may be issued by any nationally recognized statistical rating organization, a nationally recognized statistical rating organization might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor. Had the depositor requested each of the engaged nationally recognized statistical rating organizations to rate all classes of the offered certificates, we cannot assure you as to the ratings that any such engaged nationally recognized statistical rating organization would have ultimately assigned to the classes of offered certificates that it did not rate.

Furthermore, the Securities and Exchange Commission may determine that any or all of the rating agencies engaged by the depositor to rate the offered certificates no longer qualify as a nationally recognized statistical rating organization, or are no longer qualified to rate the offered certificates, and that determination may also have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. No person is obligated to maintain the rating on any offered certificate, and accordingly, there can be no assurance to you that the ratings assigned to any offered certificate on the date on which the certificate is originally issued will not be lowered or withdrawn by a rating agency at any time thereafter.

If any rating is revised or withdrawn or if any rating agencies retained by the depositor, a sponsor or an underwriter to provide a security rating on any class of offered certificates no longer qualifies as a “nationally recognized statistical rating organization” or is no longer qualified to rate any such class of offered certificates, the liquidity, market value and regulatory characteristics of your offered certificates may be adversely affected.

We are not obligated to maintain any particular rating with respect to the offered certificates, and the ratings initially assigned to the offered certificates by any or all of the rating agencies engaged by the depositor to rate the offered certificates could change adversely as a result of changes affecting, among other things, the underlying mortgage loans, the mortgaged properties, the sponsors, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer, the master servicer or the special servicer, or as a result of changes to ratings criteria employed by any or all of the rating agencies engaged by the depositor to rate the offered certificates. Although these changes would not necessarily be or result from an event of default on any underlying mortgage loan, any adverse change to the ratings of the offered certificates would likely have an adverse effect on the market value, liquidity and/or regulatory characteristics of those certificates.

To the extent that the provisions of the pooling and servicing agreement or any mortgage loan serviced thereunder condition any action, event or circumstance on the delivery of a rating agency confirmation, the pooling and servicing agreement will require delivery or deemed delivery of a rating agency confirmation only from the rating agencies engaged by the depositor to rate the offered certificates (and, in the case of certain actions, events or consequences related to any serviced pari passu companion loan that is included in a securitization transaction, the related companion loan rating agencies).

Further, certain actions provided for in loan agreements may require a rating agency confirmation be obtained from the rating agencies engaged by the depositor to rate the offered certificates as a precondition to taking such action. In certain circumstances, this condition may be deemed to have been met or waived without such a rating agency confirmation being obtained. In the event such an action is taken without a rating agency confirmation being obtained, we cannot assure you that the applicable rating agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action. Rating agency confirmations with respect to any outside serviced mortgage loan will also be subject to the terms and provisions of the related outside servicing agreement. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—’Due-On-Sale’ and ’Due-On-Encumbrance’ Provisions”, “The Pooling and Servicing Agreement—Rating Agency Confirmations” and

“Ratings” for additional considerations regarding the ratings, including a description of the process of obtaining confirmations of ratings for the offered certificates.

There can be no assurance that an unsolicited rating will not be issued prior to or after the closing date of the issuance of the certificates, and none of the depositor, any related sponsor or any related underwriter is obligated to inform investors (or potential investors) if an unsolicited rating is issued after the date of this prospectus. Consequently, if you intend to purchase the certificates, you should monitor whether an unsolicited rating of the certificates has been issued by a non-hired rating agency and should consult with your financial and legal advisors regarding the impact of an unsolicited rating on the certificates.

Any downgrading or unsolicited rating of a class of offered certificates to below “investment grade” may affect your ability to purchase or retain, or otherwise impact the regulatory characteristics, of those certificates.

Commercial, Multifamily and Manufactured Housing Community Lending Is Dependent on Net Operating Income; Information May Be Limited or Uncertain

The mortgage loans are secured by various income-producing commercial, multifamily and manufactured housing community properties. The repayment of a commercial, multifamily or manufactured housing community mortgage loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Even the liquidation value of a commercial, multifamily or manufactured housing community property is determined, in substantial part, by the capitalization of the property’s ability to produce cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the commercial, multifamily or manufactured housing community mortgage loan at any given time.

For certain historical financial information relating to the mortgaged properties, including net operating income for the most recent reporting period and prior three calendar years, to the extent available, prospective investors should review Annex A to this prospectus. Certain mortgage loans are secured in whole or in part by mortgaged properties that have no prior operating history available or otherwise lack historical financial figures and information. A mortgaged property may lack prior operating history or historical financial information for various reasons including because it is newly constructed or renovated, it is a recent acquisition by the related borrower or it is a single-tenant property that is subject to a triple net lease. In addition, a tenant’s lease may contain confidentiality provisions that restrict the sponsors’ access to or disclosure of such tenant’s financial information. Although the underwritten net cash flows and underwritten net operating income for mortgaged properties are derived principally from current rent rolls or tenant leases, underwritten net cash flows may also, in some cases, be based on (i) leases (or letters of intent) that are not yet in place (and may still be under negotiation), (ii) tenants that may have signed a lease (or letter of intent) or a lease amendment expanding the leased space, but are not yet in occupancy and/or are not yet paying rent, (iii) tenants that are leasing on a month-to-month basis and have the right to terminate their leases on a monthly basis, and/or (iv) historical expenses, adjusted to account for inflation, significant occupancy increases and a market rate management fee. However, we cannot assure you that such tenants will execute leases (or letters of intent) or expand their space or, in any event, that actual cash flows from such mortgaged properties will meet such projected cash flows, income and expense levels or that those funds will be sufficient to meet the payment obligations of the related mortgage loans.

See “—Underwritten Net Cash Flow Could Be Based on Incorrect or Failed Assumptions” below and “Description of the Mortgage Pool—Additional Mortgage Loan Information”. See also “—Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance” for a discussion of factors that could adversely affect the net operating income and property value of commercial mortgaged properties.

Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed

The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

Investors should treat each mortgage loan as a non-recourse loan. If a default occurs, recourse generally may be had only against the specific properties and other assets that have been pledged to secure the mortgage loan. Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity is primarily dependent upon the market value of the mortgaged property and the borrower’s ability to sell or refinance the mortgaged property.

Although the mortgage loans generally are non-recourse in nature, certain mortgage loans contain non-recourse carveouts for liabilities such as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters. Certain mortgage loans set forth under “Description of the Mortgage Pool—Non-Recourse Carveout Limitations” either do not contain non-recourse carveouts or contain material limitations to non-recourse carveouts. Often these obligations are guaranteed by an affiliate of the related borrower, although liability under any such guaranty may be capped or otherwise limited in amount or scope. Furthermore, certain guarantors may be foreign entities or individuals which, while subject to the domestic governing law provisions in the guaranty and related mortgage loan documents, could nevertheless require enforcement of any judgment in relation to a guaranty in a foreign jurisdiction, which could, in turn, cause a significant time delay or result in the inability to enforce the guaranty under foreign law. Additionally, the guarantor’s net worth and liquidity may be less (and in some cases, materially less) than amounts due under the related mortgage loan or the guarantor’s sole asset may be its interest in the related borrower. Certain mortgage loans may have the benefit of a general payment guaranty of a portion of the indebtedness under the mortgage loan. In all cases, however, the mortgage loans should be considered to be non-recourse obligations because neither the depositor nor the sponsors make any representation or warranty as to the obligation or ability of any borrower or guarantor to pay any deficiencies between any foreclosure proceeds and the mortgage loan indebtedness.

Underwritten Net Cash Flow Could Be Based on Incorrect or Failed Assumptions

As described in “Description of the Mortgage Pool—Certain Calculations and Definitions” and Annex A to this prospectus, underwritten net cash flow means cash flow (including any cash flow from master leases) as adjusted based on a number of assumptions used by the related sponsor. No representation is made that the underwritten net cash flow set forth in this prospectus as of the cut-off date or any other date represents actual future net cash flows. For example, with respect to certain mortgage loans included in the issuing entity, the occupancy of the related mortgaged property reflects tenants that may not have yet actually executed leases (or letters of intent) or that have signed leases but have not yet taken occupancy and/or are not paying full contractual rent or tenants that are seeking or may in the future seek to sublet all or a portion of their respective spaces, or tenants that are “dark” tenants but paying rent, or space that has been master leased to an affiliate of a borrower. You should review these assumptions and make your own determination of the appropriate assumptions to be used in determining underwritten net cash flow. In many cases, co-tenancy provisions were assumed to be satisfied and vacant space was assumed to be occupied and space that was due to expire was assumed to have been re-let, in each case at market rates that may have exceeded current rent.

In the event of the inaccuracy of any assumptions or projections used in connection with the calculation of underwritten net cash flow, the actual net cash flow could be significantly different (and, in some cases, may be materially less) than the underwritten net cash flow presented in this prospectus, and this would change other numerical information presented in this prospectus based on or derived from the underwritten net cash flow, such as the debt service coverage ratios presented in this prospectus.

In addition, the debt service coverage ratios set forth in this prospectus for the mortgage loans and the mortgaged properties vary, and may vary substantially, from the debt service coverage ratios for the mortgage loans and the mortgaged properties as calculated pursuant to the definition of such ratios as set forth in the related mortgage loan documents. See “Description of the Mortgage Pool—Certain Calculations and Definitions” for additional information on certain of the mortgage loans in the issuing entity.

The Mortgage Loans Have Not Been Reviewed or Reunderwritten by Us

Although the sponsors have conducted a review of the mortgage loans to be sold to us for this securitization transaction, we, as the depositor for this securitization transaction, have neither originated the mortgage loans nor conducted a review or re-underwriting of the mortgage loans. Instead, we have relied on the representations and warranties made by the applicable sponsors and the remedies for breach of a representation and warranty as described under “The Mortgage Loan Purchase Agreements—Representations and Warranties” and “—Cures, Repurchases and Substitutions”, and the sponsors’ description of their respective underwriting criteria described under “Transaction Parties—The Originators—Citi Real Estate Funding Inc.”, “—Morgan Stanley Bank, N.A.”, “—Starwood Mortgage Capital LLC” and “—Bank of America, National Association”.  A description of the review conducted by each sponsor for this securitization transaction is set forth under “Transaction Parties—The

Sponsors and the Mortgage Loan Sellers—Citi Real Estate Funding Inc.—Review of the CREFI Mortgage Loans”, “—Morgan Stanley Mortgage Capital Holdings LLC—Review of MSMCH Mortgage Loans”, “—Starwood Mortgage Funding V LLC—Review of SMF V Mortgage Loans” and “—Bank of America, National Association—Review of Bank of America Mortgage Loans”.

The representations and warranties made by the sponsors may not cover all of the matters that one would review in underwriting a mortgage loan and you should not view them as a substitute for re-underwriting the mortgage loans.  Furthermore, these representations and warranties in some respects represent an allocation of risk rather than a confirmed description of the mortgage loans.  If we had reunderwritten the mortgage loans or the related loan combinations, it is possible that the reunderwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty or may have revealed inaccuracies in the representations and warranties. See “—Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans” and “—Any Loss of Value Payment Made by a Sponsor May Not Be Sufficient to Cover All Losses on a Defective Mortgage Loan” and “The Mortgage Loan Purchase Agreements—Representations and Warranties” and “—Cures, Repurchases and Substitutions”.

As a result of the foregoing, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

Historical Information Regarding the Mortgage Loans May Be Limited

Some of the mortgage loans that we intend to include in the issuing entity were made to enable the related borrower to acquire the related mortgaged property, and in certain cases, the mortgaged properties were recently constructed. The underwritten net cash flows and underwritten net operating incomes for such mortgaged properties are derived principally from current rent rolls or tenant leases and the appraisers’ projected expense levels. However, we cannot assure you that actual cash flows from such mortgaged properties will meet such projected cash flows, income and expense levels or that those funds will be sufficient to meet the payment obligations of the related mortgage loans.

Accordingly, for certain of these mortgage loans, limited or no historical operating information is available with respect to the related mortgaged properties. As a result, you may find it difficult to analyze the historical performance of those mortgaged properties.

Ongoing Information Regarding the Mortgage Loans and the Offered Certificates May Be Limited

The primary source of ongoing information regarding the offered certificates, including information regarding the status of the related mortgage loans and any credit support for the offered certificates, will be the periodic reports delivered to you and the information we file with the Securities and Exchange Commission. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”. We cannot assure you that any additional ongoing information regarding the offered certificates will be available through any other source. The limited nature of the available information in respect of the offered certificates may adversely affect their liquidity, even if a secondary market for the offered certificates does develop.

We are not aware of any source through which pricing information regarding the offered certificates will be generally available on an ongoing basis or on any particular date.

Static Pool Data Would Not Be Indicative of the Performance of This Pool

As a result of the distinct nature of the pool of mortgage loans to be included in the issuing entity, and the separate mortgage loans within the pool, this prospectus does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by any sponsor of assets of the type to be securitized (known as “static pool data”). In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors.

While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Therefore, you should evaluate this offering on the basis of the information set forth in this prospectus with respect to the mortgage loans, and not on the basis of any successful performance of other pools of securitized commercial mortgage loans.

Performance of the Certificates Will Be Highly Dependent on the Performance of Tenants and Tenant Leases

Any tenant may, from time to time, experience a downturn in its business, which may weaken its financial condition and result in a reduction or failure to make rental payments when due. If tenants’ sales were to decline, percentage rents may decline and, further, tenants may be unable to pay their base rent or other occupancy costs. If a tenant defaults in its obligations to a property owner, that property owner may experience delays in enforcing its rights as lessor and may incur substantial costs and experience significant delays associated with protecting its investment, including costs incurred in renovating and reletting the property.

Additionally, the income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

●	space in the mortgaged properties could not be leased or re-leased or substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;

●	leasing or re-leasing is restricted by exclusive rights of tenants to lease the mortgaged properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;

●	a significant tenant were to become a debtor in a bankruptcy case;

●	rental payments could not be collected for any other reason; or

●	a borrower fails to perform its obligations under a lease resulting in the related tenant having a right to terminate such lease.

There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, certain tenants and/or their parent companies that may have a material adverse effect on the related tenant’s ability to pay rent or remain open for business. We cannot assure you that any such litigation or dispute will not result in a material decline in net operating income at the related mortgaged property.

Certain tenants currently may be in a rent abatement period. We cannot assure you that such tenants will be in a position to pay full rent when the abatement period expires. We cannot assure you that the net operating income contributed by the mortgaged properties will remain at its current or past levels.

Certain tenants may be subject to special license requirements or regulatory requirements, and may not have the right to operate if such licenses are revoked or such requirements are not satisfied.

In addition, certain of the mortgage loans may have tenants who are leasing their spaces on a month-to-month basis and have the right to terminate their leases on a monthly basis.

A Tenant Concentration May Result in Increased Losses

A deterioration in the financial condition of a tenant, the failure of a tenant to renew its lease or the exercise by a tenant of an early termination right can be particularly significant if a mortgaged property is owner-occupied, leased to a single tenant, or if any tenant makes up a significant portion of the rental income at the mortgaged property.

Concentrations of particular tenants among the mortgaged properties or within a particular business or industry at one or multiple mortgaged properties increase the possibility that financial problems with such tenants or such business or industry sectors could affect the mortgage loans. In these cases, business issues for a particular tenant could have a disproportionately large impact on the pool of mortgage loans and adversely affect distributions to certificateholders. Similarly, an issue with respect to a particular industry could also have a disproportionately large impact on the pool of mortgage loans. In addition, the mortgage loans may be adversely affected if a tenant at the mortgaged property is highly specialized, or dependent on a single industry or only a few customers for its revenue. See “—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” below and “Description of the Mortgage Pool—Tenant Issues—Tenant Concentrations” for information on tenant concentrations in the mortgage pool.

Mortgaged Properties Leased to Multiple Tenants Also Have Risks

If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for payments on the related mortgage loan. Multi-tenant mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses. See Annex A to this prospectus for tenant lease expiration dates for the 5 largest tenants at each mortgaged property.

Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks

If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, there may be conflicts of interest. For instance, it is more likely a landlord will waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant. We cannot assure you that the conflicts of interest arising where a borrower is affiliated with a tenant at a mortgaged property will not adversely impact the value of the related mortgage loan. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases and Master Leases” for information on properties leased in whole or in part to borrowers and their affiliates.

In certain cases, an affiliated lessee may be a tenant under a master lease with the related borrower, under which the tenant is obligated to make rent payments but does not occupy any space at the mortgaged property. Master leases in these circumstances may be used to bring occupancy to a “stabilized” level with the intent of finding additional tenants to occupy some or all of the master leased space, but may not provide additional economic support for the mortgage loan. If a mortgaged property is leased in whole or substantial part to the borrower or to an affiliate of the borrower, a deterioration in the financial condition of the borrower or its affiliates could significantly affect the borrower’s ability to perform under the mortgage loan as it would directly interrupt the cash flow from the mortgaged property if the borrower’s or its affiliate’s financial condition worsens. We cannot assure you that any space leased by a borrower or an affiliate of the borrower will eventually be occupied by third party tenants.

Tenant Bankruptcy Could Result in a Rejection of the Related Lease

The bankruptcy or insolvency of a major tenant or a number of smaller tenants, such as in retail properties, may have an adverse impact on the mortgaged properties affected and the income produced by such mortgaged properties. Under the Bankruptcy Code, a tenant has the option of assuming or rejecting or, subject to certain conditions, assuming and assigning to a third party, any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would (absent collateral securing the claim) be treated as a general unsecured claim against the tenant and a lessor’s damages for lease rejection are generally subject to certain limitations. We cannot assure you that tenants of the mortgaged properties will continue making payments under their leases or that tenants will not file for bankruptcy protection in the future or, if any tenants do file, that they will continue to make rental payments in a timely manner. See “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues”. See “Description of the Mortgage Pool—Default History, Bankruptcy Issues and Other Proceedings” for information regarding bankruptcy issues with respect to certain mortgage loans.

In the case of certain mortgage loans included in the mortgage pool, it may be possible that the related master lease could be construed in a bankruptcy as a financing lease or other arrangement under which the related master lessee (and/or its affiliates) would be deemed as effectively the owner of the related mortgaged property, rather than a tenant, which could result in potentially adverse consequences for the trust, as the holder of such mortgage loan, including a potentially greater risk of an unfavorable plan of reorganization and competing claims of creditors of the related master lessee and/or its affiliates. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases and Master Leases”.

Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure

In certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions that require the tenant to subordinate the lease if the mortgagee agrees to enter into a non-disturbance agreement, the tenants may terminate their leases upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated. This is particularly likely if such tenants were paying above-market rents or could not be replaced. If a lease is not subordinate to a mortgage, the issuing entity will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property (unless otherwise agreed to with the tenant). Also, if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender’s rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage. Not all leases were reviewed to ascertain the existence of attornment or subordination provisions.

With respect to certain of the mortgage loans, the related borrower has given to certain tenants or others an option to purchase, a right of first refusal and/or a right of first offer to purchase all or a portion of the mortgaged property in the event a sale is contemplated, and such right is not subordinate to the related mortgage. This may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged property. See “Description of the Mortgage Pool—Tenant Issues—Purchase Options, Rights of First Offer and Rights of First Refusal” for information regarding material purchase options, rights of first offer and/or rights of first refusal, if any, with respect to mortgaged properties securing certain mortgage loans.

Early Lease Termination Options May Reduce Cash Flow

Any exercise of a termination right by a tenant at a mortgaged property could result in vacant space at the related mortgaged property, renegotiation of the lease with the related tenant or re-letting of the space on a date earlier than the lease expiration date shown on Annex A to this prospectus or in rent rolls. Any such vacated space may not be re-let. Furthermore, similar termination and/or abatement rights may arise in the future or materially adversely affect the related borrower’s ability to meet its obligations under the related mortgage loan documents. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations” for information on material tenant lease expirations and early termination options.

Mortgaged Properties Leased to Not-for-Profit Tenants Also Have Risks

Certain mortgaged properties, which may include retail, office and multifamily properties, among others, may have tenants that are charitable institutions that generally rely on contributions from individuals and government grants or other subsidies to pay rent on such properties and other operating expenses. We cannot assure you that the rate, frequency and level of individual contributions or governmental grants and subsidies will continue with respect to any such institution. A reduction in contributions or grants may impact the ability of the related institution to pay rent, and there can be no assurance that the related borrower will be in a position to meet its obligations under the related mortgage loan documents if such tenant fails to pay its rent.

Certain Aspects of Co-Lender, Intercreditor and Similar Agreements Executed in Connection with Mortgage Loans Underlying Your Offered Certificates May Be Unenforceable

One or more mortgage loans included in the trust is part of a split loan structure or loan combination that includes a subordinate non-trust mortgage loan or may be senior to one or more other mortgage loans made to a common borrower and secured by the same real property collateral. Pursuant to a co-lender, intercreditor or similar agreement, a subordinate lender may have agreed that it not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the related borrower, and that the holder of the related mortgage loan that is included in our trust—directly or through an applicable servicer—will have all rights to direct all such actions. There can be no assurance that in the event of the borrower’s bankruptcy, a court will enforce such restrictions against a subordinate lender. While subordination agreements are generally enforceable in bankruptcy, in its decision in In re 203 North LaSalle Street Partnership, 246 B.R.

325 (Bankr. N.D. Ill. March 10, 2000), the United States Bankruptcy Court for the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee’s claim with respect to a Chapter 11 reorganization plan on the grounds that pre-bankruptcy contracts cannot override rights expressly provided by federal bankruptcy law. This holding, which one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinate lender’s objections. In the event the foregoing holding is followed with respect to a co-lender relationship related to one of the mortgage loans underlying your offered certificates, the trust’s recovery with respect to the related borrower in a bankruptcy proceeding may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

Mezzanine Debt May Reduce the Cash Flow Available to Reinvest in a Mortgaged Property and may Increase the Likelihood that a Borrower Will Default on a Mortgage Loan Underlying Your Offered Certificates

In the case of one or more mortgage loans included in the trust, a direct and/or indirect equity holder in the related borrower may have pledged, or be permitted to pledge, its equity interest to secure financing to that equity holder. Such financing is often referred to as mezzanine debt. While a lender on mezzanine debt has no security interest in or rights to the related mortgaged property, a default under the subject mezzanine loan could cause a change in control of the related borrower.

In addition, if, in the case of any mortgage loan, equity interests in the related borrower have been pledged to secure mezzanine debt, then the trust may be subject to an intercreditor or similar agreement that, among other things:

●	grants the mezzanine lender cure rights and/or a purchase option with respect to the subject underlying mortgage loan under certain default scenarios or reasonably foreseeable default scenarios;

●	limits modifications of payment terms of the subject underlying mortgage loan; and/or

●	limits or delays enforcement actions with respect to the subject underlying mortgage loan.

Furthermore, mezzanine debt reduces the mezzanine borrower’s indirect equity in the subject mortgaged property and therefore may reduce its incentive to invest cash in order to support that mortgaged property.

Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses

The effect of mortgage pool loan losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance. As mortgage loans pay down or properties are released, the remaining mortgage loans may face a higher risk with respect to the diversity of property types and property characteristics and with respect to the number of borrowers.

See the table titled “Distribution of Remaining Terms to Maturity/ARD” in Annex C to this prospectus for a stratification of the remaining terms to maturity of the mortgage loans. Because principal on the respective classes of offered certificates with certificate balances is payable in sequential order of payment priority, and such a class receives principal only after the preceding such class(es) have been paid in full, such classes that have a lower sequential priority are more likely to face these types of risk of concentration than such classes with a higher sequential priority.

A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans. Mortgaged property types representing more than 5.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date are office, retail, self storage, hospitality, industrial and mixed use. See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Property Types” for information on the types of mortgaged properties securing the mortgage loans in the mortgage pool.

Repayments by borrowers and the market value of the related mortgaged properties could be affected by economic conditions generally or specific to particular geographic areas or regions of the United States, and concentrations of mortgaged properties in particular geographic areas may increase the risk that conditions in the real estate market where the mortgaged property is located, or other adverse economic or other developments or natural disasters (e.g., earthquakes, floods, forest fires, tornadoes or hurricanes or changes in governmental rules or fiscal policies) affecting a particular region of the country, could increase the frequency and severity of losses on mortgage loans secured by those mortgaged properties. Mortgaged properties securing more than 5.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date are located in California, Texas, Virginia, Minnesota, New Jersey and Massachusetts. See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Geographic Concentrations”.

Some of the mortgaged properties are located in areas that, based on low population density, poor economic demographics (such as higher than average unemployment rates, lower than average annual household income and/or overall loss of jobs) and/or negative trends in such regards, would be considered secondary or tertiary markets.

A concentration of mortgage loans with the same borrower or related borrowers also can pose increased risks:

●	if a borrower that owns or controls several mortgaged properties (whether or not all of them secure mortgage loans in the mortgage pool) experiences financial difficulty at one mortgaged property, it could defer maintenance at another mortgaged property in order to satisfy current expenses with respect to the first mortgaged property;

●	a borrower could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on the mortgage loans in the mortgage pool secured by that borrower’s mortgaged properties (subject to the master servicer’s and the trustee’s obligation to make advances for monthly payments) for an indefinite period; and

●	mortgaged properties owned by the same borrower or related borrowers are likely to have common management, common general partners and/or common managing members increasing the risk that financial or other difficulties experienced by such related parties could have a greater impact on the pool of mortgage loans. See “—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” below.

See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans” for information on the composition of the mortgage pool by property type and geographic distribution and loan concentration.

Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance

Most of the Mortgage Loans Underlying Your Offered Certificates Will Be Non-Recourse.

You should consider all of the mortgage loans underlying your offered certificates to be non-recourse loans. This means that, in the event of a default, recourse will be limited to the related real property or properties securing the defaulted mortgage loan. In the event that the income generated by a real property were to decline as a result of the poor economic performance of that property, with the result that the property is not able to support debt service payments on the related mortgage loan, neither the related borrower nor any other person would be obligated to remedy the situation by making payments out of their own funds. In such a situation, the borrower could choose instead to surrender the related mortgaged property to the lender or let it be foreclosed upon. In those cases where recourse to a borrower or guarantor is permitted by the loan documents, we generally will not undertake any evaluation of the financial condition of that borrower or guarantor. Consequently, full and timely payment on each mortgage loan underlying your offered certificates will depend on one or more of the following:

●	the sufficiency of the net operating income of the applicable real property;

●	the market value of the applicable real property at or prior to maturity; and

●	the ability of the related borrower to refinance or sell the applicable real property.

In general, the value of a multifamily or commercial property will depend on its ability to generate net operating income. The ability of an owner to finance a multifamily or commercial property will depend, in large part, on the property’s value and ability to generate net operating income.

None of the mortgage loans underlying your offered certificates will be insured or guaranteed by any governmental entity or private mortgage insurer.

The risks associated with lending on multifamily and commercial properties are inherently different from those associated with lending on the security of single-family residential properties. This is because, among other reasons, multifamily rental and commercial real estate lending generally involves larger loans and, as described above, repayment is dependent upon:

●	the successful operation and value of the related mortgaged property, and

●	the related borrower’s ability to refinance the mortgage loan or sell the related mortgaged property.

See “—The Types of Properties That Secure the Mortgage Loans Present Special Risks” below.

Many Risk Factors Are Common to Most or All Multifamily and Commercial Properties.

The following factors, among others, will affect the ability of a multifamily or commercial property to generate net operating income and, accordingly, its value:

●	the location, age, functionality, design and construction quality of the subject property;

●	perceptions regarding the safety, convenience and attractiveness of the property;

●	the characteristics of the neighborhood where the property is located;

●	the degree to which the subject property competes with other properties in the area;

●	the proximity and attractiveness of competing properties;

●	the existence and construction of competing properties;

●	the adequacy of the property’s management and maintenance;

●	tenant mix and concentration;

●	national, regional or local economic conditions, including plant closings, industry slowdowns and unemployment rates;

●	local real estate conditions, including an increase in or oversupply of comparable commercial or residential space;

●	demographic factors;

●	customer confidence, tastes and preferences;

●	retroactive changes in building codes and other applicable laws;

●	changes in governmental rules, regulations and fiscal policies, including environmental legislation; and

●	vulnerability to litigation by tenants and patrons.

Particular factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income include:

●	an increase in interest rates, real estate taxes and other operating expenses;

●	an increase in the capital expenditures needed to maintain the property or make improvements;

●	a decline in the financial condition of a major tenant and, in particular, a sole tenant or anchor tenant;

●	an increase in vacancy rates;

●	a decline in rental rates as leases are renewed or replaced;

●	natural disasters and civil disturbances such as earthquakes, hurricanes, floods, eruptions, terrorist attacks or riots; and

●	environmental contamination.

The volatility of net operating income generated by a multifamily or commercial property over time will be influenced by many of the foregoing factors, as well as by:

●	the length of tenant leases;

●	the creditworthiness of tenants;

●	the rental rates at which leases are renewed or replaced;

●	the percentage of total property expenses in relation to revenue;

●	the ratio of fixed operating expenses to those that vary with revenues; and

●	the level of capital expenditures required to maintain the property and to maintain or replace tenants.

Therefore, commercial and multifamily properties with short-term or less creditworthy sources of revenue and/or relatively high operating costs, such as those operated as hospitality and self storage properties, can be expected to have more volatile cash flows than commercial and multifamily properties with medium- to long-term leases from creditworthy tenants and/or relatively low operating costs. A decline in the real estate market will tend to have a more immediate effect on the net operating income of commercial and multifamily properties with short-term revenue sources and may lead to higher rates of delinquency or defaults on the mortgage loans secured by those properties.

The Successful Operation of a Multifamily or Commercial Property Depends on Tenants.

Generally, multifamily and commercial properties are subject to leases. The owner of a multifamily or commercial property typically uses lease or rental payments for the following purposes:

●	to pay for maintenance and other operating expenses associated with the property;

●	to fund repairs, replacements and capital improvements at the property; and

●	to service mortgage loans secured by, and any other debt obligations associated with operating, the property.

Accordingly, mortgage loans secured by income-producing properties will be affected by the expiration of leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms and on a timely basis.

Factors that may adversely affect the ability of an income-producing property to generate net operating income from lease and rental payments include:

●	a general inability to lease space;

●	an increase in vacancy rates, which may result from tenants deciding not to renew an existing lease or discontinuing operations;

●	an increase in tenant payment defaults or any other inability to collect rental payments;

●	a decline in rental rates as leases are entered into, renewed or extended at lower rates;

●	an increase in the capital expenditures needed to maintain the property or to make improvements;

●	a decline in the financial condition and/or bankruptcy or insolvency of a significant or sole tenant; and

●	an increase in leasing costs and/or the costs of performing landlord obligations under existing leases.

With respect to any mortgage loan backing the offered certificates, you should anticipate that, unless the related mortgaged property is owner occupied, one or more—and possibly all—of the leases at the related mortgaged property will expire at varying rates during the term of that mortgage loan and some tenants will have, and may exercise, termination options. In addition, some government-sponsored tenants will have the right as a matter of law to cancel their leases for lack of appropriations.

Additionally, in some jurisdictions, if tenant leases are subordinated to the lien created by the related mortgage instrument but do not contain attornment provisions, which are provisions requiring the tenant to recognize as landlord under the lease a successor owner following foreclosure, the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, that mortgaged property could experience a further decline in value if such tenants’ leases were terminated.

Some mortgage loans that back offered certificates may be secured by mortgaged properties with tenants that are related to or affiliated with a borrower. In those cases a default by the borrower may coincide with a default by the affiliated tenants. Additionally, even if the property becomes a foreclosure property, it is possible that an affiliate of the borrower may remain as a tenant.

Dependence on a Single Tenant or a Small Number of Tenants Makes a Property Riskier Collateral.

In those cases where an income-producing property is leased to a single tenant or is primarily leased to one or a small number of major tenants, a deterioration in the financial condition or a change in the plan of operations of any of those tenants can have particularly significant effects on the net operating income generated by the property. If any of those tenants defaults under or fails to renew its lease, the resulting adverse financial effect on the operation of the property will be substantially more severe than would be the case with respect to a property occupied by a large number of less significant tenants.

An income-producing property operated for retail, office or industrial purposes also may be adversely affected by a decline in a particular business or industry if a concentration of tenants at the property is engaged in that business or industry.

Accordingly, factors that will affect the operation and value of a commercial property include:

●	the business operated by the tenants;

●	the creditworthiness of the tenants; and

●	the number of tenants.

Tenant Bankruptcy Adversely Affects Property Performance.

The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, at a commercial property may adversely affect the income produced by the property. Under federal bankruptcy law, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would be a general unsecured claim against the tenant unless there is collateral securing the claim. The claim would be limited to:

●	the unpaid rent due under the lease, without acceleration, for the period prior to the filing of the bankruptcy petition or any earlier repossession by the landlord, or surrender by the tenant, of the leased premises; plus

●	the rent reserved by the lease, without acceleration, for the greater of one year and 15%, not to exceed three years, of the term of the lease following the filing of the bankruptcy petition or any earlier repossession by the landlord, or surrender by the tenant, of the leased premises.

The Success of an Income-Producing Property Depends on Reletting Vacant Spaces.

The operations at an income-producing property will be adversely affected if the owner or property manager is unable to renew leases or relet space on comparable terms when existing leases expire and/or become defaulted. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions in the case of income-producing properties operated for retail, office or industrial purposes, can be substantial, could exceed any reserves maintained for that purpose and could reduce cash flow from the income-producing properties. Moreover, if a tenant at an income-producing property defaults in its lease obligations, the landlord may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the property.

If an income-producing property has multiple tenants, re-leasing expenditures may be more frequent than in the case of a property with fewer tenants, thereby reducing the cash flow generated by the multi-tenanted property. Multi-tenanted properties may also experience higher continuing vacancy rates and greater volatility in rental income and expenses.

Property Value May Be Adversely Affected Even When Current Operating Income Is Not.

Various factors may affect the value of multifamily and commercial properties without affecting their current net operating income, including:

●	changes in interest rates;

●	the availability of refinancing sources;

●	changes in governmental regulations, licensing or fiscal policy;

●	changes in zoning or tax laws; and

●	potential environmental or other legal liabilities.

Property Management May Affect Property Operations and Value.

The operation of an income-producing property will depend upon the property manager’s performance and viability. The property manager generally is responsible for:

●	responding to changes in the local market;

●	planning and implementing the rental structure, including staggering durations of leases and establishing levels of rent payments;

●	operating the property and providing building services;

●	managing operating expenses; and

●	ensuring that maintenance and capital improvements are carried out in a timely fashion.

Income-producing properties that derive revenues primarily from short-term rental commitments, such as hospitality or self storage properties, generally require more intensive management than properties leased to tenants under long-term leases.

By controlling costs, providing appropriate and efficient services to tenants and maintaining improvements in good condition, a property manager can—

●	maintain or improve occupancy rates, business and cash flow,

●	reduce operating and repair costs, and

●	preserve building value.

On the other hand, management errors can, in some cases, impair the long term viability of an income-producing property.

Certain of the mortgaged properties will be managed by affiliates of the related borrower or by the related borrower. If a mortgage loan is in default or undergoing special servicing, such relationship could disrupt the management of the related mortgaged property, which may adversely affect cash flow. However, the related mortgage loans will generally permit, in the case of mortgaged properties managed by borrower affiliates, the lender to remove the related property manager upon the occurrence of one or more of the following: an event of default, a decline in cash flow below a specified level or the failure to satisfy some other specified performance trigger.

We make no representation or warranty as to the skills of any present or future managers. Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements. Further, certain individuals involved in the management or general business development at certain mortgaged properties may engage in unlawful activities or otherwise exhibit poor business judgment that adversely affect operations and ultimately cash flow at such properties.

Maintaining a Property in Good Condition Is Expensive.

The owner may be required to expend a substantial amount to maintain, renovate or refurbish a commercial or multifamily property. Failure to do so may materially impair the property’s ability to generate cash flow. The effects of poor construction quality will increase over time in the form of increased maintenance and capital improvements. Even superior construction will deteriorate over time if management does not schedule and perform adequate maintenance in a timely fashion. There can be no assurance that an income-producing property will generate sufficient cash flow to cover the increased costs of maintenance and capital improvements in addition to paying debt service on the mortgage loan(s) that may encumber that property.

Competition Will Adversely Affect the Profitability and Value of an Income-Producing Property.

Some income-producing properties are located in highly competitive areas. Comparable income-producing properties located in the same area compete on the basis of a number of factors including:

●	rental rates;

●	location;

●	type of business or services and amenities offered; and

●	nature and condition of the particular property.

The profitability and value of an income-producing property may be adversely affected by a comparable property that:

●	offers lower rents;

●	has lower operating costs;

●	offers a more favorable location; or

●	offers better facilities.

Costs of renovating, refurbishing or expanding an income-producing property in order to remain competitive can be substantial.

The Types of Properties That Secure the Mortgage Loans Present Special Risks

General

As discussed under “—Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance” above, the adequacy of an income-producing property as security for a mortgage loan depends in large part on its value and ability to generate net operating income. Set forth below is a discussion of some of the various factors that may affect the value and operations of the properties which secure the mortgage loans.

Office Properties

Factors affecting the value and operation of an office property include:

●	the strength, stability, number and quality of the tenants, particularly significant tenants, at the property;

●	the physical attributes and amenities of the building in relation to competing buildings, including the condition of the HVAC system, parking and the building’s compatibility with current business wiring requirements;

●	whether the area is a desirable business location, including local labor cost and quality, tax environment, including tax benefits, and quality of life issues, such as schools and cultural amenities;

●	the location of the property with respect to the central business district or population centers;

●	demographic trends within the metropolitan area to move away from or towards the central business district;

●	social trends combined with space management trends, which may change towards options such as telecommuting or hoteling to satisfy space needs;

●	tax incentives offered to businesses or property owners by cities or suburbs adjacent to or near where the building is located;

●	local competitive conditions, such as the supply of office space or the existence or construction of new competitive office buildings;

●	the quality and philosophy of building management;

●	access to mass transportation;

●	accessibility from surrounding highways/streets;

●	changes in zoning laws; and

●	the financial condition of the owner of the property.

With respect to some office properties, one or more tenants may have the option, at any time or after the expiration of a specified period, to terminate their leases at the subject property. In many cases, the tenant is required to provide notice and/or pay penalties in connection with the exercise of its termination option. Generally, the full rental income generated by the related leases will be taken into account in the underwriting of the related underlying mortgage loan. Notwithstanding any disincentives with respect to a termination option, there can be no assurance that a tenant will not exercise such an option, especially if the rent paid by that tenant is in excess of market rent. In such event, there may be a decrease in the cash flow generated by such mortgaged properties and available to make payments on the related offered certificates.

Office properties may be adversely affected by an economic decline in the business operated by their tenants. The risk associated with that economic decline is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

Certain office tenants at the mortgaged properties may use their leased space to create shared workspaces that they lease to other businesses. Shared workspaces are rented by customers on a short term basis. Short term space users may be more impacted by economic fluctuations compared to traditional long term office leases, which has the potential to impact operating profitability of the company offering the shared space and, in turn, its ability to maintain its lease payments. This may subject the related mortgage loan to increased risk of default and loss.

Office properties are also subject to competition with other office properties in the same market. Competitive factors affecting an office property include:

●	rental rates;

●	the building’s age, condition and design, including floor sizes and layout;

●	access to public transportation and availability of parking; and

●	amenities offered to its tenants, including sophisticated building systems, such as fiber optic cables, satellite communications or other base building technological features.

The cost of refitting office space for a new tenant is often higher than for other property types.

The success of an office property also depends on the local economy. Factors influencing a company’s decision to locate in a given area include:

●	the cost and quality of labor;

●	tax incentives; and

●	quality of life considerations, such as schools and cultural amenities.

The strength and stability of the local or regional economy will affect an office property’s ability to attract stable tenants on a consistent basis. A central business district may have a substantially different economy from that of a suburb.

Retail Properties

The term “retail property” encompasses a broad range of properties at which businesses sell consumer goods and other products and provide various entertainment, recreational or personal services to the general public. Some examples of retail properties include—

●	shopping centers,

●	factory outlet centers,

●	malls,

●	automotive sales and service centers,

●	consumer oriented businesses,

●	department stores,

●	grocery stores,

●	convenience stores,

●	specialty shops,

●	gas stations,

●	movie theaters,

●	fitness centers,

●	bowling alleys,

●	salons, and

●	dry cleaners.

A number of factors may affect the value and operation of a retail property. Some of these factors include:

●	the strength, stability, number and quality of the tenants;

●	tenants’ sales;

●	tenant mix;

●	whether the property is in a desirable location;

●	the physical condition and amenities of the building in relation to competing buildings;

●	whether a retail property is anchored, shadow anchored or unanchored and, if anchored or shadow anchored, the strength, stability, quality and continuous occupancy of the anchor tenant or the shadow anchor, as the case may be; and

●	the financial condition of the owner of the property.

Unless owner occupied, retail properties generally derive all or a substantial percentage of their income from lease payments from commercial tenants. Therefore, it is important for the owner of a retail property to attract and keep tenants, particularly significant tenants, that are able to meet their lease obligations. In order to attract tenants, the owner of a retail property may be required to—

●	lower rents,

●	grant a potential tenant a free rent or reduced rent period,

●	improve the condition of the property generally, or

●	make at its own expense, or grant a rent abatement to cover, tenant improvements for a potential tenant.

A prospective tenant will also be interested in the number and type of customers that it will be able to attract at a particular retail property. The ability of a tenant at a particular retail property to attract customers will be affected by a number of factors related to the property and the surrounding area, including:

●	competition from other retail properties;

●	perceptions regarding the safety, convenience and attractiveness of the property;

●	perceptions regarding the safety of the surrounding area;

●	demographics of the surrounding area;

●	the strength and stability of the local, regional and national economies;

●	traffic patterns and access to major thoroughfares;

●	the visibility of the property;

●	availability of parking;

●	the particular mixture of the goods and services offered at the property;

●	customer tastes, preferences and spending patterns; and

●	the drawing power of other tenants.

The success of a retail property is often dependent on the success of its tenants’ businesses. A significant component of the total rent paid by tenants of retail properties is often tied to a percentage of gross sales or revenues. Declines in sales or revenues of the tenants will likely cause a corresponding decline in percentage rents and/or impair the tenants’ ability to pay their rent or other occupancy costs. A default by a tenant under its lease could result in delays and costs in enforcing the landlord’s rights. Retail properties would be directly and adversely affected by a decline in the local economy and reduced consumer spending.

Repayment of a mortgage loan secured by a retail property will be affected by the expiration of space leases at the property and the ability of the borrower to renew or relet the space on comparable terms. Even if vacant space is successfully relet, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, may be substantial and could reduce cash flow from a retail property.

With respect to some retail properties, one or more tenants may have the option, at any time or after the expiration of a specified period, to terminate their leases at the subject property. In many cases, the tenant is required to provide notice and/or pay penalties in connection with the exercise of its termination option. Generally, the full rental income generated by the related leases will be taken into account in the underwriting of the related underlying mortgage loan. Notwithstanding any disincentives with respect to a termination option, there can be no assurance a tenant will not exercise such an option, especially if the rent paid by that tenant is in excess of market rent. In such event, there may be a decrease in the cash flow generated by such mortgaged properties and available to make payments on the related offered certificates.

The presence or absence of an anchor tenant in a multi-tenanted retail property can be important. Anchor tenants play a key role in generating customer traffic and making the center desirable for other tenants. Retail properties that are anchored have traditionally been perceived as less risky than unanchored properties. As to any given retail property, an anchor tenant is generally understood to be a nationally or regionally recognized tenant whose space is, in general, materially larger in size than the space occupied by other tenants at the same retail property and is important in attracting customers to the retail property. Retail properties that have anchor tenant-owned stores often have reciprocal easement and operating agreements between the property owner and such anchor tenants containing certain operating and maintenance covenants. Although an anchor tenant is required to pay a contribution toward common area maintenance and real estate taxes on the improvements and related real property, an anchor tenant that owns its own parcel does not pay rent.

Certain tenant estoppels will have been obtained from anchor and certain other tenants in connection with the origination of the mortgage loans that identify disputes between the related borrower and the applicable tenant, or alleged defaults or potential defaults by the applicable property owner under the lease or a reciprocal easement and operating agreement. Such disputes, defaults or potential defaults, could lead to a termination or attempted termination of the applicable lease or reciprocal easement and operating agreement by the tenant or to litigation against the related borrower. We cannot assure you that these tenant disputes will not have a material adverse effect on the ability of the related borrowers to repay their portion of the mortgage loan. In addition, we cannot assure you that the tenant estoppels obtained identify all potential disputes that may arise with tenants.

A retail property may also benefit from a shadow anchor. A shadow anchor is a store or business that satisfies the criteria for an anchor store or business, but which may be located at an adjoining property or on a portion of the subject retail property that is not collateral for the related mortgage loan. A shadow anchor may own the space it occupies. In those cases where the property owner does not control the space occupied by the anchor store or business, the property owner may not be able to take actions with respect to the space that it otherwise typically would, such as granting concessions to retain an anchor tenant or removing an ineffective anchor tenant.

In some cases, an anchor tenant or a shadow anchor may cease to operate at the property, thereby leaving its space unoccupied even though it continues to pay rent on or even own the vacant space. If an anchor tenant or a shadow anchor ceases operations at a retail property or if its sales do not reach a specified threshold, other tenants at the property may be entitled to terminate their leases prior to the scheduled expiration date or to pay rent at a reduced rate for the remaining term of the lease.

Accordingly, the following factors, among others, will adversely affect the economic performance of an anchored retail property, including:

●	an anchor tenant’s failure to renew its lease;

●	termination of an anchor tenant’s lease;

●	the bankruptcy or economic decline of an anchor tenant or a shadow anchor;

●	the cessation of the business of a self-owned anchor or of an anchor tenant, notwithstanding its continued ownership of the previously occupied space or its continued payment of rent, as the case may be; or

●	a loss of an anchor tenant’s or shadow anchor’s ability to attract shoppers.

Online shopping and the use of technology, such as smartphone shopping applications, to transact purchases or to aid purchasing decisions have increased in recent years and are expected to continue to increase in the future. This trend is affecting business models, sales and profitability of some retailers and could adversely affect the demand for retail real estate and occupancy at retail properties securing the mortgage loans. Any resulting decreases in rental revenue could have a material adverse effect on the value of retail properties securing the mortgage loans.

Some of these developments in the retail sector have led to retail companies, including several national retailers, filing for bankruptcy and/or voluntarily closing certain of their stores. Borrowers may be unable to re-lease such space or to re-lease it on comparable or more favorable terms. As a result, the bankruptcy or closure of a national tenant may adversely affect a retail borrower’s revenues. In addition, such closings may allow other tenants to modify their leases to terms that are less favorable for borrowers or to terminate their leases, also adversely impacting their revenues.

Retail properties may also face competition from sources outside a given real estate market or with lower operating costs. For example, all of the following compete with more traditional department stores and specialty shops for consumer dollars:

●	factory outlet centers;

●	discount shopping centers and clubs;

●	catalogue retailers;

●	home shopping networks and programs;

●	internet web sites and electronic media shopping; and

●	telemarketing.

Similarly, home movie rentals and pay-per-view movies provide alternate sources of entertainment to movie theaters. Continued growth of these alternative retail outlets and entertainment sources, which are often characterized by lower operating costs, could adversely affect the rents collectible at retail properties.

Gas stations, automotive sales and service centers and dry cleaners also pose unique environmental risks because of the nature of their businesses and the types of products used or sold in those businesses.

Retail properties are also subject to conditions that could negatively affect the retail sector, such as increased unemployment, increased federal income and payroll taxes, increased health care costs, increased state and local taxes, increased real estate taxes, industry slowdowns, lack of availability of consumer credit, weak income growth, increased levels of consumer debt, poor housing market conditions, adverse weather conditions, natural disasters, plant closings, and other factors. Similarly, local real estate conditions, such as an oversupply of, or a reduction in demand for, retail space or retail goods, and the supply and creditworthiness of current and prospective tenants may negatively impact those retail properties.

Warehouse, Mini-Warehouse and Self Storage Facilities

Warehouse, mini-warehouse and self storage properties are considered vulnerable to competition because both acquisition costs and break-even occupancy are relatively low. Depending on their location, mini-warehouses and self storage facilities tend to be adversely affected more quickly by a general economic downturn than other types of commercial properties. In addition, it would require substantial capital expenditures to convert a warehouse, mini-warehouse or self storage property to an alternative use. This will materially impair the liquidation value of the property if its operation for storage purposes becomes unprofitable due to decreased demand, competition, age of improvements or other factors.

Successful operation of a warehouse, mini-warehouse or self storage property depends on—

●	building design,

●	location and visibility,

●	tenant privacy,

●	efficient access to the property,

●	proximity to potential users, including apartment complexes or commercial users,

●	services provided at the property, such as security,

●	age and appearance of the improvements, and

●	quality of management.

In addition, it is difficult to assess the environmental risks posed by warehouse, mini-warehouse and self storage properties due to tenant privacy restrictions, tenant anonymity and unsupervised access to such facilities. Therefore, these facilities may pose additional environmental risks to investors. Environmental site assessments performed with respect to warehouse, mini-warehouse and self storage properties would not include an inspection of the contents of the facilities. Therefore, it would not be possible to provide assurance that any of the units included in these kinds of facilities are free from hazardous substances or other pollutants or contaminants.

A self storage property may be affiliated with a franchise company through a franchise agreement. The performance of a self storage property affiliated with a franchise company may be affected by the continued existence and financial strength of the franchisor, the public perception of a service mark, and the duration of the franchise agreement. The transferability of franchise license agreements is restricted. In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor’s consent.

Hospitality Properties

Hospitality properties may involve different types of hotels and motels, including:

●	full service hotels;

●	resort hotels with many amenities;

●	limited service hotels;

●	hotels and motels associated with national or regional franchise chains;

●	hotels that are not affiliated with any franchise chain but may have their own brand identity; and

●	other lodging facilities.

Factors affecting the value, operation and economic performance of a hospitality property include:

●	the location of the property and its proximity to major population centers or attractions;

●	the seasonal nature of business at the property;

●	the level of room rates relative to those charged by competitors;

●	quality and perception of the franchise affiliation;

●	economic conditions, either local, regional or national, which may limit the amount that can be charged for a room and may result in a reduction in occupancy levels;

●	the existence or construction of competing hospitality properties;

●	nature and quality of the services and facilities;

●	financial strength and capabilities of the owner and operator;

●	the need for continuing expenditures for modernizing, refurbishing and maintaining existing facilities;

●	increases in operating costs, which may not be offset by increased room rates;

●	the property’s dependence on business and commercial travelers and tourism;

●	changes in travel patterns caused by changes in access, energy prices, labor strikes, relocation of highways, the reconstruction of additional highways or other factors; and

●	changes in travel patterns caused by perceptions of travel safety, which perceptions can be significantly and adversely influenced by terrorist acts and foreign conflict as well as apprehension regarding the possibility of such acts or conflicts.

Because limited-service hotels and motels are relatively quick and inexpensive to construct and may quickly reflect a positive value, an over-building of these hotels and motels could occur in any given region, which would likely adversely affect occupancy and daily room rates. Further, because rooms at hospitality properties are generally rented for short periods of time, hospitality properties tend to be more sensitive to adverse economic conditions and competition than many other types of commercial properties. Additionally, the revenues of some hospitality properties, particularly those located in regions whose economies depend upon tourism, may be highly seasonal in nature and/or may be adversely affected by prolonged unfavorable weather conditions.

Hospitality properties may be operated under franchise agreements. The continuation of a franchise is typically subject to specified operating standards and other terms and conditions. The franchisor periodically inspects its licensed properties to confirm adherence to its operating standards. The failure of the hospitality property to maintain those standards or adhere to those other terms and conditions could result in the loss or cancellation of the franchise license. It is possible that the franchisor could condition the continuation of a franchise license on the completion of capital improvements or the making of capital expenditures that the owner of the hospitality property determines are too expensive or are otherwise unwarranted in light of the operating results or prospects of the property. In that event, the owner of the hospitality property may elect to allow the franchise license to lapse. In any case, if the franchise is terminated, the owner of the hospitality property may seek to obtain a suitable replacement franchise, which may be at significantly higher fees than the previous franchise, or to operate property independently of a franchise license. The loss of a franchise license could have a material adverse effect upon the operations or value of the hospitality property because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor.

The viability of any hospitality property that is a franchise of a national or a regional hotel or motel chain is dependent upon:

●	the continued existence and financial strength of the franchisor;

●	the public perception of the franchise service mark; and

●	the duration of the franchise licensing agreement.

The transferability of franchise license agreements may be restricted. The consent of the franchisor would be required for the continued use of the franchise license by the hospitality property following a foreclosure. Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Additionally, any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager will generally not be enforceable.

In addition, certain hotel properties are limited-service, select service or extended stay hotels. Hotel properties that are limited-service, select service or extended stay hotels may subject a lender to more risk than full-service hotel properties as they generally require less capital for construction than full-service hotel properties. In addition, as limited-service, select service or extended stay hotels generally offer fewer amenities than full-service hotel properties, they are less distinguishable from each other. As a result, it is easier for limited-service, select service or extended stay hotels to experience increased or unforeseen competition.

In the event of a foreclosure on a hospitality property, the lender or other purchaser of the hospitality property may not be entitled to the rights under any associated operating, liquor and other licenses. That party would be required to apply in its own right for new operating, liquor and other licenses. There can be no assurance that a new license could be obtained or that it could be obtained promptly. The lack of a liquor license in a hospitality property could have an adverse impact on the revenue from that property or on its occupancy rate.

Mixed Use Properties

Certain properties are mixed use properties. Each such mortgaged property is subject to the risks relating to the applicable property types as described in “—The Types of Properties That Secure the Mortgage Loans Present Special Risks—General—Office Properties”, “—Retail Properties”, “—Private Schools and Other Cultural and Educational Institutions”, “—Industrial Properties”, “—Parking Lots and Parking Garages” and “—Multifamily Rental Properties”. See Annex A for the 5 largest tenants (by net rentable area leased) at each mixed use property. A mixed use property may be subject to additional risks, including the property manager’s inexperience in managing the different property types that comprise such mixed use property.

See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Property Types—Mixed Use Properties”.

Industrial Properties

Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment and/or by a general slowdown in the economy. In addition, an industrial property that suited the particular needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. Also, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property.

The value and operation of an industrial property depends on:

●	location of the property, the desirability of which in a particular instance may depend on—

1.       availability of labor services,

2.       proximity to supply sources and customers, and

3.       accessibility to various modes of transportation and shipping, including railways, roadways, airline terminals and ports;

●	building design of the property, the desirability of which in a particular instance may depend on—

1.       ceiling heights,

2.       column spacing,

3.       number and depth of loading bays,

4.       divisibility,

5.       floor loading capacities,

6.       truck turning radius,

7.       overall functionality, and

8.       adaptability of the property, because industrial tenants often need space that is acceptable for highly specialized activities; and

●	the quality and creditworthiness of individual tenants, because industrial properties frequently have higher tenant concentrations.

Industrial properties are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value. In addition, properties used for many industrial purposes are more prone to environmental concerns than other property types. Further, certain of the industrial properties may have tenants that are subject to risks unique to their business, such as cold storage facilities. Cold storage facilities may have unique risks such as short lease terms due to seasonal use, making income potentially more volatile than for properties with longer term leases, and customized refrigeration design, rendering such facilities less readily convertible to alternative uses.

Multifamily Rental Properties

In addition to the factors discussed under “—Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance”, factors affecting the value and operation of a multifamily rental property include:

●	the physical attributes of the property, such as its age, appearance, amenities and construction quality, in relation to competing buildings;

●	the types of services or amenities offered at the property;

●	the location of the property;

●	distance from employment centers and shopping areas;

●	the characteristics of the surrounding neighborhood, which may change over time;

●	the rents charged for dwelling units at the property relative to the rents charged for comparable units at competing properties;

●	the ability of management to provide adequate maintenance and insurance;

●	the property’s reputation;

●	the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

●	the existence or construction of competing or alternative residential properties in the local market, including other apartment buildings and complexes, manufactured housing communities, mobile home parks and single-family housing;

●	compliance with and continuance of any government housing rental subsidy programs and/or low income housing tax credit or incentive programs from which the property receives benefits;

●	the ability of management to respond to competition;

●	the tenant mix and whether the property is primarily occupied by workers from a particular company or type of business, personnel from a local military base or students;

●	in the case of student housing facilities, the reliance on the financial well-being of the college or university to which it relates, competition from on-campus housing units, and the relatively higher turnover rate compared to other types of multifamily tenants;

●	adverse local, regional or national economic conditions, which may limit the amount that may be charged for rents and may result in a reduction in timely rent payments or a reduction in occupancy levels;

●	local factory or other large employer closings;

●	state and local regulations, which may affect the property owner’s ability to evict tenants or to increase rent to the market rent for an equivalent apartment;

●	the extent to which the property is subject to land use restrictive covenants or contractual covenants that require that units be rented to low income tenants;

●	the extent to which the cost of operating the property, including the cost of utilities and the cost of required capital expenditures, may increase;

●	whether the property is subject to any age restrictions on tenants;

●	the extent to which increases in operating costs may be passed through to tenants; and

●	the financial condition of the owner of the property.

Because units in a multifamily rental property are leased to individuals, usually for no more than a year, the property is likely to respond relatively quickly to a downturn in the local economy or to the closing of a major employer in the area.

In addition, multifamily rental properties are typically in markets that, in general, are characterized by low barriers to entry. Thus, a particular multifamily rental property market with historically low vacancies could experience substantial new construction and a resultant oversupply of rental units within a relatively short period of time. Since apartments within a multifamily rental property are typically leased on a short-term basis, the tenants residing at a particular property may easily move to alternative multifamily rental properties with more desirable amenities or locations or to single family housing.

Some states regulate the relationship between an owner and its tenants at a multifamily rental property. Among other things, these states may—

●	require written leases;

●	require good cause for eviction;

●	require disclosure of fees;

●	prohibit unreasonable rules;

●	prohibit retaliatory evictions;

●	prohibit restrictions on a resident’s choice of unit vendors;

●	limit the bases on which a landlord may increase rent; or

●	prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner’s building.

Apartment building owners have been the subject of suits under state Unfair and Deceptive Practices Acts and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices.

Some counties and municipalities also impose rent control and/or rent stabilization regulations on apartment buildings. These regulations may limit rent increases to—

●	fixed percentages,

●	percentages of increases in the consumer price index,

●	increases set or approved by a governmental agency, or

●	increases determined through mediation or binding arbitration.

In many cases, the rent control or rent stabilization laws do not provide for decontrol of rental rates upon vacancy of individual units. Any limitations on a landlord’s ability to raise rents at a multifamily rental property may impair the landlord’s ability to repay a mortgage loan secured by the property or to meet operating costs.

Some multifamily rental properties are subject to land use restrictive covenants or contractual covenants in favor of federal or state housing agencies. These covenants generally require that a minimum number or percentage of units be rented to tenants who have incomes that are substantially lower than median incomes in the area or region. These covenants may limit the potential rental rates that may be charged at a multifamily rental property, the potential tenant base for the property or both. An owner may subject a multifamily rental property to these covenants in exchange for tax credits or rent subsidies. When the credits or subsidies cease, net operating income will decline. In addition, the differences in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence. As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of the property.

Manufactured Housing Communities, Mobile Home Parks and Recreational Vehicle Parks

Manufactured housing communities and mobile home parks consist of land that is divided into “spaces” or “home sites” that are primarily leased to owners of the individual mobile homes or other housing units. The home owner often invests in site-specific improvements such as carports, steps, fencing, skirts around the base of the home, and landscaping. The land owner typically provides private roads within the park, common facilities and, in many cases, utilities. In general, the individual mobile homes and other housing units will not constitute material collateral for a mortgage loan underlying the offered certificates.

Recreational vehicle parks lease spaces primarily or exclusively for motor homes, travel trailers and portable truck campers, primarily designed for recreational, camping or travel use. Some manufactured housing community properties are either recreational vehicle resorts or have a significant portion of the properties that are intended for short-term recreational vehicle hook-ups, and tenancy of these communities may vary significantly by season. This seasonality may cause periodic fluctuations in revenues, tenancy levels, rental rates and operating expenses for these properties. In general, parks that lease recreational vehicle spaces may be viewed as having a less stable tenant population than parks occupied predominantly by mobile homes.

Factors affecting the successful operation of a manufactured housing community, mobile home park or recreational vehicle park include—

●	location of the manufactured housing community property;

●	the ability of management to provide adequate maintenance and insurance;

●	the number of comparable competing properties in the local market;

●	the age, appearance, condition and reputation of the property;

●	whether the property is subject to any age restrictions on tenants;

●	the quality of management; and

●	the types of facilities and services it provides.

Manufactured housing communities and mobile home parks also compete against alternative forms of residential housing, including—

●	multifamily rental properties,

●	cooperatively-owned apartment buildings,

●	condominium complexes, and

●	single-family residential developments.

Recreational vehicle parks also compete against alternative forms of recreation and short-term lodging, such as staying at a hotel at the beach.

Manufactured housing communities, mobile home parks and recreational vehicle parks have few improvements (which are highly specialized) and are “special purpose” properties that could not be readily converted to general residential, retail or office use. This will adversely affect the liquidation value of the property if its operation as a manufactured housing community, mobile home park or recreational vehicle park, as the case may be, becomes unprofitable due to competition, age of the improvements or other factors.

Moreover, manufactured housing community properties may not be connected in their entirety to public water and/or sewer systems. In such cases, the borrower could incur a substantial expense if it were required to connect the property to such systems in the future. In addition, the use of well water enhances the likelihood that the property could be adversely affected by a recognized environmental condition that impacts soil and groundwater.

Some states regulate the relationship of an owner of a manufactured housing community or mobile home park and its tenants in a manner similar to the way they regulate the relationship between a landlord and tenant at a multifamily rental property. In addition, some states also regulate changes in the use of a manufactured housing community or mobile home park and require that the owner give written notice to its tenants a substantial period of time prior to the projected change.

In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control and/or rent stabilization on manufactured housing communities and mobile home parks. These ordinances may limit rent increases to—

●	fixed percentages,

●	percentages of increases in the consumer price index,

●	increases set or approved by a governmental agency, or

●	increases determined through mediation or binding arbitration.

In many cases, the rent control or rent stabilization laws either do not permit vacancy decontrol or permit vacancy decontrol only in the relatively rare event that the mobile home or manufactured housing unit is removed from the homesite. Local authority to impose rent control or rent stabilization on manufactured housing communities and mobile home parks is pre-empted by state law in some states and rent control or rent stabilization is not imposed at the state level in those states. In some states, however, local rent control and/or rent stabilization ordinances are not pre-empted for tenants having short-term or month-to-month leases, and properties there may be subject to various forms of rent control or rent stabilization with respect to those tenants.

In addition, some manufactured housing community properties may have a material number of leased homes that are currently owned by the related borrower or an affiliate thereof and rented by the respective tenants like apartments. In circumstances where the leased homes are owned by an affiliate of the borrower, the related pads may, in some cases, be subject to a master lease with that affiliate. In such cases, the tenants will tend to be more transient and less tied to the property than if they owned their own home. Such leased homes do not, in all (or, possibly, in any) such cases, constitute collateral for the related mortgage loan. Some of the leased homes that are not collateral for the related mortgage loan are rented on a lease-to-own basis. In some cases, the borrower itself owns, leases, sells and/or finances the sale of homes, although generally the related income therefrom will be excluded for loan underwriting purposes. Some of the leased homes owned by a borrower or its affiliate may be financed and a default on that financing may materially adversely affect the performance of the manufactured housing community property.

Health Care-Related Properties

Health care-related properties include:

●	hospitals;

●	medical offices;

●	skilled nursing facilities;

●	nursing homes;

●	congregate care facilities; and

●	in some cases, assisted living centers and housing for seniors.

Health care-related facilities, particularly nursing homes, may receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare are subject to:

●	statutory and regulatory changes;

●	retroactive rate adjustments;

●	administrative rulings;

●	policy interpretations;

●	delays by fiscal intermediaries; and

●	government funding restrictions.

In addition, nursing facilities and assisted living facilities that are dependent on revenues from other third party payors (other than Medicare and Medicaid), such as private insurers, are also affected by the reimbursement policies of those payors.

All of the foregoing can adversely affect revenues from the operation of a health care-related facility. Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers. In addition, there are currently under consideration various proposals for national health care relief that could further limit these payments.

Health care-related facilities are subject to significant governmental regulation of the ownership, operation, maintenance and/or financing of those properties. Providers of long-term nursing care and other medical services are highly regulated by federal, state and local law. They are subject to numerous factors which can increase the cost of operation, limit growth and, in extreme cases, require or result in suspension or cessation of operations, including:

●	federal and state licensing requirements;

●	facility inspections;

●	rate setting;

●	disruptions in payments;

●	reimbursement policies;

●	audits, which may result in recoupment of payments made or withholding of payments due;

●	laws relating to the adequacy of medical care, distribution of pharmaceuticals, use of equipment, personnel operating policies and maintenance of and additions to facilities and services;

●	patient care liability claims, including those generated by the recent advent of the use of video surveillance, or “granny cams”, by family members or government prosecutors to monitor care and limited availability and increased costs of insurance; and

●	shortages in staffing, increases in labor costs and labor disputes.

Under applicable federal and state laws and regulations, Medicare and Medicaid reimbursements generally may not be made to any person other than the provider who actually furnished the related material goods and services. Accordingly, in the event of foreclosure on a health care-related facility, neither a lender nor other subsequent lessee or operator of the property would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at the property prior to foreclosure. Furthermore, in the event of foreclosure, there can be no assurance that a lender or other purchaser in a foreclosure sale would be entitled to the rights under any required licenses and regulatory approvals. The lender or other purchaser may have to apply in its own right for those licenses and approvals. There can be no assurance that a new license could be obtained or that a new approval would be granted. In addition, there can be no assurance that the facilities will remain licensed and loss of licensure/provider arrangements by a significant number of facilities could have a material adverse effect on a borrower’s ability to meet its obligations under the related mortgage loan and, therefore, on distributions on your certificates.

With respect to health care-related properties, the regulatory environment has intensified, particularly the long-term care service environment for large, for profit, multi-facility providers. For example, in the past few years, federal prosecutors have utilized the federal false claims act to prosecute nursing facilities that have quality of care deficiencies or reported instances of possible patient abuse and neglect, falsification of records, failure to report adverse events, improper use of restraints, and certain other care issues. Since facilities convicted under the false claims act may be liable for triple damages plus mandatory civil penalties, nursing facilities often settled with the government for a substantial amount of money rather than defending the allegations.

The extensive federal, state and local regulations affecting health care-related facilities include regulations on the financial and other arrangements that facilities enter into during the normal course of business. For example, anti-kickback laws prohibit certain business practices and relationships that might affect the provision and cost of health care services reimbursable under Medicare and Medicaid programs, including the payment or receipt of money or anything else of value in return for the referral of patients whose care will be paid by those programs. Sanctions for violations include criminal penalties and civil sanctions, fines and possible exclusion from payor programs. Federal and state governments have used monetary recoveries derived from prosecutions to strengthen their fraud detection and enforcement programs. There can be no assurance that government officials charged with responsibility for enforcing the anti-kickback and/or self-referral laws will not assert that certain arrangements or practices are in violation of such provisions. The operations of a nursing facility or assisted living facility could be adversely affected by the failure of its arrangements to comply with such laws or similar state laws enacted in the future.

Each state also has a Medicaid Fraud Control Unit, which typically operates as a division of the state Attorney General’s Office or equivalent, which conducts criminal and civil investigations into alleged abuse, neglect, mistreatment and/or misappropriation of resident property. In some cases, the allegations may be investigated by the state Attorney General, local authorities and federal and/or state survey agencies. There are Medicaid Fraud Control Unit and state Attorney General investigations pending and, from time to time, threatened against providers, relating to or arising out of allegations of potential resident abuse, neglect or mistreatment.

Further, the nursing facilities and assisted living facilities are likely to compete on a local and regional basis with each other and with other providers who operate similar facilities. They may also compete with providers of long term care services in other settings, such as hospital rehabilitation units or home health agencies or other community-based providers. The formation of managed care networks and integrated delivery systems, as well as increasing government efforts to encourage the use of home and community-based services instead of nursing facility services, could also adversely affect nursing facilities or assisted living facilities if there are incentives that lead to the utilization of other facilities or community-based home care providers, instead of nursing facility or assisted living providers, or if competition drives down prices paid by residents. Some of the competitors of the subject facilities may be better capitalized, may offer services not offered by the facilities, or may be owned by agencies supported by other sources of income or revenue not available to for-profit facilities, such as tax revenues and charitable contributions. The success of a facility also depends upon the number of competing facilities in the local market, as well as upon other factors, such as the facility’s age, appearance, reputation and management, resident and family preferences, referrals by and affiliations with managed care organizations, relationship with other health care providers and other health care networks, the types of services provided and, where applicable, the quality of care and the cost of that care. If the facilities fail to attract patients and residents and compete effectively with other health care providers, their revenues and profitability may decline.

Health care-related facilities are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value. Furthermore, transfers of health care-related facilities are subject to regulatory approvals under state, and in some cases federal, law not required for transfers of most other types of commercial properties. Moreover, in certain circumstances, such as when federal or state authorities believe that liquidation may adversely affect the health, safety or welfare of the nursing facility and/or assisted living facility residents, a facility operator may not be allowed to liquidate for an indeterminate period of time. Finally, the receipt of any liquidation proceeds could be delayed by the approval process of any state agency necessary for the transfer of a mortgaged property and even reduced to satisfy governmental obligations of the facility, such as audit recoupments from nursing facilities.

Restaurants and Taverns

Factors affecting the economic viability of individual restaurants, taverns and other establishments that are part of the food and beverage service industry include:

●	competition from facilities having businesses similar to a particular restaurant or tavern;

●	perceptions by prospective customers of safety, convenience, services and attractiveness;

●	the cost, quality and availability of food and beverage products;

●	negative publicity, resulting from instances of food contamination, food-borne illness and similar events;

●	changes in demographics, consumer habits and traffic patterns;

●	the ability to provide or contract for capable management; and

●	retroactive changes to building codes, similar ordinances and other legal requirements.

Adverse economic conditions, whether local, regional or national, may limit the amount that may be charged for food and beverages and the extent to which potential customers dine out. Because of the nature of the business, restaurants and taverns tend to respond to adverse economic conditions more quickly than do many other types of commercial properties. Furthermore, the transferability of any operating, liquor and other licenses to an entity acquiring a bar or restaurant, either through purchase or foreclosure, is subject to local law requirements.

The food and beverage service industry is highly competitive. The principal means of competition are—

●	market segment,

●	product,

●	price,

●	value,

●	quality,

●	service,

●	convenience,

●	location, and

●	the nature and condition of the restaurant facility.

A restaurant or tavern operator competes with the operators of comparable establishments in the area in which its restaurant or tavern is located. Other restaurants could have—

●	lower operating costs,

●	more favorable locations,

●	more effective marketing,

●	more efficient operations, or

●	better facilities.

The location and condition of a particular restaurant or tavern will affect the number of customers and, to an extent, the prices that may be charged. The characteristics of an area or neighborhood in which a restaurant or tavern is located may change over time or in relation to competing facilities. Also, the cleanliness and maintenance at a restaurant or tavern will affect its appeal to customers. In the case of a regionally- or nationally-known chain restaurant, there may be costly expenditures for renovation, refurbishment or expansion, regardless of its condition.

Factors affecting the success of a regionally- or nationally-known chain restaurant include:

●	actions and omissions of any franchisor, including management practices that—

1.       adversely affect the nature of the business, or

2.       require renovation, refurbishment, expansion or other expenditures;

●	the degree of support provided or arranged by the franchisor, including its franchisee organizations and third-party providers of products or services; and

●	the bankruptcy or business discontinuation of the franchisor or any of its franchisee organizations or third-party providers.

Charitable Organizations and Other Non-Profit Tenants

Charitable organizations and other non-profit tenants generally depend on donations from individuals and government grants and subsidies to meet expenses (including rent) and pay for maintenance and capital expenditures. The extent of those donations is dependent on the extent to which individuals are prepared to make donations, which is influenced by a variety of social, political and economic factors, and whether the governmental grants and subsidies will continue with respect to any such institution. Donations may be adversely affected by economic conditions, whether local, regional or national. A reduction in donations, government grants or subsidies may impact the ability of the related institution to pay rent and there can be no assurance that a borrower leasing to a charitable organization or other non-profit tenant will be in a position to meet its obligations under the related mortgage loan documents if such tenant fails to pay.

Churches and Other Religious Facilities

Churches and other religious facilities generally depend on charitable donations to meet expenses and pay for maintenance and capital expenditures. The extent of those donations is dependent on the attendance at any particular religious facility and the extent to which attendees are prepared to make donations, which is influenced by a variety of social, political and economic factors. Donations may be adversely affected by economic conditions, whether local, regional or national. Religious facilities are often located in special purpose properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

Private Schools and Other Cultural and Educational Institutions

The cash flows generated from private schools and other cultural and educational institutions are generally dependent on student enrollment or other attendance and the ability of such students or attendees to pay tuition and related fees, which, in some cases, is dependent on the ability to obtain financial aid or loans. Enrollment and/or attendance at a private school or cultural and educational institution may decrease due to, among other factors:

●	changing local demographics;

●	competition from other schools or cultural and educational institutions;

●	increases in tuition and/or reductions in availability of student loans, government grants or scholarships; and

●	reductions in education spending as a result of changes in economic conditions in the area of the school or cultural and educational institution; and poor performance by teachers, administrative staff or students; or mismanagement at the private school or cultural and educational institution.

Parking Lots and Parking Garages

Certain properties may consist of parking garages, and certain retail, mixed use or office properties may be partially comprised of a parking garage. Parking garages and parking lots present risks not associated with other properties. The primary source of income for parking lots and garages is the rental fees charged for parking spaces. Factors affecting the success of a parking lot or garage include:

●	the number of rentable parking spaces and rates charged;

●	the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;

●	the amount of alternative parking spaces in the area;

●	the availability of mass transit; and

●	the perceptions of the safety, convenience and services of the lot or garage.

Aspects of building site design and adaptability affect the value of a parking garage facility. Site characteristics that are valuable to a parking garage facility include location, clear ceiling heights, column spacing, zoning restrictions, number of spaces and overall functionality and accessibility.

In addition, because of the unique construction requirements of many parking garages and because a parking lot is often vacant paved land without any structure, a vacant parking garage facility or parking lot may not be easily converted to other uses.

In the case of parking garages or parking lots that are leased to a single operator, the sole source of income will be the lease to such operator. Accordingly, such properties will be subject to business risks associated with such operator. If the lease with the sole operator is terminated, the related borrower may be unable to find another operator that will lease the property at the same rate.

Various types of multifamily and commercial properties may have a parking garage as part of the collateral. Parking garages may not be readily convertible (or convertible at all) to alternative uses if the properties were to become unprofitable, or the leased spaces were to become vacant, for any reason. See “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” below.

Any Analysis of the Value or Income Producing Ability of a Commercial or Multifamily Property Is Highly Subjective and Subject to Error

Mortgage loans secured by liens on income-producing properties are substantially different from mortgage loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon—

●	the successful operation of the property, and

●	its ability to generate income sufficient to make payments on the loan.

This is particularly true because most or all of the mortgage loans underlying the offered certificates will be non-recourse loans.

The debt service coverage ratio of a multifamily or commercial mortgage loan is an important measure of the likelihood of default on the loan. In general, the debt service coverage ratio of a multifamily or commercial mortgage loan at any given time is the ratio of—

●	the amount of income derived or expected to be derived from the related real property collateral for a twelve-month period that is available to pay debt service on the subject mortgage loan, to

●	the annualized payments of principal and/or interest on the subject mortgage loan and any other senior and/or pari passu loans that are secured by the related real property collateral.

The amount described in the first bullet point of the preceding sentence is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property. A more detailed discussion of its calculation is provided under “Description of the Mortgage Pool—Certain Calculations and Definitions”.

The cash flow generated by a multifamily or commercial property will generally fluctuate over time and may or may not be sufficient to—

●	make the loan payments on the related mortgage loan,

●	cover operating expenses, and

●	fund capital improvements at any given time.

Operating revenues of a nonowner occupied, income-producing property may be affected by the condition of the applicable real estate market and/or area economy. Properties leased, occupied or used on a short-term basis, such as—

●	some health care-related facilities,

●	hotels and motels,

●	recreational vehicle parks, and

●	mini-warehouse and self storage facilities,

tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as—

●	warehouses,

●	retail stores,

●	office buildings, and

●	industrial facilities.

Some commercial properties may be owner-occupied or leased to a small number of tenants. Accordingly, the operating revenues may depend substantially on the financial condition of the borrower or one or a few tenants. Mortgage loans secured by liens on owner-occupied and single tenant properties may pose a greater likelihood of default and loss than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

Increases in property operating expenses can increase the likelihood of a borrower default on a multifamily or commercial mortgage loan secured by the property. Increases in property operating expenses may result from:

●	increases in energy costs and labor costs;

●	increases in interest rates and real estate tax rates; and

●	changes in governmental rules, regulations and fiscal policies.

Some net leases of commercial properties may provide that the lessee, rather than the borrower/ landlord, is responsible for payment of operating expenses. However, a net lease will result in stable net operating income to the borrower/landlord only if the lessee is able to pay the increased operating expense while also continuing to make rent payments.

Lenders also look to the loan-to-value ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property is liquidated following a default. In general, the loan-to-value ratio of a multifamily or commercial mortgage loan at any given time is the ratio, expressed as a percentage, of—

●	the then outstanding principal balance of the mortgage loan and any other senior and/or pari passu loans that are secured by the related real property collateral, to

●	the estimated value of the related real property based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

A low loan-to-value ratio means the borrower has a large amount of its own equity in the multifamily or commercial property that secures its loan. In these circumstances—

●	the borrower has a greater incentive to perform under the terms of the related mortgage loan in order to protect that equity, and

●	the lender has greater protection against loss on liquidation following a borrower default.

However, loan-to-value ratios are not necessarily an accurate measure of the likelihood of liquidation loss in a pool of multifamily and commercial mortgage loans. For example, the value of a multifamily or commercial property as of the date of initial issuance of the offered certificates may be less than the estimated value determined at loan origination. The value of any real property, in particular a multifamily or commercial property, will likely fluctuate from time to time. Moreover, even a current appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on—

●	the market comparison method, which takes into account the recent resale value of comparable properties at the date of the appraisal;

●	the cost replacement method, which takes into account the cost of replacing the property at the date of the appraisal;

●	the income capitalization method, which takes into account the property’s projected net cash flow; or

●	a selection from the values derived from the foregoing methods.

Each of these appraisal methods presents analytical difficulties. For example—

●	it is often difficult to find truly comparable properties that have recently been sold;

●	the replacement cost of a property may have little to do with its current market value; and

●	income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate.

If more than one appraisal method is used and significantly different results are produced, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

The value of a multifamily or commercial property will be affected by property performance. As a result, if a multifamily or commercial mortgage loan defaults because the income generated by the related property is insufficient to pay operating costs and expenses as well as debt service, then the value of the property will decline and a liquidation loss may occur.

See “—Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance” above.

Changes in Pool Composition Will Change the Nature of Your Investment

The mortgage loans underlying your certificates will amortize at different rates and mature on different dates. In addition, some of those mortgage loans may be prepaid or liquidated. As a result, the relative composition of the mortgage asset pool will change over time.

If you purchase certificates with a pass-through rate that is equal to or calculated based upon a weighted average of interest rates on the underlying mortgage loans, your pass-through rate will be affected, and may decline, as the relative composition of the mortgage pool changes.

In addition, as payments and other collections of principal are received with respect to the underlying mortgage loans, the remaining mortgage pool backing your offered certificates may exhibit an increased concentration with respect to property type, number and affiliation of borrowers and geographic location.

Tenancies-in-Common May Hinder Recovery

Certain of the mortgage loans included in the issuing entity may have borrowers that own the related mortgaged properties as tenants-in-common. In general, with respect to a tenant-in-common ownership structure, each tenant-in-common owns an undivided share in the property and if such tenant-in-common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition) the tenant-in-common has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant in common proportionally. As a result, if a tenant-in-common that has not waived its right of partition or similar right exercises a right of partition, the related mortgage loan may be subject to prepayment. The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, significant delay in recovery against the tenant-in-common borrowers, particularly if the tenant-in-common borrowers file for bankruptcy separately or in series (because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay will be reinstated), a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common under the mortgage loans will be single-purpose entities. Each tenant-in-common borrower has waived its right to partition, reducing the risk of partition. However, we cannot assure you that, if challenged, this waiver would be enforceable. In addition, in some cases, the related mortgage loan documents may provide for full recourse (or in an amount equal to its pro rata share of the debt) to the related tenant-in-common borrower or the guarantor if a tenant-in-common files for partition.

Risks Relating to Enforceability of Cross-Collateralization Arrangements

Cross-collateralization arrangements may be terminated in certain circumstances under the terms of the related mortgage loan documents. Cross-collateralization arrangements whereby multiple borrowers grant their respective mortgaged properties as security for one or more mortgage loans could be challenged as fraudulent conveyances by the creditors or the bankruptcy estate of any of the related borrowers.

Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by that borrower from the respective mortgage loan proceeds, as well as the overall cross-collateralization. If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could subordinate all or part of the mortgage loan to other debt of that borrower, recover prior payments made on that mortgage loan, or take other actions such as invalidating the mortgage loan or the mortgages securing the cross-collateralization. See “—Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable—Cross-Collateralization Arrangements”.

In addition, when multiple real properties secure a mortgage loan, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of the related aggregate mortgage loan indebtedness, to minimize recording tax. This mortgage amount is generally established at 100% to 150% of the appraised value or allocated loan amount for the mortgaged property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan.

See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans” for a description of mortgage loans that are cross-collateralized and cross-defaulted with each other, if any, or that are secured by multiple properties owned by multiple borrowers.

Inadequacy of Title Insurers May Adversely Affect Payments on Your Certificates

Title insurance for a mortgaged property generally insures a lender against risks relating to a lender not having a first lien with respect to a mortgaged property as of the date such policy is issued, and in some cases can insure a lender against specific other risks. The protection afforded by title insurance depends on the ability of the title insurer to pay claims made upon it. We cannot assure you that:

●	a title insurer will have the ability to pay title insurance claims made upon it;

●	a title insurer will maintain its present financial strength; or

●	a title insurer will not contest claims made upon it.

In addition, title insurance policies do not cover all risks relating to a lender not having a first lien with respect to a mortgaged property, and in certain cases, the lender may be subject to a more senior lien despite the existence of a title insurance policy. In those circumstances, the existence of a senior lien may limit the issuing entity’s recovery on that property, which may adversely affect payments on your certificates.

The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property

The operation and performance of a mortgage loan (or loan combination) will depend in part on the identity of the persons or entities who control the related borrower and the related mortgaged property. The performance of a mortgage loan (or loan combination) may be adversely affected if control of a borrower changes, which may occur, for example, by means of transfers of direct or indirect ownership interests in the borrower, or if the mortgage loan (or loan combination) is assigned to and assumed by another person or entity along with a transfer of the property to that person or entity.

Many of the mortgage loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations, although there is already existing mezzanine debt, and mezzanine debt is permitted in the future, in the case of certain mortgage loans. We cannot assure you the ownership of any of the borrowers would not change during the term of the related mortgage loan and result in a material adverse effect on your certificates. See “Description of the Mortgage Pool—Additional Indebtedness” and “—Certain Terms of the Mortgage Loans—‘Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions”.

A Borrower May Be Unable to Repay Its Remaining Principal Balance on the Maturity Date or Anticipated Repayment Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk

Mortgage loans with substantial remaining principal balances at their maturity date or anticipated repayment date, as applicable, involve greater risk than fully-amortizing mortgage loans. This is because the borrower may be unable to repay the mortgage loan at that time. In addition, fully amortizing mortgage loans which may pay interest on an “actual/360” basis but have fixed monthly payments may, in effect, have a small balloon payment due at maturity.

All of the mortgage loans have amortization schedules that are significantly longer than their respective terms to maturity (or, if applicable, any related anticipated repayment date), and many of the mortgage loans require only payments of interest for part or all of such respective terms. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Due Dates; Mortgage Rates; Calculations of Interest”. A longer amortization schedule or an interest-only provision in a mortgage loan will result in a higher amount of principal outstanding under the mortgage loan at any particular time, including at the maturity date (or, if applicable, anticipated repayment date) of the mortgage loan, than would have otherwise been the case had a shorter amortization schedule been used or had the mortgage loan had a shorter interest-only period or not included an interest-only provision at all. That higher principal amount outstanding could both (i) make it more difficult for the related borrower to make the required balloon payment at maturity and (ii) lead to increased losses for the issuing entity either during the loan term or at maturity if the mortgage loan becomes a defaulted mortgage loan.

A borrower’s ability to repay a mortgage loan (or loan combination) on its maturity date or anticipated repayment date, as applicable, typically will depend upon its ability either to refinance the mortgage loan (or loan combination) or to sell the mortgaged property at a price sufficient to permit repayment. A borrower’s ability to achieve either of these goals will be affected by a number of factors, including:

●	the availability of, and competition for, credit for commercial, multifamily or manufactured housing community real estate projects, which fluctuate over time;

●	the prevailing interest rates;

●	the net operating income generated by the mortgaged property;

●	the fair market value of the related mortgaged property;

●	the borrower’s equity in the related mortgaged property;

●	significant tenant rollover at the related mortgaged properties (see “—The Types of Properties That Secure the Mortgage Loans Present Special Risks—General—Retail Properties” and “—The Types of Properties That Secure the Mortgage Loans Present Special Risks—General—Office Properties”);

●	the borrower’s financial condition;

●	the operating history and occupancy level of the mortgaged property;

●	reductions in applicable government assistance/rent subsidy programs;

●	the tax laws; and

●	prevailing general and regional economic conditions.

In addition, the promulgation of additional laws and regulations, including the final regulations to implement the credit risk retention requirements under Section 15G of the Securities Exchange Act of 1934, as added by Section 941 of the Dodd-Frank Act, compliance with which was required with respect to the CMBS issued on or after December 24, 2016, may cause commercial real estate lenders to tighten their lending standards and reduce the availability of leverage and/or refinancings for commercial real estate. This, in turn, may adversely affect borrowers’ ability to refinance mortgage loans or sell the related mortgaged property on or before the related maturity date or anticipated repayment date, as applicable.

With respect to any split mortgage loan, the risks relating to balloon payment obligations are enhanced by the existence of the related companion loan(s).

Whether or not losses are ultimately sustained, any delay in the collection of a balloon payment on the maturity date or anticipated repayment date that would otherwise be distributable on your certificates will likely extend the weighted average life of your certificates.

None of the sponsors, any party to the pooling and servicing agreement or any other person will be under any obligation to refinance any mortgage loan. However, in order to maximize recoveries on defaulted mortgage loans, the pooling and servicing agreement permits the special servicer (and each outside servicing agreement governing the servicing of an outside serviced mortgage loan permits the related outside special servicer) to extend and modify mortgage loans in a manner consistent with the applicable servicing standard, subject to the limitations (or, in the case of an outside serviced mortgage loan, limitations of the type) described under “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Modifications, Waivers and Amendments”. We cannot assure you, however, that any extension or modification will increase the present value of recoveries in a given case.

Neither the master servicer nor the special servicer will have the ability to extend or modify an outside serviced mortgage loan because each outside serviced mortgage loan is being serviced pursuant to the applicable outside servicing agreement. Whether or not losses are ultimately sustained, any delay in collection of a balloon payment that would otherwise be distributable in respect of a class of certificates, whether such delay is due to a borrower default or to modification of an outside serviced mortgage loan by the outside special servicer, will likely extend the weighted average life of such class of certificates.

The credit crisis and economic downturn have resulted in tightened lending standards and a reduction in capital available to refinance mortgage loans at maturity. These factors have increased the risk that refinancing may not be available. We cannot assure you that each borrower under a balloon loan will have the ability to repay the principal balance of such mortgage loan on the related maturity date or anticipated repayment date, as applicable.

See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable

Cross-Collateralization Arrangements.

It may be possible to challenge cross-collateralization arrangements involving more than one borrower as a fraudulent conveyance, even if the borrowers are related. If one of those borrowers were to become a debtor in a bankruptcy case, creditors of the bankrupt party or the representative of the bankruptcy estate of the bankrupt party could seek to have the bankruptcy court avoid any lien granted by the bankrupt party to secure repayment of another borrower’s loan. In order to do so, the court would have to determine that—

●	the bankrupt party—

1.       was insolvent at the time of granting the lien,

2.       was rendered insolvent by the granting of the lien,

3.       was left with inadequate capital, or

4.       was not able to pay its debts as they matured; and

●	the bankrupt party did not, when it allowed its property to be encumbered by a lien securing the other borrower’s loan, receive fair consideration or reasonably equivalent value for pledging its property for the equal benefit of the other borrower.

If the court were to conclude that the granting of the lien was an avoidable fraudulent conveyance, it could nullify the lien or security instrument effecting the cross-collateralization. The court could also allow the bankrupt party to recover payments it made under the avoided cross-collateralization. See “—Risks Relating to Enforceability of Cross-Collateralization Arrangements” above.

Prepayment Premiums, Fees and Charges.

Under federal bankruptcy law and the laws of a number of states, the enforceability of any mortgage loan provisions that require prepayment lockout periods or payment of a yield maintenance charge or a prepayment premium, fee or charge upon an involuntary or a voluntary prepayment, is unclear. Provisions requiring yield maintenance charges or prepayment premiums, fees or charges also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium, fee or charge will be enforceable. In addition, if provisions requiring yield maintenance charges or prepayment premiums, fees or charges upon involuntary prepayment were unenforceable, borrowers would have an incentive to default in order to prepay their loans. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium, fee or charge.

Due-on-Sale and Debt Acceleration Clauses.

Some or all of the mortgage loans included in one of our trusts may contain a due-on-sale clause, which permits the lender, with some exceptions, to accelerate the maturity of the mortgage loan upon the sale, transfer or conveyance of—

●	the related real property, or

●	a majority ownership interest in the related borrower.

We anticipate that all of the mortgage loans included in one of our trusts will contain some form of debt-acceleration clause, which permits the lender to accelerate the debt upon specified monetary or non-monetary defaults by the related borrower.

The courts of all states will enforce acceleration clauses in the event of a material payment default. The equity courts of any state, however, may refuse to allow the foreclosure of a mortgage, deed of trust or other security instrument or to permit the acceleration of the indebtedness if:

●	the default is deemed to be immaterial,

●	the exercise of those remedies would be inequitable or unjust, or

●	the circumstances would render the acceleration unconscionable.

See “Certain Legal Aspects of the Mortgage Loans—Due-On-Sale and Due-On-Encumbrance Provisions”.

Assignments of Leases.

Some or all of the mortgage loans included in one of our trusts may be secured by, among other things, an assignment of leases and rents. Under that document, the related borrower will assign its right, title and interest as landlord under the leases on the related real property and the income derived from those leases to the lender as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. In the event the borrower defaults, the license terminates and the lender is entitled to collect rents. In some cases, those assignments may not be perfected as security interests prior to actual possession of the cash flow. Accordingly, state law may require that the lender take possession of the property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. Lenders that actually take possession of the property, however, may incur potentially substantial risks attendant to being a mortgagee in possession. The risks include liability for environmental clean-up costs and other risks inherent to property ownership. In addition, the commencement of bankruptcy or similar proceedings by or with respect to the borrower will adversely affect the lender’s ability to collect the rents. See “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues.”

Defeasance.

A mortgage loan underlying the offered certificates may permit the related borrower, during the periods specified and subject to the conditions set forth in the loan, to pledge to the holder of the mortgage loan a specified amount of direct, non-callable United States government securities and thereby obtain a release of the related mortgaged property. The cash amount which a borrower must expend to purchase, or must deliver to a master servicer in order for the master servicer to purchase, the required United States government securities may be in excess of the principal balance of the mortgage loan. A court could interpret that excess amount as a form of prepayment premium or could take it into account for usury purposes. In some states, some forms of prepayment premiums are unenforceable. If the payment of that excess amount were held to be unenforceable, the remaining portion of the cash amount to be delivered may be insufficient to purchase the requisite amount of United States government securities.

Jurisdictions with One Action or Security First Rules and/or Anti-Deficiency Legislation May Limit the Ability of the Special Servicer to Foreclose on a Real Property or to Realize on Obligations Secured by a Real Property

Several states, including California, have laws that prohibit more than one “judicial action” to enforce a mortgage obligation, requiring the lender to exhaust the real property security for such obligation first and/or limiting the ability of the lender to recover a deficiency judgment from the obligor following the lender’s realization upon the collateral. This could be particularly problematic for cross-collateralized, cross-defaulted or multi-property mortgage loans secured by real properties located in multiple states where only some of those states have such rules. A lender who proceeds in violation of these rules may run the risk of forfeiting collateral and/or forfeiting the right to enforce the underlying obligation. In some jurisdictions, the benefits of such laws may also be available to a guarantor of the underlying obligation, thereby limiting the ability of the lender to recover against a guarantor without first proceeding against the collateral and without a judicial foreclosure. Accordingly, where real properties are located in jurisdictions in which “one action”, “security first” and/or “anti-deficiency” rules may be applicable, the special servicer should seek to obtain advice of counsel prior to enforcing any of the trust’s rights under any of the related mortgage loans and/or guarantees of those mortgage loans. As a result, the special servicer may incur additional – and perhaps significant additional – delay and expense in foreclosing on the underlying real properties located in states affected by “one action”, “security first” or “anti-deficiency” rules. See “Certain Legal Aspects of the Mortgage Loans—Foreclosure—General—One Action and Security First Rules” and “—Foreclosure—General—Anti-Deficiency Legislation”.

Appraisals May Not Reflect Current or Future Market Value of Each Property

Appraisals were obtained with respect to each of the mortgaged properties at or about the time of origination of the applicable mortgage loan (or loan combination, if applicable) or at or around the time of the acquisition of the mortgage loan (or loan combination, if applicable) by the related sponsor. See Annex A to this prospectus for dates of the latest appraisals for the mortgaged properties. We have not obtained new appraisals of the mortgaged properties or assigned new valuations to the mortgage loans in connection with the offering of the offered certificates. The market values of the mortgaged properties could have declined since the origination of the related mortgage loans.

In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value. One appraiser may reach a different conclusion than that of a different appraiser with respect to the same property. The appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. The amount could be significantly greater than the amount obtained from the sale of a mortgaged property in a distress or liquidation sale. Information regarding the appraised values of the mortgaged properties (including loan-to-value ratios) presented in this prospectus is not intended to be a representation as to the past, present or future market values of the mortgaged properties. For example, in some cases, a borrower or its affiliate may have acquired the related mortgaged property for a price or otherwise for consideration in an amount that is less than the related appraised value specified on Annex A to this prospectus, including at a foreclosure sale or through acceptance of a deed-in-lieu of foreclosure. Historical operating results of the mortgaged properties used in these appraisals, as adjusted by various assumptions, estimates and subjective judgments on the part of the appraiser, may not be comparable to future operating results. In addition, other factors may impair the mortgaged properties’ value without affecting their current net operating income, including:

●	changes in governmental regulations, zoning or tax laws;

●	potential environmental or other legal liabilities;

●	the availability of refinancing; and

●	changes in interest rate levels.

In certain cases, appraisals may reflect “as complete”, “as stabilized” or other similar values. However, the appraised value reflected on Annex A to this prospectus with respect to each mortgaged property, except as described under “Description of the Mortgage Pool—Certain Calculations and Definitions” or in the footnotes to Annex A to this prospectus, reflects only the “as-is” value, which may contain certain assumptions, such as future construction completion, future completion of a property improvement plan, projected re-tenanting or increased tenant occupancies, or the sale of a portfolio of properties to a single buyer. See the definition of “Appraised Value” under “Description of the Mortgage Pool—Certain Calculations and Definitions” and the footnotes to Annex A to this prospectus.

We cannot assure you that the information set forth in this prospectus regarding appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties. Additionally, with respect to the appraisals setting forth assumptions, particularly those setting forth extraordinary assumptions, or appraisals that set forth a portfolio premium or an “as complete”, “as stabilized” or other similar value, we cannot assure you that those assumptions are or will be accurate or that such value will be the value of the related mortgaged property at the indicated stabilization date, at the time of sale or at maturity. Any engineering report, site inspection or appraisal represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items. See “Transaction Parties—The Sponsors and the Mortgage Loan Sellers” for additional information regarding the appraisals.

Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties

Certain of the mortgaged properties are properties which are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. To the extent applicable, we cannot assure you that any escrow or reserve collected will be sufficient to complete the current renovation or be otherwise sufficient to satisfy any tenant improvement expenses at a mortgaged property. Failure to complete those planned improvements may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the related mortgage loan documents.

Certain of the hospitality properties securing the mortgage loans are currently undergoing or are scheduled to undergo renovations or property improvement plans (“PIPs”). In some circumstances, these renovations or PIPs may necessitate taking a portion of the available guest rooms temporarily offline, and temporarily decreasing the number of available rooms and the revenue-generating capacity of the related hotel. In other cases, these renovations may involve renovations of common spaces or external features of the related hotel, which may cause disruptions or otherwise decrease the attractiveness of the related hotel to potential guests. These PIPs may be required under the related franchise or management agreement and a failure to timely complete them may result in a termination or expiration of a franchise or management agreement and may be an event of default under the related mortgage loan.

Certain of the retail properties securing the mortgage loans are currently undergoing or are scheduled to undergo renovations or property expansions. Such renovations or expansions may be required under one or more tenant leases and a failure to timely complete such renovations or expansions may result in a termination of any such lease and may have a material adverse effect on the cash flow at any such mortgaged property and the related borrower’s ability to meet its payment obligations under the related mortgage loan documents.

We cannot assure you that current or planned redevelopment, expansion or renovation will be completed, that such redevelopment, expansion or renovation will be completed in the time frame contemplated, or that, when and if redevelopment, expansion or renovation is completed, such redevelopment, expansion or renovation will improve the operations at, or increase the value of, the related mortgaged property. Failure of any of the foregoing to occur could have a material negative impact on the related mortgaged property, which could affect the ability of the related borrower to repay the related mortgage loan.

In the event the related borrower fails to pay the costs for work completed or material delivered in connection with such ongoing redevelopment, expansion or renovation, the portion of the mortgaged property on which there are renovations may be subject to mechanics’ or materialmen’s liens that may be senior to the lien of the related mortgage loan.

The existence of construction or renovation at a mortgaged property may make such mortgaged property less attractive to tenants or their customers, and accordingly could have a negative effect on net operating income. See “Description of the Mortgage Pool—Redevelopment, Expansion and Renovation” for information regarding mortgaged properties which are currently undergoing or, in the future, are expected to undergo redevelopment or renovation.

Risks Relating to Costs of Compliance with Applicable Laws and Regulations

A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning laws and the Americans With Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities. If a property does not currently comply with that Act, the property owner may be required to incur significant costs in order to effect that compliance. This will reduce the amount of cash flow available to cover other required maintenance and capital improvements and to pay debt service on the mortgage loan(s) that may encumber that property. There can be no assurance that the owner will have sufficient funds to cover the costs necessary to comply with that Act. In addition, noncompliance could result in the imposition of fines by the federal government or an award or damages to private litigants. See “Certain Legal Aspects of the Mortgage Loans—Americans with Disabilities Act”.

Increases in Real Estate Taxes and Assessments May Reduce Available Funds

Certain of the mortgaged properties securing the mortgage loans have or may in the future have the benefit of reduced real estate taxes in connection with a local government “payment in lieu of taxes” program (often known as a “PILOT” program) or other tax abatement arrangements. Upon expiration of such program or if such programs were otherwise terminated, the related borrower would be required to pay higher, and in some cases substantially higher, real estate taxes. Prior to expiration of such program, the tax benefit to the mortgaged property may decrease throughout the term of the expiration date until the expiration of such program.

As described under “Description of the Mortgage Pool—Additional Indebtedness—Permitted Unsecured Debt and Other Debt”, the borrowers with respect to certain mortgage loans may obtain additional financing (in the form of an unsecured loan that may accrue interest at a higher rate than the related mortgage loan) that will repaid through multi-year assessments against the related mortgaged property.

An increase in real estate taxes and/or assessments may impact the ability of the borrower to pay debt service on the mortgage loan.

See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” for descriptions of real estate tax matters relating to certain mortgaged properties.

Risks Relating to Tax Credits

With respect to certain mortgage loans secured by multifamily properties, the related property owners may be entitled to receive low-income housing tax credits pursuant to Section 42 of the Internal Revenue Code, which provides a tax credit from the state tax credit allocating agency to owners of multifamily rental properties meeting the definition of low-income housing. The total amount of tax credits to which a property owner is entitled is generally based upon the percentage of total units made available to qualified tenants. The owners of the mortgaged properties subject to the tax credit provisions may use the tax credits to offset income tax that they may otherwise owe and the tax credits may be shared among the equity owners of the project. In general, the tax credits on the applicable mortgage loans will be allocated to equity investors in the borrower.

The tax credit provisions limit the gross rent for each low-income unit. Under the tax credit provisions, a property owner must comply with the tenant income restrictions and rental restrictions over a minimum 15-year compliance period, although the property owner may take the tax credits on an accelerated basis over a 10-year period. In the event a multifamily rental property does not maintain compliance with the tax credit restrictions on tenant income or rental rates or otherwise satisfy the tax credit provisions of the Internal Revenue Code, the property owner may suffer a reduction in the amount of available tax credits and/or face the recapture of all or part of the tax credits related to the period of noncompliance and face the partial recapture of previously taken tax credits. The loss of tax credits, and the possibility of recapture of tax credits already taken, may provide significant incentive for the property owner to keep the related multifamily rental property in compliance with these tax credit restrictions, which may limit the income derived from the related property.

If the issuing entity were to foreclose on such a property it would be unable to take advantage of the tax credits, but could sell the property with the right to the remaining credits to a tax paying investor. Any subsequent property owner would continue to be subject to rent limitations unless an election was made to terminate the tax credits, in which case the property could be operated as a market rate property after the expiration of three years.

The limitations on rent and on the ability of potential buyers to take advantage of the tax credits may limit the issuing entity’s recovery on that property.

Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates

From time to time, there may be condemnations pending or threatened against one or more of the mortgaged properties securing the mortgage loans. The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged property or to satisfy the remaining indebtedness of the related mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generated by, the affected mortgaged property. Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon distributions on your offered certificates.

Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses

Some of the mortgaged properties securing the mortgage loans included in the issuing entity may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable for any reason. For example, a mortgaged property may not be readily convertible due to restrictive covenants related to such mortgaged property, including in the case of mortgaged properties that are subject to a condominium regime or subject to a ground lease, the use and other restrictions imposed by the condominium declaration or ground lease and other related documents, especially in a situation where a mortgaged property consists of the borrower’s interests in a condominium that does not represent the entire condominium regime. Additionally, any vacancy with respect to self storage facilities, hospitality properties, independent living facilities, bank branches, restaurants, shopping malls, water parks, theater space, music venues, dental, medical or veterinary offices, R&D facilities, data centers, health clubs, fitness centers, spas, salons, gas stations, arcades, bowling alleys, sound studios, bank branches and properties with drive-thrus would not be easily converted to other uses due to their unique construction requirements. In addition, converting commercial properties to alternative uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such properties.

In addition, the limited adaptability of certain shopping malls that have proven unprofitable may result in high (and possibly extremely high) loss severities on mortgage loans secured by those shopping malls. For example, it is possible that a significant amount of advances made by the applicable servicer(s) of a mortgage loan secured by a shopping mall property, combined with low liquidation proceeds in respect of that property, may result in a loss severity exceeding 100% of the outstanding principal balance of that mortgage loan.

Zoning or other restrictions also may prevent alternative uses. See “—Risks Related to Zoning Non-Compliance and Use Restrictions” below.

Lending on Condominium Units Creates Risks for Lenders That Are Not Present When Lending on Non-Condominiums

Some mortgage loans underlying the certificates will be secured by—

●	the related borrower’s interest in a commercial condominium unit or multiple units in a residential condominium project, and

●	the related voting rights in the owners’ association for the subject building, development or project.

Condominium interests in buildings and/or other improvements in some cases constitute less than a majority of voting rights and result in the related borrower not having control of the related condominium or owners association. The board of managers or directors of the related condominium generally has discretion to make decisions affecting the condominium building, and we cannot assure you that the related borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers or directors. Thus, decisions made by that board of managers or directors, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium and many other decisions affecting the maintenance of the building, may have a significant impact on the related mortgage loans that are secured by mortgaged properties consisting of such condominium interests. We cannot assure you that the related board of managers or directors will always act in the best interests of the related borrower under the related mortgage loans. In addition, with respect to each such mortgage loan, there are certain circumstances when insurance proceeds must be used to repair and restore the related mortgaged property in accordance with the terms of the governing documents for the condominium.

In addition, due to the nature of condominiums, a default on the part of the borrower with respect to such mortgaged properties will not allow the special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominium units. The rights of other unit or property owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to a condominium, due to the possible existence of multiple loss payees on any insurance policy covering such property, there could be a delay in the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon the collateral consisting of condominium interests could subject the certificateholders to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium unit.

Furthermore, certain properties may be subject to certain low-income housing restrictions in order to remain eligible for low-income housing tax credits or governmental subsidized rental payments that could prevent the conversion of the mortgaged property to alternative uses. The liquidation value of any mortgaged property, subject to limitations of the kind described above or other limitations on convertibility of use, may be substantially less than would be the case if the property were readily adaptable to other uses. See “—The Types of Properties That Secure the Mortgage Loans Present Special Risks—General—Multifamily Rental Properties”.

Shared Interest Structures

Vertical subdivisions and “fee above a plane” structures are property ownership structures in which owners have a fee simple interest in certain ground-level and above-ground parcels. A vertical subdivision or fee above a plane structure is generally governed by a declaration or similar agreement defining the respective owner’s fee estates and relationship; one or more owners typically relies on one or more other owners’ parcels for structural support. Each owner is responsible for maintenance of its respective parcel and retains essential operational control over its parcel. We cannot assure you that owners of parcels supporting collateral interests in vertical subdivision and fee above a plane parcels will perform any maintenance and repair obligations that may be required under the declaration with respect to the supporting parcel, or that proceeds following a casualty would be used to reconstruct a supporting parcel. Owners of interests in a vertical subdivision or fee above a plane structure may be required under the related declaration to pay certain assessments relating to any shared interests in the related property, and a lien may be attached for failure to pay such assessments.

See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Condominium Interests and Other Shared Interests”.

Lending on Ground Leases Creates Risks for Lenders That Are Not Present When Lending on a Fee Ownership Interest in a Real Property

The encumbered interest will be characterized as a “fee interest” if (i) the borrower has a fee interest in all or substantially all of the mortgaged property (provided that if the borrower has a leasehold interest in any portion of the mortgaged property, such portion is not, individually or in the aggregate, material to the use or operation of the mortgaged property), or (ii) the mortgage loan is secured by the borrower’s leasehold interest in the mortgaged property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related mortgaged property.

Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the related borrower’s leasehold were to be terminated upon a lease default, the lender would lose its security in the leasehold interest. Generally, each related ground lease or a lessor estoppel requires the lessor to give the lender notice of the borrower’s defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a “mortgageable” ground lease, although not all these protective provisions are included in each case. If the ground lease does not provide for notice to a lender of a default thereunder on the part of the borrower, together with a reasonable opportunity for the lender to cure the default, the lender may be unable to prevent termination of the lease and may lose its collateral.

Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right pursuant to Section 365(h) of the U.S. bankruptcy code (11 U.S.C. Section 365(h)) to treat such lease as terminated by rejection or remain in possession of its leased premises for the rent otherwise payable under the lease for the remaining term of the ground lease (including renewals) and to offset against such rent any damages incurred due to the landlord’s failure to perform its obligations under the lease. If a debtor lessee/borrower rejects any or all of the lease, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lease specifically grants the lender such right. If both the lessor and the lessee/borrower are involved in bankruptcy proceedings, the issuing entity or the trustee on its behalf may be unable to enforce the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a ground lease could be terminated and the trustee could be deprived of its security interest in the leasehold estate, notwithstanding lender protection provisions contained in the ground lease or in the mortgage.

Some of the ground leases securing the mortgage loans may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan. These increases may adversely affect the cash flow and net income of the related borrower.

A leasehold lender could lose its security unless (i) the leasehold lender holds a fee mortgage, (ii) the ground lease requires the lessor to enter into a new lease with the leasehold lender upon termination or rejection of the ground lease, or (iii) the bankruptcy court, as a court of equity, allows the leasehold lender to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although not directly covered by the 1994 Amendments to the U.S. bankruptcy code, such a result would be consistent with the purpose of the 1994 Amendments to the U.S. bankruptcy code granting the holders of leasehold mortgages permitted under the terms of the lease the right to succeed to the position of a leasehold mortgagor. Although consistent with the U.S. bankruptcy code, such position may not be adopted by the applicable bankruptcy court.

Further, in a decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003)) the court ruled with respect to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under Section 363(f) of the U.S. bankruptcy code (11 U.S.C. Section 363(f)) upon the bankruptcy of a landlord, such sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to Section 363(e) of the U.S. bankruptcy code (11 U.S.C. Section 363(a)), a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. While there are certain circumstances under which a “free and clear” sale under Section 363(f) of the U.S. bankruptcy code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of Section 363(f)(1) through (4) of the U.S. bankruptcy code otherwise permits the sale), we cannot assure you that those circumstances would be present in any proposed sale of a leased premises. As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to Section 363(f) of the U.S. bankruptcy code, the lessee will be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that the lessee and/or the lender will be able to recoup the full value of the leasehold interest in bankruptcy court. Most of the ground leases contain standard protections typically obtained by securitization lenders, however, certain of the ground leases with respect to a mortgage loan included in the Issuing Entity may not.

With respect to certain of the mortgage loans, the related borrower may have given to certain lessors under the related ground lease a right of first refusal in the event a sale is contemplated or an option to purchase all or a portion of the mortgaged property and these provisions, if not waived, may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure or adversely affect the foreclosure process.

See “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues”.

Leased Fee Properties Have Special Risks

Land subject to a ground lease presents special risks. In such cases, where the borrower owns the fee interest but not the related improvements, such borrower will only receive the rental income from the ground lease and not from the operation of any related improvements. Any default by the ground lessee would adversely affect the borrower’s ability to make payments on the related mortgage loan. While ground leases may contain certain restrictions on the use and operation of the related mortgaged property, the ground lessee generally enjoys the rights and privileges of a fee owner, including the right to construct, alter and remove improvements and fixtures from the land and to assign and sublet the ground leasehold interest. However, the borrower has the same risk of interruptions in cash flow if such ground lessee defaults under its lease as it would on another single tenant commercial property, without the control over the premises that it would ordinarily have as landlord. In addition, in the event of a condemnation, the borrower would only be entitled to an allocable share of the condemnation proceeds. Furthermore, the insurance requirements are often governed by the terms of the ground lease and, in some cases, certain subtenants may be allowed to self-insure. The ground lessee is commonly permitted to mortgage its ground leasehold interest, and the leasehold lender will often have notice and cure rights with respect to material defaults under the ground lease. In addition, leased fee interests are less frequently purchased and sold than other interests in commercial real property. It may be difficult for the issuing entity, if it became a foreclosing lender, to sell the fee interests if the tenant and its improvements remain on the land. In addition, if the improvements are nearing the end of their useful life, there could be a risk that the tenant defaults in lieu of performing any obligations it may otherwise have to raze the structure and return the land in raw form to the developer. Furthermore, leased fee interests are generally subject to the same risks associated with the property type for which the ground lessee operates the premises because that use is likely a significant source of revenue for the payment of ground rent.

Risks Related to Zoning Non-Compliance and Use Restrictions

Certain of the mortgaged properties may not comply with current zoning laws, including density, use, parking, height, landscaping, open space and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. These properties, as well as those for which variances or special permits were issued or for which non-conformity with current zoning laws is otherwise permitted, are considered to be a “legal non-conforming use” and/or the improvements are considered to be “legal non-conforming structures.” This means that the borrower is not required to alter its structure to comply with the existing or new law; however, the borrower may not be able to rebuild the premises “as-is” in the event of a substantial casualty loss (or, in certain instances, a less than substantial casualty loss). This may adversely affect the cash flow of the property following the loss. If a substantial casualty (or, in certain instances, a less than substantial casualty) were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if a non-conforming use were to be discontinued and/or the property were repaired or restored in conformity with the current law, the value of the property or the revenue producing potential of the property may not be equal to that before the casualty.

In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be “legal non-conforming uses” or “legal non-conforming structures.” The failure of a mortgaged property to comply with zoning laws or to be a “legal non-conforming use” or “legal non-conforming structure” may adversely affect the market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities. In some cases, the related borrower has obtained law and ordinance insurance to cover additional costs that result from rebuilding or building improvements at the mortgaged property in accordance with current zoning requirements. However, if as a result of the applicable zoning laws the rebuilt improvements are smaller or less attractive to tenants than the original improvements, the resulting loss in income will generally not be covered by law and ordinance insurance.

In addition, certain of the mortgaged properties may be subject to certain use restrictions and/or operational requirements imposed pursuant to development agreements, ground leases, restrictive covenants, reciprocal easement agreements or operating agreements or historical landmark designations or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium building. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius. These limitations impose upon the borrower stricter requirements with respect to repairs and alterations, including following a casualty loss. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan.

See “Description of the Mortgage Pool—Zoning and Use Restrictions” for examples of mortgaged properties that are subject to restrictions relating to the use of the mortgaged properties or have other material zoning issues.

Risks Relating to Inspections of Properties

Licensed engineers or consultants inspected the mortgaged properties at or about the time of the origination of the mortgage loans to assess items such as structural integrity of the buildings and other improvements on the mortgaged property, including exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. No additional property inspections were conducted in connection with the closing of the offered certificates.

State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed-in-Lieu of Foreclosure and Reduce Net Proceeds

Many jurisdictions impose recording taxes on mortgages which, if not paid at the time of the recording of the mortgage, may impair the ability of the lender to foreclose the mortgage. Such taxes, interest, and penalties could be significant in amount and would, if imposed, reduce the net proceeds realized by the issuing entity in liquidating the real property securing the related mortgage loan.

Earthquake, Flood and Other Insurance May Not Be Available or Adequate

Natural disasters, including earthquakes, floods and hurricanes, may adversely affect the mortgaged properties securing the underlying mortgage loans. For example, real properties located in California may be more susceptible to certain hazards, such as earthquakes or widespread fires, than properties in other parts of the country, and real properties located in coastal states generally may be more susceptible to hurricanes than properties in other parts of the country. Hurricanes and related windstorms, floods and tornadoes have caused extensive and catastrophic physical damage in and to coastal and inland areas located in the Gulf Coast region of the United States and certain other parts of the southeastern United States.

Although the mortgaged properties are required to be insured, or self-insured by a sole tenant of a related building or group of buildings, against certain risks, there is a possibility of casualty loss with respect to the mortgaged properties for which insurance proceeds may not be adequate or which may result from risks not covered by insurance.

Furthermore, with respect to certain mortgage loans, the insurable value of the related mortgaged property as of the origination date of the related mortgage loan was lower (and, in certain cases, may be substantially lower) than the principal balance of the related mortgage loan. In the event of a casualty when a borrower is not required to rebuild or cannot rebuild, we cannot assure you that the insurance required with respect to the related mortgaged property will be sufficient to pay the related mortgage loan in full and there is no “gap” insurance required under such mortgage loan to cover any difference. In those circumstances, a casualty that occurs near the maturity date may result in an extension of the maturity date of the mortgage loan if the special servicer, in accordance with the servicing standard, determines that such extension was in the best interest of certificateholders.

In addition, certain types of mortgaged properties, such as manufactured housing and recreational vehicle communities, have few or no insurable buildings or improvements and thus do not have casualty insurance or low limits of casualty insurance in comparison with the related mortgage loan balances.

In addition, hazard insurance policies will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the related mortgaged property in order to recover the full amount of any partial loss. As a result, even if insurance coverage is maintained, if the insured’s coverage falls below this specified percentage, those clauses generally provide that the insurer’s liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

Fifty-three (53) of the mortgaged properties (25.0%) are located in areas that are considered a high earthquake risk (seismic zones 3 or 4). Seismic reports were prepared with respect to these mortgaged properties, and based on those reports, no mortgaged property has a seismic expected loss of greater than 23.0%.

The mortgage loans do not require flood insurance on the related mortgaged properties unless they are in a flood zone and flood insurance is available; and, in certain instances, even where the related mortgaged property was in a flood zone and flood insurance was available, flood insurance was not required.

The National Flood Insurance Program (“NFIP”) is scheduled to expire March 23, 2018. We cannot assure you if or when NFIP will be reauthorized. If NFIP is not reauthorized, it could have an adverse effect on the value of properties in flood zones or their ability to repair or rebuild after flood damage.

We cannot assure you that the borrowers will in the future be able to comply with requirements to maintain adequate insurance with respect to the mortgaged properties, and any uninsured loss could have a material adverse impact on the amount available to make payments on the related mortgage loan, and consequently, the offered certificates. As with all real estate, if reconstruction (for example, following fire or other casualty) or any major repair or improvement is required to the damaged property, changes in laws and governmental regulations may be applicable and may materially affect the cost to, or ability of, the borrowers to effect such reconstruction, major repair or improvement. As a result, the amount realized with respect to the mortgaged properties, and the amount available to make payments on the related mortgage loan, and consequently, the offered certificates, could be reduced. In addition, we cannot assure you that the amount of insurance required or provided would be sufficient to cover damages caused by any casualty, or that such insurance will be available in the future at commercially reasonable rates. See also Sponsor representation and warranty (no. 16 (Insurance)) on Annex E-1 to this prospectus and any related exceptions on Annex E-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex E-1 to this prospectus).

Lack of Insurance Coverage Exposes the Trust to Risk for Particular Special Hazard Losses

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of a property by fire, lightning, explosion, smoke, windstorm and hail, subject to the conditions and exclusions specified in the related policy. Most such insurance policies typically do not cover any physical damage resulting from, among other things:

●	war,

●	riot, strike and civil commotion,

●	terrorism,

●	nuclear, biological or chemical materials,

●	revolution,

●	governmental actions,

●	floods and other water-related causes,

●	earth movement, including earthquakes, landslides and mudflows,

●	wet or dry rot,

●	mold,

●	vermin, and

●	domestic animals.

Unless the related mortgage loan documents specifically require the borrower to insure against physical damage arising from these causes, then the resulting losses may be borne by you as a holder of offered certificates.

There is also a possibility of casualty losses on a real property for which insurance proceeds, together with land value, may not be adequate to pay the mortgage loan in full or rebuild the improvements. Consequently, there can be no assurance that each casualty loss incurred with respect to a real property securing one of the mortgage loans included in one of our trusts will be fully covered by insurance or that the mortgage loan will be fully repaid in the event of a casualty.

Furthermore, various forms of insurance maintained with respect to any of the real properties for the mortgage loans included in one of our trusts, including casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy. That blanket insurance policy will also cover other real properties, some of which may not secure loans in that trust. As a result of total limits under any of those blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a property securing one of the loans in our trust.

Terrorism Insurance May Not Be Available for All Mortgaged Properties

The occurrence or the possibility of terrorist attacks could (1) lead to damage to one or more of the mortgaged properties if any terrorist attacks occur or (2) result in higher costs for security and insurance premiums or diminish the availability of insurance coverage for losses related to terrorist attacks, particularly for large properties, which could adversely affect the cash flow at those mortgaged properties.

After the September 11, 2001 terrorist attacks in New York City and the Washington, D.C. area, all forms of insurance were impacted, particularly from a cost and availability perspective, including comprehensive general liability and business interruption or rent loss insurance policies required by typical mortgage loans. To give time for private markets to develop a pricing mechanism for terrorism risk and to build capacity to absorb future losses that may occur due to terrorism, the Terrorism Risk Insurance Act of 2002 was enacted on November 26, 2002, establishing the Terrorism Insurance Program. The Terrorism Insurance Program was extended through December 31, 2014 by the Terrorism Risk Insurance Program Reauthorization Act of 2007 and was subsequently reauthorized on January 12, 2015 for a period of six years through December 31, 2020 pursuant to the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”).

The Terrorism Insurance Program requires insurance carriers to provide terrorism coverage in their basic “all-risk” policies. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically void to the extent that it excluded losses that would otherwise be insured losses. Any state approval of those types of exclusions in force on November 26, 2002 is also void.

Under the Terrorism Insurance Program, the federal government shares in the risk of losses occurring within the United States resulting from acts committed in an effort to influence or coerce United States civilians or the United States government. The federal share of compensation for insured losses of an insurer equals 82% in 2018 (subject to annual 1% decreases thereafter until such percentage equals 80%) of the portion of such insured losses that exceed a deductible equal to 20% of the value of the insurer’s direct earned premiums over the calendar year immediately preceding that program year. Federal compensation in any program year is capped at $100 billion (with insurers being liable for any amount that exceeds such cap), and no compensation is payable with respect to a terrorist act unless the aggregate industry losses relating to such act exceed $160 million in 2018 (subject to annual $20 million increases thereafter until such threshold equals $200 million). The Terrorism Insurance Program does not cover nuclear, biological, chemical or radiological attacks. Unless a borrower obtains separate coverage for events that do not meet the thresholds or other requirements above, such events will not be covered.

If the Terrorism Insurance Program is not reenacted after its expiration in 2020, premiums for terrorism insurance coverage will likely increase and the terms of such insurance policies may be materially amended to increase stated exclusions or to otherwise effectively decrease the scope of coverage available (perhaps to the point where it is effectively not available). In addition, to the extent that any insurance policies contain “sunset clauses” (i.e., clauses that void terrorism coverage if the federal insurance backstop program is not renewed), then such policies may cease to provide terrorism insurance upon the expiration of the Terrorism Insurance Program. We cannot assure you that the Terrorism Insurance Program or any successor program will create any long term changes in the availability and cost of such insurance. Moreover, future legislation, including regulations expected to be adopted by the Treasury Department pursuant to TRIPRA, may have a material effect on the availability of federal assistance in the terrorism insurance market. In addition, the failure to maintain such terrorism insurance may constitute a default under the related mortgage loan. Even if terrorism insurance is required by the mortgage loan documents for a mortgage loan, that requirement may be subject to a cap on the cost of the premium for terrorism insurance that a borrower is required to pay or a commercially reasonable standard on the availability or cost of the insurance. See “Significant Loan Summaries” in Annex B to this prospectus for a description of any requirements for terrorism insurance for the largest 10 mortgage loans by aggregate principal balance of the pool of mortgage loans as of the cut-off date. To the extent that uninsured or underinsured casualty losses occur with respect to the related mortgaged properties, losses on the mortgage loans may result.

Other mortgaged properties securing mortgage loans may also be insured under a blanket policy or self-insured or insured by a sole tenant. See “—Risks Associated with Blanket Insurance Policies or Self-Insurance” below.

We cannot assure you that terrorism insurance or the Terrorism Insurance Program will be available or provide sufficient protection against risks of loss on the mortgaged properties resulting from acts of terrorism.

As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

Risks Associated with Blanket Insurance Policies or Self-Insurance

Certain of the mortgaged properties are covered by blanket insurance policies, which also cover other properties of the related borrower or its affiliates (including certain properties in close proximity to the mortgaged properties). In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies would thereby be reduced and could be insufficient to cover each mortgaged property’s insurable risks. In addition, with respect to some of the mortgaged properties, a sole or significant tenant is allowed to provide self-insurance against risks.

Additionally, if the mortgage loans that allow coverage under blanket insurance policies are part of a group of mortgage loans with related borrowers, then all of the related mortgaged properties may be covered under the same blanket policy, which may also cover other properties owned by affiliates of such borrowers.

Certain mortgaged properties may also be insured or self-insured by a sole or significant tenant, as further described under “Description of the Mortgage Pool—Insurance Considerations”.

The Mortgage Loan Sellers, the Sponsors and the Depositor Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans

In the event of the bankruptcy, insolvency, receivership or conservatorship of an originator, a mortgage loan seller or the depositor (or certain affiliates thereof), it is possible that the issuing entity’s right to payment from or ownership of certain of the mortgage loans could be challenged. If such challenge is successful, payments on the offered certificates would be reduced or delayed. Even if the challenge is not successful, payments on the offered certificates would be delayed while a court resolves the claim.

An opinion of counsel will be rendered on the closing date to the effect that the transfer of the applicable mortgage loans by each mortgage loan seller to the depositor would generally be respected as a sale in the event of the bankruptcy or insolvency of such mortgage loan seller. Such opinions, however, are subject to various assumptions and qualifications, and there can be no assurance that a bankruptcy trustee, if applicable, or other interested party will not attempt to challenge the issuing entity’s right to payment with respect to the related mortgage loans. Legal opinions do not provide any guaranty as to what any particular court would actually decide, but rather an opinion as to the decision a court would reach if the issues were competently presented and the court followed existing precedent as to legal and equitable principles applicable in bankruptcy cases. In this regard, legal opinions on bankruptcy law matters have inherent limitations primarily because of the pervasive equity powers of bankruptcy courts, the overriding goal of reorganization to which other legal rights and other policies may be subordinated, the potential relevance to the exercise of judicial discretion of future arising facts and circumstances, and the nature of the bankruptcy process. As a result, a creditor, a bankruptcy trustee or another interested party, including an entity transferring a mortgage loan as debtor-in-possession, could still attempt to assert that the transfer of a mortgage loan was not a sale. If such party’s challenge were successful, payments on the certificates would be reduced or delayed. Even if the challenge were not successful, payments on the certificates would be delayed while a court resolves the claim.

Furthermore, Title II of the Dodd-Frank Act provides for an orderly liquidation authority (“OLA”) under which the Federal Deposit Insurance Corporation (the “FDIC”) can be appointed as receiver of certain systemically important non-bank financial companies and their direct or indirect subsidiaries in certain cases. We make no representation as to whether this would apply to any of the sponsors. In January 2011, a former acting general counsel of the FDIC issued a letter in which he expressed his view that, under then-existing regulations, the FDIC, as receiver under the OLA, would not, in the exercise of its OLA repudiation powers, recover as property of a financial company assets transferred by the financial company, provided that the transfer satisfies the conditions for the exclusion of assets from the financial company’s estate under the bankruptcy code. The letter further noted that, while the FDIC staff may be considering recommending further regulations under OLA, its author (the former acting general counsel referred to above) would recommend that such regulations incorporate a 90 day transition period for any provisions affecting the FDIC’s statutory power to disaffirm or repudiate contracts. If, however, the FDIC were to adopt a different approach than that described in the former acting general counsel’s letter, delays or reductions in payments on the offered certificates would occur. As such, we cannot assure you that a bankruptcy would not result in a delay or reduction in payments on the certificates.

The issuing entity has been organized as a common law trust, and as such is not eligible to be a “debtor” under the federal bankruptcy laws. If the issuing entity were instead characterized as a “business trust” it could qualify as a debtor under those laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the issuing entity would be characterized as a “business trust.” If a bankruptcy court were to determine that the issuing entity was a “business trust”, it is possible that payments on the certificates would be delayed while the court resolved the issue.

The Borrower’s Form of Entity May Cause Special Risks

The borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail greater risks of loss than those associated with mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most entities generally, but not in all cases, do not have personal assets and creditworthiness at stake. The terms of certain of the mortgage loans require that the borrowers be single-purpose entities, however, we cannot assure you that such borrowers will comply with such requirements. Furthermore, in many cases such borrowers are not required to observe all covenants and conditions which typically are required in order for such borrowers to be viewed under standard rating agency criteria as “special purpose entities.”

Although a borrower may currently be a single-purpose entity, in certain cases the borrowers were not originally formed as single-purpose entities, but at origination of the related mortgage loan (or loan combination, as applicable) their organizational documents were amended. That borrower may have previously owned property other than the related mortgaged property and may not have observed all covenants that typically are required to consider a borrower a “single-purpose entity” and thus may have liabilities arising from events prior to becoming a single-purpose entity. If a borrower has owned property other than the related mortgaged property, engaged in a business other than the operation of the related mortgaged property or even owned and/or operated the related mortgaged property for a material period in advance of the origination of the related mortgage loan, that borrower may be subject to liabilities arising out of its activities prior to the origination of the related mortgage loan, including liabilities that may be unrelated to the related mortgaged property. Furthermore, the bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage.

In addition, if an underlying mortgage loan is secured by a mortgage on both the related borrower’s leasehold interest in the related mortgaged property and the underlying fee interest in such property, the related borrower may be a special purpose entity, but the owner and pledgor of the related fee interest may not be a special purpose entity.

Also any borrower, even an entity structured as a special purpose entity, as an owner of real estate, will be subject to certain potential liabilities and risks as an owner of real estate. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

With respect to those borrowers that are structured as special purposes entities, although the terms of the borrower’s organizational documents and/or related loan documents require that the related borrower covenants to be a special purpose entity, in some cases those borrowers are not required to observe all covenants and conditions that typically are required in order for such an entity to be viewed under the standard rating agency criteria as a special purpose entity.

In some cases a borrower may be required to have independent directors, managers or trustees in order to mitigate the risk of a voluntary bankruptcy by that borrower even though it is solvent. However, any director, manager or trustee, even one that is otherwise independent of the applicable borrower and its parent entity, may determine in the exercise of its fiduciary duties to the applicable borrower that a bankruptcy filing is an appropriate course of action to be taken by the applicable borrower. Such determination might take into account the interests and financial condition of affiliates of the applicable borrower, including its parent entity. Accordingly, the financial distress of an affiliate of the borrower on any mortgage loan in one of our trusts might increase the likelihood of a bankruptcy filing by that borrower.

Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates.

Some of the mortgage loans underlying the offered certificates may have borrowers that are individuals or, alternatively, are entities that either have not been structured to diminish the likelihood of their becoming bankrupt or do not satisfy all the characteristics of special purpose entities. In general, as a result of a borrower not being a special purpose entity or not being limited to owning the related mortgaged property, the borrower may be engaged in activities unrelated to the subject mortgaged property and may incur indebtedness or suffer liabilities with respect to those activities. Further, some of the borrowing entities may have been in existence and conducting business prior to the origination of the related underlying mortgage loans, may own other property that is not part of the collateral for the related underlying mortgage loans and, further, may not have always satisfied all the characteristics of special purpose entities even if they currently do so. This could negatively impact the borrower’s financial conditions, and thus its ability to pay amounts due and owing under the subject underlying mortgage loan. The related mortgage documents and/or organizational documents of those borrowers may not contain the representations, warranties and covenants customarily made by a borrower that is a special purpose entity, such as limitations on indebtedness and affiliate transactions and restrictions on the borrower’s ability to dissolve, liquidate, consolidate, merge, sell all or any material portion of its assets or amend its organizational documents. These provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the related mortgaged property and the related mortgage loan.

Borrowers not structured as bankruptcy-remote entities may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because those borrowers may be:

●	operating entities with businesses distinct from the operation of the property with the associated liabilities and risks of operating an ongoing business; and

●	individuals that have personal liabilities unrelated to the property.

In addition, certain of the borrowers and their owners may not have an independent director whose consent would be required to file a bankruptcy petition on behalf of the borrower. One of the purposes of an independent director is to avoid a bankruptcy petition filing that is intended solely to benefit a borrower’s affiliate and is not justified by the borrower’s own economic circumstances. Therefore, borrowers without an independent director may be more likely to file or be subject to voluntary or involuntary bankruptcy petitions which may adversely affect payments on your certificates.

The mortgage loans underlying the offered certificates may have borrowers that own the related mortgaged properties as tenants-in-common or may permit the related borrowers to convert into a tenant-in-common structure in the future. Generally, in tenant-in-common ownership structures, each tenant-in-common owns an undivided share in the subject real property. If a tenant-in-common desires to sell its interest in the subject real property and is unable to find a buyer or otherwise desires to force a partition, the tenant-in-common has the ability to request that a court order a sale of the subject real property and distribute the proceeds to each tenant-in-common owner proportionally. To reduce the likelihood of a partition action, a tenant-in-common borrower may be required to waive its partition right. However, there can be no assurance that, if challenged, this waiver would be enforceable or that it would be enforced in a bankruptcy proceeding.

The enforcement of remedies against tenant-in-common borrowers may be prolonged because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay is reinstated. While a lender may seek to mitigate this risk after the commencement of the first bankruptcy of a tenant-in-common by commencing an involuntary proceeding against the other tenant-in-common borrowers and moving to consolidate all those cases, there can be no assurance that a bankruptcy court would consolidate those separate cases. Additionally, tenant-in-common borrowers may be permitted to transfer portions of their interests in the subject mortgaged property to numerous additional tenant-in-common borrowers.

The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, a significant delay in recovery against the tenant-in-common borrowers, a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common for these mortgage loans may be special purpose entities and some of those tenants-in-common may be individuals.

In certain instances, borrowers under mortgage loans use a Delaware statutory trust structure in order to gain certain tax free exchange treatment for property of like kind under Section 1031 of the Internal Revenue Code. These borrowers can be restricted in their ability to actively operate a property, including with respect to loan work-outs, leasing and re-leasing, making material improvements and other material actions affecting the related mortgaged property. In the case of a mortgaged property that is owned by a Delaware statutory trust, there is a risk that obtaining the consent of the holders of the beneficial interests in the Delaware statutory trust will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related mortgaged property.

See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Single-Purpose Entity Covenants”, “—Statistical Characteristics of the Mortgage Loans—Tenancies-in-Common”, and “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues”.

Other Debt of the Borrower or Ability to Incur Other Financings Entails Risk

When a borrower (or its constituent members) also has one or more other outstanding loans (even if they are pari passu, subordinated, mezzanine or unsecured loans or another type of equity pledge), the issuing entity is subjected to additional risk such as:

●	the borrower (or its constituent members) may have difficulty servicing and repaying multiple loans;

●	the existence of another loan will generally also make it more difficult for the borrower to obtain refinancing of the related mortgage loan (or loan combination, if applicable) or sell the related mortgaged property and may thereby jeopardize repayment of the mortgage loan (or loan combination, if applicable);

●	the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property and the value of the mortgaged property may decline as a result;

●	if a borrower (or its constituent members) defaults on its mortgage loan and/or any other loan, actions taken by other lenders such as a suit for collection, foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the issuing entity, including the mortgaged property, or stay the issuing entity’s ability to foreclose during the course of the bankruptcy case;

●	the bankruptcy of another lender also may operate to stay foreclosure by the issuing entity; and

●	the issuing entity may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

With respect to any split mortgage loan, although each related companion loan is not an asset of the issuing entity, the related borrower is still obligated to make interest and principal payments on each related companion loan. As a result, the issuing entity is subject to additional risks, including:

●	the risk that the necessary maintenance of the related mortgaged property could be deferred to allow the borrower to pay the required debt service on these other obligations and that the value of the mortgaged property may fall as a result; and

●	the risk that it may be more difficult for the borrower to refinance these loans or to sell the related mortgaged property for purposes of making any balloon payment on the entire balance of such loans and the related additional debt at maturity.

With respect to mezzanine financing, while a mezzanine lender has no security interest in the related mortgaged properties, a default under a mezzanine loan could cause a change in control of the related borrower. With respect to mortgage loans that permit mezzanine financing, the relative rights of the mortgagee and the related mezzanine lender will generally be set forth in an intercreditor agreement, which agreements typically provide that the rights of the mezzanine lender (including the right to payment) against the borrower and mortgaged property are subordinate to the rights of the mortgage lender and that the mezzanine lender may not take any enforcement action against the mortgage borrower and mortgaged property.

In addition, the mortgage loan documents related to certain mortgage loans may allow the related borrower to employ so-called “preferred equity” structures, where one or more special limited partners or members receive a preferred return in exchange for an infusion of capital or other type of equity pledge that may require payments of excess cash flow. Such arrangements can present risks that resemble mezzanine debt, including dilution of the sponsor’s equity in the mortgaged property, stress on the cash flow in the form of a preferred return or excess cash payments, and/or potential changes in the management of the related mortgaged property in the event the preferred return is not satisfied.

For additional information, see “Description of the Mortgage Pool—Additional Indebtedness”, “—The Loan Combinations” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”.

Litigation and Other Legal Proceedings May Adversely Affect a Borrower’s Ability to Repay Its Mortgage Loan

There may be, and there may exist from time to time, legal proceedings pending or threatened against the borrowers, the property sponsors and the managers of the mortgaged properties and their respective affiliates relating to their respective businesses or arising out of their ordinary course of business. We have not undertaken a search for all litigation or disputes that relate to the borrowers, property sponsors or managers for the mortgaged properties and their respective affiliates. Potential investors are advised and encouraged to perform their own searches related to such matters to the extent relevant to their investment decision. It is possible that any such litigation or dispute or any settlement of any litigation or dispute may have a material adverse effect on a borrower’s ability to meet its obligations under the related mortgage loan and, therefore, on distributions on your certificates.

The owner of a multifamily or commercial property may be a defendant in a litigation arising out of, among other things, the following:

●	breach of contract involving a tenant, a supplier or other party;

●	negligence resulting in a personal injury; or

●	responsibility for an environmental problem.

Any such litigation or dispute may divert the owner’s attention from operating its property. In addition, any such litigation or dispute may materially impair distributions to certificateholders if borrowers or property sponsors must use property income or other income to pay settlements, judgments, legal fees or litigation costs. We cannot assure you that any litigation or dispute or any settlement of any litigation or dispute will not have a material adverse effect on your investment.

In addition, in the event the owner of a borrower experiences financial problems, we cannot assure you that such owner would not attempt to take actions with respect to the mortgaged property that may adversely affect the borrower’s ability to fulfill its obligations under the related mortgage loan. See “Description of the Mortgage Pool—Litigation and Other Legal Considerations”.

Reserves to Fund Certain Necessary Expenditures Under the Mortgage Loans May Be Insufficient for the Purpose for Which They Were Established

The borrowers under some of the mortgage loans made upfront deposits, and/or agreed to make ongoing deposits, to reserves for the payment of various anticipated or potential expenditures, such as (but not limited to) the costs of tenant improvements and leasing commissions, recommended immediate repairs and seasonality reserves. We cannot assure you that any such reserve will be sufficient, that borrowers will reserve the required amount of funds or that cash flow from the mortgaged properties will be sufficient to fully fund such reserves. See Annex A for additional information with respect to the reserves established for the mortgage loans.

A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans

Numerous statutory provisions, including the Bankruptcy Code and state laws affording relief to debtors, may interfere with and delay the ability of a secured mortgage lender to obtain payment of a loan, to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition, and, often, no interest or principal payments are made during the course of the bankruptcy proceeding. Also, under federal bankruptcy law, the filing of a petition in bankruptcy by or on behalf of a junior lien holder may stay the senior lender from taking action to foreclose out such junior lien. Certain of the mortgage loans have sponsors that have previously filed bankruptcy and we cannot assure you that such sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related mortgage loan documents. As a result, the issuing entity’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed. See “—Other Debt of the Borrower or Ability to Incur Other Financings Entails Risk” above, “Description of the Mortgage Pool—Default History, Bankruptcy Issues and Other Proceedings” and “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues”. In addition, if a court determines that the value of a real property is less than the principal balance of the mortgage loan it secures, the court may reduce the amount of secured indebtedness to the then-value of the property. This would make the lender a general unsecured creditor for the difference between the then-value of the property and the amount of its outstanding mortgage indebtedness.

A bankruptcy court also may:

●	grant a debtor a reasonable time to cure a payment default on a mortgage loan;

●	reduce monthly payments due under a mortgage loan;

●	change the rate of interest due on a mortgage loan; or

●	otherwise alter a mortgage loan’s repayment schedule.

Furthermore, the borrower, as debtor-in-possession, or its bankruptcy trustee has special powers to avoid, subordinate or disallow debts. In some circumstances, the claims of a secured lender, such as the trust, may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

Under federal bankruptcy law, a lender may be stayed from enforcing a borrower’s assignment of rents and leases. Federal bankruptcy law also may interfere with a lender’s ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and may significantly delay the receipt of rents. Rents also may escape an assignment to the extent they are used by borrower to maintain its property or for other court authorized expenses.

As a result of the foregoing, the related trust’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the total amount ultimately collected may be substantially less than the amount owed.

Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable. See “Certain Legal Aspects of the Mortgage Loans—Foreclosure” in this prospectus.

See also “—Performance of the Certificates Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” and “—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above.

Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer

A servicer for the mortgage loans underlying the offered certificates (i.e., the master servicer or the special servicer) may be eligible to become a debtor under the U.S. bankruptcy code or enter into receivership under the Federal Deposit Insurance Act. If a servicer were to become a debtor under the U.S. bankruptcy code or enter into receivership under the Federal Deposit Insurance Act, although the pooling and servicing agreement provides that such an event would be a termination event entitling the trust to terminate the servicer, the provision would most likely not be enforceable. However, a rejection of the servicing agreement by the servicer in a bankruptcy proceeding or repudiation of the pooling and servicing agreement in a receivership under the Federal Deposit Insurance Act would be treated as a breach of the pooling and servicing agreement and give the trust a claim for damages and the ability to appoint a successor servicer. An assumption under the U.S. bankruptcy code would require the servicer to cure its pre-bankruptcy defaults, if any, and demonstrate that it is able to perform following assumption. The bankruptcy court may permit the servicer to assume the pooling and servicing agreement and assign it to a third party. An insolvency by an entity governed by state insolvency law would vary depending on the laws of the particular state. We cannot assure you that a bankruptcy or receivership of the servicer would not adversely impact the servicing of the mortgage loans or that the trust would be entitled to terminate the servicer in a timely manner or at all. If any servicer becomes the subject of bankruptcy or similar proceedings, the trust’s claim to collections in that servicer’s possession at the time of the bankruptcy filing or other similar filing may not be perfected. In this event, funds available to pay principal and interest on your certificates may be delayed or reduced.

Interests and Incentives of the Underwriter Entities May Not Be Aligned with Your Interests

The activities and interests of the underwriters and their respective affiliates (collectively, the “Underwriter Entities”) will not align with, and may in fact be directly contrary to, those of the certificateholders. The Underwriter Entities are each part of separate global investment banking, securities and investment management firms that provide a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals. As such, they actively make markets in and trade financial instruments for their own account and for the accounts of customers. These financial instruments include debt and equity securities, currencies, commodities, bank loans, indices, baskets and other products. The Underwriter Entities’ activities include, among other things, executing large block trades and taking long and short positions directly and indirectly, through derivative instruments or otherwise. The securities and instruments in which the Underwriter Entities take positions, or expect to take positions, include loans similar to the mortgage loans, securities and instruments similar to the offered certificates and other securities and instruments. Market making is an activity where the Underwriter Entities buy and sell on behalf of customers, or for their own account, to satisfy the expected demand of customers. By its nature, market making involves facilitating transactions among market participants that have differing views of securities and instruments. Any short positions taken by the Underwriter Entities and/or their clients through marketing or otherwise will increase in value if the related securities or other instruments decrease in value, while positions taken by the Underwriter Entities and/or their clients in credit derivative or other derivative transactions with other parties, pursuant to which the Underwriter Entities and/or their clients sell or buy credit protection with respect to one or more classes of the offered certificates, may increase in value if the offered certificates default, are expected to default, or decrease in value. The Underwriter Entities and their clients acting through them may execute such transactions, modify or terminate such derivative positions and otherwise act with respect to such transactions, and may exercise or enforce, or refrain from exercising or enforcing, any or all of their rights and powers in connection therewith, without regard to whether any such action might have an adverse effect on the offered certificates or the certificateholders. Additionally, none of the Underwriter Entities will have any obligation to disclose any of these securities or derivatives transactions to you in your capacity as a certificateholder. As a result, you should expect that the Underwriter Entities will take positions that are inconsistent with, or adverse to, the investment objectives of investors in the offered certificates.

As a result of the Underwriter Entities’ various financial market activities, including acting as a research provider, investment advisor, market maker or principal investor, you should expect that personnel in various businesses throughout the Underwriter Entities will have and express research or investment views and make recommendations that are inconsistent with, or adverse to, the objectives of investors in the offered certificates.

If an Underwriter Entity becomes a holder of any of the certificates, through market-making activity or otherwise, any actions that it takes in its capacity as a certificateholder, including voting, providing consents or otherwise will not necessarily be aligned with the interests of other holders of the same class or other classes of the certificates. In connection therewith, each of Citi Real Estate Funding Inc. (the retaining sponsor, the expected initial risk retention consultation party and an expected holder of a portion of the VRR Interest), Morgan Stanley Bank, N.A. (as an expected holder of a portion of the VRR Interest) and Bank of America, National Association (as an expected holder of a portion of the VRR Interest) is affiliated with an Underwriter Entity. To the extent an Underwriter Entity makes a market in the certificates (which it is under no obligation to do), it would expect to receive income from the spreads between its bid and offer prices for the certificates. The price at which an Underwriter Entity may be willing to purchase certificates, if it makes a market, will depend on market conditions and other relevant factors and may be significantly lower than the issue price for the certificates and significantly lower than the price at which it may be willing to sell certificates.

In addition, none of the Underwriter Entities will have any obligation to monitor the performance of the certificates or the actions of the master servicer, the special servicer, the certificate administrator, the operating advisor or the trustee and will have no authority to advise the master servicer, the special servicer, the certificate administrator, the operating advisor or the trustee or to direct their actions.

Furthermore, each Underwriter Entity expects that a completed offering will enhance its ability to assist clients and counterparties in the transaction or in related transactions (including assisting clients in additional purchases and sales of the certificates and hedging transactions). The Underwriter Entities expect to derive fees and other revenues from these transactions. In addition, participating in a successful offering and providing related services to clients may enhance the Underwriter Entities’ relationships with various parties, facilitate additional business development, and enable them to obtain additional business and generate additional revenue.

The Underwriter Entities are playing several roles in this transaction. See “Transaction Parties—Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” and “Plan of Distribution (Underwriter Conflicts of Interest)” in this prospectus for a description of certain affiliations and relationships between the underwriters and other participants in this offering. Each of those affiliations and foregoing relationships should be considered carefully by you before you invest in any certificates.

Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned with Your Interests

The originators, the sponsors and their affiliates (including certain of the underwriters) expect to derive ancillary benefits from this offering and their respective incentives may not be aligned with those of purchasers of the offered certificates. The sponsors originated or purchased the mortgage loans in order to securitize the mortgage loans by means of a transaction such as the offering of the offered certificates. The sponsors will sell the mortgage loans to the depositor (an affiliate of (i) Citi Real Estate Funding Inc. (one of the sponsors, an originator, the retaining sponsor, the initial risk retention consultation party and an expected holder of a portion of the VRR Interest), (ii) Citigroup Global Markets Inc. (one of the underwriters), and (iii) Citibank, N.A. (the certificate administrator and custodian)), on the closing date in exchange for cash, derived from the sale of the offered certificates to investors and/or in exchange for offered certificates. A completed offering would reduce the originators’ exposure to the mortgage loans. The originators made the mortgage loans with a view toward securitizing them and distributing the exposure by means of a transaction such as this offering of offered certificates. In addition, certain mortgaged properties may have tenants that are affiliated with the related originator. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases and Master Leases”. This offering of offered certificates will effectively transfer the originators’ exposure to the mortgage loans to purchasers of the offered certificates.

The originators, the sponsors and their affiliates expect to receive various benefits, including compensation, commissions, payments, rebates, remuneration and business opportunities, in connection with or as a result of this offering of offered certificates and their interests in the mortgage loans. The sponsors and their affiliates will effectively receive compensation, and may record a profit, in an amount based on, among other things, the amount of proceeds (net of transaction expenses) received from the sale of the offered certificates to investors relative to their investment in the mortgage loans. The benefits to the originators, the sponsors and their affiliates arising from the decision to securitize the mortgage loans may be greater than they would have been had other assets been selected.

Furthermore, the sponsors and/or their affiliates may benefit from a completed offering of the offered certificates because the offering would establish a market precedent and a valuation data point for securities similar to the offered certificates, thus enhancing the ability of the sponsors and their affiliates to conduct similar offerings in the future and permitting them to adjust the fair value of the mortgage loans or other similar assets or securities held on their balance sheet, including increasing the carrying value or avoiding decreasing the carrying value of some or all of such similar positions.

In addition, the originators, the sponsors or any of their respective affiliates may benefit from certain relationships, including financial dealings, with any borrower, any non-recourse carveout guarantor or any of their respective affiliates, aside from the origination of mortgage loans or contribution of mortgage loans into this securitization transaction.

The originators, the sponsors and/or their respective affiliates may have originated and sold or retained mezzanine loans and/or companion loans (or may in the future originate permitted mezzanine loans) related to the mortgage loans. Such transactions may cause the originators, the sponsors and their respective affiliates or their clients or counterparties who purchase the mezzanine loans and/or companion loans, as applicable, to have economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the offered certificates. In addition, these transactions or actions taken to maintain, adjust or unwind any positions in the future, may, individually or in the aggregate, have a material effect on the market for the offered certificates (if any), including adversely affecting the value of the offered certificates, particularly in illiquid markets. The originators, the sponsors and their affiliates will have no obligation to take, refrain from taking or cease taking any action with respect to a mezzanine loan or companion loan based on the potential effect on an investor in the offered certificates, and may receive substantial returns from these transactions.

In some cases, following the transfer of the mortgage loans to the issuing entity, the originators, the sponsors or their respective affiliates may be the holders of companion loans related to their mortgage loans. See “Transaction Parties—Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”. Any holder of any such pari passu companion loan will have certain consultation rights with respect to servicing decisions involving the related outside serviced loan combination. However, neither the outside servicer nor the outside special servicer will be required to take or to refrain from taking any action pursuant to the advice, recommendations or instructions from the holder of a pari passu companion loan or its representative, or due to any failure to approve an action by any such party, or due to an objection by any such party that would cause either the outside servicer or the outside special servicer to violate applicable law, the related mortgage loan documents, the outside servicing agreement (including the servicing standard), any related co-lender agreement or intercreditor agreement or the REMIC provisions of the Code. See “Description of the Mortgage Pool—Additional Indebtedness” and “—The Loan Combinations” for more information regarding the rights of any companion loan holder.

In addition, Citi Real Estate Funding Inc. (the retaining sponsor), Morgan Stanley Bank, N.A., as an originator, Starwood Mortgage Capital LLC, as an originator, and Bank of America, National Association, as an originator, (or, in the case of each such originator, a “majority-owned affiliate” (as defined in Regulation RR) thereof), are each expected to hold a portion of the VRR Interest as described in “Credit Risk Retention”; and Citi Real Estate Funding Inc. is expected to appoint itself as the initial risk retention consultation party. The risk retention consultation party may, on a strictly non-binding basis, consult with the master servicer and/or the special servicer and recommend that each such servicer take actions that conflict with the interests of holders of certain classes of the certificates. However, neither the master servicer nor the special servicer is required to follow any such recommendations or take directions from the risk retention consultation party and is not permitted to take actions that are prohibited by law or that violate the servicing standard or the terms of the mortgage loan documents. The risk retention consultation party and the party by whom it is appointed may have interests that are in conflict with those of certain other certificateholders, in particular if the risk retention consultation party or any party that can appoint the risk retention consultation party holds companion loan(s) or securities backed thereby, or has financial interests in, or other financial dealings (as a lender or otherwise) with, a borrower or an affiliate of a borrower under any of the mortgage loans. In order to minimize the effect of certain of these conflicts of interest, for so long as any borrower party with respect to a mortgage loan is the risk retention consultation party or the party entitled to appoint the risk retention consultation party (any such mortgage loan being referred to in this context as an “excluded RRCP mortgage loan” as to the risk retention consultation party), then the risk retention consultation party will not have consultation rights solely with respect to any such excluded RRCP mortgage loan. See “Credit Risk Retention”.

In addition, the pooling and servicing agreement will provide that, to the extent the risk retention consultation party or a holder of the VRR Interest receives access pursuant to the pooling and servicing agreement to any information relating to an excluded RRCP mortgage loan (or a mortgage loan as to which such holder of a VRR Interest is a borrower party) and/or the related mortgaged properties (other than information with respect to such excluded RRCP mortgage loan (or such mortgage loan as to which a holder of a VRR Interest is a borrower party) that is aggregated with information relating to other mortgage loans at a pool level), the risk retention consultation party or any holder of the VRR Interest will be deemed to have agreed that it (i) will not provide any such information to, among others, the related borrower party or the employees or personnel of the risk retention consultation party or such holder of a VRR Interest or any of such party’s affiliates involved in the management of any investment in the related borrower party or the related mortgaged property, and (ii) will maintain sufficient internal controls and appropriate policies and procedures in order to comply with the limitations described in clause (i) above. There can be no assurance that Citi Real Estate Funding Inc. (as the party with the right to appoint the risk retention consultation party) or the risk retention consultation party will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to any such mortgage loan or loan combination or otherwise seek to exert its influence over the special servicer in the event such mortgage loan or loan combination becomes subject to a workout or liquidation. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information” in this prospectus.

Further, various originators, sponsors and their respective affiliates are acting in multiple capacities in or with respect to this transaction, which may include, without limitation, acting as one or more transaction parties or a subcontractor or vendor thereof, participating in interim servicing and/or custodial arrangements with certain transaction parties, providing warehouse financing to, or receiving warehouse financing from, certain other originators or sponsors prior to transfer of the related mortgage loans to the issuing entity, performing certain underwriting services for the originators on a contractual basis and/or conducting due diligence on behalf of an investor with respect to the underlying mortgage loans prior to their transfer to the issuing entity. For a description of certain of the foregoing relationships and arrangements, see “Transaction Parties—Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

These roles and other potential relationships may give rise to conflicts of interest as described above and under “—Interests and Incentives of the Underwriter Entities May Not Be Aligned with Your Interests,” “—Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans” and “—Other Potential Conflicts of

Interest May Affect Your Investment”. Each of the foregoing relationships and related interests should be considered carefully by you before you invest in any offered certificates.

Potential Conflicts of Interest of the Master Servicer, the Special Servicer, the Trustee, any Outside Servicer and any Outside Special Servicer

The master servicer, the special servicer or sub-servicer or any of their respective affiliates, may purchase certificates evidencing interests in the trust.

In addition, the master servicer, the special servicer or a sub-servicer for the trust, or any of their respective affiliates, may have interests in, or other financial relationships with, borrowers under the related mortgage loans. These relationships may create conflicts of interest.

The pooling and servicing agreement provides that the mortgage loans serviced thereunder are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by the master servicer or the special servicer or any of their respective affiliates. See “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans”. Each outside servicing agreement provides that the related outside serviced loan combination is required to be administered in accordance with a servicing standard set forth therein. See “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”.

Notwithstanding the foregoing, the master servicer, the special servicer or any of their respective sub-servicers and, as it relates to servicing and administration of any outside serviced loan combination, any outside servicer, any outside special servicer, or any of their respective sub-servicers, may have interests when dealing with the mortgage loans that are in conflict with those of holders of the certificates, especially if:

●	as it relates to the servicing and administration of mortgage loans under the pooling and servicing agreement, the master servicer, the special servicer, a sub-servicer or any of their respective affiliates holds certificates of this securitization transaction or any commercial mortgage-backed securities that evidence an interest in or are secured by the assets of an issuing entity, which assets include a serviced companion loan (or a portion of or interest in a serviced companion loan) (such securities, “serviced companion loan securities”), or

●	as it relates to servicing and administration of any outside serviced loan combination under the related outside servicing agreement, any related outside servicer, any related outside special servicer, a sub-servicer or any of their respective affiliates, holds certificates of this securitization transaction or any securitization involving a companion loan in such outside serviced loan combination;

or, in any case, any of the foregoing parties or any of their respective affiliates directly owns a companion loan or mezzanine loan related to any mortgage loan or otherwise has financial interests in or financial dealings with an applicable borrower, any of its affiliates or a sponsor. Each of these relationships may create a conflict of interest. For example, if the special servicer or its affiliate holds a subordinate class of certificates or serviced companion loan securities, the special servicer might seek to reduce the potential for losses allocable to those certificates or serviced companion loan securities by deferring acceleration of the applicable specially serviced loans in hope of maximizing future proceeds. However, that action could result in less proceeds to the issuing entity than would be realized if earlier action had been taken. Furthermore, none of the master servicer, the special servicer or a sub-servicer is required to act in a manner more favorable to the holders of offered certificates or any particular class of offered certificates than to the holders the non-offered certificates, any serviced companion loan holder or the holder of any serviced companion loan securities.

Each of the master servicer and the special servicer services and is expected to continue to service, in the ordinary course of its business, existing and new mortgage loans for third parties, or itself or its affiliates, including portfolios of mortgage loans similar to the mortgage loans included in the issuing entity. The real properties securing these other mortgage loans may be in the same markets as, and compete with, or have owners, obligors or property managers in common with, certain of the mortgaged properties securing the mortgage loans that will be included in the issuing entity. As a result of the services described above, the interests of each of the master servicer and the special servicer and each of its affiliates and their clients may differ from, and conflict with, the interests of the issuing entity. Consequently, personnel of the master servicer or the special servicer, as applicable, may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans included in the issuing entity. This may pose inherent conflicts for the master servicer or the special servicer.

A special servicer (whether the initial special servicer or a successor) may enter into one or more arrangements with the controlling class representative, another directing holder, a controlling class certificateholder or other certificateholders, a companion loan holder, or a holder of a security backed (in whole or in part) by a companion loan (or an affiliate or a third-party representative of one or more of the preceding) to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, the special servicer’s appointment (or continuance) as special servicer under the pooling and servicing agreement and/or the co-lender agreements and limitations on the right of such person to replace the special servicer. The master servicer may enter into an agreement with a sponsor to purchase the servicing rights to the related mortgage loans and/or the right to be appointed as the master servicer with respect to such mortgage loans. Any person that enters into such an economic arrangement with the master servicer or special servicer, as the case may be, may be influenced by such economic arrangement when deciding whether to appoint such master servicer or whether to appoint or replace such special servicer from time to time, and such consideration would not be required to take into account the best interests of the certificateholders or any group of certificateholders. See “—Other Potential Conflicts of Interest May Affect Your Investment” below.

LNR Partners, LLC, the expected special servicer for this transaction and the special servicer for the Extra Space Self Storage Portfolio loan combination under the MSC 2017-HR2 pooling and servicing agreement, is an affiliate of (i) LNR Securities Holdings, LLC, which is (or is an affiliate of the entity that is) anticipated to purchase a 51% interest in each class of the Class X-E, Class X-F, Class X-G, Class E, Class F and Class G certificates and be appointed the initial controlling class representative and may retain, as a “majority-owned affiliate” (as defined in Regulation RR) of Starwood Mortgage Capital LLC, Starwood Mortgage Capital LLC’s portion of the VRR Interest, (ii) Starwood Mortgage Funding V LLC, a sponsor, and (iii) Starwood Mortgage Capital LLC, an originator. LNR Partners, LLC or an affiliate assisted LNR Securities Holdings, LLC and/or one or more of its affiliates with its due diligence of the mortgage loans, prior to the closing date.

Further, the master servicer, the special servicer, the certificate administrator, the trustee and their respective affiliates are acting in multiple capacities in or related to this transaction, which may include, without limitation, participating in interim servicing and/or custodial arrangements with certain transaction parties, providing warehouse financing to certain originators or sponsors prior to transfer of their related mortgage loans to the issuing entity, and/or conducting due diligence on behalf of an investor with respect to the underlying mortgage loans prior to their transfer to the issuing entity. For a description of certain of the foregoing relationships and arrangements, see “Transaction Parties—Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”. Also see “—Interests and Incentives of the Underwriter Entities May Not Be Aligned with Your Interests”, “—Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans” and “—Other Potential Conflicts of Interest May Affect Your Investment”.

Although the master servicer and the special servicer will be required to service and administer the mortgage loan pool in accordance with the servicing standard and, accordingly, without regard to their rights to receive compensation under the pooling and servicing agreement and without regard to any potential obligation to repurchase or substitute a mortgage loan if the master servicer or special servicer is a mortgage loan seller, the possibility of receiving additional servicing compensation in the nature of assumption and modification fees, the continuation of receiving fees to service or specially service a mortgage loan, or the desire to avoid a repurchase demand resulting from a breach of a representation and warranty or material document default may under certain circumstances provide the master servicer or the special servicer, as the case may be, with an economic disincentive to comply with this standard.

Similarly, with respect to the outside serviced mortgage loans, conflicts described above may arise with respect to an outside servicer, an outside special servicer, a sub-servicer, or any of their respective affiliates.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

In addition, while there is an operating advisor with certain obligations in respect of reviewing the compliance of the special servicer with certain of its obligations under the pooling and servicing agreement, the operating advisor (i) has no control rights over actions by the special servicer at any time, (ii) has no ability to communicate with, or directly influence the actions of, the borrowers at any time, (iii) has no consultation rights over actions by the special servicer prior to the occurrence and continuance of a control termination event, (iv) has no consultation rights in connection with a serviced outside controlled loan combination unless consultation rights are granted to the issuing entity as holder of the related split mortgage loan and (v) has no consultation rights in connection with the outside serviced loan combinations, and the special servicer is under no obligation at any time to act upon any of the operating advisor’s recommendations. In addition, the operating advisor only has the limited obligations and duties set forth in the pooling and servicing agreement, and has no fiduciary duty, has no other duty except with respect to its specific obligations under the pooling and servicing agreement and has no duty or liability to any particular class of certificates or any certificateholder. It is not intended that the operating advisor act as a surrogate for the certificateholders. Investors should not rely on the operating advisor to monitor the actions of any directing holder or special servicer, other than to the limited extent specifically required in respect of certain actions of the special servicer at certain prescribed times under the pooling and servicing agreement, or to affect the special servicer’s actions under the pooling and servicing agreement.

Additional Compensation to the Master Servicer and the Special Servicer and Interest on Advances Will Affect Your Right to Receive Distributions on Your Offered Certificates

The master servicer, the special servicer and the trustee will each be entitled to receive interest on unreimbursed advances made by that party with respect to the mortgage loans. This interest will generally accrue from the date on which the related advance was made or the related expense was incurred through the date of reimbursement. In addition, under certain circumstances, including a default by the borrower in the payment of principal and interest on a mortgage loan, that mortgage loan will become specially serviced and the special servicer will be entitled to compensation for performing special servicing functions pursuant to the pooling and servicing agreement. Similar considerations exist with respect to outside servicers, outside special servicers and outside trustees in connection with the servicing of the outside serviced mortgage loans. The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. Thus, the payment of interest on advances and the payment of special servicing compensation may lead to shortfalls in amounts otherwise distributable on your offered certificates.

Inability to Replace the Master Servicer Could Affect Collections and Recoveries on the Mortgage Loans

The structure of the servicing fee payable to the master servicer might affect the ability to find a replacement master servicer. Although the trustee is required to replace the master servicer if the master servicer is terminated or resigns, if the trustee is unwilling (including for example because the servicing fee is insufficient) or unable (including for example, because the trustee does not have the systems to service mortgage loans), it may be necessary to appoint a replacement master servicer. Because the master servicing fee is generally structured as a percentage of the outstanding principal balance of each mortgage loan, it may be difficult to replace the servicer at a time when the balance of the mortgage loans has been significantly reduced because the fee may be insufficient to cover the costs associated with servicing the mortgage assets and/or related REO properties remaining in the mortgage pool. The performance of the mortgage assets may be negatively impacted, beyond the expected transition period during a servicing transfer, if a replacement master servicer is not retained within a reasonable amount of time.

Potential Conflicts of Interest of the Operating Advisor

Park Bridge Lender Services LLC, a limited liability company organized under the laws of New York, has been appointed as the initial operating advisor with respect to all of the serviced mortgage loans; provided, however, that the operating advisor may have limited consultation rights with an outside special servicer pursuant to the pooling and servicing agreement. See “Transaction Parties—The Operating Advisor and the Asset Representations Reviewer”. In acting as operating advisor, the operating advisor is required to act solely on behalf of the issuing entity, in the best interest of, and for the benefit of, the certificateholders (as a collective whole) and will have no fiduciary duty to any party. See “The Pooling and Servicing Agreement—Operating Advisor”. Notwithstanding the foregoing, the operating advisor and its affiliates may have interests that are in conflict with those of certificateholders, especially if the operating advisor or any of its affiliates holds certificates or has financial interests in or other financial dealings with any of the parties to this transaction, a borrower or a parent of a borrower.

In the normal course of conducting its business, Park Bridge Lender Services LLC and its affiliates may have rendered services to, performed surveillance of, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicer, the special servicer, a directing holder, a companion loan holder, the controlling class representative, the risk retention consultation party or collateral property owners or affiliates of any of those parties. Each of these relationships, to the extent they exist, may continue in the future and may involve a conflict of interest with respect to Park Bridge Lender Services’ duties as operating advisor. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which Park Bridge Lender Services performs its duties under the pooling and servicing agreement.

Additionally, Park Bridge Lender Services LLC or its affiliates, in the ordinary course of their business, may in the future (a) perform for third parties contract underwriting services and advisory services as well as service or specially service mortgage loans and (b) acquire mortgage loans for their own account, or the account of affiliates or third parties, including, in each such case, mortgage loans similar to the mortgage loans that will be included in the issuing entity. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans that will be included in the issuing entity. Consequently, personnel of Park Bridge Lender Services may perform services, on behalf of the issuing entity, with respect to the mortgage loans included in the issuing entity at the same time as they are performing services with respect to, or while Park Bridge Lender Services or its affiliates are holding, other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans included in the issuing entity. This may pose inherent conflicts for Park Bridge Lender Services.

Potential Conflicts of Interest of the Asset Representations Reviewer

Park Bridge Lender Services LLC, a limited liability company organized under the laws of New York, has been appointed as the initial asset representations reviewer with respect to all of the mortgage loans. See “Transaction Parties—The Operating Advisor and the Asset Representations Reviewer”. In the normal course of conducting its business, Park Bridge Lender Services and its affiliates may have rendered services to, performed surveillance of, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicer, the special servicer, a directing holder, a companion loan holder, the controlling class representative, the risk retention consultation party or collateral property owners or affiliates of any of those parties. Each of these relationships, to the extent they exist, may continue in the future and may involve a conflict of interest with respect to Park Bridge Lender Services’ duties as asset representations reviewer. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which Park Bridge Lender Services performs its duties under the pooling and servicing agreement.

Notwithstanding the foregoing, the asset representations reviewer and its affiliates may have interests that are in conflict with those of certificateholders, especially if the asset representations reviewer or any of its affiliates holds certificates or has financial interests in or other financial dealings with any of the parties to this transaction, a borrower or a parent of a borrower.

Additionally, Park Bridge Lender Services LLC or its affiliates, in the ordinary course of their business, may in the future (a) perform for third parties contract underwriting services and advisory services as well as service or specially service mortgage loans and (b) acquire mortgage loans for their own account, or the account of affiliates or third parties, including, in each such case, mortgage loans similar to the mortgage loans that will be included in the issuing entity. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans that will be included in the issuing entity. Consequently, personnel of Park Bridge Lender Services may perform services, on behalf of the issuing entity, with respect to the mortgage loans included in the issuing entity at the same time as they are performing services with respect to, or while Park Bridge Lender Services or its affiliates are holding, other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans included in the issuing entity. This may pose inherent conflicts for Park Bridge Lender Services.

Potential Conflicts of Interest of a Directing Holder, any Outside Controlling Class Representative and any Companion Loan Holder

It is expected that (i) LNR Securities Holdings, LLC (or an affiliate) will be the initial controlling class representative and, accordingly, the initial directing holder with respect to all of the mortgage loans and loan combinations serviced under the pooling and servicing agreement (other than (x) any excluded mortgage loan and (y) any serviced outside controlled loan combination), (ii) Deutsche Bank AG, acting through its New York Branch will, as of the closing date, be the holder of the Cross Point controlling pari passu companion loan and, as such, will be the initial directing holder with respect to the Cross Point loan combination, and (iii) Senior Real Estate Finance Account (N) LP will, as of the closing date, be the holder of the Red Building controlling subordinate companion loan and, as such, will be the initial directing holder with respect to the Red Building loan combination (see “—Potential Conflicts of Interest of the Master Servicer, the Special Servicer, the Trustee, any Outside Servicer and any Outside Special Servicer” above). The initial outside controlling class representative(s) (to the extent definitively identified) with respect to the outside serviced mortgage loan(s) are set forth in the table titled “Outside Serviced Mortgage Loans Summary” under “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans—General”.

Except as limited by certain conditions described under “The Pooling and Servicing Agreement—Termination of the Special Servicer Other Than in Connection With a Servicer Termination Event”, the special servicer (but not any outside special servicer for any outside serviced loan combination) may be removed with or without cause: (a) with respect to a serviced outside controlled loan combination, by the related outside controlling note holder; and (b) with respect to the other serviced mortgage loans and serviced companion loans (but excluding any excluded mortgage loan), by the controlling class representative (so long as no control termination event exists). See “The Pooling and Servicing Agreement—Directing Holder” and “—Termination of the Special Servicer Other Than in Connection With a Servicer Termination Event”.

In addition, a directing holder will have certain consent and/or consultation rights with respect to the applicable serviced mortgage loan(s) and serviced companion loan(s) under the pooling and servicing agreement under certain circumstances, as described in this prospectus; provided, however, that a directing holder may lose any such rights upon the occurrence of certain events. See “The Pooling and Servicing Agreement—Directing Holder”.

The controlling class representative will be controlled by the controlling class certificateholders, and the holders of the controlling class will have no duty or liability to any other certificateholder. Likewise, no holder of a serviced companion loan or any representative thereof will have any duty or liability to any certificateholder. See “The Pooling and Servicing Agreement—Directing Holder”. Any directing holder may have interests in conflict with those of some or all of the certificateholders. As a result, it is possible that such directing holder (for so long as it is permitted to do so (e.g., in the case of the controlling class representative, for so long as a control termination event does not exist)) may direct the special servicer to take actions that conflict with the interests of holders of certain classes of the certificates. Accordingly, the special servicer may, based on such direction, take actions with respect to the applicable specially serviced loan(s) for which the special servicer is responsible that could adversely affect the holders of some or all of the classes of certificates. However, the special servicer is not permitted to take actions that are prohibited by law or violate the servicing standard or the terms of the mortgage loan documents. In addition, except as limited by certain conditions described under “The Pooling and Servicing Agreement—Termination of the Special Servicer Other Than in Connection With a Servicer Termination Event”, the special servicer may be removed and replaced with respect to the applicable serviced loan(s) under the pooling and servicing agreement by (and with a successor to be appointed by) the controlling class representative or other directing holder, as applicable (and, in the case of the controlling class representative, for so long as a control termination event does not exist, and other than with respect to any serviced outside controlled loan combination or any excluded mortgage loan), provided that, in the case of any mortgage loan or loan combination, such termination may be without cause only if either (i) LNR Partners, LLC or an affiliate thereof is no longer the special servicer or (ii) LNR Securities Holdings, LLC or an affiliate thereof owns less than 25% of the certificate balance of the then controlling class of certificates. See “The Pooling and Servicing Agreement—Directing Holder” and “—Termination of the Special Servicer Other Than in Connection With a Servicer Termination Event”.

Similarly, the related outside controlling class representative (or, in the case of any outside serviced loan combination as to which the related controlling note has not been securitized, the related controlling note holder), has, with respect to an outside serviced loan combination, certain consent and consultation rights and rights to replace the related outside special servicer under the related outside servicing agreement, and (so long as a consultation termination event does not exist) the controlling class representative for this securitization transaction will have certain consultation rights with respect to such outside serviced loan combination. See “Description of the Mortgage Pool—The Loan Combinations” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”.

Any or all of the controlling class representative for this securitization transaction, an outside controlling class representative (or, in the case of any outside serviced loan combination as to which the related controlling note has not been securitized, the related controlling note holder), and the outside controlling note holder of a serviced outside controlled loan combination may have interests that are in conflict with those of any or all of the certificateholders, especially if the applicable party or any affiliate thereof holds certificates, or has financial interests in or other financial dealings (as lender or otherwise) with a borrower or a parent of a borrower. Each of these relationships may create a conflict of interest.

Neither the holders of the serviced companion loans nor any of their representatives will be a party to the pooling and servicing agreement, but one or more of such parties will be a third party beneficiary thereof and their rights may affect the servicing of the related mortgage loan. The special servicer, at the direction of or upon consultation with, as applicable, a serviced companion loan holder (or its representative), may take actions with respect to the related serviced loan combination that could adversely affect the holders of some or all of the classes of the certificates, to the extent described under “Description of the Mortgage Pool—The Loan Combinations”. No serviced companion loan holder (or its representative) will have any duty to the holders of any class of certificates and may have interests in conflict with those of the certificateholders. As a result, it is possible that a serviced companion loan holder (or its representative) may advise (or, if it is the outside controlling note holder of a serviced outside controlled loan combination, may direct) the special servicer to take actions that conflict with the interests of holders of certain classes of the certificates.

No certificateholder may take any action against the controlling class representative for this securitization transaction, any outside controlling class representative (or, in the case of an outside serviced loan combination as to which the related controlling note has not been securitized, the related controlling note holder) or any serviced companion loan holder (or its representative) for having acted solely in its own interests. See “Description of the Mortgage Pool—The Loan Combinations”, “The Pooling and Servicing Agreement—Directing Holder” and “—Termination of the Special Servicer Other Than in Connection With a Servicer Termination Event”.

However, if any mortgage loan becomes an “excluded controlling class mortgage loan” (i.e., a mortgage loan or loan combination with respect to which the controlling class representative or any controlling class certificateholder is a borrower party), the controlling class representative or any controlling class certificateholder that is a borrower party (each, as applicable, an “excluded controlling class holder”) will not be entitled to have access to any related “excluded information”, including any asset status reports, final asset status reports or any summaries related thereto (and any other information identified in the pooling and servicing agreement), with respect to such excluded controlling class mortgage loan. Although the pooling and servicing agreement will require (i) each excluded controlling class holder to certify that it acknowledges and agrees that it is prohibited from accessing and reviewing (and it agrees not to access and review) any related excluded information and (ii) the controlling class representative or any controlling class certificateholder that is not an excluded controlling class holder to certify and agree that they will not share any such excluded information with any excluded controlling class holder, we cannot assure you that such excluded controlling class holders will not access, obtain, review and/or use, or the controlling class representative or any controlling class certificateholder that is not an excluded controlling class holder will not share with such excluded controlling class holder, such related excluded information in a manner that adversely impacts your certificates.

Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans

The anticipated initial investors in the Class E, Class F and Class G certificates (the “B-Piece Buyers”) were given the opportunity by the sponsors to perform due diligence on the mortgage loans originally identified by the sponsors for inclusion in the issuing entity, and to request the removal, re-sizing or change in other features of some or all of the mortgage loans. The B-Piece Buyers may have adjusted the mortgage pool as originally proposed by the sponsors by removing or otherwise excluding certain proposed mortgage loans. In addition, the B-Piece Buyers received or may receive price adjustments or cost mitigation arrangements in connection with accepting certain mortgage loans in the mortgage pool.

We cannot assure you that you or another investor would have made the same requests to modify the original pool as the B-Piece Buyers or that the final pool as influenced by the B-Piece Buyers’ feedback will not adversely affect the performance of your certificates and benefit the performance of the B-Piece Buyers’ certificates. Because of the differing subordination levels, the B-Piece Buyers have interests that may, in some circumstances, differ from those of purchasers of other classes of certificates, and may desire a portfolio composition that benefits the B-Piece Buyers but that does not benefit other investors. In addition, the B-Piece Buyers may enter into hedging or other transactions or otherwise have business objectives that also could cause its interests with respect to the mortgage pool to diverge from those of other purchasers of the certificates. The B-Piece Buyers performed due diligence solely for its own benefit and has no liability to any person or entity for conducting its due diligence. The B-Piece Buyers are not required to take into account the interests of any other investor in the certificates in exercising remedies or voting or other rights in their capacities as owners of the Class E, Class F and Class G certificates or in making requests or recommendations to the sponsors as to the selection of the mortgage loans and the establishment of other transaction terms. Investors are not entitled to rely on in any way the B-Piece Buyers’ acceptance of a mortgage loan. The B-Piece Buyers’ acceptance of a mortgage loan does not constitute, and may not be construed as, an endorsement of such mortgage loan, the underwriting for such mortgage loan or the origination of such mortgage loan.

The B-Piece Buyers will have no liability to any certificateholder for any actions taken by it as described in the preceding two paragraphs.

It is anticipated that LNR Securities Holdings, LLC (or an affiliate) will be the initial controlling class representative and, accordingly, the initial directing holder with respect to the serviced mortgage loans and serviced companion loans other than any serviced outside controlled loan combination and any excluded mortgage loan. The controlling class representative will have certain rights to direct and consult with the special servicer with respect to the applicable serviced loans. In addition, the controlling class representative will generally have certain consultation rights with regard to some or all of the outside serviced mortgage loans under each related co-lender agreement. See “—Potential Conflicts of Interest of a Directing Holder, any Outside Controlling Class Representative and any Companion Loan Holder” above.

Because the incentives and actions of the B-Piece Buyers may, in some circumstances, differ from or be adverse to those of purchasers of the offered certificates, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

Conflicts of Interest May Occur as a Result of the Rights of the Controlling Class Representative, an Outside Controlling Class Representative or a Controlling Note Holder to Terminate the Special Servicer of the Related Loan Combination

With respect to each loan combination, the controlling class representative, an outside controlling class representative (or, in the case of any outside serviced loan combination as to which the related controlling note has not been securitized, the related controlling note holder) or the outside controlling note holder of a serviced outside controlled loan combination, as applicable, will be entitled, under certain circumstances, to remove the special servicer or outside special servicer, as applicable, for such loan combination and, in such circumstances, appoint a successor special servicer or successor outside special servicer, as applicable, for such loan combination (or have certain consent rights with respect to such removal or replacement).

The party with this appointment power may have special relationships or interests that conflict with those of the holders of one or more classes of certificates. In addition, that party does not have any duties to the holders of any class of certificates, may act solely in its own interests, and will have no liability to any certificateholders for having done so. No certificateholder may take any action against the controlling class representative, an outside controlling class representative (or, in the case of any outside serviced loan combination as to which the related controlling note has not been securitized, the related controlling note holder) or the outside controlling note holder of a serviced outside controlled companion loan, as applicable (under the pooling and servicing agreement for this securitization or any other servicing agreement), or against any other parties for having acted solely in their own respective interests. See “Description of the Mortgage Pool—The Loan Combinations” for a description of these rights to terminate a special servicer.

Other Potential Conflicts of Interest May Affect Your Investment

The managers of the mortgaged properties and the borrowers may experience conflicts of interest in the management and/or ownership of the mortgaged properties because:

●	a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;

●	these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties; and

●	affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties.

None of the borrowers, property managers or any of their affiliates or any employees of the foregoing has any duty to favor the leasing of space in the mortgaged properties over the leasing of space in other properties, one or more of which may be adjacent to or near the mortgaged properties.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Your Lack of Control Over the Issuing Entity and Servicing of the Mortgage Loans Can Create Risks

Except as described under “Description of the Certificates—Voting Rights” and “The Pooling and Servicing Agreement”, you and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the issuing entity.

Those decisions are generally made, subject to the express terms of the pooling and servicing agreement, by the master servicer, the special servicer, the trustee or the certificate administrator, as applicable. Any decision made by one of those parties in respect of the issuing entity, even if that decision is determined to be in your best interests by that party, may be contrary to the decision that you or other certificateholders would have made and may negatively affect your interests.

Except as limited by certain conditions described under “The Pooling and Servicing Agreement—Termination of the Special Servicer Other Than in Connection With a Servicer Termination Event”, the special servicer (but not any outside special servicer for any outside serviced loan combination) may be removed with or without cause: (a) with respect to a serviced outside controlled loan combination, by the related outside controlling note holder; and (b) with respect to the other serviced mortgage loans and serviced companion loans (but excluding any excluded mortgage loan), by the controlling class representative (so long as no control termination event exists and, in the case of a termination without cause, subject to the applicable restrictions). In addition, (a) after the occurrence and during the continuance of a control termination event, at the request of certain certificateholders entitled to at least a specified percentage of voting rights allocated thereto, or (b) after the occurrence and during the continuance of a consultation termination event, based on the recommendation of the operating advisor (provided that the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer has failed to comply with the servicing standard and (2) a replacement special servicer would be in the best interest of the certificateholders (as a collective whole)), the special servicer (but not any outside special servicer for any outside serviced loan combination or the special servicer with respect to any loan combination that is then a serviced outside controlled loan combination), in each of the circumstances referred to in clauses (a) and (b) of this sentence, may be replaced based on a certificateholder vote. See “The Pooling and Servicing Agreement—Directing Holder” and “—Termination of the Special Servicer Other Than in Connection With a Servicer Termination Event”.

The outside special servicer for any outside serviced loan combination will likewise be subject to removal and replacement by the related outside controlling class representative, in connection with a securityholder vote and/or, with respect to any outside serviced loan combination as to which the related controlling note has not been securitized, by the related controlling note holder for such outside serviced loan combination, subject to certain conditions provided in the related outside servicing agreement and the related co-lender agreement.

In certain limited circumstances, certificateholders have the right to vote on matters affecting the issuing entity. In some cases these votes are by certificateholders taken as a whole and in others the vote is by class, and in either case a particular vote may exclude certain classes. Voting rights are generally allocated to a particular class based on the outstanding certificate balance (or outstanding notional amount, as applicable) thereof, which is reduced (or indirectly reduced in the case of a notional amount) by realized losses. In certain cases, however, the allocation of and/or right to exercise voting rights may take into account the allocation of appraisal reduction amounts. Furthermore, quorums have been established for certain votes that would ultimately permit certain actions to be taken based on the affirmative vote of the holders of certificates evidencing less (and perhaps materially less) than a majority of the voting rights. These limitations on voting could adversely affect your ability to protect your interests with respect to matters voted on by certificateholders. You generally have no right to vote on any servicing matters related to any outside serviced loan combination. See “Description of the Certificates—Voting Rights” and “The Pooling and Servicing Agreement”.

The Servicing of the Cross Point Loan Combination Will Shift to Other Servicers

The servicing of the Cross Point loan combination will be governed by the UBS 2018-C8 pooling and servicing agreement only temporarily, until such time as the related controlling pari passu companion loan is securitized in a separate securitization. At that time, the servicing and administration of the subject loan combination will shift to the outside servicer and outside special servicer under that other future securitization and will be governed exclusively by the servicing agreement entered into in connection with that securitization and the related co-lender agreement. In the case of such loan combination, neither the closing date of any such future securitization nor the identity of the outside servicer or outside special servicer for any such future securitization has been definitively determined. In addition, with respect to such loan combination, the provisions of the related outside servicing agreement that will be in effect upon securitization of the related controlling pari passu companion loan have not yet been definitively determined, although such agreement will be required to satisfy the requirements of the related co-lender agreement. See “Description of the Mortgage Pool—The Loan Combinations”. Prospective investors should be aware that they will not have any control over the identity of any outside servicer or outside special servicer, nor will they have any assurance as to the particular terms of any such outside servicing agreement except to the extent of compliance with the requirements of the related co-lender agreement.

Rights of the Directing Holder, the Risk Retention Consultation Party and the Operating Advisor Could Adversely Affect Your Investment

In connection with the taking of certain actions that would be a major decision in connection with the servicing of a serviced mortgage loan or, if applicable, loan combination under the pooling and servicing agreement (and, in the case of the controlling class representative, for so long as a control termination event does not exist and the related mortgage loan is not an excluded mortgage loan), the special servicer generally will be required to obtain the consent of the related directing holder. In addition, in connection with such actions or decisions regarding a mortgage loan or, if applicable, loan combination serviced under the pooling and servicing agreement, the special servicer generally will be required to consult with (i) after the occurrence and during the continuance of a control termination event, the controlling class representative (until the occurrence and during the continuance of a consultation termination event unless an excluded mortgage loan is involved), (ii) after the occurrence and during the continuance of a control termination event, the operating advisor, and (iii) the risk retention consultation party to the extent set forth in the pooling and servicing agreement; provided that such consultation will occur with respect to a serviced outside controlled loan combination if and to the extent that the holder of the related split mortgage loan is granted consultation rights under the related co-lender agreement. See “The Pooling and Servicing Agreement—Directing Holder”. Such actions and decisions include, among others, certain loan modifications, including modifications of monetary terms, foreclosure or comparable conversion of the related mortgaged property or properties, and certain sales of the mortgage loan(s) or, if applicable, loan combination(s), or any related REO property or properties for less than the outstanding principal amount plus accrued interest, fees and expenses. See “The Pooling and Servicing Agreement—Directing Holder” for a list of actions and decisions requiring consultation with the operating advisor and/or the controlling class representative (in each case, following the occurrence and during the continuance of a control termination event). As a result of these obligations, the special servicer may take actions with respect to a serviced mortgage loan that could adversely affect the interests of investors in one or more classes of offered certificates.

You will be acknowledging and agreeing, by your purchase of offered certificates, that any directing holder or the risk retention consultation party: (i) may have special relationships and interests that conflict with those of holders of one or more classes of certificates; (ii) may act solely in its own interests (or, in the case of the controlling class representative, in the interests of the holders of the controlling class or, in the case of the risk retention consultation party, the interests of the holder of the applicable portion of the VRR Interest, as applicable); (iii) does not have any duties to the holders of any class of certificates (other than, in the case of the controlling class representative, the holder of the controlling class or, in the case of the risk retention consultation party, the holder of the applicable portion of the VRR Interest, as applicable); (iv) may take actions that favor its own interests (or, in the case of the controlling class representative, the interests of the holders of the controlling class or, in the case of the risk retention consultation party, the interests of the holder of the applicable portion of the VRR Interest, as applicable) over the interests of the holders of one or more classes of certificates; and (v) will have no liability whatsoever (other than, in the case of the controlling class representative, to the related controlling class certificateholder(s)) for having so acted as set forth in (i) – (iv) above, and that no certificateholder may take any action whatsoever against any directing holder or the risk retention consultation party or any affiliate, director, officer, employee, shareholder, member, partner, agent or principal of any directing holder or the risk retention consultation party for having so acted.

Realization on a Mortgage Loan That Is Part of a Serviced Loan Combination May Be Adversely Affected by the Rights of the Related Serviced Companion Loan Holder

If a serviced pari passu loan combination were to become defaulted, the related co-lender agreement requires the special servicer, in the event it determines to sell the related mortgage loan in accordance with the terms of the pooling and servicing agreement, to sell the related serviced pari passu companion loan(s) (and, under certain circumstances, any related subordinate companion loan(s)) together with such defaulted mortgage loan. We cannot assure you that such a required sale of a defaulted loan combination (or applicable portion thereof) would not adversely affect the ability of the special servicer to sell such mortgage loan, or the price realized for such mortgage loan, following a default on the related serviced pari passu loan combination. Further, if, pursuant to the related co-lender agreement, the issuing entity as holder of the related mortgage loan is (and the related serviced pari passu companion loan holder is not) the directing holder (with the right to consent to material servicing decisions and replace the special servicer, subject to the conditions specified under “The Pooling and Servicing Agreement—Directing Holder” and “—Termination of the Special Servicer Other Than in Connection With a Servicer Termination Event”) with respect to the subject serviced pari passu loan combination, the related serviced pari passu companion loan may not be as marketable as the related mortgage loan held by the issuing entity. Accordingly, if any such sale does occur with respect to the serviced pari passu loan combination, then the net proceeds realized by the certificateholders in connection with such sale may be less than would be the case if only the related mortgage loan were subject to such sale.

In the case of a serviced outside controlled loan combination, a related companion loan holder or its representative will generally have the right to consent to certain servicing actions with respect to such loan combination by the master servicer or special servicer, as applicable (and, in certain cases, direct the special servicer to take certain servicing actions with respect to such loan combination). In addition, for so long as a consultation termination event does not exist, unless an excluded mortgage loan is involved (or unless the controlling note is a subordinate companion loan in an AB loan combination), the controlling class representative will have non-binding consultation rights with respect to certain servicing decisions involving any serviced outside controlled loan combination.

In connection with the servicing of a serviced pari passu loan combination, the related serviced pari passu companion loan holder or its representative (if it is not otherwise exercising the rights of directing holder) will be entitled to consult with the special servicer regarding material servicing actions, including making recommendations as to alternative actions to be taken by the special servicer with respect to such serviced pari passu loan combination, and such recommended servicing actions could adversely affect the holders of some or all of the classes of certificates. The serviced pari passu companion loan holder and its representative may have interests in conflict with those of the holders of some or all of the classes of certificates, and it is possible that the serviced pari passu companion loan holder or its representative may advise the special servicer to take actions that conflict with the interests of the holders of certain classes of the certificates. Notwithstanding the foregoing, any such consultation with the serviced pari passu companion loan holder or its representative is non-binding, and in no event is the special servicer obligated at any time to follow or take any alternative actions recommended by such serviced pari passu companion loan holder (or its representative).

With respect to any serviced AB loan combination, pursuant to the terms of the pooling and servicing agreement, if such serviced AB loan combination becomes a defaulted mortgage loan, and if the special servicer determines to sell the related serviced mortgage loan, then such sale will be subject to (and the proceeds derived therefrom may be affected by) the right of the subordinate companion loan holder(s) to purchase, and cure defaults under, the related defaulted mortgage loan (together with any related serviced pari passu companion loans, if any) as and to the extent described in “Description of the Mortgage Pool—The Loan Combinations”.

You will be acknowledging and agreeing, by your purchase of offered certificates, that, with respect to any mortgage loan that is part of a serviced loan combination, the related serviced companion loan holder:

●	may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

●	may act solely in its own interests, without regard to your interests;

●	does not have any duties to any other person, including the holders of any class of certificates;

●	may take actions that favor its interests over the interests of the holders of one or more classes of certificates; and

●	will have no liability whatsoever for having so acted and that no certificateholder may take any action whatsoever against the serviced companion loan holder or any director, officer, employee, agent, representative or principal of the serviced companion loan holder for having so acted.

Rights of any Outside Controlling Class Representative or Other Controlling Note Holder with Respect to an Outside Serviced Loan Combination Could Adversely Affect Your Investment

With respect to each outside serviced loan combination, the related outside controlling class representative (or, in the case of any outside serviced loan combination as to which the related controlling note has not been securitized, the related controlling note holder) will have rights comparable to those of the controlling class representative for this securitization transaction, and accordingly, prospective investors should consider the following:

●	An outside controlling class representative (or, in the case of any outside serviced loan combination as to which the related controlling note has not been securitized, the related controlling note holder) may have interests in conflict with those of the holders of some or all of the classes of certificates.

●	With respect to any outside serviced loan combination, although the outside special servicer is not permitted to take actions which are prohibited by law or violate the servicing standard under the related outside servicing agreement or the terms of the related mortgage loan documents, it is possible that the related outside controlling class representative (or, in the case of any outside serviced loan combination as to which the related controlling note has not been securitized, the related controlling note holder) may direct the outside special servicer to take actions with respect to the outside serviced loan combination that conflict with the interests of the holders of certain classes of the certificates.

You will be acknowledging and agreeing, by your purchase of offered certificates, that, with respect to any outside serviced mortgage loan, the related outside controlling class representative (or, in the case of any outside serviced loan combination as to which the related controlling note has not been securitized, the related controlling note holder):

●	may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

●	may act solely in its own interests, without regard to your interests;

●	does not have any duties to any other person, including the holders of any class of certificates;

●	may take actions that favor its interests over the interests of the holders of one or more classes of certificates; and

●	will have no liability whatsoever for having so acted and that no certificateholder may take any action whatsoever against such outside controlling class representative (or other controlling note holder) or any director, officer, employee, agent or principal of such outside controlling class representative (or other controlling note holder) for having so acted.

You Will Not Have Any Control Over the Servicing of Any Outside Serviced Mortgage Loan

Each outside serviced mortgage loan is secured by one or more mortgaged properties that also secure a companion loan that is not an asset of the issuing entity and is being serviced under an outside servicing agreement, which is the servicing agreement governing the securitization of such companion loan, by the outside servicer and outside special servicer, and in accordance with the servicing standard provided for in the outside servicing agreement. Further, pursuant to the related co-lender agreement and the outside servicing agreement, the related outside controlling class representative (or, in the case of any outside serviced loan combination as to which the related controlling note has not been securitized, the related controlling note holder) (and not any party to our securitization transaction) has certain rights to direct and advise the outside special servicer with respect to such outside serviced loan combination (including the related outside serviced mortgage loan). As a result, you will have less control over the servicing of the outside serviced mortgage loans than you would if the outside serviced mortgage loans are being serviced by the master servicer and the special servicer under the pooling and servicing agreement for your certificates.

See “Description of the Mortgage Pool—The Loan Combinations” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”.

Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans

Each sponsor is the sole warranting party in respect of the mortgage loans sold by such sponsor to us (however, Starwood Mortgage Capital LLC, an originator, will guarantee Starwood Mortgage Funding V LLC’s cure, repurchase and substitution obligations under the related mortgage loan purchase agreement, as described in “The Mortgage Loan Purchase Agreements—Cures, Repurchases and Substitutions”). Neither we nor any of our affiliates (except Citi Real Estate Funding Inc. in its capacity as a sponsor) are obligated to repurchase or substitute any mortgage loan or make any loss of value payment in connection with either a breach of any sponsor’s representations and warranties or any document defects, if such sponsor defaults on its obligation to do so. We cannot assure you that the sponsors (or, if applicable, any related guarantor(s)) will have the financial ability to effect or cause such repurchases or substitutions or make such payment to compensate the issuing entity. In addition, the sponsors (or, if applicable, any related guarantor(s)) may have various legal defenses available to them in connection with a repurchase or substitution obligation. In particular, in the case of any outside serviced mortgage loan that is serviced under the outside servicing agreement entered into in connection with the securitization of a related pari passu companion loan, the asset representations reviewer, if any, under that outside servicing agreement may review the diligence file relating to such pari passu companion loan concurrently with the review of the asset representations reviewer of the related mortgage loan for this transaction, and their findings may be inconsistent, and such inconsistency may allow the related mortgage loan seller to challenge the findings of the asset representations reviewer of the affected mortgage loan.   Any mortgage loan that is not repurchased or substituted and that is not a “qualified mortgage” for a REMIC may cause designated portions of the issuing entity to fail to qualify as one or more REMICs or cause the issuing entity to incur a tax. See “The Mortgage Loan Purchase Agreements” for a summary of certain representations and warranties and the remedies in connection therewith.

Any Loss of Value Payment Made by a Sponsor May Not Be Sufficient to Cover All Losses on a Defective Mortgage Loan

In lieu of repurchasing or substituting a mortgage loan in connection with either a material breach of the related sponsor’s representations and warranties or any material document defects (other than a material breach or material document defect that is related to a mortgage loan not being a “qualified mortgage” within the meaning of Code Section 860G(a)(3)), the related sponsor may make a payment to the trust to compensate it for the loss of value of the affected mortgage loan. Upon its making such payment, the sponsor will be deemed to have cured the related material breach or material defect in all respects. Although such “loss of value payment” may only be made to the extent that the special servicer, with the consent of the controlling class representative prior to the occurrence of a Control Termination Event, deems such amount to be sufficient to compensate the trust for the related material breach or material document defect, we cannot assure you that such payment will fully compensate the trust for such material breach or material document defect in all respects. See “The Mortgage Loan Purchase Agreements—Representations and Warranties” and “—Cures, Repurchases and Substitutions” in this prospectus for a summary discussion of the loss of value payment.

Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses

The issuing entity could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates. Environmental reports were prepared for the mortgaged properties as described in “Description of the Mortgage Pool—Environmental Considerations”; however, it is possible that the environmental reports and/or supplemental “Phase II” sampling did not reveal all environmental liabilities, or that there are material environmental liabilities of which we are not aware. Also, the environmental condition of the mortgaged properties in the future could be affected by the activities of tenants and occupants or by third parties unrelated to the borrowers. For a more detailed description of environmental matters that may affect the mortgaged properties, see “—Environmental Liabilities Will Adversely Affect the Value and Operation of the Contaminated Property and May Deter a Lender from Foreclosing” below and “Certain Legal Aspects of the Mortgage Loans—Environmental Considerations”.

Environmental Liabilities Will Adversely Affect the Value and Operation of the Contaminated Property and May Deter a Lender from Foreclosing

There can be no assurance—

●	as to the degree of environmental testing conducted at any of the real properties securing the mortgage loans that back your offered certificates;

●	that the environmental testing conducted by or on behalf of the applicable originators or any other parties in connection with the origination of those mortgage loans or otherwise identified all adverse environmental conditions and risks at the related real properties;

●	that the results of the environmental testing were accurately evaluated in all cases;

●	that the related borrowers have implemented or will implement all operations and maintenance plans and other remedial actions recommended by any environmental consultant that may have conducted testing at the related real properties; or

●	that the recommended action will fully remediate or otherwise address all the identified adverse environmental conditions and risks.

Environmental site assessments vary considerably in their content, quality and cost. Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

In addition, the current environmental condition of a real property securing a mortgage loan underlying your offered certificates could be adversely affected by—

●	tenants at the property, such as gasoline stations or dry cleaners, or

●	conditions or operations in the vicinity of the property, such as leaking underground storage tanks at another property nearby.

Various United States federal, state, local and municipal environmental laws, ordinances and regulations may make a current or previous owner or operator of real property liable for the costs of removal or remediation of hazardous or toxic substances on, under or adjacent to the property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. For example, certain laws impose liability for release of asbestos-containing materials into the air or require the removal or containment of the materials. The owner’s liability for any required remediation generally is unlimited and could exceed the value of the property and/or the total assets of the owner. In addition, the presence of hazardous or toxic substances, or the failure to remediate the adverse environmental condition, may adversely affect the owner’s or operator’s ability to use the affected property. In some states, contamination of a property may give rise to a lien on the property to ensure payment of the costs of cleanup. In some states, this lien has priority over the lien of a pre-existing mortgage, deed of trust or other security instrument. In addition, third parties may seek recovery from owners or operators of real property for cleanup costs, property damage or personal injury associated with releases of or other exposure to hazardous substances, including asbestos and lead-based paint. Persons who arrange for the disposal or treatment of hazardous or toxic substances may be liable for the costs of removal or remediation of the substances at the disposal or treatment facility.

The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, as well as other federal and state laws, provide that a secured lender, such as one of our trusts, may be liable as an “owner” or “operator” of the real property, regardless of whether the borrower or a previous owner caused the environmental damage, if—

●	agents or employees of the lender are deemed to have participated in the management of the borrower, or

●	the lender actually takes possession of a borrower’s property or control of its day-to-day operations, including through the appointment of a receiver or foreclosure.

Although recently enacted legislation clarifies the activities in which a lender may engage without becoming subject to liability under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and similar federal laws, that legislation has no applicability to state environmental laws. Moreover, future laws, ordinances or regulations could impose material environmental liability.

Federal law requires owners of residential housing constructed prior to 1978—

●	to disclose to potential residents or purchasers information in their possession regarding the presence of known lead-based paint or lead-based paint-related hazards in such housing, and

●	to deliver to potential residents or purchasers a United States Environmental Protection Agency approved information pamphlet describing the potential hazards to pregnant women and young children, including that the ingestion of lead-based paint chips and/or the inhalation of dust particles from lead-based paint by children can cause permanent injury, even at low levels of exposure.

In addition, owners may be liable for injuries to their tenants resulting from exposure under various laws that impose affirmative obligations on property owners of residential housing containing lead-based paint.

The owner’s liability for any required remediation generally is not limited by law and could, accordingly, exceed the value of the property and/or the aggregate assets of the owner. The presence of, or strong potential for contamination by, hazardous substances consequently can have a materially adverse effect on the owner’s ability to refinance the property or to sell the property to a third party, the value of the property and a borrower’s ability to repay its mortgage loan.

Certain Types of Operations Involved in the Use and Storage of Hazardous Materials May Lead to an Increased Risk of Issuing Entity Liability

Portions of some of the mortgaged properties securing the mortgage loans may include tenants that operate as, were previously operated as, or are located near other properties currently or previously operated as, on-site dry-cleaners or gasoline stations. Both types of operations involve the use and storage of hazardous materials, leading to an increased risk of liability to the tenant, the landowner and, under certain circumstances, a lender (such as the issuing entity) under environmental laws. These operations incur ongoing costs to comply with environmental permit or license requirements and other environmental laws governing, among other things, containment systems and underground storage tank systems. Any liability to borrowers under environmental laws, especially in connection with releases into the environment of gasoline, dry-cleaning solvents or other hazardous substances from underground storage tank systems or otherwise, could also adversely impact the related borrower’s ability to repay the related mortgage loan.

Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment

General

If an entity intended to qualify as a REMIC fails to satisfy one or more of the REMIC provisions of the Code during any taxable year, the Code provides that such entity will not be treated as a REMIC for such year and any year thereafter. In such event, the issuing entity, including the Upper-Tier REMIC and the Lower-Tier REMIC, would likely be treated as one or more separate associations taxable as a corporation under Treasury regulations, and the offered certificates may be treated as stock interests in those associations and not as debt instruments. The Code authorizes the granting of relief from disqualification if failure to meet one or more of the requirements for REMIC status occurs inadvertently and steps are taken to correct the conditions that caused disqualification within a reasonable time after the discovery of the disqualifying event. The relief may be granted by either allowing continuation as a REMIC or by ignoring the cessation entirely. However, any such relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC’s income for the period of time during which the requirements for REMIC status are not satisfied. While the United States Department of the Treasury is authorized to issue regulations regarding the granting of relief from disqualification if the failure to meet one or more of the requirements of REMIC status occurs inadvertently and in good faith, no such regulations have been issued.

In addition, changes to REMIC restrictions on loan modifications may impact your investment in the offered certificates. See “—Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Certificates” below.

Tax Considerations Relating to Foreclosure

If the issuing entity acquires a mortgaged property (or, in the case of an outside serviced mortgage loan, a beneficial interest in a mortgaged property) subsequent to a default on the related mortgage loan pursuant to a foreclosure or deed-in-lieu of foreclosure, the special servicer (or, in the case of an outside serviced mortgage loan, the related outside special servicer) would be required to retain an independent contractor to operate and manage such mortgaged property. Among other items, the independent contractor generally will not be able to perform construction work other than repair, maintenance or certain types of tenant build-outs, unless the construction was more than 10% completed when the mortgage loan defaulted or when the default of the mortgage loan became imminent. The issuing entity, however, may be unable to prevent the completion of any construction work in certain circumstances. In any such case, depending on the facts and circumstances at the time of any default, the issuing entity may be required to dispose or otherwise recover on the related mortgage loan other than by immediately acquiring the mortgaged property. In addition, any (i) net income from the operation of the mortgaged properties (other than qualifying “rents from real property”), (ii) rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of property involved and (iii) rental income attributable to personal property leased in connection with a lease of real property, if the rent attributable to the personal property exceeds 15% of the total rent for the taxable year, will subject the Lower-Tier REMIC to federal tax (and possibly state or local tax) on such income at the corporate tax rate. No determination has been made whether any portion of the income from the mortgaged properties constitutes “rent from real property”. Any such imposition of tax will reduce the net proceeds available for distribution to certificateholders. The special servicer (or, in the case of an outside serviced mortgage loan, the related outside special servicer) may permit the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to certificateholders and any related companion loan holders, as a collective whole, could reasonably be expected to be greater than under another method of operating or leasing the mortgaged property. See “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Standards for Conduct Generally in Effecting Foreclosure or the Sale of Defaulted Loans”. In addition, if the issuing entity were to acquire one or more mortgaged properties (or, in the case of an outside serviced mortgage loan, a beneficial interest in a mortgaged property) pursuant to a foreclosure or deed-in-lieu of foreclosure, upon acquisition of those mortgaged properties (or, in the case of an outside serviced mortgage loan, a beneficial interest in a mortgaged property), the issuing entity may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders.

No Gross Up in Respect of the Certificates Held by Non-U.S. Persons

To the extent that any withholding tax is imposed on payments of interest or other payments on any certificates, as a result of any change in applicable law or otherwise, there will be no obligation to make any “gross-up” payments to certificateholders in respect of such taxes and such withholding tax would therefore result in a shortfall to affected certificateholders. See “Material Federal Income Tax Consequences—Taxation of Certain Foreign Investors” and “—FATCA.”

Certain Federal Tax Considerations Regarding Original Issue Discount

Certain classes of certificates may be issued with original issue discount for federal income tax purposes. Original issue discount is taxable when it accrues rather than when it is received, which generally will result in recognition of taxable income in advance of the receipt of cash attributable to that income. Accordingly, investors must have sufficient sources of cash to pay any federal, state or local income taxes with regard to the original issue discount. See “Material Federal Income Tax Consequences—Taxation of the Regular Interests—Original Issue Discount” in this prospectus.

State, Local and Other Tax Considerations

In addition to the federal income tax consequences described under the heading “Material Federal Income Tax Consequences”, potential purchasers should consider the state and local, and any other, tax consequences of the acquisition, ownership and disposition of the offered certificates. State, local and other tax laws may differ substantially from the corresponding federal tax law, and this prospectus does not purport to describe any aspects of the tax laws of the states or localities, or any other jurisdiction, in which the mortgaged properties are located or of any other applicable state or locality or other jurisdiction.

It is possible that one or more jurisdictions may attempt to tax nonresident holders of offered certificates solely by reason of the location in that jurisdiction of the depositor, the trustee, the certificate administrator, the sponsors, a related borrower or a mortgaged property or on some other basis, may require nonresident holders of certificates to file returns in such jurisdiction or may attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from nonresident holders of offered certificates. We cannot assure you that holders of offered certificates will not be subject to tax in any particular state, local or other taxing jurisdiction.

If any tax or penalty is successfully asserted by any state, local or other taxing jurisdiction, none of the depositor, the sponsors, the related borrower, the trustee, the certificate administrator, the operating advisor, the asset representations reviewer, the master servicer or the special servicer will be obligated to indemnify or otherwise to reimburse the holders of certificates for such tax or penalty.

You should consult with your own tax advisor with respect to the various state and local, and any other, tax consequences of an investment in the offered certificates.

Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Certificates

Ordinarily, a grantor trust that modifies a mortgage loan jeopardizes its tax status as a grantor trust, and a REMIC that modifies a mortgage loan jeopardizes its tax status as a REMIC and risks having a 100% penalty tax being imposed on any income from the mortgage loan. A REMIC, and possibly a grantor trust, may avoid such consequences, however, if the default of such mortgage loan is “reasonably foreseeable” or other special circumstances apply.

The IRS has issued Revenue Procedure 2009-45 easing the tax requirements for a servicer to modify a commercial or multifamily mortgage loan held in a REMIC or a grantor trust by interpreting the circumstances when default is “reasonably foreseeable” to include those where the related servicer reasonably believes that there is a “significant risk of default” with respect to the mortgage loan upon maturity of the mortgage loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. Accordingly, if the master servicer or the special servicer determined that a mortgage loan was at significant risk of default and permitted one or more modifications otherwise consistent with the terms of the pooling and servicing agreement, any such modification may impact the timing of payments and ultimate recovery on that mortgage loan, and likewise on one or more classes of certificates.

In addition, the IRS has issued final regulations under the REMIC provisions of the Code that allow a servicer to modify terms of REMIC-held mortgage loans that relate to changes in collateral, credit enhancement and recourse features, provided that after the modification the mortgage loan remains “principally secured by real property” (that is, as long as the loan continues to satisfy the “REMIC LTV Test”). In general, a mortgage loan meets the REMIC LTV Test if the loan-to-value ratio is no greater than 125%. One of the modifications covered by the final regulations is a release of a lien on one or more of the properties securing a REMIC-held mortgage loan. Following such a release, however, it may be difficult to demonstrate that a mortgage loan still meets the REMIC LTV Test. To provide relief for taxpayers, the IRS has issued Revenue Procedure 2010-30, which describes circumstances in which the IRS will not challenge whether a mortgage loan satisfies the REMIC LTV Test following a lien release. The lien releases covered by Revenue Procedure 2010-30 are “grandfathered transactions” and transactions in which the release is part of a “qualified paydown transaction.” If the value of the real property securing a mortgage loan were to decline, the need to comply with the rules of Revenue Procedure 2010-30 could restrict the special servicer’s actions in negotiating the terms of a workout or in allowing minor lien releases for cases in which a mortgage loan could fail the REMIC LTV Test following the release. This could impact the timing and ultimate recovery on a mortgage loan, and likewise on one or more classes of certificates. Further, if a mortgaged property becomes the subject of a partial condemnation and, after giving effect to the partial taking the mortgaged property has a loan-to-value ratio in excess of 125%, the related mortgage loan may be subject to being paid down by a “qualified amount” (within the meaning of Revenue Procedure 2010-30) notwithstanding the existence of a prepayment lockout period.

You should consider the possible impact on your investment of any existing REMIC or grantor trust restrictions as well as any potential changes to the tax rules governing REMICs or grantor trusts.

Description of the Mortgage Pool

General

The issuing entity with respect to the Certificates will be Citigroup Commercial Mortgage Trust 2018-B2 (the “Issuing Entity”). The assets of the Issuing Entity will primarily consist of a pool (the “Mortgage Pool”) of 52 fixed rate commercial mortgage loans (collectively (including, without limitation, any REO Mortgage Loan), the “Mortgage Loans”) with an aggregate principal balance as of their respective due dates in March 2018 (or, in the case of any Mortgage Loan that has its first due date subsequent to March 2018, the date that would have been its due date in March 2018 under the terms of that Mortgage Loan if a Monthly Payment were scheduled to be due in that month) (collectively, the “Cut-off Date”), after deducting payments of principal due on such respective dates, of approximately $1,062,384,703 (with respect to each Mortgage Loan, the “Cut-off Date Balance” and, in the aggregate, the “Initial Pool Balance”).

Each Mortgage Loan is (i) evidenced by one or more promissory notes or similar evidence of indebtedness (each, a “Mortgage Note”) and (ii) secured by (or, in the case of an indemnity deed of trust, backed by a guaranty that is secured by) a mortgage, deed of trust or other similar security instrument (a “Mortgage”) creating a first lien on a fee simple and/or leasehold interest in an office, retail, self storage, hospitality, industrial, mixed use, multifamily or manufactured housing community property (each, a “Mortgaged Property”) (or, in certain cases, secured by multiple Mortgages encumbering a portfolio of Mortgaged Properties).

When information presented in this prospectus with respect to the Mortgaged Properties is expressed as a percentage of the Initial Pool Balance, if a Mortgage Loan is secured by more than one Mortgaged Property, the percentages are based on an allocated loan amount that has been assigned to each of the related Mortgaged Properties based upon one or more of the related appraised values, the relative underwritten net cash flow or prior allocations reflected in the related Mortgage Loan documents as set forth on Annex A.

The Mortgage Loans are generally non-recourse loans. In the event of a borrower default on a non-recourse Mortgage Loan, recourse may be had only against the specific Mortgaged Property(ies) and the other limited assets securing the Mortgage Loan, and not against the borrower’s other assets. The Mortgage Loans are not insured or guaranteed by the Sponsors, the Mortgage Loan Sellers or any other person or entity unrelated to the respective borrower.  You should consider all of the Mortgage Loans to be non-recourse loans as to which recourse in the case of default will be limited to the specific property and other assets, if any, pledged to secure the related Mortgage Loan.

Eleven (11) of the Mortgage Loans (38.1%) (each such Mortgage Loan, a “Split Mortgage Loan”), are each part of a split loan structure (a “Loan Combination”). A Loan Combination consists of the particular Split Mortgage Loan to be included in the Issuing Entity and one or more “companion loans” (each, a “Companion Loan”) that will be held outside the Issuing Entity. If a Companion Loan is pari passu in right of payment to the related Split Mortgage Loan, it may be referred to in this prospectus as a “Pari Passu Companion Loan” and the related Loan Combination may be referred to in this prospectus as a “Pari Passu Loan Combination”. If a Companion Loan is subordinate in right of payment to the related Split Mortgage Loan, it may be referred to in this prospectus as a “Subordinate Companion Loan” and the related Loan Combination may be referred to in this prospectus as an “AB Loan Combination”. If a Loan Combination includes both a Pari Passu Companion Loan and a Subordinate Companion Loan, the discussion in this prospectus regarding both Pari Passu Loan Combinations and AB Loan Combinations will be applicable to such Loan Combination. The subject Split Mortgage Loan and its related Companion Loan(s) comprising any particular Loan Combination are: (i) each evidenced by one or more separate promissory notes; (ii) obligations of the same borrower(s); (iii) cross-defaulted; and (iv) collectively secured by the same mortgage(s) and/or deed(s) of trust encumbering the related Mortgaged Property or portfolio of Mortgaged Properties. Only each Split Mortgage Loan is included in the Issuing Entity. No Companion Loan is an asset of the Issuing Entity. See “—The Loan Combinations” below for more information regarding the identity of, and certain other information regarding, the Loan Combinations, as well as rights of the holders of the Companion Loans and the servicing and administration of the Loan Combinations that will not be serviced under the pooling and servicing agreement for this transaction.

The Mortgage Loans were originated or acquired by the mortgage loan sellers (or will be acquired, on or prior to the Closing Date, by the mortgage loan sellers) set forth in the following chart (collectively, the “Mortgage Loan Sellers”), and such entities will sell their respective Mortgage Loans to the Depositor, which will in turn transfer the Mortgage Loans to the Issuing Entity:

Mortgage Loan Sellers

Mortgage Loan Seller	Number of Mortgage Loans	Aggregate Cut-Off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Morgan Stanley Mortgage Capital Holdings LLC, a New York limited liability company (“MSMCH”)	12 (the “MSMCH Mortgage Loans”)	$299,400,517	28.2%
Citi Real Estate Funding Inc., a New York corporation (“CREFI”)	13 (the “CREFI Mortgage Loans”)	292,166,622	27.5
Starwood Mortgage Funding V LLC, a Delaware limited liability company (“SMF V”)	18 (the “SMF V Mortgage Loans”)	256,817,564	24.2
Bank of America, National Association, a national banking association (“Bank of America”)	9 (the “Bank of America Mortgage Loans”)	214,000,000	20.1
Total	52	$1,062,384,703	100.0%

The Sponsors originated (or co-originated) the Mortgage Loans or acquired (or, on or prior to the Closing Date, will acquire) the Mortgage Loans, directly or indirectly, from the originators as set forth in the following chart:

Originators

Originator	Sponsor	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Morgan Stanley Bank, N.A.	Morgan Stanley Mortgage Capital Holdings LLC	12	$299,400,517	28.2%
Citi Real Estate Funding Inc.(1)	Citi Real Estate Funding Inc.	13	292,166,622	27.5
Starwood Mortgage Capital LLC	Starwood Mortgage Funding V LLC	17	231,817,564	21.8
Bank of America, National Association	Bank of America, National Association	9	214,000,000	20.1
Cantor Commercial Real Estate Lending, L.P.(2)	Starwood Mortgage Funding V LLC	1	25,000,000	2.4
	Total	52	$1,062,384,703	100.0%

(1)	The SoCal Portfolio Mortgage Loan (4.7%), which will be sold to the Depositor by CREFI, is part of a Loan Combination that was co-originated by CREFI and Barclays Bank PLC.

(2)	The Cross Point Mortgage Loan (2.4%) was purchased by Starwood Mortgage Capital LLC from the originator, Cantor Commercial Real Estate Lending, L.P. The Cross Point Mortgage Loan will be transferred by Starwood Mortgage Capital LLC to SMF V prior to the Closing Date, and will be sold to the Depositor by SMF V.

Morgan Stanley Bank, N.A. (“Morgan Stanley Bank”) (an affiliate of MSMCH), CREFI, Starwood Mortgage Capital LLC (“SMC”) (an affiliate of SMF V), Bank of America and Cantor Commercial Real Estate Lending, L.P. are referred to in this prospectus as the originators. Morgan Stanley Bank, CREFI, SMC and Bank of America originated 28.2%, 27.5%, 21.8% and 20.1%, respectively, of the Initial Pool Balance.

MSMCH has acquired or will acquire, on or prior to the Closing Date, the MSMCH Mortgage Loans that were originated by Morgan Stanley Bank.

SMF V has acquired or will acquire, on or prior to the Closing Date, the SMF V Mortgage Loans that were originated or acquired by SMC.

Citigroup Commercial Mortgage Securities Inc. (the “Depositor”) will acquire the Mortgage Loans from each of CREFI, MSMCH, SMF V and Bank of America (collectively, the “Sponsors”) on or about March 20, 2018 (the “Closing Date”) pursuant to a separate Mortgage Loan Purchase Agreement (as defined under “The Mortgage Loan Purchase Agreements” below) between the Depositor and each such Mortgage Loan Seller. The Depositor will cause the Mortgage Loans in the Mortgage Pool to be assigned to the Trustee pursuant to the Pooling and Servicing Agreement (as defined under “The Pooling and Servicing Agreement” below).

Certain Calculations and Definitions

This prospectus sets forth certain information with respect to the Mortgage Loans and the Mortgaged Properties. The sum in any column of the tables presented on Annex A, Annex B and Annex C to this prospectus may not equal the indicated total due to rounding. The information on Annex A, Annex B and Annex C to this prospectus with respect to the Mortgage Loans (or any Loan Combination, if applicable) and the Mortgaged Properties is based upon the Mortgage Pool as it is expected to be constituted as of the close of business on the Closing Date, assuming that (i) all scheduled principal and interest payments due on or before the Cut-off Date will be made, (ii) there will be no principal prepayments on or before the Closing Date, and (iii) each Mortgage Loan with an Anticipated Repayment Date pays in full on its related Anticipated Repayment Date. When information presented in this prospectus with respect to the Mortgaged Properties is expressed as a percentage of the Initial Pool Balance, the percentages are, in the case of multiple Mortgaged Properties securing the same Mortgage Loan, based on an allocated loan amount that has been assigned to the related Mortgaged Properties based upon one or more of the related appraised values, the relative underwritten net cash flow or prior allocations reflected in the related Mortgage Loan documents as set forth on Annex A to this prospectus. The statistics on Annex A, Annex B and Annex C to this prospectus were primarily derived from information provided to the Depositor by each Sponsor, which information may have been obtained from the borrowers.

With respect to any Split Mortgage Loan, all debt service coverage ratio, debt yield and loan-to-value ratio information presented in this prospectus is calculated and presented in a manner that reflects the aggregate indebtedness evidenced by the subject Split Mortgage Loan and any related Pari Passu Companion Loan, but without regard to any related Subordinate Companion Loan.

From time to time, a particular Mortgaged Property or portfolio of Mortgaged Properties may be identified in this prospectus by name (for example, the Extra Space - TIAA Self Storage Portfolio Mortgaged Properties); when that occurs, we are referring to the Mortgaged Property or portfolio of Mortgaged Properties identified by that name on Annex A to this prospectus. From time to time, a particular Mortgage Loan or Loan Combination may be identified in this prospectus by name (for example, the Extra Space - TIAA Self Storage Portfolio Mortgage Loan or the Extra Space - TIAA Self Storage Portfolio Loan Combination); when that occurs, we are referring to the Mortgage Loan or Loan Combination, as the case may be, secured by the Mortgaged Property or portfolio of Mortgaged Properties identified by that name on Annex A to this prospectus. From time to time, a particular Companion Loan may be identified by name (for example, an Extra Space - TIAA Self Storage Portfolio Companion Loan); when that occurs, we are referring to the (or, if applicable, an individual) Companion Loan secured by the Mortgaged Property or portfolio of Mortgaged Properties identified by that name on Annex A to this prospectus. With respect to any Split Mortgage Loan, when the name of a related Mortgaged Property or portfolio of Mortgaged Properties identified on Annex A to this prospectus (for example, Extra Space - TIAA Self Storage Portfolio) is combined with any Loan Combination-related defined term (for example, Extra Space - TIAA Self Storage Portfolio Companion Loan Holder), reference is being made to such combined term (for example, “Extra Space - TIAA Self Storage Portfolio Companion Loan Holder”) as it relates to that particular Split Mortgage Loan or the related Loan Combination as if it were so defined in this prospectus.

Unless otherwise specified or otherwise indicated by the context, any parenthetical with a percentage next to the name of a Mortgaged Property (or the name of a portfolio of Mortgaged Properties) indicates the approximate percentage (or approximate aggregate percentage) that the outstanding principal balance of the related Mortgage Loan (or, if applicable, the allocated loan amount with respect to such Mortgaged Property) represents of the Initial Pool Balance (the foregoing will also apply to the identification of multiple Mortgaged Properties by name or as a group), and any parenthetical with a percentage next to the name of a Mortgage Loan or a group of Mortgage Loans indicates the approximate percentage (or approximate aggregate percentage) that the outstanding principal balance of such Mortgage Loan or the aggregate outstanding principal balance of such group of Mortgage Loans, as applicable, represents of the Initial Pool Balance (the foregoing will also apply to the identification of multiple Mortgage Loans by name or as a group).

With respect to each Mortgaged Property, the appraisal of such Mortgaged Property, the Phase I environmental report, any Phase II environmental report and any seismic or property condition report obtained in connection with origination (each, a “Third Party Report”) were prepared prior to the date of this prospectus. The information included in the Third Party Reports may not reflect the current economic, competitive, market and other conditions with respect to the Mortgaged Properties. The Third Party Reports may be based on assumptions regarding market conditions and other matters as reflected in those Third Party Reports. The opinions of value rendered by the appraisers in the appraisals are subject to the assumptions and conditions set forth in those appraisals.

“ADR” means, for any hospitality property, average daily rate.

“Allocated Cut-off Date Loan Amount” means, in the case of Mortgage Loans secured by multiple Mortgaged Properties, the allocated Cut-off Date Balance for each Mortgaged Property based on an allocated loan amount that has been assigned to the related Mortgaged Properties based upon the related Mortgage Loan documents or one or more of the related appraised values, the relative underwritten net cash flow or prior allocations reflected in the related Mortgage Loan documents; provided that with respect to any Loan Combination secured by a portfolio of Mortgaged Properties, the Allocated Cut-off Date Loan Amount represents only the pro rata portion of the related Mortgage Loan principal balance amount relative to the related Loan Combination principal balance. Information presented in this prospectus (including Annex A and Annex B) with respect to the Mortgaged Properties expressed as a percentage of the Initial Pool Balance reflects the Allocated Cut-off Date Loan Amount allocated to such Mortgaged Property as of the Cut-off Date.

“Annual Debt Service” means, for any Mortgage Loan or Companion Loan, the current annualized debt service payable on such Mortgage Loan or Companion Loan as of March 2018 (or, in the case of any Mortgage Loan or Companion Loan that has its first Due Date subsequent to March 2018, the anticipated annualized debt service payable on such Mortgage Loan or Companion Loan as of March 2018); provided that with respect to each Mortgage Loan with a partial interest-only period, the Annual Debt Service is calculated based on the debt service due under such Mortgage Loan during the amortization period.

“Appraised Value” means, for each of the Mortgaged Properties and any date of determination, the most current appraised value of such Mortgaged Property as determined by an appraisal of the Mortgaged Property and in accordance with MAI standards, as set forth under “Appraised Value” on Annex A to this prospectus. With respect to each Mortgaged Property, the Appraised Value set forth in this prospectus and on Annex A or Annex B to this prospectus is an “as-is” appraised value, unless otherwise specified below, and is in each case as determined by an appraisal made not more than 6 months prior to the origination date of the related Mortgage Loan, as described under “Appraisal Date” on Annex A to this prospectus. For the Appraised Values on a property-by-property basis, see Annex A to this prospectus and the related footnotes.

In the following cases, the Appraised Value set forth in this prospectus and on Annex A or Annex B to this prospectus is not the “as-is” appraised value, but is instead calculated based on the condition(s) set forth below, or reflects the “as-is” appraised value for the entire portfolio of Mortgaged Properties, which represents more than the sum of the “as-is” appraised value of the individual Mortgaged Properties:

●	With respect to the Extra Space - TIAA Self Storage Portfolio Mortgage Loan (9.9%), the Appraised Value is the “as-is portfolio” appraised value of $394,160,000, which reflects a 10.1% premium attributed to the value of the related Mortgaged Properties as a whole. The sum of the “as-is” appraised values of each of the Mortgaged Properties on an individual basis is $357,990,000.

●	With respect to The SoCal Portfolio Mortgage Loan (4.7%), the Appraised Value of the Ming Office Park Mortgaged Property reflects an assumption that Stantec Consulting Svcs, Inc. (“Stantec”) renews its lease expiring on March 31, 2018 of 52,041 square feet at the Mortgaged Property on substantially similar terms as the existing lease. Stantec has executed a renewal of its lease through March 31, 2023 for 25,203 square feet of the related Mortgaged Property.

●	With respect to the Westin Tysons Corner Mortgage Loan (4.5%), the Appraised Value of $79,000,000 represents the “hypothetical market value as-is” of the Mortgaged Property, which assumes that the contemplated PIP renovations were completed on January 1, 2018. The “as-is” appraised value of the Mortgaged Property (without taking into account such assumption) is $69,500,000.

●	With respect to the Extra Space Self Storage Portfolio Mortgage Loan (4.0%), the Appraised Value is the “as-is portfolio” appraised value of $299,250,000, which reflects a 5.9% premium attributed to the value of the related Mortgaged Properties as a whole. The sum of the “as-is” appraised values of each of the Mortgaged Properties on an individual basis is $282,650,000.

●	With respect to the 2301 Renaissance Boulevard Mortgage Loan (2.7%), the Appraised Value of $50,930,000 represents the “hypothetical market value as is”, which assumes that a rent abatement granted to the sole tenant of the Mortgaged Property has expired. Such rent abatement is scheduled to expire on September 11, 2018. The “as-is” appraised value of the Mortgaged Property (without taking into account such assumption) is $48,400,000.

●	With respect to the Stor-All New Orleans Portfolio Mortgage Loan (2.2%), the Appraised Value is the “as-portfolio” appraised value of $39,570,000, which reflects a 4.5% premium attributed to the value of the related Mortgaged Properties as a whole. The sum of the “as-is” appraised values of each of the Mortgaged Properties on an individual basis is $37,850,000.

●	With respect to the Fort Knox Executive Park Mortgage Loan (1.8%), the Appraised Value of $56,800,000 represents the “hypothetical market value as-is” of the Mortgaged Property, which assumes that tenant costs and capital work related to improvements for the American Health Care Association’s lease have been completed. The “as-is” appraised value of the Mortgaged Property (without taking into account such assumption) is $54,400,000.

●	With respect to the Courtyard Reno Mortgage Loan (1.6%), the Appraised Value represents the “as complete” appraised value as of January 1, 2020, which is inclusive of an approximately $4,200,000 PIP. The “as-is” appraised value of the Mortgaged Property (without taking into account such PIP) is $21,600,000.

“ARD” means, with respect to any Mortgage Loan or Companion Loan, any related Anticipated Repayment Date.

“Balloon Balance” means, with respect to any Mortgage Loan or Companion Loan, the principal balance scheduled to be due on such Mortgage Loan or Companion Loan at maturity or any related Anticipated Repayment Date assuming that all monthly debt service payments are timely received and there are no prepayments or defaults.

“Crossed Group” means each group of Mortgage Loans in the Mortgage Pool that are cross-collateralized and cross-defaulted with each other (either individually or as part of a Pari Passu Loan Combination), if any. Each Crossed Group, if any, is identified by a separate letter on Annex A to this prospectus.

“Cut-off Date LTV Ratio” or “Cut-off Date Loan-to-Value Ratio” generally means, with respect to any Mortgage Loan, the ratio, expressed as a percentage of (1) the Cut-off Date Balance of that Mortgage Loan set forth on Annex A to this prospectus divided by (2) the Appraised Value of the related Mortgaged Property or portfolio of Mortgaged Properties set forth on Annex A to this prospectus, except as set forth below:

●	with respect to any Split Mortgage Loan with a Pari Passu Companion Loan, the calculation of the Cut-off Date LTV Ratio is based on the aggregate principal balance of such Split Mortgage Loan and the related Pari Passu Companion Loan(s);

●	with respect to any Split Mortgage Loan with a Subordinate Companion Loan, the calculation of the Cut-off Date LTV Ratio does not include the principal balance of the related Subordinate Companion Loan(s), unless otherwise indicated; and

●	with respect to each Mortgage Loan secured by the Mortgaged Properties or portfolio of Mortgaged Properties identified in the table below, the Cut-off Date LTV Ratio was calculated using the related Appraised Value set forth on Annex A to this prospectus, which is subject to certain adjustments and/or assumptions as described under the definition of “Appraised Value” above:

Mortgaged Property Name	Approx. % of Initial Pool Balance	Cut-off Date LTV Ratio (Appraised Value)	Appraised Value	Cut-off Date LTV Ratio (Unadjusted “as-is” appraised value) (1)	Unadjusted “as-is” appraised value(1)
Extra Space - TIAA Self Storage Portfolio	9.9%	58.1%	$394,160,000	64.0%	$357,990,000
Westin Tysons Corner	4.5%	60.8%	$79,000,000	69.1%	$69,500,000
Extra Space Self Storage Portfolio	4.0%	65.0%	$299,250,000	68.8%	$282,650,000
2301 Renaissance Boulevard	2.7%	56.9%	$50,930,000	59.9%	$48,400,000
Stor-All New Orleans Portfolio	2.2%	59.4%	$39,570,000	62.1%	$37,850,000
Fort Knox Executive Park	1.8%	61.6%	$56,800,000	64.3%	$54,400,000
Courtyard Reno	1.6%	63.3%	$27,200,000	79.8%	$21,600,000

(1)	Reflects the Appraised Value set forth on Annex A to this prospectus, discounting the adjustments and/or assumptions with respect to such Mortgage Loans set forth in the definition of “Appraised Value” above.

●	with respect to each Mortgage Loan secured by the Mortgaged Properties or portfolio of Mortgaged Properties identified in the table below, the Cut-off Date LTV Ratio was calculated based on the related Cut-off Date Balance less a related earnout or holdback reserve, divided by the related Appraised Value set forth on Annex A to this prospectus:

Mortgaged Property Name	Approx. % of Initial Pool Balance	Unadjusted Cut-off Date LTV Ratio	Earnout or Holdback Amount	Cut-off Date LTV Ratio
Wrigleyville Hotel Portfolio	2.3%	54.6%	$750,000	52.9%

“Debt Yield on Underwritten Net Cash Flow” or “Debt Yield on Underwritten NCF” means, with respect to any Mortgage Loan, the related Underwritten Net Cash Flow divided by the Cut-off Date Balance of that Mortgage Loan, except as set forth below:

●	with respect to any Split Mortgage Loan with a Pari Passu Companion Loan, the calculation of the Debt Yield on Underwritten Net Cash Flow is based on the aggregate principal balance of such Split Mortgage Loan and the related Pari Passu Companion Loan(s); and

●	with respect to any Split Mortgage Loan with a Subordinate Companion Loan, the calculation of the Debt Yield on Underwritten Net Cash Flow does not include the principal balance of the related Subordinate Companion Loan(s).

●	with respect to each Mortgage Loan secured by the Mortgaged Properties or portfolio of Mortgaged Properties identified in the table below, the Debt Yield on Underwritten Net Cash Flow was calculated based on the related Underwritten Net Cash Flow divided by the related Cut-off Date Balance less a related earnout or holdback reserve:

Mortgaged Property Name	Approx. % of Initial Pool Balance	Unadjusted Debt Yield on Underwritten NCF	Earnout or Holdback Amount	Debt Yield on Underwritten NCF
Wrigleyville Hotel Portfolio	2.3%	10.0%	$750,000	10.4%

“Debt Yield on Underwritten Net Operating Income” or “Debt Yield on Underwritten NOI” means, with respect to any Mortgage Loan, the related Underwritten Net Operating Income divided by the Cut-off Date Balance of that Mortgage Loan, except as set forth below:

●	with respect to any Split Mortgage Loan with a Pari Passu Companion Loan, the calculation of the Debt Yield on Underwritten Net Operating Income is based on the aggregate principal balance of such Split Mortgage Loan and the related Pari Passu Companion Loan(s);

●	with respect to any Split Mortgage Loan with a Subordinate Companion Loan, the calculation of the Debt Yield on Underwritten Net Operating Income does not include the principal balance of the related Subordinate Companion Loan(s); and

●	with respect to each Mortgage Loan secured by the Mortgaged Properties or portfolio of Mortgaged Properties identified in the table below, the Debt Yield on Underwritten Net Operating Income was calculated based on the related Underwritten Net Operating Income divided by the related Cut-off Date Balance less a related earnout or holdback reserve:

Mortgaged Property Name	Approx. % of Initial Pool Balance	Unadjusted Debt Yield on Underwritten NOI	Earnout or Holdback Amount	Debt Yield on Underwritten NOI
Wrigleyville Hotel Portfolio	2.3%	11.3%	$750,000	11.6%

“DSCR,” “Debt Service Coverage Ratio,” “Cut-off Date DSCR”, “Underwritten NCF DSCR” or “UW NCF DSCR” generally means, for any Mortgage Loan, the ratio of Underwritten Net Cash Flow produced by the related Mortgaged Property or Mortgaged Properties to the aggregate amount of the Annual Debt Service, except as set forth below:

●	with respect to any Split Mortgage Loan with a Pari Passu Companion Loan, the calculation of the DSCR is based on the Annual Debt Service that is due in connection with such Split Mortgage Loan and the related Pari Passu Companion Loan(s); and

●	with respect to any Split Mortgage Loan with a Subordinate Companion Loan, the calculation of DSCR does not include the monthly debt service that is due in connection with the Subordinate Companion Loan(s), unless expressly stated otherwise.

“Hard Lockbox” means an account into which either (i) the related borrower is required to direct the tenants to pay rents directly to a lockbox account controlled by the lender, or (ii) in the case of hospitality, mixed use, multifamily and manufactured housing community properties, all credit card receivables, cash, checks and “over the counter” receipts are required to be deposited into a lockbox account controlled by the lender either directly (in the case of credit card receivables for certain properties) or by an unaffiliated property manager; provided, that in the case of certain flagged hospitality properties, such unaffiliated property manager may instead be required to deposit only the portion of such revenue that is payable to the borrower, which may be net of hotel reserves, management fees and operating expenses that are payable to the property manager.

“In-Place Cash Management” means, for funds directed into a lockbox, such funds are generally not made immediately available to the related borrower, but instead are forwarded to a cash management account controlled by the lender and the funds are disbursed according to the related Mortgage Loan documents with any excess remitted to the related borrower or master tenant (unless an event of default or one or more specified trigger events under the related Mortgage Loan documents have occurred and are outstanding) generally on a daily basis.

“Largest Tenant” means, with respect to any Mortgaged Property, the tenant occupying the largest amount of net rentable square footage.

“Largest Tenant Lease Expiration” means the date at which the applicable Largest Tenant’s lease is scheduled to expire.

“Loan Per Unit” means the principal balance per unit of measure as of the Cut-off Date.

“Maturity Date/ARD LTV Ratio”, “Maturity Date/ARD Loan-to-Value Ratio” or “LTV Ratio at Maturity/ARD” means, with respect to any Mortgage Loan, the ratio, expressed as a percentage of (1) the Balloon Balance of a Mortgage Loan as adjusted to give effect to the amortization of the applicable Mortgage Loan as of its maturity date, assuming no prepayments or defaults, divided by (2) the Appraised Value of the related Mortgaged Property or portfolio of Mortgaged Properties shown on Annex A to this prospectus, except as set forth below:

●	with respect to any Split Mortgage Loan with a Pari Passu Companion Loan, the calculation of the Maturity Date/ARD LTV Ratio is based on the aggregate Balloon Balance at maturity of such Split Mortgage Loan and the related Pari Passu Companion Loan(s);

●	with respect to any Split Mortgage Loan with a Subordinate Companion Loan, the calculation of the Maturity Date/ARD LTV Ratio does not include the principal balance of the related Subordinate Companion Loan(s), unless otherwise indicated; and

●	with respect to each Mortgage Loan secured by the Mortgaged Properties or portfolio of Mortgaged Properties identified in the table below, the Maturity Date/ARD LTV Ratio was calculated using the related Appraised Value set forth on Annex A to this prospectus; which is subject to certain adjustments and/or assumptions as described under the definition of “Appraised Value” above:

Mortgaged Property Name	Approx. % of Initial Pool Balance	Maturity Date/ARD LTV Ratio (“Appraised Value”)	Appraised Value	Maturity Date/ARD LTV Ratio (Unadjusted “as-is” appraised value)(1)	Unadjusted “as-is” appraised value(1)
Extra Space - TIAA Self Storage Portfolio	9.9%	58.1%	$394,160,000	64.0%	$357,990,000
Westin Tysons Corner	4.5%	50.5%	$79,000,000	57.5%	$69,500,000
Extra Space Self Storage Portfolio	4.0%	65.0%	$299,250,000	68.8%	$282,650,000
2301 Renaissance Boulevard	2.7%	56.9%	$50,930,000	59.9%	$48,400,000
Stor-All New Orleans Portfolio	2.2%	59.4%	$39,570,000	62.1%	$37,850,000
Fort Knox Executive Park	1.8%	46.3%	$56,800,000	48.3%	$54,400,000
Courtyard Reno	1.6%	59.2%	$27,200,000	74.6%	$21,600,000

(1)	Reflects the Appraised Value set forth on Annex A to this prospectus, discounting the adjustments and/or assumptions with respect to such Mortgage Loans set forth in the definition of “Appraised Value” above.

We cannot assure you that the value of any particular Mortgaged Property will not have declined from the Appraised Value shown on Annex A to this prospectus. No representation is made that any Appraised Value presented in this prospectus would approximate either the value that would be determined in a current appraisal of the Mortgaged Property or the amount that would be realized upon a sale of the Mortgaged Property.

“Most Recent NOI” and “Trailing 12 NOI” (which is for the period ending as of the date specified on Annex A to this prospectus) is the net operating income for a Mortgaged Property as established by information provided by the borrowers, except that in certain cases such net operating income has been adjusted by removing certain non-recurring expenses and revenue or by certain other normalizations. Most Recent NOI and Trailing 12 NOI do not necessarily reflect accrual of certain costs such as taxes and capital expenditures and do not reflect non-cash items such a depreciation or amortization. In some cases, capital expenditures may have been treated by a borrower as an expense or expenses treated as capital expenditures. Most Recent NOI and Trailing 12 NOI were not necessarily determined in accordance with generally accepted accounting principles. Moreover, Most Recent NOI and Trailing 12 NOI are not a substitute for net income determined in accordance with generally accepted accounting principles as a measure of the results of a property’s operations or a substitute for cash flows from operating activities determined in accordance with generally accepted accounting principles as a measure of liquidity and in certain cases may reflect partial year annualizations.

“Occupancy” means, unless the context clearly indicates otherwise, (i) in the case of multifamily rental, manufactured housing community and mixed use (to the extent the related Mortgaged Property includes multifamily or manufactured housing community space) properties, the percentage of rental Units or Pads, as applicable, that are rented as of the Occupancy Date; (ii) in the case of office, retail, mixed use (to the extent the related Mortgaged Property includes office, retail, industrial or storage space), industrial and self storage properties, the percentage of the net rentable square footage rented as of the Occupancy Date (subject to, in the case of certain Mortgage Loans, one or more of the additional leasing assumptions); and (iii) in the case of hospitality properties, the percentage of available Rooms occupied for the trailing 12-month period ending on the Occupancy Date. In some cases, occupancy was calculated based on assumptions regarding occupancy, such as the assumption that a certain tenant at the Mortgaged Property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy on a future date generally expected to occur within twelve months of the Cut-off Date; assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the related Mortgaged Property; in some cases, assumptions regarding leases under negotiation being executed; in some cases, assumptions regarding tenants taking additional space in the future if currently committed to do so or, in some cases, the exclusion of dark tenants, tenants with material aged receivables, tenants that may have already given notice to vacate their space, bankrupt tenants that have not yet affirmed their lease and certain additional leasing assumptions. See the footnotes to Annex A to this prospectus for additional occupancy assumptions. We cannot assure you that the assumptions made with respect to any Mortgaged Property will, in fact, be consistent with that Mortgaged Property’s actual occupancy. See “—Tenant Issues” below.

“Occupancy Date” means the date of determination of the Occupancy of a Mortgaged Property.

“Original Balance” means the principal balance of the Mortgage Loan as of the date of origination.

“Prepayment Penalty Description” or “Prepayment Provision” means the number of payments from the first due date through and including the maturity date or Anticipated Repayment Date, as applicable, for which a Mortgage Loan is, as applicable, (i) locked out from prepayment, (ii) provides for payment of a prepayment premium or yield maintenance charge in connection with a prepayment, (iii) permits defeasance and/or (iv) permits prepayment without a payment of a prepayment premium or a yield maintenance charge.

“Related Group” identifies each group of Mortgage Loans in the Mortgage Pool with borrower sponsors affiliated with other borrower sponsors in the Mortgage Pool. Each Related Group is identified by a separate number on Annex A to this prospectus.

“RevPAR” means, with respect to any hospitality property, revenues per available room.

“Soft Lockbox” means an account into which either (i) the related borrower is required to deposit, or cause the property manager to deposit, all rents collected into a lockbox account (rather than tenants directly depositing such amounts), or (ii) in the case of hospitality, mixed use, multifamily and manufactured housing community properties, all credit card receivables, cash, checks and “over the counter” receipts are deposited into a lockbox account by the borrower or an affiliated property manager (rather than credit card companies directly depositing credit card receivables); provided, that in the case of certain flagged hospitality properties, such affiliated property manager may instead be required to deposit only the portion of such revenue that is payable to the borrower, which may be net of hotel reserves, management fees and operating expenses that are payable to the property manager.

“Soft Springing Lockbox” means an account initially established as a Soft Lockbox; provided, that upon the occurrence of an event of default or one or more specified trigger events under the related Mortgage Loan documents, the lockbox account converts to a Hard Lockbox.

“Springing Cash Management” means, until the occurrence of an event of default or one or more specified trigger events under the Mortgage Loan documents, revenue from the lockbox account is forwarded to an account controlled by the related borrower (or master tenant) or is otherwise made available to the related borrower (or master tenant). Upon the occurrence of an event of default or such a trigger event, the Mortgage Loan documents require the related revenue to be forwarded to a cash management account controlled by the lender and the funds are disbursed according to the related Mortgage Loan documents.

“Springing Lockbox” means a lockbox that is not currently in place, but the related Mortgage Loan documents require the imposition of a lockbox account upon the occurrence of an event of default or one or more specified trigger events under the related Mortgage Loan documents.

“Underwritten Expenses” with respect to any Mortgage Loan or Mortgaged Property, means an estimate of operating expenses, as determined by the related Sponsor and generally derived from historical expenses at the Mortgaged Property, the borrower’s budget or appraiser’s estimate, in some cases adjusted for significant occupancy increases and a market-rate management fee. We cannot assure you that the assumptions made with respect to any Mortgaged Property will, in fact, be consistent with that Mortgaged Property’s actual performance.

“Underwritten Net Cash Flow,” “Net Cash Flow” or “Underwritten NCF” with respect to any Mortgage Loan or Mortgaged Property, means cash flow available for debt service, generally equal to the Underwritten NOI decreased by an amount that the related Sponsor has determined for tenant improvements and leasing commissions and/or replacement reserves for capital items. Underwritten NCF does not reflect debt service or non-cash items such as depreciation or amortization.

The Underwritten Net Cash Flow for each Mortgaged Property is calculated on the basis of numerous assumptions and subjective judgments (including, but not limited to, with respect to future occupancy and rental rates), which, if ultimately proved erroneous, could cause the actual net cash flow for the Mortgaged Property to differ materially from the Underwritten Net Cash Flow set forth in this prospectus. In some cases, historical net cash flow for a particular Mortgaged Property, and/or the net cash flow assumed by the applicable appraiser in determining the Appraised Value of the Mortgaged Property, may be less (and, perhaps, materially less) than the Underwritten Net Cash Flow shown in this prospectus for such Mortgaged Property. No representation is made as to the future cash flows of the Mortgaged Properties, nor are the Underwritten Net Cash Flows set forth in this prospectus intended to represent such future cash flows. See “Risk Factors—Underwritten Net Cash Flow Could Be Based on Incorrect or Failed Assumptions”.

“Underwritten Net Operating Income” or “Underwritten NOI” with respect to any Mortgage Loan or Mortgaged Property, means Underwritten Revenues less Underwritten Expenses, as both are determined by the related Sponsor, based in part upon borrower supplied information (including but not limited to a rent roll, leases, operating statements and budget) for a recent period which is generally the 12 months prior to the origination date or acquisition date of the Mortgage Loan (or Loan Combination, if applicable), adjusted for specific property, tenant and market considerations. Historical operating statements may not be available for newly constructed Mortgaged Properties, Mortgaged Properties with triple net leases, Mortgaged Properties that have recently undergone substantial renovations and/or newly acquired Mortgaged Properties.

The Underwritten NOI for each Mortgaged Property is calculated on the basis of numerous assumptions and subjective judgments (including, but not limited to, with respect to future occupancy and rental rates), which, if ultimately proved erroneous, could cause the actual net operating income for the Mortgaged Property to differ materially from the Underwritten NOI set forth in this prospectus. In some cases, historical net operating income for a particular Mortgaged Property, and/or the net operating income assumed by the applicable appraiser in determining the Appraised Value of the Mortgaged Property, may be less (and, perhaps, materially less) than the Underwritten NOI shown in this prospectus for such Mortgaged Property. No representation is made as to the future cash flows of the Mortgaged Properties, nor is the Underwritten NOI set forth in this prospectus intended to represent such future cash flows.

“Underwritten Revenues” or “Underwritten EGI” with respect to any Mortgage Loan or Mortgaged Property, means an estimate of operating revenues, as determined by the related Sponsor and generally derived from the rental revenue (which may include rental revenue related to reimbursement of tenant improvements and leasing commissions) based on leases in place, leases that have been executed but the tenant is not yet paying rent, month-to-month leases (based on current rent roll and annualized), leases that are being negotiated and expected to be signed, additional space that a tenant has committed to take and in certain cases contractual rent steps generally within 12 months following the Cut-off Date, in certain cases certain appraiser estimates of rental income, and in some cases adjusted downward to market rates, with vacancy rates equal to the Mortgaged Property’s historical rate, current rate, market rate or an assumed vacancy as determined by the related Sponsor; plus any additional recurring revenue fees. Additionally, in determining rental revenue for multifamily rental, self storage and manufactured housing community properties, the related Sponsor either reviewed rental revenue shown on the certified rolling 12-month operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or recent partial year operating statements with respect to the prior 1- to 12-month periods or in some cases may have relied on information provided in the appraisal for market rental rates and vacancy. In certain cases, with respect to Mortgaged Properties with leases with rent increases or rent decreases during the term of the related Mortgage Loan, Underwritten Revenues were based on the average rent over the term of the Mortgage Loan. In some cases the related Sponsor included revenue otherwise payable by a tenant but for the existence of an initial “free rent” period or a permitted rent abatement while the leased space is built out or one or more months or periods of rent abatements during the lease term. See “—Tenant Issues” below.

“Units,” “Rooms,” or “Pads” means, respectively, (a) in the case of a Mortgaged Property operated as a multifamily property, the number of apartments, regardless of the size of or number of rooms in such apartment, (b) in the case of a Mortgaged Property that is a hospitality property, the number of guest rooms, or (c) in the case of a Mortgaged Property that is a manufactured housing community property, the number of pads.

“Weighted Average Mortgage Rate” means the weighted average of the Mortgage Rates as of the Cut-off Date.

Statistical Characteristics of the Mortgage Loans

Overview

General Mortgage Loan Characteristics
(As of the Cut-off Date, unless otherwise indicated)

All Mortgage Loans
Initial Pool Balance(1)	$1,062,384,703
Number of Mortgage Loans	52
Number of Mortgaged Properties	142
Number of Crossed Groups	0
Crossed Groups as a percentage of Initial Pool Balance	0.0%
Range of Cut-off Date Balances	$2,000,000 to $105,000,000
Average Cut-off Date Balance	$20,430,475
Range of Mortgage Rates	4.07300% to 5.89000%
Weighted Average Mortgage Rate	4.69063%
Range of original terms to Maturity Date/ARD(2)	60 months to 120 months
Weighted average original term to Maturity Date/ARD(2)	116 months
Range of Cut-off Date remaining terms to Maturity Date/ARD(2)	58 months to 120 months
Weighted average Cut-off Date remaining term to Maturity Date/ARD(2)	115 months
Range of original amortization terms(3)	180 months to 360 months
Weighted average original amortization term(3)	351 months
Range of remaining amortization terms(3)	179 months to 360 months
Weighted average remaining amortization term(3)	351 months
Range of Cut-off Date LTV Ratios(4)(5)	27.9% to 74.1%
Weighted average Cut-off Date LTV Ratio(4)(5)	60.1%
Range of Maturity Date/ARD LTV Ratios(2)(4)(5)	25.0% to 66.8%
Weighted average Maturity Date/ARD LTV Ratio(2)(4)(5)	54.9%
Range of UW NCF DSCR(4)(6)	1.17x to 3.31x
Weighted average UW NCF DSCR(4)(6)	1.80x
Range of Debt Yield on Underwritten NOI(4)(7)	7.4% to 22.5%
Weighted average Debt Yield on Underwritten NOI(4)(7)	10.8%
Percentage of Initial Pool Balance consisting of:
Interest Only	43.8%
Amortizing Balloon	22.4%
Interest Only, then Amortizing Balloon	33.8%
Percentage of Initial Pool Balance consisting of:
Mortgaged Properties with single tenants	8.8%
Mortgage Loans with mezzanine debt	0.9%
Mortgage Loans with subordinate debt	3.8%

(1)	Subject to a permitted variance of plus or minus 5%.

(2)	Unless otherwise indicated, Mortgage Loans with Anticipated Repayment Dates are presented as if they were to mature on the related Anticipated Repayment Date. None of the Mortgage Loans being contributed to the Issuing Entity has an Anticipated Repayment Date.

(3)	Does not include any Mortgage Loan that pays interest-only until its maturity date or Anticipated Repayment Date.

(4)	The Cut-off Date LTV Ratio, Maturity Date/ARD LTV Ratio, UW NCF DSCR and Debt Yield on Underwritten NOI for each Mortgage Loan are presented in this prospectus (i) if such Mortgage Loan is part of a Loan Combination, based on both that Mortgage Loan and any related Pari Passu Companion Loan(s) but, unless otherwise specifically indicated, without regard to any related Subordinate Companion Loan(s), and (ii) unless otherwise specifically indicated, without regard to any other indebtedness (whether or not secured by the related Mortgaged Property, ownership interests in the related borrower or otherwise) that currently exists or that may be incurred by the related borrower or its owners in the future.

(5)	The Cut-off Date LTV Ratio and Maturity Date/ARD LTV Ratio for each Mortgage Loan are generally based on the “as-is” Appraised Values (as set forth on Annex A to this prospectus) of the related Mortgaged Properties, provided that (a) the “as-is” Appraised Value for a portfolio of Mortgaged Properties may include a premium relating to the valuation of the portfolio of Mortgaged Properties as a whole rather than as the sum of individually valued Mortgaged Properties or (b) such loan-to-value ratios may be calculated based on (i) “as-stabilized” or similar values for a Mortgaged Property in certain cases where the completion of certain hypothetical conditions or other events at the Mortgaged Property are assumed and/or where reserves have been established at origination to satisfy the applicable condition or event that is expected to occur, or (ii) the “as-is” Appraised Value for a Mortgaged Property plus a property improvement reserve, which has been established at origination of the related Mortgage Loan, or (iii) the Cut-off Date Balance or Balloon Balance, as applicable, net of a related earnout or holdback reserve, in each case as further described in the definitions of “Appraised Value”, “Cut-off Date LTV Ratio” and “Maturity Date/ARD LTV Ratio” under “—Certain Calculations and Definitions”. In addition, the “as-is” Appraised Values (as set forth on Annex A to this prospectus) of certain Mortgaged Properties have been adjusted based on certain assumptions (or extraordinary assumptions) including that certain hypothetical conditions have been satisfied or that certain budgeted costs for pending renovations are fully escrowed, as further described in the definition of “Appraised Value” under “—Certain Calculations and Definitions”. The weighted average Cut-off Date LTV Ratio and Maturity Date/ARD LTV Ratio for the Mortgage Pool using only unadjusted “as-is” Appraised Values and the Cut-off Date Balance or Balloon Balance (as applicable) of each Mortgage Loan, and without regard to portfolio premiums or making any of the adjustments and/or assumptions described in the definitions of “Appraised Value”, “Cut-off Date LTV Ratio” and/or “Maturity Date/ARD LTV Ratio” under “—Certain Calculations and Definitions”, are 61.7% and 56.4%, respectively.

(6)	The UW NCF DSCR for each Mortgage Loan is generally calculated by dividing the Underwritten NCF for the related Mortgaged Property or Mortgaged Properties by the Annual Debt Service for such Mortgage Loan, as adjusted in the case of Mortgage Loans with a partial interest only period by using the first 12 amortizing payments due instead of the actual interest only payment due; provided, that with respect to any Mortgage Loan structured with an economic holdback reserve, the UW NCF DSCR for such Mortgage Loan may be calculated based on the Annual Debt Service that would be in effect for such Mortgage Loan assuming that the related Cut-off Date Balance is net of the related economic holdback reserve. See the definition of “UW NCF DSCR” under “—Certain Calculations and Definitions”.

(7)	The Debt Yield on Underwritten NOI for each Mortgage Loan is generally calculated as the Underwritten NOI for the related Mortgaged Property or Mortgaged Properties divided by the related Cut-off Date Balance of such Mortgage Loan, and the Debt Yield on Underwritten NCF for each Mortgage Loan is generally calculated as the Underwritten NCF for the related Mortgaged Property or Mortgaged Properties divided by the related Cut-off Date Balance of such Mortgage Loan; provided, that with respect to any Mortgage Loan with an earnout or economic holdback reserve, the Debt Yield on Underwritten NOI and Debt Yield on Underwritten NCF for such Mortgage Loan may be calculated based on the related Cut-off Date Balance net of the related earnout or economic holdback reserve. See the definitions of “Debt Yield on Underwritten NOI” and “Debt Yield on Underwritten NCF” under “—Certain Calculations and Definitions”.

See “—Certain Calculations and Definitions” for important general and specific information regarding the manner of calculation of the underwritten debt service coverage ratios, underwritten debt yield ratios and loan-to-value ratios.

All of the Mortgage Loans (and Loan Combination(s)) are expected to have substantial remaining principal balances as of their respective maturity dates or Anticipated Repayment Dates, as applicable. This includes 20 Mortgage Loans (43.8%) that pay interest-only for their entire terms through their respective maturity dates or Anticipated Repayment Dates, as applicable, 20 Mortgage Loans (33.8%) that pay interest-only for a portion of their respective terms, and 12 Mortgage Loans (22.4%) that pay principal and interest for their entire terms.

Property Types

The table below shows the property type concentrations of the Mortgaged Properties:

Property Type Distribution(1)

Mortgaged Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Office	20	$279,665,327	26.3%
Suburban	17	197,665,327	18.6
CBD	3	82,000,000	7.7

Retail	27	$278,804,818	26.2%
Anchored	12	177,913,679	16.7
Lifestyle Center	1	37,000,000	3.5
Unanchored	10	36,627,351	3.4
Regional Mall	1	17,500,000	1.6
Single Tenant Retail	2	9,000,000	0.8
Shadow Anchored	1	763,788	0.1

Self Storage	64	$199,550,000	18.8%

Hospitality	7	$116,991,622	11.0%
Limited Service	5	54,166,622	5.1
Full Service	1	48,000,000	4.5
Extended Stay	1	14,825,000	1.4

Industrial	10	$81,762,367	7.7%
Flex	8	60,709,598	5.7
Warehouse/Distribution	2	21,052,769	2.0

Mixed Use	7	$78,400,569	7.4%
Parking/Retail	2	45,700,000	4.3
Office/Education	1	18,500,000	1.7
Office/Retail	2	7,332,176	0.7
Retail/Education	1	3,543,393	0.3
Multifamily/Retail	1	3,325,000	0.3

Multifamily (Garden)	6	$25,210,000	2.4%

Manufactured Housing	1	$2,000,000	0.2%

Total	124	$1,062,384,703	100.0%

(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts as set forth on Annex A to this prospectus.

Office Properties

Twenty (20) office properties (26.3%) secure, in whole or in part, ten (10) of the Mortgage Loans. A large number of factors may adversely affect the operation and value of office properties. See “Risk Factors—The Types of Properties That Secure the Mortgage Loans Present Special Risks—General—Office Properties”.

Certain of the office Mortgaged Properties may have specialty use tenants, such as dental or medical offices, physical therapy facilities (including aquatic physical therapy facilities), emergency room facilities, urgent care facilities, data centers, long-term care facilities, restaurants, fitness centers, schools/classrooms, bank branches, concert halls, rooftop cell towers and/or parking garages, as part of the Mortgaged Property. These Mortgaged Properties and the related leased space may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason. See “—Statistical Characteristics of the Mortgage Loans—Specialty Use Concentrations” below and “Risk Factors—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

With respect to the One Newark Center Mortgage Loan (3.0%), the General Services Administration of the United States leases approximately 26.0% of the net rentable square footage at the Mortgaged Property, through several leases, with space occupied by the Internal Revenue Service, Department of Housing and Urban Development and Department of Justice. If the Mortgaged Property is transferred, the leases require the United States and the transferee to enter into a novation agreement; however, if the United States determines that recognizing the transferee as landlord is not in its interest, it may continue to hold the transferor liable for performance of obligations under the lease. The United States’ obligation to pay rent to the transferee would be suspended until government transfer procedures are completed, and the United States has determined that recognizing the transferee is in its interest. Such provisions may delay or impede the ability of the lender to realize upon the Mortgaged Property following a default. In connection with the acquisition of the Mortgaged Property by the borrower, the borrower is in the process of seeking the required novation agreement from the General Services Administration of the United States; however, such novation agreement has not yet been entered into. The borrower may be subject to certain requirements regarding management of the Mortgaged Property and the borrower required by certain United States agencies in connection with the acquisition of the Mortgaged Property by the borrower.

Retail Properties

Twenty-seven (27) retail properties (26.2%) secure, in whole or in part, fifteen (15) of the Mortgage Loans. A large number of factors may adversely affect the operation and value of retail properties. See “Risk Factors—The Types of Properties That Secure the Mortgage Loans Present Special Risks—General—Retail Properties”.

The presence or absence of an “anchor tenant” or a “shadow anchor tenant” in or near a retail property also can be important because anchors play a key role in generating customer traffic and making a center desirable for other tenants. See “Risk Factors—The Types of Properties That Secure the Mortgage Loans Present Special Risks—General—Retail Properties”.

Certain of the retail properties may have specialty use tenants, such as dental or medical offices, hospitals, diagnostic laboratories, physical therapy facilities (including aquatic physical therapy facilities), restaurants, fitness centers, dry cleaners, gas stations, hair salons, arcades, churches, schools/classrooms, concert halls, performance studios, movie theaters, data centers and/or parking garages as part of the Mortgaged Property. These Mortgaged Properties and the related leased space may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason. See “—Statistical Characteristics of the Mortgage Loans—Specialty Use Concentrations” below and “Risk Factors—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

In addition, the development of certain properties (other than the Mortgaged Properties) that have tenants that operate as part of the same chain of stores as, or are otherwise in direct competition with, the tenants at the Mortgaged Properties may be planned or imminent in the vicinity of the Mortgaged Properties. Such tenants may compete with tenants at the retail Mortgaged Properties, and thereby have an adverse effect on the cash flow at any affected Mortgaged Property.

Self Storage Properties

Sixty-four (64) self storage properties (18.8%) secure, in whole or in part, five (5) of the Mortgage Loans. A large number of factors may adversely affect the operation and value of self storage properties. See “Risk Factors—The Types of Properties That Secure the Mortgage Loans Present Special Risks—General—Warehouse, Mini-Warehouse and Self Storage Facilities”.

Certain self storage properties also derive a portion of their Underwritten Revenue from one or more of (a) rent derived from storage spaces used primarily for office and/or warehouse use located at the related Mortgaged Property, (b) rent derived from truck rentals located at the Mortgaged Property, (c) rent derived from on-site apartments leased out to third parties, (d) rent derived from cell tower and/or antenna leases, (e) rent derived from leasing billboard space to third parties, (f) the leasing of certain parking spaces located at the related Mortgaged Properties for purposes of recreational vehicle, other vehicle and/or boat storage and/or (g) rent derived from retail operations.

Hospitality Properties

Seven (7) hospitality properties (11.0%) secure, in whole or in part, five (5) of the Mortgage Loans. Four (4) of the hospitality properties (8.7%) are flagged hotels that are affiliated with a franchise or hotel management company through a franchise or management agreement. A large number of factors may adversely affect the operation and value of hospitality properties. See “Risk Factors—The Types of Properties That Secure the Mortgage Loans Present Special Risks—General—Hospitality Properties”.

A hospitality property subject to a franchise or management agreement is typically required by the hotel chain to satisfy certain criteria or risk termination of its affiliation. We cannot assure you that any franchise agreement or management agreement will remain in place or that any hotel will continue to be operated under a franchised brand or under its current name. In addition, transferability of a franchise agreement is generally restricted. In the event of a foreclosure, the lender or its agent may not have the right to use the franchise license without the franchisor’s consent. See “Risk Factors—The Types of Properties That Secure the Mortgage Loans Present Special Risks—General—Hospitality Properties”.

The following table shows, with respect to each Mortgaged Property associated with a hotel brand operated through a license, franchise agreement, operating agreement or similar agreement, the expiration date of such agreement, or the date a franchisor termination right may be exercised:

Mortgaged Property Name	Mortgage Loan Cut-off Date Balance(1)	Approx. % of Initial Pool Balance	Expiration/Termination of Related License/ Franchise/Operating Agreement	Mortgage Loan Maturity Date
Westin Tysons Corner	$48,000,000	4.5%	2/7/2038	3/6/2028
Courtyard Reno	$17,226,818	1.6%	2/5/2033	2/6/2023
Residence Inn - West Orange, NJ	$14,825,000	1.4%	3/24/2022(2)	3/1/2028
Hampton Inn Burlington	$12,750,000	1.2%	2/28/2033	3/31/2028

(1)	For Mortgage Loans secured by multiple Mortgaged Properties, represents allocated loan amount.

(2)	The related borrower has a 10-year extension option.

Securing a new franchise license may require significant capital investment for renovations and upgrades necessary to satisfy a franchisor’s requirements. Renovations, replacements and other work are ongoing at certain of the hospitality properties in connection with, among other things, franchise agreement and franchisor program requirements. See “—Redevelopment, Expansion and Renovation” below.

Certain of the hospitality properties may have a parking garage as part of the collateral. These Mortgaged Properties and the related leased space may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason. See “—Statistical Characteristics of the Mortgage Loans—Specialty Use Concentrations” below and “Risk Factors—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Hospitality properties may be particularly affected by seasonality. The Wrigleyville Hotel Portfolio Mortgage Loan (2.3%), the Residence Inn - West Orange, NJ Mortgage Loan (1.4%) and the Hampton Inn Burlington

Mortgage Loan (1.2%) require a seasonality reserve that was established in connection with the origination of each such Mortgage Loan and/or that is required on an ongoing basis.

See “Risk Factors—The Types of Properties That Secure the Mortgage Loans Present Special Risks—General—Restaurants and Taverns”.

Mixed Use Properties

Seven (7) mixed use properties (7.4%) secure, in whole or in part, five (5) of the Mortgage Loans.

Each of the mixed use properties has one or more office, retail, educational, parking lot, industrial and/or multifamily components. To the extent a mixed use property has the above referenced components, such Mortgaged Property is subject to the risks relating to the applicable property types described in “Risk Factors—The Types of Properties That Secure the Mortgage Loans Present Special Risks—General—Office Properties”, “—Retail Properties”, “—Private Schools and Other Cultural and Educational Institutions”, “—Parking Lots and Parking Garages”, “—Industrial Properties” and “—Multifamily Rental Properties”. A mixed use property may be subject to additional risks, including the property manager’s inexperience in managing the different property types that comprise such mixed use property.

Certain of the mixed use properties may have specialty use tenants, such as medical and dental offices, urgent care facilities, bio-medical facilities, data centers, R&D facilities, educational facilities, music venues, theaters, parking garages, bank branches, ballroom event spaces, arcades, fitness centers, churches or non-profits, spas and/or restaurants. These Mortgaged Properties and the related leased space may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason. See “—Statistical Characteristics of the Mortgage Loans—Specialty Use Concentrations” below and “Risk Factors—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

With respect to the Cross Point Mortgage Loan (2.4%), the Mortgaged Property benefits from a reciprocal easement agreement (the “Cross Point REA”) which grants the Mortgaged Property a perpetual easement to use approximately 2,590 parking spaces (the “Cross Point Parking Easement”) on an adjacent property (the “National Property”) owned by NAI Entertainment Holdings, Inc. (“National Inc.”). There are currently 2,745 parking spaces available on the National Property. The REA requires that the Mortgaged Property be primarily used for office and/or research and development and related ancillary purposes. Other uses require the prior written consent of National Inc., which may not be unreasonably withheld so long as the proposed use would not result in a material increase in use of the parking area during evening, nighttime and holiday hours. In 2016, National Inc. notified the related borrower that it was aware of a tenant, Tavern in the Square, which was operating a restaurant in violation of the REA. National Inc. did not object to the existence of the tenant, but expressly reserved its right to insist on strict compliance with the use restrictions in the REA in the future. National Inc. did not allege any default by the borrower in the estoppel delivered in connection with the closing of the Mortgage Loan. The REA also requires that if 950,000 square feet or more at the Mortgaged Property is leased or occupied, then the borrower is required to provide at least 1,279 spaces for use by tenants, which spaces are required to be located on the Mortgaged Property, other available easements or an off-site parking garage leased by the borrower for such purpose. The boundary line between the City of Lowell and the Town of Chelmsford passes through the Mortgaged Property, which is predominantly located in the City of Lowell. 85 parking spaces (the “Chelmsford Spaces”) are located within the town of Chelmsford, and are considered a legally non-conforming use; however, the Town of Chelmsford zoning ordinance allows for the continued use of the Chelmsford Spaces unless the borrower abandons the use of the Chelmsford Spaces as parking spaces for at least two years. In the event that the borrower discontinues use of the Chelmsford Spaces and the Town of Chelmsford exercises its right to prohibit parking, the borrower will no longer have sufficient parking spaces to satisfy the requirement of the REA. However, failure to comply with such restriction does not affect the borrower’s rights with respect to the Parking Easement.

Industrial Properties

Ten (10) industrial properties (7.7%) secure, in whole or in part, eight (8) of the Mortgage Loans. A large number of factors may adversely affect the operation and value of industrial properties. See “Risk Factors—The Types of Properties That Secure the Mortgage Loans Present Special Risks—General—Industrial Properties”.

Certain industrial Mortgaged Properties may also derive a portion of the Underwritten Revenues from revenue from (a) rent derived from the leasing of office space at the Mortgaged Property and (b) rent derived from cell tower leases.

Multifamily Properties

Six (6) multifamily properties (2.4%) secure, in whole or in part, four (4) of the Mortgage Loans. A large number of factors may adversely affect the operation and value of multifamily properties. See “Risk Factors—The Types of Properties That Secure the Mortgage Loans Present Special Risks—General—Multifamily Rental Properties”.

With respect to the Anderson Multifamily Portfolio Mortgage Loan (0.8%) and the Villages on Madison Mortgage Loan (0.6%), the related Mortgaged Properties rely in part on subsidies under the Section 8 Tenant-Based Assistance Rental Certificate Program of the U.S. Department of Housing and Urban Development or a similar state-run program. We cannot assure you that such programs will be continued in their present form or that the level of assistance provided will be sufficient to generate enough revenues for the related borrower to meet its obligations under the related Mortgage Loan.

Manufactured Housing Community Properties

One (1) manufactured housing community property (0.2%) secures, in whole or in part, one (1) of the Mortgage Loans. A large number of factors may adversely affect the operation and value of manufactured housing community properties. See “Risk Factors—The Types of Properties That Secure the Mortgage Loans Present Special Risks—Manufactured Housing Communities, Mobile Home Parks and Recreational Vehicle Parks”.

Manufactured housing community properties may not be connected in their entirety to public water and/or sewer systems. In such cases, the borrower could incur a substantial expense if it were required to connect the property to such systems in the future. In addition, the use of well water enhances the likelihood that the property could be adversely affected by a recognized environmental condition that impacts soil and groundwater.

Specialty Use Concentrations

As indicated on Annex A to this prospectus, certain of the Mortgaged Properties have, as one or more of the 5 largest tenants (based on net rentable square footage) or as a single tenant operating at the related Mortgaged Property, a tenant that operates the property as a specialty use, which may not allow the space to be readily converted to be suitable for another type of tenant, as set forth in the following table.

Specialty Use	Number of Mortgaged Properties	Approx. % of Initial Pool Balance
Restaurant(1)	13	11.1%
Medical, dental, physical therapy or veterinary office or clinic, outpatient facility, surgical center, research or diagnostic laboratory or health management services and/or health professional school(2)	15	6.8%
Grocery store(3)	4	5.2%
Theater(4)	2	5.1%
School, educational facility and/or beauty and cosmetology school(5)	4	2.4%
Bank branch(6)	3	0.7%
Gym, fitness center, spa, salon, pool or health club(7)	4	0.6%
Religious center(8)	2	0.4%
Laundromat(9)	1	0.1%

(1)	Includes the following Mortgaged Properties: Town Center at Levis Commons, La Habra Towne Center, 5000 South Hulen, 50 Racetrack Road, 185 North Morgan Retail, 820 West Lake Retail, Aliso Viejo Commerce Center, 219 North Green Retail, Southfield PNC & McDonalds, Diamond Bar, Garden Grove Town Center, 25th Street Commerce Center and 10th Street Commerce Center.

(2)	Includes the following Mortgaged Properties: Park Place East, 530 Spring Retail & Parking, Transpark Commerce, Wimbledon, Palmdale Place, The Abbey Center, Atlantic Plaza, Ming Office Park, Garden Grove Town Center, 30th Street Commerce Center, 25th Street Commerce Center, Fresno Airport, Gessner, Upland Commerce Center and Norwalk Village.

(3)	Includes the following Mortgaged Properties: Voice Road Plaza, La Habra Towne Center, Northtown Plaza and Norwalk Village.

(4)	Includes the following Mortgaged Properties: Town Center at Levis Commons and Warwick Mall.

(5)	Includes the following Mortgaged Properties: 8800 Queen Avenue South, Palmdale Place, Upland Commerce Center and Diamond Bar.

(6)	Includes the following Mortgaged Properties: Southfield PNC & McDonalds, Commerce Corporate Center and 10th Street Commerce Center.

(7)	Includes the following Mortgaged Properties: Gateway Business Center, Upland Commerce Center, Diamond Bar and 25th Street Commerce Center.

(8)	Includes the following Mortgaged Properties: Gateway Business Center and Mt. Vernon Commerce Center.

(9)	Includes the Atlantic Plaza Mortgaged Property.

Restaurants are subject to certain unique risks including that the restaurant space is not easily convertible to other types of retail or office space and that the restaurant receipts are not only affected by objective factors but by subjective factors. For instance, restaurant receipts are affected by such varied influences as the current personal income levels in the community, an individual consumer’s preference for type of food, style of dining and restaurant atmosphere, the perceived popularity of the restaurant, food safety concerns related to personal health with the handling of food items at the restaurant or by food suppliers and the actions and/or behaviors of staff and management and level of service to the customers. See “Risk Factors—The Types of Properties That Secure the Mortgage Loans Present Special Risks—General—Restaurants and Taverns”.

The cash flows generated from private schools are generally dependent on student enrollment and the ability of enrolled students to pay tuition, which in some cases is dependent on the ability to obtain financial aid or loans. Enrollment at a private school may decrease due to, among other factors: (i) changing local demographics; (ii) competition from other schools; (iii) increases in tuition and/or reductions in availability of student loans, government grants or scholarships; (iv) reductions in education spending as a result of changes in economic conditions in the area of the school; (v) poor performance by teachers, administrative staff or students; (vi) mismanagement at the private school; and (vii) loss of accreditation leading to ineligibility for federal student loans. See “Risk Factors—The Types of Properties That Secure the Mortgage Loans Present Special Risks—General—Private Schools and Other Cultural and Educational Institutions”.

Bank branches are specialty-use properties that are outfitted with vaults, teller counters and other customary installations and equipment that require significant capital expenditures. The ability to lease these properties to entities other than financial institutions may be difficult due to the added cost and time of refitting the properties.

These Mortgaged Properties and the related leased space may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason. See “Risk Factors—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

With respect to each of the Warwick Mall Mortgage Loan (1.6%), the Northtown Plaza Mortgage Loan (0.6%) and the Sherman Plaza Mortgage Loan (0.2%), the related Mortgaged Property includes a tenant that operates as a gas station or automotive service center.

Mortgage Loan Concentrations

The table below presents the aggregate Cut-off Date Balance and percentage of Initial Pool Balance of the largest Mortgage Loans and the largest groups of Mortgage Loans with related borrowers:

Pool of Mortgage Loans

	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Largest Mortgage Loan	$105,000,000	9.9%
Five (5) Largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan)	$299,650,000	28.2%
Ten (10) Largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan)	$482,682,928	45.4%
Largest Related-Borrower Concentration(1)	$147,400,000	13.9%
Next Largest Related-Borrower Concentration(1)	$88,182,928	8.3%

(1)	Excludes single-borrower Mortgage Loans and Crossed Groups that are not otherwise related to a borrower under any other Mortgage Loan.

Other than with respect to the largest 10 Mortgage Loans (considering any Crossed Group as a single Mortgage Loan), each of the other Mortgage Loans represents no more than approximately 3.0% of the Initial Pool Balance. See “Significant Loan Summaries” in Annex B to this prospectus for more information on the Mortgage Loans identified with control numbers 1 through 15 on Annex A to this prospectus.

The table below shows each individual Mortgage Loan that is secured by two or more Mortgaged Properties.

Multi-Property Mortgage Loans(1)

Mortgaged Property / Portfolio Names	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Extra Space - TIAA Self Storage Portfolio	$105,000,000	9.9%
Park Place East and Park Place West	54,250,000	5.1
The SoCal Portfolio	50,000,000	4.7
Extra Space Self Storage Portfolio	42,400,000	4.0
Wrigleyville Hotel Portfolio	24,189,804	2.3
Stor-All New Orleans Portfolio	23,500,000	2.2
Fulton Market Portfolio	17,550,000	1.7
Arapaho & Gessner	13,800,000	1.3
Anderson Multifamily Portfolio	8,700,000	0.8
Central Dallas Multifamily Portfolio	3,200,000	0.3
Grand Total	$342,589,804	32.2%

(1)	The Miamisburg Office Portfolio Mortgaged Loan (0.9%), is not being presented on Annex A as a multi-property loan. The Mortgage Loan is secured by five separate office buildings, but is treated as a single Mortgaged Property under the related loan documents.

Three (3) groups of Mortgage Loans (23.6%), set forth in the table below entitled “Related Borrower Loans”, have borrower sponsors that are related to each other. No such group of Mortgage Loans represents more than approximately 13.9% of the Initial Pool Balance. See “Risk Factors—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in addition to Annex A to this prospectus.

Related Borrower Loans

Mortgaged Property Name	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Group 1
Extra Space - TIAA Self Storage Portfolio	$105,000,000	9.9%
Extra Space Self Storage Portfolio	42,400,000	4.0
Total for Group 1:	$147,400,000	13.9%

Group 2
Park Place East and Park Place West	$54,250,000	5.1%
Axcelis Corporate Center	33,932,928	3.2
Total for Group 2:	$88,182,928	8.3%

Group 3
Anderson Multifamily Portfolio	$8,700,000	0.8%
Villages On Madison	6,860,000	0.6
Total for Group 3:	$15,560,000	1.5%

Mortgage Loans with related borrowers are identified under “Related Group” on Annex A to this prospectus. Mortgage Loans that are cross-collateralized and cross-defaulted with each other are identified under “Crossed Group” on Annex A to this prospectus.

Geographic Concentrations

This table shows the jurisdictions that have concentrations of Mortgaged Properties that secure 5.0% or more of the Initial Pool Balance:

Geographic Distribution(1)

Jurisdiction	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance

California	45	$209,152,086	19.7%
Texas	11	$79,275,179	7.5%
Virginia	2	$78,000,000	7.3%
Minnesota	3	$72,750,000	6.8%
New Jersey	9	$70,779,362	6.7%
Massachusetts	6	$70,041,470	6.6%

(1)	Because this table presents information relating to Mortgaged Properties and not the Mortgage Loans, the information for the Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts as stated on Annex A to this prospectus.

Repayments by borrowers and the market value of the related Mortgaged Properties could be affected by economic conditions generally or specific to particular geographic areas or regions of the United States, and concentrations of Mortgaged Properties in particular geographic areas may increase the risk that conditions in the real estate market where the Mortgaged Property is located, or other adverse economic or other developments or natural disasters (e.g., earthquakes, floods, forest fires, tornadoes or hurricanes, terrorist attacks or changes in governmental rules or fiscal policies) affecting a particular region of the country, could increase the frequency and severity of losses on Mortgage Loans secured by those Mortgaged Properties. For example:

●	Mortgaged Properties located in California, Texas, Florida, Washington, Georgia, Nevada and Oregon, among others, are more susceptible to certain hazards (such as earthquakes and wildfires) than properties in other parts of the country.

●	Mortgaged Properties located in coastal states or the Great Lakes region, which include Mortgaged Properties located in, for example, California, Texas, Virginia, Minnesota, New Jersey, Massachusetts, Florida, Illinois, Pennsylvania, Ohio, Washington, New York, Louisiana, Connecticut, Rhode Island, Indiana, District of Columbia, Maryland, Georgia, Michigan and Delaware among others, also may be more generally susceptible to floods or hurricanes than properties in other parts of the country. Hurricanes in the Northeast and Mid-Atlantic states and in the Gulf Coast region have resulted in severe property damage as a result of the winds and the associated flooding. The Mortgage Loans do not require flood insurance on the related Mortgaged Properties unless they are in a flood zone and flood insurance is available. We cannot assure you that any hurricane damage would be covered by insurance.

●	With respect to the Warwick Mall Mortgage Loan (1.6%), the Mortgaged Property temporarily closed from March 30, 2010 to August 20, 2010 as a result of property-wide flood damage resulting from the historic flooding of the Pawtucket River on March 30, 2010. Approximately $20.5 million was spent on the renovation, including approximately $10.3 million from insurance proceeds and $10.2 million from the Warwick Mall borrower sponsors.

Mortgaged Properties located in the states that stretch from Texas to Canada, with its core centered in northern Texas, as well as in the southern United States and particularly the northern and central parts of Mississippi, are prone to tornados.

●	In addition, certain of the Mortgaged Properties are located in cities or states that are currently facing or may face a depressed real estate market, which is not due to any natural disaster but which may cause an overall decline in property values.

Fifty-three (53) Mortgaged Properties (25.0%) are located in areas that are considered a high earthquake risk (seismic zones 3 or 4). Seismic reports were prepared with respect to these Mortgaged Properties, and based on those reports, no Mortgaged Property has a seismic expected loss greater than 23.0%.

Loans Underwritten Based on Projections of Future Income Resulting from Mortgaged Properties with Limited Prior Operating History

Seven (7) of the Mortgaged Properties (7.9%), namely, 2301 Renaissance Boulevard, La Habra Towne Center, 50 Racetrack Road, Willows Hotel, Majestic Hotel, 2106 Bennett Apartments and The Tribeca Apartments, were constructed or materially renovated 12 months or less prior to the Cut-off Date and, therefore, have no or limited prior operating history and/or lack historical financial figures and information.

Twelve (12) of the Mortgaged Properties (11.4%), namely, Oxford Exchange, Cross Point, Fort Knox Executive Park, Gessner, Arapaho, Cross Lakes Apartments, Pearland Retail Center, The Clorox Sales Company Building, Giant Oaks Apartments, 2106 Bennett Apartments, Colonial Estates MHP and The Tribeca Apartments were acquired 12 months or less prior to the Cut-off Date and, therefore, have no or limited prior operating history and/or lack historical financial figures and information.

One (1) of the Mortgaged Properties (3.2%), namely, Axcelis Corporate Center, is subject to a triple-net lease with the related sole tenant and, therefore, has no or limited prior operating history and/or lacks historical financial figures and information.

Tenancies-in-Common

Certain borrowers may own a Mortgaged Property as tenants-in-common. In the case of the Oxford Exchange Mortgage Loan (3.5%), the Villages on Madison Mortgage Loan (0.6%), the Norwalk Village Mortgage Loan (0.6%), The Clorox Sales Company Building Mortgage Loan (0.5%), the related borrowers are tenants-in-common. However, with respect to such Mortgage Loans, the related tenants-in-common have waived their respective right to partition.

See “Risk Factors—The Borrower’s Form of Entity May Cause Special Risks” and “—Tenancies-in-Common May Hinder Recovery”.

Condominium Interests and Other Shared Interests

Three (3) Mortgage Loans (7.5%), namely, the One Newark Center Mortgage Loan (3.0%), the Braddock Metro Center Mortgage Loan (2.8%) and the Warwick Mall Mortgage Loan (1.6%), are secured, in whole or in part, by the related borrower’s interest in one or more units in a condominium or other shared interest arrangement. With respect to each such Mortgage Loan secured by a condominium interest, the borrower generally controls the appointment and voting of the condominium board or the condominium owners cannot take actions or cause the condominium association to take actions that would affect the borrower’s unit(s) without the borrower’s consent, other than as described below:

●	With respect to the Warwick Mall Mortgage Loan (1.6%), the Showcase Cinema outparcel is one unit in a three-unit retail condominium, with each unit having an equal 1/3 interest in the common elements. The by-laws of the association require an 80% vote of unit owners for all decisions made by the association; however, since there are currently three equal owners, a unanimous vote of all unit owners is effectively required. The condominium declaration permits the declarant to add additional real estate to the condominium and create additional units on such real estate, for a total of up to ten units. In such event, all units would be assigned the same ownership percentage and the borrower could lose voting control; provided that no amendment may be made to the declaration, the by-laws or any other condominium document that would (i) alter the uses permitted under the declaration, (ii) increase any unit owner’s proportionate share of common expenses or any other payment obligations relating to the condominium, or (iii) terminate or modify an easement.

Even if the borrower or its designated board members, either through control of the appointment and voting of sufficient members of the condominium board or by virtue of other provisions in the condominium documents, have consent rights over actions by the condominium associations or owners, we cannot assure you that the condominium board will not take actions that would materially adversely affect the borrower’s unit(s). See “Risk Factors—Lending on Condominium Units Creates Risks for Lenders That Are Not Present When Lending on Non-Condominiums” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

With respect to the One Newark Center Mortgage Loan (3.0%), the Mortgaged Property is comprised of floors 6 to 22 in a 22-floor Class A office tower under a “fee on a plane” structure and an adjacent 10-story parking garage, connected via skybridge accessible from the 6th floor lobby. Seton Hall Law School owns and occupies floors 1 to 5 of the office building and owns the land. The Mortgaged Property is subject to an operation and cross-easement agreement between the owner of the Mortgaged Property and the owner of the remaining floors of the office building regarding the management of the office building, which, among other provisions, creates certain cross-easements and reciprocal rights and obligations with respect to the office building. Pursuant to the agreement, the owner of the Mortgaged Property is responsible for selecting and overseeing the manager of the building. Common area expenses are generally shared 65%/35% between the owner of the Mortgaged Property and the owner of the remaining portion of the building, respectively; however, security is split 89%/11%, and landscaping/snow are split 73%/27%. The owner of the Mortgaged Property maintains the controlling rights and authority over management. Both owners are required to obtain insurance for the building shell, and to pay for it based on their percentage interests. In the event of a casualty to or condemnation affecting a single owner, such owner is required to restore the Mortgaged Property, except as described below. In the event of a casualty to or condemnation affecting the building shell, net insurance or condemnation proceeds are required to be deposited with a depository for restoration, the owners must proceed to restore the Mortgaged Property (except as described below) with a contractor jointly chosen by them, and must pay for shortfalls in accordance with their percentage interests. If restoration is not feasible without substantially changing the character or use of either owner’s property, or net casualty or condemnation proceeds are insufficient to complete restoration, and both owners (and their first mortgagees) reasonably determine that restoration is uneconomic, the owners must demolish the building, remove all debris from the land and any amounts held by the depository must be disbursed in accordance with the owners’ pro rata shares, determined as described in the next sentence. In addition, the owners must then jointly market their interests including the land and the air rights above the 22nd floor, and if any sale results, the proceeds are required to be divided between the owners based on the fair market values of their interests in the building immediately prior to the casualty or condemnation (excluding the land and the air rights above the 22nd floor), as agreed by the owners. Any dispute regarding the foregoing is subject to arbitration.

See “Risk Factors—Shared Interest Structures”.

Leasehold Interests

For purposes of this prospectus, an encumbered interest will be characterized as a “fee interest” and not a leasehold interest if (i) the borrower has a fee interest in all or substantially all of the Mortgaged Property (provided, that if the borrower has a leasehold interest in any portion of the Mortgaged Property, and the fee interest in such portion is not also encumbered, then such portion is not, individually or in the aggregate, material to the use or operation of the Mortgaged Property), or (ii) the Mortgage Loan is secured by the borrower’s leasehold interest in the Mortgaged Property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related Mortgaged Property.

One (1) Mortgaged Property (0.3%), namely, Palmade Place, is subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on (x) one or more leasehold interests in a material portion of the related Mortgaged Property and (y) one or more fee interests in the remaining portion of the related Mortgaged Property.

Four (4) Mortgaged Properties (3.7%), namely, 3rd & Pine Seattle Retail & Parking (3.3%), Airport One Office Park (0.2%), Cityview Plaza (0.1%) and Anaheim Stadium Industrial (0.04%), is subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on the related borrower’s or borrowers’, as applicable, leasehold interest in the related Mortgaged Property.

In general, unless the related fee interest is also encumbered by the related Mortgage or unless as disclosed in the following paragraph, each of the ground leases has a term that extends at least 20 years beyond the maturity date of the Mortgage Loan (taking into account all freely exercisable extension options) and, except as noted on Annex E, contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated.

With respect to The SoCal Portfolio Mortgage Loan (4.7%), (i) the ground lease with respect to the Anaheim Stadium Industrial Mortgaged Property expires on April 30, 2034, without an extension option, and (ii) the ground lease with respect to the Cityview Plaza Mortgaged Property expires on September 30, 2035 without an extension option.

See “Risk Factors—Lending on Ground Leases Creates Risks for Lenders That Are Not Present When Lending on a Fee Ownership Interest in a Real Property”. See also Sponsor Representations and Warranties No. 34 (Ground Leases) on Annex E-1 to this prospectus and any related exceptions on Annex E-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex E-1 to this prospectus).

Condemnations

There may be Mortgaged Properties securing Mortgage Loans as to which there have been or are currently condemnations, takings and/or grant of easements affecting portions of such Mortgaged Properties, or property adjacent to such Mortgaged Properties, which, in general, would not and do not materially affect the use, value or operation of such Mortgaged Property.

Delinquency Information

As of the Cut-off Date, none of the Mortgage Loans will be 30 days or more delinquent and none of the Mortgage Loans have been 30 days or more delinquent since origination. A Mortgage Loan will be treated as 30 days delinquent if the scheduled payment for a due date is not received from the related borrower by the immediately following due date.

Environmental Considerations

An environmental report was prepared for each Mortgaged Property securing a Mortgage Loan no more than 9 months prior to the Cut-off Date. See Annex A to this prospectus for the date of the environmental report for each Mortgaged Property. The environmental reports were generally prepared pursuant to the American Society for Testing and Materials standard for a “Phase I” environmental site assessment (each, an “ESA”). In addition to the Phase I standards, some of the environmental reports will include additional research, such as limited sampling for asbestos containing material, lead based paint, radon or water damage with limited areas of potential or identified mold, depending upon the property use and/or age. Additionally, as needed pursuant to American Society for Testing and Materials standards, supplemental “Phase II” site investigations have been completed for some Mortgaged Properties to further evaluate certain environmental issues, including certain recognized environmental conditions (each, a “REC”). A Phase II investigation generally consists of sampling and/or testing.

The environmental reports may have revealed material adverse conditions or circumstances at a Mortgaged Property:

●	that were remediated or abated before the origination date of the related Mortgage Loan or are anticipated to be remediated or abated before the Closing Date;

●	for which an operations and maintenance plan, abatement as part of routine maintenance or periodic monitoring of the Mortgaged Property or nearby properties will be in place or recommended;

●	for which an escrow, guaranty or letter of credit for the remediation will have been established pursuant to the terms of the related Mortgage Loan;

●	for which an environmental insurance policy will have been obtained from a third party insurer;

●	for which the principal of the borrower or another financially responsible party will have provided an indemnity or will have been required to take, or will be liable for the failure to take, such actions, if any, with respect to such matters as will have been required by the applicable governmental authority or recommended by the environmental reports;

●	for which such conditions or circumstances will have been investigated further and the environmental consultant has recommended no further action or remediation;

●	as to which the borrower or other responsible party has obtained, or will be required to obtain post-closing, a “no further action” letter or other evidence that governmental authorities would not be requiring further action or remediation;

●	that would not require substantial cleanup, remedial action or other extraordinary response under environmental laws; or

●	for which the related borrower has obtained or sought to obtain or agreed to seek a “case closed” or similar status for the issue from the applicable governmental agency.

It was not uncommon for the environmental testing to reveal the presence of asbestos containing materials, lead based paint, mold and/or radon at any Mortgaged Property. Where these substances were present, the environmental consultant generally recommended, and the borrower was generally required to establish an operations and maintenance plan to address the issue or, in some cases involving asbestos containing materials and lead based paint, an abatement or removal program.

Other identified conditions could, for example, include leaks from surface level storage tanks, underground storage tanks (each, a “UST”), leaking underground storage tanks (each, a “LUST”), onsite dry cleaning facilities, gas stations, and on site spills. In such cases, corrective action, as required by the regulatory agencies, has been or is currently being undertaken and, in some cases, the related borrowers have made deposits into environmental reserve accounts. However, we cannot assure you that any environmental indemnity, insurance, letter of credit, guaranty or reserve amounts will be sufficient to remediate the environmental conditions or that all environmental conditions have been identified or that operations and maintenance plans will be put in place and/or followed.

Problems associated with mold may pose risks to the real property and may also be the basis for personal injury claims against a borrower. Although the Mortgaged Properties will be required to be inspected periodically, there is no set of generally accepted standards for the assessment of mold currently in place. If left unchecked, the growth of mold could result in the interruption of cash flow, litigation and remediation expenses which could adversely impact collections from a Mortgaged Property.

It is possible that the environmental reports and/or Phase II sampling did not reveal all environmental liabilities, or that there are material environmental liabilities of which we are not aware. Also, the environmental condition of the Mortgaged Properties in the future could be affected by the activities of tenants and occupants or by third parties unrelated to the borrowers. For further general discussion of the environmental matters that may affect the Mortgaged Properties, see “Risk Factors—Environmental Liabilities Will Adversely Affect the Value and Operation of the Contaminated Property and May Deter a Lender from Foreclosing” and “Certain Legal Aspects of the Mortgage Loans—Environmental Considerations”.

With respect to the Axcelis Corporate Center Mortgage Loan (3.2%), the related ESA did not identify any RECs or controlled RECs. However, the ESA noted a number of environmental concerns, including but not limited to (i) that the manufacturing processes of the sole tenant, Axcelis Technologies, Inc., involve the use of various grades of machine oils, laboratory chemicals, adhesives, aqueous cleaners, and alcohols, and such tenant is a Resource Conservation and Recovery Act (“RCRA”) Small Quantity Generator of D-, F-, and U-coded hazardous wastes, and waste oils, (ii) a wastewater treatment facility is operated onsite at the Mortgaged Property, with the wastewater permit classified as a “significant industrial user” with a categorical status of “metal finishing point source category subpart A”, (iii) since 1985, on-site operations have included the manufacture of equipment used in the semiconductor industry, and the Mortgaged Property has been identified as a RCRA hazardous waste generator since 1985, with arsenic-containing waste comprising the majority of hazardous wastes produced and (iv) the presence of above-ground storage tanks used to contain diesel fluid, and liquefied oxygen and nitrogen.

With respect to the One Newark Center Mortgage Loan (3.0%), the related ESA identified a controlled REC (“CREC”) in connection with groundwater beneath the Mortgaged Property. A geotechnical investigation performed in 1999 identified a petroleum odor at depths of 30+ feet below ground surface, free product on groundwater in one boring and benzo (a) pyrene in soils below ground surface at concentrations above New Jersey Department of Environmental Protection (“NJDEP”) Soil Cleanup Criteria and lead, tetrachloroethene (“PCE”), and chloroform at concentrations above NJDEP Groundwater Quality Standards (“GWQS”) in one monitored well. Based on soil borings surrounding this well, it was determined that the impacts had migrated from an off-site source, as the contamination identified in the groundwater was part of a larger regional contamination issue and not from a specific spill or source. A Memorandum of Agreement was issued on April 14, 2000 and a Site Investigation Report was submitted to the NJDEP and No Further Action (“NFA”) letter was issued on March 1, 2001. The PCE impacts to groundwater above GWQS and the NFA issued by the NJDEP represents a CREC. No further investigation regarding the off-site PCE impacts was recommended. An additional investigation conducted in December 2002 concluded that the historic fill contained hot spots of polycyclic aromatic hydrocarbons (“PAH”) and a deed notice has been placed. The ESA concluded that, at this time, these known impacts and the engineering controls at the Mortgaged Property are not expected to affect the current operations in the Mortgaged Property and represent a CREC, and recommended the continuation of the engineering cap maintenance and surveillance. The ESA also identified a CREC in connection with the underground storage tanks (“USTs”) which were used to store oil used for heating of an adjacent building which is currently an undeveloped parcel and were reportedly removed in 1991. Since the parcel that was once associated with the USTs currently has a deed notice and engineering controls, the ESA concluded that residual impacts from the USTs would be considered a CREC and warranted no further investigation. Lastly, based on a review of fire insurance maps, the ESA identified a business environmental risk in the historic operation of a former filling station which was located on the east portion of the undeveloped parcel of land. The Mortgage Loan does not have an environmental indemnitor other than the borrower. At origination, the borrower purchased an Enviro Covered Location Policy (Site Environmental) from Beazley Eclipse (Lloyd’s Syndicates 623/2623), rated A(XV) by A.M. Best’s Company, with per incident and aggregate limits of $2,000,000, a deductible of $50,000 per incident, a term expiring December 30, 2027 (loan maturity is December 1, 2027) and a 36-month optional extended reporting period, and with the lender and its successors and assigns as an additional named insured.

With respect to the 2301 Renaissance Boulevard Mortgage Loan (2.7%), the related environmental consultant identified a CREC at the Mortgaged Property in connection with the Mortgaged Property’s location inside a designated Superfund site. The area was designated a Superfund site due to historical operations of a nearby manufacturing facility which contributed to contamination of soil and groundwater with volatile organic compounds (VOCs), polycyclic aromatic hydrocarbons (PAHs) and metals. Contaminated groundwater was dewatered and treated onsite, and contaminated soil was excavated. After such excavation, testing identified several remaining elevated concentrations of PAH and metals, but the environmental consultant reported that future use and operation of the Mortgaged Property for commercial purposes would not result in an unacceptable risk to industrial workers, construction workers or adolescent trespassers. Groundwater monitoring will continue at regular intervals pursuant to a consent decree until groundwater standards are achieved.

With respect to the Warwick Mall Mortgage Loan (1.6%), the ESA identified four RECs at the related Mortgaged Property: (i) an auto salvage yard appeared to have occupied the north-northwest portion of the subject property between 1951 and 1965, (ii) an auto repair facility appeared to have occupied the south-southwest portion of the subject property between 1977 and 2000 (records reviewed identified a permanently closed 250-gallon waste oil UST in the vicinity of the former auto repair facility), (iii) a permanently closed 10,000-gallon fuel oil UST was formerly located to the northeast of the present non-collateral adjacent Target space, and (iv) a Firestone auto repair facility has operated on the southwest portion of the subject property from as early as 1977 to present (a 275-gallon waste oil UST was reportedly removed from the vicinity of the Firestone building in 1988). The environmental consultant concluded that the aggregate estimated costs to complete any additional assessment, remediation and, if necessary, regulatory closure activities would be from $275,000 to $1,600,000, with a middle estimate at $795,000. In light of these findings, the related borrower has obtained a Lender Environmental Liability Insurance Policy from Steadfast Insurance Company, a member company of Zurich North America in the amount of $2,000,000 for each event, with a $2,000,000 aggregate policy limit, a ten year term, a three year policy extended reporting period and a deductible of $25,000 per claim. Zurich North America has an S&P rating of “AA-”.

With respect to the Arapaho & Gessner Mortgage Loan (1.3%), the related environmental consultant identified a REC at the Gessner Mortgaged Property due to a current tenant’s use of a sub-grade equalization acid neutralization tank, which collects discharge from an onsite laboratory. The related borrower was unable to provide sampling data related to the servicing of the tank, and it is possible that there was a release. The environmental consultant considered the potential releases a REC due to the absence of service documentation and sampling data, and due to the longevity of the tenant’s operation at the Gessner Mortgaged Property. A

Phase II investigation found no evidence of contamination in either the soil or the groundwater. The environmental consultant recommended no further action.

With respect to the Two Harbor Point Square Mortgage Loan (0.9%), the related ESA identified as a controlled REC (“CREC”) impacts to soil and groundwater associated with historical activities conducted on site by Connecticut Light & Power (“CL&P”). According to the ESA, the Mortgaged Property is part of a larger, 25-acre property historically owned and occupied by CL&P, and historically operated as a coal-gas plant, a carbureted water-gas plant, a coal carbonization plant, an electric generating station, a welding shop and automobile garages, among other things. The former CL&P property has undergone extensive environmental investigation since 1985, which identified impacts to soil and groundwater associated with historic on-site activities. In 2005, during the transfer of ownership of the larger CL&P property, including the Mortgaged Property, the property was deemed an “establishment” subject to the provisions of the Connecticut Transfer Act, under which the Connecticut Department of Energy & Environmental Protection (“CTDEEP”) retained regulatory oversight. CTDEEP later certified the larger property as a Brownfield site. Extensive remediation has since been conducted at the former CL&P property, including the land under the Mortgaged Property. On March 30, 2016, an environmental land use restriction (“ELUR”) was filed with the City of Stamford for the former CL&P 25-acre property. The ELUR prevents the disturbance of the engineered controls, including vapor barriers and a sub-slab ventilation system, established at the former CL&P 25-acre property, and requires post-remediation groundwater monitoring at the overall 25-acre property to evaluate the effectiveness of the engineered controls. Given the extensive investigation and remediation conducted at the larger CL&P property, including the Mortgaged Property, and the engineering and institutional controls placed on the larger property, including the Mortgaged Property, the ESA consultant determined that the known impacts to soil and groundwater at the site did not warrant any additional investigation. However, the ESA consultant recommended the periodic review of monitoring data for the former CL&P facility as a best management practice. Pursuant to the related environmental indemnity, the borrower and the guarantor are required to perform all maintenance work with respect to the engineered controls placed over impacted soil at the Mortgaged Property.

With respect to the Gale Industrial Mortgage Loan (0.7%), the ESA states that the Mortgaged Property is within the boundaries of the San Gabriel Valley Groundwater Basin Superfund site, and sits atop the Puente Valley Operable Unit Area 4 which has groundwater contaminated with PCE, trichloroethylene and other volatile organic compounds. Investigation and remediation of the Superfund site is ongoing under oversight by the United States Environmental Protection Agency (the “EPA”). The EPA’s website and regulatory databases identify known and suspected potential responsible parties (“PRPs”) for the Superfund site, and the Mortgaged Property is not listed as a PRP. Additionally, based on the analytical results of data collected from nearby groundwater monitoring wells, the ESA concluded that vapor intrusion at levels that may be a risk to human health in a commercial scenario is not likely. The environmental consultant has characterized the condition as a business environmental risk and opined that no further investigation or action is warranted given the current regulatory oversight, the lack of indication of the Mortgaged Property as a PRP, and the low concentrations in shallow and deep groundwater near the Mortgaged Property.

With respect to the Northtown Plaza Mortgage Loan (0.6%), the related environmental consultant identified 3 RECs in connection with underground storage tanks located at the Mortgaged Property. The underground storage tanks are related to certain gasoline stations previously located at the Mortgaged Property. In lieu of a Phase II investigation, the borrower obtained a $1,000,000 environmental insurance policy, which is approximately 2.90 times the consultant’s worst case scenario estimate of $345,000. The environmental insurance policy has a $25,000 deductible and a term of 10 years, with a 3-year extended reporting period. The environmental insurance policy was obtained from Steadfast Insurance Company, which is rated A+ by A.M. Best.

With respect to the 358 Hall Avenue Mortgage Loan (0.5%), the related environmental consultant identified a REC at the Mortgaged Property in connection with soil and groundwater contamination due to discharge from a former tenant’s UST. A remedial action plan developed in 2012, which identifies the former tenant, General Electric, as the responsible party, recommends certain environmental land use restrictions, engineering controls and groundwater monitoring. Implementation of the remedial action plan is ongoing and, as of the Cut-off Date, the related borrower has not obtained a letter of incident closure by the Connecticut Department of Energy and Environmental Protection.

With respect to the Southfield PNC & McDonalds Mortgage Loan (0.4%), the related environmental consultant identified a CREC at the Mortgaged Property after sampling identified residual VOC levels above normal groundwater limits. Though any future development which disturbs the subsurface of the Mortgaged

Property will require certain additional environmental compliance measures, including the preparation of a due care plan, the environmental consultant recommended no further investigation or action with respect to the groundwater conditions.

With respect to the 30th Street Commerce Center Mortgaged Property (0.04%), the related ESA identifies as a REC impacts associated with a drycleaner that has operated in Unit 17 of the Mortgaged Property from approximately 1987 to the present.  The dry cleaner previously utilized PCE as a cleaning solvent until sometime after 2015 (when the former PCE dry cleaning machine was replaced with the existing hydrocarbon machine). Prior investigations in 2015 identified a plume of (volatile organic compound) (VOC) soil vapor contamination beneath the dry cleaner tenant space. A sub-slab depressurization system (“SSDS”) was installed to address vapor intrusion and has operated with monthly monitoring since January 2016. While it appears the SSDS has reduced PCE concentrations in sub-slab vapor beneath the Mortgaged Property since beginning operation, the concentrations in soil vapor continue to exceed applicable screening levels for commercial/industrial soil gas. The continued presence of PCE in soil vapor above applicable screening levels and the ongoing operation of the SSDS is identified as a REC, and the ESA consultant recommends that the SSDS should continue to operate at the Mortgaged Property.

Litigation and Other Legal Considerations

Certain risks relating to litigation or other legal proceedings regarding the Mortgaged Properties or the borrowers are described in “Risk Factors—Litigation and Other Legal Proceedings May Adversely Affect a Borrower’s Ability to Repay Its Mortgage Loan”. There may be material pending or threatened litigation or other legal proceedings against the borrowers, their sponsors and managers of the Mortgaged Properties and their respective affiliates. Below are descriptions of certain material current or threatened litigation matters or other legal proceedings relating to certain Mortgage Loans:

●	With respect to the 530 Spring Retail and Parking Mortgage Loan (1.0%), the recourse carveout guarantor for the Mortgage Loan is L and R Auto Parks, Inc. Ann Simons (“Simons”), a 21.1% owner of such guarantor, has been in arbitration with other owners of the guarantor since 2008. The first arbitration claim brought by Simons was with regard to an “Enterprise Agreement” that governs the business relationship of the owners. The owners amended the Enterprise Agreement so that representatives of various owners would be on a board of managers and Simons would no longer be an officer of the business venture. Simons opposed the amendment but it was approved by a supermajority. Simons started the first arbitration in 2008 seeking rescission of the amendment to the Enterprise Agreement, restoration of her as an officer/employee, and salary and benefits. The arbitration was split into two phases (“Phase I” and “Phase II”). There was a final decision on Phase I in 2010 where the arbitrator ruled the amendment was valid (and as such Simons would not be reinstated as officer). During Phase II, in 2015, Simons amended her claims to also allege mismanagement, embezzlement and incompetence and seeks to dissolve the business venture and appoint a receiver. The arbitrator found the other owners could buy out Simon, but the arbitrator rejected dissolving the business venture. There were hearings on the valuation for the buyout in August 2017 and as of December 2017, Phase II of Simon’s first arbitration claim is still ongoing. In the meantime, in May 2017, Simons brought a second demand for arbitration against the co-owners. The co-owners are seeking an injunction on the second arbitration on the grounds that Simon’s claims were already settled in the judgment for Phase I of the first arbitration. At origination of the Mortgage Loan, Simon personally signed resolutions authorizing the guarantor to execute the guaranty, environmental indemnity and related amendments to the organizational documents in connection with the Mortgage Loan. Other pending legal actions include a class action suit brought by parking attendant employees against the sponsor alleging a number of employment claims and employment law violations, the cost of which is not estimated to exceed $2,750,000.

We cannot assure you that the above-described litigation matters or any current litigation matters relating to certain Mortgage Loans would not have an adverse effect on, or provide any other indication of the future performance of the obligors or the non-recourse carveout guarantors under, the related Mortgage Loans.

Redevelopment, Expansion and Renovation

Certain of the Mortgaged Properties are properties which are currently undergoing or, in the future, are expected to undergo redevelopment, renovation or expansion or, with respect to hospitality properties, are subject to property improvement plans (“PIPs”) required by the franchisors. Certain risks related to redevelopment, expansion and renovation or the obligation to execute PIPs at a Mortgaged Property are described in “Risk Factors—Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties”.

Below are descriptions of certain of such Mortgaged Properties that are undergoing (or are required or expected to undergo) redevelopment, expansion and/or renovation where the approximate estimated cost thereof is equal to or greater than the lesser of $1,000,000 and 10% of the related Mortgage Loan’s principal balance, and certain of such Mortgaged Properties that are subject to PIPs.

With respect to the Westin Tysons Corner Mortgage Loan (4.5%), the borrower escrowed $7,000,000 at origination in connection with an anticipated PIP. The funds will be used to, among other things, renovate guest rooms, build out additional meeting space and renovate the restaurant and bar at the Mortgaged Property. The related franchise agreement requires that the PIP be completed by August 7, 2019.

With respect to the Courtyard Reno Mortgage Loan (1.6%), the Mortgaged Property will undergo an approximately $3,883,112 PIP, for which $4,201,538 was reserved at loan closing. The guest rooms and exterior of the hotel will be renovated with the PIP.

With respect to the Residence Inn - West Orange, NJ Mortgage Loan (1.4%), the Mortgaged Property is currently undergoing a franchisor-required PIP with an original estimated budget of approximately $3,400,000 and with an estimated completion date of December 31, 2018. The balance of the PIP budget, estimated at $2,826,655, was reserved at closing. In relation to such PIP, approximately 45 rooms are expected to be off-line for the period between August 2018 and November 2018, for which approximately $750,000 was reserved at loan closing as part of the seasonality reserve.

With respect to the Hampton Inn Burlington Mortgage Loan (1.2%), the Mortgaged Property is currently undergoing a franchisor required PIP that commenced in August 2017. The remaining items of the PIP are expected to be completed in 2018 and 2019. At loan closing, the estimated cost of the remaining PIP, $288,000, was deposited into a PIP reserve.

We cannot assure you that the above-described renovations and build outs will not temporarily interfere with the use and operation of portions of the related Mortgaged Property and/or make the related Mortgaged Property less attractive to potential guests, patrons, customers and/or tenants. See “Significant Loan Summaries” in Annex B to this prospectus for additional information on the Mortgage Loans identified with control numbers 1 through 15 on Annex A to this prospectus.

Default History, Bankruptcy Issues and Other Proceedings

Defaults, Refinancings, Discounted Pay-offs, Foreclosure or REO Property Purchases

As of the Cut-off Date, none of the Mortgage Loans were modified due to a delinquency.

Four (4) of the Mortgage Loans (11.8%), (i) were refinancings in whole or in part of loans that were in default at the time of refinancing, (ii) involved a discounted pay-off of a prior loan from the proceeds of such mortgage loan, or (iii) provided acquisition financing for the related borrower’s purchase of the related mortgaged property at a foreclosure sale or after becoming REO, in each case as described below:

●	With respect to the Westin Tysons Corner Mortgage Loan (4.5%), a prior securitized loan secured by the Mortgaged Property was transferred to special servicing in June 2014 after the prior owner defaulted after failing to complete a required PIP. The sponsor of the Westin Tysons Corner Mortgage Loan was appointed receiver and began managing the Mortgaged Property on the related special servicer’s behalf. The proceeds of the Westin Tysons Corner Mortgage Loan were used to purchase the Mortgaged Property from an REO asset sale.

●	With respect to the Town Center at Levis Commons Mortgage Loan (3.5%), the Mortgage Loan funded the refinance of a prior mortgage loan in the original principal balance of $58,000,000 (the “Prior Loan”). The Prior Loan was originated in 2007 for securitization, and was unable to be securitized due to market disruption. The original lender sold the Prior Loan to another lender in 2014 for an undisclosed price. In February 2017, the Prior Loan entered maturity default, and in April 2017 the then holder of the Prior Loan in turn sold the Prior Loan at a discounted price of $50,000,000 to the entity that held the Prior Loan at the time of closing of the Town Center at Levis Commons Mortgage Loan (the “Most Recent Prior Loan Holder”). At loan closing, the Most Recent Prior Loan Holder forgave approximately $17,396,976 of the Prior Loan in exchange for approximately 85% of the equity interest in the borrower. The remaining balance of the Prior Loan was repaid with the net proceeds of the Town Center at Levis Commons Mortgage Loan. The forgiven amount of $17,396,976 represents the then outstanding principal balance of the Prior Loan of $51,904,352, less the net proceeds of the Town Center at Levis Commons Mortgage Loan of $34,507,376 (i.e. $37,000,000 original principal balance, net of closing costs and reserves of $2,492,624).

●	With respect to the One Newark Center Mortgage Loan (3.0%), the Mortgage Loan funded the acquisition of the Mortgaged Property. Until such acquisition, the Mortgaged Property was subject to a prior securitized mortgage loan with an original principal balance of $96,700,000, which went into maturity default on December 1, 2011. A one year forbearance agreement was entered into with respect to the prior loan until December 1, 2012. Following the end of such forbearance period, the prior loan was transferred into special servicing and the related special servicer agreed to a loan modification and extension until December 1, 2017. The terms of such modification included a $5,000,000 new equity contribution by the then owner and the division of the mortgage loan into an A note and a $9,700,000 hope note. Concurrently with the acquisition of the Mortgaged Property by the borrower, the prior mortgage loan was repaid at a discount, such that the A note of the prior mortgage loan was repaid, and the hope note was cancelled without repayment.

●	With respect to the Anderson Multifamily Portfolio Mortgage Loan (0.8%), the proceeds of the Mortgage Loan were used to acquire the Mortgaged Properties at a receiver’s sale.

Borrowers, Principals or Affiliated Entities Were Parties to Defaults, Bankruptcy Proceedings, Criminal Proceedings, Foreclosure Proceedings, Deed-In-Lieu of Foreclosure Transactions and/or Mortgage Loan Workouts

Certain of the borrowers, principals of the borrowers and other entities affiliated with such principals are or previously have been parties to loan defaults, bankruptcy proceedings, criminal proceedings, foreclosure proceedings, deed-in-lieu of foreclosure transactions and/or mortgage loan workouts (which may have included a discounted payoff), in addition to any bankruptcy-related litigation issues discussed above in “—Litigation and Other Legal Considerations”, which in some cases may have involved a Mortgaged Property that secures a Mortgage Loan to be included in the Issuing Entity. For example, among the 16 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan, and considering any related Mortgage Loans under common borrower sponsorship as a single Mortgage Loan) taking into account any such material defaults, proceedings, transactions and/or mortgage loan workouts that have occurred within the last 15 years and of which we are aware:

●	With respect to the Park Place East and Park Place West Mortgage Loan (5.1%), one of the non-recourse carveout guarantors (who is also a non-recourse carveout guarantor on the Axcelis Corporate Center Mortgage Loan (3.2%)), was an investor and manager of an entity that was subject to a foreclosure on a loan secured by two office buildings in Illinois that went into maturity default in August 2016, as well as an investor in an entity that was subject to a loan foreclosure in 2009.

●	With respect to The SoCal Portfolio Mortgage Loan (4.7%), the sponsor of The SoCal Portfolio Mortgage Loan held an unrelated loan secured by an unrelated portfolio of office, retail, and industrial properties. The unrelated loan went into default in 2009 and the related sponsor subsequently transferred the portfolio to the lender by deed-in-lieu of foreclosure. In connection with a separate loan secured by an airport industrial property, the related sponsor was unable to upsize the loan to meet the revised design plans of a large tenant, and the borrower under such loan subsequently filed bankruptcy in order to have a receiver appointed and obtain a debtor-in-possession refinancing. Upon closing of the refinancing the original lender suffered no loss.

●	With respect to the Westin Tysons Corner Mortgage Loan (4.5%), the sponsor of the related borrower disclosed an interest in a prior loan transferred to special servicing in 2009. The prior loan was transferred for payment default after the equity investors stopped covering the debt service shortfalls during a period in which the sponsor and the sponsor’s joint venture partner, were negotiating a buy/sell of their investments together. The sponsor’s joint venture partner later brought the loan current after purchasing the sponsor’s interest in the joint venture.

●	With respect to the Town Center at Levis Commons Mortgage Loan (3.5%), Hill Partners, Inc. (“Hill Partners”), one of the non-recourse carveout guarantors, was the sponsor of the related borrower when it defaulted under the Prior Loan as described above under “—Default History, Bankruptcy Issues and Other Proceedings —Defaults, Refinancings, Discounted Pay-offs, Foreclosure or REO Property Purchases” and currently owns one third of the equity of, and controls, the 15% indirect owner of the borrower, which 15% indirect owner in turn acts as managing member of the sole member of the borrower. Hill Partners also acts as property manager of the Mortgaged Property. Affiliates of Hill Partners were subject to a 2013 foreclosure on an approximately $6,000,000 commercial real estate loan secured by a retail center and a discounted payoff on another commercial real estate loan. In connection with the retail center foreclosure, two owners of Hill Partners were sued on related guaranties; one of such owners is subject to a $200,000 settlement agreement required to be paid monthly and the second such owner filed for bankruptcy in connection with such lawsuit. Currently, the bankruptcy estate of such second owner owns a non-voting 40% interest in Hill Partners, and the first owner indirectly owns the remaining 60% interest.

●	With respect to the Oxford Exchange Mortgage Loan (3.5%), the sponsor of the borrower reported a prior foreclosure and a related bankruptcy on a property in which the sponsor held a minority interest as a result of severe damage from Hurricane Ike. Claims related to the foreclosure and bankruptcy were settled and released in 2013. Additionally, such sponsor reported that a CMBS loan secured by a retail property was sent to special servicing in 2006. The loan was ultimately disposed of by way of a discounted payoff in 2011.

●	With respect to the Ingram Festival Shopping Center Mortgage Loan (2.6%), the sponsor of the borrower reported a prior default and foreclosure proceeding in connection with a property in which the sponsor held a membership interest. In 2013, the lender and the related borrower agreed to split the loan into an interest-only note and a note with a deferred payment date. When the property was sold in 2014, both notes were paid in full. Additionally, the sponsor reported a deed in lieu of foreclosure which was consummated in 2016.

There are likely other material defaults, bankruptcy proceedings, foreclosure proceedings, deed-in-lieu of foreclosure transactions and/or mortgage loan workouts involving certain of the borrowers, principals of the borrowers and other entities under the control of such principals that have (i) occurred prior to the last 15 years, (ii) occurred during the last 15 years with respect to Mortgage Loans that are not among the 16 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan, and considering any related Mortgage Loans under common borrower sponsorship), or (iii) otherwise occurred at any time (including with respect to the 16 largest Mortgage Loans) and of which we are not aware.

We cannot assure you that there are no other defaults, bankruptcy proceedings, foreclosure proceedings, deed-in-lieu of foreclosure transactions and/or mortgage loan workout matters that involved one or more Mortgage Loans or Mortgaged Properties, and/or a guarantor, borrower, borrower sponsor or other party to a Mortgage Loan.

Certain risks relating to bankruptcy proceedings are described in “Risk Factors—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans”.

Tenant Issues

Tenant Concentrations

Mortgaged properties that are owner-occupied or leased to a single tenant, or a tenant that makes up a significant portion of the rental income, also are more susceptible to interruptions of cash flow if that tenant’s business operations are negatively impacted, if that tenant defaults or if that tenant fails to renew its lease. This is so because:

●	the financial effect of the absence of rental income may be severe;

●	more time may be required to re-lease the space; and

●	substantial capital costs may be incurred to make the space appropriate for replacement tenants.

See Annex A to this prospectus for tenant lease expiration dates for the 5 largest tenants (based on net rentable square footage) at each office, retail, mixed use and industrial Mortgaged Property.

The Mortgaged Properties have single tenants as set forth below:

●	Seven (7) of the Mortgaged Properties, securing, in whole or in part, seven (7) Mortgage Loans (8.8%), are each leased to a single tenant.

●	No Mortgaged Property leased to a single tenant secures a Mortgage Loan representing more than approximately 3.3% of the Initial Pool Balance.

With respect to certain of these Mortgaged Properties that are leased to a single tenant, the related leases may expire prior to, or soon after, the maturity dates of the Mortgage Loans or the related tenant may have the right to terminate its lease prior to the maturity date of the Mortgage Loan. If the current tenant does not renew its lease on comparable economic terms to the expired lease, if a single tenant terminates its lease or if a suitable replacement tenant does not enter into a new lease on similar economic terms, there could be a negative impact on the payments on the related Mortgage Loans.

Identified in the table below are certain tenants that are among the 5 largest tenants (based on net rentable square footage) at each of 2 or more Mortgaged Properties that collectively secure 2.0% or more of the Initial Pool Balance:

Name of Tenant	Number of Mortgaged Properties	Aggregate approx. % of Initial Pool Balance (1)
GSA (Various)	6	8.8%
TJ Maxx	2	5.5%
Barnes & Noble	2	4.1%
Burlington Coat Factory	2	3.6%
Old Navy	2	3.2%
Dollar Tree	3	2.8%

(1)	Refers to the percentage of the Initial Pool Balance represented by the related Mortgage Loan(s).

In the event of a default by any of the foregoing tenants, if the related lease expires prior to the Mortgage Loan maturity date and the related tenant fails to renew its lease or if such tenant exercises an early termination option, there would likely be an interruption of rental payments under the related leases. In certain cases where the tenant owns the improvements to the Mortgaged Property, the related borrower may be required to purchase such improvements in connection with the exercise of its remedies.

Lease Expirations and Terminations

Lease Expirations

See Annex A to this prospectus for tenant lease expiration dates for the 5 largest tenants (based on net rentable area leased) at each office, retail, mixed use and industrial Mortgaged Property. Even if none of the 5 largest tenants at a particular Mortgaged Property have leases that expire before, or shortly after, the maturity of the related Mortgage Loan, (i) some of the Mortgaged Properties have significant leases (not related to the 5 largest tenants) or a significant concentration of leases that expire before, or shortly after, the maturity of the related Mortgage Loan, and (ii) there may be a significant percentage of leases at a particular Mortgaged Property that expire in a single calendar year, a rolling 12-month period or prior to, or shortly after, the maturity of a Mortgage Loan. Identified below are certain lease expirations or concentrations of lease expirations with respect to the office, retail, mixed use and industrial Mortgaged Properties:

●	In certain cases, the lease of a sole tenant or the lease of an anchor or other tenant that is one of the 5 largest tenants at a Mortgaged Property expires prior to the maturity date (or, in the case of an ARD Loan, the Anticipated Repayment Date) of the related Mortgage Loan, as set forth on Annex A to this prospectus. Set forth in the table below are examples of Mortgaged Properties as to which the sole tenant or a single tenant representing greater than 50% of the net rentable square footage occupies its space at the Mortgaged Property under a lease that expires prior to, or within 12 months after, the maturity date (or, in the case of an ARD Loan, the Anticipated Repayment Date) of the related Mortgage Loan.

Mortgaged Property Name	Approx. % of Initial Pool Balance	Name of Tenant	Percentage of Net Rentable Square Footage Expiring(1)	Date of Lease Expiration	Maturity Date
3rd & Pine Seattle Retail & Parking	3.3%	Columbia Sportswear	100%	1/31/2019	3/1/2028
2301 Renaissance Boulevard	2.7%	Vertex, Inc.	89.1%	9/30/2028	1/6/2028
8800 Queen Avenue South	1.7%	General Dynamics	67.6%	12/31/2024	2/6/2028
Miamisburg Office Portfolio	0.9%	PNC Bank	54.6%	7/31/2019	2/1/2028
Arapaho (Arapaho & Gessner)	0.7%	Aprima Medical Software, Inc.	75.2%	3/31/2024	1/6/2028
Gessner (Arapaho & Gessner)	0.7%	Laboratory Corporation of America	100%	12/31/2024	1/6/2028
Northtown Plaza	0.6%	United Supermarkets	69.4%	1/31/2021	12/6/2027
Norwalk Village	0.6%	Stater Bros.	67.2%	4/3/2020	2/6/2028
The Clorox Sales Building Company	0.5%	Clorox Sales Company	100%	10/31/2026	1/6/2028
358 Hall Avenue	0.5%	Amphenol	100%	12/31/2027	2/6/2028
452 West Broadway	0.5%	Lamy	100%	7/31/2028	3/6/2028
Airport One Office Park	0.2%	The Capital Group Companies	100%	4/30/2025	2/6/2028
Anaheim Stadium Industrial	0.04%	Labeltronix, LLC	51.8%	1/31/2019	2/6/2028

(1)	Calculated based on a percentage of occupied net rentable square footage of the related Mortgaged Property.

●	With respect to the Mortgaged Properties identified in the table below, tenant leases representing in the aggregate greater than 50% of the net rentable square footage at the related Mortgaged Property (excluding Mortgaged Properties leased to a sole tenant or single tenant representing greater than 50% of the net rentable square footage, as identified in the table above) expire in a single calendar year that is prior to, or in the same year as, the year in which the maturity date (or, in the case of an ARD Loan, the Anticipated Repayment Date) of the related Mortgage Loan occurs.

Mortgaged Property Name	Approx. % of Initial Pool Balance	Approximate Aggregate Percentage of Leases Expiring(1)	Calendar Year of Expiration	Maturity Date

8800 Queen Avenue South	1.7%	88.7%	2024	2/6/2028
Aventura Business Park	1.7%	66.8%	2018	3/6/2028
5000 South Hulen	1.5%	53.8%	2020	1/1/2023
Two Harbor Point Square	0.9%	57.0%	2022	12/6/2027
185 North Morgan Retail	0.7%	78.3%	2027	2/6/2028
820 West Lake Retail	0.6%	89.4%	2027	2/6/2028
219 North Green Retail	0.4%	100.0%	2028	2/6/2028
Fresno Industrial Center	0.3%	51.8%	2020	2/6/2028

(1)	Calculated based on a percentage of occupied net rentable square footage of the related Mortgaged Property.

●	There may be other Mortgaged Properties as to which leases representing at least 50% or greater of the net rentable square footage at the related Mortgaged Property expire over two or more calendar years prior to maturity of the related Mortgage Loan, which may be consecutive calendar years.

●	Further, with respect to certain other Mortgaged Properties, there are leases that represent in the aggregate a material portion (but less than 50%) of the net rentable square footage at the related Mortgaged Property that expire in a single calendar year (or several calendar years) prior to, or shortly after, the maturity of the related Mortgage Loan.

Lease Terminations

Certain Mortgage Loans have material lease early termination options. Leases often give tenants the right to terminate the related lease, abate or reduce the related rent, and/or exercise certain remedies against the related borrower for various reasons or upon various conditions, including

(i) if the borrower for the applicable Mortgaged Property allows uses at the Mortgaged Property in violation of use restrictions in current tenant leases,

(ii) if the borrower or any of its affiliates owns other properties within a certain radius of the Mortgaged Property and allows uses at those properties in violation of use restrictions,

(iii) if the borrower fails to provide a designated number of parking spaces,

(iv) if there is construction at the related Mortgaged Property or an adjacent property (whether or not such adjacent property is owned or controlled by the borrower or any of its affiliates) that may interfere with visibility of, access to or a tenant’s use of the Mortgaged Property or otherwise violate the terms of a tenant’s lease,

(v) upon casualty or condemnation with respect to all or a portion of the Mortgaged Property that renders such Mortgaged Property unsuitable for a tenant’s use or if the borrower fails to rebuild such Mortgaged Property within a certain time,

(vi) if a tenant’s use is not permitted by zoning or applicable law,

(vii) if the tenant is unable to exercise an expansion right,

(viii) if the borrower does not complete certain improvements to the property as contemplated in the lease,

(ix) if the borrower leases space at the Mortgaged Property or within a certain radius of the Mortgaged Property to a competitor,

(x) if the tenant fails to meet certain sales targets or other business objectives for a specified period of time,

(xi) if certain anchor or significant tenants at the subject property go dark or terminate their leases,

(xii) if the landlord violates the tenant’s exclusive use rights for a specified period of time,

(xiii) if the borrower defaults on any other obligations under the lease, or

(xiv) based upon contingencies other than those set forth in this “—Tenant Issues—Lease Expirations and Terminations” section.

We cannot assure you that all or any of the borrowers will comply with their lease covenants or such third parties will act in a manner required to avoid any termination and/or abatement rights of the related tenant.

Identified below are certain material termination rights or situations in which the tenant may no longer occupy its leased space or pay full (or any) rent.

Unilateral Lease Termination Rights

Certain of the tenant leases permit the related tenant to unilaterally terminate its lease (with respect to all or a portion of its leased property) prior to, or shortly after, the maturity of the related Mortgage Loan, upon providing notice of such termination within a specified period prior to the termination date. For example, among the 5 largest tenants by net rentable square footage at a Mortgaged Property securing the 16 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan) by aggregate Cut-off Date Balance, or those Mortgaged Properties with a tenant that leases at least 20% of the net rentable square footage at the related Mortgaged Property (in each case excluding government tenants, which are described further below):

●	With respect to the Red Building Mortgage Loan (3.8%), the fourth largest tenant, Clique Media, which occupies 6.9% of the net rentable square footage at the Mortgaged Property, has the option to terminate its lease effective as of January 31, 2023, with 18 months’ notice and a payment of a termination fee equal to the unamortized amount of the tenant improvement allowance, free rent, and brokerage commissions paid in connection with its lease.

●	With respect to the Cross Point Mortgage Loan (2.4%), Verizon, which occupies 23.9% of the net rentable square footage at the Mortgaged Property, has the option to terminate its lease effective May 31, 2021, with 17 months’ notice and payment of a termination fee equal to the unamortized balance of tenant improvements, brokerage commissions, free rent and other costs incurred by the landlord for the space.

●	With respect to the Galleria Commons Mortgage Loan (2.1%), the largest tenant, Burlington Coat Factory (“Burlington”), which leases approximately 30.5% of the net rentable square footage at the related Mortgaged Property, has the right to terminate its lease at any time with one year’s notice. Various other tenants at the Mortgaged Property have co-tenancy rights based on Burlington’s occupancy.

●	With respect to the 8800 Queen Avenue South Mortgage Loan (1.7%), the largest tenant, General Dynamics, which occupies 67.6% of the net rentable square footage at the Mortgaged Property, has the option to terminate its lease effective as of December 31, 2022 upon 270 days’ notice and payment of a termination fee equal to the unamortized portions of its refurbishment allowance, leasing commissions, and any other improvement allowances provided to General Dynamics.

●	With respect to the 358 Hall Avenue Mortgage Loan (0.5%), the sole tenant at the Mortgaged Property is Amphenol (including Times Microwave, a wholly-owned subsidiary of Amphenol).

Amphenol and Times Microwave each has the right to terminate its lease effective as of December 31, 2025, with 180 days’ notice and payment of a termination fee equal to 50.0% of the remaining base rent.

Rights to Terminate Lease or Abate or Reduce Rent Triggered by Failure to Meet Business Objectives or Actions of Other Tenants

Certain of the tenant leases for the Mortgaged Properties permit the related tenant to terminate its lease and/or abate or reduce rent if the tenant fails to meet certain sales targets or other business objectives for a specified period of time. We cannot assure you that all or any of these tenants will meet the sales targets or business objectives required to avoid any termination and/or abatement rights.

Certain of the tenant leases for the Mortgaged Properties may permit affected tenants to terminate their leases and/or abate or reduce rent if another tenant at the subject Mortgaged Property or a tenant at an adjacent or nearby property terminates its lease or goes dark, or if a specified percentage of the Mortgaged Property is unoccupied. For example, taking into account the 5 largest tenants (based on net rentable square footage) at those Mortgaged Properties securing the 16 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan) by aggregate Cut-off Date Balance:

●	With respect to the Town Center at Levis Commons Mortgage Loan (3.5%), the largest tenant, Cinemark USA, which leases approximately 17.6% of the net rentable square footage, has the right to pay percentage rent of 10% of gross sales in lieu of base rent if, for a period of 6 consecutive months, retail tenants are not open and operating in 90,000 square footage of retail in the Mortgaged Property, including 3 full service restaurants of at least 5,000 square feet and one (1) of at least 3,500 square feet. The second largest tenant, Books-A-Million, which leases approximately 5.3% of net rentable square footage, has the right to pay the lesser of 2% of gross sales and 50% of its base rent if (i) the tenant occupying the movie theater space at the Mortgaged Property is not open for business, or (ii) less than 70% of the total leasable space comprising the retail portion of the Mortgaged Property is leased and occupied, and if such condition continues for more than 12 months, the tenant may either terminate its lease or must commence paying regular rent. The third largest tenant, Arhaus Furniture, which leases approximately 4.7% of net rentable square footage, has the right to pay 10% of gross sales in lieu of all other rent if (i) the tenant occupying the movie theater space at the Mortgaged Property is not open for business, or (ii) less than 75% of the total leasable space comprising the retail portion of the Mortgaged Property is leased and occupied, and if such condition continues for more than 12 months, the tenant may either terminate its lease or must commence paying regular rent. The fifth largest tenant, Biaggi’s Ristorante Italiano, which leases approximately 3.0% of net rentable square footage, has the right to reduce its annual base rent by 50% if upscale, lifestyle tenants comparable to the co-tenants that were required to be in occupancy in order for such tenant to initially open its store (which generally consisted of nationally known retailers), occupy less than 65% of the gross leaseable area of the Mortgaged Property for 90 consecutive days. In addition, numerous other tenants have co-tenancy provisions in their leases.

●	With respect to the Oxford Exchange Mortgage Loan (3.5%), the third largest tenant, Ross Dress For Less, holds a co-tenancy option which provides that if Target and at least three of PetSmart, TJ Maxx, Hobby Lobby and Old Navy are not open, and less than 65.0% of the retail tenants at the Mortgaged Property are not open for 180 days, then the related tenant may elect to change its rent to 2.0% of sales. The related lease agreement further provides that if the condition continues for at least 24 months, then the tenant may terminate the lease. In addition, the fifth largest tenant, TJ Maxx, holds a co-tenancy option which provides that if Target and at least three stores which lease at least 25,000 square feet are not open for at least 30 days, then the related tenant is not required to pay rent. The related lease agreement further provides that if the condition continues for at least two years, then the tenant may terminate the lease.

●	With respect to the Ingram Festival Shopping Center Mortgage Loan (2.6%), the second largest tenant, Barnes & Noble, holds a co-tenancy option which provides that if, at any time, occupancy at the Mortgaged Property is below 70.0% and open for business by other tenants for six months or more, then the tenant is entitled to a 50.0% rent abatement. In addition, the third largest tenant, Michaels, holds a co-tenancy option which provides that if, at any time, there are not at the Mortgaged Property (i) 3 tenants each leasing at least 20,000 square feet, for a combined total of at least 80,000 square feet or (ii) 2 tenants leasing a combined total of 80,000 square feet immediately adjacent to the Mortgaged Property, and such condition persists for 12 consecutive months, the tenant will be entitled to pay 3.0% of gross receipts (in no event to be less than 60.0% of otherwise payable rent) in lieu of base rent. If the condition persists for 24 months, the tenant may terminate the lease. In addition, the fourth largest tenant, F21 Red, holds a co-tenancy option which provides that if, at any time, less than 65.0% of the shopping center and adjacent HQ Shopping Center is occupied, then the tenant may elect to pay 3.0% of gross receipts in lieu of base rent. In addition, the fifth largest tenant, DSW Shoe Warehouse, holds a co-tenancy option which provides that if, at any time, less than two of Michaels, Marshalls and Old Navy and certain other retailers leasing at least 70.0% of the area at the Mortgaged Property are open, the tenant may elect to pay 4.0% of gross receipts in lieu of base rent. If the condition persists for 12 months, the tenant has the right to terminate the lease.

In addition to termination options tied to certain triggers as set forth above that are common with respect to retail properties, certain tenant leases permit the related tenant to terminate its lease without any such triggers.

Certain of the tenant leases permit the related tenant to terminate its lease based upon contingencies other than those set forth above in this “—Tenant Issues—Rights to Terminate Lease or Abate or Reduce Rent Triggered by Failure to Meet Business Objectives or Actions of Other Tenants” subsection.

See “Significant Loan Summaries” in Annex B to this prospectus for more information on material lease termination options relating to the Mortgage Loans identified with control numbers 1 through 15 on Annex A to this prospectus.

Rights to Cease Operations (Go Dark) at the Leased Property

Certain of the tenant leases may permit a tenant to go dark at any time. For example, taking into account (i) the 5 largest tenants (based on net rentable square footage) at a Mortgaged Property securing the 16 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan) by aggregate Cut-off Date Balance or (ii) cases where any Mortgaged Property is leased to a single tenant that leases more than 50% of the net rentable square footage of the Mortgaged Property who has the option to go dark:

●	With respect to the Town Center at Levis Commons Mortgage Loan (3.5%), the second largest tenant, Books-A-Million, which leases approximately 5.3% of the net rentable square footage, has the right to go dark at any time. If the tenant elects to go dark, the landlord has the right to terminate the lease.

●	With respect to the Oxford Exchange Mortgage Loan (3.5%), the second largest tenant, Dick’s Sporting Goods, which leases approximately 13.5% of the net rentable square footage has the right to go dark at any time. The fifth largest tenant, Bed Bath & Beyond, may go dark at any time.

●	With respect to the 3rd & Pine Seattle Retail & Parking, Mortgage Loan (3.3%), the single retail tenant, Columbia Sportswear has the right to go dark at any time.

●	With respect to the One Newark Center Mortgage Loan (3.0%), the second largest tenant, the GSA (IRS), which leases 10.8% of the net rentable square footage, has the right to vacate its premises in whole or part without terminating its lease but is entitled to reduce its rent by an amount equal to the portion of the operating costs not required to maintain the vacated space.

●	With respect to the Voice Road Plaza Mortgage Loan (2.4%) the lease of the largest tenant, Big Lots, which leases 24.0% of the net rentable square footage, provides that if the tenant closes its premises and fails to reopen within 90 days, the landlord has the right to terminate its lease.

●	With respect to the Southfield PNC & McDonalds Mortgage Loan (0.4%), PNC Bank, which leases 100% of the net rentable square footage, has the right to go dark at any time.

There may be other tenant leases, other than those disclosed above, that do not require the related tenant to continue to operate its space at the related Mortgaged Property, and therefore such tenants may also have the option to go dark at any time, but such right to go dark is not expressly provided for under the subject lease.

Termination Rights of Government Sponsored Tenants

Certain of the Mortgaged Properties, as set forth in the table below, may be leased in whole or in part by government sponsored tenants or by tenants with government contracts. Government sponsored tenants frequently have the right to cancel their leases at any time or after a specific time (in some cases after the delivery of notice) or for lack of appropriations. Tenants that are party to a government contract frequently have termination options related to termination or cessation of such government contract. For example, set forth below are certain government sponsored tenants that (i) have leases with the risks described above in this paragraph and (ii) individually represent 5% or more of the base rent at the related Mortgaged Property.  One or more other leases at the related Mortgaged Property representing less than 5% of the base rent at such Mortgaged Property could also have these types of risks.

Mortgaged Property Name	Approx. % of Initial Pool Balance	Tenant	Approx. % of Net Rentable Area	Approx. % of UW Base Rent
One Newark Center	3.0%	GSA (IRS)(1)	10.8%	12.2%
Braddock Metro Center	2.8%	Alexandria City School Board	26.8%	26.9%
Cross Point	2.4%	(GSA) - IRS(2)	2.8%	6.1%
Fort Knox Executive Park	1.8%	Agency for Health Care Administration(3)	75.5%	91.8%
Fort Knox Executive Park	1.8%	Florida Department of Law Enforcement(3)	8.0%	8.2%
Sierra Gateway	0.3%	GSA (United States of America)(4)	10.4%	21.3%

(1)	The related tenant may terminate the lease at any time after April 29, 2019, upon 120 days’ notice.

(2)	The related tenant may terminate the lease at any time upon 60 days’ notice.

(3)	The related tenant may terminate the lease at any time upon six months’ notice if space becomes available in a state-owned building.

(4)	The related tenant may terminate the 8,892 square foot lease at any time upon 180 days’ prior notice and may terminate the 4,996 square foot lease at any time after May 16, 2020, upon 90 days’ written notice.

Other Tenant Termination Issues

In addition to the tenant termination issues described above, anchor tenants at, and shadow anchor tenants with respect to, certain Mortgaged Properties may close or otherwise become vacant. We cannot assure you that any such anchor tenants would be replaced in a timely manner or without incurring material additional costs to the related borrower and resulting in adverse economic effects.

●	With respect to the Galleria Commons Mortgage Loan (2.1%), the second largest tenant, Babies “R” Us, which has not been underwritten, due to the bankruptcy of its parent company, but currently leases approximately 13.6% of the net rentable square footage, has a provision in its lease which restricts other stores at the Mortgaged Property from selling baby furniture in an area of more than 1,500 square feet. The largest tenant, Burlington, which leases approximately 30.5% of the net rentable square footage, sells baby furniture in an area that is approximately 500 square feet. Pursuant to an amendment to Burlington’s lease (the “Burlington Lease Amendment”), the borrower has agreed (i) that Burlington may sell or display baby and children’s furniture without limitation as to the size of any sale or display area, subject only to an order of a court of competent jurisdiction that it may not do so, provided that such sale or display may not be its primary business at its leased premises, (ii) that if, at the behest of Babies “R” Us or any person acting under or through Babies “R” Us or by reason of the Babies “R” Us lease, a court of competent jurisdiction orders that Burlington is prohibited from selling and displaying, or limited to 1,501 or less square feet in selling or displaying, baby furniture, the landlord will pay Burlington $150,000 and Burlington will have the right to terminate its lease on at least 60 days’ notice, which must be given within three years after the order becomes final and non-appealable (with the effective date of termination to be not earlier than the second anniversary of the earlier of when such order becomes enforceable against Burlington or when it becomes final and non-appealable) and (iii) to indemnify Burlington for the cost of fighting any effort by Babies “R” Us to prohibit or restrict Burlington from selling or displaying baby or children’s furniture. Such provision would be binding on the issuing entity if it took title to the Mortgaged Property. The loan documents provide for loss recourse to the borrower and the non-recourse carveout guarantor for any claim of a breach of the lease by the borrower or any successor landlord (including the lender) with respect to (i) the Babies “R” Us lease due to its exclusive right to “sell or display or sell and display” baby and children’s furniture at the Mortgaged Property and/or (ii) a claim by the tenant under the Burlington Lease Amendment with respect to the exclusive right of Babies “R” Us to sell or display or sell and display baby and children’s furniture at the Mortgaged Property. There can be no assurance that borrower or guarantor will have the resources to, or will, pay any such losses.

Rights to Sublease

Certain of the Mortgaged Properties may have tenants that sublet a portion of their space or have provided notice of their intent to sublet out a portion of their space in the future. For example, taking into account (i) the 5 largest tenants (based on net rentable square footage) at those Mortgaged Properties securing the 16 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan) or (ii) cases where 10% or more of the aggregate net rentable area at a Mortgaged Property is sublet:

●	With respect to the Park Place East and Park Place West Mortgage Loan (5.1%), the fourth largest tenant, Strayer University, which represents approximately 4.0% of the aggregate net rentable square footage at the related portfolio of two Mortgaged Properties (and approximately 8.0% of the net rentable square footage at the Park Place West Mortgaged Property) has subleased all of its space, with 7,246 square feet subleased to the Bureau of Engraving, Incorporated dba Art Instruction Schools at $13.75 per square foot and 8,574 square feet subleased to Premia at $15.75 per square foot. The subleases are co-terminous with the prime lease. The Bureau of Engraving, Incorporated dba Art Instruction Schools is sub-subleasing 4,500 square feet to Equals 3, at an unspecified rent amount. The Mortgage Loan was underwritten based on the prime lease rent as of March 1, 2018 of $15.75 per square foot.

●	With respect to the Gale Industrial Mortgage Loan (0.7%), the third largest tenant, Jarlin Cabinetry, which leases approximately 15.9% of the net rentable square footage, is subleasing its entire space to US Honya. The sublease provides for the same rent and term as the prime lease.

Tenants Not Yet in Occupancy or in a Free Rent Period, Leases Under Negotiation and LOIs

Tenants under certain leases included in the Underwritten Net Cash Flow, Underwritten Net Operating Income and/or Occupancy may not be in physical occupancy, may not have commenced paying rent, or may be in the process of negotiating such leases. For example, with respect to single tenant properties, tenants that are one of the 5 largest tenants (based on net rentable square footage) at a Mortgaged Property securing the 16 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan) or tenants in the aggregate representing more than 25% of the net rentable square footage at a Mortgaged Property, certain of such tenants have not taken possession or commenced paying rent or have outstanding rent as set forth below:

●	With respect to the Braddock Metro Center Mortgage Loan (2.8%), the largest tenant, GSA (United States Department of Agriculture), which represents approximately 41.5% of the net rentable square footage at the related Mortgaged Property, has executed a lease (“USDA Lease”) but is not expected to take occupancy and commence paying rent until June 1, 2018. At origination of the Mortgage Loan, the lender reserved approximately $27,805,730 with respect to the related borrower’s obligations under the USDA Lease, including: (i) $1,432,027 in “gap” rent, (ii) $18,802,127 for a tenant improvement allowance ($6,351,075 of such amount may be applied toward the tenant’s rent obligations during the first eighteen (18) months of the term of the USDA Lease), (iii) $6,930,119 for the cost of the demolition of certain existing improvements, and (iv) $641,456 for leasing commissions.

●	With respect to the 2301 Renaissance Boulevard Mortgage Loan (2.7%), the sole tenant, Vertex, Inc., has executed a lease and is currently in occupancy of its leased space, but is not expected to commence paying rent until September 12, 2018. At origination of the Mortgage Loan, the lender reserved approximately $1,969,567 in “gap” rent.

●	With respect to the Cross Point Mortgage Loan (2.4%), the largest tenant at the Mortgaged Property, Kronos Incorporated (38.3% of net rentable square footage) leases approximately 505,664 square feet but currently occupies only 468,110 square feet at the Mortgaged Property. The tenant is expected to occupy the remaining leased space beginning on October 1, 2018.

●	With respect to the Voice Road Plaza Mortgage Loan (2.4%), the second largest tenant at the Mortgaged Property, New York Mart Group (dba iFresh), which leases approximately 17.3% of the net rentable square footage, is not yet in occupancy, and is anticipated to open for business in June 2018.

In addition, in some cases, tenants at a Mortgaged Property may have signed a letter of intent or notified the related borrower of their intent to continue to lease space at the Mortgaged Property but not executed a lease with respect to the related space. We cannot assure you that any such proposed tenant will sign a lease or lease renewal or take or remain in occupancy at the related Mortgaged Property.

Further, the underwritten occupancy, Underwritten Net Cash Flow and Underwritten Net Operating Income of the Mortgaged Properties may reflect tenants, and rents from tenants, whose lease terms or renewal leases are under negotiation but not yet signed. Certain of the Mortgage Loans may also have tenants who are leasing their spaces on a month-to-month basis and have the right to terminate their leases on a monthly basis. For example, taking into account the 5 largest tenants (based on net rentable square footage) at the Mortgaged Properties:

●	With respect to the Palmdale Place Mortgaged Property (0.3%), the County of Los Angeles, the third largest tenant at The SoCal Portfolio Mortgaged Property, leases approximately 49,500 square feet, 9,255 square feet of which is used by the Department of Mental Health on a month-to-month basis.

In the case of any Mortgage Loan, we cannot assure you that tenants who have not yet taken occupancy, begun paying rent or executed a lease will take occupancy, begin paying rent or execute their lease. If these tenants do not take occupancy of the leased space, begin paying rent or execute their lease, it could result in a higher vacancy rate and re-leasing costs that may adversely affect cash flow on the related Mortgage Loan.

Tenants in Financial Distress or Affiliated with a Parent or Related to a Chain That Is in Financial Distress or Closing Retail Locations

Tenants under certain leases included in the Underwritten Net Cash Flow, Underwritten Net Operating Income and/or Occupancy may be in financial distress, may have filed for bankruptcy or may be part of a chain that is in financial distress as a whole, or the tenant’s parent company may have implemented or expressed an intent to implement a plan to consolidate or reorganize its operations, close a number of stores in the chain, reduce exposure, relocate stores or otherwise reorganize its business to cut costs. In addition, certain anchor tenants or shadow anchor tenants may be in financial distress or may be experiencing adverse business conditions, which could have a negative effect on the operations of certain tenants at the Mortgaged Properties. Furthermore, commercial tenants having multiple leases may experience adverse business conditions that result in their deciding to close under-performing stores.

For example, taking into account the 5 largest tenants (based on net rentable square footage) at the Mortgaged Properties securing the 16 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan) by aggregate Cut-off Date Balance, or certain tenants at those Mortgaged Properties:

●	On February 24, 2017, JC Penney Company, Inc. (“JC Penney”) announced that it expects to close two distribution facilities and approximately 130 to 140 JC Penney department stores over the following months. In the case of the Warwick Mall Mortgage Loan (1.6%), JC Penney is the largest tenant at the Mortgaged Property. We cannot assure you that the JC Penney store at the Warwick Mall Mortgaged Property or the Warwick Mall Mortgaged Property will not be closed as a result of JC Penney’s store closure announcement or otherwise. We further cannot assure you that the closing of any other JC Penney store will not impact other Mortgaged Properties securing Mortgage Loans in the Mortgage Pool.

Charitable Institutions / Not-For-Profit Tenants

Certain Mortgaged Properties may have tenants or sub-tenants that are charitable institutions or other not-for-profit tenant organizations that generally rely on contributions from individuals and government grants or other subsidies to pay rent on such space and other operating expenses.

Tenants that are charitable institutions that generally rely on contributions from individuals and government grants or other subsidies to pay rent on such space and other operating expenses may default upon their respective leases should such contributions, grants or subsidies no longer be available.

See “Significant Loan Summaries” in Annex B to this prospectus for more information on other tenant matters relating to the Mortgage Loans identified with control numbers 1 through 15 on Annex A to this prospectus.

See the footnotes to Annex A to this prospectus for further information regarding the 5 largest tenants by net rentable square footage at the Mortgaged Properties.

Purchase Options, Rights of First Offer and Rights of First Refusal

Below are certain purchase options, rights of first offer and rights of first refusal to purchase all or a portion of certain Mortgaged Properties:

●	With respect to the Westin Tysons Corner Mortgage Loan (4.5%), the related franchisor has a right of first refusal if the borrower proposes to sell or otherwise transfer the Mortgaged Property to a competitor of the franchisor.

●	With respect to the Axcelis Corporate Center Mortgage Loan (3.2%), the sole tenant, Axcelis Technologies, Inc., has a right of first offer to purchase the related Mortgaged Property. Such right does not apply to any transfer in a foreclosure sale (or similar proceeding) with respect to a mortgage secured by the Mortgaged Property in favor of any lender who has been identified to the tenant or any party that becomes the holder of such a mortgage as a result of the assignment thereof, or to any conveyance in lieu of foreclosure sale or deed in lieu thereof, or to any transfer subsequent to a foreclosure sale or deed in lieu thereof if the Mortgage Loan is securitized.

●	With respect to the Cross Point Mortgage Loan (2.4%), the largest tenant, Kronos Incorporated, has a right of first offer to purchase the Mortgaged Property so long as (i) Kronos Incorporated (or a permitted transferee) is a tenant at the Mortgaged Property, (ii) Kronos Incorporated has not (a) sublet more than 25% of its premises or (b) assigned its lease to a party with a lower net worth than Kronos Incorporated and (iii) Kronos Incorporated has not materially defaulted under the lease.

●	With respect to the Voice Road Plaza Mortgage Loan (2.4%), the tenant New York Mart (dba iFresh) has a right of first offer to purchase the Mortgaged Property. Pursuant to a subordination, non-disturbance and attornment agreement, such right has been waived in connection with any exercise of the lender’s rights and the first transfer thereafter.

Affiliated Leases and Master Leases

Certain of the Mortgaged Properties are leased in whole or in part by borrowers or borrower affiliates. Set forth below are examples of Mortgaged Properties at which (A) at least (i) 5.0% of the gross income at the Mortgaged Property relates to leases between the borrower and an affiliate of the borrower or (ii) 5.0% of the net rentable square footage at the Mortgaged Property is leased to an affiliate of the borrower or (B) master leases were included in the underwritten base rent:

●	With respect to the La Habra Towne Center Mortgage Loan (1.7%), the largest tenant at the Mortgaged Property, Northgate Market, which leases 64.1% of the net rentable square footage, is owned by a borrower-affiliate.

●	With respect to the Gale Industrial Mortgage Loan (0.7%), each of the largest tenant at the Mortgaged Property, Sierra Electronics, which leases approximately 18.4% of the net rentable square footage, and the second largest tenant, MBA Trading, which leases approximately 18.1% of the net rentable square footage, is owned by one or both of the related non-recourse carveout guarantors.

Other Mortgaged Properties may have tenants that are affiliated with the related borrower but those tenants do not represent more than 5.0% of the gross income or net rentable area of the related Mortgaged Property.

Insurance Considerations

In the case of 126 Mortgaged Properties, which secure, in whole or in part, 39 Mortgage Loans (82.9%), the related borrowers maintain insurance under blanket policies.

Further, certain Mortgaged Properties may be insured, in whole or in part, by a sole or significant tenant. For example:

●	With respect to the Arapaho & Gessner Mortgage Loan (0.7%), the sole tenant at the Gessner Mortgaged Property, Laboratory Corporation of America, maintains its own property insurance policy.

●	With respect to the 358 Hall Avenue Mortgage Loan (0.5%), the sole tenant, Amphenol, maintains its own insurance coverage.

In addition, with respect to certain Mortgage Loans, the insurable value of the related Mortgaged Property as of the origination date of the related Mortgage Loan was lower (and, in certain cases, may be substantially lower) than the principal balance of the related Mortgage Loan.

See “Risk Factors—Risks Associated with Blanket Insurance Policies or Self-Insurance” and “—Earthquake, Flood and Other Insurance May Not Be Available or Adequate”.

In addition, with respect to Mortgaged Properties that are part of condominium regimes, the insurance may be maintained by the condominium association rather than the related borrower.

Further, many Mortgage Loans contain limitations on the obligation to obtain terrorism insurance. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties”.

Zoning and Use Restrictions

Certain of the Mortgaged Properties are subject to restrictions that restrict the use of the Mortgaged Properties to their current use or some other specified use or have zoning issues, as further described below:

●	With respect to the Two Harbor Point Square Mortgage Loan (0.9%), the Mortgaged Property is subject to a recorded environmental land use restriction which prohibits disturbance of the engineered controls and demolition or construction on parts of the Mortgaged Property without first obtaining a release from the Connecticut Department of Energy & Environmental Protection.

In addition to the foregoing, (i) certain of the Mortgaged Properties may be subject to zoning violations relating to maintenance and inspection requirements with respect to the Mortgaged Properties, for which the related Mortgage Loan documents generally require the related borrowers to reserve funds to remedy the violations, and (ii) certain of the Mortgaged Properties are legal non-conforming uses that may be restricted or prohibited entirely after certain events, such as casualties, or may restrict renovations at the Mortgaged Properties. See “Risk Factors—Risks Related to Zoning Non-Compliance and Use Restrictions”.

Further, the Mortgaged Properties securing the Mortgage Loans may have zoning, building code, or other local law issues in addition to the issues described above. In addition, certain of the Mortgaged Properties are subject to a temporary certificate of occupancy (the “TCO”). In such cases, the related Mortgage Loan documents require the related borrower to use commercially reasonable efforts to maintain the TCO, or cause the sponsor of the property to maintain the TCO, and to cause the TCO to be continuously renewed at all times until a permanent certificate of occupancy (“PCO”) is obtained for the related Mortgaged Property or contain covenants to similar effect.

See “Risk Factors—Risks Related to Zoning Non-Compliance and Use Restrictions”. See also the Sponsor representation and warranty set forth in paragraph (24) (Local Law Compliance) on Annex E-1 to this prospectus and any related exceptions on Annex E-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex E-1 to this prospectus).

Non-Recourse Carveout Limitations

While the Mortgage Loans generally contain non-recourse carveouts for liabilities (for example, as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters), certain of the Mortgage Loans do not contain such carveouts, contain limitations to such carveouts and/or do not provide for a non-recourse carveout guarantor. Certain other Mortgage Loans may have additional limitations to the non-recourse carveouts as described on Annex E-2 to this prospectus. See “Risk Factors—Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed”. For example:

●	With respect to each of the Extra Space - TIAA Self Storage Portfolio Mortgage Loan, the Extra Space Self Storage Portfolio Mortgage Loan, the Park Place East and Park Place West Mortgage Loan, the Town Center at Levis Commons Mortgage Loan and the Axcelis Corporate Center Mortgage Loan (together, 25.7%), the related environmental indemnity contains provisions generally to the effect that if the borrower obtains an environmental insurance policy with respect to the related Mortgaged Property that is reasonably acceptable to the lender, the lender and other indemnified parties must first make a claim under such environmental policy, and may not make a claim against the environmental indemnitor, except to the extent that such environmental policy does not cover the losses suffered and/or does not fully cover the costs of such losses or of any remediation or such indemnified party has been unable to recover under such environmental policy with respect to all or a portion of such costs or losses within a reasonable period of time despite good faith efforts to do so (or in certain cases, within six months of the date the indemnified part(y)(ies) commenced efforts to collect such environmental losses, which will be deemed to be not later than the date when the indemnified part(y)(ies) notify the environmental insurer of a potential claim, provided that the lender and other indemnified parties may proceed against the indemnitor earlier if they reasonably determine that a failure to assert a claim against the indemnitor will subject the indemnified part(y)(ies) to a possibility of such claim being foregone, whether due to any statute of limitations or otherwise).

With respect to the Park Place East and Park Place West Mortgage Loan (5.1%), the borrower purchased two Pollution Liability policies for the Insured Sites (one for three years that provides coverage for operational/new conditions, and one for ten years that provides historical conditions coverage). The two policies together share a $10,000,000 limit per pollution condition and in the aggregate. The three year policy has a $50,000 self-insured retention and the ten year policy has a $50,000 self-insured retention. The three year policy expires on December 9, 2018 and the ten year policy expires on December 9, 2025. With respect to the Axcelis Corporate Center Mortgage Loan (3.2%), the borrower has purchased two Pollution Liability policies for the Insured Site (one for five years that provides coverage for operational/new conditions, and one for ten years that provides historical conditions coverage). The two policies together share a $10,000,000 limit per pollution condition and in the aggregate. The five year policy has a $250,000 self-insured retention and the ten year policy has a $250,000 self-insured retention. The five year policy expires on January 30, 2020, and the ten year policy expires on January 30, 2025. All of such policies were issued by Indian Harbor Insurance Company, rated A+ by S&P, and the borrower is the named insured under such policies. The Mortgage Loan documents require each borrower to obtain and maintain environmental liability insurance providing coverage equal to or superior to the coverage provided pursuant to such policies.

●	With respect to The SoCal Portfolio Mortgage Loan (4.7%), the Mortgage Loan documents provide that the Mortgage Loan is recourse to the related borrower and guarantor for losses associated with any misrepresentation or inaccuracy in any representation or warranty or breach or failure to perform any covenants or other obligations pursuant to the Mortgage Loan documents related to environmental matters. However, the Mortgage Loan documents permit the indemnitor under the environmental indemnity to elect to provide environmental insurance policies covering the Mortgaged

Properties. In the event that the Mortgagor or another indemnitor under the indemnity presents a claim arising under the environmental insurance policy, the related lender agrees that it will withhold pursuing its rights under the environmental indemnity until the earlier to occur of (i) denial of the claim or (ii) 90 days following the date which the claim was presented. Claims under the environmental indemnity are reduced to the extent the related lender actually receives funds in respect of a claim under the environmental indemnity policy.

●	With respect to the One Newark Center Mortgage Loan (3.0%), there is no non-recourse carveout guarantor, and no environmental indemnitor other than the borrower. In addition, the ultimate owners of the borrower are entities and individuals in the People’s Republic of China which do not have other assets in the United States.

●	With respect to the Cross Point Mortgage Loan (2.4%), the related loan documents do not provide for recourse to the related guarantor for breaches of environmental covenants. In lieu of recourse liability for environmental matters, at origination the related borrower obtained a $5,000,000 environmental insurance policy, naming the lender as additional insured. Such environmental insurance policy has a $50,000 deductible and a term of 10 years, with a 3-year extended reporting period. The environmental insurance policy was obtained from Beazley, which is rated A by A.M. Best and A+ by S&P. In addition, there is no recourse to a separate guarantor for (i) the Mortgagor’s misappropriation of security deposits or, alternatively, the failure of any security deposits to be delivered to the lender upon foreclosure or action in lieu thereof (except to the extent applied in accordance with leases prior to a Mortgage Loan event of default), (ii) the Mortgagor’s commission of intentional material physical waste at the Mortgaged Property or (iii) the removal or disposal of a portion of the Mortgaged Property after an event of default under the related loan agreement. Additionally, the loan agreement and related documents do not provide for recourse to the related guarantor for breaches of the environmental covenants.

We cannot assure you that the net worth or liquidity of any non-recourse carveout guarantor under any of the Mortgage Loans will be sufficient to satisfy any claims against that guarantor under its non-recourse guaranty. In most cases, the liquidity and net worth of a non-recourse carveout guarantor under a Mortgage Loan will be less, and may be materially less, than the outstanding principal amount of that Mortgage Loan. In addition, there may be impediments and/or difficulties in enforcing some or all of the non-recourse carveout liability obligations of individual guarantors depending on, among other things, the domicile or citizenship of any such guarantor.

Certain of the Mortgage Loan documents may provide that recourse for environmental matters terminates immediately (or in some cases, following a specified period, such as two years) after payment or defeasance in full of such Mortgage Loans (or after a permitted transfer of the related Mortgaged Property) if certain conditions are satisfied, such as the lender receiving searches or an environmental inspection report meeting criteria set forth in such Mortgage Loan documents. In addition, as to certain Mortgage Loans, the related guaranty and/or environmental indemnity may provide that the recourse liability of the guarantor will not apply to any action, event or condition arising after the foreclosure, delivery of a deed-in-lieu of foreclosure, or appointment of a receiver, of the Mortgaged Property, or of ownership interests in the borrower, pursuant to such Mortgage Loan or a related mezzanine loan.

The non-recourse carveout provisions contained in certain of the Mortgage Loan documents may also limit the liability of the non-recourse carveout guarantor for certain monetary obligations or covenants related to the use and operation of the Mortgaged Property to the extent that there is sufficient cash flow generated by the Mortgaged Property and made available to the related borrower and/or non-recourse carveout guarantor to take or prevent such required action.

Real Estate and Other Tax Considerations

Below are descriptions of certain additional real estate and other tax matters relating to certain Mortgaged Properties. Certain risks relating to real estate taxes regarding the Mortgaged Properties or the borrowers are described in “Risk Factors—Increases in Real Estate Taxes and Assessments May Reduce Available Funds”.

With respect to the Cross Point Mortgage Loan (2.4%), the largest tenant, Kronos Incorporated, benefits from a partial tax exemption granted by the City of Lowell. According to the terms of the agreement between the related borrower and the City of Lowell, the borrower has a 12-year partial tax increment financing exemption from any tax increases due to increases of the Mortgaged Property’s value attributable to Kronos Incorporated’s renovations. According to the terms of Kronos Incorporated’s lease, such tax benefits are to be passed through to Kronos Incorporated. The terms of the agreement require Kronos Incorporated to retain 1,306 full-time jobs and create 400 new full-time jobs during the first 5 years of its exemption period. If Kronos Incorporated fails to satisfy this requirement, the City of Lowell is permitted to recapture a certain portion of tax benefits granted to Kronos Incorporated.

See “Risk Factors—Increases in Real Estate Taxes and Assessments May Reduce Available Funds”.

Certain Terms of the Mortgage Loans

Due Dates; Mortgage Rates; Calculations of Interest

Subject in some cases to a next business day convention, all of the Mortgage Loans have due dates upon which scheduled monthly payments of interest and/or principal are due under the related Mortgage Note (each such date, a “Due Date”) that occur as described in the following table with the indicated grace period.

Due Date	Default Grace Period Days	Number of Mortgage Loans	% of Initial Pool Balance
1	0	2	5.2%
1	4	7	16.0
1	5(1)	13	30.4
4	2	1	2.4
6	0	29	46.0
Total		52	100.0%

(1)	With respect to the 3rd & Pine Seattle Retail & Parking Mortgage Loan, the grace period may be used up to twice in any 12 month period.

As used in this prospectus, “grace period” is the number of days before a payment default is an event of default under the terms of each Mortgage Loan. See Annex A to this prospectus for information on the number of days before late payment charges are due under the Mortgage Loan. The information on Annex A to this prospectus regarding the number of days before a late payment charge is due is based on the express terms of the Mortgage Loans. Some jurisdictions may impose a statutorily longer period.

All of the Mortgage Loans are secured by first liens on fee simple and/or leasehold interests in the related Mortgaged Properties, subject to the permitted exceptions reflected in the related title insurance policy. All of the Mortgage Loans bear fixed interest rates.

All of the Mortgage Loans accrue interest on the basis of the actual number of days in a month, assuming a 360-day year (“Actual/360 Basis”).

Twenty (20) of the Mortgage Loans (43.8%) provide for monthly payments of interest-only until the related maturity date or Anticipated Repayment Date, as applicable (the “Interest Only Mortgage Loans”).

Each of the remaining 32 Mortgage Loans (56.2%) provides for monthly payments of principal based on amortization schedules significantly longer than the remaining terms to maturity or Anticipated Repayment Date for such Mortgage Loans (those 32 Mortgage Loans, together with the Interest Only Mortgage Loans, the “Balloon Mortgage Loans”). Twelve (12) of these 32 Mortgage Loans (22.4%) referenced in the preceding sentence provide for amortizing debt service payments for their entire loan term. The remaining 20 of these 32 Mortgage Loans (33.8%) provide for monthly payments of interest-only for a period of 12 months to 60 months following the related origination date and then provide for amortizing debt service payments for the remainder of their loan term.

Each Balloon Mortgage Loan will have a balloon payment due at its related maturity date or Anticipated Repayment Date, as applicable, unless prepaid prior thereto.

ARD Loans

An “ARD Loan” is a Mortgage Loan that provides that, after a certain date (an “Anticipated Repayment Date”), if the related borrower has not prepaid such Mortgage Loan in full, then (among other things) any principal outstanding on that date will accrue interest at an increased interest rate (the “Revised Rate”) rather than the original Mortgage Rate (the “Initial Rate”) for such Mortgage Loan. Annex A to this prospectus sets forth the Anticipated Repayment Date and the Revised Rate for each ARD Loan (if any). “Excess Interest” with respect to each ARD Loan is the interest accrued at the related Revised Rate in respect of such ARD Loan in excess of the interest accrued at the related Initial Rate (and, to the extent permitted by applicable law and the related Mortgage Loan documents, any compound interest thereon).

An ARD Loan further requires that, after the related Anticipated Repayment Date, all cash flow available from the related Mortgaged Property or portfolio of Mortgaged Properties after payment of the monthly debt service payments required under the terms of the related Mortgage Loan documents, all escrows and other amounts then due and payable under the related Mortgage Loan documents (other than Excess Interest) and certain budgeted or non-budgeted expenses approved by the related lender with respect to the related Mortgaged Property or portfolio of Mortgaged Properties be applied toward the payment of principal (without payment of any yield maintenance premium or other prepayment premium) on such ARD Loan.  While interest at the Initial Rate continues to accrue and be payable on a current basis on an ARD Loan after its Anticipated Repayment Date, payment of Excess Interest will be deferred until (and such Excess Interest will be required to be paid only after) the outstanding principal balance of such ARD Loan has been paid in full, at which time the Excess Interest, to the extent actually collected, will be paid to the holders of any certificates evidencing an interest in such Excess Interest (if applicable).

The features described above, to the extent applicable, are designed to increase the likelihood that an ARD Loan will be prepaid by the related borrower on or about its related Anticipated Repayment Date. However, we cannot assure you that any ARD Loan will be prepaid on its respective Anticipated Repayment Date.

There are no ARD Loans included in the Issuing Entity and, accordingly, no Excess Interest is payable with respect to the Issuing Entity, no certificates will be issued that represent an interest in any Excess Interest and all references in this prospectus to “ARD Loans,” “Anticipated Repayment Dates,” “Excess Interest” and “Excess Interest Distribution Account” should be disregarded.

Single-Purpose Entity Covenants

The terms of certain of the Mortgage Loans require that the borrowers be single-purpose entities and, in most cases, such borrowers’ organizational documents or the terms of the Mortgage Loans limit their activities to the ownership of only the related Mortgaged Property or Mortgaged Properties and limit the borrowers’ ability to incur additional indebtedness. Such provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the related Mortgaged Property and Mortgage Loan. That borrower may also have previously owned property other than the related Mortgaged Property or may be a so-called “recycled” single-purpose entity that previously had other business activities and liabilities. However, in many cases such borrowers are not required to observe all covenants and conditions which typically are required in order for such borrowers to be viewed under standard rating agency criteria as “special purpose entities.”

The organizational documents of a borrower or the direct or indirect managing partner or member of a borrower may also contain requirements that there be one or two independent directors, managers or trustees (depending on the entity form of such borrower) whose vote is required before the borrower files a voluntary bankruptcy or insolvency petition or otherwise institutes insolvency proceedings. Generally, but not always, the independent directors, managers or trustees may only be replaced with certain other independent successors. Although the requirement of having independent directors, managers or trustees is designed to mitigate the risk of a voluntary bankruptcy filing by a solvent borrower, a borrower could file for bankruptcy without obtaining the consent of its independent director(s) (and we cannot assure you that such bankruptcy would be dismissed as an unauthorized filing), and in any case the independent directors, managers or trustees may determine that a bankruptcy filing is an appropriate course of action to be taken by such borrower. Although the independent directors, managers or trustees generally owe no fiduciary duties to entities other than the borrower itself, such determination might take into account the interests and financial condition of such borrower’s parent entities and such parent entities’ other subsidiaries in addition to those of the borrower. Consequently, the financial distress of an affiliate of a borrower might increase the likelihood of a bankruptcy filing by a borrower. In any event, we cannot assure you that a borrower will not file for bankruptcy protection or that creditors of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or that if initiated, a bankruptcy case of the borrower could be dismissed. For example, there are certain Mortgage Loans for which there is no independent director, manager or trustee in place with respect to the related borrower.

With respect to the Ingram Festival Shopping Center Mortgage Loan (2.6%), which Mortgage Loan has an original principal balance of $27,500,000, the related borrower was not required to have an independent director in its organizational structure. In addition, a non-consolidation opinion was not obtained in connection with the origination of the Mortgage Loan.

With respect to the Galleria Commons Mortgage Loan (2.1%), which Mortgage Loan has an original principal balance of $21,980,000, a non-consolidation opinion was not obtained in connection with the origination of the Mortgage Loan.

With respect to the Magellan Commercial Self Storage Mortgage Loan (1.9%), which Mortgage Loan has an original principal balance of $20,550,000, a non-consolidation option was not obtained in connection with the origination of the Mortgage Loan.

In all cases, the terms of the borrowers’ organizational documents or the terms of the Mortgage Loans limit the borrower’s activities to the ownership of only the related Mortgaged Property or Mortgaged Properties and related activities, and limit the borrowers’ ability to incur additional indebtedness, other than certain trade debt, equipment financing and other unsecured debt relating to property operations, and other than subordinated debt permitted under the related Mortgage Loan documents. See “—Additional Indebtedness” below. Such provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the related Mortgaged Property and Mortgage Loan. However, we cannot assure you that such borrowers have in the past complied and will comply with such requirements, and in some cases unsecured debt exists and/or is allowed in the future.

See “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues”.

Prepayment Provisions

Prepayment Lock-out, Defeasance, Prepayment Consideration and Open Periods.

All of the Mortgage Loans provide for one or more of the following:

●	a prepayment lock-out period, during which the principal balance of a Mortgage Loan may not be voluntarily prepaid in whole or in part;

●	a defeasance period, during which voluntary principal prepayments are still prohibited, but the related borrower may obtain a release of the related Mortgaged Property through defeasance;

●	a prepayment consideration period, during which voluntary prepayments are permitted, subject to the payment of a yield maintenance premium or other additional consideration for the prepayment; and/or

●	an open period, during which voluntary prepayments are permitted without payment of any prepayment consideration.

Notwithstanding otherwise applicable lock-out periods, defeasance periods or prepayment consideration periods, certain prepayments of some of the underlying Mortgage Loans may occur under the circumstances described under “—Other Prepayment Provisions and Certain Involuntary Prepayments” below. The prepayment terms of each of the Mortgage Loans are indicated on Annex A to this prospectus.

The table below shows, with respect to all of the Mortgage Loans, the prepayment provisions in effect as of the Cut-off Date, the number of Mortgage Loans with each specified prepayment provision “string” and the percentage represented thereby of the Initial Pool Balance.

Prepayment Provisions as of the Cut-off Date

Prepayment Provisions(1)	Number of Mortgage Loans	Approx. % of Initial Pool Balance
L, D, O	43	84.4%
L, YM1%, O	5	6.7
L, D or YM1%, O	4	7.9
YM1%, D or YM1%, O	1	0.9
Total	52	100.0%

(1)	Any prepayment restriction period identified as “D or YM” or “D or YMx%” is, for the purposes of this prospectus, treated as a yield maintenance period.

For the purposes of the foregoing table, the letter designations under the heading “Prepayment Provisions” have the following meanings, as further described in the first paragraph of this “—Prepayment Lock-out, Defeasance, Prepayment Consideration and Open Periods” subheading—

●	“L” means the Mortgage Loan provides for a prepayment lock-out period;

●	“D” means the Mortgage Loan provides for a defeasance period;

●	“YM” means the Mortgage Loan provides for a prepayment consideration period during which the Mortgage Loan is prepayable together with payment of a yield maintenance charge;

●	“YMx%” means the Mortgage Loan provides for a prepayment consideration period during which the Mortgage Loan is prepayable together with payment of the greater of (i) a yield maintenance charge and (ii) a specified percentage of the prepaid amount;

●	“% Penalty” means the Mortgage Loan provides for a prepayment consideration period during which the Mortgage Loan is prepayable together with payment of a prepayment premium calculated as a percentage of the amount prepaid;

●	“D or YM” means the Mortgage Loan provides for a period during which the borrower has the option to either defease the Mortgage Loan or prepay the Mortgage Loan together with payment of a yield maintenance charge;

●	“D or YMx%” means the Mortgage Loan provides for a period during which the borrower has the option to either defease the Mortgage Loan or prepay the Mortgage Loan together with payment of the greater of (i) a yield maintenance charge and (ii) a specified percentage of the prepaid amount; and

●	“O” means the Mortgage Loan provides for an open period.

Set forth below is information regarding the remaining terms of the prepayment lock-out and prepayment lock-out/defeasance periods, as applicable, for the Mortgage Loans for which a prepayment lockout period is currently in effect:

●	the maximum remaining prepayment lock-out or prepayment lock-out/defeasance period as of the Cut-off Date is 24 months;

●	the minimum remaining prepayment lock-out or prepayment lock-out/defeasance period as of the Cut-off Date is 4 months; and

●	the weighted average remaining prepayment lock-out or prepayment lock-out/defeasance period as of the Cut-off Date is 23 months.

Notwithstanding the foregoing restrictions on prepayments, each Mortgage Loan generally permits voluntary prepayments without payment of a yield maintenance charge or any prepayment premium during a limited “open period” immediately prior to and including the maturity date or Anticipated Repayment Date, as applicable, for such Mortgage Loan, as follows:

Prepayment Open Periods

Open Periods (Payments)	Number of Mortgage Loans	Approx. % of Initial Pool Balance
4	29	49.4%
5	12	15.5
6	6	13.9
7	5	21.2
Total	52	100.0%

Prepayment premiums and yield maintenance charges received on the Mortgage Loans, whether in connection with voluntary or involuntary prepayments, will be distributed in the amounts and in accordance with the priorities described under “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums” in this prospectus. However, we cannot assure you that the obligation to pay any yield maintenance charge or prepayment premium will be enforceable. Limitations may exist under applicable state law on the enforceability of the provisions of the Mortgage Loans that require payment of prepayment premiums or yield maintenance charges. In addition, in the event of a liquidation of a defaulted Mortgage Loan, prepayment consideration will be one of the last items to which the related liquidation proceeds will be applied. Neither we nor any of the underwriters makes any representation or warranty as to the collectability of any prepayment premium or yield maintenance charge with respect to any of the Mortgage Loans. See “Risk Factors—Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable—Prepayment Premiums, Fees and Charges”.

Other Prepayment Provisions and Certain Involuntary Prepayments.

In addition to the above-referenced permitted partial prepayments, certain of the Mortgage Loans permit partial defeasance in connection with releases of individual Mortgaged Properties or portions of individual Mortgaged Properties, and certain of the Mortgage Loans that permit defeasance in whole permit partial release with the payment of a release price plus, in certain cases, applicable yield maintenance. See “—Partial Releases” below.

Additionally, certain Mortgage Loans may provide that in the event of the exercise of a purchase option by a tenant or the sale of real property, that the related Mortgage Loans may be prepaid in part prior to the expiration of a prepayment/defeasance lockout provision. See “—Tenant Issues—Purchase Options, Rights of First Offer and Rights of First Refusal” and “—Certain Terms of the Mortgage Loans—Partial Releases” below.

Generally, the Mortgage Loans provide that condemnation proceeds and insurance proceeds may be applied to reduce the Mortgage Loan’s principal balance, to the extent such funds will not be used to repair the improvements on the Mortgaged Property or given to the related borrower, in many or all cases without prepayment consideration. In addition, certain of the Mortgage Loans permit the related borrower, after a total or partial casualty or partial condemnation, to prepay the remaining principal balance of the Mortgage Loan (after application of the related insurance proceeds or condemnation award to pay the principal balance of the Mortgage Loan) or prepay a release amount based on the allocated loan amount of the related property, and obtain the release of the related property. Generally, no yield maintenance charge will be required for prepayments in connection with a casualty or condemnation unless, in the case of most of the Mortgage Loans, an event of default has occurred and is continuing. Investors should not expect any prepayment consideration to be paid in connection with any partial or full prepayment described in this paragraph.

In addition, with respect to certain Mortgage Loans, particularly those secured in whole or in part by a ground lease or a single tenant Mortgaged Property and other Mortgage Loans which require that insurance and/or condemnation proceeds be used to repair or restore the Mortgaged Property, such proceeds may be required to be used to restore the related Mortgaged Property rather than to prepay that Mortgage Loan or, where a ground lease is involved, may be payable in whole or in part to the ground lessor.

Certain of the Mortgage Loans are secured in part by letters of credit and/or cash reserves that in each such case:

●	will be released to the related borrower upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and

●	if not so released, may, at the discretion of the lender, prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay the subject Mortgage Loan if such performance related conditions are not satisfied within specified time periods.

See “—Escrows” below. Also, see Annex A to this prospectus and “Significant Loan Summaries” in Annex B to this prospectus for more information on reserves relating to the Mortgage Loans identified with control numbers 1 through 15 on Annex A to this prospectus.

Defeasance; Collateral Substitution

The terms of 43 of the Mortgage Loans (84.4%) (the “Defeasance Loans”) permit the applicable borrower at any time (provided, in most cases, that no event of default exists), after a lockout period of at least two years following the Closing Date (or, in the case of a Loan Combination, the earlier of (a) the second anniversary of the securitization of the last note included in such Loan Combination and (b) a specified date no earlier than three years from the date of origination of such Loan Combination) (the “Defeasance Lock Out Period”) and prior to the related open prepayment period described below, to obtain a release of a Mortgaged Property from the lien of the related Mortgage (a “Defeasance Option”) in connection with a defeasance. Certain of those Mortgage Loans also permit the related borrower to make certain voluntary prepayments or effect a partial defeasance in connection with partial releases as described under “—Prepayment Provisions” above and “—Partial Releases” below.

Exercise of a Defeasance Option is also generally conditioned on, among other things, (a) the borrower providing the mortgagee with at least 30 days’ prior written notice of the date on which such defeasance will occur (such date, the “Release Date”), and (b) the borrower (A) paying on any Release Date (i) all accrued and unpaid interest on the principal balance of the Mortgage Loan (or Loan Combination, if applicable) up to and including the Release Date, (ii) all other sums (excluding scheduled interest or principal payments due following the Release Date), due under the Mortgage Loan (or Loan Combination, if applicable) and under all other related Mortgage Loan documents executed in connection with the Defeasance Option, (iii) an amount (the “Defeasance Deposit”) that will be sufficient to (x) purchase non-callable obligations of, or backed by the full faith and credit of, the United States of America or, in certain cases, other “government securities” (within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 and otherwise satisfying REMIC requirements for defeasance collateral), that provide payments (1) on or prior to, but as close as possible to, all successive scheduled due dates occurring during the period from the Release Date to the related maturity date or Anticipated Repayment Date (or to the first day of the open period for such Mortgage Loan (or Loan Combination, if applicable)) and (2) in amounts equal to the scheduled payments due on such due dates under the Mortgage Loan (or Loan Combination, if applicable), or under the defeased portion of the Mortgage Loan (or Loan Combination, if applicable) in the case of a partial defeasance, including in the case of a Balloon Mortgage Loan, the balloon payment (or the borrower may be required to provide such government securities directly rather than making such deposit), and (y) pay any costs and expenses incurred in connection with the purchase of such government securities, and (B) delivering a security agreement granting the Issuing Entity a first priority lien on the Defeasance Deposit and, in certain cases, the government securities purchased with the Defeasance Deposit and an opinion of counsel to such effect.

Pursuant to the terms of the Pooling and Servicing Agreement, the Master Servicer will be responsible for purchasing (or causing the purchase of) the government securities on behalf of the borrower at the borrower’s expense to the extent consistent with the related Mortgage Loan documents. Pursuant to the terms of the Pooling and Servicing Agreement, any amount in excess of the amount necessary to purchase such government securities will be returned to the borrower or other designated party, but in any event will not be assets of the Issuing Entity. Pursuant to the terms of the Pooling and Servicing Agreement, the Master Servicer may accept as defeasance collateral any “government security,” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), notwithstanding any more restrictive requirements in the related Mortgage Loan documents; provided that the Master Servicer has received an opinion of counsel that acceptance of such defeasance collateral will not endanger the status of either Trust REMIC as a REMIC or result in the imposition of a tax upon either Trust REMIC or the Issuing Entity (including but not limited to the tax on “prohibited transactions” as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code, but not including the tax on “net income from foreclosure property” as set forth in Section 860G(c) of the Code). Simultaneously with such actions, the related Mortgaged Property (or applicable portion of the Mortgaged Property, in the case of partial defeasance) will be released from the lien of the Mortgage Loan (or Loan Combination, if applicable) and the pledged government securities (together with any Mortgaged Property not released, in the case of a partial defeasance) will be substituted as the collateral securing the Mortgage Loan (or Loan Combination, if applicable).

For additional information on Mortgage Loans that permit partial defeasance, see “—Partial Releases” below.

In general, if consistent with the related Mortgage Loan documents, a successor borrower established, designated or approved by the Master Servicer will assume the obligations of the related borrower exercising a Defeasance Option and the borrower will be relieved of its obligations under the Mortgage Loan; provided that certain Mortgage Loans may permit the borrower to designate a successor borrower. If a Mortgage Loan (or Loan Combination, if applicable) is partially defeased, if consistent with the related Mortgage Loan documents, generally the related promissory note will be split and only the defeased portion of the borrower’s obligations will be transferred to the successor borrower.

Partial Releases

The Mortgage Loans described below permit the release of one or more of the Mortgaged Properties or a portion of a single Mortgaged Property in connection with a partial prepayment, partial defeasance, or for no consideration in the case of parcels that are vacant, non-income producing or were not taken into account in the underwriting of the Mortgage Loan, subject to the satisfaction of certain specified conditions.

Property Releases; Partial Defeasance

●	With respect to the Extra Space - TIAA Self Storage Portfolio Mortgage Loan (9.9%), at any time after the earlier to occur of the fourth anniversary of the origination date of the Extra Space – TIAA Self Storage Portfolio Loan Combination and the date that is two years from the startup day of the REMIC trust established in connection with the last securitization involving any portion of the Extra Space - TIAA Self Storage Portfolio Loan Combination, provided no event of default has occurred and is continuing, the borrower may obtain a release of any of the individual Mortgaged Properties in connection with a sale to a third party upon defeasance of an amount equal to 125% of the allocated loan amount of such individual Mortgaged Property; provided that the following conditions, among others, are satisfied: (i) the debt yield with respect to the remaining Mortgaged Properties after giving effect to the subject release must not be less than the greater of (a) 9.08% and (b) debt yield calculated immediately prior to the subject release with respect to the remaining Mortgaged Properties (inclusive of the individual Mortgaged Property to be released) for the twelve (12) full calendar months immediately preceding the release of the individual Mortgaged Property; and (ii) the partial defeasance is permitted under REMIC requirements (and the lender receives an opinion of counsel that the partial defeasance will not cause a REMIC trust formed pursuant to a securitization of any portion of the Extra Space - TIAA Self Storage Portfolio Loan Combination to fail to maintain its status as a REMIC).

●	With respect to The SoCal Portfolio Mortgage Loan (4.7%), at any time after the earlier of the third anniversary of origination and the second anniversary of the Closing Date, provided no event of default is continuing under the related Mortgage Loan documents, the related borrower has the right to defease a portion of the Mortgage Loan and obtain a release as to any one individual Mortgaged Property by providing the lender with defeasance collateral and upon the satisfaction of certain conditions, including (i) delivery of a REMIC opinion and rating agency confirmation, (ii) as of the date of notice of the partial defeasance and as of the date of its consummation, after giving effect to the release, the debt yield with respect to the remaining Mortgaged Properties being equal to or greater than the greater of (x) the debt yield of all individual Mortgaged Properties immediately prior to either such date, and (y) the debt yield at origination of the Mortgage Loan, and (iii) as of the date of notice of the partial defeasance and as of the date of its consummation, after giving effect to the release, the loan-to-value ratio with respect to the remaining Mortgaged Properties being no greater than the lesser of (x) the loan-to-value ratio of all individual Mortgaged Properties immediately prior to either such date, and (y) 59.5%.

●	With respect to the Extra Space Self Storage Portfolio Mortgage Loan (4.0%), at any time after the earlier to occur of (a) the third anniversary of the first monthly payment date under the Mortgage Loan and (b) the date that is two years from the start-up date of the REMIC trust established in connection with the last securitization involving any portion of the Extra Space Self Storage Portfolio Loan Combination, provided no event of default has occurred and is continuing, the borrower may obtain a release of any of the individual Mortgaged Properties upon defeasance of an amount equal to 125% of the allocated loan amount of such individual Mortgaged Property; provided that the following conditions, among others, are satisfied: (i) after giving effect to the release, the debt yield with respect to the remaining Mortgaged Properties is greater than the debt yield of all of the Mortgaged Properties immediately prior to the related release; and (ii) the partial defeasance is permitted under REMIC requirements (and the lender receives an opinion of counsel that the partial defeasance will not cause a REMIC trust formed pursuant to a securitization of any portion of the Extra Space Self Storage Portfolio Loan Combination to fail to maintain its status as a REMIC).

●	With respect to the Cross Point Mortgage Loan (2.4%), after the expiration of a lockout period, measured as of the earlier of (a) two years from securitization and (b) the third anniversary of the first payment date under the Mortgage Loan, the related borrower is permitted to release an approximately 1-acre portion of the Mortgaged Property, consisting in part of a vacant, approximately 13,700 square foot building, upon the satisfaction of certain conditions including, but not limited to: (a) the borrower partially defeases the loan in an amount of $1,440,000 and (b) the borrower procures a legal opinion opining, among other things, that the defeasance event will not affect the REMIC status of the securitization trust.

●	With respect to the Wrigleyville Hotel Portfolio Mortgage Loan (2.3%), provided no event of default is continuing under the related Mortgage Loan documents, at any time following the second anniversary of the Closing Date, the related borrower has the one-time right to defease a portion of the Mortgage Loan and obtain a release as to any one individual Mortgaged Property by providing the lender with defeasance collateral and upon the satisfaction of certain conditions, including (i) delivery of a REMIC opinion and rating agency confirmation, (ii) as of the date of notice of the partial defeasance and as of the date of its consummation, after giving effect to the release, the debt service coverage ratio with respect to the remaining Mortgaged Properties being equal to or greater than the greater of (x) the debt service coverage ratio of all individual Mortgaged Properties immediately prior to either such date, and (y) 1.58x, (iii) as of the date of notice of the partial defeasance and its consummation, after giving effect to the release, the debt yield with respect to the remaining Mortgaged Properties being equal to or greater than the greater of (x) the debt yield of all individual Mortgaged Properties immediately prior to either such date, and (y) 10.25%, and (iv) as of the date of notice of the partial defeasance and as of the date of its consummation, after giving effect to the release, the loan-to-value ratio with respect to the remaining Mortgaged Properties being no greater than the lesser of (x) the loan-to-value ratio of all individual Mortgaged Properties immediately prior to either such date, and (y) 53.0%.

●	With respect to the Fort Knox Executive Park Mortgage Loan (1.8%), after the expiration of a lockout period, measured as of the earlier of (a) two years from securitization of the last securitized note which evidences the related Loan Combination and (b) the third anniversary of the closing of the Mortgage Loan, the related borrower is permitted to release at least one of two identified parcels, one of which is unimproved, upon the satisfaction of certain conditions including, but not limited to: (a) the borrower partially defeases the loan in an amount at least equal to the portion of the remaining balance allocable to the released parcel, (b) the borrower demonstrates that the release will not result in a decrease in value of the unreleased property, (c) the borrower provides an appropriate rating agency confirmation and (d) the borrower procures a legal opinion opining, among other things, that the defeasance event will not affect the REMIC status of the securitization trust.

●	With respect to the Fulton Market Portfolio Mortgage Loan (1.7%), after the date that is two years after the Closing Date, the related borrower is permitted to partially defease the Mortgage Loan and obtain the release of one or more Mortgaged Properties upon the satisfaction of certain conditions, including, but not limited to, (i) no event of default is continuing under the Mortgage Loan documents, (ii) delivery of a rating agency confirmation with respect to the release, (iii) the release is permitted under REMIC requirements, (iv) as of the date of notice of the partial defeasance and as of the date of its consummation, after giving effect to the release, the debt service coverage ratio with respect to the remaining Mortgaged Properties is greater than the greater of (a) the debt service coverage ratio of all Mortgaged Properties immediately prior to each such date and (b) 1.65x, (v) as of the date of the release, after giving effect to the release, the debt yield with respect to the remaining Mortgaged Properties is equal to or greater than the greater of (x) the debt yield of all Mortgaged Properties immediately prior to such date and (y) 7.75%, and (vi) delivery of partial defeasance collateral sufficient to make payments on the defeased note equaling the greater of (I) 125% of the allocated loan amount with respect to such Mortgaged Property and (II) the net sales proceeds applicable to such Mortgaged Property.

●	With respect to the Warwick Mall Mortgage Loan (1.6%), at any time after the second anniversary of the securitization Closing Date, the related borrower has the right to release a 1.75-acre parcel from the Warwick Mall Loan Combination collateral in connection with the transfer of such parcel to a person wholly owned by the guarantor for the development of one or more hotels, a bowling alley, one or more multifamily residential buildings, or such other project that is consistent with the operation of a first class retail shopping center and that is compatible with the related Mortgaged Property and reasonably acceptable to the lender, subject to the satisfaction of certain conditions, including (i) partial defeasance of the Warwick Mall Loan Combination in an amount equal to $1,181,250 (125% of the appraised value of the release parcel), (ii) the loan-to-value ratio of the remaining collateral being no more than 47.5%, (iii) the debt yield following the release being at least 12.17%, and (iv) under no circumstances may any dividends, distributions, profits, proceeds or any other property of any nature received from the use, ownership, sale or financing of the release parcel be distributed to a shareholder, partner or member of the guarantor.

●	With respect to the Arapaho & Gessner Mortgage Loan (1.3%), after the expiration of a lockout period, measured as of the earlier of (a) two years from securitization and (b) three years after the closing of the Mortgage Loan, the related borrower is permitted to release the Arapaho Mortgaged Property from the security of the Mortgage Loan upon the satisfaction of certain conditions including, but not limited to: (a) the borrower partially defeases the loan in an amount equal to the greatest of (i) an amount such that the securitization trust will not fail to maintain its REMIC status (if the Mortgage Loan is included in a REMIC trust and, immediately following the release, the loan-to-value ratio is greater than 125%), (ii) an amount which would result in a debt service coverage ratio of at least 1.60x, (iii) an amount which would result in an loan-to-value ratio of no more than 55.0%, (iv) an amount which would result in a debt yield of no less than 12.0% and (v) $6,687,500; (b) the borrower procures a legal opinion opining, among other things, that the defeasance event will not affect the REMIC status of the securitization trust; (c) LabCorp, which would be the sole tenant at the remaining property, has no less than 48 months remaining in its lease term; and (d) LabCorp is rated at least BBB- by S&P.

●	With respect to the Anderson Multifamily Portfolio Mortgage Loan (1.3%), after the expiration of a lockout period, measured as of the earlier of (a) two years from securitization and (b) three years after the closing of the Mortgage Loan, the related borrower is permitted to release the Giant Oaks Apartments Mortgaged Property from the security of the Mortgage Loan upon the satisfaction of certain conditions, including, but not limited to: (a) the borrower partially defeases the loan in an amount equal to the greatest of (i) an amount such that the securitization trust will not fail to maintain its REMIC status (if the Mortgage Loan is included in a REMIC trust and, immediately following the release, the loan-to-value ratio is greater than 125%), (ii) an amount which would result in a debt service coverage ratio of at least 1.35x, (iii) an amount which would result in an loan-to-value ratio of no more than 70.0%, (iv) an amount which would result in a debt yield of no less than 9.0% or (v) $2,213,887.50 and (b) the borrower procures a legal opinion opining, among other things, that the defeasance event will not affect the REMIC status of the securitization trust.

●	With respect to the Central Dallas Multifamily Portfolio Mortgage Loan (0.3%), at any time after the second anniversary of the Closing Date, provided no event of default has occurred and is continuing, the borrower may obtain a release of an individual Mortgaged Property upon defeasance of an amount equal to 130% of the allocated loan amount of such individual Mortgaged Property; provided that the following conditions, among others, are satisfied: (i) delivery of a REMIC opinion; (ii) the borrower has delivered to the lender a rating agency confirmation; (iii) after giving effect to the release, the debt service coverage ratio with respect to the remaining Mortgaged Properties will be equal to or greater than the greater of (A) the debt service coverage ratio of all Mortgaged Properties immediately prior to the release and (B) 2.15x; (iv) after giving effect to the release, the debt yield with respect to the remaining Mortgaged Properties will be equal to or greater than the greater of (A) the debt yield of all Mortgaged Properties immediately prior to the release and (B) 13.0%; and (v) after giving effect to the release, a loan-to-value ratio greater than 125% or an amount that otherwise satisfies the REMIC requirements.

Property Releases; Free Releases

Certain of the Mortgage Loans, including the La Habra Towne Center Mortgage Loan (1.7%), permit the release or substitution of specified parcels of real estate or improvements that secure such Mortgage Loans but were not assigned any material value or considered a source of any material cash flow for purposes of determining the related Appraised Value or Underwritten Net Cash Flow or considered material to the use or operation of the property, or permit the general right to release as yet unidentified parcels if they are non-income producing so long as such release does not materially adversely affect the use or value of the remaining property, among other things. Such real estate may be permitted to be released, subject to certain REMIC rules, without payment of a release price and consequent reduction of the principal balance of the subject Mortgage Loan or substitution of additional collateral if zoning and other conditions are satisfied. We cannot assure you that the development of a release parcel, even if approved by the applicable special servicer as having no material adverse effect to the remaining property, may not for some period of time either disrupt operations or lessen the value of the remaining property.

Additions to the Mortgaged Property

With respect to the Warwick Mall Mortgage Loan (1.6%), the related borrower has the option to purchase or lease the non-collateral Target parcel, using proceeds derived from additional equity capital contributions to the borrower, and add the fee or leasehold estate, as applicable, with respect to such parcel to the collateral for the Mortgage Loan, in the following circumstances. The borrower has the option to purchase the Target parcel for the greater of book value and fair market value, in the event less than 50,000 square feet of Target’s floor area is being used for 120 consecutive days. Moreover, if Target elects to sell or lease its property, Target is required to provide notice to the borrower of its election to sell or lease the Target parcel, including the offering price and other basic terms of the best offer received by Target from an unaffiliated third party for such sale or lease, whereupon the borrower may purchase or lease the Target property for the same or better offering price and other basic terms that are set forth in the notice.

Escrows

Forty-four (44) Mortgage Loans (78.7%) provide for monthly or upfront escrows to cover ongoing replacements and capital repairs.

Forty-five (45) Mortgage Loans (77.6%) provide for monthly or upfront escrows to cover property taxes on the Mortgaged Properties.

Thirty-one (31) Mortgage Loans (54.1%) provide for monthly or upfront escrows to cover insurance premiums on the Mortgaged Properties.

Twenty-nine (29) Mortgage Loans (80.8%) secured by office, retail, industrial and mixed use properties, provide for upfront or monthly escrows for the full term or a portion of the term of the related Mortgage Loan to cover anticipated re-leasing costs, including tenant improvements and leasing commissions or other lease termination or occupancy issues. Such escrows are typically considered for office, retail, industrial and mixed use properties only.

Certain of the reserves described above permit the related borrower to post a guaranty or letter of credit in lieu of maintaining cash reserves.

Many of the Mortgage Loans provide for other escrows and reserves, including, in certain cases, reserves for debt service, operating expenses, renovations or other property enhancements, vacancies at the related Mortgaged Property and other shortfalls or reserves to be released under circumstances described in the related Mortgage Loan documents.

See Annex A to this prospectus and “Significant Loan Summaries” in Annex B to this prospectus for more information on reserves relating to the Mortgage Loans identified with control numbers 1 through 15 on Annex A to this prospectus.

“Due-On-Sale” and “Due-On-Encumbrance” Provisions

The Mortgage Loans generally contain “due-on-sale” and “due-on-encumbrance” clauses, which in each case permit the holder of the Mortgage Loan to accelerate the maturity of the Mortgage Loan if the borrower sells or otherwise transfers or encumbers (subject to certain exceptions set forth in the related Mortgage Loan documents) the related Mortgaged Property or a controlling interest in the borrower without the consent of the mortgagee (which, in some cases, may not be unreasonably withheld). Many of the Mortgage Loans place certain restrictions (subject to certain exceptions set forth in the related Mortgage Loan documents) on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations. The terms of the mortgages generally permit, subject to certain limitations, affiliate, estate planning and family transfers, transfers at death, transfers of interest in a public company, the transfer or pledge of less than a controlling portion of the partnership, members’ or other equity interests in a borrower, the transfer or pledge of passive equity interests in a borrower (such as limited partnership interests and non-managing member interests in a limited liability company) and transfers to persons satisfying qualification criteria set forth in the related Mortgage Loan documents. Certain of the Mortgage Loans do not restrict the pledging of direct or indirect ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage, a control limitation or requiring the consent of the mortgagee to any such transfer. Generally, the Mortgage Loans do not prohibit transfers of non-controlling interests so long as no change of control results or, with respect to Mortgage Loans to tenant-in-common borrowers, transfers to new tenant-in-common borrowers. Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

Additionally, certain of the Mortgage Loans provide that transfers of the Mortgaged Property are permitted if certain conditions are satisfied, which may include one or more of the following:

●	no event of default has occurred;

●	the proposed transferee is creditworthy and has sufficient experience in the ownership and management of properties similar to the Mortgaged Property;

●	a Rating Agency Confirmation has been obtained from each Rating Agency;

●	the transferee has executed and delivered an assumption agreement evidencing its agreement to abide by the terms of the Mortgage Loan together with legal opinions and title insurance endorsements; and

●	the assumption fee has been received (which assumption fee will be applied as described under “The Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, but will in no event be paid to the Certificateholders); however, certain of the Mortgage Loans allow the borrower to sell or otherwise transfer the related Mortgaged Property a limited number of times without paying an assumption fee.

Transfers resulting from the foreclosure of a pledge of the collateral for a mezzanine loan (if any) or other permitted pledge of borrower interest or a preferred equity investment (if any) will also result in a permitted transfer. See “—Additional Indebtedness” below.

The Pooling and Servicing Agreement will provide that the Master Servicer or the Special Servicer, on behalf of the Trustee, will be required to determine, in a manner consistent with the Servicing Standard, subject in each case to any consent rights of the Special Servicer (in the case of the Master Servicer) and the Controlling Class Representative provided for in the Pooling and Servicing Agreement, whether to exercise any right the mortgagee may have under any such clause to accelerate payment of the related Serviced Loan upon, or to withhold its consent to, any transfer of interests in the borrower or the Mortgaged Property or further encumbrances of the related Mortgaged Property, subject to any approval rights of the applicable Directing Holder or its representative to any waiver of any such clause. See “Risk Factors—Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable—Due-on-Sale and Debt Acceleration Clauses” and “Certain Legal Aspects of the Mortgage Loans—Due-On-Sale and Due-On-Encumbrance Provisions”. The Depositor makes no representation as to the enforceability of any due-on-sale or due-on-encumbrance provision in any Mortgage Loan.

Notwithstanding the foregoing, without any other approval or consent, the Master Servicer (for non-Specially Serviced Loans) or the Special Servicer (for Specially Serviced Loans) may grant and process a borrower’s request for consent to subject the related Mortgaged Property to an immaterial easement, right of way or similar agreement for utilities, access, parking, public improvements or another purpose and may consent to subordination of the related Mortgage Loan to such easement, right of way or similar agreement.

Mortgaged Property Accounts

Lockbox Accounts.

The Mortgage Loan documents prescribe the manner in which the related borrowers are permitted to collect rents from tenants at each Mortgaged Property. The following table sets forth the types of lockbox accounts prescribed for the Mortgage Loans:

Lockbox Account Types

Lockbox Type	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Hard	17	$373,224,550	35.1%
Springing(1)	32	632,710,153	59.6
Soft	1	48,000,000	4.5
None	2	8,450,000	0.8
Total:	52	$1,602,384,703	100.0%

(1)	With respect to the Extra Space – TIAA Self Storage Portfolio Mortgage Loan (9.9%) and the Extra Space Self Storage Portfolio Mortgage Loan (4.0%), each of which provides for a springing lockbox, any rents deposited into the lockbox account, if established, will be net of costs anticipated for debits for credit and chargebacks, fees, and refunded items, and in addition, the related borrower will be entitled to disbursement from the lockbox account, in priority to distributions on the related Mortgage Loan, of sums for the payment of tenant insurance premiums, sales tax and packing supply cash receipts.

See “—Certain Calculations and Definitions” for a description of the lockbox types set forth in the table above. The lockbox accounts will not be assets of the Issuing Entity.

Additional Indebtedness

The Mortgage Loans generally prohibit borrowers from incurring any additional debt secured by their Mortgaged Property without the consent of the lender. However:

●	substantially all of the Mortgage Loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property;

●	the borrowers under certain of the Mortgage Loans have incurred and/or may incur in the future unsecured debt other than in the ordinary course of business;

●	any borrower that is not required pursuant to the terms of its applicable Mortgage Loan documents to meet single-purpose entity criteria may not be restricted from incurring unsecured debt or mezzanine debt;

●	the terms of certain Mortgage Loans permit the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgagee under the Mortgage Loans, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee;

●	although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of the limited partnership or non-managing membership equity interests in a borrower or less than a controlling interest of any other equity interests in a borrower; and

●	certain of the Mortgage Loans do not restrict the pledging of ownership interests in the borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests.

Existing Additional Secured Debt

As described under “—The Loan Combinations” below, each Split Mortgage Loan and its corresponding Companion Loan(s) are, in each case, together secured by the same Mortgage on the related Mortgaged Property or portfolio of Mortgaged Properties, and the rights of the holders of such Split Mortgage Loan and corresponding Companion Loan(s) are set forth in a Co-Lender Agreement. Also, see “Significant Loan Summaries—Loan #1: Extra Space - TIAA Self Storage Portfolio”, “—Loan #3: The SoCal Portfolio”, “—Loan #5: Extra Space Self Storage Portfolio”, “—Loan #6: Red Building”, “—Loan #10: Axcelis Corporate Center”, “—Loan #11: One Newark Center”, “—Loan #12: Braddock Metro Center” and “—Loan #15: Cross Point” in Annex B to this prospectus.

Existing Mezzanine Debt

Mezzanine debt is debt that is incurred by the direct or indirect owner of equity in one or more borrowers and is secured by a pledge of the equity ownership interests in such borrowers. Because mezzanine debt is secured by the obligor’s direct or indirect equity interest in the related borrowers, such financing effectively reduces the obligor’s economic stake in the related Mortgaged Property. The existence of mezzanine debt may reduce cash flow on the borrower’s Mortgaged Property after the payment of debt service and may increase the likelihood that the owner of a borrower will permit the value or income producing potential of a Mortgaged Property to fall and may create a greater risk that a borrower will default on the Mortgage Loan secured by a Mortgaged Property whose value or income is relatively weak.

As of the Cut-off Date, except as disclosed in the following table, each Sponsor has informed us that it is unaware of any existing mezzanine debt with respect to the Mortgage Loans it is selling to the Depositor:

Mortgaged Property Name	Mortgage Loan Cut-off Date Balance	Mezzanine Debt Cut-off Date Balance	Aggregate Companion Loan Cut-off Date Balance	Cut-off Date Total Debt Balance	Cut-off Date Wtd. Avg. Total Debt Interest Rate(1)	Cut-off Date Mortgage Loan LTV Ratio(2)	Cut-off Date Total Debt LTV(1)	Cut-off Date Mortgage Loan NCF DSCR(2)	Cut-off Date Total Debt NCF DSCR(1)	Cut-off Date Mortgage Loan Debt Yield on Underwritten NCF(2)	Cut-off Date Total Debt Yield on Underwritten NCF(1)

Two Harbor Point Square(3)	$10,000,000	$11,500,000	$39,500,000	$61,000,000	5.26003%	61.9%	76.3%	1.78x	1.28x	10.5%	8.5%

(1)	Calculated taking into account the mezzanine debt and any related Pari Passu Companion Loan and Subordinate Companion Loan.

(2)	Calculated taking into account any related Pari Passu Companion Loan (but without regard to any related Subordinate Companion Loan).

(3)	The related mezzanine loan is currently held by a third party that is not affiliated with the related Sponsor.

The mezzanine loan related to the Two Harbor Point Square Mortgage Loan (0.9%) identified in the table above, is subject to an intercreditor agreement between the holder of the mezzanine loan and the lender under the related Mortgage Loan that sets forth the relative priorities between the related Mortgage Loan and the related mezzanine loan. The intercreditor agreement provides, among other things, generally that (a) all payments due under the related mezzanine loan are subordinate after an event of default under the related Mortgage Loan (taking into account the cure rights of the related mezzanine lender) to any and all payments required to be made under the related Mortgage Loan (except for any payments from funds other than the related Mortgaged Property or proceeds of any enforcement upon the mezzanine loan collateral and any mezzanine loan guarantees in respect of which the related Mortgage Loan lender does not hold a corresponding claim or right, or in certain circumstances, even if the related Mortgage Loan lender holds a corresponding claim or right), (b) so long as there is no event of default under the related Mortgage Loan (taking into account the cure rights of the related mezzanine lender), the related mezzanine lender may accept payments on and, in certain cases, prepayments of the related mezzanine loan prior to the prepayment in full of the Mortgage Loan, provided that such prepayment is from a source of funds other than the respective Mortgaged Property (unless such funds are derived from excess cash, (c) the related mezzanine lender will have certain rights to receive notice of and cure defaults under the related Mortgage Loan prior to any acceleration or enforcement of the related Mortgage Loan, (d) the related mezzanine lender may amend or modify the related mezzanine loan in certain respects without the consent of the related Mortgage Loan lender, and the Mortgage Loan lender must obtain the mezzanine lender’s consent to amend or modify the related Mortgage Loan in certain respects, (e) upon the occurrence of an event of default under the related mezzanine loan documents, the related mezzanine lender may foreclose upon the membership interests in the related Mortgage Loan borrower, which could result in a change of control with respect to the related Mortgage Loan borrower and a change in the management of the related Mortgaged Property, and (f) if the related Mortgage Loan is accelerated or, in some cases, becomes specially serviced or if a monetary or material non-monetary default occurs and continues for a specified period of time under the related Mortgage Loan (or in certain cases, if any event of default has occurred under the related Mortgage Loan) or if the related Mortgage Loan borrower becomes a debtor in a bankruptcy or if the related Mortgage Loan lender exercises any enforcement action under the related Mortgage Loan documents with respect to the related Mortgage Loan borrower or the related Mortgaged Property, the related mezzanine lender has the right to purchase the related Mortgage Loan, in whole but not in part, for a price generally equal to the outstanding principal balance of the related Mortgage Loan, together with all accrued interest and other amounts due thereon, plus any advances made by the related Mortgage Loan lender or its servicer and any interest thereon, plus, subject to certain limitations, any Liquidation Fees and Special Servicing Fees payable under the Pooling and Servicing Agreement, and generally excluding any late charges, default interest, exit fees, spread maintenance charges payable in connection with a prepayment or yield maintenance charges and prepayment premiums.

Generally, upon a default under a mezzanine loan, the holder of the mezzanine loan would be entitled to foreclose upon the equity in the related borrower, which has been pledged to secure payment of such debt. Although this transfer of equity may not trigger the due-on-sale clause under the related Mortgage Loan (as described under “—Certain Terms of the Mortgage Loans—’Due-On-Sale’ and ’Due-On-Encumbrance’ Provisions” above), it could cause a change in control of the borrower or a change in the management of the Mortgaged Property and/or cause the obligor under the mezzanine loan to file for bankruptcy, which could negatively affect the operation of the related Mortgaged Property and the related borrower’s ability to make payments on the related Mortgage Loan in a timely manner.

Permitted Mezzanine Debt

The Mortgage Loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations as described under “—Certain Terms of the Mortgage Loans—’Due-On-Sale’ and ’Due-On-Encumbrance’ Provisions” above.

In addition, certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

With respect to the Mortgage Loans listed in the following chart, the direct and indirect equity owners of the borrower are permitted to incur future mezzanine debt, subject to the satisfaction of conditions contained in the related Mortgage Loan documents, including, among other things, a combined maximum loan-to-value ratio, a combined minimum debt service coverage ratio and/or a combined minimum debt yield, as listed in the following chart:

Mortgaged Property Name	Mortgage Loan Cut-off Date Balance	Combined Maximum LTV Ratio	Combined Minimum DSCR	Combined Minimum Debt Yield	Intercreditor Agreement Required
Westin Tysons Corner	$48,000,000	75.0%	1.40x	12.0%	Y
Red Building(1)	$40,000,000	60.0%	1.45x	7.50%	Y
La Habra Towne Center(2)	$18,000,000	60.0%	1.35x	8.50%	Y
Warwick Mall	$17,500,000	47.5%	2.00x	12.17%	Y
5000 South Hulen(2)	$16,030,000	70.3%	1.71x	10.16%	Y
50 Racetrack Road	$16,000,000	62.7%	2.25x	9.75%	Y
American Mini Storage Lake Forest(2)	$8,100,000	65.0%	1.50x	9.00%	Y
Sherman Plaza	$2,500,000	65.0%	1.35x	N/A	Y

(1)	The maximum permitted mezzanine debt amount is $50,000,000.

(2)	Permitted only in connection with a sale of the Mortgaged Property and assumption of the related Mortgage Loan.

Each of the Mortgage Loans listed above conditions the incurrence of future mezzanine debt on the execution of an intercreditor agreement between the holder of the related mezzanine loan and the related lender under the related Mortgage Loan that, in each case, sets forth the relative priorities between the related Mortgage Loan and the related mezzanine loan.

Preferred Equity and Preferred Return Arrangements

Further, borrowers under certain of the Mortgage Loans are permitted to issue preferred equity in such borrowers or in certain parent entities of such borrowers. Because preferred equity often provides for a higher rate of return to be paid to certain holders, preferred equity in some respects functions like mezzanine indebtedness, and reduces a principal’s economic stake in the related Mortgaged Property, reduces cash flow on the borrower’s Mortgaged Property after the payment of debt service and payments on the preferred equity and may increase the likelihood that the owner of a borrower will permit the value or income-producing potential of a Mortgaged Property to fall and may create a slightly greater risk that a borrower will default on the Mortgage Loan secured by a Mortgaged Property whose value or income is relatively weak.

Permitted Unsecured Debt and Other Debt

With respect to the 3rd & Pine Seattle Retail & Parking Mortgage Loan (3.3%), the related Mortgage Loan documents permit the guarantor and certain sponsors and affiliates to pledge such entity’s assets, including indirect equity in the related borrower, to institutional lenders meeting certain criteria, provided that (i) if more than 49% of the direct or indirect equity interests in the borrower are being transferred to a person not owning at least 49% of the borrower on the date of the last non-consolidation opinion delivered to the lender, the borrower is required to deliver a new non-consolidation opinion, (ii) the Mortgaged Property continues to be managed by the property managers in place at origination or, in the judgment of the lender, a reputable and experienced management organization possessing experience in managing properties in similar size, scope, use, and location, (iii) the pledges secure corporate level debt obligations and all or substantially all of such entity’s assets (excluding investor capital commitments that may be pledged to secure obligations of such entity under loan facilities pursuant to which such entity is obligated to pledge such commitments) are collateral for such corporate level debt obligations in addition to the indirect equity interests in the borrower and such corporate level debt obligations are secured by material collateral in addition to the pledge of the direct or indirect ownership interests in the borrower, and (iv) after giving effect to the exercise of remedies relating to the pledge, the borrower and related guarantor remain affiliates.

With respect to the La Habra Towne Center Mortgage Loan (1.7%), unsecured subordinate debt is permitted from an intercompany lender (namely an entity that is 51% owned and controlled by the related Mortgage Loan sponsor and otherwise reasonably acceptable to the lender) subject to conditions including, but not limited to: (i) no event of default is then existing, (ii) aggregate intercompany debt must not exceed 5% of the outstanding principal balance of such Mortgage Loan and (iii) execution of a subordination and standstill agreement in the form attached to the related Mortgage Loan agreement.

There may be other Mortgage Loans that permit the related borrower to incur unsecured loans or indebtedness, including unsecured loans in the ordinary course of business without limitation on the amount of such indebtedness. In addition, certain borrowers may have incurred, prior to the Cut-off Date, unsecured loans or unsecured indebtedness of which we are not aware.

Certain risks relating to additional debt are described in “Risk Factors—Other Debt of the Borrower or Ability to Incur Other Financings Entails Risk”.

The Loan Combinations

General

Each of the following Split Mortgage Loans is part of a Loan Combination comprised of the subject Mortgage Loan which is included in the Issuing Entity, and one or more Pari Passu Companion Loan(s) and/or Subordinate Companion Loan(s) that are held outside the Issuing Entity, each of which is evidenced by a separate promissory note (each a “Companion Note”) and all of which are secured by the same Mortgage(s) encumbering the same Mortgaged Property or portfolio of Mortgaged Properties.

Set forth in the chart below is certain information regarding each Split Mortgage Loan and its related Companion Loan(s).

Loan Combination Summary

Mortgaged Property Name	Mortgage Loan Seller(s)	Mortgage Loan Cut-off Date Balance	Mortgage Loan as Approx. % of Initial Pool Balance	Aggregate Pari Passu Companion Loan Cut-off Date Balance	Aggregate Subordinate Companion Loan Cut-off Date Balance	Loan Combination Cut-off Date Balance	Mortgage Loan LTV Ratio(1)	Loan Combination LTV Ratio(2)	Mortgage Loan Underwritten NCF DSCR(1)	Loan Combination Underwritten NCF DSCR(2)	Mortgage Loan Debt Yield on Underwritten NCF(1)	Loan Combination Debt Yield on Underwritten NCF(2)	Controlling Note Included in Issuing Entity (Y/N)
Extra Space - TIAA Self Storage Portfolio	Bank of America	$105,000,000	9.9%	$124,000,000	—	$229,000,000	58.1%	58.1%	1.97x	1.97x	9.0%	9.0%	Y
The SoCal Portfolio	CREFI	$50,000,000	4.7%	$179,300,000	—	$229,300,000	59.4%	59.4%	1.48x	1.48x	9.4%	9.4%	Y
Extra Space Self Storage Portfolio	MSMCH	$42,400,000	4.0%	$152,000,000	—	$194,400,000	65.0%	65.0%	2.01x	2.01x	8.5%	8.5%	N
Red Building	CREFI	$40,000,000	3.8%	$40,000,000	$116,000,000	$196,000,000	27.9%	68.4%	3.31x	1.15x	14.7%	6.0%	N
Axcelis Corporate Center	MSMCH	$33,932,928	3.2%	$16,966,464	—	$50,899,391	62.0%	62.0%	1.33x	1.33x	9.2%	9.2%	Y
One Newark Center	MSMCH	$32,000,000	3.0%	$34,580,000	—	$66,580,000	70.8%	70.8%	1.52x	1.52x	9.0%	9.0%	N
Braddock Metro Center	CREFI	$30,000,000	2.8%	$44,200,000	—	$74,200,000	66.8%	66.8%	1.49x	1.49x	9.1%	9.1%	N
Cross Point	SMF V	$25,000,000	2.4%	$125,000,000	—	$150,000,000	60.0%	60.0%	2.24x	2.24x	10.7%	10.7%	N
Fort Knox Executive Park	SMF V	$19,000,000	1.8%	$16,000,000	—	$35,000,000	61.6%	61.6%	1.58x	1.58x	11.2%	11.2%	Y
Warwick Mall	Bank of America	$17,500,000	1.6%	$57,500,000	—	$75,000,000	47.5%	47.5%	2.01x	2.01x	12.2%	12.2%	N
Two Harbor Point Square	CREFI	$10,000,000	0.9%	$39,500,000	—	$49,500,000	61.9%	61.9%	1.78x	1.78x	10.5%	10.5%	Y

(1)	Calculated including the related Pari Passu Companion Loan(s) but excluding any related Subordinate Companion Loan.

(2)	Calculated including the related Pari Passu Companion Loan(s) and any related Subordinate Companion Loan.

With respect to each Loan Combination, the related Co-Lender Agreement (as defined below) generally provides, among other things, that—

I.	the holder(s) of one or more specified controlling notes (collectively, the “Controlling Note”) will be the “controlling note holder(s)” (collectively, the “Controlling Note Holder”) entitled (directly or through a representative) to (a) approve or, in some cases, direct material servicing decisions involving the related Loan Combination (while the remaining such holder(s) generally are only entitled to non-binding consultation rights in such regard), and (b) in some cases, replace the applicable special servicer with respect to such Loan Combination with or without cause, and

II.	the holder(s) of the note(s) other than the Controlling Note (each, a “Non-Controlling Note”) will be the “non-controlling note holder(s)” (the “Non-Controlling Note Holders”) generally entitled (directly or through a representative) to certain non-binding consultation rights with respect to any decisions as to which the Controlling Note Holder has consent rights involving the related Loan Combination, subject to certain exceptions, including that in certain cases where the related Controlling Note is a B-note or C-note such consultation rights will not be afforded to the holder(s) of the Non-Controlling Notes until after a control trigger event has occurred with respect to either such Controlling Note or certain certificates backed thereby, in each case as set forth in the related Co-Lender Agreement.

Set forth in the chart below, with respect to each Loan Combination, is certain information regarding (in each case as of the Cut-off Date): (i) with respect to the related Controlling Note, the identity of the related Controlling Note, Controlling Note Holder and anticipated Controlling Note Holder after the securitization of the related Controlling Note, and the aggregate principal balance of the Controlling Note; and (ii) with respect to the related Non-Controlling Notes, the identity of the related Non-Controlling Note Holder(s) and any anticipated Non-Controlling Note Holder(s) after the securitization of the related Non-Controlling Note(s), and the aggregate principal balance of such Non-Controlling Notes. With respect to each Loan Combination, any related Controlling Notes or Non-Controlling Notes may be a Mortgage Note held by the Issuing Entity, or a Companion Note held by an Outside Securitization, the originator thereof, or another third-party transferee.

Loan Combination Controlling Notes and Non-Controlling Notes

Mortgaged Property Name / Note Detail	Controlling Note	Current Holder of Unsecuritized Note(1)(2)	Current or Anticipated Holder of Securitized Note(2)	Cut-off Date Balance
Extra Space - TIAA Self Storage Portfolio
Note A-1	Yes	—	CGCMT 2018-B2	$105,000,000
Note A-2	No	Bank of America, National Association	Not Identified	$80,000,000
Note A-3	No	Bank of America, National Association	Not Identified	$44,000,000
The SoCal Portfolio
Note A-1-1	Yes	—	CGCMT 2018-B2	$50,000,000
Note A-1-2	No	Citi Real Estate Funding Inc.	Not Identified	$35,000,000
Note A-1-3	No	Citi Real Estate Funding Inc.	Not Identified	$15,000,000
Note A-1-4	No	Cantor Commercial Real Estate Lending, L.P.	Not Identified	$37,580,000
Note A-2-1	No	Barclays Bank PLC	WFCM 2018-C43(3)	$45,000,000
Note A-2-2	No	Barclays Bank PLC	Not Identified	$46,720,000
Extra Space Self Storage Portfolio
Note A-1	Yes	—	MSC 2017-HR2	$92,000,000
Note A-2	No	—	BANK 2018-BNK10	$60,000,000
Note A-3	No	—	CGCMT 2018-B2	$42,400,000
Red Building
Note A-1	(4)	—	Benchmark 2018-B2	$40,000,000
Note A-2	No	—	CGCMT 2018-B2	$40,000,000
Note B-1	(4)	Athene Annuity and Life Company	Not Applicable	$40,800,000
Note B-2	No	American Equity Investment Life Insurance Company	Not Applicable	$10,200,000
Note C	(4)	Senior Real Estate Finance Account (N) LP	Not Applicable	$65,000,000
Axcelis Corporate Center
Note A-1	Yes	—	CGCMT 2018-B2	$33,932,928
Note A-2	No	Morgan Stanley Bank, N.A.	Not Identified	$16,966,464
One Newark Center
Note A-1	No	—	CGCMT 2018-B2	$32,000,000
Note A-2	Yes	—	BANK 2018-BNK10	$20,000,000
Note A-3	No	—	BANK 2018-BNK10	$14,580,000
Braddock Metro Center
Note A-1	Yes	—	Benchmark 2018-B2	$44,200,000
Note A-2	No	—	CGCMT 2018-B2	$30,000,000
Cross Point
Note A-1	Yes	Deutsche Bank AG, acting through its New York Branch	Not Identified	$30,000,000
Note A-2	No	—	UBS 2018-C8	$25,000,000
Note A-3	No	—	UBS 2018-C8	$20,000,000
Note A-4	No	Cantor Commercial Real Estate Lending, L.P.	Not Identified	$20,000,000
Note A-5	No	—	CGCMT 2018-B2	$15,000,000
Note A-6	No	—	CGCMT 2018-B2	$10,000,000
Note A-7	No	Deutsche Bank AG, acting through its New York Branch	Not Identified	$10,000,000
Note A-8	No	Cantor Commercial Real Estate Lending, L.P.	Not Identified	$10,000,000
Note A-9	No	—	UBS 2018-C8	$5,000,000
Note A-10	No	Deutsche Bank AG, acting through its New York Branch	Not Identified	$5,000,000

Mortgaged Property Name / Note Detail	Controlling Note	Current Holder of Unsecuritized Note(1)(2)	Current or Anticipated Holder of Securitized Note(2)	Cut-off Date Balance
Fort Knox Executive Park
Note A-1	Yes	—	CGCMT 2018-B2	$19,000,000
Note A-2	No	Starwood Mortgage Funding II LLC	Not Identified	$16,000,000
Warwick Mall
Note A-1	Yes	—	BANK 2017-BNK9	$30,000,000
Note A-2	No	—	BANK 2018-BNK10	$27,500,000
Note A-3	No	—	CGCMT 2018-B2	$17,500,000
Two Harbor Point Square
Note A-1-A	Yes	—	CGCMT 2018-B2	$10,000,000
Note A-1-B	No	—	Benchmark 2018-B1	$14,750,000
Note A-2	No	—	Benchmark 2018-B2	$24,750,000

(1)	Unless otherwise specified, with respect to each Loan Combination, any related unsecuritized Controlling Note and/or Non-Controlling Note may be further split, modified, combined and/or reissued (prior to its inclusion in a securitization transaction) as one or multiple Controlling Notes or Non-Controlling Notes, as the case may be, subject to the terms of the related Co-Lender Agreement (including that the aggregate principal balance, weighted average interest rate and certain other material terms cannot be changed). In connection with the foregoing, any such split, modified or combined Controlling Note or Non-Controlling Note, as the case may be, may be transferred to one or multiple parties (not identified in the table above) prior to its inclusion in a future commercial mortgage securitization transaction.

(2)	Unless otherwise specified, with respect to each Loan Combination, each related unsecuritized pari passu Companion Note (whether controlling or non-controlling) is expected to be contributed to one or more future commercial mortgage securitization transactions. Under the column “Current or Anticipated Holder of Securitized Note”, (i) the identification of a securitization trust means we have identified an Outside Securitization that has closed or as to which a preliminary prospectus or final prospectus has printed that has included or is expected to include the subject Controlling Note or Non-Controlling Note, as the case may be, (ii) “Not Identified” means the subject Controlling Note or Non-Controlling Note, as the case may be, has not been securitized and no preliminary prospectus or final prospectus has printed that identifies the future Outside Securitization that is expected to include the subject Controlling Note or Non-Controlling Note, and (iii) “Not Applicable” means the subject Controlling Note or Non-Controlling Note is not intended to be contributed to a future commercial mortgage securitization transaction. Under the column “Current Holder of Unsecuritized Note”, “—” means the subject Controlling Note or Non-Controlling Note is not an unsecuritized note and is currently held by the securitization trust referenced under the “Current or Anticipated Holder of Securitized Note” column.

(3)	The WFCM 2018-C43 securitization transaction is expected to close on or about March 27, 2018.

(4)	With respect to the Red Building Loan Combination, pursuant to the related Co-Lender Agreement, (i) the Controlling Note (so long as no “Note C Control Appraisal Period” is in effect) is note C, (ii) if a Note C Control Appraisal Period under the related Co-Lender Agreement is in effect and no “Note B Control Appraisal Period” is in effect, then note B-1 will be the Controlling Note, and (iii) if a Note B Control Appraisal Period under the related Co-Lender Agreement is in effect, then note A-1 will be the Controlling Note.

Each Split Mortgage Loan and its related Companion Loan(s) are cross-defaulted. Each Pari Passu Companion Loan is pari passu in right of payment with its related Split Mortgage Loan. Each Subordinate Companion Loan is subordinate in right of payment to the related Split Mortgage Loan. Only each Split Mortgage Loan is included in the Issuing Entity. No Companion Loan is an asset of the Issuing Entity. In addition, with respect to each Loan Combination, notwithstanding the disclosure above with respect to the number of related Companion Loans, any of the unsecuritized Pari Passu Companion Loans identified above may be further split, modified, combined and reissued (prior to its inclusion in a securitization transaction) as multiple Pari Passu Companion Loans, subject to the terms of the related Co-Lender Agreement (including that the aggregate principal balance, weighted average interest rate and certain other material terms cannot be changed).In connection with each Loan Combination, the relative rights and obligations of the Trustee on behalf of the Issuing Entity and each related Companion Loan Holder are generally governed by a co-lender agreement, intercreditor agreement, agreement among noteholders or comparable agreement (each, a “Co-Lender Agreement”). Each Co-Lender Agreement provides, among other things: (i) for the identification and relative rights of the Controlling Note Holder and Non-Controlling Note Holder(s); (ii) for the servicing and administration of the subject Loan Combination and any related Mortgaged Property; and (iii) that expenses, losses and shortfalls relating to the Loan Combination will be allocated first, to any related Subordinate Companion Loan(s) (if any), and then, on a pro rata basis to the holders of the subject Mortgage Loan and any related Pari Passu Companion Loan(s) (if any), in each case as more particularly described below in this “—The Loan Combinations” section.

Set forth below are certain terms and provisions of each Loan Combination and the related Co-Lender Agreement. Certain of the Loan Combinations are Outside Serviced Loan Combinations. For more information regarding the servicing of each of the Loan Combinations that will not be serviced under the Pooling and Servicing Agreement but will be serviced and administered pursuant to the servicing arrangements for a related Companion Loan, see “The Pooling and Servicing Agreement—Certain Considerations Regarding the Outside Serviced Loan Combinations” and “—Servicing of the Outside Serviced Mortgage Loans”.

The Serviced Pari Passu Loan Combinations

Each Serviced Pari Passu Loan Combination will be serviced pursuant to the Pooling and Servicing Agreement in accordance with the terms of the Pooling and Servicing Agreement and the related Co-Lender Agreement. None of the Master Servicer, the Special Servicer or the Trustee will be required to make a monthly payment advance on any Serviced Pari Passu Companion Loan, but the Master Servicer or the Trustee, as applicable, will be required to (and the Special Servicer, at its option in emergency situations, may) make Property Advances on the Serviced Pari Passu Loan Combinations unless such advancing party (or, even if it is not the advancing party, the Special Servicer) determines that such a Property Advance would be a Nonrecoverable Advance.

Each Servicing Shift Loan Combination will be serviced pursuant to the Pooling and Servicing Agreement (and, accordingly, will be a Serviced Pari Passu Loan Combination) prior to the related Controlling Pari Passu Companion Loan Securitization Date, after which such Loan Combination will be serviced pursuant to the related Outside Servicing Agreement (and, accordingly, will be an Outside Serviced Loan Combination). With respect to each Servicing Shift Loan Combination, the discussion under this section only applies to the period prior to the related Controlling Pari Passu Companion Loan Securitization Date.

Co-Lender Agreement

The Co-Lender Agreement related to each Serviced Pari Passu Loan Combination provides that:

●	The Split Mortgage Loan and Companion Loan(s) comprising such Serviced Pari Passu Loan Combination are of equal priority with each other and none of such Split Mortgage Loan or the related Companion Loan(s) will have priority or preference over any other such loan.

●	All payments, proceeds and other recoveries on the Serviced Pari Passu Loan Combination will be applied to the Split Mortgage Loan and related Companion Loan(s) comprising such Serviced Pari Passu Loan Combination on a pro rata and pari passu basis (subject, in each case, to (a) the allocation of certain amounts to escrows and reserves, certain repairs or restorations or payments to the applicable borrower required by the Mortgage Loan documents and (b) certain payment and reimbursement rights of the parties to the Pooling and Servicing Agreement, in accordance with the terms of the Pooling and Servicing Agreement).

●	The transfer of up to 49% of the beneficial interest of a Split Mortgage Loan and any related Companion Loan is generally permitted. The transfer of more than 49% of the beneficial interest of any such Split Mortgage Loan or Companion Loan is generally prohibited unless (i) the transferee is a large institutional lender or investment fund (other than a related borrower or an affiliate thereof) that satisfies minimum net worth and/or experience requirements or certain securitization vehicles that satisfy certain ratings and other requirements or (ii)(a) each non-transferring holder of a Split Mortgage Loan or a Companion Loan has consented to such transfer (which consent may not be unreasonably withheld), and (b) if any such non-transferring holder’s interest in the related Serviced Loan Combination is held in a securitization, a rating agency communication is provided to each applicable rating agency (or, in certain cases, a rating agency confirmation is obtained from each applicable rating agency). The foregoing restrictions do not apply to a sale of the related Split Mortgage Loan together with the related Serviced Pari Passu Companion Loans in accordance with the terms of the Pooling and Servicing Agreement.

With respect to each Serviced Pari Passu Loan Combination, certain costs and expenses (such as a pro rata share of a Property Advance) allocable to a related Serviced Pari Passu Companion Loan may be paid or reimbursed out of payments and other collections on the Mortgage Pool, subject to the Issuing Entity’s right to reimbursement from future payments and other collections on such Serviced Pari Passu Companion Loan or from general collections with respect to any securitization of such Serviced Pari Passu Companion Loan. This may result in temporary (or, if not ultimately reimbursed, permanent) shortfalls to the Certificateholders.

Control Rights with respect to Serviced Pari Passu Loan Combinations other than Servicing Shift Loan Combinations. With respect to any Serviced Pari Passu Loan Combination (other than a Servicing Shift Loan Combination), the related Controlling Note will be included in the Issuing Entity, and the Controlling Class Representative will have certain consent rights (prior to the occurrence and continuance of a Control Termination Event) and consultation rights (after the occurrence of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event) with respect to such Mortgage Loan as described under “The Pooling and Servicing Agreement—Directing Holder.”

Control Rights with respect to Servicing Shift Loan Combinations. With respect to any Servicing Shift Loan Combination prior to the related Controlling Pari Passu Companion Loan Securitization Date, the related Controlling Note will be held as of the Closing Date by the Controlling Note Holder listed as the “Current Holder of Unsecuritized Note” or “Current or Anticipated Holder of Securitized Note”, as applicable, in the table titled “Loan Combination Controlling Notes and Non-Controlling Notes” above under “—General.” The related Controlling Note Holder will be entitled (i) to direct the servicing of such Loan Combination, (ii) to consent to certain servicing decisions in respect of such Loan Combination and actions set forth in a related asset status report and (iii) to replace the Special Servicer with respect to such Loan Combination with or without cause; provided, that with respect to each Servicing Shift Loan Combination, if such holder or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the related Controlling Note is held by the borrower or an affiliate thereof, no party will be entitled to exercise the rights of such “Controlling Note Holder”, and there will be deemed to be no such “Controlling Note Holder” under the related Co-Lender Agreement.

Certain Rights of each Non-Controlling Note Holder. With respect to each Serviced Pari Passu Loan Combination, the holder of any related Non-Controlling Note (or if such Non-Controlling Note has been securitized, the controlling class representative with respect to such securitization or other designated party under the related pooling and servicing agreement) will be entitled to certain consent and consultation rights described below; provided, that if such party or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Non-Controlling Note is held by the borrower or an affiliate thereof, there will be deemed to be no such Non-Controlling Note Holder under the related Co-Lender Agreement with respect to such Non-Controlling Note or the Non-Controlling Note Holder will not be permitted to exercise any of the related consent or consultation rights. With respect to each Servicing Shift Loan Combination, one or more related Non-Controlling Notes will be included in the Issuing Entity, and the Controlling Class Representative, prior to the occurrence and continuance of a Control Termination Event or a Consultation Termination Event (as described under “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans—Related Provisions of the Pooling and Servicing Agreement”, will be entitled to exercise the consent or consultation rights described below.

The Special Servicer will be required (i) to provide to each Non-Controlling Note Holder copies of any notice, information and report that it is required to provide to the Controlling Class Representative with respect to the implementation of any recommended actions outlined in an asset status report relating to such Serviced Pari Passu Loan Combination or any proposed action to be taken in respect of a Major Decision with respect to such Serviced Pari Passu Loan Combination (for this purpose, without regard to whether such items are actually required to be provided to the Controlling Class Representative due to the occurrence of a Control Termination Event or Consultation Termination Event) and (ii) to use reasonable efforts to consult each Non-Controlling Note Holder on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions by the Special Servicer or any proposed action to be taken by the Special Servicer in respect of such Serviced Pari Passu Loan Combination that constitutes a Major Decision.

Such consultation right will expire 10 business days (and with respect to the Two Harbor Point Square Loan Combination, in connection with an Acceptable Insurance Default, 30 business days) after the delivery to such Non-Controlling Note Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto), whether or not such Non-Controlling Note Holder has responded within such period (unless the Special Servicer proposes a new course of action that is materially different from the action previously proposed, in which case such 10-business day period (or with respect to the Two Harbor Point Square Loan Combination, in connection with an Acceptable Insurance Default, 30 business days) will be deemed to begin anew). In no event will the Special Servicer be obligated to follow or take any alternative actions recommended by any Non-Controlling Note Holder (or its representative). In addition, if the Special Servicer determines that immediate action is necessary to protect the interests of the holders of the promissory notes comprising a Serviced Pari Passu Loan Combination, it may take, in accordance with the Servicing Standard, any action constituting a Major Decision with respect to such Serviced Pari Passu Loan Combination or any action set forth in any applicable asset status report before the expiration of the aforementioned 10-business day period (or 30 business day period with respect to the Two Harbor Point Square Loan Combination, in connection with an Acceptable Insurance Default).

In addition to the aforementioned consultation right, each Non-Controlling Note Holder will have the right to annual conference calls or meetings with the Master Servicer or Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the Master Servicer or Special Servicer, as applicable, in which servicing issues related to the related Serviced Pari Passu Loan Combination are discussed.

If a Servicer Termination Event has occurred with respect to the Special Servicer that affects a Non-Controlling Note Holder, such holder will have the right to direct the Trustee to terminate the Special Servicer under the Pooling and Servicing Agreement solely with respect to the related Serviced Pari Passu Loan Combination, other than with respect to any rights such Special Servicer may have as a Certificateholder, or any other rights of the Special Servicer at the time of termination that survive the termination, including rights to indemnification and any other amounts payable to the Special Servicer pursuant to the Pooling and Servicing Agreement.

Sale of Defaulted Mortgage Loan. If any Split Mortgage Loan becomes a Defaulted Mortgage Loan, and if the Special Servicer decides to sell such Split Mortgage Loan, the Special Servicer will be required to sell such Split Mortgage Loan and each related Serviced Pari Passu Companion Loan together as interests evidencing one whole loan. Notwithstanding the foregoing, the Special Servicer will not be permitted to sell a Serviced Pari Passu Loan Combination without the consent of each Non-Controlling Note Holder unless it has delivered to such holder (a) at least fifteen (15) business days prior written notice of any decision to attempt to sell the related Serviced Pari Passu Loan Combination, (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by the Special Servicer, a copy of the most recent appraisal and certain other supplementary documents (if requested by such holder), and (c) until the sale is completed, and a reasonable period (but no less time than is afforded to other offerors and the Controlling Class Representative) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the Master Servicer or Special Servicer in connection with the proposed sale.

The Outside Serviced Pari Passu Loan Combinations

Each Outside Serviced Pari Passu Loan Combination will be serviced pursuant to the related Outside Servicing Agreement in accordance with the terms of such Outside Servicing Agreement and the related Co-Lender Agreement. No Outside Servicer, Outside Special Servicer or Outside Trustee will be required to make monthly payment advances on an Outside Serviced Mortgage Loan, but the related Outside Servicer or Outside Trustee, as applicable, will be required to (and the Outside Special Servicer, at its option in certain cases, may) make servicing advances on the related Outside Serviced Loan Combination in accordance with the terms of the related Outside Servicing Agreement unless such advancing party (or, in certain cases, the related Outside Special Servicer, even if it is not the advancing party) determines that such a servicing advance would be a nonrecoverable advance. P&I Advances on each Outside Serviced Mortgage Loan will be made by the Master Servicer or the Trustee, as applicable, to the extent provided under the Pooling and Servicing Agreement. None of the Master Servicer, the Special Servicer or the Trustee will be obligated to make servicing advances with respect to an Outside Serviced Loan Combination. See “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans” for a description of certain of the servicing terms of the Outside Servicing Agreements.

With respect to any Servicing Shift Loan Combination, the discussion under this “—The Outside Serviced Pari Passu Loan Combinations” section only applies to the period commencing on the related Controlling Pari Passu Companion Loan Securitization Date.

Co-Lender Agreement

The Co-Lender Agreement related to each Outside Serviced Pari Passu Loan Combination provides that:

●	The Split Mortgage Loan and Companion Loan(s) comprising such Outside Serviced Pari Passu Loan Combination are of equal priority with each other and none of such Split Mortgage Loan or the related Companion Loan(s) will have priority or preference over any other such loan.

●	All payments, proceeds and other recoveries on the Outside Serviced Loan Combination will be applied to the Split Mortgage Loan and related Companion Loan(s) comprising such Outside Serviced Pari Passu Loan Combination on a pro rata and pari passu basis (subject, in each case, to (a) the allocation of certain amounts to escrows and reserves, certain repairs or restorations or payments to the applicable borrower required by the Mortgage Loan documents and (b) certain payment and reimbursement rights of the parties to the related Outside Servicing Agreement, in accordance with the terms of the related Outside Servicing Agreement).

●	The transfer of up to 49% of the beneficial interest of a Split Mortgage Loan and any related Companion Loan comprising the Outside Serviced Loan Combination is generally permitted. The transfer of more than 49% of the beneficial interest of any such Split Mortgage Loan or Companion Loan is generally prohibited unless (i) the transferee is a large institutional lender or investment fund

(other than a related borrower or an affiliate thereof) that satisfies minimum net worth and/or experience requirements or certain securitization vehicles that satisfy certain ratings and other requirements or (ii)(a) each non-transferring holder of a Split Mortgage Loan or a Companion Loan has consented to such transfer (which consent may not be unreasonably withheld), and (b) if any such non-transferring holder’s interest in the related Outside Serviced Loan Combination is held in a securitization, a rating agency communication is provided to each applicable rating agency (or, in certain cases, a rating agency confirmation is obtained from each applicable rating agency). The foregoing restrictions do not apply to a sale of the related Outside Serviced Mortgage Loan together with the related Outside Serviced Pari Passu Companion Loans in accordance with the terms of the related Outside Servicing Agreement.

Any losses, liabilities, claims, fees, costs and/or expenses incurred in connection with an Outside Serviced Loan Combination that are not otherwise paid out of collections on such Loan Combination may, to the extent allocable to the related Outside Serviced Mortgage Loan, be payable or reimbursable out of general collections on the Mortgage Pool. This may result in temporary (or, if not ultimately reimbursed, permanent) shortfalls to the Certificateholders.

Control Rights. With respect to each Outside Serviced Loan Combination (including any Servicing Shift Loan Combination on or after the related Controlling Pari Passu Companion Loan Securitization Date), the related Controlling Note will be held as of the Closing Date by the Controlling Note Holder listed as the “Current Holder of Unsecuritized Note” or “Current or Anticipated Holder of Securitized Note”, as applicable, in the table entitled “Loan Combination Controlling Notes and Non-Controlling Notes” above under “—General.” The related Controlling Note Holder (or a designated representative) will be entitled (i) to direct the servicing of such Loan Combination, (ii) to consent to certain servicing decisions in respect of such Loan Combination and actions set forth in a related asset status report and (iii) to replace the special servicer with respect to such Loan Combination with or without cause; provided, that (x) with respect to each Outside Serviced Loan Combination other than a Servicing Shift Loan Combination (after the related Controlling Pari Passu Companion Loan Securitization Date), if such holder (or its designated representative) is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Controlling Note is held by the borrower or an affiliate thereof, there will be deemed to be no such “Controlling Note Holder” under the related Co-Lender Agreement and (y) with respect to a Servicing Shift Loan Combination (after the related Controlling Pari Passu Companion Loan Securitization Date), if such holder (or its designated representative) is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Controlling Note is held by the borrower or an affiliate thereof, no person will be entitled to exercise the rights of the “Controlling Note Holder” under the related Co-Lender Agreement.

Certain Rights of each Non-Controlling Note Holder. With respect to any Outside Serviced Loan Combination, the holder of any related Non-Controlling Note (or if such Non-Controlling Note has been securitized, the controlling class representative with respect to such securitization (or other designated party under the related pooling and servicing agreement)) will be entitled to certain consent and consultation rights described below; provided, that with respect to each Outside Serviced Loan Combination other than the Braddock Metro Center Loan Combination, if such party or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Non-Controlling Note is held by the borrower or an affiliate thereof, there will be deemed to be no “Non-Controlling Note Holder” with respect to such Non-Controlling Note under the related Co-Lender Agreement; and provided further, that with respect to the Braddock Metro Center Loan Combination, the non-controlling note holder representative may not be a related borrower or affiliate thereof. With respect to each Outside Serviced Loan Combination (including each Servicing Shift Loan Combination after the related Controlling Pari Passu Companion Loan Securitization Date), one or more related Non-Controlling Notes will be included in the Issuing Entity, and the Controlling Class Representative, prior to the occurrence and continuance of a Control Termination Event or a Consultation Termination Event (as described under “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans—Related Provisions of the Pooling and Servicing Agreement”, will be entitled to exercise the consent or consultation rights described below.

With respect to any Outside Serviced Loan Combination, the related Outside Special Servicer or Outside Servicer, as applicable pursuant to the related Co-Lender Agreement, will be required (i) to provide to each Non-Controlling Note Holder copies of any notice, information and report that it is required to provide to the related Outside Controlling Class Representative under the related Outside Servicing Agreement with respect to the implementation of any recommended actions outlined in an asset status report relating to the related Outside Serviced Loan Combination or any proposed action to be taken in respect of a major decision under the related Outside Servicing Agreement with respect to such Outside Serviced Loan Combination (for this purpose, without regard to whether such items are actually required to be provided to the related Outside Controlling Class Representative due to the occurrence and continuance of a “control termination event” or a “consultation termination event” (or analogous concepts) under such Outside Servicing Agreement) and (ii) to use reasonable efforts to consult each Non-Controlling Note Holder on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions by such Outside Special Servicer or any proposed action to be taken by such Outside Special Servicer in respect of the applicable major decision.

Such consultation right will expire 10 business days after the delivery to such Non-Controlling Note Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto), whether or not such Non-Controlling Note Holder has responded within such period (unless the related Outside Special Servicer proposes a new course of action that is materially different from the action previously proposed, in which case such 10 business day period will be deemed to begin anew). In no event will the related Outside Special Servicer be obligated to follow or take any alternative actions recommended by any Non-Controlling Note Holder (or its representative).

If the related Outside Special Servicer determines that immediate action is necessary to protect the interests of the holders of the promissory notes comprising an Outside Serviced Loan Combination, it may take, in accordance with the servicing standard under the Outside Servicing Agreement, any action constituting a major decision with respect to such Outside Serviced Loan Combination or any action set forth in any applicable asset status report before the expiration of the aforementioned 10-business day period.

In addition to the aforementioned consultation right, each Non-Controlling Note Holder will have the right to annual meetings or conference calls with the related Outside Servicer or the related Outside Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to such Outside Servicer or Outside Special Servicer, as applicable, in which servicing issues related to the related Outside Serviced Loan Combination are discussed.

If a special servicer termination event under the related Outside Servicing Agreement has occurred that affects a Non-Controlling Note Holder, such holder will have the right to direct the related Outside Trustee to terminate the related Outside Special Servicer under such Outside Servicing Agreement solely with respect to the related Outside Serviced Loan Combination, other than with respect to any rights such Outside Special Servicer may have as a certificateholder under such Outside Servicing Agreement, or any other rights of such Outside Special Servicer at the time of termination that survive the termination, including rights to indemnification and any other amounts payable to the Special Servicer pursuant to such Outside Servicing Agreement.

Custody of the Mortgage File. The Outside Custodian is the custodian of the mortgage file related to the related Outside Serviced Loan Combination (other than any promissory notes not contributed to the related Outside Securitization).

Sale of Defaulted Mortgage Loan. If any Outside Serviced Loan Combination becomes a “defaulted mortgage loan” (or other similar term) within the meaning of the related Outside Servicing Agreement, and if the related Outside Special Servicer decides to sell the related Controlling Note contributed to the Outside Securitization, such Outside Special Servicer will be required to sell the related Outside Serviced Mortgage Loan and each Outside Serviced Pari Passu Companion Loan together as interests evidencing one whole loan. Notwithstanding the foregoing, the related Outside Special Servicer will not be permitted to sell an Outside Serviced Loan Combination without the consent of each Non-Controlling Note Holder that is not a related borrower or affiliate thereof unless it has delivered to such holder (a) at least 15 business days prior written notice of any decision to attempt to sell the related Outside Serviced Loan Combination, (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the related Outside Special Servicer, a copy of the most recent appraisal and certain other supplementary documents (if requested by such holder), and (c) until the sale is completed, and a reasonable period (but no less time than is afforded to other offerors and the applicable Outside Controlling Class Representative under the related Outside Servicing Agreement) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the related Outside Servicer or Outside Special Servicer in connection with the proposed sale.

The Red Building Pari Passu-ABC Loan Combination

Servicing

The Red Building Loan Combination will be serviced and administered in accordance with the pooling and servicing agreement (the “Benchmark 2018-B2 Pooling and Servicing Agreement”), dated as of February 1, 2018, between J.P. Morgan Chase Commercial Mortgage Securities Corp., as depositor, KeyBank National Association, as servicer (the “Benchmark 2018-B2 Servicer”), CWCapital Asset Management LLC, as special servicer (the “Benchmark 2018-B2 Special Servicer”), Wells Fargo Bank, National Association, as trustee (in such capacity, the “Benchmark 2018-B2 Trustee” ) and as certificate administrator, Pentalpha Surveillance LLC, as Operating Advisor and as Asset Representations Reviewer, by the Benchmark 2018-B2 Servicer and the Benchmark 2018-B2 Special Servicer, in the manner described under “The Pooling and Servicing Agreement—Certain Considerations Regarding the Outside Serviced Loan Combinations” and “—Servicing of the Outside Serviced Mortgage Loans” in this prospectus, but subject to the terms of the related Co-Lender Agreement (the “Red Building Co-Lender Agreement”).

The Red Building Loan Combination consists of the Red Building Mortgage Loan (the “Red Building A-2 Note”) and a related Pari Passu Companion Loan (the “Red Building A-1 Note” and together with the Red Building A-2 Note, the “Red Building A Notes”), and three Subordinate Companion Loans: (i) Note B-1 (the “Red Building B-1 Note”), (ii) Note B-2 (the “Red Building B-2 Note” and, together with Red Building B-1 Note, the “Red Building B Notes”) and (iii) Note C (the “Red Building C Note”). In servicing the Red Building Loan Combination, the servicing standard set forth in the Benchmark 2018-B2 Pooling and Servicing Agreement will require the Benchmark 2018-B2 Servicer and the Benchmark 2018-B2 Special Servicer to take into account the interests of the Certificateholders and the holders of the Red Building Companion Loans as a collective whole, taking into account the subordinate or pari passu nature of the related Companion Loan(s).

Amounts payable to the Issuing Entity as holder of the Red Building Mortgage Loan pursuant to the related Co-Lender Agreement will be included in the Aggregate Available Funds for the related Distribution Date to the extent described in this prospectus.

See “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans” in this prospectus.

Custody of the Mortgage File

Wells Fargo Bank, National Association, as custodian under the Benchmark 2018-B2 Pooling and Servicing Agreement, is the custodian of the mortgage file related to the Red Building Loan Combination (other than the promissory notes evidencing the Red Building Mortgage Loan and the related Companion Loans not included in the Benchmark 2018-B2 securitization).

Application of Payments

The Red Building Co-Lender Agreement sets forth the respective rights of the holders of the Red Building Mortgage Loan and the related Companion Loans with respect to distributions of funds received in respect of the Red Building Loan Combination, and provides, in general, that:

●	The Red Building B Notes and the respective rights of their holders to receive payments of interest, principal and other amounts with respect to the Red Building B Notes are at all times junior, subject and subordinate to the Red Building A Notes and the rights of their holder to receive payments of interest, principal and other amounts with respect to the Red Building A Notes, as and to the extent set forth in the Red Building Co-Lender Agreement. The Red Building C Note and the rights of its holder to receive payments of interest, principal and other amounts with respect to such Red Building C Note are at all times junior, subject and subordinate to the Red Building A Notes and the Red Building B Notes and the respective rights of their holders to receive payments of interest, principal and other amounts with respect to the Red Building A Notes and the Red Building B Notes, respectively, as and to the extent set forth in the Red Building Co-Lender Agreement

●	prior to the occurrence and continuance of (i) an event of default with respect to an obligation to pay money due under the Red Building Loan Combination, (ii) any other event of default for which the Red Building Loan Combination is actually accelerated, (iii) any other event of default that causes the Red Building Loan Combination to become a specially serviced loan under the Benchmark 2018-B2 Pooling and Servicing Agreement or (iv) any bankruptcy or insolvency event that constitutes an event of default (in each case as determined by the Benchmark 2018-B2 Servicer or the Benchmark 2018-B2 Special Servicer, as applicable, and each, a “Sequential Pay Event”) (or, if such a default has occurred, but has been cured by either the holder of the Red Building C Note or by the holders of the Red Building B Notes, in accordance with the Red Building Co-Lender Agreement, or during any period that any holder(s) of the Red Building C Note or the Red Building B Notes are exercising cure rights), after payment of amounts for reserves or escrows required by the loan documents and amounts payable or reimbursable under the Benchmark 2018-B2 Pooling and Servicing Agreement to the master servicer, special servicer, operating advisor, asset representations reviewer or trustee for the Benchmark 2018-B2 securitization, payments and proceeds received with respect to the Loan Combination will generally be applied in the following order, without duplication:

○	first, to the holders of the Red Building A Notes, pro rata (based on their respective entitlements to interest) in an amount equal to the accrued and unpaid interest on the outstanding principal balances of their respective notes at their net interest rate;

○	second, to the holders of the Red Building A Notes, pro rata (based on the principal balances of the Red Building A Notes) in an aggregate amount equal to the sum of (x) their aggregate principal percentage interest (based on the outstanding principal balance of the Red Building Loan Combination) of all principal payments received (other than principal payments related to insurance and condemnation proceeds that the related borrower is required to pay to the holders of the Red Building A Notes, the Red Building B Notes and the Red Building C Note (together, the “Red Building Loan Combination Noteholders”) on a sequential basis), if any, with respect to such monthly payment date with respect to the Red Building Loan Combination and (y) any insurance and condemnation proceeds received, if any, with respect to such monthly payment date with respect to the Red Building Loan Combination allocated as principal on the Red Building Loan Combination and payable to the Red Building Loan Combination Noteholders, until the aggregate principal balance of the Red Building A Notes has been reduced to zero;

○	third, to the holders of the Red Building A Notes, pro rata (based on their respective entitlements) up to the amount of any unreimbursed out-of-pocket costs and expenses paid by such holders including any recovered costs not previously reimbursed by the related borrower (or paid or advanced by the Benchmark 2018-B2 Servicer or Benchmark 2018-B2 Special Servicer on its behalf and not previously paid or reimbursed to such servicer);

○	fourth, to the holders of the Red Building B Notes, pro rata (based on their respective entitlements to interest) in an amount equal to the accrued and unpaid interest on the outstanding principal balances of their respective notes at their net interest rate;

○	fifth, to the holders of the Red Building B Notes, pro rata (based on the principal balances of the Red Building B Notes) in an aggregate amount equal to the sum of (x) their aggregate principal percentage interest (based on the outstanding principal balance of the Red Building Loan Combination) of all principal payments received (other than principal payments related to insurance and condemnation proceeds that the related borrower is required to pay to the Red Building Loan Combination Noteholders on a sequential basis), if any, with respect to such monthly payment date with respect to the Red Building Loan Combination and (y) any insurance and condemnation proceeds received, if any, with respect to such monthly payment date with respect to the Red Building Loan Combination allocated as principal on the Red Building Loan Combination and payable to the Red Building Loan Combination Noteholders remaining after giving effect to the allocations in clause second above, until the aggregate principal balance of the Red Building B Notes has been reduced to zero;

○	sixth, to the holder of the Red Building C Note in an amount equal to the accrued and unpaid interest on the outstanding principal balance of its note at its applicable net interest rate;

○	seventh, to the holder of the Red Building C Note in an amount equal to the sum of (x) its principal percentage interest (based on the outstanding principal balance of the Red Building Loan Combination) of all principal payments received (other than principal payments related to insurance and condemnation proceeds that the related borrower is required to pay to the Red Building Loan Combination Noteholders on a sequential basis), if any, with respect to such monthly payment date with respect to the Red Building Loan Combination and (y) any insurance and condemnation proceeds received, if any, with respect to such monthly payment date with respect to the Red Building Loan Combination allocated as principal on the Red Building Loan Combination and payable to the Red Building Loan Combination Noteholders remaining after giving effect to the allocations in clauses second and fifth above, until the principal balance of the Red Building C Note has been reduced to zero;

○	eighth, to the holders of the Red Building A Notes, pro rata (based on the principal balances of the Red Building A Notes) in an aggregate amount equal to the product of (i) their aggregate principal percentage interest (based on the outstanding principal balance of the Red Building Loan Combination) multiplied by (ii) their relative spread (as set forth in the Red Building Co-Lender Agreement) and (iii) any prepayment premium to the extent paid by the related borrower;

○	ninth, to the holders of the Red Building B Notes, pro rata (based on the principal balances of the Red Building B Notes) in an aggregate amount equal to the product (i) of their aggregate principal percentage interest (based on the outstanding principal balance of the Red Building Loan Combination) multiplied by (ii) their relative spread (as set forth in the Red Building Co-Lender Agreement) and (iii) any prepayment premium to the extent paid by the related borrower;

○	tenth, to the holder of the Red Building C Note in an amount equal to the product (i) of its principal percentage interest (based on the outstanding principal balance of the Red Building Loan Combination) multiplied by (ii) its relative spread (as set forth in the Red Building Co-Lender Agreement) and (iii) any prepayment premium to the extent paid by the related borrower;

○	eleventh, to the extent the holders of the Red Building B Notes have made any payments or in connection with the exercise of their cure rights under the Red Building Co-Lender Agreement, to reimburse such holders for all such cure payments;

○	twelfth, to the extent the holder of the Red Building C Note has made any payments or advances in connection with the exercise of its cure rights under the Red Building Co-Lender Agreement, to reimburse such holder for all such cure payments;

○	thirteenth, if the proceeds of any foreclosure sale or any liquidation exceed the amounts required to be applied in accordance with the foregoing clauses first through twelfth and, as a result of a workout, the aggregate principal balance of the Red Building B Notes has been reduced, such excess amount is required to be paid to the holders of the Red Building B Notes pro rata (based on their respective principal balances) in an aggregate amount up to the reduction, if any, of the aggregate principal balance of the Red Building B Notes as a result of such workout, plus interest on such aggregate amount at the related interest rate;

○	fourteenth, if the proceeds of any foreclosure sale or any liquidation exceed the amounts required to be applied in accordance with the foregoing clauses first through thirteenth and, as a result of a workout, the principal balance of the Red Building C Note has been reduced, such excess amount is required to be paid to the holder of the Red Building C Note in an amount up to the reduction, if any, of the principal balance of the Red Building C Note as a result of such workout, plus interest on such amount at the related interest rate;

○	fifteenth, to the extent assumption or transfer fees actually paid by the related borrower are not required to be otherwise applied under the Benchmark 2018-B2 Pooling and Servicing Agreement, including, without limitation, to provide reimbursement for interest on any Advances, to pay any additional servicing expenses or to compensate the Benchmark 2018-

B2 Servicer or the Benchmark 2018-B2 Special Servicer (in each case provided that such reimbursements or payments relate to the Red Building Loan Combination), any such assumption or transfer fees, to the extent actually paid by the related borrower, will be paid to the Red Building Loan Combination Noteholders, pro rata, based on their respective principal percentage interests; and

○	sixteenth, if any excess amount, including, without limitation, any default interest, is available to be distributed in respect of the Red Building Loan Combination, and not otherwise applied in accordance with the foregoing clauses first through fifteenth, any remaining amount is required to be paid pro rata to the Red Building Loan Combination Noteholders, based on their respective initial percentage interests.

●	upon the occurrence and during the continuance of a Sequential Pay Event, after payment of amounts for reserves or escrows required by the loan documents and amounts payable or reimbursable under the Benchmark 2018-B2 Pooling and Servicing Agreement to the master servicer, special servicer, operating advisor, asset representations reviewer or trustee for the Benchmark 2018-B2 securitization, payments and proceeds received with respect to the Whole Loan will generally be applied in the following order, without duplication:

○	first, to the holders of the Red Building A Notes, pro rata (based on their respective entitlements to interest) in an amount equal to the accrued and unpaid interest on the outstanding principal balances of their respective notes at their net interest rate;

○	second, to the holders of the Red Building A Notes, pro rata (based on the principal balances of the Red Building A Notes), until their respective principal balances have been reduced to zero;

○	third, to the holders of the Red Building A Notes, pro rata (based on their respective entitlements) up to the amount of any unreimbursed out-of-pocket costs and expenses paid by such holders including any recovered costs, in each case to the extent reimbursable by the related borrower but not previously reimbursed by the related borrower (or paid or advanced by the Benchmark 2018-B2 Servicer or Benchmark 2018-B2 Special Servicer, as applicable, on its behalf and not previously paid or reimbursed to such servicer);

○	fourth, to the holders of the Red Building B Notes, pro rata (based on their respective entitlements to interest) in an amount equal to the accrued and unpaid interest on the outstanding principal balances of their respective notes at their net interest rate;

○	fifth, to the holders of the Red Building B Notes, pro rata (based on the principal balances of the Red Building B Notes), until the aggregate principal balance of the Red Building B Notes has been reduced to zero;

○	sixth, to the extent the holders of the Red Building B Notes have made any payments or advances in connection with the exercise of their cure rights under the Red Building Co-Lender Agreement, to reimburse such holders for all such cure payments; and to the holders of the Red Building B Notes in the amount of any other unreimbursed reasonable out-of-pocket costs and expenses paid by such holders, in each case to the extent reimbursable by, but not previously reimbursed by, the related borrower;

○	seventh, to the holder of the Red Building C Note in an amount equal to the accrued and unpaid interest on the outstanding principal balance of its note at its net interest rate;

○	eighth, to the holder of the Red Building C Note, until the principal balance of the Red Building C Note has been reduced to zero;

○	ninth, to the extent the holder of the Red Building C Note has made any payments or advances in connection with the exercise of its cure rights under the Red Building Co-Lender Agreement, to reimburse such holder for all such cure payments; and to the holder of the Red

Building C Note in the amount of any other unreimbursed reasonable out-of-pocket costs and expenses paid by such holder, in each case to the extent reimbursable by, but not previously reimbursed by, the related borrower;

○	tenth, to the holders of the Red Building A Notes, pro rata (based on the principal balances of the Red Building A Notes) in an aggregate amount equal to the product of (i) their aggregate principal percentage interest (based on the outstanding principal balance of the Red Building Loan Combination) multiplied by (ii) their relative spread (as set forth in the Red Building Co-Lender Agreement) and (iii) any prepayment premium to the extent paid by the related borrower;

○	eleventh, to the holders of the Red Building B Notes, pro rata (based on the principal balances of the Red Building B Notes) in an aggregate amount equal to the product of (i) their aggregate principal percentage interest (based on the outstanding principal balance of the Red Building Loan Combination) multiplied by (ii) their relative spread (as set forth in the Red Building Co-Lender Agreement) and (iii) any prepayment premium to the extent paid by the related borrower;

○	twelfth, to the holder of the Red Building Note C in an amount equal to the product of (i) its principal percentage interest (based on the outstanding principal balance of the Red Building Loan Combination) multiplied by (ii) its relative spread (as set forth in the Red Building Co-Lender Agreement) and (iii) any prepayment premium to the extent paid by the related borrower;

○	thirteenth, if the proceeds of any foreclosure sale or any liquidation exceed the amounts required to be applied in accordance with the foregoing clauses first through twelfth and, as a result of a workout, the aggregate principal balance of the Red Building B Notes has been reduced, such excess amount is required to be paid to the holders of the Red Building B Notes, pro rata (based on their respective principal balances), in an aggregate amount up to the reduction, if any, of the aggregate principal balance of the Red Building B Notes as a result of such workout, plus interest on such aggregate amount at the related interest rate;

○	fourteenth, if the proceeds of any foreclosure sale or any liquidation exceed the amounts required to be applied in accordance with the foregoing clauses first through thirteenth and, as a result of a workout, the principal balance of the Red Building C Note has been reduced, such excess amount is required to be paid to the holder of the Red Building C Note in an amount up to the reduction, if any, of the principal balance of the Red Building C Note as a result of such workout, plus interest on such amount at the related interest rate;

○	fifteenth, to the extent assumption or transfer fees actually paid by the related borrower are not required to be otherwise applied under the Benchmark 2018-B2 Pooling and Servicing Agreement, including, without limitation, to provide reimbursement for interest on any Advances, to pay any additional servicing expenses or to compensate the Benchmark 2018-B2 Servicer or the Benchmark 2018-B2 Special Servicer (in each case provided that such reimbursements or payments relate to the Red Building Loan Combination), any such assumption or transfer fees, to the extent actually paid by the related borrower, will be paid to the Red Building Loan Combination Noteholders, pro rata, based on their respective principal percentage interests; and

○	sixteenth, if any excess amount, including, without limitation, any default interest, is available to be distributed in respect of the Red Building Loan Combination, and not otherwise applied in accordance with the foregoing clauses first through fifteenth, any remaining amount is required to be paid pro rata to the Red Building Loan Combination Noteholders, based on their respective initial percentage interests.

Notwithstanding the foregoing, if a P&I Advance is made with respect to the Red Building Mortgage Loan, then that P&I Advance, together with interest thereon, may only be reimbursed out of future payments and collections on the Red Building Mortgage Loan or, as and to the extent described under “The Pooling and

Servicing Agreement—Advances” in this prospectus, on other Mortgage Loans, but not out of payments or other collections on the Red Building Companion Loans.

Certain costs and expenses allocable to the Red Building Mortgage Loan (such as a pro rata share of a nonrecoverable property protection advance) may be paid or reimbursed out of payments and other collections on the Benchmark 2018-B2 securitization, subject to the right of the holder of the Red Building A-1 Note (or the Benchmark 2018-B2 Servicer or the Benchmark 2018-B2 Special Servicer, as applicable, on his behalf) to reimbursement from future payments and other collections on the Red Building Mortgage Loan or from general collections on the Mortgage Pool.

Consultation and Control

Pursuant to the Red Building Co-Lender Agreement, the controlling noteholder with respect to the Red Building Loan Combination (the “Red Building Directing Holder”), as of any date of determination, will be (i) the holder of the Red Building C Note, unless a Note C Control Appraisal Period has occurred and is continuing, (ii) if and for so long as a Note C Control Appraisal Period has occurred and is continuing and no Note B Control Appraisal Period has occurred and is continuing, the holder of the Red Building B-1 Note, and (iii) if and for so long as a Note B control Appraisal Period has occurred and is continuing, the holder of the Red Building A-1 Note; provided that at any time the holder of the Red Building A-1 Note is the controlling noteholder, the controlling noteholder under the Benchmark 2018-B2 Pooling and Servicing Agreement will be the controlling class representative or any other party assigned the rights to exercise the rights of the controlling noteholder pursuant to the Benchmark 2018-B2 Pooling and Servicing Agreement; and provided further that, if the holder of the Red Building B-1 Note or the holder of the Red Building C Note would be the controlling noteholder pursuant to the terms of the Benchmark 2018-B2 Pooling and Servicing Agreement, but any interest in the Red Building B-1 Note or the Red Building C Note, respectively, is held by the related borrower or a borrower related party, or the borrower or borrower related party would otherwise be entitled to exercise the rights of the controlling noteholder in respect of the Red Building B-1 Note or the Red Building C Note, respectively, then a Note B Control Appraisal Period or a Note C Control Appraisal Period, respectively, will be deemed to have occurred.

Pursuant to the terms of the Red Building Co-Lender Agreement, the Issuing Entity, as holder of the Red Building Mortgage Loan (or its representative) will (i) have a right to receive copies of any notice, information and report that is required to be provided to the Red Building Directing Holder pursuant to the Benchmark 2018-B2 Pooling and Servicing Agreement with respect to any “major decisions” under the Red Building Co-Lender Agreement to be taken or the implementation of any recommended actions outlined in an asset status report with respect to the Red Building Loan Combination within the same time frame such notice, information and report is required to be provided to the Red Building Directing Holder, and (ii) have the right to be consulted on a strictly non-binding basis, to the extent, having received such notices, information and reports, it requests consultation with respect to any such major decisions or such implementation of any recommended actions and have any alternative actions it recommends considered. The consultation right of the Issuing Entity (or its representative) will expire 10 business days following the delivery of written notice of a proposed action, together with copies of the notice, information and report provided to the Red Building Directing Holder, whether or not the Issuing Entity (or its representative) has responded within such period; provided that if the Benchmark 2018-B2 Servicer or the Benchmark 2018-B2 Special Servicer, as applicable, proposes a new course of action that is materially different from the action previously proposed, the 10 business day consultation period will be deemed to begin anew.

In addition to the consultation rights described above, pursuant to the terms of the Red Building Co-Lender Agreement, the Issuing Entity, as holder of the Red Building Mortgage Loan (or its representative) will have the right to attend annual meetings (which may be held telephonically or in person, at the discretion of the Benchmark 2018-B2 Servicer or the Benchmark 2018-B2 Special Servicer, as applicable) with the Benchmark 2018-B2 Servicer or the Benchmark 2018-B2 Special Servicer, upon reasonable notice and at times reasonably acceptable to the Benchmark 2018-B2 Servicer or the Benchmark 2018-B2 Special Servicer, as applicable, in which servicing issues related to the Red Building Loan Combination are discussed.

The term “Note B Control Appraisal Period” means any period with respect to the Red Building Loan Combination, if and for so long as: (a) (1) the aggregate initial principal balance of the Red Building B Notes, minus (2) the sum (without duplication) of (x) any payments of principal allocated to, and received on, the Red Building B Notes after the date of creation of the Red Building B Notes, (y) any “appraisal reduction amount” (as defined in the Benchmark 2018-B2 Pooling and Servicing Agreement), for the Red Building Loan Combination that is allocated to the Red Building B Notes and (z) any losses realized with respect to the related Mortgaged

Property or the Red Building Loan Combination that are allocated to the Red Building B Notes, is less than (b) 25% of the remainder of the (i) aggregate of the Red Building B Notes’ initial principal balance less (ii) any payments of principal allocated to, and received by, the holders of the Red Building B Notes on the Red Building B Notes after the date of creation of the Red Building B Notes; provided that a Note B Control Appraisal Period will terminate upon the occurrence of a “threshold event cure” as defined in the Red Building Co-Lender Agreement, by the holders of the Red Building B Notes. The term “Note C Control Appraisal Period” means any period with respect to the Red Building Loan Combination, if and for so long as: (a) (1) the initial principal balance of the Red Building C Note, minus (2) the sum (without duplication) of (x) any payments of principal allocated to, and received on, the Red Building C Note after the date of creation of the Red Building C Note, (y) any “appraisal reduction amount” (as defined in the Benchmark 2018-B2 Pooling and Servicing Agreement) for the Red Building Loan Combination that is allocated to the Red Building C Note and (z) any losses realized with respect to the related Mortgaged Property or the Red Building Loan Combination that are allocated to the Red Building C Note, is less than (b) 25% of the remainder of the (i) the Red Building C Note’s initial principal balance less (ii) any payments of principal allocated to, and received by, the holder of the Red Building C Note on the Red Building C Note after the date of creation of the Red Building C Note; provided that a Note C Control Appraisal Period will terminate upon the occurrence of a “threshold event cure” as defined in the Red Building Co-Lender Agreement, by the holder of the Red Building C Note.

The holder of the Red Building C Note is entitled to avoid a Note C Control Appraisal Period caused by application of an appraisal reduction amount, and the holders of the Red Building B Notes are collectively entitled to avoid a Note B Control Appraisal Period caused by application of an appraisal reduction amount, upon satisfaction of certain conditions, including without limitation, (i) delivery of additional collateral in the form of either (x) cash or (y) an unconditional and irrevocable standby letter of credit issued by a bank or other financial institutions that meets the rating requirements as described in the Red Building Co-Lender Agreement (either (x) or (y), the “Threshold Event Collateral”) and (ii) the Threshold Event Collateral is in an amount which, when added to the appraised value of the Mortgaged Property as determined pursuant to the Benchmark 2018-B2 Pooling and Servicing Agreement, would cause the applicable Note C Control Appraisal Period or Note B Control Appraisal Period, as applicable, not to occur.

Cure Rights

In the event that the related borrower fails to make any payment of principal or interest on the Red Building Whole Loan by the end of the applicable grace period or any other event of default under the related loan documents occurs and is continuing, the holder of the Red Building C Note, on the one hand, and the holders of the Red Building B Notes acting unanimously, on the other hand, will have the right to cure such event of default subject to certain limitations set forth in the Red Building Co-Lender Agreement. Unless the holder of the Red Building A-1 Note (and, in the case of a cure by the Red Building C Note, the holder of the Red Building B-1 Note) consents to additional cure periods, such cures will be limited to (a) six (6) cures of monetary defaults, no more than four (4) of which may be consecutive, and (b) six (6) cures of non-monetary defaults in each case, over the term of the Whole Loan. No holder of any such Subordinate Companion Loan will be required to pay any default interest or late charges in order to effect a cure. In the event that both the holders of the Red Building B Notes acting unanimously and the holder of the Red Building C Note deliver a notice of exercise of cure rights, the holder of the Red Building C Note will have the right to effectuate the related cure and the right of the holders of the Red Building B Notes to cure will be suspended and any cure payments return to such holders of the Red Building B Notes. In the case of a non-monetary default, if the holder of the Red Building C Note does not consummate such cure, if holders of the Red Building B Notes had delivered a notice of exercise of cure rights, such holders will have the right to effectuate such cure.

Purchase Option

If an event of default with respect to the Red Building Whole Loan has occurred and is continuing or if a servicing transfer event (or the equivalent) under the Benchmark 2018-B2 Pooling and Servicing Agreement has occurred and is continuing, each of (A) the holders of the Red Building B Notes, acting unanimously, and (B) the holder of the Red Building C Note will have the option to purchase the Red Building A Notes in whole but not in part at a price generally equal to the sum, without duplication, of (a) the aggregate principal balance of the Red Building A Notes, (b) accrued and unpaid interest on the aggregate principal balance of the Red Building A Notes at their net interest rate from the date as to which interest was last paid in full by the related borrower up to and including the end of the interest accrual period related to the monthly payment date next following the date of the purchase, (c) any other amounts due under the Mortgage Loan to the holders of the Red Building A Notes, but excluding prepayment premiums, default interest, late fees, exit fees and any other similar fees (unless the purchaser is the borrower or a borrower related party), (d) any unreimbursed property protection or servicing advances and any expenses incurred in enforcing the loan documents, including, without limitation, property protection or servicing advances payable or reimbursable to the Benchmark 2018-B2 Servicer and special servicing fees incurred by or on behalf of the holder of either Red Building A Note (without duplication of amounts under clause (c) above), (e) any accrued and unpaid interest on advances with respect to an advance made by or on behalf of the holder of either Red Building A Note (without duplication of amounts under clause (c) above), (f) (i) if the related borrower or borrower related party is the purchaser or (ii) if the Red Building Loan Combination is purchased more than 90 days after such option first becomes exercisable pursuant to the Red Building Co-Lender Agreement, any liquidation or workout fees payable under the Benchmark 2018-B2 Pooling and Servicing Agreement, and (g) any recovered costs not reimbursed previously to the holder of a Red Building A Note pursuant to the Red Building Co-Lender Agreement. If the holder of the Red Building C Note elects to purchase the Red Building A Notes, it will be required to purchase the Red Building B Notes at a purchase price set forth in the Red Building Co-Lender Agreement and calculated in a similar fashion to the price set forth above for the Red Building A Notes.

Sale of Defaulted Loan Combination

Pursuant to the terms of the Red Building Co-Lender Agreement, if an event of default has occurred and is continuing with respect to the Red Building Loan Combination, and if the Benchmark 2018-B2 Special Servicer determines to sell the Red Building Mortgage Loan in accordance with the Benchmark 2018-B2 Pooling and Servicing Agreement, then the Benchmark 2018-B2 Special Servicer will be permitted to sell either (1) the Red Building Loan Combination, subject to the consent right of the Red Building Directing Holder (or its representative), in which case such sale would include each of the Red Building A Notes, the Red Building B Notes and the Red Building C Note as determined by the Benchmark 2018-B2 Special Servicer in accordance with the servicing standard (taking into account the subordinate nature of the Red Building B Notes and the Red Building C Notes) in accordance with procedures similar to those set forth under “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” in this prospectus, or (2) the Red Building A Notes, together, in which case the Benchmark 2018-B2 Special Servicer will provide notice to the master servicer under this securitization and the Issuing Entity will have the opportunity to submit an offer on the Red Building Loan Combination.

Special Servicer Appointment Rights

Pursuant to the Red Building Co-Lender Agreement, the Red Building Directing Holder, at its expense, will have the right, at any time and from time to time, to appoint a replacement special servicer with respect to the Red Building Loan Combination. The Red Building Directing Holder (or its representative) will be entitled to terminate the rights and obligations of any Special Servicer then acting under the Benchmark 2018-B2 Pooling and Servicing Agreement, with or without cause.

Additional Mortgage Loan Information

Each of the tables presented in Annex B and Annex C to this prospectus sets forth selected characteristics of the pool of Mortgage Loans as of the Cut-off Date, if applicable. For a detailed presentation of certain additional characteristics of the Mortgage Loans and the Mortgaged Properties on an individual basis, see Annex A to this prospectus. For certain additional information regarding the Mortgage Loans identified with control numbers 1 through 15 on Annex A to this prospectus, see “Significant Loan Summaries” in Annex B to this prospectus.

The description in this prospectus, including Annex A, B and C, of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as expected to be constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. Prior to the issuance of the Offered Certificates, a Mortgage Loan may be removed from the Mortgage Pool if the Depositor deems such removal necessary or appropriate or if it is prepaid. This may cause the range of Mortgage Rates and maturities as well as the other characteristics of the Mortgage Loans to vary from those described in this prospectus.

A current report on Form 8-K (“Form 8-K”) will be available to purchasers of the Offered Certificates and will be filed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), together with the

Pooling and Servicing Agreement, with the Securities and Exchange Commission (the “SEC”) on or prior to the date of the filing of this prospectus.

Additionally, an Asset Data File containing certain detailed information regarding the Mortgage Loans for the reporting period specified therein will be filed or caused to be filed by the Depositor on Form ABS-EE on or prior to the date of filing of this prospectus and available to persons (including beneficial owners of the Offered Certificates) who receive this prospectus.

Transaction Parties

The Sponsors and the Mortgage Loan Sellers

Citi Real Estate Funding Inc., Morgan Stanley Mortgage Capital Holdings LLC, Starwood Mortgage Funding V LLC and Bank of America, National Association are the Sponsors of this securitization transaction and, accordingly, are referred to as the “Sponsors”.

Citi Real Estate Funding Inc.

General

Citi Real Estate Funding Inc. (“CREFI”) is a Sponsor. CREFI is a New York corporation organized in 2014 and is a wholly-owned subsidiary of Citibank, N.A., a national banking association, which is in turn a wholly-owned subsidiary of Citicorp LLC, a Delaware limited liability company, which is in turn a wholly-owned subsidiary of Citigroup Inc., a Delaware corporation. CREFI maintains its principal office at 388 Greenwich Street, New York, New York 10013, Attention: Mortgage Finance Group, and its facsimile number is (212) 723-8604. CREFI is an affiliate of Citigroup Commercial Mortgage Securities Inc. (the Depositor), Citigroup Global Markets Inc. (one of the underwriters), and Citibank, N.A. (the Certificate Administrator, Custodian, certificate registrar and paying agent). CREFI makes, and purchases (or may purchase) from lenders, commercial and multifamily mortgage loans primarily for the purpose of securitizing them in commercial mortgage-backed securities (“CMBS”) transactions.

Neither CREFI nor any of its affiliates will insure or guarantee distributions on the Certificates. The Certificateholders will have no rights or remedies against CREFI for any losses or other claims in connection with the Certificates or the Mortgage Loans except in respect of the repurchase and substitution obligations for material document defects or material breaches of the representations and warranties made by CREFI in the related Mortgage Loan Purchase Agreement as described under “The Mortgage Loan Purchase Agreements—Cures, Repurchases and Substitutions.”

CREFI’s Commercial Mortgage Origination and Securitization Program

CREFI, directly or through correspondents or affiliates, originates multifamily and commercial mortgage loans throughout the United States. CREFI has been engaged in the origination of multifamily and commercial mortgage loans for securitization since January 2017, and in the securitization of multifamily and commercial mortgage loans since April 2017. CREFI is an affiliate of Citigroup Global Markets Realty Corp. (“CGMRC”), which was engaged in the origination of multifamily and commercial mortgage loans for securitization from 1996 to 2017. Many CREFI staff worked for CGMRC and CREFI’s underwriting guidelines, credit committee approval process and loan documentation are the same or substantially similar to CGMRC’s. The multifamily and commercial mortgage loans originated by CREFI may include both fixed rate loans and floating rate loans.

In addition, in the normal course of its business, CREFI may also acquire multifamily and commercial mortgage loans from various third-party originators. These mortgage loans may have been originated using underwriting guidelines not established by CREFI.

In connection with the commercial mortgage securitization transactions in which it participates, CREFI generally transfers the subject mortgage assets to a depositor, who then transfers those mortgage assets to the issuing entity for the related securitization. In return for the transfer of the subject mortgage assets by the depositor to the issuing entity, the issuing entity issues commercial mortgage pass-through certificates that are in whole or in part backed by, and supported by the cash flows generated by, those mortgage assets.

CREFI will generally act as a sponsor, originator and/or mortgage loan seller in the commercial mortgage securitization transactions in which it participates. In such transactions there may be a co-sponsor and/or other mortgage loan sellers and originators.

CREFI generally works with rating agencies, unaffiliated mortgage loan sellers, servicers, affiliates and underwriters in structuring a securitization transaction. Generally CREFI and/or the related depositor contract with other entities to service the multifamily and commercial mortgage loans following their transfer into a trust fund in exchange for a series of certificates.

Review of the CREFI Mortgage Loans

General

In connection with the preparation of this prospectus, CREFI conducted a review of the Mortgage Loans that it is selling to the Depositor. The review was conducted as set forth below and was conducted with respect to each of the CREFI Mortgage Loans. No sampling procedures were used in the review process.

Database

First, CREFI created a database of information (the “CREFI Securitization Database”) obtained in connection with the origination of the CREFI Mortgage Loans, including:

●	certain information from the CREFI Mortgage Loan documents;

●	certain information from the rent rolls and operating statements for, and certain leases relating to, the related Mortgaged Properties (in each case to the extent applicable);

●	insurance information for the related Mortgaged Properties;

●	information from third party reports such as the appraisals, environmental and property condition reports, seismic reports, zoning reports and other zoning information;

●	bankruptcy searches with respect to the related borrowers; and

●	certain information and other search results obtained by CREFI’s deal team for each of the CREFI Mortgage Loans during the underwriting process.

CREFI also included in the CREFI Securitization Database certain updates to such information received by CREFI’s securitization team after origination, such as information from the interim servicer regarding loan payment status and current escrows, updated rent rolls and leasing activity information provided pursuant to the Mortgage Loan documents, and information otherwise brought to the attention of CREFI’s securitization team. Such updates were not intended to be, and do not serve as, a re-underwriting of any Mortgage Loan.

Using the information in the CREFI Securitization Database, CREFI created a Microsoft Excel file (the “CREFI Data File”) and provided that file to the Depositor for the inclusion in this prospectus (particularly in Annexes A, B and C to this prospectus) of information regarding the CREFI Mortgage Loans.

Data Comparison and Recalculation

CREFI (or the Depositor on its behalf) engaged a third-party accounting firm to perform certain data comparison and recalculation procedures designed by CREFI, relating to information in this prospectus regarding the CREFI Mortgage Loans. These procedures included:

●	comparing the information in the CREFI Data File against various source documents provided by CREFI that are described above under “—Database”;

●	comparing numerical information regarding the CREFI Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the CREFI Data File; and

●	recalculating certain percentages, ratios and other formulae relating to the CREFI Mortgage Loans disclosed in this prospectus.

Legal Review

CREFI also reviewed and responded to a Due Diligence Questionnaire (as defined below) relating to the CREFI Mortgage Loans, which questionnaire was prepared by the Depositor’s legal counsel for use in eliciting information relating to the CREFI Mortgage Loans and including such information in this prospectus to the extent material.

Although the Due Diligence Questionnaire may be revised from time to time, it typically contains various questions regarding the CREFI Mortgage Loans, the related Mortgaged Properties, the related borrowers, sponsors and tenants, and any related additional debt. For example, the due diligence questionnaire (a “Due Diligence Questionnaire”) may seek to elicit, among other things, the following information:

●	whether any mortgage loans were originated by third party originators and the names of such originators, and whether such mortgage loans were underwritten or re-underwritten in accordance with CREFI’s (or the applicable mortgage loan seller’s) criteria;

●	whether any mortgage loans are not first liens, or have a loan-to-value ratio greater than 80%;

●	whether any mortgage loans are 30 days or more delinquent with respect to any monthly debt service payment as of the cut-off date or have been 30 days or more delinquent at any time during the 12-month period immediately preceding the cut-off date;

●	a description of any material issues with respect to any of the mortgage loans;

●	whether any mortgage loans permit, or have existing, mezzanine debt, additional debt secured by the related mortgaged properties or other material debt, and the material terms and conditions for such debt;

●	whether any mortgaged properties have additional debt that is included in another securitization transaction and information related to such other securitization transaction;

●	whether intercreditor agreements, subordination and standstill agreements or similar agreements are in place with respect to secured debt, mezzanine debt or additional debt and the terms of such agreements;

●	a list of any mortgage loans that are interest-only for their entire term or a portion of their term;

●	a list of mortgage loans that permit prepayment or defeasance (in whole or in part), or provide for yield maintenance, and the types of prepayment lock-out provisions and prepayment charges that apply;

●	whether any mortgage loans permit the release of all or a portion of the related mortgaged properties, and the material terms of any partial release, substitution and condemnation/casualty provisions;

●	a list of mortgage loans that are cross-collateralized or secured by multiple properties, or that have related borrowers with other mortgage loans in the subject securitization;

●	whether any mortgage loans have a right of first refusal or right of first offer or similar options, in favor of a tenant or any other party;

●	whether there are post-close escrows or earn-out reserves that could be used to pay down the mortgage loan, or whether there are escrows or holdbacks that have not been fully funded;

●	information regarding lockbox arrangements, grace periods, interest accrual and amortization provisions, non-recourse carveouts, and any other material provisions with respect to the mortgage loan;

●	whether the borrower or sponsor of any related borrower has been subject to bankruptcy proceedings, or has a past or present material criminal charge or record;

●	whether any borrower is not a special purpose entity;

●	whether any borrowers or sponsors of related borrowers have been subject to litigation or similar proceedings and the material terms thereof;

●	whether any borrower under a mortgage loan is affiliated with a borrower under another Mortgage Loan to be included in the issuing entity;

●	whether any of the mortgage loans is a leasehold mortgage, the terms of the related ground lease, and whether the term of the related ground lease extends at least 20 years beyond the stated loan maturity;

●	a list of any related Mortgaged Properties for which a single tenant occupies over 20% of such property, and whether there are any significant lease rollovers at a particular Mortgaged Property;

●	a list of any significant tenant concentrations or material tenant issues, e.g., dark tenants, subsidized tenants, government or student tenants, or Section 8 tenants, etc.;

●	a description of any material leasing issues at the related Mortgaged Properties;

●	whether any related Mortgaged Properties are subject to condemnation proceedings or litigation;

●	a list of related Mortgaged Properties for which a Phase I environmental site assessment has not been completed, or for which a Phase II was performed, and whether any environmental site assessment reveals any material adverse environmental condition or circumstance at any related Mortgaged Property except for those which will be remediated by the cut-off date;

●	whether there is any terrorism, earthquake, tornado, flood, fire or hurricane damage with respect to any of the related Mortgaged Properties, or whether there are any zoning issues at the Mortgaged Properties;

●	a list of Mortgaged Properties for which an engineering inspection has not been completed and whether any property inspection revealed material issues; and/or

●	general information regarding property type, condition, use, plans for renovation, etc.

CREFI also provided to origination counsel a set of mortgage loan representations and warranties substantially similar to those attached as Annex E-1 to this prospectus and requested that origination counsel identify exceptions to such representations and warranties. CREFI compiled and reviewed the draft exceptions received from origination counsel, engaged separate counsel to review the exceptions, revised the exceptions and provided them to the Depositor for inclusion on Annex E-2 to this prospectus. In addition, for each CREFI Mortgage Loan originated by CREFI or one of its affiliates, CREFI prepared and delivered to its securitization counsel for review an asset summary, which summary includes important loan terms and certain property level information obtained during the origination process. The loan terms included in each asset summary may include, without limitation, the principal amount, the interest rate, the loan term, the interest calculation method, the due date, any applicable interest-only period, any applicable amortization period, a summary of any prepayment and/or defeasance provisions, a summary of any lockbox and/or cash management provisions, a summary of any release provisions, and a summary of any requirement for the related borrower to fund up-front and/or on-going reserves. The property level information obtained during the origination process included in each asset summary may include, without limitation, a description of the related Mortgaged Property (including property type, ownership structure, use, location, size, renovations, age and physical attributes), information relating to the commercial real estate market in which the Mortgaged Property is located, information relating to the related borrower and sponsor of the related borrower, an underwriter’s assessment of strengths and risks of the loan transaction, tenant analysis, and summaries of third party reports such as appraisal, environmental and property condition reports.

For each CREFI Mortgage Loan, if any, purchased by CREFI or its affiliates from a third-party originator of such CREFI Mortgage Loan, CREFI reviewed the purchase agreement and related representations and warranties, and exceptions to those representations and warranties, made by the seller of such CREFI Mortgage Loan to CREFI or its affiliates, reviewed certain provisions of the related Mortgage Loan documents and third party reports concerning the related Mortgaged Property provided by the originator of such CREFI Mortgage Loan, prepared exceptions to the representations and warranties in the Mortgage Loan Purchase Agreement based upon such review, and provided them to the Depositor for inclusion on Annex E-2 to this prospectus. With respect to any CREFI Mortgage Loan that is purchased by CREFI or its affiliates from a third party originator, the representations and warranties made by the third party originator in the related purchase agreement between CREFI or its affiliates, on the one hand, and the third party originator, on the other hand, are solely for the benefit of CREFI or its affiliates. The rights, if any, that CREFI or its affiliates may have under such purchase agreement upon a breach of such representations and warranties made by the third party originator will not be assigned to the Trustee, and the Certificateholders and the Trustee will not have any recourse against the third party originator in connection with any breach of the representations and warranties made by such third party originator. As described above under “The Mortgage Loan Purchase Agreements—Cures, Repurchases and Substitutions”, the substitution or repurchase obligation of CREFI, as mortgage loan seller, with respect to the CREFI Mortgage Loans under the related Mortgage Loan Purchase Agreement constitutes the sole remedy available to the Certificateholders and the Trustee for any uncured material breach of any of CREFI’s representations and warranties regarding the CREFI Mortgage Loans, including any CREFI Mortgage Loan that is purchased by CREFI or its affiliates from a third party originator.

In addition, with respect to each CREFI Mortgage Loan, CREFI reviewed, and in certain cases requested that its counsel review, certain Mortgage Loan document provisions as necessary for disclosure of such provisions in this prospectus, such as property release provisions and other provisions specifically disclosed in this prospectus.

Certain Updates

Furthermore, CREFI requested the borrowers under the CREFI Mortgage Loans (or the borrowers’ respective counsel) for updates on any significant pending litigation that existed at origination. Moreover, if CREFI became aware of a significant natural disaster in the vicinity of a Mortgaged Property relating to a CREFI Mortgage Loan, CREFI requested information on the property status from the related borrower in order to confirm whether any material damage to the property had occurred.

Large Loan Summaries

Finally, CREFI prepared, and reviewed with origination counsel and/or securitization counsel, the loan summaries or abbreviated loan summaries, as applicable, for those of the CREFI Mortgage Loans included in Annex B to this prospectus, which loan summaries and abbreviated loan summaries are incorporated in the “Significant Loan Summaries” in Annex B to this prospectus.

Findings and Conclusions

Based on the foregoing review procedures, CREFI found and concluded that the disclosure regarding the CREFI Mortgage Loans in this prospectus is accurate in all material respects. CREFI also found and concluded that the CREFI Mortgage Loans were originated in accordance with CREFI’s origination procedures and underwriting criteria, except for any material deviations described under “—The Originators—Citi Real Estate Funding Inc.—Exceptions to Underwriting Criteria” in this prospectus. CREFI attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Repurchase Requests

Prior to April 18, 2017, CREFI had no prior history as a securitizer. CREFI most recently filed a Form ABS-15G pursuant to Rule 15Ga-1 under the Exchange Act on February 14, 2018. CREFI’s Central Index Key is 0001701238. As of December 31, 2017, CREFI has no demand, repurchase or replacement history to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

Neither CREFI nor any of its affiliates will retain any Certificates issued by the Issuing Entity or any other economic interest in this securitization as of the Closing Date, except that CREFI (or a “majority-owned affiliate” (as defined in Regulation RR) thereof) will retain approximately $15,858,332.00 initial Certificate Balance of the VRR Interest (i.e., the CREFI VRR Interest Portion) as described under “Credit Risk Retention”. However, CREFI and/or its affiliates may own in the future certain additional Classes of Certificates. Any such party will have the right to dispose of any such Certificates (other than the CREFI VRR Interest Portion) at any time. CREFI or a “majority-owned affiliate” (as defined in Regulation RR) thereof will be required to retain the CREFI VRR Interest Portion as and to the extent described under “Credit Risk Retention”.

Morgan Stanley Mortgage Capital Holdings LLC

Morgan Stanley Mortgage Capital Holdings LLC, a New York limited liability company formed in March 2007 (“MSMCH” and, together with Morgan Stanley Bank (as defined below), the “Morgan Stanley Group”), is a sponsor of this transaction and one of the Mortgage Loan Sellers. MSMCH is a successor to Morgan Stanley Mortgage Capital Inc., a New York corporation formed in 1984, which was merged into MSMCH on June 15, 2007. Since the merger, MSMCH has continued the business of Morgan Stanley Mortgage Capital Inc. MSMCH is a direct wholly owned subsidiary of Morgan Stanley (NYSE: MS) and its executive offices are located at 1585 Broadway, New York, New York 10036, telephone number (212) 761-4000. MSMCH also has offices in Los Angeles, California, Dallas, Texas and Sterling, Virginia.

Morgan Stanley Group’s Commercial Mortgage Securitization Program

The Morgan Stanley Group originates and purchases multifamily, commercial and manufactured housing community mortgage loans primarily for securitization or resale.

MSMCH has been involved with warehouse and repurchase financing to residential mortgage lenders, has in the past purchased residential mortgage loans for securitization or resale, or for its own investment, and has previously acted as a sponsor of residential mortgage loan securitizations. MSMCH (or its predecessor) has been active as a sponsor of securitizations of commercial mortgage loans since its formation.

As a sponsor, MSMCH originates or acquires mortgage loans and, either by itself or together with other sponsors or mortgage loan sellers, initiates the securitization of the mortgage loans by transferring the mortgage loans to a securitization depositor, including Morgan Stanley Capital I Inc., or another entity that acts in a similar capacity. In coordination with its affiliate, Morgan Stanley & Co. LLC, and other underwriters, MSMCH works with rating agencies, investors, mortgage loan sellers and servicers in structuring securitization transactions. MSMCH has acted as sponsor and mortgage loan seller both in transactions in which it is the sole sponsor or mortgage loan seller and in transactions in which other entities act as sponsor or mortgage loan seller. MSMCH’s previous securitization programs, identified as “IQ”, “HQ” and “TOP”, typically involved multiple mortgage loan sellers.

Substantially all mortgage loans originated or acquired by MSMCH are either sold to securitizations as to which MSMCH acts as either sponsor or mortgage loan seller (or both) or otherwise sold or syndicated. Mortgage loans originated and securitized by MSMCH include both fixed rate and floating rate mortgage loans and both large mortgage loans and conduit mortgage loans (including those shown in the table below), and such mortgage loans were included in both public and private securitizations. MSMCH also originates subordinate and mezzanine debt which is generally not securitized.

MSMCH’s large mortgage loan program typically originates mortgage loans larger than $50 million, although MSMCH’s conduit mortgage loan program also sometimes originates such large mortgage loans. MSMCH originates commercial mortgage loans secured by multifamily, office, retail, industrial, hotel, manufactured housing community and self storage properties. The largest property concentrations of MSMCH securitized loans have been in retail and office properties, and the largest geographic concentrations have been in California and New York.

The following table sets forth information with respect to originations and securitizations of multifamily, commercial and manufactured housing community mortgage loans by the Morgan Stanley Group for the five years ending on December 31, 2017.

Period	Total Mortgage Loans(1)(2)	Total Mortgage Loans Securitized with Affiliated Depositor(2)	Total Mortgage Loans Securitized with Non- Affiliated Depositor(2)	Total Mortgage Loans Securitized(2)
Year ending December 31, 2017	15.6	5.6	3.0	8.6
Year ending December 31, 2016	9.2	2.4	1.6	4.0
Year ending December 31, 2015	10.8	5.6	2.8	8.4
Year ending December 31, 2014	11.9	4.8	0.4	5.2
Year ending December 31, 2013	7.5	5.5	1.2	6.6

(1)	Includes all mortgage loans originated or purchased by MSMCH (or its predecessor) in the relevant year. Mortgage loans originated in a given year that were not securitized in that year generally were held for securitization in the following year or sold to third parties.

(2)	Approximate amounts shown in billions of dollars.

Review of MSMCH Mortgage Loans

General. In connection with the preparation of this prospectus, MSMCH conducted a review of the mortgage loans that it is selling to the depositor designed and effected to provide reasonable assurance that the disclosure related to the MSMCH Mortgage Loans is accurate in all material respects. MSMCH determined the nature, extent and timing of the review and the level of assistance provided by any third party. The review was conducted by a deal team comprised of real estate and securitization professionals and third parties. MSMCH has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review and the findings and conclusions of the review of the mortgage loans that it is selling to the depositor. The review procedures described below were employed with respect to all of the MSMCH Mortgage Loans, except that certain review procedures were only relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Database. MSMCH created a database (the “MSMCH Securitization Database”) of information obtained in connection with the origination of the MSMCH Mortgage Loans, including:

●	certain information from the mortgage loan documents;

●	certain borrower-provided information, including certain rent rolls, certain operating statements and certain leases relating to certain mortgaged properties;

●	insurance information for the related mortgaged properties;

●	information from third party reports such as the appraisals, environmental and property condition reports;

●	credit and background searches with respect to the related borrowers; and

●	certain other information and other search results obtained by MSMCH for each of the MSMCH Mortgage Loans during the underwriting process.

MSMCH may have included in the MSMCH Securitization Database certain updates to such information received by MSMCH after origination, such as information from the interim servicer regarding loan payment status, current escrows, updated operating statements and rent rolls and certain other information otherwise brought to the attention of the MSMCH securitization team. Such updates were not intended to be, and do not serve as, a re-underwriting of any mortgage loan.

MSMCH created a data file (the “MSMCH Data File”) using the information in the MSMCH Securitization Database and provided that file to the depositor for use in compiling the numerical information regarding the MSMCH Mortgage Loans in this prospectus (particularly in Annexes A, B and C).

Data Comparisons and Recalculation. The depositor or an affiliate, on behalf of MSMCH, engaged a third party accounting firm to perform certain data comparison and recalculation procedures which were designed by MSMCH relating to MSMCH Mortgage Loan information in this prospectus. These procedures included:

●	comparing the information in the MSMCH Data File against various source documents provided by MSMCH;

●	comparing numerical information regarding the MSMCH Mortgage Loans and the related mortgaged properties disclosed in this prospectus against the information contained in the MSMCH Data File; and

●	recalculating certain percentages, ratios and other formulas relating to the MSMCH Mortgage Loans disclosed in this prospectus.

Legal Review. For each MSMCH Mortgage Loan originated or co-originated by MSMCH or one of its affiliates (as applicable), MSMCH reviewed a legal loan and property information summary prepared by origination counsel, which summary includes important loan terms and certain property-level information obtained during the origination process. MSMCH also provided to each origination counsel the representations and warranties attached as Annex E-1 and requested that origination counsel draft exceptions to such representations and warranties. MSMCH compiled and reviewed draft exceptions received from origination counsel, engaged separate counsel to review the exceptions, revised the exceptions and provided them to the depositor for inclusion in Annex E-2.

For MSMCH Mortgage Loans purchased by MSMCH or one of its affiliates from a third party originator, if any, MSMCH reviewed the related purchase agreement, the representations and warranties made by the originator contained therein (together with the exceptions thereto) and certain provisions of the related loan documents and third party reports concerning the related mortgaged property that were provided by the originator of such mortgage loan. With respect to each such MSMCH Mortgage Loan, MSMCH and its counsel prepared exceptions to the representations and warranties attached as Annex E-1 and provided them to the depositor for inclusion in Annex E-2.

In addition, with respect to each MSMCH Mortgage Loan, MSMCH reviewed, and in certain cases, requested that its counsel review, certain loan document provisions in connection with the disclosure of such provisions in this prospectus, such as property release provisions and other provisions specifically disclosed in this prospectus.

Certain Updates. MSMCH requested that each borrower under a MSMCH Mortgage Loan (or such borrower’s origination or litigation counsel, as applicable) provide updates on any material pending litigation that existed at origination. In addition, if MSMCH became aware of a significant natural disaster in the vicinity of a mortgaged property securing a MSMCH Mortgage Loan, MSMCH requested information on the property status from the related borrower in order to confirm whether any material damage to the mortgaged property had occurred.

Large Loan Summaries. MSMCH prepared, and reviewed with origination counsel and securitization counsel, the loan summaries or abbreviated loan summaries for those of the MSMCH Mortgage Loans included in the “Significant Loan Summaries” in Annex B to this prospectus.

Underwriting Standards. MSMCH also consulted with origination counsel to confirm that the MSMCH Mortgage Loans were originated in compliance with the origination and underwriting standards described below under “—The Originators—Morgan Stanley Bank, N.A.—The Morgan Stanley Group’s Underwriting Standards” as well as to identify any material deviations from those origination and underwriting standards. See “—The Originators—Morgan Stanley Bank, N.A.—The Morgan Stanley Group’s Underwriting Standards” below.

Findings and Conclusions. MSMCH found and concluded with reasonable assurance that the disclosure regarding the MSMCH Mortgage Loans in this prospectus is accurate in all material respects. MSMCH also found and concluded with reasonable assurance that the MSMCH Mortgage Loans were originated in accordance with the Morgan Stanley Group’s origination procedures and underwriting standards, except to the extent described below under “—The Originators—Morgan Stanley Bank, N.A.—The Morgan Stanley Group’s Underwriting Standards—Exceptions to Underwriting Standards”.

Review Procedures in the Event of a Mortgage Loan Substitution. MSMCH will perform a review of any mortgage loan that it elects to substitute for an MSMCH Mortgage Loan in the pool in connection with a material breach of a representation or warranty or a material document defect. MSMCH, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related Mortgage Loan Purchase Agreement and the Pooling and Servicing Agreement (the “MSMCH Qualification Criteria”). MSMCH may engage a third party accounting firm to compare the MSMCH Qualification Criteria against the underlying source documentation to verify the accuracy of the review by MSMCH and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by MSMCH to render any tax opinion required in connection with the substitution.

Repurchases and Replacements

The transaction documents for certain prior transactions in which MSMCH securitized commercial mortgage loans or participation interests (“CRE Loans”) contain covenants requiring the repurchase or replacement of an underlying CRE Loan for the breach of a related representation or warranty under various circumstances if the breach is not cured. The following table sets forth, for the period commencing January 1, 2015 and ending December 31, 2017, the information required by Rule 15Ga-1 under the Exchange Act concerning all assets securitized by MSMCH that were the subject of a demand to repurchase or replace for breach of the representations and warranties concerning the pool assets for all asset-backed securities held by non-affiliates of MSMCH where the underlying transaction agreements included a covenant to repurchase or replace an underlying asset of the CRE Loan asset class. The information for MSMCH as a securitizer of CRE Loans required to be set forth in a Form ABS-15G for the reporting period from October 1, 2017 through December 31, 2017 was set forth in a Form ABS-15G filed by MSMCH on February 14, 2018. The Central Index Key Number of MSMCH is 0001541557.

Repurchases and Replacements(1) Asset Class: CMBS
Name of Issuing Entity	Check if Registered	Name of Originator[2]	Total Assets in ABS by Originator at time of securitization			Assets That Were Subject of Demand[3]			Assets That Were Repurchased or Replaced[4]			Assets Pending Repurchase or Replacement (within cure period)[5]			Demand in Dispute[6]			Demand Withdrawn[7]			Demand Rejected[8]
			#	$	%	#	$[9]	%[10]	#	$[9]	%[10]	#	$[9]	%[10]	#	$[9]	%[10]	#	$[9]	%[10]	#	$[9]	%[10]
Morgan Stanley Capital I Series 2006-IQ11 (0001362475)	X	Morgan Stanley Mortgage Capital Inc.	67	772,319,208	47.8%	1	11,164,462	1.68%	0	-	0.00%	0	-	0.00%	0	-	0.00%	0	-	0.00%	1	11,164,462	1.68%
Morgan Stanley Capital I Series 2007-IQ14 (0001398854)[11]	X	Morgan Stanley Mortgage Capital Inc.	34	1,345,579,291	27.4%	1	77,221,468	3.22%	0	-	0.00%	0	-	0.00%	0	-	0.00%	1	77,221,468	3.22%	0	-	0.00%
Aggregate Total			101	2,117,898,499		2	88,385,930		0	-		0	-		0	-		1	77,221,468		1	11,164,462

(1)	In connection with the preparation of this prospectus, MSMCH undertook the following steps to gather the information required by Rule 15Ga-1 under the Exchange Act: (i) identifying all asset-backed securities transactions in which MSMCH acted as a securitizer that were not the subject of a filing on Form ABS-15G by an affiliated securitizer, (ii) performing a diligent search of MSMCH’s records and the records of affiliates of MSMCH that acted as securitizers in its transactions for all relevant information, (iii) reviewing appropriate documentation from all relevant transactions to determine the parties responsible for enforcing representations and warranties, and any other parties to the transaction who might have received repurchase requests (such parties, “Demand Entities”), and (iv) making written request of each Demand Entity to provide any information in its possession regarding requests or demands to repurchase any loans for a breach of a representation or warranty with respect to any relevant transaction that was not previously provided to MSMCH. MSMCH followed up written requests made of Demand Entities as it deemed appropriate. In addition, MSMCH requested information from trustees and other Demand Entities as to investor demands that occurred prior to July 22, 2010. It is possible that this disclosure does not contain information about all investor demands upon those parties made prior to July 22, 2010.

(2)	MSMCH identified the “originator” on the same basis that it would identify the originator for purposes of Regulation AB (Subpart 229.1100 – Asset-Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1125) for registered transactions.

(3)	Reflects aggregate numbers for all demand activity shown in this table.

(4)	Includes loans for which the repurchase price or replacement asset was received during the reporting period from January 1, 2015 to December 31, 2017. The demand related to loans reported in this column may have been received prior to such reporting period.

(5)	Includes loans for which the securitizer is aware that the responsible party has agreed to repurchase or replace the loan but has not yet repurchased or replaced such loans. The demand related to loans reported in this column may have been received prior to the reporting period from January 1, 2015 to December 31, 2017.

(6)	Includes demands received during and prior to the reporting period from January 1, 2015 to December 31, 2017 unless the loan falls into one of the other categories reflected on this chart or the demand was received prior to such reporting period and was finally resolved prior to such reporting period. If the securitizer is not the party responsible for repurchasing a loan subject to a demand, the loan is reflected in this column until the securitizer has been informed by the related trustee that the loan has been repurchased or replaced.

(7)	Includes loans for which the buyback demand was withdrawn by the party submitting the demand during the reporting period from January 1, 2015 to December 31, 2017. The demand related to loans reported in this column may have been received prior to such reporting period.

(8)	Includes loans (i) for which a demand was received, a rebuttal was made and there was no response within 90 days of the rebuttal and (ii) for which the related obligor has repaid the loan in full, in each case during the reporting period from January 1, 2015 to December 31, 2017. The demand related to loans reported in this column may have been received prior to such reporting period.

(9)	Principal balance was determined as of the earlier of (i) the principal balance reported in the December 2017 distribution date report and (ii) the principal balance on the distribution date immediately preceding the period for which the distribution date report reflected that the loan was removed from the pool. Liquidated loans reflect amounts received as borrower payments, insurance proceeds and all other liquidation proceeds. All of the balances and loan counts set forth in the table above are based on MSMCH’s records and, in certain instances, may differ from balance and loan count information publicly available.

(10)	Percentage of principal balance was calculated by using the principal balance as described in footnote 9 divided by the aggregate principal balance of the pool assets reported in the December 2017 distribution date report. Because the aggregate principal balance of the remaining pool assets may be less than the principal balance of the repurchase demands calculated as described in footnote 9, the percentage shown in this column may exceed 100%.

(11)	With respect to the Morgan Stanley Capital I Series 2007-IQ14 securitization, the demand made with respect to one of the underlying loans was subsequently withdrawn following a settlement payment by MSMCH (or an affiliate thereof) to the related trust in the amount of $62,500,000.

Retained Interests in This Securitization

None of MSMCH, Morgan Stanley Bank or any of their affiliates will retain on the Closing Date any Certificates issued by the Issuing Entity or any other economic interest in this securitization, except that Morgan Stanley Bank (or a “majority-owned affiliate” (as defined in Regulation RR) thereof) will retain approximately $14,970,026.00 initial Certificate Balance of the VRR Interest (i.e., the MSBNA VRR Interest Portion) as described under “Credit Risk Retention”. However, any of MSMCH, Morgan Stanley Bank and their affiliates may, from time to time after the Closing Date, acquire Certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such Certificates (other than the MSBNA VRR Interest Portion) at any time. Morgan Stanley Bank or a “majority-owned affiliate” (as defined in Regulation RR) thereof will be required to retain the MSBNA VRR Interest Portion as and to the extent described under “Credit Risk Retention”.

Starwood Mortgage Funding V LLC

General

Starwood Mortgage Funding V LLC (“SMF V”) is a limited liability company organized under the laws of the state of Delaware and a wholly-owned subsidiary of Starwood Mortgage Capital LLC (“SMC” and, together with its subsidiaries, including SMF V, “Starwood”). SMC is affiliated with LNR Property LLC, an international commercial real estate company specializing in property development, specialty finance, asset management, investing and special servicing of CMBS loans. SMF V is a Sponsor of, and a seller of certain Mortgage Loans into, the securitization described in this prospectus. Starwood was formed to invest in commercial real estate debt. The executive offices of Starwood are located at 1601 Washington Avenue, Suite 800, Miami Beach, Florida 33139. Starwood also maintains offices in Charlotte, North Carolina, Newport Beach, California, and New York, New York.

SMF V and SMC are each affiliated with (i) LNR Partners, LLC, the Special Servicer and also the Outside Special Servicer for the Extra Space Self Storage Portfolio Loan Combination under the MSC 2017-HR2 Pooling and Servicing Agreement, and (ii) LNR Securities Holdings, LLC, which is expected to be the initial Controlling Class Representative and to purchase a 51% interest in each Class of the Class X-E, Class X-F, Class X-G, Class E, Class F and Class G Certificates and may retain, as a “majority-owned affiliate” (as defined in Regulation RR) of SMC, the SMC VRR Interest Portion on the Closing Date.

Citibank N.A., the Certificate Administrator and an affiliate of the Depositor, CREFI, a Sponsor and an originator, and Citigroup Global Markets Inc., one of the underwriters, provides short-term warehousing of mortgage loans originated, or acquired, by Starwood through a master repurchase facility. As of the date of this prospectus, one (1) of the SMF V Mortgage Loans (4.5%), with a principal balance of approximately $48,000,000 as of the Cut-off Date, is subject to a master repurchase facility with Citibank, N.A. In addition, 11 of the SMF V Mortgage Loans (10.5%), with an aggregate principal balance of approximately $111,460,000 as of the Cut-off Date, are subject to a master repurchase facility with Morgan Stanley Bank N.A., an affiliate of MSMCH, a Sponsor and an originator, and Morgan Stanley & Co. LLC, one of the underwriters. SMF V is using the proceeds from its sale of the SMF V Mortgage Loans to the Depositor to, among other things, simultaneously reacquire such Mortgage Loans from Citibank N.A. and Morgan Stanley Bank, N.A., as applicable, free and clear of any liens.

Starwood’s Securitization Program

This is the 68th commercial mortgage securitization to which Starwood is contributing loans; however, certain key members of the senior management team of SMC were senior officers at Donaldson, Lufkin & Jenrette, Deutsche Bank Mortgage Capital, LLC, Wachovia Bank, National Association and Banc of America Securities. These members of the senior management team have been active in the commercial mortgage securitization business since 1992, and have been directly and/or indirectly responsible for the origination and/or securitization of several billion dollars of loans. Starwood securitized approximately $9.29 billion of commercial loans in its prior securitizations.

Starwood originates commercial mortgage loans that are secured by retail shopping centers, office buildings, multifamily apartment complexes, hotels, mixed use, self storage and industrial properties located in North America. Starwood’s securitization program generally provides fixed rate mortgage loans having maturities between five and ten years. Additionally, Starwood may from time to time provide bridge/transitional loans, mezzanine/subordinate loans and preferred equity structures.

Review of SMF V Mortgage Loans

Overview

SMF V has conducted a review of the SMF V Mortgage Loans in connection with the securitization described in this prospectus. The review of the SMF V Mortgage Loans was performed by a team comprised of real estate and securitization professionals who are employees of Starwood or one or more of its affiliates (the “Starwood Review Team”). The review procedures described below were employed with respect to all of the SMF V Mortgage Loans. No sampling procedures were used in the review process.

Database

To prepare for securitization, members of the Starwood Review Team created a database of loan-level and property-level information relating to each SMF V Mortgage Loan. The database was compiled from, among other sources, the related Mortgage Loan documents, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the Starwood Review Team during the underwriting process. After origination of each SMF V Mortgage Loan, the Starwood Review Team updated the information in the database with respect to such SMF V Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Starwood Review Team.

A data tape (the “SMF V Data Tape”) containing detailed information regarding each SMF V Mortgage Loan was created from the information in the database referred to in the prior paragraph. The SMF V Data Tape was used to provide the numerical information regarding the SMF V Mortgage Loans in this prospectus.

Data Comparison and Recalculation

SMF V engaged a third-party accounting firm to perform certain data comparison and recalculation procedures designed by SMF V, relating to information in this prospectus regarding the SMF V Mortgage Loans. These procedures included:

●	comparing the information in the SMF V Data Tape against various source documents provided by SMF V that are described above under “—Database”;

●	comparing numerical information regarding the SMF V Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the SMF V Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the SMF V Mortgage Loans disclosed in this prospectus.

Legal Review

Starwood engaged various law firms to conduct certain legal reviews of the SMF V Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each SMF V Mortgage Loan, Starwood’s origination counsel reviewed a form of securitization representations and warranties at origination and, if applicable, identified exceptions to those representations and warranties. Starwood’s origination and underwriting staff performed a similar review and prepared similar exception reports.

Legal counsel was also engaged in connection with this securitization to assist in the review of the SMF V Mortgage Loans. Such assistance included, among other things, (i) a review of Starwood’s internal credit memorandum for each SMF V Mortgage Loan, (ii) a review of the representations and warranties and exception reports referred to above relating to the SMF V Mortgage Loans prepared by origination counsel, (iii) the review and assistance in the completion by the Starwood Review Team of a due diligence questionnaire relating to the SMF V Mortgage Loans and (iv) the review of certain loan documents with respect to the SMF V Mortgage Loans.

Origination counsel or securitization counsel also assisted in the preparation of the Mortgage Loan summaries set forth under “Significant Loan Summaries—Loan #4: Westin Tysons Corner”, “—Loan #8: Oxford Exchange”, “—Loan #13: 2301 Renaissance Boulevard”, “—Loan #14: Ingram Festival Shopping Center” and “—Loan #15: Cross Point” in Annex B to this prospectus, based on their respective reviews of pertinent sections of the related Mortgage Loan documents.

Other Review Procedures

With respect to any material pending litigation of which Starwood was aware at the origination of any SMF V Mortgage Loan, Starwood requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel.

The Starwood Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed the SMF V Mortgage Loans to determine whether any SMF V Mortgage Loan materially deviated from the underwriting guidelines set forth under “—The Originators—Starwood Mortgage Capital LLC” below. See “—The Originators—Starwood Mortgage Capital LLC—Exceptions to Underwriting Criteria” below.

Findings and Conclusions

Based on the foregoing review procedures, Starwood determined that the disclosure regarding the SMF V Mortgage Loans in this prospectus is accurate in all material respects. Starwood also determined that, except as otherwise disclosed under “—The Originators—Starwood Mortgage Capital LLC—Exceptions to Underwriting Criteria” in this prospectus, the SMF V Mortgage Loans were originated in accordance with Starwood’s origination procedures and underwriting criteria. SMF V attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Repurchase Requests

Starwood has no history as a securitizer prior to February 2012. SMC most recently filed a Form ABS-15G pursuant to Rule 15Ga-1 under the Exchange Act on February 7, 2018. SMC’s Central Index Key is 0001548405. SMF V is a wholly-owned subsidiary of SMC. SMF V’s Central Index Key is 0001682509. SMF V most recently filed a Form ABS-15G pursuant to Rule 15Ga-1 under the Exchange Act on February 7, 2018. Neither Starwood nor SMF V has any demand, repurchase or replacement history to report as required by Rule 15Ga-1.

Retained Interests in This Securitization

Neither Starwood nor any of its affiliates will retain on the Closing Date any Certificates issued by the Issuing Entity or any other economic interest in this securitization, except that (i) LNR Securities Holdings, LLC, an affiliate of Starwood, is purchasing a 51% interest in each Class of the Class X-E, Class X-F, Class X-G, Class E, Class F and Class G Certificates (and may purchase other Classes of Certificates), and (ii) SMC (an affiliate of Starwood and an originator of all of the SMF V Mortgage Loans (with the exception of the Cross Point Mortgage Loan (2.4%))) or a “majority-owned affiliate” (as defined in Regulation RR) will retain approximately $11,590,878.00 initial Certificate Balance of the VRR Interest (i.e., the SMC VRR Interest Portion) as described under “Credit Risk Retention” (although for the avoidance of doubt, LNR Partners, an affiliate of Starwood, will be entitled to special servicing fees and certain other fees described in this prospectus with respect to the Mortgage Loans and Loan Combinations (other than any Outside Serviced Loan Combination)). However, Starwood or its affiliates may, from time to time after the initial sale of the Certificates to investors on the Closing Date, acquire additional Certificates pursuant to secondary market transactions. Any such party will have the right to dispose of such Certificates (other than the SMC VRR Interest Portion) at any time. SMC or a “majority-owned affiliate” (as defined in Regulation RR) thereof will be required to retain the SMC VRR Interest Portion as and to the extent described under “Credit Risk Retention”.

Bank of America, National Association

Review of Bank of America Mortgage Loans

General. In connection with the preparation of this prospectus, Bank of America conducted a review of the Mortgage Loans that it is selling to the Depositor designed and effected to provide reasonable assurance that the disclosure related to the Bank of America Mortgage Loans is accurate in all material respects. Bank of America determined the nature, extent and timing of the review and the level of assistance provided by any third party. The review was conducted by a deal team comprised of real estate and securitization professionals and third parties. Bank of America has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review and the findings and conclusions of the review of the Mortgage Loans that it is selling to the Depositor. The procedures described below were employed with respect to all of the Bank of America Mortgage Loans, except that certain procedures were only relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Database. Bank of America created a database (the “Bank of America Securitization Database”) of information obtained in connection with the origination of the Bank of America Mortgage Loans, including:

●	certain information from the related Mortgage Loan documents;

●	certain borrower-provided information, including certain rent rolls, certain operating statements and certain leases relating to certain Mortgaged Properties;

●	insurance information for the related Mortgaged Properties;

●	information from third party reports such as the appraisals, environmental and property condition reports;

●	credit and background searches with respect to the related borrowers; and

●	certain other information and search results obtained by Bank of America for each of the Bank of America Mortgage Loans during the underwriting process.

Bank of America may have included in the Bank of America Securitization Database certain updates to such information received by Bank of America after origination, such as information from the interim servicer regarding loan payment status, current escrows, updated operating statements and rent rolls and certain other information otherwise brought to the attention of the Bank of America securitization team. Such updates were not intended to be, and do not serve as, a re-underwriting of any Mortgage Loan.

Bank of America created a data file (the “Bank of America Data File”) using the information in the Bank of America Securitization Database and provided that file to the Depositor for use in compiling the numerical information regarding the Bank of America Mortgage Loans in this prospectus (particularly in Annexes A, B and C).

Data Comparisons and Recalculation. The Depositor or its affiliate, on behalf of Bank of America, engaged a third party accounting firm to perform certain data comparison and recalculation procedures, which were designed by Bank of America relating to Bank of America Mortgage Loan information in this prospectus. These procedures included:

●	comparing the information in the Bank of America Data File against various source documents provided by Bank of America;

●	comparing numerical information regarding the Bank of America Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the information contained in the Bank of America Data File; and

●	recalculating certain percentages, ratios and other formulas relating to the Bank of America Mortgage Loans disclosed in this prospectus.

Legal Review. For each Bank of America Mortgage Loan, Bank of America reviewed a legal loan and property information summary prepared by origination counsel, which summary includes important loan terms and certain property-level information obtained during the origination process. Bank of America also provided to each origination counsel a standardized set of representations and warranties similar to those attached as Annex E-1 to this prospectus and requested that origination counsel identify potential exceptions to such standard representations and warranties. Bank of America compiled and reviewed the potential exceptions received from origination counsel, engaged separate counsel to review the exceptions against the actual representations and warranties attached as Annex E-1 to this prospectus, revised the exceptions and provided them to the Depositor for inclusion in Annex E-2 to this prospectus.

For Bank of America Mortgage Loans purchased by Bank of America or one of its affiliates, if any, from a third party originator, Bank of America reviewed the related purchase agreement, the representations and warranties made by the originator contained therein (together with the exceptions thereto) and certain provisions of the related loan documents and third party reports concerning the related Mortgaged Property that were provided by the originator of such Mortgage Loan. With respect to each such Bank of America Mortgage Loan, Bank of America and its counsel prepared exceptions to the representations and warranties attached as Annex E-1 to this prospectus and provided them to the Depositor for inclusion in Annex E-2 to this prospectus.

In addition, with respect to each Bank of America Mortgage Loan, Bank of America reviewed, and in certain cases, requested that its counsel review, certain loan document provisions in connection with the disclosure of such provisions in this prospectus, such as property release provisions and other provisions specifically disclosed in this prospectus.

Certain Updates. Bank of America requested that each borrower under a Bank of America Mortgage Loan (or such borrower’s origination or litigation counsel, as applicable) provide updates on any significant pending litigation that existed at origination. In addition, if Bank of America became aware of a significant natural disaster in the vicinity of a Mortgaged Property securing a Bank of America Mortgage Loan, Bank of America requested information on the property status from the related borrower in order to confirm whether any material damage to the Mortgaged Property had occurred.

Large Loan Summaries. Bank of America prepared, and reviewed with origination counsel and securitization counsel, the loan summaries or abbreviated loan summaries, as applicable, for those of the Bank of America Mortgage Loans included in Annex B to this prospectus, which loan summaries and abbreviated loan summaries are incorporated in the “Significant Loan Summaries” in Annex B to this prospectus.

Underwriting Standards. Bank of America also consulted with origination counsel to confirm that the Bank of America Mortgage Loans were originated in compliance with the origination and underwriting standards described below under “—The Originators—Bank of America, National Association—Bank of America’s Commercial Mortgage Loan Underwriting Standards”, as well as to identify any material deviations from those origination and underwriting standards. See “—The Originators—Bank of America, National Association—Bank of America’s Commercial Mortgage Loan Underwriting Standards—Exceptions to Underwriting Standards” below.

Findings and Conclusions. Bank of America found and concluded with reasonable assurance that the disclosure regarding the Bank of America Mortgage Loans in this prospectus is accurate in all material respects. Bank of America also found and concluded with reasonable assurance that the Bank of America Mortgage Loans were originated in accordance with Bank of America’s origination procedures and underwriting standards, except to the extent described below under “—The Originators—Bank of America, National Association—Bank of America’s Commercial Mortgage Loan Underwriting Standards—Exceptions to Underwriting Standards”.

Review Procedures in the Event of a Mortgage Loan Substitution. Bank of America will perform a review of any Bank of America mortgage loan that it elects to substitute for a Bank of America Mortgage Loan in the pool in connection with a material breach of a representation or warranty or a material document defect. Bank of America, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related mortgage loan purchase agreement and the related pooling and servicing agreement (the “BANA Qualification Criteria”). Bank of America may engage a third party accounting firm to compare the BANA Qualification Criteria against the underlying source documentation to verify the accuracy of the review by Bank of America and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by Bank of America to render any tax opinion required in connection with the substitution.

Repurchases and Replacements

The following table sets forth, for the period commencing January 1, 2015, and ending December 31, 2017, the information required by Rule 15Ga-1 under the Exchange Act concerning all assets securitized by Bank of America that were the subject of a demand to repurchase or replace for breach of the representations and warranties concerning the pool assets for all asset-backed securities held by non-affiliates of Bank of America where the underlying transaction agreements included a covenant to repurchase or replace an underlying asset of the commercial real estate loan asset class. The information for Bank of America as a securitizer of commercial real estate loans required to be set forth in a Form ABS-15G for the reporting period from October 1, 2017, through December 31, 2017, was set forth in a Form ABS-15G filed by Bank of America on February 8, 2018. The Central Index Key Number of Bank of America is 0001102113.

Repurchases and Replacements Asset Class: Commercial Mortgages
Name of Issuing Entity	Check if Registered	Name of Originator[1]	Total Assets in ABS by Originator			Assets That Were Subject of Demand[2]			Assets That Were Repurchased or Replaced[3]			Assets Pending Repurchase or Replacement (within cure period)			Demand in Dispute[4]			Demand Withdrawn[5]			Demand Rejected[6]
			#	$	%	#	$[7]	%	#	$[7]	%	#	$[7]	%	#	$[7]	%	#	$[7]	%	#	$[7]	%
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2005-4 (0001338265)	X	Bear Stearns Commercial Mortgage, Inc.	18	22,163,901	89.26	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2005-4 (0001338265)	X	Bank of America, N.A.	55	2,668,138	10.74	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2005-4 (0001338265)	X	Bridger Commercial Funding LLC	55	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	1	0	0.00	0	0	0.00	0	0	0.00
LaSalle Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2006-MF4[8]		Bank of America, N.A. (as successor by merger to LaSalle Bank National Association)	375	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	375	0	0.00	0	0	0.00
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-3[9] (0001404501)	X	Eurohypo AG, New York Branch	22	112,294,963	43.96	0	0	0.00	0	0	0.00	0	0	0.00	1	4,200,000	1.64	0	0	0.00	0	0	0.00
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-3[9] (0001404501)	X	Bank of America, N.A.	85	109,149,359	42.73	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-3[9] (0001404501)	X	Bridger Commercial Funding LLC	16	30,899,821	12.10	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00

Repurchases and Replacements Asset Class: Commercial Mortgages
Name of Issuing Entity	Check if Registered	Name of Originator[1]	Total Assets in ABS by Originator			Assets That Were Subject of Demand[2]			Assets That Were Repurchased or Replaced[3]			Assets Pending Repurchase or Replacement (within cure period)			Demand in Dispute[4]			Demand Withdrawn[5]			Demand Rejected[6]
			#	$	%	#	$[7]	%	#	$[7]	%	#	$[7]	%	#	$[7]	%	#	$[7]	%	#	$[7]	%
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-3[9] (0001404501)	X	SunTrust Bank	25	3,125,158	1.22	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-3[9] (0001404501)	X	Hypo Real Estate Capital Corporation	3	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Citigroup Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-C6[8] (0001403924)	X	Citigroup Global Markets Realty Corp.	119	75,426,661	53.01	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Citigroup Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-C6[8] (0001403924)	X	Bank of America, N.A. (as successor by merger to LaSalle Bank National Association)	118	56,528,152	39.73	0	0	0.00	0	0	0.00	0	0	0.00	1	8,220,279	5.78	0	0	0.00	0	0	0.00
Citigroup Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-C6[8] (0001403924)	X	Capmark Finance Inc.	29	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Citigroup Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-C6[8] (0001403924)	X	PNC Bank, National Association	52	10,336,334	7.26	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-5[9] (0001420805)	X	Bank of America, N.A.	80	280,770,909	95.87	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	1	0	0.00	0	0	0.00

Repurchases and Replacements Asset Class: Commercial Mortgages
Name of Issuing Entity	Check if Registered	Name of Originator[1]	Total Assets in ABS by Originator			Assets That Were Subject of Demand[2]			Assets That Were Repurchased or Replaced[3]			Assets Pending Repurchase or Replacement (within cure period)			Demand in Dispute[4]			Demand Withdrawn[5]			Demand Rejected[6]
			#	$	%	#	$[7]	%	#	$[7]	%	#	$[7]	%	#	$[7]	%	#	$[7]	%	#	$[7]	%
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-5[9] (0001420805)	X	Bridger Commercial Funding LLC	20	12,084,646	4.13	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Commercial Mortgages Total			1,072	715,448,043		0	0		0	0		0	0		3	12,420,279		376	0		0	0

(1)	The originator is the party identified by Bank of America using the same methodology as Bank of America would use to identify the originator of assets for purposes of complying with Item 1110 of Regulation AB in connection with registered offerings of asset-backed securities in the same asset class.

(2)	Reflects assets subject to demands to repurchase or replace that were received during the period from January 1, 2014 to December 31, 2017. Activity with respect to demands received during and, if applicable, prior to such period ended December 31, 2017, is reflected elsewhere in this table. If an asset changed status during such period ended December 31, 2017, information regarding the asset will appear in this column and the other applicable column in this table.

Bank of America undertook the following steps to gather the information required by Rule 15Ga-1 under the Exchange Act: (i) identifying all asset-backed securities transactions in which we acted as a securitizer that were not the subject of a filing on Form ABS-15G by an affiliated securitizer, (ii) performing a diligent search of our records and the records of affiliates that acted as securitizers in our transactions for all relevant information, (iii) reviewing appropriate documentation from all relevant transactions to determine the parties responsible for enforcing representations and warranties, and any other parties to the transaction who might reasonably be expected to have received repurchase requests (such parties, “Demand Entities”), and (iv) making written request of each Demand Entity to provide any information in its possession regarding requests or demands to repurchase any loans for a breach of a representation or warranty with respect to any relevant transaction that was not previously provided to us. We followed up written requests made of Demand Entities as we deemed appropriate. In addition, we requested information from trustees and other Demand Entities as to investor demands that occurred prior to July 22, 2010. It is possible that this disclosure does not contain information about all investor demands upon those parties made prior to July 22, 2010.

(3)	Reflects assets that were repurchased or replaced during the period from January 1, 2014 to December 31, 2017. Where applicable, the demand for repurchase or replacement relating to any asset reported in this column may have been received prior to such period.

(4)	Includes assets for which any of the following situations apply as of December 31, 2017:

a.	A related demand to repurchase or replace such asset was received by the representing party but not yet responded to by December 31, 2017

b.	The representing party has responded to one or more related demands to repurchase or replace such asset by refuting the allegations supporting the most recent such demand and rejecting the repurchase demand but the party demanding repurchase or replacement of such asset has responded to such rejection and continues to assert the merits of its demand; or

c.	The representing party and the party demanding repurchase or replacement of such asset acknowledge that the ongoing dispute over the merits of such demand may not be readily resolved.

Where applicable, the demand for repurchase or replacement relating to any asset reported in this column may have been received prior to the period from January 1, 2014 to December 31, 2017.

(5)	Includes assets for which the party demanding the repurchase or replacement of such asset has agreed to rescind its demand. Where applicable, the demand for repurchase or replacement relating to any asset reported in this column may have been received prior to the period ended December 31, 2017.

(6)	Reflects assets for which the representing party has responded to one or more related demands to repurchase or replace such asset by refuting the allegations supporting such demand and rejecting the repurchase demand(s) and the party demanding repurchase or replacement of such asset has not responded to the most recent such rejection as of December 31, 2017.

(7)	An outstanding principal balance shown in this column is calculated (a) for any asset that has not been liquidated, as the remaining outstanding principal balance of the asset at the earlier of the date on which it was repurchased, or replaced, if applicable, and December 31, 2017, or (b) for any asset no longer part of the pool assets at the end of the reporting period, as zero.

(8)	With respect to this securitization transaction, the information for Bank of America as a securitizer of commercial real estate loans required to be set forth in a Form ABS-15G for (a) the initial reporting period from January 1, 2009 through December 31, 2011, was set forth in the Form ABS-15G filed by Bank of America on February 14, 2012 (and subsequently amended by filing on August 23, 2012) and (b) for periods thereafter in the quarterly Form ABS-15G filings by Bank of America. The most recent such quarterly filing by Bank of America was on February 8, 2018. The Central Index Key Number of Bank of America is 0001102113.

(9)	With respect to this securitization transaction, the information for Bank of America as a securitizer of commercial real estate loans required to be set forth in a Form ABS-15G for (a) the initial reporting period from January 1, 2009 through December 31, 2011, was set forth in the Form ABS-15G filed by Banc of America Merrill Lynch Commercial Mortgage, Inc. (“BAMLCM”) on February 14, 2012 (and subsequently amended by filing on November 8, 2012) and (b) for periods thereafter in the quarterly Form ABS-15G filings by BAMLCM. The most recent such quarterly filing by BAMLCM was on February 8, 2018. The Central Index Key Number of BAMLCM is 0001005007.

Retained Interests in This Securitization

Neither Bank of America nor any of its affiliates will retain on the Closing Date any Certificates issued by the Issuing Entity or any other economic interest in this securitization, except that Bank of America (or a “majority-owned affiliate” (as defined in Regulation RR) thereof) will retain approximately $10,700,000.00 initial Certificate Balance of the VRR Interest (i.e., the Bank of America VRR Interest Portion) as described under “Credit Risk Retention”, and an affiliate of Bank of America will purchase the Class R Certificates on the Closing Date. However, Bank of America or its affiliates may, from time to time after the initial sale of the Certificates to investors on the Closing Date, acquire Certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such Certificates (other than the Bank of America VRR Interest Portion) at any time. Bank of America or a “majority-owned affiliate” (as defined in Regulation RR) thereof will be required to retain the Bank of America VRR Interest Portion as and to the extent described under “Credit Risk Retention”.

Compensation of the Sponsors

In connection with the offering and sale of the Certificates contemplated by this prospectus, the Sponsors (including affiliates of the Sponsors) will be compensated for the sale of their respective Mortgage Loans in an amount equal to the excess, if any, of:

(a)       the sum of any proceeds received from the sale of the Certificates to investors and the sale of servicing rights to Midland Loan Services, a Division of PNC Bank, National Association for the master servicing of the Mortgage Loans and primary servicing of certain of the Serviced Loans, over

(b)       the sum of the costs and expense of originating or acquiring the Mortgage Loans and the costs and expenses related to the issuance, offering and sale of the Certificates as described in this prospectus.

The mortgage servicing rights were sold to the Master Servicer for a price based on the value of the Servicing Fee to be paid to the Master Servicer with respect to each Mortgage Loan and the value of the right to earn income on investments on amounts held by the Master Servicer with respect to the Mortgage Loans. The Master Servicer will also purchase the primary servicing rights for any Serviced Companion Loan.

The Originators

Citi Real Estate Funding Inc., Morgan Stanley Bank, N.A., Starwood Mortgage Capital LLC, Bank of America, National Association and Cantor Commercial Real Estate Lending, L.P. are referred to in this prospectus as the originators.

The information set forth in this prospectus concerning the identity of the originators and, as set forth below, the underwriting standards of the Sponsors or, if applicable, their affiliated originator(s), has in each case been provided by the related Sponsor.

Citi Real Estate Funding Inc.

 Overview

CREFI’s commercial mortgage loans (including any co-originated mortgage loans) are primarily originated in accordance with the procedures and underwriting criteria described below. However, variations from the procedures and criteria described below may be implemented as a result of various conditions including each loan’s specific terms, the quality or location of the underlying real estate, the property’s tenancy profile, the background or financial strength of the borrower/sponsor or any other pertinent information deemed material by CREFI. Therefore, this general description of CREFI’s origination procedures and underwriting criteria is not intended as a representation that every commercial mortgage loan originated by it or on its behalf complies entirely with all criteria set forth below.

 Process

The credit underwriting process for each of CREFI’s loans is performed by a deal team comprised of real estate professionals which typically includes an originator, an underwriter, a commercial closer and a third party due diligence provider operating under the review of CREFI. This team conducts a thorough review of the related mortgaged property, which in most cases includes an examination of the following information, to the extent both applicable and available: historical operating statements, rent rolls, tenant leases, current and historical real estate tax information, insurance policies and/or schedules, and third party reports pertaining to appraisal/valuation, zoning, environmental status and physical condition/seismic condition/engineering (see “—Escrow Requirements”, “—Title Insurance Policy”, “—Property Insurance”, “—Third Party Reports—Appraisal”, “—Third Party Reports—Environmental Report” and “—Third Party Reports—Property Condition Report” below). In some cases (such as a property having a limited operating history or having been recently acquired by its current owner), historical operating statements may not be available. Rent rolls would not be examined for certain property types, such as hospitality properties or single tenant properties, and tenant leases would not be examined for certain property types, such as hospitality, self storage, multifamily and manufactured housing community properties.

A member of CREFI’s deal team or one of its agents performs an inspection of the property as well as a review of the surrounding market environment, including demand generators and competing properties (if any), in order to confirm tenancy information, assess the physical quality of the collateral, determine visibility and access characteristics, and evaluate the property’s competitiveness within its market.

CREFI’s deal team or one of its agents also performs a detailed review of the financial status, credit history, credit references and background of the borrower and certain key principals using financial statements, income tax returns, credit reports, criminal/background investigations, and specific searches for judgments, liens, bankruptcy and pending litigation. Circumstances may also warrant an examination of the financial strength and credit of key tenants as well as other factors that may impact the tenants’ ongoing occupancy or ability to pay rent.

After the compilation and review of all documentation and other relevant considerations, the deal team finalizes its detailed underwriting analysis of the property’s cash flow in accordance with CREFI’s property-specific, cash flow underwriting guidelines. Determinations are also made regarding the implementation of appropriate loan terms to structure around risks, resulting in features such as ongoing escrows or up-front reserves, letters of credit, lockboxes/cash management agreements or guarantees. A complete credit committee package is prepared to summarize all of the above referenced information.

Credit Approval

All commercial mortgage loans must be presented to one or more credit committees that include senior real estate professionals among others. After a review of the credit committee package and a discussion of the loan, the committee may approve the loan as recommended or request additional due diligence, modify the terms, or reject the loan entirely.

Debt Service Coverage and LTV Requirements

CREFI’s underwriting standards generally require a minimum debt service coverage ratio (DSCR) of 1.20x and a maximum loan-to-value ratio (LTV) of 80%. However these thresholds are guidelines and exceptions are permitted under the guidelines on the merits of each individual loan, such as reserves, letters of credit and/or guarantees and CREFI’s assessment of the property’s future prospects. Property and loan information is not updated for securitization unless CREFI determines that information in its possession has become stale.

Certain properties may also be encumbered by subordinate debt secured by such property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower and when such mezzanine or subordinate debt is taken into account, may result in aggregate debt that does not conform to the aforementioned DSCR and LTV parameters.

Amortization Requirements

While CREFI’s underwriting guidelines generally permit a maximum amortization period of 30 years, certain loans may provide for interest-only payments through maturity or for a portion of the loan term. If the loan entails only a partial interest-only period, the monthly debt service, annual debt service and DSCR set forth in this prospectus and Annex A to this prospectus reflect a calculation on the future (larger) amortizing loan payment. See “Description of the Mortgage Pool” in this prospectus.

Escrow Requirements

CREFI may require borrowers to fund escrows for taxes, insurance, capital expenditures and replacement reserves. In addition, CREFI may identify certain risks that warrant additional escrows or holdbacks for items to be released to the borrower upon the satisfaction of certain conditions. Such escrows or holdbacks may cover tenant improvements/leasing commissions, deferred maintenance, environmental remediation or unfunded obligations, among other things. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. In some cases, the borrower may be allowed to post a letter of credit or guaranty in lieu of a cash reserve, or provide periodic evidence of timely payment of a typical escrow item. Escrows are evaluated on a case-by-case basis and are not required for all of CREFI’s commercial mortgage loans.

Generally, CREFI requires escrows as follows:

●	Taxes—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy all taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional sponsor or the sponsor is a high net worth individual or (ii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is required to pay taxes directly.

●	Insurance—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay all insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related borrower maintains a blanket insurance policy, (ii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is obligated to maintain the insurance or is permitted to self-insure, or (iii) if and to the extent that another third party unrelated to the borrower (such as a condominium board, if applicable) is obligated to maintain the insurance.

●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements depending on the property type, except that such escrows are not required in certain circumstances, including, but not limited to, if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for all repairs and maintenance, including those required with respect to the roof and structure of the improvements.

●	Tenant Improvement / Leasing Commissions—In the case of retail, office and industrial properties, a tenant improvement / leasing commission reserve may be required to be funded either at loan origination and/or during the term of the mortgage loan to cover anticipated leasing commissions or tenant improvement costs that might be associated with re-leasing certain space involving major tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the tenant’s lease extends beyond the loan term or (ii) if the rent for the space in question is considered below market.

●	Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the related mortgaged property’s function, performance or value or (iii) if a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for the repairs.

●	Environmental Remediation—An environmental remediation reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee wherein it agrees to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place or (iii) if a third party unrelated to the borrower is identified as the responsible party.

For a description of the escrows collected with respect to the CREFI Mortgage Loans, please see Annex A to this prospectus.

Title Insurance Policy

The borrower is required to provide, and CREFI or its counsel typically will review, a title insurance policy for each property. The provisions of the title insurance policy are required to comply with the Sponsor representation and warranty set forth in paragraph (6) on Annex E-1 to this prospectus without any exceptions that CREFI deems material.

Property Insurance

CREFI requires the borrower to provide, or authorizes the borrower to rely on a tenant or other third party to obtain, insurance policies meeting the requirements set forth in the Sponsor representations and warranties in paragraphs (16) and (29) on Annex E-1 to this prospectus without any exceptions that CREFI deems material (other than with respect to deductibles and allowing a tenant to self-insure).

Third Party Reports

In addition to or as part of applicable origination guidelines or reviews described above, in the course of originating the CREFI Mortgage Loans, CREFI generally considered the results of third party reports as described below. In many instances, however, one or more provisions of the guidelines were waived or modified in light of the circumstances of the relevant loan or property.

Appraisal

CREFI obtains an appraisal meeting the requirements described in the Sponsor representation and warranty set forth in paragraph (41) on Annex E-1 to this prospectus without any exceptions that CREFI deems material. In addition, the appraisal (or a separate letter) includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended, were followed in preparing the appraisal.

Environmental Report

CREFI generally obtains a Phase I site assessment or an update of a previously obtained site assessment for each mortgaged property prepared by an environmental firm approved by CREFI. CREFI or its designated agent typically reviews the Phase I site assessment to verify the presence or absence of potential adverse environmental conditions. In cases in which the Phase I site assessment identifies any such conditions, CREFI generally requires that the condition be addressed in a manner that complies with the Sponsor representation and warranty set forth in paragraph (40) on Annex E-1 to this prospectus without any exceptions that CREFI deems material.

Property Condition Report

CREFI generally obtains a current property condition report (a “PCR”) for each mortgaged property prepared by a structural engineering firm approved by CREFI. CREFI or an agent typically reviews the PCR to determine the physical condition of the property and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan. In cases in which the PCR identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, CREFI often requires that funds be put in escrow at the time of origination of the mortgage loan to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves. See “—Escrow Requirements” above.

Servicing

Interim servicing for all of CREFI’s loans prior to securitization is typically performed by a nationally recognized rated third party interim servicer. In addition, primary servicing is occasionally retained by certain qualified mortgage brokerage firms under established sub-servicing agreements with CREFI, which firms may continue primary servicing certain loans following the securitization closing date. Otherwise, servicing responsibilities are transferred from the interim servicer to the master servicer of the securitization trust (and a primary servicer when applicable) at closing of the securitization. From time to time, the interim servicer may retain primary servicing.

Exceptions to Underwriting Criteria

Except as disclosed in the following paragraph, none of the CREFI Mortgage Loans have exceptions to the related underwriting criteria.

With respect to The SoCal Portfolio Mortgage Loan (4.7%), the related Loan Combination was co-originated by CREFI with an exception to CREFI’s underwriting guidelines and/or typical underwriting procedures. Two of the Mortgaged Properties in the portfolio, the Anaheim Stadium Industrial Mortgaged Property and the Cityview Plaza Mortgaged Property, have ground leases that expire on April 30, 2034 and September 30, 2035, respectively, with no extension options. Under CREFI’s guidelines and/or typical underwriting procedures, ground leases are generally required to have terms (inclusive of any extension options) that extend not less than 20 years beyond the stated maturity of the related Mortgage Loan. The decision of CREFI to include the Mortgage Loan in the transaction was based on the fact that (i) the Mortgaged Properties account for a combined allocated loan amount of 2.8% and (ii) the Mortgage Loan is structured with a $1,000,000 ground lease extension reserve to be used to extend the terms of both ground leases. If the borrowers do not extend the terms of either ground lease on or prior to February 6, 2020 pursuant to terms reasonably acceptable to the lender, the borrowers are required to commence making monthly deposits into the ground lease extension reserve of $55,000 until the ground lease extension reserve funds reach an amount equal to the allocated loan amount of the related Mortgaged Property or Properties. Certain characteristics of the Mortgage Loan can be found in Annex A to this prospectus. Based on the foregoing, CREFI approved inclusion of the Mortgage Loan into this transaction.

Morgan Stanley Bank, N.A.

Morgan Stanley Bank, N.A., a national banking association (“Morgan Stanley Bank”), is the originator of all of the Mortgage Loans (or portions thereof) that MSMCH is contributing to this securitization (the “MSMCH Mortgage Loans”), representing approximately 28.2% of the Initial Pool Balance, which MSMCH will acquire on or prior to the Closing Date and contribute to this securitization. Morgan Stanley Bank is also the holder of the Axcelis Corporate Center Pari Passu Companion Loan. Morgan Stanley Bank is an indirect wholly owned subsidiary of Morgan Stanley (NYSE: MS) and its headquarters are located at One Utah Center, 201 Main Street, Salt Lake City, Utah 84111, telephone number (801) 236-3600. Morgan Stanley Bank also has offices in New York, New York.

Morgan Stanley Bank is an affiliate of MSMCH, a Mortgage Loan Seller, and Morgan Stanley & Co. LLC, an underwriter.

Morgan Stanley Bank. Morgan Stanley Bank has been originating financial assets, including multifamily, commercial and manufactured housing community mortgage loans, both for purposes of holding those assets for investment and for resale, including through securitization, since at least 2011. For the period from January 1, 2011 to December 31, 2017, Morgan Stanley Bank originated multifamily, commercial and manufactured housing community mortgage loans in the aggregate original principal amount of approximately $49,374,450,111.

Morgan Stanley Bank originates commercial mortgage loans secured by multifamily, office, retail, industrial, hotel, manufactured housing community and self storage properties, which it either holds for investment or sells or otherwise syndicates. The largest property concentrations of commercial mortgage loans originated by Morgan Stanley Bank are in retail and office properties, and the largest geographic concentrations are in California and New York. Commercial mortgage loans originated by Morgan Stanley Bank include both fixed rate and floating rate mortgage loans and both large mortgage loans and conduit mortgage loans, and such mortgage loans are expected to be included in both public and private securitizations. Morgan Stanley Bank also originates subordinate and mezzanine debt, which generally is not expected to be securitized. Morgan Stanley Bank’s large mortgage loan program originates mortgage loans larger than $50 million, although Morgan Stanley Bank’s conduit mortgage loan program also sometimes originates such large mortgage loans.

The Morgan Stanley Group’s Underwriting Standards

Overview. Commercial mortgage loans originated or co-originated by the Morgan Stanley Group are primarily originated in accordance with the procedures and underwriting standards described below. However, given the unique nature of income-producing real properties, variations from these procedures and standards may be implemented as a result of various conditions, including a mortgage loan’s specific terms, the quality or location of the underlying real estate, the mortgaged property’s tenancy profile, the background or financial strength of the borrower or loan sponsor and any other pertinent information deemed material by the member of the Morgan Stanley Group that is the originator of the related mortgage loan (the related “Morgan Stanley Origination Entity”). Therefore, this general description of the Morgan Stanley Group’s origination procedures and underwriting standards is not intended as a representation that every commercial mortgage loan originated by the Morgan Stanley Group (or on its behalf) complies entirely with all standards set forth below. For important information about any circumstances that have affected the underwriting of the MSMCH Mortgage Loans, see “—Exceptions to Underwriting Standards” below.

Process. The credit underwriting process for each commercial mortgage loan is performed by a deal team comprised of real estate professionals that typically includes a commercial loan originator, underwriter and closer subject to the oversight and ultimate review and approval of the related Morgan Stanley Origination Entity. This team conducts a review of the related mortgaged property, which typically includes an examination of the following information, to the extent both applicable and available: historical operating statements, rent rolls, certain tenant leases, current and historical real estate tax information, insurance policies and/or schedules and third party reports pertaining to appraisal, valuation, zoning, environmental status, physical condition and seismic and other engineering characteristics (see “—Escrow Requirements”, “—Zoning and Land Use”, “—Title Insurance Policy”, “—Property Insurance” and “—Third Party Reports” below). In some cases, certain of these documents may not be reviewed due to the nature of the related mortgaged property. For instance, historical operating statements may not be available with respect to a mortgaged property with a limited operating history or that has been recently acquired by its current owner. In addition, rent rolls would not be examined for certain property types (e.g., hospitality properties), and executed tenant leases would not be examined for certain property types (e.g., hospitality, self storage, multifamily and manufactured housing community properties), although forms of leases would typically be reviewed.

A member of the deal team or one of its agents performs an inspection of the mortgaged property as well as a review of the surrounding market environment (including demand generators, competing properties (if any) and proximity to major thoroughfares and transportation centers) in order to confirm tenancy information, assess the physical quality and attributes (e.g., age, renovations, condition, parking, amenities, class, etc.) of the collateral, determine visibility and access characteristics and evaluate the mortgaged property’s competitiveness within its market.

The deal team or one of its agents also performs a detailed review of the financial status, credit history, credit references and background of the borrower and certain key principals using financial statements, income tax returns, criminal and background investigations and searches in select jurisdictions for judgments, liens, bankruptcy and pending litigation. Circumstances may also warrant an examination of the financial strength and credit of key tenants as well as other factors that may impact the tenants’ ongoing occupancy or ability to pay rent.

After the compilation and review of all documentation and other relevant considerations, the deal team finalizes its detailed underwriting analysis of the mortgaged property’s cash flow in accordance with property-specific, cash flow underwriting guidelines.

Determinations are also made regarding the implementation of appropriate loan terms to address certain risks, resulting in features such as ongoing escrows or up-front reserves, letters of credit, lockboxes, cash management agreements and guarantees. A complete credit committee package is prepared to summarize all of the above referenced information and circulated to credit committee for review.

Credit Approval. All commercial mortgage loans must be presented to one or more credit committees that include senior real estate professionals, among others. After a review of the credit committee package and a discussion of a mortgage loan, the committee may approve the mortgage loan as recommended, request additional due diligence, modify the terms or reject the mortgage loan entirely.

Debt Service Coverage and Loan to Value Requirements. The Morgan Stanley Group’s underwriting standards generally require a minimum debt service coverage ratio of 1.20x and permit a maximum loan-to-value ratio of 80%; however, these thresholds are guidelines, and exceptions may be made based on the merits of each individual mortgage loan, such as the types of tenants, reserves, letters of credit, guarantees and the related Morgan Stanley Origination Entity’s assessment of the mortgaged property’s future performance. The debt service coverage ratio guidelines set forth above are calculated based on underwritten net cash flow at origination. The debt service coverage ratio for each mortgage loan as reported in this prospectus and Annex A hereto may differ from the amount calculated at the time of origination because updates to the information used to calculate such amounts may have become available during the period between origination and the date of this prospectus.

Certain mortgaged properties may also be encumbered by subordinate debt (or the direct or indirect ownership interests in the related borrower may be encumbered by mezzanine debt). It is possible that the related Morgan Stanley Origination Entity or an affiliate thereof will be a lender on such additional debt and may either sell such debt to an unaffiliated third party or hold it in inventory. When such subordinate or mezzanine debt is taken into account, the aggregate debt with respect to the related mortgaged property may not conform to the aforementioned debt service coverage ratio and loan-to-value ratio parameters.

Amortization Requirements. The Morgan Stanley Group’s underwriting guidelines generally permit a maximum amortization period of 30 years. Certain mortgage loans may provide for interest-only payments through maturity or for a portion of the commercial mortgage loan term. If a mortgage loan has a partial interest-only period, the monthly debt service and the U/W NCF DSCR set forth in this prospectus and Annex A reflect a calculation of both the interest-only payments and the future (larger) amortizing loan payment. See “Description of the Mortgage Pool” in this prospectus.

Escrow Requirements. A Morgan Stanley Origination Entity may require borrowers to fund escrows for taxes, insurance, capital expenditures and replacement reserves. In addition, a Morgan Stanley Origination Entity may identify certain risks that warrant additional escrows or holdbacks for items to be released to the borrower upon the satisfaction of certain conditions. Such escrows or holdbacks may cover, among other things, tenant improvements and leasing commissions, deferred maintenance, environmental remediation and unfunded obligations. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. In some cases, in lieu of maintaining a cash reserve, the borrower may be allowed to post a letter of credit or guaranty or provide periodic evidence of timely payment of a typical escrow item. Escrows are evaluated on a case-by-case basis and are not required for all commercial mortgage loans.

Generally, the Morgan Stanley Group requires escrows as follows:

●	Taxes. An initial deposit and monthly escrow deposits equal to 1/12 of the annual property taxes (based on the most recent property assessment and the current millage rate; however, if the actual tax amount owing in the upcoming year is not available, the required annual reserve amount will generally be between 100% and 105% of the preceding year’s tax amount) are typically required to satisfy taxes and assessments, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the loan sponsor is an institutional sponsor or a high net worth individual or (ii) the related mortgaged property is a single tenant property with respect to which the related tenant is required to pay taxes directly.

●	Insurance. An initial deposit at origination (which may be equal to one or more months of the required monthly amount) and subsequent monthly escrow deposits equal to 1/12 of an amount generally between 100% and 105% of the annual property insurance premium are typically required to pay insurance premiums, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the loan sponsor is an institutional sponsor or a high net worth individual, (ii) the related borrower maintains a blanket insurance policy or (iii) the related mortgaged property is a single tenant property with respect to which the related tenant self-insures.

●	Replacement Reserves. Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements depending on the property type, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where the related mortgaged property is a single tenant property with respect to which the related tenant is responsible for all repairs and maintenance, including those required with respect to the roof and structure of the improvements.

●	Tenant Improvements and Leasing Commissions. A reserve for tenant improvements and leasing commissions may be required to be funded at loan origination and/or during the term of the mortgage loan to cover anticipated tenant improvements or leasing commissions costs that might be associated with re-leasing certain space, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the related mortgaged property is a single tenant property and the tenant’s lease extends beyond the loan term or (ii) the rent at the related mortgaged property is considered below market.

●	Deferred Maintenance. A reserve for deferred maintenance may be required to be funded at loan origination in an amount generally between 100% and 125% of the estimated cost of material immediate repairs or replacements identified in the physical condition report, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) the deferred maintenance amount does not materially impact the related mortgaged property’s function, performance or value or is de minimis in relation to the loan amount or (iii) the related mortgaged property is a single tenant property and the tenant is responsible for the repairs.

●	Furniture, Fixtures and Equipment. A reserve for furniture, fixtures and equipment expenses may be required to be funded during the term of the mortgage loan based on the suggested reserve amount from an independent, third-party property condition or engineering report, or based on certain minimum requirements depending on the property type.

●	Environmental Remediation. A reserve for environmental remediation may be required to be funded at loan origination in an amount generally between 100% and 150% of the estimated remediation cost identified in the environmental report, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the sponsor of the borrower delivers a guarantee whereby it agrees to take responsibility and pay for identified environmental issues or (ii) environmental insurance has been obtained or already in place.

For a description of the escrows collected with respect to the MSMCH Mortgage Loans, please see Annex A.

Zoning and Land Use. With respect to each mortgage loan, the related Morgan Stanley Origination Entity and its origination counsel will generally examine whether the use and occupancy of the related mortgaged property is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that mortgaged property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, zoning reports and representations by the related borrower. In some cases, a mortgaged property may constitute a legal non-conforming use or structure. In such cases, the related Morgan Stanley Origination Entity may require an endorsement to the title insurance policy or the acquisition of law and ordinance insurance with respect to the particular non-conformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild, (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the mortgaged property would be acceptable, (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring or (iv) a cash reserve, a letter of credit or an agreement imposing recourse liability from a principal of the borrower is provided to cover losses.

Title Insurance Policy. Each borrower is required to provide, and the related Morgan Stanley Origination Entity or its origination counsel typically will review, a title insurance policy for the related mortgaged property. Such title insurance policies typically must (i) be written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) be in an amount at least equal to the original principal balance of the mortgage loan, (iii) have protection and benefits run to the mortgagee and its successors and assigns, (iv) be written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) if a survey was prepared, have a legal description of the mortgaged property in the title policy that conforms to that shown on the survey.

Property Insurance. The Morgan Stanley Group requires each borrower to provide evidence of a hazard insurance policy with a customary deductible and coverage in an amount at least equal to the greater of (i) the outstanding principal balance of the mortgage loan or (ii) the amount necessary to prevent the borrower from becoming a co-insurer. Such policies do not permit reduction in insurance proceeds for depreciation, except that a policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements.

Third Party Reports. In addition to or as part of applicable origination guidelines or reviews described above, in the course of originating the applicable mortgage loans, the related Morgan Stanley Origination Entity generally considers the results of third party reports as described below. New reports are generally ordered, although existing reports dated no more than twelve (12) months prior to closing may be used (subject, in certain cases, to updates). In many instances, however, one or more provisions of the guidelines were waived or modified in light of the circumstances of the relevant mortgage loan or mortgaged property.

●	Appraisal. The related Morgan Stanley Origination Entity generally obtains an appraisal for each mortgaged property prepared by an appraisal firm approved by it to assess the value of the property. Each report is reviewed by the related Morgan Stanley Origination Entity or its designated agent. The report may utilize one or more approaches to value: (i) cost approach; (ii) sale comparison approach and/or (iii) income approach (including both the direct cap and discount cash flow methods). Each appraisal also includes a statement by the appraiser that the Uniform Standards of Professional Appraisal Practice (USPAP) and the guidelines of Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (FIRREA), as amended, were followed in preparing the appraisal. There can be no assurance that another person would not have arrived at a different valuation, even if such person used the same general approach to, and same method of, valuing the property. Moreover, such appraisals sought to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. Information regarding the values of the mortgaged properties as of the date of the related appraisal is presented in this prospectus for illustrative purposes only.

●	Environmental Report. The related Morgan Stanley Origination Entity generally obtains a Phase I site assessment or an update of a previously obtained site assessment for each mortgaged property generally within the twelve-month period preceding the origination of the related mortgage loan and in each case prepared by an environmental firm approved by such Morgan Stanley Origination Entity. Such Morgan Stanley Origination Entity or its designated agent typically reviews the Phase I site assessment to verify the presence or absence of potential adverse environmental conditions. An environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when the related Morgan Stanley Origination Entity or the environmental consultant believes that such an analysis is warranted under the circumstances. Upon the recommendation of the environmental consultant conducting the Phase I assessment with respect to a mortgaged property, a Phase II assessment will be ordered and/or an operations and maintenance plan with respect to asbestos, mold or lead based paint will be implemented. In certain cases, environmental insurance may be acquired in lieu of further testing. In certain cases, the Phase I or Phase II assessment may have disclosed the existence of or potential for adverse environmental conditions, generally the result of the activities of identified tenants, adjacent property owners or previous owners of the mortgaged property. In certain of such cases, the related borrowers were required to establish operations and maintenance plans, monitor the mortgaged property, abate or remediate the condition and/or provide additional security such as letters of credit, reserves or stand-alone secured creditor impaired property policies.

●	Physical Condition Report. The related Morgan Stanley Origination Entity generally obtains a current physical condition report for each mortgaged property prepared by an engineering firm approved by it to assess the overall physical condition and engineering integrity of the improvements at the mortgaged property, including an inspection of representative property components, systems and elements, an evaluation of their general apparent physical condition and an identification of physical deficiencies associated with structural, fixture, equipment or mechanical building components. Such Morgan Stanley Origination Entity or an agent thereof typically reviews the report to determine the physical condition of the mortgaged property and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan. In cases in which the report identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, the related Morgan Stanley Origination Entity often requires an escrow at the time of origination in an amount sufficient to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves. Such Morgan Stanley Origination Entity also often requires the collection of ongoing escrows for the continued maintenance of the property based on the conclusions of the report. See “—Escrow Requirements” above.

●	Seismic Report. The related Morgan Stanley Origination Entity generally obtains a seismic report for all mortgaged properties located in seismic zones 3 or 4 to assess the estimated damage that may result from a seismic event that has a 10% chance of exceedance in a 50-year exposure period or a 475-year return period. Such reports utilize the ASTM Standard E2026-07 and E2557-07 definitions for Scenario Expected Loss. Generally, any of the mortgage loans as to which the property was estimated to have a scenario expected limit in excess of 20% would be conditioned on satisfactory earthquake insurance.

Servicing. The Morgan Stanley Origination Entities currently contract with third party servicers for servicing the mortgage loans that they originate or acquire. Such interim servicers are assessed based upon the credit quality of the servicing institution and may be reviewed for their systems and reporting capabilities, collection procedures and ability to provide loan-level data. In addition, a Morgan Stanley Origination Entity may meet with senior management to determine whether the servicer complies with industry standards or otherwise monitor the servicer on an ongoing basis. No Morgan Stanley Origination Entity or any of its affiliates currently acts as servicer of the mortgage loans in its commercial or residential mortgage loan securitizations.

Exceptions to Underwriting Standards. One or more of the MSMCH Mortgage Loans may vary from the specific Morgan Stanley Group underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the MSMCH Mortgage Loans, the related Morgan Stanley Origination Entity or another originator may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. None of the MSMCH Mortgage Loans was originated with any material exceptions from the Morgan Stanley Group underwriting guidelines and procedures.

Starwood Mortgage Capital LLC

Overview

SMF V’s commercial mortgage loans are primarily originated in accordance with the procedures and underwriting criteria described below. The Cross Point Mortgage Loan (2.4%) was originated by Cantor Commercial Real Estate Lending, L.P., and was re-underwritten by Starwood in accordance with the underwriting criteria described below prior to Starwood’s acquisition of the Mortgage Loan from Cantor Commercial Real Estate Lending, L.P. Set forth below is a discussion of certain general underwriting guidelines with respect to mortgage loans originated by Starwood for securitization (which guidelines are also applicable to mortgage loans acquired by Starwood and re-underwritten prior to contribution to a securitization).

Notwithstanding the discussion below, given the unique nature of commercial mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, the property type, current use, size, location, market conditions, reserve requirements, additional collateral, tenant quality and lease terms, borrower identity, sponsorship, performance history and/or other factors. Therefore, this general description of Starwood’s origination procedures and underwriting criteria is not intended as a representation that every commercial mortgage loan originated by it complies entirely with all procedures and criteria set forth below. For important information about the circumstances that have affected the underwriting of an SMF V Mortgage Loan in the mortgage pool, see the “Risk Factors” section of this prospectus, the other subsections of this “Transaction Parties” section and “Annex E-2—Exceptions to Sponsor Representations and Warranties” in this prospectus.

If a mortgage loan exhibits any one or more of the following characteristics, variances from general underwriting/origination procedures described below may be considered acceptable under the circumstances indicated: (i) low loan-to-value ratio; (ii) high debt service coverage ratio; (iii) experienced property sponsor(s)/guarantor(s) with financial wherewithal; (iv) additional springing reserves; (v) cash flow sweeps; and (vi) elements of recourse included in the mortgage loan.

Loan Analysis

Generally, both a credit analysis and a collateral analysis are conducted with respect to each mortgage loan. The credit analysis of the borrower generally includes a review of third party credit reports and/or judgment, lien, bankruptcy and pending litigation searches. The collateral analysis generally includes a review of, in each case to the extent available and applicable, the historical property operating statements, rent rolls and certain significant tenant leases. The credit underwriting also generally includes a review of third party appraisals, as well as environmental reports, engineering assessments, zoning reports and seismic reports, if applicable and obtained. Generally, a member of the mortgage loan underwriting team also conducts a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property. The submarket in which the property is located is assessed to evaluate competitive or comparable properties as well as market trends. Unless otherwise specified in this prospectus, all financial, occupancy and other information contained in this prospectus is based on such information and we cannot assure you that such financial, occupancy and other information remains accurate.

Loan Approval

All mortgage loans originated by Starwood require approval by a loan credit committee which includes senior executives of SMC. The committee may approve a mortgage loan as recommended, request additional due diligence prior to approval, approve it subject to modifications of the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and Loan-to-Value Ratio

Generally, the debt service coverage ratio for mortgage loans originated by Starwood will be equal to or greater than 1.20x and the loan-to-value ratio for mortgage loans originated by Starwood will be equal to or less than 80%; provided, however, the underwriting guidelines provide that exceptions may be made when consideration is given to circumstances particular to the mortgage loan, the related property, loan-to-value ratio, reserves or other factors. For example, Starwood may originate a mortgage loan with a debt service coverage ratio below 1.20x based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Starwood’s judgment of improved property and/or market performance and/or other relevant factors.

In addition, with respect to certain mortgage loans originated by Starwood, there may exist subordinate debt secured by the related property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher loan-to-value ratio, if such subordinate or mezzanine debt is taken into account. Also, certain mortgage loans may provide for only interest payments prior to maturity, or for an interest only period during a portion of the term of the mortgage loan. The debt service coverage ratio guideline discussed above is calculated based on values determined at the origination of the mortgage loan.

Additional Debt

Certain mortgage loans originated by Starwood may have, or permit in the future, certain additional subordinate debt, whether secured or unsecured. It is possible that an affiliate of Starwood may be the lender on that additional debt.

The debt service coverage ratios described above will be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above will be higher based on the inclusion of the amount of any such additional debt.

Assessments of Property Condition

As part of the underwriting process, the property assessments and reports described below generally will be obtained:

●	Appraisals. Independent appraisals or an update of an independent appraisal is required in connection with the origination of each mortgage loan. Starwood requires that the appraiser comply with and abide by Title XI of the Financial Institution Reform, Recovery and Enforcement Act of 1989 (although such act is not applicable to Starwood) and the Uniform Standards of Professional Appraisal Practice.

●	Environmental Assessment. Phase I environmental assessments that conform to the American Society for Testing and Materials (ASTM) Standard E 1527-05 entitled, “Standard Practices for Environmental Site Assessment: Phase I Environmental Site Assessment Process”, as may be amended from time to time, are performed on all properties. However, when circumstances warrant, an update of a prior environmental assessment, a transaction screen or a desktop review may be utilized. Nevertheless, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues.

●	Depending on the findings of the initial environmental assessment, any of the following may be required: additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral; an environmental insurance policy; and/or a guaranty or reserves with respect to environmental matters.

●	Property Condition Assessments. Inspections or updates of previously conducted inspections are conducted by independent licensed engineers or architects or both for all properties in connection with the origination of a mortgage loan. The inspections are conducted to inspect the exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at a property. The resulting reports on some of the properties may indicate a variety of deferred maintenance items and recommended capital expenditures. In some instances, repairs or maintenance are completed before closing or cash reserves are established to fund the deferred maintenance or replacement items or both.

●	Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.

●	Zoning and Building Code Compliance. With respect to each mortgage loan, Starwood will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

●	However, the underwriting guidelines provide that Starwood may, on a case-by-case basis, consider a loan secured by a property that does not conform to current zoning regulations governing density, size, set-backs or parking for the property under certain circumstances including, but not limited to, when (i) legislation or the local zoning or housing authority permits the improvements to be rebuilt to pre-damage use, size and density in the event of partial or full destruction; and (ii) documentation of such permission is submitted in the form of legislation or a variance letter or certificate of rebuildability from the zoning authority.

Escrow Requirements

Generally, Starwood requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by Starwood are as follows:

●	Taxes—typically, an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide Starwood with sufficient funds to satisfy all taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional sponsor or high net worth individual sponsor or (ii) if the related mortgaged property is a single tenant property in which the related tenant is required to pay taxes directly.

●	Insurance—if the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide Starwood with sufficient funds to pay all insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related borrower maintains a blanket insurance policy or (ii) if the related mortgaged property is a single tenant property and the related tenant self-insures.

●	Replacement Reserves—replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan, except that such escrows are not required in certain circumstances, including, but not limited to, if the related mortgaged property is a single tenant property and the related tenant is responsible for all repairs and maintenance, including those required with respect to the roof and improvement structure.

●	Completion Repair / Environmental Remediation—typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the applicable mortgage loan, Starwood generally requires that at least 125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable mortgage loan, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee with respect to such matter, (ii) if the estimated cost of such repair or remediation does not materially impact the property’s function, performance or value, or if the related mortgaged property is a single tenant property for which the tenant is responsible for such repair or remediation or (iii) if environmental insurance is obtained or already in place.

●	Tenant Improvement / Lease Commissions—in most cases, various tenants have lease expirations within the loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the related loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related mortgaged property is a single tenant property and the related tenant’s lease extends beyond the loan term or (ii) where rent at the related mortgaged property is considered below market.

●	Furthermore, Starwood may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, Starwood may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and Starwood’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

For a description of the escrows collected with respect to the SMF V Mortgage Loans, please see Annex A to this prospectus.

Title Insurance Policy

The borrower is required to provide, and Starwood or its origination counsel typically will review, a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (a) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (b) in an amount at least equal to the original principal balance of the mortgage loan, (c) protection and benefits run to the mortgagee and its successors and assigns, (d) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (e) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Property Insurance

Starwood typically requires the borrower to provide one or more of the following insurance policies: (1) commercial general liability insurance for bodily injury or death and property damage; (2) an “All Risk of Physical Loss” policy; (3) if applicable, boiler and machinery coverage; and (4) if the mortgaged property is located in a special flood hazard area where mandatory flood insurance purchase requirements apply, flood insurance. In some cases, a sole tenant is responsible for maintaining insurance and, subject to the satisfaction of rating conditions or net worth criteria, is allowed to self-insure against the risks.

Co-Originations

From time to time, Starwood may originate together with other financial institutions other mortgage loans or loan combinations evidenced by two or more promissory notes, with at least one of such promissory notes reflecting Starwood as the payee. Starwood has in the past and may in the future deposit such promissory notes for which it is the named payee with one or more securitization trusts, while its co-originators have in the past and may in the future deposit such promissory notes for which they are named payee into other securitization trusts.

Exceptions to Underwriting Criteria

Except as disclosed in the following paragraph, none of the SMF V Mortgage Loans were originated with material exceptions to Starwood’s underwriting guidelines and procedures.

With respect to the Southfield PNC & McDonalds Mortgage Loan (0.4%), such Mortgage Loan was underwritten to a 1.17x debt service coverage ratio, which represents an exception to Starwood’s underwriting guidelines and procedures. SMF V’s decision to include the Mortgage Loan in the transaction was supported by the following, among other things, (i) the tenants at such Mortgaged Property are investment-grade tenants with lease terms extending 10 years beyond the maturity of the Mortgage Loan, and (ii) the related loan documents provide that a cash management sweep is triggered upon (a) an event of default, (b) the debt service coverage ratio for the Mortgaged Property falling below 1.05x, or (c) PNC Bank defaulting on its lease, going dark, or vacating the related leased premises.

Servicing

Interim servicing for all loans originated (or acquired) by Starwood prior to securitization is typically performed by Wells Fargo Bank, National Association. In addition, primary servicing is occasionally retained by certain mortgage brokerage firms under established sub-servicing agreements with Starwood, which firms may continue primary servicing certain loans following the securitization closing date. Otherwise, servicing responsibilities are transferred from the interim servicer to the master servicer of the securitization trust at the closing of the securitization. From time to time, the interim servicer may retain primary servicing.

Bank of America, National Association

Bank of America, National Association (“Bank of America”), a national banking association, is a subsidiary of Bank of America Corporation.

Bank of America is engaged in a general consumer banking and commercial banking business. Bank of America is a national banking association chartered by the Office of the Comptroller of the Currency (the “OCC”) and is subject to the regulation, supervision and examination of the OCC.

Bank of America and its affiliates have been active in the securitization market since inception and have sponsored publicly and privately offered securitization transactions since 1977. Bank of America and its affiliates have been involved with the origination and securitization of residential and commercial mortgage loans and its affiliates have been involved with the origination of auto loans, student loans, home equity loans and credit card receivables, as well as less traditional asset classes. Bank of America and its affiliates have served as sponsors, issuers, dealers, and servicers in a wide array of securitization transactions.

The tables below indicate the size and history of the commercial mortgage loan origination program for Bank of America and its affiliates. Loans originated by Bank of America and its affiliates have historically included primarily a mix of multifamily, office, retail, hotel and industrial and warehouse properties, though Bank of America and its affiliates have also regularly originated loans on a variety of other commercial property types, including but not limited to self storage facilities, manufactured housing communities, parking garage facilities and golf courses.

Origination Volume
(Dollar Amount of Closed Loans)

Property Type	2013	2014	2015	2016	2017
Multifamily	$ 411,310,000	$ 518,929,738	$ 1,104,590,000	$ 242,008,000	$146,622,500
Office	1,122,060,000	1,864,674,000	1,863,491,000	1,207,957,250	1,424,716,159
Retail	1,613,066,013	1,726,602,172	1,254,393,252	1,392,460,000	720,057,794
Industrial	46,200,000	31,185,000	1,342,375,000	257,320,721	101,890,000
Manufactured Housing	365,593,000	87,111,250	116,618,625	19,987,500	38,835,750
Self Storage	140,247,500	93,095,000	546,593,750	156,775,000	387,370,000
Lodging	2,205,861,250	2,631,502,433	2,241,228,600	70,509,000	2,176,576,500
Mixed Use	79,242,199	144,100,000	147,725,000	18,362,500	221,600,000
Other	0	69,930,000	0	150,000,000	283,150,000
Total	$6,287,108,854	$7,167,129,593	$8,617,015,227	$3,515,379,971	$5,500,818,703

Bank of America is a Sponsor and Mortgage Loan Seller in this transaction. Merrill Lynch, Pierce, Fenner & Smith Incorporated, one of the underwriters, is an affiliate of Bank of America and assisted Bank of America in connection with the selection of mortgage loans for this transaction.

Bank of America’s headquarters and its executive offices are located at 100 North Tryon Street, Charlotte, North Carolina 28255, and the telephone number is (980) 386-8154.

See below for more information about the Bank of America’s solicitation and underwriting standards used to originate mortgage loans similar to the Mortgage Loans included in the Issuing Entity and Bank of America’s material roles and duties in each securitization.

Bank of America’s Commercial Mortgage Loan Underwriting Standards

Overview.

Bank of America’s commercial mortgage loans are originated in accordance with the procedures and underwriting standards described below. The loans are primarily originated (i) directly by Bank of America or through affiliates to mortgagor/borrowers; (ii) indirectly through mortgage loan brokers to mortgagor/borrowers; and (iii) through other loan originators. The remainder of the discussion of Bank of America’s loan underwriting practices under this “—Bank of America’s Commercial Mortgage Loan Underwriting Standards” describes the practices of Bank of America and any affiliate of Bank of America with respect to the origination of loans to be sold by Bank of America in this transaction. However, variations from these procedures and standards may be implemented as a result of various conditions, including a mortgage loan’s specific terms, the quality or location of the underlying real estate, the mortgaged property’s tenancy profile, the background or financial strength of the borrower or sponsor and any other pertinent information deemed material by Bank of America. Therefore, this general description of Bank of America’s origination procedures and underwriting standards is not intended as a representation that every commercial mortgage loan originated by it or on its behalf complies entirely with all standards set forth below. For important information about the circumstances that have affected the underwriting of Bank of America Mortgage Loans, see “—Exceptions to Underwriting Standards” below and Annex E-2 to this prospectus.

Process. Each mortgage loan underwritten to Bank of America’s general underwriting standards is underwritten in accordance with guidelines established by Bank of America’s real estate structured finance group (“Bank of America Guidelines”). These underwriting standards applied by Bank of America are intended to evaluate the adequacy of the mortgaged property as collateral for the loan and the mortgagor’s repayment ability and creditworthiness. The underwriting standards as established in the Bank of America Guidelines are continually updated to reflect prevailing conditions in the CMBS market, new mortgage products, and the investment market for commercial loans.

The Application. Regardless of the channel in which the loan was originated, a mortgage application or term sheet is completed by the borrower/mortgagor containing information that assists in evaluating the adequacy of the mortgaged property as collateral for the loan, including the mortgagor’s credit standing and capacity to repay the loan.

Further, the mortgage application requires supporting documentation (or other verification) for all material data provided by the mortgagor described in a checklist, including but not limited to the following:

●	rent roll;

●	existing mortgage verification;

●	credit references;

●	certified financial statements for mortgagor and borrower principals;

●	tenant/resident leases;

●	ground leases;

●	property operating statements;

●	real estate tax bills;

●	purchase contract (if applicable);

●	appraisal;

●	engineering report;

●	seismic report (if applicable);

●	environmental report;

●	site plan;

●	certificate of occupancy;

●	evidence of zoning compliance;

●	insurance policies;

●	borrower structure/authority documents; and

●	underwriting evaluation.

In some cases, certain of these documents may not be reviewed due to the nature of the related mortgaged property. For instance, historical operating statements may not be available with respect to a mortgaged property with a limited operating history or that has been recently acquired by its current owner. In addition, rent rolls would not be examined for certain property types (e.g., hospitality properties), and tenant leases would not be examined for certain property types (e.g., hospitality, self-storage, multifamily and manufactured housing community properties).

The credit underwriting process for each Bank of America mortgage loan is performed by Bank of America’s real estate structured finance group which is a vertically integrated entity, staffed by real estate professionals, and includes loan underwriting, origination and closing groups. Bank of America’s review team may also include third parties (for example, Situs Holdings, LLC) which are subject to oversight by Bank of America and ultimate review and approval by Bank of America of such third parties’ work product.

A member of the Bank of America deal team or one of its agents performs a site inspection of the mortgaged property as well as a review of the surrounding market environment (including demand generators, competing properties (if any) and proximity to major thoroughfares and transportation centers) in order to confirm tenancy information, assess the physical quality and attributes (e.g., age, renovations, condition, parking, amenities, class, etc.) of the collateral, determine visibility and access characteristics and evaluate the mortgaged property’s competitiveness within its market.

The Bank of America deal team or one of its agents also performs a detailed review of the financial status, credit history and background of the borrower and certain principals or sponsors of the borrower using financial statements, income tax returns, credit reports, criminal and background review and searches in select jurisdictions for judgments, liens, bankruptcy, pending litigation and, if applicable, the loan payment history of the borrower. Bank of America also performs a qualitative analysis which incorporates independent credit checks and review of published debt and equity information with respect to certain principals of the borrower as well as the borrower itself. Borrowers are generally required to be single-purpose entities although they are not always required to be bankruptcy-remote entities. Circumstances may also warrant an examination of the financial strength and credit of key tenants as well as other factors that may impact the tenants’ ongoing occupancy or ability to pay rent.

The collateral analysis includes an analysis of the historical property operating statements, rent rolls and a projection of future performance and a review of tenant leases. Bank of America requires third party appraisals, as well as environmental and building condition reports. Each report is reviewed for acceptability by a Bank of America staff member (or, with respect to environmental reports, a third party consultant) for compliance with program standards. Based on their review (or, with respect to environmental reports, a third party consultant’s report), such staff member approves or rejects such report. The results of these reviews are incorporated into the underwriting report.

After the compilation and review of all documentation and other relevant considerations, the deal team finalizes its detailed underwriting analysis of the mortgaged property’s cash flow in accordance with Bank of America’s property-specific, cash flow underwriting guidelines.

Determinations are also made regarding the implementation of appropriate loan terms to structure around risks, resulting in features such as ongoing escrows or up-front reserves, letters of credit, lockboxes, cash management agreements and guarantees. A complete credit committee package is prepared to summarize all of the above referenced information.

Credit Approval. All commercial mortgage loans must be presented to one or more credit committees that include senior real estate professionals, among others. After a review of the credit committee package and a discussion of a mortgage loan, the committee may approve the mortgage loan as recommended, request additional due diligence, modify the terms or reject the mortgage loan entirely.

Debt Service Coverage and Loan-to-Value Requirements. Bank of America’s underwriting standards generally require a minimum debt service coverage ratio of 1.20x and permit a maximum loan-to-value ratio of 80%; however, these thresholds are guidelines, and exceptions are permitted based on the merits of each individual mortgage loan, such as the types of tenants, reserves, letters of credit, guarantees and Bank of America’s assessment of the mortgaged property’s future performance. The debt service coverage ratio guidelines set forth above are calculated based on underwritten net cash flow at origination. As a result, the debt service coverage ratio for each mortgage loan as reported in this prospectus and Annex A hereto may differ from the amount calculated at the time of origination.

Certain mortgaged properties may also be encumbered by subordinate debt (or the direct or indirect ownership interests in the related borrower may be encumbered by mezzanine debt). It is possible that Bank of America or an affiliate thereof will be a lender on such additional debt and may either sell such debt to an unaffiliated third party or hold it in inventory. When such subordinate or mezzanine debt is taken into account, the aggregate debt with respect to the related mortgaged property may not conform to the aforementioned debt service coverage ratio and loan-to-value ratio parameters.

Amortization Requirements. Bank of America’s underwriting guidelines generally permit a maximum amortization period of thirty (30) years. Certain mortgage loans may provide for interest-only payments through maturity or for a portion of the commercial mortgage loan term. If a mortgage loan entails only a partial interest-only period, the monthly debt service, annual debt service and DSCR set forth in this prospectus and Annex A reflect a calculation of the future (larger) amortizing loan payment. See “Description of the Mortgage Pool” in this prospectus.

Escrow Requirements. Bank of America generally requires borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by Bank of America are as follows:

●	Taxes. An initial deposit and monthly escrow deposits equal to one-twelfth (1/12) of the annual property taxes (based on the most recent property assessment and the current millage rate; however, if the actual tax amount owing in the upcoming year is not available, the required annual reserve amount will generally be between 100% and 105% of the preceding year’s tax amount) are typically required to satisfy taxes and assessments, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the sponsor is an institutional sponsor or a high net worth individual or (ii) the related mortgaged property is a single tenant property with respect to which the related tenant is required to pay taxes directly.

●	Insurance. An initial deposit at origination (which may be equal to one or more months of the required monthly amount) and subsequent monthly escrow deposits equal to one-twelfth (1/12) of an amount generally between 100% and 105% of the annual property insurance premium are typically required to pay insurance premiums, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the related borrower maintains a blanket insurance policy, (ii) the sponsor is an institutional sponsor or a high net worth individual or (iii) the related mortgaged property is a single tenant property with respect to which the related tenant self-insures.

●	Replacement Reserves. Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan.

●	Deferred Maintenance/Immediate Repair/Environmental Remediation. A deferred maintenance, immediate repair or remediation reserve is required. An initial deposit, upon funding of the applicable mortgage loan, in an amount equal to generally between 100% and 125% of the estimated costs of such deferred maintenance, immediate repairs and/or environmental remediation to be completed within the first (1st) year of the mortgage loan pursuant to the building condition report is required, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) the deferred maintenance amount does not materially impact the related mortgaged property’s function, performance or value or is de minimis in relation to the loan amount or (iii) the related mortgaged property is a single tenant property and the tenant is responsible for the repairs.

●	Tenant Improvements and Leasing Commissions. In some cases, major tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants.

●	Furniture, Fixtures and Equipment. A reserve for furniture, fixtures and equipment expenses may be required to be funded during the term of the mortgage loan based on the suggested reserve amount from an independent, third-party property condition or engineering report, or based on certain minimum requirements depending on the property type.

●	Environmental Remediation. An environmental remediation reserve may be required to be funded at loan origination in an amount generally between 100% and 150% of the estimated remediation cost identified in the environmental report, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the sponsor of the borrower delivers a guarantee whereby it agrees to take responsibility and pay for identified environmental issues, (ii) environmental insurance has been obtained or already in place or (iii) a third party having adequate financial resources has been identified as a responsible party.

For a description of the escrows collected with respect to the Bank of America Mortgage Loans, please see Annex A to this prospectus.

Zoning and Building Code Compliance. Bank of America will generally examine whether the use and operation of the mortgaged properties are in material compliance with zoning and land-use related ordinances, rules, regulations and orders applicable to the use of such mortgaged properties at the time such mortgage loans are originated. Bank of America will consider, among other things, legal opinions, certifications from government officials, zoning consultant’s reports and/or representations by the related borrower contained in the related mortgage loan documents and information which is contained in appraisals and surveys, title insurance endorsements, or property condition assessments undertaken by independent licensed engineers.

Hazard, Liability and Other Insurance. The mortgage loans generally require that each mortgaged property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of the outstanding principal balance of the related mortgage loan and 100% of the replacement cost of the improvements located on the related mortgaged property, and if applicable, that the related hazard insurance policy contain appropriate endorsements to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided that, in the case of certain of the mortgage loans, the hazard insurance may be in such other amounts as was required by the related originators.

In addition, if any material improvements on any portion of a mortgaged property securing any mortgage loan was, at the time of the origination of such mortgage loan, in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, and flood insurance was available, a flood insurance policy meeting any requirements of the then-current guidelines of the Federal Insurance Administration is required to be in effect with a generally acceptable insurance carrier, in an amount representing coverage generally not less than the least of (a) the outstanding principal balance of the related mortgage loan, (b) the full insurable value of the related mortgaged property, (c) the maximum amount of insurance available under the National Flood Insurance Program, or (d) 100% of the replacement cost of the improvements located on the related mortgaged property.

In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the mortgaged property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy.

Each mortgage loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related mortgaged property in an amount generally equal to at least $1,000,000.

Each mortgage loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income from the related mortgaged property for not less than twelve (12) months.

Third Party Reports. In addition to or as part of applicable origination guidelines or reviews described above, in the course of originating the Bank of America Mortgage Loans, Bank of America generally considered the results of third party reports as described below. New reports are generally ordered, although existing reports dated no more than 180 days prior to closing may be used (subject, in certain cases, to updates).

●	Appraisal. For each mortgage loan, Bank of America obtains an appraisal that utilizes one (1) of three (3) approaches to valuation: a cost approach, a sales comparison approach or an income approach (including both direct cap and discount cash flow methods). An independent appraiser that is either a member of MAI or state certified is required to perform an appraisal (or update an existing appraisal) of each of the related mortgaged properties in connection with the origination of each mortgage loan to establish the appraised value of the related mortgaged property or properties. Each appraisal also includes (or Bank of America obtains a separate letter that includes) a statement by the appraiser that the Uniform Standards of Professional Appraisal Practice (except for certain mortgaged properties involving operating businesses) and the guidelines in Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended, were followed in preparing the appraisal.

●	Environmental Site Assessments. Bank of America generally obtains a Phase I environmental site assessment or an update of a previously obtained site assessment for each mortgaged property prepared by an environmental firm. Bank of America requires a Phase I environmental site assessment for all properties regardless of age or location and each such report must be in compliance with current standards prescribed by The American Society of Testing and Materials. A Phase I environmental site assessment consists of inquiries, interviews, inspections, and research of public records to identify known or potential environmental concerns. Bank of America or its designated agent typically reviews the Phase I site assessment to verify the presence or absence of potential adverse environmental conditions. An environmental site assessment will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when Bank of America or the environmental consultant believes that such an analysis is warranted under the circumstances. Upon the recommendation of the environmental consultant conducting the Phase I environmental site assessment with respect to a mortgaged property, a Phase II assessment (which is a is a site specific investigation to determine the presence or absence of specified environmental concerns) is performed.

●	Property Condition Assessments. Bank of America generally obtains a current physical condition report for each mortgaged property (other than in the case of mortgaged properties secured solely by an interest in land) prepared by independent licensed engineers to assess the overall physical condition and engineering integrity of the mortgaged property, including an inspection of the exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at a mortgaged property. The resulting reports may indicate deferred maintenance items and recommended capital improvements. The estimated cost of the necessary repairs or replacements at a mortgaged property is included in the related property condition assessment. In cases in which the report identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, Bank of America often requires an escrow at the time of origination in an amount sufficient to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves. See “—Escrow Requirements” above. In addition, various mortgage loans require monthly deposits into cash reserve accounts to fund property maintenance expenses.

●	Seismic. Bank of America generally obtains a seismic report for all mortgaged properties located in seismic zones 3 or 4 (as determined in accordance with the Uniform Building Code) to assess the estimated damage that may result from a seismic event that has a 10% chance of exceedance in a 50-year exposure period or a 475-year return period. Such reports utilize the ASTM Standard E2026-07 and E2557-07 definitions for Scenario Expected Loss.

Servicing. Bank of America currently services or contracts with third party servicers (for example, Wells Fargo Bank, National Association) for servicing the mortgage loans that it originates or acquires. Such interim servicers are assessed based upon the credit quality of the servicing institution and may be reviewed for their systems and reporting capabilities, collection procedures and ability to provide loan-level data. In addition, Bank of America may conduct background checks, meet with senior management to determine whether the servicer complies with industry standards or otherwise monitor the servicer on an ongoing basis.

Exceptions to Underwriting Standards. One or more of the Mortgage Loans originated by Bank of America may vary from the specific Bank of America underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the Mortgage Loans originated by Bank of America, Bank of America may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. Except as disclosed in the following paragraph, none of the Bank of America Mortgage Loans was originated with any material exceptions to Bank of America’s underwriting guidelines described above.

With respect to the Warwick Mall Mortgage Loan (1.6%), the Warwick Mall Loan Combination was originated by Bank of America with one or more exceptions to Bank of America’s underwriting guidelines and/or typical underwriting procedures. The Warwick Mall Mortgage Loan borrower sponsor’s net worth was 23.3% of the original principal balance of the Warwick Mall Loan Combination, which is less than the underwriting guideline of at least 25.0% of the original principal balance of the Warwick Mall Loan Combination. The decision of Bank of America to include the Warwick Mall Mortgage Loan in the transaction was based on the fact that the non-recourse carveout guarantor deposited at loan origination, and is required to maintain, $5,000,000 in a guaranty reserve account to satisfy the liquidity requirement in the non-recourse carveout guaranty. In addition, the Warwick Mall Loan Combination documents place certain restrictions on the ability of affiliates of the related borrower to own any interest in real property adjacent to or currently operated in conjunction with the Warwick Mall Mortgaged Property (“Warwick Mall Adjacent Property”), including the release parcel described herein under “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Additions to the Mortgaged Property”. The only borrower affiliates who may own a direct or indirect interest in Warwick Mall Adjacent Property are the guarantor and entities wholly owned, directly or indirectly, by the guarantor (any such entity, a “Warwick Mall Guarantor Subsidiary”). At any time the guarantor or any Warwick Mall Guarantor Subsidiary owns any such interest in the Warwick Mall Adjacent Property while the Warwick Mall Loan Combination remains outstanding, no proceeds, profits, dividends or other distributions in any form may be made to a direct or indirect owner, or a pledgee, of any interest in the guarantor, and all such property must remain the unencumbered property of the guarantor or such Warwick Mall Guarantor Subsidiary.

The Depositor

Citigroup Commercial Mortgage Securities Inc. is the depositor with respect to the Issuing Entity (in such capacity, the “Depositor”). The Depositor is a special purpose corporation incorporated in the State of Delaware on July 17, 2003 for the purpose of engaging in the business of, among other things, acquiring and depositing mortgage loans in trusts in exchange for certificates evidencing interest in such trusts and selling or otherwise distributing such certificates, in addition to other related activities. The principal executive offices of the Depositor are located at 390 Greenwich Street, New York, New York 10013. The telephone number is (212) 816-5343.

The Depositor is an indirect, wholly-owned subsidiary of Citigroup Global Markets Holdings Inc., an affiliate of (i) CREFI (a Sponsor, an originator, the Retaining Sponsor, the initial Risk Retention Consultation Party and the holder of the CREFI VRR Interest Portion), (ii) Citigroup Global Markets Inc. (one of the underwriters), and (iii) Citibank, N.A. (the Certificate Administrator, custodian, certificate registrar and paying agent).

Since the Depositor’s incorporation in 2003, it has been engaged in the securitization of commercial and multifamily mortgage loans and in acting as depositor of one or more trusts formed to issue commercial mortgage pass-through certificates that are secured by or represent interests in, pools of mortgage loans. The Depositor generally acquires the commercial and multifamily mortgage loans from CREFI or another of its affiliates or from another seller of commercial and multifamily mortgage loans, in each case in privately negotiated transactions.

The Depositor does not have, nor is it expected in the future to have, any significant assets and is not engaged in activities unrelated to the securitization of mortgage loans. The Depositor will not have any business operations other than securitizing mortgage loans and related activities.

On the Closing Date, the Depositor will acquire the Mortgage Loans from each Mortgage Loan Seller and will simultaneously transfer them, without recourse, to the Trustee for the benefit of the Certificateholders. After establishing the Issuing Entity, the Depositor will have minimal ongoing duties with respect to the Certificates and the Mortgage Loans. The Depositor’s ongoing duties will include: (i) appointing a successor Trustee or Certificate Administrator in the event of the removal of the Trustee or Certificate Administrator, (ii) paying any ongoing fees (such as surveillance fees) of the Rating Agencies, (iii) promptly delivering to the Custodian any document that comes into the Depositor’s possession that constitutes part of the Mortgage File or servicing file for any Mortgage Loan, (iv) upon discovery of a breach of any of the representations and warranties of the Master Servicer, the Special Servicer or the Operating Advisor which materially and adversely affects the interests of the Certificateholders, giving prompt written notice of such breach to the affected parties, (v) providing information in its possession with respect to the Certificates to the Certificate Administrator to the extent necessary to perform REMIC tax administration, (vi) indemnifying the Issuing Entity, the Trustee, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer, the Master Servicer and the Special Servicer for any loss, liability or reasonable expense (including, without limitation, reasonable attorneys’ fees and expenses) incurred by such parties arising (a) from the Depositor’s willful misconduct, bad faith, fraud and/or negligence in the performance of its duties contained in the Pooling and Servicing Agreement or by reason of negligent disregard of its obligations and duties under the Pooling and Servicing Agreement, or (b) as a result of the breach by the Depositor of any of its obligations or duties under the Pooling and Servicing Agreement, (vii) signing any annual report on Form 10-K, including the required certification in Form 10-K under the Sarbanes-Oxley Act of 2002, and any distribution reports on Form 10-D and current reports on Form 8-K required to be filed by the Issuing Entity and (viii) mailing the notice of a succession of the Trustee or the Certificate Administrator to all Certificateholders.

Neither the Depositor nor any of its affiliates will insure or guarantee distributions on the Certificates.

The Issuing Entity

The Issuing Entity, Citigroup Commercial Mortgage Trust 2018-B2, is a New York common law trust that will be formed on the Closing Date pursuant to the Pooling and Servicing Agreement. The only activities that the Issuing Entity may perform are those set forth in the Pooling and Servicing Agreement, which are generally limited to owning and administering the Mortgage Loans and any REO Property, disposing of Defaulted Mortgage Loans and REO Property, issuing the Certificates, making distributions, providing reports to certificateholders and other activities described in this prospectus. Accordingly, the Issuing Entity may not issue securities other than the Certificates, or invest in securities, other than investing of funds in the Collection Account and other accounts maintained under the Pooling and Servicing Agreement in certain short-term high-quality investments. The Issuing Entity may not lend or borrow money, except that the Master Servicer and the Trustee may make advances of delinquent monthly debt service payments to the Issuing Entity, and the Master Servicer, the Special Servicer and the Trustee may make servicing advances, to the Issuing Entity, but in each case only to the extent it deems such advances to be recoverable from the related Mortgage Loan; such advances are intended to provide liquidity, rather than credit support. The Pooling and Servicing Agreement may be amended as set forth under “The Pooling and Servicing Agreement—Amendment”. The Issuing Entity administers the Mortgage Loans through the Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer, except that any Outside Serviced Mortgage Loan is being serviced and administered pursuant to the Outside Servicing Agreement. A discussion of the duties of the Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer, including any discretionary activities performed by each of them, is set forth under “—The Trustee,” “—The Certificate Administrator,” “—Servicers—The Master Servicer”, “—Servicers—The Special Servicer,” “—Servicers—The Outside Servicers and the Outside Special Servicers,” “—The Operating Advisor and the Asset Representations Reviewer,” “Description of the Certificates” and “The Pooling and Servicing Agreement”.

The only assets of the Issuing Entity other than the Mortgage Loans and any REO Properties (and, with respect to a Loan Combination, solely the Issuing Entity’s interest in any REO property acquired with respect to such Loan Combination pursuant to the Pooling and Servicing Agreement or the Outside Servicing Agreement, as applicable) are the Distribution Account and other accounts maintained pursuant to the Pooling and Servicing Agreement and the short-term investments in which funds in the Distribution Account and other accounts are invested. The Issuing Entity has no present liabilities, but has potential liability relating to ownership of the Mortgage Loans and any REO Properties (and, with respect to a Loan Combination, solely the Issuing Entity’s interest in any REO property acquired with respect to such Loan Combination pursuant to the Pooling and Servicing Agreement or the Outside Servicing Agreement, as applicable), and the other activities described in this prospectus, and indemnity obligations to the Depositor, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer, the Operating Advisor and the Asset Representations Reviewer and various related persons. The fiscal year of the Issuing Entity is the calendar year. The Issuing Entity has no executive officers or board of directors and acts through the Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer.

The Depositor will be contributing the Mortgage Loans to the Issuing Entity. The Depositor will be purchasing the Mortgage Loans from the Sponsors, as described under “The Mortgage Loan Purchase Agreements—Sale of Mortgage Loans; Mortgage File Delivery” and “—Cures, Repurchases and Substitutions”.

Since the Issuing Entity is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the trust would be characterized as a “business trust”.

The Trustee

Wilmington Trust, National Association (“WTNA”) (formerly called M & T Bank, National Association) will act as trustee (the “Trustee”) on behalf of the Certificateholders pursuant to the Pooling and Servicing Agreement. WTNA is a national banking association with trust powers incorporated in 1995. The Trustee’s principal place of business is located at 1100 North Market Street, Wilmington, Delaware 19890. WTNA is an affiliate of Wilmington Trust Company and both WTNA and Wilmington Trust Company are subsidiaries of Wilmington Trust Corporation, and Wilmington Trust Corporation is a wholly-owned subsidiary of M&T Bank Corporation. Since 1998, Wilmington Trust Company has served as trustee in numerous asset-backed securities transactions. As of December 31, 2017, WTNA served as trustee on over 1,600 mortgage-backed related securities transactions having an aggregate original principal balance in excess of $270 billion, of which approximately 330 transactions were commercial mortgage-backed securities transactions having an aggregate original principal balance of approximately $215 billion.

The transaction parties may maintain banking and other commercial relationships with WTNA and its affiliates. In its capacity as trustee on commercial mortgage securitizations, WTNA and its affiliates are generally required to make an advance if the related servicer or special servicer fails to make a required advance. In the past three years, WTNA and its affiliates have not been required to make an advance on a commercial mortgage-backed securities transaction.

WTNA is subject to various legal proceedings that arise from time to time in the ordinary course of business. WTNA does not believe that the ultimate resolution of any of these proceedings will have a material adverse effect on its services as trustee.

The foregoing information set forth under this “—The Trustee” heading has been provided by WTNA.

The responsibilities of the Trustee are set forth in the Pooling and Servicing Agreement. A discussion of the role of the Trustee and its continuing duties, including: (1) any actions required by the Trustee, including whether notices are required to investors, rating agencies or other third parties, upon an event of default, potential event of default (and how defined) or other breach of a transaction covenant and any required percentage of a class or classes of asset-backed securities that is needed to require the Trustee to take action; (2) limitations on the Trustee’s liability under the transaction agreements regarding the asset-backed securities transaction; (3) any indemnification provisions that entitle the Trustee to be indemnified from the cash flow that otherwise would be used to pay the asset-backed securities; and (4) any contractual provisions or understandings regarding the Trustee’s removal, replacement or resignation, as well as how the expenses associated with changing from one Trustee to another Trustee will be paid, is set forth in this prospectus under “The Pooling and Servicing Agreement”.

For a description of any material affiliations, relationships and related transactions between the Trustee and the other transaction parties, see “—Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” below.

The Trustee will only be liable under the Pooling and Servicing Agreement to the extent of the obligations specifically imposed by the Pooling and Servicing Agreement. For further information regarding the duties, responsibilities, rights and obligations of the Trustee under the Pooling and Servicing Agreement, including those related to indemnification, see “The Pooling and Servicing Agreement—Limitation on Liability; Indemnification”.  Certain terms of the Pooling and Servicing Agreement regarding the Trustee’s removal, replacement or resignation are described under “The Pooling and Servicing Agreement—Qualification, Resignation and Removal of the Trustee and the Certificate Administrator”.

The Certificate Administrator

Citibank, N.A., a national banking association (“Citibank”), will act as the certificate administrator (in such capacity, the “Certificate Administrator”) and custodian (in such capacity, the “Custodian”) under the Pooling and Servicing Agreement. The Certificate Administrator will also be the REMIC administrator and the 17g-5 Information Provider under the Pooling and Servicing Agreement. The corporate trust office of Citibank responsible for administration of the Issuing Entity is located at 388 Greenwich Street, New York, New York 10013, Attention: Global Transaction Services – CGCMT 2018-B2 and the office for certificate transfer services is located at 480 Washington Boulevard, 30th Floor, Jersey City, New Jersey 07310, Attention: Securities Window.

Citibank is a wholly owned subsidiary of Citigroup Inc., a Delaware corporation. Citibank performs as certificate administrator through the Agency and Trust line of business, which is part of the Global Transaction Services division. Citibank has primary corporate trust offices located in both New York and London. Citibank is a leading provider of corporate trust services offering a full range of agency, fiduciary, tender and exchange, depositary and escrow services. As of the end of the fourth quarter of 2017, Citibank’s Agency and Trust group managed in excess of $5.1 trillion in fixed income and equity investments on behalf of approximately 2,500 corporations worldwide. Since 1987, Citibank’s Agency and Trust group has provided trustee services for asset-backed securities containing pool assets consisting of airplane leases, auto loans and leases, boat loans, commercial loans, commodities, credit cards, durable goods, equipment leases, foreign securities, funding agreement-backed note programs, truck loans, utilities, student loans and commercial and residential mortgages. As of the end of the fourth quarter of 2017, Citibank acted as trustee, certificate administrator and/or paying agent for approximately 118 transactions backed by commercial mortgages with an aggregate principal balance of approximately $126.9 billion. The Depositor, the underwriters, the initial purchasers, the Master Servicer, the Special Servicer, the Trustee, the Operating Advisor and the Asset Representations Reviewer may maintain banking and other commercial relationships with Citibank and its affiliates.

Under the terms of the Pooling and Servicing Agreement, Citibank is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. An analyst will also be responsible for the timely delivery of reports to the administration unit for processing all cash flow items. As Certificate Administrator, Citibank is also responsible for the preparation and filing of all Trust REMIC tax returns and Grantor Trust tax returns on behalf of the Issuing Entity. In the past three years, Citibank has not made material changes to the policies and procedures of its securities administration services for commercial mortgage-backed securities.

There have been no material changes to Citibank’s policies or procedures with respect to its commercial mortgage-backed trustee or securities administration function other than changes required by applicable laws. In the past three years, Citibank has not materially defaulted in its trustee or securities administration obligations under any pooling and servicing agreement or caused an early amortization or other performance triggering event because of the performance by Citibank as trustee or securities administrator with respect to commercial mortgage-backed securities.

Citibank is acting as custodian of the mortgage files pursuant to the Pooling and Servicing Agreement. The custodian is responsible to hold and safeguard the mortgage note(s) and other contents of the mortgage file with respect to each underlying mortgage loan on behalf of the trustee and the certificateholders. Each mortgage file will be maintained in a separate file folder marked with a unique bar code to assure loan level file integrity and to assist in inventory management. Files are segregated by transaction and/or issuer. Citibank, through its affiliates and third-party vendors, has been engaged in the mortgage document custody business for more than ten years.

Citibank, through its affiliates and third-party vendors, maintains its commercial document custody facilities in Chicago, Illinois and St. Paul, Minnesota. One such third-party vendor separately engaged by Citibank in its capacity as custodian under the Pooling and Servicing Agreement is U.S. Bank National Association which will hold and safeguard the mortgage notes and other contents of the mortgage files with respect to the underlying mortgage loans.

Citibank is acting as Certificate Administrator of this CMBS transaction. In the ordinary course of business, Citibank is involved in a number of legal proceedings, including in connection with its role as trustee of certain RMBS transactions. On June 18, 2014, a civil action was filed against Citibank in the Supreme Court of the State of New York by a group of investors in 48 private-label RMBS trusts for which Citibank allegedly serves or did serve as trustee, asserting claims for purported violations of the U.S. Trust Indenture Act of 1939, as amended, breach of contract, breach of fiduciary duty and negligence based on Citibank’s alleged failure to perform its duties as trustee for the 48 RMBS trusts. On November 24, 2014, plaintiffs sought leave to withdraw this action. On the same day, a smaller subset of similar plaintiff investors in 27 private-label RMBS trusts for which Citibank allegedly serves or did serve as trustee, filed a new civil action against Citibank in the United States District Court for the Southern District of New York asserting similar claims as the prior action filed in state court. In January 2015, the court closed plaintiffs’ original state court action. On September 8, 2015, the federal court dismissed all claims as to 24 of the 27 trusts and allowed certain of the claims to proceed as to the other three trusts. Subsequently, plaintiffs voluntarily dismissed all claims with respect to two of the three trusts. On April 7, 2017, Citibank filed a motion for summary judgment. Plaintiffs filed its consolidated opposition brief and cross motion for partial summary judgment on May 22, 2017. Briefing on those motions was completed on August 4, 2017.

On November 24, 2015, the same investors that brought the federal case brought a new civil action in the Supreme Court of the State of New York related to 25 private-label RMBS trusts for which Citibank allegedly serves or did serve as trustee. This case includes the 24 trusts previously dismissed in the federal action, and one additional trust. The investors assert claims for breach of contract, breach of fiduciary duty, breach of duty to avoid conflicts of interest, and violation of New York’s Streit Act. Following oral argument on Citibank’s motion to dismiss, plaintiffs filed an amended complaint on August 5, 2016. On June 27, 2017, the state court issued a decision, dismissing the event of default claims, mortgage-file-related claims, the fiduciary duty claims, and the conflict of interest claims. The decision sustained certain breach of contract claims including the claim alleging discovery of breaches of representations and warranties, a claim related to robo-signing, and the implied covenant of good faith claim. Citibank appealed the lower court’s decision and on January 16, 2018, the Appellate Division, First Department dismissed the claims related to robo-signing and the implied covenant of good faith, but allowed plaintiffs’ claim alleging discovery of breaches of representations and warranties to proceed.

On August 19, 2015, the FDIC as receiver for a failed financial institution filed a civil action against Citibank in the Southern District of New York. This action relates to one private-label RMBS trust for which Citibank formerly served as trustee. The FDIC asserts claims for breach of contract, violation of the New York’s Streit Act, and violation of the U.S. Trust Indenture Act of 1939, as amended. Citibank jointly briefed a motion to dismiss with The Bank of New York Mellon and U.S. Bank, N.A. entities that have also been sued by the FDIC in their capacity as trustee, and these cases have all been consolidated in front of Judge Carter. On September 30, 2016, the court granted Citibank’s motion to dismiss the complaint without prejudice for lack of subject matter jurisdiction. On October 14, 2016, FDIC filed a motion for reargument or relief from judgment from the court’s dismissal order. On July 11, 2017, Judge Carter ruled on the motion for reconsideration regarding his dismissal of the action. He denied reconsideration of his decision on standing, but granted leave to amend the complaint by October 9, 2017. The FDIC subsequently requested an extension of time to file its amended complaint, which was granted. The FDIC filed its amended complaint on December 8, 2017.

There can be no assurances as to the outcome of litigation or the possible impact of litigation on the trustee or the RMBS trusts. However, Citibank denies liability and continues to vigorously defend against these litigations. Furthermore, neither the above-disclosed litigations nor any other pending legal proceeding involving Citibank will materially affect Citibank’s ability to perform its duties as Certificate Administrator under the Pooling and Servicing Agreement for this CMBS transaction.

Neither Citibank nor any of its affiliates will retain any Certificates issued by the Issuing Entity or any other economic interest in this securitization as of the Closing Date, except that CREFI (or a “majority-owned affiliate” (as defined in Regulation RR) thereof) will retain the CREFI VRR Interest Portion as described under “Credit Risk Retention”. Citibank or its affiliates may, from time to time after the sale of the Certificates to investors on the

Closing Date, acquire additional Certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such Certificates (other than the CREFI VRR Interest Portion) at any time.

The foregoing information set forth under this “—The Certificate Administrator” heading has been provided by Citibank.

For a description of any material affiliations, relationships and related transactions between the Certificate Administrator and the other transaction parties, see “—Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The Certificate Administrator will only be liable under the Pooling and Servicing Agreement to the extent of the obligations specifically imposed by the Pooling and Servicing Agreement.  For further information regarding the duties, responsibilities, rights and obligations of the Certificate Administrator under the Pooling and Servicing Agreement, including those related to indemnification, see “The Pooling and Servicing Agreement—Limitation on Liability; Indemnification”.  Certain terms of the Pooling and Servicing Agreement regarding the Certificate Administrator’s removal, replacement or resignation are described under “The Pooling and Servicing Agreement—Qualification, Resignation and Removal of the Trustee and the Certificate Administrator”.

Servicers

General

Each of the Master Servicer (directly or through one or more sub-servicers (which includes the primary servicers)) and the Special Servicer will be required to service and administer the Serviced Loans for which it is responsible as described under “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans”.

The Master Servicer

Midland Loan Services, a Division of PNC Bank, National Association, a national banking association (“Midland”), will be the master servicer (in such capacity, the “Master Servicer”) and in such capacity will initially be responsible for the servicing and administration of the Serviced Loans and any Serviced Loan Combinations under the Pooling and Servicing Agreement. Certain servicing and administrative functions may also be provided by one or more primary servicers that previously serviced the mortgage loans for the applicable Mortgage Loan Seller. Midland’s principal servicing office is located at 10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas 66210.

Midland is a real estate financial services company that provides loan servicing, asset management and technology solutions for large pools of commercial and multifamily real estate assets. Midland is approved as a master servicer, special servicer and primary servicer for investment-grade commercial and multifamily mortgage-backed securities (“CMBS”) by S&P Global Ratings, a Standard & Poor’s Financial Services LLC business (“S&P”), Moody’s Investors Service, Inc. (“Moody’s”), Fitch Ratings, Inc. (“Fitch”), Morningstar Credit Ratings, LLC (“Morningstar”), DBRS, Inc. (“DBRS”) and Kroll Bond Rating Agency, Inc. (“KBRA”). Midland has received the highest rankings as a master and primary servicer of real estate assets under U.S. CMBS transactions from S&P, Fitch and Morningstar, and the highest rankings as a special servicer of real estate assets under U.S. CMBS transactions from S&P and Morningstar. For each category, S&P ranks Midland as “Strong” and Morningstar ranks Midland as “CS1”. Fitch ranks Midland as “CMS1” as a master servicer, “CPS1” as a primary servicer, and “CSS2+” as a special servicer. Midland is also a HUD/FHA-approved mortgagee and a Fannie Mae-approved multifamily loan servicer.

Midland has detailed operating procedures across the various servicing functions to maintain compliance with its servicing obligations and the servicing standards under Midland’s servicing agreements, including procedures for managing delinquent and specially serviced loans. The policies and procedures are reviewed annually and centrally managed. Furthermore, Midland’s disaster recovery plan is reviewed annually.

Midland will not have primary responsibility for custody services of original documents evidencing the underlying Mortgage Loans or the Serviced Companion Loans. Midland may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular Mortgage Loans or the Serviced Companion Loans or otherwise. To the extent that Midland has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the Servicing Standard.

No securitization transaction involving commercial or multifamily mortgage loans in which Midland was acting as master servicer, primary servicer or special servicer has experienced a servicer event of default or servicer termination event as a result of any action or inaction of Midland as master servicer, primary servicer or special servicer, as applicable, including as a result of Midland’s failure to comply with the applicable servicing criteria in connection with any securitization transaction. Midland has made all advances required to be made by it under the servicing agreements on the commercial and multifamily mortgage loans serviced by Midland in securitization transactions.

From time-to-time Midland is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. Midland does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the Pooling and Servicing Agreement.

Midland currently maintains an Internet-based investor reporting system, CMBS Investor Insight®, that contains performance information at the portfolio, loan and property levels on the various commercial mortgage-backed securities transactions that it services. Certificateholders, prospective transferees of the certificates and other appropriate parties may obtain access to CMBS Investor Insight® through Midland’s website at www.pnc.com/midland. Midland may require registration and execution of an access agreement in connection with providing access to CMBS Investor Insight®.

As of December 31, 2017, Midland was master and/or primary servicing approximately 31,321 commercial and multifamily mortgage loans with a principal balance of approximately $440 billion. The collateral for such loans is located in all 50 states, the District of Columbia, Puerto Rico, Guam and Canada. Approximately 8,888 of such loans, with a total principal balance of approximately $162 billion, pertain to commercial and multifamily mortgage-backed securities. The related loan pools include multifamily, office, retail, hospitality and other income-producing properties.

Midland has been servicing commercial and multifamily loans and leases in CMBS and other servicing transactions since 1992. The table below contains information on the size of the portfolio of commercial and multifamily loans and leases in CMBS and other servicing transactions for which Midland has acted as master and/or primary servicer from 2015 to 2017.

Portfolio Size – Master/Primary Servicing	Calendar Year End (Approximate amounts in billions)
	2015	2016	2017
CMBS	$149	$149	$162
Other	$255	$294	$323
Total	$404	$444	$486

As of December 31, 2017, Midland was named the special servicer in approximately 296 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of approximately $145 billion. With respect to such transactions as of such date, Midland was administering approximately 92 assets with an outstanding principal balance of approximately $727 million.

Midland has acted as a special servicer for commercial and multifamily loans and leases in CMBS and other servicing transactions since 1992. The table below contains information on the size of the portfolio of specially serviced commercial and multifamily loans, leases and REO properties that have been referred to Midland as special servicer in CMBS and other servicing transactions from 2015 to 2017.

Portfolio Size –Special Servicing	Calendar Year End (Approximate amounts in billions)
	2015	2016	2017
Total	$110	$121	$145

Midland may enter into one or more arrangements with any Directing Holder, any Controlling Class Representative, a Controlling Class Certificateholder, any directing certificateholder, any Outside Controlling Note Holder, any Companion Loan Holder, the other Certificateholders (or an affiliate or a third-party representative of one or more of the preceding) or any other person with the right to appoint or remove and replace the Special Servicer to provide for a discount, waiver and/or revenue sharing with respect to certain of the Special Servicer compensation in consideration of, among other things, Midland’s appointment (or continuance) as Special Servicer under the Pooling and Servicing Agreement and any related Co-Lender Agreement and limitations on the right of such person to remove the Special Servicer.

PNC Bank, National Association and its affiliates may use some of the same service providers (e.g., legal counsel, accountants and appraisal firms) as are retained on behalf of the Issuing Entity. In some cases, fee rates, amounts or discounts may be offered to PNC Bank, National Association and its affiliates by a third party vendor which differ from those offered to the Issuing Entity as a result of scheduled or ad hoc rate changes, differences in the scope, type or nature of the service or transaction, alternative fee arrangements, and negotiation by PNC Bank, National Association or its affiliates other than the Midland division.

From time to time, Midland and/or its affiliates may purchase or sell securities, including Certificates in the secondary market.

Midland will acquire the right to act as Master Servicer and/or primary servicer (and the related right to receive and retain the excess servicing strip) with respect to the Mortgage Loans sold to the Issuing Entity by the Mortgage Loan Sellers pursuant to one or more servicing rights appointment agreements entered into on the Closing Date. The “excess servicing strip” means a portion of the Servicing Fee payable to Midland that accrues at a per annum rate initially equal to the Servicing Fee Rate minus 0.00250%, but which may be reduced under certain circumstances as provided in the Pooling and Servicing Agreement.

With respect to the Miamisburg Office Portfolio Mortgage Loan, PNC Bank, National Association is the largest tenant.

With respect to the Southfield PNC & McDonalds Mortgage Loan, PNC Bank, National Association is the only tenant.

Under the UBS 2018-C8 Pooling and Servicing Agreement, Midland is the Outside Servicer and Outside Special Servicer of the Cross Point Loan Combination up to the date the related Controlling Companion Loan is contributed to a future commercial mortgage securitization transaction.

Pursuant to a primary servicing agreement between Wells Fargo Bank, National Association and Midland, Midland is the primary servicer of the Extra Space Self Storage Portfolio Loan Combination under the MSC 2017-HR2 securitization transaction.

Pursuant to a certain servicing arrangement between Berkeley Point Capital LLC or one of its affiliates, on the one hand, and Midland on the other hand, Midland acts as an interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the Issuing Entity, certain of the Mortgage Loans originated by Cantor Commercial Real Estate Lending, L.P. or one of its affiliates.

Pursuant to an interim servicing agreement between Midland, on the one hand, and MSMCH and/or one of its affiliates, on the other hand, Midland acts as interim servicer with respect to certain mortgage loans that are not included in the Mortgage Pool.

The foregoing information regarding Midland under the heading “—Servicers—The Master Servicer” has been provided by Midland.

The Master Servicer will have various duties under the Pooling and Servicing Agreement. Certain duties and obligations of the Master Servicer are described under “The Pooling and Servicing Agreement—General” and “—Enforcement of Due-On-Sale and Due-On-Encumbrance Clauses”. The Master Servicer’s ability to waive or modify any terms, fees, penalties or payments on the Mortgage Loans (other than the Outside Serviced Mortgage Loan), and the effect of that ability on the potential cash flows from such Mortgage Loans, are described under “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Modifications, Waivers and Amendments”. The Master Servicer’s obligations as the servicer to make advances, and the interest or other fees charged for those advances and the terms of the Master Servicer’s recovery of those advances, are described under “The Pooling and Servicing Agreement—Advances”.

The Master Servicer will not have primary responsibility for custody services of original documents evidencing the Mortgage Loans or the Serviced Companion Loans. On occasion, the Master Servicer may have custody of certain of such documents as are necessary for enforcement actions involving the Mortgage Loans or the Serviced Companion Loans or otherwise. To the extent Master Servicer performs custodial functions as a servicer, documents will be maintained in a manner consistent with the Servicing Standard.

Certain terms of the Pooling and Servicing Agreement regarding the Master Servicer’s removal or replacement, or resignation are described under “The Pooling and Servicing Agreement—Resignation of the Master Servicer, the Special Servicer and the Operating Advisor”, “—Servicer Termination Events”, “—Rights Upon Servicer Termination Event” and “—Waivers of Servicer Termination Events”.

The Master Servicer will only be liable under the Pooling and Servicing Agreement to the extent of the obligations specifically imposed by the Pooling and Servicing Agreement. The Master Servicer’s rights and obligations with respect to indemnification, and certain limitations on the Master Servicer’s liability under the Pooling and Servicing Agreement, are described under “The Pooling and Servicing Agreement—Limitation on Liability; Indemnification”.

For a description of any material affiliations, relationships and related transactions between the Master Servicer and the other transaction parties, see “—Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The Special Servicer

LNR Partners, LLC (“LNR Partners”), a Florida limited liability company and a subsidiary of Starwood Property Trust, Inc. (“STWD”), a Maryland corporation, will initially be appointed to act as special servicer for the Mortgage Loans to be deposited into the Issuing Entity (other than any Outside Serviced Mortgage Loan (except as described in this prospectus) and any Excluded Special Servicer Mortgage Loan) and any Serviced Companion Loan. The principal executive offices of LNR Partners are located at 1601 Washington Avenue, Suite 700, Miami Beach, Florida 33139 and its telephone number is (305) 695-5600.

STWD through its subsidiaries, affiliates and joint ventures, is involved in the real estate finance, management and development business and engages in, among other activities:

●	acquiring, developing, repositioning, managing and selling commercial and multifamily residential real estate properties,

●	investing in high-yielding real estate-related debt and equity, and

●	investing in, and managing as special servicer, unrated, below investment grade rated and investment grade rated commercial mortgage backed securities.

LNR Partners and its affiliates have substantial experience in working out loans and in performing the other obligations of the special servicer as more particularly described in the Pooling and Servicing Agreement, including, but not limited to, processing borrower requests for lender consent to assumptions, leases, easements, partial releases and expansion and/or redevelopment of the mortgaged properties. LNR Partners and its affiliates have been engaged in the special servicing of commercial real estate assets for over 22 years. The number of commercial mortgage backed securitization pools specially serviced by LNR Partners and its affiliates has increased from 46 in December 1998 to 160 as of December 31, 2017. More specifically, LNR Partners (and its predecessors in interest) acted as special servicer with respect to:

●	84 domestic commercial mortgage backed securitization pools as of December 31, 2001, with a then current face value in excess of $53 billion;

●	101 domestic commercial mortgage backed securitization pools as of December 31, 2002, with a then current face value in excess of $67 billion;

●	113 domestic commercial mortgage backed securitization pools as of December 31, 2003, with a then current face value in excess of $79 billion;

●	134 domestic commercial mortgage backed securitization pools as of December 31, 2004, with a then current face value in excess of $111 billion;

●	142 domestic commercial mortgage backed securitization pools as of December 31, 2005, with a then current face value in excess of $148 billion;

●	143 domestic commercial mortgage backed securitization pools as of December 31, 2006, with a then current face value in excess of $201 billion;

●	143 domestic commercial mortgage backed securitization pools as of December 31, 2007 with a then current face value in excess of $228 billion;

●	138 domestic commercial mortgage backed securitization pools as of December 31, 2008 with a then current face value in excess of $210 billion;

●	136 domestic commercial mortgage backed securitization pools as of December 31, 2009 with a then current face value in excess of $191 billion;

●	144 domestic commercial mortgage backed securitization pools as of December 31, 2010 with a then current face value in excess of $201 billion;

●	140 domestic commercial mortgage backed securitization pools as of December 31, 2011 with a then current face value in excess of $176 billion;

●	131 domestic commercial mortgage backed securitization pools as of December 31, 2012 with a then current face value in excess of $136 billion;

●	141 domestic commercial mortgage backed securitization pools as of December 31, 2013 with a then current face value in excess of $133 billion;

●	152 domestic commercial mortgage backed securitization pools as of December 31, 2014 with a then current face value in excess of $135 billion;

●	159 domestic commercial mortgage backed securitization pools as of December 31, 2015 with a then current face value in excess of $111 billion;

●	153 domestic commercial mortgage backed securitization pools as of December 31, 2016 with a then current face value in excess of $87 billion; and

●	160 domestic commercial mortgage backed securitization pools as of December 31, 2017 with a then current face value in excess of $68.9 billion.

As of December 31, 2017, LNR Partners has resolved approximately $71.6 billion of U.S. commercial and multifamily loans over the past 22 years, including approximately $1.1 billion of U.S. commercial and multifamily mortgage loans during 2001, $1.9 billion of U.S. commercial and multifamily mortgage loans during 2002, $1.5 billion of U.S. commercial and multifamily mortgage loans during 2003, $2.1 billion of U.S. commercial and multifamily mortgage loans during 2004, $2.4 billion of U.S. commercial and multifamily mortgage loans during 2005, $0.9 billion of U.S. commercial and multifamily mortgage loans during 2006, $1.4 billion of U.S. commercial and multifamily mortgage loans during 2007, $1.0 billion of U.S. commercial and multifamily mortgage loans during 2008, $1.2 billion of U.S. commercial and multifamily mortgage loans during 2009, $7.7 billion of U.S. commercial and multifamily mortgage loans during 2010, $10.9 billion of U.S. commercial and multifamily mortgage loans during 2011, $11.7 billion of U.S. commercial and multifamily mortgage loans during 2012, $6.5 billion of U.S. commercial and multifamily mortgage loans during 2013, $6.3 billion of U.S. commercial and multifamily mortgage loans during 2014, approximately $6 billion of U.S. commercial and multifamily mortgage loans during 2015, approximately $3.9 billion of U.S. commercial and multifamily mortgage loans during 2016 and approximately $4.5 billion of U.S. commercial and multifamily mortgage loans through December 31, 2017. These loans include mortgage loans secured by the same types of income producing properties as securing the Mortgage Loans backing the Certificates and such properties may compete with these Mortgaged Properties.

STWD or one of its affiliates generally seeks CMBS investments where it has the right to appoint LNR Partners as the special servicer. LNR Partners and its affiliates have regional offices located across the country in Florida, Georgia, Massachusetts, California, New York and North Carolina. As of December 31, 2017, LNR Partners and its affiliates specially service a portfolio, which included approximately 4,850 assets across the United States and various international properties with a then current face value of approximately $72.9 billion, all of which are commercial real estate assets. Those commercial real estate assets include mortgage loans secured by the same types of income producing properties as secure the Mortgage Loans backing the Certificates. Accordingly, the assets of LNR Partners and its affiliates may, depending upon the particular circumstances, including the nature and location of such assets, compete with the mortgaged real properties securing the underlying mortgage loans for tenants, purchasers, financing and so forth. LNR Partners does not service any assets other than commercial real estate assets.

LNR Partners maintains internal and external watch lists, corresponds with master servicers on a monthly basis and conducts overall deal surveillance and shadow servicing. LNR Partners has developed distinct strategies and procedures for working with borrowers on problem loans (caused by delinquencies, bankruptcies or other breaches of the loan documents) designed to maximize value from the assets for the benefit of the certificateholders. These strategies and procedures vary on a case by case basis, and include, but are not limited to, liquidation of the underlying collateral, note sales, discounted payoffs, and borrower negotiation or workout in accordance with the applicable servicing standard. Generally, four basic factors are considered by LNR Partners as part of its analysis and determination of what strategies and procedures to utilize in connection with problem loans. They are (i) the condition and type of mortgaged property, (ii) the borrower, (iii) the jurisdiction in which the mortgaged property is located and (iv) the actual terms, conditions and provisions of the underlying loan documents. After each of these items is evaluated and considered, LNR Partners’ strategy is guided by the servicing standard and all relevant provisions of the applicable pooling and servicing agreement pertaining to specially serviced and REO mortgage loans.

LNR Partners has the highest ratings afforded to special servicers by S&P and is rated “CSS1-” by Fitch.

There have not been, during the past three years, any material changes to the policies or procedures of LNR Partners in the servicing function it will perform under the Pooling and Servicing Agreement for assets of the same type included in this securitization transaction. LNR Partners has not engaged, and currently does not have any plans to engage, any sub-servicers to perform on its behalf any of its duties with respect to this securitization transaction. LNR Partners does not believe that its financial condition will have any adverse effect on the performance of its duties under the Pooling and Servicing Agreement and, accordingly, will not have any material impact on the Mortgage Pool performance or the performance of the Certificates. Generally, LNR Partners’ servicing functions under pooling and servicing agreements do not include collection on the pool assets, however LNR Partners does maintain certain operating accounts with respect to REO mortgage loans in accordance with the terms of the applicable pooling and servicing agreements and consistent with the servicing standard set forth in each of such pooling and servicing agreements. LNR Partners does not have any material advancing obligations with respect to the commercial mortgage backed securitization pools as to which it acts as special servicer. Generally, LNR Partners has the right, but not the obligation, to make property related servicing advances in emergency situations with respect to commercial mortgage backed securitization pools as to which it acts as special servicer.

LNR Partners will not have primary responsibility for custody services of original documents evidencing the underlying Mortgage Loans. On occasion, LNR Partners may have custody of certain of such documents as necessary for enforcement actions involving particular Mortgage Loans or otherwise. To the extent that LNR Partners has custody of any such documents, such documents will be maintained in a manner consistent with the Servicing Standard.

No securitization transaction involving commercial or multifamily mortgage loans in which LNR Partners was acting as special servicer has experienced an event of default as a result of any action or inaction by LNR Partners as special servicer. LNR Partners has not been terminated as servicer in a commercial mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger. In addition, there has been no previous disclosure of material noncompliance with servicing criteria by LNR Partners with respect to any other securitization transaction involving commercial or multifamily mortgage loans in which LNR Partners was acting as special servicer.

There are, to the actual current knowledge of LNR Partners, no special or unique factors of a material nature involved in special servicing the particular types of assets included in the subject securitization, as compared to the types of assets specially serviced by LNR Partners in other commercial mortgage backed securitization pools generally, for which LNR Partners has developed processes and procedures which materially differ from the processes and procedures employed by LNR Partners in connection with its special servicing of commercial mortgaged backed securitization pools generally.

There are currently no legal proceedings pending, and no legal proceedings known to be contemplated, by governmental authorities, against LNR Partners or of which any of its property is the subject, that are material to the Certificateholders.

LNR Partners is not an affiliate of the Depositor, the underwriters, the Issuing Entity, the Master Servicer, the Trustee, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer, any Sponsor (other than SMF V), any originator (other than SMC) or any significant obligor.

Except as disclosed in this prospectus and except for LNR Partners (i) acting as Special Servicer for this securitization transaction, (ii) acting as Outside Special Servicer with respect to the Extra Space Self Storage Portfolio Loan Combination, and (iii) assisting LNR Securities Holdings, LLC and/or one or more of its affiliates with due diligence relating to the Mortgage Loans to be included in the Mortgage Pool, there are no specific relationships that are material involving or relating to this securitization transaction or the securitized mortgage loans between LNR Partners or any of its affiliates, on the one hand, and the Issuing Entity, the Sponsors (other than SMF V), the Trustee, the Certificate Administrator, any originator (other than SMC), any significant obligor, the Master Servicer, the Operating Advisor or the Asset Representations Reviewer, on the other hand, that currently exist or that existed during the past two years. In addition, other than as disclosed in this prospectus, there are no business relationships, agreements, arrangements, transactions or understandings that have been entered into outside the ordinary course of business or on terms other than would be obtained in an arm’s length transaction with an unrelated third party – apart from this securitization transaction – between LNR Partners or any of its affiliates, on the one hand, and the Issuing Entity, the Sponsors (other than SMF V), the Trustee, the Certificate Administrator, any originator (other than SMC), any significant obligor, the Master Servicer, the Operating Advisor or the Asset Representations Reviewer, on the other hand, that currently exist or that existed during the past two years and that are material to an investor’s understanding of the Certificates.

In the commercial mortgage backed securitizations in which LNR Partners acts as special servicer, LNR Partners may enter into one or more arrangements with any party entitled to appoint or remove and replace the special servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, LNR Partners’ appointment as special servicer under the applicable servicing agreement and limitations on such person’s right to replace LNR Partners as the special servicer.

LNR Securities Holdings, LLC, an affiliate of LNR Partners, or an affiliate will retain on the Closing Date a 51% interest in each Class of the Class X-E, Class X-F, Class X-G, Class E, Class F and Class G Certificates issued by the Issuing Entity. In addition, LNR Securities Holdings, LLC, as a “majority-owned affiliate” (as defined in Regulation RR) of SMC, will retain the SMC VRR Interest Portion. Except as discussed in this prospectus, neither LNR Partners nor its affiliates will retain any other economic interest in this securitization (although for the avoidance of doubt, LNR Partners will be entitled to special servicing fees and certain other fees and compensation as described in this prospectus with respect to the Mortgage Loans and the Serviced Companion Loans) However, LNR Partners or its affiliates may, from time to time after the initial sale of the Certificates to investors on the Closing Date, acquire additional Certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any Certificates at any time.

The foregoing information regarding LNR Partners under the heading “—Servicers—The Special Servicer” has been provided by LNR Partners.

Certain duties and obligations of the Special Servicer and the provisions of the Pooling and Servicing Agreement are described under “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans”, “—Enforcement of Due-On-Sale and Due-On-Encumbrance Clauses”, “—Inspections”, and “—Appraisal Reduction Amounts”. The Special Servicer’s ability to waive or modify any terms, fees, penalties or payments on the Mortgage Loans and the potential effect of that ability on the potential cash flows from the Mortgage Loans are described under “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Modifications, Waivers and Amendments”.

The Special Servicer may be terminated, with respect to the Mortgage Loans serviced under the Pooling and Servicing Agreement (other than any Serviced Outside Controlled Loan Combination) (a) for cause at any time and (b) without cause by (i) the applicable Certificateholders (if a Control Termination Event has occurred and is continuing), and (ii) the Controlling Class Representative (if a Control Termination Event does not exist and if either (i) LNR Partners, LLC or an affiliate thereof is no longer the Special Servicer or (ii) LNR Securities Holdings, LLC or an affiliate thereof owns less than 25% of the Certificate Balance of the then Controlling Class of Certificates, in each case, upon satisfaction of certain conditions specified in the Pooling and Servicing Agreement). The Special Servicer may be removed and replaced with respect to a Serviced Outside Controlled Loan Combination, with or without cause at any time, at the direction of the related Outside Controlling Note Holder, provided that its rights to remove LNR Partners, LLC as Special Servicer without cause shall be limited as described above if so provided in the related Co-Lender Agreement.

The Special Servicer may resign under the Pooling and Servicing Agreement as described under “The Pooling and Servicing Agreement—Resignation of the Master Servicer, the Special Servicer and the Operating Advisor”. The Special Servicer and various related persons and entities will be entitled to be indemnified by the Issuing Entity for certain losses and liabilities incurred by the Special Servicer as described under “The Pooling and Servicing Agreement—Limitation on Liability; Indemnification”.

The Outside Servicers and the Outside Special Servicers

The Extra Space Self Storage Portfolio Loan Combination is being serviced and administered pursuant to the MSC 2017-HR2 Pooling and Servicing Agreement by Wells Fargo Bank, National Association, as master servicer, and LNR Partners, LLC, as special servicer.

Each of the Red Building Loan Combination and the Braddock Metro Center Loan Combination is being serviced and administered pursuant to the Benchmark 2018-B2 Pooling and Servicing Agreement by KeyBank National Association, as master servicer, and CWCapital Asset Management LLC, as special servicer.

The One Newark Center Loan Combination is being serviced and administered pursuant to the BANK 2018-BNK10 Pooling and Servicing Agreement by Wells Fargo Bank, National Association, as master servicer, and Torchlight Loan Services, LLC, as special servicer.

Prior to the related Controlling Pari Passu Companion Loan Securitization Date, the Cross Point Loan Combination is being serviced and administered pursuant to the UBS 2018-C8 Pooling and Servicing Agreement by Midland, as master servicer and as special servicer. Following the related Controlling Pari Passu Companion Loan Securitization Date, the Cross Point Loan Combination is expected to be serviced and administered by an Outside Servicer and an Outside Special Servicer pursuant to an Outside Servicing Agreement governing a commercial mortgage securitization transaction involving the related Controlling Pari Passu Companion Loan. The parties to the related Future Outside Servicing Agreement for the Controlling Pari Passu Companion Loan have not been definitively identified.

The Warwick Mall Loan Combination is being serviced and administered pursuant to the BANK 2017-BNK9 PSA Pooling and Servicing Agreement by Wells Fargo Bank, National Association, as master servicer, and Rialto Capital Advisors, LLC, as special servicer.

For further information on each of the foregoing Outside Servicing Agreements, see “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”.

The role and responsibilities of the related Outside Servicer with respect to each Outside Serviced Loan Combination are, or are expected to be, generally similar to those of the Master Servicer of the Mortgage Loans (other than the Outside Serviced Mortgage Loans) under the Pooling and Servicing Agreement, and are further summarized in this prospectus under “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”.

The role and responsibilities of the related Outside Special Servicer with respect to each Outside Serviced Loan Combination are, or are expected to be, similar to those of the Special Servicer of the Mortgage Loans

(other than Outside Serviced Mortgage Loans) under the Pooling and Servicing Agreement, and are further summarized in this prospectus under “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”.

The Operating Advisor and the Asset Representations Reviewer

Park Bridge Lender Services LLC (“Park Bridge Lender Services”), a New York limited liability company and an indirect, wholly owned subsidiary of Park Bridge Financial LLC (“Park Bridge Financial”), will act as the operating advisor (in such capacity, the “Operating Advisor”) under the Pooling and Servicing Agreement. Park Bridge Lender Services will also be serving as the asset representations reviewer (in such capacity, the “Asset Representations Reviewer”) under the Pooling and Servicing Agreement. Park Bridge Lender Services has an address at 600 Third Avenue, 40th Floor, New York, New York 10016 and its telephone number is (212) 230-9090.

Park Bridge Financial is a privately held commercial real estate finance advisory firm headquartered in New York, New York. Since its founding in 2009, Park Bridge Financial and its affiliates have been engaged by commercial banks (community, regional and multi-national), opportunity funds, REITs, investment banks, insurance companies, entrepreneurs and hedge funds on a wide variety of advisory assignments. These engagements have included: mortgage brokerage, loan syndication, contract underwriting, valuations, risk assessments, surveillance, litigation support, expert testimony, loan restructures as well as the disposition of commercial mortgages and related collateral.

Park Bridge Financial’s technology platform is server-based with back-up, disaster-recovery and encryption services performed by vendors and data centers that comply with industry and regulatory standards.

As of December 31, 2017, Park Bridge Lender Services was acting as operating advisor or trust advisor for CMBS transactions or other similar transactions with an approximate aggregate initial principal balance of $146.2 billion issued in 161 transactions.

As of December 31, 2017, Park Bridge Lender Services was acting as asset representations reviewer for CMBS transactions or other similar transactions with an approximate aggregate initial principal balance of $56.5 billion issued in 65 transactions.

There are no legal proceedings pending against Park Bridge Lender Services, or to which any property of Park Bridge Lender Services is subject, that are material to the Certificateholders, nor does Park Bridge Lender Services have actual knowledge of any proceedings of this type contemplated by governmental authorities.

The foregoing information under this “—The Operating Advisor and the Asset Representations Reviewer” heading regarding Park Bridge Lender Services has been provided by Park Bridge Lender Services.

For a description of any material affiliations, relationships and related transactions between the Operating Advisor or the Asset Representations Reviewer and the other transaction parties, see “—Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Certain terms of the Pooling and Servicing Agreement regarding the Operating Advisor’s removal, replacement, resignation or transfer are described under “The Pooling and Servicing Agreement—Resignation of the Master Servicer, the Special Servicer and the Operating Advisor” and “—Operating Advisor”.

The Operating Advisor and the Asset Representations Reviewer will only be liable under the Pooling and Servicing Agreement to the extent of the obligations specifically imposed by the Pooling and Servicing Agreement, and no implied duties or obligations may be asserted against the Operating Advisor or Asset Representations Reviewer.

The Operating Advisor will have certain review and consultation duties with respect to activities of the Special Servicer. The Asset Representations Reviewer will be required to review certain delinquent Mortgage Loans after a specified delinquency threshold has been exceeded and notification from the Certificate Administrator that the required percentage of Certificateholders have voted to direct a review of such delinquent Mortgage Loans. For further information regarding the duties, responsibilities, rights and obligations of the

Operating Advisor and the Asset Representations Reviewer under the Pooling and Servicing Agreement, including those related to indemnification and limitation of liability, see “The Pooling and Servicing Agreement—Operating Advisor”, “—The Asset Representations Reviewer” and “—Limitation on Liability; Indemnification”. Certain terms of the Pooling and Servicing Agreement regarding the Operating Advisor’s or the Asset Representations Reviewer’s removal, replacement, resignation or transfer are described under “The Pooling and Servicing Agreement—Operating Advisor”, and “—The Asset Representations Reviewer”.

Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties

Transaction Party and Related Party Affiliations

The Depositor and its affiliates are playing several roles in this transaction. The Depositor is an affiliate of (i) CREFI (a Sponsor, an originator, the initial Risk Retention Consultation Party, the Retaining Sponsor and the expected holder of the CREFI VRR Interest Portion), (ii) Citigroup Global Markets Inc. (one of the underwriters), and (iii) Citibank (the Certificate Administrator, Custodian, certificate registrar and paying agent).

MSMCH (a Sponsor), is an affiliate of Morgan Stanley Bank (an originator and the expected holder of the MSBNA VRR Interest Portion), and Morgan Stanley & Co. LLC (one of the underwriters).

SMF V (a Sponsor), is a wholly-owned subsidiary of SMC (an originator), and each of SMF V and SMC is affiliated with (i) LNR Partners, LLC, the Special Servicer and also the Outside Special Servicer for the Extra Space Self Storage Portfolio Loan Combination under the MSC 2017-HR2 Pooling and Servicing Agreement, and (ii) LNR Securities Holdings, LLC, which is anticipated to, on the Closing Date, purchase a 51% interest in each Class of the Class X-E, Class X-F, Class X-G, Class E, Class F and Class G Certificates and be appointed as the initial Controlling Class Representative. In addition, SMC (or a “majority-owned affiliate” (as defined in Regulation RR), which may be LNR Securities Holdings, LLC) will retain the SMC VRR Interest Portion.

Bank of America (a Sponsor, an originator and the expected holder of the Bank of America VRR Interest Portion), is an affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated (one of the underwriters).

Midland, the Master Servicer, is also the Outside Servicer and the Outside Special Servicer under the Outside Servicing Agreement that governs the servicing of the Cross Point Loan Combination (until the related Controlling Pari Passu Companion Loan Securitization Date).

LNR Partners, the Special Servicer, is (a) an affiliate of LNR Securities Holdings, LLC, which is anticipated to purchase a 51% interest in each Class of the Class X-E, Class X-F, Class X-G, Class E, Class F and Class G Certificates and may retain, as a “majority-owned affiliate” (as defined in Regulation RR) of SMC, the SMC VRR Interest Portion and be appointed as the initial Controlling Class Representative on the Closing Date, (b) an affiliate of SMF V (a Sponsor) and SMC (an originator), and (c) also the Outside Special Servicer under the Outside Servicing Agreement that governs the servicing of the Extra Space Self Storage Portfolio Loan Combination.

WTNA, the Trustee, is also the Outside Trustee under the respective Outside Servicing Agreements that govern the servicing of (a) the Extra Space Self Storage Portfolio Loan Combination, (b) the One Newark Center Loan Combination and (c) the Warwick Mall Loan Combination. In its capacity as Outside Trustee under each such Outside Servicing Agreement, WTNA serves as mortgagee of record with respect to the subject Loan Combination.

Park Bridge Lender Services, the Operating Advisor and the Asset Representations Reviewer, is also the Outside Operating Advisor and the asset representations reviewer under the respective Outside Servicing Agreements that govern the servicing of (a) the Extra Space Self Storage Portfolio Loan Combination, (b) the Warwick Mall Loan Combination, and (c) the Cross Point Loan Combination (until the related Controlling Pari Passu Companion Loan Securitization Date).

Warehouse Financing Arrangements

Set forth below are certain warehouse financing arrangements that are in place as of the date of this prospectus, involving certain of the Mortgage Loans and certain transaction parties.

Citibank, the Certificate Administrator and an affiliate of the Depositor, CREFI (a Sponsor, an originator and the Retaining Sponsor) and Citigroup Global Markets Inc. (one of the underwriters), provides short-term warehousing of mortgage loans originated, or acquired, by Starwood through a master repurchase facility. As of the date of this prospectus, one (1) of the SMF V Mortgage Loans (4.5%), with an aggregate Cut-off Date Balance of approximately $48,000,000, is subject to such master repurchase facility. SMF V is using the proceeds from its sale of such SMF V Mortgage Loans to the Depositor to, among other things, simultaneously reacquire such Mortgage Loans from Citibank free and clear of any liens.

Morgan Stanley Bank, an originator and an affiliate of MSMCH (a Sponsor) and Morgan Stanley & Co. LLC (one of the underwriters), provides short-term warehousing of mortgage loans originated, or acquired, by Starwood through a master repurchase facility. As of the date of this prospectus, eleven (11) of the SMF V Mortgage Loans (10.5%), with an aggregate Cut-off Date Balance of approximately $111,460,000, are subject to such master repurchase facility. SMF V is using the proceeds from its sale of such SMF V Mortgage Loans to the Depositor to, among other things, simultaneously reacquire such Mortgage Loans from Morgan Stanley Bank free and clear of any liens.

Loan Combination and Mezzanine Loan Arrangements

CREFI, an originator and a Sponsor, is the current holder of one or more of The SoCal Portfolio Pari Passu Companion Loans, but is expected to transfer each such Companion Loan to one or more future commercial mortgage securitization transactions.

Morgan Stanley Bank, an originator, is the current holder of the Axcelis Corporate Center Pari Passu Companion Loan, but is expected to transfer such Companion Loan to one or more future commercial mortgage securitization transactions.

Bank of America, an originator and a Sponsor, is the current holder of one or more of the Extra Space - TIAA Self Storage Portfolio Pari Passu Companion Loans, but is expected to transfer each such Companion Loan to one or more future commercial mortgage securitization transactions.

Other Arrangements

Midland, the Master Servicer, will enter into one or more agreements with the Sponsors to purchase the master servicing rights to the Mortgage Loans and/or the right to be appointed as the Master Servicer with respect to such Mortgage Loans and to purchase the primary servicing rights to certain of the Serviced Loans.

Pursuant to a primary servicing agreement between Wells Fargo Bank, National Association and Midland, Midland is the primary servicer of the Extra Space Self Storage Portfolio Loan Combination under the MSC 2017-HR2 securitization transaction.

With respect to the Miamisburg Office Portfolio Mortgage Loan (0.9%), PNC Bank, National Association (of which Midland is a division) is the largest tenant.

With respect to the Southfield PNC & McDonalds Mortgage Loan (0.4%), PNC Bank, National Association (of which Midland is a division) is the only tenant.

LNR Partners, the initial Special Servicer and an affiliate of LNR Securities Holdings, LLC, assisted LNR Securities Holdings, LLC (or an affiliate), which is expected to purchase a 51% interest in each Class of the Class X-E, Class X-F, Class X-G, Class E, Class F and Class G Certificates and may retain, as a “majority-owned affiliate” (as defined in Regulation RR) of SMC, the SMC VRR Interest Portion and be appointed as the initial Controlling Class Representative, with due diligence of the Mortgage Loans, prior to the Closing Date.

These roles and other potential relationships may give rise to conflicts of interest as further described under “Risk Factors—Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned with Your Interests” and “—Other Potential Conflicts of Interest May Affect Your Investment”.

Credit Risk Retention

General

This securitization transaction will be subject to the credit risk retention requirements of Section 15G of the Exchange Act, as added by Section 941 of the Dodd-Frank Act (together with the rules and regulations promulgated thereunder, as in effect from time to time, the “Credit Risk Retention Rules”). An economic interest in the credit risk of the securitized assets in this transaction is expected to be retained pursuant to Regulation RR (17 CFR § 246.1 et seq), which implements the Credit Risk Retention Rules (“Regulation RR”), as a combination of the following:

●	CREFI will act as the “retaining sponsor” (as defined in Regulation RR, and in such capacity, the “Retaining Sponsor”);

●	The Retaining Sponsor is expected to acquire (or cause other Retaining Parties to acquire) from the Depositor, on the Closing Date, portions of a “single vertical security” (as defined in Regulation RR) that is an “eligible vertical interest” (as defined in Regulation RR) in the Issuing Entity, with an aggregate Certificate Balance of approximately $53,119,236 (the “VRR Interest”) as of the Closing Date; the VRR Interest will represent at least 5.0% of all “ABS interests” (as defined in Regulation RR) in the Issuing Entity as of the Closing Date; and the VRR Interest will entitle each holder thereof to a specified percentage of the amounts paid on each other class of ABS interests in the Issuing Entity;

●	The Retaining Sponsor is expected to offset a portion of its risk retention requirements by the portion of the VRR Interest acquired on the Closing Date and retained by Morgan Stanley Bank, N.A., a national banking association (“Morgan Stanley Bank”), as originator of the MSMCH Mortgage Loans, which portion of the VRR Interest will have an initial Certificate Balance equal to approximately $14,970,026.00, representing approximately 28.18% (by Certificate Balance) of the entire VRR Interest as of the Closing Date (the “MSBNA VRR Interest Portion”); and Morgan Stanley Bank originated approximately 28.18% of the Initial Pool Balance, which is equal to at least 20% of the Initial Pool Balance and is equal to its percentage ownership of the aggregate Certificate Balance of the entire VRR Interest as of the Closing Date, in accordance with Rule 11(a)(1) of Regulation RR;

●	Morgan Stanley Bank will acquire the MSBNA VRR Interest Portion pursuant to an exchange in accordance with Rule 11(a)(1)(iv)(B), whereby Morgan Stanley Bank will sell to the Depositor (through its affiliate, MSMCH) the MSMCH Mortgage Loans that it originated in exchange for cash consideration and the MSBNA VRR Interest Portion; and payment for the MSBNA VRR Interest Portion (i) will be in the form of a reduction in the price received by Morgan Stanley Bank (through MSMCH) from the Depositor for the MSMCH Mortgage Loans sold by Morgan Stanley Bank (through MSMCH) to the Depositor for inclusion in this securitization transaction (which price will be subject to adjustment for allocated transaction costs and expenses) and (ii) will equal the amount by which the Retaining Sponsor’s risk retention is reduced by the offset to Morgan Stanley Bank in accordance with Regulation RR;

●	The Retaining Sponsor is expected to offset a portion of its risk retention requirements by the portion of the VRR Interest acquired on the Closing Date and retained by Starwood Mortgage Capital LLC, a Delaware limited liability company (“SMC”), as originator of the SMF V Mortgage Loans (with exception of the Cross Point Mortgaged Loan (2.4%)), or by a “majority-owned affiliate” (as defined in Regulation RR) of SMC, which portion of the VRR Interest will have an initial Certificate Balance equal to approximately $11,590,878.00, representing approximately 21.82% (by Certificate Balance) of the entire VRR Interest as of the Closing Date (the “SMC VRR Interest Portion”); and SMC originated approximately 21.82% of the Initial Pool Balance, which is equal to at least 20% of the Initial Pool Balance and is equal to SMC’s (or its “majority-owned affiliate’s” (as defined in Regulation RR)) percentage ownership of the aggregate Certificate Balance of the entire VRR Interest as of the Closing Date, in accordance with Rule 11(a)(1) of Regulation RR;

●	SMC or a “majority-owned affiliate” (as defined in Regulation RR) of SMC will acquire the SMC VRR Interest Portion pursuant to an exchange in accordance with Rule 11(a)(1)(iv)(B), whereby SMC will sell to the Depositor (through its affiliate, SMF V) the SMF V Mortgage Loans that it originated in exchange for cash consideration and the SMC VRR Interest Portion; and payment for the SMC VRR Interest Portion (i) will be in the form of a reduction in the price received by SMC (through SMF V) from the Depositor for the SMF V Mortgage Loans sold by SMC (through SMF V) to the Depositor for inclusion in this securitization transaction (which price will be subject to adjustment for allocated transaction costs and expenses) and (ii) will equal the amount by which the Retaining Sponsor’s risk retention is reduced by the offset to SMC in accordance with Regulation RR;

●	The Retaining Sponsor is expected to offset a portion of its risk retention requirements by the portion of the VRR Interest acquired on the Closing Date and retained by Bank of America, National Association, a national banking association (“Bank of America”), as originator of the Bank of America Mortgage Loans, which portion of the VRR Interest will have an initial Certificate Balance equal to approximately $10,700,000.00, representing approximately 20.14% (by Certificate Balance) of the entire VRR Interest as of the Closing Date (the “Bank of America VRR Interest Portion”); and Bank of America originated approximately 20.14% of the Initial Pool Balance, which is equal to at least 20% of the Initial Pool Balance and is equal to its percentage ownership of the aggregate Certificate Balance of the entire VRR Interest as of the Closing Date, in accordance with Rule 11(a)(1) of Regulation RR;

●	Bank of America will acquire the Bank of America VRR Interest Portion pursuant to an exchange in accordance with Rule 11(a)(1)(iv)(B), whereby Bank of America will sell to the Depositor the Bank of America Mortgage Loans that it originated in exchange for cash consideration and the Bank of America VRR Interest Portion; and payment for the Bank of America VRR Interest Portion (i) will be in the form of a reduction in the price received by Bank of America from the Depositor for the Bank of America Mortgage Loans sold by Bank of America to the Depositor for inclusion in this securitization transaction (which price will be subject to adjustment for allocated transaction costs and expenses) and (ii) will equal the amount by which the Retaining Sponsor’s risk retention is reduced by the offset to Bank of America in accordance with Regulation RR; and

●	The Retaining Sponsor is expected to retain (either directly or through a “majority-owned affiliate” (as defined in Regulation RR) of the Retaining Sponsor) the portion of the VRR Interest remaining (following the acquisition by or on behalf of each of Morgan Stanley Bank, SMC and Bank of America of the MSBNA VRR Interest Portion, the SMC VRR Interest Portion and the Bank of America VRR Interest Portion, respectively), which remaining portion will have an initial Certificate Balance equal to approximately $15,858,332.00, representing approximately 29.85% (by Certificate Balance) of the entire VRR Interest as of the Closing Date (the “CREFI VRR Interest Portion”).

The Retaining Sponsor, Morgan Stanley Bank, SMC and Bank of America are collectively referred to herein as the “Retaining Parties”. The percentage of the aggregate Certificate Balance of all ABS interests in the Issuing Entity as of the Closing Date (i) that the Retaining Sponsor is required to retain as an “eligible vertical interest” (as defined in Regulation RR) is 5%, and (ii) that will be represented by the VRR Interest will equal at least 5%, in each case as of the Closing Date.

Notwithstanding any references in this prospectus to the Credit Risk Retention Rules, Regulation RR, the Retaining Sponsor, the Retaining Parties and other risk retention related matters, in the event the Credit Risk Retention Rules and/or Regulation RR (or any relevant portion thereof) are repealed or determined by applicable regulatory agencies to be no longer applicable to this securitization transaction, none of the Retaining Sponsor, the Retaining Parties or any other party will be required to comply with or act in accordance with the Credit Risk Retention Rules or Regulation RR (or such relevant portion thereof).

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers” and “—The Originators”.

Qualifying CRE Loans; Required Credit Risk Retention Percentage

The Retaining Parties have determined that for purposes of this transaction, 0.0% of the Initial Pool Balance (the “Qualifying CRE Loan Percentage”) is comprised of mortgage loans that are “qualifying CRE loans” as such term is described in Rule 17 of Regulation RR.

The total required credit risk retention percentage (the “Required Credit Risk Retention Percentage”) for this transaction is 5.0%. The Required Credit Risk Retention Percentage is equal to the product of (i) 1 minus the Qualifying CRE Loan Percentage (expressed as a decimal) and (ii) 5%; subject to a minimum Required Credit Risk Retention Percentage of no less than 2.50% if the Issuing Entity includes any non-qualifying CRE loans.

The VRR Interest

Material Terms of the VRR Interest

General

The right to payment of holders of the VRR Interest is pro rata and pari passu with the right to payment of holders of the Non-Vertically Retained Regular Certificates (as a collective whole). On each Distribution Date, the portion of Aggregate Available Funds allocable to: (a) the VRR Interest will be the product of such Aggregate Available Funds multiplied by the Vertically Retained Percentage; and (b) the Non-Vertically Retained Certificates will be the product of such Aggregate Available Funds multiplied by the Non-Vertically Retained Percentage. In addition, any losses incurred on the Mortgage Loans will be allocated between the VRR Interest, on the one hand, and the Non-Vertically Retained Principal Balance Certificates, on the other hand, pro rata in accordance with the Vertically Retained Percentage and the Non-Vertically Retained Percentage, respectively.

VRR Available Funds

The amount available for distribution of interest and principal to the holders of the VRR Interest on each Distribution Date will, in general, equal the Vertically Retained Percentage of the Aggregate Available Funds (described under “Description of the Certificates—Distributions—Available Funds”) for such Distribution Date (such amount, the “VRR Available Funds”).

Allocation of VRR Realized Losses

In addition, on each Distribution Date, any VRR Realized Losses will be allocated to the VRR Interest; and, in connection therewith, the Certificate Balance of the VRR Interest will be reduced without distribution, as a write-off, to the extent of such VRR Realized Loss.

The “VRR Realized Loss”, with respect to each Distribution Date, is the amount, if any, by which (i) the product of (A) the Vertically Retained Percentage and (B) the aggregate Stated Principal Balance (for purposes of this calculation, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the Mortgage Loans that were used to reimburse the Master Servicer, the Special Servicer or the Trustee from general collections of principal on the Mortgage Loans for Workout Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances) of the Mortgage Loans, including any REO Mortgage Loans, expected to be outstanding immediately following that Distribution Date, is less than (ii) the then aggregate Certificate Balance of the VRR Interest after giving effect to distributions of principal on that Distribution Date.

In the event that VRR Realized Losses previously allocated to the VRR Interest in reduction of its Certificate Balance are recovered subsequent to such Certificate Balance being reduced to zero, holders of the VRR Interest may receive distributions in respect of such recoveries (with interest) in accordance with the distribution priorities described under “—The VRR Interest—Material Terms of the VRR Interest—Priority of Distributions on the VRR Interest” below.

Priority of Distributions on the VRR Interest

On each Distribution Date, for so long as the aggregate Certificate Balance of the VRR Interest has not been reduced to zero, the Certificate Administrator is required to apply amounts on deposit in the Distribution Account for distribution to the VRR Interest, to the extent of the VRR Available Funds, in the following order of priority:

First, to the VRR Interest, in respect of interest, up to an amount equal to the VRR Interest Distribution Amount for such Distribution Date;

Second, to the VRR Interest, in reduction of the Certificate Balance thereof, up to an amount equal to the VRR Principal Distribution Amount for such Distribution Date, until the Certificate Balance of the VRR Interest has been reduced to zero; and

Third, to reimburse (with interest) prior write-offs of the Certificate Balance of the VRR Interest, up to an amount equal to the unreimbursed VRR Realized Losses previously allocated to the VRR Interest, plus interest in an amount equal to the VRR Realized Loss Interest Distribution Amount for such Distribution Date.

provided, however, that to the extent any VRR Available Funds remain in the Distribution Account after applying amounts as set forth in clauses First through Third above, any such amounts will be disbursed to the Class R Certificates, which evidence the REMIC residual interest in each of the Upper-Tier REMIC and the Lower-Tier REMIC, in compliance with the Code and applicable REMIC Regulations. The REMIC residual interest, sometimes commonly referred to as a “non-economic residual”, is a tax-based certificate required to be issued as part of any REMIC securitization and the holder of that interest will incur certain tax liability for the net income of the REMIC trust. The REMIC residual interest is not entitled to any interest or principal in the securitization trust; however, REMIC Regulations require that the amount, if any, remaining in a REMIC trust after all amounts are paid to the regular interests be paid to the REMIC residual interest.

Except for tax reporting purposes, the VRR Interest does not have a specified Pass-Through Rate; however, the effective interest rate on the VRR Interest will be a per annum rate equal to the WAC Rate for the related Distribution Date.

The “Non-Vertically Retained Percentage” is 100% minus the Vertically Retained Percentage.

The “Vertically Retained Percentage” will equal a fraction, expressed as a percentage, the numerator of which is the initial Certificate Balance of the VRR Interest, and the denominator of which is the aggregate initial Certificate Balance of all of the Classes of Principal Balance Certificates (including the VRR Interest).

The “Vertical Risk Retention Allocation Percentage” will equal the Vertically Retained Percentage divided by the Non-Vertically Retained Percentage.

The “VRR Interest Distribution Amount” with respect to the VRR Interest for any Distribution Date will equal the product of (A) the Vertical Risk Retention Allocation Percentage and (B) the aggregate amount of interest distributed on the Non-Vertically Retained Regular Certificates according to clauses First, Fourth, Seventh, Tenth, Thirteenth, Sixteenth, Nineteenth and Twenty-second in “Description of the Certificates—Distributions—Priority of Distributions” in this prospectus.

The “VRR Principal Distribution Amount” with respect to the VRR Interest for any Distribution Date will equal the product of (a) the Vertical Risk Retention Allocation Percentage and (b) the aggregate amount of principal distributed on the Non-Vertically Retained Principal Balance Certificates according to clauses Second, Fifth, Eighth, Eleventh, Fourteenth, Seventeenth, Twentieth and Twenty-third and the penultimate paragraph in “Description of the Certificates—Distributions—Priority of Distributions” in this prospectus.

The “VRR Realized Loss Interest Distribution Amount” with respect to any Distribution Date will equal the product of (A) the Vertical Risk Retention Allocation Percentage and (B) the aggregate amount of interest on unreimbursed Realized Losses distributed to the holders of the Non-Vertically Retained Principal Balance Certificates according to clauses Third, Sixth, Ninth, Twelfth, Fifteenth, Eighteenth, Twenty-First and Twenty-Fourth in “Description of the Certificates—Distributions—Priority of Distributions” in this prospectus.

Yield Maintenance Charges and Prepayment Premiums

Holders of the VRR Interest will be entitled to the Vertically Retained Percentage of each yield maintenance charge and prepayment premium collected on the Mortgage Loans, as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”.

Hedging, Transfer and Financing Restrictions

The VRR Interest will be subject to certain hedging, transfer and financing restrictions and, for so long as those restrictions are in effect, is expected to be held at all times in definitive form by the Certificate Administrator on behalf of the beneficial owners of the VRR Interest, as and to the extent provided in the Pooling and Servicing Agreement.

Each Retaining Party will agree to certain hedging, transfer and financing restrictions that will be applicable to any “retaining sponsor”, any “originator” and any respective “affiliate” (each as defined in Regulation RR) for so long as compliance with the Credit Risk Retention Rules is required.

These restrictions will include an agreement by each Retaining Party not to transfer its respective portion of the VRR Interest; provided, that each Retaining Party is permitted to transfer its respective portion of the VRR Interest to a “majority-owned affiliate” (as defined in Regulation RR) in compliance with the Credit Risk Retention Rules. In addition, the Retaining Parties will have agreed not to enter into any hedging, pledging, financing or any other similar transaction or activity with respect to the VRR Interest unless such transaction complies with the Credit Risk Retention Rules.

The Retaining Parties will have agreed that, unless Regulation RR is earlier repealed or otherwise determined not to be applicable to this securitization transaction, the restrictions described under this heading “—Hedging, Transfer and Financing Restrictions” will expire on the date that is the latest of (i) the date on which the total unpaid principal balance of the Mortgage Loans has been reduced to 33% of the Initial Pool Balance; (ii) the date on which the total outstanding Certificate Balance of the Certificates has been reduced to 33% of the total outstanding Certificate Balance of the Certificates as of the Closing Date; and (iii) two years after the Closing Date.

Description of the Certificates

General

The Issuing Entity’s Commercial Mortgage Pass-Through Certificates, Series 2018-B2 (the “Certificates”) will be issued on or about March 20, 2018 (the “Closing Date”) pursuant to the Pooling and Servicing Agreement (as defined under “The Pooling and Servicing Agreement” below) and will represent in the aggregate the entire beneficial ownership interest in the Issuing Entity. The assets of the Issuing Entity will primarily consist of: (1) the Mortgage Loans and all payments under and proceeds of the Mortgage Loans received after the Cut-off Date (exclusive of payments of principal and/or interest due on or before the Cut-off Date and interest relating to periods prior to, but due after, the Cut-off Date); (2) any Mortgaged Property acquired on behalf of the Issuing Entity (including, in the case of an Outside Serviced Mortgage Loan, pursuant to the Outside Servicing Agreement) through foreclosure or deed-in-lieu of foreclosure (upon acquisition, each, an “REO Property”) and all revenues received in respect of that REO Property (but, with respect to any REO Property relating to a Loan Combination, only to the extent of the Issuing Entity’s interest in such Loan Combination); (3) those funds or assets as from time to time are deposited in the accounts discussed in “The Pooling and Servicing Agreement—Accounts” (such accounts collectively, the “Securitization Accounts”) (but, with respect to any funds or assets relating to a Loan Combination, only to the extent of the Issuing Entity’s interest in such Loan Combination), if established; (4) the rights of the Master Servicer and Trustee under all insurance policies with respect to the Mortgage Loans; and (5) certain rights of the Depositor under each Mortgage Loan Purchase Agreement relating to Mortgage Loan document delivery requirements and the representations and warranties of each Mortgage Loan Seller regarding the Mortgage Loans it sold to the Depositor.

Upon initial issuance, the Certificates will consist of the following classes (each, a “Class”): (i) the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A, Class X-B, Class A-S, Class B and Class C Certificates (collectively, the “Offered Certificates”), which are offered by this prospectus; (ii) the Class X-D, Class X-E, Class X-F, Class X-G, Class D, Class E, Class F, Class G and Class R Certificates (collectively, the “Non-Offered Certificates”), which are not offered by this prospectus; and (iii) the VRR Interest, which is also not offered by this prospectus. The Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A, Class X-B, Class X-D, Class X-E, Class X-F and Class X-G Certificates are referred to collectively in this prospectus as the “Senior Certificates”. The Class A-S, Class B, Class C, Class D, Class E, Class F and Class G Certificates are referred to collectively in this prospectus as the “Subordinate Certificates”. The Class X-A, Class X-B, Class X-D, Class X-E, Class X-F and Class X-G Certificates are referred to collectively in this prospectus as the “Interest-Only Certificates” or “Class X Certificates”. The Class R Certificates are sometimes also referred to in this prospectus as the “Residual Certificates”. The Certificates (other than the Class R Certificates) are collectively referred to in this prospectus as the “Regular Certificates”. The Regular Certificates (other than the Class X Certificates) are collectively referred to in this prospectus as the “Principal Balance Certificates”. The Offered Certificates and the Non-Offered Certificates are collectively referred to in this prospectus as the “Non-Vertically Retained Certificates”. The Non-Vertically Retained Certificates that are Regular Certificates are collectively referred to in this prospectus as the “Non-Vertically Retained Regular Certificates”. The Non-Vertically Retained Certificates that are Principal Balance Certificates are collectively referred to in this prospectus as the “Non-Vertically Retained Principal Balance Certificates”.

Upon initial issuance, the respective Classes of the Principal Balance Certificates will have the Certificate Balances, and the respective Classes of the Interest-Only Certificates will have the Notional Amounts, shown below (in each case, subject to a variance of plus or minus 5%):

Class	Approximate Initial Certificate Balance or Notional Amount
Class A-1	$28,000,000
Class A-2	$69,000,000
Class A-3	$170,000,000
Class A-4	$390,485,000
Class A-AB	$49,000,000
Class X-A	$783,442,000
Class X-B	$49,202,000
Class A-S	$76,957,000
Class B	$49,202,000
Class C	$47,940,000
Class X-D	$52,986,000
Class X-E	$25,232,000
Class X-F	$10,092,000
Class X-G	$40,371,466
Class D	$52,986,000
Class E	$25,232,000
Class F	$10,092,000
Class G	$40,371,466
VRR Interest	$53,119,236

The “Certificate Balance” of any Class of Principal Balance Certificates outstanding at any time represents the maximum amount that its holders are then entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the Issuing Entity over time, all as described in this prospectus. On each Distribution Date, the Certificate Balance of each Class of Principal Balance Certificates will be reduced by any distributions of principal actually made on, and by any Realized Losses or VRR Realized Losses, as applicable, actually allocated to, that Class of Principal Balance Certificates on that Distribution Date. In the event that Realized Losses or VRR Realized Losses previously allocated to a Class of Principal Balance Certificates in reduction of its Certificate Balance are recovered subsequent to such Certificate Balance being reduced to zero, holders of such Class of Principal Balance Certificates may receive distributions in respect of such recoveries in accordance with the distribution priorities described under “—Distributions—Priority of Distributions” below and “Credit Risk Retention—The VRR Interest—Priority of Distributions on the VRR Interest” above.

The respective Classes of Interest-Only Certificates will not have Certificate Balances, nor will they entitle their holders to distributions of principal. However, each Class of the Interest-Only Certificates will represent the right to receive distributions of interest in an amount equal to the aggregate interest accrued on the related notional amount (a “Notional Amount”). The Notional Amount of the Class X-A Certificates will equal the aggregate of the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class A-S Certificates outstanding from time to time. The Notional Amount of the Class X-B Certificates will equal the Certificate Balance of the Class B Certificates outstanding from time to time. The Notional Amount of the Class X-D Certificates will equal the Certificate Balance of the Class D Certificates outstanding from time to time. The Notional Amount of the Class X-E Certificates will equal the Certificate Balance of the Class E Certificates outstanding from time to time. The Notional Amount of the Class X-F Certificates will equal the aggregate of the Certificate Balances of the Class F Certificates outstanding from time to time. The Notional Amount of the Class X-G Certificates will equal the Certificate Balance of the Class G Certificates outstanding from time to time. Accordingly, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class A-S Certificates are the “Corresponding Principal Balance Certificates” with respect to the Class X-A Certificates, the Class B Certificates are the “Corresponding Principal Balance Certificates” with respect to the Class X-B Certificates, the Class D Certificates are the “Corresponding Principal Balance Certificates” with respect to the Class X-D Certificates, the Class E Certificates are the “Corresponding Principal Balance Certificates” with respect to the Class X-E Certificates, the Class F Certificates are the “Corresponding Principal Balance Certificates” with respect to the Class X-F Certificates and the Class G Certificates are the “Corresponding Principal Balance Certificates” with respect to the Class X-G Certificates.

The Class R Certificates will not have a Certificate Balance or Notional Amount or entitle their holders to distributions of principal or interest.

Distributions

Method, Timing and Amount

Distributions on the Certificates are required to be made by the Certificate Administrator, to the extent of available funds as described in this prospectus, on the fourth business day following each Determination Date (each, a “Distribution Date”), commencing in April 2018. The “Determination Date” will be the sixth (6th) day of each calendar month (or, if the sixth (6th) calendar day of that month is not a business day, then the next business day), commencing in April 2018.

All distributions (other than the final distribution on any Certificates) are required to be made to the persons in whose names the Certificates are registered at the close of business on each Record Date. With respect to any Distribution Date, the “Record Date” will be the last business day of the month preceding the month in which that Distribution Date occurs. These distributions are required to be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities to accept such funds, if the Certificateholder has provided the Certificate Administrator with written wiring instructions no less than five business days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) or otherwise by check mailed to the Certificateholder. The final distribution on any Certificate is required to be made in like manner, but only upon presentation and surrender of the Certificate at the location that will be specified in a notice of the pendency of the final distribution. All distributions made with respect to a Class of Certificates will be allocated pro rata among the outstanding Certificates of that Class based on their respective Percentage Interests.

The “Percentage Interest” evidenced by: (a) any Certificate (other than a Class R Certificate) will equal its initial denomination as of the Closing Date divided by the initial Certificate Balance or Notional Amount, as applicable, of the related Class; and (b) any Class R Certificate will be the percentage interest in the applicable Class specified on the face of that Certificate.

The Master Servicer is authorized but not required to direct the investment of funds held in the Collection Account in U.S. government securities and other obligations that satisfy criteria established by the Rating Agencies (“Permitted Investments”). The Master Servicer will be entitled to retain any interest or other income earned on such funds and the Master Servicer will be required to bear any losses resulting from the investment of such funds, as provided in the Pooling and Servicing Agreement.

Available Funds

The aggregate amount available for distributions of interest, principal and reimbursements of Realized Losses and VRR Realized Losses to holders of the Certificates (including the VRR Interest) on each Distribution Date (the “Aggregate Available Funds”) will, in general, equal the sum of the following amounts (without duplication):

(a)           the aggregate amount of all cash received on the Mortgage Loans and any REO Properties that is on deposit in the Collection Account (in each case, exclusive of any amount on deposit in or credited to any portion of the Collection Account that is held for the benefit of the holder of any related Companion Loan) and/or the Lower-Tier REMIC Distribution Account as of the close of business on the business day immediately preceding the Master Servicer Remittance Date, exclusive of any portion of the foregoing that represents (without duplication):

(i)	any scheduled payments of principal and/or interest, including any balloon payments that are accompanied by interest due through the related maturity date, paid by the borrowers of a Mortgage Loan, that are due (without regard to grace periods) on a Due Date that occurs after the related Determination Date;

(ii)	payments (scheduled or otherwise) of principal (including prepayments) and interest, net liquidation proceeds, net insurance proceeds and net condemnation proceeds and other unscheduled recoveries that were received after the related Determination Date (other than the monthly remittance on the Outside Serviced Mortgage Loans or the Issuing Entity’s interest in any related REO Property contemplated by clause (b) of this definition for the subject Distribution Date);

(iii)	amounts in the Collection Account that are due or reimbursable to any person other than the Certificateholders;

(iv)	with respect to each Mortgage Loan that accrues interest on an Actual/360 Basis and any Distribution Date occurring in January (other than during a leap year) or February of any calendar year (unless such Distribution Date is the final Distribution Date), the related Withheld Amount to the extent those funds are on deposit in the Collection Account;

(v)	yield maintenance charges and prepayment premiums (which are separately distributed to holders of the Regular Certificates);

(vi)	amounts deposited in the Collection Account or the Lower-Tier REMIC Distribution Account in error; and/or

(vii)	late payment charges or accrued interest on a Mortgage Loan allocable to the default interest rate for such Mortgage Loan, to the extent permitted by law, excluding any interest calculated at the Mortgage Rate for the related Mortgage Loan;

(b)           if and to the extent not already included in clause (a) of this definition for the subject Distribution Date, (i) the aggregate amount allocable to the Mortgage Loans transferred from the REO Account to the Collection Account for the subject Distribution Date and (ii) the remittance received on the Outside Serviced Mortgage Loans or the Issuing Entity’s interest in any related REO Property in the month of the subject Distribution Date, to the extent that each such transfer is made or such remittance is received by the close of business on the business day immediately preceding the related Master Servicer Remittance Date;

(c)           all Compensating Interest Payments made by the Master Servicer with respect to the Mortgage Loans with respect to the subject Distribution Date and P&I Advances made by the Master Servicer or the Trustee, as applicable, with respect to the subject Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Certificateholders);

(d)           with respect to each Mortgage Loan that accrues interest on an Actual/360 Basis and any Distribution Date occurring in March (or February, if such Distribution Date is the final Distribution Date), commencing in 2019, the related Withheld Amounts as required to be deposited in the Lower-Tier REMIC Distribution Account; and

(e)           the aggregate amount of any Excess Liquidation Proceeds transferred from the Excess Liquidation Proceeds Reserve Account to the Lower-Tier REMIC Distribution Account for the subject Distribution Date as described under “The Pooling and Servicing Agreement—Accounts” in this prospectus.

The portion of the Aggregate Available Funds available for distribution to holders of the Non-Vertically Retained Certificates on each Distribution Date (with respect to such Distribution Date, the “Available Funds”) will, in general, equal the Non-Vertically Retained Percentage of the Aggregate Available Funds for such Distribution Date.

“Monthly Payment” with respect to any Mortgage Loan or Serviced Companion Loan (other than any REO Mortgage Loan or REO Companion Loan) and any Due Date is the scheduled monthly payment of principal (if any) and interest at the related Mortgage Rate which is payable by the related borrower on such Due Date, exclusive of any balloon payment. The Monthly Payment with respect to any Due Date for (i) an REO Mortgage Loan or REO Companion Loan, or (ii) any Mortgage Loan or Serviced Companion Loan that is delinquent at its maturity date and with respect to which the Special Servicer has not entered into an extension, will be the monthly payment that would otherwise have been payable on such Due Date had the related Mortgage Note not been discharged or the related maturity date had not been reached, as the case may be, determined as set forth in the preceding sentence and on the assumption that all other amounts, if any, due thereunder are paid when due. The Monthly Payment for any Serviced Loan Combination is the aggregate Monthly Payment for the related Mortgage Loan and Serviced Companion Loan(s).

The “Collection Period” for any Distribution Date will be the period beginning on the day immediately following the Determination Date occurring in the month preceding the month in which that Distribution Date occurs (or, in the case of the Collection Period for the initial Distribution Date, with respect to any particular Mortgage Loan or Companion Loan, beginning on the day immediately following the Due Date for such Mortgage Loan or Companion Loan in the month preceding the month in which that Distribution Date occurs (or the date that would have been the Due Date if such Mortgage Loan or Companion Loan had a Due Date in such preceding month)) and ending on and including the Determination Date occurring in the month in which that Distribution Date occurs.

“Due Date” means, with respect to each Mortgage Loan and Companion Loan, the date on which scheduled payments of principal, interest or both are required to be made by the related borrower (without regard to any grace period). However, with respect to any Mortgage Loan or Companion Loan that is delinquent in respect of its balloon payment beyond the end of the Collection Period in which the related maturity date occurred or as to which the related Mortgaged Property has become an REO Property, for any calendar month, the Due Date will be deemed to be the date that, but for the occurrence of such event, would have been the related Due Date in such month.

The “Due Period” with respect to any Distribution Date and any Mortgage Loan or Companion Loan will be the period beginning on the day immediately following the Due Date in the month preceding the month in which such Distribution Date occurs (or, in the case of the Distribution Date occurring in April 2018, beginning on the day after the date that would have been the Due Date if such Mortgage Loan or Companion Loan had a Due Date in such preceding month) and ending on and including the Due Date in the month in which such Distribution Date occurs.

Priority of Distributions

On each Distribution Date, the Certificate Administrator is required to apply the Available Funds held by it in the following order of priority:

First, to the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A, Class X-B, Class X-D, Class X-E, Class X-F and Class X-G Certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amounts of those Classes;

Second, to the holders of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates, in reduction of the respective Certificate Balances of those Classes, in the following priority (prior to the Cross-Over Date):

(i)	to the holders of the Class A-AB Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, until the related Certificate Balance is reduced to the scheduled Certificate Balance for the Class A-AB Certificates with respect to such Distribution Date set forth on Annex F to this prospectus (as to any Distribution Date, the “Class A-AB Scheduled Principal Balance”),

(ii)	to the holders of the Class A-1 Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to subclause (i) of this clause Second, until the related Certificate Balance is reduced to zero,

(iii)	to the holders of the Class A-2 Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior subclauses of this clause Second, until the related Certificate Balance is reduced to zero,

(iv)	to the holders of the Class A-3 Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior subclauses of this clause Second, until the related Certificate Balance is reduced to zero,

(v)	to the holders of the Class A-4 Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior subclauses of this clause Second, until the related Certificate Balance is reduced to zero, and

(vi)	to the holders of the Class A-AB Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior subclauses of this clause Second, until the related Certificate Balance is reduced to zero;

Third, to the holders of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates, up to an amount equal to, and pro rata based upon, the aggregate unreimbursed Realized Losses previously allocated to each such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date each related Realized Loss was allocated to such Class;

Fourth, to the holders of the Class A-S Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of that Class;

Fifth, after the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates have been reduced to zero, to the holders of the Class A-S Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until the related Certificate Balance is reduced to zero;

Sixth, to the holders of the Class A-S Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date each related Realized Loss was allocated to such Class;

Seventh, to the holders of the Class B Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of that Class;

Eighth, after the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class A-S Certificates have been reduced to zero, to the holders of the Class B Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until the related Certificate Balance is reduced to zero;

Ninth, to the holders of the Class B Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date each related Realized Loss was allocated to such Class;

Tenth, to the holders of the Class C Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of that Class;

Eleventh, after the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S and Class B Certificates have been reduced to zero, to the holders of the Class C Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until the related Certificate Balance is reduced to zero;

Twelfth, to the holders of the Class C Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date each related Realized Loss was allocated to such Class;

Thirteenth, to the holders of the Class D Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of that Class;

Fourteenth, after the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B and Class C Certificates have been reduced to zero, to the holders of the Class D Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until the related Certificate Balance is reduced to zero;

Fifteenth, to the holders of the Class D Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date each related Realized Loss was allocated to such Class;

Sixteenth, to the holders of the Class E Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of that Class;

Seventeenth, after the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B, Class C and Class D Certificates have been reduced to zero, to the holders of the Class E Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until the related Certificate Balance is reduced to zero;

Eighteenth, to the holders of the Class E Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date each related Realized Loss was allocated to such Class;

Nineteenth, to the holders of the Class F Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of that Class;

Twentieth, after the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B, Class C, Class D and Class E Certificates have been reduced to zero, to the holders of the Class F Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until the related Certificate Balance is reduced to zero;

Twenty-First, to the holders of the Class F Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date each related Realized Loss was allocated to such Class;

Twenty-Second, to the holders of the Class G Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of that Class;

Twenty-Third, after the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B, Class C, Class D, Class E and Class F Certificates have been reduced to zero, to the holders of the Class G Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until the related Certificate Balance is reduced to zero;

Twenty-Fourth, to the holders of the Class G Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date each related Realized Loss was allocated to such Class; and

Last, to the holders of the Class R Certificates, in the amount of any remaining portion of the Available Funds for such Distribution Date.

Notwithstanding the foregoing, on each Distribution Date occurring on and after Cross-Over Date, regardless of the allocation of principal payments described in clause Second above, the Principal Distribution Amount for such Distribution Date is required to be distributed pro rata (based on their respective Certificate Balances), among the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates and without regard to the Class A-AB Scheduled Principal Balance, in reduction of their respective Certificate Balances. The “Cross-Over Date” means the first Distribution Date as of which (without regard to the distribution of the Principal Distribution Amount on such Distribution Date) the Certificate Balances of the Class A-S, Class B, Class C, Class D, Class E, Class F and Class G Certificates have been reduced to zero as a result of the allocation of Realized Losses to those Certificates.

Reimbursement of previously allocated Realized Losses or VRR Realized Losses will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the Class of Principal Balance Certificates in respect of which a reimbursement is made. If and to the extent that any Nonrecoverable Advances (plus interest on such Nonrecoverable Advances) that were reimbursed from principal collections on the Mortgage Loans (including REO Mortgage Loans) and previously resulted in a reduction of the Aggregate Principal Distribution Amount are subsequently recovered on the related Mortgage Loan or REO Property, then (on the Distribution Date related to the Collection Period during which the recovery occurred): (i) the Vertically Retained Percentage of the amount of such recovery will be added to the Certificate Balance of the VRR Interest, up to the lesser of (A) the Vertically Retained Percentage of the amount of such recovery and (B) the amount of unreimbursed VRR Realized Losses previously allocated to the VRR Interest; (ii) the Non-Vertically Retained Percentage of the amount of such recovery will be added to the Certificate Balance(s) of the Class or Classes of Non-Vertically Retained Principal Balance Certificates that previously were allocated Realized Losses, in the same sequential order as distributions set forth in “—Priority of Distributions” above, in each case up to the lesser of (A) the unallocated portion of the Non-Vertically Retained Percentage of the amount of such recovery and (B) the amount of the unreimbursed Realized Losses previously allocated to the subject Class of Certificates; and (iii) the Interest Shortfall with respect to each affected Class of Non-Vertically Retained Regular Certificates for the next Distribution Date will be increased by the amount of interest that would have accrued through the then current Distribution Date if the restored write-down for the reimbursed Class of Non-Vertically Retained Principal Balance Certificates had never been written down. If the Certificate Balance of any Class of Principal Balance Certificates is so increased, the amount of unreimbursed Realized Losses or VRR Realized Losses, as applicable, of such Class of Certificates will be decreased by such amount.

Pass-Through Rates

The per annum rate at which interest accrues with respect to any Class of Non-Vertically Retained Regular Certificates is referred to in this prospectus as its “Pass-Through Rate”. Except for tax reporting purposes, the VRR Interest will not have a specified Pass-Through Rate.

The Pass-Through Rate with respect to each Class of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class E, Class F and Class G Certificates for any Distribution Date will be fixed at the initial Pass-Through Rate for such Class set forth in the table under “Certificate Summary” in this prospectus.

The Pass-Through Rate with respect to the Class B Certificates for any Distribution Date will be a per annum rate equal to the lesser of (a) the initial Pass-Through Rate for such Class set forth in the table under “Certificate Summary” in this prospectus and (b) the WAC Rate for such Distribution Date.

The Pass-Through Rate with respect to the Class C Certificates for any Distribution Date will be a per annum rate equal to the WAC Rate for such Distribution Date.

The Pass-Through Rate with respect to the Class D Certificates for any Distribution Date will be a per annum rate equal to the WAC Rate for such Distribution Date, minus 1.500%.

The Pass-Through Rate with respect to the Class X-A Certificates for any Distribution Date will equal the weighted average of the Class X Strip Rates for the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class A-S Certificates for such Distribution Date, weighted on the basis of the respective Certificate Balances of such Classes of Principal Balance Certificates immediately prior to that Distribution Date. The Pass-Through Rate with respect to the Class X-B Certificates for any Distribution Date will equal the Class X Strip Rate for the Class B Certificates for such Distribution Date. The Pass-Through Rate with respect to the Class X-D Certificates for any Distribution Date will be a fixed per annum rate equal to 1.500%. The Pass-Through Rate with respect to the Class X-E Certificates for any Distribution Date will equal the Class X Strip Rate for the Class E Certificates for such Distribution Date. The Pass-Through Rate with respect to the Class X-F Certificates for any Distribution Date will equal the Class X Strip Rate for the Class F Certificates for such Distribution Date. The Pass-Through

Rate with respect to the Class X-G Certificates for any Distribution Date will equal the Class X Strip Rate for the Class G Certificates for such Distribution Date.

The “WAC Rate” with respect to any Distribution Date is equal to the weighted average of the applicable Net Mortgage Pass-Through Rates of the Mortgage Loans for such Distribution Date, weighted on the basis of their respective Stated Principal Balances immediately prior to such Distribution Date.

The “Class X Strip Rate” for any Class of Non-Vertically Retained Principal Balance Certificates with respect to any Distribution Date will equal the excess, if any, of the WAC Rate for such Distribution Date, over the Pass-Through Rate for such Class of Non-Vertically Retained Principal Balance Certificates for such Distribution Date.

In general, the “Net Mortgage Pass-Through Rate” will be: (a) with respect to any Mortgage Loan that accrues interest on the basis of a 360-day year consisting of twelve 30-day months (a “30/360 Basis”), for any Distribution Date, the Net Mortgage Rate in effect for such Mortgage Loan during the one-month accrual period applicable to the Due Date for such Mortgage Loan that occurs in the same month as that Distribution Date; and (b) with respect to any Mortgage Loan that accrues interest on an Actual/360 Basis, for any Distribution Date, the annualized rate at which interest would have to accrue in respect of such Mortgage Loan on a 30/360 Basis in order to produce the aggregate amount of interest actually accrued (or, in the event of a voluntary or involuntary principal prepayment affecting same, that otherwise would have accrued) in respect of such Mortgage Loan (adjusted to the related Net Mortgage Rate and, if applicable, exclusive of any Excess Interest) during the one-month accrual period applicable to the Due Date for such Mortgage Loan that occurs in the same month as that subsequent Distribution Date. However, with respect to each Mortgage Loan that accrues interest on an Actual/360 Basis, when determining: (i) the related Net Mortgage Pass-Through Rate for the Distribution Date in January (except during a leap year) or February of any year subsequent to 2018 (in any event unless that Distribution Date is the final Distribution Date), the “aggregate amount of interest actually accrued (or, in the event of a voluntary or involuntary principal prepayment affecting same, that otherwise would have accrued)”, as referred to in clause (b) of the preceding sentence, will be deemed to exclude related Withheld Amounts to be transferred to the Interest Reserve Account in such month; or (ii) the related Net Mortgage Pass-Through Rate for the Distribution Date in March (or in February if the final Distribution Date occurs in such particular month of February) in any year subsequent to 2018, the “aggregate amount of interest actually accrued (or, in the event of a voluntary or involuntary principal prepayment affecting same, that otherwise would have accrued)”, as referred to in clause (b) of the preceding sentence, will be deemed to include related Withheld Amounts to be deposited in the Lower-Tier REMIC Distribution Account for distribution on such Distribution Date. In addition, the Net Mortgage Pass-Through Rate with respect to any Mortgage Loan for any Distribution Date will be determined without regard to: (i) any modification, waiver or amendment of the terms of such Mortgage Loan, whether agreed to by the Master Servicer, the Special Servicer, an Outside Servicer or an Outside Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower; (ii) the occurrence and continuation of a default under such Mortgage Loan; (iii) the passage of the related maturity date or, in the case of an ARD Loan, the related Anticipated Repayment Date; and (iv) the related Mortgaged Property becoming an REO Property.

The “Net Mortgage Rate” with respect to any Mortgage Loan is a per annum rate equal to the related Mortgage Rate minus the related Administrative Fee Rate.

The “Mortgage Rate” with respect to any Mortgage Loan or any related Companion Loan is the per annum rate at which interest accrues on the Mortgage Loan or the related Companion Loan as stated in the related Mortgage Note or the promissory note evidencing such Companion Loan without giving effect to any default rate or Revised Rate.

Interest Distribution Amount

The “Interest Distribution Amount” with respect to any Distribution Date and any Class of Non-Vertically Retained Regular Certificates will equal (A) the sum of (i) the Interest Accrual Amount with respect to such Class for such Distribution Date and (ii) the Interest Shortfall, if any, with respect to such Class for such Distribution Date, less (B) any Excess Prepayment Interest Shortfall allocated to such Class on such Distribution Date.

The “Interest Accrual Amount” with respect to any Distribution Date and any Class of Non-Vertically Retained Regular Certificates is equal to interest for the related Interest Accrual Period accrued at the applicable Pass-Through Rate for such Class on the Certificate Balance or Notional Amount, as applicable, for such Class immediately prior to that Distribution Date. Calculations of interest for each Interest Accrual Period will be made on 30/360 Basis.

An “Interest Shortfall” with respect to any Distribution Date for any Class of Non-Vertically Retained Regular Certificates is, subject to increase as described in the last paragraph under “—Priority of Distributions” above, the sum of (a) the portion of the Interest Distribution Amount for such Class remaining unpaid as of the close of business on the preceding Distribution Date (if any), and (b) to the extent permitted by applicable law, (i) in the case of a Class of Non-Vertically Retained Principal Balance Certificates, one month’s interest on that amount remaining unpaid at the Pass-Through Rate applicable to such Class for the subject Distribution Date and (ii) in the case of a Class of Interest-Only Certificates, one-month’s interest on that amount remaining unpaid at the WAC Rate for the subject Distribution Date.

The “Interest Accrual Period” for each Distribution Date will be the calendar month prior to the month in which that Distribution Date occurs.

Principal Distribution Amount

The “Aggregate Principal Distribution Amount” for any Distribution Date will be equal to the sum of the following amounts:

(1)	the Scheduled Principal Distribution Amount for that Distribution Date; and

(2)	the Unscheduled Principal Distribution Amount for that Distribution Date;

provided, that the Aggregate Principal Distribution Amount for any Distribution Date will be reduced, to not less than zero, by the amount of any reimbursements of:

(A)   Nonrecoverable Advances (including any servicing advance with respect to an Outside Serviced Mortgage Loan under the related Outside Servicing Agreement), together with interest on such Nonrecoverable Advances at the Advance Rate, that are paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Aggregate Principal Distribution Amount for such Distribution Date, and

(B)   Workout-Delayed Reimbursement Amounts that were paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Aggregate Principal Distribution Amount for such Distribution Date; and

provided, further, that in the case of clauses (A) and (B) above, if any of the amounts that were reimbursed from principal collections on the Mortgage Loans (including REO Mortgage Loans) for a prior Distribution Date are subsequently recovered on the related Mortgage Loan (including an REO Mortgage Loan), such recovery will increase the Aggregate Principal Distribution Amount for the Distribution Date related to the Collection Period in which such recovery occurs.

The “Principal Distribution Amount” with respect to any Distribution Date and the Non-Vertically Retained Principal Balance Certificates will equal the sum of (a) the Principal Shortfall for such Distribution Date and (b) the Non-Vertically Retained Percentage of the Aggregate Principal Distribution Amount for such Distribution Date.

The “Scheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the principal portions of: (a) all Monthly Payments (which do not include balloon payments) with respect to the Mortgage Loans due or deemed due during or, if and to the extent not previously received or advanced and distributable to Certificateholders on a preceding Distribution Date, prior to the related Collection Period, in each case to the extent paid by the related borrower as of the related Determination Date (or, in the case of an Outside Serviced Mortgage Loan, received by the Master Servicer as of the business day preceding the Master Servicer Remittance Date) or advanced by the Master Servicer or the Trustee, as applicable; and (b) all balloon payments with respect to the Mortgage Loans to the extent received during the related Collection Period (or, in the case of an Outside Serviced Mortgage Loan, received by the Master Servicer as of the business day preceding the

Master Servicer Remittance Date), and to the extent not included in clause (a) above for the subject Distribution Date and not previously received or advanced and distributable to Certificateholders on a preceding Distribution Date. The Scheduled Principal Distribution Amount from time to time will include all late payments of principal made by a borrower with respect to the Mortgage Loans, including late payments in respect of a delinquent balloon payment, received during the periods or by the times described above in this definition, except to the extent those late payments are otherwise available to reimburse the Master Servicer or the Trustee, as the case may be, for prior P&I Advances, as described in this prospectus.

The “Unscheduled Principal Distribution Amount” for any Distribution Date will equal the aggregate of: (a) all prepayments of principal received on the Mortgage Loans during the related Collection Period (or, in the case of the Outside Serviced Mortgage Loans, all principal prepayments received during the period that renders them includable in the Aggregate Available Funds for such Distribution Date); and (b) any other collections (exclusive of payments by borrowers) received on the Mortgage Loans and, to the extent of the Issuing Entity’s interest therein, any REO Properties during the related Collection Period (or, in the case of an Outside Serviced Mortgage Loan or any interest in REO Property acquired with respect thereto, all such proceeds received during the period that renders them includable in the Aggregate Available Funds for such Distribution Date), whether in the form of liquidation proceeds, insurance proceeds, condemnation proceeds, net income, rents, and profits from any REO Property or otherwise, that were identified and applied by the Master Servicer (and/or, in the case of an Outside Serviced Mortgage Loan, the related Outside Servicer) as recoveries of previously unadvanced principal of the related Mortgage Loan.

The “Principal Shortfall” for any Distribution Date means the amount, if any, by which (1) the Principal Distribution Amount for such Distribution Date exceeds (2) the aggregate amount actually distributed on such Distribution Date to holders of the Non-Vertically Retained Principal Balance Certificates in respect of such Principal Distribution Amount.

Certain Calculations with Respect to Individual Mortgage Loans

The “Stated Principal Balance” of each Mortgage Loan will initially equal its Cut-off Date Balance (or in the case of a Qualified Substitute Mortgage Loan, the unpaid principal balance of such Mortgage Loan after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received) and, on each Distribution Date, will be reduced by an amount generally equal to all payments and other collections of principal on such Mortgage Loan that are distributable on or advanced for such Distribution Date. With respect to any Serviced Companion Loan as of any date of determination, the Stated Principal Balance will generally equal the unpaid principal balance of such Companion Loan as of such date. With respect to any Serviced Loan Combination as of any date of determination, the Stated Principal Balance of such Loan Combination will be the sum of the Stated Principal Balance of the related Mortgage Loan and each related Companion Loan on such date. The Stated Principal Balance of a Mortgage Loan or Serviced Loan Combination may also be reduced in connection with any modification that reduces the principal amount due on such Mortgage Loan or Loan Combination, as the case may be, or any forced reduction of its actual unpaid principal balance imposed by a court presiding over a bankruptcy proceeding in which the related borrower is the debtor. See “Certain Legal Aspects of the Mortgage Loans”. If any Mortgage Loan or Loan Combination is paid in full, or if the Mortgage Loan or Loan Combination (or any Mortgaged Property acquired in respect of the Mortgage Loan or Loan Combination) is otherwise liquidated, then, as of the Distribution Date that relates to the Collection Period in which that payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any liquidation, the Stated Principal Balance of the Mortgage Loan or Loan Combination will be zero.

For purposes of calculating Pass-Through Rates and distributions on, and allocations of Realized Losses and VRR Realized Losses to, the Certificates, as well as for purposes of calculating the Servicing Fee, the Certificate Administrator/Trustee Fee, the Operating Advisor Fee and the Asset Representations Reviewer Ongoing Fee payable each month, each REO Property (including any REO Property with respect to an Outside Serviced Mortgage Loan held pursuant to an Outside Servicing Agreement) will be treated as if the related Mortgage Loan (an “REO Mortgage Loan”) and any related Companion Loan(s) (each, an “REO Companion Loan”; and each REO Mortgage Loan and REO Companion Loan, also an “REO Loan”) had remained outstanding and the related loan documents continued in full force and effect; and all references to “Mortgage Loan,” “Mortgage Loans” or “Mortgage Pool” in this prospectus, when used in that context, will be deemed to also be references to or to also include, as the case may be, any REO Mortgage Loan, and all references to “Companion Loan” or “Companion Loans” in this prospectus, when used in that context, will be deemed to also be references to or to also include, as the case may be, any REO Companion Loan. Each REO Loan will generally be deemed to have the same characteristics as its actual predecessor Mortgage Loan or Companion Loan, as applicable, including the same fixed Mortgage Rate (and, accordingly, the same Net Mortgage Rate) and the same unpaid principal balance and Stated Principal Balance. Amounts due on the predecessor Mortgage Loan or Companion Loan, as applicable, including any portion of those amounts payable or reimbursable to the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, the Certificate Administrator or the Trustee, as applicable, will continue to be “due” in respect of the REO Loan; and amounts received in respect of the related REO Property, net of payments to be made, or reimbursements to the Master Servicer or Special Servicer for payments previously advanced, in connection with the operation and management of that property, generally will be applied by the Master Servicer as if received on the predecessor Mortgage Loan or Companion Loan.

With respect to each Serviced Loan Combination, no amounts collected thereon or with respect to any related REO Property that are allocable to any related Companion Loan or REO Companion Loan will be available for amounts due to the Certificateholders or to reimburse the Issuing Entity, other than in the limited circumstances related to Property Advances, indemnification, Special Servicing Fees and other reimbursable expenses related to such Serviced Loan Combination incurred with respect to such Serviced Loan Combination in accordance with the Pooling and Servicing Agreement.

Application Priority of Mortgage Loan Collections or Loan Combination Collections

For purposes of calculating distributions on the Certificates and, in the absence of express provisions in the related Mortgage Loan documents and/or any related Co-Lender Agreement (and/or, with respect to each Outside Serviced Loan Combination, the related Outside Servicing Agreement) to the contrary, for purposes of otherwise collecting amounts due under the Mortgage Loan, all amounts collected by or on behalf of the Issuing Entity in respect of any Mortgage Loan in the form of payments from the related borrower, liquidation proceeds, condemnation proceeds or insurance proceeds (excluding, if applicable, in the case of each Serviced Loan Combination, any amounts payable to the holder(s) of the related Companion Loan(s) pursuant to the related Co-Lender Agreement) will be deemed to be allocated in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and unpaid interest at the Advance Rate on such Advances and, if applicable, unreimbursed and unpaid expenses of the Issuing Entity;

Second, as a recovery of Nonrecoverable Advances with respect to the related Mortgage Loan and any interest on those Nonrecoverable Advances at the Advance Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Pool (as described in the first proviso in the definition of Aggregate Principal Distribution Amount);

Third, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of accrued and unpaid interest on such Mortgage Loan (exclusive of default interest and Excess Interest) to the extent of the excess of (i) all unpaid interest (exclusive of default interest and Excess Interest) accrued on such Mortgage Loan at the related Mortgage Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) after taking into account any allocations pursuant to clause Fifth below on earlier dates, the aggregate portion of the accrued and unpaid interest described in subclause (i) of this clause Third that either (A) was not advanced because of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or (B) accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made;

Fourth, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of principal of such Mortgage Loan then due and owing, including by reason of acceleration of such Mortgage Loan following a default thereunder (or, if the Mortgage Loan has been liquidated, as a recovery of principal to the extent of its entire remaining unpaid principal balance);

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan (exclusive of default interest and Excess Interest) to the extent of the sum of (A) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts, plus (B) any unpaid interest (exclusive of default interest and Excess Interest) that accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (to the extent collections have not been allocated as recovery of such accrued and unpaid interest pursuant to this clause Fifth on earlier dates);

Sixth, as a recovery of amounts to be currently allocated to the payment of, or escrowed for the future payment of, real estate taxes, assessments and insurance premiums and similar items relating to such Mortgage Loan;

Seventh, as a recovery of any other reserves to the extent then required to be held in escrow with respect to such Mortgage Loan;

Eighth, as a recovery of any yield maintenance charge or prepayment premium then due and owing under such Mortgage Loan;

Ninth, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

Tenth, as a recovery of any assumption fees, assumption application fees and Modification Fees then due and owing under such Mortgage Loan;

Eleventh, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal and other than, if applicable, accrued and unpaid Excess Interest (and, if both Consent Fees and Operating Advisor Consulting Fees are due and owing, first, allocated to Consent Fees and, then, allocated to Operating Advisor Consulting Fees);

Twelfth, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance; and

Thirteenth, in the case of an ARD Loan after the related Anticipated Repayment Date, as a recovery of any accrued but unpaid Excess Interest;

provided that, to the extent required under the REMIC provisions of the Code, payments or proceeds received (or receivable by exercise of the lender’s rights under the related Mortgage Loan documents) with respect to any partial release of a Mortgaged Property (including in connection with a condemnation) at a time when the loan-to-value ratio of the related Mortgage Loan or Serviced Loan Combination exceeds 125%, or would exceed 125% following any partial release (based solely on the value of real property and excluding personal property and going concern value, if any) must be collected and allocated to reduce the principal balance of the Mortgage Loan or Serviced Loan Combination in the manner permitted by the REMIC provisions.

Collections by or on behalf of the Issuing Entity in respect of any REO Property (exclusive of the amounts to be allocated to the payment of the costs of operating, managing, leasing, maintaining and disposing of such REO Property and, if applicable, in the case of each Serviced Loan Combination, exclusive of any amounts payable to the holder(s) of the related Companion Loan(s) pursuant to the related Co-Lender Agreement) will be deemed to be allocated for purposes of calculating distributions on the Certificates and (subject to any related Co-Lender Agreement and/or Outside Servicing Agreement) for purposes of otherwise collecting amounts due under the Mortgage Loan, pursuant to the related Pooling and Servicing Agreement, in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and interest at the Advance Rate on all Advances and, if applicable, unreimbursed and unpaid expenses of the Issuing Entity with respect to the related Mortgage Loan;

Second, as a recovery of Nonrecoverable Advances with respect to the related Mortgage Loan and any interest on those Nonrecoverable Advances at the Advance Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Aggregate Principal Distribution Amount);

Third, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of accrued and unpaid interest on the related Mortgage Loan (exclusive of default interest and Excess Interest) to the extent of the excess of (i) all unpaid interest (exclusive of default interest and Excess Interest) accrued on such Mortgage Loan at the applicable Mortgage Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) after taking into account any allocations pursuant to clause Fifth below or clause Fifth of the prior paragraph on earlier dates, the aggregate portion of the accrued and unpaid interest described in subclause (i) of this clause Third that either (A) was not advanced because of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or (B) accrued at the applicable Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made;

Fourth, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of principal of the related Mortgage Loan to the extent of its entire unpaid principal balance;

Fifth, as a recovery of accrued and unpaid interest on the related Mortgage Loan (exclusive of default interest and Excess Interest) to the extent of the sum of (A) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts, plus (B) any unpaid interest (exclusive of default interest and Excess Interest) that accrued at the applicable Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (to the extent collections have not been allocated as recovery of such accrued and unpaid interest pursuant to this clause Fifth or clause Fifth of the prior paragraph on earlier dates);

Sixth, as a recovery of any yield maintenance charge or prepayment premium then due and owing under the related Mortgage Loan;

Seventh, as a recovery of any late payment charges and default interest then due and owing under the related Mortgage Loan;

Eighth, as a recovery of any Assumption Fees, assumption application fees and Modification Fees then due and owing under the related Mortgage Loan;

Ninth, as a recovery of any other amounts then due and owing under the related Mortgage Loan other than, if applicable, accrued and unpaid Excess Interest (and, if both Consent Fees and Operating Advisor Consulting Fees are due and owing, first, allocated to Consent Fees and, then, allocated to Operating Advisor Consulting Fees); and

Tenth, in the case of an ARD Loan after the related Anticipated Repayment Date, as a recovery, any accrued but unpaid Excess Interest.

Allocation of Yield Maintenance Charges and Prepayment Premiums

On each Distribution Date, until the Notional Amounts of the Class X-A, Class X-B and Class X-D Certificates and the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B, Class C and Class D Certificates have been reduced to zero, each yield maintenance charge collected on the Mortgage Loans during the related Collection Period (or, in the case of an Outside Serviced Mortgage Loan, that accompanied a principal prepayment included in the Aggregate Available Funds for such Distribution Date) is required to be distributed to Certificateholders (excluding holders of the Class X-E, Class X-F, Class X-G, Class E, Class F, Class G and Class R Certificates) as follows: (1)(a) first, the Non-Vertically Retained Percentage of such yield maintenance charge will be allocated between (i) the group (the “YM Group A”) of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A and Class A-S Certificates, (ii) the group (the “YM Group B”) of the Class X-B and Class B Certificates, (iii) the group (the “YM Group C”) of solely the Class C Certificates, and (iv) the group (the “YM Group D” and collectively with the YM Group A, the YM Group B and the YM Group C, the “YM Groups”) of the Class X-D and Class D Certificates, pro rata based upon the aggregate amount of principal distributed to the Class or Classes of Non-Vertically Retained Principal Balance Certificates in each YM Group on such Distribution Date, and (b) then, the portion of such yield maintenance charge allocated to each YM Group will be further allocated as among the Classes of Regular Certificates in such YM Group, in the following manner: (i) each Class of Non-Vertically Retained Principal Balance Certificates in such YM Group will entitle the applicable Certificateholders to receive on the applicable Distribution Date that portion of such yield maintenance charge equal to the product of (X) a fraction whose numerator is the amount of principal distributed to such Class of Non-Vertically Retained Principal Balance Certificates on such Distribution Date and whose denominator is the total amount of principal distributed to all of the Non-Vertically Retained Principal Balance Certificates in that YM Group on such Distribution Date, (Y) the Base Interest Fraction for the related principal prepayment and such Class of Non-Vertically Retained Principal Balance Certificates, and (Z) the portion of such yield maintenance charge allocated to such YM Group, and (ii) the portion of such yield maintenance charge allocated to such YM Group and remaining after such distributions with respect to the Non-Vertically Retained Principal Balance Certificates in such YM Group will be distributed to the Class of Class X Certificates in such YM Group (or, in the case of YM Group C, to the Class C Certificates); and (2) the Vertically Retained Percentage of such yield maintenance charge will be distributed to holders of the VRR Interest. If there is more than one Class of Non-Vertically Retained Principal Balance Certificates in any YM Group entitled to distributions of principal on any particular Distribution Date on which yield maintenance charges are distributable to such Classes, the aggregate portion of such yield maintenance charges allocated to such YM Group will be allocated among all such Classes of Non-Vertically Retained Principal Balance Certificates up to, and on a pro rata basis in accordance with, their respective entitlements in those yield maintenance charges in accordance with the prior sentence of this paragraph.

The “Base Interest Fraction” with respect to any principal prepayment on any Mortgage Loan and with respect to any Class of Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B, Class C and Class D Certificates is a fraction (a) whose numerator is the amount, if any, by which (i) the Pass-Through Rate on such Class of Certificates exceeds (ii) the discount rate used in accordance with the related Mortgage Loan documents in calculating the yield maintenance charge with respect to such principal prepayment and (b) whose denominator is the amount, if any, by which (i) the Mortgage Rate on such Mortgage Loan exceeds (ii) the discount rate used in accordance with the related Mortgage Loan documents in calculating the yield maintenance charge with respect to such principal prepayment; provided, however, that under no circumstances will the Base Interest Fraction be greater than one. However, if such discount rate is greater than or equal to both of (x) the Mortgage Rate on such Mortgage Loan and (y) the Pass-Through Rate described in the preceding sentence, then the Base Interest Fraction will equal zero, and if such discount rate is greater than or equal to the Mortgage Rate on such Mortgage Loan, but less than the Pass-Through Rate described in the preceding sentence, then the Base Interest Fraction will equal one.

If a prepayment premium (calculated as a percentage of the amount prepaid) is imposed in connection with a prepayment rather than a yield maintenance charge, then the prepayment premium so collected will be allocated as described above. For this purpose, the discount rate used to calculate the Base Interest Fraction will be the discount rate used to determine the yield maintenance charge for Mortgage Loans that require payment at the greater of a yield maintenance charge or a minimum amount equal to a fixed percentage of the principal balance of the Mortgage Loan or, for Mortgage Loans that only have a prepayment premium based on a fixed percentage of the principal balance of the Mortgage Loan, such other discount rate as may be specified in the related Mortgage Loan documents.

After the Notional Amounts of the Class X-A, Class X-B and Class X-D Certificates and the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B, Class C and Class D Certificates have been reduced to zero, all prepayment premiums and yield maintenance charges with respect to the Mortgage Loans will be allocated: (1) to the extent of the Non-Vertically Retained Percentage thereof, to the holders of the Class E, Class F and Class G Certificates in the manner provided in the Pooling and Servicing Agreement; and (2) to the extent of the Vertically Retained Percentage thereof, to the holders of the VRR Interest.

No prepayment premiums or yield maintenance charges will be distributed to holders of the Class X-E, Class X-F, Class X-G or Class R Certificates.

Prepayment premiums and yield maintenance charges will be distributed on any Distribution Date only to the extent they are received in respect of the Mortgage Loans during the related Collection Period (or, in the case of an Outside Serviced Mortgage Loan, accompanied a principal prepayment included in the Aggregate Available Funds for such Distribution Date).

For a description of yield maintenance charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Certain Legal Aspects of the Mortgage Loans—Default Interest and Limitations on Prepayments”.

Assumed Final Distribution Date; Rated Final Distribution Date

The “Assumed Final Distribution Date” with respect to any Class of Certificates is the Distribution Date on which the aggregate Certificate Balance or Notional Amount of that Class of Certificates would be reduced to zero based on a 0% CPR prepayment rate and the Modeling Assumptions. The Assumed Final Distribution Date with respect to each Class of Offered Certificates will in each case be as follows:

Class Designation	Assumed Final Distribution Date
Class A-1	January 2023
Class A-2	March 2023
Class A-3	January 2028
Class A-4	February 2028
Class A-AB	October 2027
Class X-A	March 2028
Class X-B	March 2028
Class A-S	March 2028
Class B	March 2028
Class C	March 2028

The Assumed Final Distribution Dates set forth above were calculated without regard to any delays in the collection of balloon payments and without regard to delinquencies, defaults or liquidations. Accordingly, in the event of defaults on the Mortgage Loans, the actual final Distribution Date for one or more Classes of the Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

In addition, the Assumed Final Distribution Dates set forth above were calculated assuming no prepayments of principal (other than the repayment in full of an ARD Loan on its Anticipated Repayment Date). Because the rate of payment (including prepayments) of the Mortgage Loans may exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the actual final Distribution Date for one or more Classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of payments (including prepayments) on the Mortgage Loans will depend on the characteristics of the Mortgage Loans, as well as on the prevailing level of interest rates and other economic factors, and we cannot assure you as to actual payment experience.

The “Rated Final Distribution Date” for each Class of Offered Certificates will be the Distribution Date in March 2051. See “Ratings”.

Prepayment Interest Shortfalls

If a borrower prepays a Mortgage Loan or Serviced Loan Combination in whole or in part, after the related Due Date in any Collection Period, the amount of interest (net of related Servicing Fees and any related Excess Interest and default interest) accrued on such prepayment from such Due Date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected (without regard to any prepayment premium or yield maintenance charge actually collected) constitute a “Prepayment Interest Excess”. Conversely, if a borrower prepays a Mortgage Loan or Serviced Loan Combination (with such prepayment allocated between the related Mortgage Loan and Serviced Companion Loan in accordance with the related Co-Lender Agreement) in whole or in part prior to the related Due Date in any Collection Period and does not pay interest on such prepayment through the end of the one-month accrual period applicable to such Due Date, then the shortfall in a full month’s interest (net of related Servicing Fees and any related Excess Interest and default interest) on such prepayment will constitute a “Prepayment Interest Shortfall”. Prepayment Interest Excesses (to the extent not required to be paid as Compensating Interest Payments) collected on the Mortgage Loans (other than the Outside Serviced Mortgage Loans) and any related Serviced Companion Loan, will be retained by the Master Servicer as additional servicing compensation.

The Master Servicer will be required to deliver to the Certificate Administrator for deposit in the Distribution Account (other than the portion of any Compensating Interest Payment described below that is allocable to a Serviced Companion Loan) on each Master Servicer Remittance Date, without any right of reimbursement thereafter, a cash payment (a “Compensating Interest Payment”) in an amount, with respect to each Mortgage Loan (other than an Outside Serviced Mortgage Loan) and any related Serviced Pari Passu Companion Loan, equal to the lesser of:

(i)	the aggregate amount of Prepayment Interest Shortfalls incurred in connection with voluntary principal prepayments received in respect of the Mortgage Loans (other than the Outside Serviced Mortgage Loans) and any related Serviced Pari Passu Companion Loan(s) (in each case other than a Specially Serviced Loan or a Mortgage Loan or any related Serviced Pari Passu Companion Loan on which the Special Servicer allowed a prepayment on a date other than the applicable Due Date) for the related Distribution Date, and

(ii)	the aggregate of (A) that portion of the Master Servicer’s Servicing Fees for the related Distribution Date that is, in the case of each Mortgage Loan, Serviced Pari Passu Companion Loan and REO Loan for which such Servicing Fees are being paid in such Collection Period, calculated at a rate of 0.00250% per annum and (B) all Prepayment Interest Excesses received by the Master Servicer during such Collection Period with respect to the Mortgage Loans (and, so long as a Loan Combination is serviced under the Pooling and Servicing Agreement, any related Serviced Pari Passu Companion Loan) subject to such prepayment and net investment earnings on such Prepayment Interest Excesses. In no event will the rights of the Certificateholders to the offset of the aggregate Prepayment Interest Shortfalls be cumulative.

If a Prepayment Interest Shortfall occurs with respect to a Mortgage Loan as a result of the Master Servicer allowing the related borrower to deviate (a “Prohibited Prepayment”) from the terms of the related Mortgage Loan documents regarding principal prepayments (other than (w) if the Mortgage Loan is an Outside Serviced Mortgage Loan, (x) subsequent to a default under the related Mortgage Loan documents or if the Mortgage Loan is a Specially Serviced Loan, (y) pursuant to applicable law or a court order or otherwise in such circumstances where the Master Servicer is required to accept such principal prepayment in accordance with the Servicing Standard, or (z) in connection with the payment of any insurance proceeds or condemnation awards), then for purposes of calculating the Compensating Interest Payment for the related Distribution Date, the Master Servicer will pay, without regard to clause (ii) above, the amount of the Prepayment Interest Shortfall with respect to such Mortgage Loan otherwise described in clause (i) above in connection with such Prohibited Prepayment.

Compensating Interest Payments with respect to the Serviced Loan Combinations will be allocated between the related Mortgage Loan and the related Serviced Pari Passu Companion Loan(s) in accordance with their respective principal amounts, and the Master Servicer will be required to pay the portion of such Compensating Interest Payments allocable to a related Serviced Pari Passu Companion Loan to the holder thereof.

The aggregate of any Prepayment Interest Shortfalls resulting from any principal prepayments made on the Mortgage Loans to be included in the Aggregate Available Funds for any Distribution Date that are not covered by the Master Servicer’s Compensating Interest Payment for the related Distribution Date or, in the case of an Outside Serviced Mortgage Loan, the portion of any compensating interest payments allocable to such Outside Serviced Mortgage Loan to the extent received from the related Outside Servicer (the aggregate of the Prepayment Interest Shortfalls that are not so covered, as to the related Distribution Date, the “Excess Prepayment Interest Shortfall”) will, to the extent of the Non-Vertically Retained Percentage thereof, be allocated on that Distribution Date among the respective Classes of the Non-Vertically Retained Regular Certificates on a pro rata basis in accordance with the respective Interest Accrual Amounts for those Classes for such Distribution Date, with the remaining portion thereof being deemed allocated to the VRR Interest.

Subordination; Allocation of Realized Losses

As a means of providing a certain amount of protection to the holders of the Senior Certificates against losses associated with delinquent and defaulted Mortgage Loans, the rights of the holders of the Subordinate Certificates to receive distributions of interest and/or principal will be subordinated to such rights of the holders of the Senior Certificates. The Class A-S Certificates will likewise be protected by the subordination of the Class B, Class C, Class D, Class E, Class F and Class G Certificates. The Class B Certificates will likewise be protected by the subordination of the Class C, Class D, Class E, Class F and Class G Certificates. The Class C Certificates will likewise be protected by the subordination of the Class D, Class E, Class F and Class G Certificates.

This subordination will be effected in two ways: (i) by the preferential right of the holders of a Class of Certificates to receive on any Distribution Date the amounts of interest and/or principal distributable with respect to that Class prior to any distribution being made on such Distribution Date in respect of any Classes of Certificates subordinate to that Class (as described above under “—Distributions—Priority of Distributions”) and (ii) by the allocation of Realized Losses to Classes of Certificates that are subordinate to more senior Classes, as described below.

No other form of credit support will be available for the benefit of the Offered Certificates.

On and after the Cross-Over Date has occurred, allocation of the Principal Distribution Amount will be made to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates, pro rata based on Certificate Balance, until their respective Certificate Balances have been reduced to zero (and the schedule for the Class A-AB principal distributions will be disregarded). Prior to the Cross-Over Date, allocation of the Principal Distribution Amount will be made as described under “—Distributions—Priority of Distributions” above. Allocation to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates, for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution Date will have the effect of reducing the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the pool of Mortgage Loans will decline. Therefore, as principal is distributed to the holders of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates, the percentage interest in the Issuing Entity evidenced by the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates will be decreased (with a corresponding increase in the percentage interest in the Issuing Entity evidenced by the other Non-Vertically Retained Principal Balance Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates by the other Non-Vertically Retained Principal Balance Certificates.

Following retirement of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates, the successive allocation on each Distribution Date of the remaining Principal Distribution Amount to the Class A-S Certificates, the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates and the Class G Certificates, in that order, in each case for so long as the subject Certificates are outstanding, will provide a similar, but diminishing benefit to those Certificates (other than the Class G Certificates) as to the relative amount of subordination afforded by the outstanding Classes of Subordinate Certificates with lower payment priorities.

On each Distribution Date, immediately following the distributions to be made to the Certificateholders on that date, the Certificate Administrator is required to calculate the amount, if any, by which (i) the product of (A) the Non-Vertically Retained Percentage and (B) the aggregate Stated Principal Balance (for purposes of this calculation only, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the Mortgage Loans that were used to reimburse the Master Servicer, the Special Servicer or the Trustee from general collections of principal on the Mortgage Loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances) of the Mortgage Loans, including any REO Mortgage Loans, expected to be outstanding immediately following that Distribution Date, is less than (ii) the then aggregate Certificate Balance of the Non-Vertically Retained Principal Balance Certificates after giving effect to distributions of principal on that Distribution Date (any such deficit, a “Realized Loss”). The Certificate Administrator will be required to allocate any Realized Losses among the following Classes of Subordinate Certificates in the following order, until the Certificate Balance of each such Class is reduced to zero:

first, to the Class G Certificates;

second, to the Class F Certificates;

third, to the Class E Certificates;

fourth, to the Class D Certificates;

fifth, to the Class C Certificates;

sixth, to the Class B Certificates; and

seventh, to the Class A-S Certificates.

Following the reduction of the Certificate Balances of all Classes of Subordinate Certificates to zero, the Certificate Administrator will be required to allocate Realized Losses among the Senior Certificates (other than the Class X-A, Class X-B, Class X-D, Class X-E, Class X-F and Class X-G Certificates), pro rata, based upon their respective Certificate Balances, until their respective Certificate Balances have been reduced to zero.

Realized Losses will not be allocated to the VRR Interest or to the Class R Certificates and will not be directly allocated to the Interest-Only Certificates. However, the Notional Amounts of the Classes of Interest-Only Certificates will be reduced if the Certificate Balance(s) of the Class(es) of Corresponding Principal Balance Certificates are reduced by such Realized Losses. VRR Realized Losses, rather than Realized Losses, will be allocated to the VRR Interest. See “Credit Risk Retention—The VRR Interest—Material Terms of the VRR Interest—Allocation of VRR Realized Losses”.

In general, Realized Losses and VRR Realized Losses could result from the occurrence of: (1) losses and other shortfalls on or in respect of the Mortgage Loans, including as a result of defaults and delinquencies on the related Mortgage Loans, Nonrecoverable Advances made in respect of the Mortgage Loans, the payment to the Special Servicer or an Outside Special Servicer of any compensation as described in “The Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, and the payment of interest on Advances and certain servicing expenses; and (2) certain unanticipated, non-Mortgage Loan specific expenses of the Issuing Entity, including certain reimbursements to the Certificate Administrator or Trustee as described under “Transaction Parties—The Certificate Administrator” or “—The Trustee”, as applicable, and certain federal, state and local taxes, and certain tax-related expenses, payable out of the Issuing Entity, as described under “Material Federal Income Tax Consequences”.

A Class of Offered Certificates will be considered outstanding until its Certificate Balance or Notional Amount is reduced to zero.

Reports to Certificateholders; Certain Available Information

Certificate Administrator Reports

On each Distribution Date, the Certificate Administrator will be required to provide or make available to each Certificateholder of record a Distribution Date statement in the form of Annex D providing all applicable information required under Regulation AB relating to distributions made on that date for the relevant class and the recent status of the Mortgage Loans.

In addition, the Certificate Administrator will include (to the extent it receives such information from the applicable person) (i) the identity of any Mortgage Loans permitting additional debt, identifying (A) the amount of any additional debt incurred during the related Collection Period, (B) the total DSCR calculated on the basis of the Mortgage Loan and such additional debt and (C) the aggregate loan-to-value ratio calculated on the basis of the Mortgage Loan and the additional debt in each applicable Form 10-D filed on behalf of the Issuing Entity and (ii) the beginning and ending account balances for each of the Securitization Accounts (for the applicable period) in each Form 10-D filed on behalf of the Issuing Entity.

Within a reasonable period of time after the end of each calendar year, upon request, the Certificate Administrator is required to furnish to each person or entity who at any time during the calendar year was a holder of a Certificate, a statement containing information (i) the amount of the distribution on each Distribution Date in reduction of the related Certificate Balance (if any), and (ii) the amount of the distribution on each Distribution Date of the applicable Interest Distribution Amount, in each case, as to the applicable class, aggregated for the related calendar year or applicable partial year during which that person was a Certificateholder, together with any other information that the Certificate Administrator deems necessary or desirable, or that a Certificateholder or Certificate Owner reasonably requests, to enable Certificateholders to prepare their tax returns for that calendar year. This obligation of the Certificate Administrator will be deemed to have been satisfied to the extent that substantially comparable information will be provided by the Certificate Administrator pursuant to any requirements of the Code as from time to time are in force.

In addition, the Certificate Administrator will provide or make available on its website (https://sf.citidirect.com), to the extent received from the applicable person, on each Distribution Date to each Privileged Person the following reports (other than clause (1) below, the “CREFC® Reports”) prepared by the Master Servicer, the Certificate Administrator or the Special Servicer, as applicable, substantially in the forms provided in the Pooling and Servicing Agreement (which forms are subject to change) and including substantially the following information:

(1)     the Distribution Date statement;

(2)     a CRE Finance Council (“CREFC®”) delinquent loan status report;

(3)     a CREFC® historical loan modification and corrected loan report;

(4)     a CREFC® advance recovery report;

(5)     a CREFC® total loan report;

(6)     a CREFC® operating statement analysis report;

(7)     a CREFC® comparative financial status report;

(8)     a CREFC® net operating income adjustment worksheet;

(9)     a CREFC® real estate owned status report;

(10)   a CREFC® servicer watch list;

(11)   a CREFC® loan level reserve and letter of credit report;

(12)   a CREFC® property file;

(13)   a CREFC® financial file;

(14)   a CREFC® loan setup file; and

(15)   a CREFC® loan periodic update file.

The Master Servicer or the Special Servicer, as applicable, may omit any information from these reports that the Master Servicer or the Special Servicer regards as confidential. Subject to any potential liability for willful misconduct, bad faith or negligence as described under “The Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, none of the Master Servicer, the Special Servicer, the Trustee or the Certificate Administrator will be responsible for the accuracy or completeness of any information supplied to it by or on behalf of a borrower, a Sponsor or another party to the Pooling and Servicing Agreement or a party to an Outside Servicing Agreement that is included in any reports, statements, materials or information prepared or provided by it. Some information will be made available to Certificateholders by electronic transmission as may be agreed upon between the Depositor and the Certificate Administrator.

Before each Distribution Date, the Master Servicer will deliver to the Certificate Administrator by electronic means various CREFC® Reports, including:

(i)	a CREFC® property file;

(ii)	a CREFC® financial file; and

(iii)	a CREFC® loan periodic update file.

In addition, the Master Servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan) or Special Servicer (with respect to Specially Serviced Loans and REO Properties), as applicable, is also required to prepare the following for each Mortgaged Property and REO Property related to a Serviced Mortgage Loan:

(i)         Within 30 days after receipt of a quarterly operating statement, if any, commencing with respect to the quarter ending June 30, 2018, a CREFC® operating statement analysis report but only to the extent the related borrower is required by the Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, for the Mortgaged Property or REO Property as of the end of that calendar quarter, provided, however, that any analysis or report with respect to the first calendar quarter of each year will not be required to the extent provided in the then current applicable CREFC® guidelines (it being understood that as of the date of this prospectus, the applicable CREFC® guidelines provided that such analysis or report with respect to the first calendar quarter (in each year) is not required for a Mortgaged Property unless such Mortgaged Property is analyzed on a trailing 12-month basis, or if the related Mortgage Loan is on the CREFC® Servicer Watch List). The Master Servicer (with respect to Mortgage Loans that are not Specially Serviced Loans) or the Special Servicer (with respect to Specially Serviced Loans and REO Properties), as applicable, will deliver to the Certificate Administrator, the Operating Advisor and each holder of a Serviced Companion Loan by electronic means the operating statement analysis upon request.

(ii)        Within 30 days after receipt by the Special Servicer (with respect to Specially Serviced Loans and REO Properties) or the Master Servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan) of any annual operating statements or rent rolls, commencing with respect to the calendar year ending December 31, 2018, a CREFC® net operating income adjustment worksheet, but only to the extent the related borrower is required by the mortgage to deliver and does deliver, or otherwise agrees to provide and does provide, that information, presenting the computation made in accordance with the methodology described in the Pooling and Servicing Agreement to “normalize” the full year net operating income and debt service coverage numbers used by the Master Servicer to satisfy its reporting obligation identified in clause (7) above. The Special Servicer or the Master Servicer will deliver to the Certificate Administrator, the Operating Advisor and each holder of a related Serviced Companion Loan by electronic means the CREFC® net operating income adjustment worksheet upon request.

Certificate Owners and any holder of a Serviced Companion Loan who are also Privileged Persons may also obtain access to any of the Certificate Administrator reports upon request and pursuant to the provisions of the Pooling and Servicing Agreement. Otherwise, until the time Definitive Certificates are issued to evidence the Certificates, the information described above will be available to the related Certificate Owners only if DTC and its participants provide the information to the Certificate Owners. See “Risk Factors—Book-Entry Registration Will Mean You Will Not Be Recognized as a Holder of Record”.

“Privileged Person” includes the Depositor and its designees, the initial purchasers, the underwriters, the Sponsors, the Master Servicer, the Special Servicer, the Excluded Mortgage Loan Special Servicer, the Trustee, the Certificate Administrator, any additional servicer designated by the Master Servicer or the Special Servicer, the Directing Holder (but, in the case of the Controlling Class Representative, only for so long as a Consultation Termination Event does not exist), the Operating Advisor, any affiliate of the Operating Advisor designated by the Operating Advisor, the Asset Representations Reviewer, any affiliate of the Asset Representations Reviewer designated by the Asset Representations Reviewer, any holder of a Companion Loan who provides an Investor Certification (subject to the next sentence and the proviso to this sentence), any other person (including the Risk Retention Consultation Party) who provides the Certificate Administrator with an Investor Certification (subject to the next sentence and the proviso to this sentence), any Rating Agency, and any other nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act (“NRSRO”) that delivers a NRSRO Certification to the Certificate Administrator; provided, that in no event will an Excluded Controlling Class Holder be entitled to Excluded Information with respect to an Excluded Controlling Class Mortgage Loan with respect to which it is a Borrower Party (but this exclusion will not apply to any other Mortgage Loan). In no event will a Borrower Party (other than the Risk Retention Consultation Party if it is a Borrower Party) be considered a Privileged Person; provided that the foregoing will not be applicable to, nor limit, an Excluded Controlling Class Holder’s right to access information with respect to any Mortgage Loan other than Excluded Information with respect to a related Excluded Controlling Class Mortgage Loan.

The Controlling Class Representative, each Controlling Class Certificateholder and the Special Servicer will be considered a Privileged Person with respect to any Mortgage Loans or Serviced Loan Combinations for which it is not then a Borrower Party, and the limitations on access to information set forth in the Pooling and Servicing Agreement will apply only with respect to the related Mortgage Loan for which the applicable party is a Borrower Party and only with respect to the related Excluded Information (in the case of the Controlling Class Representative or a Controlling Class Certificateholder) or the related Excluded Special Servicer Information (in the case of the Special Servicer).

“Investor Certification” means a certificate substantially in the form(s) attached to the Pooling and Servicing Agreement or in the form(s) provided electronically by the Certificate Administrator representing that the person executing the certificate is a Certificateholder, a Certificate Owner or a prospective purchaser of a Certificate (or any investment advisor or manager of the foregoing), the Controlling Class Representative (to the extent the Controlling Class Representative is not a Certificateholder or a Certificate Owner), the Risk Retention Consultation Party (to the extent the Risk Retention Consultation Party is not a Certificateholder or Certificate Owner) or a Serviced Companion Loan Holder or its representative, and that (i) for purposes of obtaining certain information and notices (including access to information and notices on the Certificate Administrator’s website), (A) (1) in the case such person is neither the Controlling Class Representative nor a Controlling Class Certificateholder, such person is or is not a Borrower Party and such Person is or is not the Risk Retention Consultation Party or (2) in the case of the Controlling Class Representative or any Controlling Class Certificateholder, such person is or is not a Borrower Party as to any identified Excluded Controlling Class Mortgage Loan and (B) except in the case of a Serviced Companion Loan Holder or its representative, such person has received a copy of this prospectus, and/or (ii) for purposes of exercising Voting Rights (which does not apply to a prospective purchaser of a Certificate or a Serviced Companion Loan Holder or its representative), (A) (1) such person is not a Borrower Party or (2) in the case of the Controlling Class Representative or any Controlling Class Certificateholder, such person is a Borrower Party as to any identified Excluded Controlling Class Mortgage Loan, (B) such person is or is not the Depositor, the Master Servicer, the Special Servicer, an Excluded Mortgage Loan Special Servicer, the Trustee, the Operating Advisor, the Asset Representations Reviewer, the Certificate Administrator, a Mortgage Loan Seller or an affiliate of any of the foregoing and (C) such person has received a copy of this prospectus. Notwithstanding any provision to the contrary in this prospectus, the Certificate Administrator will not have any obligation to restrict access by the Special Servicer or any Excluded Mortgage Loan Special Servicer to any information on the Certificate Administrator’s website related to any Excluded Special Servicer Mortgage Loan.

For the avoidance of doubt if a Borrower Party is the Controlling Class Representative or a Controlling Class Certificateholder, such person (A) will be prohibited from having access to the Excluded Information solely with respect to the related Excluded Controlling Class Mortgage Loan and (B) will not be permitted to exercise voting or control, consultation and/or special servicer appointment rights as a member of the Controlling Class solely with respect to the related Excluded Controlling Class Mortgage Loan.

A “Certificateholder” is the person in whose name a Certificate (including the VRR Interest) is registered in the certificate register maintained pursuant to the Pooling and Servicing Agreement (including, solely for the purposes of distributing reports, statements or other information pursuant to the Pooling and Servicing Agreement, beneficial owners of Certificates or potential transferees of Certificates to the extent the person distributing such information has been provided with an appropriate Investor Certification by or on behalf of such beneficial owner or potential transferee), provided, however, that (a) solely for the purpose of giving any consent, approval or waiver or taking any action pursuant to the Pooling and Servicing Agreement (including voting on amendments to the Pooling and Servicing Agreement) that specifically relates to the rights, duties, compensation or termination of, and/or any other matter specifically involving, the Depositor, the Master Servicer, the Special Servicer, any Excluded Mortgage Loan Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer, any Mortgage Loan Seller or any person known to a responsible officer of the certificate registrar to be an affiliate of any such party, any Certificate (including the VRR Interest) registered in the name of or beneficially owned by such party or any affiliate thereof will be deemed not to be outstanding and the Voting Rights to which it is entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval or waiver or take any such action has been obtained, (b) solely for the purpose of giving any consent, approval or waiver or taking any action pursuant to the Pooling and Servicing Agreement, any Certificate beneficially owned by a Borrower Party will be deemed not to be outstanding and the Voting Rights to which it is entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval or waiver or take any such action has been obtained (provided, that notwithstanding the foregoing, for purposes of exercising any rights it may have solely as a member of the Controlling Class, any Controlling Class Certificate owned by an Excluded Controlling Class Holder will be deemed not to be outstanding as to such holder solely with respect to any related Excluded Controlling Class Mortgage Loan), and (c) if the Master Servicer, the Special Servicer or an affiliate of the Master Servicer or the Special Servicer is a member of the Controlling Class, it will be permitted to act in such capacity and exercise all rights under the Pooling and Servicing Agreement bestowed upon the Controlling Class (other than, with respect to any Excluded Controlling Class Mortgage Loan with respect to which such party is an Excluded Controlling Class Holder, as described above). For the avoidance of doubt, nothing contained in this definition will preclude the Special Servicer from performing its duties and exercising its rights in its capacity as Special Servicer under the Pooling and Servicing Agreement other than with respect to an Excluded Special Servicer Mortgage Loan.

A “Certificate Owner” is the beneficial owner of a certificate held in book-entry form.

“Non-Reduced Certificates” means, as of any date of determination, any Class of Principal Balance Certificates then outstanding for which (a) (1) the initial Certificate Balance of such Class of Certificates minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) previously distributed to the Certificateholders of such Class of Certificates, (y) any Appraisal Reduction Amounts allocated to such Class of Certificates as of the date of determination and (z) any Realized Losses previously allocated to such Class of Certificates, is equal to or greater than (b) 25% of the remainder of (i) the initial Certificate Balance of such Class of Certificates less (ii) any payments of principal (whether as principal prepayments or otherwise) previously distributed to the Certificateholders of such Class of Certificates.

“NRSRO Certification” means a certification executed by an NRSRO (other than a Rating Agency) in favor of the 17g-5 Information Provider that states that such NRSRO has provided the Depositor with the appropriate certifications pursuant to paragraph (e) of Rule 17g-5 under the Exchange Act (“Rule 17g-5”) and that such NRSRO will keep any information obtained from the Rule 17g-5 website confidential except to the extent such information has been made available to the general public.

Under the Pooling and Servicing Agreement, with respect to a Subordinate Companion Loan, the Master Servicer or the Special Servicer, as applicable, is required to provide to the holder of such Subordinate Companion Loan certain other reports, copies and information relating to an AB Loan Combination. In addition, under the Pooling and Servicing Agreement, the Master Servicer or the Special Servicer, as applicable, is required to provide to the holders of any Pari Passu Companion Loan (or their designee including any master servicer or special servicer) certain other reports, copies and information relating to the related Serviced Loan Combination to the extent required under the related Co-Lender Agreement.

Certain information concerning the Mortgage Loans and the Certificates, including the Distribution Date statements, CREFC® Reports and supplemental notices with respect to such Distribution Date statements and CREFC® Reports, may be provided by the Certificate Administrator to certain market data providers, such as Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., BlackRock Financial Management, Inc., CMBS.com, Inc., Moody’s Analytics and Markit Group Limited, pursuant to the terms of the Pooling and Servicing Agreement.

Upon the reasonable request of any Certificateholder that has delivered an appropriate Investor Certification, the Master Servicer may provide (or forward electronically) at the expense of such Certificateholder copies of any appraisals, operating statements, rent rolls and financial statements obtained by the Master Servicer; provided, that in connection with such request, the Master Servicer may require a written confirmation executed by the requesting person substantially in such form as may be reasonably acceptable to the Master Servicer, generally to the effect that such person will keep such information confidential and will use such information only for the purpose of analyzing asset performance and evaluating any continuing rights the Certificateholder may have under the Pooling and Servicing Agreement. Certificateholders will not, however, be given access to or be provided copies of, any Mortgage Files or Diligence Files.

Information Available Electronically

The Certificate Administrator will make available to any Privileged Person via the Certificate Administrator’s website (and will make available to the general public this prospectus, Distribution Date statements, the Pooling and Servicing Agreement, the Mortgage Loan Purchase Agreements and the SEC EDGAR filings referred to below):

(A)	the following “deal documents”:

●	this prospectus;

●	the Pooling and Servicing Agreement, each sub-servicing agreement delivered to the Certificate Administrator from and after the Closing Date, if any, and the Mortgage Loan Purchase Agreements and any amendments and exhibits to those agreements; and

●	the CREFC® loan setup file delivered to the Certificate Administrator by the Master Servicer;

(B)	the following “SEC EDGAR filings”:

●	any reports on Forms 10-D, 10-K, 8-K and ABS-EE that have been filed by the Certificate Administrator with respect to the Issuing Entity through the SEC’s Electronic Data Gathering and Retrieval (EDGAR) system;

(C)	the following documents, which will be made available under a tab or heading designated “periodic reports”:

●	the Distribution Date statements;

●	the CREFC® bond level files;

●	the CREFC® collateral summary files;

●	the CREFC® Reports, other than the CREFC® loan setup file (provided that they are received by the Certificate Administrator); and

●	the Operating Advisor Annual Report;

(D)	the following documents, which will be made available under a tab or heading designated “additional documents”:

●	the summary of any Final Asset Status Report as provided by the Special Servicer; and

●	any Third Party Reports (or updates of Third Party Reports) delivered to the Certificate Administrator in electronic format;

(E)	the following documents, which will be made available under a tab or heading designated “special notices”:

●	notice of any release based on an environmental release under the Pooling and Servicing Agreement;

●	notice of any waiver, modification or amendment of any term of any Mortgage Loan;

●	notice of final payment on the Certificates;

●	all notices of the occurrence of any Servicer Termination Event received by the Certificate Administrator or any notice to Certificateholders of the termination of the Master Servicer or the Special Servicer;

●	any notice of resignation or termination of the Master Servicer or Special Servicer;

●	notice of resignation of the Trustee or the Certificate Administrator, and notice of the acceptance of appointment by the successor Trustee or the successor Certificate Administrator, as applicable;

●	any notice of any request by requisite percentage of Certificateholders for a vote to terminate the Special Servicer, the Operating Advisor or the Asset Representations Reviewer; provided, that such request may be made solely by holders of Non-Reduced Certificates as and to the extent specified in the Pooling and Servicing Agreement;

●	any notice to Certificateholders of the Operating Advisor’s recommendation to replace the Special Servicer and the related report prepared by the Operating Advisor in connection with such recommendation;

●	notice of resignation or termination of the Operating Advisor or the Asset Representations Reviewer and notice of the acceptance of appointment by the successor Operating Advisor or the successor Asset Representations Reviewer, as applicable;

●	notice of the Certificate Administrator’s determination that an Asset Review Trigger has occurred and a copy of any Final Asset Review Report received by the Certificate Administrator;

●	any notice of the termination of a sub-servicer with respect to Mortgage Loans representing 10% or more of the aggregate principal balance of all the Mortgage Loans;

●	officer’s certificates supporting any determination that any Advance was (or, if made, would be) a Nonrecoverable Advance;

●	any notice of the termination of the Issuing Entity;

●	any notice that a Control Termination Event has occurred or is terminated or that a Consultation Termination Event has occurred;

●	any notice of the occurrence of an Operating Advisor Termination Event;

●	any notice of the occurrence of an Asset Representations Reviewer Termination Event;

●	any assessments of compliance delivered to the Certificate Administrator;

●	any Attestation Reports delivered to the Certificate Administrator;

●	any “special notices” requested by a Certificateholder to be posted on the Certificate Administrator’s website described under “—Certificateholder Communication” below; and

●	Proposed Course of Action Notice;

(F)	the “Investor Q&A Forum”;

(G)	solely to Certificateholders and Certificate Owners that are Privileged Persons, the “Investor Registry”; and

(H)	the “Risk Retention” tab.

provided that with respect to a Control Termination Event or a Consultation Termination Event deemed to exist due solely to the existence of an Excluded Mortgage Loan, the Certificate Administrator will only be required to make available such notice of the occurrence and continuance of a Control Termination Event or the notice of the occurrence and continuance of a Consultation Termination Event to the extent the Certificate Administrator has been notified of such Excluded Mortgage Loan.

Notwithstanding the description set forth above, for purposes of obtaining information or access to the Certificate Administrator’s Website, all Excluded Information will be made available under one separate tab or heading rather than under the headings described above in the preceding paragraphs.

Notwithstanding the foregoing, if the Controlling Class Representative or any Controlling Class Certificateholder, as the case may be, is a Borrower Party with respect to any related Excluded Controlling Class Mortgage Loan (each, an “Excluded Controlling Class Holder” with respect to such Excluded Controlling Class Mortgage Loan only), such Excluded Controlling Class Holder is required to promptly notify each of the Master Servicer, Special Servicer, Operating Advisor, Trustee and Certificate Administrator pursuant to the Pooling and Servicing Agreement and provide a new Investor Certification pursuant to the Pooling and Servicing Agreement and will not be entitled to access any Excluded Information (as defined below) (unless a loan-by-loan segregation is later performed by the Certificate Administrator in which case such access will only be prohibited with respect to the Excluded Controlling Class Mortgage Loan(s) for which such Excluded Controlling Class Holder is a Borrower Party) made available on the Certificate Administrator’s website for so long as it is an Excluded Controlling Class Holder. The Pooling and Servicing Agreement will require each Excluded Controlling Class Holder in such new Investor Certification to certify that it acknowledges and agrees that it is prohibited from accessing and reviewing (and it agrees not to access and review) any Excluded Information with respect to any Excluded Controlling Class Mortgage Loans for which it is a Borrower Party. In addition, if the Controlling Class Representative or any Controlling Class Certificateholder is not an Excluded Controlling Class Holder, such person will certify and agree that they will not share any Excluded Information with any Excluded Controlling Class Holder.

Notwithstanding the foregoing, nothing set forth in the Pooling and Servicing Agreement will prohibit the Controlling Class Representative or any Controlling Class Certificateholder from receiving, requesting or reviewing any Excluded Information relating to any Excluded Controlling Class Mortgage Loan with respect to which the Controlling Class Representative or such Controlling Class Certificateholder is not a Borrower Party and, if such Excluded Information is not available to such Controlling Class Representative or Controlling Class Certificateholder via the Certificate Administrator’s website, such Controlling Class Representative or Controlling Class Certificateholder that is not a Borrower Party with respect to the related Excluded Controlling Class Mortgage Loan will be entitled to obtain (upon reasonable request) such information in accordance with terms of the Pooling and Servicing Agreement.

“Excluded Information” means, with respect to any Excluded Controlling Class Mortgage Loan, any information solely related to such Excluded Controlling Class Mortgage Loan and/or the related Mortgaged Property or portfolio of Mortgaged Properties, which may include any asset status reports, Final Asset Status Reports (or summaries thereof) and such other information specifically related to such Excluded Controlling Class Mortgage Loan or any related Mortgaged Property as may be specified in the Pooling and Servicing Agreement other than such information with respect to such Excluded Controlling Class Mortgage Loan that is aggregated with information on other Mortgage Loans at a pool level.

“Excluded Special Servicer Information” means, with respect to any Excluded Special Servicer Mortgage Loan, any information solely related to such Excluded Special Servicer Mortgage Loan and/or the related Mortgaged Property or portfolio of Mortgaged Properties, which may include any asset status reports, Final Asset Status Reports (or summaries thereof) and such other information specifically related to such Excluded Special Servicer Mortgage Loan or any related Mortgaged Property as may be specified in the Pooling and Servicing Agreement other than such information with respect to such Excluded Special Servicer Mortgage Loan that is aggregated with information on other Mortgage Loans at a pool level.

Any reports on Form 10-D filed by the Certificate Administrator will (i) contain the information required by Rule 15Ga-1(a) concerning all Mortgage Loans of the Issuing Entity that were the subject of a demand to repurchase or replace due to a breach of one or more representations and warranties, (ii) contain a reference to the most recent Form ABS-15G filed by the Depositor and the Mortgage Loan Sellers, if applicable, and the SEC’s assigned “Central Index Key” for each such filer and (iii) incorporate by reference the Form ABS-EE filing for the related reporting period (which Form ABS-EE disclosures will be filed at the time of each filing of the applicable report on Form 10-D with respect to each Mortgage Loan that was part of the Mortgage Pool during any portion of the related reporting period).

The Certificate Administrator will be required to post to the 17g-5 Website any Form 15-E received by the Certificate Administrator from any party to the Pooling and Servicing Agreement.

The Certificate Administrator will not make any representation or warranty as to the accuracy or completeness of any report, document or other information made available on the Certificate Administrator’s website and will assume no responsibility for any such report, document or other information, other than with respect to such reports, documents or other information prepared by the Certificate Administrator. In addition, the Certificate Administrator may disclaim responsibility for any information distributed by it for which it is not the original source.

In connection with providing access to the Certificate Administrator’s website (other than with respect to access provided to the general public in accordance with the Pooling and Servicing Agreement), the Certificate Administrator may require registration and the acceptance of a disclaimer, including an agreement to keep certain nonpublic information made available on the website confidential, as required under the Pooling and Servicing Agreement. The Certificate Administrator will not be liable for the dissemination of information in accordance with the Pooling and Servicing Agreement.

The Certificate Administrator will make the “Investor Q&A Forum” available to Privileged Persons via the Certificate Administrator’s website under a tab or heading designated “Investor Q&A Forum”, where (i) Certificateholders and beneficial owners that are Privileged Persons may submit inquiries to (a) the Certificate Administrator relating to the Distribution Date statements, (b) the Master Servicer or the Special Servicer relating to servicing reports prepared by that party, the Mortgage Loans (excluding the Outside Serviced Mortgage Loans) or the related Mortgaged Properties or (c) the Operating Advisor relating to annual or other reports prepared by the Operating Advisor or actions by the Special Servicer referenced in such reports, and (ii) Privileged Persons may view previously submitted inquiries and related answers. The Certificate Administrator will forward such inquiries to the appropriate person and, in the case of an inquiry relating to an Outside Serviced Mortgage Loan, to the applicable party under the related Outside Servicing Agreement. The Certificate Administrator, the Master Servicer, the Special Servicer or the Operating Advisor, as applicable, will be required to answer each inquiry, unless such party determines (i) the question is beyond the scope of the topics detailed above, (ii) that answering the inquiry would not be in the best interests of the Issuing Entity and/or the Certificateholders, (iii) that answering the inquiry would be in violation of applicable law, the Pooling and Servicing Agreement (including requirements in respect of non-disclosure of Privileged Information) or the Mortgage Loan documents, (iv) that answering the inquiry would materially increase the duties of, or result in significant additional cost or expense to, the Certificate Administrator, the Master Servicer, the Special Servicer or the Operating Advisor, as applicable, (v) that answering the inquiry would require the disclosure of Privileged Information (subject to the Privileged Information Exception) or (vi) that answering the inquiry is otherwise, for any reason, not advisable. In the case of an inquiry relating to an Outside Serviced Mortgage Loan, the Certificate Administrator is required to make reasonable efforts to obtain an answer from the applicable party under the related Outside Servicing Agreement; provided, that the Certificate Administrator will not be responsible for the content of such answer, or any delay or failure to obtain such answer. The Certificate Administrator will be required to post the inquiries and related answers, if any, on the Investor Q&A Forum, subject to and in accordance with the Pooling and Servicing Agreement. However, no party will post or otherwise disclose any direct communications with the Directing Holder or the Risk Retention Consultation Party (in its capacity as Risk Retention Consultation Party) as part of its responses to any inquiries. The Investor Q&A Forum may not reflect questions, answers and other communications that are not submitted through the Certificate Administrator’s website. Answers posted on the Investor Q&A Forum will be attributable only to the respondent, and will not be deemed to be answers from any of the Depositor, the underwriters or any of their respective affiliates. None of the underwriters, Depositor, any of their respective affiliates or any other person will certify as to the accuracy of any of the information posted in the Investor Q&A Forum and no such person will have any responsibility or liability for the content of any such information.

The Certificate Administrator will make the “Investor Registry” available to any Certificateholder and any Certificate Owner that is a Privileged Person via the Certificate Administrator’s website. Certificateholders and Certificate Owners may register on a voluntary basis for the “Investor Registry” and obtain contact information for any other Certificateholder or Certificate Owner that has also registered, provided, that they comply with certain requirements as provided for in the Pooling and Servicing Agreement.

The Certificate Administrator’s internet website will initially be located at “https://sf.citidirect.com”. Access will be provided by the Certificate Administrator to such persons upon receipt by the Certificate Administrator from such person of an appropriate Investor Certification or NRSRO Certification in the form(s) attached to the Pooling and Servicing Agreement, which form(s) may also be provided electronically via the Certificate Administrator’s internet website. The parties to the Pooling and Servicing Agreement will not be required to provide that certification. In connection with providing access to the Certificate Administrator’s internet website, the Certificate Administrator may require registration and the acceptance of a disclaimer. The Certificate Administrator will not be liable for the dissemination of information in accordance with the terms of the Pooling and Servicing Agreement. The Certificate Administrator will make no representation or warranty as to the accuracy or completeness of such documents and will assume no responsibility for them. In addition, the Certificate Administrator may disclaim responsibility for any information distributed by the Certificate Administrator for which it is not the original source. Assistance in using the Certificate Administrator’s internet website can be obtained by calling the Certificate Administrator’s customer service desk at 1-888-855-9695.

The Certificate Administrator is responsible for the preparation of tax returns on behalf of the Issuing Entity and the preparation of distribution reports on Form 10-D (based on information included in each monthly Statement to Certificateholders and other information provided by other transaction parties) and annual reports on Form 10-K and certain other reports on Form 8-K that are required to be filed with the SEC on behalf of the Issuing Entity.

“17g-5 Information Provider” means the Certificate Administrator.

The Pooling and Servicing Agreement will require the Master Servicer, subject to certain restrictions (including execution and delivery of a confidentiality agreement) set forth in the Pooling and Servicing Agreement, to provide certain of the reports or access to the reports available as set forth above, as well as certain other information received by the Master Servicer, to any Privileged Person so identified by a Certificate Owner or an underwriter, that requests reports or information. However, the Master Servicer will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing copies of these reports or information (which amounts in any event are not reimbursable as additional trust fund expenses), except that, other than for extraordinary or duplicate requests, the Directing Holder (but, in the case of the Controlling Class Representative, only if a Consultation Termination Event does not exist) will be entitled to reports and information free of charge. Except as otherwise set forth in this paragraph, until the time Definitive Certificates are issued, notices and statements required to be mailed to holders of Certificates will be available to Certificate Owners only to the extent they are forwarded by or otherwise available through DTC and its Participants. Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Except as otherwise set forth in this paragraph, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator and the Depositor are required to recognize as Certificateholders only those persons in whose names the Certificates are registered on the books and records of the certificate registrar. The initial registered holder of the Offered Certificates will be Cede & Co., as nominee for DTC.

Voting Rights

At all times during the term of the Pooling and Servicing Agreement, the voting rights for the Certificates (the “Voting Rights”) will be allocated among the respective Classes of Certificateholders as follows:

(1) 1% in the aggregate in the case of the respective Classes of the Interest-Only Certificates, allocated pro rata based upon their respective Notional Amounts as of the date of determination (but only for so long as the Notional Amount of at least one Class of Interest-Only Certificates is greater than zero), and

(2) in the case of any Class of Principal Balance Certificates, a percentage equal to the product of 99% (or, if the Notional Amounts of all Classes of Interest-Only Certificates have been reduced to zero, 100%) and a fraction, the numerator of which is equal to the Certificate Balance of such Class of Principal Balance Certificates as of the date of determination, and the denominator of which is equal to the aggregate of the Certificate Balances of all Classes of the Principal Balance Certificates, in each case as of the date of determination;

provided, that in certain circumstances described in this prospectus, Voting Rights will only be exercisable by holders of the Non-Reduced Certificates and/or may be allocated or exercisable in a manner that takes into account the allocation of Appraisal Reduction Amounts.

The Voting Rights of any Class of Certificates are required to be allocated among Certificateholders of such class in proportion to their respective Percentage Interests.

The Class R Certificates will not be entitled to any Voting Rights.

Delivery, Form, Transfer and Denomination

The Offered Certificates (other than the Class X-A and Class X-B Certificates) will be issued, maintained and transferred in the book-entry form only in minimum denominations of $10,000 initial principal balance, and in multiples of $1 in excess of $10,000. The Class X-A and Class X-B Certificates will be issued, maintained and transferred only in minimum denominations of authorized initial notional amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Book-Entry Registration

The Offered Certificates will initially be represented by one or more global Certificates for each such class registered in the name of a nominee of The Depository Trust Company (“DTC”). The Depositor has been informed by DTC that DTC’s nominee will be Cede & Co. No holder of an Offered Certificate will be entitled to receive a certificate issued in fully registered, certificated form (each, a “Definitive Certificate”) representing its interest in such class, except under the limited circumstances described under “—Delivery, Form, Transfer and Denomination—Definitive Certificates” below. Unless and until Definitive Certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from holders of Offered Certificates through its participating organizations (together with Clearstream Banking, société anonyme (“Clearstream”) and Euroclear Bank, as operator of the Euroclear System (“Euroclear”) participating organizations, the “Participants”), and all references in this prospectus to payments, notices, reports, statements and other information to holders of Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to holders of Offered Certificates through its Participants in accordance with DTC procedures; provided, however, that to the extent that the party to the Pooling and Servicing Agreement responsible for distributing any report, statement or other information has been provided in writing with the name of the Certificate Owner of such an Offered Certificate (or the prospective transferee of such Certificate Owner), such report, statement or other information will be provided to such Certificate Owner (or prospective transferee) under the same circumstances, and subject to the same conditions, as such report, statement or other information would be provided to a Certificateholder.

Until Definitive Certificates are issued in respect of the Offered Certificates, interests in the Offered Certificates will be transferred on the book-entry records of DTC and its Participants. The Certificate Administrator will initially serve as certificate registrar for purposes of recording and otherwise providing for the registration of the Offered Certificates.

Holders of Offered Certificates may hold their Certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are Participants of such system, or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries (collectively, the “Depositaries”), which in turn will hold such positions in customers’ securities accounts in the Depositaries’ names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of Certificates. Participants (“DTC Participants”) include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”).

Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with the applicable rules and operating procedures of Clearstream and Euroclear.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

The holders of Offered Certificates in global form that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, such Offered Certificates may do so only through Participants and Indirect Participants. In addition, holders of Offered Certificates in global form will receive all distributions of principal and interest through the Participants who in turn will receive them from DTC. Under a book-entry format, holders of such Offered Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Certificate Administrator to Cede & Co., as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or the applicable Certificate Owners. Certificate Owners will not be recognized by the Trustee, the Certificate Administrator, the certificate registrar, the Operating Advisor, the Special Servicer or the Master Servicer as holders of record of Certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Participants and Indirect Participants, except that Certificate Owners will be entitled to receive or have access to notices and information and to exercise certain rights as holders of beneficial interests in the Certificates through the Certificate Administrator and the Trustee to the extent described in “Description of the Certificates—Reports to Certificateholders; Certain Available Information” and “—Certificateholder Communication”, and “The Pooling and Servicing Agreement—Operating Advisor”, “—The Asset Representations Reviewer”, “—Termination of the Special Servicer Other Than in Connection With a Servicer Termination Event”, “—Limitation on Liability; Indemnification”, “—Termination; Retirement of Certificates” and “—Qualification, Resignation and Removal of the Trustee and the Certificate Administrator”.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “DTC Rules”), DTC is required to make book-entry transfers of Offered Certificates in global form among Participants on whose behalf it acts with respect to such Offered Certificates and to receive and transmit distributions of principal of, and interest on, such Offered Certificates. Participants and Indirect Participants with which the Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners. Accordingly, although the Certificate Owners will not possess the Offered Certificates, the DTC Rules provide a mechanism by which Certificate Owners will receive payments on Offered Certificates and will be able to transfer their interest.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of Offered Certificates in global form to pledge such Offered Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Offered Certificates, may be limited due to the lack of a physical certificate for such Offered Certificates.

DTC has advised the Depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose accounts with DTC such certificate is credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

Clearstream is incorporated under the laws of Luxembourg and is a global securities settlement clearing house. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of Certificates. Transactions may be settled in Clearstream in numerous currencies, including United States dollars. Clearstream provides to its Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream is regulated as a bank by the Luxembourg Monetary Institute. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

Euroclear was created in 1968 to hold securities for participants of the Euroclear system (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of Certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of numerous currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific Certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in book-entry securities among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with such procedures, and such procedures may be discontinued at any time. None of the Depositor, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer or the underwriters will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect Participants of their respective obligations under the rules and procedures governing their operations.

Definitive Certificates

Owners of beneficial interests in Certificates of any class held in book-entry form will not be entitled to receive physical delivery of Definitive Certificates unless: (i) DTC advises the certificate registrar in writing that DTC is no longer willing or able to discharge properly its responsibilities as Depository with respect to the Certificates of such class held in book-entry form or ceases to be a clearing agency, and the Certificate Administrator and the Depositor are unable to locate a qualified successor within 90 days of such notice; or (ii) the Trustee has instituted or has been directed to institute any judicial proceeding to enforce the rights of the Certificateholders of such class and the Trustee has been advised by counsel that in connection with such proceeding it is necessary or appropriate for the Trustee to obtain possession of the Certificates of such class.

The VRR Interest will be evidenced by one or more Certificates and are expected to be held in definitive form by the Certificate Administrator on behalf of the beneficial owners of the VRR Interest for so long as the VRR

Interest is subject to transfer restrictions under the Credit Risk Retention Rules, as and to the extent provided in the Pooling and Servicing Agreement.

Certificateholder Communication

Access to Certificateholders’ Names and Addresses

Upon the written request of any Certificateholder or Certificate Owner that has delivered an executed investor certification reflecting the appropriate information to the Certificate Administrator (a “Certifying Certificateholder”), which request is made for the purpose of communicating with other Certificateholders and Certificate Owners with respect to their rights under the Pooling and Servicing Agreement or the Certificates and is required to include a copy of the communication the Certifying Certificateholder proposes to transmit, the certificate registrar is required, within 10 business days after receipt of such request, to furnish or cause to be furnished to such requesting party a list of the names and addresses of the Certificateholders as of the most recent Record Date as they appear in the certificate register, at the expense of the requesting party.

Requests to Communicate

The Pooling and Servicing Agreement will require that the Certificate Administrator include in any Form 10–D any request received prior to the Distribution Date to which the Form 10-D relates (and on or after the Distribution Date preceding such Distribution Date) from a Certificateholder or Certificate Owner to communicate with other Certificateholders or Certificate Owners related to Certificateholders or Certificate Owners exercising their rights under the terms of the Pooling and Servicing Agreement. Any Form 10-D containing such disclosure regarding the request to communicate is required to include no more than the name of the Certificateholder or Certificate Owner making the request, the date the request was received, a statement to the effect that Certificate Administrator has received such request, stating that such Certificateholder or Certificate Owner is interested in communicating with other Certificateholders or Certificate Owners with regard to the possible exercise of rights under the Pooling and Servicing Agreement, and a description of the method other Certificateholders or Certificate Owners may use to contact the requesting Certificateholder or Certificate Owner.

Any Certificateholder or Certificate Owner wishing to communicate with other Certificateholders and Certificate Owners regarding the exercise of its rights under the terms of the Pooling and Servicing Agreement (such party, a “Requesting Investor”) should deliver a written request (a “Communication Request”) signed by an authorized representative of the Requesting Investor to the Certificate Administrator at the address below:

Citibank, N.A.
388 Greenwich Street
New York, New York 10013
Attention: Global Transaction Services – CGCMT 2018-B2

Any Communication Request must contain the name of the Requesting Investor and the method other Certificateholders and Certificate Owners should use to contact the Requesting Investor, and, if the Requesting Investor is not the registered holder of a Certificate, then the Communication Request must contain (i) a written certification from the Requesting Investor that it is a beneficial owner of a Certificate, and (ii) one of the following forms of documentation evidencing its beneficial ownership in such Certificate: (A) a trade confirmation, (B) an account statement, (C) a medallion stamp guaranteed letter from a broker or dealer stating the Requesting Investor is the beneficial owner, or (D) a document acceptable to the Certificate Administrator that is similar to any of the documents identified in clauses (A) through (C). Requesting Investors will be responsible for their own expenses in making any Communication Request, but will not be required to bear any expenses of the Certificate Administrator, which will be borne by the Issuing Entity.

The Mortgage Loan Purchase Agreements

Sale of Mortgage Loans; Mortgage File Delivery

On the Closing Date, the Depositor will acquire the Mortgage Loans from the Sponsors pursuant to the related Mortgage Loan purchase agreements (each, a “Mortgage Loan Purchase Agreement”), between the Depositor and the applicable Sponsor, and will simultaneously transfer the Mortgage Loans, without recourse, to the Trustee for the benefit of the Certificateholders. Under the related transaction documents, the Depositor will direct each Sponsor to deliver to the Custodian, among other things, the following documents with respect to each Mortgage Loan (subject to the following sentence with respect to any Outside Serviced Mortgage Loan) sold by the applicable Sponsor and each Serviced Loan Combination (collectively, as to each Mortgage Loan or, if applicable, any related Serviced Loan Combination, the “Mortgage File”):

(i)(A) for each Mortgage Loan, the original executed Mortgage Note, endorsed on its face or by allonge attached thereto, without recourse, to the order of the Trustee or in blank (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable Sponsor or another prior holder, together with a copy of the Mortgage Note), and (B) if such Mortgage Loan is part of a Serviced Loan Combination, a copy of the executed promissory note for each related Serviced Companion Loan;

(ii) the original or a copy of the Mortgage, together with an original or copy of any intervening assignments of the Mortgage, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recorder’s office;

(iii) the original or a copy of any related assignment of leases (if such item is a document separate from the Mortgage) and of any intervening assignments of such assignment of leases, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recorder’s office;

(iv) an original executed assignment of the Mortgage in favor of the Trustee or in blank and in recordable form (except for missing recording information not yet available if the instrument being assigned has not been returned from the applicable recording office), or a copy of such assignment if the related Sponsor or its designee, rather than the Trustee, is responsible for recording such assignment;

(v) an original assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the Trustee or in blank and in recordable form (except for missing recording information not yet available if the instrument being assigned has not been returned from the applicable recording office), or a copy of such assignment if the related Sponsor or its designee, rather than the Trustee, is responsible for recording such assignment;

(vi) the original assignment of all unrecorded documents relating to the Mortgage Loan (or the related Serviced Loan Combination, if applicable), if not already assigned pursuant to items (iv) or (v) above;

(vii) originals or copies of all final written modification agreements in those instances in which the terms or provisions of the Mortgage or the Mortgage Note have been modified, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon if the instrument being modified is a recordable document;

(viii) the original or a copy of the policy or certificate of lender’s title insurance issued in connection with such Mortgage Loan (or Serviced Loan Combination, if applicable) or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(ix) an original or copy of the related ground lease, if any, and any ground lessor estoppel;

(x) an original or copy of the related loan agreement, if any;

(xi) an original of any guaranty under such Mortgage Loan (or Serviced Loan Combination, if applicable), if any;

(xii) an original or copy of the related lockbox agreement or cash management agreement, if any;

(xiii) an original or copy of the environmental indemnity from the related borrower, if any;

(xiv) an original or copy of the related escrow agreement and the related security agreement (in each case, if such item is a document separate from the related Mortgage) and, if applicable, any intervening assignments thereof;

(xv) if not already included in the assignment referred to in clause (vi) above, an original assignment of the related security agreement (if such item is a document separate from the related Mortgage) in favor of the Trustee;

(xvi) in the case of each Loan Combination, an original or a copy of the related Co-Lender Agreement;

(xvii) any filed copies (bearing evidence of filing) or evidence of filing of any UCC financing statements in favor of the originator of such Mortgage Loan (or Serviced Loan Combination, if applicable) or in favor of any assignee prior to the Trustee and an original UCC-3 assignment financing statements in favor of the Trustee or a copy of such assignment financing statements;

(xviii) an original or copy of any mezzanine loan intercreditor agreement if any;

(xix) the original or copy of any related environmental insurance policy;

(xx) a copy of any related letter of credit and any related assignment thereof (with the original to be delivered to the Master Servicer); and

(xxi) copies of any related franchise agreement, property management agreement or hotel management agreement and related comfort letters and/or estoppel letters, and any related assignment thereof.

Notwithstanding anything to the contrary contained in this prospectus, in the case of an Outside Serviced Mortgage Loan, the preceding document delivery requirement will be deemed satisfied by the delivery by the related Sponsor of, with respect to clause (i), executed originals of the related documents and, with respect to clauses (ii) through (xxi) above, a copy of such documents (with the actual documents required to be delivered to the applicable Outside Custodian).

As provided in the Pooling and Servicing Agreement, the Certificate Administrator, a custodian appointed by it, or another appropriate party as described in the Pooling and Servicing Agreement is required to review each Mortgage File within a specified period following its receipt of such Mortgage File. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

If, as provided in the related Mortgage Loan Purchase Agreement and the Pooling and Servicing Agreement, any document required to be included in the Mortgage File for any Mortgage Loan by the related Sponsor has not been properly executed, is missing, contains information that does not conform in any material respect with the corresponding information set forth in the mortgage loan schedule to be attached to the related Mortgage Loan Purchase Agreement, or does not appear regular on its face (each, a “Document Defect”), and that Document Defect constitutes a Material Document Defect, then the Issuing Entity will have the rights against the applicable Sponsor (and, if applicable, against any related guarantor(s) of the applicable Sponsor’s cure, repurchase and substitution obligations), as described under “—Cures, Repurchases and Substitutions” below.

A “Material Document Defect” is a Document Defect that materially and adversely affects the value of the affected Mortgage Loan, the value of the related Mortgaged Property (or any related REO Property) or the interests of the Trustee or any Certificateholder in the affected Mortgage Loan or the related Mortgaged Property (or any related REO Property) or causes any Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3) (but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage) (a “Qualified Mortgage”). Subject to the applicable Sponsor’s right to cure, failure of such Sponsor to deliver the documents referred to in clauses (i), (ii), (viii), (ix) and (xx) in the definition of “Mortgage File” above will be deemed a Material Document Defect; provided, however, that no Document Defect (except such a deemed Material Document Defect) will be considered to be a Material Document Defect unless the document with respect to which the Document Defect exists is required in connection with an imminent enforcement of the lender’s rights or remedies under the related Mortgage Loan, defending any claim asserted by any borrower or third party with respect to the related Mortgage Loan, establishing the validity or priority of any lien on any collateral securing the related Mortgage Loan or for any immediate significant servicing obligation.

Notwithstanding the foregoing, if a Mortgage Loan is not secured by a Mortgaged Property that is, in whole or in part, a hotel, restaurant (operated by a borrower), healthcare facility, nursing home, assisted living facility, self storage facility, theater or fitness center (operated by a borrower), then the failure to deliver copies of the UCC financing statements with respect to such Mortgage Loan will not be a Material Defect.

In addition, in order to facilitate Asset Reviews as described under “The Pooling and Servicing Agreement—The Asset Representations Reviewer” in this prospectus, each Sponsor is required to deliver to the Depositor the Diligence File with respect to each Mortgage Loan sold by it electronically within a designated period after the Closing Date by posting such Diligence File to a designated website, and the Depositor will deliver electronic copies of such Diligence File to the Certificate Administrator for posting to the secure data room. The Depositor will have no responsibility for determining whether any Diligence Files delivered to it are complete and will have no liability to the Issuing Entity or the Certificateholders for the failure of any Sponsor to deliver a Diligence File (or a complete Diligence File) to the Depositor.

“Diligence File” means with respect to each Mortgage Loan, if applicable, generally the following documents in electronic format:

(a)         a copy of each of the following documents:

(i)           (A) for each Mortgage Loan, the Mortgage Note, endorsed on its face or by allonge attached thereto, without recourse, to the order of the Trustee or in blank (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable Sponsor or another prior holder, together with a copy of the Mortgage Note), and (B) if such Mortgage Loan is part of a Serviced Loan Combination, the executed promissory note for each related Serviced Companion Loan;

(ii)          the Mortgage, together with any intervening assignments of the Mortgage, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recorder’s office (if in the possession of the applicable Mortgage Loan Seller);

(iii)         any related assignment of leases (if such item is a document separate from the Mortgage) and any intervening assignments of such assignment of leases, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recorder’s office (if in the possession of the applicable Mortgage Loan Seller);

(iv)         final written modification agreements in those instances in which the terms or provisions of the Mortgage or the Mortgage Note have been modified, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon if the instrument being modified is a recordable document;

(v)          the policy or certificate of lender’s title insurance issued in connection with such Mortgage Loan (or the related Serviced Loan Combination, if applicable) or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(vi)        the related ground lease, if any, and any ground lessor estoppel;

(vii)       the related loan agreement, if any;

(viii)      the guaranty under such Mortgage Loan (or Serviced Loan Combination, if applicable), if any;

(ix)        the related lockbox agreement or cash management agreement, if any;

(x)         the environmental indemnity from the related borrower, if any;

(xi)        the related escrow agreement and the related security agreement (in each case, if such item is a document separate from the related Mortgage) and, if applicable, any intervening assignments thereof;

(xii)       in the case of a Mortgage Loan that is a part of a Loan Combination, the related Co-Lender Agreement;

(xiii)      any filed copies (bearing evidence of filing) or evidence of filing of any UCC financing statements in favor of the originator of such Mortgage Loan (or the related Serviced Loan Combination, if applicable) or in favor of any assignee prior to the Trustee and UCC-3 assignment financing statements in favor of the Trustee (or, in each case, a copy thereof certified to be the copy of such assignment submitted or to be submitted for filing), if in the possession of the applicable Mortgage Loan Seller;

(xiv)       any mezzanine loan intercreditor agreement;

(xv)        any related environmental insurance policy;

(xvi)       any related letter of credit and any related assignment thereof; and

(xvii)      any related franchise agreement, property management agreement or hotel management agreement and related comfort letters and/or estoppel letters, and any related assignment thereof.

(b)        a copy of any engineering reports or property condition reports;

(c)        other than with respect to a hotel property (except with respect to tenanted commercial space within a hotel property), copies of a rent roll;

(d)        for any office, retail, industrial or warehouse property, a copy of all leases and estoppels and subordination and non-disturbance agreements delivered to the related mortgage loan seller;

(e)        a copy of all legal opinions (excluding attorney-client communications between the related mortgage loan seller, and its counsel that are privileged communications or constitute legal or other due diligence analyses), if any, delivered in connection with the closing of the related Mortgage Loan;

(f)         a copy of all mortgagor’s certificates of hazard insurance and/or hazard insurance policies or other applicable insurance policies (to the extent not previously included as part of this definition), if any, delivered in connection with the closing of the related Mortgage Loan;

(g)        a copy of the appraisal for the related Mortgaged Property or Mortgaged Properties;

(h)        for any Mortgage Loan that the related Mortgaged Property is leased to a single tenant, a copy of the lease;

(i)         a copy of the applicable mortgage loan seller’s asset summary;

(j)         a copy of all surveys for the related Mortgaged Property or Mortgaged Properties;

(k)        a copy of all zoning reports;

(l)         a copy of financial statements of the related mortgagor;

(m)       a copy of operating statements for the related Mortgaged Property or Mortgaged Properties;

(n)        a copy of all UCC searches;

(o)        a copy of all litigation searches;

(p)        a copy of all bankruptcy searches;

(q)        a copy of the origination settlement statement;

(r)         a copy of any insurance summary report;

(s)        a copy of the organizational documents of the related mortgagor and any guarantor;

(t)         a copy of any escrow statements related to the escrow account balances as of the Mortgage Loan origination date, if not included in the origination settlement statement;

(u)        the original or a copy of all related environmental reports that were received by the applicable mortgage loan seller;

(v)        unless already included as part of the environmental reports, a copy of any closure letter (environmental); and

(w)       unless already included as part of the environmental reports, a copy of any environmental remediation agreement for the related Mortgaged Property or Mortgaged Properties,

in each case, to the extent that the related originator received such documents in connection with the origination of such Mortgage Loan. In the event any of the items identified above were not received in connection with the origination of such Mortgage Loan (other than documents that would not be included in connection with the origination of the Mortgage Loan because such document is inapplicable to the origination of the Mortgage Loan of that structure or type, taking into account whether or not such Mortgage Loan has any additional debt), the Diligence File will be required to include a statement to that effect. No information that is proprietary to the related originator or Sponsor or any draft documents, privileged or internal communications, credit underwriting or due diligence analysis will constitute part of the Diligence File. It is generally not required to include any of the same items identified above again if such items have already been included under another clause of the definition of “Diligence File”, and the Diligence File will be required to include a statement to that effect. The related Sponsor may, without any obligation to do so, include such other documents as part of the Diligence File that such Sponsor believes should be included to enable the Asset Representations Reviewer to perform the Asset Review on a Mortgage Loan; provided that such documents are clearly labeled and identified.

Representations and Warranties

Pursuant to the related Mortgage Loan Purchase Agreement, each Sponsor will make, with respect to each Mortgage Loan sold by it that we include in the Issuing Entity, representations and warranties generally to the effect set forth on Annex E-1 to this prospectus, subject to the exceptions set forth on Annex E-2 to this prospectus.

The representations and warranties:

●	do not cover all of the matters that we would review in underwriting a Mortgage Loan;

●	should not be viewed as a substitute for a reunderwriting of the Mortgage Loans; and

●	in some respects represent an allocation of risk rather than a confirmed description of the Mortgage Loans, although the Sponsors have not made representations and warranties that they know to be untrue, when taking into account the exceptions set forth on Annex E-2 to this prospectus.

If, as provided in the related Mortgage Loan Purchase Agreement and the Pooling and Servicing Agreement, there exists a breach of any of the above-described representations and warranties made by the applicable Sponsor, and that breach constitutes a Material Breach, then the Issuing Entity will have the rights against the applicable Sponsor (and, if applicable, against any related guarantor(s) of the applicable Sponsor’s cure, repurchase and substitution obligations), as described under “—Cures, Repurchases and Substitutions” below.

A “Material Breach” is a breach of any of the above-described representations or warranties made by the applicable Sponsor that materially and adversely affects the value of the affected Mortgage Loan, the value of the related Mortgaged Property (or any related REO Property) or the interests of the Trustee or any Certificateholder in the affected Mortgage Loan or the related Mortgaged Property (or any related REO Property) or causes any Mortgage Loan to fail to be a Qualified Mortgage.

Cures, Repurchases and Substitutions

A “Material Defect” means, with respect to any Mortgage Loan, a Material Breach or a Material Document Defect with respect to such Mortgage Loan. If a Material Defect exists with respect to any Mortgage Loan, then the applicable Sponsor will be required to remedy that Material Defect, or if such Material Defect cannot be cured within the time periods set forth in the applicable Mortgage Loan Purchase Agreement, then the applicable Sponsor will be required to either:

●	within two years following the Closing Date, substitute a Qualified Substitute Mortgage Loan and pay any shortfall amount equal to the difference between the Repurchase Price of the Mortgage Loan calculated as of the date of substitution and the scheduled principal balance of the Qualified Substitute Mortgage Loan as of the due date in the month of substitution; or

●	to repurchase the affected Mortgage Loan (or any related REO Property) at a price (the “Repurchase Price”) generally equal to the sum of the following (without duplication)—

(i)	the outstanding principal balance of that Mortgage Loan (or the related REO Mortgage Loan), at the time of purchase, less any Loss of Value Payment available to reduce the outstanding principal balance; plus

(ii)	all accrued and unpaid interest, other than default interest or Excess Interest, due with respect to that Mortgage Loan (or the related REO Mortgage Loan), pursuant to the related Mortgage Loan documents at the related Mortgage Rate through the due date in the Collection Period of purchase; plus

(iii)	all unreimbursed property protection advances relating to that Mortgage Loan (including any property protection advances and accrued interest on those advances that were reimbursed out of general collections on the Mortgage Loans) (or, in the case of an Outside Serviced Mortgage Loan, the pro rata portion of any similar amounts allocable to such Mortgage Loan and payable with respect thereto pursuant to the related Co-Lender Agreement); plus

(iv)	all accrued and unpaid interest accrued on advances made by the Master Servicer, the Special Servicer and/or the Trustee with respect to that Mortgage Loan (or, in the case of an Outside Serviced Mortgage Loan, all such amounts with respect to P&I Advances related to such Outside Serviced Mortgage Loan and, with respect to outstanding Property Advances, the pro rata portion of any similar interest amounts payable with respect thereto pursuant to the related Co-Lender Agreement); plus

(v)	to the extent not otherwise covered by clause (iv) of this bullet, all Special Servicing Fees and other additional expenses of the Issuing Entity outstanding or previously incurred related to that Mortgage Loan; plus

(vi)	to the extent not otherwise covered by clause (v) of this bullet, if such Mortgage Loan is being repurchased or substituted for pursuant to the related Mortgage Loan Purchase Agreement, all expenses incurred or to be incurred by the Master Servicer, the Special Servicer, the Depositor, the Certificate Administrator and the Trustee in respect of the Material Defect giving rise to the repurchase or substitution; provided, however, that such expenses will not include expenses incurred by investors in instituting an Asset Review Vote Election, in taking part in an Asset Review Vote or in exercising rights under the dispute resolution provisions described below under “—Dispute Resolution Provisions”; plus

(vii)	to the extent not otherwise covered by clause (v) of this bullet, any Liquidation Fee if and to the extent payable in accordance with the terms and provisions of the Pooling and Servicing Agreement; plus

(viii)	any related Asset Representations Reviewer Asset Review Fee to the extent not previously paid by the related Mortgage Loan Seller.

With respect to the SMF V Mortgage Loans, SMC, the parent of SMF V, will guarantee the repurchase obligations of SMF V under the related Mortgage Loan Purchase Agreement in the event SMF V fails to perform its obligations to repurchase or substitute a Qualified Substitute Mortgage Loan for the affected Mortgage Loan and pay any substitution shortfall amount in response to a Material Defect.

Notwithstanding the foregoing, in lieu of a Sponsor repurchasing, substituting or curing a Material Defect, to the extent that the Sponsor and the Enforcing Servicer (i.e., the Special Servicer) (subject to the consent of the Controlling Class Representative so long as no Control Termination Event has occurred and is continuing and other than with respect to an Excluded Mortgage Loan) are able to agree upon a cash payment payable by the Sponsor to the Issuing Entity that would be deemed sufficient to compensate the Issuing Entity for such Material Defect (a “Loss of Value Payment”), the Sponsor may elect, in its sole discretion, to pay such Loss of Value Payment. In connection with the Enforcing Servicer’s reaching an agreement with a Sponsor as to a Loss of Value Payment, the Master Servicer will be required to provide the Enforcing Servicer with the servicing file for such Mortgage Loan and any other information reasonably requested by the Enforcing Servicer as set forth in the Pooling and Servicing Agreement upon the Enforcing Servicer’s request. Upon its making such payment, the Sponsor will be deemed to have cured such Material Defect in all respects. A Loss of Value Payment may not be made with respect to any Material Defect that would cause the applicable Mortgage Loan not to be a Qualified Mortgage.

A “Qualified Substitute Mortgage Loan” is a mortgage loan that must, on the date of substitution: (a) have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received, not in excess of the Stated Principal Balance of the deleted Mortgage Loan as of the due date in the calendar month during which the substitution occurs; (b) have a Mortgage Rate not less than the Mortgage Rate of the deleted Mortgage Loan; (c) have the same due date as and a grace period no longer than that of the deleted Mortgage Loan; (d) accrue interest on the same basis as the deleted Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months); (e) have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted Mortgage Loan; (f) have a then-current loan-to-value ratio equal to or less than the lesser of (i) the Cut-off Date LTV Ratio for the deleted Mortgage Loan and (ii) 75%, in each case using a “value” for the Mortgaged Property as determined using an appraisal from an Appraiser in accordance with MAI standards; (g) comply (except in a manner that would not be adverse to the interests of the Certificateholders) as of the date of substitution in all material respects with all of the representations and warranties set forth in the applicable Mortgage Loan Purchase Agreement; (h) have an environmental report that indicates no material adverse environmental conditions with respect to the related Mortgaged Property that will be delivered as a part of the related servicing file; (i) have a then-current debt service coverage ratio at least equal to the greater of (i) the debt service coverage ratio of the deleted Mortgage Loan as of the Closing Date and

(ii) 1.25x; (j) constitute a “qualified replacement mortgage” within the meaning of Code Section 860G(a)(4) as evidenced by an opinion of counsel (provided at the applicable Sponsor’s expense); (k) not have a maturity date or an amortization period that extends to a date that is after the date that is five years prior to the Rated Final Distribution Date; (l) have prepayment restrictions comparable to those of the deleted Mortgage Loan; (m) not be substituted for a deleted Mortgage Loan unless the Trustee and the Certificate Administrator have received a prior Rating Agency Confirmation from each Rating Agency (the cost, if any, of obtaining the Rating Agency Confirmation to be paid by the applicable Sponsor); (n) have been approved, so long as a Consultation Termination Event has not occurred and is not continuing, by the Controlling Class Representative; (o) prohibit defeasance within two years of the Closing Date; (p) not be substituted for a deleted Mortgage Loan if it would result in the termination of the REMIC status of either Trust REMIC or the imposition of tax on either Trust REMIC other than a tax on income expressly permitted or contemplated to be imposed by the terms of the Pooling and Servicing Agreement, as determined by an opinion of counsel; (q) have an engineering report with respect to the related Mortgaged Property which will be delivered as a part of the related servicing file; and (r) be current in the payment of all scheduled payments of principal and interest then due. In the event that more than one Mortgage Loan is substituted for a deleted Mortgage Loan or Mortgage Loans, then (x) the amounts described in clause (a) are required to be determined on the basis of aggregate principal balances and (y) each proposed substitute mortgage loan must individually satisfy each of the requirements specified in clauses (b) through (r) of the preceding sentence, except that the rates described in clause (b) above and the remaining term to stated maturity referred to in clause (e) above are required to be determined on a weighted average basis; provided that no individual Mortgage Rate (net of the related Administrative Fee Rate) may be lower than the highest fixed Pass-Through Rate (not subject to a cap equal to, or based on, the WAC Rate) of any Class of Non-Vertically Retained Principal Balance Certificates having a principal balance then outstanding. When one or more Qualified Substitute Mortgage Loans are substituted for a deleted Mortgage Loan, the applicable Sponsor will be required to certify that the replacement Mortgage Loan(s) meet(s) all of the requirements of the above definition and send the certification to the Certificate Administrator and the Trustee and, prior to the occurrence and continuance of a Consultation Termination Event, to the Controlling Class Representative.

The time period within which the applicable Sponsor must complete that remedy, repurchase or substitution will generally be limited to 90 days following the earlier of the applicable Sponsor’s discovery or receipt of notice of, and receipt of a demand to take action with respect to, the related Material Defect, as the case may be (or, in the case of a Material Defect relating to a Mortgage Loan not being a Qualified Mortgage, 90 days from any party discovering such Material Defect). However, if the applicable Sponsor is diligently attempting to correct the problem, then, with limited exception (including if such Material Defect would cause the Mortgage Loan not to be a Qualified Mortgage), it will be entitled to an additional 90 days (or more in the case of a Material Document Defect resulting from the failure of the responsible party to have received the recorded documents) to complete that remedy, repurchase or substitution.

If (x) a Mortgage Loan is to be repurchased or replaced as described above (a “Defective Mortgage Loan”), (y) such Defective Mortgage Loan is part of a Crossed Group and (z) the applicable Document Defect or breach does not constitute a Material Defect as to the other Mortgage Loan(s) that are a part of such Crossed Group (the “Other Crossed Loans”) (without regard to this paragraph), then the applicable Document Defect or breach (as the case may be) will be deemed to constitute a Material Defect as to each such Other Crossed Loan for purposes of the above provisions, and the applicable Sponsor will be obligated to repurchase or replace each such Other Crossed Loan in accordance with the provisions above unless the applicable Sponsor satisfies certain conditions set forth in the related Mortgage Loan Purchase Agreement, including, without limitation, that (i) the applicable Sponsor has delivered an opinion that the repurchase of solely the Defective Mortgage Loan will not cause the Issuing Entity to fail to qualify as one or more REMICs or any portion of the Issuing Entity to fail to qualify as a Grantor Trust, and (ii) if the applicable Sponsor were to repurchase or replace only the Defective Mortgage Loan and not the Other Crossed Loans, (x) the debt service coverage ratio for such Other Crossed Loans (excluding the Defective Mortgage Loan) for the four calendar quarters immediately preceding the repurchase or replacement is not less than the least of (1) 0.10x below the debt service coverage ratio for the Crossed Group (including the Defective Mortgage Loan) set forth on Annex A to this prospectus, (2) the debt service coverage ratio for the Crossed Group (including the Defective Mortgage Loan) for the four preceding calendar quarters preceding the repurchase or replacement, and (3) 1.25x, (y) the loan-to-value ratio for the Other Crossed Loans (excluding the Defective Mortgage Loan) is not greater than the greatest of (1) the loan-to-value ratio, expressed as a whole number percentage (taken to one decimal place), for the Crossed Group (including the Defective Mortgage Loan) set forth on Annex A to this prospectus plus 10%, (2) the loan-to-value ratio, expressed as a whole number percentage (taken to one decimal place), for the Crossed Group (including the Defective Mortgage Loan) at the time of repurchase or replacement and (3) 75%; and (z) either the exercise of remedies against the primary collateral of any Mortgage Loan in the Crossed Group will not impair the ability to exercise remedies against the primary collateral of the other Mortgage Loan(s) in the Crossed Group or the related Mortgage Loan documents have been modified in a manner that removes any threat of impairment of the ability to exercise remedies against the primary collateral of the other Mortgage Loan(s) in the Crossed Group as a result of the exercise of remedies against the primary collateral of any Mortgage Loan in the Crossed Group. The Enforcing Servicer will be entitled to cause to be delivered, or direct the applicable Sponsor to (in which case the applicable Sponsor is required to) cause to be delivered, to the Enforcing Servicer an appraisal of any or all of the related Mortgaged Properties for purposes of determining whether the condition set forth in clause (y) above has been satisfied, in each case at the expense of the applicable Sponsor if the scope and cost of the appraisal is approved by the applicable Sponsor and, prior to the occurrence and continuance of a Control Termination Event, the Controlling Class Representative (such approval not to be unreasonably withheld in each case). With respect to any Defective Mortgage Loan that forms a part of a Crossed Group and as to which the conditions described in the first sentence of this paragraph are satisfied, such that the Issuing Entity will continue to hold the Other Crossed Loans, the applicable Sponsor and the Depositor (as predecessor in interest to the Issuing Entity with respect to the subject Crossed Group) have agreed to forbear from enforcing any remedies against the other’s primary collateral but each is permitted to exercise remedies against the primary collateral securing its respective Mortgage Loan(s). If the exercise of remedies by one such party would impair the ability of the other such party to exercise its remedies with respect to the primary collateral securing the Mortgage Loan(s) held by the other such party, then both parties will forbear from exercising such remedies unless and until the related Mortgage Loan documents can be modified to remove the threat of impairment as a result of the exercise of remedies. Any reserve or other cash collateral or letters of credit securing any of the Mortgage Loans that form a Crossed Group will be allocated between such Mortgage Loans in accordance with the related Mortgage Loan documents, or otherwise on a pro rata basis based upon their outstanding principal balances.

If there is a Material Defect with respect to one or more Mortgaged Properties with respect to a Mortgage Loan, the applicable Mortgage Loan Seller will not be obligated to repurchase the Mortgage Loan if (i) the affected Mortgaged Property may be released pursuant to the terms of any partial release provisions in the related Mortgage Loan documents (and such Mortgaged Property is, in fact, released), (ii) the remaining Mortgaged Property(ies) satisfy the requirements, if any, set forth in the Mortgage Loan documents and the applicable Mortgage Loan Seller provides an opinion of counsel to the effect that such release would not (A) cause any Trust REMIC to fail to qualify as a REMIC or (B) result in the imposition of a tax upon any Trust REMIC or the issuing entity and (iii) each applicable Rating Agency has provided a Rating Agency Confirmation.

The cure, repurchase and substitution obligations described above or the election by the applicable Sponsor to pay a Loss of Value Payment will constitute the sole remedy available to the Certificateholders in connection with any Material Defect. None of the Depositor, the underwriters, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer, any other Sponsor or any other person will be obligated to repurchase any affected Mortgage Loan or pay any Loss of Value Payment in connection with a Material Defect if the applicable Sponsor (or, if applicable, any related guarantor(s) of the applicable Sponsor’s cure, repurchase and substitution obligations), defaults on its obligations with respect thereto. We cannot assure you that the applicable Sponsor (or, if applicable, any related guarantor(s) of the applicable Sponsor’s cure, repurchase and substitution obligations) will have sufficient assets to repurchase or substitute a Mortgage Loan if required to do so. See “Risk Factors—Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans” and “—Any Loss of Value Payment Made by a Sponsor May Not Be Sufficient to Cover All Losses on a Defective Mortgage Loan”.

Dispute Resolution Provisions

Each Sponsor will be subject to the dispute resolution provisions described under “The Pooling and Servicing Agreement—Dispute Resolution Provisions” to the extent those provisions are triggered with respect to any Mortgage Loan sold to the Depositor by such Sponsor and will be obligated under the related Mortgage Loan Purchase Agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Asset Review Obligations

Each Sponsor will be obligated to perform its obligations described under “The Pooling and Servicing Agreement—The Asset Representations Reviewer—Asset Review” relating to any Asset Reviews performed by the Asset Representations Reviewer, and such Sponsor will have the rights described under that heading.

The Pooling and Servicing Agreement

General

The Certificates will be issued pursuant to that certain Pooling and Servicing Agreement, to be dated as of March 1, 2018 (the “Pooling and Servicing Agreement”), by and between the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator, the Trustee and the Asset Representations Reviewer.

The servicing of the Serviced Mortgage Loans, the Serviced Companion Loans and any related REO Properties will be governed by the Pooling and Servicing Agreement. The following summaries describe the material provisions of the Pooling and Servicing Agreement relating to the servicing and administration of the Serviced Mortgage Loans, the Serviced Companion Loans and any related REO Properties. The summaries do not purport to be complete and are subject to the provisions of the Pooling and Servicing Agreement.

In connection with the servicing of the Loan Combinations, the following definitions apply:

●	“Serviced Pari Passu Loan Combination” means a Pari Passu Loan Combination that is serviced under the Pooling and Servicing Agreement. Each of (i) the Extra Space - TIAA Self Storage Portfolio Loan Combination, (ii) The SoCal Portfolio Loan Combination, (iii) the Axcelis Corporate Center Loan Combination, (iv) the Fort Knox Executive Park Loan Combination, (v) the Two Harbor Point Square Loan Combination, and (vi) prior to the related Controlling Pari Passu Companion Loan Securitization Date, each Servicing Shift Loan Combination, is a Serviced Pari Passu Loan Combination.

●	“Serviced AB Loan Combination” means an AB Loan Combination that is serviced under the Pooling and Servicing Agreement.

●	“Serviced Loan Combination” means a Serviced Pari Passu Loan Combination or a Serviced AB Loan Combination, as applicable.

●	“Serviced Pari Passu Companion Loan” means a Pari Passu Companion Loan that is part of a Serviced Pari Passu Loan Combination (and is therefore serviced under the Pooling and Servicing Agreement). Each of (i) the Extra Space - TIAA Self Storage Portfolio Pari Passu Companion Loans, (ii) The SoCal Portfolio Pari Passu Companion Loans, (iii) the Axcelis Corporate Center Pari Passu Companion Loan, (iv) the Fort Knox Executive Park Pari Passu Companion Loan, (v) the Two Harbor Point Square Pari Passu Companion Loans, and (vi) prior to the related Controlling Pari Passu Companion Loan Securitization Date, each Servicing Shift Companion Loan, is a Serviced Pari Passu Companion Loan.

●	“Serviced Subordinate Companion Loan” means a Subordinate Companion Loan that is part of a Serviced AB Loan Combination (and is therefore serviced under the Pooling and Servicing Agreement).

●	“Serviced Companion Loan” means a Serviced Pari Passu Companion Loan or a Serviced Subordinate Companion Loan, as applicable.

●	“Companion Loan Holder” means the holder of a Companion Loan.

●	“Serviced Pari Passu Companion Loan Holder” means the holder of a Serviced Pari Passu Companion Loan.

●	“Serviced Subordinate Companion Loan Holder” means the holder of a Serviced Subordinate Companion Loan.

●	“Serviced Companion Loan Holder” means a Serviced Pari Passu Companion Loan Holder or a Serviced Subordinate Companion Loan Holder, as applicable.

●	“Serviced Mortgage Loans” means all of the Mortgage Loans included in the Issuing Entity (other than any Outside Serviced Mortgage Loan(s)).

●	“Serviced Loans” means all of the Serviced Mortgage Loans, together with any Serviced Companion Loans.

●	“Serviced Outside Controlled Loan Combination” means a Serviced Loan Combination if and for so long as the “controlling note” with respect to such Serviced Loan Combination is not included in this securitization transaction (regardless of whether such note evidences a Pari Passu Companion Loan or a Subordinate Companion Loan). However, a Serviced Outside Controlled Loan Combination may cease to be such if, by virtue of any trigger event contemplated by the related Co-Lender Agreement, the promissory note evidencing the related Split Mortgage Loan becomes the controlling note for such Loan Combination, in which case the discussion in this prospectus regarding “Serviced Outside Controlled Loan Combinations” will thereafter cease to apply to the subject Loan Combination. Until the related Controlling Pari Passu Companion Loan Securitization Date, each Servicing Shift Loan Combination will be a Serviced Outside Controlled Loan Combination.

●	“Serviced Outside Controlled Mortgage Loan” means the Mortgage Loan that is part of a Serviced Outside Controlled Loan Combination. Until the related Controlling Pari Passu Companion Loan Securitization Date, each Servicing Shift Mortgage Loan will be a Serviced Outside Controlled Mortgage Loan.

●	“Serviced Outside Controlled Companion Loan” means a Companion Loan that is part of a Serviced Outside Controlled Loan Combination. Until the related Controlling Pari Passu Companion Loan Securitization Date, each Servicing Shift Companion Loan will be a Serviced Outside Controlled Companion Loan.

●	“Outside Controlling Note Holder” means, with respect to any Loan Combination that is, and only for so long as such Loan Combination is, a Serviced Outside Controlled Loan Combination, the holder of the related Controlling Note (regardless of whether such note evidences a Pari Passu Companion Loan or a Subordinate Companion Loan) or such holder’s designated representative. If a controlling note is included in a securitization trust, the Outside Controlling Note Holder may be a “controlling class representative” (or equivalent party), the majority holder of a particular class, a servicer or another service provider that is designated from time to time under the related servicing agreement (although the right of any such designated party to exercise some or all of such rights may terminate or shift to another designated party upon the occurrence of certain trigger events).

●	“Outside Serviced Companion Loan” means a Companion Loan that is part of an Outside Serviced Loan Combination. Each of (i) the Extra Space Self Storage Portfolio Pari Passu Companion Loans, (ii) the Red Building Pari Passu Companion Loan and the Red Building Subordinate Companion Loans, (iii) the One Newark Center Pari Passu Companion Loans, (iv) the Braddock Metro Center Pari Passu Companion Loan, (v) the Cross Point Pari Passu Companion Loans, (vi) the Warwick Mall Pari Passu Companion Loans and (vii) following the related Controlling Pari Passu Companion Loan Securitization Date, each Servicing Shift Companion Loan, is an Outside Serviced Companion Loan.

●	“Outside Serviced Loan Combination” means a Loan Combination that is being serviced pursuant to the servicing agreement governing the securitization of a related Companion Loan. Each of (i) the Extra Space Self Storage Portfolio Loan Combination, (ii) the Red Building Loan Combination, (iii) the One Newark Center Loan Combination, (iv) the Braddock Metro Center Loan Combination, (v) the Cross Point Loan Combination, (vi) the Warwick Mall Loan Combination, and (vii) following the related Controlling Pari Passu Companion Loan Securitization Date, each Servicing Shift Loan Combination, is an Outside Serviced Loan Combination.

●	“Outside Serviced Pari Passu Loan Combination” means an Outside Serviced Loan Combination that includes one or more Pari Passu Companion Loans but does not include an Outside Serviced Subordinate Companion Loan. Each Outside Serviced Loan Combination (other than the Red Building Loan Combination) and, following the related Controlling Pari Passu Companion Loan

Securitization Date, each Servicing Shift Loan Combination, is an Outside Serviced Pari Passu Loan Combination.

●	“Outside Serviced Pari Passu Companion Loan” means a Pari Passu Companion Loan that is part of an Outside Serviced Pari Passu Loan Combination or an Outside Serviced Pari Passu-AB Loan Combination. Each Outside Serviced Companion Loan (other than the Red Building Subordinate Companion Loans) and, following the related Controlling Pari Passu Companion Loan Securitization Date, each Servicing Shift Companion Loan, is an Outside Serviced Pari Passu Companion Loan.

●	“Outside Serviced Subordinate Companion Loan” means a Subordinate Companion Loan that is part of an Outside Serviced Pari Passu-AB Loan Combination. Each Red Building Subordinate Companion Loan is an Outside Serviced Subordinate Companion Loan.

●	“Outside Serviced Pari Passu-AB Loan Combination” means an Outside Serviced Loan Combination that includes one or more Pari Passu Companion Loans and one or more Subordinate Companion Loans. The Red Building Loan Combination is an Outside Serviced Pari Passu-AB Loan Combination.

●	“Outside Serviced Mortgage Loan” means the Mortgage Loan that is part of an Outside Serviced Loan Combination. Each of (i) the Extra Space Self Storage Portfolio Mortgage Loan, (ii) the Red Building Mortgage Loan, (iii) the One Newark Center Mortgage Loan, (iv) the Braddock Metro Center Mortgage Loan, (v) the Cross Point Mortgage Loan, (vi) the Warwick Mall Mortgage Loan, and (vii) following the related Controlling Pari Passu Companion Loan Securitization Date, each Servicing Shift Mortgage Loan, is an Outside Serviced Mortgage Loan.

●	“Outside Servicing Agreement” means the servicing agreement pursuant to which an Outside Serviced Loan Combination is being (or expected to be) serviced, which is, with respect to (i) each Servicing Shift Loan Combination and the Cross Point Loan Combination, following the related Controlling Pari Passu Companion Loan Securitization Date, the related Future Outside Servicing Agreement, and (ii) the Cross Point Loan Combination (prior to the related Controlling Pari Passu Companion Loan Securitization Date) and each Outside Serviced Loan Combination (other than a Servicing Shift Loan Combination following the related Controlling Pari Passu Companion Loan Securitization Date), the Outside Servicing Agreement identified under the table titled “Outside Serviced Mortgage Loans Summary” under “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans—General”.

●	“Outside Securitization” means the securitization with respect to an Outside Serviced Companion Loan.

●	“Outside Servicer”, “Outside Special Servicer”, “Outside Trustee”, “Outside Certificate Administrator”, “Outside Custodian”, “Outside Operating Advisor”, “Outside Depositor” and “Outside Controlling Class Representative” mean the master servicer, special servicer, trustee, certificate administrator, custodian, operating advisor, depositor and controlling class representative (or, in each such case, an equivalent party), respectively, under the applicable Outside Servicing Agreement.

●	“Servicing Shift Companion Loan” means a Companion Loan that is part of a Servicing Shift Loan Combination.

●	“Servicing Shift Loan Combination” means a Loan Combination that is initially being serviced pursuant to the Pooling and Servicing Agreement, however, upon the inclusion of a designated Companion Loan in a future securitization transaction, the servicing of such Loan Combination will shift to the servicing agreement (i.e., the Outside Servicing Agreement) governing that future securitization transaction.

●	“Servicing Shift Mortgage Loan” means the Mortgage Loan that is part of a Servicing Shift Loan Combination.

●	“Future Outside Servicing Agreement” means, with respect to any Servicing Shift Loan Combination or the Cross Point Loan Combination, the related servicing agreement entered into in connection with the securitization of the related Controlling Pari Passu Companion Loan.

●	“Controlling Companion Loan” means a Companion Loan that is evidenced by a Controlling Note.

●	“Controlling Pari Passu Companion Loan” means a Pari Passu Companion Loan that is evidenced by a Controlling Note.

●	“Controlling Pari Passu Companion Loan Securitization Date” means, with respect to either (i) a Servicing Shift Loan Combination or (ii) an Outside Serviced Loan Combination as to which servicing will shift from the current Outside Servicing Agreement to a Future Outside Servicing Agreement upon the securitization of the related Controlling Pari Passu Companion Loan, the date on which the related Controlling Pari Passu Companion Loan is included in an Outside Securitization.

See “Description of the Mortgage Pool—The Loan Combinations”.

There are no Serviced AB Loan Combinations, Serviced Outside Controlled Loan Combinations or Servicing Shift Loan Combinations related to this securitization transaction and, therefore, all references in this prospectus to “Serviced AB Loan Combinations”, “Serviced Outside Controlled Loan Combinations” or “Servicing Shift Loan Combinations” or any related terms should be disregarded.

Certain Considerations Regarding the Outside Serviced Loan Combinations

Each Outside Serviced Mortgage Loan and Outside Serviced Companion Loan is being or will be serviced and administered in accordance with the related Outside Servicing Agreement and the related Co-Lender Agreement (and all decisions, consents, waivers, approvals and other actions on the part of the holders of such Outside Serviced Mortgage Loan and Outside Serviced Companion Loan(s) will be effected in accordance with the related Outside Servicing Agreement and the related Co-Lender Agreement). Consequently, the servicing provisions set forth in this prospectus and the administration of certain accounts related to the servicing of the Mortgage Loans will generally not be applicable to the Outside Serviced Mortgage Loans, but instead such servicing and administration of each Outside Serviced Mortgage Loan will be governed by the related Outside Servicing Agreement.

The Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator and the Trustee have no obligation or authority to supervise any Outside Servicer, any Outside Special Servicer and/or any Outside Trustee under any Outside Servicing Agreement or to make property protection advances with respect to any Outside Serviced Loan Combination or P&I advances with respect to any Outside Serviced Companion Loans or any Serviced Companion Loan. Any obligations of the Master Servicer and the Special Servicer to provide information or remit collections on an Outside Serviced Mortgage Loan are dependent on their receipt of the same from the applicable party under the related Outside Servicing Agreement. Each Outside Servicing Agreement provides for servicing in a manner acceptable for rated transactions similar in nature to this securitization transaction. For more detailed information, see “Description of the Mortgage Pool—The Loan Combinations” in this prospectus and “—Servicing of the Outside Serviced Mortgage Loans” below.

As used in this prospectus, references to the Mortgage Loans, when discussing servicing activities with respect to the Mortgage Loans, do not include, unless otherwise specifically indicated, the Outside Serviced Mortgage Loans. In certain instances references are made that specifically exclude the Outside Serviced Mortgage Loans from the servicing provisions in this prospectus by indicating actions are taken with respect to the “Serviced Mortgage Loans” or the “Mortgage Loans other than the Outside Serviced Mortgage Loans” or are taken “except with respect to the Outside Serviced Mortgage Loans” or words of similar import. These references and carveouts are intended to highlight particular provisions to draw prospective investors’ attention to the fact that the Master Servicer, Special Servicer, Certificate Administrator or Trustee are not responsible for the particular servicing or administrative activity with respect to the Outside Serviced Mortgage Loans and are not intended to imply that when other servicing actions are described in this prospectus without such specific reference or carveouts, that the Master Servicer, Special Servicer, Certificate Administrator or Trustee are responsible for those duties with respect to the Outside Serviced Mortgage Loans. Servicing of any Outside Serviced Mortgage Loan is handled under the Outside Servicing Agreement. Prospective investors are encouraged to review “Description of the Mortgage Pool—The Loan Combinations” in this prospectus and “—Servicing of the Outside Serviced Mortgage Loans” below for a discussion of certain important servicing terms related to the Outside Serviced Mortgage Loans.

Assignment of the Mortgage Loans

On the Closing Date, the Depositor will sell, transfer or otherwise convey, assign or cause the assignment of the Mortgage Loans, together with all payments due on or with respect to the Mortgage Loans, other than principal and interest due on or before the Cut-off Date and principal prepayments received on or before the Cut-off Date, without recourse, to the Trustee for the benefit of the holders of Certificates.

The Certificate Administrator, concurrently with the assignment, will execute and deliver Certificates evidencing the beneficial ownership interests in the Issuing Entity to or at the direction of the Depositor in exchange for the Mortgage Loans. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Pooling and Servicing Agreement (the “Mortgage Loan Schedule”). The Mortgage Loan Schedule will include, among other things, as to each Mortgage Loan, information as to its outstanding principal balance as of the close of business on the Cut-off Date, as well as information respecting the interest rate and the maturity date of each Mortgage Loan.

Pursuant to each Mortgage Loan Purchase Agreement, the applicable Sponsor will be required to deliver to the Certificate Administrator, in its capacity as custodian, the Mortgage File for each of the Mortgage Loans. See “The Mortgage Loan Purchase Agreements—Sale of Mortgage Loans; Mortgage File Delivery”.

In addition, pursuant to each Mortgage Loan Purchase Agreement, the related Sponsor will be required to deliver the Diligence Files for each of its Mortgage Loans to the Depositor by uploading such Diligence Files to the designated website, and the Depositor will thereafter deliver such Diligence Files to the Certificate Administrator for posting to the secure data room. The Depositor will have no responsibility for determining whether any Diligence Files delivered to it are complete and will have no liability to the Issuing Entity or the Certificateholders for the failure of any Sponsor to deliver a Diligence File (or a complete Diligence File) to the Depositor.

Pursuant to the Pooling and Servicing Agreement, the Depositor will assign to the Trustee for the benefit of Certificateholders the representations and warranties made by the Sponsors to the Depositor in the Mortgage Loan Purchase Agreements and any rights and remedies that the Depositor has against the Sponsors under the Mortgage Loan Purchase Agreements with respect to any Material Defect. See “—Repurchase Requests; Enforcement of Mortgage Loan Seller’s Obligations Under the Mortgage Loan Purchase Agreement” and “—Dispute Resolution Provisions”.

The Certificate Administrator (in its capacity as custodian), or any other custodian appointed under the Pooling and Servicing Agreement, will hold the Mortgage File for each Mortgage Loan and Serviced Loan Combination in trust for the benefit of all Certificateholders and the holders of any related Serviced Companion Loans. Pursuant to the Pooling and Servicing Agreement, the Certificate Administrator, in its capacity as custodian, is obligated to review the Mortgage File for each Mortgage Loan within a specified number of days after the execution and delivery of the Pooling and Servicing Agreement. If the Enforcing Servicer determines that a Material Document Defect exists, the Enforcing Servicer will promptly notify, among others, the Depositor, the applicable Sponsor, the Certificate Administrator, the Trustee and the Master Servicer. If the applicable Sponsor cannot cure the Material Document Defect within the time period specified in the Pooling and Servicing Agreement, the applicable Sponsor will be obligated either to replace the affected Mortgage Loan with a substitute Mortgage Loan or Mortgage Loans, or to repurchase the related Mortgage Loan from the Issuing Entity within the time period specified in the Pooling and Servicing Agreement at the Repurchase Price or at its election, subject to specified conditions, make a Loss of Value Payment with respect to the related Mortgage Loan. In the case of SMF V, its parent, SMC, is guaranteeing SMF V’s cure, repurchase and substitution obligations under the related Mortgage Loan Purchase Agreement. This cure, substitution or repurchase obligation (and, if applicable, such guaranty obligations) or the making of a Loss of Value Payment will constitute the sole remedy available to the Certificateholders or the Issuing Entity for a Material Defect. See “The Mortgage Loan Purchase Agreements—Cures, Repurchases and Substitutions”.

Servicing of the Mortgage Loans

Each of the Master Servicer and the Special Servicer will be required to service and administer the Serviced Loans (as described below). The Master Servicer and the Special Servicer, as the case may be, will each be required to service and administer the Serviced Loans and each related REO Property for which it is responsible in accordance with the terms of the Pooling and Servicing Agreement and in accordance with the following (the “Servicing Standard”):

●              the higher of the following standards of care:

1.       with the same care, skill, prudence and diligence with which the Master Servicer or the Special Servicer, as the case may be, services and administers comparable mortgage loans with similar borrowers and comparable REO properties for other third-party portfolios, giving due consideration to the customary and usual standards of practice of prudent institutional commercial mortgage lenders servicing their own mortgage loans and REO properties; and

2.       with the same care, skill, prudence and diligence with which the Master Servicer or the Special Servicer, as the case may be, services and administers comparable mortgage loans and REO properties owned by the Master Servicer or the Special Servicer, as the case may be; and

in either case, exercising reasonable business judgment and acting in accordance with applicable law, the terms of the Pooling and Servicing Agreement, the terms of the respective Serviced Loans and, if applicable, the related Co-Lender Agreement;

●              with a view to—

1.       the timely recovery of all payments of principal and interest, including balloon payments, under those Serviced Loans; or

2.       in the case of (a) a Specially Serviced Loan or (b) a Mortgage Loan (or Serviced Loan Combination) as to which the related Mortgaged Property is an REO Property, the maximization of recovery on that Mortgage Loan (or Serviced Loan Combination) to the Certificateholders (as if they were one lender) (or, if a Serviced Loan Combination is involved, with a view to the maximization of recovery on such Serviced Loan Combination to the Certificateholders and the related Serviced Companion Loan Holder(s) as if they were one lender (and, with respect to any Serviced AB Loan Combination, taking into account the subordinate nature of the related Subordinate Companion Loan(s))) of principal and interest, including balloon payments, on a present value basis; and

●              without regard to—

1.       any relationship, including as lender on any other debt, that the Master Servicer or the Special Servicer, as the case may be, or any of its affiliates may have with any of the underlying borrowers, or any affiliate of the underlying borrowers, or any other party to the Pooling and Servicing Agreement;

2.       the ownership of any Certificate (or any Companion Loan or other indebtedness secured by the related Mortgaged Property or any security backed by a Companion Loan) by the Master Servicer or the Special Servicer or any affiliate of the Master Servicer or the Special Servicer, as the case may be;

3.       the obligation, if any, of the Master Servicer to make Advances;

4.       the right of the Master Servicer or the Special Servicer, as the case may be, or any of its affiliates to receive compensation or reimbursement of costs under the Pooling and Servicing Agreement generally or with respect to any particular transaction; and

5.       the ownership, servicing or management for others of any mortgage loan or real property not covered by the Pooling and Servicing Agreement by the Master Servicer or the Special Servicer, as the case may be, or any of its affiliates.

The Servicing Standard will apply with respect to the Outside Serviced Mortgage Loans or related REO Property only to the extent that the Master Servicer or the Special Servicer has any express duties or rights to grant consent with respect thereto pursuant to the Pooling and Servicing Agreement.

In general, the Master Servicer will be responsible for the servicing and administration of each Serviced Mortgage Loan (and Serviced Companion Loan)—

●	which is not a Specially Serviced Loan; or

●	that is a Corrected Loan.

A “Specially Serviced Loan” means any Serviced Loan (including a related REO Mortgage Loan or REO Companion Loan) being serviced under the Pooling and Servicing Agreement for which any of the following events (each, a “Servicing Transfer Event”) has occurred as follows:

(a) the related borrower has failed to make when due any scheduled monthly debt service payment or a balloon payment, which failure continues unremedied (without regard to any grace period):

●	except in the case of a Serviced Loan delinquent in respect of its balloon payment, beyond 60 days after the date that payment was due; or

●	solely in the case of a delinquent balloon payment, (A) after the date on which that balloon payment was due (except as described in clause B below) or (B) if the related borrower has delivered to the Master Servicer or the Special Servicer (each of whom will be required to promptly deliver a copy to the other, the Operating Advisor (following the occurrence and during the continuation of a Control Termination Event) and the Controlling Class Representative (so long as no Consultation Termination Event has occurred and is continuing)), on or before the date on which that balloon payment was due, a refinancing commitment or otherwise binding application or other similar binding document for refinancing from an acceptable lender or a signed purchase and sale agreement (in each case subject only to typical closing conditions and, in the case of a purchase and sale agreement, such agreement will include delivery of a customary deposit by the purchaser) that is, in either case, reasonably satisfactory in form and substance to the Special Servicer from an acceptable lender or purchaser reasonably satisfactory to the Special Servicer, which provides that such refinancing or sale will occur within 120 days of such related maturity date, then 120 days beyond the date on which that balloon payment was due (or such shorter period beyond the date on which the balloon payment was due during which the refinancing or sale is scheduled to occur) provided that such Mortgage Loan and any related Companion Loan, as applicable, will become a Specially Serviced Loan immediately (i) if, in the judgment of the Special Servicer in accordance with the Servicing Standard, the related borrower fails to diligently pursue such refinancing or sale, or fails to satisfy any condition of such refinancing or sale or the related borrower fails to pay any Monthly Payment on the related due date (subject to any applicable grace period) at any time before the refinancing or sale, (ii) if such refinancing or sale does not occur within 120 days of the related maturity date (or within such shorter period as the refinancing or sale is scheduled to occur pursuant to the related refinancing documentation or purchase and sale agreement), (iii) the related refinancing documentation or purchase and sale agreement is terminated before the refinancing or sale is scheduled to occur, or (iv) another Servicing Transfer Event occurs with respect to the Serviced Loan; or

(b) there has occurred a default (other than as set forth in clause (a) and other than an Acceptable Insurance Default) that the Master Servicer or the Special Servicer (and, in the case of the Special Servicer, with the consent of the related Directing Holder (unless, if the Controlling Class Representative is the related Directing Holder, a Control Termination Event has occurred and is continuing) determines materially impairs the value of the related Mortgaged Property as security for the Serviced Loan or otherwise materially adversely affects the interests of Certificateholders in the Serviced Mortgage Loan (or, in the case of a Serviced Loan Combination, the interests of the Certificateholders and the related Serviced Companion Loan Holder(s) in such Serviced Loan Combination), and continues unremedied for the applicable grace period under the terms of the Serviced Loan (or, if no grace period is specified and the default is capable of being cured, for 30 days); provided that such 30-day grace period does not apply to a default that gives rise to immediate acceleration of the related Serviced Loan without the application of a grace period under the terms of the Mortgage Loan documents; and provided, further, that any default requiring a Property Advance will be deemed to materially and adversely affect the interests of the Certificateholders in the subject Serviced Mortgage Loan (or, in the case of a Serviced Loan Combination, the interests of the Certificateholders and the related Serviced Companion Loan Holder(s) in such Serviced Loan Combination); or

(c) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law, or the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered into against the related borrower; or

(d) the related borrower consents to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such borrower or of or relating to all or substantially all of its property; or

(e) the related borrower admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations; or

(f) the Master Servicer or the Special Servicer has received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged Property; or

(g) the Master Servicer or the Special Servicer (and, in the case of the Special Servicer, with the consent of the related Directing Holder (unless, if the Controlling Class Representative is the related Directing Holder, a Control Termination Event has occurred and is continuing)) determines that (i) a default (other than an Acceptable Insurance Default) under the Serviced Loan is reasonably foreseeable, (ii) such default would materially impair the value of the corresponding Mortgaged Property as security for the Serviced Loan or otherwise materially adversely affect the interests of Certificateholders in the Serviced Mortgage Loan (or, in the case of a Serviced Loan Combination, the interests of the Certificateholders or the related Serviced Companion Loan Holder(s) in the Serviced Loan Combination), and (iii) the default is likely to continue unremedied for the applicable cure period under the terms of the Serviced Loan or, if no cure period is specified and the default is capable of being cured, for 30 days (provided that such 30-day grace period does not apply to a default that gives rise to immediate acceleration without application of a grace period under the terms of the Serviced Loan).

It will be considered an “Acceptable Insurance Default” (and neither the Master Servicer nor the Special Servicer will be required to obtain the below described insurance) if the related Mortgage Loan documents specify that the related borrower must maintain all-risk casualty insurance or other insurance that covers damages or losses arising from acts of terrorism and the Special Servicer has determined, in its reasonable judgment in accordance with the Servicing Standard (and (a) with the consent of the related Directing Holder (unless, if the Controlling Class Representative is the related Directing Holder, a Control Termination Event has occurred and is continuing) and (b) with respect to a Specially Serviced Loan, after non-binding consultation with the Risk Retention Consultation Party pursuant to the Pooling and Servicing Agreement (in the case of either of clause (a) or (b), other than with respect to any Mortgage Loan that is an Excluded Mortgage Loan or Excluded RRCP Mortgage Loan, as applicable, as to such party)), that (i) this insurance is not available at commercially reasonable rates and the subject hazards are not commonly insured against by prudent owners of similar real properties located in or near the geographic region in which the Mortgaged Property is located (but only by reference to such insurance that has been obtained by such owners at current market rates), or (ii) this insurance is not available at any rate; provided, however, that the related Directing Holder will not have more than 30 days to respond to the Special Servicer’s request for such consent; provided, further, that upon the Special Servicer’s determination, consistent with the Servicing Standard, that exigent circumstances do not allow the Special Servicer to consult with the related Directing Holder or the Risk Retention Consultation Party, the Special Servicer will not be required to do so. In making this determination, the Special Servicer, to the extent consistent with the Servicing Standard, is entitled to rely on the opinion of an insurance consultant.

A Serviced Loan will cease to be a Specially Serviced Loan and will become a “Corrected Loan” when:

●	with respect to the circumstances described in clause (a) of the definition of “Specially Serviced Loan”, the related borrower has made three consecutive full and timely scheduled monthly debt service payments under the terms of the Serviced Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, extension, waiver or amendment granted or agreed to by the Master Servicer or the Special Servicer pursuant to the Pooling and Servicing Agreement);

●	with respect to the circumstances described in clauses (c), (d), (e) and (g) of the definition of “Specially Serviced Loan”, the circumstances cease to exist in the good faith, reasonable judgment of the Special Servicer, but, with respect to any bankruptcy or insolvency proceedings described in clauses (c), (d) and (e), no later than the entry of an order or decree dismissing such proceeding;

●	with respect to the circumstances described in clause (b) of the definition of “Specially Serviced Loan”, the default is cured as determined by the Special Servicer in its reasonable, good faith judgment; and

●	with respect to the circumstances described in clause (f) of the definition of “Specially Serviced Loan”, the proceedings are terminated;

provided that at such time no other circumstance described in clauses (a) through (g) of the definition of “Specially Serviced Loan” exists that would cause the Mortgage Loan to be characterized as a “Specially Serviced Loan.”

If a Servicing Transfer Event exists with respect to the Mortgage Loan or any Companion Loan in a Serviced Loan Combination, it will be considered to exist for the entire Serviced Loan Combination.

The Special Servicer, on the other hand, will be responsible for the servicing and administration of each Serviced Loan as to which a Servicing Transfer Event has occurred and which has not yet become a Corrected Loan, and for the processing and/or approval of certain matters related to Serviced Loans that are non-Specially Serviced Loans. The Special Servicer may be responsible for conducting or managing certain Mortgage Loan-related litigation (including with respect to non-Specially Serviced Loans) as and to the extent set forth in the Pooling and Servicing Agreement. The Special Servicer will also be responsible for the administration of each REO Property acquired by the Issuing Entity.

Despite the foregoing, the Pooling and Servicing Agreement will require the Master Servicer to continue to collect information and prepare all reports to the Certificate Administrator required to be collected or prepared with respect to any Specially Serviced Loans (based on, among other things, certain information provided by the Special Servicer), receive payments on Specially Serviced Loans, maintain escrows and all reserve accounts on Specially Serviced Loans, maintain insurance with respect to the Mortgaged Properties securing the Specially Serviced Loans and, otherwise, to render other incidental services with respect to any such specially serviced assets. In addition, the Special Servicer will perform limited duties and have certain approval rights regarding servicing actions with respect to Serviced Loans that are not Specially Serviced Loans.

Neither the Master Servicer nor the Special Servicer will have responsibility for the performance by the other of its respective obligations and duties under the Pooling and Servicing Agreement.

The Master Servicer will transfer servicing of a Serviced Loan to the Special Servicer when that Serviced Loan becomes a Specially Serviced Loan. The Special Servicer will return the servicing of that Serviced Loan to the Master Servicer when it becomes a Corrected Loan.

The Special Servicer will be obligated to, among other things, oversee the resolution of Serviced Loans that are Specially Serviced Loans and act as disposition manager of REO Properties (other than any interest in a Mortgaged Property acquired through foreclosure or deed-in-lieu of foreclosure with respect to an Outside Serviced Loan Combination). Each Outside Servicing Agreement provides or is expected to provide, as applicable, for certain servicing transfer events. Upon the occurrence of a servicing transfer event with respect to an Outside Serviced Loan Combination under the Outside Servicing Agreement, servicing of both the affected

Outside Serviced Mortgage Loan and the related Outside Serviced Companion Loan(s) will be transferred to the Outside Special Servicer.

With respect to any Serviced Loan that is not a Specially Serviced Loan, the determination to consent to or approve a request by a borrower with respect to any Special Servicer Decision or Major Decision or making any determination that would constitute a Special Servicer Decision or a Major Decision with respect to any Mortgage Loan will be made by the Special Servicer or (if (a) the Master Servicer and the Special Servicer mutually agree that the Master Servicer will process any such request by a borrower or make any such determination or (b) in the case of a Special Servicer Decision described in sub-clause (i) or (ii) of clause (e) of the definition of “Special Servicer Decision” below) be made by the Master Servicer subject to the Special Servicer’s consent. The Special Servicer will also be required to obtain the consent of the Directing Holder and will be required to consult with the Operating Advisor and the Risk Retention Consultation Party in connection with any Major Decisions, to the extent described under “—The Directing Holder” and “—The Operating Advisor” in this prospectus. For purposes of the foregoing and this prospectus, each of the following with respect to any Mortgage Loan constitutes a “Special Servicer Decision” to the extent it is not a Major Decision):

(a)           approving leases, lease modifications or amendments or any requests for subordination, non-disturbance and attornment agreements or other similar agreements for (i) all ground leases, including any determination whether to cure any borrower defaults relating to any ground lease, and (ii) all other leases in excess of the lesser of (y) 30,000 square feet and (z) 30% of the net rentable area at the related Mortgaged Property so long as it is reviewable by the lender under the related Mortgage Loan documents;

(b)           approving any waiver regarding the receipt of financial statements (other than an immaterial timing waiver including late financial statements);

(c)           approving annual budgets for the related Mortgaged Property with respect to a Mortgage Loan with a debt service coverage ratio below 1.25x (to the extent lender approval is required under the related loan documents) that provide for (i) operating expenses equal to more than 110% of the amount that was budgeted therefor in the prior year or (ii) payments to persons or entities known by the Master Servicer to be affiliates of the related borrower (excluding affiliated managers paid at fee rates agreed to at the origination of the related Mortgage Loan or Loan Combination);

(d)           approving rights of way and easements that materially affect the use or value of a Mortgaged Property or the borrower’s ability to make payments with respect to the related Mortgage Loan and approving consent to subordination of the related Mortgage Loan to such rights of way and easements;

(e)           agreeing to any modification, waiver, consent or amendment of the related Mortgage Loan or Loan Combination in connection with a defeasance if such proposed modification, waiver, consent or amendment is with respect to (i) a waiver of a mortgage loan event of default (but excluding non-monetary events of default other than defaults relating to transfers of interest in the borrower or the existing collateral or material modifications of the existing collateral), (ii) a modification of the type of defeasance collateral required under the Mortgage Loan or Loan Combination documents such that defeasance collateral other than direct, non-callable obligations of the United States would be permitted or (iii) a modification that would permit a principal prepayment instead of defeasance if the applicable loan documents do not otherwise permit such principal prepayment;

(f)            in circumstances where no lender discretion is required other than confirming that the conditions in the related Mortgage Loan documents have been satisfied (including determining whether any applicable terms or tests are satisfied), approving any request to incur additional debt in accordance with the terms of the Mortgage Loan documents;

(g)           approving any requests for the funding or disbursement of amounts from any escrow accounts, reserve funds or letters of credit held as “performance”, “earn-out” or “holdback” escrows or reserves, including the funding or disbursement of any such amounts with respect to any of the Mortgage Loans secured by the Mortgaged Properties specifically identified in the Pooling and Servicing Agreement, other than routine and/or customary escrow and reserve fundings or disbursements for which the satisfaction of performance-related criteria is not required pursuant to the terms of the related Mortgage Loan documents (for the avoidance of doubt, any request for the funding or disbursement of ordinary course impounds, repair and replacement reserves, lender approved budget and operating expenses, and tenant improvements pursuant to an approved lease, each in accordance with the Mortgage Loan documents or any other funding or disbursement as mutually agreed upon by the Master Servicer and the Special Servicer, will not constitute a Special Servicer Decision);

(h)           in circumstances where no lender discretion is required other than confirming satisfaction of the applicable terms of the Mortgage Loan documents (including determining whether any applicable terms or tests are satisfied), approving requests for any release of collateral or any acceptance of substitute or additional collateral for a Mortgage Loan; provided that, in any case, Special Servicer Decisions will not include (i) grants of easements or rights of way that do not materially affect the use or value of the Mortgaged Property or the borrower’s ability to make any payments with respect to the Mortgage Loan; (ii) the release, substitution or addition of collateral securing any Serviced Mortgage Loan or Serviced Loan Combination in connection with a defeasance of such collateral; or (iii) requests that are related to any condemnation action that is pending, or threatened in writing, and would affect a non-material portion of the Mortgaged Property;

(i)            approving any transfers of an interest in the borrower under a Serviced Mortgage Loan or an assumption agreement, unless such transfer or assumption (i) is allowed under the terms of the related Mortgage Loan documents without the exercise of any lender approval or discretion other than confirming the satisfaction of the other conditions to the transfer or assumption set forth in the related Mortgage Loan documents that do not include any other approval or exercise of discretion, including a consent to transfer to any subsidiary or affiliate of such borrower or to a person acquiring less than a majority interest in such borrower and (ii) does not involve incurring new mezzanine financing or a change in control of the borrower;

(j)            any modification, consent to a modification or waiver of any material term of any intercreditor or similar agreement (which will not include any amendments to split or re-size notes consistent with the terms of any Co-Lender Agreement as to which the consent of the Issuing Entity is not required) related to a Serviced Mortgage Loan or Serviced Loan Combination, or any action to enforce rights with respect thereto;

(k)           any proposed modification or waiver of any material provision in the related Mortgage Loan documents governing the type, nature or amount of insurance coverage required to be obtained and maintained by the related borrower; and

(l)            any approval of any casualty insurance settlements (unless such casualty insurance settlements are less than the threshold specified in the related loan documents and there is no lender discretion provided for in the related loan documents, including determining whether any conditions precedent have been satisfied) or condemnation settlements (unless such condemnation settlements are immaterial and there is no lender discretion provided for in the related loan documents, including determining whether any conditions precedent have been satisfied), and any determination to apply casualty proceeds or condemnation awards to the reduction of the debt rather than to the restoration of the Mortgaged Property.

With respect to a Special Servicer Decision or Major Decision involving a Serviced Loan that is not a Specially Serviced Loan, if (i) the Master Servicer and the Special Servicer mutually agree that the Master Servicer will process such Special Servicer Decision or Major Decision, as the case may be, or (ii) the subject Special Servicer Decision is of the type described in sub-clause (i) or (ii) of clause (e) of the definition of “Special Servicer Decision” above, the Master Servicer, prior to taking any action with respect to such Special Servicer Decision or Major Decision, will be required, unless otherwise agreed by the Master Servicer and the Special Servicer, to prepare and submit its written analysis and recommendation to the Special Servicer, together with all information reasonably available to the Master Servicer that the Special Servicer may reasonably request in order to withhold or grant its consent. When the Special Servicer’s consent is required under the Pooling and Servicing Agreement with respect to any action or decision with respect to a non-Specially Serviced Loan that the Master Servicer is processing, such consent will (under the circumstances set forth in the Pooling and Servicing Agreement) be deemed given if the Special Servicer does not respond to a request for consent within the time periods set forth in the Pooling and Servicing Agreement.

The Master Servicer and the Special Servicer, as applicable, will be required, no less often than on a monthly basis, to make a knowledgeable servicing officer available via telephone to verbally answer questions from the Operating Advisor (after the occurrence and during the continuance of a Control Termination Event), the Directing Holder (unless, if the Controlling Class Representative is the related Directing Holder, a Control Termination Event has occurred and is continuing) and the Risk Retention Consultation Party (to the extent the Risk Retention Consultation Party has consultation rights as described under “—Directing Holder” below)

regarding the performance and servicing of the applicable Serviced Mortgage Loans and/or REO Properties for which such Master Servicer or Special Servicer, as applicable, is responsible.

All net present value calculations and determinations made under the Pooling and Servicing Agreement with respect to any Serviced Mortgage Loan or related Mortgaged Property or REO Property (including for purposes of the definition of “Servicing Standard” set forth above) will be made by using a discount rate appropriate for the type of cash flows being discounted; namely (i) for principal and interest payments on the Mortgage Loan or proceeds from the sale of a defaulted Mortgage Loan, the highest of (1) the rate determined by the Master Servicer or the Special Servicer, as applicable, that approximates the market rate that would be obtainable by the borrowers on similar debt of the borrowers as of such date of determination, (2) the Mortgage Rate and (3) the yield on 10-year U.S. treasuries and (ii) for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or updated appraisal).

Subservicing

The Master Servicer may delegate and/or assign some or all of its servicing obligations and duties with respect to some or all of the Serviced Loans to one or more third-party sub-servicers provided that the Master Servicer will remain obligated under the Pooling and Servicing Agreement. Certain servicing and administrative functions may also be provided by one or more primary servicers that previously serviced the Mortgage Loans for the applicable Mortgage Loan Seller. The Master Servicer will be responsible for paying the servicing fees of any sub-servicer or primary servicer retained by it. Notwithstanding any sub-servicing agreement or primary servicing agreement, the Master Servicer will remain primarily liable to the Trustee, the Certificate Administrator, the Certificateholders and any Serviced Companion Loan Holder for the servicing and administering of the Serviced Loans in accordance with the provisions of the Pooling and Servicing Agreement without diminution of such obligation or liability by virtue of such sub-servicing agreement or primary servicing agreement. A sub-servicer may be an affiliate of the Depositor, the Master Servicer or the Special Servicer. The Special Servicer will not be permitted to appoint sub-servicers with respect to any of its servicing obligations and duties.

Each sub-servicing agreement between the Master Servicer and a sub-servicer (a “Sub-Servicing Agreement”) will generally be required to provide that (i) such Sub-Servicing Agreement may be assumed by the Trustee, if the Trustee has assumed the duties of the Master Servicer, or by any successor Master Servicer without cost or obligation to the assuming party or the Issuing Entity, upon the assumption by such party of the obligations of the Master Servicer pursuant to the Pooling and Servicing Agreement and (ii) the sub-servicer will be in default under such Sub-Servicing Agreement and such Sub-Servicing Agreement will be required to be terminated (unless such default is waived by the Depositor) if the sub-servicer fails (A) to deliver by the due date (which may take into account any grace period permitted pursuant to the Pooling and Servicing Agreement) any Exchange Act reporting items required to be delivered to the Master Servicer pursuant to the Pooling and Servicing Agreement or such Sub-Servicing Agreement or to the master servicer under any other pooling and servicing agreement that the Depositor is a party to, or (B) to perform in any material respect any of its covenants or obligations contained in such Sub-Servicing Agreement regarding creating, obtaining or delivering any Exchange Act reporting items required in order for any party to the Pooling and Servicing Agreement to perform its obligations under the Pooling and Servicing Agreement or under the Exchange Act reporting requirements of any other pooling and servicing agreement that the Depositor is a party to. The Master Servicer will be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it in accordance with the terms of the related Sub-Servicing Agreement. However, no sub-servicer will be permitted under any Sub-Servicing Agreement to take (or determine not to take) action with respect to Major Decisions or Special Servicer Decisions without the consent of the Special Servicer.

Advances

The Master Servicer will be obligated (subject to the limitations described below) to advance, on the business day immediately preceding a Distribution Date (the “Master Servicer Remittance Date”), an amount (each such amount, a “P&I Advance”) equal to the total or any portion of the Monthly Payment (exclusive of the related Servicing Fee and, if applicable, any Excess Interest) due or deemed due (without regard to any grace period) on each Mortgage Loan (including the Outside Serviced Mortgage Loans and REO Mortgage Loans, but not including any Companion Loan) for the Due Date in the related Collection Period, to the extent not received by the Master Servicer as of the close of business on the Determination Date in the same month as (or, in the case of an Outside Serviced Mortgage Loan, as of the close of business on the business day immediately preceding) such Master Servicer Remittance Date. In the event the Monthly Payment has been reduced pursuant to any modification, waiver or amendment of the terms of the Mortgage Loan, whether agreed to by the Special Servicer or resulting from bankruptcy, insolvency or any similar proceeding involving the related borrower, the amount required to be advanced will be so reduced. The Master Servicer will not be required or permitted to make an advance for balloon payments, default interest, Excess Interest, prepayment premiums or yield maintenance charges or delinquent monthly debt service payments on the Companion Loans. The amount required to be advanced by the Master Servicer with respect to any Distribution Date in respect of delinquent payments of interest on any Mortgage Loan as to which an Appraisal Reduction Amount exists will equal the product of (i) the amount otherwise required to be advanced by the Master Servicer with respect to delinquent payments of interest without giving effect to such Appraisal Reduction Amount, and (ii) a fraction, the numerator of which is the Stated Principal Balance of such Mortgage Loan as of the last day of the related Collection Period, reduced by such Appraisal Reduction Amount, and the denominator of which is the Stated Principal Balance of such Mortgage Loan as of the last day of the related Collection Period. Appraisal Reduction Amounts will not affect advances in respect of delinquent payments of principal.

The Master Servicer will also be obligated (subject to the limitations described below) with respect to each Serviced Loan serviced, and each REO Property administered, under the Pooling and Servicing Agreement, to make cash advances (“Property Advances” and, together with P&I Advances, “Advances”) to pay all customary, reasonable and necessary “out of pocket” costs and expenses (including attorneys’ fees and fees and expenses of real estate brokers) incurred in connection with the servicing and administration of such Serviced Loan if a default is imminent thereunder or a default, delinquency or other unanticipated event has occurred, or in connection with the administration of any such REO Property, including, but not limited to, the cost of the preservation, insurance, restoration, protection and management of a related Mortgaged Property, the cost of delinquent real estate taxes and assessments, ground lease rent payments, condominium assessments, hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related Mortgage or to maintain a related Mortgaged Property, subject to a non-recoverability determination. The Master Servicer has no obligation to make any Property Advances with regard to any Outside Serviced Mortgage Loan. No Property Advances will be made with regard to a Subordinate Companion Loan if the related Mortgage Loan is no longer held by the Issuing Entity.

The Master Servicer will advance the cost of preparation of any environmental assessments required to be obtained in connection with taking title to any REO Property unless the Master Servicer determines, in accordance with the Servicing Standard, that such Advance would be a Nonrecoverable Advance but the cost of any compliance, containment, clean-up or remediation of an REO Property will be an expense of the Issuing Entity and paid from the Collection Account.

The Pooling and Servicing Agreement will obligate the Trustee to make any P&I Advance that the Master Servicer was obligated, but failed, to make unless the Trustee or the Special Servicer determines such P&I Advance would be a Nonrecoverable Advance.

The Special Servicer is required to request the Master Servicer to make Property Advances with respect to a Specially Serviced Loan or REO Property under the Pooling and Servicing Agreement. The Special Servicer must make the request a specified number of days in advance of when the Property Advance is required to be made under the Pooling and Servicing Agreement. The Master Servicer, in turn, must make the requested Property Advance within a specified number of days following the Master Servicer’s receipt of the request unless the Master Servicer determines such Advance would be a Nonrecoverable Advance. The Special Servicer will have no obligation to make any Property Advance, provided that, in an urgent or emergency situation requiring the making of a Property Advance, the Special Servicer may, in its sole discretion, make such Property Advance, and the Master Servicer will be required to reimburse the Special Servicer for such Advance (with interest on that Advance) within a specified number of days as set forth in the Pooling and Servicing Agreement, provided such Advance is not determined by the Master Servicer, in accordance with the Servicing Standard, to be a Nonrecoverable Advance. Once reimbursed, the Master Servicer will be deemed to have made such Property Advance as of the date made by the Special Servicer, and will be entitled to reimbursement with interest on that Advance in accordance with the terms of the Pooling and Servicing Agreement. Any Property Advance made by the Special Servicer, but not reimbursed by the Master Servicer, will be reimbursable out of the Collection Account in the same manner as would be Property Advances made by the Master Servicer.

If the Master Servicer is required under the Pooling and Servicing Agreement to make a Property Advance, but does not do so within 15 days after the Property Advance is required to be made by it, then the Trustee will be required:

●	if a responsible officer of the Trustee has actual knowledge of the failure, to give the Master Servicer notice of its failure; and

●	if the failure continues for three more business days, to make the Property Advance, unless the Trustee determines such Property Advance would be a Nonrecoverable Advance.

The Master Servicer, the Special Servicer and the Trustee, as applicable, will each be entitled to receive interest on Advances at the Prime Rate, compounded annually (the “Advance Rate”), as of each Master Servicer Remittance Date; provided, however, that with respect to any P&I Advance made prior to the expiration of the related grace period, interest on such P&I Advance will accrue only from and after the expiration of such grace period. If the interest on any Advance is not recovered from Modification Fees on the related Mortgage Loan or Penalty Charges on the related Mortgage Loan, a shortfall will result which will have the same effect as a liquidation loss on a defaulted Mortgage Loan. The “Prime Rate” is the rate on any day set forth as such in The Wall Street Journal, Eastern edition.

The obligation of the Master Servicer or the Trustee, as applicable, to make Advances with respect to any Mortgage Loan pursuant to the Pooling and Servicing Agreement continues through the foreclosure of such Mortgage Loan and until the liquidation of such Mortgage Loan or the related Mortgaged Properties. Advances are intended to provide a limited amount of liquidity, not to guarantee or insure against losses.

Each Outside Servicer will (or is expected to) be obligated to make servicing advances with respect to the related Outside Serviced Loan Combination and will (or is expected to) be entitled to reimbursement for such servicing advances with interest at a prime lending rate. In addition, if any such servicing advance is determined to be a nonrecoverable advance under an Outside Servicing Agreement, then the Outside Servicer or the Outside Trustee, as applicable, will (or is expected to) be entitled to reimbursement from general collections on the Mortgage Loans in this securitization transaction for the pro rata portion of such nonrecoverable advances allocable to the related Outside Serviced Mortgage Loan (with interest at a prime lending rate) pursuant to the terms of the related Co-Lender Agreement.

If the Master Servicer or the Special Servicer, in accordance with the Servicing Standard, or the Trustee in its good faith business judgment, as applicable, determines that any Advance (together with accrued interest on the Advance) previously made by it (or, in the case of a determination by the Special Servicer, by the Master Servicer or the Trustee) will not be ultimately recoverable out of related late payments, net insurance proceeds, net condemnation proceeds, net liquidation proceeds or other collections with respect to the Mortgage Loan or REO Property, as the case may be, as to which such Advance was made (any such Advance, a “Nonrecoverable Advance”), then the Master Servicer, the Special Servicer or the Trustee, as applicable, will be entitled to be reimbursed for such Advance, plus interest on the Advance at the Advance Rate, out of amounts payable on or in respect of all of the Mortgage Loans and REO Properties prior to distributions on the Certificates, which will be deemed to have been reimbursed first out of amounts collected or advanced in respect of principal and then out of all other amounts collected on the Mortgage Loans and REO Properties.

In connection with a determination by the Master Servicer, the Special Servicer or the Trustee as to whether an Advance previously made or to be made constitutes or would constitute a Nonrecoverable Advance:

●	neither the Master Servicer nor the Trustee will be required to make any Advance that the Master Servicer, in accordance with the Servicing Standard, or the Trustee in its good faith business judgment, determines will not be ultimately recoverable (including interest accrued on the Advance) by the Master Servicer or the Trustee, as applicable, out of related late payments, net insurance proceeds, net condemnation proceeds, net liquidation proceeds or other collections with respect to the Mortgage Loan or REO Property, as the case may be, as to which such Advance was made;

●	the Special Servicer may, at its option, make a determination in accordance with the Servicing Standard that any proposed Advance, if made, would be a Nonrecoverable Advance or that any outstanding Advance is a Nonrecoverable Advance and may deliver to the Master Servicer, the

Trustee, the Controlling Class Representative (prior to the occurrence and continuance of a Consultation Termination Event) and, in the case of a Property Advance with respect to a Serviced Outside Controlled Loan Combination, the related Outside Controlling Note Holder notice of such determination, which determination will be conclusive and binding on the Master Servicer and the Trustee;

●	although the Special Servicer may determine whether an outstanding Advance is a Nonrecoverable Advance, the Special Servicer will have no right to (i) make an affirmative determination that any Property Advance previously made, to be made (or contemplated to be made) by the Master Servicer or the Trustee is, or would be, recoverable or (ii) reverse any other authorized person’s determination or to prohibit any such other authorized person from making a determination, that an Advance constitutes or would constitute a Nonrecoverable Advance; provided that this sentence will not be construed to limit the Special Servicer’s right to make a determination that an Advance to be made (or contemplated to be made) would be or a previously made Advance is a Nonrecoverable Advance, as described in the preceding bullet;

●	any non-recoverability determination by the Master Servicer or the Special Servicer described in this paragraph with respect to the non-recoverability of Advances will be conclusive and binding on the Master Servicer (in the case of such a determination by the Special Servicer) and the Trustee; and

●	notwithstanding the foregoing, the Trustee may conclusively rely upon any determination by the Master Servicer or the Special Servicer that any Advance would be recoverable (unless a non-recoverability determination has been made by the other servicer in accordance with the preceding bullet which is binding on the Trustee), and the Master Servicer may conclusively rely upon any determination by the Special Servicer that any Advance would be recoverable.

Any such judgment or determination with respect to the recoverability of Advances by any of the Trustee, the Master Servicer or the Special Servicer must be made (i) in the case of the Master Servicer or the Special Servicer, in accordance with the Servicing Standard, or (ii) in the case of the Trustee, in accordance with its good faith business judgment, and in any event will be required to be evidenced by an officer’s certificate delivered to, among others, the other such parties, the Controlling Class Representative (prior to the occurrence and continuance of a Control Termination Event) and, in the case of a Property Advance with respect to any Serviced Outside Controlled Loan Combination, the related Outside Controlling Note Holder, setting forth such judgment or determination of nonrecoverability and the procedures and considerations of the Master Servicer, the Special Servicer or the Trustee, as applicable, forming the basis of such determination.

With respect to an Outside Serviced Mortgage Loan and the Master Servicer’s and Trustee’s obligation to make P&I Advances, the Master Servicer and the Trustee may make their own independent determination as to recoverability or nonrecoverability, and the Special Servicer may make its own independent determination as to non-recoverability, notwithstanding any determination of recoverability or nonrecoverability, as the case may be, by the Outside Servicer or Outside Trustee. In addition, an Outside Servicer or Outside Special Servicer, as applicable, will be entitled to seek recovery from the Issuing Entity of the pro rata share of any non-recoverable servicing advance made with respect to such Outside Serviced Loan Combination, with interest at a prime lending rate.

The Master Servicer, the Special Servicer or the Trustee, as applicable, will be entitled to reimbursement for any Advance made by it, including, solely in the case of the Master Servicer or the Trustee, all P&I Advances made with respect to the Outside Serviced Mortgage Loans, equal to the amount of such Advance and interest accrued on the Advance at the Advance Rate (i) from Penalty Charges and Modification Fees on the related Mortgage Loan by the borrower and any other collections on the Mortgage Loan, (ii) from insurance proceeds, condemnation proceeds or Liquidation Proceeds collected on the defaulted Mortgage Loan or the related Mortgaged Property or (iii) upon determining in good faith that such Advance with interest is not recoverable from amounts described in clauses (i) and (ii), from any other amounts from time to time on deposit in the Collection Account.

Notwithstanding anything in this prospectus to the contrary, the Master Servicer may in accordance with the Servicing Standard elect (but is not required) to make a payment (and in the case of a Specially Serviced Loan, at the direction of the Special Servicer will be required to make a payment) from amounts on deposit in the Collection Account that would otherwise be a Property Advance with respect to a Mortgage Loan notwithstanding that the Master Servicer or the Special Servicer has determined that such a Property Advance would, if made, be a Nonrecoverable Advance, if making the payment would (x) prevent (i) the related Mortgaged Property from being uninsured or being sold at a tax sale or (ii) any event that would cause a loss of the priority of the lien of the related Mortgage, or the loss of any security for the related Mortgage Loan, or (y) would remediate any adverse environmental condition or circumstance at any of the Mortgaged Properties, if, in each instance, the Special Servicer or the Master Servicer, as applicable, determines in accordance with the Servicing Standard that making the payment is in the best interest of the Certificateholders (and, with respect to any Serviced Loan Combination, the related Serviced Companion Loan Holder) (as a collective whole as if such Certificateholders and/or the related Serviced Companion Loan Holder constituted a single lender) (and, with respect to a Serviced AB Loan Combination, taking into account the subordinate nature of the related Subordinate Companion Loan(s)).

Notwithstanding the foregoing, if the funds in the Collection Account allocable to principal and available for distribution on the next Distribution Date are insufficient to fully reimburse the Master Servicer, the Special Servicer or the Trustee, as applicable, for a Nonrecoverable Advance, then such party may elect, on a monthly basis, in its sole discretion, to defer reimbursement of some or all of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the Advance) for a period not to exceed 12 months in any event; provided that any deferral in excess of six months will be subject to the consent of the Controlling Class Representative (or, in the case of a Property Advance with respect to a Serviced Outside Controlled Loan Combination, the related Outside Controlling Note Holder) (unless, if the Controlling Class Representative is the consenting party, a Control Termination Event has occurred and is continuing, in which case the Controlling Class Representative must be consulted with unless a Consultation Termination Event has occurred and is continuing). In addition, the Master Servicer, the Special Servicer or the Trustee, as applicable, will be entitled to recover any Advance that is outstanding at the time that a Mortgage Loan is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such Advance, a “Workout-Delayed Reimbursement Amount”) out of principal collections in the Collection Account (net of any amounts used to pay a Nonrecoverable Advance or interest on such Nonrecoverable Advance). The Master Servicer, the Special Servicer or the Trustee will be permitted to recover a Workout-Delayed Reimbursement Amount from general collections in the Collection Account if the Master Servicer, the Special Servicer or the Trustee, as applicable, (a) has determined that such Workout-Delayed Reimbursement Amount would not be recoverable out of collections on the related Mortgage Loan or (b) has determined that such Workout-Delayed Reimbursement Amount would not ultimately be recoverable, along with any other Workout-Delayed Reimbursement Amounts and Nonrecoverable Advances, out of the principal portion of future collections on the Mortgage Loans and the REO Properties.

Any requirement of the Master Servicer or the Trustee to make an Advance in the Pooling and Servicing Agreement is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more Mortgage Loans.

Any election described above by any party to refrain from reimbursing itself for any Nonrecoverable Advance (together with interest for that Nonrecoverable Advance) or portion of any Nonrecoverable Advance with respect to any Distribution Date will not be construed to impose on any party any obligation to make the above described election (or any entitlement in favor of any Certificateholder or any other person to an election) with respect to any subsequent Collection Period or to constitute a waiver or limitation on the right of the person making the election to otherwise be reimbursed for a Nonrecoverable Advance immediately (together with interest on that Nonrecoverable Advance). An election by the Master Servicer, the Special Servicer or the Trustee will not be construed to impose any duty on either of the other parties to make an election (or any entitlement in favor of any Certificateholder or any other person to such an election). The fact that a decision to recover a Nonrecoverable Advance over time, or not to do so, benefits some Classes of Certificateholders to the detriment of other Classes of Certificateholders will not constitute a violation of the Servicing Standard or a breach of the terms of the Pooling and Servicing Agreement by any party, or a violation of any fiduciary duty owed by any party to the Certificateholders. The Master Servicer’s, the Special Servicer’s or the Trustee’s decision to defer reimbursement of such Nonrecoverable Advances as set forth above is an accommodation to the Certificateholders and is not to be construed as an obligation on the part of the Master Servicer, the Special Servicer or the Trustee or a right of the Certificateholders.

Accounts

The Master Servicer will be required to deposit amounts collected in respect of the Mortgage Loans into a segregated account (the “Collection Account”) established pursuant to the Pooling and Servicing Agreement. The

Master Servicer will also be required to establish and maintain a segregated custodial account (the “Loan Combination Custodial Account”) with respect to each Serviced Loan Combination (if any), which may be a sub-account of the Collection Account and deposit amounts collected in respect of such Serviced Loan Combination in the related Loan Combination Custodial Account. The Issuing Entity will only be entitled to amounts on deposit in a Loan Combination Custodial Account to the extent these funds are not otherwise payable to a related Companion Loan Holder or payable or reimbursable to any party to the Pooling and Servicing Agreement. Any amounts in a Loan Combination Custodial Account to which the Issuing Entity is entitled will be transferred on a monthly basis to the Collection Account.

The Certificate Administrator will be required to establish and maintain the following two accounts, which may be sub-accounts of a single account: (i) the “Lower-Tier REMIC Distribution Account”, and (ii) the “Upper-Tier REMIC Distribution Account” (together with the Lower-Tier REMIC Distribution Account, the “Distribution Account”).

With respect to each Distribution Date, on the related Master Servicer Remittance Date, the Master Servicer will be required to disburse from the Collection Account and remit to the Certificate Administrator for deposit into the Lower-Tier REMIC Distribution Account in respect of the related Mortgage Loans, to the extent on deposit in the Collection Account, the Aggregate Available Funds for such Distribution Date and any prepayment premiums or yield maintenance charges collected during the related Collection Period (or, in the case of an Outside Serviced Mortgage Loan, received by the Master Servicer as of the close of business on the business day immediately preceding the applicable Master Servicer Remittance Date and not previously so remitted to the Certificate Administrator). In addition, the Master Servicer will be required to remit to the Certificate Administrator all P&I Advances for deposit into the Lower-Tier REMIC Distribution Account on the related Master Servicer Remittance Date. To the extent the Master Servicer fails to do so, the Trustee will deposit all P&I Advances into the Lower-Tier REMIC Distribution Account, as applicable, as described in this prospectus. On each Distribution Date, the Certificate Administrator will be required to withdraw amounts distributable on such date on the Regular Certificates and the Class R Certificates (other than in respect of the residual interest in the Lower-Tier REMIC) first, from the Lower-Tier REMIC Distribution Account, and deposit such amounts in the Upper-Tier REMIC Distribution Account for distribution on the Certificates. See “Description of the Certificates—Distributions”.

The Certificate Administrator will also be required to establish and maintain an account (the “Interest Reserve Account”), which may, together with any other Securitization Account(s), be a sub-account of a single account. On each Master Servicer Remittance Date occurring in January (except during a leap year) or February (commencing in 2019) (unless, in either case, the related Distribution Date is the final Distribution Date), the Master Servicer will be required to remit to the Certificate Administrator for deposit, in respect of each Mortgage Loan that accrues interest on an Actual/360 basis, an amount equal to one day’s interest at the related Net Mortgage Rate on the respective Stated Principal Balance, as of the close of business on the Distribution Date in the month preceding the month in which such Master Servicer Remittance Date occurs, to the extent the applicable Monthly Payment or a P&I Advance is made in respect of the Monthly Payment (all amounts so deposited in any consecutive January (if applicable) and February, “Withheld Amounts”). On or prior to the Master Servicer Remittance Date occurring in March (or February, if the final Distribution Date occurs in such month) of each calendar year (commencing in 2019), the Certificate Administrator will be required to withdraw from the Interest Reserve Account the aggregate of all Withheld Amounts on deposit therein, and deposit such amount into the Lower-Tier REMIC Distribution Account.

If there are any ARD Loans included in the Issuing Entity, the Certificate Administrator will also be required to establish and maintain an account (the “Excess Interest Distribution Account”), which may, together with any other Securitization Account(s), be a sub-account of a single account. On the Master Servicer Remittance Date immediately preceding the applicable Distribution Date, the Master Servicer is required to remit to the Certificate Administrator for deposit into the Excess Interest Distribution Account an amount equal to any Excess Interest received by the Master Servicer during the applicable one-month collection period. Because there are no ARD Loans in the Issuing Entity, the Certificate Administrator will not establish an Excess Interest Distribution Account.

The Certificate Administrator will also be required to establish and maintain an account (the “Excess Liquidation Proceeds Reserve Account”), which may, together with any other Securitization Account(s), be a sub-account of a single account. To the extent that any gains are realized on liquidations of defaulted Mortgage Loans and sales of Mortgaged Properties, such gains will be deposited into the Excess Liquidation Proceeds Reserve Account. In connection with each Distribution Date, the Certificate Administrator will be required to determine if the Available Funds for such Distribution Date (determined without regard to the inclusion of any Excess Liquidation Proceeds therein) would be sufficient to pay all interest and principal due and owing to, and to reimburse (with interest thereon) all previously allocated Realized Losses reimbursable to, the holders of the Regular Certificates (exclusive of the VRR Interest) on such Distribution Date. If the Certificate Administrator determines that such Available Funds (as so determined) would not be sufficient to make such payments and reimbursements, then the Certificate Administrator will be required to withdraw from the Excess Liquidation Proceeds Reserve Account and deposit in the Lower-Tier REMIC Distribution Account an amount (to be included in the Aggregate Available Funds for the related Distribution Date for allocation between the VRR Interest and the other Regular Certificates) equal to the lesser of (i) all amounts then on deposit in the Excess Liquidation Proceeds Reserve Account and (ii) the sum of (A) the amount of the applicable insufficiency in such Available Funds and (B) the Vertical Risk Retention Allocation Percentage of the amount described in the immediately preceding sub-clause (A). In addition, holders of the Class R Certificates will be entitled to distributions of amounts on deposit in the Excess Liquidation Proceeds Reserve Account that exceed amounts reasonably anticipated to be required to offset possible future Realized Losses and VRR Realized Losses, as determined by the Special Servicer from time to time, or that remain after all distributions with respect to the Regular Certificates on the final Distribution Date.

Other accounts to be established pursuant to the Pooling and Servicing Agreement are one or more segregated custodial accounts (each, an “REO Account”) for collections from REO Properties and one or more accounts (collectively, the “Loss of Value Reserve Fund”) for the purposes of holding Loss of Value Payments to be applied as described under “—Application of Loss of Value Payments”.

The Collection Account, any Loan Combination Custodial Account, any REO Account, the Loss of Value Reserve Fund, the Distribution Account, the Interest Reserve Account, the Excess Liquidation Proceeds Reserve Account and the Excess Interest Distribution Account will be held in the name of the Certificate Administrator (or the Master Servicer (in the case of the Collection Account and each Loan Combination Custodial Account) or the Special Servicer (in the case of any REO Account and the Loss of Value Reserve Fund)) on behalf of the Trustee for the benefit of the holders of Certificates. Each of the Collection Account, any Loan Combination Custodial Account, any REO Account, the Loss of Value Reserve Fund, the Distribution Account, the Interest Reserve Account, any escrow account, the Excess Liquidation Proceeds Reserve Account and the Excess Interest Distribution Account will be held at a depository institution or trust company meeting the requirements of the Pooling and Servicing Agreement or satisfactory to the Rating Agencies.

Amounts on deposit in the Distribution Account, the Excess Liquidation Proceeds Reserve Account, the Excess Interest Distribution Account and the Interest Reserve Account will remain uninvested, and such accounts will be non-interest bearing.

Amounts on deposit in the Collection Account, any Loan Combination Custodial Account, any REO Account and the Loss of Value Reserve Fund may be invested in certain United States government securities and other high-quality investments meeting the requirements of the Pooling and Servicing Agreement or otherwise satisfactory to the Rating Agencies, and maturing (unless payable on demand) no later than the business day preceding the date on which such funds are required to be withdrawn pursuant to the Pooling and Servicing Agreement. Interest or other income earned on funds in the Collection Account, any Loan Combination Custodial Account and certain other servicing accounts will be paid to the Master Servicer as additional servicing compensation, and interest or other income earned on funds in any REO Account and the Loss of Value Reserve Fund will be payable to the Special Servicer.

If with respect to any Serviced Loan the related Mortgage Loan documents permit the lender to, at its option prior to an event of default under the related Serviced Loan, apply amounts held in any reserve account as a prepayment or hold such amounts in a reserve account, neither the Master Servicer or the Special Servicer, as applicable, may apply such amounts as a prepayment, and will instead continue to hold such amounts in the applicable reserve account. Such amount may be used, if permitted under the Mortgage Loan documents, to defease the loan, or may be used to prepay the Serviced Loan upon a subsequent default.

Withdrawals from the Collection Account

The Master Servicer may make withdrawals from the Collection Account (exclusive of any Loan Combination Custodial Account that may be a subaccount thereof) for the following purposes, to the extent permitted, as well as any other purpose described in this prospectus (the order set forth below not constituting an order of priority for such withdrawals): (i) to remit on or before each Master Servicer Remittance Date (A) to the Certificate Administrator for deposit into the Lower-Tier REMIC Distribution Account an amount equal to the sum of (I) the Aggregate Available Funds for the related Distribution Date (to the extent on deposit in the Collection Account) and (II) any prepayment premiums or yield maintenance charges collected during the related Collection Period (or, in the case of an Outside Serviced Mortgage Loan, received by the Master Servicer as of the close of business on the business day immediately preceding the applicable Master Servicer Remittance Date and not previously so remitted to the Certificate Administrator), (B) to the Certificate Administrator, as compensation for it and the Trustee, the Trustee/Certificate Administrator Fee for the related Distribution Date, (C) to the Certificate Administrator for deposit into the Excess Liquidation Proceeds Reserve Account an amount equal to the excess Liquidation Proceeds received during the related Collection Period (or, in the case of an Outside Serviced Mortgage Loan, received by the Master Servicer as of the close of business on the business day immediately preceding the applicable Master Servicer Remittance Date and not previously so remitted to the Certificate Administrator), if any,(D) to the Certificate Administrator for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received during the related Collection Period, if any, and (E) if such Master Servicer Remittance Date occurs in January (except during a leap year) or February (unless, in either case, the related Distribution Date is the final Distribution Date), to the Certificate Administrator for deposit into the Interest Reserve Account an amount required to be withheld as described above under “—Accounts,” (ii) to pay or reimburse the Master Servicer, the Special Servicer and the Trustee, as applicable, pursuant to the terms of the Pooling and Servicing Agreement for Advances made by any of them and interest on Advances (the Master Servicer’s, the Special Servicer’s or the Trustee’s right, as applicable, to reimbursement for items described in this clause (ii) being limited as described above under “—Advances”), (iii) to pay on or before each Master Servicer Remittance Date (x) to the Master Servicer as compensation, the aggregate unpaid Servicing Fee earned with respect to the Mortgage Loans through the end of the most recently ended Interest Accrual Period, and (y) to the Special Servicer as compensation, unpaid special servicing compensation earned with respect to the Mortgage Loans through the immediately preceding Determination Date (or, in the case of Special Servicing Fees, accrued with respect to the Mortgage Loans that are Specially Serviced Loans through the end of the most recently ended Interest Accrual Period), (iv) to pay to the Operating Advisor the Operating Advisor Consulting Fee (but only to the extent actually received from the related borrower) and the Operating Advisor Fee, (v) to pay to the Asset Representations Reviewer the Asset Representations Reviewer Ongoing Fee and any unpaid Asset Representations Reviewer Asset Review Fee (to the extent such fee is to be payable by the Issuing Entity), (vi) to pay on or before each Distribution Date to any person with respect to each related Mortgage Loan or REO Property that has previously been purchased or repurchased by such person pursuant to the Pooling and Servicing Agreement, a Mortgage Loan Purchase Agreement, a Co-Lender Agreement (if applicable) or a mezzanine intercreditor agreement, all amounts received on such Mortgage Loan or REO Property during the related Collection Period and subsequent to the date as of which the amount required to effect such purchase or repurchase was determined, (vii) to the extent not reimbursed or paid pursuant to any of the above clauses, to reimburse or pay the Master Servicer, the Special Servicer, the Trustee, the Custodian, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer, and/or the Depositor for unpaid compensation (in the case of the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator or the Operating Advisor), unpaid additional expenses of the Issuing Entity and certain other unreimbursed expenses incurred by such person pursuant to and to the extent reimbursable under the Pooling and Servicing Agreement and to satisfy any indemnification obligations of the Issuing Entity under the Pooling and Servicing Agreement, (viii) to pay to the Certificate Administrator amounts reasonably determined by the Certificate Administrator to be necessary to pay any applicable federal, state or local taxes imposed on either Trust REMIC, (ix) to pay the CREFC® Intellectual Property Royalty License Fee, (x) to make such payments and reimbursements out of funds transferred to the Collection Account from the Loss of Value Reserve Fund as described under “—Application of Loss of Value Payments” below, (xi) to withdraw any amount deposited into the Collection Account that was not required to be deposited in the Collection Account, and (xii) to clear and terminate the Collection Account pursuant to a plan for termination and liquidation of the Issuing Entity. However, certain of the foregoing withdrawals of items specifically related to a Serviced Loan Combination or related REO Property will first be made out of the related Loan Combination Custodial Account and will be made out of the Collection Account only if and to the extent that amounts in the related Loan Combination Custodial Account are insufficient or, based on the related Co-Lender Agreement, unavailable to make the relevant payment or reimbursement. If the Master Servicer makes any reimbursement or payment out of the Collection Account to cover the related Serviced Companion Loan Holder’s share of any cost, expense, indemnity, Property Advance or interest on such Property Advance, or fee with respect to a Serviced Loan Combination (taking into account the subordinate nature of any related Subordinate Companion Loan(s)), then the Master Servicer (with respect to non-Specially Serviced Loans) and the Special Servicer (with respect to Specially Serviced Loans) must use efforts consistent with the Servicing Standard to collect such amount out of collections on such Serviced Companion Loan or, if and to the extent permitted under the related Co-Lender Agreement, from such Serviced Companion Loan Holder. The Master Servicer will also be entitled to make withdrawals from the Collection Account of amounts necessary for the payments or reimbursements required to be paid to the parties to, and/or the securitization trust created under, any Outside Servicing Agreement pursuant to the related Co-Lender Agreement.

If a P&I Advance is made with respect to any Serviced Mortgage Loan that is part of a Serviced Pari Passu Loan Combination, then that P&I Advance, together with interest on such P&I Advance, may only be reimbursed out of future payments and collections on that Serviced Mortgage Loan or, as and to the extent described under “—Advances” above, on other Mortgage Loans, but not out of payments or other collections on the related Serviced Pari Passu Companion Loan. Likewise, the Trustee/Certificate Administrator Fee, the Operating Advisor Fee and the Asset Representations Reviewer Ongoing Fee that accrue with respect to any Serviced Mortgage Loan that is part of a Serviced Loan Combination and any other amounts payable to the Operating Advisor may only be paid out of payments and other collections on such Serviced Mortgage Loan and/or the Mortgage Pool generally, but not out of payments or other collections on the related Serviced Companion Loan.

Application of Loss of Value Payments

If any Loss of Value Payments are deposited into the Loss of Value Reserve Fund with respect to any Mortgage Loan or any related REO Property, then upon direction from the Master Servicer (subject to any notice required to be provided by the Special Servicer or the Certificate Administrator under the Pooling and Servicing Agreement), the Special Servicer will be required to transfer such Loss of Value Payments (up to the remaining portion of such Loss of Value Payments) from the Loss of Value Reserve Fund to the Master Servicer for deposit into the Collection Account for the following purposes:

(i)       to reimburse the Master Servicer, the Special Servicer or the Trustee, in accordance with the terms of the Pooling and Servicing Agreement, for any Nonrecoverable Advance made by such party with respect to such Mortgage Loan or any related REO Property (together with interest on such Advance);

(ii)       to pay, or to reimburse the Issuing Entity for the prior payment of, any expense relating to such Mortgage Loan or any related REO Property that constitutes or, if not paid out of such Loss of Value Payments, would constitute an additional expense of the Issuing Entity, and to pay, in accordance with the terms of the Pooling and Servicing Agreement, any unpaid Liquidation Fee due and owing to the Special Servicer with respect to such Mortgage Loan or any related REO Property;

(iii)      to offset any portion of Realized Losses and/or VRR Realized Losses that are attributable to such Mortgage Loan or related REO Property (as calculated without regard to the application of such Loss of Value Payments), incurred with respect to such Mortgage Loan or any related successor REO Mortgage Loan;

(iv)      following the liquidation of such Mortgage Loan or any related REO Property and any related transfers from the Loss of Value Reserve Fund with respect to the items contemplated by the immediately preceding clauses (i) to (iii) above as to such Mortgage Loan, to cover the items contemplated by the immediately preceding clauses (i) to (iii) in respect of any other Mortgage Loan or REO Mortgage Loan; and

(v)      on the final Distribution Date after all distributions have been made as set forth in clauses (i) through (iv) above, to each Sponsor, its pro rata share, based on the amount that it contributed, net of any amount contributed by such Sponsor that was used pursuant to clauses (i) to (iii) above to offset any portion of Realized Losses and/or VRR Realized Losses that are attributable to such Mortgage Loan or related REO Property, additional expenses of the Issuing Entity or any Nonrecoverable Advances incurred with respect to the Mortgage Loan related to such contribution.

Servicing and Other Compensation and Payment of Expenses

Master Servicing Compensation

The servicing fee (the “Servicing Fee”) payable in respect of each related Mortgage Loan (including any Mortgage Loan that is a Specially Serviced Loan and any Outside Serviced Mortgage Loan) or any successor REO Mortgage Loan will be paid monthly from amounts received on such Mortgage Loan. With respect to each such Mortgage Loan (including each Mortgage Loan that is a Specially Serviced Loan and each Outside Serviced Mortgage Loan) or any successor REO Mortgage Loan, the Servicing Fee will: (a) accrue on the related Stated

Principal Balance at a fixed annual rate (the “Servicing Fee Rate”), which, together with the CREFC® Intellectual Property Royalty License Fee Rate, the Trustee/Certificate Administrator Fee Rate, the Operating Advisor Fee Rate and the Asset Representations Reviewer Ongoing Fee Rate, is equal to the per annum rate set forth on Annex A to this prospectus as the Administrative Fee Rate with respect to such Mortgage Loan; (b) be calculated on the same interest accrual basis (e.g., an Actual/360 Basis or a 30/360 Basis) as interest is calculated on the related Mortgage Loan; and (c) be prorated for partial periods. The Servicing Fee is generally payable to the Master Servicer, but includes (i) all amounts required to be paid to any primary servicer or sub-servicer, and (ii) with respect to each Outside Serviced Mortgage Loan, for purposes of presentation in this prospectus, the primary servicing fee required to be paid to the related Outside Servicer, which will accrue at the applicable Outside Servicer Fee Rate (as defined below in the footnotes to the table under the “—Servicing and Other Compensation and Payment of Expenses—Fees and Expenses” heading). A servicing fee will also be payable to the Master Servicer monthly from amounts received in respect of any related Serviced Companion Loan (including any Specially Serviced Loan) or any successor REO Companion Loan and will: (a) accrue on the related outstanding principal balance at a fixed annual rate; (b) be calculated on the same basis as interest is calculated on the related Serviced Companion Loan, and (c) be prorated for partial periods.

With respect to any Distribution Date, the Master Servicer will be entitled to retain any Prepayment Interest Excesses received on the Serviced Loans to the extent not needed to make Compensating Interest Payments. In addition to the Servicing Fee, the Master Servicer will be entitled to retain, as additional servicing compensation (a) a specified percentage (which may be any of 0%, 50% or 100% for Serviced Loans that are not Specially Serviced Loans, and will be 0% for Specially Serviced Loans) of Excess Modification Fees, Excess Penalty Charges, Consent Fees, Ancillary Fees (other than fees for insufficient or returned checks) and Assumption Fees with respect to each Serviced Loan, (b) 100% of any assumption application fees with respect to each Serviced Loan that is not a Specially Serviced Loan (if the related assumption was processed by the Master Servicer (whether or not the consent of the Special Servicer is required)) and any defeasance fee received in connection with the defeasance of a Serviced Loan (which defeasance fee will not include the Special Servicer’s portion of any Modification Fees in connection with a defeasance to which the Special Servicer is entitled under the Pooling and Servicing Agreement); provided, however, that 50% of the portion of any Excess Modification Fees or Consent Fees payable solely in connection with the items referred to in clause (e) of the definition of “Special Servicer Decision” with respect to any non-Specially Serviced Loan will be paid by the Master Servicer to the Special Servicer, and (c) 100% of fees for insufficient or returned checks actually received from borrowers on all Serviced Loans. With respect to Excess Penalty Charges, the Master Servicer will be entitled to any collections of Excess Penalty Charges that represent amounts accrued while the related Serviced Loan is a non-Specially Serviced Loan even if collected when the Serviced Loan is a Specially Serviced Loan. The Master Servicer also is authorized but not required to invest or direct the investment of funds held in the Collection Account and any Loan Combination Custodial Account in certain investments permitted under the terms of the Pooling and Servicing Agreement, and the Master Servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the Pooling and Servicing Agreement. The Master Servicer also is entitled to retain any interest earned on any servicing escrow account to the extent the interest is not required to be paid to the related borrowers. The Master Servicer will be entitled to charge and retain reasonable review fees in connection with any borrower request with respect to any non-Specially Serviced Loan as to which the Master Servicer is processing the matter that is the subject of the borrower request, to the extent such fees are (i) not inconsistent with the related Mortgage Loan documents, (ii) in accordance with the Servicing Standard and (iii) actually paid by or on behalf of the related borrower. The Special Servicer will not be permitted to waive any such review fee without the Master Servicer’s consent.

Although the Master Servicer is required to service and administer the Serviced Loans in accordance with the Servicing Standard and, accordingly, without regard to its rights to receive compensation under the Pooling and Servicing Agreement, additional servicing compensation in the nature of assumption and modification fees may under certain circumstances provide the Master Servicer with an economic disincentive to comply with this standard.

The Master Servicer will be entitled to designate a portion of the Servicing Fee accrued on the Mortgage Loans and the Serviced Companion Loans at a specified rate per annum, the right to which portion will be transferable by the Master Servicer to other parties. That specified rate will be subject to reduction at any time following any resignation of the Master Servicer or any termination of the Master Servicer for cause, in each case to the extent reasonably necessary for the Trustee to appoint a successor Master Servicer that satisfies the requirements of the Pooling and Servicing Agreement.

“Consent Fees” means, with respect to any Serviced Loan, any and all fees actually paid by a borrower with respect to any consent or approval required or requested pursuant to the terms of the Mortgage Loan documents that does not involve a modification evidenced by a signed writing, assumption, extension, waiver or amendment of the terms of the Mortgage Loan documents.

“Excess Modification Fees” means, with respect to any Serviced Mortgage Loan (or Serviced Loan Combination, if applicable), the sum of (A) the excess of (i) any and all Modification Fees with respect to a modification, waiver, extension or amendment of any of the terms of a Serviced Mortgage Loan (or Serviced Loan Combination, if applicable), over (ii) all unpaid or unreimbursed Advances and additional expenses of the Issuing Entity (including, without limitation, interest on unreimbursed Advances with respect to such Serviced Mortgage Loan (or Serviced Loan Combination, if applicable), but excluding (1) Special Servicing Fees, Workout Fees and Liquidation Fees and (2) Borrower Delayed Reimbursements) outstanding or previously incurred on behalf of the Issuing Entity with respect to the related Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) and reimbursed from such Modification Fees (which additional expenses will be reimbursed from such Modification Fees) and (B) expenses previously paid or reimbursed from Modification Fees as described in the preceding clause (A), which expenses have been recovered from the related borrower as Penalty Charges, specific reimbursements or otherwise. All Excess Modification Fees earned by the Special Servicer will be required to offset any future Workout Fees or Liquidation Fees payable with respect to the related Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) or REO Property; provided, that if the Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) ceases being a Corrected Loan, and is subject to a subsequent modification, any Excess Modification Fees earned by the Special Servicer prior to such Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) ceasing to be a Corrected Loan will no longer be offset against future Liquidation Fees and Workout Fees unless such Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) ceased to be a Corrected Loan within 18 months of it becoming a modified Mortgage Loan (or a modified Loan Combination, if applicable). In such case, the Special Servicer will be entitled to a Liquidation Fee or Workout Fee (to the extent not previously offset) with respect to the new modification, waiver, extension or amendment or future liquidation of the Specially Serviced Loan or related REO Property (including in connection with a repurchase, sale, refinance, discounted or final payoff or other liquidation); provided that any Excess Modification Fees earned and paid to the Special Servicer in connection with such subsequent modification, waiver, extension or amendment will be applied to offset such Liquidation Fee or Workout Fee to the extent described above. Within any prior 12-month period, all Excess Modification Fees earned by the Master Servicer or the Special Servicer (after taking into account any offset described above applied during such 12- month period) with respect to any Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) will be subject to a cap equal to the greater of (i) 1% of the outstanding principal balance of such Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) after giving effect to such transaction and (ii) $25,000.

“Borrower Delayed Reimbursements” means any unpaid or unreimbursed additional expenses (including, without limitation, Advances and interest on Advances) that the related borrower is required pursuant to a written modification agreement to pay in the future to the Issuing Entity in its capacity as owner of the related Mortgage Loan.

“Modification Fees” means, with respect to any Serviced Loan, any and all fees collected from the related borrower with respect to a modification, extension, waiver or amendment that modifies, extends, amends or waives any term of the Mortgage Loan documents (as evidenced by a signed writing) agreed to by the Master Servicer or the Special Servicer (other than all Assumption Fees, assumption application fees, Consent Fees and defeasance fees).

“Penalty Charges” means, with respect to any Serviced Loan (or successor REO Mortgage Loan or successor REO Companion Loan), any amounts actually collected thereon from the borrower that represent default charges, penalty charges, late fees and default interest (in the case of any Split Mortgage Loan or Serviced Companion Loan, to the extent allocable thereto pursuant to the related Co-Lender Agreement, and, in the case of a Serviced Companion Loan, to the extent not payable to the Serviced Companion Loan Holder, and, in the case of an Outside Serviced Mortgage Loan, any such amounts remitted by the Outside Servicer to the Master Servicer).

“Ancillary Fees” means, with respect to any Serviced Loan, any and all demand fees, beneficiary statement charges, fees for insufficient or returned checks and other usual and customary charges and fees charged by banks when holding or processing funds for a depositor, including banking, escrow, administrative, treasury service, transactional set-up, maintenance, special service, research, drafting, copying and processing fees (other than Modification Fees, Consent Fees, Penalty Charges, defeasance fees, Assumption Fees and assumption application fees) actually received from the borrower.

“Excess Penalty Charges” means, with respect to any Serviced Loan and any Collection Period, the sum of (A) the excess of (i) any and all Penalty Charges collected in respect of such Serviced Loan during such Collection Period, over (ii) all unpaid or unreimbursed Advances and additional expenses of the Issuing Entity (including without limitation Advances and interest on Advances to the extent not otherwise paid or reimbursed by the borrower, but excluding Special Servicing Fees, Workout Fees and Liquidation Fees) outstanding or previously incurred on behalf of the Issuing Entity (and, if applicable, the related Serviced Companion Loan Holder) with respect to such Serviced Loan and reimbursed from such Penalty Charges (which Advances and additional expenses will be reimbursed from such Penalty Charges) and (B) Advances and  expenses previously paid or reimbursed from Penalty Charges as described in the immediately preceding clause (A), which Advances and expenses have been recovered from the related borrower or otherwise.

“Assumption Fees” means, with respect to any Serviced Loan, any and all assumption fees with respect to a transfer of a related Mortgaged Property or interests in a related borrower (excluding assumption application fees).

An Outside Servicer will be entitled to receive servicing compensation with respect to the related Outside Serviced Loan Combination pursuant to the terms of the Outside Servicing Agreement, which servicing compensation will be similar, but not necessarily identical, to that payable to the Master Servicer with respect to a Serviced Loan Combination under the Pooling and Servicing Agreement (except that the applicable primary servicing fee rate under the related Outside Servicing Agreement will be as indicated above under this “—Servicing and Other Compensation and Payment of Expenses—Master Servicing Compensation” heading, and below in the footnotes to the table under the “—Servicing and Other Compensation and Payment of Expenses—Fees and Expenses” heading, and in each case such applicable primary servicing fee rate is included in the related Servicing Fee Rate presented in this prospectus).

Special Servicing Compensation

The principal compensation to be paid to the Special Servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee.

The “Special Servicing Fee” will accrue with respect to each Specially Serviced Loan and REO Property serviced and administered under the Pooling and Servicing Agreement at the applicable Special Servicing Fee Rate calculated on the basis of the Stated Principal Balance of the related Specially Serviced Loan on the same interest accrual basis (e.g., an Actual/360 Basis or a 30/360 Basis) as interest is calculated on the related Specially Serviced Loan and will be prorated for partial periods, and will be payable monthly from general collections on all the Mortgage Loans and any REO Properties.

“Special Servicing Fee Rate” means (a) 0.25% per annum or (b) if such rate in clause (a) would result in a Special Servicing Fee with respect to a Specially Serviced Loan or REO Property serviced and administered under the Pooling and Servicing Agreement, that would be less than $3,500 in any given month (or, with respect to any Specially Serviced Loan or REO Property with respect to which the Risk Retention Consultation Party consulted with the Special Servicer during the occurrence and continuance of a Consultation Termination Event, $5,000 for the month in which such consultation occurred), then the Special Servicing Fee Rate for such month for such Specially Serviced Loan or REO Property will be such higher per annum rate as would result in a Special Servicing Fee equal to $3,500 (or $5,000, if applicable) for such month with respect to such Specially Serviced Loan or REO Property.

The “Workout Fee” will generally be payable with respect to each Corrected Loan serviced and administered under the Pooling and Servicing Agreement, and will be calculated by application of the applicable Workout Fee Rate to each collection of interest (excluding default interest and Excess Interest) and principal received on that Corrected Loan, for so long as it remains a Corrected Loan; provided that no Workout Fee will be payable by the Issuing Entity with respect to any such Corrected Loan if and to the extent that the Corrected Loan became a Specially Serviced Loan under clause (g) of the definition of “Specially Serviced Loan” (and no other clause of that definition) and no event of default actually occurs, unless the Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) is modified by the Special Servicer in accordance with the terms of the Pooling and Servicing Agreement; provided, further, that if a Serviced Mortgage Loan (or Serviced Loan Combination, if

applicable) becomes a Specially Serviced Loan under the Pooling and Servicing Agreement only because of an event described in the second bullet of clause (a) of the definition of “Specially Serviced Loan” as a result of a payment default at maturity and the related collection of interest and principal is received within 90 days following the related maturity date in connection with the full and final payoff or refinancing of the related Serviced Mortgage Loan (or Serviced Loan Combination, if applicable), the Special Servicer will not be entitled to collect a Workout Fee, but may collect and retain appropriate fees from the related borrower in connection with such workout. The Workout Fee with respect to any Specially Serviced Loan that becomes a Corrected Loan under the Pooling and Servicing Agreement will be reduced by any Excess Modification Fees paid by or on behalf of the related borrower with respect to such Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) as described in the definition of Excess Modification Fees, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

The Workout Fee with respect to any Corrected Loan serviced and administered under the Pooling and Servicing Agreement, will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan but will become payable again if and when the Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) again becomes a Corrected Loan.

The “Workout Fee Rate” under the Pooling and Servicing Agreement will be a rate equal to the lesser of (a) 1.0% and (b) such lower rate as would result in a workout fee of $1,000,000 when applied to each expected payment of principal and interest (other than default interest and Excess Interest) on the subject Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) from the date such Mortgage Loan (or Serviced Loan Combination, if applicable) becomes a Corrected Loan, through and including the then-related maturity date; provided that, if the rate in clause (a) above would result in a Workout Fee that would be less than $25,000 when applied to each expected payment of principal and interest (other than default interest and Excess Interest) on the subject Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) from the date such Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) becomes a Corrected Loan through and including the then-related maturity date, then the Workout Fee Rate will be a rate equal to such higher rate as would result in a Workout Fee equal to $25,000 when applied to each expected payment of principal and interest (other than default interest and Excess Interest) on such Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) from the date such Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) becomes a Corrected Loan through and including the then-related maturity date.

If the Special Servicer resigns or is terminated other than for cause, it will receive any Workout Fees payable on the Serviced Mortgage Loans (or Serviced Loan Combinations, if applicable) that were Corrected Loans at the time of the resignation or termination or for which the resigning or terminated Special Servicer had cured the event of default through a modification, restructuring or workout negotiated by the Special Servicer and evidenced by a signed writing, but which had not as of the time the Special Servicer resigned or was terminated become a Corrected Loan solely because the borrower had not had sufficient time to make three consecutive full and timely Monthly Payments and which subsequently becomes a Corrected Loan as a result of the borrower making such three consecutive timely Monthly Payments, but such fee will cease to be payable in each case if the Corrected Loan again becomes a Specially Serviced Loan. The successor Special Servicer will not be entitled to any portion of those Workout Fees.

A “Liquidation Fee” will be payable: (i) with respect to each Specially Serviced Loan serviced and administered under the Pooling and Servicing Agreement, as to which the Special Servicer obtains a full or discounted payoff (or unscheduled partial payment to the extent such prepayment is required by the Special Servicer as a condition to a workout) from the related borrower, (ii) except as otherwise described below, with respect to any Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) repurchased or substituted for, or with respect to which a Loss of Value Payment is made, by a Sponsor, and (iii) with respect to any Specially Serviced Loan or any REO Property serviced and administered under the Pooling and Servicing Agreement, as to which the Special Servicer receives any Liquidation Proceeds, insurance proceeds or condemnation proceeds. The Liquidation Fee for each such Serviced Mortgage Loan, Specially Serviced Loan or REO Property serviced and administered under the Pooling and Servicing Agreement, will be payable from, and will be calculated by application of the Liquidation Fee Rate, to the related payment or proceeds; provided, that the Liquidation Fee with respect to any such Specially Serviced Loan or REO Property will be reduced by the amount of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the Specially Serviced Loan or REO Property as described in the definition of “Excess Modification Fees” but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee; provided, further, that if a Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) becomes a Specially Serviced Loan under the Pooling and Servicing Agreement only because of an event described in the second bullet of clause (a) of the definition of “Specially Serviced Loan” as a result of a payment default at maturity and the related proceeds or payment are received within 90 days following the related default in connection with the full and final payoff or refinancing of the related Serviced Mortgage Loan or Serviced Loan Combination, if applicable, the Special Servicer will not be entitled to collect a Liquidation Fee, but may collect and retain appropriate fees from the related borrower in connection with such liquidation; provided, however, that, except as contemplated by each of the immediately preceding provisos and the second following paragraph, no Liquidation Fee will be less than $25,000.

The “Liquidation Fee Rate” under the Pooling and Servicing Agreement will be a rate equal to the lesser of (a) such rate as would result in a Liquidation Fee of $1,000,000 and (b) 1.0%.

Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based upon, or out of, Liquidation Proceeds received in connection with: (i) the repurchase of, or substitution for, or payment of any Loss of Value Payment with respect to, any Mortgage Loan by the applicable Sponsor for a Material Defect within 120 days of the discovery or receipt of notice by the Sponsor of the Material Defect that gave rise to the particular repurchase or substitution obligation or the payment of the particular Loss of Value Payment, (ii) the purchase of any Specially Serviced Loan or REO Property by a mezzanine loan holder, if any (based on a purchase option set forth under the related intercreditor agreement), or the holder of a Subordinate Companion Loan, if any (based on a purchase option set forth under the related Co-Lender Agreement), in each case within 90 days of the date that the first purchase option related to the subject Servicing Transfer Event first becomes exercisable; or (iii) the purchase or other acquisition of all of the Mortgage Loans and REO Properties (or the Issuing Entity’s interest therein) in connection with an optional termination of the Issuing Entity. The Special Servicer may not receive a Workout Fee and a Liquidation Fee with respect to the same proceeds collected on a Mortgage Loan.

“Liquidation Proceeds” means the amount (other than insurance proceeds and condemnation proceeds) received in connection with (i) a liquidation of a Mortgage Loan, Serviced Companion Loan, Mortgaged Property, REO Property or interest in a Mortgage Loan, Serviced Companion Loan, Mortgaged Property or REO Property or (ii) the transfer of any Loss of Value Payments from the Loss of Value Reserve Fund to the Collection Account in accordance with the Pooling and Servicing Agreement (provided that for the purpose of determining the amount of the Liquidation Fee (if any) payable to the Special Servicer in connection with such Loss of Value Payment, the full amount of such Loss of Value Payment will be deemed to constitute “Liquidation Proceeds” from which the Liquidation Fee (if any) is payable as of such time such Loss of Value Payment is made by the applicable Sponsor).

“Defaulted Mortgage Loan” means a Serviced Loan (i) that is delinquent at least 60 days in respect of its Monthly Payments or delinquent in respect of its balloon payment, if any, in either case such delinquency to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note or (ii) as to which the Master Servicer or the Special Servicer has, by written notice to the related borrower, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note.

The Special Servicer will also be entitled to retain, as additional servicing compensation: (a) a specified percentage (which may be any of 0%, 50% or 100% for Serviced Loans that are not Specially Serviced Loans, and will be 100% for Specially Serviced Loans) of Excess Modification Fees, Excess Penalty Charges, Consent Fees, Ancillary Fees (other than fees for insufficient or returned checks) and Assumption Fees with respect to each Serviced Loan; (b) 100% of any assumption application fees with respect to (i) Specially Serviced Loans and (ii) Serviced Loans that are not Specially Serviced Loans (if the related assumption was processed by the Special Servicer); and (c) any interest or other income earned on deposits in the REO Accounts and the reserve account established to hold any Loss of Value Payments that may be made by a Sponsor (or, if applicable, any related guarantor(s)) in connection with a Material Defect. With respect to Excess Penalty Charges, the Special Servicer will be entitled to any collections of Excess Penalty Charges that represent amounts accrued while the subject Serviced Loan is a Specially Serviced Loan even if collected when the Serviced Loan is not a Specially Serviced Loan. The Special Servicer will be entitled to charge and retain reasonable review fees in connection with any borrower request with respect to a Specially Serviced Loan or any non-Specially Serviced Loan as to which the borrower request relates to a Major Decision or a Special Servicer Decision, to the extent such fees are (i) not inconsistent with the related Mortgage Loan documents, (ii) in accordance with the Servicing Standard and (iii)

actually paid by or on behalf of the related borrower. The Master Servicer will not be permitted to waive any such review fee without the Special Servicer’s consent.

Although the Special Servicer is required to service and administer the Serviced Loans in accordance with the Servicing Standard and, accordingly, without regard to its rights to receive compensation under the Pooling and Servicing Agreement, additional servicing compensation in the nature of assumption and modification fees may under certain circumstances provide the Special Servicer with an economic disincentive to comply with this standard.

With respect to each Collection Period, the Special Servicer will be required to deliver or cause to be delivered to the Master Servicer within two business days following the related Determination Date, and the Master Servicer will deliver, to the extent it has received such information, to the Certificate Administrator, without charge and within one business day prior to the related Distribution Date, a report that discloses and contains an itemized listing of any Disclosable Special Servicer Fees received by the Special Servicer or any of its affiliates during the related Collection Period; provided, that no such report will be due in any month during which no Disclosable Special Servicer Fees were received.

The Special Servicer and its affiliates will be prohibited from receiving or retaining any compensation or any other remuneration (including, without limitation, in the form of commissions, brokerage fees or rebates) from any person or entity (including, without limitation, the Issuing Entity, any borrower, any property manager, any guarantor or indemnitor in respect of a Serviced Mortgage Loan or Serviced Companion Loan and any purchaser of any Serviced Mortgage Loan, Serviced Companion Loan or REO Property) in connection with the disposition, workout or foreclosure of any Serviced Loan, the management or disposition of any REO Property, or the performance of any other special servicing duties under the Pooling and Servicing Agreement, other than as expressly provided for in the Pooling and Servicing Agreement; provided, that such prohibition will not apply to the Permitted Special Servicer/Affiliate Fees or the fees received by any person acting as an Outside Servicer or an Outside Special Servicer as expressly provided for under the Outside Servicing Agreement, or as master servicer or special servicer as expressly provided for under the pooling and servicing agreement governing the securitization of a Serviced Companion Loan.

“Disclosable Special Servicer Fees” means, with respect to any Serviced Loan or REO Property, any compensation and other remuneration (including, without limitation, in the form of commissions, brokerage fees and rebates received or retained by the Special Servicer or any of its affiliates that is paid by any person or entity (including, without limitation, the Issuing Entity, any borrower, any property manager, any guarantor or indemnitor in respect of a Serviced Loan and any purchaser of any Serviced Loan or REO Property (or interest in an REO Property related to any Serviced Loan Combinations, if applicable)) in connection with the disposition, workout or foreclosure of any Serviced Loan, the management or disposition of any REO Property, and the performance by the Special Servicer or any such affiliate of any other special servicing duties under the Pooling and Servicing Agreement, other than (1) any special servicing compensation which is payable to the Special Servicer under the Pooling and Servicing Agreement, and (2) any Permitted Special Servicer/Affiliate Fees.

“Permitted Special Servicer/Affiliate Fees” means any commercially reasonable treasury management fees, banking fees, title insurance and/or other insurance commissions and fees, title agency fees and appraisal review fees received or retained by the Special Servicer or any of its affiliates in connection with any services performed by such party with respect to any Serviced Loan or REO Property, in each case, in accordance with the Pooling and Servicing Agreement.

An Outside Special Servicer will be entitled to receive special servicing compensation with respect to the related Outside Serviced Loan Combination pursuant to the terms of the Outside Servicing Agreement, which special servicing compensation will be similar, but not necessarily identical, to that payable to the Special Servicer with respect to a Serviced Loan Combination under the Pooling and Servicing Agreement.

Trustee / Certificate Administrator Compensation

Pursuant to the Pooling and Servicing Agreement, the Trustee and Certificate Administrator will be entitled to receive a monthly fee (the “Trustee/Certificate Administrator Fee”). The Trustee/Certificate Administrator Fee will be payable monthly from amounts received in respect of the Mortgage Loans and, as to each Mortgage Loan, will accrue at 0.0060% per annum (the “Trustee/Certificate Administrator Fee Rate”). The Trustee/Certificate Administrator Fee will be paid monthly to the Certificate Administrator and the Certificate Administrator will pay the Trustee its portion of the Trustee/Certificate Administrator Fee in accordance with the Pooling and Servicing Agreement. The Trustee/Certificate Administrator Fee will accrue on the Stated Principal Balance of each Mortgage Loan and will be calculated on the same interest accrual basis (e.g., an Actual/360 Basis or a 30/360 Basis) as the related Mortgage Loan and prorated for any partial periods.

Operating Advisor Compensation

An operating advisor fee (the “Operating Advisor Fee”) will be payable to the Operating Advisor monthly from amounts received in respect of the Mortgage Loans and will accrue at the applicable Operating Advisor Fee Rate with respect to each Mortgage Loan on the Stated Principal Balance of the Mortgage Loan and will be calculated on the same interest accrual basis as the related Mortgage Loan and prorated for any partial periods.

The “Operating Advisor Fee Rate” with respect to each Interest Accrual Period is a rate equal to (i) 0.00108% per annum with respect to each Mortgage Loan (other than the Extra Space - TIAA Self Storage Portfolio Mortgage Loan, The SoCal Portfolio Mortgage Loan, the Axcelis Corporate Center Mortgage Loan, the Fort Knox Executive Park Mortgage Loan and the Two Harbor Point Square Mortgage Loan), (ii) 0.00156% per annum with respect to the Extra Space - TIAA Self Storage Portfolio Mortgage Loan, (iii) 0.00208% per annum with respect to The SoCal Portfolio Mortgage Loan, (iv) 0.00255% per annum with respect to the Axcelis Corporate Center Mortgage Loan, (v) 0.00371% per annum with respect to the Fort Knox Executive Park Mortgage Loan, and (vi) 0.00608% per annum with respect to the Two Harbor Point Square Mortgage Loan.

An Operating Advisor Consulting Fee will be payable to the Operating Advisor with respect to each Major Decision on which the Operating Advisor has consultation rights. The “Operating Advisor Consulting Fee” will be a fee for each such Major Decision equal to $12,000 or such lesser amount as the related borrower agrees to pay with respect to any Serviced Mortgage Loan (or Serviced Loan Combination, if applicable); provided that the Operating Advisor may in its sole discretion reduce the Operating Advisor Consulting Fee with respect to any Major Decision. Each of the Operating Advisor Fee and the Operating Advisor Consulting Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the Certificates as described in “—Withdrawals from the Collection Account” above, but with respect to the Operating Advisor Consulting Fee only to the extent that such fee is actually received from the related borrower. If the Operating Advisor has consultation rights with respect to a Major Decision, the Pooling and Servicing Agreement will require the Master Servicer or the Special Servicer, as applicable, to use commercially reasonable efforts consistent with the Servicing Standard to collect the applicable Operating Advisor Consulting Fee from the related borrower in connection with such Major Decision, but only to the extent not prohibited by the related Mortgage Loan documents. The Master Servicer or the Special Servicer, as applicable, will each be permitted to waive or reduce the amount of any such Operating Advisor Consulting Fee payable by the related borrower if it determines that such full or partial waiver is in accordance with the Servicing Standard but may in no event take any enforcement action with respect to the collection of such Operating Advisor Consulting Fee other than requests for collection; provided that the Master Servicer or the Special Servicer, as applicable, will be required to consult with the Operating Advisor on a non-binding basis prior to any such waiver or reduction.

The Operating Advisor Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the Certificates as described in “—Withdrawals from the Collection Account” above.

CREFC® Intellectual Property Royalty License Fee

The CREFC® Intellectual Property Royalty License Fee will be paid to CREFC® on a monthly basis. The “CREFC® Intellectual Property Royalty License Fee” with respect to each Mortgage Loan (including any REO Mortgage Loan) and for any Distribution Date is the amount accrued during the related Interest Accrual Period at the CREFC® Intellectual Property Royalty License Fee Rate on the Stated Principal Balance of such Mortgage Loan as of the close of business on the Distribution Date in such Interest Accrual Period; provided, that such amounts will be computed for the same period and on the same interest accrual basis (e.g., an Actual/360 Basis or 30/360 Basis) respecting which any related interest payment due or deemed due on the related Mortgage Loan is computed and will be prorated for partial periods. The CREFC® Intellectual Property Royalty License Fee is a fee payable to CREFC® for a license to use the CREFC® Investor Reporting Package in connection with the servicing and administration, including delivery of periodic reports to the Certificateholders, of the Issuing Entity pursuant to the Pooling and Servicing Agreement. No CREFC® Intellectual Property Royalty License Fee will be paid on any Companion Loan.

“CREFC® Intellectual Property Royalty License Fee Rate” with respect to each Mortgage Loan is a rate equal to 0.00050% per annum.

The “Administrative Fee Rate” is the per annum rate set forth on Annex A to this prospectus as the “Administrative Fee Rate”, which is equal to the sum of the Servicing Fee Rate, the CREFC® Intellectual Property Royalty License Fee Rate, the Trustee/Certificate Administrator Fee Rate, the Operating Advisor Fee Rate and the Asset Representations Reviewer Ongoing Fee Rate.

Asset Representations Reviewer Compensation

The Asset Representations Reviewer will be paid a fee of $5,000 (the “Asset Representations Reviewer Upfront Fee”) on the Closing Date to be paid by the Sponsors. The Asset Representations Reviewer will also be paid an ongoing fee (the “Asset Representations Reviewer Ongoing Fee”), which will be payable monthly from amounts received in respect of each Mortgage Loan (including any Outside Serviced Mortgage Loan), and for any Distribution Date will be equal to the amount accrued during the related Interest Accrual Period at 0.00024% per annum (the “Asset Representations Reviewer Ongoing Fee Rate”) on the Stated Principal Balance of each Mortgage Loan as of the close of business on the Distribution Date in such Interest Accrual Period and will be calculated on the same interest accrual basis (e.g., an Actual/360 Basis or 30/360 Basis) as each such Mortgage Loan and prorated for any partial periods.

In connection with each Asset Review with respect to each Delinquent Loan, the Asset Representations Reviewer will be entitled to a fee (the “Asset Representations Reviewer Asset Review Fee”) that is equal to the sum of: (i) $15,000 multiplied by the number of Delinquent Loans subject to any Asset Review (for purposes of this paragraph, the “Subject Loans”), plus (ii) $1,500 per Mortgaged Property relating to the Subject Loans in excess of one Mortgaged Property per Subject Loan, plus (iii) $2,000 per Mortgaged Property relating to a Subject Loan subject to a ground lease, plus (iv) $1,000 per Mortgaged Property relating to a Subject Loan subject to a franchise agreement, hotel management agreement or hotel license agreement, subject, in the case of each of clauses (i) through (iv), to annual adjustments on the basis of the year-end Consumer Price Index for All Urban Consumers or, if the Consumer Price Index for All Urban Consumers is no longer calculated, another similar index for the year of the Closing Date and for the year in which the related Asset Review Notice is given.

If paid by the Issuing Entity as described below, the Asset Representations Reviewer Asset Review Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the Certificates as described in “—Withdrawals from the Collection Account” above. The Asset Representations Reviewer Asset Review Fee with respect to each Delinquent Loan will be required to be paid by the related Mortgage Loan Seller; provided, however, that if (i) the related Mortgage Loan Seller is insolvent, or (ii) the related Mortgage Loan Seller fails to pay such amount within 90 days following receipt of the Asset Representations Reviewer’s invoice, then such fee will be paid by the Issuing Entity following delivery by the Asset Representations Reviewer of evidence reasonably satisfactory to the Special Servicer of such insolvency or failure to pay such amount; provided, further, that notwithstanding any payment of such fee by the Issuing Entity to the Asset Representations Reviewer, such fee will remain an obligation of the related Mortgage Loan Seller, and the Special Servicer will be required to determine whether to, pursue (and, if it so determines to do so, to pursue) remedies against such Mortgage Loan Seller or its insolvency estate to recover any such amounts to the extent paid by the Issuing Entity. The Asset Representations Reviewer Asset Review Fee with respect to a Delinquent Loan is required to be included in the Repurchase Price for any Mortgage Loan that was the subject of a completed Asset Review and that is repurchased by the related Mortgage Loan Seller, and such portion of the Repurchase Price received will be used to reimburse the Issuing Entity for any such fees paid to the Asset Representations Reviewer pursuant to the terms of the Pooling and Servicing Agreement.

Fees and Expenses

The amounts available for distribution on the Certificates on any Distribution Date will generally be net of the following amounts:

Type/Recipient	Amount(1)	Frequency	Source of Funds

Servicing Fee(2) and Sub-Servicing Fee / Master Servicer / Outside Servicer	with respect to each Mortgage Loan (including an REO Mortgage Loan and including an Outside Serviced Mortgage Loan), will accrue on the related Stated Principal Balance at a rate (which rate includes any sub-servicing fee rate and the primary servicing fee rate payable to the Outside Servicer with respect to an Outside Serviced Mortgage Loan), which together with the CREFC® Intellectual Property Royalty License Fee Rate, the Trustee/Certificate Administrator Fee Rate, the Asset Representations Reviewer Ongoing Fee Rate and the Operating Advisor Fee Rate, is equal to the per annum rate set forth on Annex A to this prospectus as the Administrative Fee Rate with respect to such Mortgage Loan (calculated on the same basis as interest is calculated on the related Mortgage Loan and prorated for partial periods)	monthly	interest collections

Additional Servicing Compensation(3) / Master Servicer	– a specified percentage (which may be any of 0%, 50% or 100% for Serviced Mortgage Loans that are not Specially Serviced Loans, and will be 0% for Specially Serviced Loans) of Excess Modification Fees, Excess Penalty Charges, Consent Fees, review fees, Ancillary Fees (other than fees for insufficient or returned checks) and Assumption Fees with respect to the Serviced Mortgage Loans(4)	from time to time	the related fee/ investment income

–    100% of assumption application fees on the Serviced Mortgage Loans that are not Specially Serviced Loans (if the related assumption was processed by the Master Servicer (whether or not the consent of the Special Servicer is required)) and any defeasance fee actually paid by a borrower in connection with the defeasance of a Serviced Mortgage Loan; provided, that 50% of any Excess Modification Fees or Consent Fees payable solely in connection with clause (e) of the definition of “Special Servicer Decision” will be paid by the Master Servicer to the Special Servicer from time to time

	– 100% of fees for insufficient or returned checks actually received from borrowers on all Serviced Mortgage Loans	from time to time

	– all investment income earned on amounts on deposit in the collection account, loan combination custodial account(s) and certain reserve accounts	monthly

Special Servicing Fee(3) / Special Servicer	with respect to any Serviced Mortgage Loan that is a Specially Serviced Loan or REO Mortgage Loan, will accrue on the related Stated Principal Balance at a rate equal to 0.25% per annum (or, if 0.25% per annum would result in a Special Servicing Fee with respect to such Specially Serviced Loan that would be less than $3,500 in any given month (or, with respect to any Serviced Loan that is a Specially Serviced Loan or REO Mortgage Loan with respect to which the Risk Retention Consultation Party consulted with the Special Servicer during the occurrence and continuance of a Consultation Termination Event, less than $5,000 for the month in which such consultation occurred), then at such higher per annum rate as would result in a Special Servicing Fee equal to $3,500 (or $5,000, if applicable) for such month with respect to such Mortgage Loan) (calculated on the related Stated Principal Balance and same basis as interest is calculated on the related Mortgage Loan and prorated for partial periods)	monthly	general collections

Type/Recipient	Amount(1)	Frequency	Source of Funds

Workout Fee(3) / Special Servicer	with some limited exceptions, an amount equal to the Workout Fee Rate applied to each payment or other collection of principal and interest (excluding default interest and Excess Interest) on any Serviced Mortgage Loan that became a Corrected Loan under the Pooling and Servicing Agreement, which Workout Fee Rate will equal the lesser of (a) 1.0% and (b) such lower rate as would result in a Workout Fee of $1,000,000, when applied to each expected payment of principal and interest (excluding default interest and Excess Interest) with respect to the subject Serviced Mortgage Loan from the date such Mortgage Loan becomes a Corrected Loan, through and including the then-related maturity date; provided that, if the rate in clause (a) above would result in a Workout Fee that would be less than $25,000 when applied to each expected payment of principal and interest (excluding default interest and Excess Interest) on any Serviced Mortgage Loan from the date such Mortgage Loan becomes a Corrected Loan through and including the then-related maturity date, then the Workout Fee Rate will be a rate equal to such higher rate as would result in a Workout Fee equal to $25,000 when applied to each expected payment of principal and interest (excluding default interest and Excess Interest) on such Mortgage Loan from the date such Mortgage Loan becomes a Corrected Loan through and including the then-related maturity date); and provided, further, that no Workout Fee will be payable to the Special Servicer under the Pooling and Servicing Agreement with respect to any Outside Serviced Mortgage Loan.	monthly	the related collections of principal and interest

Liquidation Fee(3) / Special Servicer	with some limited exceptions, an amount generally equal to 1.0% of each recovery by the Special Servicer of Liquidation Proceeds, insurance proceeds, condemnation proceeds and/or other payments, with respect to each Serviced Mortgage Loan repurchased or substituted by a Sponsor, each Specially Serviced Loan and each REO Property; provided, however, that, the Liquidation Fee payable under the Pooling and Servicing Agreement with respect to any such Mortgage Loan will generally not be more than $1,000,000 or, with limited exception, less than $25,000; and provided, further, that no Liquidation Fee will be payable to the Special Servicer under the Pooling and Servicing Agreement with respect to any Outside Serviced Mortgage Loan.	upon receipt of such proceeds and payments	the related Liquidation Proceeds, insurance proceeds, condemnation proceeds and borrower payments

Additional Special Servicing Compensation(3) / Special Servicer	– a specified percentage (which may be any of 0%, 50% or 100% for Serviced Mortgage Loans that are not Specially Serviced Loans, and will be 100% for Specially Serviced Loans) of Excess Modification Fees, Excess Penalty Charges, Consent Fees, review fees, Ancillary Fees (other than fees for insufficient or returned checks) and Assumption Fees with respect to the Serviced Mortgage Loans(4)	from time to time	the related fee/ investment income

	– 100% of assumption application fees on (i) Specially Serviced Loans and (ii) Serviced Mortgage Loans that are not Specially Serviced Loans (if the related assumption was processed by the Special Servicer)	from time to time

	– all investment income received on funds in any REO account	from time to time

Trustee/Certificate Administrator Fee / Trustee/Certificate Administrator	with respect to each Mortgage Loan (including an REO Mortgage Loan), will accrue at a per annum rate equal to 0.0060% on the Stated Principal Balance of the related Mortgage Loan (calculated on the same basis as interest is calculated on the related Mortgage Loan and prorated for partial periods)	monthly	general collections

Type/Recipient	Amount(1)	Frequency	Source of Funds

Operating Advisor Fee / Operating Advisor	with respect to each Mortgage Loan (including an REO Mortgage Loan), will accrue at a per annum rate equal to (i) 0.00108% (except with respect to the Extra Space - TIAA Self Storage Portfolio Mortgage Loan, The SoCal Portfolio Mortgage Loan, the Axcelis Corporate Center Mortgage Loan, the Fort Knox Executive Park Mortgage Loan and the Two Harbor Point Square Mortgage Loan), (ii) 0.00156% with respect to the Extra Space - TIAA Self Storage Portfolio Mortgage Loan, (iii) 0.00208% with respect to The SoCal Portfolio Mortgage Loan, (iv) 0.00255% with respect to the Axcelis Corporate Center Mortgage Loan, (v) 0.00371% with respect to the Fort Knox Executive Park Mortgage Loan and (vi) 0.00608% with respect to the Two Harbor Point Square Mortgage Loan, on the Stated Principal Balance of the related Mortgage Loan (calculated on the same basis as interest is calculated on the related Mortgage Loan and prorated for any partial periods)	monthly	general collections

Operating Advisor Consulting Fee / Operating Advisor	a fee in connection with each Major Decision for which the Operating Advisor has consulting rights equal to $12,000 or such lesser amount as the related borrower agrees to pay with respect to any Serviced Mortgage Loan (or Serviced Loan Combination, if applicable)	from time to time	to the extent paid by the related borrower with respect to any Major Decision for which the Operating Advisor has consultation rights during any period

Asset Representations Reviewer Ongoing Fee / Asset Representations Reviewer	with respect to each Mortgage Loan (including an REO Mortgage Loan), will accrue at a per annum rate equal to 0.00024% on the Stated Principal Balance of the related Mortgage Loan (calculated on the same basis as interest is calculated on the related Mortgage Loan and prorated for any partial periods)	monthly	general collections

Asset Representations Reviewer Upfront Fee / Asset Representations Reviewer	a fee of $5,000	at closing	payable by the Mortgage Loan Sellers

Asset Representations Reviewer Asset Review Fee/Asset Representations Reviewer	(i) $15,000 multiplied by the number of Delinquent Loans subject to any Asset Review (for purposes of this item, the “Subject Loans”), plus (ii) $1,500 per Mortgaged Property relating to the Subject Loans in excess of one Mortgaged Property per Subject Loan, plus (iii) $2,000 per Mortgaged Property relating to a Subject Loan subject to a ground lease, plus (iv) $1,000 per Mortgaged Property relating to a Subject Loan subject to a franchise agreement, hotel management agreement or hotel license agreement, subject, in the case of each of clauses (i) through (iv), to annual adjustments on the basis of the year-end Consumer Price Index for All Urban Consumers or, if the Consumer Price Index for All Urban Consumers is no longer calculated, another similar index	in connection with each Asset Review with respect to a Delinquent Loan	payable by the related Mortgage Loan Seller; provided, however, that if the related Mortgage Loan Seller is insolvent or fails to pay such amount within the specified period, such fee will be paid by the Issuing Entity out of general collections

Property Advances(5) / Master Servicer, Special Servicer and Trustee	to the extent of funds available, the amount of any Property Advances	from time to time	collections on the related Mortgage Loan, or if not recoverable or in the case of Workout-Delayed Reimbursement Amounts, from general collections

Type/Recipient	Amount(1)	Frequency	Source of Funds

Interest on Property Advances(5) / Master Servicer, Special Servicer and Trustee	at Prime Rate	when advance is reimbursed	first from Penalty Charges and Modification Fees collected on the related Mortgage Loan, then from general collections

P&I Advances / Master Servicer and Trustee	to the extent of funds available, the amount of any P&I Advances	from time to time	collections on the related Mortgage Loan, or if not recoverable or in the case of Workout-Delayed Reimbursement Amounts, from general collections

Interest on P&I Advances / Master Servicer and Trustee	at Prime Rate	when advance is reimbursed	first from Penalty Charges and Modification Fees collected on the related Mortgage Loan, then from general collections

Indemnification Expenses(5) / Depositor, Certificate Administrator, paying agent, custodian, certificate registrar, Trustee, Operating Advisor, Asset Representations Reviewer, Master Servicer and Special Servicer	amounts and expenses for which the Depositor, the Certificate Administrator, the paying agent, the custodian, the certificate registrar, the Trustee, the Operating Advisor, the Asset Representations Reviewer, the Master Servicer (for itself or on behalf of certain indemnified sub-servicers) and the Special Servicer are entitled to indemnification.	from time to time	general collections

(1)	The above chart generally does not include amounts payable to the Master Servicer, the Special Servicer, any Outside Servicer, or any Outside Special Servicer with respect to the Companion Loans. In general, such parties would be entitled to fees on a Serviced Companion Loan similar to those payable to such parties on a Serviced Mortgage Loan.

(2)	With respect to each Outside Serviced Mortgage Loan, for purposes of presentation in this prospectus, includes the primary servicing fee required to be paid to the related Outside Servicer, which will accrue at a rate (which includes any applicable sub-servicing fee rate) (each, an “Outside Servicer Fee Rate”) indicated in the table below titled “Outside Serviced Mortgage Loan Fees” below the column headed “Outside (Primary) Servicer Fee Rate”.

(3)	In general, with respect to each Outside Serviced Mortgage Loan, we anticipate that the related Outside Servicer and/or Outside Special Servicer, as applicable, will be entitled to receive fees with respect to such Outside Serviced Mortgage Loan in amounts, from sources and at frequencies that are similar, but not necessarily identical, to the subject fees described in the foregoing table. The rights to compensation for such parties will be governed by the applicable Outside Servicing Agreement. See “Description of the Mortgage Pool—The Loan Combinations” in this prospectus, “—Certain Considerations Regarding the Outside Serviced Loan Combinations” above and “—Servicing of the Outside Serviced Mortgage Loans” below.

(4)	Allocable between the Master Servicer and the Special Servicer as provided in the Pooling and Servicing Agreement and as described in “—Withdrawals from the Collection Account” above. The allocations between each Outside Servicer and each Outside Special Servicer pursuant to the related Outside Servicing Agreement may be different.

(5)	In general, with respect to each Outside Serviced Mortgage Loan, we anticipate that the related Outside Servicer, Outside Special Servicer, Outside Operating Advisor (if any), outside asset representations reviewer (if any), Outside Certificate Administrator and Outside Trustee will be entitled to receive reimbursement and/or indemnification with respect to such Outside Serviced Mortgage Loan in amounts, from sources and at frequencies that are similar, but not necessarily identical, to the subject fees described in the foregoing table. See “Description of the Mortgage Pool—The Loan Combinations” in this prospectus, “—Certain Considerations Regarding the Outside Serviced Loan Combinations” above and “—Servicing of the Outside Serviced Mortgage Loans” below.

With respect to each of the Outside Serviced Mortgage Loans set forth in the table below, the Outside Servicer under the Outside Servicing Agreement governing the servicing of that Mortgage Loan will, or is expected to, be entitled to a primary servicing fee equal to a per annum rate (which includes any applicable sub-servicing fee rate) set forth in the table below, and the Outside Special Servicer under the related Outside Servicing Agreement will, or is expected to, be entitled to a special servicing fee at a rate equal to the per annum rate, as well as a workout fee and liquidation fee at the respective percentages, set forth below.

Outside Serviced Mortgage Loan Fees

Mortgaged Property Name	Outside (Primary) Servicer Fee Rate(1)	Outside Special Servicer Fee Rate	Outside Workout Fee Rate	Outside Liquidation Fee Rate

Extra Space Self Storage Portfolio	0.01750% per annum	the greater of 0.25% per annum or such rate as would result in a special servicing fee of $3,500 for the related month	1.00%; subject to a minimum fee of $25,000 and a cap of $1,000,000 with respect to any particular workout of the related Loan Combination	1.00%; subject to a minimum fee of $25,000 and a cap of $1,000,000 with respect to the related Loan Combination

Red Building	0.00250% per annum	0.25000% per annum	the lesser of 1.00% and such percentage as would result in a workout fee of $1,000,000, provided that if the workout fee would be less than $25,000, then the workout fee rate will be such higher rate as would result in a workout fee of $25,000	1.00%, subject to a cap of $1,000,000 in the aggregate, provided however, that if the workout fee collected over the course of the workout at such rate is less than $25,000, then the related Outside Special Servicer will be entitled to an amount from the final payment on the related Loan Combination that would result in the total workout fee being $25,000

One Newark Center	0.00250% per annum	the greater of 0.25% per annum or such rate as would result in a special servicing fee of $3,500 (or if the related risk retention consultation party is entitled to consult with the Outside Special Servicer, $5,000) for the related month	1.00%; subject to a minimum fee of $25,000 with respect to any particular workout of the related Loan Combination	1.00%; subject to a minimum fee of $25,000 with respect to the related Loan Combination

Braddock Metro Center	0.00250% per annum	0.25000% per annum	the lesser of 1.00% and such percentage as would result in a workout fee of $1,000,000, provided that if the workout fee would be less than $25,000, then the workout fee rate will be such higher rate as would result in a workout fee of $25,000	1.00%, subject to a cap of $1,000,000 in the aggregate, provided however, that if the workout fee collected over the course of the workout at such rate is less than $25,000, then the related Outside Special Servicer will be entitled to an amount from the final payment on the related Loan Combination that would result in the total workout fee being $25,000

Cross Point	0.00250% per annum	the greater of 0.25000% per annum or such rate as would result in a special servicing fee of $3,500 for the related month(2)	1.0%, provided that if the workout fee would be less than $25,000, then the workout fee rate will be such higher rate as would result in a workout fee of $25,000 (2)	the lesser of 1.0% and such percentage as would result in a liquidation fee of $1,000,000, provided that, except as provided under the UBS 2018-C8 Pooling and Servicing Agreement, no liquidation fee will be less than $25,000 (2)

Mortgaged Property Name	Outside (Primary) Servicer Fee Rate(1)	Outside Special Servicer Fee Rate	Outside Workout Fee Rate	Outside Liquidation Fee Rate

Warwick Mall	0.00250% per annum

0.25000% per annum provided that such fee rate is subject to a minimum amount equal to (i) $3,500 or (ii) if the related risk retention consultation party is entitled to consult with the Outside Special Servicer, $5,000

			1.00%, provided that no workout fee will be less than $25,000	a rate equal to 1.00%; provided that if such rate would result in an aggregate liquidation fee less than $25,000, then the liquidation fee rate will be equal to the lesser of (i) 3.00% and (ii) such lower rate as would result in an aggregate liquidation fee equal to $25,000

(1)	Includes any applicable sub-servicing fee rate.

(2)	It is expected that the servicing of the Cross Point Mortgage Loan will shift from the UBS 2018-C8 Pooling and Servicing Agreement to a Future Outside Servicing Agreement upon the securitization of the related Controlling Pari Passu Companion Loan, after which the outside special servicer fee rate, workout fee rate and liquidation fee rate will be such rates as are specified in the Future Outside Servicing Agreement governing the commercial mortgage securitization transaction to which the related Controlling Pari Passu Companion Loan is contributed; provided that such fees are subject to the parameters set forth in the related Co-Lender Agreement. The Cross Point Mortgage Loan is treated as an Outside Serviced Mortgage Loan because the current servicing agreement is, and any future servicing agreement will be, an Outside Servicing Agreement.

Application of Penalty Charges and Modification Fees

On or prior to the second business day before each Master Servicer Remittance Date, the Master Servicer is required to apply all Penalty Charges and Modification Fees received by it with respect to a Mortgage Loan (including each Outside Serviced Mortgage Loan, to the extent allocable to such Outside Serviced Mortgage Loan pursuant to the related Co-Lender Agreement and remitted to the Master Servicer by the Outside Servicer) or Serviced Loan Combination (subject to the allocation of Penalty Charges under the related Co-Lender Agreement) during the related one-month period ending on the related Determination Date, as follows:

first, to the extent of all Penalty Charges and Modification Fees (in such order), to pay or reimburse the Master Servicer, the Special Servicer and/or the Trustee, as applicable, for all outstanding Advances (including unreimbursed Advances that have been determined to be Nonrecoverable Advances), the related interest on Advances and other outstanding additional expenses of the Issuing Entity (exclusive of Special Servicing Fees, Workout Fees and Liquidation Fees) other than Borrower Delayed Reimbursements, in each case, with respect to such Mortgage Loan or Serviced Loan Combination;

second, to the extent of all remaining Penalty Charges and Modification Fees (in such order), as a reimbursement to the Issuing Entity of all Advances (and related interest on Advances) with respect to such Mortgage Loan or Serviced Loan Combination previously determined to be Nonrecoverable Advances and previously reimbursed to the Master Servicer, the Special Servicer and/or the Trustee, as applicable, from amounts on deposit in the Collection Account (and such amounts will be retained or deposited in the Collection Account as recoveries of such Nonrecoverable Advances and related interest on Nonrecoverable Advances) other than Borrower Delayed Reimbursements;

third, to the extent of all remaining Penalty Charges and Modification Fees (in such order), as a reimbursement to the Issuing Entity of all other additional expenses of the Issuing Entity (exclusive of Special Servicing Fees, Workout Fees and Liquidation Fees) with respect to such Mortgage Loan or Serviced Loan Combination previously paid from the Collection Account or Loan Combination Custodial Account (and such amounts will be retained or deposited in the Collection Account or Loan Combination Custodial Account, as applicable, as recoveries of such additional expenses of the Issuing Entity) other than Borrower Delayed Reimbursements; and

fourth, to the extent of any remaining Penalty Charges and any remaining Modification Fees, to the Master Servicer or the Special Servicer, as applicable, as compensation.

Notwithstanding the foregoing, Penalty Charges collected on any Loan Combination are allocable in accordance with the related Co-Lender Agreement as described under “Description of the Mortgage Pool—The Loan Combinations” above.

Enforcement of Due-On-Sale and Due-On-Encumbrance Clauses

Due-On-Sale

Upon receipt of any request for a waiver or consent in respect of a due-on-sale provision under the Mortgage Loan documents (which will include, without limitation, requests regarding sales or transfers of Mortgaged Properties, in full or in part, or the sale, transfer, pledge or hypothecation of direct or indirect interests in the borrower or its owner, in each case to the extent not permitted under the related Mortgage Loan documents), subject to the discussion under “—Directing Holder” and “—Operating Advisor” below and “Description of the Mortgage Pool—The Loan Combinations” in this prospectus, the Special Servicer will be required to determine in a manner consistent with the Servicing Standard whether to waive any right the lender under any Serviced Loan may have under a due-on-sale provision to accelerate payment of that Serviced Loan. Notwithstanding the foregoing, with respect to any non-Specially Serviced Loan as to which the Master Servicer and the Special Servicer mutually agree, the Master Servicer will process any such request and provide its written recommendation and analysis to the Special Servicer as to whether or not to waive any right the lender may have under such Serviced Loan’s due-on-sale provision to accelerate payment of that Serviced Loan (with any such recommended course of action to be subject to the Special Servicer’s consent).

Both the Master Servicer and the Special Servicer (as applicable in accordance with the discussion above in the preceding paragraph), each in a manner consistent with the Servicing Standard and to the extent permitted by applicable law, will be required to enforce the restrictions contained in the related Mortgage Loan documents on transfers of the related Mortgaged Property and on transfers of interests in the related borrower, unless following its receipt of a request for waiver or consent in respect of a due-on-sale provision the Master Servicer (to the extent that it is processing such request and with the written consent of the Special Servicer) or the Special Servicer, as applicable, has determined (subject to the discussion under “—Directing Holder” below and “Description of the Mortgage Pool—The Loan Combinations”), consistent with the Servicing Standard, that the waiver of such restrictions or granting of consent would be in accordance with the Servicing Standard. However, neither the Master Servicer nor the Special Servicer may waive the rights of the lender or grant its consent under any due-on-sale clause, unless—

(i)	the Master Servicer or the Special Servicer, as applicable, has received a Rating Agency Confirmation, or

(ii)	such Serviced Mortgage Loan (including a Serviced Mortgage Loan related to a Serviced Loan Combination) (A) represents less than 5% of the principal balance of all of the Mortgage Loans in the Issuing Entity, (B) has a principal balance that is $35 million or less, and (C) is not one of the 10 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan) in the Mortgage Pool based on principal balance, or

(iii)	such Serviced Mortgage Loan (including a Serviced Mortgage Loan related to a Serviced Loan Combination) has a principal balance less than $10,000,000.

For the avoidance of doubt, notwithstanding any provision contained in the related Mortgage Loan documents to the contrary, no Rating Agency Confirmation will be required in connection with a waiver or grant of consent in respect of a due-on-sale provision discussed above in this paragraph if such Serviced Mortgage Loan satisfies the conditions set forth in clause (ii) or clause (iii) above in this paragraph.

Further for the avoidance of doubt, the Master Servicer will be required to process, without any consent or consultation of the Special Servicer, the Directing Holder or the Operating Advisor, any due-on-sale related request in connection with a non-Specially Serviced Loan to the extent the requested action (i) is allowed under the terms of the related Mortgage Loan documents without the exercise of any lender approval or discretion other than confirming the satisfaction of the other conditions to transfer set forth in the related Mortgage Loan documents that do not include any other approval or exercise of discretion, including a consent to transfer to any subsidiary or affiliate of such borrower or to a person acquiring less than a majority interest in such borrower and (ii) does not involve incurring new mezzanine financing or a change in control of the borrower.

Notwithstanding the foregoing, without any other approval, consent or consultation, the Master Servicer (for non-Specially Serviced Loans) or the Special Servicer (for Specially Serviced Loans) may grant and process a borrower’s request for consent (i) to subject the related Mortgaged Property to an immaterial easement, right of way or similar agreement for utilities, access, parking, public improvements or another purpose (and the Master Servicer or the Special Servicer, as applicable, may consent to subordination of the related Serviced Loan to such easement, right of way or similar agreement), that does not materially affect the use or value of the Mortgaged Property or the borrower’s ability to make any payments with respect to the related Serviced Loan, (ii) to the release, substitution or addition of collateral securing any Serviced Loan in connection with a defeasance of such collateral (provided that the proposed defeasance collateral is of a type permitted under the related Mortgage Loan documents and provided further that, with respect to the Master Servicer, such defeasance does not require any modification, waiver or amendment of such documents as described in clauses (e)(i) and (ii) of the definition of “Special Servicer Decision”) and (iii) related to any condemnation action that is pending, or threatened in writing, and would affect a non-material portion of the Mortgaged Property.

Due-On-Encumbrance

Upon receipt of any request for a waiver or consent in respect of a due-on-encumbrance provision under the Mortgage Loan documents (which will include, without limitation, requests regarding any mezzanine/subordinate financing of the borrower or the Mortgaged Property or any sale or transfer of preferred equity in the borrower or its owners, in each case to the extent not permitted under the related Mortgage Loan documents), subject to the discussion under “—Directing Holder” and “—Operating Advisor” below and “Description of the Mortgage Pool—The Loan Combinations” in this prospectus, the Special Servicer will be required to determine in a manner consistent with the Servicing Standard whether to waive any right the lender under any Serviced Loan may have under a due-on-encumbrance provision to accelerate payment of that Serviced Loan. Notwithstanding the foregoing, with respect to any non-Specially Serviced Loan as to which the Master Servicer and the Special Servicer mutually agree, the Master Servicer will process any such request and provide its written recommendation and analysis to the Special Servicer as to whether or not to waive any right the lender may have under such Serviced Loan’s due-on-encumbrance provision to accelerate payment of that Serviced Loan (with any recommended course of action to be subject to the Special Servicer’s consent).

Both the Master Servicer and the Special Servicer (as applicable in accordance with the discussion above in the preceding paragraph), each in a manner consistent with the Servicing Standard and to the extent permitted by applicable law, will be required to enforce the restrictions contained in the related Mortgage Loan documents on further encumbrances of the related Mortgaged Property and on further encumbrances of interests in the related borrower, unless following its receipt of a request for waiver or consent in respect of a due-on-encumbrance provision the Master Servicer (to the extent that it is processing such request and with the written consent of the Special Servicer) or the Special Servicer, as applicable, has determined (subject to the discussion under “—Directing Holder” below and “Description of the Mortgage Pool—The Loan Combinations”), consistent with the Servicing Standard, that the waiver of such restrictions or granting of consent would be in accordance with the Servicing Standard. However, neither the Master Servicer nor the Special Servicer may waive the rights of the lender or grant its consent under any due-on-encumbrance clause, unless—

(i)	the Master Servicer or the Special Servicer, as applicable, has received a Rating Agency Confirmation, or

(ii)	such Serviced Mortgage Loan (including a Serviced Mortgage Loan related to a Serviced Loan Combination) (A) represents less than 2% of the aggregate principal balance of all of the Mortgage Loans in the Issuing Entity, (B) has a principal balance that is $20 million or less, (C) has a loan-to-value ratio equal to or less than 85% (including any existing and proposed debt), (D) has a debt service coverage ratio equal to or greater than 1.20x (in each case, determined based upon the aggregate of the principal balance of the Serviced Mortgage Loan, any related Serviced Companion Loan (if applicable) and the principal amount of the proposed additional lien) and (E) is not one of the 10 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan) in the Mortgage Pool based on principal balance, or

(iii)	such Serviced Mortgage Loan (including a Serviced Mortgage Loan related to a Serviced Loan Combination) has a principal balance less than $10,000,000.

For the avoidance of doubt, notwithstanding any provision contained in the related Mortgage Loan documents to the contrary, no Rating Agency Confirmation will be required in connection with a waiver or grant of consent in respect of a due-on-encumbrance provision discussed above in this paragraph if such Serviced Mortgage Loan satisfies the conditions set forth in clause (ii) or clause (iii) above in this paragraph.

Further for the avoidance of doubt, the Master Servicer will be required to process, without any consent or consultation of the Special Servicer, the Directing Holder or the Operating Advisor, any due-on-encumbrance related request in connection with a Serviced Loan that is not a Specially Serviced Loan, to the extent the requested action is neither a Major Decision nor a Special Servicer Decision.

Notwithstanding the foregoing, without any other approval or consent, the Master Servicer (for non-Specially Serviced Loans) or the Special Servicer (for Specially Serviced Loans) may grant and process a borrower’s request for consent (i) to subject the related Mortgaged Property to an immaterial easement, right of way or similar agreement for utilities, access, parking, public improvements or another purpose (and may consent to subordination of the related Serviced Loan to such easement, right of way or similar agreement), that does not materially affect the use or value of the Mortgaged Property or the borrower’s ability to make any payments with respect to the related Serviced Loan, (ii) to the release, substitution or addition of collateral securing any Serviced Loan in connection with a defeasance of such collateral (provided that the proposed defeasance collateral is of a type permitted under the related Mortgage Loan documents and provided further that, with respect to the Master Servicer, such defeasance does not require any modification, waiver or amendment of such documents as described in clauses (e)(i) and (ii) of the definition of “Special Servicer Decision”) and (iii) related to any condemnation action that is pending, or threatened in writing, and would affect a non-material portion of the Mortgaged Property.

Appraisal Reduction Amounts

After an Appraisal Reduction Event has occurred, an Appraisal Reduction Amount is required to be calculated. An “Appraisal Reduction Event” will occur with respect to a Serviced Loan on the earliest of:

●	the date on which a modification of the Serviced Loan that, among other things, reduces the amount of Monthly Payments on a Serviced Loan, or changes any other material economic term of the Serviced Loan or impairs the security of the Serviced Loan, becomes effective as a result of a modification of the related Serviced Loan following the occurrence of a Servicing Transfer Event;

●	the date on which the Serviced Loan is 60 days or more delinquent in respect of any scheduled monthly debt service payment (other than a balloon payment);

●	solely in the case of a delinquent balloon payment, (A) the date occurring 60 days beyond the date on which that balloon payment was due (except as described in the immediately following clause (B) or (B) if the related borrower has delivered to the Master Servicer or the Special Servicer (and in either such case the Master Servicer or the Special Servicer, as applicable, is required to promptly deliver a copy thereof to the other such servicer), a refinancing commitment acceptable to the Special Servicer prior to the date 60 days after maturity, the date occurring 120 days after the date on which that balloon payment was due (or for such shorter period beyond the date on which that balloon payment was due during which the refinancing is scheduled to occur);

●	the date on which the related Mortgaged Property became an REO Property;

●	the 60th day after a receiver or similar official is appointed (and continues in that capacity) in respect of the related Mortgaged Property;

●	the 60th day after the date the related borrower is subject to a bankruptcy, insolvency or similar proceedings (if, in the case of an involuntary bankruptcy, insolvency or similar proceeding, not dismissed within those 60 days); or

●	the date on which the Serviced Loan remains outstanding five years following any extension of its maturity date pursuant to the Pooling and Servicing Agreement.

If an Appraisal Reduction Event occurs with respect to any Serviced Mortgage Loan that is part of a Serviced Loan Combination, then an Appraisal Reduction Event will be deemed to have occurred with respect to the related Serviced Companion Loan(s).  If an Appraisal Reduction Event occurs with respect to any Serviced Companion Loan that is part of a Serviced Loan Combination, then an Appraisal Reduction Event will be deemed to have occurred with respect to the related Serviced Mortgage Loan and any other Serviced Companion Loan(s) included as part of that Serviced Loan Combination.

No Appraisal Reduction Event may occur at any time when the aggregate Certificate Balance of all Classes of Principal Balance Certificates (other than the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates) has been reduced to zero.

Promptly upon the occurrence of an Appraisal Reduction Event with respect to a Serviced Loan, the Special Servicer is required to use reasonable efforts to obtain an appraisal of the related Mortgaged Property from an Appraiser in accordance with Member of the Appraisal Institute (“MAI”) standards or conduct an internal valuation as described under this “—Appraisal Reduction Amounts” section. No new appraisal will be required if an appraisal from an Appraiser in accordance with MAI standards was obtained within the prior nine months unless the Special Servicer determines in accordance with the Servicing Standard that such earlier appraisal is materially inaccurate. The cost of the appraisal will be advanced by the Master Servicer and will be reimbursed to the Master Servicer as a Property Advance.

On the first Determination Date occurring on or after the receipt of the appraisal or the conducting of an internal valuation, the Special Servicer will be required to calculate the Appraisal Reduction Amount, if any, taking into account the results of such appraisal or valuation and such information, if any, reasonably requested by the Special Servicer from the Master Servicer reasonably required to calculate or recalculate the Appraisal Reduction Amount. In the event that the Special Servicer has not received any required appraisal or conducted an internal valuation within 120 days after the event described in the applicable clause of the definition of “Appraisal Reduction Event” (without regard to the time periods set forth in the definition), then, solely for purposes of determining the amounts of the P&I Advances, the amount of the Appraisal Reduction Amount for or allocable to the related Serviced Mortgage Loan will be deemed to be an amount equal to 25% of the current Stated Principal Balance of such related Serviced Mortgage Loan until the appraisal is received or valuation is conducted, as applicable. The Master Servicer will provide (via electronic delivery) the Special Servicer with information in its possession that is reasonably required to calculate or recalculate any Appraisal Reduction Amount pursuant to the definition thereof using reasonable efforts to deliver such information within four business days of the Special Servicer’s reasonable written request. None of the Master Servicer, the Trustee or the Certificate Administrator will calculate or verify Appraisal Reduction Amounts.

The “Appraisal Reduction Amount” for any Distribution Date and for any Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) as to which any Appraisal Reduction Event has occurred and the Appraisal Reduction Amount is required to be calculated will generally be equal to (subject to the discussion in the prior paragraph) the excess of (a) the Stated Principal Balance of that Serviced Mortgage Loan (or Serviced Loan Combination) as of the last day of the related Collection Period over (b) the excess of (i) the sum of (A) 90% of the appraised value of the related Mortgaged Property or Mortgaged Properties as determined by (1) the appraisal, or (2) an internal valuation performed by the Special Servicer with respect to any Mortgage Loan (together with any other Mortgage Loan cross-collateralized with such Mortgage Loan) or Serviced Loan Combination with an outstanding principal balance less than $2,000,000, minus, with respect to any appraisal, such downward adjustments as the Special Servicer, in accordance with the Servicing Standard, may make (without implying any obligation to do so) based upon the Special Servicer’s review of the appraisal and such other information as the Special Servicer may deem appropriate and (B) all escrows, letters of credit and reserves in respect of such Serviced Mortgage Loan (or Serviced Loan Combination) as of the date of calculation over (ii) the sum as of the Due Date occurring in the month of the date of determination of (A) to the extent not previously advanced by the Master Servicer or the Trustee, all unpaid interest on that Serviced Mortgage Loan (or Serviced Loan Combination) at a per annum rate equal to the Mortgage Rate (and, with respect to a Serviced Loan Combination, interest on the related Serviced Companion Loan(s) at the related Mortgage Rate), (B) all unreimbursed Advances and interest on those Advances at the Advance Rate in respect of that Serviced Mortgage Loan (or Serviced Loan Combination) and (C) all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents, unpaid Special Servicing Fees and all other amounts due and unpaid under the Serviced Mortgage Loan (or Serviced Loan Combination) (which tax, premiums, ground rents and other amounts have not been the subject of an Advance by the Master Servicer, the Special Servicer or Trustee, as applicable, and/or for which funds have not been escrowed). The Master Servicer and the Certificate Administrator will be entitled to conclusively rely on the Special Servicer’s calculation or determination of any Appraisal Reduction Amount. Any Appraisal Reduction Amount with respect to a Serviced Loan Combination will be allocated, first, to any related Serviced Subordinate Companion Loan (up to the outstanding principal balance thereof), and then, to the related Serviced Mortgage Loan and any related Serviced Pari Passu Companion

Loan(s) on a pro rata and pari passu basis in accordance with the respective outstanding principal balances of the related Serviced Mortgage Loan and Serviced Pari Passu Companion Loan. In the case of an Outside Serviced Loan Combination, pursuant to the Outside Servicing Agreement, certain events will require the calculation of an “appraisal reduction amount”, which will be allocated to the subject Outside Serviced Mortgage Loan and its Outside Serviced Companion Loan(s) on a pro rata and pari passu basis in accordance with the respective outstanding principal balances of such Outside Serviced Mortgage Loan and its Outside Serviced Companion Loan(s) (although, in the case of the Red Building Loan Combination, any calculation of an Appraisal Reduction Amount will first be allocated to the related Subordinate Companion Loans) (with any such allocation to such Outside Serviced Mortgage Loan to constitute an “Appraisal Reduction Amount” for purposes of this prospectus). For the avoidance of doubt, the Outside Special Servicer (and not the Special Servicer) will be required to calculate any “appraisal reduction amount” related to an Outside Serviced Loan Combination.

An “Appraiser” is an independent nationally recognized professional commercial real estate appraiser who (i) is a member in good standing of the Appraisal Institute, (ii) if the state in which the related Mortgaged Property is located certifies or licenses appraisers, is certified or licensed in such state and (iii) has a minimum of five years’ experience in the related property type and market.

As a result of calculating one or more Appraisal Reduction Amounts, the amount of any required P&I Advance will be reduced, which will generally have the effect of reducing the amount of interest available to the VRR Interest (to the extent of the Vertically Retained Percentage of the reduction in such P&I Advance), on the one hand, and to the most subordinate Class of Regular Certificates then outstanding (i.e., first to the Class G Certificates, then to the Class F Certificates, then to the Class E Certificates, then, to the Class D Certificates, then to the Class C Certificates, then to the Class B Certificates, then to the Class A-S Certificates, and then, pro rata based on interest entitlements, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A, Class X-B, Class X-D, Class X-E, Class X-F and Class X-G Certificates) (to the extent of the Non-Vertically Retained Percentage of the reduction in such P&I Advance), on the other hand. See “—Advances” in this prospectus.

With respect to each Serviced Loan as to which an Appraisal Reduction Event has occurred (unless the Serviced Loan has become a Corrected Loan (if a Servicing Transfer Event had occurred with respect to the related Serviced Loan) and has remained current for three consecutive Monthly Payments, and no other Appraisal Reduction Event has occurred with respect to the Serviced Loan during the preceding three months or unless a sale is anticipated), the Special Servicer is required, within 30 days of each anniversary of the related Appraisal Reduction Event to order an appraisal (which may be an update of a prior appraisal), the cost of which will be a Property Advance, or, if applicable, conduct an internal valuation. Based upon the appraisal or internal valuation, the Special Servicer is required to redetermine the amount of the Appraisal Reduction Amount with respect to the Serviced Mortgage Loan (or Serviced Loan Combination).

Any Serviced Loan previously subject to an Appraisal Reduction Amount which ceases to be a Specially Serviced Loan (if applicable), which becomes current and remains current for three consecutive Monthly Payments, and with respect to which no other Appraisal Reduction Event has occurred and is continuing, will no longer be subject to an Appraisal Reduction Amount. An Outside Serviced Mortgage Loan will cease to be subject to an appraisal reduction amount upon the occurrence of certain events specified in the Outside Servicing Agreement.

As of the first Determination Date following a Serviced Mortgage Loan becoming an AB Modified Loan, the Special Servicer will be required to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the Special Servicer with respect to such Serviced Mortgage Loan, and all other information relevant to a Collateral Deficiency Amount determination. The Master Servicer will provide (via electronic delivery) the Special Servicer with information in its possession that is reasonably required to calculate or recalculate any Collateral Deficiency Amount pursuant to the definition thereof using reasonable efforts to deliver such information within four business days of the Special Servicer’s reasonable written request.

Upon obtaining actual knowledge or receipt of notice by the Special Servicer that an Outside Serviced Mortgage Loan has become an AB Modified Loan, the Special Servicer will be required to (i) promptly request from the related Outside Servicer, Outside Special Servicer and Outside Trustee the most recent appraisal with respect to such AB Modified Loan, in addition to all other information reasonably required by the Special Servicer to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, and (ii) as of the first Determination Date following receipt by the Special Servicer of the appraisal and any other information set forth in the immediately preceding clause (i) that the Special Servicer reasonably expects to receive (and does receive within a reasonable period of time) and reasonably believes is necessary to perform such calculation, calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the Special Servicer from the Outside Servicer, Outside Special Servicer or Outside Trustee, as the case may be, with respect to such Outside Serviced Mortgage Loan, and all other information relevant to a Collateral Deficiency Amount determination. In connection with its calculation of a Collateral Deficiency Amount with respect to an Outside Serviced Mortgage Loan that has become an AB Modified Loan, the Special Servicer will be entitled to conclusively rely on any appraisal or other information received from the related Outside Servicer, Outside Special Servicer or Outside Trustee. The Special Servicer will be required to notify the Master Servicer and the Certificate Administrator of any Collateral Deficiency Amount calculated by the Special Servicer with respect to an Outside Serviced Mortgage Loan that has become an AB Modified Loan. The Master Servicer and the Certificate Administrator will be entitled to conclusively rely on any Collateral Deficiency Amounts calculated by the Special Servicer with respect to an Outside Serviced Mortgage Loan. Upon any other party to the Pooling and Servicing Agreement obtaining knowledge or receipt of notice by any other party to the Pooling and Servicing Agreement that an Outside Serviced Mortgage Loan has become an AB Modified Loan, such party will be required to promptly notify the Special Servicer thereof. None of the Trustee, the Certificate Administrator or the Master Servicer will calculate or verify any Collateral Deficiency Amount.

A “Cumulative Appraisal Reduction Amount”, as of any date of determination by the Special Servicer, is equal to the sum of (i) all Appraisal Reduction Amounts then in effect, and (ii) with respect to any AB Modified Loan, any Collateral Deficiency Amount then in effect. The Certificate Administrator and the Master Servicer will be entitled to conclusively rely on the Special Servicer’s calculation or determination of any Cumulative Appraisal Reduction Amount. None of the Master Servicer, the Trustee nor the Certificate Administrator will calculate or verify any Cumulative Appraisal Reduction Amount.

“AB Modified Loan” means any Corrected Loan (1) that became a Corrected Loan (which includes for purposes of this definition any Outside Serviced Mortgage Loan that became a “corrected loan” (or any term substantially similar thereto) pursuant to the related Outside Servicing Agreement) due to a modification thereto that resulted in the creation of an A/B note structure (or similar structure) and as to which the new junior note(s) did not previously exist or the principal amount of the new junior note(s) was previously part of either an A note held by the Issuing Entity or the original unmodified Mortgage Loan and (2) as to which an Appraisal Reduction Amount is not in effect.

“Collateral Deficiency Amount” means, with respect to any AB Modified Loan as of any date of determination, the excess of (i) the Stated Principal Balance of such AB Modified Loan (taking into account the related junior note(s) included therein), over (ii) the sum of (in the case of a Loan Combination, solely to the extent allocable to the subject Mortgage Loan) (x) the most recent Appraised Value for the related Mortgaged Property or Mortgaged Properties, plus (y) solely to the extent not reflected or taken into account in such Appraised Value and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the Mortgage Loan became (and as part of the modification related to) such AB Modified Loan for the benefit of the related Mortgaged Property or Mortgaged Properties (provided, that in the case of an Outside Serviced Mortgage Loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received by the Special Servicer), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y)) held by the lender in respect of such AB Modified Loan as of the date of such determination. The Certificate Administrator, the Master Servicer and the Operating Advisor (other than with respect to any Collateral Deficiency Amount calculations that the Operating Advisor is required to review, recalculate and/or verify as described under “—Operating Advisor—General Obligations” below) will be entitled to conclusively rely on the Special Servicer’s calculation or determination of any Collateral Deficiency Amount.

For purposes of determining the Non-Reduced Certificates and the Controlling Class, as well as the occurrence of a Control Termination Event, the Vertically Retained Percentage of any Appraisal Reduction Amounts will be allocated to the VRR Interest to notionally reduce (to not less than zero) the Certificate Balance thereof, and the Non-Vertically Retained Percentage of any Appraisal Reduction Amounts will be allocated to each Class of Non-Vertically Retained Principal Balance Certificates in reverse sequential order to notionally reduce the Certificate Balance thereof until the related Certificate Balance of each such Class is reduced to zero (i.e., first to the Class G Certificates, then to the Class F Certificates, then to the Class E Certificates, then to the

Class D Certificates, then to the Class C Certificates, then to the Class B Certificates, then to the Class A-S Certificates, and then, pro rata based on Certificate Balance, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates). In addition, for purposes of determining the Controlling Class, as well as the occurrence of a Control Termination Event, the Non-Vertically Retained Percentage of Collateral Deficiency Amounts will be allocated to each Class of Control Eligible Certificates in reverse sequential order to notionally reduce the Certificate Balance thereof until the related Certificate Balance of each such Class is reduced to zero (i.e., first to the Class G Certificates, then to the Class F Certificates, and then to the Class E Certificates). For the avoidance of doubt, for purposes of determining the Controlling Class, as well as the occurrence of a Control Termination Event, any Class of Control Eligible Certificates will be allocated the Non-Vertically Retained Percentage of both applicable Appraisal Reduction Amounts and applicable Collateral Deficiency Amounts (the sum of which will constitute the applicable Cumulative Appraisal Reduction Amount), in accordance with the preceding two sentences.

With respect to any Appraisal Reduction Amount calculated for purposes of determining the Non-Reduced Certificates or, for the express purposes described in this prospectus, allocating Voting Rights, and with respect to any Appraisal Reduction Amount or Collateral Deficiency Amount calculated for purposes of determination the Controlling Class or the occurrence of a Control Termination Event, the appraised value of the related Mortgaged Property will be determined on an “as-is” basis. The Special Servicer will be required to promptly notify the Certificate Administrator and the Master Servicer of (i) any Appraisal Reduction Amount, (ii) any Collateral Deficiency Amount, and (iii) any resulting Cumulative Appraisal Reduction Amount, and the Certificate Administrator will be required to promptly post notice of such Appraisal Reduction Amount, Collateral Deficiency Amount and/or Cumulative Appraisal Reduction Amount, as applicable, to the Certificate Administrator’s internet website.

Any Class of Control Eligible Certificates, the Certificate Balance of which (taking into account the application of any Appraisal Reduction Amounts or Collateral Deficiency Amounts to notionally reduce the Certificate Balance of such class) has been reduced to less than 25% of its initial Certificate Balance, is referred to as an “Appraised-Out Class”. The holders of the majority (by Certificate Balance) of an Appraised-Out Class will have the right, at their sole expense, to require the Special Servicer to order a second appraisal of the Mortgaged Property securing any Serviced Loan as to which there exists an Appraisal Reduction Amount or a Collateral Deficiency Amount (such holders, the “Requesting Holders”). The Special Servicer will use its reasonable efforts to cause such appraisal to be (i) delivered within 30 days from receipt of the Requesting Holders’ written request and (ii) prepared on an “as-is” basis by an Appraiser in accordance with MAI standards. Upon receipt of such second appraisal, the Special Servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such second appraisal, any recalculation of the applicable Appraisal Reduction Amount or Collateral Deficiency Amount is warranted and, if so warranted, the Special Servicer will recalculate such Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based upon such second appraisal and receipt of information requested by the Special Servicer from the Master Servicer as described above. If required by any such recalculation, the applicable Appraised-Out Class will be reinstated as the Controlling Class and each other Appraised-Out Class will, if applicable, have its related Certificate Balance notionally restored to the extent required by such recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable.

Any Appraised-Out Class as to which one or more holders are Requesting Holders challenging the Special Servicer’s Appraisal Reduction Amount or Collateral Deficiency Amount determination may not exercise any direction, control, consent and/or similar rights of the Controlling Class until such time, if any, as such Class is reinstated as the Controlling Class and no Control Termination Event exists, and the rights of the Controlling Class shall be exercised by the most subordinate Class of Control Eligible Certificates that is not an Appraised-Out Class, if any, during such period; provided that during the period (which may not exceed 120 days following the date that the Class of Control Eligible Certificates, in respect of which such Requesting Holders are challenging the determination(s) referred to above, became an Appraised-Out Class) that any Requesting Holders are challenging the Special Servicer’s Appraisal Reduction Amount or Collateral Deficiency Amount determination, the Special Servicer may not be removed except for cause if LNR Partners or an affiliate thereof is the Special Servicer.

Appraisals that are to be obtained by the Special Servicer at the request of, holders of an Appraised-Out Class will be in addition to any appraisals that the Special Servicer may otherwise be required to obtain in accordance with the Servicing Standard or the Pooling and Servicing Agreement without regard to any appraisal requests made by any holder of an Appraised-Out Class.

Inspections

The Master Servicer (or with respect to any Specially Serviced Loan, the Special Servicer) is required to inspect or cause to be inspected each Mortgaged Property (other than a Mortgaged Property securing the Outside Serviced Mortgage Loans) at such times and in such manner as are consistent with the Servicing Standard, but in any event at least once every calendar year with respect to Serviced Mortgage Loans with an outstanding principal balance of $2,000,000 or more and at least once every other calendar year with respect to Serviced Mortgage Loans with an outstanding principal balance of less than $2,000,000, in each case commencing in 2019; provided that the Master Servicer is not required to inspect any Mortgaged Property that has been inspected by the Special Servicer during the preceding 12 months. The Special Servicer is required to inspect the Mortgaged Property securing each Serviced Loan that becomes a Specially Serviced Loan as soon as practicable after it becomes a Specially Serviced Loan and thereafter at least once every calendar year until such condition ceases to exist. The cost of any such inspection is required to be borne by the Master Servicer unless the related Serviced Loan is a Specially Serviced Loan, in which case the Master Servicer will be required to reimburse the Special Servicer for such cost as a Property Advance (or as an expense of the Issuing Entity if the Property Advance would be a Nonrecoverable Advance) and any out-of-pocket costs will be borne by the Issuing Entity.

Copies of the inspection reports referred to above that are delivered to the Certificate Administrator will be posted to the Certificate Administrator’s website for review by Privileged Persons pursuant to the Pooling and Servicing Agreement. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

Evidence as to Compliance

Each of the Master Servicer, the Special Servicer (regardless of whether it has commenced special servicing of any Mortgage Loan) and the Certificate Administrator are required under the Pooling and Servicing Agreement to deliver (and each of the Master Servicer and the Certificate Administrator is required to cause (or, in the case of a sub-servicer retained at the request of a Sponsor, use commercially reasonable efforts to cause) any affiliated sub-servicer, or any of its other sub-servicers that is servicing at least 10% of the Mortgage Loans by balance, to deliver) annually to, among others, the Certificate Administrator and the Operating Advisor (only in the case of an officer’s certificate furnished by the Special Servicer and after the occurrence and during the continuance of a Control Termination Event) and the Depositor on or before the date specified in the Pooling and Servicing Agreement, a certificate of an authorized officer of such party stating, among other things, that (i) a review of that party’s servicing activities during the preceding calendar year or portion of that year and of performance under the Pooling and Servicing Agreement (or the related sub-servicing agreement in the case of a sub-servicer, as applicable) has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on the review, such party has fulfilled all of its obligations under the Pooling and Servicing Agreement (or the related sub-servicing agreement in the case of a sub-servicer, as applicable) in all material respects throughout the preceding calendar year or portion of the preceding year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying the failure known to such officer and the nature and status of the failure. In general, none of these parties will be responsible for the performance by any other such party of that other party’s duties described above.

In addition, the Master Servicer, the Special Servicer (regardless of whether the Special Servicer has commenced special servicing of any Mortgage Loan), the Certificate Administrator and the Operating Advisor are each (at its own expense) required to furnish (and each of the preceding parties, as applicable, is required to cause (or, in the case of a Servicing Function Participant retained at the request of a Sponsor, to use commercially reasonable efforts to cause) each Servicing Function Participant retained by it to furnish), annually, to, among others, the Certificate Administrator, the Trustee, the Operating Advisor (only in the case of the Special Servicer and only after the occurrence and during the continuance of a Control Termination Event) and the Depositor, a report (an “Assessment of Compliance”) assessing compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB that contains the following:

●	a statement of the party’s responsibility for assessing compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB applicable to it;

●	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

●	the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the preceding calendar year, setting forth any material instance of noncompliance identified by the party, a discussion of each such failure and the nature and status of each such failure; and

●	a statement that a registered public accounting firm has issued an attestation report (an “Attestation Report”) on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the preceding calendar year.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver an Attestation Report of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the public company accounting oversight board, that expresses an opinion, or states that an opinion cannot be expressed (and the reasons for this), concerning the party’s assessment of compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB.

For the avoidance of doubt, the Trustee will have no obligation or duty to determine whether any Assessment of Compliance provided by the Master Servicer, the Special Servicer or any other Servicing Function Participant is in form and substance in compliance with the requirements of Regulation AB.

“Regulation AB” means subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100–229.1125 under the Securities Act of 1933, as amended (the “Securities Act”), as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the SEC or by the staff of the SEC, or as may be provided by the SEC or its staff from time to time.

A “Servicing Function Participant” is any person or entity, other than the Certificate Administrator, the Operating Advisor, the Master Servicer, the Special Servicer and the Trustee, that is performing activities with respect to the Issuing Entity that address the servicing criteria set forth in Item 1122(d) of Regulation AB, unless those activities relate to 5% or less of the Mortgage Loans by balance.

Limitation on Liability; Indemnification

The Pooling and Servicing Agreement will provide that none of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, or any director, member, manager, officer, employee or agent of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor or the Asset Representations Reviewer will be under any liability to the Issuing Entity, the holders of the Certificates, a Companion Loan Holder, or any other person for any action taken or for refraining from the taking of any action in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment. However, none of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer or any such person will be protected against any liability which would otherwise be imposed by reason of (i) any breach of warranty or representation by such party in the Pooling and Servicing Agreement, or (ii) any willful misconduct, bad faith, fraud or negligence by such party in the performance of its respective obligations and duties under the Pooling and Servicing Agreement or by reason of negligent disregard by such party of its respective obligations or duties under the Pooling and Servicing Agreement. In addition, each of the Master Servicer, the Special Servicer, the Operating Advisor or the Asset Representations Reviewer, as applicable, will indemnify the Issuing Entity against any and all loss, liability or reasonable expenses (including, without limitation, reasonable attorneys’ fees and expenses) incurred by the Issuing Entity as a result of any willful misconduct, bad faith, fraud or negligence in the performance of the respective duties of the Master Servicer, the Special Servicer, the Operating Advisor or the Asset Representations Reviewer, as the case may be, or by reason of negligent disregard of such person’s obligations or duties under the Pooling and Servicing Agreement.

The Pooling and Servicing Agreement further provides that the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer and any director, member, manager, officer, employee or agent of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor or the Asset Representations Reviewer will be entitled to indemnification by the Issuing Entity for any loss, liability, penalty, fine, forfeiture, claim, judgment or expense (including reasonable legal fees and expenses) incurred in connection with, or relating to, the Pooling and Servicing Agreement or the Certificates, other than any such loss, liability, penalty, fine, forfeiture, claim, judgment or expense (including reasonable legal fees and expenses): (i) specifically required to be borne by the party seeking indemnification, without right of reimbursement pursuant to the terms of the Pooling and Servicing Agreement; (ii) which constitutes an Advance that is otherwise reimbursable under the Pooling and Servicing Agreement; (iii) resulting from any breach on the part of that party of a representation or warranty made in the Pooling and Servicing Agreement; or (iv) incurred by reason of any willful misconduct, bad faith, fraud or negligence on the part of that party in the performance of its obligations or duties under the Pooling and Servicing Agreement or negligent disregard of such obligations or duties.

In addition, the Pooling and Servicing Agreement provides that none of the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Operating Advisor or the Asset Representations Reviewer will be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its duties under the Pooling and Servicing Agreement and which in its opinion does not expose it to any expense or liability for which reimbursement is not reasonably assured, provided that neither the Operating Advisor nor the Asset Representations Reviewer may prosecute on behalf of the Trust or in the interests of the Certificateholders any legal action related to its duties under the Pooling and Servicing Agreement under any circumstances. The Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Pooling and Servicing Agreement and the rights and duties of the parties to the Pooling and Servicing Agreement and the interests of the holders of Certificates under the Pooling and Servicing Agreement. In such event, the reasonable legal expenses and costs of such action and any liability resulting from such action will be expenses, costs and liabilities of the Issuing Entity, and the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator and the Trustee will be entitled to be reimbursed for those amounts from the Collection Account.

The Depositor is not obligated to monitor or supervise the performance of the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Operating Advisor or the Asset Representations Reviewer under the Pooling and Servicing Agreement. The Depositor may, but is not obligated to, enforce the obligations of the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement and may, but is not obligated to, perform or cause a designee to perform any defaulted obligation of the Master Servicer or the Special Servicer or exercise any right of the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement. In the event the Depositor undertakes any such action, it will be reimbursed and indemnified by the Issuing Entity to the extent not recoverable from the Master Servicer or the Special Servicer, as applicable. Any such action by the Depositor will not relieve the Master Servicer or the Special Servicer of its obligations under the Pooling and Servicing Agreement.

The Pooling and Servicing Agreement requires that the Master Servicer and the Special Servicer each obtain and maintain in effect a fidelity bond or similar form of insurance coverage (which may provide blanket coverage) or a combination of fidelity bond and insurance coverage insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers and employees of the Master Servicer or the Special Servicer, as the case may be. In addition, the Pooling and Servicing Agreement requires that the Master Servicer and Special Servicer each keep in force during the term of the Pooling and Servicing Agreement insurance coverage against loss occasioned by the errors and omissions of their respective officers and employees in connection with their respective obligations under the Pooling and Servicing Agreement. Notwithstanding the foregoing, the Pooling and Servicing Agreement permits the Master Servicer and the Special Servicer to self-insure against the losses discussed above in this paragraph, so long as certain rating criteria set forth in the Pooling and Servicing Agreement are met with respect to that entity or its parent.

Pursuant to the Pooling and Servicing Agreement, the Issuing Entity will be required to indemnify each of the Trustee and the Certificate Administrator (including in any other capacities in which it acts under the Pooling and Servicing Agreement) and certain related persons against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that the indemnified party may sustain in connection with the Pooling and Servicing Agreement (including, without limitation, reasonable fees and disbursements of counsel and of all persons not regularly in its employ incurred by the indemnified party in any action or proceeding between the Issuing Entity and the indemnified party, or between the indemnified party and any third party or otherwise) arising in respect of the Pooling and Servicing Agreement or the Certificates, other than those resulting from the negligence, fraud, bad faith or willful misconduct, or the negligent disregard of obligations and duties under the Pooling and Servicing Agreement, of the Trustee or Certificate Administrator, as applicable. Pursuant to the Pooling and Servicing Agreement, the Trustee or Certificate Administrator, as applicable, will be required to indemnify the Issuing Entity against any loss, liability or reasonable expense (including, without limitation, reasonable attorneys’ fees and expenses) incurred by the Issuing Entity as a result of any willful misconduct, bad faith, fraud or negligence in the performance of the obligations or duties of the Trustee or Certificate Administrator, as the case may be, or by reason of negligent disregard of the such party’s obligations or duties under the Pooling and Servicing

Agreement. Except in the event of the Trustee’s or Certificate Administrator’s, as applicable, willful misconduct, bad faith or fraud, in no event will the Trustee or Certificate Administrator, as applicable, be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee or Certificate Administrator, as applicable, has been advised of the likelihood of such loss or damage and regardless of the form of action. Neither the Trustee nor the Certificate Administrator will be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of Certificates entitled to greater than 50% of the Percentage Interests (or such other percentage as specified in the Pooling and Servicing Agreement for such action) of each affected Class, or of the aggregate Voting Rights of the Certificates, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee or the Certificate Administrator, as applicable, or exercising any trust or power conferred upon the Trustee or the Certificate Administrator, as applicable, under the Pooling and Servicing Agreement. Neither the Trustee or Certificate Administrator, as applicable, will be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under the Pooling and Servicing Agreement, or in the exercise of any of its rights or powers if, in such party’s opinion, the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

Neither the Trustee nor the Certificate Administrator will be accountable for the use or application by the Depositor of any Certificates issued to it or of the proceeds of the sale of such Certificates, or for the use of or application of any funds paid to the Depositor, the Master Servicer or the Special Servicer in respect of the Mortgage Loans, or for investment of such amounts (except, in the case of the Certificate Administrator, for any investment of such amounts in investments issued by the Certificate Administrator in its commercial capacity), nor will the Trustee or the Certificate Administrator be required to perform, or be responsible for the manner of performance of, any of the obligations of the Master Servicer (except, in the case of the Trustee, for advancing obligations as described in this prospectus), the Special Servicer, the Trustee, the Operating Advisor or the Asset Representations Reviewer under the Pooling and Servicing Agreement, unless, in the case of the Trustee, it is acting as the successor to, and is vested with the rights, duties, powers and privileges of, the Master Servicer or the Special Servicer in accordance with the terms of the Pooling and Servicing Agreement.

The Pooling and Servicing Agreement provides that neither the Trustee nor the Certificate Administrator will be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized, or within the discretion or rights or powers conferred on it, by the Pooling and Servicing Agreement. Furthermore, neither the Trustee nor the Certificate Administrator will be liable for an error in judgment, unless the Trustee or Certificate Administrator was negligent in ascertaining the pertinent facts.

Each of the Trustee and the Certificate Administrator may execute any of the trusts or powers under the Pooling and Servicing Agreement or perform any duties thereunder either directly or by or through agents or attorneys but will not be relieved of its obligations under the Pooling and Servicing Agreement.

The Trustee or the Certificate Administrator, as applicable, will have notice of an event only when one of certain designated officers of the Trustee or the Certificate Administrator, as applicable, has received written notice or obtains actual knowledge of such event.

Neither the Trustee nor the Certificate Administrator will be responsible for delays or failures in performance resulting from acts beyond its control (such acts to include but are not limited to acts of God, strikes, lockouts, riots and acts of war).

Pursuant to the Pooling and Servicing Agreement, the Trustee and Certificate Administrator may rely upon and will be protected in acting or refraining from acting upon any resolution, officer’s certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties. In addition, the Trustee and Certificate Administrator may consult with counsel and the written advice of such counsel or any opinion of counsel will be full and complete authorization and protection in respect of any action taken or suffered or omitted by it under the Pooling and Servicing Agreement in good faith and in accordance therewith. The Trustee and Certificate Administrator will not be under any obligation to exercise any of the trusts or powers vested in it by the Pooling and Servicing Agreement, or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation under or in relation to the Pooling and Servicing Agreement, at the request, order or direction of any of the Certificateholders, unless those Certificateholders have offered the Trustee or Certificate Administrator, as applicable, reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result. The Trustee and

Certificate Administrator will not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the Pooling and Servicing Agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it. The protections, immunities and indemnities afforded to the Certificate Administrator will also be available to it in its capacity as, and to any other person or entity appointed by it to act as, custodian, authenticating agent, certificate registrar, and paying agent.

The Pooling and Servicing Agreement provides that, with respect to each Outside Serviced Mortgage Loan, each of (a) (as and to the same extent the Outside Securitization established under the related Outside Servicing Agreement is required to indemnify each of the following parties in respect of other mortgage loans in such Outside Securitization pursuant to the terms of the related Outside Servicing Agreement) the Outside Servicer, the Outside Special Servicer, the Outside Trustee, the Outside Certificate Administrator, the Outside Operating Advisor and the Outside Depositor under the related Outside Servicing Agreement (and any director, officer, employee or agent of any of the foregoing, to the extent such parties are identified as indemnified parties in the related Outside Servicing Agreement in respect of other mortgage loans included in such Outside Securitization) and (b) the Outside Securitization (such parties in clause (a) and the Outside Securitization collectively, the “Pari Passu Indemnified Parties”) will be entitled to be indemnified against any claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with the servicing and administration of such Outside Serviced Mortgage Loan and the related Mortgaged Property (or, with respect to the Outside Operating Advisor, incurred in connection with the provision of services for such Outside Serviced Mortgage Loan) under the Outside Servicing Agreement (collectively, the “Pari Passu Indemnified Items”) to the extent of the Issuing Entity’s pro rata share of such Pari Passu Indemnified Items, and to the extent amounts on deposit in the related “loan combination custodial account” maintained pursuant to the related Outside Servicing Agreement that are allocated to such Outside Serviced Mortgage Loan are insufficient for reimbursement of such amounts, such Indemnified Party will be entitled to be reimbursed by the Issuing Entity (including out of general collections in the Collection Account) for the Issuing Entity’s pro rata share of the insufficiency.

In addition, the Co-Lender Agreement executed with respect to each Outside Serviced Loan Combination provides that this securitization transaction is obligated to promptly reimburse the Outside Servicer, the Outside Special Servicer, the Outside Trustee, and the Outside Certificate Administrator under the related Outside Servicing Agreement and/or the Outside Securitization established under the related Outside Servicing Agreement, as applicable, for the Issuing Entity’s pro rata share of any fees, costs or expenses incurred in connection with the servicing and administration of such Outside Serviced Loan Combination as to which such Outside Securitization or any of the parties thereto are entitled to be reimbursed pursuant to the terms of the Outside Servicing Agreement. Reimbursement of such pro rata share will be made out of general collections in the Issuing Entity’s Collection Account, to the extent reimbursement out of collections on the applicable Outside Serviced Mortgage Loan are insufficient therefor.

Servicer Termination Events

“Servicer Termination Events” under the Pooling and Servicing Agreement with respect to the Master Servicer or the Special Servicer, as the case may be, will include, without limitation:

(a)       (i) any failure by the Master Servicer to make a required deposit to the Collection Account or any Loan Combination Custodial Account or make a required remittance to any Serviced Companion Loan Holder, on the day such deposit or remittance was first required to be made, which failure is not remedied within one business day or (ii) any failure by the Master Servicer to deposit into, or remit to the Certificate Administrator for deposit into, the Distribution Account any amount required to be so deposited or remitted, which failure is not remedied by 11:00 a.m., New York City time, on the relevant Distribution Date;

(b)       any failure by the Special Servicer to deposit into any REO Account within two business days after the day such deposit is required to be made, or to remit to the Master Servicer for deposit in the Collection Account or any Loan Combination Custodial Account such remittance required to be made by the Special Servicer within one business day after such remittance is required to be made, under the Pooling and Servicing Agreement;

(c)       any failure by the Master Servicer or the Special Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Pooling and Servicing Agreement, which failure continues unremedied for 30 days (10 days in the case of the Master Servicer’s failure to make a Property Advance or 20 days in the case of a failure to pay the premium for any insurance policy required to be maintained under the Pooling and Servicing Agreement or such shorter period (not less than two business days) as may be required to avoid the commencement of foreclosure proceedings for unpaid real estate taxes or the lapse of insurance, as applicable) after written notice of the failure has been given to the Master Servicer or the Special Servicer, as the case may be, by any other party to the Pooling and Servicing Agreement, or to the Master Servicer or the Special Servicer, as the case may be, with a copy to each other party to the related Pooling and Servicing Agreement, by Certificateholders of any Class, evidencing, as to that Class, not less than 25% of the Voting Rights allocable thereto, or, if affected thereby, by the Serviced Companion Loan Holder; provided, however, if that failure is capable of being cured and the Master Servicer or the Special Servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional 60 days (provided that the Master Servicer, or the Special Servicer, as applicable, has commenced to cure such failure within the initial 30-day period and has certified that it has diligently pursued, and is continuing to pursue, a full cure);

(d)       any breach on the part of the Master Servicer or the Special Servicer of any representation or warranty in the Pooling and Servicing Agreement, which materially and adversely affects the interests of any Class of Certificateholders or a Serviced Companion Loan Holder, as applicable, and which continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, has been given to the Master Servicer or the Special Servicer, as the case may be, by the Depositor, the Certificate Administrator or the Trustee, or to the Master Servicer, the Special Servicer, the Depositor, the Certificate Administrator and the Trustee by the holders of Certificates entitled to not less than 25% of the Voting Rights, or, if affected thereby, by the Serviced Companion Loan Holder; provided, however, if that breach is capable of being cured and the Master Servicer or the Special Servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional 60 days (provided that the Master Servicer, or the Special Servicer, as applicable, has commenced to cure such failure within the initial 30-day period and has certified that it has diligently pursued, and is continuing to pursue, a full cure);

(e)       certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the Master Servicer or the Special Servicer, and certain actions by or on behalf of the Master Servicer or the Special Servicer indicating its insolvency or inability to pay its obligations;

(f)       either of Moody’s Investors Service, Inc. (“Moody’s”) or Kroll Bond Rating Agency, Inc. (“KBRA”) (or, in the case of Serviced Companion Loan Securities, any Companion Loan Rating Agency) has (i) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of Certificates or Serviced Companion Loan Securities, or (ii) placed one or more Classes of Certificates or Serviced Companion Loan Securities on “watch status” in contemplation of rating downgrade or withdrawal and, in the case of either of clauses (i) or (ii), publicly citing servicing concerns with the Master Servicer or the Special Servicer, as applicable, as the sole or material factor in such rating action (and such qualification, downgrade, withdrawal or “watch status” placement has not been withdrawn by such Rating Agency (or, in the case of Serviced Companion Loan Securities, such Companion Loan Rating Agency) within 60 days of such event);

(g)       the Master Servicer ceases to have a commercial master servicer rating of at least “CMS3” from Fitch Ratings, Inc. (“Fitch”) and that rating is not reinstated within 60 days or the Special Servicer ceases to have a commercial special servicer rating of at least “CSS3” from Fitch and that rating is not reinstated within 60 days, as the case may be; or

(h)       the Master Servicer or the Special Servicer, as applicable, or any primary servicer or sub-servicer appointed by the Master Servicer or the Special Servicer, as applicable, after the Closing Date (but excluding any primary servicer or sub-servicer which the Master Servicer has been instructed to retain by the Depositor or a Sponsor), (i) fails to deliver the items required by the Pooling and Servicing Agreement after any applicable notice and cure period to enable the Certificate Administrator or Depositor to comply with the Issuing Entity’s reporting obligations under the Exchange Act or (ii) for so long as the trust created pursuant to the securitization of a Serviced Companion Loan is subject to the reporting requirements of Regulation AB or the Exchange Act, fails to deliver any Exchange Act reporting items required to be delivered by such servicer pursuant to the Pooling and Servicing Agreement at the times required under the Pooling and Servicing Agreement after any applicable notice and cure periods (and any primary servicer or sub-servicer that defaults in accordance with this clause may be terminated at the direction of the Depositor).

“Serviced Companion Loan Securities” mean any commercial mortgage-backed securities that evidence an interest in or are secured by the assets of an Issuing Entity, which assets include a Serviced Companion Loan (or a portion of or interest in a Serviced Companion Loan).

“Companion Loan Rating Agency” means, with respect to any Serviced Companion Loan, any rating agency that was engaged by a participant in the securitization of such Serviced Companion Loan to assign a rating to the related Serviced Companion Loan Securities.

Rights Upon Servicer Termination Event

If a Servicer Termination Event with respect to the Master Servicer or the Special Servicer is continuing and has not been remedied, then either (i) the Trustee may or (ii) upon the written direction to the Trustee from (A) the holders of Certificates evidencing at least 25% of the aggregate Voting Rights of all Certificates, or (B) an affected Serviced Companion Loan Holder (but, subject to the discussion below, solely in the case of the related Serviced Loan Combination and a Servicer Termination Event with respect to the Special Servicer), the Trustee will be required to, terminate all of the rights and obligations of the Master Servicer as master servicer or the Special Servicer as special servicer under the Pooling and Servicing Agreement and in and to the Issuing Entity (except in its capacity as a Certificateholder). Notwithstanding the foregoing, upon any termination of the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement, the Master Servicer or the Special Servicer will continue to be entitled to any rights that accrued prior to the date of such termination (including the right to receive all accrued and unpaid servicing and special servicing compensation through the date of termination plus reimbursement for all Advances and interest on such Advances as provided in the Pooling and Servicing Agreement).

On and after the date of termination following a Servicer Termination Event by the Master Servicer or the Special Servicer, as the case may be, the Trustee will succeed to all authority and power of the Master Servicer or the Special Servicer, as the case may be, under the Pooling and Servicing Agreement and will be entitled to the compensation arrangements to which the Master Servicer or the Special Servicer, as the case may be, would have been entitled (unless previously earned by the Master Servicer or the Special Servicer, as the case may be). If the Trustee is unwilling or unable so to act, or if the holders of Certificates evidencing at least 25% of the aggregate Voting Rights of all Certificateholders so request, or if the Rating Agencies do not provide a Rating Agency Confirmation with respect to the Trustee so acting, the Trustee must appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution to act as successor to the Master Servicer or the Special Servicer, as applicable, under the Pooling and Servicing Agreement; provided a Rating Agency Confirmation must be obtained regarding appointment of the proposed successor at the expense of the terminated Master Servicer or Special Servicer, as applicable, or, if the expense is not so recovered, at the expense of the Issuing Entity; provided, further, that, the related Outside Controlling Note Holder will have the right to approve a successor Special Servicer with respect to any Serviced Outside Controlled Loan Combination, and prior to the occurrence and continuance of a Control Termination Event, the Controlling Class Representative will have the right to approve a successor Special Servicer with respect to the other Serviced Loans. Pending such appointment, the Trustee is obligated to act in such capacity in accordance with the Pooling and Servicing Agreement. The Trustee and any such successor may agree upon the servicing compensation to be paid; provided, however, that the servicing compensation may not be in excess of that permitted to the terminated Master Servicer or Special Servicer, as applicable, unless no successor can be obtained to perform the obligations for that compensation; and provided, further, that, for so long as no Consultation Termination Event has occurred and is continuing, the Trustee will be required to consult with the Controlling Class Representative (and, if a Serviced Outside Controlled Loan Combination is affected, the Trustee will be required to consult with the related Outside Controlling Note Holder) prior to the appointment of a successor Master Servicer or Special Servicer at a servicing compensation in excess of that permitted to the terminated Master Servicer or Special Servicer, as applicable. Any compensation in excess of that payable to the predecessor Master Servicer or the Special Servicer may result in Realized Losses or other shortfalls on the Certificates.

The Trustee or any other successor Master Servicer assuming the obligations of the Master Servicer under the Pooling and Servicing Agreement will be entitled to the compensation to which the Master Servicer would have been entitled after the date of the assumption of the Master Servicer’s obligations. If no successor Master Servicer can be obtained to perform such obligations for such compensation, additional amounts payable to such successor Master Servicer will be treated as Realized Losses.

Notwithstanding the foregoing, (1) if any Servicer Termination Event on the part of the Master Servicer affects a Serviced Companion Loan, the related Serviced Companion Loan Holder or the rating on a class of the related Serviced Companion Loan Securities, and if the Master Servicer is not otherwise terminated, or (2) if a Servicer Termination Event on the part of the Master Servicer affects only a Serviced Companion Loan, the related Serviced Companion Loan Holder or the rating on a class of related Serviced Companion Loan Securities, then the Master Servicer may not be terminated by or at the direction of the related Serviced Companion Loan Holder or the holders of any Certificates, but upon the written direction of the related Serviced Companion Loan Holder, the Master Servicer will be required to appoint a sub-servicer that will be responsible for servicing the related Serviced Loan Combination. Also, notwithstanding the foregoing, if a Servicer Termination Event described in clauses (a), (b), (c), (d), (f) or (g) under “—Servicer Termination Events” on the part of the Special Servicer affects only a Serviced Companion Loan, a Serviced Companion Loan Holder or a rating on any Serviced Companion Loan Securities, then it will not be a Servicer Termination Event with respect to the Mortgage Pool as a whole, but the related Serviced Companion Loan Holder may terminate the Special Servicer with respect to the related Serviced Loan Combination.

Notwithstanding the foregoing discussion in this “—Rights Upon Servicer Termination Event” section, if the Master Servicer is terminated under the circumstances described above because of the occurrence of any of the Servicer Termination Events described in clause (f) or (g) under “—Servicer Termination Events” above, the Master Servicer will have the right for a period of 45 days (during which time it will continue to serve as Master Servicer), at its expense, to sell its master servicing rights with respect to the Mortgage Loans to a Master Servicer as to which the Rating Agencies have provided a Rating Agency Confirmation.

No Certificateholder will have any right under the Pooling and Servicing Agreement to institute any proceeding with respect to the Pooling and Servicing Agreement or the Mortgage Loans, unless, with respect to the Pooling and Servicing Agreement, such holder previously has given to the Trustee a written notice of a default under the Pooling and Servicing Agreement, and of the continuance of the default, and unless also the holders of at least 25% of the Voting Rights of any Class affected thereby have made written request of the Trustee (with a copy to the Certificate Administrator) to institute such proceeding in its own name as Trustee under the Pooling and Servicing Agreement and have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred in connection with such proceeding, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, has neglected or refused to institute such proceeding.

The Trustee will have no obligation to make any investigation of matters arising under the Pooling and Servicing Agreement or to institute, conduct or defend any litigation under the Pooling and Servicing Agreement or in relation to it at the request, order or direction of any of the holders of Certificates, unless such holders of Certificates have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which may be incurred in connection with such action.

In addition, the Depositor may terminate each of the Master Servicer and the Special Servicer upon five business days’ notice if the Master Servicer or the Special Servicer, as the case may be, fails to comply with certain of its reporting obligations under the Pooling and Servicing Agreement.

Waivers of Servicer Termination Events

A Servicer Termination Event may be waived by the Certificateholders evidencing not less than 66-2/3% of the aggregate Voting Rights of the Certificates (and, if such Servicer Termination Event is on the part of a Special Servicer with respect to a Serviced Loan Combination only, by the related Serviced Companion Loan Holder). Notwithstanding the foregoing, (1) a Servicer Termination Event under clause (a) or (b) under “—Servicer Termination Events” above may be waived only with the consent of all of the Certificateholders of the affected Classes, and (2) a Servicer Termination Event under clause (h) under “—Servicer Termination Events” above may be waived only with the consent of the Depositor, together with (in the case of each of clauses (1) and (2) of this sentence) the consent of any Serviced Companion Loan Holder affected by such Servicer Termination Event. If a Servicer Termination Event on the part of the Master Servicer is waived in connection with a Serviced Loan Combination, the related Serviced Companion Loan Holder may require that the Master Servicer appoint a sub-servicer to service the related Serviced Loan Combination, which sub-servicer is the subject of a Rating Agency Confirmation.

Termination of the Special Servicer Other Than in Connection With a Servicer Termination Event

General

The Special Servicer may also be removed and replaced in such capacity and a successor Special Servicer appointed, other than in connection with a Servicer Termination Event, as follows:

(a)       if a Control Termination Event has not occurred (or has occurred, but is no longer continuing), with respect to the Serviced Loans (excluding any Serviced Outside Controlled Loan Combination and any Excluded Mortgage Loan), with or without cause, at the direction of the Controlling Class Representative upon satisfaction of certain conditions specified in the Pooling and Servicing Agreement (including the delivery of a Rating Agency Confirmation), provided that such termination may be without cause only if either (i) LNR Partners or an affiliate thereof is no longer the Special Servicer or (ii) LNR Securities Holdings, LLC or an affiliate thereof owns, as of the date of the delivery of the related notice of termination, less than 25% of the Certificate Balance of the then Controlling Class of Certificates;

(b)       if a Control Termination Event has occurred and is continuing, with respect to the Serviced Loans (excluding any Serviced Outside Controlled Loan Combination), with or without cause, in accordance with the procedures described below under “—Removal of the Special Servicer by Certificateholders Following a Control Termination Event”, upon the affirmative vote of (a) the holders of Certificates (other than the Class R Certificates) evidencing at least 66-2/3% of the Voting Rights allocable to the Certificates of those holders that voted on such matter (provided that holders representing the applicable Certificateholder Quorum vote on the matter) or (b) the holders of Non-Reduced Certificates evidencing more than 50% of the Voting Rights allocable to each Class of Non-Reduced Certificates;

(c)       if a Consultation Termination Event has occurred and is continuing, with respect to the Serviced Loans (excluding any Serviced Outside Controlled Loan Combination), if (i) the Operating Advisor (A) determines, in its sole discretion exercised in good faith, that the Special Servicer has failed to comply with the Servicing Standard and a replacement of the Special Servicer would be in the best interest of the Certificateholders (as a collective whole), and (B) recommends the replacement of the Special Servicer with respect to the Serviced Loans, and (ii) the holders of Certificates evidencing at least a majority of the Voting Rights allocable to each Class of Non-Reduced Certificates affirmatively vote to remove the Special Servicer in such capacity in accordance with the procedures described below under “—Removal of the Special Servicer by Certificateholders Based on the Recommendation of the Operating Advisor”; and

(d)       solely with respect to a Serviced Outside Controlled Loan Combination, at the direction of the related Outside Controlling Note Holder, with or without cause, upon satisfaction of certain conditions specified in the Pooling and Servicing Agreement (including delivery of a Rating Agency Confirmation) and the related Co-Lender Agreement.

“Certificateholder Quorum” means a quorum that, for purposes of a vote to terminate and replace the Special Servicer or the Asset Representations Reviewer at the request of the holders of Certificates evidencing not less than 25% of the Voting Rights (without regard to the application of any Appraisal Reduction Amounts), consists of the holders of Certificates evidencing at least 50% of the aggregate Voting Rights (taking into account the allocation of any Appraisal Reduction Amounts to notionally reduce the Certificate Balances of the respective Classes of Principal Balance Certificates) of all Certificates (other than the Class R Certificates), on an aggregate basis.

In addition, the Depositor may terminate the Special Servicer upon five business days’ notice if the Special Servicer fails to comply with certain of its reporting obligations under the Pooling and Servicing Agreement.

In no event may a successor Special Servicer be a current or former Operating Advisor or Asset Representations Reviewer or any affiliate of such current or former Operating Advisor or Asset Representations Reviewer.

Excluded Special Servicer Mortgage Loans

Notwithstanding the foregoing, if the Special Servicer, to its knowledge, is a Borrower Party with respect to any Mortgage Loan or Loan Combination (any such Mortgage Loan or Loan Combination, an “Excluded Special

Servicer Mortgage Loan”), the Special Servicer will be required to resign as Special Servicer of that Excluded Special Servicer Mortgage Loan. Prior to the occurrence and continuance of a Control Termination Event, if the Excluded Special Servicer Mortgage Loan is not also an Excluded Mortgage Loan, the Controlling Class Representative will be entitled to appoint (and replace with or without cause) a successor Special Servicer that is not a Borrower Party in accordance with the terms of the Pooling and Servicing Agreement (the “Excluded Mortgage Loan Special Servicer”) for the related Excluded Special Servicer Mortgage Loan. If an Excluded Special Servicer Mortgage Loan is also an Excluded Mortgage Loan, the largest Controlling Class Certificateholder (by Certificate Balance) that is not an Excluded Controlling Class Holder will be entitled to appoint (and replace with or without cause) the Excluded Mortgage Loan Special Servicer for the related Excluded Special Servicer Mortgage Loan in accordance with the terms of the Pooling and Servicing Agreement. If a Control Termination Event has occurred and is continuing, neither the Controlling Class Representative nor any other Controlling Class Certificateholder will be entitled to remove or replace the Excluded Mortgage Loan Special Servicer with respect to any Excluded Special Servicer Mortgage Loan. If a Control Termination Event has occurred and is continuing and prior to the occurrence of a Consultation Termination Event, the largest Controlling Class Certificateholder that is not an Excluded Controlling Class Holder will have the right to appoint the Excluded Mortgage Loan Special Servicer.

If a Consultation Termination Event has occurred and is continuing, or if neither the Controlling Class Representative nor any Controlling Class Certificateholder is entitled to appoint a replacement special servicer for an Excluded Special Servicer Mortgage Loan (or if, despite being so entitled to appoint a replacement special servicer for an Excluded Special Servicer Mortgage Loan, neither the Controlling Class Representative nor any Controlling Class Certificateholder has appointed a replacement special servicer within 30 days), then the Certificate Administrator will so notify the resigning Special Servicer that such Excluded Mortgage Loan Special Servicer has not been appointed and such resigning Special Servicer will use reasonable efforts to appoint such Excluded Mortgage Loan Special Servicer. In the event that the resigning Special Servicer is required to appoint an Excluded Mortgage Loan Special Servicer, the resigning Special Servicer will not have any liability for the actions of the newly appointed Excluded Mortgage Loan Special Servicer, and absent willful misconduct, bad faith, fraud or negligence on the part of such resigning Special Servicer, the resigning Special Servicer and its directors, members, managers, officers, employees and agents will be entitled to be indemnified by the Issuing Entity against any and all losses or liability incurred in connection with any legal action resulting from the actions of the Excluded Mortgage Loan Special Servicer.

If at any time the Special Servicer is no longer a Borrower Party with respect to an Excluded Special Servicer Mortgage Loan, (1) the related Excluded Mortgage Loan Special Servicer will be required to resign, (2) the related Mortgage Loan or Loan Combination, as the case may be, will no longer be an Excluded Special Servicer Mortgage Loan, (3) the original Special Servicer will become the special servicer again for such Mortgage Loan or Loan Combination, as the case may be, and (4) the original Special Servicer will be entitled to all special servicing compensation with respect to such Mortgage Loan or Loan Combination, as the case may be, earned during such time on and after such Mortgage Loan or Loan Combination, as the case may be, is no longer an Excluded Special Servicer Mortgage Loan.

The Excluded Mortgage Loan Special Servicer will be required to perform all of the obligations of the Special Servicer for the related Excluded Special Servicer Mortgage Loan and will be entitled to all special servicing compensation with respect to such Excluded Special Servicer Mortgage Loan earned during such time as the related Mortgage Loan is an Excluded Special Servicer Mortgage Loan. The Special Servicer will remain entitled to all special servicing compensation with respect to the Mortgage Loans and Serviced Loan Combinations that are not Excluded Special Servicer Mortgage Loans during such time.

Removal of the Special Servicer by Certificateholders Following a Control Termination Event

The procedures for removing a Special Servicer if a Control Termination Event has occurred and is continuing will be as follows: upon (i) the written direction of holders of Certificates evidencing at least 25% of the Voting Rights of the Certificates (other than the Class R Certificates) requesting a vote to terminate and replace the Special Servicer (with respect to all of the Serviced Loans other than any Serviced Outside Controlled Loan Combination) with a proposed successor Special Servicer, (ii) payment by such holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote and (iii) delivery by such holders to the Certificate Administrator and the Trustee of a Rating Agency Confirmation addressing the removal and replacement of the Special Servicer (which confirmations will be obtained at the expense of such holders), the Certificate Administrator will be required to promptly provide written notice to all Certificateholders of such request by posting such notice on its internet website and by mailing at their addresses appearing in the certificate register. Upon the affirmative vote of (a) the holders of Certificates (other than the Class R Certificates) evidencing at least 66-2/3% of the Voting Rights allocable to the Certificates of those holders that voted on such matter (provided that holders representing the applicable Certificateholder Quorum vote on the matter) or (b) the holders of Non-Reduced Certificates evidencing more than 50% of the Voting Rights allocable to each Class of Non-Reduced Certificates, the Trustee will be required to terminate all of the rights and obligations of the Special Servicer under the Pooling and Servicing Agreement with respect to the applicable Serviced Loans and appoint the proposed successor Special Servicer; provided that if that affirmative vote is not achieved within 180 days of the initial request for a vote to so terminate and replace the Special Servicer, then that vote will have no force and effect. The Certificate Administrator will include on each Distribution Date statement a statement that each Certificateholder and beneficial owner of Certificates may access such notices on the Certificate Administrator’s website and each Certificateholder and beneficial owner of Certificates may register to receive email notifications when such notices are posted on the website. Any such appointment of a successor Special Servicer with respect to the Serviced Loans (other than any Serviced Outside Controlled Loan Combination) based on a Certificateholder vote will be subject to the receipt of a Rating Agency Confirmation. The Certificate Administrator will be entitled to reimbursement from the requesting Certificateholders for the reasonable expenses of posting notices of such requests.

Removal of the Special Servicer by Certificateholders Based on the Recommendation of the Operating Advisor

Any time after the occurrence and during the continuance of a Consultation Termination Event, if the Operating Advisor determines, in its sole discretion exercised in good faith, that (1) the Special Servicer has failed to comply with the Servicing Standard and (2) a replacement of the Special Servicer would be in the best interest of the Certificateholders (as a collective whole), the Operating Advisor will have the right to recommend the replacement of the Special Servicer with respect to the Serviced Loans. In any such event, the Operating Advisor will be required to deliver to the Trustee and the Certificate Administrator, with a copy to the Special Servicer, a written recommendation detailing the reasons supporting its position (along with relevant information justifying its recommendation) and recommending a replacement Special Servicer meeting the applicable requirements of the Pooling and Servicing Agreement, which recommended special servicer has agreed to succeed the then-current Special Servicer with respect to the applicable Serviced Loans if appointed in accordance with the Pooling and Servicing Agreement. The Certificate Administrator will be required to promptly post a copy of such recommendation on its internet website and by mail send notice to all Certificateholders, asking them to indicate whether they wish to remove the Special Servicer. Upon the affirmative vote of the holders of Certificates evidencing at least a majority of the Voting Rights allocable to each Class of Non-Reduced Certificates, and receipt by the Certificate Administrator of a Rating Agency Confirmation from each Rating Agency, the Trustee will terminate all of the rights and obligations of the Special Servicer under the Pooling and Servicing Agreement with respect to the applicable Serviced Loans, and appoint the recommended successor Special Servicer. If such affirmative vote of the holders of the required Certificates is not achieved within 180 days of the request for a vote on the removal of the Special Servicer, the recommendation of the Operating Advisor to so remove and replace the Special Servicer will lapse and be of no force and effect. The reasonable fees and out-of-pocket costs and expenses associated with obtaining the Rating Agency Confirmation described above and administering the vote on removal of the Special Servicer will be an additional expense of the Issuing Entity. If any Special Servicer is terminated pursuant to a vote to terminate and replace the Special Servicer based on a recommendation of the Operating Advisor, then the terminated party may not subsequently be re-appointed as the Special Servicer under the Pooling and Servicing Agreement pursuant to any provision of the Pooling and Servicing Agreement or any Co-Lender Agreement.

Resignation of the Master Servicer, the Special Servicer and the Operating Advisor

Each of the Master Servicer and the Special Servicer may resign, assign its rights and delegate its duties and obligations under the Pooling and Servicing Agreement; provided that certain conditions are satisfied including obtaining a Rating Agency Confirmation. The resigning Master Servicer or Special Servicer, as applicable, must pay all costs and expenses associated with the transfer of its duties after resignation. The Pooling and Servicing Agreement provides that the Master Servicer or the Special Servicer, as the case may be, may not otherwise resign from its obligations and duties as Master Servicer or Special Servicer, as the case may be, except upon the determination that performance of its duties is no longer permissible under applicable law and provided that such determination is evidenced by an opinion of counsel to that effect delivered to the Trustee and the Certificate Administrator. No such resignation may become effective until the Trustee (solely with respect to the Master Servicer or the Special Servicer) or a successor Master Servicer or Special Servicer has assumed the obligations of the Master Servicer or the Special Servicer, as applicable, under the Pooling and Servicing Agreement. The Trustee or any other successor Master Servicer or Special Servicer assuming the obligations of the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement will be entitled to the compensation to which the Master Servicer or the Special Servicer would have been entitled after the date of assumption of such obligations (other than certain Workout Fees which the prior Special Servicer will be entitled to retain and other than the excess servicing portion of the Servicing Fee which, subject to reduction in order to retain a successor, may be retained or transferred by the initial Master Servicer). If no successor Master Servicer or Special Servicer can be obtained to perform such obligations for such compensation, additional amounts payable to such successor Master Servicer or Special Servicer will result in shortfalls in distributions on the Certificates.

The Operating Advisor may resign from its duties and obligations under the Pooling and Servicing Agreement upon 30 days’ prior written notice to the parties to the Pooling and Servicing Agreement, the Controlling Class Representative and the Risk Retention Consultation Party; provided that certain conditions are satisfied including obtaining a Rating Agency Confirmation. No such resignation may become effective until a successor entity has assumed the obligations of the Operating Advisor under the Pooling and Servicing Agreement. The successor entity assuming the obligations of the Operating Advisor under the Pooling and Servicing Agreement will be entitled to the compensation to which the Operating Advisor would have been entitled after the date of assumption of such obligations. If no successor Operating Advisor has been appointed and accepted such appointment within 60 days after the resigning Operating Advisor’s giving of notice of resignation, the resigning Operating Advisor may petition any court of competent jurisdiction for appointment of a successor. The resigning Operating Advisor must pay all costs and expenses associated with its resignation and the transfer of its duties. If no successor Operating Advisor can be obtained to perform such obligations for such compensation, additional amounts payable to such successor Operating Advisor will result in shortfalls in distributions on the Certificates.

In addition, in the event there are no Classes of Certificates outstanding other than the Control Eligible Certificates, the VRR Interest, the Class X-E Certificates, the Class X-F Certificates, the Class X-G Certificates and the Class R Certificates, then all of the rights and obligations of the Operating Advisor under the Pooling and Servicing Agreement will terminate without payment of any penalty or termination fee (other than any rights or obligations that accrued prior to the date of such termination (including accrued and unpaid compensation) and other than indemnification rights arising out of events occurring prior to such termination). If the Operating Advisor is terminated pursuant to the foregoing sentence, then no replacement operating advisor will be appointed.

The Pooling and Servicing Agreement will prohibit the appointment of the Asset Representations Reviewer or one of its affiliates as successor to the Master Servicer or Special Servicer.

Qualification, Resignation and Removal of the Trustee and the Certificate Administrator

The Trustee is required to maintain (A) a rating on its unsecured long term-debt of at least “A2” by Moody’s, (B) a rating on its unsecured long term-debt of at least “A-” by Fitch or a rating on its short-term debt of at least “F1” by Fitch and (C) if rated by KBRA, a rating on its unsecured long term-debt of at least “A-” by KBRA; provided, however, that Wilmington Trust, National Association as the initial trustee will be deemed to have met the eligibility requirements in (A) through (C) above for so long as (a) it has a rating on its long-term unsecured debt of at least “Baa3” by Moody’s or a rating on its short-term unsecured debt of at least “P-2” by Moody’s, (b) it has a rating on its unsecured long-term debt of at least “BBB” by Fitch or a rating on its short-term debt rating of at least “F2” by Fitch and (c) the master servicer has (i) a rating on its unsecured long-term debt of at least “A2” by Moody’s or a rating on its short-term unsecured debt of at least “P-1” by Moody’s and (ii) a rating on its unsecured long-term debt of a least “A” by Fitch or a rating on its short-term debt of at least “F1” by Fitch (or such other rating with respect to which the applicable Rating Agency has provided a Rating Agency Confirmation). In addition, the Trustee is required to satisfy the requirements for a Trustee contemplated by clause (a)(4)(i) of Rule 3a-7 under the Investment Company Act. The Certificate Administrator is required to maintain a rating on its unsecured long term debt of at least (A) “Baa2” by Moody’s, (B) “BBB+” by Fitch and (C) if rated by KBRA, “A-” by KBRA (or such other rating with respect to which the applicable Rating Agency has provided a Rating Agency Confirmation).

Each of the Trustee and the Certificate Administrator may resign at any time by giving written notice to, among others, the other parties to the Pooling and Servicing Agreement. However, no such resignation will be effective until a successor has been appointed. Upon such notice, the Master Servicer will appoint a successor Trustee or Certificate Administrator, as applicable. If no successor has been appointed and accepted such appointment within 90 days after the giving of such notice of resignation, the resigning Trustee or Certificate Administrator, as applicable, may petition any court of competent jurisdiction for appointment of a successor.

The Depositor may remove the Trustee or Certificate Administrator, as applicable (and appoint a successor) if, among other things, the Trustee or Certificate Administrator, as applicable, ceases to be eligible to continue as such under the Pooling and Servicing Agreement or if at any time the Trustee or Certificate Administrator, as applicable, becomes incapable of acting, or is adjudged bankrupt or insolvent, or a receiver of the Trustee or Certificate Administrator, as applicable, or its respective property is appointed or any public officer takes charge or control of the Trustee or Certificate Administrator, as applicable, or of its property. The holders of Certificates evidencing more than 50% of the aggregate Voting Rights allocated to all of the Certificates may remove the Trustee or Certificate Administrator, as applicable, and appoint a successor, upon prior written notice to, among others, the Depositor, the Master Servicer, the Certificate Administrator and the Trustee.

Any resignation or removal of the Trustee or Certificate Administrator, as applicable, and appointment of a successor will not become effective until (i) acceptance by the successor Trustee or Certificate Administrator, as applicable, of the appointment, and (ii) the resigning Trustee or Certificate Administrator, as applicable, files any required Form 8-K.

Notwithstanding the foregoing, upon any resignation or termination of the Trustee or Certificate Administrator, as applicable, under the Pooling and Servicing Agreement, the Trustee or Certificate Administrator, as applicable, will continue to be entitled to receive all accrued and unpaid compensation through the date of termination plus (in the case of the Trustee) reimbursement for all Advances made by it and interest on those Advances as provided in the Pooling and Servicing Agreement. The Trustee or Certificate Administrator, as applicable, will be required to bear all reasonable out-of-pocket costs and expenses of each party to the Pooling and Servicing Agreement and each Rating Agency in connection with any removal or resignation of such entity as and to the extent required under the Pooling and Servicing Agreement; provided, that if the Trustee or Certificate Administrator, as applicable, is terminated without cause by the holders of Certificates evidencing more than 50% of the aggregate Voting Rights allocated to all of the Certificates as provided in the second preceding paragraph, then such holders will be required to pay all the reasonable costs and expenses of the Trustee or Certificate Administrator, as applicable, necessary to effect the transfer of the rights and obligations (including custody of the Mortgage Loan files) of the Trustee or Certificate Administrator, as applicable, to a successor. Any successor Trustee or Certificate Administrator, as applicable, must have a combined capital and surplus of at least $50,000,000, and the ratings on its unsecured long term debt set forth above.

At any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Issuing Entity, the assets thereof or any property securing the same is located, the Depositor and the Trustee acting jointly will have the power to appoint one or more persons or entities to act (at the expense of (i) the Trustee, if the need to appoint such co-trustee(s) arises from any change in or matter relating to the identity, organization, status, power, conflicts, internal policy or other development or matter with respect to the Trustee, and/or (ii) the Issuing Entity, if the need to appoint such co-trustee(s) arises from a change in applicable law or the identity, status or power of the Issuing Entity; provided, however, that in the event the need to appoint such co-trustee(s) arises from a combination of the events described in clause (i) and clause (ii), the expense will be split evenly between the Trustee and the Issuing Entity; and provided, further, that in the event the need to appoint such co-trustee(s) arises from none of the events described in clause (i) and clause (ii), such appointment will be at the expense of the Issuing Entity) as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Issuing Entity, and to vest in such co-trustee or separate trustee such powers, duties, obligations, rights and trusts as the Depositor and the Trustee may consider necessary or desirable. The appointment of a co-trustee or separate trustee will not relieve the Trustee of its responsibilities, obligations and liabilities under the Pooling and Servicing Agreement except as required by applicable law.

The Certificate Administrator is required to perform only those duties described in this prospectus or otherwise specifically required under the Pooling and Servicing Agreement. If no Servicer Termination Event has occurred, and after the curing or waiver of all Servicer Termination Events which may have occurred, the Trustee is required to perform only those duties described in this prospectus or otherwise specifically required under the Pooling and Servicing Agreement. Upon receipt of the various Certificates, reports or other instruments required to be furnished to it, the Trustee or the Certificate Administrator, as applicable, is required to examine such documents and to determine whether they conform on their face to the requirements of the Pooling and Servicing Agreement.

The Depositor may terminate the Certificate Administrator upon 5 business days’ notice if the Certificate Administrator fails to comply with certain of its reporting obligations under the Pooling and Servicing Agreement.

The Pooling and Servicing Agreement will prohibit the appointment of the Asset Representations Reviewer or one of its affiliates as successor to the Trustee or Certificate Administrator.

Amendment

The Pooling and Servicing Agreement may be amended without the consent of any of the holders of Certificates:

(a)       to cure any ambiguity to the extent that it does not adversely affect any holders of Certificates;

(b)       to correct or supplement any of its provisions which may be inconsistent with any other provisions of the Pooling and Servicing Agreement or with the description of the provisions in this prospectus, or to correct any error;

(c)       to change the timing and/or nature of deposits in the Collection Account, the Excess Liquidation Proceeds Reserve Account, the Excess Interest Distribution Account, the Distribution Account or any REO Account; provided that (A) the Master Servicer Remittance Date may in no event be later than the business day prior to the related Distribution Date and (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment);

(d)       to modify, eliminate or add to any of its provisions (i) to the extent necessary to maintain the qualification of either Trust REMIC as a REMIC or the Grantor Trust as a grantor trust or to avoid or minimize the risk of imposition of any tax on the Issuing Entity, provided that the Trustee and the Certificate Administrator have received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize such risk and (2) the action will not adversely affect in any material respect the interests of any holder of the Certificates, (ii) to restrict (or to remove any existing restrictions with respect to) the transfer of the Class R Certificates, provided that the Depositor has determined that the amendment will not give rise to any tax with respect to the transfer of the Class R Certificates to a non-permitted transferee, (iii) to the extent necessary to comply with the Investment Company Act of 1940, as amended, the Exchange Act, Regulation AB, Regulation RR and/or any related regulatory actions and/or interpretations, or (iv) in the event that Regulation RR (or any portion thereof) or any other regulations applicable to the risk retention requirements for this securitization transaction are amended or repealed, to the extent required to comply with any such amendment or to modify or eliminate any risk retention requirements no longer applicable to this securitization transaction in light of such repeal;

(e)       to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change; provided that the amendment will not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel;

(f)       to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the ratings assigned to each Class of Certificates by any Rating Agency; provided that such amendment will not adversely affect in any material respect the interests of any Certificateholder; and

(g)       to modify the procedures in the Pooling and Servicing Agreement relating to Rule 17g-5 under the Exchange Act (“Rule 17g-5”); provided that such modification does not increase the obligations of the Trustee, the Certificate Administrator, the Operating Advisor, the Master Servicer or the Special Servicer without such party’s consent (which consent may not be withheld unless the modification would materially adversely affect that party or materially increase that party’s obligations under the Pooling and Servicing Agreement); provided, further, that notice of such modification is provided to all parties to the Pooling and Servicing Agreement.

Notwithstanding the foregoing, no such amendment to the Pooling and Servicing Agreement contemplated by the first paragraph under this section entitled “—Amendment” will be permitted if the amendment would (i) reduce the consent or consultation rights or the right to receive information under the Pooling and Servicing Agreement of the Controlling Class Representative without the consent of the Controlling Class Representative, (ii) reduce the consultation rights or the right to receive information under the Pooling and Servicing Agreement of the Operating Advisor without the consent of the Operating Advisor, (iii) change in any manner the obligations or rights of any Sponsor under the applicable Mortgage Loan Purchase Agreement or the Pooling and Servicing Agreement without the consent of the affected Sponsor, (iv) change in any manner the obligations or rights of any underwriter or initial purchaser of Certificates without the consent of the related underwriter or initial purchaser of Certificates, or (v) adversely affect any Serviced Companion Loan Holder in its capacity as such without its consent.

The Pooling and Servicing Agreement may also be amended by the parties to the Pooling and Servicing Agreement with the consent of the holders of Certificates evidencing not less than 66⅔% of the aggregate Percentage Interests of each Class affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the holders of the Certificates, except that the amendment may not (1) reduce in any manner the amount of, or delay the timing of, payments received on the Serviced Loans which are required to be distributed on a Certificate of any Class without the consent of the holder of that Certificate, or that are required to be distributed to a Serviced Companion Loan Holder without its consent, (2) reduce the percentage of Certificates of any Class the holders of which are required to consent to the amendment without the consent of the holders of all Certificates of that Class then outstanding, (3) change in any manner the obligations or rights of any Sponsor under the applicable Mortgage Loan Purchase Agreement or the Pooling and Servicing Agreement without the consent of the related Sponsor, (4) change the definition of “Servicing Standard” without either (a) the consent of 100% of the Certificateholders or (b) a Rating Agency Confirmation, (5) without the consent of 100% of the Certificateholders of the Class or Classes of Certificates adversely affected thereby, change (a) the percentages of Voting Rights of Certificateholders which are required to consent to any action or inaction under the Pooling and Servicing Agreement, (b) the right of the Certificateholders to remove the Special Servicer or (c) the right of the Certificateholders to terminate the Operating Advisor, (6) adversely affect the Controlling Class Representative without the consent of 100% of the Controlling Class Certificateholders, (7) change in any manner the obligations or rights of any underwriter without the consent of the affected underwriter, or (8) adversely affect any Serviced Companion Loan Holder in its capacity as such without its consent.

Notwithstanding the foregoing, the Pooling and Servicing Agreement may not be amended without the Master Servicer, the Special Servicer, the Trustee, the Custodian (if the Certificate Administrator is then acting as Custodian) and/or the Certificate Administrator (in each case, only if requested by such party) having first received an opinion of counsel, at the expense of the person requesting the amendment (or, if the amendment is required by any Rating Agency to maintain the rating issued by it or requested by the Trustee or the Certificate Administrator for any purpose described in clause (a) or clause (b) of the first paragraph of this section entitled “—Amendment”, then at the expense of the Issuing Entity), to the effect that the amendment will not result in the imposition of a tax on any portion of the Issuing Entity (other than a tax at the corporate tax rate on net income from foreclosure property pursuant to Code Section 860G(c)) or cause either Trust REMIC to fail to qualify as a REMIC or the Grantor Trust to fail to qualify as a grantor trust for federal income tax purposes. The party requesting an amendment to the Pooling and Servicing Agreement will be required to give each Rating Agency prior written notice of such amendment.

Certain amendments to the Pooling and Servicing Agreement may require the delivery of certain opinions of counsel at the expense of the Issuing Entity. In addition, prior to the execution of any amendment to the Pooling and Servicing Agreement, the Trustee, the Custodian (if the Certificate Administrator is then acting as Custodian), the Certificate Administrator, the Special Servicer and the Master Servicer may request and will be entitled to rely conclusively upon an opinion of counsel, at the expense of the party requesting such amendment (or, if such amendment is required by any Rating Agency to maintain the rating issued by it or requested by the Trustee or the Certificate Administrator for any purpose described in clause (a), (b), (c) or (e) (which does not modify or otherwise relate solely to the obligations, duties or rights of the Trustee or the Certificate Administrator, as applicable) of the first paragraph of this section entitled “—Amendment”, then at the expense of the Issuing Entity) stating that the execution of such amendment is authorized or permitted by the Pooling and Servicing Agreement, and that all conditions precedent to such amendment are satisfied.

Realization Upon Mortgage Loans

Specially Serviced Loans; Appraisals

Promptly upon the occurrence of an Appraisal Reduction Event with respect to a Serviced Loan, the Special Servicer will be required to use reasonable efforts to obtain an appraisal of the Mortgaged Property or REO Property, as the case may be, from an Appraiser in accordance with MAI standards (an “Updated Appraisal”), or conduct an internal valuation as described under “—Appraisal Reduction Amounts” in this prospectus. However, the Special Servicer will not be required to obtain an Updated Appraisal or conduct an internal valuation of any Mortgaged Property with respect to which there exists an appraisal from an Appraiser in accordance with MAI standards which is less than nine months old, unless the Special Servicer determines that such previously obtained Appraisal is materially inaccurate. The cost of any Updated Appraisal will be advanced by, and reimbursable to, the Master Servicer as a Property Advance or will be an expense of the Issuing Entity and paid out of the Collection Account if determined to be a Nonrecoverable Advance to the extent provided in the Pooling and Servicing Agreement.

Standards for Conduct Generally in Effecting Foreclosure or the Sale of Defaulted Loans

In connection with any foreclosure, enforcement of the related Mortgage Loan documents, or other acquisition, the cost and expenses of any such proceeding will be a Property Advance or an expense of the Issuing Entity and paid out of the Collection Account if determined to be a Nonrecoverable Advance.

If the Special Servicer elects to proceed with a non-judicial foreclosure in accordance with the laws of the state where the Mortgaged Property is located, the Special Servicer will not be required to pursue a deficiency judgment against the related borrower, if available, or any other liable party if the laws of the state do not permit such a deficiency judgment after a non-judicial foreclosure or if the Special Servicer determines, in accordance with the Servicing Standard, that the likely recovery if a deficiency judgment is obtained will not be sufficient to warrant the cost, time, expense and/or exposure of pursuing the deficiency judgment and such determination is evidenced by an officers’ certificate delivered to the Trustee, the Certificate Administrator, any related Outside Controlling Note Holder, the Operating Advisor, the Risk Retention Consultation Party (other than with respect to any Excluded RRCP Mortgage Loan) and (prior to the occurrence and continuance of a Consultation Termination Event) the Controlling Class Representative.

Notwithstanding anything in this prospectus to the contrary, the Pooling and Servicing Agreement will provide that the Special Servicer will not, on behalf of the Issuing Entity or a related Serviced Companion Loan Holder, obtain title to a Mortgaged Property as a result of foreclosure or by deed-in-lieu of foreclosure or otherwise, and will not otherwise acquire possession of, or take any other action with respect to, any Mortgaged Property if, as a result of any such action, the Trustee, the Certificate Administrator, the Issuing Entity or the holders of Certificates or a related Serviced Companion Loan Holder would be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or “operator” of, such Mortgaged Property within the meaning of the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or any comparable law, unless the Special Servicer has previously determined, based on an updated environmental assessment report prepared by an independent person who regularly conducts environmental audits, that: (i) such Mortgaged Property is in compliance with applicable environmental laws or, if not, after consultation with an environmental consultant, that it would be in the best economic interest of the Issuing Entity and, if applicable, a related Serviced Companion Loan Holder (as a collective whole) to take such actions as are necessary to bring such Mortgaged Property in compliance with applicable environmental laws and (ii) there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such hazardous materials are present for which such action could be required, after consultation with an environmental consultant it would be in the best economic interest of the Issuing Entity and any related Serviced Companion Loan Holder (as a collective whole as if the Issuing Entity and, if applicable, such Serviced Companion Loan Holder(s) constituted a single lender (and, with respect to a Serviced AB Loan Combination, taking into account the subordinate nature of the related Subordinate Companion Loan(s))) to take such actions with respect to the affected Mortgaged Property as could be required by such law or regulation. If appropriate, the Special Servicer may establish a single member limited liability company with the Issuing Entity and, if applicable, a related Serviced Companion Loan Holder, as the sole owner to hold title to the Mortgaged Property.

In the event that title to any Mortgaged Property is acquired in foreclosure or by deed-in-lieu of foreclosure, the deed or certificate of sale is required to be issued to the Trustee, to a co-trustee or to its nominee or a separate trustee or co-trustee on behalf of the Trustee, on behalf of holders of Certificates and, if applicable, the related Serviced Companion Loan Holder. Notwithstanding any such acquisition of title and cancellation of the related Serviced Loan, the related Serviced Mortgage Loan will generally be considered to be an REO Mortgage Loan held in the Issuing Entity until such time as the related REO Property is sold by the Issuing Entity.

If title to any Mortgaged Property is acquired by the Issuing Entity (directly or through a single member limited liability company established for that purpose), the Special Servicer will be required to sell the Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless (1) the IRS grants (or does not deny) an extension of time to sell the property or (2) the Special Servicer, the Certificate Administrator and the Trustee receive an opinion of independent counsel to the effect that the holding of the property by the Lower-Tier REMIC longer than the above-referenced three year period will not result in the imposition of a tax on either Trust REMIC or cause either Trust REMIC to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding. Subject to the foregoing and any other tax-related limitations, pursuant to the Pooling and Servicing Agreement, the Special Servicer will generally be required to attempt to sell any Mortgaged Property so acquired in accordance with the Servicing Standard. The Special Servicer will also be required to manage, conserve, protect and operate any Mortgaged Property acquired by the Issuing Entity in a manner which does not cause such property to fail to qualify as “foreclosure property” within the meaning of Code Section 860G(a)(8) or result in the receipt by the Issuing Entity of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B). If the Lower-Tier REMIC acquires title to any Mortgaged Property, the Special Servicer, on behalf of the Lower-Tier REMIC, will retain, at the expense of the Issuing Entity, an independent contractor to manage and operate the property. The independent contractor generally will be permitted to perform construction (including renovation) on a foreclosed property only if the construction was more than 10% completed at the time default on the related Mortgage Loan became imminent. The retention of an independent contractor, however, will not relieve the Special Servicer of its obligation to manage the Mortgaged Property as required under the Pooling and Servicing Agreement.

Generally, neither Trust REMIC will be taxable on income received with respect to a Mortgaged Property acquired by the Issuing Entity to the extent that it constitutes “rents from real property,” within the meaning of Code Section 856(c)(3)(A) and Treasury regulations under the Code. Rents from real property include fixed rents and rents based on the gross receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are “customary” within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the Issuing Entity would not constitute rents from real property, or that none of such income would qualify if a separate charge is not stated for such non-customary services or they are not performed by an independent contractor. Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Property, such as a hospitality property or rental income attributable to personal property leased in connection with a lease of real property if the rent attributable to personal property exceeds 15% of the total net rent for the taxable year. Any of the foregoing types of income may instead constitute “net income from foreclosure property,” which would be taxable to the Lower-Tier REMIC, at the federal corporate rate and may also be subject to state or local taxes. The Pooling and Servicing Agreement provides that the Special Servicer will be permitted to cause the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to Certificateholders and any related Companion Loan Holders, as a collective whole, could reasonably be expected to be greater than another method of operating or net leasing the Mortgaged Property. Because these sources of income, if they exist, are already in place with respect to the Mortgaged Properties, it is generally viewed as beneficial to Certificateholders to permit the Issuing Entity to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax. These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of Certificates. See “Material Federal Income Tax Consequences—Taxes That May Be Imposed on a REMIC—Net Income from Foreclosure Property”.

To the extent that Liquidation Proceeds collected with respect to any Mortgage Loan are less than the sum of (1) the outstanding principal balance of the Mortgage Loan, (2) interest accrued on the Mortgage Loan and (3) the aggregate amount of outstanding reimbursable expenses (including any (i) unpaid servicing compensation, (ii) unreimbursed Property Advances, (iii) accrued and unpaid interest on all Advances and (iv) additional expenses of the Issuing Entity) incurred with respect to the Mortgage Loan, the Issuing Entity will realize a loss in the amount of the shortfall. The Trustee, the Certificate Administrator, the Master Servicer and/or the Special Servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any Mortgage Loan or Serviced Loan Combination, prior to the distribution of those Liquidation Proceeds to Certificateholders or Serviced Companion Loan Holders, of any and all amounts that represent unpaid servicing compensation in respect of the related Mortgage Loan or Serviced Loan Combination, certain unreimbursed expenses incurred with respect to the Mortgage Loan or Serviced Loan Combination and any unreimbursed Advances (including interest on Advances) made with respect to the Mortgage Loan or Serviced Loan Combination. In addition, amounts otherwise distributable on the Certificates will be further reduced by interest payable to the Master Servicer, the Special Servicer or Trustee on these Advances.

Sale of Defaulted Mortgage Loans and REO Properties

Promptly upon a Serviced Loan becoming a Defaulted Mortgage Loan and if the Special Servicer determines in accordance with the Servicing Standard that it would be in the best interests of the Certificateholders and, in the case of a Serviced Pari Passu Loan Combination, any related Serviced Pari Passu Companion Loan Holder (as a collective whole as if such Certificateholders and, in the case of a Serviced Pari Passu Loan Combination, any related Serviced Pari Passu Companion Loan Holder, constituted a single lender) to attempt to sell such Serviced Loan, the Special Servicer will be required to use reasonable efforts to solicit offers for the Defaulted Mortgage Loan on behalf of the Certificateholders and, if applicable, any related Serviced Pari Passu Companion Loan Holder in such manner as will be reasonably likely to realize a fair price. The Special Servicer will generally be required to accept the first (and, if multiple offers are contemporaneously received, the highest) cash offer received from any person that constitutes a fair price for the Defaulted Mortgage Loan. The Special Servicer is required to notify the Controlling Class Representative (prior to the occurrence and continuance of a Consultation Termination Event), any related Outside Controlling Note Holder, the Risk Retention Consultation Party (other than with respect to any Excluded RRCP Mortgage Loan) and the Operating Advisor (after the occurrence and during the continuance of a Control Termination Event) of any written offers (excluding, for the sake of clarity, any unsuccessful bids received during an auction, whether live or on-line, that were lower than the accepted offer) received regarding the sale of any Defaulted Mortgage Loan, in each case to the extent requested by any such party.

The Special Servicer will be required to determine whether any cash offer constitutes a fair price for any Defaulted Mortgage Loan if the offeror is a person other than an Interested Person. In determining whether any offer from a person other than an Interested Person constitutes a fair price for any Defaulted Mortgage Loan, the Special Servicer will be required to take into account, among other factors (in addition to the results of any appraisal, updated appraisal or narrative appraisal that it may have obtained pursuant to the Pooling and Servicing Agreement within the prior nine months), the period and amount of any delinquency on the affected Mortgage Loan, the occupancy level and physical condition of the related Mortgaged Property and the state of the local economy. The cost of any appraisal obtained to determine whether any offer from a person other than an Interested Person constitutes a fair price for any Defaulted Mortgage Loan will be covered by, and will be reimbursable as, a Property Advance.

If the offeror is an Interested Person (provided that the Trustee may not be an offeror), then the Trustee will be required to determine whether the cash offer constitutes a fair price. However, no offer from an Interested Person will constitute a fair price unless (i) it is the highest offer received and (ii) at least two other offers are received from independent third parties. In determining whether any offer received from an Interested Person represents a fair price for any such Defaulted Mortgage Loan, the Trustee will be required to (at the expense of the Interested Person) designate an independent third party expert in real estate or commercial mortgage loan matters with at least five years’ experience in valuing or investing in loans similar to the subject Serviced Loan and that has been selected with reasonable care by the Trustee to determine if such cash offer constitutes a fair price for such Serviced Loan; provided, that the Trustee may not engage a third party expert whose fees exceed a commercially reasonable amount as determined by the Trustee. The reasonable costs of all appraisals, inspection reports and broker opinions of value incurred by any such third party pursuant to this paragraph will be covered by, and will be reimbursable by the Interested Person. The Trustee will be entitled to rely conclusively upon the determination of the independent third party expert designated by it as described above.

The Repurchase Price will be deemed a fair price in all events.

With respect to any Serviced Pari Passu Loan Combination (other than any such Loan Combination that is a Serviced Outside Controlled Loan Combination), pursuant to the terms of the related Co-Lender Agreement, if such Serviced Pari Passu Loan Combination becomes a Defaulted Mortgage Loan, and if the Special Servicer determines to sell the related Serviced Mortgage Loan in accordance with the discussion in this “—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” section, then the Special Servicer will be required to sell each related Serviced Pari Passu Companion Loan together with such Serviced Mortgage Loan as a single whole loan in accordance with the terms of the Pooling and Servicing Agreement, and subject to any rights of the related Directing Holder and/or the holder of any related Serviced Pari Passu Companion Loan under the Pooling and Servicing Agreement or under the related Co-Lender Agreement. Notwithstanding the foregoing, the Special Servicer will not be permitted to sell any such Serviced Pari Passu Loan Combination if it becomes a Defaulted Mortgage Loan without the written consent of each related Serviced Pari Passu Companion Loan Holder (provided that such consent is not required if the consenting party is the borrower or an affiliate of the borrower) unless the Special Servicer has delivered to such related Serviced Pari Passu Companion Loan Holder: (a) at least 15 business days’ prior written notice of any decision to attempt to sell such Loan Combination; (b) at least ten days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the Special Servicer in connection with any such proposed sale; (c) at least ten days prior to the proposed sale date, a copy of the most recent appraisal for the subject Serviced Pari Passu Loan Combination, and any documents in the servicing file reasonably requested by such related Serviced Pari Passu Companion Loan Holder that are material to the price of the subject Serviced Pari Passu Loan Combination; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the Master Servicer or the Special Servicer in connection with the proposed sale; provided, that a related Serviced Pari Passu Companion Loan Holder may waive as to itself any of the delivery or timing requirements set forth in this sentence. The Controlling Class Representative and each related Serviced Pari Passu Companion Loan Holder will be permitted to submit an offer at any sale of the subject Serviced Pari Passu Loan Combination unless such person is the borrower or an agent or affiliate of the borrower. See “Description of the Mortgage Pool—The Loan Combinations” above in this prospectus.

With respect to any Serviced Pari Passu Loan Combination that is a Serviced Outside Controlled Loan Combination, pursuant to the terms of the related Co-Lender Agreement, if such Serviced Pari Passu Loan Combination becomes a Defaulted Mortgage Loan, and if the Special Servicer determines to sell the related Serviced Mortgage Loan in accordance with the discussion in this “—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” section, then the Special Servicer will be required to sell the related Serviced Pari Passu Companion Loan together with such Serviced Mortgage Loan as a single whole loan in accordance with the terms of the Pooling and Servicing Agreement, and subject to any rights of the related Directing Holder, the Controlling Class Representative and/or the holder of any related non-controlling Serviced Pari Passu Companion Loan under the Pooling and Servicing Agreement or under the related Co-Lender Agreement. Notwithstanding the foregoing, the Special Servicer will not be permitted to sell any such Serviced Pari Passu Loan Combination if it becomes a Defaulted Mortgage Loan without the written consent of the Controlling Class Representative (unless a Consultation Termination Event exists), the related Outside Controlling Note Holder and the holder of each related non-controlling Serviced Pari Passu Companion Loan (provided that such consent is not required if the consenting party is the borrower or an affiliate of the borrower) unless the Special Servicer has delivered to the Controlling Class Representative, the related Outside Controlling Note Holder and the holder of each related non-controlling Serviced Pari Passu Companion Loan: (a) at least 15 business days’ prior written notice of any decision to attempt to sell such Serviced Pari Passu Loan Combination; (b) at least ten days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the Special Servicer in connection with any such proposed sale; (c) at least ten days prior to the proposed sale date, a copy of the most recent appraisal for the subject Serviced Pari Passu Loan Combination, and any documents in the servicing file reasonably requested by the Controlling Class Representative and the related Outside Controlling Note Holder that are material to the price of the subject Serviced Pari Passu Loan Combination; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the Controlling Class Representative) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the Master Servicer or the Special Servicer in connection with the proposed sale; provided, that the Controlling Class Representative, the related Outside Controlling Note Holder and the holder of each related non-controlling Serviced Pari Passu Companion Loan may each waive as to itself any of the delivery or timing requirements set forth in this sentence.  The Controlling Class Representative, the related Outside Controlling Note Holder and the holder of each related non-controlling Serviced Pari Passu Companion Loan will be permitted to submit an offer at any sale of the subject Serviced Pari Passu Loan Combination unless such person is the borrower or an agent or affiliate of the borrower.  See “Description of the Mortgage Pool—The Loan Combinations” above in this prospectus.

With respect to any Serviced AB Loan Combination, pursuant to the terms of the Pooling and Servicing Agreement, if the related Serviced Mortgage Loan becomes a Defaulted Mortgage Loan, and if the Special Servicer determines to sell such Serviced Mortgage Loan in accordance with the discussion in this “—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” section, then the Special Servicer will be permitted (but may not be required) to sell the related Serviced Subordinate Companion Loan(s) together with such Serviced Mortgage Loan and any related Serviced Pari Passu Companion Loan(s) as a single whole loan, provided that the Special Servicer has received prior written consent from the holder of such Subordinate Companion Loan.

If an Outside Serviced Mortgage Loan becomes the equivalent of a Defaulted Mortgage Loan and the Outside Special Servicer elects to sell any promissory note evidencing a portion of the related Outside Serviced Loan Combination, the Outside Special Servicer will be required to sell such Outside Serviced Mortgage Loan, together with the related Companion Loan(s), as a single whole loan, pursuant to the Outside Servicing Agreement. See “Description of the Mortgage Pool—The Loan Combinations” with respect to the Outside Serviced Loan Combinations.

The Special Servicer is required to use reasonable efforts to solicit offers for each REO Property related to a Serviced Mortgage Loan on behalf of the Certificateholders and any related Serviced Companion Loan Holder, if applicable, and to sell each such REO Property in the same manner as with respect to a Defaulted Mortgage Loan.

Notwithstanding any of the foregoing paragraphs, the Special Servicer will not be required to accept the highest cash offer for a Defaulted Mortgage Loan if the Special Servicer determines (in consultation with the Controlling Class Representative (unless a Consultation Termination Event exists or a Serviced Outside Controlled Loan Combination is involved or an Excluded Mortgage Loan is involved), the Operating Advisor (if a Control Termination Event exists), the Risk Retention Consultation Party (unless an applicable Excluded RRCP Mortgage Loan is involved) and any related Outside Controlling Note Holder (if a Serviced Outside Controlled Loan Combination is involved)), in accordance with the Servicing Standard, that rejection of such offer would be in the best interests of the Certificateholders and, in the case of a sale of a Serviced Pari Passu Loan Combination, the related Serviced Pari Passu Companion Loan Holder(s) (as a collective whole as if such Certificateholders and, if applicable, any related Serviced Pari Passu Companion Loan Holder(s) constituted a single lender), and the Special Servicer may accept a lower cash offer (from any person other than itself or an affiliate) if it determines, in its reasonable and good faith judgment, that acceptance of such offer would be in the best interests of the Certificateholders and, in the case of a Serviced Pari Passu Loan Combination, any related Serviced Pari Passu Companion Loan Holder(s) (as a collective whole as if such Certificateholders and, if applicable, any related Serviced Pari Passu Companion Loan Holder(s) constituted a single lender).

Notwithstanding any of the foregoing paragraphs, the Special Servicer will not be required to accept the highest cash offer for an REO Property if the Special Servicer determines (in consultation with the related Directing Holder (unless, if the Controlling Class Representative is the related Directing Holder, a Consultation Termination Event exists or an Excluded Mortgage Loan is involved), the Operating Advisor (if a Control Termination Event exists) and the Risk Retention Consultation Party (unless an applicable Excluded RRCP Mortgage Loan is involved)), in accordance with the Servicing Standard, that rejection of such offer would be in the best interests of the Certificateholders and, in the case of a sale of an REO Property related to a Serviced Loan Combination, the related Serviced Companion Loan Holder(s) (as a collective whole as if such Certificateholders and, if applicable, any related Serviced Companion Loan Holder(s) constituted a single lender (and, in the case of a Serviced AB Loan Combination, taking into account the subordinate nature of the related Serviced Subordinate Companion Loan(s))), and the Special Servicer may accept a lower cash offer (from any person other than itself or an affiliate) if it determines, in its reasonable and good faith judgment, that acceptance of such offer would be in the best interests of the Certificateholders and, in the case of an REO Property related to a Serviced Loan Combination, any related Serviced Companion Loan Holder(s) (as a collective whole as if such Certificateholders and, if applicable, any related Serviced Companion Loan Holder(s) constituted a single lender (and, in the case of a Serviced AB Loan Combination, taking into account the subordinate nature of the related Serviced Subordinate Companion Loan(s))).

An “Interested Person” is the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator, the Trustee, the Asset Representations Reviewer, the Controlling Class Representative, the Risk Retention Consultation Party, any Sponsor, any borrower, any holder of a related mezzanine loan, any manager of a Mortgaged Property, any independent contractor engaged by the Special Servicer or any affiliate of any of the preceding entities, and, with respect to a Defaulted Mortgage Loan that constitutes a Serviced Loan Combination, the depositor, the master servicer, the special servicer (or any independent contractor engaged by such special servicer), or the trustee for the securitization of the related Serviced Companion Loan, the related Serviced Companion Loan Holder or its representative, any holder of a related mezzanine loan, or any known affiliate of any such party described above.

Modifications, Waivers and Amendments

The Pooling and Servicing Agreement will permit (a) with respect to any Serviced Loan that is a non-Specially Serviced Loan, the Master Servicer (if the related modification, waiver or amendment (i) does not constitute a Special Servicer Decision or Major Decision, as discussed under “—Servicing of the Mortgage Loans” above or (ii) is with respect to the matters described under subclause (i) or (ii) of clause (e) of the definition of “Special Servicer Decision”, subject to the Special Servicer’s consent), or (b) with respect to any Specially Serviced Loan or any non-Specially Serviced Mortgage Loan if the related modification, waiver or amendment constitutes a Special Servicer Decision (except with respect to the matters referred to in the immediately preceding clause (a)(ii)) or Major Decision, the Special Servicer, subject, in the case of Major Decisions, to the consent and/or consultation rights of the related Directing Holder, to any applicable consultation rights of the Operating Advisor (to the extent the Operating Advisor has consultation rights as described under “—Operating Advisor” below and this “—Realization Upon Mortgage Loans—Modifications, Waivers and Amendments” section), and any applicable consultation rights of the Risk Retention Consultation Party (to the extent the Risk Retention Consultation Party has consultation rights as described under “—Directing Holder” below) and, to the extent required in accordance with the related Co-Lender Agreement, any related Serviced Companion Loan Holder or its representative, to modify, waive or amend any term of any Serviced Loan if such modification, waiver or amendment (i) is consistent with the Servicing Standard and (ii) would not constitute a “significant modification” of such Serviced Loan pursuant to Treasury Regulations Section 1.860G-2(b) and would not otherwise (A) cause either Trust REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust or (B) result in the imposition of a tax upon either Trust REMIC or the Issuing Entity (including but not limited to the tax on “prohibited transactions” as defined in Code Section 860F(a)(2) and the tax on contributions to a REMIC set forth in Code Section 860G(d), but not including the tax on “net income from foreclosure property” under Code Section 860G(c)). Notwithstanding the foregoing, with respect to any non-Specially Serviced Loan, if the Master Servicer and the Special Servicer mutually agree, the Master Servicer may process the modification, waiver or amendment of any term of any such non-Specially Serviced Loan that would constitute a Special Servicer Decision or Major Decision with the consent of the Special Servicer.

The Special Servicer is required to obtain the consent of the related Directing Holder in connection with any modification, waiver or amendment with regard to any Specially Serviced Loan to the extent described below under “—Directing Holder”. When the Special Servicer’s consent is required to a modification, waiver or amendment that is a Major Decision or a Special Servicer Decision (e.g., when the Master Servicer and Special Servicer have mutually agreed that the Master Servicer will process such modification, waiver or amendment), the Master Servicer is required, in a manner consistent with the Servicing Standard, to provide the Special Servicer with written notice of any request for such modification, waiver or amendment accompanied by the Master Servicer’s written recommendation and analysis and any and all information in the Master Servicer’s possession or reasonably available to it that the Special Servicer or the related Directing Holder may reasonably request to grant or withhold such consent. With respect to all applicable Specially Serviced Loan(s) and non-Specially Serviced Loan(s), the Special Servicer will be required to obtain, prior to consenting to such a proposed action of the Master Servicer that constitutes a Major Decision, and prior to itself taking any such action that constitutes a Major Decision, the written consent of the related Directing Holder (to the extent set forth in the related Co-Lender Agreement if a Serviced Outside Controlled Loan Combination is involved) or the Controlling Class Representative (if any other Serviced Loan(s) are involved and a Control Termination Event does not exist and the subject Serviced Loan is not an Excluded Mortgage Loan), as applicable, which consent will be deemed given if such related Directing Holder does not respond to a request for consent within the time periods set forth in the Pooling and Servicing Agreement.

In connection with (i) the release of a Mortgaged Property or any portion of a Mortgaged Property from the lien of the related Mortgage, or (ii) the taking of a Mortgaged Property or any portion of a Mortgaged Property by exercise of the power of eminent domain or condemnation, if the related Serviced Mortgage Loan documents require the Master Servicer or the Special Servicer, as applicable, to calculate (or require the related borrower to provide such calculation to the Master Servicer or the Special Servicer, as applicable) the loan-to-value ratio of the remaining Mortgaged Property or Mortgaged Properties or the fair market value of the real property constituting the remaining Mortgaged Property or Mortgaged Properties, for purposes of REMIC qualification of the related Serviced Mortgage Loan, then, unless then permitted by the REMIC provisions of the Code, such calculation will exclude the value of personal property and going concern value, if any. In order to meet the foregoing requirements, in the case of a release of real property collateral securing a Mortgage Loan, the Master Servicer or Special Servicer, as applicable, will be required to observe the REMIC requirements of the Code with respect to a required payment of principal if the related loan-to-value ratio immediately after the release exceeds 125% with respect to the related property.

In no event, however, will the Special Servicer be permitted to (i) extend the maturity date of a Serviced Loan beyond a date that is five years prior to the Rated Final Distribution Date, or (ii) if the Serviced Loan is secured by a ground lease, extend the maturity date of such Serviced Loan beyond a date which is 20 years or, to the extent consistent with the Servicing Standard, giving due consideration to the remaining term of the ground lease, ten years, prior to the end of the current term of the ground lease, plus any options to extend exercisable unilaterally by the borrower.

Any modification, waiver or amendment with respect to a Serviced Loan Combination may be subject to the consent and/or consultation rights of the related Serviced Companion Loan Holder as described under “Description of the Mortgage Pool—The Loan Combinations”. No modification, waiver or amendment of any Co-Lender Agreement related to a Serviced Loan or an action to enforce rights with respect thereto, in each case, in a manner that materially and adversely affects the rights, duties and obligations of the Master Servicer or the Special Servicer, as applicable, will be permitted without the prior written consent of the Master Servicer or the Special Servicer, as applicable.

The Master Servicer or the Special Servicer, as applicable, is required to notify the Trustee, the Certificate Administrator, the Depositor, any related Serviced Companion Loan Holder, any related Outside Controlling Note Holder, the Controlling Class Representative (prior to the occurrence and continuance of a Consultation Termination Event), the Risk Retention Consultation Party (other than with respect to any Excluded RRCP Mortgage Loan), the Operating Advisor (after the occurrence and during the continuance of a Control Termination Event) and the 17g-5 information provider, in writing, of any modification, waiver or amendment of any term of any Serviced Loan and the date of the modification and deliver a copy to the Trustee, any related Serviced Companion Loan Holder, any related Outside Controlling Note Holder, the Controlling Class Representative (prior to the occurrence and continuance of a Consultation Termination Event), the Risk Retention Consultation Party (other than with respect to any Excluded RRCP Mortgage Loan) and the Operating Advisor (after the occurrence and during the continuance of a Control Termination Event), and the original to the Certificate Administrator or other custodian under the Pooling and Servicing Agreement (the “Custodian”) of the recorded agreement relating to such modification, waiver or amendment within 15 business days following the execution and recordation of the modification, waiver or amendment.

Any Modification Fees paid by any borrower to the Master Servicer or the Special Servicer with respect to a modification, consent, extension, waiver or amendment of any term of a Serviced Loan (in the case of a Serviced Loan Combination, if applicable, subject to any related Co-Lender Agreement) will be applied as described under “—Application of Penalty Charges and Modification Fees”.

With respect to an Outside Serviced Mortgage Loan, any modifications, waivers and amendments will be effected by the Outside Special Servicer or the Outside Servicer, as applicable, in accordance with the terms of the related Outside Servicing Agreement and the related Co-Lender Agreement. See “Description of the Mortgage Pool—The Loan Combinations” and “—Servicing of the Outside Serviced Mortgage Loans” in this prospectus. Any consent and/or consultation rights entitled to be exercised by the holder of such Outside Serviced Mortgage Loan with respect to modifications, waivers and amendments or certain other major decisions under the Outside Servicing Agreement, will be exercised by the Controlling Class Representative or, following a Control Termination Event (in the case of consent rights) or a Consultation Termination Event (in the case of consultation rights) or if such Outside Serviced Mortgage Loan is an Excluded Mortgage Loan, by the Special Servicer. The Master Servicer will only be obligated to forward any requests received from the Outside Servicer or the Outside Special Servicer, as applicable, for such consent and/or consultation to the Special Servicer (who will forward any such request in connection with a Major Decision or the equivalent thereof to the Controlling

Class Representative except if a Control Termination Event or Consultation Termination Event, as applicable, has occurred and is continuing or if such Outside Serviced Mortgage Loan is an Excluded Mortgage Loan), and the Master Servicer will have no right or obligation to exercise any such consent or consultation rights.

Directing Holder

General

The related Directing Holder (unless, if the Controlling Class Representative is the related Directing Holder, a Control Termination Event has occurred and is continuing or the subject Mortgage Loan is an Excluded Mortgage Loan) will be entitled to advise (1) the Special Servicer, with respect to the applicable Serviced Loan(s) that are Specially Serviced Loan(s) and (2) the Special Servicer, with respect to the applicable Serviced Loan(s) that are not Specially Serviced Loan(s), as to all Major Decisions, in each case as described below.

Except as otherwise described in the succeeding paragraphs, (a) the Master Servicer will not be permitted to take any of the following actions unless the Master Servicer and the Special Servicer mutually agree that the Master Servicer will process such action, subject to the consent of the Special Servicer, and (b) the Special Servicer will not be permitted (if the Controlling Class Representative is the related Directing Holder, for so long as no Control Termination Event exists) to take or to consent to the Master Servicer’s taking, any of the following actions as to which the related Directing Holder has objected in writing within 10 business days (or in the case of a determination of an Acceptable Insurance Default, 20 days) after receipt of the related Major Decision Reporting Package from the Special Servicer (provided that (i) if such written objection has not been received by the Special Servicer within the 10-business day or, if applicable, 20-day period, the related Directing Holder will be deemed to have approved such action and (ii) the consent of the Controlling Class Representative will not be required in connection with a Major Decision with respect to an Excluded Mortgage Loan) (each of the following, a “Major Decision”):

(A)    any proposed or actual foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing such of the Serviced Loans as come into and continue in default;

(B)    any modification, consent to a modification or waiver of any monetary term (other than Penalty Charges which the Master Servicer or the Special Servicer, as applicable, is permitted to waive pursuant to the Pooling and Servicing Agreement) or material non-monetary term (including, without limitation, a modification with respect to the timing of payments and acceptance of discounted payoffs but excluding waiver of Penalty Charges) of a Serviced Loan or any extension of the maturity date or Anticipated Repayment Date, as applicable, of such Serviced Loan;

(C)    any sale of a Serviced Mortgage Loan that is a Defaulted Mortgage Loan (and any related Serviced Pari Passu Companion Loan) or an REO Property (other than in connection with the termination of the Issuing Entity as described under “—Optional Termination; Optional Mortgage Loan Purchase”) for less than the applicable Repurchase Price;

(D)    any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at an REO Property or any approval of a borrower’s determination to bring a Mortgaged Property into compliance with applicable environmental laws or to otherwise address hazardous material located at a Mortgaged Property, to the extent the lender is required to consent to, or approve, any such determination by the borrower under the related Mortgage Loan documents;

(E)    any release of collateral or any acceptance of substitute or additional collateral for a Serviced Loan or any consent to either of the foregoing, other than immaterial condemnation actions and other similar takings, or if otherwise required pursuant to the specific terms of the related Serviced Loan and for which there is no lender discretion;

(F)    any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to a Mortgage Loan or, if lender consent is required, any consent to such a waiver or consent to a transfer of the Mortgaged Property or interests in the borrower or consent to the incurrence of additional debt, other than any such transfer or incurrence of debt as may be effected without the consent of the lender under the related loan agreement or related to an immaterial easement, right of way or similar agreement;

(G)    any approval of property management company changes or franchise changes, in each case to the extent the lender is required to consent to, or approve, such changes under the related Mortgage Loan documents, provided that with respect to property management company changes (i) the Serviced Loan has an outstanding principal balance greater than $2,500,000, or (ii) the successor property manager is affiliated with the borrower;

(H)    releases of any holdback amounts, escrow accounts, reserve accounts or letters of credit held as performance or “earn-out” holdbacks, escrows or reserves, other than those required pursuant to the specific terms of the related Serviced Loan and for which there is no lender discretion;

(I)     any acceptance of an assumption agreement or any other agreement permitting transfers of interests in a borrower or guarantor releasing a borrower or guarantor from liability under a Serviced Loan other than pursuant to the specific terms of such Serviced Loan and for which there is no lender discretion;

(J)     any acceleration of a Serviced Loan following a default or an event of default with respect to a Serviced Loan, any initiation of judicial, bankruptcy or similar proceedings under the related Mortgage Loan documents or with respect to the related mortgagor or Mortgaged Property;

(K)    the determination of the Special Servicer pursuant to clause (b) or clause (g) of the definition of “Servicing Transfer Event”;

(L)    any modification, waiver or amendment of an intercreditor agreement, Co-Lender Agreement or similar agreement (other than with respect to amendments to split or re-size notes consistent with the terms of the subject Co-Lender Agreement and as to which the consent of the Issuing Entity is not required), in each case entered into with any mezzanine lender or Companion Loan Holder or subordinate debt holder related to a Serviced Loan, or an action to enforce rights with respect thereto; and

(M)   any determination of an Acceptable Insurance Default;

provided, however, that in the event that the Master Servicer or the Special Servicer determines that immediate action is necessary to protect the interests of the Certificateholders (and, with respect to any Serviced Loan Combination, the Serviced Companion Loan Holder(s)) (as a collective whole as if such Certificateholders and, if applicable, the Serviced Companion Loan Holder(s) constituted a single lender (and, with respect to a Serviced AB Loan Combination, taking into account the subordinate nature of the related Subordinate Companion Loan(s))), the Master Servicer or the Special Servicer, as the case may be, may take any such action without waiting for the Directing Holder’s (or, if applicable, the Special Servicer’s) response. For the avoidance of doubt, any modification, waiver, consent or amendment by the Master Servicer or the Special Servicer that is set forth above as a Major Decision will constitute a Major Decision regardless of the fact that such action is being taken in connection with a defeasance.

“Major Decision Reporting Package” means, with respect to any Major Decision, (i) a written report prepared by the Special Servicer describing in reasonable detail (1) the background and circumstances requiring action of the Special Servicer, (2) the proposed course of action recommended, and (3) information regarding any direct or indirect conflict of interest in the subject action, and (ii) all information in the Special Servicer’s possession that is reasonably requested by the party receiving such Major Decision Reporting Package in order for such party to exercise any consultation or consent rights available to such party under the Pooling and Servicing Agreement. For the avoidance of doubt, the Special Servicer may provide the information described in clauses (i)(1) and (i)(2) in the definition of “Major Decision Reporting Package” in the form of an Asset Status Report.

Notwithstanding the foregoing, if the Controlling Class Representative is the related Directing Holder, the Special Servicer is not required to obtain the consent of the Controlling Class Representative for any Major Decision following the occurrence and during the continuance of a Control Termination Event; provided, however, that the Special Servicer will be required to consult with (i) the Controlling Class Representative (after the occurrence and during the continuance of a Control Termination Event and only until the occurrence and continuance of a Consultation Termination Event), (ii) the Operating Advisor (after the occurrence and during the continuance of a Control Termination Event) in connection with any Major Decision (as described under “—The Operating Advisor—Consultation Rights” below), and (iii) the Risk Retention Consultation Party under the circumstances set forth in the following paragraph, and to consider alternative actions recommended by the Controlling Class Representative, the Operating Advisor and the Risk Retention Consultation Party, but, in the

case of the Controlling Class Representative, only to the extent that consultation with, or consent of, the Controlling Class Representative would have been required prior to the occurrence and continuance of such Control Termination Event; provided that each such consultation is not binding on the Special Servicer. Notwithstanding the foregoing, the Controlling Class Representative will have no consent or consultation rights with respect to Major Decisions with respect to any Excluded Mortgage Loan under the Pooling and Servicing Agreement, and the Risk Retention Consultation Party will have no consultation rights with respect to any Excluded RRCP Mortgage Loan.

In addition, (i) for so long as no Consultation Termination Event is continuing, with respect to any Specially Serviced Loan (other than any Outside Serviced Mortgage Loan), and (ii) during the continuance of a Consultation Termination Event, with respect to any Mortgage Loan (other than any Outside Serviced Mortgage Loan), in each case upon request of the Risk Retention Consultation Party, the Special Servicer will also be required to consult with the Risk Retention Consultation Party on a non-binding basis in connection with any Major Decision that it is processing (and such other matters that are subject to the non-binding consultation rights of the Risk Retention Consultation Party pursuant to the Pooling and Servicing Agreement) and to consider alternative actions recommended by the Risk Retention Consultation Party in respect of such Major Decision (or any other matter requiring consultation with the Risk Retention Consultation Party). In the event the Special Servicer receives no response from the Risk Retention Consultation Party within 10 days following the Special Servicer’s delivery of the related Major Decision Reporting Package, the Special Servicer will not be obligated to consult with the Risk Retention Consultation Party on the specific matter; provided, however, that the failure of the Risk Retention Consultation Party to respond will not relieve the Special Servicer from using reasonable efforts to consult with the Risk Retention Consultation Party on any future matters with respect to the applicable Serviced Mortgage Loan or Serviced Loan Combination or any other Mortgage Loan.

Furthermore, each of (x) the Controlling Class Representative (with respect to each Serviced Loan other than (i) a Serviced Outside Controlled Loan Combination and (ii) an Excluded Mortgage Loan), provided that a Control Termination Event does not exist, and (y) the related Outside Controlling Note Holder (with respect to a Serviced Outside Controlled Loan Combination) may direct the Special Servicer to take, or to refrain from taking, such other actions with respect to any Serviced Loan, as such party may reasonably deem advisable. Notwithstanding the foregoing, neither the Master Servicer nor the Special Servicer will be required to take or refrain from taking any action pursuant to instructions or objections from any such party that would cause it to violate applicable law, the related Mortgage Loan documents, any related Co-Lender Agreement or intercreditor agreement, the Pooling and Servicing Agreement, including the Servicing Standard, or the REMIC provisions of the Code.

The “Directing Holder” will be: (a) with respect to all of the Serviced Loans other than a Serviced Outside Controlled Loan Combination and any Excluded Mortgage Loan, the Controlling Class Representative; and (b) with respect to any Serviced Outside Controlled Loan Combination, the related Outside Controlling Note Holder.

The “Controlling Class Representative” is the Controlling Class Certificateholder (or other representative) selected by at least a majority of the Controlling Class Certificateholders, by Certificate Balance, as identified by notice to the Certificate Administrator by the applicable Controlling Class Certificateholders from time to time, with notice of such selection delivered to the Special Servicer, the Master Servicer, the Operating Advisor, the Asset Representations Reviewer and the Trustee; provided, however, that (i) absent that selection, or (ii) until a Controlling Class Representative is so selected or (iii) upon receipt of a notice from the Controlling Class Certificateholders that own Certificates representing more than 50% of the Certificate Balance of the Controlling Class, that a Controlling Class Representative is no longer designated, the Controlling Class Representative will be the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class, as identified to the Certificate Administrator (who will be required to notify the Master Servicer, the Special Servicer and the Operating Advisor) pursuant to the procedures set forth in the Pooling and Servicing Agreement. If, upon the occurrence of any of the events or circumstances specified in clauses (i), (ii) or (iii) above, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class has not been identified to the Certificate Administrator (and thereby the Master Servicer and the Special Servicer), then the Master Servicer and the Special Servicer will have no obligation to obtain the consent of, or consult with, any Controlling Class Representative until notified of the identity of such largest Controlling Class Certificateholder or otherwise notified of the identity of the Controlling Class Representative as provided in the Pooling and Servicing Agreement. The initial Controlling Class Representative is expected to be LNR Securities Holdings, LLC or an affiliate thereof. No person may exercise any of the rights and powers of the Controlling Class Representative with respect to an Excluded Mortgage Loan.

Once a Controlling Class Representative has been selected, each of the Master Servicer, the Special Servicer, the Operating Advisor, the Depositor, the Certificate Administrator, the Asset Representations Reviewer, the Trustee and each other Certificateholder (or beneficial owner of Certificates, if applicable) will be entitled to rely on such selection unless a majority of the Certificateholders of the Controlling Class, by Certificate Balance, or such Controlling Class Representative has notified the Certificate Administrator, the Master Servicer, the Special Servicer and each other Certificateholder of the Controlling Class, in writing, of the resignation of such Controlling Class Representative or the selection of a new Controlling Class Representative. Upon receipt of written notice of, or other knowledge of, the resignation of a Controlling Class Representative, the Certificate Administrator will be required to request the Certificateholders of the Controlling Class to select a new Controlling Class Representative. Upon receipt of notice of a change in Controlling Class Representative, the Certificate Administrator will be required to promptly forward notice thereof to each other party to the Pooling and Servicing Agreement.

A “Controlling Class Certificateholder” is each holder (or beneficial owner, if applicable) of a Certificate of the Controlling Class as determined by the Certificate Administrator from time to time.

The “Controlling Class” will be as of any time of determination the most subordinate Class of Control Eligible Certificates then outstanding that has an aggregate Certificate Balance, as notionally reduced by any Cumulative Appraisal Reduction Amount allocable to such Class, at least equal to 25% of the initial Certificate Balance of that Class; provided, however, that (except under the circumstances set forth in the following proviso) if no Class of Control Eligible Certificates meets the preceding requirement, then Class E will be the Controlling Class; provided, further, however, that if, at any time, the aggregate outstanding Certificate Balance of the Classes of Non-Vertically Retained Principal Balance Certificates senior to the Control Eligible Certificates has been reduced to zero (without regard to the allocation of any Cumulative Appraisal Reduction Amounts), then the Controlling Class will be the most subordinate class of Control Eligible Certificates that has an outstanding Certificate Balance greater than zero (without regard to the allocation of any Cumulative Appraisal Reduction Amounts). The Controlling Class as of the Closing Date will be the Class G Certificates.

The “Control Eligible Certificates” will be any of the Class E, Class F and Class G Certificates.

A “Control Termination Event” will either (a) occur when none of the Classes of the Control Eligible Certificates has a Certificate Balance (as notionally reduced by any Cumulative Appraisal Reduction Amount then allocable to such Class) that is at least equal to 25% of the initial Certificate Balance of that Class of Certificates or (b) be deemed to occur as described below; provided, however, that a Control Termination Event will in no event exist at any time that the Certificate Balance of each Class of the Non-Vertically Retained Principal Balance Certificates senior to the Control Eligible Certificates has been reduced to zero (without regard to the allocation of Cumulative Appraisal Reduction Amounts). With respect to Excluded Mortgage Loans, a Control Termination Event will be deemed to exist.

A “Consultation Termination Event” will occur when none of the Classes of the Control Eligible Certificates has a Certificate Balance, without regard to the allocation of any Cumulative Appraisal Reduction Amount, that is equal to or greater than 25% of the initial Certificate Balance of that Class of Certificates; provided, however, that a Consultation Termination Event will in no event exist at any time that the Certificate Balance of each Class of the Non-Vertically Retained Principal Balance Certificates senior to the Control Eligible Certificates has been reduced to zero (without regard to the allocation of Cumulative Appraisal Reduction Amounts). With respect to Excluded Mortgage Loans, a Consultation Termination Event will be deemed to exist.

An “Excluded Mortgage Loan” is a Mortgage Loan or Loan Combination with respect to which the Controlling Class Representative or the holder(s) of more than 50% of the Controlling Class (by Certificate Balance) is (or are) a Borrower Party.

With respect to the Risk Retention Consultation Party, an “Excluded RRCP Mortgage Loan” is a Mortgage Loan or Loan Combination with respect to which the Risk Retention Consultation Party or the person entitled to appoint the Risk Retention Consultation Party is a Borrower Party.

“Risk Retention Consultation Party” will be the party selected by CREFI. The other parties to the Pooling and Servicing Agreement will be entitled to assume, without independent investigation or verification, that the identity of the Risk Retention Consultation Party has not changed until such parties receive written notice of (including the identity of and contact information for) a replacement of the Risk Retention Consultation Party from CREFI.

Notwithstanding the foregoing, the Risk Retention Consultation Party will not have any consultation rights with respect to any Excluded RRCP Mortgage Loan. The initial Risk Retention Consultation Party is expected to be CREFI.

An “Excluded Controlling Class Mortgage Loan” is a Mortgage Loan or Loan Combination with respect to which the Controlling Class Representative or any Controlling Class Certificateholder, as applicable, is a Borrower Party.

A “Borrower Party” means either (i) a borrower or mortgagor under a Mortgage Loan or Loan Combination or a manager of a related Mortgaged Property or any affiliate of any of the foregoing, or (ii) a holder or beneficial owner (or an affiliate of any holder or beneficial owner) of any Accelerated Mezzanine Loan. Solely for the purposes of the definition of “Borrower Party”, the term “affiliate” means, with respect to any specified person, (i) any other person controlling or controlled by or under common control with such specified person or (ii) any other person that owns, directly or indirectly, 25% or more of the beneficial interests in such specified person.

An “Accelerated Mezzanine Loan” means a mezzanine loan (secured by a pledge of the direct (or indirect) equity interests in a borrower under a mortgage loan or loan combination) if such mezzanine loan either (i) has been accelerated or (ii) is the subject of foreclosure proceedings against the equity collateral pledged to secure that mezzanine loan.

After the occurrence and during the continuance of a Control Termination Event, the consent rights of the Controlling Class Representative will terminate, and the Controlling Class Representative will retain consultation rights under the Pooling and Servicing Agreement with respect to certain Major Decisions and other matters with respect to the applicable Serviced Loan(s); provided, however, that the Controlling Class Representative will not be permitted to consult with respect to any Serviced AB Loan Combination while any related Subordinate Companion Loan Holder is the related Outside Controlling Note Holder.

In addition, unless a Consultation Termination Event exists, the Controlling Class Representative, except with respect to any Loan Combination that includes an Excluded Mortgage Loan, will have non-binding consultation rights with respect to (i) certain Major Decisions and other matters relating to any Serviced Outside Controlled Loan Combination and (ii) certain servicing decisions and other matters relating to any Outside Serviced Loan Combination, in each case if and to the extent that the holder of the related Split Mortgage Loan is granted consultation rights under the related Co-Lender Agreement.

After the occurrence and during the continuance of a Consultation Termination Event, the Controlling Class Representative will have no consultation or consent rights under the Pooling and Servicing Agreement and will have no right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as a Directing Holder. However, each Controlling Class Certificateholder will maintain the right to exercise its Voting Rights for the same purposes as any other Certificateholder under the Pooling and Servicing Agreement (other than with respect to Excluded Controlling Class Mortgage Loans).

If, with respect to any Serviced Outside Controlled Loan Combination, the related controlling note is included in a separate securitization trust, the servicing agreement for the relevant securitization may impose limitations on the exercise of rights associated with that related controlling note. For example, any “controlling class representative” (or equivalent entity) for such other securitization may lose consent and consultation rights in a manner similar to that described in the prior three paragraphs with respect to the Controlling Class Representative.

Neither the Master Servicer nor the Special Servicer will be required to take or to refrain from taking any action pursuant to instructions from a Directing Holder, or due to any failure to approve an action by any such party, or due to an objection by any such party that would cause either the Master Servicer or the Special Servicer to violate applicable law, the related Mortgage Loan documents, the Pooling and Servicing Agreement (including the Servicing Standard), any related Co-Lender Agreement or intercreditor agreement or the REMIC provisions of the Code.

The Controlling Class Representative or an Outside Controlling Note Holder, as applicable, has certain rights to remove and replace the Special Servicer with respect to the related Serviced Loan(s) as described under “—Termination of the Special Servicer Other Than in Connection With a Servicer Termination Event”.

Each Certificateholder and beneficial owner of a Control Eligible Certificate is hereby deemed to have agreed by virtue of its purchase of such Certificate (or beneficial ownership interest in such Certificate) to provide its name and address to the Certificate Administrator and to notify the Certificate Administrator of the transfer of any Control Eligible Certificate (or the beneficial ownership of any Control Eligible Certificate), the selection of the Controlling Class Representative or the resignation or removal of the Controlling Class Representative. Any such Certificateholder (or beneficial owner) or its designee at any time appointed Controlling Class Representative is hereby deemed to have agreed by virtue of its purchase of a Control Eligible Certificate (or the beneficial ownership interest in a Control Eligible Certificate) to notify the Certificate Administrator when such Certificateholder (or beneficial owner) or designee is appointed Controlling Class Representative and when it is removed or resigns. Upon receipt of such notice, the Certificate Administrator will be required to notify the Special Servicer, the Master Servicer, the Operating Advisor and the Trustee of the identity of the Controlling Class Representative, any resignation or removal of the Controlling Class Representative and/or any new holder or beneficial owner of a Control Eligible Certificate. In addition, upon the request of the Master Servicer, the Special Servicer, the Operating Advisor or the Trustee, as applicable, the Certificate Administrator will be required to provide the identity of the then-current Controlling Class and a list of the Certificateholders (or beneficial owners, if applicable, at the expense of the Issuing Entity if such expense arises in connection with an event as to which the Controlling Class Representative or the Controlling Class has consent or consultation rights pursuant to the Pooling and Servicing Agreement or in connection with a request made by the Operating Advisor in connection with its obligation under the Pooling and Servicing Agreement to deliver a copy of the Operating Advisor Annual Report to the Controlling Class Representative, and otherwise at the expense of the requesting party) of the Controlling Class to such requesting party, and each of the Master Servicer, Special Servicer, Operating Advisor and the Trustee will be entitled to rely on such the information so provided by the Certificate Administrator.

In the event of a change in the Controlling Class, the Certificate Administrator will be required to promptly contact the current holder(s) of the Controlling Class (or any designee(s) thereof) or (if known to the Certificate Administrator) one of its affiliates, or, if applicable, any successor Controlling Class Representative or Controlling Class Certificateholder(s), and determine whether any such entity is the holder (or beneficial owner) of at least a majority of the Controlling Class (in effect after such change in Controlling Class) by Certificate Balance. If at any time the current holder of the Controlling Class (or its designee) or (if known to the Certificate Administrator) one of its affiliates, or any successor Controlling Class Representative or Controlling Class Certificateholder(s) is no longer the holder (or beneficial owner) of at least a majority of the Controlling Class by Certificate Balance and the Certificate Administrator has neither (i) received notice of the then-current Controlling Class Certificateholders (or beneficial owners) of at least a majority of the Controlling Class by Certificate Balance nor (ii) received notice of a replacement Controlling Class Representative pursuant to the Pooling and Servicing Agreement, then (1) the largest Controlling Class Certificateholder (by Certificate Balance) that holds in excess of 25% (by Certificate Balance) of the Controlling Class that sends notice of the selection of a Controlling Class Representative will be entitled to so appoint a Controlling Class Representative or, (2) if no such holder sends notice pursuant to clause (1) and LNR Securities Holdings, LLC or an affiliate thereof owns at least 25% of the Controlling Class of Certificates, then such entity will be the Controlling Class Representative and (3) if neither of the events in clause (1) or (2) occurs, then a Control Termination Event will be deemed to have occurred and will be deemed to continue until such time as the Certificate Administrator receives either such notice.

With respect to an Outside Serviced Mortgage Loan, any consent or approvals on actions to be taken by the Outside Special Servicer or the Outside Servicer are governed by the terms of the Outside Servicing Agreement and the related Co-Lender Agreement, as described under “Description of the Mortgage Pool—The Loan Combinations” and “—The Loan Combinations—Servicing of the Outside Serviced Mortgage Loans”.

Limitation on Liability of the Directing Holder

The Directing Holder will not be liable to the Issuing Entity or the Certificateholders for any action taken, or for refraining from the taking of any action or for errors in judgment. However, the Controlling Class Representative will not be protected against any liability to the Controlling Class Certificateholders that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations or duties.

Each Certificateholder acknowledges and agrees, by its acceptance of its Certificates, that a Directing Holder:

(a)       may have special relationships and interests that conflict with those of holders of one or more Classes of Certificates;

(b)       may act solely in its own interests (or, in the case of the Controlling Class Representative, in the interests of the holders of the Controlling Class);

(c)       does not have any liability or duties to the holders of any Class of Certificates (other than, in the case of the Controlling Class Representative, the Controlling Class);

(d)       may take actions that favor its own interests (or, in the case of the Controlling Class Representative, the interests of the holders of the Controlling Class) over the interests of the holders of one or more Classes of Certificates; and

(e)       will have no liability whatsoever (other than, in the case of the Controlling Class Representative, to a Controlling Class Certificateholder) for having so acted as set forth in (a) – (d) above, and that no Certificateholder may take any action whatsoever against any Directing Holder or any affiliate, director, officer, employee, shareholder, member, partner, agent or principal of any Directing Holder for having so acted.

Under circumstances where it is authorized or required to do so by the Pooling and Servicing Agreement, the taking, or refraining from taking, of any action by the Master Servicer or the Special Servicer in accordance with the direction of or approval of a Directing Holder, which does not violate any law or the Servicing Standard or the provisions of the Pooling and Servicing Agreement, or any related Co-Lender Agreement or intercreditor agreement, will not result in any liability on the part of the Master Servicer or the Special Servicer.

Operating Advisor

General Obligations

After the occurrence and during the continuance of a Control Termination Event, the Operating Advisor will generally review the Special Servicer’s actions and decisions with respect to Specially Serviced Loans and with respect to certain Major Decisions regarding Serviced Loans, in light of the Servicing Standard and the requirements of the Pooling and Servicing Agreement, to formulate an opinion as to whether or not the Special Servicer is operating in compliance with the Servicing Standard. In addition, the Operating Advisor (i) after the occurrence and during the continuance of a Control Termination Event, will be entitled to consult with the Special Servicer as described under “—Operating Advisor—Consultation Rights” below, (ii) after the occurrence and during the continuance of a Control Termination Event, upon the occurrence of certain events, will be required to prepare an annual report as described under “—Operating Advisor—Annual Report” below, and (iii) after the occurrence and during the continuance of a Consultation Termination Event, under certain circumstances, may recommend the replacement of the Special Servicer as described under “—Operating Advisor—Replacement of the Special Servicer” below. The Operating Advisor will be required to act in accordance with the Operating Advisor Standard in fulfilling its responsibilities and obligations under the Pooling and Servicing Agreement. The Operating Advisor will act solely as a contracting party to the extent set forth in the Pooling and Servicing Agreement and will have no fiduciary duty to any party. The Operating Advisor’s duties will be limited to its specific obligations under the Pooling and Servicing Agreement, and the Operating Advisor will have no duty or liability to any particular Class of Certificates or any Certificateholder. The Operating Advisor is not a servicer or a sub-servicer and will not be charged with changing the outcome on any particular Specially Serviced Loan or with respect to any Major Decision on which it consults for a Serviced Loan. By purchasing a Certificate, potential investors acknowledge and agree that there could be multiple strategies to resolve any Specially Serviced Loan and a variety of actions or decisions made with respect to any Major Decision and that the goal of the Operating Advisor’s participation is to provide additional input relating to the Special Servicer’s compliance with the Servicing Standard in making its determinations as to which strategy to execute. See “Risk Factors—Potential Conflicts of Interest of the Operating Advisor.”

Potential investors should note that the Operating Advisor is not an “advisor” for any purpose other than as specifically set forth in the Pooling and Servicing Agreement and is not an advisor to any person, including without limitation any Certificateholder. See “Risk Factors—Your Lack of Control Over the Issuing Entity and Servicing of the Mortgage Loans Can Create Risks”.

Notwithstanding anything to the contrary in this “—Operating Advisor” section or elsewhere in this prospectus, the Operating Advisor will generally have no obligations or consultation rights under the Pooling and Servicing Agreement with respect to any Outside Serviced Mortgage Loan or any related REO Properties.

The “Operating Advisor Standard” means the Operating Advisor is required to act solely on behalf of the Issuing Entity and in the best interest of, and for the benefit of, the Certificateholders (as a collective whole), and not any particular Class of those Certificateholders (as determined by the Operating Advisor in the exercise of its good faith and reasonable judgment), but without regard to any conflict of interest arising from any relationship that the Operating Advisor or any of its affiliates may have with any of the underlying borrowers, any Sponsor, any Mortgage Loan Seller, the Depositor, the Master Servicer, the Special Servicer, the Asset Representations Reviewer, the Directing Holder, the Risk Retention Consultation Party or any of their respective affiliates.

In no event will the Operating Advisor have the power to compel any transaction party to take or refrain from taking any action.

Review Materials

With respect to each Serviced Loan, following the occurrence and continuance of a Control Termination Event, the Special Servicer will be required to provide each Major Decision Reporting Package to the Operating Advisor (prior to the occurrence and continuance of a Consultation Termination Event, simultaneously upon providing such Major Decision Reporting Package to the Directing Holder) with respect to each Major Decision as to which the Operating Advisor has consultation rights.

Prior to the occurrence and continuance of a Control Termination Event, the Special Servicer will deliver to the Operating Advisor each related Final Asset Status Report and, if a Control Termination Event exists, each other asset status report. Subject to the Privileged Information Exception, the Operating Advisor will be obligated to keep confidential any Privileged Information received from the Special Servicer, the related Directing Holder or any related Serviced Companion Loan Holder (or its representative) in connection with the related Directing Holder’s or such related Serviced Companion Loan Holder’s exercise of any rights under the Pooling and Servicing Agreement (including, without limitation, in connection with any asset status report) or otherwise in connection with the Mortgage Loans.

A “Final Asset Status Report” with respect to any Specially Serviced Loan, means each related asset status report, together with such other data or supporting information provided by the Special Servicer to the Operating Advisor or the related Directing Holder or the Risk Retention Consultation Party (other than with respect to any Excluded RRCP Mortgage Loan) or any related Serviced Companion Loan Holder (or its representative), in each case, which does not include any communications (other than the related asset status report) between the Special Servicer, on the one hand, and the related Directing Holder, the Risk Retention Consultation Party and/or any related Serviced Companion Loan Holder (or its representative), on the other hand, with respect to such Specially Serviced Loan; provided that no asset status report will be considered to be a Final Asset Status Report unless any related Outside Controlling Note Holder (if a Serviced Outside Controlled Loan Combination is involved) or, prior to the occurrence and continuance of a Control Termination Event, the Controlling Class Representative (if any other Serviced Loan(s) (other than any Excluded Mortgage Loan) are involved), as applicable, has either finally approved of and consented to the actions proposed to be taken in connection therewith, or has exhausted all of its rights of approval and consent or has been deemed to have approved or consented to such action or the asset status report is otherwise implemented by the Special Servicer in accordance with the terms of the Pooling and Servicing Agreement.

The Operating Advisor is required to promptly review (i) all information available to Privileged Persons on the Certificate Administrator’s website with respect to the Special Servicer, assets on the CREFC® servicer watch list, Specially Serviced Loans and, if a Control Termination Event exists, Major Decisions on Serviced Loans, (ii) each related Final Asset Status Report, (iii) if a Control Termination Event exists, each other asset status report delivered by the Special Servicer to the Operating Advisor, (iv) each Major Decision Reporting Package delivered by the Special Servicer to the Operating Advisor in connection with the Operating Advisor’s consultation rights with respect to the subject Major Decision regarding each Serviced Loan if a Control Termination Event exists, and (v) if specifically required to be delivered or made available to the Operating Advisor under the Pooling and

Servicing Agreement, such other reports, documents, certificates and other information received by the Operating Advisor from the Special Servicer, as relate to the actions and decisions of the Special Servicer in respect of Specially Serviced Loans and, solely in connection with Major Decisions as to which the Operating Advisor has consultation rights if a Control Termination Event exists, any Serviced Loans.

The Operating Advisor is required to keep all Privileged Information confidential and may not disclose such Privileged Information to any person (including Certificateholders other than the Controlling Class Representative), other than (1) to the extent expressly required by the Pooling and Servicing Agreement, to the other parties to the Pooling and Servicing Agreement with a notice indicating that such information is Privileged Information or (2) pursuant to a Privileged Information Exception. Notwithstanding the foregoing, the Operating Advisor, solely to the extent required in connection with its duties under the Pooling and Servicing Agreement, will be permitted to share Privileged Information with its affiliates and any subcontractors of the Operating Advisor that agree in writing to be bound by the same confidentiality provisions applicable to the Operating Advisor. Each party to the Pooling and Servicing Agreement that receives Privileged Information from the Operating Advisor with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the Special Servicer, any related Outside Controlling Note Holder (if a Serviced Outside Controlled Loan Combination is involved) and, unless a Consultation Termination Event has occurred and is continuing, the Controlling Class Representative other than pursuant to a Privileged Information Exception.

“Privileged Information” means (i) any correspondence or other communications between the related Directing Holder or the Risk Retention Consultation Party (and, in the case of any Serviced Loan Combinations, the Serviced Companion Loan Holder or its representative), on the one hand, and the Special Servicer, on the other hand, related to any Specially Serviced Loan or the exercise of the consent or consultation rights of such Directing Holder under the Pooling and Servicing Agreement, the consultation rights of the Risk Retention Consultation Party under the Pooling and Servicing Agreement and/or the consent or consultation rights of any related Serviced Companion Loan Holder (or its representative) under the related Co-Lender Agreement, (ii) any strategically sensitive information that the Special Servicer has reasonably determined (and has identified as privileged or confidential information) could compromise the Issuing Entity’s position in any ongoing or future negotiations with the related borrower or other interested party, and (iii) any information subject to attorney-client privilege.

“Privileged Information Exception” means, with respect to any Privileged Information, at any time (a) such Privileged Information becomes generally available and known to the public other than as a result of a disclosure directly or indirectly by the party restricted from disclosing such Privileged Information (the “Restricted Party”), (b) it is reasonable and necessary for the Restricted Party to disclose such Privileged Information in working with legal counsel, auditors, taxing authorities or other governmental agencies, (c) such Privileged Information was already known to such Restricted Party and not otherwise subject to a confidentiality obligation and/or (d) the Restricted Party is (in the case of the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator, any affected Serviced Companion Loan Holder, the Trustee and the Asset Representations Reviewer, as evidenced by an officer’s certificate (which will include a certification that it is based on the advice of counsel) delivered to each of the Master Servicer, the Special Servicer, the applicable Directing Holder, the Risk Retention Consultation Party (other than with respect to any Excluded RRCP Mortgage Loan), the Operating Advisor, the Certificate Administrator, the Trustee and the Asset Representations Reviewer), required by law, rule, regulation, order, judgment or decree to disclose such information.

It is possible that the lack of access to Privileged Information may limit the Operating Advisor from performing its duties under the Pooling and Servicing Agreement and, in any such case, the Operating Advisor will not be subject to liability arising from its lack of access to Privileged Information.

Consultation Rights

Following the occurrence and during the continuance of a Control Termination Event, the Operating Advisor will be required to consult on a non-binding basis with the Special Servicer with respect to Major Decisions (and such other matters as are set forth in the Pooling and Servicing Agreement) with respect to the applicable Serviced Loan(s) as described under “—Directing Holder” above and “—Asset Status Reports” below and “Description of the Mortgage Pool—The Loan Combinations”. The Special Servicer will be obligated to consider on a non-binding basis any alternative courses of action and any other feedback provided by the Operating Advisor (after the occurrence and during the continuance of a Control Termination Event).

With respect to any particular Major Decision and related Major Decision Reporting Package and any asset status report provided to the Operating Advisor, the Special Servicer will be required to make available to the Operating Advisor servicing officers with relevant knowledge regarding the applicable Mortgage Loan and such Major Decision and/or asset status report in order to address reasonable questions that the Operating Advisor may have relating to, among other things, such Major Decision and/or asset status report and potential conflicts of interest and compensation with respect to such Major Decision and/or asset status report.

Prior to the occurrence and continuance of a Control Termination Event, the Operating Advisor will have no specific involvement with respect to collateral substitutions, assignments, workouts, modifications, consents, waivers, insurance policies, borrower substitutions, lease modifications and amendments and other similar actions that the Special Servicer may perform with respect to such Serviced Mortgage Loans under the Pooling and Servicing Agreement.

Reviewing Certain Calculations

The Special Servicer will be required to forward any Appraisal Reduction Amount, Collateral Deficiency Amount and net present value calculations used in the Special Servicer’s determination of the course of action to be taken in connection with the workout or liquidation of, a Specially Serviced Loan to the Operating Advisor after they have been finalized. Prior to the occurrence and continuance of a Control Termination Event, the Operating Advisor will review such calculations but may not opine on, or otherwise call into question, such Appraisal Reduction Amount, Collateral Deficiency Amount and/or net present value calculations; provided, however, if the Operating Advisor discovers a mathematical error contained in such calculations, then the Operating Advisor will be required to notify the Special Servicer of such error.

After the occurrence and during the continuance of a Control Termination Event, the Operating Advisor will be required to promptly recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with any such Appraisal Reduction Amount, Collateral Deficiency Amount or net present value calculations provided to the Operating Advisor by the Special Servicer and used in the Special Servicer’s determination of the course of action to be taken in connection with the workout or liquidation of such Specially Serviced Loan prior to utilization by the Special Servicer. The Special Servicer will be required to deliver the foregoing calculations together with information and support materials (including such additional information reasonably requested by the Operating Advisor to confirm the mathematical accuracy of such calculations, but not including any Privileged Information) to the Operating Advisor. In the event the Operating Advisor does not agree with the mathematical calculations or the application of the applicable non-discretionary portions of the formula required to be utilized for such calculation, the Operating Advisor and Special Servicer will consult with each other in order to resolve any inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations or any disagreement. In the event the Operating Advisor and Special Servicer are not able to resolve such matters, the Operating Advisor will promptly notify the Certificate Administrator and the Certificate Administrator will determine any necessary action to take in accordance with the Pooling and Servicing Agreement.

Annual Report

Following the occurrence and during the continuance of a Control Termination Event, based on the Operating Advisor’s review of the following information (to the extent delivered to the Operating Advisor or made available to the Operating Advisor on the Certificate Administrator’s website): any annual compliance statement and any Assessment of Compliance; any Attestation Report; any Major Decision Reporting Package; any Final Asset Status Report and, during the continuance of a Control Termination Event, any other asset status report; any other reports made available to Privileged Persons on the Certificate Administrator’s website during the prior calendar year that the Operating Advisor is required to review pursuant to the Pooling and Servicing Agreement; and any other information (other than any communications between the related Directing Holder, the Risk Retention Consultation Party or any related Serviced Companion Loan Holder (or its representative), as applicable, and the Special Servicer that would be Privileged Information) delivered or made available to the Operating Advisor by the Special Servicer under the Pooling and Servicing Agreement, the Operating Advisor will if, during the prior calendar year, any Serviced Mortgage Loans were Specially Serviced Loans and there existed a Control Termination Event, prepare an annual report substantially in the form attached as an exhibit to the Pooling and Servicing Agreement (the “Operating Advisor Annual Report”) to be provided to the Depositor, the 17g-5 Information Provider (who is required to promptly post such Operating Advisor Annual Report on the

Rule 17g-5 website), the Trustee and the Certificate Administrator (who is required to promptly post such Operating Advisor Annual Report to the Certificate Administrator’s website) within 120 days of the end of the prior calendar year, setting forth its assessment of the Special Servicer’s performance of its duties under the Pooling and Servicing Agreement during the prior calendar year. Notwithstanding the foregoing, no Operating Advisor Annual Report will be required from the Operating Advisor with respect to the Special Servicer if during the prior calendar year no asset status report was prepared by the Special Servicer in connection with a Specially Serviced Loan or REO Property or was otherwise in the process of being implemented in connection with a Specially Serviced Loan or REO Property.

In the event the Special Servicer is replaced, the Operating Advisor Annual Report will only relate to the entity that was acting as Special Servicer as of December 31 of the prior calendar year and is continuing in such capacity through the date of such Operating Advisor Annual Report.

In connection with the Operating Advisor Annual Report and the review provided for in the Pooling and Servicing Agreement, following the occurrence and continuance of a Control Termination Event, the Operating Advisor will be required to perform its review on the basis of the Special Servicer’s performance of its duties as they relate to Specially Serviced Loans, as well as the extent to which those duties were performed in accordance with the Servicing Standard, with reasonable consideration by the Operating Advisor of any annual compliance statement, Assessment of Compliance, Attestation Report, Final Asset Status Report, Major Decision Reporting Package and other information (other than any communications between the related Directing Holder, the Risk Retention Consultation Party or a Serviced Companion Loan Holder (or its representative) and the Special Servicer that would be Privileged Information) that the Operating Advisor was required to review on the Certificate Administrator’s website or that was delivered or made available to the Operating Advisor by the Special Servicer pursuant to the Pooling and Servicing Agreement.

The Operating Advisor will be required to deliver any Operating Advisor Annual Report (at least 10 calendar days prior to its delivery to the Depositor, the Trustee and the Certificate Administrator) to (a) the Special Servicer, (b) the Controlling Class Representative (if a Serviced Loan other than a Serviced Outside Controlled Loan Combination is addressed and a Consultation Termination Event does not exist); and (c) the related Outside Controlling Note Holder (if a Serviced Outside Controlled Loan Combination is addressed). The Operating Advisor may, but will not be obligated to, revise the Operating Advisor Annual Report based on any comments received from the Special Servicer or the Controlling Class Representative.

Following the occurrence and during the continuance of a Control Termination Event, in each Operating Advisor Annual Report, the Operating Advisor, based on its review conducted in accordance with the Pooling and Servicing Agreement, will (A) state whether the Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer is performing its duties in compliance with (1) the Servicing Standard and (2) the Special Servicer’s obligations under the Pooling and Servicing Agreement, and (B) identify any material deviations from (i) the Servicing Standard or (ii) the Special Servicer’s obligations under the Pooling and Servicing Agreement. Each Operating Advisor Annual Report will be required to comply with the confidentiality requirements described in this prospectus regarding Privileged Information and as otherwise set forth in the Pooling and Servicing Agreement.

The ability to perform the duties of the Operating Advisor and the quality and the depth of any Operating Advisor Annual Report will be dependent upon the timely receipt of information required to be delivered to the Operating Advisor and the accuracy and the completeness of such information.

Replacement of the Special Servicer

At any time after the occurrence and during the continuance of a Consultation Termination Event, if the Operating Advisor determines, in its sole discretion exercised in good faith, that (1) the Special Servicer has failed to comply with the Servicing Standard and (2) a replacement of the Special Servicer would be in the best interest of the Certificateholders (as a collective whole), the Operating Advisor may recommend the replacement of the Special Servicer with respect to the Serviced Loans (other than any Serviced Outside Controlled Loan Combination) in the manner described under “—Termination of the Special Servicer Other Than in Connection With a Servicer Termination Event” above.

Operating Advisor Termination Events

The following constitute Operating Advisor termination events under the Pooling and Servicing Agreement (each, an “Operating Advisor Termination Event”) whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(a)       any failure by the Operating Advisor to observe or perform in any material respect any of its covenants or agreements or the material breach of its representations or warranties under the Pooling and Servicing Agreement, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure is given to the Operating Advisor by the Trustee or to the Operating Advisor and the Trustee by the holders of Certificates having greater than 25% of the aggregate Voting Rights of all then outstanding Certificates; provided, however, that with respect to any such failure which is not curable within such 30-day period, the Operating Advisor will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30-day period and has provided the Trustee and the Certificate Administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(b)       any failure by the Operating Advisor to perform its obligations set forth in the Pooling and Servicing Agreement in accordance with the Operating Advisor Standard which failure continues unremedied for a period of 30 days after the date on which written notice of such failure is given to the Operating Advisor by any party to the Pooling and Servicing Agreement;

(c)       any failure by the Operating Advisor to be an Eligible Operating Advisor, which failure continues unremedied for a period of 30 days;

(d)       a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the Operating Advisor, and such decree or order has remained in force undischarged or unstayed for a period of 60 days;

(e)       the Operating Advisor consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the Operating Advisor or of or relating to all or substantially all of its property; or

(f)        the Operating Advisor admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the Certificate Administrator of notice of the occurrence of any Operating Advisor Termination Event, the Certificate Administrator will be required to promptly provide written notice to all Certificateholders electronically by posting such notice on its internet website, unless the Certificate Administrator has received notice that such Operating Advisor Termination Event has been remedied.

Rights Upon Operating Advisor Termination Event

If an Operating Advisor Termination Event occurs, and in each and every such case, so long as such Operating Advisor Termination Event has not been remedied, then either the Trustee (i) may or (ii) upon the written direction of holders of Certificates evidencing at least 25% of the Voting Rights of each Class of Non-Reduced Certificates, will be required to, terminate all of the rights and obligations of the Operating Advisor under the Pooling and Servicing Agreement, other than rights and obligations accrued prior to such termination and other than indemnification rights (arising out of events occurring prior to such termination), by written notice to the Operating Advisor.

As soon as practicable, but in no event later than 15 business days after (i) the Operating Advisor resigns (excluding circumstances where no successor Operating Advisor is required to be appointed) or (ii) the Trustee delivers such written notice of termination to the Operating Advisor, the Trustee will appoint a successor Operating Advisor that is an Eligible Operating Advisor, which successor Operating Advisor may be an affiliate of the Trustee. If the Trustee is the successor Master Servicer or the successor Special Servicer, neither the Trustee nor any of its affiliates will be the successor Operating Advisor. The Trustee will be required to provide written notice of the appointment of a successor Operating Advisor to the Special Servicer and the Operating Advisor within one business day of such appointment. Except as described below under “—Operating Advisor—Termination of the Operating Advisor Without Cause,” the appointment of a successor Operating Advisor will not be subject to the vote, consent or approval of the holder of any Class of Certificates. Upon any termination of the Operating Advisor and appointment of a successor to the Operating Advisor, the Trustee will be required to, as soon as possible, give written notice of the termination and appointment to the Special Servicer, the Master Servicer, the Certificate Administrator, the Certificateholders, the Depositor, the Risk Retention Consultation Party, any related Outside Controlling Note Holder and, if a Consultation Termination Event does not exist, the Controlling Class Representative. Notwithstanding the foregoing, if the Trustee is unable to find a successor Operating Advisor within 30 days of the termination of the Operating Advisor, the Depositor will be permitted to find a replacement. Unless and until a replacement Operating Advisor is appointed, no party will act as the Operating Advisor and the provisions in the Pooling and Servicing Agreement relating to consultation with respect to the Operating Advisor will not be applicable until a replacement Operating Advisor is appointed under the Pooling and Servicing Agreement.

Eligibility of Operating Advisor

The Operating Advisor is required to be at all times an Eligible Operating Advisor. “Eligible Operating Advisor” means an institution (i) that is the special servicer or operating advisor on a transaction rated by any of Moody’s, Fitch, KBRA, S&P, DBRS, Inc. (“DBRS”) and/or Morningstar Credit Ratings, LLC (“Morningstar”), but has not been the special servicer or operating advisor on a transaction for which Moody’s, Fitch, KBRA, S&P, DBRS and/or Morningstar has qualified, downgraded or withdrawn its rating or ratings of, one or more classes of certificates for such transaction citing servicing concerns with the special servicer or operating advisor, as applicable, as the sole or material factor in such rating action, (ii) that (X) has been regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and has at least five years of experience in collateral analysis and loss projections, and (Y) has at least five years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets, (iii) that can and will make the representations and warranties set forth in the Pooling and Servicing Agreement, (iv) that is not (and is not affiliated with) the Depositor, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer, any Mortgage Loan Seller, the Controlling Class Representative, the Risk Retention Consultation Party or a depositor, a trustee, a certificate administrator, a master servicer or special servicer with respect to the securitization of a Companion Loan, or any of their respective affiliates, (v) that has not been paid any fees, compensation or other remuneration by any Special Servicer or successor Special Servicer (X) in respect of its obligations under the Pooling and Servicing Agreement or (Y) for the recommendation of the replacement of the Special Servicer or the appointment of a successor Special Servicer to become the special servicer and (vi) that does not directly or indirectly, through one or more affiliates or otherwise, own any interest in any Certificates, any Mortgage Loans, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the Pooling and Servicing Agreement relates, other than in fees from its role as Operating Advisor or any fees to which it is entitled as Asset Representations Reviewer, if the Operating Advisor is acting in such capacity.

Termination of the Operating Advisor Without Cause

Upon (i) the written direction of holders of Non-Reduced Certificates evidencing not less than 15% of the Voting Rights of the Non-Reduced Certificates requesting a vote to terminate and replace the Operating Advisor with a proposed successor Operating Advisor that is an Eligible Operating Advisor, and (ii) payment by such holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote, the Certificate Administrator will promptly provide written notice of the requested vote to all Certificateholders and the Operating Advisor of such request by posting such notice on its internet website, and by mailing to all Certificateholders and the Operating Advisor. Upon the affirmative vote of the holders of Certificates evidencing more than 50% of the Voting Rights allocable to the Non-Reduced Certificates of those holders that exercise their right to vote (provided that holders entitled to exercise at least 50% of the Voting Rights allocable to the Non-Reduced Certificates exercise their right to vote within 180 days of the initial request for a vote), the Trustee will terminate all of the rights and obligations of the Operating

Advisor under the Pooling and Servicing Agreement (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights (arising out of events occurring prior to such termination)) by written notice to the Operating Advisor, and the proposed successor Operating Advisor will be appointed. The Certificate Administrator will include on each Distribution Date statement a statement that each Certificateholder and beneficial owner of Certificates may access such notices on the Certificate Administrator’s website and each Certificateholder and beneficial owner of Certificates may register to receive email notifications when such notices are posted on the website. The Certificate Administrator will be entitled to reimbursement from the requesting Certificateholders for the reasonable expenses of posting notices of such requests.

In the event that the Operating Advisor resigns or is terminated, it will remain entitled to receive all amounts accrued and owing to it under the Pooling and Servicing Agreement as described under “—Servicing and Other Compensation and Payment of Expenses” and any rights to indemnification arising out of events occurring prior to such resignation or termination.

Asset Status Reports

The Special Servicer will be required to prepare an asset status report that is consistent with the Servicing Standard upon the earlier of (x) within 60 days after the occurrence of a Servicing Transfer Event and (y) prior to taking action with respect to any Major Decision (or making a determination not to take action with respect to a Major Decision) with respect to a Specially Serviced Loan.

Each asset status report will be (i) delivered to the Operating Advisor (but only Final Asset Status Reports unless a Control Termination Event exists), the related Directing Holder (but, if the Controlling Class Representative is the related Directing Holder, only prior to the occurrence and continuance of a Consultation Termination Event and only if it does not relate to an Excluded Mortgage Loan), the Risk Retention Consultation Party (other than with respect to any Excluded RRCP Mortgage Loan) and, in the case of any Serviced Loan Combinations, the Serviced Companion Loan Holder, and (ii) made available to the Rating Agencies. A summary of each Final Asset Status Report will be provided to the Certificate Administrator. If any related Outside Controlling Note Holder (if a Serviced Outside Controlled Loan Combination is involved) or the Controlling Class Representative (if any other Serviced Loan(s), except for Excluded Mortgage Loans, are involved and a Control Termination Event does not exist), as applicable, does not disapprove of a related asset status report within 10 business days of receipt, the related Directing Holder will be deemed to have approved such asset status report and the Special Servicer will implement the recommended action as outlined in such asset status report; provided, however, that the Special Servicer may not take any actions that are contrary to applicable law, the Servicing Standard or the terms of the applicable Mortgage Loan documents. In addition, the related Directing Holder may object to any asset status report within 10 business days of receipt (but, if the Controlling Class Representative is the related Directing Holder, only if a Control Termination Event does not exist); provided, however, that, if the Special Servicer determines that emergency action is necessary to protect the related Mortgaged Property or the interests of the Certificateholders (and, in the case of any Serviced Loan Combinations, the related Serviced Companion Loan Holder), or if a failure to take any such action at such time would be inconsistent with the Servicing Standard, the Special Servicer may take actions with respect to the related Mortgaged Property before the expiration of the 10 business day period if the Special Servicer reasonably determines in accordance with the Servicing Standard that failure to take such actions before the expiration of the 10 business day period would materially and adversely affect the interest of the Certificateholders (and, in the case of any Serviced Loan Combinations, the related Serviced Companion Loan Holder(s)), and the Special Servicer has made a reasonable effort to contact the related Directing Holder (during the period that such Directing Holder has approval rights). The foregoing will not relieve the Special Servicer of its duties to comply with the Servicing Standard.

If the related Directing Holder disapproves such asset status report within 10 business days of receipt (and, if the Controlling Class Representative is the related Directing Holder, a Control Termination Event does not exist) and the Special Servicer has not made the affirmative determination described below, the Special Servicer will revise such asset status report as soon as practicable thereafter, but in no event later than 30 days after such disapproval. The Special Servicer will revise such asset status report until the related Directing Holder fails to disapprove such revised asset status report as described above (but, if the Controlling Class Representative is the related Directing Holder, only if a Control Termination Event does not exist) or until the Special Servicer makes a determination, consistent with the Servicing Standard, that such objection is not in the best interests of all the Certificateholders (and, in the case of any Serviced Loan Combinations, the related Serviced Companion Loan Holder(s)). If the related Directing Holder does not approve an asset status report within 60 business days from the first submission of an asset status report, the Special Servicer is required to take such action as directed by the related Directing Holder (but, if the Controlling Class Representative is the related Directing Holder, only if a Control Termination Event does not exist), provided such action does not violate the Servicing Standard (or, if such action would violate the Servicing Standard, the Special Servicer is required to take such action as was reflected in the most recent asset status report prepared by the Special Servicer with respect to the subject Serviced Loan that is consistent with the Servicing Standard and such asset status report will be deemed a Final Asset Status Report).

After the occurrence and during the continuance of a Control Termination Event but prior to the occurrence of a Consultation Termination Event, the Controlling Class Representative, and after the occurrence and during the continuance of a Control Termination Event, the Operating Advisor, will be entitled to consult on a non-binding basis with the Special Servicer and propose alternative courses of action in respect of any asset status report. The Special Servicer will be obligated to consider such alternative courses of action and any other feedback provided by (a) the Operating Advisor (after the occurrence and during the continuance of a Control Termination Event), or (b) the Controlling Class Representative (after the occurrence and during the continuance of a Control Termination Event but prior to the occurrence and continuance of a Consultation Termination Event). With respect to a Serviced Loan Combination, if and when so provided in the related Co-Lender Agreement, any related Serviced Pari Passu Companion Loan Holder (or its representative), will be entitled to consult on a non-binding basis with the Special Servicer and propose alternative courses of action in respect of any asset status report; provided that, in the case of a Serviced Outside Controlled Loan Combination, a related Serviced Pari Passu Companion Loan Holder (or its representative) may be the related Outside Controlling Note Holder. The Special Servicer may revise the asset status reports as it deems reasonably necessary in accordance with the Servicing Standard to take into account any input and/or recommendations of the Operating Advisor (during the continuance of a Control Termination Event) and, with respect to a Serviced Loan Combination, if and when so provided in the related Co-Lender Agreement, any related Serviced Pari Passu Companion Loan Holder (or its representative) (and, during the continuance of a Control Termination Event but prior to the occurrence and continuance of a Consultation Termination Event, the Controlling Class Representative).

The asset status report is not intended to replace or satisfy any specific consent or approval right which the related Directing Holder may have.

Notwithstanding the foregoing, the Controlling Class Representative will not have any approval or consultation rights with respect to an asset status report that relates to an Excluded Mortgage Loan. Also, notwithstanding the foregoing, the Special Servicer will not be permitted to follow any advice, direction or consultation provided by the Operating Advisor or the related Directing Holder or, with respect to the Serviced Loan Combinations, the Serviced Companion Loan Holder (or its representative), that would require or cause the Special Servicer to violate any applicable law, be inconsistent with the Servicing Standard, require or cause the Special Servicer to violate provisions of the Pooling and Servicing Agreement, require or cause the Special Servicer to violate the terms of any Serviced Mortgage Loan or Serviced Loan Combination, expose any Certificateholder or any party to the Pooling and Servicing Agreement or their affiliates officers, directors or agents to any claim, suit or liability, cause either Trust REMIC to fail to qualify as a REMIC or the Grantor Trust to fail to qualify as a grantor trust for federal income tax purposes, result in the imposition of “prohibited transaction” or “prohibited contribution” tax under the REMIC provisions of the Code, or materially expand the scope of the Special Servicer’s responsibilities under the Pooling and Servicing Agreement or any Co-Lender Agreement.

The Asset Representations Reviewer

Asset Review

Asset Review Trigger

On or prior to each Distribution Date, based on the CREFC® Delinquent Loan Status Report and/or the CREFC® Loan Periodic Update File delivered by the Master Servicer for such Distribution Date, the Certificate Administrator will be required to determine if an Asset Review Trigger has occurred during the related Collection Period. If an Asset Review Trigger is determined to have occurred, the Certificate Administrator will be required to promptly provide notice to the Asset Representations Reviewer, the Master Servicer, the Special Servicer and all Certificateholders by (i) posting a notice of its determination on its internet website and (ii) including in the distribution report on Form 10-D relating to the Collection Period in which the Asset Review Trigger occurred notice of its determination together with a description of the events that caused the Asset Review Trigger to occur. On each Distribution Date after providing such notice to Certificateholders, the Certificate Administrator, based on information provided to it by the Master Servicer and/or the Special Servicer, will be required to determine whether (1) any additional Mortgage Loan has become a Delinquent Loan, (2) any Mortgage Loan has ceased to be a Delinquent Loan and (3) an Asset Review Trigger has ceased to exist, and, if there is an occurrence of any of the events or circumstances identified in clauses (1), (2) and/or (3), deliver such information in a written notice (which may be via email) within two (2) business days of such determination to the Master Servicer, the Special Servicer, the Operating Advisor and the Asset Representations Reviewer. An “Asset Review Trigger” will occur when, as of the end of the applicable Collection Period, either (1) Mortgage Loans with an aggregate outstanding principal balance of 25.0% or more of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Mortgage Loans) held by the Issuing Entity are Delinquent Loans, or (2) at least 15 Mortgage Loans are Delinquent Loans and the aggregate outstanding principal balance of such Delinquent Loans constitutes at least 20.0% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Mortgage Loans) held by the Issuing Entity.

We believe this Asset Review Trigger is appropriate considering the unique characteristics of pools of Mortgage Loans underlying CMBS. See “Risk Factors—Static Pool Data Would Not Be Indicative of the Performance of This Pool”. In particular, this pool of Mortgage Loans is not homogeneous or granular, and there are individual Mortgage Loans that each represents a significant percentage, by outstanding principal balance, of the Mortgage Pool. We believe it would not be appropriate for the delinquency of three (3) large Mortgage Loans to cause the Asset Review Trigger to be met, as that would not necessarily be indicative of the overall quality of the Mortgage Pool. As a result, the percentage based on outstanding principal balance in clause (1) of the definition of “Asset Review Trigger” was set to exceed the portion of the aggregate outstanding balance of the Mortgage Pool represented by the three (3) largest Mortgage Loans in the Mortgage Pool as of the Closing Date. On the other hand, a significant number of Delinquent Loans by loan count, but representing a smaller percentage of the aggregate outstanding principal balance of the Mortgage Loans than the percentage set forth in clause (1) of the definition of “Asset Review Trigger”, could indicate an issue with the quality of the Mortgage Pool. As a result, we believe it would be appropriate to have the alternative test set forth in clause (2) of the definition of “Asset Review Trigger”, namely to have the Asset Review Trigger be met if a specified number of Mortgage Loans (15) are Delinquent Loans so long as those Mortgage Loans represent at least 20.0% of the aggregate outstanding principal balance of the Mortgage Loans. With respect to the 72 prior pools of commercial mortgage loans for which CREFI (or its predecessors and/or affiliates) was sponsor in a public offering of CMBS with a securitization closing date on or after January 1, 2006 and no later than December 31, 2017, the highest percentage of mortgage loans, based on the aggregate outstanding principal balance of delinquent mortgage loans in an individual CMBS transaction, that were delinquent at least 60 days at the end of any reporting period between January 1, 2010 and January 31, 2018 was 28.06%; however, the average of the highest delinquency percentages for those 72 reviewed transactions (taking into account all reporting periods between January 1, 2010 and January 31, 2018 for each such transaction) based on the aggregate outstanding principal balance of delinquent mortgage loans in the identified reporting periods was 3.23%.

“Delinquent Loan” means a Mortgage Loan that is delinquent at least 60 days in respect of its Monthly Payments or balloon payment, if any, in either case such delinquency to be determined without giving effect to any grace period.

Asset Review Vote

If Certificateholders evidencing not less than 5.0% of the aggregate Voting Rights deliver to the Certificate Administrator, within 90 days after the filing of the Form 10-D reporting the occurrence of an Asset Review Trigger, a written direction requesting a vote to commence an Asset Review (an “Asset Review Vote Election”), the Certificate Administrator will be required to promptly provide written notice of such direction to the Asset Representations Reviewer and to all Certificateholders, and to conduct a solicitation of votes of Certificateholders regarding whether to authorize an Asset Review. In the event there is an affirmative vote to authorize an Asset Review by Certificateholders evidencing at least a majority of an Asset Review Quorum within 150 days of the receipt of the Asset Review Vote Election (an “Affirmative Asset Review Vote”), the Certificate Administrator will be required to promptly provide written notice of such Affirmative Asset Review Vote to all parties to the Pooling and Servicing Agreement, the underwriters, the Mortgage Loan Sellers, the Directing Holder, the Risk Retention Consultation Party and the Certificateholders (such notice to Certificateholders to be effected by posting such notice its internet website). In the event an Affirmative Asset Review Vote has not occurred within such 150-day period following the receipt of the Asset Review Vote Election, no Certificateholder may request a vote or cast a vote for an Asset Review and the Asset Representations Reviewer will not be required to review any Delinquent Loan unless and until (A) an additional Mortgage Loan has become a Delinquent Loan after the expiration of such 150-day period, (B) a new Asset Review Trigger has occurred as a result or an Asset Review Trigger is otherwise in effect, (C) the Certificate Administrator has received an Asset Review Vote Election within 90 days after the filing of a Form 10-D reporting the occurrence of the events described in clauses (A) and (B) above, and (D) an Affirmative Asset Review Vote has occurred within 150 days after the Asset Review Vote Election described in clause (C) of this sentence. After the occurrence of any Asset Review Vote Election or an Affirmative Asset Review Vote, no Certificateholder may make any additional Asset Review Vote Election except as described in the immediately preceding sentence. Any reasonable out-of-pocket expenses incurred by the Certificate Administrator in connection with administering such vote will be paid as an expense of the Issuing Entity from the Collection Account.

An “Asset Review Quorum” means, in connection with any solicitation of votes to authorize an Asset Review as described above, the holders of Certificates evidencing at least 5.0% of the aggregate Voting Rights.

Review Materials

Upon receipt of notice from the Certificate Administrator of an Affirmative Asset Review Vote (the “Asset Review Notice”) with respect to a Delinquent Mortgage Loan, the Custodian (with respect to clauses (i) – (v) below for all of the Mortgage Loans), the Master Servicer (with respect to clause (vi) below for Mortgage Loans that are non-Specially Serviced Loans) and the Special Servicer (with respect to clause (vi) below for Mortgage Loans that are Specially Serviced Loans) will be required to promptly (but (except with respect to clause (vi)) in no event later than 10 business days after receipt of such notice from the Certificate Administrator) provide the following materials for such Delinquent Loan, in each case to the extent in such party’s possession, to the Asset Representations Reviewer (collectively, with the Diligence Files posted to the secure data room by the Certificate Administrator, a copy of this prospectus, a copy of each related Mortgage Loan Purchase Agreement and a copy of the Pooling and Servicing Agreement, the “Review Materials”):

(i)	a copy of an assignment of the Mortgage in favor of the trustee, with evidence of recording thereon, for each Delinquent Loan that is subject to an Asset Review;

(ii)	a copy of an assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee, with evidence of recording thereon, related to each Delinquent Loan that is subject to an Asset Review;

(iii)	a copy of the assignment of all unrecorded documents relating to each Delinquent Loan that is subject to an Asset Review, if not already covered pursuant to items (i) or (ii) above;

(iv)	a copy of all filed copies (bearing evidence of filing) or evidence of filing of any UCC financing statements related to each Delinquent Loan that is subject to an Asset Review;

(v)	a copy of an assignment in favor of the trustee of any financing statement executed and filed in the relevant jurisdiction related to each Delinquent Loan that is subject to an Asset Review; and

(vi)	any other related documents that are required to be part of the Review Materials and requested to be delivered by the Master Servicer (with respect to non-Specially Serviced Loans) or the Special Servicer (with respect to Specially Serviced Loans) to the Asset Representations Reviewer as described below under clause (a) of “—Asset Review”.

Notwithstanding the foregoing, the Mortgage Loan Seller will not be required to deliver any information that is proprietary to the Mortgage Loan Seller or any draft documents, privileged or internal communications, credit underwriting or due diligence analysis.

The Asset Representations Reviewer may, but is under no obligation to, consider and rely upon information furnished to it by a person that is not a party to the Pooling and Servicing Agreement or the related Mortgage Loan Seller, and will do so only if such information can be independently verified (without unreasonable effort or expense to the Asset Representations Reviewer) and is determined by the Asset Representations Reviewer in its good faith and sole discretion to be relevant to the Asset Review (any such information, “Unsolicited Information”), as described below.

Asset Review

Upon its receipt of the Asset Review Notice and access to the Diligence Files posted to the secure data room with respect to a Delinquent Loan, the Asset Representations Reviewer, as an independent contractor, will be required to commence a review of the compliance of each Delinquent Loan with the representations and warranties related to that Delinquent Loan (such review, the “Asset Review”). An Asset Review of each Delinquent Loan will consist of the application of a set of pre-determined review procedures (the “Tests”) for each representation and warranty made by the applicable Mortgage Loan Seller with respect to such Delinquent Loan. Once an Asset Review of a Mortgage Loan is completed, no further Asset Review will be required of or performed on that Mortgage Loan notwithstanding that such Mortgage Loan may continue to be a Delinquent Loan or become a Delinquent Loan again at the time when a new Asset Review Trigger occurs and a new Affirmative Asset Review Vote is obtained subsequent to the occurrence of such Asset Review Trigger.

“Asset Review Standard” means the performance by the Asset Representations Reviewer of its duties under the Pooling and Servicing Agreement in good faith subject to the express terms of the Pooling and Servicing Agreement. Except as otherwise expressly set forth in the Pooling and Servicing Agreement, all determinations or assumptions made by the Asset Representations Reviewer in connection with an Asset Review are required to be made in the Asset Representations Reviewer’s good faith discretion and judgment based on the facts and circumstances known to it at the time of such determination or assumption.

No Certificateholder will have the right to change the scope of the Asset Representations Reviewer’s review, and the Asset Representations Reviewer will not be required to review any information other than (i) the Review Materials and (ii) if applicable, Unsolicited Information.

The Asset Representations Reviewer may, absent manifest error and subject to the Asset Review Standard, (i) assume, without independent investigation or verification, that the Review Materials are accurate and complete in all material respects and (ii) conclusively rely on such Review Materials.

In connection with an Asset Review, the Asset Representations Reviewer will be required to comply with the following procedures with respect to each Delinquent Loan:

(a) Within 10 business days after the date on which the Review Materials identified in clauses (i) through (v) of the definition of “Review Materials” have been received by the Asset Representations Reviewer with respect to such Delinquent Loan or in any event within 15 days after the date on which access to the secure data room is provided to the Asset Representations Reviewer by the Certificate Administrator, in the event that the Asset Representations Reviewer reasonably determines that any Review Materials made available or delivered to the Asset Representations Reviewer are missing any documents required to complete any Test for such Delinquent Loan, the Asset Representations Reviewer will be required to promptly notify (in the manner specified in the Pooling and Servicing Agreement) the Master Servicer (with respect to non-Specially Serviced Loans) or the Special Servicer (with respect to Specially Serviced Loans), as applicable, of such missing documents, and request that the Master Servicer or the Special Servicer, as applicable, promptly (but in no event later than 10 business days after receipt of notification from the Asset Representations Reviewer) deliver to the Asset Representations Reviewer such missing documents in its possession. In the event any missing documents are not provided by the Master Servicer or the Special Servicer, as applicable, within such 10-business day period, the Asset Representations Reviewer will be required to request such documents from the related Mortgage Loan Seller. The Mortgage Loan Seller will be required under the related Mortgage Loan Purchase Agreement, in accordance with its terms, to deliver any such missing documents only to the extent such documents is in the possession of the Mortgage Loan Seller.

(b) Following the events in clause (a) above, and within 45 days after the date on which access to the secure data room is provided to the Asset Representations Reviewer by the Certificate Administrator, the Asset Representations Reviewer is required to prepare a preliminary report with respect to such Delinquent Loan setting forth (i) the preliminary results of the application of the Tests, (ii) if applicable, whether the Review Materials for such Delinquent Loan are insufficient to complete any Test, (iii) a list of any applicable missing documents together with the reasons why such missing documents are necessary to complete any Test, and (iv) (if the Asset Representations Reviewer has so concluded) whether the absence of such documents will be deemed to be a failure of such Test (collectively, the “Preliminary Asset Review Report”). The Asset Representations Reviewer will provide each Preliminary Asset Review Report to the Special Servicer who will promptly, but in no event later within 10 business days of receipt thereof, provide the Preliminary Asset Review Report to the applicable Mortgage Loan Seller. If the Preliminary Asset Review Report indicates that any of the representations and warranties fails or is deemed to fail any Test, the applicable Mortgage Loan Seller will have 90 days from receipt of the Preliminary Asset Review Report (the “Cure/Contest Period”) to remedy or otherwise refute the failure. The applicable Mortgage Loan Seller will be required to provide to the Special Servicer and the Asset Representations Reviewer any documents or any explanations to support (i) a conclusion that a subject representation and warranty has not failed a Test or (ii) a claim that any missing documents in the Review Materials are not required to complete a Test.

(c) Within the later of (x) 60 days after the date on which access to the secure data room is provided to the Asset Representations Reviewer by the Certificate Administrator, and (y) 10 business days after the expiration of the Cure/Contest Period, the Asset Representations Reviewer will be required to complete an Asset Review with respect to each Delinquent Loan and deliver (i) a report setting forth the Asset Representations Reviewer’s findings and conclusions as to whether or not it has determined there is any evidence of a failure of any Test based on the Asset Review, together with a statement that the Asset Representations Reviewer’s findings and conclusions set forth in such report were not influenced by any third party (an “Asset Review Report”), to each party to the Pooling and Servicing Agreement, the related Mortgage Loan Seller and the Controlling Class Representative (if such the Delinquent Loan is not an Excluded Mortgage Loan), and (ii) a summary of the Asset Representations Reviewer’s conclusions included in such Asset Review Report (an “Asset Review Report Summary”) to the Trustee and Certificate Administrator. The period of time by which the Asset Review Report must be completed and delivered may be extended by up to an additional 30 days, upon written notice to the parties to the Pooling and Servicing Agreement and the applicable Mortgage Loan Seller(s), if the Asset Representations Reviewer determines pursuant to the Asset Review Standard that such additional time is required due to the characteristics of the Delinquent Loans and/or the Mortgaged Property or Mortgaged Properties. In addition, in the event that the Asset Representations Reviewer does not receive any documentation that it requested from the Master Servicer (with respect to non-Specially Serviced Loans), the Special Servicer (with respect to Specially Serviced Loans) or the applicable Mortgage Loan Seller in sufficient time to allow the Asset Representations Reviewer to complete its Asset Review and deliver an Asset Review Report, the Asset Representations Reviewer will be required to prepare the Asset Review Report solely based on the documents received by the Asset Representations Reviewer with respect to the related Delinquent Loan, and the Asset Representations Reviewer will have no responsibility to independently obtain any such documents from any party to the Pooling and Servicing Agreement or otherwise.

The Pooling and Servicing Agreement will require that the Certificate Administrator (i) include the Asset Review Report Summary in the distribution report on Form 10–D relating to the Collection Period in which the Asset Review Report Summary was received, and (ii) post such Asset Review Report Summary to the Certificate Administrator’s website not later than two business days after receipt of such Asset Review Report Summary from the Asset Representations Reviewer.

In no event will the Asset Representations Reviewer be required to determine whether any Test failure constitutes a Material Defect, or whether the Issuing Entity should enforce any rights it may have against the applicable Mortgage Loan Seller (or, if applicable, against any related guarantor(s) of the applicable Mortgage Loan Seller’s cure, repurchase and substitution obligations), which, in each such case, will be the responsibility of the Enforcing Servicer. See “—Repurchase Requests; Enforcement of Mortgage Loan Seller’s Obligations Under the Mortgage Loan Purchase Agreement” below.

Eligibility of Asset Representations Reviewer

The Asset Representations Reviewer will be required to represent and warrant in the Pooling and Servicing Agreement that it is an Eligible Asset Representations Reviewer. The Asset Representations Reviewer is required to be at all times an Eligible Asset Representations Reviewer. If the Asset Representations Reviewer ceases to be an Eligible Asset Representations Reviewer, the Asset Representations Reviewer is required to immediately notify the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Operating Advisor, the Certificate Administrator and the Directing Holder of such disqualification and if an Asset Representations Reviewer Termination Event occurs as a result, immediately resign under the Pooling and Servicing Agreement as described under the “—The Asset Representations Reviewer—Resignation of Asset Representations Reviewer” below.

An “Eligible Asset Representations Reviewer” is an institution that (i) is the special servicer, operating advisor or asset representations reviewer on a transaction rated by any of Moody’s, Fitch, KBRA, S&P, DBRS or Morningstar and that has not been a special servicer, operating advisor or asset representations reviewer on a transaction for which Moody’s, Fitch, KBRA, S&P, DBRS or Morningstar has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates for such transaction citing servicing or other relevant concerns with such special servicer, operating advisor or Asset Representations Reviewer, as applicable, as the sole or material factor in such rating action, (ii) can and will make the representations and warranties of the Asset Representations Reviewer set forth in the Pooling and Servicing Agreement, (iii) is not (and is not affiliated with) any Sponsor, any Mortgage Loan Seller, any originator, the Master Servicer, the Special Servicer, the Depositor, the Certificate Administrator, the Trustee, the Directing Holder, the Risk Retention Consultation Party or any of their respective affiliates, (iv) has not performed (and is not affiliated with any party hired to perform) any due diligence, loan underwriting, brokerage, borrower advisory or similar services with respect to any Mortgage Loan or any related Companion Loan prior to the Closing Date for or on behalf of any Sponsor, any Mortgage Loan Seller, any underwriter, the Directing Holder, or the Risk Retention Consultation Party or any of their respective affiliates, or have been paid any fees, compensation or other remuneration by any of them in connection with any such services and (v) that does not directly or indirectly, through one or more affiliates or otherwise, own any interest in any Certificates, any Mortgage Loans, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the Pooling and Servicing Agreement relates, other than in fees from its role as Asset Representations Reviewer (or as Operating Advisor, if applicable) and except as otherwise set forth in the Pooling and Servicing Agreement.

Other Obligations of Asset Representations Reviewer

The Asset Representations Reviewer and its affiliates are required to keep confidential any Privileged Information received from any party to the Pooling and Servicing Agreement or any Sponsor under the Pooling and Servicing Agreement (including, without limitation, in connection with the review of the Mortgage Loans) and not disclose such Privileged Information to any person (including Certificateholders), other than (1) to the extent expressly required by the Pooling and Servicing Agreement in an Asset Review Report or otherwise, to the other parties to the Pooling and Servicing Agreement with a notice indicating that such information is Privileged Information or (2) pursuant to a Privileged Information Exception. Each party to the Pooling and Servicing Agreement that receives such Privileged Information from the Asset Representations Reviewer with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the Special Servicer other than pursuant to a Privileged Information Exception.

Neither the Asset Representations Reviewer nor any of its affiliates may make any investment in any Class of Certificates; provided, however, that such prohibition will not apply to (i) riskless principal transactions effected by a broker dealer affiliate of the Asset Representations Reviewer or (ii) investments by an affiliate of the Asset Representations Reviewer if the Asset Representations Reviewer and such affiliate maintain policies and procedures that (A) segregate personnel involved in the activities of the Asset Representations Reviewer under the Pooling and Servicing Agreement from personnel involved in such affiliate’s investment activities and (B) prevent such affiliate and its personnel from gaining access to information regarding the Issuing Entity and the Asset Representations Reviewer and its personnel from gaining access to such affiliate’s information regarding its investment activities.

Delegation of Asset Representations Reviewer’s Duties

The Asset Representations Reviewer may delegate its duties to agents or subcontractors in accordance with the Pooling and Servicing Agreement, however, the Asset Representations Reviewer will remain obligated and primarily liable for any Asset Review required in accordance with the provisions of the Pooling and Servicing Agreement without diminution of such obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the Asset Representations Reviewer alone were performing its obligations under the Pooling and Servicing Agreement.

Asset Representations Reviewer Termination Events

The following constitute Asset Representations Reviewer termination events under the Pooling and Servicing Agreement (each, an “Asset Representations Reviewer Termination Event”) whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

●	any failure by the Asset Representations Reviewer to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the Pooling and Servicing Agreement, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure is given to the Asset Representations Reviewer by the Trustee or to the Asset Representations Reviewer and the Trustee by the holders of Certificates evidencing at least 25% of the Voting Rights; provided, however, that with respect to any such failure which is not curable within such 30-day period, the Asset Representations Reviewer will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30-day period and has provided the Trustee and the Certificate Administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

●	any failure by the Asset Representations Reviewer to perform its obligations set forth in the Pooling and Servicing Agreement in accordance with the Asset Review Standard in any material respect, which failure continues unremedied for a period of 30 days after the date written notice of such failure is given to the Asset Representations Reviewer by any party to the Pooling and Servicing Agreement;

●	any failure by the Asset Representations Reviewer to be an Eligible Asset Representations Reviewer, which failure continues unremedied for a period of 30 days;

●	a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the Asset Representations Reviewer, and such decree or order has remained in force undischarged or unstayed for a period of 60 days;

●	the Asset Representations Reviewer consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the Asset Representations Reviewer or of or relating to all or substantially all of its property; or

●	the Asset Representations Reviewer admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the Certificate Administrator of written notice of the occurrence of any Asset Representations Reviewer Termination Event, the Certificate Administrator will be required to promptly provide written notice to all Certificateholders electronically by posting such notice on its internet website and by mail, unless the Certificate Administrator has received notice that such Asset Representations Reviewer Termination Event has been remedied.

Rights Upon Asset Representations Reviewer Termination Event

If an Asset Representations Reviewer Termination Event occurs, and in each and every such case, so long as such Asset Representations Reviewer Termination Event has not been remedied, then either the Trustee (i) may or (ii) upon the written direction of Certificateholders evidencing at least 25% of the Voting Rights (without regard to the application of any Appraisal Reduction Amounts) will be required to, terminate all of the rights and obligations of the Asset Representations Reviewer under the Pooling and Servicing Agreement, other than rights and obligations accrued prior to such termination and other than indemnification rights (arising out of events occurring prior to such termination), by written notice to the Asset Representations Reviewer. The Asset Representations Reviewer is required to bear all reasonable costs and expenses of each other party to the Pooling and Servicing Agreement in connection with its termination for cause.

Termination of the Asset Representations Reviewer Without Cause

Upon (i) the written direction of Certificateholders evidencing not less than 25% of the Voting Rights (without regard to the application of any Appraisal Reduction Amounts) requesting a vote to terminate and replace the Asset Representations Reviewer with a proposed successor Asset Representations Reviewer that is an Eligible Asset Representations Reviewer, and (ii) payment by such holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote, the Certificate Administrator will promptly provide notice of such requested vote to all Certificateholders and the Asset Representations Reviewer by posting such notice on its internet website, and by mailing such notice to all Certificateholders (at the addresses set forth in the certificate register) and the Asset Representations Reviewer. Upon the affirmative vote of the holders of Certificates evidencing at least 75% of the Voting Rights allocable to the Certificates of those holders that exercise their right to vote (provided that holders representing the applicable Certificateholder Quorum exercise their right to vote within 180 days of the initial request for a vote), the Trustee will be required to terminate all of the rights and obligations of the Asset Representations Reviewer under the Pooling and Servicing Agreement (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights (arising out of events occurring prior to such termination)) by written notice to the Asset Representations Reviewer, and the proposed successor Asset Representations Reviewer will be appointed. In the event that holders of the Certificates entitled to at least 75% of a Certificateholder Quorum elect to remove the Asset Representations Reviewer without cause and appoint a successor, the successor Asset Representations Reviewer will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Resignation of Asset Representations Reviewer

The Asset Representations Reviewer may at any time resign by giving written notice to the other parties to the Pooling and Servicing Agreement. In addition, the Asset Representations Reviewer will at all times be an Eligible Asset Representations Reviewer, and will be required to resign if it fails to be an Eligible Asset Representations Reviewer (and such failure results in an Asset Representations Reviewer Termination Event) by giving written notice to the other parties. Upon such notice of resignation, the Depositor will be required to promptly appoint a successor Asset Representations Reviewer that is an Eligible Asset Representations Reviewer. No resignation of the Asset Representations Reviewer will be effective until a successor Asset Representations Reviewer that is an Eligible Asset Representations Reviewer has been appointed and accepted the appointment. If no successor Asset Representations Reviewer has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning Asset Representations Reviewer may petition any court of competent jurisdiction for the appointment of a successor Asset Representations Reviewer that is an Eligible Asset Representations Reviewer. The resigning Asset Representations Reviewer must pay all costs and expenses associated with the transfer of its duties.

Asset Representations Reviewer Compensation

Certain fees will be payable to the Asset Representations Reviewer, and the Asset Representations Reviewer will be entitled to be reimbursed for certain expenses, as described under “—Servicing and Other Compensation and Payment of Expenses—Asset Representations Reviewer Compensation”.

Limitation on Liability of the Risk Retention Consultation Party

The Risk Retention Consultation Party will not be liable to the issuing entity or the Certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that the Risk Retention Consultation Party:

(a)       may have special relationships and interests that conflict with those of holders of one or more Classes of Certificates;

(b)       may act solely in the interests of the holders of the VRR Interest;

(c)       does not have any liability or duties to the holders of any Class of Certificates;

(d)       may take actions that favor the interests of the holders of one or more Classes including the VRR Interest over the interests of the holders of one or more other Classes of Certificates; and

(e)       will have no liability whatsoever for having so acted as set forth in (a) – (d) above, and no Certificateholder may take any action whatsoever against the Risk Retention Consultation Party or any director, officer, employee, agent or principal of the Risk Retention Consultation Party for having so acted.

The taking of, or refraining from taking, any action by the Master Servicer or the Special Servicer in accordance with the recommendation of the Risk Retention Consultation Party, which does not violate the terms of any Mortgage Loan, any law, the Servicing Standard or the provisions of the Pooling and Servicing Agreement or the related Co-Lender Agreement, will not result in any liability on the part of the Master Servicer or Special Servicer.

Repurchase Requests; Enforcement of Mortgage Loan Seller’s Obligations Under the Mortgage Loan Purchase Agreement

In the event that an Initial Requesting Certificateholder delivers a written request to a party to the Pooling and Servicing Agreement that a Mortgage Loan be repurchased by the applicable Mortgage Loan Seller alleging the existence of a Material Defect with respect to such Mortgage Loan and setting forth the basis for such allegation (a “Certificateholder Repurchase Request”), the receiving party will be required to promptly forward that Certificateholder Repurchase Request to the Enforcing Servicer, and the Enforcing Servicer will be required to promptly forward that Certificateholder Repurchase Request to the applicable Mortgage Loan Seller and each other party to the Pooling and Servicing Agreement. An “Initial Requesting Certificateholder” is the first Certificateholder or Certificate Owner (in either case, other than a holder of the VRR Interest) to deliver a Certificateholder Repurchase Request as described above with respect to a Mortgage Loan, and there may not be more than one Initial Requesting Certificateholder with respect to any Mortgage Loan.

In the event that any of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator or the Operating Advisor (solely in its capacity as Operating Advisor) determines that a Mortgage Loan should be repurchased or replaced due to a Material Defect, or has knowledge of a Material Defect with respect to a Mortgage Loan, then such party will be required to deliver prompt written notice of such Material Defect, identifying the applicable Mortgage Loan and setting forth the basis for such allegation (a “Pooling and Servicing Agreement Party Repurchase Request” and, each of a Certificateholder Repurchase Request or a Pooling and Servicing Agreement Party Repurchase Request, a “Repurchase Request”), to the Enforcing Servicer and the Enforcing Servicer will be required to promptly forward such Pooling and Servicing Agreement Party Repurchase Request to the applicable Mortgage Loan Seller and each other party to the Pooling and Servicing Agreement.

“Enforcing Servicer” means the Special Servicer.

Subject to the provisions described below under “—Dispute Resolution Provisions”, the Enforcing Servicer will be required to act as the Enforcing Party and enforce the rights of the Issuing Entity against the related Mortgage Loan Seller with respect to each Repurchase Request. However, if a Resolution Failure occurs with respect to a Repurchase Request, the provisions described below under “—Dispute Resolution Provisions—Resolution of a Repurchase Request” will apply. In connection with a Repurchase Request, the “Enforcing Party” will be (i) in the event one or more Requesting Certificateholders or Consultation Requesting Certificateholders has delivered a Final Dispute Resolution Election Notice with respect thereto pursuant to the terms of the Pooling and Servicing Agreement, with respect to the mediation or arbitration that arises out of such Final Dispute Resolution Election Notice, such Requesting Certificateholder(s) and/or Consultation Requesting Certificateholder(s), or (ii) in all other cases, the Enforcing Servicer.

The Enforcing Servicer will be required to enforce the obligations of the Mortgage Loan Sellers under the Mortgage Loan Purchase Agreements pursuant to the terms of the Pooling and Servicing Agreement and the Mortgage Loan Purchase Agreements. These obligations include obligations resulting from a Material Defect. Subject to the provisions of the applicable Mortgage Loan Purchase Agreement relating to the dispute resolutions as described under “—Dispute Resolution Provisions” below, such enforcement, including, without limitation, the legal prosecution of claims, if any, will be required to be carried out in such form, to such extent and at such time as Enforcing Servicer would require were it, in its individual capacity, the owner of the affected Mortgage Loan, and in accordance with the Servicing Standard.

Within 30 days after receipt of an Asset Review Report with respect to any Mortgage Loan, the Enforcing Servicer will be required to determine, based on the Servicing Standard, whether there exists a Material Defect with respect to such Mortgage Loan. If the Enforcing Servicer determines that a Material Defect exists, the Enforcing Servicer will be required to enforce the obligations of the applicable Mortgage Loan Seller under the Mortgage Loan Purchase Agreement with respect to such Material Defect as discussed in the preceding paragraph, subject to the terms of the Mortgage Loan Purchase Agreement. See “—The Asset Representations Reviewer—Asset Review” above.

Any costs incurred by the Enforcing Servicer with respect to the enforcement of the obligations of a Mortgage Loan Seller under the applicable Mortgage Loan Purchase Agreement will be deemed to be Property Advances, to the extent not recovered from the Mortgage Loan Seller or the applicable Requesting Certificateholder and/or Consultation Requesting Certificateholder. See “The Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”.

Dispute Resolution Provisions

Resolution of a Repurchase Request

In the event the Repurchase Request is not Resolved within 180 days after the Mortgage Loan Seller receives the Repurchase Request (a “Resolution Failure”), then the provisions described below in this “—Resolution of a Repurchase Request” section will apply. Receipt of the Repurchase Request will be deemed to occur 2 business days after the Repurchase Request is sent to the related Mortgage Loan Seller in a commercially reasonable manner. “Resolved” means, with respect to a Repurchase Request, that (i) the related Material Defect has been cured, (ii) the related Mortgage Loan has been repurchased in accordance with the related Mortgage Loan Purchase Agreement, (iii) a mortgage loan has been substituted for the related Mortgage Loan in accordance with the related Mortgage Loan Purchase Agreement, (iv) the applicable Mortgage Loan Seller has made a Loss of Value Payment, (v) a contractually binding agreement has been entered into between the Enforcing Servicer, on behalf of the Issuing Entity, and the related Mortgage Loan Seller that settles the related Mortgage Loan Seller’s obligations under the related Mortgage Loan Purchase Agreement, or (vi) the related Mortgage Loan is no longer property of the Issuing Entity as a result of a sale or other disposition in accordance with the Pooling and Servicing Agreement. The fact that a Repurchase Request has been Resolved pursuant to clause (vi) above will not preclude the Enforcing Servicer from exercising any of its rights related to a Material Defect in the manner and timing otherwise set forth in the Pooling and Servicing Agreement, in the related Mortgage Loan Purchase Agreement or as provided by law.

After a Resolution Failure occurs with respect to a Repurchase Request regarding a Mortgage Loan (whether the Repurchase Request was initiated by an Initial Requesting Certificateholder or by a party to the Pooling and Servicing Agreement), the Enforcing Servicer will be required to send a notice (a “Proposed Course of Action Notice”) to the Initial Requesting Certificateholder, if any, to the address specified in the Initial Requesting Certificateholder’s Repurchase Request, and to the Certificate Administrator who will make such notice available to all other Certificateholders and Certificate Owners (by posting such notice on the Certificate Administrator’s website) indicating the Enforcing Servicer’s intended course of action with respect to the

Repurchase Request. If (a) the Enforcing Servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the applicable Mortgage Loan Seller with respect to the Repurchase Request, or (b) the Enforcing Servicer’s intended course of action is to pursue further action to exercise rights against the related Mortgage Loan Seller with respect to the Repurchase Request but a Requesting Certificateholder does not agree with the course of action selected by the Enforcing Servicer, and, in the case of clause (a) or (b), a Requesting Certificateholder wishes to exercise its right to refer the matter to mediation (including non-binding arbitration) or arbitration, as discussed below under “—Mediation and Arbitration Provisions”, then a Requesting Certificateholder may deliver to the Enforcing Servicer a written notice (a “Preliminary Dispute Resolution Election Notice”) within 30 days from the date the Proposed Course of Action Notice was posted on the Certificate Administrator’s website (the 30th day following the date of posting, the “Dispute Resolution Cut-off Date”) indicating its intent to exercise its right to refer the matter to either mediation or arbitration.

In addition, any Certificateholder or Certificate Owner may deliver, prior to the Dispute Resolution Cut-off Date, a written notice (a “Consultation Election Notice”) requesting the right to participate in any Dispute Resolution Consultation (as defined below) that is conducted by the Enforcing Servicer following the Enforcing Servicer’s receipt of a Preliminary Dispute Resolution Election Notice as provided below.

A “Requesting Certificateholder” means (i) the Initial Requesting Certificateholder, if any, or (ii) any other Certificateholder or Certificate Owner (other than of the VRR Interest) that, in each case, is exercising its rights under this “—Dispute Resolution” section to refer a matter involving a Repurchase Request to either mediation or arbitration.

A “Consultation Requesting Certificateholder” means any Certificateholder or Certificate Owner that timely delivers a Consultation Election Notice.

If no Requesting Certificateholder delivers a Preliminary Dispute Resolution Election Notice prior to the Dispute Resolution Cut-off Date, then no Certificateholder or Certificate Owner will have the right to refer the Repurchase Request to mediation or arbitration, and the Enforcing Servicer will be the sole party obligated and entitled to determine a course of action, including, but not limited to, enforcing the Issuing Entity’s rights against the related Mortgage Loan Seller, subject to any consent or consultation rights of the Directing Holder.

Promptly and in any event within 10 business days following receipt of a Preliminary Dispute Resolution Election Notice from a Requesting Certificateholder, the Enforcing Servicer will be required to consult with each Requesting Certificateholder regarding such Requesting Certificateholder’s intention to elect either mediation (including non-binding arbitration) or arbitration as the dispute resolution method with respect to the Repurchase Request and with any Consultation Requesting Certificateholder (the “Dispute Resolution Consultation”) so that such Requesting Certificateholder and such Consultation Requesting Certificateholder may consider the views of the Enforcing Servicer as to the claims underlying the Repurchase Request and possible dispute resolution methods, such discussions to occur and be completed no later than 10 business days following the Dispute Resolution Cut-off Date. The Enforcing Servicer will be entitled to establish procedures the Enforcing Servicer deems to be in accordance with the Servicing Standard relating to the timing and extent of such consultations. No later than 5 business days after completion of the Dispute Resolution Consultation, a Requesting Certificateholder or a Consultation Requesting Certificateholder may provide a final notice to the Enforcing Servicer indicating its decision to exercise its right to refer the matter to either mediation or arbitration (“Final Dispute Resolution Election Notice”).

If, following the Dispute Resolution Consultation, no Requesting Certificateholder or Consultation Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then no Certificateholder or Certificate Owner will have any further right to refer the Repurchase Request to mediation or arbitration, and the Enforcing Servicer will be the sole party obligated and entitled to determine a course of action, including, but not limited to, enforcing the Issuing Entity’s rights against the related Mortgage Loan Seller, subject to any consent or consultation rights of the Directing Holder.

If a Requesting Certificateholder or Consultation Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then such Requesting Certificateholder or Consultation Requesting Certificateholder will become the Enforcing Party and must promptly submit the matter to mediation (including non-binding arbitration) or arbitration. If there is more than one Requesting Certificateholder or Consultation Requesting Certificateholder that timely delivers a Final Dispute Resolution Election Notice, then such Requesting Certificateholders and/or Consultation Requesting Certificateholders will collectively become the Enforcing Party, and the holder or holders of a majority of the Voting Rights among such Requesting Certificateholders and/or Consultation Requesting Certificateholders will be entitled to make all decisions relating to such mediation or arbitration (including whether to refer the matter to mediation (including non-binding arbitration) or arbitration). If, however, no Requesting Certificateholder or Consultation Requesting Certificateholder commences arbitration or mediation pursuant to the terms of the Pooling and Servicing Agreement within 30 days after delivery of its Final Dispute Resolution Election Notice to the Enforcing Servicer, then (i) the rights of any Requesting Certificateholder or Consultation Requesting Certificateholder to act as the Enforcing Party will terminate and no Certificateholder or Certificate Owner will have any further right to elect to refer the matter to mediation or arbitration, (ii) if the Proposed Course of Action Notice indicated that the Enforcing Servicer will take no further action with respect to the Repurchase Request, then the related Material Defect will be deemed waived for all purposes under the Pooling and Servicing Agreement and related Mortgage Loan Purchase Agreement; provided, however, that such Material Defect will not be deemed waived with respect to the Enforcing Servicer to the extent there is a material change from the facts and circumstances known to it at the time when the Proposed Course of Action Notice was delivered by the Enforcing Servicer, and (iii) if the Proposed Course of Action Notice had indicated a course of action other than the course of action under clause (ii), then the Enforcing Servicer will be the sole party obligated and entitled to determine a course of action including, but not limited to, enforcing the Issuing Entity’s rights against the related Mortgage Loan Seller.

Notwithstanding the foregoing, the dispute resolution provisions described under this heading “—Resolution of a Repurchase Request” will not apply, and the Enforcing Servicer will be the sole party entitled to enforce the Issuing Entity’s rights against the related Mortgage Loan Seller, if the Enforcing Servicer has commenced litigation with respect to the Repurchase Request, or determines in accordance with the Servicing Standard that it is in the best interest of Certificateholders to commence litigation with respect to the Repurchase Request to avoid the running of any applicable statute of limitations.

In the event a Requesting Certificateholder or Consultation Requesting Certificateholder becomes the Enforcing Party, the Enforcing Servicer, on behalf of the Issuing Entity, will remain a party to any proceedings against the related Mortgage Loan Seller as further described below. For the avoidance of doubt, the Depositor, the Mortgage Loan Sellers and any of their respective affiliates will not be entitled to be a Requesting Certificateholder or Consultation Requesting Certificateholder.

The Requesting Certificateholders or Consultation Requesting Certificateholders are entitled to elect either mediation or arbitration with respect to a Repurchase Request in their sole discretion; provided, however, no Requesting Certificateholder or Consultation Requesting Certificateholder may elect to then utilize the alternative method in the event that the initial method is unsuccessful, and no other Certificateholder or Certificate Owner may elect either arbitration or mediation in the event a mediation or arbitration is undertaken with respect to such Repurchase Request.

Mediation and Arbitration Provisions

If the Enforcing Party elects mediation (including non-binding arbitration) or arbitration, the mediation or arbitration will be administered by a nationally recognized arbitration or mediation organization selected by the applicable Mortgage Loan Seller. A single mediator or arbitrator will be selected by the mediation or arbitration organization from a list of neutrals maintained by it according to its mediation or arbitration rules then in effect. The mediator or arbitrator must be impartial, an attorney admitted to practice in the State of New York and have at least 15 years of experience in commercial litigation and, if possible, commercial real estate finance or commercial mortgage-backed securitization matters.

The expenses of any mediation will be allocated among the parties to the mediation, including, if applicable, between the Enforcing Party and Enforcing Servicer, as mutually agreed by the parties as part of the mediation.

In any arbitration, the arbitrator will be required to resolve the dispute in accordance with the Mortgage Loan Purchase Agreement and Pooling and Servicing Agreement, and may not modify or change those agreements in any way or award remedies not consistent with those agreements. The arbitrator will not have the power to award punitive or consequential damages. In its final determination, the arbitrator will determine and award the costs of the arbitration to the parties to the arbitration in its reasonable discretion. In the event a Requesting Certificateholder or Consultation Requesting Certificateholder is the Enforcing Party, the Requesting Certificateholder or Consultation Requesting Certificateholder will be required to pay any expenses allocated to the Enforcing Party in the arbitration proceedings or any expenses that the Enforcing Party agrees to bear in the mediation proceedings.

The final determination of the arbitrator will be final and non-appealable, except for actions to confirm or vacate the determination permitted under federal or state law, and may be entered and enforced in any court with jurisdiction over the parties and the matter. By selecting arbitration, the Enforcing Party would be waiving its right to sue in court, including the right to a trial by jury.

In the event a Requesting Certificateholder or Consultation Requesting Certificateholder is the Enforcing Party, the agreement with the arbitrator or mediator, as the case may be, will be required under the Pooling and Servicing Agreement to contain an acknowledgment that the Issuing Entity, or the Enforcing Servicer on its behalf, will be a party to any arbitration or mediation proceedings solely for the purpose of being the beneficiary of any award in favor of the Enforcing Party; provided that the degree and extent to which the Enforcing Servicer actively prepares for and participates in such proceeding will be determined by such Enforcing Servicer in consultation with the Directing Holder (provided that if the Controlling Class Representative is the Directing Holder, no Consultation Termination Event has occurred and is continuing and an Excluded Mortgage Loan is not involved), and in accordance with the Servicing Standard. All amounts recovered by the Enforcing Party will be required to be paid to the Issuing Entity, or the Enforcing Servicer on its behalf, and deposited in the Collection Account. The agreement with the arbitrator or mediator, as the case may be, will provide that in the event a Requesting Certificateholder or Consultation Requesting Certificateholder is allocated any related costs and expenses pursuant to the terms of the arbitrator’s decision or the agreement reached in mediation, neither the Issuing Entity nor the Enforcing Servicer acting on its behalf will be responsible for any such costs and expenses allocated to the Requesting Certificateholder or Consultation Requesting Certificateholder.

The Issuing Entity (or the Enforcing Servicer or a trustee, acting on its behalf), the Depositor or any Mortgage Loan Seller will be permitted to redact any personally identifiable customer information included in any information provided for purposes of any mediation or arbitration. Each party to the proceedings will be required to agree to keep confidential the details related to the Repurchase Request and the dispute resolution identified in connection with such proceedings; provided, however, the Certificateholders will be permitted to communicate prior to the commencement of any such proceedings to the extent described under “Description of the Certificates—Certificateholder Communication”.

For avoidance of doubt, in no event will the exercise of any right of a Requesting Certificateholder or Consultation Requesting Certificateholder to refer a Repurchase Request to mediation or arbitration or to participate in such mediation or arbitration affect in any manner the ability of the Special Servicer to perform its obligations with respect to a Specially Serviced Loan (including without limitation, a liquidation, foreclosure, negotiation of a loan modification or workout, acceptance of a discounted pay off or deed-in-lieu of foreclosure, or bankruptcy or other litigation) or the exercise of any rights of a Directing Holder.

Any out-of-pocket expenses required to be borne by or allocated to the Enforcing Servicer in a mediation or arbitration will be reimbursable as trust fund expenses.

Rating Agency Confirmations

The Pooling and Servicing Agreement will provide that, notwithstanding the terms of the related Serviced Mortgage Loan documents or other provisions of the Pooling and Servicing Agreement, if any action under the Serviced Mortgage Loan documents or the Pooling and Servicing Agreement requires a Rating Agency Confirmation from each of the Rating Agencies as a condition precedent to such action, if the party (the “Requesting Party”) required to obtain such Rating Agency Confirmation has made a request to any Rating Agency for such Rating Agency Confirmation and if, within 10 business days of such request being posted to the Rule 17g-5 website established under the Pooling and Servicing Agreement, any Rating Agency has not granted such request, rejected such request or provided a Rating Agency Declination (as defined below), then (i) such Requesting Party will be required to promptly request the related Rating Agency Confirmation again and (ii) if there is no response to such second Rating Agency Confirmation request from the applicable Rating Agency within five business days of such second request, whether in the form of granting or rejecting such Rating Agency Confirmation request or providing a Rating Agency Declination, then:

(x)       with respect to any condition in any Serviced Mortgage Loan document requiring a Rating Agency Confirmation or any other matter under the Pooling and Servicing Agreement relating to the servicing of the

Serviced Mortgage Loans (other than as set forth in clause (y) or (z) below), the Requesting Party (or, if the Requesting Party is the related borrower, then the Master Servicer (with respect to non-Specially Serviced Loans if the subject action is not a Major Decision or a Special Servicer Decision or the Master Servicer is processing a Major Decision or a Special Servicer Decision) or the Special Servicer (with respect to Specially Serviced Loans and REO Properties and with respect to non-Specially Serviced Mortgage Loans if the subject action is a Major Decision or a Special Servicer Decision processed by the Special Servicer), as applicable) will be required to determine (with the consent of the related Directing Holder, unless, in the case of the Controlling Class Representative, a Control Termination Event has occurred and is continuing (but in each case only in the case of actions that would otherwise be Major Decisions), which consent will be pursued by the Special Servicer and deemed given if the related Directing Holder does not respond within seven Business Days of receipt of a request from the Special Servicer to consent to the Requesting Party’s determination), in accordance with its duties under the Pooling and Servicing Agreement and in accordance with the Servicing Standard, whether or not such action would be in accordance with the Servicing Standard, and if the Requesting Party (or, if the Requesting Party is the related borrower, then the Master Servicer or the Special Servicer, as applicable) makes such determination, then the requirement for a Rating Agency Confirmation will not apply (provided, however, with respect to defeasance, release or substitution of any collateral relating to any Serviced Mortgage Loan, any applicable Rating Agency Confirmation requirement in the Serviced Mortgage Loan documents will not apply, even without the determination referred to in this clause (x) by the Requesting Party (or, if the Requesting Party is the related borrower, then the Master Servicer (with respect to non-Specially Serviced Loans if the subject action is not a Major Decision or a Special Servicer Decision or the Master Servicer is processing a Major Decision or a Special Servicer Decision) or the Special Servicer (with respect to Specially Serviced Loans and REO Properties and with respect to non-Specially Serviced Loans if the subject action is a Major Decision or a Special Servicer Decision processed by the Special Servicer), as applicable); provided, that the Master Servicer (with respect to non-Specially Serviced Loans if the subject action is not a Major Decision or a Special Servicer Decision or the Master Servicer is processing a Major Decision or a Special Servicer Decision) or the Special Servicer (with respect to Specially Serviced Loans and REO Properties and with respect to non-Specially Serviced Mortgage Loans if the subject action is a Major Decision or a Special Servicer Decision processed by the Special Servicer), as applicable, will in any event review the other conditions required under the related Serviced Mortgage Loan documents with respect to such defeasance, release or substitution and confirm to its satisfaction in accordance with the Servicing Standard that such conditions (other than the requirement for a Rating Agency Confirmation) have been satisfied);

(y)        with respect to a replacement of the Master Servicer or the Special Servicer, such condition will be considered satisfied if:

(1)	(a) the applicable replacement master servicer or special servicer, as applicable, has confirmed in writing that it was appointed to act, and as of the date of determination is acting, as the master servicer or special servicer, as applicable, on a transaction level basis with respect to a CMBS transaction as to which Moody’s rated one or more classes of securities and one or more of such classes of securities are still outstanding and rated by Moody’s and (b) Moody’s has not cited servicing concerns of the applicable replacement master servicer or special servicer, as applicable, as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in any other CMBS transaction serviced by the applicable servicer prior to the time of determination, if Moody’s is the non-responding Rating Agency;

(2)	the applicable replacement master servicer has a master servicer rating of at least “CMS3” from Fitch or the applicable replacement special servicer has a special servicer rating of at least “CSS3” from Fitch, if Fitch is the non-responding Rating Agency; and

(3)	KBRA has not cited servicing concerns of the applicable replacement master servicer or special servicer as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in any other CMBS transaction serviced by the applicable servicer prior to the time of determination, if KBRA is the non-responding Rating Agency, as applicable; and

(z)        with respect to a replacement or successor of the Operating Advisor, such condition will be deemed to be waived with respect to any non-responding Rating Agency so long as such Rating Agency has not cited concerns regarding the replacement operating advisor as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in any other CMBS transaction with respect to which the replacement operating advisor acts as trust advisor or operating advisor prior to the time of determination.

For all other matters or actions (a) not specifically discussed above in clauses (x), (y), or (z) above, and (b) that are not the subject of a Rating Agency Declination, the applicable Requesting Party will be required to obtain a Rating Agency Confirmation from each of the Rating Agencies. In the event an action otherwise requires a Rating Agency Confirmation from each of the Rating Agencies, in absence of such Rating Agency Confirmation, we cannot assure you that any Rating Agency will not downgrade, qualify or withdraw its ratings as a result of any such action taken by the Master Servicer or the Special Servicer in accordance with the procedures discussed above.

“Rating Agency Confirmation” means, with respect to any matter, confirmation in writing (which may be in electronic form) by each applicable Rating Agency that a proposed action, failure to act or other event specified in this prospectus will not in and of itself result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates (if then rated by the Rating Agency); provided that upon receipt of a written waiver or acknowledgment from any applicable Rating Agency indicating its decision not to review or declining to review the matter for which the Rating Agency Confirmation is sought (such written notice, a “Rating Agency Declination”), the requirement to receive a Rating Agency Confirmation from the applicable Rating Agency with respect to such matter will be deemed to have been satisfied.

In addition, the Pooling and Servicing Agreement will provide that, notwithstanding the terms of the related Serviced Mortgage Loan documents, the other provisions of the Pooling and Servicing Agreement or the related Co-Lender Agreement, with respect to any Serviced Companion Loan Securities, if any action relating to the servicing and administration of the related Serviced Loan or any related REO Property (including but not limited to the replacement of the Master Servicer, the Special Servicer or a sub-servicer) requires delivery of a Rating Agency Confirmation as a condition precedent to such action pursuant to the Pooling and Servicing Agreement, then such action will also require delivery of a rating agency confirmation as a condition precedent to such action from each rating agency that was or will be engaged by a party to the securitization of the Serviced Companion Loan to assign a rating to such Serviced Companion Loan Securities. The requirement to obtain a rating agency confirmation with respect to any Serviced Companion Loan Securities will be subject to, and will be permitted to be waived by the Master Servicer and the Special Servicer on, and will be deemed not to apply on, the same terms and conditions applicable to obtaining Rating Agency Confirmations, as described above and in the Pooling and Servicing Agreement.

Termination; Retirement of Certificates

The obligations created by the Pooling and Servicing Agreement will terminate upon payment (or provision for payment) to all Certificateholders of all amounts held by the Certificate Administrator and required to be paid following the earlier of (1) the final payment (or related Advance) or other liquidation of the last Mortgage Loan and REO Property, (2) the voluntary exchange of all the then outstanding Certificates (other than the Class R Certificates) as described below under “—Optional Termination; Optional Mortgage Loan Purchase” or (3) the purchase or other liquidation of all of the assets of the Issuing Entity as described under “—Optional Termination; Optional Mortgage Loan Purchase” below. Written notice of termination of the Pooling and Servicing Agreement will be given by the Certificate Administrator to each Certificateholder, each Rating Agency and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website), and the final distribution will be made only upon surrender and cancellation of the applicable Certificates at the office of the certificate registrar or other location specified in the notice of termination.

Optional Termination; Optional Mortgage Loan Purchase

The holders of the Controlling Class representing greater than 50% of the Certificate Balance of the Controlling Class, and if the Controlling Class does not exercise its option, the Special Servicer and, if the Special Servicer does not exercise its option, the Master Servicer and, if none of the Controlling Class Certificateholders, the Special Servicer or the Master Servicer exercises its option, the holders of the Class R Certificates, representing greater than a 50% Percentage Interest of the Class R Certificates, will have the option to purchase all of the Mortgage Loans (in the case of any Serviced Loan Combinations, subject to certain rights of the related Serviced Companion Loan Holder provided for in the related Co-Lender Agreement) and all property acquired in respect of any Mortgage Loan remaining in the Issuing Entity, and thereby effect termination of the Issuing Entity and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans remaining in the Issuing Entity is less than 1% of the aggregate Stated Principal Balance of such Mortgage Loans as of the Cut-off Date. The purchase price payable upon the exercise of such option on such a Distribution Date will be an amount equal to (i) the sum of (A) the Termination Purchase Amount and (B) the reasonable out-of-pocket expenses of the Master Servicer (unless the Master Servicer is the purchaser of such Mortgage Loans), the Special Servicer (unless the Special Servicer is the purchaser of such Mortgage Loans), the Trustee and the Certificate Administrator, as applicable, with respect to such termination, minus (ii) solely in the case where the Master Servicer or the Special Servicer is effecting such purchase, the aggregate amount of unreimbursed Advances, if any, made by the purchasing Master Servicer or Special Servicer, together with any interest accrued and payable to the purchasing Master Servicer or Special Servicer, as applicable, in respect of such Advances and any unpaid Servicing Fees or Special Servicing Fees, as applicable, remaining outstanding (which items will be deemed to have been paid or reimbursed to the purchasing Master Servicer or Special Servicer, as applicable, in connection with such purchase). We cannot assure you that payment of the Certificate Balance, if any, of each outstanding Class of Certificates plus accrued interest would be made in full in the event of such a termination of the Issuing Entity.

The “Termination Purchase Amount” will equal the sum of (1) the aggregate Repurchase Price (excluding the amount described in clause (vii) of the definition of “Repurchase Price”) of all the Mortgage Loans (exclusive of REO Mortgage Loans) included in the Issuing Entity and (2) the appraised value of the Issuing Entity’s portion of each REO Property, if any, included in the Issuing Entity, as determined by the Special Servicer (the relevant appraisals for purposes of this clause (2) to be obtained by the Special Servicer and prepared by an Appraiser in accordance with MAI standards).

The Issuing Entity may also be terminated upon the exchange of all then outstanding Certificates (excluding the Class R Certificates) for the Mortgage Loans and each REO Property (or interests in the Mortgage Loans and each REO Property) remaining in the Issuing Entity at any time the aggregate of the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B, Class C and Class D Certificates and the Notional Amounts of the Class X-A, Class X-B and Class X-D Certificates have been reduced to zero and the Master Servicer is paid a fee specified in the Pooling and Servicing Agreement, but all the holders of such Classes of outstanding Regular Certificates would have to voluntarily participate in such exchange.

Servicing of the Outside Serviced Mortgage Loans

General

The Outside Serviced Mortgage Loans (including any Servicing Shift Mortgage Loan that becomes an Outside Serviced Mortgage Loan) will be serviced and administered pursuant to a servicing agreement for the securitization of one or more related Companion Loans. The identity of, and certain other items of information regarding, the Mortgage Loans that will be (or, with respect to the Servicing Shift Mortgage Loans, are expected to become) Outside Serviced Mortgage Loans are set forth in the following table:

Outside Serviced Mortgage Loans Summary

Mortgaged Property Name	Mortgage Loan Seller(s)	Outside Servicing Agreement(1) (Date Thereof)	Mortgage Loan as Approx. % of Initial Pool Balance	Outside Servicer	Outside Special Servicer	Outside Trustee	Outside Custodian	Outside Operating Advisor	Initial Outside Controlling Class Representative(2)
Extra Space Self Storage Portfolio	MSMCH	MSC 2017-HR2 PSA(3) (12/1/17)	4.0%	Wells Fargo Bank, National Association	LNR Partners, LLC	Wilmington Trust, National Association	Wells Fargo Bank, National Association	Park Bridge Lender Services LLC	Argentic Securities Income USA LLC
Red Building	CREFI	Benchmark 2018-B2 PSA(4) (2/1/18)	3.8%	KeyBank National Association	CWCapital Asset Management LLC	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Pentalpha Surveillance LLC	(5)
One Newark Center	MSMCH	BANK 2018-BNK10 PSA(6) (2/1/18)	3.0%	Wells Fargo Bank, National Association	Torchlight Loan Services, LLC	Wilmington Trust, National Association	Wells Fargo Bank, National Association	Pentalpha Surveillance LLC	Torchlight Investors, LLC
Braddock Metro Center	CREFI	Benchmark 2018-B2 PSA(4) (2/1/18)	2.8%	KeyBank National Association	CWCapital Asset Management LLC	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Pentalpha Surveillance LLC	Barings LLC
Cross Point	SMF V	UBS 2018-C8 PSA(7)(8) (2/1/18)	2.4%	Midland Loan Services, a Division of PNC Bank, National Association(8)	Midland Loan Services, a Division of PNC Bank, National Association(8)	Wells Fargo Bank, National Association(8)	Wells Fargo Bank, National Association(8)	Park Bridge Lender Services LLC(8)	(9)
Warwick Mall	Bank of America	BANK 2017-BNK9 PSA(10) (12/1/17)	1.6%	Wells Fargo Bank, National Association	Rialto Capital Advisors, LLC	Wilmington Trust, National Association	Wells Fargo Bank, National Association	Park Bridge Lender Services LLC	RREF III Debt AIV, LP

(1)	“PSA” means Pooling and Servicing Agreement.

(2)	The initial Outside Controlling Class Representative may instead be an affiliate of the entity listed.

(3)	The MSC 2017-HR2 PSA is referred to herein as the “MSC 2017-HR2 Pooling and Servicing Agreement”.

(4)	The Benchmark 2018-B2 PSA is referred to herein as the “Benchmark 2018-B2 Pooling and Servicing Agreement”.

(5)	With respect to the Red Building Mortgage Loan, the control rights and the right to replace the applicable special servicer are held by the holder of the Red Building C Note so long as no “Note C Control Appraisal Period” is in effect. If a Note C Control Appraisal Period under the related Co-Lender Agreement is in effect and no “Note B Control Appraisal Period” is in effect, then the Red Building B-1 Note will be the Controlling Note. If a Note B Control Appraisal Period under the related Co-Lender Agreement is in effect, then the Red Building A-1 Note will be the Controlling Note. The Red Building A-1 Note was contributed to the Benchmark 2018-B2 securitization transaction, and therefore, the controlling class representative (or equivalent party) under the Benchmark 2018-B2 securitization transaction is the Outside Controlling Class Representative with respect to the Red Building Mortgage Loan. However, unless and until a Note B Control Appraisal Period is in effect, such Outside Controlling Class Representative will not be entitled to exercise control rights or the right to replace the Outside Special Servicer for the Red Building Mortgage Loan. See the “Loan Combination Controlling Notes and Non-Controlling Notes” chart under “Description of the Mortgage Pool—The Loan Combinations—General” for the identity of the related Controlling Note Holder and Non-Controlling Note holders for the Red Building Loan Combination. See also “Description of the Mortgage Pool—The Loan Combinations—The Red Building Pari Passu-ABC Loan Combination”.

(6)	The BANK 2018-BNK10 PSA is referred to herein as the “BANK 2018-BNK10 Pooling and Servicing Agreement”.

(7)	The UBS 2018-C8 PSA is referred to herein as the “UBS 2018-C8 Pooling and Servicing Agreement”.

(8)	The Cross Point Mortgage Loan (i) will be initially serviced and administered by an Outside Servicer and an Outside Special Servicer pursuant to the UBS 2018-C8 Pooling and Servicing Agreement, and (ii) upon the inclusion of the related Controlling Pari Passu Companion Loan in a future commercial mortgage securitization transaction, will be serviced and administered by an Outside Servicer and an Outside Special Servicer pursuant to the Outside Servicing Agreement governing that future commercial mortgage securitization transaction. The parties to the related Outside Servicing Agreement governing that future securitization transaction have not been definitively identified.

(9)	With respect to the Cross Point Mortgage Loan, the Outside Controlling Class Representative will only have non-binding consultation rights regarding major servicing decisions until the occurrence of the related Controlling Pari Passu Companion Loan Securitization Date. The holder of the related Controlling Pari Passu Companion Loan currently has consent rights regarding major servicing decisions, and termination rights with respect to the related Outside Special Servicer, in connection with such Mortgage Loan. See the “Loan Combination Controlling Notes and Non-Controlling Notes” chart under “Description of the Mortgage Pool—The Loan Combinations—General” for the identity of the related Controlling Note Holder for the Cross Point Loan Combination.

(10)	The BANK 2017-BNK9 PSA is referred to herein as the “BANK 2017-BNK9 Pooling and Servicing Agreement”.

Each Outside Serviced Mortgage Loan, and any related REO Property, will be serviced under the applicable Outside Servicing Agreement. Accordingly, the applicable Outside Servicer will generally make property protection advances and remit collections on the respective Outside Serviced Mortgage Loan to or on behalf of the Issuing Entity. However, the Master Servicer will generally be obligated to compile reports that include information on the Outside Serviced Mortgage Loans, and make P&I Advances with respect to the Outside Serviced Mortgage Loans, subject to any non-recoverability determination. Each Outside Servicing Agreement will (or, if the terms thereof are not yet definitively known, is expected to) address similar servicing matters (and in substantially similar manner) as the Pooling and Servicing Agreement, including, but not limited to: collection of payments; establishment of accounts to hold such payments; investment of funds in those accounts; maintenance of insurance coverage on the applicable Mortgaged Property; enforcement of due-on-sale and due-on-encumbrance provisions; property inspections; collection of operating statements; loan assumptions; realization upon and sale of defaulted loans; acquisition, operation, maintenance and disposition of REO properties; servicing compensation; modifications, waivers, amendments and consents with respect to the applicable Mortgage Loan(s); servicing reports; servicer liability and indemnification; servicer resignation rights; servicer termination events and the ability of certain parties to terminate a particular servicer in connection with a servicer termination event or otherwise. However, the servicing arrangements under each Outside Servicing Agreement will differ (or, if not yet definitively known, are expected to differ) in certain respects from the servicing arrangements under the Pooling and Servicing Agreement, including as regards one or more of the following: timing; control or consultation triggers or thresholds; terminology; allocation of ministerial duties between multiple servicers or other service providers; certificateholder or investor voting or consent thresholds; master servicer and special servicer termination events; rating requirements for servicers, trustees and other service providers, as well as for eligible accounts and permitted investments; and the circumstances under which approvals, consents, consultation, notices or rating agency confirmations may be required.

Specified Servicing Matters

With respect to those Mortgage Loans that, as of the Closing Date, will be Outside Serviced Mortgage Loans, subject to any exceptions set forth below, the respective Outside Servicing Agreements (which, in the case of the Cross Point Mortgage Loan prior to the related Controlling Pari Passu Companion Loan Securitization Date, is the UBS 2018-C8 Pooling and Servicing Agreement) provide (or, in the case of any such Outside Servicing Agreements as to which the related terms thereof are not definitively known, are expected to provide) generally to the following effect:

●	Although payments and other collections on an Outside Serviced Mortgage Loan may initially be deposited into a clearing account and commingled with the related Outside Servicer’s own funds or funds related to other mortgage loans serviced by such related Outside Servicer, the related Outside Servicing Agreement will provide for a separate account or sub-account in which payments and other collections on the related Outside Serviced Loan Combination are to be deposited and maintained by the related Outside Servicer pending remittance to the related Outside Certificate Administrator, the holder of such Outside Serviced Mortgage Loan and any other related Companion Loan Holder(s). Similarly, the Outside Special Servicer for each Outside Serviced Loan Combination is to establish and maintain a separate account or sub-account with respect to any REO Property acquired with respect to such Outside Serviced Loan Combination; provided, however, that the Benchmark 2018-B2 Pooling and Servicing Agreement (with respect to each of the Red Building Loan Combination and the Braddock Center Loan Combination) does not require the related Outside Special Servicer to establish and maintain a separate account with respect to REO Property acquired with respect to each such Outside Serviced Loan Combination.

●	The Outside Servicer for each Outside Serviced Mortgage Loan will earn a primary servicing fee calculated at the per annum rate described under “—Servicing and Other Compensation and Payment of Expenses—Fees and Expenses” above with respect to such Outside Serviced Mortgage Loan.

●	The liquidation fee, the special servicing fee and the workout fee with respect to each Outside Serviced Mortgage Loan will be calculated in a manner similar (although not identical) to the manner in which the corresponding fees are calculated under the Pooling and Servicing Agreement and, in any event, are generally payable in the amounts described under “—Servicing and Other Compensation and Payment of Expenses” in this prospectus.

●	No party to any Outside Servicing Agreement will be obligated to make P&I Advances with respect to the related Outside Serviced Mortgage Loan.

●	The related Outside Servicer will be obligated to make property protection advances with respect to each Outside Serviced Loan Combination. The related Outside Servicer will be entitled to be reimbursed for any such property protection advances (with interest thereon at a prime rate), first, from collections on, and proceeds of, the related Outside Serviced Mortgage Loan and the related Pari Passu Companion Loan(s), on a pro rata and pari passu basis (based on each such loan’s outstanding principal balance), and then if the related Outside Servicer determines that a property protection advance it made with respect to the subject Outside Serviced Loan Combination or the related Mortgaged Property is nonrecoverable from such collections and proceeds, from general collections on all the Mortgage Loans, from general collections on the mortgage loans included in the trust fund created under the related Outside Servicing Agreement and from general collections on the mortgage loans included in any other securitization of a related Pari Passu Companion Loan, on a pro rata basis (based on the respective outstanding principal balances of the related Outside Serviced Mortgage Loan and the related Pari Passu Companion Loan(s)).

●	The related Outside Servicing Agreement may vary from the Pooling and Servicing Agreement as regards the extent to which late payment charges, default interest, modification fees, assumption fees, consent fees, defeasance fees and other ancillary fees are allocated to (i) cover or offset compensation, (ii) pay master servicing compensation and (iii) pay special servicing compensation, and in any event such items will not be passed through to the Issuing Entity. The extent to which any such items collected on any Outside Serviced Loan Combination will, in turn, be applied to cover or offset expenses may be materially less under the related Outside Servicing Agreement than would have been the case under the Pooling and Servicing Agreement.

●	With respect to each Outside Serviced Loan Combination, provided that the equivalent of a Control Termination Event does not exist under the related Outside Servicing Agreement, the related Outside Controlling Class Representative will generally have the right to terminate the related Outside Special Servicer, with or without cause (and without restrictions similar to the limitations on terminating LNR Partners, LLC as Special Servicer without cause under the Pooling and Servicing Agreement), and appoint a successor thereto that meets the requirements of the related Outside Servicing Agreement; provided that, in the case of the Cross Point Loan Combination, such termination right will belong to the holder of the related Controlling Pari Passu Companion Loan until the applicable Controlling Pari Passu Companion Loan Securitization Date (without regard to the existence of the equivalent of a Control Termination Event); provided, further that, in the case of the Red Building Loan Combination, such termination right will belong to the holder of the Red Building C Note so long as no Note C Control Appraisal Period is in effect, and will belong to the holder of the Red Building B-1 Note so long as a Note C Control Appraisal Period is in effect but a Note B Control Appraisal Period is not in effect.

●	With respect to each Outside Serviced Loan Combination, after the occurrence and during the continuance of the equivalent of a Control Termination Event under the related Outside Servicing Agreement, at the written direction or affirmative vote of holders of the applicable classes of certificates (evidencing the requisite percentage of voting rights) issued under the related Outside Servicing Agreement, the related Outside Special Servicer may be replaced. In addition, if the equivalent of a Consultation Termination Event exists under the related Outside Servicing Agreement, the related Outside Operating Advisor may recommend replacement of the related Outside Special Servicer if the related Outside Special Servicer is not performing its duties under the related Outside Servicing Agreement or the related Outside Special Servicer is otherwise not acting in accordance with the servicing standard thereunder, whereupon a solicitation of votes of the holders of the certificates would also take place. Notwithstanding the foregoing, in the case of each of the Red Building Loan Combination (if a Note B Control Appraisal Period is in effect), the Extra Space Self Storage Portfolio Loan Combination and the Braddock Metro Center Loan Combination, the related Outside Special Servicer may be replaced by the holders of the applicable certificates (evidencing the requisite percentage of voting rights) based on the recommendation of the related Outside Operating Advisor as described above at any time.

●	With respect to the Extra Space Self Storage Portfolio Loan Combination, Red Building Loan Combination, the Braddock Metro Center Loan Combination and the Cross Point Loan Combination, the operating advisor under the related Outside Servicing Agreement will be entitled to consult with the related Outside Special Servicer under different circumstances than those under which the Operating Advisor is entitled to consult with the Special Servicer. In particular, such operating advisor will be entitled to consult on major decisions when the principal balance of the “eligible horizontal residual interest” (as defined under Regulation RR) issued by the related Outside Securitization trust is 25% or less than the initial balance thereof (taking into account cumulative appraisal reduction amounts).

●	If an Outside Serviced Mortgage Loan becomes a defaulted loan, then (subject to, in each case if and when applicable, the consent and/or consultation rights of the related Outside Controlling Class Representative, the related Outside Operating Advisor (if any), the holder of such Outside Serviced Mortgage Loan and/or the holder of any related Companion Loan not included in the trust fund created under the related Outside Servicing Agreement) the related Outside Special Servicer will be required to take one of the following actions in response: (i) foreclose upon or otherwise comparably convert ownership of the related Mortgaged Property; (ii) negotiate a workout with the related borrower, which may include a modification, waiver or amendment of the related Outside Serviced Loan Combination that affects the timing and/or amount of payments on such Outside Serviced Mortgage Loan; or (iii) sell such Outside Serviced Mortgage Loan and the related Companion Loan(s) as notes evidencing one whole loan in accordance with the terms of the related Outside Servicing Agreement and the related Co-Lender Agreement.

●	With respect to each Outside Serviced Loan Combination, the related Outside Controlling Class Representative will generally have the right under the related Outside Servicing Agreement to approve (so long as the equivalent of a Control Termination Event does not exist under the related Outside Servicing Agreement) or consult (if the equivalent of a Control Termination Event does exist, but the equivalent of a Consultation Termination Event does not exist, under the related Outside Servicing Agreement) regarding the implementation of any asset status report and the taking of certain material servicing decisions (which are likely to vary to some extent from Major Decisions under the Pooling and Servicing Agreement); provided that, in the case of the Cross Point Loan Combination, such approval right will belong to the holder of the related Controlling Pari Passu Companion Loan until the applicable Controlling Pari Passu Companion Loan Securitization Date (without regard to the existence of the equivalent of a Control Termination Event or a Consultation Termination Event); provided, further that, in the case of the Red Building Loan Combination, such approval right will belong to the holder of the Red Building C Note so long as no Note C Control Appraisal Period is in effect, and will belong to the holder of the Red Building B-1 Note so long as a Note C Control Appraisal Period is in effect but a Note B Control Appraisal Period is not in effect.

●	The actions that the related Outside Servicer is permitted to take with respect to an Outside Serviced Loan Combination without obtaining the consent of the related Outside Special Servicer under the related Outside Servicing Agreement will likely differ to some extent from the actions that the Master Servicer is permitted to take with respect to Serviced Loans without obtaining the consent of the Special Servicer under the Pooling and Servicing Agreement.

●	The Mortgaged Property securing each Outside Serviced Loan Combination will be subject to inspection (A) at least once per calendar year with respect to any Mortgaged Property with a stated principal balance of $2,000,000 or more and (b) at least once every other calendar year with respect to any Mortgaged Property with a stated principal balance less than $2,000,000 in a manner substantially similar to that under the Pooling and Servicing Agreement.

●	The requirement of the related Outside Servicer to make compensating interest payments in respect of each Outside Serviced Mortgage Loan will be substantially similar (although such payments may be calculated by reference to a different servicing fee rate) to the requirement of the Master Servicer to make Compensating Interest Payments in respect of the Serviced Companion Loans under the Pooling and Servicing Agreement.

●	With respect to each Outside Serviced Mortgage Loan, each of the related Outside Servicer and Outside Special Servicer (a) will have rights related to resignation substantially similar to those of the Master Servicer and the Special Servicer under the Pooling and Servicing Agreement and (b) will be subject to servicer termination events substantially similar to those in the Pooling and Servicing Agreement, as well as the rights related thereto.

●	With respect to each Outside Serviced Mortgage Loan, each of the related Outside Servicer and the related Outside Special Servicer will be liable in accordance with the related Outside Servicing Agreement only to the extent of its obligations specifically imposed by that agreement. Accordingly, with respect to each Outside Serviced Mortgage Loan, each of the related Outside Servicer and the related Outside Special Servicer will, in general, not be liable for any action taken or for refraining from the taking of any action in good faith pursuant to the related Outside Servicing Agreement or for errors in judgment; provided that neither such party will be protected against any breach of representations or warranties made by it in the related Outside Servicing Agreement or against any liability which would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations and duties under the related Outside Servicing Agreement.

●	With respect to each Outside Serviced Mortgage Loan as to which the related Outside Securitization involves the issuance of “eligible vertical interests” (as defined in Regulation RR), the related Outside Servicing Agreement may provide for one or more “risk retention consultation parties” with certain consultation rights. With respect to each Outside Serviced Mortgage Loan as to which the related Outside Securitization does not involve the issuance of “eligible vertical interests” (as defined in Regulation RR), the related Outside Servicing Agreement does not provide for any “risk retention consultation party”.

The trust fund created under each Outside Servicing Agreement, together with the related Outside Servicer, the related Outside Special Servicer and various other parties to such Outside Servicing Agreement and certain related persons and entities, will be entitled to be indemnified by the Issuing Entity for the Issuing Entity’s pro rata share of certain costs, expenses, losses and liabilities incurred by such party in connection with the related Outside Serviced Loan Combination, all in accordance with the terms and conditions of the related Co-Lender Agreement.

For further information, see the discussion of each Outside Serviced Loan Combination under “Description of the Mortgage Pool—The Loan Combinations” in this prospectus.

Prospective investors are encouraged to review the full provisions of each Outside Servicing Agreement, which is available (or, if applicable, is expected to be available following the closing of the related commercial mortgage securitization) either: (a) online at www.sec.gov; or (b) by requesting a copy from the underwriters.

Related Provisions of the Pooling and Servicing Agreement

With respect to each Outside Serviced Mortgage Loan, the Pooling and Servicing Agreement will provide that:

●	The Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator and the Trustee will have no obligation or authority under the Pooling and Servicing Agreement to (a) supervise the applicable Outside Servicer, the applicable Outside Special Servicer, the applicable Outside Trustee or any other party to the applicable Outside Servicing Agreement or (b) make Property Advances with respect to such Outside Serviced Mortgage Loan. Any obligation of the Master Servicer to provide information to the Trustee or any other person with respect to the Outside Serviced Mortgage Loans is dependent on their receipt of the corresponding information from the applicable Outside Servicer or the applicable Outside Special Servicer.

●	If a party to the applicable Outside Servicing Agreement requests the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator or the Custodian to consent to, or consult with respect to, a modification, waiver or amendment of, or other loan-level action related to, the applicable Outside Serviced Mortgage Loan (except a modification, waiver or amendment of the applicable Outside Servicing Agreement or the related Co-Lender Agreement), then the party that receives such request will be required (but in the case of the Master Servicer subject to the limitation that it will only be required to deliver any such request to the Special Servicer) to promptly deliver a copy of such request to the Controlling Class Representative (if no Control Termination Event (in the case of consent rights) or Consultation Termination Event (in the case of consultation rights) has occurred and is continuing and such Outside Serviced Mortgage Loan is not an Excluded Mortgage Loan) or to the Special Servicer (if a Control Termination Event (in the case of consent rights) or Consultation Termination Event (in the case of consultation rights) has occurred and is continuing or such Outside Serviced Mortgage Loan is an Excluded Mortgage Loan), as applicable, and the Controlling Class Representative or the Special Servicer, as applicable, will be entitled to exercise any such consent and/or consultation right; provided, that if the applicable Outside Serviced Mortgage Loan were serviced under the Pooling and Servicing Agreement and such action would not be permitted without Rating Agency Confirmation, then the Controlling Class Representative or the Special Servicer, as applicable, will not be permitted to exercise such consent right without first having obtained or received such Rating Agency Confirmation (payable at the expense of the party requesting such consent or approval if such requesting party is a Certificateholder or a party to the Pooling and Servicing Agreement, and otherwise from the Collection Account).

●	If the Trustee receives a request (and, if the Master Servicer, the Special Servicer or the Certificate Administrator receives such request, such party will be required to promptly forward such request to the Trustee) from any party to the applicable Outside Servicing Agreement for consent to or approval of a modification, waiver or amendment of the applicable Outside Servicing Agreement and/or the related Co-Lender Agreement, or the adoption of any servicing agreement that is the successor to and/or in replacement of the applicable Outside Servicing Agreement in effect as of the Closing Date or a change in servicer under the applicable Outside Servicing Agreement, then the Trustee will grant such consent or approval if (a) the Trustee has received a prior Rating Agency Confirmation from each Rating Agency (payable at the expense of the party making such request for consent or approval to the Trustee, if a Certificateholder or a party to the Pooling and Servicing Agreement, and otherwise from the Collection Account) with respect to such consent or approval, and (b) unless a Control Termination Event has occurred and is continuing, the Trustee has obtained the consent of the Controlling Class Representative prior to granting any such consent.

●	If the Trustee, Certificate Administrator or Custodian receives notice of a termination event under the applicable Outside Servicing Agreement, then the Trustee, Certificate Administrator or Custodian, as applicable, will be required to notify the Master Servicer, and the Master Servicer will be required to act in accordance with the instructions of (prior to the occurrence of a Control Termination Event) the Controlling Class Representative in accordance with the applicable Outside Servicing Agreement with respect to such termination event (provided that the Master Servicer will only be required to comply with such instructions if such instructions are in accordance with the applicable Outside Servicing Agreement and not inconsistent with the Pooling and Servicing Agreement); provided that, if such instructions are not provided within the time period specified in the Pooling and Servicing Agreement or if a Control Termination Event exists or if the Master Servicer is not permitted by the applicable Outside Servicing Agreement to follow such instructions, then the Master Servicer will be required to take such action or inaction (to the extent permitted by the applicable Outside Servicing Agreement), as directed by Certificateholders evidencing at least 25% of the aggregate of all Voting Rights within a reasonable period of time that does not exceed such response time as is afforded under the applicable Outside Servicing Agreement. Subject to the foregoing, during the continuation of any termination event with respect to the related Outside Servicer or Outside Special Servicer under the applicable Outside Servicing Agreement, each of the Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer will have the right (but not the obligation) to take all actions to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Trust (including the institution and prosecution of all judicial, administrative and other proceedings and the filings of proofs of claim and debt in connection therewith). The reasonable costs and expenses incurred by the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee in connection with such enforcement will be paid by the Master Servicer out of the Collection Account.

●	Each of the Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer will be required to reasonably cooperate with the Master Servicer, the Special Servicer or the Controlling Class Representative (if no Control Termination Event Exists), as applicable, to facilitate the exercise by such party of any consent or approval rights set forth in the Pooling and Servicing Agreement with respect to an Outside Serviced Mortgage Loan; provided, however, the Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer will have no right or obligation to exercise any consent or consultation rights or obtain a Rating Agency Confirmation on behalf of the Controlling Class Representative.

Use of Proceeds

The Depositor expects to receive from this offering approximately 107.851% of the aggregate principal balance of the Offered Certificates, plus accrued interest from March 1, 2018, before deducting expenses payable by the Depositor. Certain of the net proceeds from the sale of the Offered Certificates, together with the net proceeds from the sale of the other certificates not being offered by this prospectus, will be used by the Depositor to pay the purchase price for the Mortgage Loans and to pay certain other related expenses.

Yield, Prepayment and Maturity Considerations

Yield

The yield to maturity on the Offered Certificates will depend upon the price paid by the related investors, the rate and timing of the distributions in reduction of the Certificate Balance or Notional Amount of the related Class of Offered Certificates, the extent to which prepayment premiums and yield maintenance charges allocated to the related Class of Offered Certificates are collected, and the rate, timing and severity of losses on the Mortgage Loans and the extent to which such losses are allocable in reduction of the Certificate Balance or Notional Amount of the related Class of Offered Certificates, as well as prevailing interest rates at the time of payment or loss realization.

The rate of distributions in reduction of (or otherwise resulting in the reduction of) the Certificate Balance or Notional Amount of any Class of Offered Certificates, the aggregate amount of distributions on any Class of Offered Certificates and the yield to maturity of any Class of Offered Certificates will be directly related to the rate of payments of principal (both scheduled and unscheduled) on the Mortgage Loans and the amount and timing of borrower defaults and the severity of losses occurring upon a default. While voluntary prepayments of the Mortgage Loans are generally prohibited during applicable prepayment lockout periods, effective prepayments may occur if a sufficiently significant portion of a Mortgaged Property is lost due to casualty or condemnation. Certain of the Mortgage Loans may require prepayment in connection with an economic holdback or earnout if the related borrower does not satisfy certain criteria set forth in the related Mortgage Loan documents. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Prepayment Provisions” for a discussion of prepayment restrictions. In addition, such distributions in reduction of Certificate Balances of the respective Classes of Offered Certificates that are Principal Balance Certificates (or that otherwise result in the reduction of the respective Notional Amounts of the Offered Certificates that are Interest-Only Certificates) may result from repurchases of, or substitutions for, Mortgage Loans made by the Mortgage Loan Sellers due to missing or defective documentation or breaches of representations and warranties with respect to the Mortgage Loans as described under “The Mortgage Loan Purchase Agreements”, purchases of the Mortgage Loans in the manner described under “The Pooling and Servicing Agreement—Termination; Retirement of Certificates”, the exercise of purchase options by the holder of a subordinate companion loan or mezzanine loan, if any, or the sale or other liquidation of a defaulted Mortgage Loan. To the extent a Mortgage Loan requires payment of a prepayment premium or yield maintenance charge in connection with a voluntary prepayment, any such prepayment premium or yield maintenance charge generally is not due in connection with a prepayment due to casualty or condemnation, is not included in the purchase price of a Mortgage Loan purchased or repurchased due to a breach of a representation or warranty or otherwise, and may not be enforceable or collectible upon a default.

The Certificate Balance or Notional Amount of any Class of Offered Certificates may be reduced without distributions of principal as a result of the occurrence and allocation of Realized Losses, reducing the maximum amount distributable in respect of principal on the Offered Certificates that are Principal Balance Certificates as well as the amount of interest that would have accrued on the Offered Certificates in the absence of such reduction. In general, a Realized Loss occurs when the principal balance of a Mortgage Loan is reduced without an equal distribution (based on the allocation of amounts among the Non-Vertically Retained Principal Balance Certificates, on the one hand, and the VRR Interest, on the other hand) to applicable Certificateholders in reduction of the Certificate Balances of the Principal Balance Certificates. Realized Losses may occur in connection with a default on a Mortgage Loan, acceptance of a discounted payoff, the liquidation of the related Mortgaged Properties, a reduction in the principal balance of a Mortgage Loan by a bankruptcy court or pursuant to a modification, a recovery by the Master Servicer, Special Servicer or Trustee of a Nonrecoverable Advance or the incurrence of certain unanticipated or default-related costs and expenses (including interest on Advances, Workout Fees, Liquidation Fees and Special Servicing Fees and any comparable items with respect to the Outside Serviced Mortgage Loans). Any reduction of the Certificate Balance of a Class of Non-Vertically Retained Principal Balance Certificates as a result of the application of Realized Losses may also reduce the Notional Amount of a Class of Interest-Only Certificates. Realized Losses will be allocated to the respective Classes of the Non-Vertically Retained Principal Balance Certificates in reverse distribution priority and as more particularly described in “Description of the Certificates—Subordination; Allocation of Realized Losses”.

Certificateholders are not entitled to receive distributions of Monthly Payments when due except to the extent they are either covered by an Advance or actually received. Consequently, any defaulted Monthly Payment for which no such Advance is made will tend to extend the weighted average lives of the Offered Certificates, whether or not a permitted extension of the due date of the related Mortgage Loan has been completed.

The rate of payments (including voluntary and involuntary prepayments) on the Mortgage Loans will be influenced by a variety of economic, geographic, social and other factors, including the level of mortgage interest rates and the rate at which borrowers default on their Mortgage Loans. The terms of the Mortgage Loans (in particular, amortization terms, the term of any prepayment lock-out period, the extent to which prepayment premiums or yield maintenance charges are due with respect to any principal prepayments, the right of the mortgagee to apply condemnation and casualty proceeds or reserve funds to prepay the Mortgage Loan, the extent to which a partial principal prepayment is required in connection with the release of a portion of the real estate collateral for a Mortgage Loan, and the availability of certain rights to defease all or a portion of the Mortgage Loan) may affect the rate of principal payments on Mortgage Loans, and consequently, the yields to maturity of the respective Classes of Offered Certificates. For example, certain Mortgage Loans may permit prepayment of the Mortgage Loan without a lockout period. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Prepayment Provisions” and Annex A to this prospectus for a description of prepayment lock-out periods, prepayment premiums and yield maintenance charges.

Principal prepayments on the Mortgage Loans could also affect the yield on any Class of Offered Certificates with a Pass-Through Rate that is limited by, based upon or equal to the WAC Rate. The Pass-Through Rates on those Classes of Offered Certificates may be adversely affected as a result of a decrease in the WAC Rate even if principal prepayments do not occur.

With respect to the Class A-AB Certificates, the extent to which the Class A-AB Scheduled Principal Balances are achieved and the sensitivity of the Class A-AB Certificates to principal prepayments on the Mortgage Loans allocated to the Non-Vertically Retained Principal Balance Certificates will depend in part on the period of time during which the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates remain outstanding. In particular, once such other Classes of Offered Certificates are no longer outstanding, any remaining portion on any Distribution Date of the Principal Distribution Amount will be distributed to the Class A-AB Certificates until the Certificate Balance of the Class A-AB Certificates is reduced to zero. As such, the Class A-AB Certificates will become more sensitive to the rate of prepayments on the Mortgage Loans allocated to the Non-Vertically Retained Principal Balance Certificates than they were when the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates were outstanding.

Any changes in the weighted average lives of your Principal Balance Certificates may adversely affect your yield. The timing of changes in the rate of prepayment on the Mortgage Loans may significantly affect the actual yield to maturity experienced by an investor even if the average rate of principal payments experienced over time is consistent with such investor’s expectation. In general, the earlier a prepayment of principal on the Mortgage Loans, the greater the effect on such investor’s yield to maturity. As a result, the effect on such investor’s yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

In addition, the rate and timing of delinquencies, defaults, the application of liquidation proceeds and other involuntary payments such as condemnation proceeds or insurance proceeds, losses and other shortfalls on Mortgage Loans will affect distributions on the Offered Certificates and their timing. See “Risk Factors—Your Yield May Be Affected by Defaults, Prepayments and Other Factors”. In general, these factors may be influenced by economic and other factors that cannot be predicted with any certainty. Accordingly, you may find it difficult to predict the effect that these factors might have on the yield to maturity of your Offered Certificates.

In addition, if the Master Servicer, the Special Servicer or the Trustee is reimbursed out of general collections on the Mortgage Loans included in the Issuing Entity for any advance that it has determined is not recoverable out of collections on the related Mortgage Loan, then to the extent that this reimbursement is made from collections of principal on the Mortgage Loans in the Issuing Entity, that reimbursement will reduce the amount of principal available to be distributed on the Principal Balance Certificates and will result in a reduction of the Certificate Balance of a Class of Principal Balance Certificates. See “Description of the Certificates—Distributions”. Likewise, if the Master Servicer, the Special Servicer or the Trustee is reimbursed out of principal collections on the Mortgage Loans for any Workout-Delayed Reimbursement Amounts, that reimbursement will reduce the amount of principal available to be distributed on the Principal Balance Certificates on that Distribution Date. This reimbursement would have the effect of reducing current payments of principal on the Offered Certificates that are Principal Balance Certificates and extending the weighted average lives of the respective Classes of those Offered Certificates. Holders of the Non-Vertically Retained Principal Balance Certificates will be affected to the extent of the Non-Vertically Retained Percentage of any such reimbursement. See “Description of the Certificates—Distributions”.

If you own Offered Certificates that are Principal Balance Certificates, then prepayments resulting in a shortening of the weighted average lives of your Certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payments of principal on your Certificates at a rate comparable to the effective yield anticipated by you in making your investment in the Offered Certificates, while delays and extensions resulting in a lengthening of the weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

No representation is made as to the rate of principal payments on the Mortgage Loans or as to the yield to maturity of any Class of Offered Certificates. An investor is urged to make an investment decision with respect to any Class of Offered Certificates based on the anticipated yield to maturity of such Class of Offered Certificates resulting from its purchase price and such investor’s own determination as to anticipated Mortgage Loan prepayment rates under a variety of scenarios. The extent to which any Class of Offered Certificates is purchased at a discount or a premium and the degree to which the timing of payments on such Class of Offered Certificates is sensitive to prepayments will determine the extent to which the yield to maturity of such Class of Offered Certificates may vary from the anticipated yield. An investor should carefully consider the associated risks, including, in the case of any Offered Certificates that are also Principal Balance Certificates and that are purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of the Class X-A and Class X-B Certificates and any Offered Certificates that are also Principal Balance Certificates and that are purchased at a premium, the risk that a faster than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield.

In general, with respect to any Class of Offered Certificates that is purchased at a premium, if principal distributions occur at a rate faster than anticipated at the time of purchase, the investor’s actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if a Class of Offered Certificates is purchased at a discount and principal distributions occur at a rate slower than that assumed at the time of purchase, the investor’s actual yield to maturity will be lower than that assumed at the time of purchase.

An investor should consider the risk that rapid rates of prepayments on the Mortgage Loans, and therefore of amounts distributable in reduction of the Certificate Balances of the Offered Certificates that are Principal Balance Certificates may coincide with periods of low prevailing interest rates. During such periods, the effective interest rates on securities in which an investor may choose to reinvest such amounts distributed to it may be lower than the applicable Pass-Through Rate. Conversely, slower rates of prepayments on the Mortgage Loans, and therefore, of amounts distributable in reduction of the Certificate Balances of the Offered Certificates that are Principal Balance Certificates may coincide with periods of high prevailing interest rates. During such periods, the amount of principal distributions resulting from prepayments available to an investor in any Offered Certificates that are Principal Balance Certificates for reinvestment at such high prevailing interest rates may be relatively small.

The effective yield to holders of Offered Certificates will be lower than the yield otherwise produced by the applicable Pass-Through Rate and applicable purchase prices because while interest will accrue during each Interest Accrual Period, the distribution of such interest will not be made until the Distribution Date immediately following such Interest Accrual Period, and principal paid on any Distribution Date will not bear interest during the period from the end of such Interest Accrual Period to the Distribution Date that follows.

In addition, although the related borrower under any ARD Loan may have certain incentives to prepay such ARD Loan on its Anticipated Repayment Date, we cannot assure you that such borrower will be able to prepay such ARD Loan on its Anticipated Repayment Date. The failure of the related borrower to prepay an ARD Loan on its Anticipated Repayment Date will not be an event of default under the terms of such ARD Loan, and pursuant to the terms of the Pooling and Servicing Agreement, neither the Master Servicer nor the Special Servicer will be permitted to take any enforcement action with respect to such borrower’s failure to pay Excess Interest, other than requests for collection, until the scheduled maturity of any such ARD Loan that is a Serviced Loan; provided that the Master Servicer or the Special Servicer, as the case may be, may take action to enforce the Issuing Entity’s right to apply excess cash flow to principal in accordance with the terms of the related ARD Loan documents.

Yield on the Class X-A and Class X-B Certificates

The yield to maturity of the Class X-A Certificates will be highly sensitive to the rate and timing of reductions made to the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class A-S Certificates, including by reason of prepayments and principal losses on the Mortgage Loans allocated to such Classes of Principal Balance Certificates and other factors described above. The yield to maturity of the Class X-B Certificates will be highly sensitive to the rate and timing of reductions made to the Certificate Balance of the Class B Certificates, including by reason of prepayments and principal losses on the Mortgage Loans allocated to such Class of Principal Balance Certificates and other factors described above. Investors in the Class X-A and Class X-B Certificates should fully consider the associated risks, including the risk that an extremely rapid rate of prepayment or other liquidation of the Mortgage Loans could result in the failure of such investors to recoup fully their initial investments.

Any optional termination of the Issuing Entity by any party entitled to effect such termination would result in prepayment in full of the Certificates and would have an adverse effect on the yield of the Class X-A and/or Class X-B Certificates because a termination would have an effect similar to a principal prepayment in full of the Mortgage Loans and, as a result, investors in the Class X-A and/or Class X-B Certificates and any other Certificates purchased at premium might not fully recoup their initial investment. See “The Pooling and Servicing Agreement—Optional Termination; Optional Mortgage Loan Purchase”.

Weighted Average Life of the Offered Certificates

Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor (or, in the case of an interest-only security, each dollar of its notional amount is reduced to zero). The weighted average life of an Offered Certificate will be influenced by, among other things, the rate at which principal payments (including scheduled payments, principal prepayments and payments made pursuant to any applicable policies of insurance) on the Mortgage Loans are made and applied to pay principal (or, in the case of a Class X-A or Class X-B Certificate, reduce the notional amount) of such Offered Certificate. The Principal Distribution Amount for each Distribution Date will be distributable as described in “Description of the Certificates—Distributions—Priority of Distributions”. Principal payments on the Mortgage Loans may be in the form of scheduled amortization or prepayments (for this purpose, the term prepayment includes prepayments, partial prepayments and liquidations due to a default or other dispositions of the Mortgage Loans).

Calculations reflected in the following tables assume that the Mortgage Loans have the characteristics shown on Annex A to this prospectus (together with the footnotes thereto), and are based on the following additional assumptions (“Modeling Assumptions”): (i) each Mortgage Loan is assumed to prepay at the indicated level of constant prepayment rate (“CPR”), in accordance with a prepayment scenario in which prepayments occur after expiration of any applicable lock-out period, defeasance period and/or period during which voluntary prepayments must be accompanied by a yield maintenance charge or a fixed prepayment premium, (ii) there are no delinquencies or defaults, (iii) scheduled interest and principal payments, including balloon payments, on the Mortgage Loans are timely received on their respective Due Dates, (iv) no prepayment premiums or yield maintenance charges are collected, (v) no party exercises its right of optional termination of the Issuing Entity described in this prospectus, (vi) no Mortgage Loan is required to be repurchased from the Issuing Entity, (vii) the Administrative Fee Rate is the respective rate set forth on Annex A to this prospectus as the “Administrative Fee Rate” with respect to such Mortgage Loan, (viii) there are no Excess Prepayment Interest Shortfalls, other shortfalls unrelated to defaults or Appraisal Reduction Amounts allocated to any Class of Certificates, (ix) distributions on the Certificates are made on the 10th day (each assumed to be a business day) of each month, commencing in April 2018, (x) the Certificates will be issued on March 20, 2018, (xi) the Pass-Through Rate with respect to each Class of Non-Vertically Retained Regular Certificates is as described under “Description of the Certificates—Distributions—Pass-Through Rates”, (xii) the ARD Loans (if any) prepay in full on their respective Anticipated Repayment Dates, (xiii) all prepayments are assumed to be voluntary prepayments and will not include liquidation proceeds, condemnation proceeds, insurance proceeds, proceeds from the purchase of a Mortgage Loan from the Issuing Entity or any prepayment that is accepted by the Master Servicer or the Special Servicer pursuant to a workout, settlement or loan modification, (xiv) with respect to any Mortgage Loans that require prepayment in connection with an economic holdback or earnout, the related borrower will satisfy certain criteria set forth in the related Mortgage Loan documents and the related holdback or earnout will not be used to prepay the Mortgage Loan, (xv) the initial Certificate Balances or Notional Amounts of the respective Classes of Regular Certificates are as set forth in the table under “Certificate Summary”, (xvi) there are no property releases requiring payment of a yield maintenance charge or other prepayment premium, and (xvii) with respect to the Red Building Mortgage Loan, which is part of a Loan Combination that includes Subordinate Companion Loans, for purposes of assumed CPR prepayment rates, prepayments are determined on the basis of the principal balance of that Mortgage Loan only.

The following tables indicate the percentage of the initial Certificate Balance of each Class of Offered Certificates (other than the Class X-A and Class X-B Certificates) that would be outstanding after each of the dates shown under each of the indicated prepayment assumptions and the corresponding weighted average life, first principal payment date and last principal payment date of each such Class of Offered Certificates. The tables have been prepared on the basis of, among others, the Modeling Assumptions. To the extent that the Mortgage Loans or the Certificates have characteristics that differ from those assumed in preparing the tables, the respective Classes of the Offered Certificates that are Principal Balance Certificates may mature earlier or later than indicated by the tables. The Mortgage Loans will not prepay at any constant rate, and it is highly unlikely that the Mortgage Loans will prepay in a manner consistent with the assumptions described in this prospectus. For this reason and because the timing of principal payments is critical to determining weighted average lives, the weighted average lives of the Offered Certificates that are Principal Balance Certificates are likely to differ from those shown in the tables, even if all of the Mortgage Loans prepay at the indicated percentages of CPR or prepayment scenario over any given time period or over the entire life of the Offered Certificates that are Principal Balance Certificates. In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Balances (and shorten or extend the weighted average lives) shown in the following tables. Investors are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay.

Percentages of the Initial Certificate Balance of
the Class A-1 Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance
or fixed prepayment premiums - otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
March 10, 2019	86%	86%	86%	86%	86%
March 10, 2020	70%	70%	70%	70%	70%
March 10, 2021	50%	50%	50%	50%	50%
March 10, 2022	23%	23%	23%	23%	23%
March 10, 2023 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	2.79	2.78	2.77	2.77	2.76
First Principal Payment Date	April 2018	April 2018	April 2018	April 2018	April 2018
Last Principal Payment Date	January 2023	November 2022	October 2022	September 2022	August 2022

Percentages of the Initial Certificate Balance of
the Class A-2 Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance
or fixed prepayment premiums - otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
March 10, 2019	100%	100%	100%	100%	100%
March 10, 2020	100%	100%	100%	100%	100%
March 10, 2021	100%	100%	100%	100%	100%
March 10, 2022	100%	100%	100%	100%	100%
March 10, 2023 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	4.91	4.90	4.88	4.85	4.63
First Principal Payment Date	January 2023	November 2022	October 2022	September 2022	August 2022
Last Principal Payment Date	March 2023	March 2023	March 2023	March 2023	March 2023

Percentages of the Initial Certificate Balance
of the Class A-3 Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
March 10, 2019	100%	100%	100%	100%	100%
March 10, 2020	100%	100%	100%	100%	100%
March 10, 2021	100%	100%	100%	100%	100%
March 10, 2022	100%	100%	100%	100%	100%
March 10, 2023	100%	100%	100%	100%	100%
March 10, 2024	100%	100%	100%	100%	100%
March 10, 2025	100%	100%	100%	100%	100%
March 10, 2026	100%	100%	100%	100%	100%
March 10, 2027	100%	100%	100%	100%	100%
March 10, 2028 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	9.74	9.67	9.60	9.52	9.34
First Principal Payment Date	October 2027	June 2027	June 2027	June 2027	June 2027
Last Principal Payment Date	January 2028	January 2028	December 2027	November 2027	September 2027

Percentages of the Initial Certificate Balance
of the Class A-4 Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
March 10, 2019	100%	100%	100%	100%	100%
March 10, 2020	100%	100%	100%	100%	100%
March 10, 2021	100%	100%	100%	100%	100%
March 10, 2022	100%	100%	100%	100%	100%
March 10, 2023	100%	100%	100%	100%	100%
March 10, 2024	100%	100%	100%	100%	100%
March 10, 2025	100%	100%	100%	100%	100%
March 10, 2026	100%	100%	100%	100%	100%
March 10, 2027	100%	100%	100%	100%	100%
March 10, 2028 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	9.86	9.85	9.83	9.78	9.51
First Principal Payment Date	January 2028	January 2028	December 2027	November 2027	September 2027
Last Principal Payment Date	February 2028	February 2028	February 2028	February 2028	November 2027

Percentages of the Initial Certificate Balance of
the Class A-AB Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
March 10, 2019	100%	100%	100%	100%	100%
March 10, 2020	100%	100%	100%	100%	100%
March 10, 2021	100%	100%	100%	100%	100%
March 10, 2022	100%	100%	100%	100%	100%
March 10, 2023	100%	100%	100%	100%	100%
March 10, 2024	80%	80%	80%	80%	80%
March 10, 2025	59%	59%	59%	59%	59%
March 10, 2026	36%	36%	36%	36%	36%
March 10, 2027	13%	13%	13%	13%	13%
March 10, 2028 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	7.37	7.37	7.37	7.37	7.37
First Principal Payment Date	March 2023	March 2023	March 2023	March 2023	March 2023
Last Principal Payment Date	October 2027	October 2027	October 2027	October 2027	October 2027

Percentages of the Initial Certificate Balance of
the Class A-S Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
March 10, 2019	100%	100%	100%	100%	100%
March 10, 2020	100%	100%	100%	100%	100%
March 10, 2021	100%	100%	100%	100%	100%
March 10, 2022	100%	100%	100%	100%	100%
March 10, 2023	100%	100%	100%	100%	100%
March 10, 2024	100%	100%	100%	100%	100%
March 10, 2025	100%	100%	100%	100%	100%
March 10, 2026	100%	100%	100%	100%	100%
March 10, 2027	100%	100%	100%	100%	100%
March 10, 2028 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	9.93	9.90	9.89	9.89	9.64
First Principal Payment Date	February 2028	February 2028	February 2028	February 2028	November 2027
Last Principal Payment Date	March 2028	March 2028	February 2028	February 2028	November 2027

Percentages of the Initial Certificate Balance of
the Class B Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
March 10, 2019	100%	100%	100%	100%	100%
March 10, 2020	100%	100%	100%	100%	100%
March 10, 2021	100%	100%	100%	100%	100%
March 10, 2022	100%	100%	100%	100%	100%
March 10, 2023	100%	100%	100%	100%	100%
March 10, 2024	100%	100%	100%	100%	100%
March 10, 2025	100%	100%	100%	100%	100%
March 10, 2026	100%	100%	100%	100%	100%
March 10, 2027	100%	100%	100%	100%	100%
March 10, 2028 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	9.97	9.97	9.94	9.89	9.64
First Principal Payment Date	March 2028	March 2028	February 2028	February 2028	November 2027
Last Principal Payment Date	March 2028	March 2028	March 2028	February 2028	November 2027

Percentages of the Initial Certificate Balance of
the Class C Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
March 10, 2019	100%	100%	100%	100%	100%
March 10, 2020	100%	100%	100%	100%	100%
March 10, 2021	100%	100%	100%	100%	100%
March 10, 2022	100%	100%	100%	100%	100%
March 10, 2023	100%	100%	100%	100%	100%
March 10, 2024	100%	100%	100%	100%	100%
March 10, 2025	100%	100%	100%	100%	100%
March 10, 2026	100%	100%	100%	100%	100%
March 10, 2027	100%	100%	100%	100%	100%
March 10, 2028 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	9.97	9.97	9.97	9.94	9.64
First Principal Payment Date	March 2028	March 2028	March 2028	February 2028	November 2027
Last Principal Payment Date	March 2028	March 2028	March 2028	March 2028	November 2027

Price/Yield Tables

The tables set forth below show the corporate bond equivalent (“CBE”) yield with respect to each Class of Offered Certificates under the Modeling Assumptions. Purchase prices set forth below for each Class of Offered Certificates are expressed as a percentage of the initial Certificate Balance or Notional Amount, as applicable, of such Class of Offered Certificates, before adding accrued interest.

The yields set forth in the following tables were calculated by determining the monthly discount rates which, when applied to the assumed stream of cash flows to be paid on each Class of Offered Certificates, would cause the discounted present value of such assumed stream of cash flows as of the Closing Date to equal the assumed purchase prices, plus accrued interest at the applicable Pass-Through Rate as described in the Modeling Assumptions, from and including the first day of the applicable Interest Accrual Period for the initial Distribution Date to but excluding the Closing Date, and converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculation does not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as reductions of the Certificate Balances of the respective Classes of Offered Certificates that are Principal Balance Certificates and consequently does not purport to reflect the return on any investment in such Classes of Offered Certificates when such reinvestment rates are considered.

Pre-Tax Yield to Maturity (CBE) for the Class A-1 Certificates at the Specified CPRs

	0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR
Assumed Price (% )	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
95.00000	4.822%	4.830%	4.834%	4.837%	4.840%
96.00000	4.415%	4.421%	4.424%	4.426%	4.429%
97.00000	4.014%	4.018%	4.021%	4.022%	4.024%
98.00000	3.619%	3.622%	3.623%	3.624%	3.625%
99.00000	3.229%	3.231%	3.232%	3.232%	3.233%
100.00000	2.846%	2.846%	2.846%	2.846%	2.846%
101.00000	2.468%	2.466%	2.465%	2.465%	2.464%
102.00000	2.095%	2.092%	2.090%	2.089%	2.088%
103.00000	1.728%	1.723%	1.721%	1.719%	1.717%
104.00000	1.365%	1.359%	1.356%	1.354%	1.351%
105.00000	1.008%	1.000%	0.997%	0.993%	0.991%

Pre-Tax Yield to Maturity (CBE) for the Class A-2 Certificates at the Specified CPRs

	0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR
Assumed Price (% )	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
95.00000	4.964%	4.967%	4.971%	4.978%	5.029%
96.00000	4.725%	4.727%	4.730%	4.736%	4.776%
97.00000	4.489%	4.490%	4.493%	4.497%	4.527%
98.00000	4.255%	4.256%	4.258%	4.260%	4.280%
99.00000	4.024%	4.025%	4.026%	4.027%	4.036%
100.00000	3.797%	3.796%	3.796%	3.796%	3.795%
101.00000	3.571%	3.571%	3.570%	3.568%	3.557%
102.00000	3.349%	3.347%	3.346%	3.343%	3.322%
103.00000	3.128%	3.127%	3.124%	3.120%	3.089%
104.00000	2.911%	2.909%	2.905%	2.900%	2.859%
105.00000	2.695%	2.693%	2.689%	2.682%	2.632%

Pre-Tax Yield to Maturity (CBE) for the Class A-3 Certificates at the Specified CPRs

	0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR
Assumed Price (% )	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
95.00000	4.403%	4.407%	4.411%	4.415%	4.425%
96.00000	4.272%	4.275%	4.278%	4.281%	4.289%
97.00000	4.142%	4.144%	4.146%	4.149%	4.155%
98.00000	4.014%	4.015%	4.017%	4.018%	4.022%
99.00000	3.887%	3.888%	3.888%	3.889%	3.891%
100.00000	3.762%	3.762%	3.762%	3.761%	3.761%
101.00000	3.638%	3.637%	3.636%	3.635%	3.633%
102.00000	3.516%	3.514%	3.512%	3.511%	3.506%
103.00000	3.395%	3.392%	3.390%	3.387%	3.381%
104.00000	3.275%	3.272%	3.269%	3.266%	3.257%
105.00000	3.157%	3.153%	3.149%	3.145%	3.135%

Pre-Tax Yield to Maturity (CBE) for the Class A-4 Certificates at the Specified CPRs

	0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR
Assumed Price (% )	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
95.00000	4.674%	4.674%	4.675%	4.678%	4.693%
96.00000	4.542%	4.542%	4.543%	4.545%	4.557%
97.00000	4.411%	4.412%	4.412%	4.414%	4.423%
98.00000	4.283%	4.283%	4.283%	4.284%	4.290%
99.00000	4.156%	4.156%	4.156%	4.156%	4.159%
100.00000	4.030%	4.030%	4.030%	4.030%	4.030%
101.00000	3.906%	3.906%	3.906%	3.905%	3.902%
102.00000	3.783%	3.783%	3.783%	3.782%	3.775%
103.00000	3.662%	3.662%	3.661%	3.660%	3.651%
104.00000	3.542%	3.542%	3.541%	3.539%	3.527%
105.00000	3.424%	3.423%	3.422%	3.420%	3.405%

Pre-Tax Yield to Maturity (CBE) for the Class A-AB Certificates at the Specified CPRs

	0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR
Assumed Price (% )	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
95.00000	4.803%	4.803%	4.803%	4.803%	4.803%
96.00000	4.634%	4.634%	4.634%	4.634%	4.634%
97.00000	4.467%	4.467%	4.467%	4.467%	4.467%
98.00000	4.302%	4.302%	4.302%	4.302%	4.302%
99.00000	4.140%	4.140%	4.140%	4.140%	4.140%
100.00000	3.979%	3.979%	3.979%	3.979%	3.979%
101.00000	3.820%	3.820%	3.820%	3.820%	3.820%
102.00000	3.663%	3.663%	3.663%	3.663%	3.663%
103.00000	3.508%	3.508%	3.508%	3.508%	3.508%
104.00000	3.355%	3.355%	3.355%	3.355%	3.355%
105.00000	3.204%	3.204%	3.204%	3.204%	3.204%

Pre-Tax Yield to Maturity (CBE) for the Class X-A Certificates at the Specified CPRs

	0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR
Assumed Price (% )	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
5.12500	7.605%	7.547%	7.481%	7.389%	6.929%
5.25000	6.995%	6.936%	6.868%	6.775%	6.309%
5.37500	6.407%	6.347%	6.279%	6.184%	5.711%
5.50000	5.840%	5.779%	5.710%	5.614%	5.135%
5.62500	5.293%	5.231%	5.161%	5.064%	4.578%
5.75000	4.764%	4.702%	4.630%	4.532%	4.041%
5.87500	4.253%	4.189%	4.117%	4.017%	3.521%
6.00000	3.757%	3.693%	3.620%	3.519%	3.017%
6.12500	3.278%	3.213%	3.139%	3.037%	2.529%
6.25000	2.813%	2.747%	2.673%	2.569%	2.056%
6.37500	2.362%	2.296%	2.220%	2.116%	1.597%

Pre-Tax Yield to Maturity (CBE) for the Class X-B Certificates at the Specified CPRs

	0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR
Assumed Price (% )	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
3.00000	8.888%	8.897%	8.822%	8.713%	8.356%
3.12500	7.902%	7.912%	7.835%	7.723%	7.356%
3.25000	6.976%	6.986%	6.906%	6.792%	6.416%
3.37500	6.102%	6.113%	6.031%	5.914%	5.529%
3.50000	5.276%	5.287%	5.204%	5.083%	4.691%
3.62500	4.494%	4.505%	4.420%	4.297%	3.896%
3.75000	3.751%	3.762%	3.675%	3.549%	3.141%
3.87500	3.043%	3.055%	2.967%	2.838%	2.422%
4.00000	2.369%	2.381%	2.291%	2.160%	1.737%
4.12500	1.724%	1.737%	1.645%	1.512%	1.082%
4.25000	1.108%	1.121%	1.028%	0.892%	0.455%

Pre-Tax Yield to Maturity (CBE) for the Class A-S Certificates at the Specified CPRs

	0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR
Assumed Price (% )	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
95.00000	4.848%	4.849%	4.850%	4.850%	4.863%
96.00000	4.715%	4.717%	4.717%	4.717%	4.728%
97.00000	4.585%	4.586%	4.586%	4.586%	4.594%
98.00000	4.456%	4.456%	4.457%	4.457%	4.462%
99.00000	4.328%	4.329%	4.329%	4.329%	4.331%
100.00000	4.202%	4.202%	4.202%	4.202%	4.202%
101.00000	4.078%	4.078%	4.078%	4.078%	4.075%
102.00000	3.955%	3.954%	3.954%	3.954%	3.949%
103.00000	3.834%	3.833%	3.832%	3.832%	3.824%
104.00000	3.713%	3.712%	3.712%	3.712%	3.701%
105.00000	3.595%	3.593%	3.592%	3.592%	3.579%

Pre-Tax Yield to Maturity (CBE) for the Class B Certificates at the Specified CPRs

	0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR
Assumed Price (% )	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
95.00000	4.952%	4.952%	4.953%	4.956%	4.969%
96.00000	4.819%	4.819%	4.820%	4.822%	4.833%
97.00000	4.688%	4.688%	4.689%	4.691%	4.698%
98.00000	4.559%	4.559%	4.559%	4.560%	4.565%
99.00000	4.431%	4.431%	4.431%	4.432%	4.434%
100.00000	4.305%	4.305%	4.305%	4.305%	4.305%
101.00000	4.180%	4.180%	4.180%	4.179%	4.176%
102.00000	4.057%	4.057%	4.056%	4.055%	4.050%
103.00000	3.935%	3.935%	3.934%	3.933%	3.925%
104.00000	3.815%	3.815%	3.813%	3.811%	3.801%
105.00000	3.696%	3.696%	3.694%	3.692%	3.679%

Pre-Tax Yield to Maturity (CBE) for the Class C Certificates at the Specified CPRs

	0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR
Assumed Price (% )	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
95.00000	5.426%	5.426%	5.426%	5.428%	5.444%
96.00000	5.290%	5.290%	5.291%	5.292%	5.304%
97.00000	5.156%	5.156%	5.157%	5.157%	5.167%
98.00000	5.024%	5.024%	5.024%	5.025%	5.031%
99.00000	4.893%	4.893%	4.894%	4.894%	4.897%
100.00000	4.764%	4.764%	4.765%	4.764%	4.764%
101.00000	4.636%	4.637%	4.637%	4.636%	4.633%
102.00000	4.510%	4.511%	4.511%	4.510%	4.503%
103.00000	4.386%	4.386%	4.386%	4.385%	4.375%
104.00000	4.263%	4.263%	4.263%	4.262%	4.249%
105.00000	4.141%	4.141%	4.142%	4.140%	4.124%

We cannot assure you that the Mortgage Loans will prepay at any particular rate. Moreover, the various remaining terms to maturity of the Mortgage Loans could produce slower or faster principal distributions than indicated in the preceding tables at the various percentages of CPR and under the various prepayment scenarios specified, even if the weighted average remaining term to maturity of the Mortgage Loans is as assumed. Investors are urged to make their investment decisions based on their determinations as to anticipated rates of prepayment under a variety of scenarios.

Material Federal Income Tax Consequences

General

The following is a general discussion of the anticipated material United States federal income tax consequences of the purchase, ownership and disposition of the Offered Certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors (such as banks, insurance companies, securities dealers, foreign persons, tax-exempt investors, investors whose functional currency is not the U.S. dollar, U.S. expatriates and investors that hold the Offered Certificates as part of a “straddle,” integrated transaction or “conversion transaction”), some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), as well as regulations (the “REMIC Regulations”) promulgated by the U.S. Department of the Treasury. Investors are encouraged to consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Offered Certificates.

Two (2) separate real estate mortgage investment conduit (“REMIC”) elections will be made with respect to designated portions of the Issuing Entity (the “Lower-Tier REMIC” and the “Upper-Tier REMIC”, and, together, the “Trust REMICs”). The Lower-Tier REMIC will hold the Mortgage Loans and certain other assets and will issue (i) one or more uncertificated classes of regular interests (the “Lower-Tier Regular Interests”) to the Upper-Tier REMIC and (ii) a residual interest represented by the Class R Certificates as the sole class of “residual interests” in the Lower-Tier REMIC.

The Upper-Tier REMIC will hold the Lower-Tier Regular Interests and will issue (i) the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A, Class X-B, Class A-S, Class B, Class C, Class X-D, Class X-E, Class X-F, Class X-G, Class D, Class E, Class F and Class G Certificates and the VRR Interest, each representing a regular interest in the Upper-Tier REMIC (the “Regular Interests”) and (ii) a residual interest represented by the Class R Certificates as the sole class of “residual interests” in the Upper-Tier REMIC.

Assuming (i) the making of appropriate elections, (ii) compliance with the Pooling and Servicing Agreement, each Outside Servicing Agreement and each Co-Lender Agreement without waiver, (iii) continued qualification of each REMIC formed under each Outside Servicing Agreement, and (iv) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations thereunder, in the opinion of Orrick, Herrington & Sutcliffe LLP, special tax counsel to the Depositor, for federal income tax purposes (a) each Trust REMIC will qualify as a REMIC, (b) each of the Lower-Tier Regular Interests will qualify as a “regular interest” in the Lower-Tier REMIC, (c) each of the Regular Interests will qualify as a “regular interest” in the Upper-Tier REMIC and (d) the Class R Certificates will represent ownership of the sole class of “residual interests” in each Trust REMIC, in each case within the meaning of the REMIC provisions of the Code. However, qualification as a REMIC requires ongoing compliance with certain conditions. See “—Qualification as a REMIC” below.

Qualification as a REMIC

In order for each Trust REMIC to qualify as a REMIC, there must be ongoing compliance on the part of such Trust REMIC with the requirements set forth in the Code. Each Trust REMIC must fulfill an asset test, which requires that no more than a de minimis portion of the assets of such Trust REMIC, as of the close of the third calendar month beginning after the Closing Date (which for purposes of this discussion is the date of the issuance of the Regular Interests, the “Startup Day”) and at all times thereafter, may consist of assets other than “qualified mortgages” and “permitted investments.” The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirements will be met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all such Trust REMIC’s assets. Each Trust REMIC also must provide “reasonable arrangements” to prevent its residual interest from being held by “disqualified organizations” or their agents and must furnish applicable tax information to transferors or agents that violate this restriction. The Pooling and Servicing Agreement will provide that no legal or beneficial interest in the Class R Certificates may be transferred or registered unless certain conditions, designed to prevent violation of this restriction, are met. Consequently, it is expected that each Trust REMIC will qualify as a REMIC at all times that any of the Certificates are outstanding.

A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to a REMIC on its startup day or is purchased by a REMIC within a three month period thereafter pursuant to a fixed price contract in effect on the REMIC’s startup day. Qualified mortgages include (i) mortgage loans or split note interests in mortgage loans, such as the Mortgage Loans; provided that, in general, (a) the fair market value of the real property security (including permanently affixed buildings and certain structural components of the real property security) (reduced by (1) the amount of any lien on the real property security that is senior to the mortgage loan and (2) a proportionate amount of any lien on the real property security that is in parity with the mortgage loan) is at least 80% of the aggregate principal balance of such mortgage loan either at origination or as of the REMIC’s startup day (a loan-to-value ratio of not more than 125% with respect to the real property security) or (b) substantially all the proceeds of the mortgage loan or the underlying mortgages were used to acquire, improve or protect an interest in real property that, at the date of origination, was the only security for the mortgage loan, and (ii) regular interests in another REMIC, such as the Lower-Tier Regular Interests that will be held by the Upper-Tier REMIC. If a mortgage loan was not in fact principally secured by real property or is otherwise not a qualified mortgage, it must be disposed of within 90 days of discovery of such defect, or otherwise ceases to be a qualified mortgage after such 90-day period.

Permitted investments include “cash flow investments”, “qualified reserve assets” and “foreclosure property”. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC to provide for payments of expenses of the REMIC or amounts due on its regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. The Trust REMICs will not hold any qualified reserve assets. Foreclosure property is real property acquired by a REMIC in connection with the default or imminent default of a qualified mortgage and maintained by the REMIC in compliance with applicable rules and personal property that is incidental to such real property; provided that the mortgage loan sellers had no knowledge or reason to know, as of the startup day of the REMIC, that such a default had occurred or would occur. Foreclosure property may generally not be held after the close of the third calendar year beginning after the date the REMIC acquires such property, with one extension that may be granted by the Internal Revenue Service (“IRS”).

A mortgage loan held by a REMIC will fail to be a qualified mortgage if it is “significantly modified” unless default is “reasonably foreseeable” or where the servicer believes there is a “significant risk of default” upon maturity of the mortgage loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. A mortgage loan held by a REMIC will not be considered to have been “significantly modified” following the release of the lien on a portion of the real property collateral if (a) the release is pursuant to a defeasance permitted under the mortgage loan documents that occurs more than two years after the startup day of the REMIC or (b) following the release the loan-to-value ratio for the mortgage loan is not greater than 125% with respect to the real property security. Furthermore, if the release is not pursuant to a defeasance and following the release the loan-to-value ratio for the mortgage loan is greater than 125%, the mortgage loan will continue to be a qualified mortgage if the release is part of a “qualified paydown transaction” in accordance with Revenue Procedure 2010-30.

In addition to the foregoing requirements, the various interests in a REMIC also must meet certain requirements. All of the interests in a REMIC must be either of the following: (i) one or more classes of regular interests or (ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC that is issued on the REMIC’s startup day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on the qualified mortgages. The rate on the specified portion may be a fixed rate, a variable rate, or the difference between one fixed or qualified variable rate and another fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. An interest in a REMIC may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the residual interest in the REMIC, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, expenses incurred by the REMIC or Prepayment Interest Shortfalls. A residual interest is an interest in a REMIC other than a regular interest that is issued on the REMIC’s startup day that is designated as a residual interest. Accordingly, each of the Lower-Tier Regular Interests will constitute a class of regular interests in the Lower-Tier REMIC, each class of the Regular Interests will constitute a class of regular interests in the Upper-Tier REMIC, and the Class R Certificates will represent the sole class of residual interests in each Trust REMIC.

If an entity fails to comply with one or more of the ongoing requirements of the Code for status as a REMIC during any taxable year, the Code provides that the entity or applicable portion of it will not be treated as a REMIC for such year and thereafter. In this event, any entity with debt obligations with two or more maturities, such as the Trust REMICs, may be treated as a separate association taxable as a corporation under Treasury regulations, and the Certificates may be treated as equity interests in that association. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith. No such regulations have been proposed, however, and investors should be aware that the Conference Committee Report to the Tax Reform Act of 1986 (the “1986 Act”) indicates that any such relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of a REMIC’s income for the period of time in which the requirements for REMIC status are not satisfied.

Status of Offered Certificates

Except as provided below, Offered Certificates held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest (including original issue discount) on the Offered Certificates will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the Issuing Entity would be so treated. For the purposes of the foregoing determinations, the Trust REMICs will be treated as a single REMIC. If at all times 95% or more of the assets of the Issuing Entity qualify for each of the foregoing treatments, the Offered Certificates will qualify for the corresponding status in their entirety. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on the Mortgage Loans that are reinvested pending distribution to holders of Offered Certificates qualify for such treatment. It is unclear, however, whether property acquired by foreclosure held pending sale, and amounts in reserve accounts, would be considered to be part of the Mortgage Loans, or whether these assets otherwise would receive the same treatment as the Mortgage Loans for purposes of the above-referenced sections of the Code. Offered Certificates held by a domestic building and loan association will be treated as assets described in Code Section 7701(a)(19)(C)(xi) to the extent that the Mortgage Loans are treated as “loans . . . secured by an interest in real property which is . . . residential real property” or “loans secured by an interest in educational, health, or welfare institutions or facilities, including structures designed or used primarily for residential purposes for students, residents, and persons under care, employees, or members of the staff of such institutions or facilities” within the meaning of Code Section 7701(a)(19)(C) (such as certain multifamily dwellings, but not other commercial properties), and otherwise will not qualify for this treatment. Certificateholders should consult their own tax advisors regarding the extent to which their Offered Certificates will qualify for this treatment. In addition, Mortgage Loans that have been defeased with government securities will not qualify for the foregoing treatments. Offered Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1). Offered Certificates will be “qualified mortgages” within the meaning of Code Section 860G(a)(3) for another REMIC if transferred to that REMIC within a prescribed time period in exchange for regular or residual interests in that REMIC.

Taxation of the Regular Interests

General

Each class of Regular Interests will represent one or more regular interests in the Upper-Tier REMIC. The Regular Interests will represent newly originated debt instruments issued by the Upper-Tier REMIC, and not ownership interests in the Trust REMICs or their assets, for federal income tax purposes. In general, interest, original issue discount and market discount on a Regular Interest will be treated as ordinary income to the holder of a Regular Interest (a “Regular Interestholder”), and principal payments on a Regular Interest will be treated as a return of capital to the extent of the Regular Interestholder’s basis in the Regular Interest. Regular Interestholders must use the accrual method of accounting with regard to the Regular Interests, regardless of the method of accounting otherwise used by such Regular Interestholders.

Under recently enacted legislation, taxpayers that use an accrual method of accounting for tax purposes generally would be required to include certain amounts in income no later than the time such amounts are reflected on certain financial statements. The application of this rule thus may require the accrual of income earlier than would be the case under the general tax rules described under this section. This rule generally would be effective for tax years beginning after December 31, 2017 or, for Regular Interests issued with original issue discount, for tax years beginning after December 31, 2018. Prospective investors are urged to consult with their tax advisors regarding the potential applicability of this legislation to their particular situation.

Original Issue Discount

Holders of Regular Interests issued with original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues in accordance with the constant yield method, which takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based in part on temporary and final Treasury regulations (the “OID Regulations”) under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the Conference Committee Report to the 1986 Act. Regular Interestholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Interests. To the extent such issues are not addressed in the OID Regulations, the Certificate Administrator will apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided, however, that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations if necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule, however, in the absence of a substantial effect on the present value of a taxpayer’s tax liability. Investors are advised to consult their own tax advisors as to the discussion in this prospectus and the appropriate method for reporting interest and original issue discount with respect to the Regular Interests.

Each Regular Interest will be treated as an installment obligation for purposes of determining the original issue discount includible in a Regular Interestholder’s income. The total amount of original issue discount on a Regular Interest is the excess of the “stated redemption price at maturity” of the Regular Interest over its “issue price”. The issue price of a class of Regular Interests is the first price at which a substantial amount of Regular Interests of such class is sold to investors (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the Certificate Administrator will treat the issue price of Regular Interests for which there is no substantial sale for cash as of the issue date as the fair market value of such Regular Interests as of the issue date. The issue price of the Regular Interests also includes the amount paid by an initial Regular Interestholder for accrued interest that relates to a period prior to the issue date of such class of Regular Interests. The stated redemption price at maturity of a Regular Interest is the sum of all payments to be made on the Regular Interest other than any qualified stated interest payments. Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate; provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the obligation. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Interest, it is possible that no interest on any class of Regular Interests will be treated as qualified stated interest. However, because the Mortgage Loans provide for remedies in the event of default, the Certificate Administrator will treat all payments of stated interest on the Regular Interests (other than the Class X Certificates) as qualified stated interest (other than accrued interest distributed on the first Distribution Date for the number of days that exceed the interval between the Closing Date and the first Distribution Date).

It is anticipated that the Certificate Administrator will treat the Class X Certificates as having no qualified stated interest. Accordingly, the respective Classes of the Class X Certificates will be considered to be issued with original issue discount in an amount equal to the excess of all distributions of interest expected to be received on such Classes over their respective issue prices (including interest accrued prior to the Closing Date). Any “negative” amounts of original issue discount on such classes attributable to rapid prepayments with respect to the Mortgage Loans will not be deductible currently. The holder of a Class X Certificate may be entitled to a deduction for a loss, which may be a capital loss, to the extent it becomes certain that such holder will not recover a portion of its basis in such class, assuming no further prepayments. In the alternative, it is possible that rules similar to the “noncontingent bond method” of the contingent interest rules of the OID Regulations may be promulgated with respect to such classes. Unless and until required otherwise by applicable authority, it is not anticipated that the contingent interest rules will apply.

Under a de minimis rule, original issue discount on a Regular Interest will be considered to be de minimis if such original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Interest multiplied by the weighted average maturity of the Regular Interest. For this purpose, the weighted average maturity of the Regular Interest is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down for partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the stated redemption price at maturity or Anticipated Repayment Date of the Regular Interest. The Conference Committee Report to the 1986 Act provides that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment on the Mortgage Loans used in pricing the transaction, i.e., 0% CPR; provided, that it is assumed that any ARD Loan will prepay in full on its Anticipated Repayment Date (the “Prepayment Assumption”). See “Yield, Prepayment and Maturity Considerations—Weighted Average Life of the Offered Certificates”. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and such income will be capital gain if the Regular Interest is held as a capital asset. Under the OID Regulations, however, Regular Interestholders may elect to accrue all de minimis original issue discount, as well as market discount and premium, under the constant yield method. See “—Taxation of the Regular Interests—Election to Treat All Interest Under the Constant Yield Method” below.

A holder of a Regular Interest issued with original issue discount generally must include in gross income for any taxable year the sum of the “daily portions”, as defined below, of the original issue discount on the Regular Interest accrued during an accrual period for each day on which it holds the Regular Interest, including the date of purchase but excluding the date of disposition. With respect to each such Regular Interest, a calculation will be made of the original issue discount that accrues during each successive full accrual period that ends on the day prior to each Distribution Date with respect to the Regular Interests, assuming that prepayments and extensions with respect to the Mortgage Loans will be made in accordance with the Prepayment Assumption. The original issue discount accruing in a full accrual period will be the excess, if any, of (i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Interest as of the end of that accrual period and (b) the distributions made on the Regular Interest during the accrual period that are included in the Regular Interest’s stated redemption price at maturity, over (ii) the adjusted issue price of the Regular Interest at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Regular Interest as of the Startup Day, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period, and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Interest at the beginning of any accrual period equals the issue price of the Regular Interest, increased by the aggregate amount of original issue discount with respect to the Regular Interest that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Interest’s stated redemption price at maturity that were made on the Regular Interest that were attributable to such prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period.

Under the method described above, the daily portions of original issue discount required to be included as ordinary income by a Regular Interestholder (other than a holder of a Class X Certificate) generally will increase to take into account prepayments on the Regular Interests as a result of prepayments on the Mortgage Loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. Due to the unique nature of interest-only Certificates, the preceding sentence may not apply in the case of a Class of the Class X Certificates.

Acquisition Premium

A purchaser of a Regular Interest at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, greater than its adjusted issue price and less than its remaining stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Interest reduced pro rata by a fraction, the numerator of which is the excess of the cost over the adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, such a purchaser may elect to treat all such acquisition premium under the constant yield method, as described under the heading “—Taxation of the Regular Interests—Election to Treat All Interest Under the Constant Yield Method” below.

Market Discount

A purchaser of a Regular Interest also may be subject to the market discount rules of Code Sections 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, “market discount” is the amount by which the purchaser’s original basis in the Regular Interest (i) is exceeded by the remaining outstanding principal payments and non-qualified stated interest payments due on the Regular Interest, or (ii) in the case of a Regular Interest having original issue discount, is exceeded by the adjusted issue price of the Regular Interest at the time of purchase. Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Interest as distributions includible in its stated redemption price at maturity are received, in an amount not exceeding any such distribution. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue, at the election of the holder, either (i) on the basis of a constant interest rate or (ii) in the ratio of interest accrued for the relevant period to the sum of the interest accrued for such period plus the remaining interest after the end of such period, or, in the case of classes issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for such period plus the remaining original issue discount after the end of such period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Interest as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry the Regular Interest over the interest (including original issue discount) distributable on the Regular Interest. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Interest for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Interest is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Interestholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by such Regular Interestholder in that taxable year or thereafter, in which case the interest deferral rule will not apply. See “—Taxation of the Regular Interests—Election to Treat All Interest Under the Constant Yield Method” below regarding making the election under Code Section 171 and an alternative manner in which such election may be deemed to be made.

Market discount with respect to a Regular Interest will be considered to be de minimis if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Interest multiplied by the weighted average maturity of the Regular Interest remaining after the date of purchase. For this purpose, the weighted average maturity is determined by multiplying the number of full years (i.e., rounding down for partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each such distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the total stated redemption price at maturity of the Regular Interest. It appears that de minimis market discount would be reported pro rata as principal payments are received. Treasury regulations implementing the market discount rules have not yet been proposed, and investors should therefore consult their own tax advisors regarding the application of these rules as well as the advisability of making any of the elections with respect to such rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

Premium

A Regular Interest purchased upon initial issuance or in the secondary market at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Interestholder holds such Regular Interest as a “capital asset” within the meaning of Code Section 1221, the Regular Interestholder may elect under Code Section 171 to amortize such premium under the constant yield method. See “—Taxation of the Regular Interests—Election to Treat All Interest Under the Constant Yield Method” below regarding making the election under Code Section 171 and an alternative manner in which the Code Section 171 election may be deemed to be made. Final Treasury regulations under Code Section 171 do not, by their terms, apply to prepayable obligations such as the Regular Interests. The Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Interests, although it is unclear whether the alternatives to the constant interest method described above under “—Taxation of the Regular Interests—Market Discount” are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Interest rather than as a separate deduction item. It is anticipated that the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B and Class C Certificates will be issued at a premium for federal income tax purposes.

Election to Treat All Interest Under the Constant Yield Method

A holder of a debt instrument such as a Regular Interest may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election, (i) “interest” includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder’s acquisition date in the amount of the holder’s adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder’s acquisition would apply. A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all premium bonds held or acquired or market discount bonds acquired by the holder on the first day of the year of the election or thereafter. The election is made on the holder’s federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS. Investors are encouraged to consult their tax advisors regarding the advisability of making such an election.

Treatment of Losses

Holders of the Regular Interests will be required to report income with respect to the Regular Interests on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans, except to the extent it can be established that such losses are uncollectible. Accordingly, a Regular Interestholder may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they generally may cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166. The following discussion may not apply to holders of interest-only Regular Interests. Under Code Section 166, it appears that holders of Regular Interests that are corporations or that otherwise hold the Regular Interests in connection with a trade or business should in general be allowed to deduct as an ordinary loss any such loss sustained (and not previously deducted) during the taxable year on account of such Regular Interests becoming wholly or partially worthless, and that, in general, holders of Regular Interests that are not corporations and do not hold the Regular Interests in connection with a trade or business will be allowed to deduct as a short term capital loss any loss with respect to principal sustained during the taxable year on account of such Regular Interests becoming wholly worthless (i.e., when the principal balance thereof has been reduced to zero). Such non-corporate holders of Regular Interests may be allowed a bad debt deduction at such time as the principal balance of such Regular Interests is reduced to reflect losses on the Mortgage Loans below such holder’s basis in the Regular Interests. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect such losses only after the classes of Regular Interests have been otherwise retired. The IRS could also assert that losses on a class of Regular Interests are deductible based on some other method that may defer such deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating “negative” original issue discount that, with the possible exception of the method discussed in the following sentence, would be deductible only against future positive original issue discount or otherwise upon termination of the applicable class. Although not free from doubt, a holder of Regular Interests with negative original issue discount may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which such holder was entitled, assuming no further prepayments. Notwithstanding the foregoing, it is not clear whether holders of interest-only Regular Interests, such as the Class X Certificates, will be allowed any deductions under Code Section 166 for bad debt losses. Regular Interestholders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Interests. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on the Regular Interests.

Prepayment Premiums and Yield Maintenance Charges

Prepayment premiums and yield maintenance charges actually collected on the Mortgage Loans will be distributed among the holders of the respective Classes of Regular Certificates as described under “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”. It is not entirely clear under the Code when the amount of prepayment premiums or yield maintenance charges so allocated should be taxed to holders of Offered Certificates, but it is not expected, for federal income tax reporting purposes, that prepayment premiums and yield maintenance charges will be treated as giving rise to any income to holders of Offered Certificates prior to the Master Servicer’s actual receipt of a prepayment premium or yield maintenance charge. Prepayment premiums and yield maintenance charges, if any, may be treated as ordinary income, although authority exists for treating such amounts as capital gain if they are treated as paid upon the retirement or partial retirement of a certificate. The IRS may disagree with these positions. Certificateholders should consult their own tax advisors concerning the treatment of prepayment premiums and yield maintenance charges.

Sale or Exchange of Regular Interests

If a Regular Interestholder sells or exchanges a Regular Interest, such Regular Interestholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Interest. The adjusted basis of a Regular Interest generally will equal the cost of the Regular Interest to the seller, increased by any original issue discount or market discount previously included in the seller’s gross income with respect to the Regular Interest and reduced by amounts included in the stated redemption price at maturity of the Regular Interest that were previously received by the seller, by any amortized premium, and by any deductible losses on the Regular Interest.

In addition to the recognition of gain or loss on actual sales, Code Section 1259 requires the recognition of gain, but not loss, upon the constructive sale of an appreciated financial position. A constructive sale of an appreciated financial position occurs if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer’s risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that entitle the holder to a specified principal amount, pay interest at a fixed or variable rate, and are not convertible into the stock of the issuer or a related party, cannot be the subject of a constructive sale for this purpose. Because most Regular Interests meet this exception, Code Section 1259 will not apply to most Regular Interests. However, Regular Interests that have no, or a disproportionately small, amount of principal, can be the subject of a constructive sale.

Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Interest realized by an investor that holds the Regular Interest as a capital asset will be capital gain or loss and will be long term or short term depending on whether the Regular Interest has been held for the long term capital gain holding period (more than one year). Such gain will be treated as ordinary income: (i) if the Regular Interest is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Interestholder’s net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction; (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates; or (iii) to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the Regular Interestholder if his yield on such Regular Interest were 110% of the applicable federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of such Regular Interestholder with respect to the Regular Interest. In addition, gain or loss recognized from the sale of a Regular Interest by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income of such taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

Taxes That May Be Imposed on a REMIC

Prohibited Transactions

Income from certain transactions by any Trust REMIC, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of holders of the Class R Certificates, but rather will be taxed directly to the Trust REMIC at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for (a) substitution within two years of the REMIC’s startup day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the REMIC’s startup day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC, or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC is permitted to hold, (iii) the receipt of compensation for services or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding (i) and (iv), it is not a prohibited transaction to sell REMIC property to prevent a default on regular interests as a result of a default on qualified mortgages or to facilitate a qualified liquidation or a clean-up call. The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of a mortgage loan or the waiver of a “due-on-sale” or “due-on-encumbrance” clause. It is not anticipated that the Trust REMICs will engage in any prohibited transactions.

Contributions to a REMIC After the Startup Day

In general, a REMIC will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC after its startup day. Exceptions are provided for cash contributions to the REMIC (i) during the three months following its startup day, (ii) made to a qualified reserve fund by a holder of a Class R Certificate, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call, and (v) as otherwise permitted in Treasury regulations yet to be issued. It is not anticipated that there will be any taxable contributions to the Trust REMICs.

Net Income from Foreclosure Property

The Lower-Tier REMIC will be subject to federal income tax at the highest corporate rate on “net income from foreclosure property”, determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by foreclosure or deed-in-lieu of foreclosure would be treated as “foreclosure property” until the close of the third calendar year beginning after the Lower-Tier REMIC’s acquisition of a REO Property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

In order for a foreclosed property to qualify as foreclosure property, any operation of the foreclosed property by the Lower-Tier REMIC generally must be conducted through an independent contractor. Further, such operation, even if conducted through an independent contractor, may give rise to “net income from foreclosure property”, taxable at the highest corporate rate. Payment of such tax by the Lower-Tier REMIC would reduce amounts available for distribution to Certificateholders.

The Special Servicer will be required to determine generally whether the operation of foreclosed property in a manner that would subject the Lower-Tier REMIC to such tax would be expected to result in higher after-tax proceeds than an alternative method of operating such property that would not subject the Lower-Tier REMIC to such tax.

Bipartisan Budget Act of 2015

On November 2, 2015, President Obama signed into law the Bipartisan Budget Act of 2015 (the “2015 Budget Act”), which includes new audit rules affecting entities treated as partnerships, their partners and the persons that are authorized to represent entities treated as partnerships in IRS audits and related procedures. Under the 2015 Budget Act, these rules will also apply to REMICs, the holders of their residual interests and the trustees authorized to represent REMICs in IRS audits and related procedures. These new audit rules are effective for taxable years beginning with 2018 and will apply to both new and existing REMICs.

In addition to other changes, under the 2015 Budget Act, (1) unless a REMIC elects otherwise, taxes arising from IRS audit adjustments are required to be paid by the REMIC rather than by its residual interest holders, (2) a REMIC appoints one person to act as its sole representative in connection with IRS audits and related procedures and that representative’s actions, including agreeing to adjustments to REMIC taxable income, will be binding on residual interest holders to a greater degree than a tax matters person’s actions under the current rules and (3) if the IRS makes an adjustment to a REMIC’s taxable year, the holders of residual interests for the audited taxable year may have to take the adjustment into account for the taxable year in which the adjustment is made rather than for the audited taxable year and otherwise may have to take the adjustment into account in different and potentially less advantageous ways than under current rules.

The parties responsible for the tax administration of the Trust REMICs described in this prospectus will have the authority to utilize, and will be directed to utilize, any exceptions available under the new provisions (including any changes) and IRS regulations so that a Trust REMIC’s residual interest holders, to the fullest extent possible, rather than the Trust REMIC itself, will be liable for any taxes arising from audit adjustments to the Trust REMIC’s taxable income. It is unclear how any such exceptions may affect the procedural rules available to challenge any audit adjustment that would otherwise be available in the absence of any such exceptions. The new rules are complex and likely will be clarified and possibly revised before going into effect. Residual interest holders should discuss with their own tax advisors the possible effect of the new rules on them.

Taxation of Certain Foreign Investors

Interest, including original issue discount, distributable to Regular Interestholders that are nonresident aliens, foreign corporations or other Non-U.S. Tax Persons will be considered “portfolio interest” and, therefore, generally will not be subject to a 30% United States withholding tax; provided that such Non-U.S. Tax Person (i) is not a “10 percent shareholder” within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) with respect to the Trust REMICs and (ii) provides the Certificate Administrator, or the person that would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Interest is a Non-U.S. Tax Person. The appropriate documentation includes IRS Form W-8BEN-E or W-8BEN, if the Non-U.S. Tax Person is an entity (such as a corporation) or individual, respectively, eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; IRS Form W-8ECI if the Non-U.S. Tax Person is eligible for an exemption on the basis of its income from the Regular Interest being effectively connected to a United States trade or business; IRS Form W-8BEN-E or W-8IMY if the Non-U.S. Tax Person is a trust, depending on whether such trust is classified as the beneficial owner of the Regular Interest; and Form W-8IMY, with supporting documentation as specified in the Treasury regulations, required to substantiate exemptions from withholding on behalf of its partners, if the Non-U.S. Tax Person is a partnership. With respect to IRS Forms W-8BEN, W-8BEN-E, W-8IMY and W-8ECI, each (other than IRS Form W-8IMY) expires after three full calendar years or as otherwise provided by applicable law. An intermediary (other than a partnership) must provide IRS Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A “qualified intermediary” must certify that it has provided, or will provide, a withholding statement as required under Treasury regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its IRS Form W-8IMY, and may certify its account holders’ status without including each beneficial owner’s certification. A “non-qualified intermediary” must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term “intermediary” means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a Regular Interest. A “qualified intermediary” is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS.

If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Interest is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Tax Person. In the latter case, such Non-U.S. Tax Person will be subject to United States federal income tax at regular rates. Investors that are Non-U.S. Tax Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Interest.

The term “U.S. Tax Person” means a citizen or resident of the United States, a corporation, partnership (except to the extent provided in the applicable Treasury regulations) or other entity created or organized in or under the laws of the United States, any State or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate that is subject to U.S. federal income tax regardless of the source of income, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Tax Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in the applicable Treasury regulations, certain trusts in existence on August 20, 1996 that have elected to be treated as U.S. Tax Persons). The term “Non-U.S. Tax Person” means a person other than a U.S. Tax Person.

FATCA

Under the “Foreign Account Tax Compliance Act” (“FATCA”) provisions of the Hiring Incentives to Restore Employment Act, a 30% withholding tax is generally imposed on certain payments, including U.S.-source interest and, beginning on January 1, 2019, gross proceeds, including the return of principal, from the disposition of debt obligations that give rise to U.S.-source interest to “foreign financial institutions” and certain other foreign financial entities if those foreign entities fail to comply with the requirements of FATCA. The Certificate Administrator will be required to withhold amounts under FATCA on payments made to holders who are subject to the FATCA requirements and who fail to provide the Certificate Administrator with proof that they have complied with such requirements. Prospective investors should consult their tax advisors regarding the applicability of FATCA to their Certificates.

Backup Withholding

Distributions made on the Certificates, and proceeds from the sale of the Certificates to or through certain brokers, may be subject to a “backup” withholding tax under Code Section 3406 on “reportable payments” (including interest distributions, original issue discount and, under certain circumstances, principal distributions) unless the Certificateholder is a U.S. Tax Person and provides IRS Form W-9 with the correct taxpayer identification number; in the case of the Regular Interests, is a Non-U.S. Tax Person and provides IRS Form W-8BEN or W-8BEN-E, as applicable, identifying the Non-U.S. Tax Person and stating that the beneficial owner is not a U.S. Tax Person; or can be treated as an exempt recipient within the meaning of Treasury regulations Section 1.6049-4(c)(1)(ii). Any amounts to be withheld from distribution on the Certificates would be refunded by the IRS or allowed as a credit against the Certificateholder’s federal income tax liability. Information reporting requirements may also apply regardless of whether withholding is required. Holders are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

Information Reporting

Holders who are individuals (and certain domestic entities that are formed or availed of for purposes of holding, directly or indirectly, “specified foreign financial assets”) may be subject to certain foreign financial asset reporting obligations with respect to their Certificates held through a financial account maintained by a foreign financial institution if the aggregate value of their Certificates and their other “specified foreign financial assets” exceeds $50,000. Significant penalties can apply if a holder fails to disclose its specified foreign financial assets. Holders are urged to consult their own tax advisors with respect to this and other reporting obligations with respect to their Certificates.

3.8% Medicare Tax on “Net Investment Income”

Certain non-corporate U.S. holders will be subject to an additional 3.8% tax on all or a portion of their “net investment income”, which may include the interest payments and any gain realized with respect to the Certificates, to the extent of their net investment income that, when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. The 3.8% Medicare tax is determined in a different manner than the regular income tax. U.S. holders should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Reporting Requirements

Each Trust REMIC will be required to maintain its books on a calendar year basis and to file federal income tax returns in a manner similar to a partnership. The form for such returns is IRS Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return. The Trustee will be required to sign each Trust REMIC’s returns.

Reports of accrued interest, original issue discount, if any, and information necessary to compute the accrual of any market discount on the Regular Interests will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships that are either Regular Interestholders or beneficial owners that own Regular Interests through a broker or middleman as nominee. All brokers, nominees and all other nonexempt Regular Interestholders (including corporations, non-calendar year taxpayers, securities or commodities dealers, placement agents, real estate investment trusts, investment companies, common trusts, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to the Trust REMIC. Holders through nominees must request such information from the nominee.

Treasury regulations require that, in addition to the foregoing requirements, information must be furnished annually to the Regular Interestholders and filed annually with the IRS concerning the percentage of each Trust REMIC’s assets meeting the qualified asset tests described under “—Qualification as a REMIC” above.

Tax Return Disclosure and Investor List Requirements

Treasury regulations directed at potentially abusive tax shelter activity appear to apply to transactions not conventionally regarded as tax shelters. The regulations require taxpayers to report certain disclosures on IRS Form 8886 if they participate in a “reportable transaction.” Organizers and sellers of the transaction are required to maintain records including investor lists containing identifying information and to furnish those records to the IRS upon demand. A transaction may be a “reportable transaction” based upon any of several indicia, one or more of which may be present with respect to an investment in the Certificates. There are significant penalties for failure to comply with these disclosure requirements. Investors in Certificates are encouraged to consult their own tax advisors concerning any possible disclosure obligation with respect to their investment, and should be aware that we and other participants in the transaction intend to comply with such disclosure and investor list maintenance requirements as we and they determine apply to us and them with respect to the transaction.

DUE TO THE COMPLEXITY OF THESE RULES AND THE CURRENT UNCERTAINTY AS TO THE MANNER OF THEIR APPLICATION TO THE ISSUING ENTITY AND CERTIFICATEHOLDERS, IT IS PARTICULARLY IMPORTANT THAT POTENTIAL INVESTORS CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THEIR ACQUISITION, OWNERSHIP AND DISPOSITION OF THE CERTIFICATES.

Certain State, Local and Other Tax Considerations

In addition to the federal income tax consequences described in “Material Federal Income Tax Consequences” above, purchasers of Certificates should consider the state, local and other tax consequences of the acquisition, ownership, and disposition of the Certificates. State, local and other tax laws may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the tax laws of any state, locality or foreign jurisdiction.

It is possible that one or more jurisdictions may attempt to tax nonresident holders of Certificates solely by reason of the location in that jurisdiction of the Depositor, the Trustee, the Certificate Administrator, the Sponsors, a related borrower or a mortgaged property or on some other basis, may require nonresident holders of Certificates to file returns in such jurisdiction or may attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from nonresident holders of Certificates. No assurance can be given that holders of Certificates will not be subject to tax in any particular state, local or other taxing jurisdiction.

Holders are urged to consult their own tax advisors with respect to the various state and local, and any other, tax consequences of an investment in the Certificates.

ERISA Considerations

General

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), imposes various requirements on—

●	ERISA Plans, and

●	persons that are fiduciaries with respect to ERISA Plans,

in connection with the investment of the assets of an ERISA Plan. For purposes of this discussion, “ERISA Plans” include corporate pension and profit sharing plans that are subject to Title I of ERISA as well as separate accounts and collective investment funds, including as applicable, insurance company general accounts, in which other ERISA Plans are invested.

Governmental plans and, if they have not made an election under Section 410(d) of the Code, church plans are not subject to ERISA requirements. However, those plans may be subject to provisions of other applicable federal or state law that are materially similar to the provisions of ERISA or the Code discussed in this section. Any of those plans which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, moreover, is subject to the prohibited transaction rules in Section 503 of the Code.

ERISA imposes general fiduciary requirements on a fiduciary that is investing the assets of an ERISA Plan, including—

●	investment prudence and diversification, and

●	compliance with the investing ERISA Plan’s governing documents.

Section 406 of ERISA also prohibits a broad range of transactions involving the assets of an ERISA Plan and a “party in interest” within the meaning of Section 3(14) of ERISA (a “Party in Interest”) with respect to that ERISA Plan, unless a statutory or administrative exemption applies. Section 4975 of the Code contains similar prohibitions applicable to transactions involving the assets of a “plan” subject to Section 4975 of the Code and “disqualified persons” with respect to such plan. For ease of reference, the term “Party in Interest” should be read to include such “disqualified persons” under Section 4975 of the Code. For purposes of this discussion, “Plans” include ERISA Plans as well as individual retirement accounts, Keogh plans and other plans subject to Section 4975 of the Code, including entities, funds or accounts deemed to hold “plan assets” thereof.

The types of transactions between Plans and Parties in Interest that are prohibited include:

●	sales, exchanges or leases of property;

●	loans or other extensions of credit; and

●	the furnishing of goods and services.

Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed under Section 4975 of the Code or a penalty imposed under Section 502(i) of ERISA, unless a statutory or administrative exemption is available. In addition, the persons involved in the prohibited transaction may have to cancel the transaction and pay an amount to the affected Plan for any losses realized by that Plan or profits realized by those persons. In addition, an individual retirement account involved in the prohibited transaction may be disqualified which would result in adverse tax consequences to the owner of the account.

An investor who is—

●	a fiduciary of a Plan, or

●	any other person investing “plan assets” of any Plan,

is encouraged to carefully review with their legal advisors whether the purchase or holding of an Offered Certificate would be a “prohibited transaction” or would otherwise be impermissible under ERISA or Section 4975 of the Code as discussed in this prospectus.

If a Plan acquires an Offered Certificate, the underlying assets of the trust fund will be deemed for purposes of ERISA to be assets of the investing Plan, unless certain exceptions apply. See “—Plan Asset Regulations” below. However, we cannot predict in advance, nor can there be any continuing assurance, whether those exceptions may be applicable because of the factual nature of the rules set forth in the plan asset regulations under U.S. Department of Labor Reg. Section 2510.3-101, as modified by Section 3(42) of ERISA (the “Plan Asset Regulations”). For example, one of the exceptions in the Plan Asset Regulations states that the underlying assets of an entity will not be considered “plan assets” if less than 25% of the value of each class of equity interests is held by “benefit plan investors,” which include Plans and entities whose underlying assets include plan assets by reason of a Plan’s investment in such entity, but this exception would need to be tested immediately after each acquisition or disposition of an Offered Certificate, whether upon initial issuance or in the secondary market. Because there are no relevant restrictions on the purchase and transfer of the Offered Certificates by Plans, it cannot be assured that benefit plan investors will own less than 25% of each Class of the Offered Certificates.

If one of the exceptions in the Plan Asset Regulations applies, the prohibited transaction provisions of ERISA and Section 4975 of the Code will not apply to transactions involving the Issuing Entity’s underlying assets. However, if any of the managers, any co-managers, the mortgagors, the Trustee, the servicers or other parties providing services to the Issuing Entity is a party in interest or a disqualified person with respect to the Plan, the acquisition or holding of Offered Certificates by that Plan could result in a prohibited transaction, unless the Underwriter Exemption, as discussed below, or some other exemption is available.

Plan Asset Regulations

A Plan’s investment in Offered Certificates may cause the underlying mortgage assets and other assets of the trust to be deemed assets of that Plan. The Plan Asset Regulations provide that when a Plan acquires an equity interest in an entity, the assets of that Plan include both that equity interest and an undivided interest in each of the underlying assets of the entity, unless an exception applies. One exception is that the equity participation in the entity by benefit plan investors, which include employee benefit plans subject to Part 4 of Title I of ERISA, any plan to which Section 4975 of the Code applies and any entity whose underlying assets include plan assets by reason of the plan’s investment in such entity, is not significant. The equity participation by benefit plan investors will be significant on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. The percentage owned by benefit plan investors is determined by excluding the investments of the following persons (other than benefit plan investors):

1.	those with discretionary authority or control over the assets of the entity,

2.	those who provide investment advice directly or indirectly for a fee with respect to the assets of the entity, and

3.	those who are affiliates of the persons described in the preceding clauses 1. and 2.

In the case of one of our trusts, investments by us, by an underwriter, by the Trustee, the Master Servicer, the Special Servicer or any other party with discretionary authority over the trust assets, or by the affiliates of these persons, will be excluded.

A fiduciary of an investing Plan is any person who—

●	has discretionary authority or control over the management or disposition of the assets of that Plan, or

●	provides investment advice with respect to the assets of that Plan for a fee.

If the mortgage and other assets included in one of our trusts are Plan assets, then any party exercising management or discretionary control regarding those assets, such as the Trustee, Master Servicer or Special Servicer, or affiliates of any of these parties, may be—

●	deemed to be a fiduciary with respect to the investing Plan, and

●	subject to the fiduciary responsibility provisions of ERISA.

In addition, if the mortgage and other assets included in one of our trusts are Plan assets, then the operation of that trust may involve prohibited transactions under ERISA or Section 4975 of the Code. For example, if a borrower with respect to a Mortgage Loan in that trust is a Party in Interest to an investing Plan, then the purchase by that Plan of Offered Certificates evidencing interests in that trust could be a prohibited loan between that Plan and the Party in Interest.

The Plan Asset Regulations provide that where a Plan purchases a “guaranteed governmental mortgage pool certificate,” the assets of that Plan include the certificate but do not include any of the mortgages underlying the certificate. The Plan Asset Regulations include in the definition of a “guaranteed governmental mortgage pool certificate” some Certificates issued and/or guaranteed by Freddie Mac, Ginnie Mae, Fannie Mae or Farmer Mac. Accordingly, even if these types of mortgaged-backed securities were deemed to be assets of a Plan, the underlying mortgages would not be treated as assets of that Plan. Private label mortgage participations, mortgage pass-through Certificates or other mortgage-backed securities are not “guaranteed governmental mortgage pool Certificates” within the meaning of the Plan Asset Regulations.

In addition, the acquisition or holding of Offered Certificates by or on behalf of a Plan could give rise to a prohibited transaction if we or the Trustee, Master Servicer or Special Servicer or any underwriter, sub-servicer, tax administrator, manager, borrower or obligor under any credit enhancement mechanism, or one of their affiliates, is or becomes a Party in Interest with respect to an investing Plan.

If you are the fiduciary of a Plan, you are encouraged consult your counsel and review the ERISA discussion in this prospectus before purchasing any Offered Certificates.

Prospective investors should note that the State Teachers Retirement System of the State of Illinois, which is a governmental pension plan, owns a 90% indirect interest in the borrower under the Magellan Commerce Self Storage Mortgage Loan (1.9%). Persons who have an ongoing relationship with the State Teachers Retirement System of the State of Illinois should consult with counsel regarding whether such a relationship would affect their ability to purchase and hold Offered Certificates.

Prohibited Transaction Exemptions

If you are a Plan fiduciary, then, in connection with your deciding whether to purchase any of the Offered Certificates on behalf of, or with assets of, a Plan, you should consider the availability of one of the following prohibited transaction class exemptions issued by the U.S. Department of Labor:

●	Prohibited Transaction Class Exemption 90-1, which exempts particular transactions between insurance company separate accounts and Parties in Interest;

●	Prohibited Transaction Class Exemption 91-38, which exempts particular transactions between bank collective investment funds and Parties in Interest;

●	Prohibited Transaction Class Exemption 84-14, which exempts particular transactions effected on behalf of a Plan by a “qualified professional asset manager”;

●	Prohibited Transaction Class Exemption 95-60, which exempts particular transactions between insurance company general accounts and Parties in Interest; and

●	Prohibited Transaction Class Exemption 96-23, which exempts particular transactions effected on behalf of an ERISA Plan by an “in-house asset manager.”

We cannot provide any assurance that any of these class exemptions will apply with respect to any particular investment by or on behalf of a Plan in any Class of Offered Certificates. Furthermore, even if any of them were deemed to apply, that particular class exemption may not apply to all transactions that could occur in connection with the investment.

Underwriter Exemption

The U.S. Department of Labor has granted to certain underwriters individual administrative exemptions from application of certain of the prohibited transaction provisions of ERISA and Section 4975 of the Code.

The U.S. Department of Labor issued an individual prohibited transaction exemption to a predecessor of Citigroup Global Markets Inc., Prohibited Transaction Exemption (“PTE”) 91-23 (April 18, 1991), to a predecessor of Morgan Stanley & Co. LLC, PTE 90-24, 55 Fed. Reg. 20,548 (May 17, 1990), and to the predecessor of Merrill Lynch, Pierce, Fenner & Smith Incorporated, PTE 93-31, 58 Fed. Reg. 28,620 (May 14, 1993), each as amended by PTE 2013-08 (July 9, 2013) (collectively, the “Underwriter Exemption”). Subject to the satisfaction of conditions set forth in the Underwriter Exemption, it generally exempts from the application of the prohibited transaction provisions of Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed on these prohibited transactions under Sections 4975(a) and (b) of the Code, specified transactions relating to, among other things—

●	the servicing and operation of pools of real estate loans, such as the mortgage pool, and

●	the purchase, sale and holding of mortgage pass-through Certificates, such as the Offered Certificates, that are underwritten by an underwriter under the Underwriter Exemption.

The Underwriter Exemption sets forth five general conditions which, among others, must be satisfied for a transaction involving the purchase, sale and holding of an Offered Certificate to be eligible for exemptive relief under the exemption. The conditions are as follows:

●	first, the acquisition of the certificate by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party;

●	second, at the time of its acquisition by the Plan, the certificate must be rated in one of the four highest generic rating categories by at least one NRSRO that meets the requirements in the Underwriter Exemption (“Exemption Rating Agency”);

●	third, the Trustee cannot be an affiliate of any other member of the Restricted Group (other than an underwriter);

●	fourth, the following must be true—

1.	the sum of all payments made to and retained by the underwriters must represent not more than reasonable compensation for underwriting the relevant Class of Certificates,

2.	the sum of all payments made to and retained by us in connection with the assignment of Mortgage Loans to the Issuing Entity must represent not more than the fair market value of the obligations, and

3.	the sum of all payments made to and retained by the Master Servicer, the Special Servicer or any sub-servicer must represent not more than reasonable compensation for that person’s services under the Pooling and Servicing Agreement and reimbursement of that person’s reasonable expenses in connection therewith; and

●	fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended.

It is a condition to the issuance of the Offered Certificates that they receive the ratings as required by the Underwriter Exemption, and we believe that each of the Ratings Agencies meets the requirements to be an Exemption Rating Agency; consequently, the second general condition set forth above will be satisfied with respect to the Offered Certificates as of the Closing Date. In addition, the third general condition set forth above will be satisfied with respect to the Offered Certificates as of the Closing Date. We believe that the fourth general condition will be satisfied with respect to the Offered Certificates. A fiduciary of a Plan contemplating purchasing any of the Offered Certificates, whether in the initial issuance of the Offered Certificates or in the secondary market, must make its own determination that the first and fifth conditions set forth above will be satisfied with respect to such Certificates. A fiduciary of a Plan contemplating purchasing any of the Offered Certificates in the secondary market must make its own determination that at the time of such acquisition, such Certificates continue to satisfy the second general condition set forth above.

“Restricted Group” means, collectively, the following persons and entities: the Trustee; the underwriters; the Depositor; the Master Servicer; the Special Servicer; any sub-servicers; the Sponsors; each borrower, if any, with respect to Mortgage Loans constituting more than 5% of the total unamortized principal balance of the mortgage pool as of the date of initial issuance of the Offered Certificates; and any and all affiliates of any of the aforementioned persons.

In order to meet the requirements to be an Exemption Rating Agency, the credit rating agency:

1.	Must be recognized by the SEC as a NRSRO,

2.	Must have indicated on its most recently filed SEC Form NRSRO that it rates “issuers of asset-backed securities,” and

3.	Must have had, within the 12 months prior to the initial issuance of the securities, at least 3 “qualified ratings engagements” which are defined as (A) a rating engagement requested by an issuer or underwriter in connection with the initial offering of the securities, (B) which is made public to investors generally and (C) for which the rating agency is compensated, and (D) which involves the offering of securities of the type that would be granted relief under the Exemption.

The Underwriter Exemption also requires that the Issuing Entity meet the following requirements:

●	the trust fund must consist solely of assets of the type that have been included in other investment pools;

●	Certificates evidencing interests in those other investment pools must have been rated in one of the four highest generic categories by at least one Exemption Rating Agency; and

●	Certificates evidencing interests in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of an Offered Certificate.

The Depositor expects that the conditions to the applicability of the Underwriter Exemption described above generally will be met with respect to the Offered Certificates, other than those conditions which are dependent on facts unknown to the Depositor or which it cannot control, such as those relating to the circumstances of the Plan purchaser or the Plan fiduciary making the decision to purchase Offered Certificates.

Under the Underwriter Exemption, the loan-to-value ratio of any underlying Mortgage Loan held in the trust may not exceed 100% at the date of initial issuance of the Offered Certificates, based on the outstanding principal balance of the Mortgage Loan and the fair market value of the mortgaged property as of the Closing Date. It is possible that, if the fair market value of any of the Mortgage Loans has declined since origination, this requirement may not be satisfied. This possibility is greater for the seasoned loans than it is for the other Mortgage Loans.

If the general conditions of the Underwriter Exemption are satisfied, it may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code, in connection with—

●	the direct or indirect sale, exchange or transfer of an Offered Certificate acquired by a Plan upon initial issuance from us when we are, or a Mortgage Loan Seller, the Trustee, the Master Servicer, the Special Servicer, any sub-servicer, any provider of credit support, underwriter or borrower is, a Party in Interest with respect to the investing Plan,

●	the direct or indirect acquisition or disposition in the secondary market of an Offered Certificate by a Plan, and

●	the continued holding of an Offered Certificate by a Plan.

However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of a Plan sponsored by any member of the Restricted Group, if such acquisition or holding is by any person who has discretionary authority or renders investment advice with respect to the assets of that Plan.

If the specific conditions of the Underwriter Exemption set forth below are also satisfied, the Underwriter Exemption may provide an additional exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code, in connection with:

●	the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of securities between the Issuing Entity or an underwriter and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in the securities is: (1) a borrower with respect to 5% or less of the fair market value of the Issuing Entity’s assets or (2) an affiliate of such a person, provided that: (a) the Plan is not sponsored by a member of the Restricted Group; (b) the Plan’s investment in each Class of Certificates does not exceed 25% of the outstanding securities of such class; (c) after the Plan’s acquisition of the Certificates, no more than 25% of the assets over which the fiduciary has investment authority are invested in securities of the Issuing Entity containing assets which are sold or serviced by the same entity; and (d) in the case of initial issuance (but not secondary market transactions), at least 50% of each Class of Certificates in which Plans have invested and at least 50% of the aggregate interests in the Issuing Entity are acquired by persons independent of the Restricted Group;

●	the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan or with Plan assets provided that the conditions in clauses (2)(a), (b) and (c) of the prior bullet are met; and

●	the continued holding of Offered Certificates acquired by a Plan or with Plan assets in an initial issuance or secondary market transaction meeting the foregoing requirements.

We cannot assure you that all of the conditions for this additional exemption will be met. In particular, during periods of adverse conditions in the market for CMBS, there is an increased likelihood that (i) 50% or more of one or more Classes of Offered Certificates will be sold in the initial issuance to members of the Restricted Group and (ii) 50% or more of the aggregate interest in the Issuing Entity will be acquired by members of the Restricted Group. Plans with respect to which a borrower or an affiliate of a borrower has investment discretion are advised to consult with counsel before acquiring any Offered Certificates.

Further, if the general conditions of the Underwriter Exemption, as well as other conditions set forth in the Underwriter Exemption are satisfied, it may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code, for transactions in connection with the servicing, management and operation of the trust fund.

Lastly, if the general conditions of the Underwriter Exemption are satisfied, it may also provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code, by reason of Sections 4975(c)(1)(A) through (D) of the Code, if the restrictions are deemed to otherwise apply merely because a person is deemed to be a party in interest or a disqualified person with respect to an investing plan by virtue of—

●	providing services to the Plan,

●	having a specified relationship to this person, or

●	solely as a result of the Plan’s ownership of Offered Certificates.

Before purchasing an Offered Certificate, a fiduciary of a Plan should itself confirm that the general and other conditions set forth in the Underwriter Exemption, and the other requirements set forth in the Underwriter Exemption, would be satisfied at the time of the purchase.

Exempt Plans

A governmental plan as defined in Section 3(32) of ERISA is not subject to ERISA or Section 4975 of the Code. However, a governmental plan may be subject to a federal, state or local law which is, to a material extent, similar to the fiduciary or prohibited transaction provisions of ERISA or the Code (“Similar Law”). A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under any Similar Law.

Insurance Company General Accounts

Section 401(c) of ERISA provides that the fiduciary and prohibited transaction provisions of ERISA and the Code do not apply to transactions involving an insurance company general account where the assets of the general account are not Plan assets. A Department of Labor regulation issued under Section 401(c) of ERISA provides guidance for determining, in cases where insurance policies supported by an insurer’s general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets are ERISA Plan assets. That regulation generally provides that, if the specified requirements are satisfied with respect to insurance policies issued on or before December 31, 1998, the assets of an insurance company general account will not be Plan assets.

Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998, or issued to a Plan on or before December 31, 1998 for which the insurance company does not comply with the requirements set forth in the Department of Labor regulation under Section 401(c) of ERISA, may be treated as Plan assets. In addition, because Section 401(c) of ERISA and the regulation issued under Section 401(c) of ERISA do not relate to insurance company separate accounts, separate account assets are still treated as Plan assets, invested in the separate account. If you are an insurance company and are contemplating the investment of general account assets in Offered Certificates, you are encouraged consult your legal counsel as to the applicability of Section 401(c) of ERISA.

In addition, each beneficial owner of any Offered Certificates or any interest therein that is a Plan, including any fiduciary purchasing any such Certificates on behalf of a Plan (each, a “Plan Fiduciary”), will be deemed to have represented by its acquisition of such Offered Certificates that:

(1)       none of the Depositor, the Trustee, the Certificate Administrator, any underwriter, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, or any of their respective affiliated entities (the “Transaction Parties”), has provided or will provide advice with respect to the acquisition of Offered Certificates by the Plan, other than to the Plan Fiduciary which is independent of the Transaction Parties, and the Plan Fiduciary either: (a) is a bank as defined in Section 202 of the Investment Advisers Act of 1940 (the “Advisers Act”), or similar institution that is regulated and supervised and subject to periodic examination by a state or federal agency; (b) is an insurance carrier which is qualified under the laws of more than one state to perform the services of managing, acquiring or disposing of assets of a Plan; (c) is an investment adviser registered under the Advisers Act, or, if not registered an as investment adviser under the Advisers Act by reason of paragraph (1) of Section 203A of the Advisers Act, is registered as an investment adviser under the laws of the state in which it maintains its principal office and place of business; (d) is a broker-dealer registered under the Securities Exchange Act of 1934, as amended; or (e) has total assets of at least U.S. $50,000,000 under its management or control (provided that this clause (e) will not be satisfied if the Plan Fiduciary is either (i) the owner or a relative of the owner of an investing individual retirement account or (ii) a participant or beneficiary of the Plan investing in such Certificates in such capacity);

(2)       the Plan Fiduciary is capable of evaluating investment risks independently, both in general and with respect to particular transactions and investment strategies, including the acquisition by the Plan of the Offered Certificates;

(3)       the Plan Fiduciary is a “fiduciary” with respect to the Plan within the meaning of Section 3(21) of ERISA, Section 4975 of the Code, or both, and is responsible for exercising independent judgment in evaluating the Plan’s acquisition of the Offered Certificates;

(4)       none of the Transaction Parties has exercised any authority to cause the Plan to invest in the Offered Certificates or to negotiate the terms of the Plan’s investment in such Certificates or receives a fee or other compensation from the Plan or Plan Fiduciary for the provision of investment advice in connection with the acquisition by the Plan of the Offered Certificates; and

(5)       the Plan Fiduciary has been informed by the Transaction Parties: (a) that none of the Transaction Parties is undertaking to provide impartial investment advice or to give advice in a fiduciary capacity, and that no such entity has given investment advice or otherwise made a recommendation, in connection with the Plan’s acquisition of the Offered Certificates; and (b) of the existence and nature of the Transaction Parties’ financial interests in the Plan’s acquisition of such Certificates, as described in this prospectus.

The above representations are intended to comply with the DOL’s Reg. Sections 29 C.F.R. 2510.3-21(a) and (c)(1) as promulgated on April 8, 2016 (81 Fed. Reg. 20,997). If these regulations are revoked, repealed or no longer effective, these representations will be deemed to be no longer in effect.

None of the Transaction Parties is undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the acquisition of any Offered Certificates by any Plan.

Ineligible Purchasers

Even if an exemption is otherwise available, Certificates in a particular offering generally may not be purchased with the assets of a Plan that is sponsored by or maintained by an underwriter, the Depositor, the Trustee, the trust, the Master Servicer, the Special Servicer or any of their respective affiliates. Offered Certificates generally may not be purchased with the assets of a Plan if the Depositor, the Trustee, the trust fund, a Master Servicer, the Special Servicer, a Mortgage Loan Seller, or any of their respective affiliates or any employees thereof: (a) has investment discretion with respect to the investment of such Plan assets; or (b) has authority or responsibility to give or regularly gives investment advice with respect to such Plan assets for a fee, pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such Plan assets and that such advice will be based on the particular investment needs of the Plan. A party with the discretion, authority or responsibility is described in clause (a) or (b) of the preceding sentence is a fiduciary with respect to a Plan, and any such purchase might result in a “prohibited transaction” under ERISA and the Code.

Further Warnings

The fiduciary of a Plan should consider that the rating of a security may change. If the rating of an Offered Certificate declines below the lowest permitted rating, the Offered Certificate will no longer be eligible for relief under the Underwriter Exemption (although a Plan that had purchased the Offered Certificate when it had a permitted investment grade rating would not be required by the Underwriter Exemption to dispose of the Offered Certificate). If the Offered Certificate meets the requirements of the Underwriter Exemption, other than those relating to rating, such Offered Certificate may be eligible to be purchased by an insurance company general account pursuant to Sections I and III of Prohibited Transaction Class Exemption (or PTCE) 95-60.

Each beneficial owner of an Offered Certificate or any interest therein will be deemed to have represented, by virtue of its acquisition or holding of such Offered Certificate or interest therein, that either (i) it is not a Plan or an entity using assets of a Plan, (ii) it has acquired and is holding the Offered Certificates in reliance on the Underwriter Exemption, and that it understands that there are certain conditions to the availability of the Underwriter Exemption, including that the Offered Certificates must be rated, at the time of purchase, not lower than BBB- (or its equivalent) by an Exemption Rating Agency and that such Offered Certificate is so rated or (iii)(1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an “insurance company general account,” as such term is defined in PTCE 95-60 and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

Any fiduciary of a Plan considering whether to purchase an Offered Certificate on behalf of that Plan is encouraged to consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to the investment, in particular the fiduciary of a Plan should consider whether the purchase of an Offered Certificate satisfies the ERISA restrictions concerning prudence and diversification of the investment of the assets of that Plan.

The sale of Offered Certificates to a Plan is in no way a representation or warranty by us or any of the underwriters that—

●	the investment meets all relevant legal requirements with respect to investments by Plans generally or by any particular Plan, or

●	the investment is appropriate for Plans generally or for any particular Plan.

Consultation with Counsel

If you are a fiduciary for or any other person investing assets of a Plan and you intend to purchase Offered Certificates on behalf of or with assets of that Plan, you should:

●	consider your general fiduciary obligations under ERISA, and

●	consult with your legal counsel as to—

1.	the potential applicability of ERISA and Section 4975 of the Code to that investment, and

2.	the availability of any prohibited transaction exemption in connection with that investment.

Tax Exempt Investors

A Plan that is exempt from federal income taxation under Section 501 of the Code will be subject to federal income taxation to the extent that its income is “unrelated business taxable income” within the meaning of Section

512 of the Code. All excess inclusions of a REMIC allocated to a REMIC residual certificate held by a tax-exempt Plan will be considered unrelated business taxable income and will be subject to federal income tax.

See “Material Federal Income Tax Consequences”.

Legal Investment

No Class of Offered Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”).

The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Offered Certificates, is subject to significant interpretative uncertainties. Except as may be specified above with regard to the status of the Offered Certificates as “mortgage related securities” or not as “mortgage related securities” for purposes of SMMEA, no representations are made as to the proper characterization of any Class of Offered Certificates for legal investment, financial institution regulatory or other purposes or as to the ability of particular investors to purchase any Class of Offered Certificates under applicable legal investment restrictions.

Further, any rating of a Class of Offered Certificates below an “investment grade” rating (i.e., lower than the top four rating categories) by any nationally recognized statistical rating organization, as defined in Section 3(a)(62) of the Exchange Act (“NRSRO”) engaged to rate that Class or issuing an unsolicited rating, and whether initially or as a result of a ratings downgrade, may adversely affect the ability of an investor to purchase or retain, or otherwise impact the regulatory characteristics of, that Class of Certificates. These uncertainties (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity and market value of the Offered Certificates.

The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity and market value of the Offered Certificates. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent: (a) the Offered Certificates of any Class constitute legal investments or are subject to investment, capital or other regulatory restrictions; and (b) if applicable, SMMEA has been overridden in any jurisdiction relevant to you.

The Issuing Entity will be relying on an exclusion or exemption under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the Issuing Entity. The Issuing Entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act. The Volcker Rule generally prohibits “banking entities” (which is broadly defined to include U.S. banks and bank holding companies and many non-U.S. banking entities, together with their respective subsidiaries and other affiliates) from (i) engaging in proprietary trading, (ii) acquiring or retaining an ownership interest in or sponsoring a “covered fund” and (iii) entering into certain relationships with such funds. Under the Volcker Rule, unless otherwise jointly determined by specified federal regulators, a “covered fund” does not include an issuer that may rely on an exclusion or exemption from the definition of “investment company” under the Investment Company Act other than the exclusions contained in Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act. The Volcker Rule became effective on July 21, 2012, and final regulations implementing the Volcker Rule were adopted on December 10, 2013, with conformance required by July 21, 2015 (or by July 21, 2017 in respect of investments in and relationships with covered funds that were in place prior to December 31, 2013). Although prior to the deadlines for conformance, banking entities were or are required to make good-faith efforts to conform their activities and investments to the Volcker Rule, the general effects of the Volcker Rule remain uncertain. Any prospective investor in the Offered Certificates, including a U.S. or foreign bank or a subsidiary or other affiliate thereof, should consult its own legal advisors regarding such matters and other effects of the Volcker Rule.

Certain Legal Aspects of the Mortgage Loans

The following discussion contains general summaries of select legal aspects of Mortgage Loans secured by multifamily and commercial properties in the United States. Because these legal aspects are governed by applicable state law, which may differ substantially from state to state, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all jurisdictions in which the security for the Mortgage Loans underlying the Offered Certificates is situated.

California. Forty-five (45) of the Mortgaged Properties (19.7%), are located in California.

Mortgage loans in California are generally secured by deeds of trust on the related real estate.  Foreclosure of a deed of trust in California may be accomplished by a nonjudicial trustee’s sale in accordance with the California Civil Code (so long as it is permitted under a specific provision in the deed of trust) or by judicial foreclosure in accordance with the California Code of Civil Procedure. Public notice of either the trustee’s sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real estate may be sold by the trustee, if foreclosed pursuant to the trustee’s power of sale, or by court appointed sheriff under a judicial foreclosure. Following a judicial foreclosure sale, the borrower or its successor in interest may, for a period of up to one year, redeem the property; however, there is no redemption following a trustee’s power of sale. California’s “security first” and “one action” rules require the lender to complete foreclosure of all real estate provided as security under the deed of trust in a single action in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted) against the borrower for recovery of the debt, except in certain cases involving environmentally impaired real property where foreclosure of the real property is not required before making a claim under the indemnity. This restriction may apply to property which is not located in California if a single promissory note is secured by property located in California and other jurisdictions. California case law has held that acts such as an offset of an unpledged account constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the mortgage loan and a loss of the ability to sue for the debt. A sale by the trustee under the deed of trust does not constitute an “action” for purposes of the “one action rule”. Other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower following a judicial foreclosure to the amount by which the indebtedness exceeds the fair value at the time of the public sale and in no event greater than the difference between the foreclosure sale price and the amount of the indebtedness. Further, under California law, once a property has been sold pursuant to a power of sale clause contained in a deed of trust (and in the case of certain types of purchase money acquisition financings, under all circumstances), the lender is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors. On the other hand, under certain circumstances, California law permits separate and even contemporaneous actions against both the borrower and any guarantors. California statutory provisions regarding assignments of rents and leases require that a lender whose loan is secured by such an assignment must exercise a remedy with respect to rents as authorized by statute in order to establish its right to receive the rents after an event of default. Among the remedies authorized by statute is the lender’s right to have a receiver appointed under certain circumstances.

General

Each Mortgage Loan underlying the Offered Certificates will be evidenced by a note or bond and secured by an instrument granting a security interest in real property. The instrument granting a security interest in real property may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which that real property is located. Mortgages, deeds of trust and deeds to secure debt are often collectively referred to in this prospectus as “mortgages.” A mortgage creates a lien upon, or grants a title interest in, the real property covered by the mortgage, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on—

●	the terms of the mortgage,

●	the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property,

●	the knowledge of the parties to the mortgage, and

●	in general, the order of recordation of the mortgage in the appropriate public recording office.

However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

There are two parties to a mortgage—

●	a mortgagor, who is the owner of the encumbered interest in the real property, and

●	a mortgagee, who is the lender.

In general, the mortgagor is also the borrower.

In contrast, a deed of trust is a three-party instrument. The parties to a deed of trust are—

●	the trustor, who is the equivalent of a mortgagor,

●	the trustee to whom the real property is conveyed, and

●	the beneficiary for whose benefit the conveyance is made, who is the lender.

Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note.

A deed to secure debt typically has two parties. Under a deed to secure debt, the grantor, who is the equivalent of a mortgagor, conveys title to the real property to the grantee, who is the lender, generally with a power of sale, until the debt is repaid.

Where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a Mortgage Loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. In no event is the land trustee personally liable for the mortgage note obligation.

The mortgagee’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by:

●	the express provisions of the related instrument,

●	the law of the state in which the real property is located,

●	various federal laws, and

●	in some deed of trust transactions, the directions of the beneficiary.

Installment Contracts

The Mortgage Loans underlying your Offered Certificates may consist of installment contracts. Under an installment contract the seller retains legal title to the property and enters into an agreement with the purchaser for payment of the purchase price, plus interest, over the term of the installment contract. Only after full performance by the borrower of the contract is the seller obligated to convey title to the real estate to the purchaser. During the period that the installment contract is in effect, the purchaser is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

The seller’s enforcement of an installment contract varies from state to state. Generally, installment contracts provide that upon a default by the purchaser, the purchaser loses his or her right to occupy the property, the entire indebtedness is accelerated, and the purchaser’s equitable interest in the property is forfeited. The seller in this situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the purchaser has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of purchaser default during the early years of an installment contract, the courts will permit ejectment of the purchaser and a forfeiture of his or her interest in the property.

However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under those statutes, a judicial or nonjudicial foreclosure may be required, the seller may be required to give notice of default and the borrower may be granted some grace period during which the contract may be reinstated upon full payment of the default amount and the purchaser may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a purchaser with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the seller’s procedures for obtaining possession and clear title under an installment contract for the sale of real estate in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a mortgaged property.

Leases and Rents

A mortgage that encumbers an income-producing property often contains an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases. Under an assignment of rents and leases, the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived from each lease. However, the borrower retains a revocable license to collect the rents, provided there is no default and the rents are not directly paid to the lender.

If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

In most states, hotel and motel room rates are considered accounts receivable under the UCC. Room rates are generally pledged by the borrower as additional security for the loan when a Mortgage Loan is secured by a hotel or motel. In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured by hotels or motels may be included in the trust even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. A lender will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default, even if the lender’s security interest in room rates is perfected under applicable nonbankruptcy law.

In the bankruptcy setting, the lender will be stayed from enforcing its rights to collect hotel and motel room rates. However, the room rates will constitute cash collateral and cannot be used by the bankrupt borrower—

●	without a hearing or the lender’s consent, or

●	unless the lender’s interest in the room rates is given adequate protection.

For purposes of the foregoing, the adequate protection may include a cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the bankrupt borrower proposes to use. See “—Bankruptcy Issues” below.

Personalty

Some types of income-producing real properties, such as hotels, motels and nursing homes, may include personal property, which may, to the extent it is owned by the borrower and not previously pledged, constitute a significant portion of the property’s value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a Mortgage Loan, the lender generally must file UCC financing statements in order to perfect its security interest in the personal property and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured in part by personal property may be included in one of our trusts even if the security interest in the personal property was not perfected or the requisite UCC filings were allowed to lapse.

Foreclosure

General

Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property security at public auction to satisfy the indebtedness.

Foreclosure Procedures Vary From State to State.

The two primary methods of foreclosing a mortgage are—

●	judicial foreclosure, involving court proceedings, and

●	nonjudicial foreclosure under a power of sale granted in the mortgage instrument.

Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed. A foreclosure action sometimes requires several years to complete.

Judicial Foreclosure.

A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, a lender initiates the action by the service of legal pleadings upon—

●	all parties having a subordinate interest of record in the real property, and

●	all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage.

Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties, including defendants. When the lender’s right to foreclose is contested, the legal proceedings can be time-consuming. The court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property upon successful completion of a judicial foreclosure proceeding. The proceeds of that public sale are used to satisfy the judgment. The procedures that govern these public sales vary from state to state.

Equitable and Other Limitations on Enforceability of Particular Provisions.

United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on these principles, a court may:

●	alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching;

●	require the lender to undertake affirmative actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan;

●	require the lender to reinstate a loan or recast a payment schedule in order to accommodate a borrower that is suffering from a temporary financial disability; or

●	limit the right of the lender to foreclose in the case of a nonmonetary default, such as—

1.	a failure to adequately maintain the mortgaged property, or

2.	an impermissible further encumbrance of the mortgaged property.

Some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have—

●	upheld the reasonableness of the notice provisions, or

●	found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

In addition, some states may have statutory protection such as the right of the borrower to reinstate its Mortgage Loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

Nonjudicial Foreclosure/Power of Sale.

In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee’s sale under a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following—

●	a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower, and

●	notice of sale is given in accordance with the terms of the deed of trust and applicable state law.

In some states, prior to a nonjudicial public sale, the trustee under the deed of trust must—

●	record a notice of default and notice of sale, and

●	send a copy of those notices to the borrower and to any other party who has recorded a request for a copy of them.

In addition, in some states, the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. Some states require a reinstatement period during which the borrower or junior lienholder may have the right to cure the default by paying the entire actual amount in arrears, without regard to the acceleration of the indebtedness, plus the lender’s expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

Public Sale.

A third party may be unwilling to purchase a mortgaged property at a public sale because of—

●	the difficulty in determining the exact status of title to the property due to, among other things, redemption rights that may exist, and

●	the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings.

Potential buyers may also be reluctant to purchase mortgaged property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Co., 621 F.2d 2001 (5th Cir. 1980) and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the Bankruptcy Code and, thus, could be rescinded in favor of the bankrupt’s estate, if (1) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (2) the price paid for the foreclosed property did not represent “fair consideration”, which is “reasonably equivalent value” under the Bankruptcy Code. Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme Court in BFP v. Resolution Trust Corp., 511 U.S. 531 (1994), the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. Therefore, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower’s debt will be extinguished, or for a lesser amount in order to preserve its right to seek a deficiency judgment if such is available under state law and under the terms of the Mortgage Loan documents. Thereafter, subject to the borrower’s right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. Frequently, the lender employs a third-party management company to manage and operate the property. The costs of operating and maintaining a property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels, restaurants, nursing or convalescent homes, hospitals or casinos may be particularly significant because of the expertise, knowledge and, with respect to certain property types, regulatory compliance, required to run those operations and the effect which foreclosure and a change in ownership may have on the public’s and the industry’s, including franchisors’, perception of the quality of those operations. The lender also will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of a property may not equal the lender’s investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a Mortgage Loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

Furthermore, an increasing number of states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See “—Environmental Considerations” below.

The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens. In addition, it may be obliged to keep senior Mortgage Loans current in order to avoid foreclosure of its interest in the property. Furthermore, if the foreclosure of a junior mortgage triggers the enforcement of a due-on-sale clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

Rights of Redemption.

The purposes of a foreclosure action are—

●	to enable the lender to realize upon its security, and

●	to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercising their equity of redemption.

The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties to the foreclosure proceeding in order for their equity of redemption to be terminated.

The equity of redemption is a common-law, nonstatutory right which should be distinguished from post-sale statutory rights of redemption. In some states, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property after sale under a deed of trust or foreclosure of a mortgage. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. A statutory right of redemption will diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

One Action and Security First Rules.

Some states (including California) have laws that prohibit more than one “judicial action” to enforce a mortgage obligation secured by a mortgage on real property or an interest therein, and some courts have construed the term “judicial action” broadly. In addition, some states (including California) require that the lender proceed first against any real property security for such mortgage obligation before proceeding directly upon the secured obligation itself. In the case where either a cross-collateralized, cross-defaulted or a multi-property Mortgage Loan is secured by real properties located in multiple states, the Special Servicer may be required to foreclose first on properties located in states where such “one action” and/or “security first” rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in the states where judicial foreclosure is the only permitted method of foreclosure. Otherwise, a second action in a state with “one action” rules might be precluded because of a prior first action, even if such first action occurred in a state without “one action” rules. Moreover, while the consequences of breaching these rules will vary from jurisdiction to jurisdiction, as a general matter, a lender who proceeds in violation of these rules may run the risk of forfeiting collateral and/or even the right to enforce the underlying obligation. In addition, under certain circumstances, a lender with respect to a real property located in a “one action” or “security first” jurisdiction may be precluded from obtaining a deficiency judgment against the borrower following foreclosure or sale under a deed of trust (unless there has been a judicial foreclosure). Finally, in some jurisdictions, the benefits of such laws may be available not just to the underlying obligor, but also to any guarantor of the underlying obligation, thereby limiting the ability of the lender to recover against a guarantor without first complying with the applicable anti-deficiency statutes.

Anti-Deficiency Legislation.

Some or all of the Mortgage Loans underlying the Offered Certificates are non-recourse loans. Recourse in the case of a default on a non-recourse Mortgage Loan will generally be limited to the underlying real property and any other assets that were pledged to secure the Mortgage Loan. However, even if a Mortgage Loan by its terms provides for recourse to the borrower’s other assets, a lender’s ability to realize upon those assets may be limited by state law. For example, in some states, a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale pursuant to the “power of sale” under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other state statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In some states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security, but in doing so, the lender may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders will usually proceed first against the security in states where an election of remedy provision exists. Other statutory provisions limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale. These other statutory provisions are intended to protect borrowers from exposure to large deficiency judgments that might otherwise result from below-market bids at the foreclosure sale. In some states, exceptions to the anti-deficiency statues are provided for in certain instances where the value of the lender’s security has been impaired by acts or omissions of the borrower such as for waste upon the property. Finally, some statutes may preclude deficiency judgments altogether with respect to certain kinds of obligations such as purchase-money indebtedness. In some jurisdictions the courts have extended the benefits of this legislation to the guarantors of the underlying obligation as well.

Leasehold Considerations.

Some or all of the Mortgage Loans underlying the Offered Certificates may be secured by a mortgage on the borrower’s leasehold interest under a ground lease. Leasehold Mortgage Loans are subject to some risks not associated with Mortgage Loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower’s leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease:

●	requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them,

●	permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and

●	contains other protective provisions typically required by prudent lenders to be included in a ground lease.

Some Mortgage Loans underlying the Offered Certificates, however, may be secured by ground leases which do not contain these provisions.

In addition, where a lender has as its security both the fee and leasehold interest in the same property, the grant of a mortgage lien on its fee interest by the land owner/ground lessor to secure the debt of a borrower/ground lessee may be subject to challenge as a fraudulent conveyance. Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by the land owner/ground lessor from the loan. If a court concluded that the granting of the mortgage lien was an avoidable fraudulent conveyance, it might take actions detrimental to the holders of the offered certificates, including, under certain circumstances, invalidating the mortgage lien on the fee interest of the land owner/ground lessor.

Cooperative Shares. Some or all of the Mortgage Loans underlying the Offered Certificates may be secured by a security interest on the borrower’s ownership interest in shares, and the proprietary leases belonging to those shares, allocable to cooperative dwelling units that may be vacant or occupied by nonowner tenants. Loans secured in this manner are subject to some risks not associated with Mortgage Loans secured by a lien on the fee estate of a borrower in real property. Loans secured in this manner typically are subordinate to the mortgage, if any, on the cooperative’s building. That mortgage, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative is subject to various regulations as well as to restrictions under the governing documents of the cooperative. The shares may be canceled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, that the lender may cure a default under a proprietary lease.

Under the laws applicable in many states, “foreclosure” on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a commercially reasonable manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. A recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary leases. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.

In the case of foreclosure on a building converted from a rental building to a building owned by a cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws that apply to certain tenants who elected to remain in the building but who did not purchase shares in the cooperative when the building was so converted.

Bankruptcy Issues

Automatic Stay.

Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, to collect a debt are automatically stayed upon the filing of the bankruptcy petition. Often, no interest or principal payments are made during the course of the bankruptcy case. The delay caused by an automatic stay and its consequences can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien.

Modification of Lender’s Rights.

Under the Bankruptcy Code, the amount and terms of a Mortgage Loan secured by a lien on property of the debtor may be modified provided that substantive and procedural safeguards protective of the lender are met. A bankruptcy court may, among other things—

●	reduce the secured portion of the outstanding amount of the loan to the then-current value of the property, thereby leaving the lender a general unsecured creditor for the difference between the then-current value of the property and the outstanding balance of the loan;

●	reduce the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule, with or without affecting the unpaid principal balance of the loan;

●	extend or shorten the term to maturity of the loan;

●	permit the bankrupt borrower to cure the subject loan default by paying the arrearage over a number of years; or

●	permit the bankrupt borrower, through its rehabilitative plan, to reinstate the loan payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor’s petition.

Other types of significant modifications to the terms of the mortgage may be acceptable to the bankruptcy court, such as making distributions to the mortgage holder of property other than cash, or the substitution of collateral which is the “indubitable equivalent” of the real property subject to the mortgage or the subordination of the mortgage to liens securing new debt (provided that the lender’s secured claim is “adequately protected” as such term is defined and interpreted under the Bankruptcy Code), depending on the particular facts and circumstances of the specific case.

A trustee in a bankruptcy proceeding may in some cases be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide the borrower with means to halt a foreclosure proceeding or sale and to force a restructuring of a Mortgage Loan on terms a lender would not otherwise accept. Moreover, the laws of certain states also give priority to certain tax liens and mechanics liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagees have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors. Federal bankruptcy law also may interfere with the ability of the Master Servicer or Special Servicer, as applicable, for one of our trusts to enforce lockbox requirements.

Leases and Rents.

Federal bankruptcy law may also interfere with or affect the ability of a secured lender to enforce the borrower’s assignment of rents and leases related to the mortgaged property. Federal bankruptcy law provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in the lease to that effect or because of certain other similar events. This prohibition on so called “ipso facto clauses” could limit the ability of the Master Servicer or Special Servicer, as applicable, for one of our trusts to exercise certain contractual remedies with respect to any related leases. In addition, a lender may be stayed from enforcing the assignment under the Bankruptcy Code, and the legal proceedings necessary to resolve the issue could be time-consuming, and result in delays in the lender’s receipt of the rents. Rents and leases may also escape an assignment thereof (i) if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding, (ii) to the extent such rents and leases are used by the borrower to maintain the mortgaged property, or for other court authorized expenses, (iii) to the extent other collateral may be substituted for the rents and leases, (iv) to the extent the bankruptcy court determines that the lender is adequately protected or (v) to the extent the court determines, based on the equities of the case, that the post-petition rents are not subject to the lender’s pre-petition security interest.

Under the Bankruptcy Code, a security interest in real property acquired before the commencement of the bankruptcy case does not extend to income received after the commencement of the bankruptcy case unless such income is a proceed, product or rent of such property. Therefore, to the extent a business conducted on the mortgaged property creates accounts receivable rather than rents or results from payments under a license rather than payments under a lease, a valid and perfected pre-bankruptcy lien on such accounts receivable or license income generally would not continue as to post-bankruptcy accounts receivable or license income. The Bankruptcy Code has been amended to mitigate this problem with respect to fees, charges, accounts or other payments for the use or occupancy of rooms and other public facilities in hotels, motels or other lodging facilities. A lender’s perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel, motel and other lodging property revenues, unless a bankruptcy court orders to the contrary “based on the equities of the case.” The equities of a particular case may permit the discontinuance of security interests in post-petition leases and rents. Unless a court orders otherwise, however, rents and other revenues from the related lodging property generated after the date the bankruptcy petition is filed will constitute “cash collateral” under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender’s consent or a prior court order finding that the lender’s interest in such mortgaged property and the cash collateral is “adequately protected” as such term is defined and interpreted under the Bankruptcy Code. In addition to post-petition rents, any cash held by a lender in a lockbox or reserve account generally, upon the commencement of the bankruptcy case, would also constitute “cash collateral” under the Bankruptcy Code. So long as the lender is adequately protected, a debtor’s use of cash collateral may be for its own benefit or for the benefit of any affiliated entity group that is also subject to bankruptcy proceedings, including use as collateral for new debt. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to such revenues.

In addition to the inclusion of hotel revenues within the definition of cash collateral as noted above, recent amendments to the Bankruptcy Code provide that a pre-petition security interest in rents or hotel revenues is designed to overcome those cases holding that a security interest in rents is unperfected under the laws of some states until the lender has taken some further action, such as commencing foreclosure or obtaining a receiver prior to activation of the assignment of rents.

Lease Assumption or Rejection by Tenant.

A borrower’s ability to make payment on a Mortgage Loan may be impaired by the commencement of a bankruptcy case relating to the tenant under a lease of the related property. Under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a tenant results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for—

●	past due rent,

●	accelerated rent,

●	damages, or

●	a summary eviction order with respect to a default under the lease that occurred prior to the filing of the tenant’s bankruptcy petition.

In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court:

●	assume the lease and either retain it or assign it to a third party, or

●	reject the lease.

If the lease is assumed, the trustee, debtor-in-possession or assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with adequate assurance of future performance. These remedies may be insufficient, and any assurances provided to the lessor may be inadequate. If the lease is rejected, the lessor will be treated, except potentially to the extent of any security deposit, as an unsecured creditor with respect to its claim for damages for termination of the lease. The Bankruptcy Code also limits a lessor’s damages for lease rejection to:

●	the unpaid rent due under the lease, without acceleration, for the period prior to the filing of the bankruptcy petition or any earlier repossession by the landlord, or surrender by the tenant, of the leased premises, plus

●	the rent reserved by the lease, without acceleration, for the greater of one year and 15%, not to exceed three years, of the term of the lease following the filing of the bankruptcy petition or any earlier repossession by the landlord, or surrender by the tenant, of the leased premises.

Lease Rejection by Lessor – Tenant’s Right.

If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor in possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable non-bankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date. To the extent that the contractual obligation remains enforceable against the lessee, the lessee would not be able to avail itself of the rights of offset generally afforded to lessees of real property under the Bankruptcy Code.

Ground Lessee or Ground Lessor.

Bankruptcy risk is associated with an insolvency proceeding under the Bankruptcy Code of either a borrower ground lessee or a ground lessor. In general, upon the bankruptcy of a lessor or a lessee under a lease of nonresidential real property, including a ground lease, that has not been terminated prior to the bankruptcy filing date, the debtor entity has the statutory right to assume or reject the lease. Given that the Bankruptcy Code generally invalidates clauses that terminate contracts automatically upon the filing by one of the parties of a bankruptcy petition or that are conditioned on a party’s insolvency, following the filing of a bankruptcy petition, a debtor would ordinarily be required to perform its obligations under such lease until the debtor decides whether to assume or reject the lease. The Bankruptcy Code provides certain additional protections with respect to non-residential real property leases, such as establishing a specific timeframe in which a debtor must determine whether to assume or reject the lease. The bankruptcy court may extend the time to perform for up to 60 days for cause shown. Even if the agreements were terminated prior to bankruptcy, a bankruptcy court may determine that the agreement was improperly terminated and therefore remains part of the debtor’s bankruptcy estate. The debtor also can seek bankruptcy court approval to assume and assign the lease to a third party, and to modify the lease in connection with such assignment. In order to assume the lease, the debtor or assignee generally will have to cure outstanding defaults and provide “adequate assurance of future performance” in addition to satisfying other requirements imposed under the Bankruptcy Code. Under the Bankruptcy Code, subject to certain exceptions, once a lease is rejected by a debtor lessee, it is deemed breached, and the non-debtor lessor will have a claim for lease rejection damages, as described above.

If the ground lessor files for bankruptcy, it may determine until the confirmation of its plan of reorganization whether to reject the ground lease. On request of any party to the lease, the bankruptcy court may order the debtor to determine within a specific period of time whether to assume or reject the lease or to comply with the terms of the lease pending its decision to assume or reject. In the event of rejection, the non-debtor lessee will have the right to treat the lease as terminated by virtue of its terms, applicable nonbankruptcy law, or any agreement made by the lessee. The non-debtor lessee may also, if the lease term has begun, retain its rights under the lease, including its rights to remain in possession of the leased premises under the rent reserved in the lease for the balance of the term of the lease (including renewals). The term “lessee” includes any “successor, assign or mortgagee permitted under the terms of such lease”. If, pre-petition, the ground lessor had specifically granted the leasehold mortgagee such right, the leasehold mortgagee may have the right to succeed to the lessee/borrower’s position under the lease.

In the event of concurrent bankruptcy proceedings involving the ground lessor and the lessee/borrower, actions by creditors against the borrower/lessee debtor would be subject to the automatic stay, and a lender may be unable to enforce both the bankrupt lessee’s/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated and any agreement by the ground lessor to grant the lender a new lease upon such termination. In such circumstances, a lease could be terminated notwithstanding lender protection provisions contained in that lease or in the mortgage. A lender could lose its security unless the lender holds a fee mortgage or the bankruptcy court, as a court of equity, allows the mortgagee to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although consistent with the Bankruptcy Code, such position may not be adopted by the bankruptcy court.

Further, in an appellate decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003)), the court ruled with respect to an unrecorded lease of real property that where a statutory sale of leased property occurs under the Bankruptcy Code upon the bankruptcy of a landlord, that sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that, at least where a memorandum of lease had not been recorded, this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to the Bankruptcy Code, the lessee would be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that a leasehold mortgagor and/or a leasehold mortgagee (to the extent it has standing to intervene) would be able to recover the full value of the leasehold interest in bankruptcy court.

Because of the possible termination of the related ground lease, whether arising from a bankruptcy, the expiration of a lease term or an uncured defect under the related ground lease, lending on a leasehold interest in a real property is riskier than lending on the fee interest in the property.

Single-Purpose Entity Covenants and Substantive Consolidation.

Although the borrowers under the Mortgage Loans included in a trust fund may be special purpose entities, special purpose entities can become debtors in bankruptcy under various circumstances. For example, in the bankruptcy case of In re General Growth Properties, Inc. 409 B.R. 43 (Bankr. S.D.N.Y. 2009), notwithstanding that such subsidiaries were special purpose entities with independent directors, numerous property-level, special purpose subsidiaries were filed for bankruptcy protection by their parent entity. Nonetheless, the United States Bankruptcy Court for the Southern District of New York denied various lenders’ motions to dismiss the special purpose entity subsidiaries’ cases as bad faith filings. In denying the motions, the bankruptcy court stated that the fundamental and bargained for creditor protections embedded in the special purpose entity structures at the property level would remain in place during the pendency of the chapter 11 cases. Those protections included adequate protection of the lenders’ interest in their collateral and protection against the substantive consolidation of the property-level debtors with any other entities.

The moving lenders in the General Growth case had argued that the 20 property-level bankruptcy filings were premature and improperly sought to restructure the debt of solvent entities for the benefit of equity holders. However, the Bankruptcy Code does not require that a voluntary debtor be insolvent or unable to pay its debts currently in order to be eligible for relief and generally a bankruptcy petition will not be dismissed for bad faith if the debtor has a legitimate rehabilitation objective. Accordingly, after finding that the relevant debtors were experiencing varying degrees of financial distress due to factors such as cross defaults, a need to refinance in the near term (i.e., within 1 to 4 years), and other considerations, the bankruptcy court noted that it was not required to analyze in isolation each debtor’s basis for filing. In the court’s view, the critical issue was whether a parent company that had filed its bankruptcy case in good faith could include in the filing subsidiaries that were necessary for the parent’s reorganization. As demonstrated in the General Growth Properties bankruptcy case, although special purpose entities are designed to mitigate the bankruptcy risk of a borrower, special purpose entities can become debtors in bankruptcy under various circumstances.

Generally, pursuant to the doctrine of substantive consolidation, a bankruptcy court, in the exercise of its broad equitable powers, has the authority to order that the assets and liabilities of a borrower be substantively consolidated with those of an affiliate (i.e., even a non-debtor), including for the purposes of making distributions under a plan of reorganization or liquidation. Thus, property that is ostensibly the property of a borrower may become subject to the bankruptcy case of an affiliate, the automatic stay applicable to such bankrupt affiliate may be extended to a borrower, and the rights of creditors of a borrower may become impaired. Substantive consolidation is generally viewed as an equitable remedy that could result in an otherwise solvent company becoming subject to the bankruptcy proceedings of an insolvent affiliate, making the solvent company’s assets available to repay the debts of affiliated companies. A court has the discretion to order substantive consolidation in whole or in part and may include non-debtor affiliates of the bankrupt entity in the proceedings. The interrelationship among a borrower and other affiliates may pose a heightened risk of substantive consolidation and other bankruptcy risks in the event that any one or more of them were to become a debtor under the Bankruptcy Code. In the event of the bankruptcy of the applicable parent entities of any borrower, the assets of such borrower may be treated as part of the bankruptcy estates of such parent entities. In addition, in the event of the institution of voluntary or involuntary bankruptcy proceedings involving a borrower and certain of its affiliates, to serve judicial economy, it is likely that a court would jointly administer the respective bankruptcy proceedings. Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to substantively consolidate the assets of such borrowers with those of the parent.

Sales Free and Clear of Liens.

Under Sections 363(b) and (f) of the Bankruptcy Code, a trustee, or a borrower as debtor in possession, may, despite the provisions of the related mortgage to the contrary, sell the related mortgaged property free and clear of all liens, which liens would then attach to the proceeds of such sale. Such a sale may be approved by a bankruptcy court even if the proceeds are insufficient to pay the secured debt in full.

Post-Petition Credit.

Pursuant to Section 364 of the Bankruptcy Code, a bankruptcy court may, under certain circumstances, authorize a debtor to obtain credit after the commencement of a bankruptcy case, secured among other things, by senior, equal or junior liens on property that is already subject to a lien. In the bankruptcy case of General Growth Properties, the debtors initially sought approval of a debtor-in-possession loan to the corporate parent entities guaranteed by the property-level special purpose entities and secured by second liens on their properties. Although the debtor-in-possession loan ultimately did not include these subsidiary guarantees and second liens, we cannot assure you that, in the event of a bankruptcy of a Sponsor of a borrower, such Sponsor would not seek approval of a similar debtor-in-possession loan, or that a bankruptcy court would not approve a debtor-in-possession loan that included such subsidiary guarantees and second liens on such subsidiaries’ properties.

Avoidance Actions.

In a bankruptcy or similar proceeding involving a borrower, action may be taken seeking the recovery as a preferential transfer of any payments made by such borrower under a Mortgage Loan or to avoid the granting of the liens in the transaction in the first instance, or any replacement liens that arise by operation of law or the security agreement. Payments on long term debt may be protected from recovery as preferences if they qualify for the “ordinary course” exception under the Bankruptcy Code or if certain of the other defenses in the Bankruptcy Code are applicable. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

In addition, in a bankruptcy or similar proceeding involving any borrower, an action may be taken to avoid the transaction (or any component of the transaction, such as joint and several liability on a Mortgage Loan) as an actual or constructive fraudulent conveyance under state or federal law.

Generally, under federal law and most state fraudulent conveyance statutes, the incurrence of an obligation or the transfer of property by a person will be subject to avoidance if it was made with actual intent to hinder, delay or defraud creditors, as evidenced by certain “badges” of fraud. It also will be subject to avoidance under certain circumstances as a constructive fraudulent transfer if the transferor did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and (i) was insolvent or was rendered insolvent by such obligation or transfer, (ii) was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the transferor constituted unreasonably small capital, or (iii) intended to, or believed that it would, incur debts that would be beyond the transferor’s ability to pay as such debts matured. The measure of insolvency will vary depending on the law of the applicable jurisdiction. However, an entity will generally be considered insolvent if the present fair salable value of its assets is less than (x) the sum of its debts or (y) the amount that would be required to pay its probable liabilities on its existing debts as they become absolute and matured. Accordingly, cross-collateralization arrangements could be challenged as fraudulent transfers by creditors of a borrower in an action brought outside a bankruptcy case or, if the borrower were to become a debtor in a bankruptcy case, by the borrower as a debtor in possession or its bankruptcy trustee. Among other things, a legal challenge to the granting of liens may focus on the benefits realized by the borrower from the Mortgage Loan proceeds, in addition to the overall cross-collateralization. A lien or other property transfer granted by a borrower to secure repayment of a loan could be avoided if a court were to determine that (i) such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital, or was not able to pay its debts as they matured and (ii) the borrower did not, when it allowed its property to be encumbered by a lien securing the entire indebtedness represented by the loan, receive fair consideration or reasonably equivalent value for pledging such property.

Management Agreements.

It is likely that any management agreement relating to the mortgaged properties constitutes an “executory contract” for purposes of the Bankruptcy Code. Federal bankruptcy law provides generally that rights and obligations under an executory contract of a debtor may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in such contract to such effect or because of certain other similar events. This prohibition on so-called “ipso facto” clauses could limit the ability of the related borrower (or the trustee as its assignee) to exercise certain contractual remedies with respect to a management agreement relating to any such mortgaged property. In addition, the Bankruptcy Code provides that a trustee in bankruptcy or debtor-in-possession may, subject to approval of the court, (a) assume an executory contract and (i) retain it or (ii) unless applicable law excuses a party other than the debtor from accepting performance from or rendering performance to an entity other than the debtor, assign it to a third party (notwithstanding any other restrictions or prohibitions on assignment) or (b) reject such contract. In a bankruptcy case of the related property manager, if the related management agreement(s) were to be assumed, the trustee in bankruptcy on behalf of such property manager, or such property manager as debtor-in-possession, or the assignee, if applicable, must cure any defaults under such agreement(s), compensate the borrower for its losses and provide the borrower with “adequate assurance” of future performance. Such remedies may be insufficient, however, as the related borrower may be forced to continue under a management agreement with a manager that is a poor credit risk or an unfamiliar manager if a management agreement was assigned (if applicable state law does not otherwise prevent such an assignment), and any assurances provided to the borrower may, in fact, be inadequate. If a management agreement is rejected, such rejection generally constitutes a breach of the executory contract immediately before the date of the filing of the petition. As a consequence, the related borrower generally would have only an unsecured claim against the related property manager for damages resulting from such breach, which could adversely affect the security for the Offered Certificates.

Certain of the Borrowers May Be Partnerships.

The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an “ipso facto” clause and, in the event of the general partner’s bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. Those state laws, however, may not be enforceable or effective in a bankruptcy case. Limited liability companies may be subjected to similar treatment as that described in this prospectus with respect to limited partnerships. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower’s Mortgage Loan.

In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder. Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the Master Servicer or Special Servicer to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect the Trustee’s status as a secured creditor with respect to the borrower or its security interest in the mortgaged property.

A borrower that is a limited partnership, in many cases, may be required by the loan documents to have a special purpose entity as its sole general partner, and a borrower that is a general partnership, in many cases, may be required by the loan documents to have as its general partners only entities that are special purpose entities. A borrower that is a limited liability company may be required by the loan documents to have a special purpose member or a springing member. Borrowers that are tenants-in-common may be required by the loan documents to be special purpose entities. These provisions are designed to mitigate the risk of the dissolution or bankruptcy of the borrower partnership or its general partner, a borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common. However, we cannot assure you that any borrower partnership or its general partner, or any borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common, will not dissolve or become a debtor under the Bankruptcy Code.

Environmental Considerations

General.

A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Those environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender’s loan. In some circumstances, a lender may decide to abandon a contaminated real property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

Environmental Assessments.

Environmental reports are generally prepared for mortgaged properties that will be included in the mortgage pool. At the time the Mortgage Loans were originated, it is possible that no environmental assessment or a very limited environmental assessment of the mortgaged properties was conducted.

Superlien Laws.

Under the laws of certain states, failure to perform any investigative and/or remedial action required or demanded by the state of any condition or circumstance that (i) may pose an imminent or substantial endangerment to the human health or welfare or the environment, (ii) may result in a release or threatened release of any hazardous material or hazardous substance, or (iii) may give rise to any environmental claim or demand (each condition or circumstance, an “Environmental Condition”), may give rise to a lien on the property to ensure the reimbursement of investigative and/or remedial costs incurred by the federal or state government. In several states, the lien has priority over the lien of an existing mortgage against the property. In any case, the value of a mortgaged property as collateral for a Mortgage Loan could be adversely affected by the existence of an Environmental Condition.

CERCLA.

The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, imposes strict liability on present and past “owners” and “operators” of contaminated real property for the costs of clean-up. A secured lender may be liable as an “owner” or “operator” of a contaminated mortgaged property if agents or employees of the lender have participated in the management of the property or the operations of the borrower. Liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of the contaminated mortgaged property through foreclosure, deed-in-lieu of foreclosure or otherwise. Moreover, liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA’s definition of “owner” or “operator,” however, is a person who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest. This is the so called “secured creditor exemption.”

The Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the “Lender Liability Act”) amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Lender Liability Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Lender Liability Act provides that “merely having the capacity to influence, or unexercised right to control” operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if—

●	it exercises decision-making control over a borrower’s environmental compliance and hazardous substance handling and disposal practices, or

●	assumes day-to-day management of operational functions of a mortgaged property.

The Lender Liability Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure, provided that the lender seeks to sell that property at the earliest practicable commercially reasonable time on commercially reasonable terms.

CERCLA does not apply to petroleum products, and the secured creditor exclusion does not govern liability for cleanup costs under federal laws other than CERCLA, in particular Subtitle I of the federal Resource Conservation and Recovery Act (“RCRA”) which regulates underground petroleum storage tanks, except heating oil tanks. The EPA has adopted a lender liability rule for underground storage tanks (USTs) under Subtitle I of RCRA. Under that rule a lender with a security interest in an UST or real property containing an UST is not liable as an “owner” or “operator” so long as the lender does not engage in decision making control of the use, storage, filing or dispensing of petroleum contained in the UST, exercise control over the daily operation of the UST, or engage in petroleum production, refining or marketing. Moreover, under the Lender Liability Act, the protections accorded to lenders under CERCLA are also accorded to holders of security interests in underground petroleum storage tanks. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors, or alternatively, may not impose liability on secured creditors at all.

Other Federal and State Laws.

Many states have statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may—

●	impose liability for releases of or exposure to asbestos-containing materials, and

●	provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

Federal law requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known information in their possession regarding the presence of lead-based paint or lead-based paint-related hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed-in-lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

Beyond statute-based environmental liability, there exist common law causes of action related to hazardous environmental conditions on a property, such as actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower’s ability to meet its loan obligations or may decrease the re-sale value of the collateral.

Federal, state and local environmental regulatory requirements change often. It is possible that compliance with a new regulatory requirement could impose significant compliance costs on a borrower. These costs may jeopardize the borrower’s ability to meet its loan obligations.

Additional Considerations.

The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard. However, that individual or entity may be without substantial assets. Accordingly, it is possible that the costs could become a liability of the trust and occasion a loss to the certificateholders. Furthermore, such action against the borrower may be adversely affected by the limitations on recourse in the related loan documents. Similarly, in some states anti-deficiency legislation and other statutes requiring the lender to exhaust its security before bringing a personal action against the borrower trustor (see “—Foreclosure—General—Anti-Deficiency Legislation” above) may curtail the lender’s ability to recover from its borrower the environmental clean-up and other related costs and liabilities incurred by the lender.

If the operations on a foreclosed property are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. This compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

The Pooling and Servicing Agreement will provide that the Master Servicer or the Special Servicer acting on behalf of the Issuing Entity, may not acquire title to, or possession of, a Mortgaged Property, take over its operation or take any other action that might subject the Issuing Entity to liability under CERCLA or comparable laws unless the Master Servicer or Special Servicer has previously determined, based upon a Phase I environmental site assessment (as described below) or other specified environmental assessment prepared by a person who regularly conducts the environmental assessments, that the mortgaged property is in compliance with applicable environmental laws and that there are no circumstances relating to use, management or disposal of any hazardous materials for which investigation, monitoring, containment, clean-up or remediation could be required under applicable environmental laws, or that it would be in the best economic interest of the Issuing Entity to take any actions as are necessary to bring the Mortgaged Property into compliance with those laws or as may be required under the laws. A Phase I environmental site assessment generally involves identification of recognized environmental conditions (as defined in Guideline E1527-00 of the American Society for Testing and Materials Guidelines) and/or historic recognized environmental conditions (as defined in Guideline E1527-00 of the American Society for Testing and Materials Guidelines) based on records review, site reconnaissance and interviews, but does not involve a more intrusive investigation such as sampling or testing of materials. This requirement is intended to preclude enforcement of the security for the related Mortgage Loan until a satisfactory environmental assessment is obtained or any legally required remedial action is taken, reducing the likelihood that the Issuing Entity will become liable for any Environmental Condition affecting a mortgaged property, but making it more difficult to realize on the security for the Mortgage Loan. However, we cannot assure you that any environmental assessment obtained by the Master Servicer or the Special Servicer will detect all possible Environmental Conditions or that the other requirements of the Pooling and Servicing Agreement, even if fully observed by the Master Servicer and the Special Servicer will in fact insulate the Issuing Entity from liability for Environmental Conditions.

In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure. This disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially and thereby decrease the ability of the lender to recover its investment in a loan upon foreclosure.

Due-On-Sale and Due-On-Encumbrance Provisions

Some or all of the Mortgage Loans underlying the Offered Certificates may contain due-on-sale and due-on-encumbrance clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce these clauses in many states. However, the Garn-St Germain Depository Institutions Act of 1982 generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to the limitations prescribed in that Act and the regulations promulgated thereunder. The inability to enforce a due-on-sale clause may result in transfer of the related mortgaged property to an uncreditworthy person, which could increase the likelihood of default, which may affect the average life of the Mortgage Loans and the number of Mortgage Loans which may extend to maturity.

The Pooling and Servicing Agreement provides that if any Mortgage Loan contains a provision in the nature of a “due on sale” clause, which by its terms provides that: (i) the Mortgage Loan will (or may at the mortgagee’s option) become due and payable upon the sale or other transfer of an interest in the related mortgaged property; or (ii) the Mortgage Loan may not be assumed without the consent of the related mortgagee in connection with any sale or other transfer, then, for so long as the Mortgage Loan is included in the Issuing Entity, the Master Servicer or Special Servicer, on behalf of the Trustee, will be required to take actions as it deems to be in the best interest of the certificateholders in accordance with the servicing standard set forth in the Pooling and Servicing Agreement, and may waive or enforce any due on sale clause contained in the related Mortgage Loan, in each case subject to any consent rights of the Special Servicer (in the case of an action by the Master Servicer) and the controlling class representative.

In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from the bankruptcy proceeding.

Junior Liens; Rights of Holders of Senior Liens

The trust may include Mortgage Loans secured by junior liens, while the loans secured by the related senior liens may not be included in that trust. The primary risk to holders of Mortgage Loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior loans and the junior loan.

In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied as follows:

●	first, to the payment of court costs and fees in connection with the foreclosure;

●	second, to real estate taxes;

●	third, in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens; and

●	last, in satisfaction of all principal, interest, prepayment and acceleration penalties, if any, and any other sums due and owing to the holder of the junior Mortgage Loan.

Subordinate Financing

Some Mortgage Loans underlying Offered Certificates may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or the restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to the following additional risks:

●	the borrower may have difficulty servicing and repaying multiple loans;

●	if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan;

●	acts of the senior lender that prejudice the junior lender or impair the junior lender’s security, such as the senior lender’s agreeing to an increase in the principal amount of or the interest rate payable on the senior loan, may create a superior equity in favor of the junior lender;

●	if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender; and

●	the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made. They may also contain provisions that prohibit prepayments for a specified period and/or condition prepayments upon the borrower’s payment of prepayment premium, fee or charge. In some states, there are or may be specific limitations upon the late charges that a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment premiums, fees and charges upon an involuntary prepayment is unclear under the laws of many states. Some state statutory provisions may also treat certain prepayment premiums, fees and charges as usurious if in excess of statutory limits. See “—Applicability of Usury Laws” below.

Further, some of the Mortgage Loans underlying the Offered Certificates may not require the payment of specified fees as a condition to prepayment or these requirements have expired, and to the extent some Mortgage Loans do require these fees, these fees may not necessarily deter borrowers from prepaying their Mortgage Loans.

Applicability of Usury Laws

State and federal usury laws limit the interest that lenders are entitled to receive on a Mortgage Loan. In determining whether a given transaction is usurious, courts may include charges in the form of “points” and “fees” as “interest”, but may exclude payments in the form of “reimbursement of foreclosure expenses” or other charges found to be distinct from “interest”. If, however, the amount charged for the use of the money loaned is found to exceed a statutorily established maximum rate, the loan is generally found usurious regardless of the form employed or the degree of overcharge. Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 (“Title V”) provides that state usury limitations will not apply to various types of residential, including multifamily, first Mortgage Loans originated by particular lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on Mortgage Loans covered by Title V. Some states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or imposes a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder, in order to protect individuals with disabilities, owners of public accommodations, such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments, must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent “readily achievable.” In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals. The “readily achievable” standard takes into account, among other factors, the financial resources of the affected property owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, because the “readily achievable” standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender that is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act, a borrower who enters military service after the origination of the borrower’s Mortgage Loan, including a borrower who was in reserve status and is called to active duty after origination of the Mortgage Loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower’s active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. Because the Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related Mortgage Loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act.

Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a Master Servicer or Special Servicer to collect full amounts of interest on an affected Mortgage Loan. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts payable to the holders of the Certificates, and would not be covered by advances or any form of credit support provided in connection with the Certificates. In addition, the Relief Act imposes limitations that would impair the ability of a Master Servicer or Special Servicer to foreclose on an affected Mortgage Loan during the borrower’s period of active duty status and, under some circumstances, during an additional three month period after the active duty status ceases.

In addition, pursuant to the laws of various states, under certain circumstances, payments on Mortgage Loans by residents in such states who are called into active duty with the National Guard or the reserves will be deferred. These state laws may also limit the ability of the Master Servicer to foreclose on the related mortgaged property. This could result in delays or reductions in payment and increased losses on the Mortgage Loans that would be borne by certificateholders.

Anti-Money Laundering, Economic Sanctions and Bribery

Many jurisdictions have adopted wide-ranging anti-money laundering, economic and trade sanctions, and anti-corruption and anti-bribery laws, and regulations (collectively, the “Requirements”). Any of the Depositor, the Issuing Entity, the underwriters, the Master Servicer, the Special Servicer, the Trustee or the Certificate Administrator could be requested or required to obtain certain assurances from prospective investors intending to purchase Offered Certificates and to retain such information or to disclose information pertaining to them to governmental, regulatory or other authorities or to financial intermediaries or engage in due diligence or take other related actions in the future. It is the policy of the Depositor, the Issuing Entity, the underwriters, the Master Servicer, the Special Servicer, the Trustee and the Certificate Administrator to comply with the Requirements to which they are or may become subject and to interpret such Requirements broadly in favor of disclosure. Failure to honor any request by the Depositor, the Issuing Entity, the underwriters, the Master Servicer, the Special Servicer, the Trustee or the Certificate Administrator to provide requested information or take such other actions as may be necessary or advisable for the Depositor, the Issuing Entity, the underwriters, the Master Servicer, the Special Servicer, the Trustee or the Certificate Administrator to comply with any Requirements, related legal process or appropriate requests (whether formal or informal) may result in, among other things, a forced sale to another investor of such investor’s Offered Certificates. In addition, each of the Depositor, the Issuing Entity, the underwriters, the Master Servicer, the Special Servicer, the Trustee and the Certificate Administrator intends to comply with the U.S. Bank Secrecy Act, the USA Patriot Act and any other anti-money laundering and anti-terrorism, economic and trade sanctions, and anti-corruption or anti-bribery laws, and regulations of the United States and other countries, and will disclose any information required or requested by authorities in connection therewith.

Potential Forfeiture of Assets

Federal law provides that assets (including property purchased or improved with assets) derived from criminal activity or otherwise tainted, or used in the commission of certain offenses are subject to the blocking requirements of economic sanctions laws and regulations, and can be blocked and/or seized by and ordered forfeited to the United States of America. The offenses that can trigger such a blocking and/or seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money-laundering, anti-terrorism, economic sanctions, and anti-bribery laws and regulations, including the USA Patriot Act and the regulations issued pursuant to the USA Patriot Act, as well as the narcotic drug laws. Under procedures contained in the Comprehensive Crime Control Act of 1984, the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties “known to have an alleged interest in the property,” including the holders of Mortgage Loans.

A lender may avoid forfeiture of its interest in the property if it establishes that—

●	its mortgage was executed and recorded before commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or

●	the lender, at the time of execution of the mortgage, “did not know or was reasonably without cause to believe that the property was subject to forfeiture.”

However, there is no assurance that such defense will be successful.

Ratings

It is a condition to the issuance of each Class of Offered Certificates that it receives an investment grade credit rating from one or more NRSROs engaged by the Depositor to rate the Offered Certificates (each such NRSRO engaged by the Depositor to rate the Offered Certificates, a “Rating Agency” and, collectively, the “Rating Agencies”). Typically, the four highest rating categories, within which there may be sub-categories or gradations indicating relative standing, signify investment grade.

We are not obligated to maintain any particular rating with respect to any Class of Offered Certificates. Changes affecting the Mortgage Loans, the Mortgaged Properties, the Sponsors, the Certificate Administrator, the

Trustee, the Operating Advisor, the Asset Representations Reviewer, the Master Servicer, the Special Servicer, any Outside Servicer, any Outside Special Servicer or another person may have an adverse effect on the ratings of the Offered Certificates, and thus on the liquidity, market value and regulatory characteristics of the Offered Certificates, although such adverse changes would not necessarily be an event of default under the applicable Mortgage Loan.

A securities rating on mortgage pass-through Certificates addresses credit risk and the likelihood of full and timely payment to the applicable certificateholders of all distributions of interest at the applicable pass-through rate on the Certificates in question on each distribution date and, except in the case of interest-only Certificates, the ultimate payment in full of the certificate balance of each Class of Certificates in question on a date that is not later than the rated final distribution date with respect to such Class of Certificates. A rating takes into consideration, among other things, the credit quality of the Mortgage Pool, structural and legal aspects associated with the Certificates in question, and the extent to which the payment stream from the Mortgage Pool is adequate to make payments required under the Certificates in question. A securities rating on mortgage pass-through Certificates does not, however, represent any assessment of or constitute a statement regarding—

●	whether the price paid for those Certificates is fair;

●	whether those Certificates are a suitable investment for any particular investor;

●	the tax attributes of those Certificates or of the trust;

●	the yield to maturity or, if they have principal balances, the average life of those Certificates;

●	the likelihood, timing or frequency of prepayments (whether voluntary or involuntary) of principal on the underlying Mortgage Loans;

●	the degree to which the amount or frequency of prepayments on the underlying Mortgage Loans might differ from those originally anticipated;

●	the allocation of prepayment interest shortfalls or whether any compensating interest payments will be made;

●	whether or to what extent the interest payable on those Certificates may be reduced in connection with interest shortfalls resulting from the timing of voluntary prepayments;

●	the likelihood that any amounts other than interest at the related mortgage interest rates and principal will be received with respect to the underlying Mortgage Loans;

●	the likelihood or frequency of yield maintenance charges, assumption fees or penalty charges; or

●	if those Certificates provide solely or primarily for payments of interest, whether the holders, despite receiving all payments of interest to which they are entitled, would ultimately recover their initial investments in those Certificates.

See “Risk Factors—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded”.

In addition, a securities rating on mortgage pass-through Certificates does not represent an assessment of the yield to maturity that investors may experience or the possibility that the holders of interest-only Certificates might not fully recover their initial investments in the event of delinquencies or defaults or rapid prepayments on the underlying Mortgage Loans (including both voluntary and involuntary prepayments) or the application of any realized losses. In the event that the holders of such Certificates do not fully recover their investment as a result of rapid principal prepayments on the Mortgage Loans, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the securities ratings assigned to such Certificates. The Notional Amount of the Class X-A Certificates may be reduced by the allocation of Realized Losses and prepayments, whether voluntary or involuntary, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and/or Class A-S

Certificates. The Notional Amount of the Class X-B Certificates may be reduced by the allocation of Realized Losses and prepayments, whether voluntary or involuntary, to the Class B Certificates. The securities ratings do not address the timing or magnitude of reductions of such Notional Amounts, but only the obligation to distribute interest timely on each such Notional Amount as so reduced from time to time. Therefore, the securities ratings of the Class X-A and Class X-B Certificates should be evaluated independently from similar ratings on other types of securities.

NRSROs that were not engaged by the Depositor to rate the Offered Certificates may nevertheless issue unsolicited credit ratings on one or more Classes of Offered Certificates, relying on information they receive pursuant to Rule 17g-5 or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by the Rating Agencies. The issuance of unsolicited ratings by any NRSRO on a Class of the Offered Certificates that are lower than the ratings assigned by the Rating Agencies may adversely impact the liquidity, market value and regulatory characteristics of that Class.

As part of the process of obtaining ratings for the Offered Certificates, the Depositor had initial discussions with and submitted certain materials to six NRSROs, including the Rating Agencies. Based on preliminary feedback from those NRSROs at that time, the Depositor selected the Rating Agencies to rate the Offered Certificates and not the other NRSROs, due in part to their initial subordination levels for the various Classes of the Certificates. In the case of one of the Rating Agencies, the Depositor has requested ratings for only certain Classes of the Offered Certificates, due in part to the initial subordination levels provided by such Rating Agency for the various Classes of the Offered Certificates. Had the Depositor selected alternative NRSROs to rate the Offered Certificates, we cannot assure you as to the ratings that such other NRSROs would have ultimately assigned to the Offered Certificates. Although unsolicited ratings may be issued by any NRSRO, an NRSRO might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the Depositor. Had the Depositor requested each of the Rating Agencies to rate all Classes of the Offered Certificates, we cannot assure you as to the ratings that any such engaged NRSRO would have ultimately assigned to the Classes of Offered Certificates that it did not rate.

Furthermore, the SEC may determine that any or all of the Rating Agencies no longer qualifies as an NRSRO or is no longer qualified to rate the Offered Certificates, and that determination may also have an adverse effect on the liquidity, market value and regulatory characteristics of the Offered Certificates.

Certain actions provided for in the loan agreements require, as a condition to taking such action, that a Rating Agency Confirmation be obtained from each Rating Agency. In certain circumstances, this condition may be deemed to have been met or waived without such a Rating Agency Confirmation being obtained. See the definition of “Rating Agency Confirmation” in this prospectus. In the event such an action is taken without a Rating Agency Confirmation being obtained, we cannot assure you that the applicable Rating Agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action. If you invest in the Offered Certificates, pursuant to the Pooling and Servicing Agreement your acceptance of Offered Certificates will constitute an acknowledgment and agreement with the procedures relating to Rating Agency Confirmations described under the definition of “Rating Agency Confirmation” in this prospectus.

Any rating of the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency.

Pursuant to agreements between Depositor and each Rating Agency, the Rating Agencies will provide ongoing ratings surveillance with respect to the Offered Certificates for as long as they remain issued and outstanding. The Depositor is responsible for the fees paid to the Rating Agencies to rate and to provide ongoing rating surveillance with respect to the Offered Certificates.

Plan of Distribution (Underwriter Conflicts of Interest)

Citigroup Global Markets Inc., Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Drexel Hamilton, LLC, The Williams Capital Group, L.P. and the Depositor have entered into an underwriting agreement with respect to the Offered Certificates (the “Underwriting Agreement”), pursuant to which the Depositor has agreed to sell to the underwriters, and the underwriters have severally but not jointly agreed to purchase from the Depositor, the respective Certificate Balance or Notional Amount, as applicable, of each Class of Offered Certificates set forth below. In connection with the offering contemplated by this prospectus, Citigroup Global Markets Inc., Morgan Stanley & Co. LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated are acting as co-lead managers and joint bookrunners with respect to approximately 51.7%, 28.2% and 20.1%, respectively, of the total principal balance of the Offered Certificates, and Drexel Hamilton, LLC and The Williams Capital Group, L.P. are acting as co-managers.

Class	Citigroup Global Markets Inc.	Morgan Stanley & Co. LLC	Merrill Lynch, Pierce, Fenner & Smith Incorporated	Drexel Hamilton, LLC	The Williams Capital Group, L.P.
Class A-1	$14,468,919	$7,890,940	$5,640,141	$0	$0
Class A-2	$35,655,550	$19,445,531	$13,898,919	$0	$0
Class A-3	$87,847,005	$47,909,281	$34,243,714	$0	$0
Class A-4	$201,781,983	$110,046,210	$78,656,807	$0	$0
Class A-AB	$25,320,608	$13,809,145	$9,870,247	$0	$0
Class X-A	$404,841,365	$220,789,077	$157,811,558	$0	$0
Class X-B	$25,424,991	$13,866,073	$9,910,936	$0	$0
Class A-S	$39,767,305	$21,687,968	$15,501,727	$0	$0
Class B	$25,424,991	$13,866,073	$9,910,936	$0	$0
Class C	$24,772,856	$13,510,417	$9,656,727	$0	$0

The Depositor estimates that its share of the total expenses of the offering, excluding underwriting discounts and commissions, will be approximately $5,600,000.

The Underwriting Agreement provides that the obligations of the underwriters will be subject to certain conditions precedent and that the underwriters will be obligated to purchase all Offered Certificates if any are purchased. In the event of a default by any underwriter, the Underwriting Agreement provides that, in certain circumstances, purchase commitments of the non-defaulting underwriter(s) may be increased or the Underwriting Agreement may be terminated.

The Depositor and the Sponsors have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act. The parties to the Pooling and Servicing Agreement have also severally agreed to indemnify the underwriters, and the underwriters, severally and not jointly, have agreed to indemnify the Depositor and controlling persons of the Depositor, against certain liabilities, including liabilities under the Securities Act, and have agreed to contribute to payments required to be made in respect of these liabilities.

The Depositor has been advised by the underwriters that they propose to offer the Offered Certificates to the public from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of Offered Certificates will be approximately 107.851% of the initial aggregate principal balance of the Offered Certificates, plus accrued interest on the Offered Certificates from March 1, 2018, before deducting expenses payable by the Depositor. The underwriters may effect the transactions by selling the Offered Certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters. In connection with the purchase and sale of the Offered Certificates, the underwriters and dealers may be deemed to have received compensation from the Depositor in the form of underwriting discounts and commissions.

We anticipate that the Offered Certificates will be sold primarily to institutional investors. Purchasers of Offered Certificates, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be “underwriters” within the meaning of the Securities Act in connection with reoffers and resales by them of Offered Certificates. If you purchase Offered Certificates, you should consult with your legal advisors in this regard prior to any reoffer or resale. The Offered Certificates are a new issue of securities with no established trading market. Although the Depositor has been advised by the underwriters that they intend to make a market in the Offered Certificates, they are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Offered Certificates. Further, we cannot assure you that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue. See “Risk Factors—The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline”.

The primary source of ongoing information available to investors concerning the Offered Certificates will be the monthly statements discussed under “Description of the Certificates—Reports to Certificateholders; Certain Available Information” in this prospectus, which will include information as to the outstanding principal balance or notional amount, as applicable, of the Offered Certificates and the status of the applicable form of credit enhancement. Except as described under “Description of the Certificates—Reports to Certificateholders; Certain Available Information” in this prospectus, we cannot assure you that any additional information regarding the Offered Certificates will be available through any other source. In addition, we are not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of that information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

Citigroup Global Markets Inc., one of the underwriters, is an affiliate of (i) the Depositor, (ii) CREFI (a Sponsor, an originator, the initial Risk Retention Consultation Party, the Retaining Sponsor and the current holder of one or more of The SoCal Portfolio Pari Passu Companion Loans), and (iii) Citibank, (the Certificate Administrator and Custodian). Morgan Stanley & Co. LLC, one of the underwriters, is an affiliate of (i) Morgan Stanley Bank (an originator, a Retaining Party and the current holder (or an affiliate of the current holder) of the Axcelis Corporate Center Pari Passu Companion Loan), and (ii) MSMCH (a Sponsor). Merrill Lynch, Pierce, Fenner & Smith Incorporated, one of the underwriters, is an affiliate of Bank of America (a Sponsor, an originator, a Retaining Party and the current holder (or an affiliate of the current holder) of one or more of the Extra Space - TIAA Self Storage Portfolio Pari Passu Companion Loans). See “Risk Factors—Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned with Your Interests” and “—Interests and Incentives of the Underwriter Entities May Not Be Aligned with Your Interests” in this prospectus.

A substantial portion of the net proceeds of this offering (after the payment of underwriting compensation and transaction expenses) is intended to be directed to affiliates of Citigroup Global Markets Inc., one of the underwriters and one of the co-lead managers and joint bookrunners for this offering, Morgan Stanley & Co. LLC, one of the underwriters and one of the co-lead managers and joint bookrunners for this offering, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, one of the underwriters and one of the co-lead managers and joint bookrunners for this offering. That flow of funds will occur by means of the collective effect of the payment by the underwriters to the Depositor of the purchase price for the Offered Certificates and (i) the payment by the Depositor to CREFI, an affiliate of Citigroup Global Markets Inc., in its capacity as a Sponsor, of the purchase price for the CREFI Mortgage Loans, (ii) the payment by the Depositor to MSMCH, an affiliate of Morgan Stanley & Co. LLC, in its capacity as a Sponsor, of the purchase price for the MSMCH Mortgage Loans, and (iii) the payment by the Depositor to Bank of America, an affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated, in its capacity as a Sponsor, of the purchase price for the Bank of America Mortgage Loans. See “Transaction Parties—The Sponsors and the Mortgage Loan Sellers”. In addition, proceeds received by SMF V in connection with the contribution of the SMF V Mortgage Loans to this securitization transaction will be applied, among other things, to (i) directly or indirectly reacquire any such Mortgage Loans that are financed with, and to make payments to, Citibank, the Certificate Administrator and an affiliate of Citigroup Global Markets Inc., one of the underwriters, as a repurchase agreement counterparty, and (ii) directly or indirectly reacquire any such Mortgage Loans that are financed with, and to make payments to, Morgan Stanley Bank, an originator and a Retaining Party and an affiliate of Morgan Stanley & Co. LLC, one of the underwriters, as a repurchase agreement counterparty.

As a result of the circumstances described above, each of Citigroup Global Markets Inc., Morgan Stanley & Co. LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated has a “conflict of interest” within the meaning of Rule 5121 of the consolidated rules of The Financial Industry Regulatory Authority, Inc. In addition, other circumstances exist that result in the underwriters or their affiliates having conflicts of interest, notwithstanding that such circumstances may not constitute a “conflict of interest” within the meaning of such Rule 5121. See “Risk Factors—Interests and Incentives of the Underwriter Entities May Not Be Aligned with Your Interests.”

Incorporation of Certain Information by Reference

All reports filed or caused to be filed by the Depositor with respect to the Issuing Entity before the termination of this offering pursuant to Section 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended, that relate to the Offered Certificates (other than annual reports on Form 10-K) will be deemed to be incorporated by reference into this prospectus, except that if an Outside Servicing Agreement is entered into after termination of this offering, any current report on Form 8-K filed after termination of this offering that includes as an exhibit such Outside Servicing Agreement will be deemed to be incorporated by reference into this prospectus.

In addition, any disclosures filed, on or prior to the date of filing of this prospectus, as exhibits to Form ABS-EE by or on behalf of the Depositor with respect to the Issuing Entity will be deemed to be incorporated by reference into this prospectus.

The Depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with this offering (including beneficial owners of the Offered Certificates), upon written or oral request of that person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to the Offered Certificates, other than the exhibits to those documents (unless the exhibits are specifically incorporated by reference in those documents). Requests to the Depositor should be directed in writing to its principal executive offices at 390 Greenwich Street, 7th Floor, New York, New York 10013, or by telephone at (212) 816-6000.

Where You Can Find More Information

 The Depositor has filed a Registration Statement on Form SF-3 (SEC File No. 333-207132) (the “Registration Statement”) relating to multiple series of CMBS, including the Offered Certificates, with the SEC.  This prospectus will form a part of the Registration Statement, but the Registration Statement includes additional information. Copies of the Registration Statement and other materials filed with or furnished to the SEC, including distribution reports on Form 10-D, annual reports on Form 10-K, current reports on Form 8-K, and reports on Forms ABS-15G and Forms ABS-EE and any amendments to these reports may be read and copied at the Public Reference Section of the SEC, 100 F Street N.E., Washington, D.C. 20549, on official business days between the hours of 10:00 a.m. and 3:00 p.m. Information regarding the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet site at “http://www.sec.gov” at which you can view and download copies of this prospectus and other information filed or furnished electronically through the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system. The SEC maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

The Depositor has met the registrant requirements of Section I.A.1. of the General Instructions to the Registration Statement.

Copies of all reports of the Issuing Entity on Forms ABS-EE, 10-D, 10-K and 8-K will also be made available on the website of the Certificate Administrator as soon as reasonably practicable after these materials are electronically filed with or furnished to the SEC through the EDGAR system.

Financial Information

The Issuing Entity will be newly formed and will not have engage in any business activities or have any assets or obligations prior to the issuance of the Offered Certificates. Accordingly, no financial statements with respect to the Issuing Entity are included in this prospectus.

The Depositor has determined that its financial statements will not be material to the offering of the Offered Certificates.

Legal Matters

The validity of the Offered Certificates and certain federal income tax matters will be passed upon for the Depositor by Orrick, Herrington & Sutcliffe LLP, New York, New York. Certain legal matters will be passed upon for the underwriters by Sidley Austin LLP, New York, New York.

Index of Certain Defined Terms

17g-5 Information Provider	311
1986 Act	437
2015 Budget Act	444
30/360 Basis	292
AB Loan Combination	150
AB Modified Loan	364
ABS interests	279
Accelerated Mezzanine Loan	392
Acceptable Insurance Default	332
Accredited Investor	14
Actual/360 Basis	192
Administrative Fee Rate	352
ADR	153
Advance Rate	338
Advances	337
Advisers Act	454
Affirmative Asset Review Vote	404
Aggregate Available Funds	286
Aggregate Principal Distribution Amount	293
AIFM Regulation	67
Allocated Cut-off Date Loan Amount	153
Ancillary Fees	346
Annual Debt Service	153
Anticipated Repayment Date	193
Appraisal Reduction Amount	362
Appraisal Reduction Event	361
Appraised Value	153
Appraised-Out Class	365
Appraiser	363
ARD	154
ARD Loan	193
Assessment of Compliance	366
Asset Representations Reviewer	276
Asset Representations Reviewer Asset Review Fee	352
Asset Representations Reviewer Ongoing Fee	352
Asset Representations Reviewer Ongoing Fee Rate	352
Asset Representations Reviewer Termination Event	408
Asset Representations Reviewer Upfront Fee	352
Asset Review	405
Asset Review Notice	404
Asset Review Quorum	404
Asset Review Report	406
Asset Review Report Summary	406
Asset Review Standard	405
Asset Review Trigger	403
Asset Review Vote Election	404
Assumed Final Distribution Date	299
Assumption Fees	347
Attestation Report	367
Available Funds	287
Balloon Balance	154
Balloon Mortgage Loans	192
BAMLCM	242
BANA Qualification Criteria	238
BANK 2017-BNK9 Pooling and Servicing Agreement	418
BANK 2018-BNK10 Pooling and Servicing Agreement	418
Bank of America	151, 257, 280
Bank of America Data File	237
Bank of America Guidelines	258
Bank of America Mortgage Loans	151
Bank of America Securitization Database	237
Bank of America VRR Interest Portion	280
Bankruptcy Code	70
Base Interest Fraction	298
BCBS	68
Benchmark 2018-B2 Pooling and Servicing Agreement	215, 418
Benchmark 2018-B2 Servicer	215
Benchmark 2018-B2 Special Servicer	215
Benchmark 2018-B2 Trustee	215
Borrower Delayed Reimbursements	346
Borrower Party	392
B-Piece Buyers	138
CBE	431
CDI 202.01	69
Certificate Administrator	266
Certificate Balance	285
Certificate Owner	306
Certificate Summary	10
Certificateholder	305
Certificateholder Quorum	374
Certificateholder Repurchase Request	410
Certificates	284
Certifying Certificateholder	315
CGMRC	224
Citibank	266
Class	284
Class A-AB Scheduled Principal Balance	288
Class X Certificates	284
Class X Strip Rate	292
Clearstream	312
Clearstream Participants	314
Closing Date	151, 284
CMBS	66, 224, 268
Code	435
Co-Lender Agreement	209
Collateral Deficiency Amount	364
Collection Account	340
Collection Period	288
Collective Investment Scheme	11
Communication Request	315
Companion Loan	150
Companion Loan Holder	325
Companion Loan Rating Agency	372
Companion Note	207
Compensating Interest Payment	300
Consent Fees	346
Consultation Election Notice	412
Consultation Requesting Certificateholder	412

Consultation Termination Event	391
Control Eligible Certificates	391
Control Termination Event	391
Controlling Class	391
Controlling Class Certificateholder	391
Controlling Class Representative	390
Controlling Companion Loan	328
Controlling Note	208
Controlling Note Holder	208
Controlling Pari Passu Companion Loan	328
Controlling Pari Passu Companion Loan Securitization Date	328
Corrected Loan	333
Corresponding Principal Balance Certificates	285
CPR	427
CRE Loans	232
Credit Risk Retention Rules	279
CREFC®	303
CREFC® Intellectual Property Royalty License Fee	351
CREFC® Intellectual Property Royalty License Fee Rate	352
CREFC® Reports	303
CREFI	151, 224
CREFI Data File	225
CREFI Mortgage Loans	151
CREFI Securitization Database	225
CREFI VRR Interest Portion	280
Crossed Group	154
Cross-Over Date	291
CRR	67
CRR Investor	67
CRR Retention Requirements	67
Cumulative Appraisal Reduction Amount	364
Cure/Contest Period	406
Custodian	266, 387
Cut-off Date	150
Cut-off Date Balance	150
Cut-off Date DSCR	156
Cut-off Date Loan-to-Value Ratio	154
Cut-off Date LTV Ratio	154
DBRS	268, 400
Debt Service Coverage Ratio	156
Debt Yield on Underwritten NCF	155
Debt Yield on Underwritten Net Cash Flow	155
Debt Yield on Underwritten Net Operating Income	155
Debt Yield on Underwritten NOI	155
Defaulted Mortgage Loan	349
Defeasance	E-1-10
Defeasance Deposit	197
Defeasance Loans	197
Defeasance Lock Out Period	197
Defeasance Option	197
Defective Mortgage Loan	323
Definitive Certificate	312
Delinquent Loan	403
Demand Entities	233, 242
Depositaries	312
Depositor	151, 263
Determination Date	286
Diligence File	318
Directing Holder	390
Disclosable Special Servicer Fees	350
Dispute Resolution Consultation	412
Dispute Resolution Cut-off Date	412
Distribution Account	341
Distribution Date	286
Document Defect	317
Dodd-Frank Act	68
DSCR	156
DTC	312
DTC Participants	312
DTC Rules	313
Due Date	192, 288
Due Diligence Questionnaire	226
Due Period	288
EDGAR	482
EEA	12, 67
Eligible Asset Representations Reviewer	407
Eligible Operating Advisor	400
Enforcing Party	411
Enforcing Servicer	410
Environmental Condition	471, E-1-13
ERISA	447
ESA	171, E-1-13
EU Retention Requirements	67
Euroclear	312
Euroclear Operator	314
Euroclear Participants	314
Excess Interest	193
Excess Interest Distribution Account	341
Excess Liquidation Proceeds Reserve Account	341
Excess Modification Fees	346
Excess Penalty Charges	347
Excess Prepayment Interest Shortfall	300
Exchange Act	222
Excluded Controlling Class Holder	138, 309
Excluded Controlling Class Mortgage Loan	138, 392
Excluded Information	138, 309
Excluded Mortgage Loan	391
Excluded Mortgage Loan Special Servicer	375
Excluded RRCP Mortgage Loan	391
Excluded Special Servicer Information	309
Excluded Special Servicer Mortgage Loan	375
Exemption Rating Agency	450
Existing EU Retention Requirements	67
FATCA	445
FDIC	124
FETL	15
FIEL	15
Final Asset Status Report	395
Final Dispute Resolution Election Notice	412
Financial Promotion Order	11
Fitch	268, 371
Form 8-K	222
FPO Persons	11

FSCMA	15
FSMA	11
Future Outside Servicing Agreement	328
Ground Lease	E-1-11
Hard Lockbox	156
High Net Worth Companies, Unincorporated Associations, Etc.	11, 12
Indirect Participants	312
Initial Pool Balance	150
Initial Rate	193
Initial Requesting Certificateholder	410
In-Place Cash Management	156
Institutional Investor	14
Insurance Rating Requirements	E-1-4
Insurance Ratings Requirements	E-1-5
Interest Accrual Amount	292
Interest Accrual Period	293
Interest Distribution Amount	292
Interest Only Mortgage Loans	192
Interest Reserve Account	341
Interest Shortfall	293
Interested Person	386
Interest-Only Certificates	284
Investment Company Act	1
Investor Certification	305
IRS	436
Issuing Entity	150
JC Penney	187
KBRA	268, 371
Largest Tenant	156
Largest Tenant Lease Expiration	156
Lender Liability Act	472
Liquidation Fee	348
Liquidation Fee Rate	349
Liquidation Proceeds	349
LNR Partners	271
Loan Combination	150
Loan Combination Custodial Account	341
Loan Per Unit	156
Loss of Value Payment	322
Loss of Value Reserve Fund	342
Lower-Tier Regular Interests	435
Lower-Tier REMIC	435
Lower-Tier REMIC Distribution Account	341
LTV Ratio at Maturity/ARD	156
LUST	172
MAI	362, E-1-13
Major Decision	388
Major Decision Reporting Package	389
MAS	14
Master Servicer	268
Master Servicer Remittance Date	336
Material Breach	321
Material Defect	321
Material Document Defect	317
Maturity Date/ARD Loan-to-Value Ratio	156
Maturity Date/ARD LTV Ratio	156
Midland	268
MIFID II	12
Modeling Assumptions	427
Modification Fees	346
Monthly Payment	287
Moody’s	268, 371
Morgan Stanley Bank	151, 247, 279
Morgan Stanley Group	229
Morgan Stanley Origination Entity	248
Morningstar	268, 400
Mortgage	150
Mortgage File	316
Mortgage Loan Purchase Agreement	316
Mortgage Loan Schedule	329
Mortgage Loan Sellers	151
Mortgage Loans	150
Mortgage Note	150
Mortgage Pool	150
Mortgage Rate	292
Mortgaged Property	150
Mortgagee	E-1-14
Most Recent NOI	157
MSBNA VRR Interest Portion	279
MSC 2017-HR2 Pooling and Servicing Agreement	418
MSMCH	151, 229
MSMCH Data File	230
MSMCH Mortgage Loans	151, 247
MSMCH Qualification Criteria	232
MSMCH Securitization Database	230
Net Cash Flow	158
Net Mortgage Pass-Through Rate	292
Net Mortgage Rate	292
NFIP	121
Non-Controlling Note	208
Non-Controlling Note Holders	208
Non-Offered Certificates	284
Nonrecoverable Advance	338
Non-Reduced Certificates	306
Non-U.S. Tax Person	445
Non-Vertically Retained Certificates	284
Non-Vertically Retained Percentage	282
Non-Vertically Retained Principal Balance Certificates	284
Non-Vertically Retained Regular Certificates	284
Note B Control Appraisal Period	220
Note C Control Appraisal Period	221
Notional Amount	285
NRSRO	304, 456
NRSRO Certification	306
OCC	257
Occupancy	157
Occupancy Date	158
Offered Certificates	284
OID Regulations	438
OLA	124
Operating Advisor	276
Operating Advisor Annual Report	397
Operating Advisor Consulting Fee	351
Operating Advisor Fee	351
Operating Advisor Fee Rate	351

Operating Advisor Standard	395
Operating Advisor Termination Event	399
Original Balance	158
Other Crossed Loans	323
Outside Certificate Administrator	327
Outside Controlling Class Representative	327
Outside Controlling Note Holder	326
Outside Custodian	327
Outside Depositor	327
Outside Operating Advisor	327
Outside Securitization	327
Outside Serviced Companion Loan	326
Outside Serviced Loan Combination	326
Outside Serviced Mortgage Loan	327
Outside Serviced Pari Passu Companion Loan	327
Outside Serviced Pari Passu Loan Combination	326
Outside Serviced Pari Passu-AB Loan Combination	327
Outside Serviced Subordinate Companion Loan	327
Outside Servicer	327
Outside Servicer Fee Rate	356
Outside Servicing Agreement	327
Outside Special Servicer	327
Outside Trustee	327
P&I Advance	336
Pads	159
Pari Passu Companion Loan	150
Pari Passu Indemnified Items	370
Pari Passu Indemnified Parties	370
Pari Passu Loan Combination	150
Park Bridge Financial	276
Park Bridge Lender Services	276
Participants	312
Party in Interest	447
Pass-Through Rate	291
PCIS Persons	12
PCO	190
PCR	246
Penalty Charges	346
Percentage Interest	286
Permitted Encumbrances	E-1-3
Permitted Investments	286
Permitted Special Servicer/Affiliate Fees	350
PILOT	115
PIPs	114, 176
Plan Asset Regulations	448
Plan Fiduciary	454
Pooling and Servicing Agreement	325
Pooling and Servicing Agreement Party Repurchase Request	410
PRC	13
Preliminary Asset Review Report	406
Preliminary Dispute Resolution Election Notice	412
Prepayment Assumption	439
Prepayment Interest Excess	299
Prepayment Interest Shortfall	299
Prepayment Penalty Description	158
Prepayment Provision	158
PRIIPS Regulation	12
Prime Rate	338
Principal Balance Certificates	284
Principal Distribution Amount	293
Principal Shortfall	294
Prior Loan	176
Privileged Information	396
Privileged Information Exception	396
Privileged Person	304
Professional Investors	13, 14
Prohibited Prepayment	300
Promotion of Collective Investment Schemes Exemptions Order	12
Property Advances	337
Proposed Course of Action Notice	411
Prospectus	14
Prospectus Directive	12
PSA	418
PTE	450
Qualified Investors	12
Qualified Mortgage	318
Qualified Substitute Mortgage Loan	322
Qualifying CRE Loan Percentage	280
Rated Final Distribution Date	299
Rating Agencies	477
Rating Agency	477
Rating Agency Confirmation	416
Rating Agency Declination	416
RCRA	472
Realized Loss	301
REC	171
Recognized Collective Investment Scheme	11
Record Date	286
Red Building A Notes	215
Red Building A-1 Note	215
Red Building A-2 Note	215
Red Building B Notes	215
Red Building B-1 Note	215
Red Building B-2 Note	215
Red Building C Note	215
Red Building Co-Lender Agreement	215
Red Building Directing Holder	220
Red Building Loan Combination Noteholders	216
Registration Statement	482
Regular Certificates	284
Regular Interestholder	437
Regular Interests	435
Regulation AB	367
Regulation RR	279
Related Group	158
Release Date	197
Relevant Member State	12
Relevant Person	14
Relevant Persons	12
REMIC	435
REMIC LTV Test	149
REMIC Regulations	435
REO Account	342

REO Companion Loan	294
REO Loan	294
REO Mortgage Loan	294
REO Property	284
Repurchase Price	321
Repurchase Request	410
Requesting Certificateholder	412
Requesting Holders	365
Requesting Investor	315
Requesting Party	414
Required Credit Risk Retention Percentage	281
Requirements	477
Residual Certificates	284
Resolution Failure	411
Resolved	411
Restricted Group	451
Restricted Party	396
Retaining Parties	280
Retaining Sponsor	279
Review Materials	404
Revised Rate	193
RevPAR	158
Risk Factors	10
Risk Retention Consultation Party	391
Rooms	159
Rule 17g-5	306, 379
S&P	268
Scheduled Principal Distribution Amount	293
SEC	223
Securities Act	367
Securitization Accounts	284
SEL	E-1-5
Senior Certificates	284
Sequential Pay Event	216
Serviced AB Loan Combination	325
Serviced Companion Loan	325
Serviced Companion Loan Holder	325
Serviced Companion Loan Securities	372
Serviced Loan Combination	325
Serviced Loans	326
Serviced Mortgage Loans	326
Serviced Outside Controlled Companion Loan	326
Serviced Outside Controlled Loan Combination	326
Serviced Outside Controlled Mortgage Loan	326
Serviced Pari Passu Companion Loan	325
Serviced Pari Passu Companion Loan Holder	325
Serviced Pari Passu Loan Combination	325
Serviced Subordinate Companion Loan	325
Serviced Subordinate Companion Loan Holder	325
Servicer Termination Events	370
Servicing Fee	344
Servicing Fee Rate	345
Servicing Function Participant	367
Servicing Shift Companion Loan	327
Servicing Shift Loan Combination	327
Servicing Shift Mortgage Loan	327
Servicing Standard	330
Servicing Transfer Event	331
SFA	14
Similar Law	453
Single-Purpose Entity	E-1-10
SMC	151, 234, 279
SMC VRR Interest Portion	279
SMF V	151, 234
SMF V Data Tape	235
SMF V Mortgage Loans	151
SMMEA	456
Soft Lockbox	158
Soft Springing Lockbox	158
Solvency II Regulation	67
Special Servicer Decision	334
Special Servicing Fee	347
Special Servicing Fee Rate	347
Specially Serviced Loan	331
Split Mortgage Loan	150
Sponsors	151, 224
Springing Cash Management	158
Springing Lockbox	158
Standard Qualifications	E-1-1
Startup Day	435
Starwood	234
Starwood Review Team	235
Stated Principal Balance	294
Structured Product	14
STWD	271
Subject Loans	352, 355
Subordinate Certificates	284
Subordinate Companion Loan	150
Sub-Servicing Agreement	336
Summary of Terms	10
Syndicate Insurance Ratings Requirements	E-1-5
TCO	189
Termination Purchase Amount	417
Terms and Conditions	314
Terrorism Cap Amount	E-1-9
Tests	405
Third Party Report	152
Threshold Event Collateral	221
TIA	69
Title Exception	E-1-2
Title Policy	E-1-2
Title V	475
Trailing 12 NOI	157
Transaction Parties	454
Transfer	E-1-9
TRIPRA	122, E-1-9
Trust REMICs	435
Trustee	265
Trustee/Certificate Administrator Fee	350
Trustee/Certificate Administrator Fee Rate	350
U.S. Tax Person	445
UBS 2018-C8 Pooling and Servicing Agreement	418
Underwriter Entities	129
Underwriter Exemption	450
Underwriting Agreement	480
Underwritten EGI	159

Underwritten Expenses	158
Underwritten NCF	158
Underwritten NCF DSCR	156
Underwritten Net Cash Flow	158
Underwritten Net Operating Income	159
Underwritten NOI	159
Underwritten Revenues	159
Units	159
Unscheduled Principal Distribution Amount	294
Unsolicited Information	405
Updated Appraisal	381
Upper-Tier REMIC	435
Upper-Tier REMIC Distribution Account	341
UST	172
UW NCF DSCR	156
Vertical Risk Retention Allocation Percentage	282
Vertically Retained Percentage	282
Volcker Rule	68
Voting Rights	311
VRR Available Funds	281
VRR Interest	4, 279
VRR Interest Distribution Amount	282
VRR Principal Distribution Amount	282
VRR Realized Loss	281
VRR Realized Loss Interest Distribution Amount	282
WAC Rate	292
Weighted Average Mortgage Rate	159
Withheld Amounts	341
Workout Fee	347
Workout Fee Rate	348
Workout-Delayed Reimbursement Amount	340
WTNA	265
YM Group A	297
YM Group B	297
YM Group C	297
YM Group D	297
YM Groups	297
Zoning Regulations	E-1-7

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ANNEX A

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

(THIS PAGE INTENTIONALLY LEFT BLANK)

CGCMT 2018-B2 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Related Group	Crossed Group	Address	City	State	Zip Code
1	Loan	8, 9, 10	BANA	Bank of America, N.A.	Extra Space - TIAA Self Storage Portfolio	Group 1	NAP
1.01	Property				Extra Space Washington			1420 U Street Northwest	Washington	District Of Columbia	20009
1.02	Property				Extra Space San Jose			895 Thornton Way	San Jose	California	95128
1.03	Property				Extra Space San Diego			8038 Arjons Drive	San Diego	California	92126
1.04	Property				Extra Space Panorama City			8540 Cedros Avenue	Panorama City	California	91402
1.05	Property				Extra Space Norwalk			10950 Firestone Boulevard	Norwalk	California	90650
1.06	Property				Extra Space Miami East			13800 Southwest 84th Street	Miami	Florida	33183
1.07	Property				Extra Space Miami West			20625 Northeast 16th Avenue	Miami	Florida	33179
1.08	Property				Extra Space Palo Alto			999 East Bayshore Road	East Palo Alto	California	94303
1.09	Property				Extra Space Covina			318 North Vincent Avenue	Covina	California	91722
1.10	Property				Extra Space Gaithersburg			18920 Earhart Court	Gaithersburg	Maryland	20879
1.11	Property				Extra Space Philadelphia			1553 Grant Avenue	Philadelphia	Pennsylvania	19115
1.12	Property				Extra Space Westminster			6942 Garden Grove Boulevard	Westminster	California	92683
1.13	Property				Extra Space Newark			121 Ruthar Drive	Newark	Delaware	19711
1.14	Property				Extra Space Essex			6100 Rossville Boulevard	Essex	Maryland	21221
1.15	Property				Extra Space New Bedford			3131 Acushnet Avenue	New Bedford	Massachusetts	02745
1.16	Property				Extra Space Birmingham			2135 Columbiana Road	Birmingham	Alabama	35216
1.17	Property				Extra Space Haverhill			50 Ferry Road	Haverhill	Massachusetts	01835
1.18	Property				Extra Space Shrewsbury			53 Clinton Street	Shrewsbury	Massachusetts	01545
1.19	Property				Extra Space Dallas			1931 Fort Worth Avenue	Dallas	Texas	75208
1.20	Property				Extra Space Enfield			163 South Road	Enfield	Connecticut	06082
1.21	Property				Extra Space San Diego Miramar			8192 Miramar Road	San Diego	California	92126
1.22	Property				Extra Space Shawnee			12977 West 63rd Street	Shawnee	Kansas	66216
1.23	Property				Extra Space Overland Park			7880 Mastin Drive	Overland Park	Kansas	66204
1.24	Property				Extra Space Tucson			8100 East 22nd Street	Tucson	Arizona	85710
2	Loan	11	MSMCH	Morgan Stanley Bank, N.A.	Park Place East and Park Place West	Group 2	NAP
2.01	Property				Park Place East			5775 Wayzata Boulevard	St. Louis Park	Minnesota	55416
2.02	Property				Park Place West			6465 Wayzata Boulevard	St. Louis Park	Minnesota	55426
3	Loan	8, 12, 13, 14, 15, 16	CREFI	Citi Real Estate Funding Inc.	The SoCal Portfolio	NAP	NAP
3.01	Property				Aliso Viejo Commerce Center			27782-27832 Aliso Creek Road	Aliso Viejo	California	92656
3.02	Property				Transpark Commerce			2910-2990 Inland Empire Boulevard	Ontario	California	91764
3.03	Property				Wimbledon			12276-12550 Hesperia Road	Victorville	California	92395
3.04	Property				Palmdale Place			2211-2361 & 2301 East Palmdale Boulevard	Palmdale	California	93550
3.05	Property				Sierra Gateway			39959 & 40015 Sierra Highway	Palmdale	California	93550
3.06	Property				Fresno Industrial Center			720 East North Avenue & 2904-2998 South Angus Avenue	Fresno	California	93725
3.07	Property				Upland Freeway			1348-1438 West 7th Street	Upland	California	91786
3.08	Property				Commerce Corporate Center			5800 South Eastern Avenue	Commerce	California	90040
3.09	Property				Moreno Valley			23880-23962 Alessandro Boulevard	Moreno Valley	California	92553
3.10	Property				Airport One Office Park			4403 East Donald Douglas Drive	Long Beach	California	90808
3.11	Property				Colton Courtyard			1200-1230, 1260-1300 and 1320-1350 East Washington Street	Colton	California	92324
3.12	Property				The Abbey Center			340, 400 & 490 Farrell Drive	Palm Springs	California	92262
3.13	Property				Upland Commerce Center			1379 and 1383-1399 East Foothill Boulevard	Upland	California	91786
3.14	Property				Diamond Bar			23525-23555 Palomino Drive	Diamond Bar	California	91765
3.15	Property				Atlantic Plaza			5166-5190 Atlantic Avenue	Long Beach	California	90805
3.16	Property				Ming Office Park			5500 Ming Avenue	Bakersfield	California	93309
3.17	Property				10th Street Commerce Center			44204-44276 10th Street West	Lancaster	California	93534
3.18	Property				Cityview Plaza			12361-12465 Lewis Street	Garden Grove	California	92840
3.19	Property				Garden Grove Town Center			9918 West Katella Avenue and 11021 Brookhurst Street	Garden Grove	California	92840
3.20	Property				30th Street Commerce Center			3005 East Palmdale Boulevard	Palmdale	California	93550
3.21	Property				Mt. Vernon Commerce Center			851 South Mount Vernon Avenue	Colton	California	92324
3.22	Property				Anaheim Stadium Industrial			2419 & 2423 East Winston Road and 1321 & 1341 Sunkist Street	Anaheim	California	92806
3.23	Property				25th Street Commerce Center			2501-2505 East Palmdale Boulevard	Palmdale	California	93550
3.24	Property				Fresno Airport			1901-1991 North Gateway Boulevard	Fresno	California	93727
4	Loan	17, 18	SMF V	Starwood Mortgage Capital LLC	Westin Tysons Corner	NAP	NAP	7801 Leesburg Pike	Falls Church	Virginia	22043
5	Loan	8, 19	MSMCH	Morgan Stanley Bank, N.A.	Extra Space Self Storage Portfolio	Group 1	NAP
5.01	Property				Henderson - Stephanie Place			1051 Stephanie Place	Henderson	Nevada	89014
5.02	Property				Brookfield - Federal Road			578 Federal Road	Brookfield	Connecticut	06804
5.03	Property				Kingston - Sawkill Road			119 Sawkill Road	Kingston	New York	12401
5.04	Property				Lake Elsinore - Central Avenue			550 Central Avenue	Lake Elsinore	California	92530
5.05	Property				Doylestown - North Broad Street			390 North Broad Street	Doylestown	Pennsylvania	18901
5.06	Property				Pennsauken - South Crescent Boulevard			7480 South Crescent Boulevard	Pennsauken	New Jersey	08109
5.07	Property				New Paltz - South Putt Corners Road			24 South Putt Corners Road	New Paltz	New York	12561
5.08	Property				Tyngsborough - Industrial Way			2 Industrial Way	Tyngsborough	Massachusetts	01879
5.09	Property				Hemet - South Sanderson			750 South Sanderson Avenue	Hemet	California	92545
5.10	Property				Bensalem - 1525 Bristol Pike			1525 Bristol Pike	Bensalem	Pennsylvania	19020
5.11	Property				Eastpoint - Lakewood Avenue			2960 Lakewood Avenue	Atlanta	Georgia	30344
5.12	Property				Howell - Route 9 South			5440 U.S. 9	Howell	New Jersey	07731
5.13	Property				Lawrenceville - Hurricane Shoals Road			98 Hurricane Shoals Road Northeast	Lawrenceville	Georgia	30046
5.14	Property				Lawnside - White Horse Pike			339 White Horse Pike North	Lawnside	New Jersey	08045
5.15	Property				Phoenix - West Peoria			2043 West Peoria Avenue	Phoenix	Arizona	85029
5.16	Property				Mount Laurel - Ark Road			103 Ark Road	Mount Laurel	New Jersey	08054
5.17	Property				Burlington - Cadillac Road			10 Cadillac Road	Burlington	New Jersey	08016
5.18	Property				Cherry Hill - Marlton Pike			1986 Marlton Pike East	Cherry Hill	New Jersey	08003
5.19	Property				Bensalem - Knights Road			2520 Knights Road	Bensalem	Pennsylvania	19020
5.20	Property				Albuquerque - Ellison Road Northwest			10340 Ellison Road Northwest	Albuquerque	New Mexico	87114
5.21	Property				Modesto - Crows Landing			2201 Crows Landing Road	Modesto	California	95358
5.22	Property				Auburndale - US Highway 92 West			1012 US Highway 92 West	Auburndale	Florida	33823
5.23	Property				San Bernardino - West Club Center Drive			155 West Club Center Drive	San Bernardino	California	92408
5.24	Property				Memphis - Mount Moriah Terrace			2673 Mount Moriah Terrace	Memphis	Tennessee	38115
5.25	Property				Hesperia - Mariposa Road			9353 Mariposa Road	Hesperia	California	92344
5.26	Property				Memphis - Covington Way			4961 Covington Way	Memphis	Tennessee	38128
5.27	Property				St. Louis - Halls Ferry Road			9702 Halls Ferry Road	St. Louis	Missouri	63136
5.28	Property				Killeen - Jasper Drive			1035 West Jasper Drive	Killeen	Texas	76542
5.29	Property				Albuquerque - Airport Drive Northwest			141 Airport Drive Northwest	Albuquerque	New Mexico	87121
5.30	Property				Memphis - Gateway Drive			1235 Gateway Drive	Memphis	Tennessee	38116

CGCMT 2018-B2 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Related Group	Crossed Group	Address	City	State	Zip Code
5.31	Property				Victorville - Yates Road			15555 Yates Road	Victorville	California	92395
5.32	Property				Las Vegas - North Lamont Street			3450 North Lamont Street	Las Vegas	Nevada	89115
5.33	Property				Columbus - East Main Street			3569 East Main Street	Columbus	Ohio	43213
5.34	Property				Memphis - Raleigh-LaGrange			4994 Raleigh Lagrange Road	Memphis	Tennessee	38128
5.35	Property				Memphis - 5675 Summer Avenue			5675 Summer Avenue	Memphis	Tennessee	38134
5.36	Property				Memphis - Madison Avenue			1075 Madison Avenue	Memphis	Tennessee	38104
6	Loan	8, 20, 21, 22, 23, 24, 25	CREFI	Citi Real Estate Funding Inc.	Red Building	NAP	NAP	750 North San Vicente Boulevard	West Hollywood	California	90069
7	Loan		MSMCH	Morgan Stanley Bank, N.A.	Town Center at Levis Commons	NAP	NAP	3201 Levis Commons Boulevard	Perrysburg	Ohio	43551
8	Loan	26	SMF V	Starwood Mortgage Capital LLC	Oxford Exchange	NAP	NAP	1100 Oxford Exchange Boulevard	Oxford	Alabama	36203
9	Loan	27, 28, 29, 30	CREFI	Citi Real Estate Funding Inc.	3rd & Pine Seattle Retail & Parking	NAP	NAP	1601 3rd Avenue	Seattle	Washington	98101
10	Loan	8, 31, 32	MSMCH	Morgan Stanley Bank, N.A.	Axcelis Corporate Center	Group 2	NAP	108 Cherry Hill Drive	Beverly	Massachusetts	01915
11	Loan	8	MSMCH	Morgan Stanley Bank, N.A.	One Newark Center	NAP	NAP	1085-1109 Raymond Boulevard and 50-58 RH Brown Street	Newark	New Jersey	07102
12	Loan	8, 33, 34, 35, 36	CREFI	Citi Real Estate Funding Inc.	Braddock Metro Center	NAP	NAP	1320-1340 Braddock Place	Alexandria	Virginia	22314
13	Loan	37, 38	SMF V	Starwood Mortgage Capital LLC	2301 Renaissance Boulevard	NAP	NAP	2301 Renaissance Boulevard	King of Prussia	Pennsylvania	19406
14	Loan	39	SMF V	Starwood Mortgage Capital LLC	Ingram Festival Shopping Center	NAP	NAP	6065 Northwest Loop 410	San Antonio	Texas	78238
15	Loan	8, 40, 41, 42	SMF V	Cantor Commercial Real Estate Lending, L.P.	Cross Point	NAP	NAP	900 Chelmsford Street	Lowell	Massachusetts	01851
16	Loan	43	MSMCH	Morgan Stanley Bank, N.A.	Voice Road Plaza	NAP	NAP	240-300 Voice Road and 172-198 Glen Cove Road	Carle Place	New York	11514
17	Loan	44, 45, 46, 47	CREFI	Citi Real Estate Funding Inc.	Wrigleyville Hotel Portfolio	NAP	NAP
17.01	Property				Willows Hotel			555 West Surf Street	Chicago	Illinois	60657
17.02	Property				Majestic Hotel			528 West Brompton Avenue	Chicago	Illinois	60657
17.03	Property				City Suites Hotel			933 West Belmont Avenue	Chicago	Illinois	60657
18	Loan	48	BANA	Bank of America, N.A.	Stor-All New Orleans Portfolio	NAP	NAP
18.01	Property				Stor-All Tchoupitoulas			4700 Tchoupitoulas Street	New Orleans	Louisiana	70115
18.02	Property				Stor-All Gentilly Woods			4601 Chef Menteur Highway	New Orleans	Louisiana	70126
19	Loan	49, 50	MSMCH	Morgan Stanley Bank, N.A.	Galleria Commons	NAP	NAP	480 North Stephanie Street	Henderson	Nevada	89014
20	Loan		BANA	Bank of America, N.A.	Magellan Commerce Self Storage	NAP	NAP	5415 East Olympic Boulevard	Commerce	California	90022
21	Loan	8, 51, 52, 53, 54	SMF V	Starwood Mortgage Capital LLC	Fort Knox Executive Park	NAP	NAP	2727 Mahan Drive and 2728, 2737 and 2747 Fort Knox Boulevard	Tallahassee	Florida	32308
22	Loan	55, 56	CREFI	Citi Real Estate Funding Inc.	8800 Queen Avenue South	NAP	NAP	8800 Queen Avenue South	Bloomington	Minnesota	55431
23	Loan	57	BANA	Bank of America, N.A.	La Habra Towne Center	NAP	NAP	1231, 1305, 1315, 1327-1367, 1439-1451 and 1453-1465 West Whittier Boulevard	La Habra	California	90631
24	Loan	58	CREFI	Citi Real Estate Funding Inc.	Aventura Business Park	NAP	NAP	20725 Northeast 16th Avenue	Aventura	Florida	33179
25	Loan	59	CREFI	Citi Real Estate Funding Inc.	Fulton Market Portfolio	NAP	NAP
25.01	Property				185 North Morgan Retail			185 North Morgan Street	Chicago	Illinois	60607
25.02	Property				820 West Lake Retail			820 West Lake Street	Chicago	Illinois	60607
25.03	Property				219 North Green Retail			219 North Green Street	Chicago	Illinois	60607
26	Loan	8	BANA	Bank of America, N.A.	Warwick Mall	NAP	NAP	400 Bald Hill Road	Warwick	Rhode Island	02886
27	Loan	60, 61	CREFI	Citi Real Estate Funding Inc.	Courtyard Reno	NAP	NAP	6855 South Virginia Street	Reno	Nevada	89511
28	Loan		MSMCH	Morgan Stanley Bank, N.A.	5000 South Hulen	NAP	NAP	4801, 4811 and 4825 Overton Ridge Boulevard	Fort Worth	Texas	76132
29	Loan	62, 63	CREFI	Citi Real Estate Funding Inc.	50 Racetrack Road	NAP	NAP	50 Racetrack Road	East Brunswick	New Jersey	08816
30	Loan	64, 65	BANA	Bank of America, N.A.	Residence Inn - West Orange, NJ	NAP	NAP	107 Prospect Avenue	West Orange	New Jersey	07052
31	Loan	66, 67	SMF V	Starwood Mortgage Capital LLC	Arapaho & Gessner	NAP	NAP
31.01	Property				Arapaho			1010 East Arapaho Road	Richardson	Texas	75801
31.02	Property				Gessner			7207 Gessner Road	Houston	Texas	77040
32	Loan	68, 69	MSMCH	Morgan Stanley Bank, N.A.	Hampton Inn Burlington	NAP	NAP	38-42 Lower Mountain View Drive	Colchester	Vermont	05446
33	Loan	70, 71	CREFI	Citi Real Estate Funding Inc.	530 Spring Retail & Parking	NAP	NAP	530 South Spring Street	Los Angeles	California	90013
34	Loan	8, 72	CREFI	Citi Real Estate Funding Inc.	Two Harbor Point Square	NAP	NAP	100 Washington Boulevard	Stamford	Connecticut	06902
35	Loan		MSMCH	Morgan Stanley Bank, N.A.	Miamisburg Office Portfolio	NAP	NAP	3131, 3050, 3232 Newmark Drive and 8877-8899, 8741-8755 Gander Creek Drive	Miamisburg	Ohio	45342
36	Loan	73	SMF V	Starwood Mortgage Capital LLC	Anderson Multifamily Portfolio	Group 3	NAP
36.01	Property				Cross Lakes Apartments			1800 Cross Lakes Boulevard	Anderson	Indiana	46012
36.02	Property				Giant Oaks Apartments			1312 West 8th Street	Anderson	Indiana	46016
37	Loan	74	BANA	Bank of America, N.A.	American Mini Storage Lake Forest	NAP	NAP	20941 Canada Road	Lake Forest	California	92630
38	Loan	75	MSMCH	Morgan Stanley Bank, N.A.	Gale Industrial	NAP	NAP	16253-16293 Gale Avenue	City of Industry	California	91745
39	Loan		SMF V	Starwood Mortgage Capital LLC	Villages on Madison	Group 3	NAP	4325 South Madison Avenue	Anderson	Indiana	46013
40	Loan	76	MSMCH	Morgan Stanley Bank, N.A.	Pearland Retail Center	NAP	NAP	3609 Business Center Drive	Pearland	Texas	77584
41	Loan		SMF V	Starwood Mortgage Capital LLC	Boulder Ridge Apartments	NAP	NAP	3121 South 145th East Avenue	Tulsa	Oklahoma	74134
42	Loan		SMF V	Starwood Mortgage Capital LLC	Northtown Plaza	NAP	NAP	112 North University Avenue	Lubbock	Texas	79415
43	Loan		SMF V	Starwood Mortgage Capital LLC	Norwalk Village	NAP	NAP	11264-11336 Firestone Boulevard	Norwalk	California	90650
44	Loan	77, 78	SMF V	Starwood Mortgage Capital LLC	The Clorox Sales Company Building	NAP	NAP	2200 Southeast 28th Street	Bentonville	Arkansas	72712
45	Loan		SMF V	Starwood Mortgage Capital LLC	358 Hall Avenue	NAP	NAP	358 Hall Avenue	Wallingford	Connecticut	06492
46	Loan	79	CREFI	Citi Real Estate Funding Inc.	452 West Broadway	NAP	NAP	452 West Broadway	New York	New York	10012
47	Loan		SMF V	Starwood Mortgage Capital LLC	Southfield PNC & McDonalds	NAP	NAP	28720 Northwestern Highway	Southfield	Michigan	48034
48	Loan	80, 81	SMF V	Starwood Mortgage Capital LLC	Gateway Business Center	NAP	NAP	6360 South Pecos Road	Las Vegas	Nevada	89120
49	Loan	82, 83	BANA	Bank of America, N.A.	108-110 West Broughton Street	NAP	NAP	108-110 West Broughton Street	Savannah	Georgia	31401
50	Loan		BANA	Bank of America, N.A.	Central Dallas Multifamily Portfolio	NAP	NAP
50.01	Property				2106 Bennett Apartments			2106 Bennett Avenue	Dallas	Texas	75206
50.02	Property				The Tribeca Apartments			2805 Reagan Street	Dallas	Texas	75219
51	Loan	84	SMF V	Starwood Mortgage Capital LLC	Sherman Plaza	NAP	NAP	505, 605 and 705 South Sherman Street	Richardson	Texas	75081
52	Loan	85	SMF V	Starwood Mortgage Capital LLC	Colonial Estates MHP	NAP	NAP	504 Ruby Street and 517 South Pine Street	Wapakoneta	Ohio	45895

CGCMT 2018-B2 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	General Property Type	Detailed Property Type	Year Built	Year Renovated	Units, Pads, Rooms, SF	Unit Description	Loan Per Unit ($)
1	Loan	8, 9, 10	BANA	Bank of America, N.A.	Extra Space - TIAA Self Storage Portfolio	Self Storage	Self Storage			1,614,702	SF	141.82
1.01	Property				Extra Space Washington	Self Storage	Self Storage	1910	NAP	104,382	SF
1.02	Property				Extra Space San Jose	Self Storage	Self Storage	1985, 2016	NAP	66,854	SF
1.03	Property				Extra Space San Diego	Self Storage	Self Storage	1986	NAP	119,335	SF
1.04	Property				Extra Space Panorama City	Self Storage	Self Storage	1987	NAP	77,395	SF
1.05	Property				Extra Space Norwalk	Self Storage	Self Storage	1977	NAP	79,529	SF
1.06	Property				Extra Space Miami East	Self Storage	Self Storage	1987	2009	80,390	SF
1.07	Property				Extra Space Miami West	Self Storage	Self Storage	1987	2009	75,564	SF
1.08	Property				Extra Space Palo Alto	Self Storage	Self Storage	1989	NAP	45,836	SF
1.09	Property				Extra Space Covina	Self Storage	Self Storage	1973	NAP	74,537	SF
1.10	Property				Extra Space Gaithersburg	Self Storage	Self Storage	1988	NAP	74,341	SF
1.11	Property				Extra Space Philadelphia	Self Storage	Self Storage	1970, 1988	NAP	68,425	SF
1.12	Property				Extra Space Westminster	Self Storage	Self Storage	1988	NAP	65,997	SF
1.13	Property				Extra Space Newark	Self Storage	Self Storage	1988	NAP	64,300	SF
1.14	Property				Extra Space Essex	Self Storage	Self Storage	1991	NAP	60,425	SF
1.15	Property				Extra Space New Bedford	Self Storage	Self Storage	1989, 2003	NAP	65,350	SF
1.16	Property				Extra Space Birmingham	Self Storage	Self Storage	1988	NAP	73,366	SF
1.17	Property				Extra Space Haverhill	Self Storage	Self Storage	1989	NAP	53,490	SF
1.18	Property				Extra Space Shrewsbury	Self Storage	Self Storage	1982	NAP	65,300	SF
1.19	Property				Extra Space Dallas	Self Storage	Self Storage	1973	NAP	47,472	SF
1.20	Property				Extra Space Enfield	Self Storage	Self Storage	1982	NAP	65,650	SF
1.21	Property				Extra Space San Diego Miramar	Self Storage	Self Storage	1986	NAP	36,384	SF
1.22	Property				Extra Space Shawnee	Self Storage	Self Storage	1987	NAP	56,240	SF
1.23	Property				Extra Space Overland Park	Self Storage	Self Storage	1990	NAP	46,890	SF
1.24	Property				Extra Space Tucson	Self Storage	Self Storage	1984	NAP	47,250	SF
2	Loan	11	MSMCH	Morgan Stanley Bank, N.A.	Park Place East and Park Place West	Office	Suburban			397,968	SF	136.32
2.01	Property				Park Place East	Office	Suburban	1980	2016	197,966	SF
2.02	Property				Park Place West	Office	Suburban	1983	2016	200,002	SF
3	Loan	8, 12, 13, 14, 15, 16	CREFI	Citi Real Estate Funding Inc.	The SoCal Portfolio	Various	Various			2,194,425	SF	104.49
3.01	Property				Aliso Viejo Commerce Center	Retail	Unanchored	1989	NAP	65,107	SF
3.02	Property				Transpark Commerce	Office	Suburban	1984-1985	NAP	204,099	SF
3.03	Property				Wimbledon	Mixed Use	Office/Retail	1987-1990	NAP	123,948	SF
3.04	Property				Palmdale Place	Mixed Use	Retail/Education	1985	NAP	129,294	SF
3.05	Property				Sierra Gateway	Office	Suburban	1991-1992	NAP	133,851	SF
3.06	Property				Fresno Industrial Center	Industrial	Warehouse/Distribution	1989-1990	NAP	265,898	SF
3.07	Property				Upland Freeway	Retail	Unanchored	1987	NAP	116,061	SF
3.08	Property				Commerce Corporate Center	Office	Suburban	1974	1997, 2017	68,513	SF
3.09	Property				Moreno Valley	Mixed Use	Office/Retail	1986	NAP	111,060	SF
3.10	Property				Airport One Office Park	Office	Suburban	1988	2006	88,284	SF
3.11	Property				Colton Courtyard	Retail	Anchored	1989	NAP	122,082	SF
3.12	Property				The Abbey Center	Office	Suburban	1982	NAP	67,335	SF
3.13	Property				Upland Commerce Center	Retail	Anchored	1986, 1988	2006	47,677	SF
3.14	Property				Diamond Bar	Retail	Unanchored	1980	NAP	20,528	SF
3.15	Property				Atlantic Plaza	Retail	Unanchored	1968	2006, 2017	32,728	SF
3.16	Property				Ming Office Park	Office	Suburban	1981, 1982	NAP	117,924	SF
3.17	Property				10th Street Commerce Center	Retail	Anchored	1980	NAP	96,589	SF
3.18	Property				Cityview Plaza	Office	Suburban	1984	NAP	148,271	SF
3.19	Property				Garden Grove Town Center	Retail	Shadow Anchored	1987	NAP	12,610	SF
3.20	Property				30th Street Commerce Center	Retail	Unanchored	1987	NAP	33,020	SF
3.21	Property				Mt. Vernon Commerce Center	Industrial	Flex	1989	NAP	29,600	SF
3.22	Property				Anaheim Stadium Industrial	Industrial	Flex	1981	NAP	89,931	SF
3.23	Property				25th Street Commerce Center	Retail	Unanchored	1989	NAP	17,488	SF
3.24	Property				Fresno Airport	Office	Suburban	1980	2015	52,527	SF
4	Loan	17, 18	SMF V	Starwood Mortgage Capital LLC	Westin Tysons Corner	Hospitality	Full Service	1975	2015-2016	407	Rooms	117,936.12
5	Loan	8, 19	MSMCH	Morgan Stanley Bank, N.A.	Extra Space Self Storage Portfolio	Self Storage	Self Storage			2,668,218	SF	72.86
5.01	Property				Henderson - Stephanie Place	Self Storage	Self Storage	1996	NAP	292,316	SF
5.02	Property				Brookfield - Federal Road	Self Storage	Self Storage	1988, 2001	NAP	80,250	SF
5.03	Property				Kingston - Sawkill Road	Self Storage	Self Storage	1986, 2001	NAP	85,675	SF
5.04	Property				Lake Elsinore - Central Avenue	Self Storage	Self Storage	2000, 2013	NAP	105,785	SF
5.05	Property				Doylestown - North Broad Street	Self Storage	Self Storage	1988	NAP	71,355	SF
5.06	Property				Pennsauken - South Crescent Boulevard	Self Storage	Self Storage	1990	NAP	82,810	SF
5.07	Property				New Paltz - South Putt Corners Road	Self Storage	Self Storage	1989, 2001	NAP	76,226	SF
5.08	Property				Tyngsborough - Industrial Way	Self Storage	Self Storage	1990	NAP	79,200	SF
5.09	Property				Hemet - South Sanderson	Self Storage	Self Storage	1985, 2002	NAP	90,193	SF
5.10	Property				Bensalem - 1525 Bristol Pike	Self Storage	Self Storage	2000	NAP	71,070	SF
5.11	Property				Eastpoint - Lakewood Avenue	Self Storage	Self Storage	1962, 1989, 2005	NAP	90,200	SF
5.12	Property				Howell - Route 9 South	Self Storage	Self Storage	1987	NAP	69,765	SF
5.13	Property				Lawrenceville - Hurricane Shoals Road	Self Storage	Self Storage	1995	NAP	103,830	SF
5.14	Property				Lawnside - White Horse Pike	Self Storage	Self Storage	1977	NAP	64,565	SF
5.15	Property				Phoenix - West Peoria	Self Storage	Self Storage	1980, 1998	NAP	63,214	SF
5.16	Property				Mount Laurel - Ark Road	Self Storage	Self Storage	1987	NAP	46,145	SF
5.17	Property				Burlington - Cadillac Road	Self Storage	Self Storage	1940	NAP	62,160	SF
5.18	Property				Cherry Hill - Marlton Pike	Self Storage	Self Storage	1990	NAP	61,140	SF
5.19	Property				Bensalem - Knights Road	Self Storage	Self Storage	2004	NAP	48,546	SF
5.20	Property				Albuquerque - Ellison Road Northwest	Self Storage	Self Storage	1993	NAP	54,860	SF
5.21	Property				Modesto - Crows Landing	Self Storage	Self Storage	2002	NAP	76,350	SF
5.22	Property				Auburndale - US Highway 92 West	Self Storage	Self Storage	2000	NAP	63,675	SF
5.23	Property				San Bernardino - West Club Center Drive	Self Storage	Self Storage	1989	NAP	63,578	SF
5.24	Property				Memphis - Mount Moriah Terrace	Self Storage	Self Storage	1982, 1997	NAP	84,610	SF
5.25	Property				Hesperia - Mariposa Road	Self Storage	Self Storage	1999	NAP	77,600	SF
5.26	Property				Memphis - Covington Way	Self Storage	Self Storage	1984, 1997	NAP	78,040	SF
5.27	Property				St. Louis - Halls Ferry Road	Self Storage	Self Storage	1998	NAP	58,200	SF
5.28	Property				Killeen - Jasper Drive	Self Storage	Self Storage	1974, 1979, 2004	NAP	94,970	SF
5.29	Property				Albuquerque - Airport Drive Northwest	Self Storage	Self Storage	1987	NAP	53,240	SF
5.30	Property				Memphis - Gateway Drive	Self Storage	Self Storage	1987	NAP	50,300	SF

CGCMT 2018-B2 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	General Property Type	Detailed Property Type	Year Built	Year Renovated	Units, Pads, Rooms, SF	Unit Description	Loan Per Unit ($)
5.31	Property				Victorville - Yates Road	Self Storage	Self Storage	1977	NAP	62,125	SF
5.32	Property				Las Vegas - North Lamont Street	Self Storage	Self Storage	1988	NAP	56,985	SF
5.33	Property				Columbus - East Main Street	Self Storage	Self Storage	1988	NAP	33,500	SF
5.34	Property				Memphis - Raleigh-LaGrange	Self Storage	Self Storage	1984	NAP	40,395	SF
5.35	Property				Memphis - 5675 Summer Avenue	Self Storage	Self Storage	1985	NAP	47,945	SF
5.36	Property				Memphis - Madison Avenue	Self Storage	Self Storage	1982	NAP	27,400	SF
6	Loan	8, 20, 21, 22, 23, 24, 25	CREFI	Citi Real Estate Funding Inc.	Red Building	Office	CBD	2013	NAP	411,547	SF	194.39
7	Loan		MSMCH	Morgan Stanley Bank, N.A.	Town Center at Levis Commons	Retail	Lifestyle Center	2004	NAP	309,532	SF	119.54
8	Loan	26	SMF V	Starwood Mortgage Capital LLC	Oxford Exchange	Retail	Anchored	2006	NAP	333,866	SF	110.52
9	Loan	27, 28, 29, 30	CREFI	Citi Real Estate Funding Inc.	3rd & Pine Seattle Retail & Parking	Mixed Use	Parking/Retail	1959	2008, 2015-2016	349,184	SF	100.81
10	Loan	8, 31, 32	MSMCH	Morgan Stanley Bank, N.A.	Axcelis Corporate Center	Industrial	Flex	1984	2006	417,313	SF	121.97
11	Loan	8	MSMCH	Morgan Stanley Bank, N.A.	One Newark Center	Office	CBD	1992	NAP	417,939	SF	159.31
12	Loan	8, 33, 34, 35, 36	CREFI	Citi Real Estate Funding Inc.	Braddock Metro Center	Office	Suburban	1986	NAP	315,589	SF	235.12
13	Loan	37, 38	SMF V	Starwood Mortgage Capital LLC	2301 Renaissance Boulevard	Office	Suburban	2002	2017	189,502	SF	153.03
14	Loan	39	SMF V	Starwood Mortgage Capital LLC	Ingram Festival Shopping Center	Retail	Anchored	1995	NAP	222,154	SF	123.45
15	Loan	8, 40, 41, 42	SMF V	Cantor Commercial Real Estate Lending, L.P.	Cross Point	Office	Suburban	1979	2015-2017	1,320,254	SF	113.61
16	Loan	43	MSMCH	Morgan Stanley Bank, N.A.	Voice Road Plaza	Retail	Anchored	1951	1996	131,850	SF	189.61
17	Loan	44, 45, 46, 47	CREFI	Citi Real Estate Funding Inc.	Wrigleyville Hotel Portfolio	Hospitality	Limited Service			152	Rooms	159,143.45
17.01	Property				Willows Hotel	Hospitality	Limited Service	1925	2012	55	Rooms
17.02	Property				Majestic Hotel	Hospitality	Limited Service	1927	2012	52	Rooms
17.03	Property				City Suites Hotel	Hospitality	Limited Service	1930	2017	45	Rooms
18	Loan	48	BANA	Bank of America, N.A.	Stor-All New Orleans Portfolio	Self Storage	Self Storage			228,627	SF	102.79
18.01	Property				Stor-All Tchoupitoulas	Self Storage	Self Storage	1856, 1947	1997	112,858	SF
18.02	Property				Stor-All Gentilly Woods	Self Storage	Self Storage	1949	1999	115,769	SF
19	Loan	49, 50	MSMCH	Morgan Stanley Bank, N.A.	Galleria Commons	Retail	Anchored	1997	NAP	278,411	SF	78.83
20	Loan		BANA	Bank of America, N.A.	Magellan Commerce Self Storage	Self Storage	Self Storage	1958	2007	140,600	SF	146.16
21	Loan	8, 51, 52, 53, 54	SMF V	Starwood Mortgage Capital LLC	Fort Knox Executive Park	Office	Suburban	1979, 1986, 1988, 1995	2017	300,419	SF	116.50
22	Loan	55, 56	CREFI	Citi Real Estate Funding Inc.	8800 Queen Avenue South	Mixed Use	Office/Education	1957	1985	280,822	SF	65.88
23	Loan	57	BANA	Bank of America, N.A.	La Habra Towne Center	Retail	Anchored	1977	2017	75,808	SF	237.44
24	Loan	58	CREFI	Citi Real Estate Funding Inc.	Aventura Business Park	Industrial	Warehouse/Distribution	1989	2016	204,819	SF	87.88
25	Loan	59	CREFI	Citi Real Estate Funding Inc.	Fulton Market Portfolio	Retail	Unanchored			28,700	SF	611.50
25.01	Property				185 North Morgan Retail	Retail	Unanchored	2017	NAP	9,200	SF
25.02	Property				820 West Lake Retail	Retail	Unanchored	1887	2014	14,400	SF
25.03	Property				219 North Green Retail	Retail	Unanchored	2017	NAP	5,100	SF
26	Loan	8	BANA	Bank of America, N.A.	Warwick Mall	Retail	Regional Mall	1970	1991, 2010	588,716	SF	127.40
27	Loan	60, 61	CREFI	Citi Real Estate Funding Inc.	Courtyard Reno	Hospitality	Limited Service	2001	2012	117	Rooms	147,237.76
28	Loan		MSMCH	Morgan Stanley Bank, N.A.	5000 South Hulen	Retail	Anchored	2005	NAP	84,373	SF	189.99
29	Loan	62, 63	CREFI	Citi Real Estate Funding Inc.	50 Racetrack Road	Retail	Anchored	1969	2016-2017	116,988	SF	136.77
30	Loan	64, 65	BANA	Bank of America, N.A.	Residence Inn - West Orange, NJ	Hospitality	Extended Stay	2002	2010	128	Rooms	115,820.31
31	Loan	66, 67	SMF V	Starwood Mortgage Capital LLC	Arapaho & Gessner	Various	Various			165,881	SF	83.19
31.01	Property				Arapaho	Office	Suburban	1985	2016-2017	73,152	SF
31.02	Property				Gessner	Industrial	Flex	1997	2014	92,729	SF
32	Loan	68, 69	MSMCH	Morgan Stanley Bank, N.A.	Hampton Inn Burlington	Hospitality	Limited Service	1990	2015	187	Rooms	68,181.82
33	Loan	70, 71	CREFI	Citi Real Estate Funding Inc.	530 Spring Retail & Parking	Mixed Use	Parking/Retail	1967	NAP	106,140	SF	98.93
34	Loan	8, 72	CREFI	Citi Real Estate Funding Inc.	Two Harbor Point Square	Office	CBD	2010	NAP	140,082	SF	353.36
35	Loan		MSMCH	Morgan Stanley Bank, N.A.	Miamisburg Office Portfolio	Office	Suburban	1986-1989	NAP	276,886	SF	35.97
36	Loan	73	SMF V	Starwood Mortgage Capital LLC	Anderson Multifamily Portfolio	Multifamily	Garden			284	Units	30,633.80
36.01	Property				Cross Lakes Apartments	Multifamily	Garden	1988	NAP	212	Units
36.02	Property				Giant Oaks Apartments	Multifamily	Garden	1968	NAP	72	Units
37	Loan	74	BANA	Bank of America, N.A.	American Mini Storage Lake Forest	Self Storage	Self Storage	1988	NAP	85,222	SF	95.05
38	Loan	75	MSMCH	Morgan Stanley Bank, N.A.	Gale Industrial	Industrial	Flex	2000	NAP	124,282	SF	59.54
39	Loan		SMF V	Starwood Mortgage Capital LLC	Villages on Madison	Multifamily	Garden	1973	NAP	214	Units	32,056.07
40	Loan	76	MSMCH	Morgan Stanley Bank, N.A.	Pearland Retail Center	Retail	Unanchored	2016	NAP	21,977	SF	306.33
41	Loan		SMF V	Starwood Mortgage Capital LLC	Boulder Ridge Apartments	Multifamily	Garden	1980	NAP	224	Units	28,794.64
42	Loan		SMF V	Starwood Mortgage Capital LLC	Northtown Plaza	Retail	Anchored	1995	NAP	73,633	SF	86.69
43	Loan		SMF V	Starwood Mortgage Capital LLC	Norwalk Village	Retail	Anchored	1985	NAP	65,744	SF	92.02
44	Loan	77, 78	SMF V	Starwood Mortgage Capital LLC	The Clorox Sales Company Building	Office	Suburban	2016	NAP	30,829	SF	186.51
45	Loan		SMF V	Starwood Mortgage Capital LLC	358 Hall Avenue	Industrial	Flex	1920	NAP	166,000	SF	33.13
46	Loan	79	CREFI	Citi Real Estate Funding Inc.	452 West Broadway	Retail	Single Tenant Retail	1910	1996	2,150	SF	2,325.58
47	Loan		SMF V	Starwood Mortgage Capital LLC	Southfield PNC & McDonalds	Retail	Single Tenant Retail	2007	NAP	3,000	SF	1,333.33
48	Loan	80, 81	SMF V	Starwood Mortgage Capital LLC	Gateway Business Center	Industrial	Flex	1997	NAP	46,887	SF	74.65
49	Loan	82, 83	BANA	Bank of America, N.A.	108-110 West Broughton Street	Mixed Use	Multifamily/Retail	1847	2016	11	Units	302,272.73
50	Loan		BANA	Bank of America, N.A.	Central Dallas Multifamily Portfolio	Multifamily	Garden			52	Units	61,538.46
50.01	Property				2106 Bennett Apartments	Multifamily	Garden	1977	2014	22	Units
50.02	Property				The Tribeca Apartments	Multifamily	Garden	1971	2014	30	Units
51	Loan	84	SMF V	Starwood Mortgage Capital LLC	Sherman Plaza	Industrial	Flex	1975-1979	NAP	95,616	SF	26.15
52	Loan	85	SMF V	Starwood Mortgage Capital LLC	Colonial Estates MHP	Manufactured Housing	Manufactured Housing	1950	NAP	134	Pads	14,925.37

CGCMT 2018-B2 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Ownership Interest	Original Balance ($)	Cut-off Date Balance ($)	Allocated Cut-off Date Loan Amount ($)	% of Initial Pool Balance	Balloon Balance ($)	Mortgage Loan Rate (%)	Administrative Fee Rate (%) (1)	Net Mortgage Loan Rate (%)
1	Loan	8, 9, 10	BANA	Bank of America, N.A.	Extra Space - TIAA Self Storage Portfolio	Fee Simple	105,000,000	105,000,000	105,000,000	9.9%	105,000,000	4.53250%	0.01330%	4.51920%
1.01	Property				Extra Space Washington	Fee Simple			14,141,070	1.3%
1.02	Property				Extra Space San Jose	Fee Simple			6,857,096	0.6%
1.03	Property				Extra Space San Diego	Fee Simple			6,753,930	0.6%
1.04	Property				Extra Space Panorama City	Fee Simple			5,951,528	0.6%
1.05	Property				Extra Space Norwalk	Fee Simple			5,907,969	0.6%
1.06	Property				Extra Space Miami East	Fee Simple			5,559,956	0.5%
1.07	Property				Extra Space Miami West	Fee Simple			5,550,328	0.5%
1.08	Property				Extra Space Palo Alto	Fee Simple			4,980,393	0.5%
1.09	Property				Extra Space Covina	Fee Simple			4,878,144	0.5%
1.10	Property				Extra Space Gaithersburg	Fee Simple			4,441,638	0.4%
1.11	Property				Extra Space Philadelphia	Fee Simple			4,268,777	0.4%
1.12	Property				Extra Space Westminster	Fee Simple			4,195,415	0.4%
1.13	Property				Extra Space Newark	Fee Simple			3,756,616	0.4%
1.14	Property				Extra Space Essex	Fee Simple			3,413,188	0.3%
1.15	Property				Extra Space New Bedford	Fee Simple			3,308,188	0.3%
1.16	Property				Extra Space Birmingham	Fee Simple			3,299,017	0.3%
1.17	Property				Extra Space Haverhill	Fee Simple			3,161,463	0.3%
1.18	Property				Extra Space Shrewsbury	Fee Simple			2,972,555	0.3%
1.19	Property				Extra Space Dallas	Fee Simple			2,448,472	0.2%
1.20	Property				Extra Space Enfield	Fee Simple			2,251,769	0.2%
1.21	Property				Extra Space San Diego Miramar	Fee Simple			2,209,585	0.2%
1.22	Property				Extra Space Shawnee	Fee Simple			1,636,900	0.2%
1.23	Property				Extra Space Overland Park	Fee Simple			1,636,900	0.2%
1.24	Property				Extra Space Tucson	Fee Simple			1,419,105	0.1%
2	Loan	11	MSMCH	Morgan Stanley Bank, N.A.	Park Place East and Park Place West	Fee Simple	54,250,000	54,250,000	54,250,000	5.1%	47,608,367	4.62000%	0.01282%	4.60718%
2.01	Property				Park Place East	Fee Simple			27,848,793	2.6%
2.02	Property				Park Place West	Fee Simple			26,401,207	2.5%
3	Loan	8, 12, 13, 14, 15, 16	CREFI	Citi Real Estate Funding Inc.	The SoCal Portfolio	Various	50,000,000	50,000,000	50,000,000	4.7%	46,032,027	4.89000%	0.01382%	4.87618%
3.01	Property				Aliso Viejo Commerce Center	Fee Simple			6,053,596	0.6%
3.02	Property				Transpark Commerce	Fee Simple			5,482,607	0.5%
3.03	Property				Wimbledon	Fee Simple			4,847,414	0.5%
3.04	Property				Palmdale Place	Fee Simple/Leasehold			3,543,393	0.3%
3.05	Property				Sierra Gateway	Fee Simple			3,227,213	0.3%
3.06	Property				Fresno Industrial Center	Fee Simple			3,052,769	0.3%
3.07	Property				Upland Freeway	Fee Simple			2,841,894	0.3%
3.08	Property				Commerce Corporate Center	Fee Simple			2,834,714	0.3%
3.09	Property				Moreno Valley	Fee Simple			2,484,762	0.2%
3.10	Property				Airport One Office Park	Leasehold			2,484,680	0.2%
3.11	Property				Colton Courtyard	Fee Simple			1,608,370	0.2%
3.12	Property				The Abbey Center	Fee Simple			1,579,615	0.1%
3.13	Property				Upland Commerce Center	Fee Simple			1,500,060	0.1%
3.14	Property				Diamond Bar	Fee Simple			1,450,065	0.1%
3.15	Property				Atlantic Plaza	Fee Simple			1,308,330	0.1%
3.16	Property				Ming Office Park	Fee Simple			1,210,769	0.1%
3.17	Property				10th Street Commerce Center	Fee Simple			1,071,332	0.1%
3.18	Property				Cityview Plaza	Leasehold			981,247	0.1%
3.19	Property				Garden Grove Town Center	Fee Simple			763,788	0.1%
3.20	Property				30th Street Commerce Center	Fee Simple			409,049	0.0%
3.21	Property				Mt. Vernon Commerce Center	Fee Simple			382,574	0.0%
3.22	Property				Anaheim Stadium Industrial	Leasehold			381,596	0.0%
3.23	Property				25th Street Commerce Center	Fee Simple			282,106	0.0%
3.24	Property				Fresno Airport	Fee Simple			218,055	0.0%
4	Loan	17, 18	SMF V	Starwood Mortgage Capital LLC	Westin Tysons Corner	Fee Simple	48,000,000	48,000,000	48,000,000	4.5%	39,931,484	5.36000%	0.01282%	5.34718%
5	Loan	8, 19	MSMCH	Morgan Stanley Bank, N.A.	Extra Space Self Storage Portfolio	Fee Simple	42,400,000	42,400,000	42,400,000	4.0%	42,400,000	4.17500%	0.02782%	4.14718%
5.01	Property				Henderson - Stephanie Place	Fee Simple			2,837,572	0.3%
5.02	Property				Brookfield - Federal Road	Fee Simple			2,117,819	0.2%
5.03	Property				Kingston - Sawkill Road	Fee Simple			2,034,938	0.2%
5.04	Property				Lake Elsinore - Central Avenue	Fee Simple			1,812,469	0.2%
5.05	Property				Doylestown - North Broad Street	Fee Simple			1,773,210	0.2%
5.06	Property				Pennsauken - South Crescent Boulevard	Fee Simple			1,725,226	0.2%
5.07	Property				New Paltz - South Putt Corners Road	Fee Simple			1,683,786	0.2%
5.08	Property				Tyngsborough - Industrial Way	Fee Simple			1,666,337	0.2%
5.09	Property				Hemet - South Sanderson	Fee Simple			1,587,819	0.1%
5.10	Property				Bensalem - 1525 Bristol Pike	Fee Simple			1,561,646	0.1%
5.11	Property				Eastpoint - Lakewood Avenue	Fee Simple			1,489,671	0.1%
5.12	Property				Howell - Route 9 South	Fee Simple			1,450,412	0.1%
5.13	Property				Lawrenceville - Hurricane Shoals Road	Fee Simple			1,439,506	0.1%
5.14	Property				Lawnside - White Horse Pike	Fee Simple			1,395,885	0.1%
5.15	Property				Phoenix - West Peoria	Fee Simple			1,254,115	0.1%
5.16	Property				Mount Laurel - Ark Road	Fee Simple			1,134,156	0.1%
5.17	Property				Burlington - Cadillac Road	Fee Simple			1,125,432	0.1%
5.18	Property				Cherry Hill - Marlton Pike	Fee Simple			1,123,251	0.1%
5.19	Property				Bensalem - Knights Road	Fee Simple			1,086,173	0.1%
5.20	Property				Albuquerque - Ellison Road Northwest	Fee Simple			1,066,543	0.1%
5.21	Property				Modesto - Crows Landing	Fee Simple			1,014,198	0.1%
5.22	Property				Auburndale - US Highway 92 West	Fee Simple			1,003,292	0.1%
5.23	Property				San Bernardino - West Club Center Drive	Fee Simple			950,947	0.1%
5.24	Property				Memphis - Mount Moriah Terrace	Fee Simple			916,049	0.1%
5.25	Property				Hesperia - Mariposa Road	Fee Simple			844,074	0.1%
5.26	Property				Memphis - Covington Way	Fee Simple			833,169	0.1%
5.27	Property				St. Louis - Halls Ferry Road	Fee Simple			765,556	0.1%
5.28	Property				Killeen - Jasper Drive	Fee Simple			756,831	0.1%
5.29	Property				Albuquerque - Airport Drive Northwest	Fee Simple			647,778	0.1%
5.30	Property				Memphis - Gateway Drive	Fee Simple			615,062	0.1%

CGCMT 2018-B2 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Ownership Interest	Original Balance ($)	Cut-off Date Balance ($)	Allocated Cut-off Date Loan Amount ($)	% of Initial Pool Balance	Balloon Balance ($)	Mortgage Loan Rate (%)	Administrative Fee Rate (%) (1)	Net Mortgage Loan Rate (%)
5.31	Property				Victorville - Yates Road	Fee Simple			608,519	0.1%
5.32	Property				Las Vegas - North Lamont Street	Fee Simple			477,654	0.0%
5.33	Property				Columbus - East Main Street	Fee Simple			464,568	0.0%
5.34	Property				Memphis - Raleigh-LaGrange	Fee Simple			420,947	0.0%
5.35	Property				Memphis - 5675 Summer Avenue	Fee Simple			383,868	0.0%
5.36	Property				Memphis - Madison Avenue	Fee Simple			331,523	0.0%
6	Loan	8, 20, 21, 22, 23, 24, 25	CREFI	Citi Real Estate Funding Inc.	Red Building	Fee Simple	40,000,000	40,000,000	40,000,000	3.8%	40,000,000	4.38583%	0.01282%	4.37301%
7	Loan		MSMCH	Morgan Stanley Bank, N.A.	Town Center at Levis Commons	Fee Simple	37,000,000	37,000,000	37,000,000	3.5%	37,000,000	4.79000%	0.01282%	4.77718%
8	Loan	26	SMF V	Starwood Mortgage Capital LLC	Oxford Exchange	Fee Simple	36,900,000	36,900,000	36,900,000	3.5%	30,841,424	4.66200%	0.01282%	4.64918%
9	Loan	27, 28, 29, 30	CREFI	Citi Real Estate Funding Inc.	3rd & Pine Seattle Retail & Parking	Leasehold	35,200,000	35,200,000	35,200,000	3.3%	35,200,000	4.54000%	0.01282%	4.52718%
10	Loan	8, 31, 32	MSMCH	Morgan Stanley Bank, N.A.	Axcelis Corporate Center	Fee Simple	34,000,000	33,932,928	33,932,928	3.2%	25,339,666	4.92000%	0.01429%	4.90571%
11	Loan	8	MSMCH	Morgan Stanley Bank, N.A.	One Newark Center	Fee Simple	32,000,000	32,000,000	32,000,000	3.0%	27,844,255	4.25000%	0.01282%	4.23718%
12	Loan	8, 33, 34, 35, 36	CREFI	Citi Real Estate Funding Inc.	Braddock Metro Center	Fee Simple	30,000,000	30,000,000	30,000,000	2.8%	27,481,607	4.57000%	0.01282%	4.55718%
13	Loan	37, 38	SMF V	Starwood Mortgage Capital LLC	2301 Renaissance Boulevard	Fee Simple	29,000,000	29,000,000	29,000,000	2.7%	29,000,000	4.66000%	0.01282%	4.64718%
14	Loan	39	SMF V	Starwood Mortgage Capital LLC	Ingram Festival Shopping Center	Fee Simple	27,500,000	27,424,564	27,424,564	2.6%	22,263,487	4.54400%	0.01282%	4.53118%
15	Loan	8, 40, 41, 42	SMF V	Cantor Commercial Real Estate Lending, L.P.	Cross Point	Fee Simple	25,000,000	25,000,000	25,000,000	2.4%	25,000,000	4.73400%	0.01282%	4.72118%
16	Loan	43	MSMCH	Morgan Stanley Bank, N.A.	Voice Road Plaza	Fee Simple	25,000,000	25,000,000	25,000,000	2.4%	22,751,110	4.16500%	0.01282%	4.15218%
17	Loan	44, 45, 46, 47	CREFI	Citi Real Estate Funding Inc.	Wrigleyville Hotel Portfolio	Fee Simple	24,250,000	24,189,804	24,189,804	2.3%	20,033,862	5.15500%	0.01282%	5.14218%
17.01	Property				Willows Hotel	Fee Simple			8,828,031	0.8%
17.02	Property				Majestic Hotel	Fee Simple			8,678,404	0.8%
17.03	Property				City Suites Hotel	Fee Simple			6,683,368	0.6%
18	Loan	48	BANA	Bank of America, N.A.	Stor-All New Orleans Portfolio	Fee Simple	23,500,000	23,500,000	23,500,000	2.2%	23,500,000	5.02300%	0.01282%	5.01018%
18.01	Property				Stor-All Tchoupitoulas	Fee Simple			13,350,000	1.3%
18.02	Property				Stor-All Gentilly Woods	Fee Simple			10,150,000	1.0%
19	Loan	49, 50	MSMCH	Morgan Stanley Bank, N.A.	Galleria Commons	Fee Simple	21,980,000	21,946,353	21,946,353	2.1%	17,887,684	4.70000%	0.01282%	4.68718%
20	Loan		BANA	Bank of America, N.A.	Magellan Commerce Self Storage	Fee Simple	20,550,000	20,550,000	20,550,000	1.9%	20,550,000	4.60500%	0.01282%	4.59218%
21	Loan	8, 51, 52, 53, 54	SMF V	Starwood Mortgage Capital LLC	Fort Knox Executive Park	Fee Simple	19,000,000	19,000,000	19,000,000	1.8%	14,262,982	5.10300%	0.01545%	5.08755%
22	Loan	55, 56	CREFI	Citi Real Estate Funding Inc.	8800 Queen Avenue South	Fee Simple	18,500,000	18,500,000	18,500,000	1.7%	16,212,907	4.56000%	0.01282%	4.54718%
23	Loan	57	BANA	Bank of America, N.A.	La Habra Towne Center	Fee Simple	18,000,000	18,000,000	18,000,000	1.7%	18,000,000	4.45000%	0.01282%	4.43718%
24	Loan	58	CREFI	Citi Real Estate Funding Inc.	Aventura Business Park	Fee Simple	18,000,000	18,000,000	18,000,000	1.7%	18,000,000	4.63000%	0.01282%	4.61718%
25	Loan	59	CREFI	Citi Real Estate Funding Inc.	Fulton Market Portfolio	Fee Simple	17,550,000	17,550,000	17,550,000	1.7%	17,550,000	4.88000%	0.01282%	4.86718%
25.01	Property				185 North Morgan Retail	Fee Simple			7,750,000	0.7%
25.02	Property				820 West Lake Retail	Fee Simple			5,850,000	0.6%
25.03	Property				219 North Green Retail	Fee Simple			3,950,000	0.4%
26	Loan	8	BANA	Bank of America, N.A.	Warwick Mall	Fee Simple	17,500,000	17,500,000	17,500,000	1.6%	15,999,764	4.44500%	0.01282%	4.43218%
27	Loan	60, 61	CREFI	Citi Real Estate Funding Inc.	Courtyard Reno	Fee Simple	17,250,000	17,226,818	17,226,818	1.6%	16,110,979	5.89000%	0.03032%	5.85968%
28	Loan		MSMCH	Morgan Stanley Bank, N.A.	5000 South Hulen	Fee Simple	16,030,000	16,030,000	16,030,000	1.5%	15,220,135	4.28500%	0.04282%	4.24218%
29	Loan	62, 63	CREFI	Citi Real Estate Funding Inc.	50 Racetrack Road	Fee Simple	16,000,000	16,000,000	16,000,000	1.5%	16,000,000	4.49000%	0.01282%	4.47718%
30	Loan	64, 65	BANA	Bank of America, N.A.	Residence Inn - West Orange, NJ	Fee Simple	14,825,000	14,825,000	14,825,000	1.4%	12,238,818	5.12000%	0.01282%	5.10718%
31	Loan	66, 67	SMF V	Starwood Mortgage Capital LLC	Arapaho & Gessner	Fee Simple	13,800,000	13,800,000	13,800,000	1.3%	11,826,697	4.63000%	0.05282%	4.57718%
31.01	Property				Arapaho	Fee Simple			6,687,500	0.6%
31.02	Property				Gessner	Fee Simple			7,112,500	0.7%
32	Loan	68, 69	MSMCH	Morgan Stanley Bank, N.A.	Hampton Inn Burlington	Fee Simple	12,750,000	12,750,000	12,750,000	1.2%	10,439,954	4.87000%	0.01282%	4.85718%
33	Loan	70, 71	CREFI	Citi Real Estate Funding Inc.	530 Spring Retail & Parking	Fee Simple	10,500,000	10,500,000	10,500,000	1.0%	9,328,210	5.16000%	0.01282%	5.14718%
34	Loan	8, 72	CREFI	Citi Real Estate Funding Inc.	Two Harbor Point Square	Fee Simple	10,000,000	10,000,000	10,000,000	0.9%	9,108,535	4.21690%	0.01782%	4.19908%
35	Loan		MSMCH	Morgan Stanley Bank, N.A.	Miamisburg Office Portfolio	Fee Simple	10,000,000	9,958,925	9,958,925	0.9%	4,194,146	4.66000%	0.01282%	4.64718%
36	Loan	73	SMF V	Starwood Mortgage Capital LLC	Anderson Multifamily Portfolio	Fee Simple	8,700,000	8,700,000	8,700,000	0.8%	7,526,225	4.99500%	0.06282%	4.93218%
36.01	Property				Cross Lakes Apartments	Fee Simple			6,486,113	0.6%
36.02	Property				Giant Oaks Apartments	Fee Simple			2,213,888	0.2%
37	Loan	74	BANA	Bank of America, N.A.	American Mini Storage Lake Forest	Fee Simple	8,100,000	8,100,000	8,100,000	0.8%	8,100,000	4.07300%	0.01282%	4.06018%
38	Loan	75	MSMCH	Morgan Stanley Bank, N.A.	Gale Industrial	Fee Simple	7,400,000	7,400,000	7,400,000	0.7%	7,400,000	4.74000%	0.01282%	4.72718%
39	Loan		SMF V	Starwood Mortgage Capital LLC	Villages on Madison	Fee Simple	6,860,000	6,860,000	6,860,000	0.6%	6,038,380	4.75200%	0.06282%	4.68918%
40	Loan	76	MSMCH	Morgan Stanley Bank, N.A.	Pearland Retail Center	Fee Simple	6,750,000	6,732,312	6,732,312	0.6%	5,516,479	4.82400%	0.01282%	4.81118%
41	Loan		SMF V	Starwood Mortgage Capital LLC	Boulder Ridge Apartments	Fee Simple	6,450,000	6,450,000	6,450,000	0.6%	5,695,291	4.89500%	0.01282%	4.88218%
42	Loan		SMF V	Starwood Mortgage Capital LLC	Northtown Plaza	Fee Simple	6,383,000	6,383,000	6,383,000	0.6%	5,851,113	4.60900%	0.01282%	4.59618%
43	Loan		SMF V	Starwood Mortgage Capital LLC	Norwalk Village	Fee Simple	6,050,000	6,050,000	6,050,000	0.6%	6,050,000	4.86300%	0.01282%	4.85018%
44	Loan	77, 78	SMF V	Starwood Mortgage Capital LLC	The Clorox Sales Company Building	Fee Simple	5,750,000	5,750,000	5,750,000	0.5%	5,245,689	4.31400%	0.01282%	4.30118%
45	Loan		SMF V	Starwood Mortgage Capital LLC	358 Hall Avenue	Fee Simple	5,500,000	5,500,000	5,500,000	0.5%	5,500,000	4.80500%	0.01282%	4.79218%
46	Loan	79	CREFI	Citi Real Estate Funding Inc.	452 West Broadway	Fee Simple	5,000,000	5,000,000	5,000,000	0.5%	5,000,000	5.00000%	0.01282%	4.98718%
47	Loan		SMF V	Starwood Mortgage Capital LLC	Southfield PNC & McDonalds	Fee Simple	4,000,000	4,000,000	4,000,000	0.4%	3,712,120	5.43000%	0.01282%	5.41718%
48	Loan	80, 81	SMF V	Starwood Mortgage Capital LLC	Gateway Business Center	Fee Simple	3,500,000	3,500,000	3,500,000	0.3%	2,957,830	5.04030%	0.01282%	5.02748%
49	Loan	82, 83	BANA	Bank of America, N.A.	108-110 West Broughton Street	Fee Simple	3,325,000	3,325,000	3,325,000	0.3%	3,325,000	4.40500%	0.01282%	4.39218%
50	Loan		BANA	Bank of America, N.A.	Central Dallas Multifamily Portfolio	Fee Simple	3,200,000	3,200,000	3,200,000	0.3%	3,200,000	4.21000%	0.01282%	4.19718%
50.01	Property				2106 Bennett Apartments	Fee Simple			1,663,000	0.2%
50.02	Property				The Tribeca Apartments	Fee Simple			1,537,000	0.1%
51	Loan	84	SMF V	Starwood Mortgage Capital LLC	Sherman Plaza	Fee Simple	2,500,000	2,500,000	2,500,000	0.2%	2,404,232	5.73800%	0.01282%	5.72518%
52	Loan	85	SMF V	Starwood Mortgage Capital LLC	Colonial Estates MHP	Fee Simple	2,000,000	2,000,000	2,000,000	0.2%	1,387,489	5.35000%	0.01282%	5.33718%

CGCMT 2018-B2 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Monthly Debt Service ($) (2)	Annual Debt Service ($)	Pari Companion Loan Monthly Debt Service ($)	Pari Companion Loan Annual Debt Service ($)	Amortization Type	Interest Accrual Method	Seasoning (Mos.)
1	Loan	8, 9, 10	BANA	Bank of America, N.A.	Extra Space - TIAA Self Storage Portfolio	402,102.00	4,825,224.00	474,863.31	5,698,359.68	Interest Only	Actual/360	0
1.01	Property				Extra Space Washington
1.02	Property				Extra Space San Jose
1.03	Property				Extra Space San Diego
1.04	Property				Extra Space Panorama City
1.05	Property				Extra Space Norwalk
1.06	Property				Extra Space Miami East
1.07	Property				Extra Space Miami West
1.08	Property				Extra Space Palo Alto
1.09	Property				Extra Space Covina
1.10	Property				Extra Space Gaithersburg
1.11	Property				Extra Space Philadelphia
1.12	Property				Extra Space Westminster
1.13	Property				Extra Space Newark
1.14	Property				Extra Space Essex
1.15	Property				Extra Space New Bedford
1.16	Property				Extra Space Birmingham
1.17	Property				Extra Space Haverhill
1.18	Property				Extra Space Shrewsbury
1.19	Property				Extra Space Dallas
1.20	Property				Extra Space Enfield
1.21	Property				Extra Space San Diego Miramar
1.22	Property				Extra Space Shawnee
1.23	Property				Extra Space Overland Park
1.24	Property				Extra Space Tucson
2	Loan	11	MSMCH	Morgan Stanley Bank, N.A.	Park Place East and Park Place West	278,758.37	3,345,100.44			Interest Only, Then Amortizing	Actual/360	1
2.01	Property				Park Place East
2.02	Property				Park Place West
3	Loan	8, 12, 13, 14, 15, 16	CREFI	Citi Real Estate Funding Inc.	The SoCal Portfolio	265,059.54	3,180,714.48	950,503.49	11,406,041.88	Interest Only, Then Amortizing	Actual/360	1
3.01	Property				Aliso Viejo Commerce Center
3.02	Property				Transpark Commerce
3.03	Property				Wimbledon
3.04	Property				Palmdale Place
3.05	Property				Sierra Gateway
3.06	Property				Fresno Industrial Center
3.07	Property				Upland Freeway
3.08	Property				Commerce Corporate Center
3.09	Property				Moreno Valley
3.10	Property				Airport One Office Park
3.11	Property				Colton Courtyard
3.12	Property				The Abbey Center
3.13	Property				Upland Commerce Center
3.14	Property				Diamond Bar
3.15	Property				Atlantic Plaza
3.16	Property				Ming Office Park
3.17	Property				10th Street Commerce Center
3.18	Property				Cityview Plaza
3.19	Property				Garden Grove Town Center
3.20	Property				30th Street Commerce Center
3.21	Property				Mt. Vernon Commerce Center
3.22	Property				Anaheim Stadium Industrial
3.23	Property				25th Street Commerce Center
3.24	Property				Fresno Airport
4	Loan	17, 18	SMF V	Starwood Mortgage Capital LLC	Westin Tysons Corner	268,337.51	3,220,050.12			Amortizing	Actual/360	0
5	Loan	8, 19	MSMCH	Morgan Stanley Bank, N.A.	Extra Space Self Storage Portfolio	149,565.51	1,794,786.12	536,178.24	6,434,138.88	Interest Only	Actual/360	3
5.01	Property				Henderson - Stephanie Place
5.02	Property				Brookfield - Federal Road
5.03	Property				Kingston - Sawkill Road
5.04	Property				Lake Elsinore - Central Avenue
5.05	Property				Doylestown - North Broad Street
5.06	Property				Pennsauken - South Crescent Boulevard
5.07	Property				New Paltz - South Putt Corners Road
5.08	Property				Tyngsborough - Industrial Way
5.09	Property				Hemet - South Sanderson
5.10	Property				Bensalem - 1525 Bristol Pike
5.11	Property				Eastpoint - Lakewood Avenue
5.12	Property				Howell - Route 9 South
5.13	Property				Lawrenceville - Hurricane Shoals Road
5.14	Property				Lawnside - White Horse Pike
5.15	Property				Phoenix - West Peoria
5.16	Property				Mount Laurel - Ark Road
5.17	Property				Burlington - Cadillac Road
5.18	Property				Cherry Hill - Marlton Pike
5.19	Property				Bensalem - Knights Road
5.20	Property				Albuquerque - Ellison Road Northwest
5.21	Property				Modesto - Crows Landing
5.22	Property				Auburndale - US Highway 92 West
5.23	Property				San Bernardino - West Club Center Drive
5.24	Property				Memphis - Mount Moriah Terrace
5.25	Property				Hesperia - Mariposa Road
5.26	Property				Memphis - Covington Way
5.27	Property				St. Louis - Halls Ferry Road
5.28	Property				Killeen - Jasper Drive
5.29	Property				Albuquerque - Airport Drive Northwest
5.30	Property				Memphis - Gateway Drive

CGCMT 2018-B2 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Monthly Debt Service ($) (2)	Annual Debt Service ($)	Pari Companion Loan Monthly Debt Service ($)	Pari Companion Loan Annual Debt Service ($)	Amortization Type	Interest Accrual Method	Seasoning (Mos.)
5.31	Property				Victorville - Yates Road
5.32	Property				Las Vegas - North Lamont Street
5.33	Property				Columbus - East Main Street
5.34	Property				Memphis - Raleigh-LaGrange
5.35	Property				Memphis - 5675 Summer Avenue
5.36	Property				Memphis - Madison Avenue
6	Loan	8, 20, 21, 22, 23, 24, 25	CREFI	Citi Real Estate Funding Inc.	Red Building	148,224.64	1,778,695.68	148,224.64	1,778,695.71	Interest Only	Actual/360	2
7	Loan		MSMCH	Morgan Stanley Bank, N.A.	Town Center at Levis Commons	149,742.94	1,796,915.28			Interest Only	Actual/360	0
8	Loan	26	SMF V	Starwood Mortgage Capital LLC	Oxford Exchange	190,535.46	2,286,425.52			Interest Only, Then Amortizing	Actual/360	2
9	Loan	27, 28, 29, 30	CREFI	Citi Real Estate Funding Inc.	3rd & Pine Seattle Retail & Parking	135,022.96	1,620,275.52			Interest Only	Actual/360	0
10	Loan	8, 31, 32	MSMCH	Morgan Stanley Bank, N.A.	Axcelis Corporate Center	197,179.10	2,366,149.20	98,589.55	1,183,074.60	Amortizing	Actual/360	1
11	Loan	8	MSMCH	Morgan Stanley Bank, N.A.	One Newark Center	157,420.77	1,889,049.24	170,112.81	2,041,353.72	Interest Only, Then Amortizing	Actual/360	3
12	Loan	8, 33, 34, 35, 36	CREFI	Citi Real Estate Funding Inc.	Braddock Metro Center	153,255.91	1,839,070.92	225,797.04	2,709,564.48	Interest Only, Then Amortizing	Actual/360	1
13	Loan	37, 38	SMF V	Starwood Mortgage Capital LLC	2301 Renaissance Boulevard	114,180.79	1,370,169.44			Interest Only	Actual/360	2
14	Loan	39	SMF V	Starwood Mortgage Capital LLC	Ingram Festival Shopping Center	140,058.34	1,680,700.08			Amortizing	Actual/360	2
15	Loan	8, 40, 41, 42	SMF V	Cantor Commercial Real Estate Lending, L.P.	Cross Point	99,994.79	1,199,937.50	499,973.96	5,999,687.50	Interest Only	Actual/360	1
16	Loan	43	MSMCH	Morgan Stanley Bank, N.A.	Voice Road Plaza	121,744.14	1,460,929.68			Interest Only, Then Amortizing	Actual/360	2
17	Loan	44, 45, 46, 47	CREFI	Citi Real Estate Funding Inc.	Wrigleyville Hotel Portfolio	132,486.07	1,589,832.84			Amortizing	Actual/360	2
17.01	Property				Willows Hotel
17.02	Property				Majestic Hotel
17.03	Property				City Suites Hotel
18	Loan	48	BANA	Bank of America, N.A.	Stor-All New Orleans Portfolio	99,733.29	1,196,799.48			Interest Only	Actual/360	0
18.01	Property				Stor-All Tchoupitoulas
18.02	Property				Stor-All Gentilly Woods
19	Loan	49, 50	MSMCH	Morgan Stanley Bank, N.A.	Galleria Commons	113,996.59	1,367,959.08			Amortizing	Actual/360	1
20	Loan		BANA	Bank of America, N.A.	Magellan Commerce Self Storage	79,955.91	959,470.92			Interest Only	Actual/360	1
21	Loan	8, 51, 52, 53, 54	SMF V	Starwood Mortgage Capital LLC	Fort Knox Executive Park	112,215.29	1,346,583.48	94,497.08	1,133,964.96	Amortizing	Actual/360	0
22	Loan	55, 56	CREFI	Citi Real Estate Funding Inc.	8800 Queen Avenue South	94,397.47	1,132,769.64			Interest Only, Then Amortizing	Actual/360	1
23	Loan	57	BANA	Bank of America, N.A.	La Habra Towne Center	67,677.08	812,124.96			Interest Only	Actual/360	1
24	Loan	58	CREFI	Citi Real Estate Funding Inc.	Aventura Business Park	70,414.58	844,974.96			Interest Only	Actual/360	0
25	Loan	59	CREFI	Citi Real Estate Funding Inc.	Fulton Market Portfolio	72,361.25	868,335.00			Interest Only	Actual/360	1
25.01	Property				185 North Morgan Retail
25.02	Property				820 West Lake Retail
25.03	Property				219 North Green Retail
26	Loan	8	BANA	Bank of America, N.A.	Warwick Mall	88,098.95	1,057,187.40	289,467.99	3,473,615.88	Interest Only, Then Amortizing	Actual/360	5
27	Loan	60, 61	CREFI	Citi Real Estate Funding Inc.	Courtyard Reno	102,205.69	1,226,468.28			Amortizing	Actual/360	1
28	Loan		MSMCH	Morgan Stanley Bank, N.A.	5000 South Hulen	79,186.77	950,241.24			Interest Only, Then Amortizing	Actual/360	2
29	Loan	62, 63	CREFI	Citi Real Estate Funding Inc.	50 Racetrack Road	60,698.15	728,377.80			Interest Only	Actual/360	1
30	Loan	64, 65	BANA	Bank of America, N.A.	Residence Inn - West Orange, NJ	80,674.59	968,095.08			Amortizing	Actual/360	0
31	Loan	66, 67	SMF V	Starwood Mortgage Capital LLC	Arapaho & Gessner	70,992.55	851,910.60			Interest Only, Then Amortizing	Actual/360	2
31.01	Property				Arapaho
31.02	Property				Gessner
32	Loan	68, 69	MSMCH	Morgan Stanley Bank, N.A.	Hampton Inn Burlington	67,435.36	809,224.32			Amortizing	Actual/360	0
33	Loan	70, 71	CREFI	Citi Real Estate Funding Inc.	530 Spring Retail & Parking	57,397.46	688,769.52			Interest Only, Then Amortizing	Actual/360	0
34	Loan	8, 72	CREFI	Citi Real Estate Funding Inc.	Two Harbor Point Square	49,000.41	588,004.92	193,551.60	2,322,619.20	Interest Only, Then Amortizing	Actual/360	3
35	Loan		MSMCH	Morgan Stanley Bank, N.A.	Miamisburg Office Portfolio	77,319.58	927,834.96			Amortizing	Actual/360	1
36	Loan	73	SMF V	Starwood Mortgage Capital LLC	Anderson Multifamily Portfolio	46,676.90	560,122.80			Interest Only, Then Amortizing	Actual/360	1
36.01	Property				Cross Lakes Apartments
36.02	Property				Giant Oaks Apartments
37	Loan	74	BANA	Bank of America, N.A.	American Mini Storage Lake Forest	27,874.59	334,495.08			Interest Only	Actual/360	1
38	Loan	75	MSMCH	Morgan Stanley Bank, N.A.	Gale Industrial	29,635.97	355,631.64			Interest Only	Actual/360	0
39	Loan		SMF V	Starwood Mortgage Capital LLC	Villages on Madison	35,793.28	429,519.36			Interest Only, Then Amortizing	Actual/360	2
40	Loan	76	MSMCH	Morgan Stanley Bank, N.A.	Pearland Retail Center	35,512.90	426,154.80			Amortizing	Actual/360	2
41	Loan		SMF V	Starwood Mortgage Capital LLC	Boulder Ridge Apartments	34,212.27	410,547.24			Interest Only, Then Amortizing	Actual/360	1
42	Loan		SMF V	Starwood Mortgage Capital LLC	Northtown Plaza	32,756.43	393,077.16			Interest Only, Then Amortizing	Actual/360	3
43	Loan		SMF V	Starwood Mortgage Capital LLC	Norwalk Village	24,858.15	298,297.77			Interest Only	Actual/360	1
44	Loan	77, 78	SMF V	Starwood Mortgage Capital LLC	The Clorox Sales Company Building	28,502.40	342,028.80			Interest Only, Then Amortizing	Actual/360	2
45	Loan		SMF V	Starwood Mortgage Capital LLC	358 Hall Avenue	22,328.79	267,945.49			Interest Only	Actual/360	1
46	Loan	79	CREFI	Citi Real Estate Funding Inc.	452 West Broadway	21,122.69	253,472.28			Interest Only	Actual/360	0
47	Loan		SMF V	Starwood Mortgage Capital LLC	Southfield PNC & McDonalds	22,536.20	270,434.40			Interest Only, Then Amortizing	Actual/360	1
48	Loan	80, 81	SMF V	Starwood Mortgage Capital LLC	Gateway Business Center	18,875.05	226,500.60			Interest Only, Then Amortizing	Actual/360	1
49	Loan	82, 83	BANA	Bank of America, N.A.	108-110 West Broughton Street	12,375.04	148,500.48			Interest Only	Actual/360	1
50	Loan		BANA	Bank of America, N.A.	Central Dallas Multifamily Portfolio	11,382.59	136,591.08			Interest Only	Actual/360	2
50.01	Property				2106 Bennett Apartments
50.02	Property				The Tribeca Apartments
51	Loan	84	SMF V	Starwood Mortgage Capital LLC	Sherman Plaza	14,570.27	174,843.24			Interest Only, Then Amortizing	Actual/360	1
52	Loan	85	SMF V	Starwood Mortgage Capital LLC	Colonial Estates MHP	12,904.18	154,850.16			Amortizing	Actual/360	0

CGCMT 2018-B2 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Original Interest-Only Period (Mos.)	Remaining Interest-Only Period (Mos.)	Original Term To Maturity / ARD (Mos.)	Remaining Term To Maturity / ARD (Mos.)	Original Amortization Term (Mos.)	Remaining Amortization Term (Mos.)	Origination Date	Due Date
1	Loan	8, 9, 10	BANA	Bank of America, N.A.	Extra Space - TIAA Self Storage Portfolio	120	120	120	120	0	0	2/2/2018	1
1.01	Property				Extra Space Washington
1.02	Property				Extra Space San Jose
1.03	Property				Extra Space San Diego
1.04	Property				Extra Space Panorama City
1.05	Property				Extra Space Norwalk
1.06	Property				Extra Space Miami East
1.07	Property				Extra Space Miami West
1.08	Property				Extra Space Palo Alto
1.09	Property				Extra Space Covina
1.10	Property				Extra Space Gaithersburg
1.11	Property				Extra Space Philadelphia
1.12	Property				Extra Space Westminster
1.13	Property				Extra Space Newark
1.14	Property				Extra Space Essex
1.15	Property				Extra Space New Bedford
1.16	Property				Extra Space Birmingham
1.17	Property				Extra Space Haverhill
1.18	Property				Extra Space Shrewsbury
1.19	Property				Extra Space Dallas
1.20	Property				Extra Space Enfield
1.21	Property				Extra Space San Diego Miramar
1.22	Property				Extra Space Shawnee
1.23	Property				Extra Space Overland Park
1.24	Property				Extra Space Tucson
2	Loan	11	MSMCH	Morgan Stanley Bank, N.A.	Park Place East and Park Place West	36	35	120	119	360	360	1/12/2018	1
2.01	Property				Park Place East
2.02	Property				Park Place West
3	Loan	8, 12, 13, 14, 15, 16	CREFI	Citi Real Estate Funding Inc.	The SoCal Portfolio	60	59	120	119	360	360	2/6/2018	6
3.01	Property				Aliso Viejo Commerce Center
3.02	Property				Transpark Commerce
3.03	Property				Wimbledon
3.04	Property				Palmdale Place
3.05	Property				Sierra Gateway
3.06	Property				Fresno Industrial Center
3.07	Property				Upland Freeway
3.08	Property				Commerce Corporate Center
3.09	Property				Moreno Valley
3.10	Property				Airport One Office Park
3.11	Property				Colton Courtyard
3.12	Property				The Abbey Center
3.13	Property				Upland Commerce Center
3.14	Property				Diamond Bar
3.15	Property				Atlantic Plaza
3.16	Property				Ming Office Park
3.17	Property				10th Street Commerce Center
3.18	Property				Cityview Plaza
3.19	Property				Garden Grove Town Center
3.20	Property				30th Street Commerce Center
3.21	Property				Mt. Vernon Commerce Center
3.22	Property				Anaheim Stadium Industrial
3.23	Property				25th Street Commerce Center
3.24	Property				Fresno Airport
4	Loan	17, 18	SMF V	Starwood Mortgage Capital LLC	Westin Tysons Corner	0	0	120	120	360	360	2/7/2018	6
5	Loan	8, 19	MSMCH	Morgan Stanley Bank, N.A.	Extra Space Self Storage Portfolio	120	117	120	117	0	0	11/30/2017	1
5.01	Property				Henderson - Stephanie Place
5.02	Property				Brookfield - Federal Road
5.03	Property				Kingston - Sawkill Road
5.04	Property				Lake Elsinore - Central Avenue
5.05	Property				Doylestown - North Broad Street
5.06	Property				Pennsauken - South Crescent Boulevard
5.07	Property				New Paltz - South Putt Corners Road
5.08	Property				Tyngsborough - Industrial Way
5.09	Property				Hemet - South Sanderson
5.10	Property				Bensalem - 1525 Bristol Pike
5.11	Property				Eastpoint - Lakewood Avenue
5.12	Property				Howell - Route 9 South
5.13	Property				Lawrenceville - Hurricane Shoals Road
5.14	Property				Lawnside - White Horse Pike
5.15	Property				Phoenix - West Peoria
5.16	Property				Mount Laurel - Ark Road
5.17	Property				Burlington - Cadillac Road
5.18	Property				Cherry Hill - Marlton Pike
5.19	Property				Bensalem - Knights Road
5.20	Property				Albuquerque - Ellison Road Northwest
5.21	Property				Modesto - Crows Landing
5.22	Property				Auburndale - US Highway 92 West
5.23	Property				San Bernardino - West Club Center Drive
5.24	Property				Memphis - Mount Moriah Terrace
5.25	Property				Hesperia - Mariposa Road
5.26	Property				Memphis - Covington Way
5.27	Property				St. Louis - Halls Ferry Road
5.28	Property				Killeen - Jasper Drive
5.29	Property				Albuquerque - Airport Drive Northwest
5.30	Property				Memphis - Gateway Drive

CGCMT 2018-B2 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Original Interest-Only Period (Mos.)	Remaining Interest-Only Period (Mos.)	Original Term To Maturity / ARD (Mos.)	Remaining Term To Maturity / ARD (Mos.)	Original Amortization Term (Mos.)	Remaining Amortization Term (Mos.)	Origination Date	Due Date
5.31	Property				Victorville - Yates Road
5.32	Property				Las Vegas - North Lamont Street
5.33	Property				Columbus - East Main Street
5.34	Property				Memphis - Raleigh-LaGrange
5.35	Property				Memphis - 5675 Summer Avenue
5.36	Property				Memphis - Madison Avenue
6	Loan	8, 20, 21, 22, 23, 24, 25	CREFI	Citi Real Estate Funding Inc.	Red Building	120	118	120	118	0	0	12/18/2017	6
7	Loan		MSMCH	Morgan Stanley Bank, N.A.	Town Center at Levis Commons	60	60	60	60	0	0	2/15/2018	1
8	Loan	26	SMF V	Starwood Mortgage Capital LLC	Oxford Exchange	12	10	120	118	360	360	12/28/2017	6
9	Loan	27, 28, 29, 30	CREFI	Citi Real Estate Funding Inc.	3rd & Pine Seattle Retail & Parking	120	120	120	120	0	0	2/5/2018	1
10	Loan	8, 31, 32	MSMCH	Morgan Stanley Bank, N.A.	Axcelis Corporate Center	0	0	120	119	300	299	1/12/2018	1
11	Loan	8	MSMCH	Morgan Stanley Bank, N.A.	One Newark Center	36	33	120	117	360	360	11/30/2017	1
12	Loan	8, 33, 34, 35, 36	CREFI	Citi Real Estate Funding Inc.	Braddock Metro Center	60	59	120	119	360	360	1/19/2018	6
13	Loan	37, 38	SMF V	Starwood Mortgage Capital LLC	2301 Renaissance Boulevard	120	118	120	118	0	0	12/15/2017	6
14	Loan	39	SMF V	Starwood Mortgage Capital LLC	Ingram Festival Shopping Center	0	0	120	118	360	358	12/8/2017	6
15	Loan	8, 40, 41, 42	SMF V	Cantor Commercial Real Estate Lending, L.P.	Cross Point	120	119	120	119	0	0	1/16/2018	4
16	Loan	43	MSMCH	Morgan Stanley Bank, N.A.	Voice Road Plaza	60	58	120	118	360	360	12/11/2017	1
17	Loan	44, 45, 46, 47	CREFI	Citi Real Estate Funding Inc.	Wrigleyville Hotel Portfolio	0	0	120	118	360	358	12/12/2017	6
17.01	Property				Willows Hotel
17.02	Property				Majestic Hotel
17.03	Property				City Suites Hotel
18	Loan	48	BANA	Bank of America, N.A.	Stor-All New Orleans Portfolio	120	120	120	120	0	0	2/15/2018	1
18.01	Property				Stor-All Tchoupitoulas
18.02	Property				Stor-All Gentilly Woods
19	Loan	49, 50	MSMCH	Morgan Stanley Bank, N.A.	Galleria Commons	0	0	120	119	360	359	1/30/2018	1
20	Loan		BANA	Bank of America, N.A.	Magellan Commerce Self Storage	120	119	120	119	0	0	1/12/2018	1
21	Loan	8, 51, 52, 53, 54	SMF V	Starwood Mortgage Capital LLC	Fort Knox Executive Park	0	0	120	120	300	300	2/12/2018	6
22	Loan	55, 56	CREFI	Citi Real Estate Funding Inc.	8800 Queen Avenue South	36	35	120	119	360	360	1/24/2018	6
23	Loan	57	BANA	Bank of America, N.A.	La Habra Towne Center	120	119	120	119	0	0	1/19/2018	1
24	Loan	58	CREFI	Citi Real Estate Funding Inc.	Aventura Business Park	120	120	120	120	0	0	2/9/2018	6
25	Loan	59	CREFI	Citi Real Estate Funding Inc.	Fulton Market Portfolio	120	119	120	119	0	0	2/1/2018	6
25.01	Property				185 North Morgan Retail
25.02	Property				820 West Lake Retail
25.03	Property				219 North Green Retail
26	Loan	8	BANA	Bank of America, N.A.	Warwick Mall	60	55	120	115	360	360	9/14/2017	1
27	Loan	60, 61	CREFI	Citi Real Estate Funding Inc.	Courtyard Reno	0	0	60	59	360	359	2/5/2018	6
28	Loan		MSMCH	Morgan Stanley Bank, N.A.	5000 South Hulen	24	22	60	58	360	360	12/28/2017	1
29	Loan	62, 63	CREFI	Citi Real Estate Funding Inc.	50 Racetrack Road	120	119	120	119	0	0	1/19/2018	6
30	Loan	64, 65	BANA	Bank of America, N.A.	Residence Inn - West Orange, NJ	0	0	120	120	360	360	2/6/2018	1
31	Loan	66, 67	SMF V	Starwood Mortgage Capital LLC	Arapaho & Gessner	24	22	120	118	360	360	12/15/2017	6
31.01	Property				Arapaho
31.02	Property				Gessner
32	Loan	68, 69	MSMCH	Morgan Stanley Bank, N.A.	Hampton Inn Burlington	0	0	120	120	360	360	2/2/2018	1
33	Loan	70, 71	CREFI	Citi Real Estate Funding Inc.	530 Spring Retail & Parking	36	36	120	120	360	360	2/8/2018	6
34	Loan	8, 72	CREFI	Citi Real Estate Funding Inc.	Two Harbor Point Square	60	57	120	117	360	360	11/17/2017	6
35	Loan		MSMCH	Morgan Stanley Bank, N.A.	Miamisburg Office Portfolio	0	0	120	119	180	179	1/22/2018	1
36	Loan	73	SMF V	Starwood Mortgage Capital LLC	Anderson Multifamily Portfolio	24	23	120	119	360	360	1/22/2018	6
36.01	Property				Cross Lakes Apartments
36.02	Property				Giant Oaks Apartments
37	Loan	74	BANA	Bank of America, N.A.	American Mini Storage Lake Forest	120	119	120	119	0	0	1/31/2018	1
38	Loan	75	MSMCH	Morgan Stanley Bank, N.A.	Gale Industrial	120	120	120	120	0	0	2/12/2018	1
39	Loan		SMF V	Starwood Mortgage Capital LLC	Villages on Madison	36	34	120	118	360	360	12/21/2017	6
40	Loan	76	MSMCH	Morgan Stanley Bank, N.A.	Pearland Retail Center	0	0	120	118	360	358	12/22/2017	1
41	Loan		SMF V	Starwood Mortgage Capital LLC	Boulder Ridge Apartments	36	35	120	119	360	360	1/25/2018	6
42	Loan		SMF V	Starwood Mortgage Capital LLC	Northtown Plaza	60	57	120	117	360	360	12/5/2017	6
43	Loan		SMF V	Starwood Mortgage Capital LLC	Norwalk Village	120	119	120	119	0	0	1/19/2018	6
44	Loan	77, 78	SMF V	Starwood Mortgage Capital LLC	The Clorox Sales Company Building	60	58	120	118	360	360	12/8/2017	6
45	Loan		SMF V	Starwood Mortgage Capital LLC	358 Hall Avenue	120	119	120	119	0	0	1/12/2018	6
46	Loan	79	CREFI	Citi Real Estate Funding Inc.	452 West Broadway	120	120	120	120	0	0	2/9/2018	6
47	Loan		SMF V	Starwood Mortgage Capital LLC	Southfield PNC & McDonalds	60	59	120	119	360	360	2/2/2018	6
48	Loan	80, 81	SMF V	Starwood Mortgage Capital LLC	Gateway Business Center	12	11	120	119	360	360	1/16/2018	6
49	Loan	82, 83	BANA	Bank of America, N.A.	108-110 West Broughton Street	120	119	120	119	0	0	1/22/2018	1
50	Loan		BANA	Bank of America, N.A.	Central Dallas Multifamily Portfolio	120	118	120	118	0	0	12/29/2017	1
50.01	Property				2106 Bennett Apartments
50.02	Property				The Tribeca Apartments
51	Loan	84	SMF V	Starwood Mortgage Capital LLC	Sherman Plaza	24	23	60	59	360	360	2/6/2018	6
52	Loan	85	SMF V	Starwood Mortgage Capital LLC	Colonial Estates MHP	0	0	120	120	264	264	2/12/2018	6

CGCMT 2018-B2 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	First Due Date	Last IO Due Date	First P&I Due Date	Maturity Date / ARD	ARD (Yes / No)	Final Maturity Date	Grace Period- Late Fee	Grace Period- Default	Prepayment Provision (3)	2014 EGI ($)
1	Loan	8, 9, 10	BANA	Bank of America, N.A.	Extra Space - TIAA Self Storage Portfolio	4/1/2018	3/1/2028		3/1/2028	No		0	4	Lockout/24_Defeasance/89_0%/7	24,624,317
1.01	Property				Extra Space Washington										3,554,171
1.02	Property				Extra Space San Jose										1,535,947
1.03	Property				Extra Space San Diego										1,445,671
1.04	Property				Extra Space Panorama City										1,338,503
1.05	Property				Extra Space Norwalk										1,178,313
1.06	Property				Extra Space Miami East										1,239,272
1.07	Property				Extra Space Miami West										1,257,872
1.08	Property				Extra Space Palo Alto										1,074,777
1.09	Property				Extra Space Covina										1,069,200
1.10	Property				Extra Space Gaithersburg										1,048,667
1.11	Property				Extra Space Philadelphia										974,293
1.12	Property				Extra Space Westminster										945,467
1.13	Property				Extra Space Newark										966,088
1.14	Property				Extra Space Essex										897,023
1.15	Property				Extra Space New Bedford										711,141
1.16	Property				Extra Space Birmingham										704,366
1.17	Property				Extra Space Haverhill										828,658
1.18	Property				Extra Space Shrewsbury										756,278
1.19	Property				Extra Space Dallas										533,605
1.20	Property				Extra Space Enfield										627,471
1.21	Property				Extra Space San Diego Miramar										549,167
1.22	Property				Extra Space Shawnee										478,882
1.23	Property				Extra Space Overland Park										515,240
1.24	Property				Extra Space Tucson										394,245
2	Loan	11	MSMCH	Morgan Stanley Bank, N.A.	Park Place East and Park Place West	3/1/2018	2/1/2021	3/1/2021	2/1/2028	No		0	5	Lockout/25_Defeasance/91_0%/4	8,425,695
2.01	Property				Park Place East										4,773,108
2.02	Property				Park Place West										3,652,587
3	Loan	8, 12, 13, 14, 15, 16	CREFI	Citi Real Estate Funding Inc.	The SoCal Portfolio	3/6/2018	2/6/2023	3/6/2023	2/6/2028	No		0	0	Lockout/25_Defeasance/89_0%/6	26,227,815
3.01	Property				Aliso Viejo Commerce Center										1,775,902
3.02	Property				Transpark Commerce										1,259,948
3.03	Property				Wimbledon										2,115,104
3.04	Property				Palmdale Place										1,095,623
3.05	Property				Sierra Gateway										1,977,132
3.06	Property				Fresno Industrial Center										783,280
3.07	Property				Upland Freeway										1,408,759
3.08	Property				Commerce Corporate Center										792,637
3.09	Property				Moreno Valley										1,224,792
3.10	Property				Airport One Office Park										1,459,457
3.11	Property				Colton Courtyard										1,119,048
3.12	Property				The Abbey Center										1,117,633
3.13	Property				Upland Commerce Center										619,257
3.14	Property				Diamond Bar										408,790
3.15	Property				Atlantic Plaza										596,862
3.16	Property				Ming Office Park										2,408,491
3.17	Property				10th Street Commerce Center										1,336,702
3.18	Property				Cityview Plaza										2,120,978
3.19	Property				Garden Grove Town Center										311,935
3.20	Property				30th Street Commerce Center										405,535
3.21	Property				Mt. Vernon Commerce Center										174,098
3.22	Property				Anaheim Stadium Industrial										879,766
3.23	Property				25th Street Commerce Center										362,736
3.24	Property				Fresno Airport										473,350
4	Loan	17, 18	SMF V	Starwood Mortgage Capital LLC	Westin Tysons Corner	4/6/2018		4/6/2018	3/6/2028	No		0	0	Lockout/24_Defeasance or YM1%/91_0%/5	17,396,770
5	Loan	8, 19	MSMCH	Morgan Stanley Bank, N.A.	Extra Space Self Storage Portfolio	1/1/2018	12/1/2027		12/1/2027	No		0	5	Lockout/27_Defeasance/86_0%/7	22,639,275
5.01	Property				Henderson - Stephanie Place										1,260,178
5.02	Property				Brookfield - Federal Road										1,052,394
5.03	Property				Kingston - Sawkill Road										1,094,333
5.04	Property				Lake Elsinore - Central Avenue										756,637
5.05	Property				Doylestown - North Broad Street										844,978
5.06	Property				Pennsauken - South Crescent Boulevard										933,743
5.07	Property				New Paltz - South Putt Corners Road										985,111
5.08	Property				Tyngsborough - Industrial Way										821,573
5.09	Property				Hemet - South Sanderson										753,421
5.10	Property				Bensalem - 1525 Bristol Pike										840,068
5.11	Property				Eastpoint - Lakewood Avenue										906,616
5.12	Property				Howell - Route 9 South										794,008
5.13	Property				Lawrenceville - Hurricane Shoals Road										606,283
5.14	Property				Lawnside - White Horse Pike										825,080
5.15	Property				Phoenix - West Peoria										614,056
5.16	Property				Mount Laurel - Ark Road										630,033
5.17	Property				Burlington - Cadillac Road										664,024
5.18	Property				Cherry Hill - Marlton Pike										642,600
5.19	Property				Bensalem - Knights Road										626,384
5.20	Property				Albuquerque - Ellison Road Northwest										556,718
5.21	Property				Modesto - Crows Landing										452,374
5.22	Property				Auburndale - US Highway 92 West										399,722
5.23	Property				San Bernardino - West Club Center Drive										431,914
5.24	Property				Memphis - Mount Moriah Terrace										601,133
5.25	Property				Hesperia - Mariposa Road										390,092
5.26	Property				Memphis - Covington Way										551,060
5.27	Property				St. Louis - Halls Ferry Road										552,468
5.28	Property				Killeen - Jasper Drive										469,155
5.29	Property				Albuquerque - Airport Drive Northwest										347,255
5.30	Property				Memphis - Gateway Drive										401,944

CGCMT 2018-B2 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	First Due Date	Last IO Due Date	First P&I Due Date	Maturity Date / ARD	ARD (Yes / No)	Final Maturity Date	Grace Period- Late Fee	Grace Period- Default	Prepayment Provision (3)	2014 EGI ($)
5.31	Property				Victorville - Yates Road										291,715
5.32	Property				Las Vegas - North Lamont Street										300,045
5.33	Property				Columbus - East Main Street										303,051
5.34	Property				Memphis - Raleigh-LaGrange										295,422
5.35	Property				Memphis - 5675 Summer Avenue										341,556
5.36	Property				Memphis - Madison Avenue										302,131
6	Loan	8, 20, 21, 22, 23, 24, 25	CREFI	Citi Real Estate Funding Inc.	Red Building	2/6/2018	1/6/2028		1/6/2028	No		0	0	Lockout/26_Defeasance/88_0%/6	N/A
7	Loan		MSMCH	Morgan Stanley Bank, N.A.	Town Center at Levis Commons	4/1/2018	3/1/2023		3/1/2023	No		0	5	Lockout/24_Defeasance/32_0%/4	7,323,720
8	Loan	26	SMF V	Starwood Mortgage Capital LLC	Oxford Exchange	2/6/2018	1/6/2019	2/6/2019	1/6/2028	No		0	0	Lockout/26_Defeasance/90_0%/4	N/A
9	Loan	27, 28, 29, 30	CREFI	Citi Real Estate Funding Inc.	3rd & Pine Seattle Retail & Parking	4/1/2018	3/1/2028		3/1/2028	No		0	0	Lockout/24_Defeasance/89_0%/7	4,469,657
10	Loan	8, 31, 32	MSMCH	Morgan Stanley Bank, N.A.	Axcelis Corporate Center	3/1/2018		3/1/2018	2/1/2028	No		0	5	Lockout/25_Defeasance/91_0%/4	N/A
11	Loan	8	MSMCH	Morgan Stanley Bank, N.A.	One Newark Center	1/1/2018	12/1/2020	1/1/2021	12/1/2027	No		0	5	Lockout/27_Defeasance/89_0%/4	13,776,482
12	Loan	8, 33, 34, 35, 36	CREFI	Citi Real Estate Funding Inc.	Braddock Metro Center	3/6/2018	2/6/2023	3/6/2023	2/6/2028	No		0	0	Lockout/25_Defeasance or YM1%/91_0%/4	9,207,736
13	Loan	37, 38	SMF V	Starwood Mortgage Capital LLC	2301 Renaissance Boulevard	2/6/2018	1/6/2028		1/6/2028	No		0	0	Lockout/26_YM1%/90_0%/4	N/A
14	Loan	39	SMF V	Starwood Mortgage Capital LLC	Ingram Festival Shopping Center	2/6/2018		2/6/2018	1/6/2028	No		0	0	Lockout/6_YM1%/109_0%/5	2,847,830
15	Loan	8, 40, 41, 42	SMF V	Cantor Commercial Real Estate Lending, L.P.	Cross Point	3/4/2018	2/4/2028		2/6/2028	No		2	2	Lockout/25_Defeasance/89_0%/6	N/A
16	Loan	43	MSMCH	Morgan Stanley Bank, N.A.	Voice Road Plaza	2/1/2018	1/1/2023	2/1/2023	1/1/2028	No		5	5	Lockout/26_Defeasance/87_0%/7	4,630,088
17	Loan	44, 45, 46, 47	CREFI	Citi Real Estate Funding Inc.	Wrigleyville Hotel Portfolio	2/6/2018		2/6/2018	1/6/2028	No		0	0	Lockout/26_Defeasance/90_0%/4	6,700,265
17.01	Property				Willows Hotel										2,227,683
17.02	Property				Majestic Hotel										2,305,093
17.03	Property				City Suites Hotel										2,167,489
18	Loan	48	BANA	Bank of America, N.A.	Stor-All New Orleans Portfolio	4/1/2018	3/1/2028		3/1/2028	No		0	5	Lockout/24_Defeasance/92_0%/4	2,644,043
18.01	Property				Stor-All Tchoupitoulas										1,444,987
18.02	Property				Stor-All Gentilly Woods										1,199,056
19	Loan	49, 50	MSMCH	Morgan Stanley Bank, N.A.	Galleria Commons	3/1/2018		3/1/2018	2/1/2028	No		5	5	Lockout/25_Defeasance/91_0%/4	2,957,595
20	Loan		BANA	Bank of America, N.A.	Magellan Commerce Self Storage	3/1/2018	2/1/2028		2/1/2028	No		4	0	Lockout/25_Defeasance/91_0%/4	1,692,361
21	Loan	8, 51, 52, 53, 54	SMF V	Starwood Mortgage Capital LLC	Fort Knox Executive Park	4/6/2018		4/6/2018	3/6/2028	No		0	0	Lockout/24_Defeasance/92_0%/4	4,999,797
22	Loan	55, 56	CREFI	Citi Real Estate Funding Inc.	8800 Queen Avenue South	3/6/2018	2/6/2021	3/6/2021	2/6/2028	No		0	0	Lockout/25_Defeasance/91_0%/4	3,484,540
23	Loan	57	BANA	Bank of America, N.A.	La Habra Towne Center	3/1/2018	2/1/2028		2/1/2028	No		5	4	Lockout/25_Defeasance/90_0%/5	N/A
24	Loan	58	CREFI	Citi Real Estate Funding Inc.	Aventura Business Park	4/6/2018	3/6/2028		3/6/2028	No		0	0	Lockout/24_Defeasance/92_0%/4	1,941,292
25	Loan	59	CREFI	Citi Real Estate Funding Inc.	Fulton Market Portfolio	3/6/2018	2/6/2028		2/6/2028	No		0	0	Lockout/25_Defeasance/89_0%/6	N/A
25.01	Property				185 North Morgan Retail										N/A
25.02	Property				820 West Lake Retail										N/A
25.03	Property				219 North Green Retail										N/A
26	Loan	8	BANA	Bank of America, N.A.	Warwick Mall	11/1/2017	10/1/2022	11/1/2022	10/1/2027	No		0	4	Lockout/29_Defeasance/86_0%/5	15,959,180
27	Loan	60, 61	CREFI	Citi Real Estate Funding Inc.	Courtyard Reno	3/6/2018		3/6/2018	2/6/2023	No		0	0	Lockout/25_Defeasance/28_0%/7	4,188,857
28	Loan		MSMCH	Morgan Stanley Bank, N.A.	5000 South Hulen	2/1/2018	1/1/2020	2/1/2020	1/1/2023	No		0	5	Lockout/26_Defeasance/30_0%/4	2,616,431
29	Loan	62, 63	CREFI	Citi Real Estate Funding Inc.	50 Racetrack Road	3/6/2018	2/6/2028		2/6/2028	No		0	0	Lockout/25_Defeasance/91_0%/4	N/A
30	Loan	64, 65	BANA	Bank of America, N.A.	Residence Inn - West Orange, NJ	4/1/2018		4/1/2018	3/1/2028	No		5	4	Lockout/24_Defeasance/92_0%/4	7,173,559
31	Loan	66, 67	SMF V	Starwood Mortgage Capital LLC	Arapaho & Gessner	2/6/2018	1/6/2020	2/6/2020	1/6/2028	No		0	0	Lockout/26_Defeasance/90_0%/4	N/A
31.01	Property				Arapaho										N/A
31.02	Property				Gessner										N/A
32	Loan	68, 69	MSMCH	Morgan Stanley Bank, N.A.	Hampton Inn Burlington	4/1/2018		4/1/2018	3/1/2028	No		0	5	Lockout/24_Defeasance/91_0%/5	6,434,782
33	Loan	70, 71	CREFI	Citi Real Estate Funding Inc.	530 Spring Retail & Parking	4/6/2018	3/6/2021	4/6/2021	3/6/2028	No		0	0	Lockout/24_Defeasance/92_0%/4	N/A
34	Loan	8, 72	CREFI	Citi Real Estate Funding Inc.	Two Harbor Point Square	1/6/2018	12/6/2022	1/6/2023	12/6/2027	No		0	0	YM1%/27_Defeasance or YM1%/87_0%/6	N/A
35	Loan		MSMCH	Morgan Stanley Bank, N.A.	Miamisburg Office Portfolio	3/1/2018		3/1/2018	2/1/2028	No		5	5	Lockout/25_Defeasance/91_0%/4	N/A
36	Loan	73	SMF V	Starwood Mortgage Capital LLC	Anderson Multifamily Portfolio	3/6/2018	2/6/2020	3/6/2020	2/6/2028	No		0	0	Lockout/25_Defeasance/91_0%/4	N/A
36.01	Property				Cross Lakes Apartments										N/A
36.02	Property				Giant Oaks Apartments										N/A
37	Loan	74	BANA	Bank of America, N.A.	American Mini Storage Lake Forest	3/1/2018	2/1/2028		2/1/2028	No		5	4	Lockout/25_Defeasance/90_0%/5	973,617
38	Loan	75	MSMCH	Morgan Stanley Bank, N.A.	Gale Industrial	4/1/2018	3/1/2028		3/1/2028	No		5	5	Lockout/23_YM1%/93_0%/4	1,108,321
39	Loan		SMF V	Starwood Mortgage Capital LLC	Villages on Madison	2/6/2018	1/6/2021	2/6/2021	1/6/2028	No		0	0	Lockout/26_Defeasance/90_0%/4	1,389,942
40	Loan	76	MSMCH	Morgan Stanley Bank, N.A.	Pearland Retail Center	2/1/2018		2/1/2018	1/1/2028	No		5	5	Lockout/26_Defeasance/90_0%/4	N/A
41	Loan		SMF V	Starwood Mortgage Capital LLC	Boulder Ridge Apartments	3/6/2018	2/6/2021	3/6/2021	2/6/2028	No		0	0	Lockout/25_Defeasance/90_0%/5	1,597,936
42	Loan		SMF V	Starwood Mortgage Capital LLC	Northtown Plaza	1/6/2018	12/6/2022	1/6/2023	12/6/2027	No		0	0	Lockout/27_Defeasance/88_0%/5	719,346
43	Loan		SMF V	Starwood Mortgage Capital LLC	Norwalk Village	3/6/2018	2/6/2028		2/6/2028	No		0	0	Lockout/25_Defeasance or YM1%/90_0%/5	683,399
44	Loan	77, 78	SMF V	Starwood Mortgage Capital LLC	The Clorox Sales Company Building	2/6/2018	1/6/2023	2/6/2023	1/6/2028	No		0	0	Lockout/6_YM1%/109_0%/5	N/A
45	Loan		SMF V	Starwood Mortgage Capital LLC	358 Hall Avenue	3/6/2018	2/6/2028		2/6/2028	No		0	0	Lockout/25_Defeasance/89_0%/6	639,097
46	Loan	79	CREFI	Citi Real Estate Funding Inc.	452 West Broadway	4/6/2018	3/6/2028		3/6/2028	No		0	0	Lockout/24_Defeasance/91_0%/5	N/A
47	Loan		SMF V	Starwood Mortgage Capital LLC	Southfield PNC & McDonalds	3/6/2018	2/6/2023	3/6/2023	2/6/2028	No		0	0	Lockout/25_Defeasance/91_0%/4	296,321
48	Loan	80, 81	SMF V	Starwood Mortgage Capital LLC	Gateway Business Center	3/6/2018	2/6/2019	3/6/2019	2/6/2028	No		0	0	Lockout/25_Defeasance/91_0%/4	N/A
49	Loan	82, 83	BANA	Bank of America, N.A.	108-110 West Broughton Street	3/1/2018	2/1/2028		2/1/2028	No		5	4	Lockout/25_Defeasance/91_0%/4	N/A
50	Loan		BANA	Bank of America, N.A.	Central Dallas Multifamily Portfolio	2/1/2018	1/1/2028		1/1/2028	No		5	4	Lockout/26_Defeasance/89_0%/5	N/A
50.01	Property				2106 Bennett Apartments										N/A
50.02	Property				The Tribeca Apartments										N/A
51	Loan	84	SMF V	Starwood Mortgage Capital LLC	Sherman Plaza	3/6/2018	2/6/2020	3/6/2020	2/6/2023	No		0	0	Lockout/25_Defeasance/31_0%/4	428,719
52	Loan	85	SMF V	Starwood Mortgage Capital LLC	Colonial Estates MHP	4/6/2018		4/6/2018	3/6/2028	No		0	0	Lockout/12_YM1%/104_0%/4	N/A

CGCMT 2018-B2 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	2014 Expenses ($)	2014 NOI ($)	2015 EGI ($)	2015 Expenses ($)	2015 NOI ($)	2016 EGI ($)	2016 Expenses ($)	2016 NOI ($)	Most Recent EGI (if past 2016) ($)
1	Loan	8, 9, 10	BANA	Bank of America, N.A.	Extra Space - TIAA Self Storage Portfolio	8,380,232	16,244,085	26,165,955	8,583,643	17,582,312	27,769,303	8,591,017	19,178,286	28,991,712
1.01	Property				Extra Space Washington	1,047,315	2,506,856	3,637,437	1,089,510	2,547,927	3,765,928	1,123,512	2,642,416	3,809,383
1.02	Property				Extra Space San Jose	421,174	1,114,773	1,655,129	430,349	1,224,780	1,737,437	454,576	1,282,861	1,810,952
1.03	Property				Extra Space San Diego	459,929	985,742	1,574,844	472,544	1,102,300	1,727,185	454,318	1,272,867	1,785,023
1.04	Property				Extra Space Panorama City	467,558	870,945	1,457,730	484,844	972,886	1,552,755	463,806	1,088,949	1,653,108
1.05	Property				Extra Space Norwalk	391,492	786,821	1,295,798	403,111	892,687	1,481,976	410,551	1,071,425	1,621,020
1.06	Property				Extra Space Miami East	381,587	857,685	1,342,555	383,836	958,719	1,422,485	378,282	1,044,203	1,455,258
1.07	Property				Extra Space Miami West	395,183	862,689	1,345,434	371,620	973,814	1,425,910	399,904	1,026,006	1,530,773
1.08	Property				Extra Space Palo Alto	366,118	708,659	1,163,476	382,189	781,287	1,261,162	390,026	871,136	1,329,767
1.09	Property				Extra Space Covina	351,888	717,312	1,131,318	358,738	772,580	1,224,409	349,555	874,854	1,317,669
1.10	Property				Extra Space Gaithersburg	334,079	714,588	1,095,937	344,662	751,275	1,156,363	339,781	816,582	1,186,086
1.11	Property				Extra Space Philadelphia	367,202	607,091	1,012,440	328,931	683,509	1,035,620	305,365	730,255	1,131,001
1.12	Property				Extra Space Westminster	348,776	596,691	1,033,623	358,187	675,436	1,148,721	354,200	794,521	1,181,117
1.13	Property				Extra Space Newark	305,288	660,800	931,496	294,698	636,798	923,823	282,470	641,353	1,000,070
1.14	Property				Extra Space Essex	277,276	619,747	930,999	283,253	647,746	963,825	306,309	657,516	934,496
1.15	Property				Extra Space New Bedford	294,247	416,894	783,013	322,148	460,865	869,182	321,660	547,522	949,890
1.16	Property				Extra Space Birmingham	235,077	469,289	770,482	246,086	524,396	827,485	246,126	581,359	872,764
1.17	Property				Extra Space Haverhill	344,049	484,609	860,126	330,778	529,348	898,065	329,069	568,996	917,131
1.18	Property				Extra Space Shrewsbury	260,301	495,977	824,396	285,013	539,383	830,735	271,742	558,993	841,342
1.19	Property				Extra Space Dallas	227,967	305,638	611,753	218,182	393,571	659,556	224,881	434,675	696,695
1.20	Property				Extra Space Enfield	273,350	354,121	644,450	287,099	357,351	684,025	278,658	405,367	711,696
1.21	Property				Extra Space San Diego Miramar	226,158	323,009	593,592	241,525	352,067	656,386	234,644	421,742	651,396
1.22	Property				Extra Space Shawnee	226,403	252,479	526,952	225,396	301,556	559,390	245,719	313,671	583,800
1.23	Property				Extra Space Overland Park	205,722	309,518	539,589	231,419	308,170	536,422	228,822	307,600	558,594
1.24	Property				Extra Space Tucson	172,093	222,152	403,386	209,525	193,861	420,458	197,041	223,417	462,681
2	Loan	11	MSMCH	Morgan Stanley Bank, N.A.	Park Place East and Park Place West	4,229,037	4,196,658	9,016,522	4,335,363	4,681,159	9,898,117	4,658,273	5,239,844	9,897,707
2.01	Property				Park Place East	2,319,852	2,453,256	4,772,343	2,304,031	2,468,312	5,305,961	2,505,425	2,800,536	5,340,976
2.02	Property				Park Place West	1,909,185	1,743,401	4,244,179	2,031,332	2,212,847	4,592,156	2,152,848	2,439,308	4,556,731
3	Loan	8, 12, 13, 14, 15, 16	CREFI	Citi Real Estate Funding Inc.	The SoCal Portfolio	10,967,492	15,260,323	28,601,263	11,097,950	17,503,313	30,439,450	11,369,925	19,069,526	31,784,832
3.01	Property				Aliso Viejo Commerce Center	448,243	1,327,659	2,127,327	492,572	1,634,755	2,490,455	510,585	1,979,870	2,536,649
3.02	Property				Transpark Commerce	1,049,324	210,624	1,990,150	1,160,112	830,039	2,128,832	1,143,929	984,903	2,281,463
3.03	Property				Wimbledon	456,151	1,658,953	2,053,299	456,756	1,596,543	2,222,338	458,772	1,763,566	2,381,434
3.04	Property				Palmdale Place	490,747	604,876	1,300,312	395,935	904,377	1,375,260	473,786	901,474	2,360,179
3.05	Property				Sierra Gateway	795,899	1,181,233	1,924,473	736,684	1,187,789	2,037,192	822,187	1,215,005	2,171,049
3.06	Property				Fresno Industrial Center	239,003	544,277	830,259	247,333	582,926	1,242,948	283,395	959,553	1,428,501
3.07	Property				Upland Freeway	413,832	994,927	1,546,844	435,164	1,111,680	1,726,150	468,446	1,257,705	1,880,742
3.08	Property				Commerce Corporate Center	451,566	341,071	846,095	389,793	456,302	807,770	436,712	371,058	838,710
3.09	Property				Moreno Valley	428,403	796,389	1,381,818	442,957	938,861	1,440,971	450,920	990,051	1,548,144
3.10	Property				Airport One Office Park	293,747	1,165,710	1,492,640	354,919	1,137,721	1,357,746	347,144	1,010,602	1,036,907
3.11	Property				Colton Courtyard	400,365	718,683	933,371	413,811	519,560	1,043,636	423,883	619,753	1,056,116
3.12	Property				The Abbey Center	589,620	528,013	1,186,133	581,918	604,215	1,238,617	585,276	653,341	1,198,508
3.13	Property				Upland Commerce Center	234,269	384,988	729,243	223,764	505,479	756,277	233,290	522,987	852,842
3.14	Property				Diamond Bar	110,863	297,927	617,608	117,787	499,821	684,401	113,730	570,671	741,338
3.15	Property				Atlantic Plaza	117,607	479,255	599,363	120,846	478,517	631,999	131,315	500,684	623,595
3.16	Property				Ming Office Park	1,030,485	1,378,006	2,351,764	996,639	1,355,125	2,386,820	960,318	1,426,502	2,031,985
3.17	Property				10th Street Commerce Center	539,522	797,180	1,323,754	478,444	845,310	1,173,763	427,853	745,910	1,281,965
3.18	Property				Cityview Plaza	1,539,233	581,745	2,503,879	1,663,111	840,768	2,768,146	1,673,222	1,094,924	2,778,422
3.19	Property				Garden Grove Town Center	53,283	258,652	334,699	48,759	285,940	330,385	62,505	267,880	217,235
3.20	Property				30th Street Commerce Center	143,104	262,431	407,527	123,206	284,321	326,969	142,971	183,998	343,177
3.21	Property				Mt. Vernon Commerce Center	134,114	39,984	270,045	140,619	129,426	297,736	126,448	171,288	290,763
3.22	Property				Anaheim Stadium Industrial	661,463	218,303	1,029,048	697,145	331,903	1,143,895	708,558	435,337	1,140,994
3.23	Property				25th Street Commerce Center	87,040	275,696	348,762	75,579	273,183	338,358	83,857	254,501	245,034
3.24	Property				Fresno Airport	259,610	213,741	472,850	304,097	168,754	488,786	300,824	187,962	519,080
4	Loan	17, 18	SMF V	Starwood Mortgage Capital LLC	Westin Tysons Corner	12,632,506	4,764,263	17,598,552	12,595,176	5,003,376	18,522,647	13,199,503	5,323,144	19,517,390
5	Loan	8, 19	MSMCH	Morgan Stanley Bank, N.A.	Extra Space Self Storage Portfolio	9,853,788	12,785,487	24,800,992	10,151,952	14,649,039	26,391,121	10,291,797	16,099,324	27,645,157
5.01	Property				Henderson - Stephanie Place	358,742	901,437	1,385,092	360,506	1,024,586	1,433,079	358,688	1,074,391	1,498,071
5.02	Property				Brookfield - Federal Road	349,107	703,287	1,152,117	357,181	794,936	1,184,613	349,360	835,253	1,219,616
5.03	Property				Kingston - Sawkill Road	474,764	619,569	1,177,081	505,775	671,305	1,219,370	483,183	736,187	1,309,401
5.04	Property				Lake Elsinore - Central Avenue	289,518	467,119	872,052	277,739	594,313	944,254	272,278	671,976	1,006,271
5.05	Property				Doylestown - North Broad Street	298,456	546,521	916,733	307,580	609,153	975,709	299,209	676,500	1,015,503
5.06	Property				Pennsauken - South Crescent Boulevard	350,924	582,819	999,620	415,616	584,004	1,073,110	412,583	660,527	1,113,954
5.07	Property				New Paltz - South Putt Corners Road	434,077	551,034	1,025,126	414,519	610,607	1,095,879	432,354	663,525	1,144,027
5.08	Property				Tyngsborough - Industrial Way	272,190	549,383	896,326	283,511	612,815	950,508	275,222	675,286	957,413
5.09	Property				Hemet - South Sanderson	325,764	427,657	834,964	308,987	525,977	932,948	319,062	613,886	981,540
5.10	Property				Bensalem - 1525 Bristol Pike	368,006	472,062	918,336	393,172	525,164	985,697	387,403	598,294	1,030,579
5.11	Property				Eastpoint - Lakewood Avenue	328,510	578,106	973,154	380,078	593,076	1,065,971	383,437	682,534	1,023,566
5.12	Property				Howell - Route 9 South	332,784	461,224	872,027	342,843	529,184	920,521	366,100	554,421	949,796
5.13	Property				Lawrenceville - Hurricane Shoals Road	279,457	326,826	790,710	318,176	472,534	862,223	328,094	534,129	901,563
5.14	Property				Lawnside - White Horse Pike	379,209	445,870	877,335	389,465	487,870	934,697	382,629	552,068	955,582
5.15	Property				Phoenix - West Peoria	248,600	365,455	653,460	249,146	404,314	729,884	264,966	464,918	771,527
5.16	Property				Mount Laurel - Ark Road	258,349	371,684	675,793	271,821	403,971	696,676	266,746	429,930	744,750
5.17	Property				Burlington - Cadillac Road	365,530	298,494	719,128	360,984	358,144	767,345	344,476	422,869	810,985
5.18	Property				Cherry Hill - Marlton Pike	334,203	308,397	686,882	327,399	359,483	732,610	317,677	414,933	776,532
5.19	Property				Bensalem - Knights Road	281,614	344,770	679,391	287,624	391,768	709,097	289,639	419,458	724,233
5.20	Property				Albuquerque - Ellison Road Northwest	207,306	349,412	591,228	205,853	385,374	591,633	206,488	385,145	637,368
5.21	Property				Modesto - Crows Landing	210,426	241,948	513,870	210,154	303,716	572,720	228,972	343,748	655,532
5.22	Property				Auburndale - US Highway 92 West	187,581	212,142	499,756	201,553	298,202	560,716	215,158	345,558	615,272
5.23	Property				San Bernardino - West Club Center Drive	189,034	242,881	481,813	203,841	277,972	538,025	207,025	331,000	587,048
5.24	Property				Memphis - Mount Moriah Terrace	266,275	334,858	621,378	302,250	319,128	619,823	284,688	335,135	650,339
5.25	Property				Hesperia - Mariposa Road	215,339	174,753	466,674	213,071	253,604	525,988	227,639	298,349	573,765
5.26	Property				Memphis - Covington Way	265,868	285,192	600,080	254,668	345,413	616,268	288,988	327,280	649,104
5.27	Property				St. Louis - Halls Ferry Road	265,665	286,803	590,404	312,148	278,256	602,737	313,272	289,465	609,321
5.28	Property				Killeen - Jasper Drive	250,567	218,589	534,062	243,159	290,903	588,902	267,757	321,145	601,251
5.29	Property				Albuquerque - Airport Drive Northwest	165,006	182,249	387,375	175,756	211,619	419,682	182,029	237,652	438,275
5.30	Property				Memphis - Gateway Drive	193,583	208,360	417,350	194,862	222,488	415,466	199,432	216,034	443,217

CGCMT 2018-B2 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	2014 Expenses ($)	2014 NOI ($)	2015 EGI ($)	2015 Expenses ($)	2015 NOI ($)	2016 EGI ($)	2016 Expenses ($)	2016 NOI ($)	Most Recent EGI (if past 2016) ($)
5.31	Property				Victorville - Yates Road	178,150	113,565	355,424	182,307	173,116	403,537	207,479	196,058	461,599
5.32	Property				Las Vegas - North Lamont Street	183,534	116,510	319,404	173,198	146,206	347,430	175,315	172,115	378,563
5.33	Property				Columbus - East Main Street	183,548	119,502	334,482	184,487	149,995	350,379	183,796	166,583	358,001
5.34	Property				Memphis - Raleigh-LaGrange	184,868	110,554	313,721	169,564	144,158	335,472	196,407	139,065	350,287
5.35	Property				Memphis - 5675 Summer Avenue	202,958	138,598	364,533	204,286	160,247	376,513	198,481	178,032	384,888
5.36	Property				Memphis - Madison Avenue	174,273	127,857	304,110	168,671	135,439	311,639	175,766	135,872	316,418
6	Loan	8, 20, 21, 22, 23, 24, 25	CREFI	Citi Real Estate Funding Inc.	Red Building	N/A	N/A	564,980	4,023,138	(3,458,158)	4,409,802	4,266,665	143,137	9,325,747
7	Loan		MSMCH	Morgan Stanley Bank, N.A.	Town Center at Levis Commons	3,208,899	4,114,821	7,244,204	2,975,700	4,268,505	7,129,542	3,120,192	4,009,350	7,096,893
8	Loan	26	SMF V	Starwood Mortgage Capital LLC	Oxford Exchange	N/A	N/A	4,647,955	809,093	3,838,862	4,758,067	793,212	3,964,855	5,096,956
9	Loan	27, 28, 29, 30	CREFI	Citi Real Estate Funding Inc.	3rd & Pine Seattle Retail & Parking	2,457,996	2,011,661	4,936,547	2,624,141	2,312,407	5,295,839	2,718,477	2,577,363	6,235,773
10	Loan	8, 31, 32	MSMCH	Morgan Stanley Bank, N.A.	Axcelis Corporate Center	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
11	Loan	8	MSMCH	Morgan Stanley Bank, N.A.	One Newark Center	6,835,308	6,941,174	13,933,658	7,541,972	6,391,686	14,183,978	7,522,493	6,661,485	13,475,198
12	Loan	8, 33, 34, 35, 36	CREFI	Citi Real Estate Funding Inc.	Braddock Metro Center	3,280,521	5,927,215	10,073,030	3,295,063	6,777,967	10,583,492	3,281,792	7,301,701	10,594,580
13	Loan	37, 38	SMF V	Starwood Mortgage Capital LLC	2301 Renaissance Boulevard	N/A	N/A	5,826,252	1,505,686	4,320,566	6,086,114	1,451,217	4,634,897	N/A
14	Loan	39	SMF V	Starwood Mortgage Capital LLC	Ingram Festival Shopping Center	1,203,974	1,643,856	3,346,560	1,216,051	2,130,509	3,454,513	1,499,848	1,954,665	3,927,392
15	Loan	8, 40, 41, 42	SMF V	Cantor Commercial Real Estate Lending, L.P.	Cross Point	N/A	N/A	N/A	N/A	N/A	18,065,142	11,704,654	6,360,488	24,369,051
16	Loan	43	MSMCH	Morgan Stanley Bank, N.A.	Voice Road Plaza	2,169,458	2,460,630	4,757,166	1,643,817	3,113,349	4,457,557	1,969,115	2,488,441	3,840,708
17	Loan	44, 45, 46, 47	CREFI	Citi Real Estate Funding Inc.	Wrigleyville Hotel Portfolio	4,277,803	2,422,462	7,259,521	4,653,702	2,605,819	7,299,295	4,504,931	2,794,364	7,476,429
17.01	Property				Willows Hotel	1,406,355	821,328	2,434,366	1,538,616	895,750	2,509,023	1,489,058	1,019,965	2,572,764
17.02	Property				Majestic Hotel	1,482,937	822,156	2,530,113	1,628,072	902,041	2,574,956	1,590,426	984,530	2,648,809
17.03	Property				City Suites Hotel	1,388,511	778,978	2,295,042	1,487,014	808,028	2,215,316	1,425,447	789,869	2,254,856
18	Loan	48	BANA	Bank of America, N.A.	Stor-All New Orleans Portfolio	883,244	1,760,799	2,878,251	935,162	1,943,089	3,037,362	949,812	2,087,550	3,077,152
18.01	Property				Stor-All Tchoupitoulas	449,668	995,319	1,562,726	482,042	1,080,684	1,748,327	491,482	1,256,845	1,694,938
18.02	Property				Stor-All Gentilly Woods	433,576	765,480	1,315,525	453,120	862,405	1,289,035	458,330	830,705	1,382,214
19	Loan	49, 50	MSMCH	Morgan Stanley Bank, N.A.	Galleria Commons	559,654	2,397,941	3,144,624	565,290	2,579,334	3,432,829	589,740	2,843,089	3,516,597
20	Loan		BANA	Bank of America, N.A.	Magellan Commerce Self Storage	576,782	1,115,579	2,089,699	600,929	1,488,770	2,328,270	634,315	1,693,955	2,504,325
21	Loan	8, 51, 52, 53, 54	SMF V	Starwood Mortgage Capital LLC	Fort Knox Executive Park	1,823,857	3,175,940	N/A	N/A	N/A	N/A	N/A	N/A	6,051,070
22	Loan	55, 56	CREFI	Citi Real Estate Funding Inc.	8800 Queen Avenue South	2,000,334	1,484,206	4,703,682	2,045,395	2,658,286	4,194,596	1,921,305	2,273,291	4,291,559
23	Loan	57	BANA	Bank of America, N.A.	La Habra Towne Center	N/A	N/A	18,009	7,043	10,966	288,997	327,237	(38,240)	1,262,759
24	Loan	58	CREFI	Citi Real Estate Funding Inc.	Aventura Business Park	778,829	1,162,463	2,200,485	915,739	1,284,746	2,316,313	786,717	1,529,596	2,373,369
25	Loan	59	CREFI	Citi Real Estate Funding Inc.	Fulton Market Portfolio	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
25.01	Property				185 North Morgan Retail	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
25.02	Property				820 West Lake Retail	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
25.03	Property				219 North Green Retail	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
26	Loan	8	BANA	Bank of America, N.A.	Warwick Mall	6,841,554	9,117,626	16,273,009	6,932,726	9,340,283	17,332,261	7,023,306	10,308,956	17,233,125
27	Loan	60, 61	CREFI	Citi Real Estate Funding Inc.	Courtyard Reno	2,303,604	1,885,253	4,609,509	2,440,683	2,168,826	4,837,162	2,605,458	2,231,704	5,126,939
28	Loan		MSMCH	Morgan Stanley Bank, N.A.	5000 South Hulen	837,137	1,779,294	2,517,806	651,316	1,866,490	2,296,998	761,432	1,535,566	2,406,617
29	Loan	62, 63	CREFI	Citi Real Estate Funding Inc.	50 Racetrack Road	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
30	Loan	64, 65	BANA	Bank of America, N.A.	Residence Inn - West Orange, NJ	4,862,618	2,310,941	7,366,478	4,999,657	2,366,821	7,488,836	5,089,292	2,399,544	7,386,027
31	Loan	66, 67	SMF V	Starwood Mortgage Capital LLC	Arapaho & Gessner	N/A	N/A	N/A	N/A	N/A	943,610	39,251	904,359	624,156
31.01	Property				Arapaho	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	624,156
31.02	Property				Gessner	N/A	N/A	N/A	N/A	N/A	943,610	39,251	904,359	N/A
32	Loan	68, 69	MSMCH	Morgan Stanley Bank, N.A.	Hampton Inn Burlington	4,789,310	1,645,472	5,998,198	4,684,578	1,313,620	6,592,915	4,822,614	1,770,301	6,658,296
33	Loan	70, 71	CREFI	Citi Real Estate Funding Inc.	530 Spring Retail & Parking	N/A	N/A	1,140,077	358,311	781,765	1,204,888	370,429	834,458	1,256,726
34	Loan	8, 72	CREFI	Citi Real Estate Funding Inc.	Two Harbor Point Square	N/A	N/A	6,614,751	2,707,642	3,907,109	7,239,818	2,768,193	4,471,625	8,461,434
35	Loan		MSMCH	Morgan Stanley Bank, N.A.	Miamisburg Office Portfolio	N/A	N/A	2,464,709	819,183	1,645,526	2,423,667	746,362	1,677,305	2,837,710
36	Loan	73	SMF V	Starwood Mortgage Capital LLC	Anderson Multifamily Portfolio	N/A	N/A	1,865,563	956,886	908,677	1,931,371	943,774	987,597	1,981,641
36.01	Property				Cross Lakes Apartments	N/A	N/A	1,433,401	711,510	721,891	1,501,573	658,822	842,751	1,548,886
36.02	Property				Giant Oaks Apartments	N/A	N/A	432,162	245,377	186,786	429,798	284,953	144,846	432,755
37	Loan	74	BANA	Bank of America, N.A.	American Mini Storage Lake Forest	306,752	666,865	1,057,581	346,712	710,869	1,131,251	340,157	791,094	1,149,256
38	Loan	75	MSMCH	Morgan Stanley Bank, N.A.	Gale Industrial	407,142	701,179	1,114,690	217,570	897,120	1,286,324	400,633	885,691	1,406,714
39	Loan		SMF V	Starwood Mortgage Capital LLC	Villages on Madison	781,825	608,117	1,484,662	813,786	670,876	1,521,268	830,013	691,255	1,569,729
40	Loan	76	MSMCH	Morgan Stanley Bank, N.A.	Pearland Retail Center	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	483,723
41	Loan		SMF V	Starwood Mortgage Capital LLC	Boulder Ridge Apartments	857,514	740,422	1,653,916	896,782	757,134	1,607,626	855,159	752,468	1,560,200
42	Loan		SMF V	Starwood Mortgage Capital LLC	Northtown Plaza	93,657	625,689	734,157	103,804	630,352	747,114	103,532	643,581	719,085
43	Loan		SMF V	Starwood Mortgage Capital LLC	Norwalk Village	228,403	454,996	719,394	247,735	471,659	709,937	239,354	470,583	738,039
44	Loan	77, 78	SMF V	Starwood Mortgage Capital LLC	The Clorox Sales Company Building	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	750,378
45	Loan		SMF V	Starwood Mortgage Capital LLC	358 Hall Avenue	19,173	619,924	658,270	19,748	638,522	678,018	20,341	657,677	694,965
46	Loan	79	CREFI	Citi Real Estate Funding Inc.	452 West Broadway	N/A	N/A	N/A	N/A	N/A	389,392	78,697	310,695	219,580
47	Loan		SMF V	Starwood Mortgage Capital LLC	Southfield PNC & McDonalds	11,061	285,260	292,215	18,435	273,780	301,360	14,748	286,612	297,202
48	Loan	80, 81	SMF V	Starwood Mortgage Capital LLC	Gateway Business Center	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	429,636
49	Loan	82, 83	BANA	Bank of America, N.A.	108-110 West Broughton Street	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
50	Loan		BANA	Bank of America, N.A.	Central Dallas Multifamily Portfolio	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	471,828
50.01	Property				2106 Bennett Apartments	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	157,478
50.02	Property				The Tribeca Apartments	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	314,350
51	Loan	84	SMF V	Starwood Mortgage Capital LLC	Sherman Plaza	183,308	245,411	460,153	199,036	261,117	510,467	178,928	331,539	583,214
52	Loan	85	SMF V	Starwood Mortgage Capital LLC	Colonial Estates MHP	N/A	N/A	287,583	95,042	192,541	296,084	92,304	203,780	296,930

CGCMT 2018-B2 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Most Recent Expenses (if past 2016) ($)	Most Recent NOI (if past 2016) ($)	Most Recent NOI Date (if past 2016)	Most Recent # of months	Most Recent Description	Underwritten EGI ($)	Underwritten Expenses ($)	Underwritten Net Operating Income ($)
1	Loan	8, 9, 10	BANA	Bank of America, N.A.	Extra Space - TIAA Self Storage Portfolio	8,620,095	20,371,617	12/31/2017	12	Trailing 12	29,418,170	8,461,563	20,956,607
1.01	Property				Extra Space Washington	1,108,314	2,701,069	12/31/2017	12	Trailing 12	3,819,785	1,051,654	2,768,131
1.02	Property				Extra Space San Jose	439,006	1,371,946	12/31/2017	12	Trailing 12	1,819,282	454,150	1,365,132
1.03	Property				Extra Space San Diego	452,637	1,332,386	12/31/2017	12	Trailing 12	1,789,807	446,056	1,343,751
1.04	Property				Extra Space Panorama City	485,673	1,167,435	12/31/2017	12	Trailing 12	1,685,150	490,844	1,194,306
1.05	Property				Extra Space Norwalk	419,241	1,201,779	12/31/2017	12	Trailing 12	1,627,801	441,411	1,186,390
1.06	Property				Extra Space Miami East	386,127	1,069,131	12/31/2017	12	Trailing 12	1,495,000	371,759	1,123,241
1.07	Property				Extra Space Miami West	394,000	1,136,773	12/31/2017	12	Trailing 12	1,499,016	380,374	1,118,642
1.08	Property				Extra Space Palo Alto	382,701	947,066	12/31/2017	12	Trailing 12	1,365,114	380,067	985,047
1.09	Property				Extra Space Covina	369,275	948,394	12/31/2017	12	Trailing 12	1,347,885	370,523	977,362
1.10	Property				Extra Space Gaithersburg	342,483	843,603	12/31/2017	12	Trailing 12	1,217,315	330,665	886,650
1.11	Property				Extra Space Philadelphia	289,175	841,826	12/31/2017	12	Trailing 12	1,163,778	310,801	852,977
1.12	Property				Extra Space Westminster	351,539	829,578	12/31/2017	12	Trailing 12	1,200,845	350,224	850,621
1.13	Property				Extra Space Newark	292,448	707,622	12/31/2017	12	Trailing 12	1,021,666	273,202	748,464
1.14	Property				Extra Space Essex	300,372	634,124	12/31/2017	12	Trailing 12	974,745	286,530	688,215
1.15	Property				Extra Space New Bedford	327,232	622,658	12/31/2017	12	Trailing 12	976,485	312,439	664,046
1.16	Property				Extra Space Birmingham	242,180	630,584	12/31/2017	12	Trailing 12	892,834	226,080	666,754
1.17	Property				Extra Space Haverhill	311,154	605,977	12/31/2017	12	Trailing 12	925,538	300,665	624,873
1.18	Property				Extra Space Shrewsbury	290,622	550,720	12/31/2017	12	Trailing 12	870,987	276,024	594,963
1.19	Property				Extra Space Dallas	230,206	466,489	12/31/2017	12	Trailing 12	709,317	221,428	487,889
1.20	Property				Extra Space Enfield	287,268	424,428	12/31/2017	12	Trailing 12	710,804	273,073	437,731
1.21	Property				Extra Space San Diego Miramar	233,788	417,608	12/31/2017	12	Trailing 12	665,112	226,926	438,186
1.22	Property				Extra Space Shawnee	254,527	329,273	12/31/2017	12	Trailing 12	597,398	257,975	339,423
1.23	Property				Extra Space Overland Park	238,331	320,263	12/31/2017	12	Trailing 12	571,518	240,089	331,429
1.24	Property				Extra Space Tucson	191,796	270,885	12/31/2017	12	Trailing 12	470,988	188,604	282,384
2	Loan	11	MSMCH	Morgan Stanley Bank, N.A.	Park Place East and Park Place West	4,993,619	4,904,088	10/31/2017	12	Trailing 12	10,715,768	5,434,255	5,281,513
2.01	Property				Park Place East	2,542,654	2,798,321	10/31/2017	12	Trailing 12	5,606,247	2,807,923	2,798,324
2.02	Property				Park Place West	2,450,965	2,105,766	10/31/2017	12	Trailing 12	5,109,521	2,626,331	2,483,190
3	Loan	8, 12, 13, 14, 15, 16	CREFI	Citi Real Estate Funding Inc.	The SoCal Portfolio	11,711,633	20,073,199	10/31/2017	12	Trailing 12	35,466,096	12,079,824	23,386,272
3.01	Property				Aliso Viejo Commerce Center	464,007	2,072,642	10/31/2017	12	Trailing 12	2,464,353	481,250	1,983,103
3.02	Property				Transpark Commerce	1,199,788	1,081,675	10/31/2017	12	Trailing 12	3,372,820	1,268,714	2,104,106
3.03	Property				Wimbledon	498,563	1,882,871	10/31/2017	12	Trailing 12	2,804,638	504,979	2,299,660
3.04	Property				Palmdale Place	599,408	1,760,771	10/31/2017	12	Trailing 12	2,622,564	665,612	1,956,952
3.05	Property				Sierra Gateway	807,092	1,363,957	10/31/2017	12	Trailing 12	2,294,646	804,865	1,489,781
3.06	Property				Fresno Industrial Center	364,912	1,063,589	10/31/2017	12	Trailing 12	1,466,559	303,115	1,163,444
3.07	Property				Upland Freeway	473,469	1,407,273	10/31/2017	12	Trailing 12	1,969,593	470,879	1,498,714
3.08	Property				Commerce Corporate Center	480,834	357,876	10/31/2017	12	Trailing 12	1,733,773	521,217	1,212,555
3.09	Property				Moreno Valley	481,443	1,066,701	10/31/2017	12	Trailing 12	1,580,201	424,315	1,155,886
3.10	Property				Airport One Office Park	338,745	698,162	10/31/2017	12	Trailing 12	1,673,535	400,010	1,273,525
3.11	Property				Colton Courtyard	447,969	608,147	10/31/2017	12	Trailing 12	1,337,589	449,824	887,766
3.12	Property				The Abbey Center	588,532	609,976	10/31/2017	12	Trailing 12	1,262,203	602,307	659,896
3.13	Property				Upland Commerce Center	235,462	617,380	10/31/2017	12	Trailing 12	899,488	237,383	662,105
3.14	Property				Diamond Bar	119,307	622,031	10/31/2017	12	Trailing 12	711,219	123,560	587,659
3.15	Property				Atlantic Plaza	160,608	462,987	10/31/2017	12	Trailing 12	666,343	127,691	538,652
3.16	Property				Ming Office Park	916,024	1,115,961	10/31/2017	12	Trailing 12	1,525,372	958,436	566,936
3.17	Property				10th Street Commerce Center	365,811	916,154	10/31/2017	12	Trailing 12	986,164	383,805	602,359
3.18	Property				Cityview Plaza	1,719,815	1,058,607	10/31/2017	12	Trailing 12	3,270,894	1,847,718	1,423,175
3.19	Property				Garden Grove Town Center	84,564	132,671	10/31/2017	12	Trailing 12	353,105	69,857	283,248
3.20	Property				30th Street Commerce Center	145,083	198,094	10/31/2017	12	Trailing 12	364,886	148,945	215,941
3.21	Property				Mt. Vernon Commerce Center	119,542	171,221	10/31/2017	12	Trailing 12	325,981	115,869	210,112
3.22	Property				Anaheim Stadium Industrial	702,043	438,951	10/31/2017	12	Trailing 12	1,139,019	784,210	354,809
3.23	Property				25th Street Commerce Center	89,725	155,309	10/31/2017	12	Trailing 12	249,591	97,398	152,193
3.24	Property				Fresno Airport	308,884	210,196	10/31/2017	12	Trailing 12	391,561	287,864	103,697
4	Loan	17, 18	SMF V	Starwood Mortgage Capital LLC	Westin Tysons Corner	13,913,963	5,603,428	12/31/2017	12	Trailing 12	19,592,615	13,613,105	5,979,510
5	Loan	8, 19	MSMCH	Morgan Stanley Bank, N.A.	Extra Space Self Storage Portfolio	10,591,850	17,053,307	9/30/2017	12	Trailing 12	27,645,157	10,672,978	16,972,179
5.01	Property				Henderson - Stephanie Place	356,642	1,141,429	9/30/2017	12	Trailing 12	1,498,071	358,124	1,139,947
5.02	Property				Brookfield - Federal Road	367,675	851,941	9/30/2017	12	Trailing 12	1,219,616	370,189	849,427
5.03	Property				Kingston - Sawkill Road	491,091	818,310	9/30/2017	12	Trailing 12	1,309,401	496,860	812,541
5.04	Property				Lake Elsinore - Central Avenue	277,326	728,946	9/30/2017	12	Trailing 12	1,006,271	278,991	727,280
5.05	Property				Doylestown - North Broad Street	302,452	713,051	9/30/2017	12	Trailing 12	1,015,503	304,591	710,911
5.06	Property				Pennsauken - South Crescent Boulevard	420,267	693,688	9/30/2017	12	Trailing 12	1,113,954	425,175	688,780
5.07	Property				New Paltz - South Putt Corners Road	466,983	677,043	9/30/2017	12	Trailing 12	1,144,027	472,301	671,725
5.08	Property				Tyngsborough - Industrial Way	287,294	670,119	9/30/2017	12	Trailing 12	957,413	288,896	668,517
5.09	Property				Hemet - South Sanderson	343,151	638,388	9/30/2017	12	Trailing 12	981,540	345,600	635,940
5.10	Property				Bensalem - 1525 Bristol Pike	402,275	628,304	9/30/2017	12	Trailing 12	1,030,579	405,338	625,240
5.11	Property				Eastpoint - Lakewood Avenue	424,626	598,939	9/30/2017	12	Trailing 12	1,023,566	427,630	595,936
5.12	Property				Howell - Route 9 South	366,675	583,122	9/30/2017	12	Trailing 12	949,796	369,661	580,135
5.13	Property				Lawrenceville - Hurricane Shoals Road	322,537	579,026	9/30/2017	12	Trailing 12	901,563	324,523	577,039
5.14	Property				Lawnside - White Horse Pike	393,843	561,739	9/30/2017	12	Trailing 12	955,582	397,457	558,125
5.15	Property				Phoenix - West Peoria	266,834	504,693	9/30/2017	12	Trailing 12	771,527	268,465	503,062
5.16	Property				Mount Laurel - Ark Road	288,817	455,932	9/30/2017	12	Trailing 12	744,750	291,272	453,478
5.17	Property				Burlington - Cadillac Road	358,250	452,735	9/30/2017	12	Trailing 12	810,985	361,499	449,487
5.18	Property				Cherry Hill - Marlton Pike	325,056	451,476	9/30/2017	12	Trailing 12	776,532	328,349	448,183
5.19	Property				Bensalem - Knights Road	287,058	437,175	9/30/2017	12	Trailing 12	724,233	289,263	434,971
5.20	Property				Albuquerque - Ellison Road Northwest	208,031	429,337	9/30/2017	12	Trailing 12	637,368	208,888	428,479
5.21	Property				Modesto - Crows Landing	247,968	407,564	9/30/2017	12	Trailing 12	655,532	249,067	406,465
5.22	Property				Auburndale - US Highway 92 West	211,424	403,848	9/30/2017	12	Trailing 12	615,272	212,177	403,095
5.23	Property				San Bernardino - West Club Center Drive	204,739	382,308	9/30/2017	12	Trailing 12	587,048	205,959	381,089
5.24	Property				Memphis - Mount Moriah Terrace	281,917	368,422	9/30/2017	12	Trailing 12	650,339	284,415	365,924
5.25	Property				Hesperia - Mariposa Road	234,043	339,722	9/30/2017	12	Trailing 12	573,765	235,225	338,540
5.26	Property				Memphis - Covington Way	314,083	335,021	9/30/2017	12	Trailing 12	649,104	316,604	332,501
5.27	Property				St. Louis - Halls Ferry Road	301,023	308,298	9/30/2017	12	Trailing 12	609,321	304,925	304,396
5.28	Property				Killeen - Jasper Drive	297,146	304,105	9/30/2017	12	Trailing 12	601,251	299,007	302,244
5.29	Property				Albuquerque - Airport Drive Northwest	177,327	260,948	9/30/2017	12	Trailing 12	438,275	178,119	260,157
5.30	Property				Memphis - Gateway Drive	196,271	246,946	9/30/2017	12	Trailing 12	443,217	197,658	245,559

CGCMT 2018-B2 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Most Recent Expenses (if past 2016) ($)	Most Recent NOI (if past 2016) ($)	Most Recent NOI Date (if past 2016)	Most Recent # of months	Most Recent Description	Underwritten EGI ($)	Underwritten Expenses ($)	Underwritten Net Operating Income ($)
5.31	Property				Victorville - Yates Road	217,207	244,392	9/30/2017	12	Trailing 12	461,599	218,102	243,497
5.32	Property				Las Vegas - North Lamont Street	186,188	192,375	9/30/2017	12	Trailing 12	378,563	186,747	191,816
5.33	Property				Columbus - East Main Street	171,306	186,696	9/30/2017	12	Trailing 12	358,001	172,483	185,518
5.34	Property				Memphis - Raleigh-LaGrange	180,747	169,541	9/30/2017	12	Trailing 12	350,287	182,019	168,269
5.35	Property				Memphis - 5675 Summer Avenue	230,471	154,416	9/30/2017	12	Trailing 12	384,888	232,614	152,274
5.36	Property				Memphis - Madison Avenue	183,106	133,313	9/30/2017	12	Trailing 12	316,418	184,786	131,632
6	Loan	8, 20, 21, 22, 23, 24, 25	CREFI	Citi Real Estate Funding Inc.	Red Building	5,832,097	3,493,650	9/30/2017	12	Trailing 12	18,925,660	6,074,849	12,850,810
7	Loan		MSMCH	Morgan Stanley Bank, N.A.	Town Center at Levis Commons	2,909,598	4,187,296	12/31/2017	12	Trailing 12	6,855,459	2,926,296	3,929,163
8	Loan	26	SMF V	Starwood Mortgage Capital LLC	Oxford Exchange	878,914	4,218,042	10/31/2017	12	Trailing 12	4,748,957	895,859	3,853,098
9	Loan	27, 28, 29, 30	CREFI	Citi Real Estate Funding Inc.	3rd & Pine Seattle Retail & Parking	2,797,839	3,437,934	9/30/2017	12	Trailing 12	6,032,685	3,074,495	2,958,191
10	Loan	8, 31, 32	MSMCH	Morgan Stanley Bank, N.A.	Axcelis Corporate Center	N/A	N/A	NAV	NAV	Not Available	5,359,310	160,780	5,198,531
11	Loan	8	MSMCH	Morgan Stanley Bank, N.A.	One Newark Center	7,238,396	6,236,802	9/30/2017	12	Trailing 12	14,737,974	7,203,226	7,534,747
12	Loan	8, 33, 34, 35, 36	CREFI	Citi Real Estate Funding Inc.	Braddock Metro Center	3,199,105	7,395,475	10/31/2017	12	Trailing 12	10,490,116	3,420,015	7,070,100
13	Loan	37, 38	SMF V	Starwood Mortgage Capital LLC	2301 Renaissance Boulevard	N/A	N/A	NAV	NAV	Not Available	5,182,739	2,183,114	2,999,625
14	Loan	39	SMF V	Starwood Mortgage Capital LLC	Ingram Festival Shopping Center	1,457,305	2,470,087	10/31/2017	12	Trailing 12	4,440,849	1,530,834	2,910,015
15	Loan	8, 40, 41, 42	SMF V	Cantor Commercial Real Estate Lending, L.P.	Cross Point	13,056,124	11,312,927	11/30/2017	12	Trailing 12	31,402,846	13,741,126	17,661,721
16	Loan	43	MSMCH	Morgan Stanley Bank, N.A.	Voice Road Plaza	2,215,493	1,625,215	9/30/2017	12	Trailing 12	4,821,724	2,138,805	2,682,919
17	Loan	44, 45, 46, 47	CREFI	Citi Real Estate Funding Inc.	Wrigleyville Hotel Portfolio	4,683,474	2,792,955	8/31/2017	12	Trailing 12	7,476,429	4,747,388	2,729,041
17.01	Property				Willows Hotel	1,560,034	1,012,730	8/31/2017	12	Trailing 12	2,572,764	1,582,099	990,665
17.02	Property				Majestic Hotel	1,655,178	993,631	8/31/2017	12	Trailing 12	2,648,809	1,670,806	978,003
17.03	Property				City Suites Hotel	1,468,262	786,594	8/31/2017	12	Trailing 12	2,254,856	1,494,483	760,373
18	Loan	48	BANA	Bank of America, N.A.	Stor-All New Orleans Portfolio	938,107	2,139,045	12/31/2017	12	Trailing 12	3,077,152	909,202	2,167,950
18.01	Property				Stor-All Tchoupitoulas	481,135	1,213,803	12/31/2017	12	Trailing 12	1,694,938	468,113	1,226,825
18.02	Property				Stor-All Gentilly Woods	456,972	925,242	12/31/2017	12	Trailing 12	1,382,214	441,089	941,125
19	Loan	49, 50	MSMCH	Morgan Stanley Bank, N.A.	Galleria Commons	600,139	2,916,458	11/30/2017	12	Trailing 12	3,085,135	612,914	2,472,221
20	Loan		BANA	Bank of America, N.A.	Magellan Commerce Self Storage	664,163	1,840,162	11/30/2017	12	Trailing 12	2,583,325	854,097	1,729,228
21	Loan	8, 51, 52, 53, 54	SMF V	Starwood Mortgage Capital LLC	Fort Knox Executive Park	1,693,712	4,357,358	11/30/2017	6	Trailing 6	5,908,027	1,795,684	4,112,344
22	Loan	55, 56	CREFI	Citi Real Estate Funding Inc.	8800 Queen Avenue South	2,005,009	2,286,550	11/30/2017	12	Trailing 12	4,483,897	2,153,170	2,330,727
23	Loan	57	BANA	Bank of America, N.A.	La Habra Towne Center	476,652	786,107	11/30/2017	12	Trailing 12	2,417,550	704,820	1,712,730
24	Loan	58	CREFI	Citi Real Estate Funding Inc.	Aventura Business Park	786,356	1,587,013	11/30/2017	12	Trailing 12	2,697,380	878,839	1,818,541
25	Loan	59	CREFI	Citi Real Estate Funding Inc.	Fulton Market Portfolio	N/A	N/A	NAV	NAV	Not Available	1,660,192	270,438	1,389,753
25.01	Property				185 North Morgan Retail	N/A	N/A	NAV	NAV	Not Available	727,508	121,671	605,836
25.02	Property				820 West Lake Retail	N/A	N/A	NAV	NAV	Not Available	553,463	82,043	471,420
25.03	Property				219 North Green Retail	N/A	N/A	NAV	NAV	Not Available	379,221	66,724	312,497
26	Loan	8	BANA	Bank of America, N.A.	Warwick Mall	7,003,398	10,229,726	10/31/2017	12	Trailing 12	16,956,599	6,957,538	9,999,062
27	Loan	60, 61	CREFI	Citi Real Estate Funding Inc.	Courtyard Reno	2,688,191	2,438,748	12/31/2017	12	Trailing 12	5,126,939	2,781,344	2,345,595
28	Loan		MSMCH	Morgan Stanley Bank, N.A.	5000 South Hulen	741,152	1,665,465	8/31/2017	12	Trailing 12	2,654,500	804,441	1,850,059
29	Loan	62, 63	CREFI	Citi Real Estate Funding Inc.	50 Racetrack Road	N/A	N/A	NAV	NAV	Not Available	2,455,591	795,159	1,660,432
30	Loan	64, 65	BANA	Bank of America, N.A.	Residence Inn - West Orange, NJ	5,241,661	2,144,366	12/31/2017	12	Trailing 12	7,386,027	5,232,082	2,153,945
31	Loan	66, 67	SMF V	Starwood Mortgage Capital LLC	Arapaho & Gessner	212,364	411,793	10/31/2017	12	Trailing 12	1,938,828	328,986	1,609,842
31.01	Property				Arapaho	212,364	411,793	10/31/2017	12	Trailing 12	934,662	291,423	643,240
31.02	Property				Gessner	N/A	N/A	NAV	NAV	Not Available	1,004,166	37,563	966,602
32	Loan	68, 69	MSMCH	Morgan Stanley Bank, N.A.	Hampton Inn Burlington	4,895,195	1,763,101	10/31/2017	12	Trailing 12	6,658,296	4,895,715	1,762,581
33	Loan	70, 71	CREFI	Citi Real Estate Funding Inc.	530 Spring Retail & Parking	387,482	869,243	9/30/2017	12	Trailing 12	1,329,406	412,071	917,336
34	Loan	8, 72	CREFI	Citi Real Estate Funding Inc.	Two Harbor Point Square	2,860,897	5,600,537	8/31/2017	12	Trailing 12	8,505,541	2,900,766	5,604,774
35	Loan		MSMCH	Morgan Stanley Bank, N.A.	Miamisburg Office Portfolio	1,050,970	1,786,740	12/31/2017	12	Trailing 12	3,546,504	1,302,573	2,243,932
36	Loan	73	SMF V	Starwood Mortgage Capital LLC	Anderson Multifamily Portfolio	1,018,643	962,999	10/31/2017	12	Trailing 12	1,949,679	963,894	985,784
36.01	Property				Cross Lakes Apartments	791,029	757,857	10/31/2017	12	Trailing 12	1,516,924	737,392	779,532
36.02	Property				Giant Oaks Apartments	227,613	205,142	10/31/2017	12	Trailing 12	432,755	226,503	206,252
37	Loan	74	BANA	Bank of America, N.A.	American Mini Storage Lake Forest	355,949	793,307	12/31/2017	12	Trailing 12	1,180,206	339,350	840,856
38	Loan	75	MSMCH	Morgan Stanley Bank, N.A.	Gale Industrial	404,497	1,002,217	11/30/2017	12	Trailing 12	1,325,444	458,790	866,654
39	Loan		SMF V	Starwood Mortgage Capital LLC	Villages on Madison	839,789	729,939	11/30/2017	12	Trailing 12	1,569,729	837,598	732,131
40	Loan	76	MSMCH	Morgan Stanley Bank, N.A.	Pearland Retail Center	73,455	410,268	7/31/2017	7	Annualized	867,400	215,411	651,989
41	Loan		SMF V	Starwood Mortgage Capital LLC	Boulder Ridge Apartments	878,220	681,980	12/31/2017	12	Trailing 12	1,560,200	873,393	686,807
42	Loan		SMF V	Starwood Mortgage Capital LLC	Northtown Plaza	97,934	621,152	9/30/2017	12	Trailing 12	736,062	92,238	643,823
43	Loan		SMF V	Starwood Mortgage Capital LLC	Norwalk Village	244,378	493,661	12/31/2017	12	Trailing 12	780,584	227,472	553,111
44	Loan	77, 78	SMF V	Starwood Mortgage Capital LLC	The Clorox Sales Company Building	214,323	536,055	10/31/2017	12	Trailing 12	793,601	232,937	560,664
45	Loan		SMF V	Starwood Mortgage Capital LLC	358 Hall Avenue	20,849	674,116	10/31/2017	12	Trailing 12	825,466	44,197	781,269
46	Loan	79	CREFI	Citi Real Estate Funding Inc.	452 West Broadway	106,215	113,365	12/31/2017	12	Trailing 12	443,125	72,741	370,384
47	Loan		SMF V	Starwood Mortgage Capital LLC	Southfield PNC & McDonalds	14,911	282,291	12/31/2017	12	Trailing 12	321,608	6,432	315,176
48	Loan	80, 81	SMF V	Starwood Mortgage Capital LLC	Gateway Business Center	141,574	288,062	11/30/2017	12	Trailing 12	466,895	138,985	327,910
49	Loan	82, 83	BANA	Bank of America, N.A.	108-110 West Broughton Street	N/A	N/A	NAV	NAV	Not Available	582,649	118,746	463,903
50	Loan		BANA	Bank of America, N.A.	Central Dallas Multifamily Portfolio	226,112	245,716	10/31/2017	3	Annualized	585,747	261,049	324,698
50.01	Property				2106 Bennett Apartments	83,603	73,875	10/31/2017	3	Annualized	286,909	120,525	166,384
50.02	Property				The Tribeca Apartments	142,509	171,841	10/31/2017	3	Annualized	298,838	140,524	158,314
51	Loan	84	SMF V	Starwood Mortgage Capital LLC	Sherman Plaza	182,523	400,691	10/31/2017	12	Trailing 12	577,644	182,745	394,900
52	Loan	85	SMF V	Starwood Mortgage Capital LLC	Colonial Estates MHP	81,459	215,471	12/31/2017	12	Trailing 12	297,549	90,211	207,338

CGCMT 2018-B2 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Debt Yield on Underwritten Net Operating Income (%)	Underwritten Replacement / FF&E Reserve ($)	Underwritten TI / LC ($)	Underwritten Net Cash Flow ($)	Underwritten NCF DSCR (x) (4)	Debt Yield on Underwritten Net Cash Flow (%)	Appraised Value ($)	Appraisal Date
1	Loan	8, 9, 10	BANA	Bank of America, N.A.	Extra Space - TIAA Self Storage Portfolio	9.2%	242,209	N/A	20,714,398	1.97	9.0%	394,160,000	Various
1.01	Property				Extra Space Washington		15,657	N/A	2,752,474			47,490,000	11/30/2017
1.02	Property				Extra Space San Jose		10,028	N/A	1,355,104			24,750,000	11/27/2017
1.03	Property				Extra Space San Diego		17,900	N/A	1,325,851			21,760,000	12/1/2017
1.04	Property				Extra Space Panorama City		11,609	N/A	1,182,697			21,550,000	11/30/2017
1.05	Property				Extra Space Norwalk		11,929	N/A	1,174,461			22,150,000	11/30/2017
1.06	Property				Extra Space Miami East		12,059	N/A	1,111,182			19,600,000	11/28/2017
1.07	Property				Extra Space Miami West		11,335	N/A	1,107,307			19,000,000	11/28/2017
1.08	Property				Extra Space Palo Alto		6,875	N/A	978,172			18,230,000	11/27/2017
1.09	Property				Extra Space Covina		11,181	N/A	966,181			17,450,000	11/30/2017
1.10	Property				Extra Space Gaithersburg		11,151	N/A	875,499			14,350,000	12/1/2017
1.11	Property				Extra Space Philadelphia		10,264	N/A	842,713			13,860,000	11/27/2017
1.12	Property				Extra Space Westminster		9,900	N/A	840,721			15,680,000	11/29/2017
1.13	Property				Extra Space Newark		9,645	N/A	738,819			12,590,000	11/27/2017
1.14	Property				Extra Space Essex		9,064	N/A	679,151			11,340,000	11/30/2017
1.15	Property				Extra Space New Bedford		9,803	N/A	654,243			10,300,000	11/28/2017
1.16	Property				Extra Space Birmingham		11,005	N/A	655,749			9,250,000	11/27/2017
1.17	Property				Extra Space Haverhill		8,024	N/A	616,849			11,680,000	11/29/2017
1.18	Property				Extra Space Shrewsbury		9,795	N/A	585,168			9,020,000	11/28/2017
1.19	Property				Extra Space Dallas		7,121	N/A	480,768			7,650,000	11/28/2017
1.20	Property				Extra Space Enfield		9,848	N/A	427,883			7,680,000	11/25/2017
1.21	Property				Extra Space San Diego Miramar		5,458	N/A	432,728			7,050,000	12/1/2017
1.22	Property				Extra Space Shawnee		8,436	N/A	330,987			5,670,000	12/1/2017
1.23	Property				Extra Space Overland Park		7,034	N/A	324,395			5,620,000	12/4/2017
1.24	Property				Extra Space Tucson		7,088	N/A	275,296			4,270,000	11/28/2017
2	Loan	11	MSMCH	Morgan Stanley Bank, N.A.	Park Place East and Park Place West	9.7%	79,594	772,672	4,429,248	1.32	8.2%	78,700,000	11/16/2017
2.01	Property				Park Place East		39,593	384,168	2,374,563			40,400,000	11/16/2017
2.02	Property				Park Place West		40,000	388,504	2,054,685			38,300,000	11/16/2017
3	Loan	8, 12, 13, 14, 15, 16	CREFI	Citi Real Estate Funding Inc.	The SoCal Portfolio	10.2%	424,815	1,376,463	21,584,994	1.48	9.4%	386,140,000	Various
3.01	Property				Aliso Viejo Commerce Center		15,626	70,878	1,896,599			39,500,000	12/8/2017
3.02	Property				Transpark Commerce		35,300	93,416	1,975,390			35,300,000	11/30/2017
3.03	Property				Wimbledon		20,967	140,534	2,138,158			30,700,000	11/29/2017
3.04	Property				Palmdale Place		31,031	55,215	1,870,706			31,700,000	11/29/2017
3.05	Property				Sierra Gateway		25,432	84,832	1,379,517			23,000,000	11/29/2017
3.06	Property				Fresno Industrial Center		16,718	57,972	1,088,754			19,400,000	12/5/2017
3.07	Property				Upland Freeway		18,671	76,371	1,403,672			21,100,000	12/8/2017
3.08	Property				Commerce Corporate Center		16,443	133,633	1,062,479			18,700,000	12/6/2017
3.09	Property				Moreno Valley		8,951	39,765	1,107,170			16,100,000	11/30/2017
3.10	Property				Airport One Office Park		19,422	103,766	1,150,337			16,100,000	12/7/2017
3.11	Property				Colton Courtyard		16,473	52,667	818,625			20,300,000	11/30/2017
3.12	Property				The Abbey Center		24,241	31,625	604,031			10,800,000	12/1/2017
3.13	Property				Upland Commerce Center		13,350	32,900	615,856			12,000,000	12/8/2017
3.14	Property				Diamond Bar		3,260	14,922	569,477			9,170,000	11/25/2017
3.15	Property				Atlantic Plaza		10,473	25,161	503,018			8,650,000	11/23/2017
3.16	Property				Ming Office Park		28,302	64,874	473,760			18,100,000	12/5/2017
3.17	Property				10th Street Commerce Center		27,045	33,257	542,057			18,900,000	11/29/2017
3.18	Property				Cityview Plaza		22,921	132,896	1,267,358			8,850,000	12/6/2017
3.19	Property				Garden Grove Town Center		5,801	10,977	266,471			4,770,000	12/8/2017
3.20	Property				30th Street Commerce Center		13,538	11,835	190,568			7,130,000	11/30/2017
3.21	Property				Mt. Vernon Commerce Center		4,438	12,559	193,115			3,420,000	12/9/2017
3.22	Property				Anaheim Stadium Industrial		20,684	71,613	262,511			3,360,000	12/4/2017
3.23	Property				25th Street Commerce Center		6,820	7,926	137,447			4,320,000	11/30/2017
3.24	Property				Fresno Airport		18,910	16,868	67,919			4,770,000	12/5/2017
4	Loan	17, 18	SMF V	Starwood Mortgage Capital LLC	Westin Tysons Corner	12.5%	783,705	N/A	5,195,805	1.61	10.8%	79,000,000	1/1/2018
5	Loan	8, 19	MSMCH	Morgan Stanley Bank, N.A.	Extra Space Self Storage Portfolio	8.7%	412,651	N/A	16,559,528	2.01	8.5%	299,250,000	11/1/2017
5.01	Property				Henderson - Stephanie Place		45,208	N/A	1,094,740			18,700,000	11/1/2017
5.02	Property				Brookfield - Federal Road		12,411	N/A	837,016			13,800,000	11/1/2017
5.03	Property				Kingston - Sawkill Road		13,250	N/A	799,291			12,400,000	11/1/2017
5.04	Property				Lake Elsinore - Central Avenue		16,360	N/A	710,920			12,300,000	11/1/2017
5.05	Property				Doylestown - North Broad Street		11,035	N/A	699,876			11,400,000	11/1/2017
5.06	Property				Pennsauken - South Crescent Boulevard		12,807	N/A	675,973			12,300,000	11/1/2017
5.07	Property				New Paltz - South Putt Corners Road		11,789	N/A	659,937			10,900,000	11/1/2017
5.08	Property				Tyngsborough - Industrial Way		12,249	N/A	656,268			10,300,000	11/1/2017
5.09	Property				Hemet - South Sanderson		13,949	N/A	621,991			11,000,000	11/1/2017
5.10	Property				Bensalem - 1525 Bristol Pike		10,991	N/A	614,249			10,800,000	11/1/2017
5.11	Property				Eastpoint - Lakewood Avenue		13,950	N/A	581,986			11,150,000	11/1/2017
5.12	Property				Howell - Route 9 South		10,789	N/A	569,346			10,000,000	11/1/2017
5.13	Property				Lawrenceville - Hurricane Shoals Road		16,058	N/A	560,982			9,150,000	11/1/2017
5.14	Property				Lawnside - White Horse Pike		9,985	N/A	548,139			10,300,000	11/1/2017
5.15	Property				Phoenix - West Peoria		9,776	N/A	493,286			9,300,000	11/1/2017
5.16	Property				Mount Laurel - Ark Road		7,137	N/A	446,341			7,700,000	11/1/2017
5.17	Property				Burlington - Cadillac Road		9,613	N/A	439,874			7,700,000	11/1/2017
5.18	Property				Cherry Hill - Marlton Pike		9,456	N/A	438,728			7,500,000	11/1/2017
5.19	Property				Bensalem - Knights Road		7,508	N/A	427,463			7,600,000	11/1/2017
5.20	Property				Albuquerque - Ellison Road Northwest		8,484	N/A	419,995			6,900,000	11/1/2017
5.21	Property				Modesto - Crows Landing		11,808	N/A	394,657			6,000,000	11/1/2017
5.22	Property				Auburndale - US Highway 92 West		9,848	N/A	393,248			5,700,000	11/1/2017
5.23	Property				San Bernardino - West Club Center Drive		9,833	N/A	371,256			6,300,000	11/1/2017
5.24	Property				Memphis - Mount Moriah Terrace		13,085	N/A	352,838			5,650,000	11/1/2017
5.25	Property				Hesperia - Mariposa Road		12,001	N/A	326,539			5,600,000	11/1/2017
5.26	Property				Memphis - Covington Way		12,069	N/A	320,431			5,300,000	11/1/2017
5.27	Property				St. Louis - Halls Ferry Road		9,001	N/A	295,395			5,100,000	11/1/2017
5.28	Property				Killeen - Jasper Drive		14,688	N/A	287,557			6,000,000	10/7/2017
5.29	Property				Albuquerque - Airport Drive Northwest		8,234	N/A	251,923			4,500,000	11/1/2017
5.30	Property				Memphis - Gateway Drive		7,779	N/A	237,780			3,650,000	11/1/2017

CGCMT 2018-B2 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Debt Yield on Underwritten Net Operating Income (%)	Underwritten Replacement / FF&E Reserve ($)	Underwritten TI / LC ($)	Underwritten Net Cash Flow ($)	Underwritten NCF DSCR (x) (4)	Debt Yield on Underwritten Net Cash Flow (%)	Appraised Value ($)	Appraisal Date
5.31	Property				Victorville - Yates Road		9,608	N/A	233,889			3,800,000	11/1/2017
5.32	Property				Las Vegas - North Lamont Street		8,813	N/A	183,003			3,800,000	11/1/2017
5.33	Property				Columbus - East Main Street		5,181	N/A	180,337			2,750,000	11/1/2017
5.34	Property				Memphis - Raleigh-LaGrange		6,247	N/A	162,021			2,700,000	11/1/2017
5.35	Property				Memphis - 5675 Summer Avenue		7,415	N/A	144,859			2,350,000	11/1/2017
5.36	Property				Memphis - Madison Avenue		4,238	N/A	127,394			2,250,000	11/1/2017
6	Loan	8, 20, 21, 22, 23, 24, 25	CREFI	Citi Real Estate Funding Inc.	Red Building	16.1%	82,309	977,688	11,790,813	3.31	14.7%	286,700,000	10/27/2017
7	Loan		MSMCH	Morgan Stanley Bank, N.A.	Town Center at Levis Commons	10.6%	46,430	333,345	3,549,389	1.98	9.6%	59,500,000	12/20/2017
8	Loan	26	SMF V	Starwood Mortgage Capital LLC	Oxford Exchange	10.4%	50,080	85,075	3,717,943	1.63	10.1%	54,000,000	12/8/2017
9	Loan	27, 28, 29, 30	CREFI	Citi Real Estate Funding Inc.	3rd & Pine Seattle Retail & Parking	8.4%	35,477	42,585	2,880,129	1.78	8.2%	59,000,000	1/2/2018
10	Loan	8, 31, 32	MSMCH	Morgan Stanley Bank, N.A.	Axcelis Corporate Center	10.2%	83,463	412,305	4,702,763	1.33	9.2%	82,100,000	11/16/2017
11	Loan	8	MSMCH	Morgan Stanley Bank, N.A.	One Newark Center	11.3%	170,963	1,378,397	5,985,388	1.52	9.0%	94,000,000	10/10/2017
12	Loan	8, 33, 34, 35, 36	CREFI	Citi Real Estate Funding Inc.	Braddock Metro Center	9.5%	72,585	237,262	6,760,253	1.49	9.1%	111,140,000	11/3/2017
13	Loan	37, 38	SMF V	Starwood Mortgage Capital LLC	2301 Renaissance Boulevard	10.3%	37,347	192,078	2,770,199	2.02	9.6%	50,930,000	11/16/2017
14	Loan	39	SMF V	Starwood Mortgage Capital LLC	Ingram Festival Shopping Center	10.6%	71,089	151,065	2,687,861	1.60	9.8%	42,300,000	11/6/2017
15	Loan	8, 40, 41, 42	SMF V	Cantor Commercial Real Estate Lending, L.P.	Cross Point	11.8%	224,443	1,320,254	16,117,023	2.24	10.7%	250,000,000	1/8/2018
16	Loan	43	MSMCH	Morgan Stanley Bank, N.A.	Voice Road Plaza	10.7%	26,370	109,436	2,547,113	1.74	10.2%	48,400,000	11/6/2017
17	Loan	44, 45, 46, 47	CREFI	Citi Real Estate Funding Inc.	Wrigleyville Hotel Portfolio	11.6%	299,057	N/A	2,429,984	1.53	10.4%	44,300,000	10/25/2017
17.01	Property				Willows Hotel		102,911	N/A	887,755			16,000,000	10/25/2017
17.02	Property				Majestic Hotel		105,952	N/A	872,051			15,400,000	10/25/2017
17.03	Property				City Suites Hotel		90,194	N/A	670,178			12,900,000	10/25/2017
18	Loan	48	BANA	Bank of America, N.A.	Stor-All New Orleans Portfolio	9.2%	34,294	N/A	2,133,656	1.78	9.1%	39,570,000	12/18/2017
18.01	Property				Stor-All Tchoupitoulas		16,929	N/A	1,209,896			21,500,000	12/18/2017
18.02	Property				Stor-All Gentilly Woods		17,365	N/A	923,760			16,350,000	12/18/2017
19	Loan	49, 50	MSMCH	Morgan Stanley Bank, N.A.	Galleria Commons	11.3%	44,002	142,218	2,286,002	1.67	10.4%	31,500,000	12/15/2017
20	Loan		BANA	Bank of America, N.A.	Magellan Commerce Self Storage	8.4%	21,090	N/A	1,708,138	1.78	8.3%	35,500,000	11/16/2017
21	Loan	8, 51, 52, 53, 54	SMF V	Starwood Mortgage Capital LLC	Fort Knox Executive Park	11.7%	64,728	132,258	3,915,358	1.58	11.2%	56,800,000	1/16/2018
22	Loan	55, 56	CREFI	Citi Real Estate Funding Inc.	8800 Queen Avenue South	12.6%	51,234	279,915	1,999,578	1.77	10.8%	26,600,000	12/12/2017
23	Loan	57	BANA	Bank of America, N.A.	La Habra Towne Center	9.5%	15,162	94,114	1,603,454	1.97	8.9%	34,700,000	12/1/2017
24	Loan	58	CREFI	Citi Real Estate Funding Inc.	Aventura Business Park	10.1%	45,060	72,578	1,700,903	2.01	9.4%	29,600,000	12/29/2017
25	Loan	59	CREFI	Citi Real Estate Funding Inc.	Fulton Market Portfolio	7.9%	4,305	49,340	1,336,110	1.54	7.6%	29,000,000	11/30/2017
25.01	Property				185 North Morgan Retail		1,380	21,234	583,223			13,300,000	11/30/2017
25.02	Property				820 West Lake Retail		2,160	18,295	450,966			9,500,000	11/30/2017
25.03	Property				219 North Green Retail		765	9,811	301,921			6,200,000	11/30/2017
26	Loan	8	BANA	Bank of America, N.A.	Warwick Mall	13.3%	147,179	733,745	9,118,138	2.01	12.2%	158,000,000	7/28/2017
27	Loan	60, 61	CREFI	Citi Real Estate Funding Inc.	Courtyard Reno	13.6%	205,078	N/A	2,140,517	1.75	12.4%	27,200,000	1/1/2020
28	Loan		MSMCH	Morgan Stanley Bank, N.A.	5000 South Hulen	11.5%	12,656	139,215	1,698,188	1.79	10.6%	22,800,000	12/4/2017
29	Loan	62, 63	CREFI	Citi Real Estate Funding Inc.	50 Racetrack Road	10.4%	21,058	76,814	1,562,560	2.15	9.8%	26,000,000	12/18/2017
30	Loan	64, 65	BANA	Bank of America, N.A.	Residence Inn - West Orange, NJ	14.5%	295,441	N/A	1,858,504	1.92	12.5%	27,700,000	10/4/2017
31	Loan	66, 67	SMF V	Starwood Mortgage Capital LLC	Arapaho & Gessner	11.7%	28,047	146,841	1,434,954	1.68	10.4%	21,800,000	11/2/2017
31.01	Property				Arapaho		10,973	110,317	521,950			8,500,000	11/2/2017
31.02	Property				Gessner		17,074	36,524	913,004			13,300,000	11/2/2017
32	Loan	68, 69	MSMCH	Morgan Stanley Bank, N.A.	Hampton Inn Burlington	13.8%	266,332	N/A	1,496,249	1.85	11.7%	18,600,000	12/1/2017
33	Loan	70, 71	CREFI	Citi Real Estate Funding Inc.	530 Spring Retail & Parking	8.7%	21,710	12,539	883,087	1.28	8.4%	16,700,000	12/6/2017
34	Loan	8, 72	CREFI	Citi Real Estate Funding Inc.	Two Harbor Point Square	11.3%	28,016	382,312	5,194,446	1.78	10.5%	80,000,000	10/6/2017
35	Loan		MSMCH	Morgan Stanley Bank, N.A.	Miamisburg Office Portfolio	22.5%	55,377	340,570	1,847,985	1.99	18.6%	16,800,000	10/19/2017
36	Loan	73	SMF V	Starwood Mortgage Capital LLC	Anderson Multifamily Portfolio	11.3%	80,048	N/A	905,736	1.62	10.4%	12,550,000	12/7/2017
36.01	Property				Cross Lakes Apartments		58,088	N/A	721,444			9,950,000	12/7/2017
36.02	Property				Giant Oaks Apartments		21,960	N/A	184,292			2,600,000	12/7/2017
37	Loan	74	BANA	Bank of America, N.A.	American Mini Storage Lake Forest	10.4%	12,525	N/A	828,331	2.48	10.2%	14,120,000	12/4/2017
38	Loan	75	MSMCH	Morgan Stanley Bank, N.A.	Gale Industrial	11.7%	19,885	52,170	794,599	2.23	10.7%	19,000,000	12/8/2017
39	Loan		SMF V	Starwood Mortgage Capital LLC	Villages on Madison	10.7%	65,484	N/A	666,647	1.55	9.7%	10,530,000	11/15/2017
40	Loan	76	MSMCH	Morgan Stanley Bank, N.A.	Pearland Retail Center	9.7%	3,297	30,416	618,276	1.45	9.2%	9,080,000	11/27/2017
41	Loan		SMF V	Starwood Mortgage Capital LLC	Boulder Ridge Apartments	10.6%	67,200	N/A	619,607	1.51	9.6%	11,100,000	12/20/2017
42	Loan		SMF V	Starwood Mortgage Capital LLC	Northtown Plaza	10.1%	14,727	36,817	592,280	1.51	9.3%	10,860,000	11/17/2017
43	Loan		SMF V	Starwood Mortgage Capital LLC	Norwalk Village	9.1%	4,318	26,298	522,495	1.75	8.6%	15,500,000	12/15/2017
44	Loan	77, 78	SMF V	Starwood Mortgage Capital LLC	The Clorox Sales Company Building	9.8%	6,166	30,829	523,669	1.53	9.1%	8,860,000	10/13/2017
45	Loan		SMF V	Starwood Mortgage Capital LLC	358 Hall Avenue	14.2%	33,200	66,400	681,669	2.54	12.4%	10,000,000	12/1/2017
46	Loan	79	CREFI	Citi Real Estate Funding Inc.	452 West Broadway	7.4%	323	14,291	355,770	1.40	7.1%	7,800,000	1/1/2018
47	Loan		SMF V	Starwood Mortgage Capital LLC	Southfield PNC & McDonalds	7.9%	N/A	N/A	315,176	1.17	7.9%	6,380,000	12/8/2017
48	Loan	80, 81	SMF V	Starwood Mortgage Capital LLC	Gateway Business Center	9.4%	7,033	21,614	299,263	1.32	8.6%	5,280,000	12/7/2017
49	Loan	82, 83	BANA	Bank of America, N.A.	108-110 West Broughton Street	14.0%	4,004	10,843	449,056	3.02	13.5%	7,950,000	12/13/2017
50	Loan		BANA	Bank of America, N.A.	Central Dallas Multifamily Portfolio	10.1%	15,396	N/A	309,302	2.26	9.7%	5,890,000	11/27/2017
50.01	Property				2106 Bennett Apartments		8,113	N/A	158,271			2,830,000	11/27/2017
50.02	Property				The Tribeca Apartments		7,283	N/A	151,031			3,060,000	11/27/2017
51	Loan	84	SMF V	Starwood Mortgage Capital LLC	Sherman Plaza	15.8%	22,948	38,246	333,705	1.91	13.3%	5,500,000	1/8/2018
52	Loan	85	SMF V	Starwood Mortgage Capital LLC	Colonial Estates MHP	10.4%	6,700	N/A	200,638	1.30	10.0%	2,870,000	1/17/2018

CGCMT 2018-B2 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Cut-off Date LTV Ratio (%)	LTV Ratio at Maturity / ARD (%)	Occupancy (%) (5)	Occupancy Date	ADR ($)	RevPAR ($)	Largest Tenant	Largest Tenant Sq Ft
1	Loan	8, 9, 10	BANA	Bank of America, N.A.	Extra Space - TIAA Self Storage Portfolio	58.1%	58.1%	92.2%	12/31/2017	NAP	NAP
1.01	Property				Extra Space Washington			92.1%	12/31/2017	NAP	NAP	NAP
1.02	Property				Extra Space San Jose			89.9%	12/31/2017	NAP	NAP	NAP
1.03	Property				Extra Space San Diego			88.1%	12/31/2017	NAP	NAP	NAP
1.04	Property				Extra Space Panorama City			92.7%	12/31/2017	NAP	NAP	NAP
1.05	Property				Extra Space Norwalk			92.8%	12/31/2017	NAP	NAP	NAP
1.06	Property				Extra Space Miami East			91.8%	12/31/2017	NAP	NAP	NAP
1.07	Property				Extra Space Miami West			95.7%	12/31/2017	NAP	NAP	NAP
1.08	Property				Extra Space Palo Alto			92.1%	12/31/2017	NAP	NAP	NAP
1.09	Property				Extra Space Covina			91.9%	12/31/2017	NAP	NAP	NAP
1.10	Property				Extra Space Gaithersburg			91.5%	12/31/2017	NAP	NAP	NAP
1.11	Property				Extra Space Philadelphia			93.9%	12/31/2017	NAP	NAP	NAP
1.12	Property				Extra Space Westminster			94.7%	12/31/2017	NAP	NAP	NAP
1.13	Property				Extra Space Newark			91.1%	12/31/2017	NAP	NAP	NAP
1.14	Property				Extra Space Essex			93.5%	12/31/2017	NAP	NAP	NAP
1.15	Property				Extra Space New Bedford			93.6%	12/31/2017	NAP	NAP	NAP
1.16	Property				Extra Space Birmingham			94.8%	12/31/2017	NAP	NAP	NAP
1.17	Property				Extra Space Haverhill			86.6%	12/31/2017	NAP	NAP	NAP
1.18	Property				Extra Space Shrewsbury			92.1%	12/31/2017	NAP	NAP	NAP
1.19	Property				Extra Space Dallas			90.0%	12/31/2017	NAP	NAP	NAP
1.20	Property				Extra Space Enfield			93.0%	12/31/2017	NAP	NAP	NAP
1.21	Property				Extra Space San Diego Miramar			92.3%	12/31/2017	NAP	NAP	NAP
1.22	Property				Extra Space Shawnee			95.1%	12/31/2017	NAP	NAP	NAP
1.23	Property				Extra Space Overland Park			94.3%	12/31/2017	NAP	NAP	NAP
1.24	Property				Extra Space Tucson			91.3%	12/31/2017	NAP	NAP	NAP
2	Loan	11	MSMCH	Morgan Stanley Bank, N.A.	Park Place East and Park Place West	68.9%	60.5%	90.5%	12/7/2017	NAP	NAP
2.01	Property				Park Place East			93.7%	12/7/2017	NAP	NAP	CDI Management Corp.	70,559
2.02	Property				Park Place West			87.3%	12/7/2017	NAP	NAP	Metropolitan Council	34,385
3	Loan	8, 12, 13, 14, 15, 16	CREFI	Citi Real Estate Funding Inc.	The SoCal Portfolio	59.4%	54.7%	83.8%	1/31/2018	NAP	NAP
3.01	Property				Aliso Viejo Commerce Center			89.7%	1/31/2018	NAP	NAP	Tony Pepperoni Pizzeria	5,518
3.02	Property				Transpark Commerce			74.4%	1/31/2018	NAP	NAP	County of San Bernardino	34,469
3.03	Property				Wimbledon			94.7%	1/31/2018	NAP	NAP	Heritage Victor Valley Medical Group	41,875
3.04	Property				Palmdale Place			89.1%	1/31/2018	NAP	NAP	Antelope Valley Community College District	50,720
3.05	Property				Sierra Gateway			76.6%	1/31/2018	NAP	NAP	Dept of Children & Family Svc	49,500
3.06	Property				Fresno Industrial Center			97.2%	1/31/2018	NAP	NAP	Candor-AGS, Inc.	125,183
3.07	Property				Upland Freeway			94.4%	1/31/2018	NAP	NAP	Sit ‘n Sleep	13,222
3.08	Property				Commerce Corporate Center			93.1%	1/31/2018	NAP	NAP	Bank of America	13,312
3.09	Property				Moreno Valley			94.0%	1/31/2018	NAP	NAP	Goodyear Tire	6,467
3.10	Property				Airport One Office Park			100.0%	1/31/2018	NAP	NAP	The Capital Group Companies	88,284
3.11	Property				Colton Courtyard			65.2%	1/31/2018	NAP	NAP	Mor Furniture for Less, Inc.	26,802
3.12	Property				The Abbey Center			86.5%	1/31/2018	NAP	NAP	Jewish FAM SVC Of The Desert	4,301
3.13	Property				Upland Commerce Center			86.0%	1/31/2018	NAP	NAP	Salon Success Academy	15,780
3.14	Property				Diamond Bar			100.0%	1/31/2018	NAP	NAP	Montessori Academy	7,590
3.15	Property				Atlantic Plaza			100.0%	1/31/2018	NAP	NAP	Tarzana Treatment Center, Inc.	10,857
3.16	Property				Ming Office Park			56.5%	1/31/2018	NAP	NAP	Stantec Consulting Svcs, Inc.	25,203
3.17	Property				10th Street Commerce Center			52.3%	1/31/2018	NAP	NAP	The Whole Wheatery	12,068
3.18	Property				Cityview Plaza			96.4%	1/31/2018	NAP	NAP	The Abbey Management Co., LLC	11,822
3.19	Property				Garden Grove Town Center			100.0%	1/31/2018	NAP	NAP	Kitchen Depot	5,400
3.20	Property				30th Street Commerce Center			49.5%	1/31/2018	NAP	NAP	B-1 Liquor	2,500
3.21	Property				Mt. Vernon Commerce Center			77.8%	1/31/2018	NAP	NAP	Mojave River Academy	9,590
3.22	Property				Anaheim Stadium Industrial			100.0%	1/31/2018	NAP	NAP	Labeltronix, LLC	46,611
3.23	Property				25th Street Commerce Center			58.8%	1/31/2018	NAP	NAP	Siam Market	3,300
3.24	Property				Fresno Airport			47.0%	1/31/2018	NAP	NAP	Tamiyasu, Smith, Horn, & Braun	5,350
4	Loan	17, 18	SMF V	Starwood Mortgage Capital LLC	Westin Tysons Corner	60.8%	50.5%	67.3%	12/31/2017	153.18	103.05	NAP
5	Loan	8, 19	MSMCH	Morgan Stanley Bank, N.A.	Extra Space Self Storage Portfolio	65.0%	65.0%	95.1%	9/30/2017	NAP	NAP
5.01	Property				Henderson - Stephanie Place			97.0%	9/30/2017	NAP	NAP	NAP
5.02	Property				Brookfield - Federal Road			97.7%	9/30/2017	NAP	NAP	NAP
5.03	Property				Kingston - Sawkill Road			93.2%	9/30/2017	NAP	NAP	NAP
5.04	Property				Lake Elsinore - Central Avenue			92.6%	9/30/2017	NAP	NAP	NAP
5.05	Property				Doylestown - North Broad Street			96.0%	9/30/2017	NAP	NAP	NAP
5.06	Property				Pennsauken - South Crescent Boulevard			94.4%	9/30/2017	NAP	NAP	NAP
5.07	Property				New Paltz - South Putt Corners Road			94.7%	9/30/2017	NAP	NAP	NAP
5.08	Property				Tyngsborough - Industrial Way			94.1%	9/30/2017	NAP	NAP	NAP
5.09	Property				Hemet - South Sanderson			93.0%	9/30/2017	NAP	NAP	NAP
5.10	Property				Bensalem - 1525 Bristol Pike			93.6%	9/30/2017	NAP	NAP	NAP
5.11	Property				Eastpoint - Lakewood Avenue			96.2%	9/30/2017	NAP	NAP	NAP
5.12	Property				Howell - Route 9 South			94.0%	9/30/2017	NAP	NAP	NAP
5.13	Property				Lawrenceville - Hurricane Shoals Road			94.9%	9/30/2017	NAP	NAP	NAP
5.14	Property				Lawnside - White Horse Pike			96.3%	9/30/2017	NAP	NAP	NAP
5.15	Property				Phoenix - West Peoria			94.6%	9/30/2017	NAP	NAP	NAP
5.16	Property				Mount Laurel - Ark Road			96.6%	9/30/2017	NAP	NAP	NAP
5.17	Property				Burlington - Cadillac Road			97.5%	9/30/2017	NAP	NAP	NAP
5.18	Property				Cherry Hill - Marlton Pike			96.8%	9/30/2017	NAP	NAP	NAP
5.19	Property				Bensalem - Knights Road			95.8%	9/30/2017	NAP	NAP	NAP
5.20	Property				Albuquerque - Ellison Road Northwest			95.6%	9/30/2017	NAP	NAP	NAP
5.21	Property				Modesto - Crows Landing			96.9%	9/30/2017	NAP	NAP	NAP
5.22	Property				Auburndale - US Highway 92 West			95.8%	9/30/2017	NAP	NAP	NAP
5.23	Property				San Bernardino - West Club Center Drive			99.2%	9/30/2017	NAP	NAP	NAP
5.24	Property				Memphis - Mount Moriah Terrace			93.1%	9/30/2017	NAP	NAP	NAP
5.25	Property				Hesperia - Mariposa Road			96.8%	9/30/2017	NAP	NAP	NAP
5.26	Property				Memphis - Covington Way			95.1%	9/30/2017	NAP	NAP	NAP
5.27	Property				St. Louis - Halls Ferry Road			91.3%	9/30/2017	NAP	NAP	NAP
5.28	Property				Killeen - Jasper Drive			90.8%	9/30/2017	NAP	NAP	NAP
5.29	Property				Albuquerque - Airport Drive Northwest			97.1%	9/30/2017	NAP	NAP	NAP
5.30	Property				Memphis - Gateway Drive			93.9%	9/30/2017	NAP	NAP	NAP

CGCMT 2018-B2 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Cut-off Date LTV Ratio (%)	LTV Ratio at Maturity / ARD (%)	Occupancy (%) (5)	Occupancy Date	ADR ($)	RevPAR ($)	Largest Tenant	Largest Tenant Sq Ft
5.31	Property				Victorville - Yates Road			96.7%	9/30/2017	NAP	NAP	NAP
5.32	Property				Las Vegas - North Lamont Street			94.9%	9/30/2017	NAP	NAP	NAP
5.33	Property				Columbus - East Main Street			94.9%	9/30/2017	NAP	NAP	NAP
5.34	Property				Memphis - Raleigh-LaGrange			94.9%	9/30/2017	NAP	NAP	NAP
5.35	Property				Memphis - 5675 Summer Avenue			92.0%	9/30/2017	NAP	NAP	NAP
5.36	Property				Memphis - Madison Avenue			86.5%	9/30/2017	NAP	NAP	NAP
6	Loan	8, 20, 21, 22, 23, 24, 25	CREFI	Citi Real Estate Funding Inc.	Red Building	27.9%	27.9%	74.3%	12/18/2017	NAP	NAP	WeWork	69,534
7	Loan		MSMCH	Morgan Stanley Bank, N.A.	Town Center at Levis Commons	62.2%	62.2%	89.3%	1/1/2018	NAP	NAP	Cinemark USA	54,604
8	Loan	26	SMF V	Starwood Mortgage Capital LLC	Oxford Exchange	68.3%	57.1%	99.2%	12/22/2017	NAP	NAP	Hobby Lobby	54,990
9	Loan	27, 28, 29, 30	CREFI	Citi Real Estate Funding Inc.	3rd & Pine Seattle Retail & Parking	59.7%	59.7%	100.0%	3/1/2018	NAP	NAP	Columbia Sportswear	18,851
10	Loan	8, 31, 32	MSMCH	Morgan Stanley Bank, N.A.	Axcelis Corporate Center	62.0%	46.3%	100.0%	3/1/2018	NAP	NAP	Axcelis Technologies, Inc	417,313
11	Loan	8	MSMCH	Morgan Stanley Bank, N.A.	One Newark Center	70.8%	61.6%	90.0%	11/1/2017	NAP	NAP	K&L Gates, LLP	52,148
12	Loan	8, 33, 34, 35, 36	CREFI	Citi Real Estate Funding Inc.	Braddock Metro Center	66.8%	61.2%	92.4%	11/1/2017	NAP	NAP	GSA (United States Department of Agriculture)	131,000
13	Loan	37, 38	SMF V	Starwood Mortgage Capital LLC	2301 Renaissance Boulevard	56.9%	56.9%	89.1%	10/1/2017	NAP	NAP	Vertex, Inc.	168,820
14	Loan	39	SMF V	Starwood Mortgage Capital LLC	Ingram Festival Shopping Center	64.8%	52.6%	100.0%	12/1/2017	NAP	NAP	Marshalls	30,589
15	Loan	8, 40, 41, 42	SMF V	Cantor Commercial Real Estate Lending, L.P.	Cross Point	60.0%	60.0%	95.4%	1/11/2018	NAP	NAP	Kronos Incorporated	505,664
16	Loan	43	MSMCH	Morgan Stanley Bank, N.A.	Voice Road Plaza	51.7%	47.0%	95.5%	9/30/2017	NAP	NAP	Big Lots	31,698
17	Loan	44, 45, 46, 47	CREFI	Citi Real Estate Funding Inc.	Wrigleyville Hotel Portfolio	52.9%	45.2%	74.8%	8/31/2017	168.38	125.98
17.01	Property				Willows Hotel			74.1%	8/31/2017	165.77	122.80	NAP
17.02	Property				Majestic Hotel			76.1%	8/31/2017	170.20	129.58	NAP
17.03	Property				City Suites Hotel			74.2%	8/31/2017	169.41	125.72	NAP
18	Loan	48	BANA	Bank of America, N.A.	Stor-All New Orleans Portfolio	59.4%	59.4%	80.8%	2/5/2018	NAP	NAP
18.01	Property				Stor-All Tchoupitoulas			79.8%	2/5/2018	NAP	NAP	NAP
18.02	Property				Stor-All Gentilly Woods			81.8%	2/5/2018	NAP	NAP	NAP
19	Loan	49, 50	MSMCH	Morgan Stanley Bank, N.A.	Galleria Commons	69.7%	56.8%	100.0%	1/5/2018	NAP	NAP	Burlington Coat Factory	85,000
20	Loan		BANA	Bank of America, N.A.	Magellan Commerce Self Storage	57.9%	57.9%	87.6%	1/8/2018	NAP	NAP	NAP
21	Loan	8, 51, 52, 53, 54	SMF V	Starwood Mortgage Capital LLC	Fort Knox Executive Park	61.6%	46.3%	83.5%	2/1/2018	NAP	NAP	Florida Agency for Healthcare Administration	226,931
22	Loan	55, 56	CREFI	Citi Real Estate Funding Inc.	8800 Queen Avenue South	69.5%	61.0%	95.2%	11/7/2017	NAP	NAP	General Dynamics	189,852
23	Loan	57	BANA	Bank of America, N.A.	La Habra Towne Center	51.9%	51.9%	97.9%	12/13/2017	NAP	NAP	Northgate Market	48,593
24	Loan	58	CREFI	Citi Real Estate Funding Inc.	Aventura Business Park	60.8%	60.8%	93.7%	12/18/2017	NAP	NAP	Venner Trade Company	13,202
25	Loan	59	CREFI	Citi Real Estate Funding Inc.	Fulton Market Portfolio	60.5%	60.5%	100.0%	2/1/2018	NAP	NAP
25.01	Property				185 North Morgan Retail			100.0%	2/1/2018	NAP	NAP	Shake Shack	3,220
25.02	Property				820 West Lake Retail			100.0%	2/1/2018	NAP	NAP	Momotaro	12,870
25.03	Property				219 North Green Retail			100.0%	2/1/2018	NAP	NAP	Limitless Coffee	2,550
26	Loan	8	BANA	Bank of America, N.A.	Warwick Mall	47.5%	43.4%	95.7%	11/17/2017	NAP	NAP	JC Penney	137,952
27	Loan	60, 61	CREFI	Citi Real Estate Funding Inc.	Courtyard Reno	63.3%	59.2%	81.6%	12/31/2017	139.28	113.68	NAP
28	Loan		MSMCH	Morgan Stanley Bank, N.A.	5000 South Hulen	70.3%	66.8%	94.9%	9/28/2017	NAP	NAP	Barnes & Noble	25,002
29	Loan	62, 63	CREFI	Citi Real Estate Funding Inc.	50 Racetrack Road	61.5%	61.5%	100.0%	12/6/2017	NAP	NAP	Burlington Coat Factory	40,061
30	Loan	64, 65	BANA	Bank of America, N.A.	Residence Inn - West Orange, NJ	53.5%	44.2%	81.7%	12/31/2017	180.56	147.59	NAP
31	Loan	66, 67	SMF V	Starwood Mortgage Capital LLC	Arapaho & Gessner	63.3%	54.3%	93.6%	Various	NAP	NAP
31.01	Property				Arapaho			85.4%	10/1/2017	NAP	NAP	Aprima Medical Software, Inc.	55,000
31.02	Property				Gessner			100.0%	3/6/2018	NAP	NAP	Laboratory Corporation of America	92,729
32	Loan	68, 69	MSMCH	Morgan Stanley Bank, N.A.	Hampton Inn Burlington	68.5%	56.1%	74.5%	10/31/2017	116.92	87.11	NAP
33	Loan	70, 71	CREFI	Citi Real Estate Funding Inc.	530 Spring Retail & Parking	62.9%	55.9%	52.3%	11/30/2017	NAP	NAP	Leanarch, Inc.	4,650
34	Loan	8, 72	CREFI	Citi Real Estate Funding Inc.	Two Harbor Point Square	61.9%	56.4%	94.3%	9/1/2017	NAP	NAP	X.L. Global Services, Inc.	47,838
35	Loan		MSMCH	Morgan Stanley Bank, N.A.	Miamisburg Office Portfolio	59.3%	25.0%	83.5%	11/30/2017	NAP	NAP	PNC Bank	151,280
36	Loan	73	SMF V	Starwood Mortgage Capital LLC	Anderson Multifamily Portfolio	69.3%	60.0%	95.7%	1/17/2018	NAP	NAP
36.01	Property				Cross Lakes Apartments			96.2%	1/17/2018	NAP	NAP	NAP
36.02	Property				Giant Oaks Apartments			94.4%	1/17/2018	NAP	NAP	NAP
37	Loan	74	BANA	Bank of America, N.A.	American Mini Storage Lake Forest	57.4%	57.4%	96.2%	1/20/2018	NAP	NAP	NAP
38	Loan	75	MSMCH	Morgan Stanley Bank, N.A.	Gale Industrial	38.9%	38.9%	100.0%	11/1/2017	NAP	NAP	Sierra Electronics	22,813
39	Loan		SMF V	Starwood Mortgage Capital LLC	Villages on Madison	65.1%	57.3%	89.7%	12/13/2017	NAP	NAP	NAP
40	Loan	76	MSMCH	Morgan Stanley Bank, N.A.	Pearland Retail Center	74.1%	60.8%	100.0%	12/22/2017	NAP	NAP	Mattress One	3,205
41	Loan		SMF V	Starwood Mortgage Capital LLC	Boulder Ridge Apartments	58.1%	51.3%	94.6%	1/16/2018	NAP	NAP	NAP
42	Loan		SMF V	Starwood Mortgage Capital LLC	Northtown Plaza	58.8%	53.9%	100.0%	12/4/2017	NAP	NAP	United Supermarkets (Amigos)	51,133
43	Loan		SMF V	Starwood Mortgage Capital LLC	Norwalk Village	39.0%	39.0%	96.3%	1/1/2018	NAP	NAP	Stater Bros.	44,152
44	Loan	77, 78	SMF V	Starwood Mortgage Capital LLC	The Clorox Sales Company Building	64.9%	59.2%	100.0%	3/6/2018	NAP	NAP	Clorox Sales Company	30,829
45	Loan		SMF V	Starwood Mortgage Capital LLC	358 Hall Avenue	55.0%	55.0%	100.0%	1/5/2018	NAP	NAP	Times Microwave (division of Amphenol)	136,000
46	Loan	79	CREFI	Citi Real Estate Funding Inc.	452 West Broadway	64.1%	64.1%	100.0%	3/6/2018	NAP	NAP	Lamy	2,150
47	Loan		SMF V	Starwood Mortgage Capital LLC	Southfield PNC & McDonalds	62.7%	58.2%	100.0%	3/6/2018	NAP	NAP	PNC Bank	3,000
48	Loan	80, 81	SMF V	Starwood Mortgage Capital LLC	Gateway Business Center	66.3%	56.0%	92.2%	1/11/2018	NAP	NAP	Garage KRU Health & Fitness	6,000
49	Loan	82, 83	BANA	Bank of America, N.A.	108-110 West Broughton Street	41.8%	41.8%	100.0%	1/4/2018	NAP	NAP	Tommy Bahama	2,585
50	Loan		BANA	Bank of America, N.A.	Central Dallas Multifamily Portfolio	54.3%	54.3%	92.3%	12/18/2017	NAP	NAP
50.01	Property				2106 Bennett Apartments			95.5%	12/18/2017	NAP	NAP	NAP
50.02	Property				The Tribeca Apartments			90.0%	12/18/2017	NAP	NAP	NAP
51	Loan	84	SMF V	Starwood Mortgage Capital LLC	Sherman Plaza	45.5%	43.7%	82.7%	12/19/2017	NAP	NAP	Richardson Auto Glass	4,423
52	Loan	85	SMF V	Starwood Mortgage Capital LLC	Colonial Estates MHP	69.7%	48.3%	86.6%	2/6/2018	NAP	NAP	NAP

CGCMT 2018-B2 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Largest Tenant Lease Expiration (6)	Second Largest Tenant	Second Largest Tenant Sq Ft	Second Largest Tenant Lease Expiration (6)	Third Largest Tenant	Third Largest Tenant Sq Ft
1	Loan	8, 9, 10	BANA	Bank of America, N.A.	Extra Space - TIAA Self Storage Portfolio
1.01	Property				Extra Space Washington		NAP			NAP
1.02	Property				Extra Space San Jose		NAP			NAP
1.03	Property				Extra Space San Diego		NAP			NAP
1.04	Property				Extra Space Panorama City		NAP			NAP
1.05	Property				Extra Space Norwalk		NAP			NAP
1.06	Property				Extra Space Miami East		NAP			NAP
1.07	Property				Extra Space Miami West		NAP			NAP
1.08	Property				Extra Space Palo Alto		NAP			NAP
1.09	Property				Extra Space Covina		NAP			NAP
1.10	Property				Extra Space Gaithersburg		NAP			NAP
1.11	Property				Extra Space Philadelphia		NAP			NAP
1.12	Property				Extra Space Westminster		NAP			NAP
1.13	Property				Extra Space Newark		NAP			NAP
1.14	Property				Extra Space Essex		NAP			NAP
1.15	Property				Extra Space New Bedford		NAP			NAP
1.16	Property				Extra Space Birmingham		NAP			NAP
1.17	Property				Extra Space Haverhill		NAP			NAP
1.18	Property				Extra Space Shrewsbury		NAP			NAP
1.19	Property				Extra Space Dallas		NAP			NAP
1.20	Property				Extra Space Enfield		NAP			NAP
1.21	Property				Extra Space San Diego Miramar		NAP			NAP
1.22	Property				Extra Space Shawnee		NAP			NAP
1.23	Property				Extra Space Overland Park		NAP			NAP
1.24	Property				Extra Space Tucson		NAP			NAP
2	Loan	11	MSMCH	Morgan Stanley Bank, N.A.	Park Place East and Park Place West
2.01	Property				Park Place East	12/31/2022	US Administrative Services	21,752	12/31/2019	University of MN Physicians	11,129
2.02	Property				Park Place West	7/31/2019	Strayer University	16,000	8/31/2019	Dispute Mgmt. Services	14,892
3	Loan	8, 12, 13, 14, 15, 16	CREFI	Citi Real Estate Funding Inc.	The SoCal Portfolio
3.01	Property				Aliso Viejo Commerce Center	10/31/2025	Trusted Tire & Service	5,280	3/31/2025	Big O Tires, LLC	3,925
3.02	Property				Transpark Commerce	9/30/2024	FCA US, LLC	27,965	7/31/2028	Xerox Corporation	8,090
3.03	Property				Wimbledon	9/30/2024	Desert Valley Medical Group	14,636	6/30/2021	St. Joseph Heritage Healthcare	13,610
3.04	Property				Palmdale Place	10/31/2046	CDC	9,809	8/31/2022	Department of Mental Health	9,255
3.05	Property				Sierra Gateway	2/29/2020	GSA (United States of America)	8,892	1/14/2019	BAE Systems Tech. Solutions	8,525
3.06	Property				Fresno Industrial Center	5/31/2020	Baker Distributing Co., LLC	50,107	8/31/2023	San Joaquin Stairs, Inc.	12,500
3.07	Property				Upland Freeway	1/31/2019	SWAAD of India	12,814	2/28/2025	Lamps Plus	11,120
3.08	Property				Commerce Corporate Center	9/30/2018	RGN-Commerce I, LLC	12,924	2/29/2028	PIA-SC Insurance Services, Inc	12,924
3.09	Property				Moreno Valley	5/31/2018	Iglesia Rios De Agua Viva - MV	6,100	9/30/2018	Pulido’s Wheels and Tires	5,967
3.10	Property				Airport One Office Park	4/30/2025	NAP			NAP
3.11	Property				Colton Courtyard	12/31/2027	Goodwill Industries of So. CA	13,000	5/31/2021	Tire Guys	6,208
3.12	Property				The Abbey Center	1/31/2023	Karl T. Anderson	3,241	3/31/2019	Lawyers Title Company	3,013
3.13	Property				Upland Commerce Center	12/31/2025	Dollar Tree	12,883	1/31/2022	Quest Diagnostics	3,316
3.14	Property				Diamond Bar	9/30/2026	Blooming Bay, Inc.	5,200	8/31/2024	Red Dragon Karate	2,325
3.15	Property				Atlantic Plaza	4/30/2026	Kim’s Beauty Supply	5,756	1/31/2020	The City of Long Beach	4,079
3.16	Property				Ming Office Park	3/31/2023	Ordiz Melby Architects, Inc.	5,255	7/31/2018	Insight Enviro. Consultants, Inc.	4,418
3.17	Property				10th Street Commerce Center	11/30/2025	Edwards Federal Credit Union	8,520	12/31/2020	Medrano’s Restaurant	7,010
3.18	Property				Cityview Plaza	5/31/2020	Co-Sales Company	5,386	12/31/2022	CARD	4,739
3.19	Property				Garden Grove Town Center	11/30/2024	Orange County Medical Management	4,850	3/31/2022	Los Cotijas Mexican Grill	2,360
3.20	Property				30th Street Commerce Center	12/31/2022	Palmdale Premier Dental Care	2,160	7/31/2018	Emely’s Store Water & More	1,660
3.21	Property				Mt. Vernon Commerce Center	5/31/2019	Heritage Bible Church	4,081	2/28/2023	In Roads Creative Programs	3,508
3.22	Property				Anaheim Stadium Industrial	1/31/2019	Block Tops, Inc.	17,280	3/31/2020	Dept. of Food & Agriculture	14,040
3.23	Property				25th Street Commerce Center	6/30/2023	Palm Plaza Pet Hospital, LLC	2,588	4/30/2021	Shandra’s Thai Cuisine	2,200
3.24	Property				Fresno Airport	4/30/2021	GSA (United States of America)	3,000	8/5/2021	Briggs Field Services, Inc.	2,668
4	Loan	17, 18	SMF V	Starwood Mortgage Capital LLC	Westin Tysons Corner		NAP			NAP
5	Loan	8, 19	MSMCH	Morgan Stanley Bank, N.A.	Extra Space Self Storage Portfolio
5.01	Property				Henderson - Stephanie Place		NAP			NAP
5.02	Property				Brookfield - Federal Road		NAP			NAP
5.03	Property				Kingston - Sawkill Road		NAP			NAP
5.04	Property				Lake Elsinore - Central Avenue		NAP			NAP
5.05	Property				Doylestown - North Broad Street		NAP			NAP
5.06	Property				Pennsauken - South Crescent Boulevard		NAP			NAP
5.07	Property				New Paltz - South Putt Corners Road		NAP			NAP
5.08	Property				Tyngsborough - Industrial Way		NAP			NAP
5.09	Property				Hemet - South Sanderson		NAP			NAP
5.10	Property				Bensalem - 1525 Bristol Pike		NAP			NAP
5.11	Property				Eastpoint - Lakewood Avenue		NAP			NAP
5.12	Property				Howell - Route 9 South		NAP			NAP
5.13	Property				Lawrenceville - Hurricane Shoals Road		NAP			NAP
5.14	Property				Lawnside - White Horse Pike		NAP			NAP
5.15	Property				Phoenix - West Peoria		NAP			NAP
5.16	Property				Mount Laurel - Ark Road		NAP			NAP
5.17	Property				Burlington - Cadillac Road		NAP			NAP
5.18	Property				Cherry Hill - Marlton Pike		NAP			NAP
5.19	Property				Bensalem - Knights Road		NAP			NAP
5.20	Property				Albuquerque - Ellison Road Northwest		NAP			NAP
5.21	Property				Modesto - Crows Landing		NAP			NAP
5.22	Property				Auburndale - US Highway 92 West		NAP			NAP
5.23	Property				San Bernardino - West Club Center Drive		NAP			NAP
5.24	Property				Memphis - Mount Moriah Terrace		NAP			NAP
5.25	Property				Hesperia - Mariposa Road		NAP			NAP
5.26	Property				Memphis - Covington Way		NAP			NAP
5.27	Property				St. Louis - Halls Ferry Road		NAP			NAP
5.28	Property				Killeen - Jasper Drive		NAP			NAP
5.29	Property				Albuquerque - Airport Drive Northwest		NAP			NAP
5.30	Property				Memphis - Gateway Drive		NAP			NAP

CGCMT 2018-B2 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Largest Tenant Lease Expiration (6)	Second Largest Tenant	Second Largest Tenant Sq Ft	Second Largest Tenant Lease Expiration (6)	Third Largest Tenant	Third Largest Tenant Sq Ft
5.31	Property				Victorville - Yates Road		NAP			NAP
5.32	Property				Las Vegas - North Lamont Street		NAP			NAP
5.33	Property				Columbus - East Main Street		NAP			NAP
5.34	Property				Memphis - Raleigh-LaGrange		NAP			NAP
5.35	Property				Memphis - 5675 Summer Avenue		NAP			NAP
5.36	Property				Memphis - Madison Avenue		NAP			NAP
6	Loan	8, 20, 21, 22, 23, 24, 25	CREFI	Citi Real Estate Funding Inc.	Red Building	1/31/2030	Whalerock Industries	36,163	10/31/2026	Gaumont Television USA	30,388
7	Loan		MSMCH	Morgan Stanley Bank, N.A.	Town Center at Levis Commons	1/1/2025	Books a Million	16,275	2/28/2020	Arhaus Furniture	14,583
8	Loan	26	SMF V	Starwood Mortgage Capital LLC	Oxford Exchange	8/31/2021	Dick’s Sporting Goods	45,000	1/31/2023	Ross Dress for Less	30,187
9	Loan	27, 28, 29, 30	CREFI	Citi Real Estate Funding Inc.	3rd & Pine Seattle Retail & Parking	1/31/2019	NAP			NAP
10	Loan	8, 31, 32	MSMCH	Morgan Stanley Bank, N.A.	Axcelis Corporate Center	1/30/2037	NAP			NAP
11	Loan	8	MSMCH	Morgan Stanley Bank, N.A.	One Newark Center	1/31/2022	GSA IRS	45,075	12/29/2019	GSA HUD	41,555
12	Loan	8, 33, 34, 35, 36	CREFI	Citi Real Estate Funding Inc.	Braddock Metro Center	5/31/2033	Alexandria City School Board	84,693	5/31/2029	Close Up Foundation	13,594
13	Loan	37, 38	SMF V	Starwood Mortgage Capital LLC	2301 Renaissance Boulevard	9/30/2028	NAP			NAP
14	Loan	39	SMF V	Starwood Mortgage Capital LLC	Ingram Festival Shopping Center	1/31/2026	Barnes & Noble	23,682	3/31/2019	Michaels	23,100
15	Loan	8, 40, 41, 42	SMF V	Cantor Commercial Real Estate Lending, L.P.	Cross Point	2/6/2029	Verizon New England	314,981	12/31/2023; 5/31/2024	Arris Technology, Inc.	143,594
16	Loan	43	MSMCH	Morgan Stanley Bank, N.A.	Voice Road Plaza	1/31/2020	New York Mart Group	22,859	10/31/2022	Nassau Downs	11,945
17	Loan	44, 45, 46, 47	CREFI	Citi Real Estate Funding Inc.	Wrigleyville Hotel Portfolio
17.01	Property				Willows Hotel		NAP			NAP
17.02	Property				Majestic Hotel		NAP			NAP
17.03	Property				City Suites Hotel		NAP			NAP
18	Loan	48	BANA	Bank of America, N.A.	Stor-All New Orleans Portfolio
18.01	Property				Stor-All Tchoupitoulas		NAP			NAP
18.02	Property				Stor-All Gentilly Woods		NAP			NAP
19	Loan	49, 50	MSMCH	Morgan Stanley Bank, N.A.	Galleria Commons	3/31/2019	Babies “R” Us	37,882	1/31/2023	Stein Mart	34,782
20	Loan		BANA	Bank of America, N.A.	Magellan Commerce Self Storage		NAP			NAP
21	Loan	8, 51, 52, 53, 54	SMF V	Starwood Mortgage Capital LLC	Fort Knox Executive Park	2/28/2035	Florida Department of Law Enforcement	23,993	4/30/2022	NAP
22	Loan	55, 56	CREFI	Citi Real Estate Funding Inc.	8800 Queen Avenue South	12/31/2024	Bloomington School	59,143	12/31/2024	Ramalynn Montessori Academy	18,390
23	Loan	57	BANA	Bank of America, N.A.	La Habra Towne Center	3/31/2037	On the Hook Seafood & Grill	2,903	12/15/2022	Pizza Press	2,357
24	Loan	58	CREFI	Citi Real Estate Funding Inc.	Aventura Business Park	12/31/2018	Cold Air Distribution Ware	10,584	4/30/2020	D’OR 24K Cosmetics	9,163
25	Loan	59	CREFI	Citi Real Estate Funding Inc.	Fulton Market Portfolio
25.01	Property				185 North Morgan Retail	5/31/2027	Taylor Gourmet	1,994	4/30/2028	Honeygrow	1,993
25.02	Property				820 West Lake Retail	8/31/2027	Boka Restaurant Group	1,530	8/31/2022	NAP
25.03	Property				219 North Green Retail	5/31/2028	Ramen-san	2,550	4/30/2028	NAP
26	Loan	8	BANA	Bank of America, N.A.	Warwick Mall	3/31/2020	Jordan’s Furniture	113,743	12/31/2021	Showcase Cinemas	57,160
27	Loan	60, 61	CREFI	Citi Real Estate Funding Inc.	Courtyard Reno		NAP			NAP
28	Loan		MSMCH	Morgan Stanley Bank, N.A.	5000 South Hulen	6/30/2020	Old Navy, LLC	16,786	4/30/2020	Lane Bryant, Inc	4,859
29	Loan	62, 63	CREFI	Citi Real Estate Funding Inc.	50 Racetrack Road	2/29/2028	AutoZone	36,481	6/15/2025	Aldi	21,463
30	Loan	64, 65	BANA	Bank of America, N.A.	Residence Inn - West Orange, NJ		NAP			NAP
31	Loan	66, 67	SMF V	Starwood Mortgage Capital LLC	Arapaho & Gessner
31.01	Property				Arapaho	3/31/2024	D&E Structures Consulting Engineers	4,073	9/30/2021	XchangeLabs LLC	3,370
31.02	Property				Gessner	12/31/2024	NAP			NAP
32	Loan	68, 69	MSMCH	Morgan Stanley Bank, N.A.	Hampton Inn Burlington		NAP			NAP
33	Loan	70, 71	CREFI	Citi Real Estate Funding Inc.	530 Spring Retail & Parking	7/21/2022	Alessandra Raschkovsky, DDS	1,308	9/30/2032	NAP
34	Loan	8, 72	CREFI	Citi Real Estate Funding Inc.	Two Harbor Point Square	9/30/2022	Structured Portfolio Management, L.L.C.	23,919	11/30/2022	McKinsey & Company, Inc.	23,919
35	Loan		MSMCH	Morgan Stanley Bank, N.A.	Miamisburg Office Portfolio	7/31/2019	Huffy Corporation	49,814	12/31/2024	MED3000 Health Solutions	20,075
36	Loan	73	SMF V	Starwood Mortgage Capital LLC	Anderson Multifamily Portfolio
36.01	Property				Cross Lakes Apartments		NAP			NAP
36.02	Property				Giant Oaks Apartments		NAP			NAP
37	Loan	74	BANA	Bank of America, N.A.	American Mini Storage Lake Forest		NAP			NAP
38	Loan	75	MSMCH	Morgan Stanley Bank, N.A.	Gale Industrial	1/31/2033	MBA Trading	22,527	1/31/2033	Jarlin Cabinetry / US Honya	19,738
39	Loan		SMF V	Starwood Mortgage Capital LLC	Villages on Madison		NAP			NAP
40	Loan	76	MSMCH	Morgan Stanley Bank, N.A.	Pearland Retail Center	5/31/2022	National Vision	3,202	9/30/2021	Sleep Number	3,051
41	Loan		SMF V	Starwood Mortgage Capital LLC	Boulder Ridge Apartments		NAP			NAP
42	Loan		SMF V	Starwood Mortgage Capital LLC	Northtown Plaza	1/31/2021	Dollar Tree	8,000	2/28/2023	Family Dollar	8,000
43	Loan		SMF V	Starwood Mortgage Capital LLC	Norwalk Village	4/3/2020	Turner’s Outdoors	6,769	12/31/2022	Animal Hospital	3,198
44	Loan	77, 78	SMF V	Starwood Mortgage Capital LLC	The Clorox Sales Company Building	10/31/2026	NAP			NAP
45	Loan		SMF V	Starwood Mortgage Capital LLC	358 Hall Avenue	12/31/2027	Amphenol	30,000	12/31/2027	NAP
46	Loan	79	CREFI	Citi Real Estate Funding Inc.	452 West Broadway	7/31/2028	NAP			NAP
47	Loan		SMF V	Starwood Mortgage Capital LLC	Southfield PNC & McDonalds	12/31/2037	NAP			NAP
48	Loan	80, 81	SMF V	Starwood Mortgage Capital LLC	Gateway Business Center	6/30/2022	New Community Church	6,000	5/31/2021	Factory of Dreams	5,738
49	Loan	82, 83	BANA	Bank of America, N.A.	108-110 West Broughton Street	3/31/2026	Bluemercury	2,432	1/31/2027	NAP
50	Loan		BANA	Bank of America, N.A.	Central Dallas Multifamily Portfolio
50.01	Property				2106 Bennett Apartments		NAP			NAP
50.02	Property				The Tribeca Apartments		NAP			NAP
51	Loan	84	SMF V	Starwood Mortgage Capital LLC	Sherman Plaza	10/31/2018	Cascade Water Service	4,325	12/31/2018	Coxco General Contractors	4,200
52	Loan	85	SMF V	Starwood Mortgage Capital LLC	Colonial Estates MHP		NAP			NAP

CGCMT 2018-B2 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Third Largest Tenant Lease Expiration (6)	Fourth Largest Tenant	Fourth Largest Tenant Sq Ft	Fourth Largest Tenant Lease Expiration (6)	Fifth Largest Tenant
1	Loan	8, 9, 10	BANA	Bank of America, N.A.	Extra Space - TIAA Self Storage Portfolio
1.01	Property				Extra Space Washington		NAP			NAP
1.02	Property				Extra Space San Jose		NAP			NAP
1.03	Property				Extra Space San Diego		NAP			NAP
1.04	Property				Extra Space Panorama City		NAP			NAP
1.05	Property				Extra Space Norwalk		NAP			NAP
1.06	Property				Extra Space Miami East		NAP			NAP
1.07	Property				Extra Space Miami West		NAP			NAP
1.08	Property				Extra Space Palo Alto		NAP			NAP
1.09	Property				Extra Space Covina		NAP			NAP
1.10	Property				Extra Space Gaithersburg		NAP			NAP
1.11	Property				Extra Space Philadelphia		NAP			NAP
1.12	Property				Extra Space Westminster		NAP			NAP
1.13	Property				Extra Space Newark		NAP			NAP
1.14	Property				Extra Space Essex		NAP			NAP
1.15	Property				Extra Space New Bedford		NAP			NAP
1.16	Property				Extra Space Birmingham		NAP			NAP
1.17	Property				Extra Space Haverhill		NAP			NAP
1.18	Property				Extra Space Shrewsbury		NAP			NAP
1.19	Property				Extra Space Dallas		NAP			NAP
1.20	Property				Extra Space Enfield		NAP			NAP
1.21	Property				Extra Space San Diego Miramar		NAP			NAP
1.22	Property				Extra Space Shawnee		NAP			NAP
1.23	Property				Extra Space Overland Park		NAP			NAP
1.24	Property				Extra Space Tucson		NAP			NAP
2	Loan	11	MSMCH	Morgan Stanley Bank, N.A.	Park Place East and Park Place West
2.01	Property				Park Place East	7/31/2021	Stanley Consultants, Inc.	10,807	3/31/2019	Sentage Corporation
2.02	Property				Park Place West	5/31/2024	McKinley Group, Inc.	10,040	5/31/2025	Examworks, Inc.
3	Loan	8, 12, 13, 14, 15, 16	CREFI	Citi Real Estate Funding Inc.	The SoCal Portfolio
3.01	Property				Aliso Viejo Commerce Center	7/31/2023	Aliso Foreign Car	3,740	12/31/2022	Mission Auto Service
3.02	Property				Transpark Commerce	1/31/2022	L. Humphreys, M. Humphreys and Behavioral Autism Therapies, LLC	5,576	5/31/2019	National Holistic Institute, Inc.
3.03	Property				Wimbledon	1/31/2020	RadNet Management, Inc.	8,176	11/30/2022	El Dorado Broadcasters LLC
3.04	Property				Palmdale Place	MTM	Women, Infants & Children	7,000	3/31/2018	Kai’s Justice Learning Academy
3.05	Property				Sierra Gateway	4/30/2019	GSA (United States of America)	4,996	5/16/2025	Montrose Travel
3.06	Property				Fresno Industrial Center	10/31/2022	Amarr Company Inc.	12,500	7/31/2020	Circuit Solutions, Inc.
3.07	Property				Upland Freeway	12/31/2018	GSA (United States of America)	9,666	1/31/2022	Kelly Paper Company
3.08	Property				Commerce Corporate Center	11/30/2021	MJIC, Inc.	8,850	12/31/2023	Pride Intermodal Inc.
3.09	Property				Moreno Valley	11/30/2022	Payless Auto Care	4,550	3/31/2025	El Surtidor Candy & Supplies
3.10	Property				Airport One Office Park		NAP			NAP
3.11	Property				Colton Courtyard	10/31/2020	Hand Car Wash USA	4,000	1/31/2020	The Abbey Management Co
3.12	Property				The Abbey Center	12/31/2021	West Dermatology and Surgery Medical Group	2,875	3/31/2019	Southern Cal Desert Retina
3.13	Property				Upland Commerce Center	4/30/2020	Gia Monae	2,996	4/30/2024	3D Nail
3.14	Property				Diamond Bar	8/31/2022	Intiraymi Restaurant	1,190	2/28/2021	State Farm Insurance
3.15	Property				Atlantic Plaza	1/15/2021	Laundromat	2,870	6/30/2027	Mother’s Nutritional Center, Inc.
3.16	Property				Ming Office Park	11/30/2019	Swanson Engineering	3,690	7/31/2019	Dr. Raul Mendoza
3.17	Property				10th Street Commerce Center	6/30/2022	Texas Cattle Company	6,480	3/31/2024	Round Table Pizza
3.18	Property				Cityview Plaza	5/31/2020	Behavioral Support Partnership	4,528	11/30/2022	Favorday
3.19	Property				Garden Grove Town Center	8/31/2020	NAP			NAP
3.20	Property				30th Street Commerce Center	3/31/2020	Amer. Medical Response	1,420	7/31/2021	Louie’s Cleaners
3.21	Property				Mt. Vernon Commerce Center	7/31/2022	Child ADVS of San Bernardino	2,910	6/30/2020	New Life Center Christian Church
3.22	Property				Anaheim Stadium Industrial	12/31/2018	Optical Science Company	12,000	2/28/2023	NAP
3.23	Property				25th Street Commerce Center	7/31/2023	Shears By Friends Beauty Salon	2,200	11/30/2025	NAP
3.24	Property				Fresno Airport	MTM	Fresno Yosemite Health Care	2,600	5/31/2021	Silver Air, LLC
4	Loan	17, 18	SMF V	Starwood Mortgage Capital LLC	Westin Tysons Corner		NAP			NAP
5	Loan	8, 19	MSMCH	Morgan Stanley Bank, N.A.	Extra Space Self Storage Portfolio
5.01	Property				Henderson - Stephanie Place		NAP			NAP
5.02	Property				Brookfield - Federal Road		NAP			NAP
5.03	Property				Kingston - Sawkill Road		NAP			NAP
5.04	Property				Lake Elsinore - Central Avenue		NAP			NAP
5.05	Property				Doylestown - North Broad Street		NAP			NAP
5.06	Property				Pennsauken - South Crescent Boulevard		NAP			NAP
5.07	Property				New Paltz - South Putt Corners Road		NAP			NAP
5.08	Property				Tyngsborough - Industrial Way		NAP			NAP
5.09	Property				Hemet - South Sanderson		NAP			NAP
5.10	Property				Bensalem - 1525 Bristol Pike		NAP			NAP
5.11	Property				Eastpoint - Lakewood Avenue		NAP			NAP
5.12	Property				Howell - Route 9 South		NAP			NAP
5.13	Property				Lawrenceville - Hurricane Shoals Road		NAP			NAP
5.14	Property				Lawnside - White Horse Pike		NAP			NAP
5.15	Property				Phoenix - West Peoria		NAP			NAP
5.16	Property				Mount Laurel - Ark Road		NAP			NAP
5.17	Property				Burlington - Cadillac Road		NAP			NAP
5.18	Property				Cherry Hill - Marlton Pike		NAP			NAP
5.19	Property				Bensalem - Knights Road		NAP			NAP
5.20	Property				Albuquerque - Ellison Road Northwest		NAP			NAP
5.21	Property				Modesto - Crows Landing		NAP			NAP
5.22	Property				Auburndale - US Highway 92 West		NAP			NAP
5.23	Property				San Bernardino - West Club Center Drive		NAP			NAP
5.24	Property				Memphis - Mount Moriah Terrace		NAP			NAP
5.25	Property				Hesperia - Mariposa Road		NAP			NAP
5.26	Property				Memphis - Covington Way		NAP			NAP
5.27	Property				St. Louis - Halls Ferry Road		NAP			NAP
5.28	Property				Killeen - Jasper Drive		NAP			NAP
5.29	Property				Albuquerque - Airport Drive Northwest		NAP			NAP
5.30	Property				Memphis - Gateway Drive		NAP			NAP

CGCMT 2018-B2 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Third Largest Tenant Lease Expiration (6)	Fourth Largest Tenant	Fourth Largest Tenant Sq Ft	Fourth Largest Tenant Lease Expiration (6)	Fifth Largest Tenant
5.31	Property				Victorville - Yates Road		NAP			NAP
5.32	Property				Las Vegas - North Lamont Street		NAP			NAP
5.33	Property				Columbus - East Main Street		NAP			NAP
5.34	Property				Memphis - Raleigh-LaGrange		NAP			NAP
5.35	Property				Memphis - 5675 Summer Avenue		NAP			NAP
5.36	Property				Memphis - Madison Avenue		NAP			NAP
6	Loan	8, 20, 21, 22, 23, 24, 25	CREFI	Citi Real Estate Funding Inc.	Red Building	7/31/2027	Clique Media	28,346	1/31/2026	Abrams Artist Agency
7	Loan		MSMCH	Morgan Stanley Bank, N.A.	Town Center at Levis Commons	3/31/2020	Material Handling Services	11,590	3/31/2023	Biaggi’s Ristorante Italiano
8	Loan	26	SMF V	Starwood Mortgage Capital LLC	Oxford Exchange	1/31/2022	TJ Maxx	28,000	7/31/2021	Bed Bath & Beyond
9	Loan	27, 28, 29, 30	CREFI	Citi Real Estate Funding Inc.	3rd & Pine Seattle Retail & Parking		NAP			NAP
10	Loan	8, 31, 32	MSMCH	Morgan Stanley Bank, N.A.	Axcelis Corporate Center		NAP			NAP
11	Loan	8	MSMCH	Morgan Stanley Bank, N.A.	One Newark Center	4/21/2018	Level 3 Communications	33,485	4/30/2020	Proskauer Rose, LLP
12	Loan	8, 33, 34, 35, 36	CREFI	Citi Real Estate Funding Inc.	Braddock Metro Center	12/31/2021	Gifts in Kind International / Good360	12,968	12/31/2021	Phase2 Technology, LLC
13	Loan	37, 38	SMF V	Starwood Mortgage Capital LLC	2301 Renaissance Boulevard		NAP			NAP
14	Loan	39	SMF V	Starwood Mortgage Capital LLC	Ingram Festival Shopping Center	2/28/2026	F21 Red	22,000	1/31/2028	DSW Shoe Warehouse
15	Loan	8, 40, 41, 42	SMF V	Cantor Commercial Real Estate Lending, L.P.	Cross Point	4/30/2027	Vantiv eCommerce, LLC	63,924	12/31/2021	(GSA) - IRS
16	Loan	43	MSMCH	Morgan Stanley Bank, N.A.	Voice Road Plaza	7/31/2018	Bass	11,523	12/31/2025	Party City
17	Loan	44, 45, 46, 47	CREFI	Citi Real Estate Funding Inc.	Wrigleyville Hotel Portfolio
17.01	Property				Willows Hotel		NAP			NAP
17.02	Property				Majestic Hotel		NAP			NAP
17.03	Property				City Suites Hotel		NAP			NAP
18	Loan	48	BANA	Bank of America, N.A.	Stor-All New Orleans Portfolio
18.01	Property				Stor-All Tchoupitoulas		NAP			NAP
18.02	Property				Stor-All Gentilly Woods		NAP			NAP
19	Loan	49, 50	MSMCH	Morgan Stanley Bank, N.A.	Galleria Commons	8/31/2022	TJ Maxx	30,824	1/31/2019	Dollar Tree
20	Loan		BANA	Bank of America, N.A.	Magellan Commerce Self Storage		NAP			NAP
21	Loan	8, 51, 52, 53, 54	SMF V	Starwood Mortgage Capital LLC	Fort Knox Executive Park		NAP			NAP
22	Loan	55, 56	CREFI	Citi Real Estate Funding Inc.	8800 Queen Avenue South	6/30/2025	NAP			NAP
23	Loan	57	BANA	Bank of America, N.A.	La Habra Towne Center	9/30/2027	Jack-in-the-Box	2,152	10/31/2026	Tierra Mia
24	Loan	58	CREFI	Citi Real Estate Funding Inc.	Aventura Business Park	8/31/2018	Heat Swimwear Inc	7,854	9/30/2019	Property Investment Advisors Group
25	Loan	59	CREFI	Citi Real Estate Funding Inc.	Fulton Market Portfolio
25.01	Property				185 North Morgan Retail	8/31/2027	Do-Rite Donuts & Chicken	1,993	7/31/2027	NAP
25.02	Property				820 West Lake Retail		NAP			NAP
25.03	Property				219 North Green Retail		NAP			NAP
26	Loan	8	BANA	Bank of America, N.A.	Warwick Mall	4/30/2021	Nordstrom, Inc.	37,472	11/30/2022	Old Navy
27	Loan	60, 61	CREFI	Citi Real Estate Funding Inc.	Courtyard Reno		NAP			NAP
28	Loan		MSMCH	Morgan Stanley Bank, N.A.	5000 South Hulen	5/31/2021	Kincaid’s Hamburgers	4,835	5/31/2022	Venus Nail Spa
29	Loan	62, 63	CREFI	Citi Real Estate Funding Inc.	50 Racetrack Road	4/30/2032	Wine Outlet East Brunswick LLC	13,584	1/1/2033	East Brunswick Burgers Inc
30	Loan	64, 65	BANA	Bank of America, N.A.	Residence Inn - West Orange, NJ		NAP			NAP
31	Loan	66, 67	SMF V	Starwood Mortgage Capital LLC	Arapaho & Gessner
31.01	Property				Arapaho	8/31/2020	NAP			NAP
31.02	Property				Gessner		NAP			NAP
32	Loan	68, 69	MSMCH	Morgan Stanley Bank, N.A.	Hampton Inn Burlington		NAP			NAP
33	Loan	70, 71	CREFI	Citi Real Estate Funding Inc.	530 Spring Retail & Parking		NAP			NAP
34	Loan	8, 72	CREFI	Citi Real Estate Funding Inc.	Two Harbor Point Square	7/31/2021	Castleton Commodities	16,574	5/31/2027	Insight Global
35	Loan		MSMCH	Morgan Stanley Bank, N.A.	Miamisburg Office Portfolio	3/31/2019	John Poe Architects LLC	5,617	10/31/2022	Haley & Aldrich, Inc
36	Loan	73	SMF V	Starwood Mortgage Capital LLC	Anderson Multifamily Portfolio
36.01	Property				Cross Lakes Apartments		NAP			NAP
36.02	Property				Giant Oaks Apartments		NAP			NAP
37	Loan	74	BANA	Bank of America, N.A.	American Mini Storage Lake Forest		NAP			NAP
38	Loan	75	MSMCH	Morgan Stanley Bank, N.A.	Gale Industrial	5/30/2019	Ollieroo	13,526	10/31/2019	The Brainstorm Group
39	Loan		SMF V	Starwood Mortgage Capital LLC	Villages on Madison		NAP			NAP
40	Loan	76	MSMCH	Morgan Stanley Bank, N.A.	Pearland Retail Center	1/31/2028	Nails of America	2,886	12/31/2026	Realty Discovery Consultants
41	Loan		SMF V	Starwood Mortgage Capital LLC	Boulder Ridge Apartments		NAP			NAP
42	Loan		SMF V	Starwood Mortgage Capital LLC	Northtown Plaza	4/30/2022	Rent-A-Center	4,300	12/31/2022	A-MAX Insurance
43	Loan		SMF V	Starwood Mortgage Capital LLC	Norwalk Village	8/31/2020	Tri City Educators	3,188	11/30/2018	Dr. Asmath Noor
44	Loan	77, 78	SMF V	Starwood Mortgage Capital LLC	The Clorox Sales Company Building		NAP			NAP
45	Loan		SMF V	Starwood Mortgage Capital LLC	358 Hall Avenue		NAP			NAP
46	Loan	79	CREFI	Citi Real Estate Funding Inc.	452 West Broadway		NAP			NAP
47	Loan		SMF V	Starwood Mortgage Capital LLC	Southfield PNC & McDonalds		NAP			NAP
48	Loan	80, 81	SMF V	Starwood Mortgage Capital LLC	Gateway Business Center	1/31/2019	International Pet Group	4,702	8/31/2020	Singleshot Entertainment
49	Loan	82, 83	BANA	Bank of America, N.A.	108-110 West Broughton Street		NAP			NAP
50	Loan		BANA	Bank of America, N.A.	Central Dallas Multifamily Portfolio
50.01	Property				2106 Bennett Apartments		NAP			NAP
50.02	Property				The Tribeca Apartments		NAP			NAP
51	Loan	84	SMF V	Starwood Mortgage Capital LLC	Sherman Plaza	8/31/2019	Vector Disease Control	4,179	3/31/2018	Screenmobile of Dallas
52	Loan	85	SMF V	Starwood Mortgage Capital LLC	Colonial Estates MHP		NAP			NAP

CGCMT 2018-B2 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Fifth Largest Tenant Sq Ft	Fifth Largest Tenant Lease Expiration (6)	Environmental Phase I Report Date	Environmental Phase II Y/N	Environmental Phase II Report Date	Engineering Report Date	Seismic Report Date	PML or SEL (%)	Earthquake Insurance Required Y/N
1	Loan	8, 9, 10	BANA	Bank of America, N.A.	Extra Space - TIAA Self Storage Portfolio									Various
1.01	Property				Extra Space Washington			11/10/2017	No	NAP	12/1/2017	NAP	NAP	No
1.02	Property				Extra Space San Jose			11/10/2017	No	NAP	12/1/2017	12/1/2017	12%	No
1.03	Property				Extra Space San Diego			11/10/2017	No	NAP	12/1/2017	12/1/2017	10%	No
1.04	Property				Extra Space Panorama City			11/10/2017	No	NAP	12/1/2017	12/1/2017	23%	Yes
1.05	Property				Extra Space Norwalk			11/10/2017	No	NAP	12/1/2017	12/1/2017	16%	No
1.06	Property				Extra Space Miami East			11/10/2017	No	NAP	12/1/2017	NAP	NAP	No
1.07	Property				Extra Space Miami West			11/10/2017	No	NAP	12/1/2017	NAP	NAP	No
1.08	Property				Extra Space Palo Alto			11/10/2017	No	NAP	12/1/2017	12/1/2017	16%	No
1.09	Property				Extra Space Covina			11/10/2017	No	NAP	12/1/2017	12/1/2017	16%	No
1.10	Property				Extra Space Gaithersburg			11/10/2017	No	NAP	12/1/2017	NAP	NAP	No
1.11	Property				Extra Space Philadelphia			12/21/2017	No	NAP	12/1/2017	NAP	NAP	No
1.12	Property				Extra Space Westminster			11/10/2017	No	NAP	12/1/2017	12/1/2017	12%	No
1.13	Property				Extra Space Newark			11/10/2017	No	NAP	12/1/2017	NAP	NAP	No
1.14	Property				Extra Space Essex			11/21/2017	No	NAP	12/1/2017	NAP	NAP	No
1.15	Property				Extra Space New Bedford			11/10/2017	No	NAP	12/1/2017	NAP	NAP	No
1.16	Property				Extra Space Birmingham			11/10/2017	No	NAP	12/1/2017	NAP	NAP	No
1.17	Property				Extra Space Haverhill			11/10/2017	No	NAP	12/1/2017	NAP	NAP	No
1.18	Property				Extra Space Shrewsbury			1/2/2018	No	NAP	12/1/2017	NAP	NAP	No
1.19	Property				Extra Space Dallas			11/10/2017	No	NAP	12/1/2017	NAP	NAP	No
1.20	Property				Extra Space Enfield			11/7/2017	No	NAP	12/1/2017	NAP	NAP	No
1.21	Property				Extra Space San Diego Miramar			11/7/2017	No	NAP	12/1/2017	12/1/2017	10%	No
1.22	Property				Extra Space Shawnee			11/10/2017	No	NAP	12/1/2017	NAP	NAP	No
1.23	Property				Extra Space Overland Park			11/10/2017	No	NAP	12/1/2017	NAP	NAP	No
1.24	Property				Extra Space Tucson			11/7/2017	No	NAP	12/1/2017	NAP	NAP	No
2	Loan	11	MSMCH	Morgan Stanley Bank, N.A.	Park Place East and Park Place West									No
2.01	Property				Park Place East	7,770	5/31/2018	11/27/2017	No	NAP	11/27/2017	NAP	NAP	No
2.02	Property				Park Place West	8,483	3/31/2023	11/27/2017	No	NAP	11/27/2017	NAP	NAP	No
3	Loan	8, 12, 13, 14, 15, 16	CREFI	Citi Real Estate Funding Inc.	The SoCal Portfolio									No
3.01	Property				Aliso Viejo Commerce Center	3,520	8/31/2023	12/15/2017	No	NAP	12/8/2017	12/8/2017	10%	No
3.02	Property				Transpark Commerce	5,218	8/31/2024	12/7/2017	No	NAP	12/8/2017	12/8/2017	15%	No
3.03	Property				Wimbledon	4,568	4/30/2021	12/8/2017	No	NAP	12/8/2017	12/8/2017	11%	No
3.04	Property				Palmdale Place	6,245	3/31/2023	12/11/2017	No	NAP	12/8/2017	12/8/2017	11%	No
3.05	Property				Sierra Gateway	4,880	2/28/2019	12/8/2017	No	NAP	12/8/2017	12/8/2017	19%	No
3.06	Property				Fresno Industrial Center	7,500	10/31/2019	12/8/2017	No	NAP	12/8/2017	12/8/2017	9%	No
3.07	Property				Upland Freeway	8,264	11/30/2018	12/8/2017	No	NAP	12/8/2017	12/8/2017	13%	No
3.08	Property				Commerce Corporate Center	3,977	7/31/2023	12/8/2017	No	NAP	12/8/2017	12/8/2017	16%	No
3.09	Property				Moreno Valley	4,080	10/31/2021	12/15/2017	No	NAP	12/8/2017	12/8/2017	16%	No
3.10	Property				Airport One Office Park			12/11/2017	No	NAP	12/8/2017	12/8/2017	11%	No
3.11	Property				Colton Courtyard	3,715	5/31/2018	12/15/2017	No	NAP	12/8/2017	12/8/2017	18%	No
3.12	Property				The Abbey Center	2,726	8/31/2020	12/8/2017	No	NAP	12/8/2017	12/8/2017	13%	No
3.13	Property				Upland Commerce Center	2,617	4/30/2024	12/8/2017	No	NAP	12/8/2017	12/8/2017	15%	No
3.14	Property				Diamond Bar	1,130	5/31/2021	12/14/2017	No	NAP	12/8/2017	12/8/2017	12%	No
3.15	Property				Atlantic Plaza	2,158	2/28/2023	12/8/2017	No	NAP	12/8/2017	12/8/2017	19%	No
3.16	Property				Ming Office Park	3,370	11/30/2020	12/8/2017	No	NAP	12/8/2017	12/8/2017	11%	No
3.17	Property				10th Street Commerce Center	3,000	12/31/2021	12/15/2017	No	NAP	12/8/2017	12/8/2017	10%	No
3.18	Property				Cityview Plaza	4,281	4/30/2022	12/6/2017	No	NAP	12/8/2017	12/8/2017	11%	No
3.19	Property				Garden Grove Town Center			12/6/2017	No	NAP	12/8/2017	12/8/2017	14%	No
3.20	Property				30th Street Commerce Center	1,400	10/31/2018	12/15/2017	No	NAP	12/8/2017	12/8/2017	15%	No
3.21	Property				Mt. Vernon Commerce Center	1,911	7/31/2022	12/8/2017	No	NAP	12/8/2017	12/8/2017	16%	No
3.22	Property				Anaheim Stadium Industrial			12/6/2017	No	NAP	12/8/2017	12/8/2017	15%	No
3.23	Property				25th Street Commerce Center			12/6/2017	No	NAP	12/8/2017	12/8/2017	15%	No
3.24	Property				Fresno Airport	1,641	2/28/2020	12/8/2017	No	NAP	12/8/2017	12/8/2017	3%	No
4	Loan	17, 18	SMF V	Starwood Mortgage Capital LLC	Westin Tysons Corner			11/15/2017	No	NAP	1/10/2018	NAP	NAP	No
5	Loan	8, 19	MSMCH	Morgan Stanley Bank, N.A.	Extra Space Self Storage Portfolio									No
5.01	Property				Henderson - Stephanie Place			11/3/2017	No	NAP	9/20/2017	NAP	NAP	No
5.02	Property				Brookfield - Federal Road			11/3/2017	No	NAP	9/20/2017	NAP	NAP	No
5.03	Property				Kingston - Sawkill Road			11/3/2017	No	NAP	9/20/2017	NAP	NAP	No
5.04	Property				Lake Elsinore - Central Avenue			11/3/2017	No	NAP	9/20/2017	9/18/2017	10%	No
5.05	Property				Doylestown - North Broad Street			11/3/2017	No	NAP	9/14/2017	NAP	NAP	No
5.06	Property				Pennsauken - South Crescent Boulevard			11/3/2017	No	NAP	9/20/2017	NAP	NAP	No
5.07	Property				New Paltz - South Putt Corners Road			11/3/2017	No	NAP	9/20/2017	NAP	NAP	No
5.08	Property				Tyngsborough - Industrial Way			11/3/2017	No	NAP	9/20/2017	NAP	NAP	No
5.09	Property				Hemet - South Sanderson			11/3/2017	No	NAP	9/20/2017	9/18/2017	12%	No
5.10	Property				Bensalem - 1525 Bristol Pike			11/3/2017	No	NAP	9/20/2017	NAP	NAP	No
5.11	Property				Eastpoint - Lakewood Avenue			11/3/2017	No	NAP	9/20/2017	NAP	NAP	No
5.12	Property				Howell - Route 9 South			11/3/2017	No	NAP	9/20/2017	NAP	NAP	No
5.13	Property				Lawrenceville - Hurricane Shoals Road			11/3/2017	No	NAP	9/20/2017	NAP	NAP	No
5.14	Property				Lawnside - White Horse Pike			11/3/2017	No	NAP	9/20/2017	NAP	NAP	No
5.15	Property				Phoenix - West Peoria			11/3/2017	No	NAP	9/20/2017	NAP	NAP	No
5.16	Property				Mount Laurel - Ark Road			11/3/2017	No	NAP	9/20/2017	NAP	NAP	No
5.17	Property				Burlington - Cadillac Road			11/3/2017	No	NAP	9/20/2017	NAP	NAP	No
5.18	Property				Cherry Hill - Marlton Pike			11/3/2017	No	NAP	9/20/2017	NAP	NAP	No
5.19	Property				Bensalem - Knights Road			11/3/2017	No	NAP	9/20/2017	NAP	NAP	No
5.20	Property				Albuquerque - Ellison Road Northwest			11/3/2017	No	NAP	9/20/2017	NAP	NAP	No
5.21	Property				Modesto - Crows Landing			11/3/2017	No	NAP	9/20/2017	9/20/2017	5%	No
5.22	Property				Auburndale - US Highway 92 West			11/3/2017	No	NAP	9/20/2017	NAP	NAP	No
5.23	Property				San Bernardino - West Club Center Drive			11/3/2017	No	NAP	9/20/2017	9/18/2017	18%	No
5.24	Property				Memphis - Mount Moriah Terrace			11/3/2017	No	NAP	9/20/2017	10/20/2017	14%	No
5.25	Property				Hesperia - Mariposa Road			11/3/2017	No	NAP	9/20/2017	9/20/2017	9%	No
5.26	Property				Memphis - Covington Way			11/3/2017	No	NAP	9/20/2017	10/20/2017	11%	No
5.27	Property				St. Louis - Halls Ferry Road			11/3/2017	No	NAP	9/20/2017	NAP	NAP	No
5.28	Property				Killeen - Jasper Drive			11/3/2017	No	NAP	9/20/2017	NAP	NAP	No
5.29	Property				Albuquerque - Airport Drive Northwest			11/3/2017	No	NAP	9/20/2017	NAP	NAP	No
5.30	Property				Memphis - Gateway Drive			11/3/2017	No	NAP	9/20/2017	10/20/2017	9%	No

CGCMT 2018-B2 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Fifth Largest Tenant Sq Ft	Fifth Largest Tenant Lease Expiration (6)	Environmental Phase I Report Date	Environmental Phase II Y/N	Environmental Phase II Report Date	Engineering Report Date	Seismic Report Date	PML or SEL (%)	Earthquake Insurance Required Y/N
5.31	Property				Victorville - Yates Road			11/3/2017	No	NAP	9/20/2017	9/19/2017	12%	No
5.32	Property				Las Vegas - North Lamont Street			11/3/2017	No	NAP	9/20/2017	NAP	NAP	No
5.33	Property				Columbus - East Main Street			11/3/2017	No	NAP	9/20/2017	NAP	NAP	No
5.34	Property				Memphis - Raleigh-LaGrange			11/3/2017	No	NAP	9/20/2017	10/20/2017	11%	No
5.35	Property				Memphis - 5675 Summer Avenue			11/3/2017	No	NAP	9/20/2017	10/20/2017	11%	No
5.36	Property				Memphis - Madison Avenue			11/3/2017	No	NAP	9/20/2017	10/20/2017	16%	No
6	Loan	8, 20, 21, 22, 23, 24, 25	CREFI	Citi Real Estate Funding Inc.	Red Building	26,668	1/31/2028	10/31/2017	No	NAP	10/30/2017	10/31/2017	9%	No
7	Loan		MSMCH	Morgan Stanley Bank, N.A.	Town Center at Levis Commons	9,210	2/22/2020	12/28/2017	No	NAP	12/28/2017	NAP	NAP	No
8	Loan	26	SMF V	Starwood Mortgage Capital LLC	Oxford Exchange	20,950	1/31/2022	8/17/2017	No	NAP	8/17/2017	NAP	NAP	No
9	Loan	27, 28, 29, 30	CREFI	Citi Real Estate Funding Inc.	3rd & Pine Seattle Retail & Parking			8/24/2017	No	NAP	1/16/2018	1/16/2018	15%	No
10	Loan	8, 31, 32	MSMCH	Morgan Stanley Bank, N.A.	Axcelis Corporate Center			11/28/2017	No	NAP	11/27/2017	NAP	NAP	No
11	Loan	8	MSMCH	Morgan Stanley Bank, N.A.	One Newark Center	26,074	1/31/2020	11/30/2017	No	NAP	10/4/2017	NAP	NAP	No
12	Loan	8, 33, 34, 35, 36	CREFI	Citi Real Estate Funding Inc.	Braddock Metro Center	11,348	12/31/2021	11/27/2017	No	NAP	11/20/2017	NAP	NAP	No
13	Loan	37, 38	SMF V	Starwood Mortgage Capital LLC	2301 Renaissance Boulevard			11/28/2017	No	NAP	11/28/2017	NAP	NAP	No
14	Loan	39	SMF V	Starwood Mortgage Capital LLC	Ingram Festival Shopping Center	18,620	1/31/2025	11/10/2017	No	NAP	12/5/2017	NAP	NAP	No
15	Loan	8, 40, 41, 42	SMF V	Cantor Commercial Real Estate Lending, L.P.	Cross Point	36,752	8/14/2026	1/10/2018	No	NAP	10/6/2017	NAP	NAP	No
16	Loan	43	MSMCH	Morgan Stanley Bank, N.A.	Voice Road Plaza	11,049	9/30/2021	11/14/2017	No	NAP	12/7/2017	NAP	NAP	No
17	Loan	44, 45, 46, 47	CREFI	Citi Real Estate Funding Inc.	Wrigleyville Hotel Portfolio									No
17.01	Property				Willows Hotel			11/3/2017	No	NAP	11/7/2017	NAP	NAP	No
17.02	Property				Majestic Hotel			11/3/2017	No	NAP	11/7/2017	NAP	NAP	No
17.03	Property				City Suites Hotel			11/3/2017	No	NAP	11/7/2017	NAP	NAP	No
18	Loan	48	BANA	Bank of America, N.A.	Stor-All New Orleans Portfolio
18.01	Property				Stor-All Tchoupitoulas			1/17/2018	No	NAP	1/16/2018	NAP	NAP	No
18.02	Property				Stor-All Gentilly Woods			1/16/2018	No	NAP	1/16/2018	NAP	NAP	No
19	Loan	49, 50	MSMCH	Morgan Stanley Bank, N.A.	Galleria Commons	18,833	9/30/2020	12/18/2017	No	NAP	12/18/2017	NAP	NAP	No
20	Loan		BANA	Bank of America, N.A.	Magellan Commerce Self Storage			10/12/2017	No	NAP	10/12/2017	11/6/2017	15%	No
21	Loan	8, 51, 52, 53, 54	SMF V	Starwood Mortgage Capital LLC	Fort Knox Executive Park			1/26/2018	No	NAP	1/24/2018	NAP	NAP	No
22	Loan	55, 56	CREFI	Citi Real Estate Funding Inc.	8800 Queen Avenue South			12/19/2017	No	NAP	12/19/2017	NAP	NAP	No
23	Loan	57	BANA	Bank of America, N.A.	La Habra Towne Center	2,068	12/31/2022	12/6/2017	No	NAP	12/6/2017	12/6/2017	9%, 18%	No
24	Loan	58	CREFI	Citi Real Estate Funding Inc.	Aventura Business Park	5,236	1/31/2019	1/12/2018	No	NAP	1/12/2018	NAP	NAP	No
25	Loan	59	CREFI	Citi Real Estate Funding Inc.	Fulton Market Portfolio									No
25.01	Property				185 North Morgan Retail			1/15/2018	No	NAP	1/15/2018	NAP	NAP	No
25.02	Property				820 West Lake Retail			1/15/2018	No	NAP	1/15/2018	NAP	NAP	No
25.03	Property				219 North Green Retail			1/15/2018	No	NAP	1/15/2018	NAP	NAP	No
26	Loan	8	BANA	Bank of America, N.A.	Warwick Mall	22,579	1/31/2021	4/7/2017	No	NAP	4/6/2017	NAP	NAP	No
27	Loan	60, 61	CREFI	Citi Real Estate Funding Inc.	Courtyard Reno			12/20/2017	No	NAP	1/10/2018	1/12/2018	10%	No
28	Loan		MSMCH	Morgan Stanley Bank, N.A.	5000 South Hulen	3,649	9/30/2021	12/12/2017	No	NAP	12/11/2017	NAP	NAP	No
29	Loan	62, 63	CREFI	Citi Real Estate Funding Inc.	50 Racetrack Road	2,240	8/21/2027	12/18/2017	No	NAP	12/18/2017	NAP	NAP	No
30	Loan	64, 65	BANA	Bank of America, N.A.	Residence Inn - West Orange, NJ			11/27/2017	No	NAP	11/27/2017	NAP	NAP	No
31	Loan	66, 67	SMF V	Starwood Mortgage Capital LLC	Arapaho & Gessner									No
31.01	Property				Arapaho			11/10/2017	No	NAP	11/10/2017	NAP	NAP	No
31.02	Property				Gessner			11/10/2017	Yes	10/19/2017	11/8/2017	NAP	NAP	No
32	Loan	68, 69	MSMCH	Morgan Stanley Bank, N.A.	Hampton Inn Burlington			12/13/2017	No	NAP	12/13/2017	NAP	NAP	No
33	Loan	70, 71	CREFI	Citi Real Estate Funding Inc.	530 Spring Retail & Parking			1/8/2018	No	NAP	1/8/2018	1/9/2018	14%	No
34	Loan	8, 72	CREFI	Citi Real Estate Funding Inc.	Two Harbor Point Square	7,345	4/30/2022	10/11/2017	No	NAP	11/16/2017	NAP	NAP	No
35	Loan		MSMCH	Morgan Stanley Bank, N.A.	Miamisburg Office Portfolio	3,530	5/31/2019	10/20/2017	No	NAP	10/20/2017	NAP	NAP	No
36	Loan	73	SMF V	Starwood Mortgage Capital LLC	Anderson Multifamily Portfolio									No
36.01	Property				Cross Lakes Apartments			12/20/2017	No	NAP	1/11/2018	NAP	NAP	No
36.02	Property				Giant Oaks Apartments			12/20/2017	No	NAP	1/11/2018	NAP	NAP	No
37	Loan	74	BANA	Bank of America, N.A.	American Mini Storage Lake Forest			12/14/2017	No	NAP	12/14/2017	12/14/2017	12%	No
38	Loan	75	MSMCH	Morgan Stanley Bank, N.A.	Gale Industrial	10,464	4/30/2019	12/21/2017	No	NAP	12/21/2017	12/21/2017	14%	No
39	Loan		SMF V	Starwood Mortgage Capital LLC	Villages on Madison			11/29/2017	No	NAP	12/13/2017	NAP	NAP	No
40	Loan	76	MSMCH	Morgan Stanley Bank, N.A.	Pearland Retail Center	2,752	6/22/2019	9/21/2017	No	NAP	9/21/2017	NAP	NAP	No
41	Loan		SMF V	Starwood Mortgage Capital LLC	Boulder Ridge Apartments			1/5/2018	No	NAP	1/24/2018	NAP	NAP	No
42	Loan		SMF V	Starwood Mortgage Capital LLC	Northtown Plaza	2,200	8/31/2020	11/30/2017	No	NAP	11/22/2017	NAP	NAP	No
43	Loan		SMF V	Starwood Mortgage Capital LLC	Norwalk Village	2,304	11/30/2019	1/12/2018	Yes	1/3/2018	12/11/2017	12/11/2017	15%	No
44	Loan	77, 78	SMF V	Starwood Mortgage Capital LLC	The Clorox Sales Company Building			10/19/2017	No	NAP	10/20/2017	NAP	NAP	No
45	Loan		SMF V	Starwood Mortgage Capital LLC	358 Hall Avenue			11/30/2017	No	NAP	12/1/2017	NAP	NAP	No
46	Loan	79	CREFI	Citi Real Estate Funding Inc.	452 West Broadway			12/22/2017	No	NAP	12/22/2017	NAP	NAP	No
47	Loan		SMF V	Starwood Mortgage Capital LLC	Southfield PNC & McDonalds			12/18/2017	No	NAP	12/15/2017	NAP	NAP	No
48	Loan	80, 81	SMF V	Starwood Mortgage Capital LLC	Gateway Business Center	3,822	12/14/2020	12/18/2017	No	NAP	12/18/2017	NAP	NAP	No
49	Loan	82, 83	BANA	Bank of America, N.A.	108-110 West Broughton Street			12/13/2017	No	NAP	12/13/2017	NAP	NAP	No
50	Loan		BANA	Bank of America, N.A.	Central Dallas Multifamily Portfolio
50.01	Property				2106 Bennett Apartments			12/13/2017	No	NAP	12/14/2017	NAP	NAP	No
50.02	Property				The Tribeca Apartments			12/13/2017	No	NAP	12/14/2017	NAP	NAP	No
51	Loan	84	SMF V	Starwood Mortgage Capital LLC	Sherman Plaza	3,731	3/31/2020	1/23/2018	No	NAP	1/23/2018	NAP	NAP	No
52	Loan	85	SMF V	Starwood Mortgage Capital LLC	Colonial Estates MHP			1/25/2018	No	NAP	1/24/2018	NAP	NAP	No

CGCMT 2018-B2 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Upfront RE Tax Reserve ($)	Ongoing RE Tax Reserve ($)	Upfront Insurance Reserve ($)	Ongoing Insurance Reserve ($)	Upfront Replacement Reserve ($)	Ongoing Replacement Reserve ($)	Replacement Reserve Caps ($)	Upfront TI/LC Reserve ($)	Ongoing TI/LC Reserve ($)
1	Loan	8, 9, 10	BANA	Bank of America, N.A.	Extra Space - TIAA Self Storage Portfolio	0	0	915	457	0	0	0	0	0
1.01	Property				Extra Space Washington
1.02	Property				Extra Space San Jose
1.03	Property				Extra Space San Diego
1.04	Property				Extra Space Panorama City
1.05	Property				Extra Space Norwalk
1.06	Property				Extra Space Miami East
1.07	Property				Extra Space Miami West
1.08	Property				Extra Space Palo Alto
1.09	Property				Extra Space Covina
1.10	Property				Extra Space Gaithersburg
1.11	Property				Extra Space Philadelphia
1.12	Property				Extra Space Westminster
1.13	Property				Extra Space Newark
1.14	Property				Extra Space Essex
1.15	Property				Extra Space New Bedford
1.16	Property				Extra Space Birmingham
1.17	Property				Extra Space Haverhill
1.18	Property				Extra Space Shrewsbury
1.19	Property				Extra Space Dallas
1.20	Property				Extra Space Enfield
1.21	Property				Extra Space San Diego Miramar
1.22	Property				Extra Space Shawnee
1.23	Property				Extra Space Overland Park
1.24	Property				Extra Space Tucson
2	Loan	11	MSMCH	Morgan Stanley Bank, N.A.	Park Place East and Park Place West	184,172	184,172	0	0	0	6,633	0	512,195	58,037
2.01	Property				Park Place East
2.02	Property				Park Place West
3	Loan	8, 12, 13, 14, 15, 16	CREFI	Citi Real Estate Funding Inc.	The SoCal Portfolio	0	219,172	0	0	0	35,400	1,000,000	8,000,000	0
3.01	Property				Aliso Viejo Commerce Center
3.02	Property				Transpark Commerce
3.03	Property				Wimbledon
3.04	Property				Palmdale Place
3.05	Property				Sierra Gateway
3.06	Property				Fresno Industrial Center
3.07	Property				Upland Freeway
3.08	Property				Commerce Corporate Center
3.09	Property				Moreno Valley
3.10	Property				Airport One Office Park
3.11	Property				Colton Courtyard
3.12	Property				The Abbey Center
3.13	Property				Upland Commerce Center
3.14	Property				Diamond Bar
3.15	Property				Atlantic Plaza
3.16	Property				Ming Office Park
3.17	Property				10th Street Commerce Center
3.18	Property				Cityview Plaza
3.19	Property				Garden Grove Town Center
3.20	Property				30th Street Commerce Center
3.21	Property				Mt. Vernon Commerce Center
3.22	Property				Anaheim Stadium Industrial
3.23	Property				25th Street Commerce Center
3.24	Property				Fresno Airport
4	Loan	17, 18	SMF V	Starwood Mortgage Capital LLC	Westin Tysons Corner	313,078	77,350	113,014	9,418	0	65,309	0	0	0
5	Loan	8, 19	MSMCH	Morgan Stanley Bank, N.A.	Extra Space Self Storage Portfolio	0	0	0	0	0	0	0	0	0
5.01	Property				Henderson - Stephanie Place
5.02	Property				Brookfield - Federal Road
5.03	Property				Kingston - Sawkill Road
5.04	Property				Lake Elsinore - Central Avenue
5.05	Property				Doylestown - North Broad Street
5.06	Property				Pennsauken - South Crescent Boulevard
5.07	Property				New Paltz - South Putt Corners Road
5.08	Property				Tyngsborough - Industrial Way
5.09	Property				Hemet - South Sanderson
5.10	Property				Bensalem - 1525 Bristol Pike
5.11	Property				Eastpoint - Lakewood Avenue
5.12	Property				Howell - Route 9 South
5.13	Property				Lawrenceville - Hurricane Shoals Road
5.14	Property				Lawnside - White Horse Pike
5.15	Property				Phoenix - West Peoria
5.16	Property				Mount Laurel - Ark Road
5.17	Property				Burlington - Cadillac Road
5.18	Property				Cherry Hill - Marlton Pike
5.19	Property				Bensalem - Knights Road
5.20	Property				Albuquerque - Ellison Road Northwest
5.21	Property				Modesto - Crows Landing
5.22	Property				Auburndale - US Highway 92 West
5.23	Property				San Bernardino - West Club Center Drive
5.24	Property				Memphis - Mount Moriah Terrace
5.25	Property				Hesperia - Mariposa Road
5.26	Property				Memphis - Covington Way
5.27	Property				St. Louis - Halls Ferry Road
5.28	Property				Killeen - Jasper Drive
5.29	Property				Albuquerque - Airport Drive Northwest
5.30	Property				Memphis - Gateway Drive

CGCMT 2018-B2 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Upfront RE Tax Reserve ($)	Ongoing RE Tax Reserve ($)	Upfront Insurance Reserve ($)	Ongoing Insurance Reserve ($)	Upfront Replacement Reserve ($)	Ongoing Replacement Reserve ($)	Replacement Reserve Caps ($)	Upfront TI/LC Reserve ($)	Ongoing TI/LC Reserve ($)
5.31	Property				Victorville - Yates Road
5.32	Property				Las Vegas - North Lamont Street
5.33	Property				Columbus - East Main Street
5.34	Property				Memphis - Raleigh-LaGrange
5.35	Property				Memphis - 5675 Summer Avenue
5.36	Property				Memphis - Madison Avenue
6	Loan	8, 20, 21, 22, 23, 24, 25	CREFI	Citi Real Estate Funding Inc.	Red Building	192,071	192,071	88,901	8,082	0	6,859	0	0	0
7	Loan		MSMCH	Morgan Stanley Bank, N.A.	Town Center at Levis Commons	49,820	49,820	0	0	0	3,869	0	1,000,000	38,934
8	Loan	26	SMF V	Starwood Mortgage Capital LLC	Oxford Exchange	52,416	26,208	10,127	4,934	0	4,175	350,000	1,500,000	13,916
9	Loan	27, 28, 29, 30	CREFI	Citi Real Estate Funding Inc.	3rd & Pine Seattle Retail & Parking	0	0	0	0	40,000	3,783	0	0	1,671
10	Loan	8, 31, 32	MSMCH	Morgan Stanley Bank, N.A.	Axcelis Corporate Center	0	0	0	0	0	0	0	0	0
11	Loan	8	MSMCH	Morgan Stanley Bank, N.A.	One Newark Center	388,733	194,366	44,763	22,319	0	14,247	0	2,850,000	104,485
12	Loan	8, 33, 34, 35, 36	CREFI	Citi Real Estate Funding Inc.	Braddock Metro Center	381,274	95,318	0	0	0	6,049	0	0	19,724
13	Loan	37, 38	SMF V	Starwood Mortgage Capital LLC	2301 Renaissance Boulevard	375,827	54,117	51,527	0	150,000	3,112	0	0	20,530
14	Loan	39	SMF V	Starwood Mortgage Capital LLC	Ingram Festival Shopping Center	240,086	80,029	15,479	1,720	250,000	5,924	0	500,000	0
15	Loan	8, 40, 41, 42	SMF V	Cantor Commercial Real Estate Lending, L.P.	Cross Point	240,000	240,000	0	0	0	18,704	0	0	110,021
16	Loan	43	MSMCH	Morgan Stanley Bank, N.A.	Voice Road Plaza	168,080	168,080	10,621	10,621	0	1,853	88,945	0	10,988
17	Loan	44, 45, 46, 47	CREFI	Citi Real Estate Funding Inc.	Wrigleyville Hotel Portfolio	319,256	45,608	135,549	10,427	0	24,921	0	0	0
17.01	Property				Willows Hotel
17.02	Property				Majestic Hotel
17.03	Property				City Suites Hotel
18	Loan	48	BANA	Bank of America, N.A.	Stor-All New Orleans Portfolio	63,263	21,088	97,568	12,196	175,000	0	175,000	0	0
18.01	Property				Stor-All Tchoupitoulas
18.02	Property				Stor-All Gentilly Woods
19	Loan	49, 50	MSMCH	Morgan Stanley Bank, N.A.	Galleria Commons	17,171	17,171	0	0	0	3,712	0	1,000,000	15,081
20	Loan		BANA	Bank of America, N.A.	Magellan Commerce Self Storage	0	37,609	0	0	0	1,758	0	0	0
21	Loan	8, 51, 52, 53, 54	SMF V	Starwood Mortgage Capital LLC	Fort Knox Executive Park	128,130	32,033	121,337	12,421	170,000	5,394	0	1,000,000	0
22	Loan	55, 56	CREFI	Citi Real Estate Funding Inc.	8800 Queen Avenue South	229,020	45,804	16,022	5,341	366,986	4,270	520,688	1,200,000	0
23	Loan	57	BANA	Bank of America, N.A.	La Habra Towne Center	0	10,558	0	0	0	632	0	317,803	3,500
24	Loan	58	CREFI	Citi Real Estate Funding Inc.	Aventura Business Park	105,031	21,006	0	0	0	0	0	0	0
25	Loan	59	CREFI	Citi Real Estate Funding Inc.	Fulton Market Portfolio	4,016	4,016	0	0	0	359	0	0	0
25.01	Property				185 North Morgan Retail
25.02	Property				820 West Lake Retail
25.03	Property				219 North Green Retail
26	Loan	8	BANA	Bank of America, N.A.	Warwick Mall	120,833	120,833	241,667	48,333	0	12,265	0	830,000	61,196
27	Loan	60, 61	CREFI	Citi Real Estate Funding Inc.	Courtyard Reno	29,664	7,416	8,465	4,233	0	16,727	0	0	0
28	Loan		MSMCH	Morgan Stanley Bank, N.A.	5000 South Hulen	177,776	59,259	0	0	0	1,055	0	260,984	5,559
29	Loan	62, 63	CREFI	Citi Real Estate Funding Inc.	50 Racetrack Road	80,319	40,160	34,746	3,159	0	1,755	0	0	0
30	Loan	64, 65	BANA	Bank of America, N.A.	Residence Inn - West Orange, NJ	55,064	55,064	0	0	0	24,794	0	0	0
31	Loan	66, 67	SMF V	Starwood Mortgage Capital LLC	Arapaho & Gessner	2,787	2,787	10,626	3,542	0	2,338	0	0	35,027
31.01	Property				Arapaho
31.02	Property				Gessner
32	Loan	68, 69	MSMCH	Morgan Stanley Bank, N.A.	Hampton Inn Burlington	21,909	21,909	0	0	0	11,097	0	0	0
33	Loan	70, 71	CREFI	Citi Real Estate Funding Inc.	530 Spring Retail & Parking	0	6,180	0	0	0	1,809	200,000	0	1,045
34	Loan	8, 72	CREFI	Citi Real Estate Funding Inc.	Two Harbor Point Square	80,167	80,167	4,333	0	0	2,335	0	0	20,833
35	Loan		MSMCH	Morgan Stanley Bank, N.A.	Miamisburg Office Portfolio	0	0	0	0	0	0	0	0	23,074
36	Loan	73	SMF V	Starwood Mortgage Capital LLC	Anderson Multifamily Portfolio	49,765	12,441	55,622	5,057	0	6,671	0	0	0
36.01	Property				Cross Lakes Apartments
36.02	Property				Giant Oaks Apartments
37	Loan	74	BANA	Bank of America, N.A.	American Mini Storage Lake Forest	0	4,588	0	0	30,000	0	30,000	0	0
38	Loan	75	MSMCH	Morgan Stanley Bank, N.A.	Gale Industrial	52,163	26,081	22,136	2,012	0	0	0	50,000	7,250
39	Loan		SMF V	Starwood Mortgage Capital LLC	Villages on Madison	18,768	6,256	50,895	5,090	0	5,457	450,000	0	0
40	Loan	76	MSMCH	Morgan Stanley Bank, N.A.	Pearland Retail Center	27,766	9,256	1,579	1,579	0	275	0	119,712	2,500
41	Loan		SMF V	Starwood Mortgage Capital LLC	Boulder Ridge Apartments	19,766	6,589	0	0	0	5,600	0	0	0
42	Loan		SMF V	Starwood Mortgage Capital LLC	Northtown Plaza	0	3,056	8,266	751	0	1,227	0	120,000	6,136
43	Loan		SMF V	Starwood Mortgage Capital LLC	Norwalk Village	9,850	9,850	27,907	2,015	0	360	12,955	0	5,478
44	Loan	77, 78	SMF V	Starwood Mortgage Capital LLC	The Clorox Sales Company Building	0	0	8,330	926	0	514	0	0	2,500
45	Loan		SMF V	Starwood Mortgage Capital LLC	358 Hall Avenue	0	0	6,478	1,619	0	0	0	0	5,533
46	Loan	79	CREFI	Citi Real Estate Funding Inc.	452 West Broadway	13,587	4,529	0	0	0	68	0	0	0
47	Loan		SMF V	Starwood Mortgage Capital LLC	Southfield PNC & McDonalds	9,757	3,252	6,770	564	0	0	0	0	0
48	Loan	80, 81	SMF V	Starwood Mortgage Capital LLC	Gateway Business Center	8,476	3,561	12,565	1,142	0	586	50,000	0	7,815
49	Loan	82, 83	BANA	Bank of America, N.A.	108-110 West Broughton Street	58,000	4,833	1,350	675	40,043	0	0	0	0
50	Loan		BANA	Bank of America, N.A.	Central Dallas Multifamily Portfolio	6,375	6,375	6,667	3,333	0	1,290	46,447	0	0
50.01	Property				2106 Bennett Apartments
50.02	Property				The Tribeca Apartments
51	Loan	84	SMF V	Starwood Mortgage Capital LLC	Sherman Plaza	12,040	6,020	20,841	2,084	0	1,912	0	200,000	0
52	Loan	85	SMF V	Starwood Mortgage Capital LLC	Colonial Estates MHP	3,425	1,142	1,356	452	0	558	0	0	0

CGCMT 2018-B2 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	TI/LC Caps ($)	Upfront Debt Service Reserve ($)	Ongoing Debt Service Reserve ($)	Upfront Deferred Maintenance Reserve ($)	Ongoing Deferred Maintenance Reserve ($)	Upfront Environmental Reserve ($)	Ongoing Environmental Reserve ($)	Upfront Other Reserve ($)	Ongoing Other Reserve ($)
1	Loan	8, 9, 10	BANA	Bank of America, N.A.	Extra Space - TIAA Self Storage Portfolio	0	0	0	0	0	0	0	0	0
1.01	Property				Extra Space Washington
1.02	Property				Extra Space San Jose
1.03	Property				Extra Space San Diego
1.04	Property				Extra Space Panorama City
1.05	Property				Extra Space Norwalk
1.06	Property				Extra Space Miami East
1.07	Property				Extra Space Miami West
1.08	Property				Extra Space Palo Alto
1.09	Property				Extra Space Covina
1.10	Property				Extra Space Gaithersburg
1.11	Property				Extra Space Philadelphia
1.12	Property				Extra Space Westminster
1.13	Property				Extra Space Newark
1.14	Property				Extra Space Essex
1.15	Property				Extra Space New Bedford
1.16	Property				Extra Space Birmingham
1.17	Property				Extra Space Haverhill
1.18	Property				Extra Space Shrewsbury
1.19	Property				Extra Space Dallas
1.20	Property				Extra Space Enfield
1.21	Property				Extra Space San Diego Miramar
1.22	Property				Extra Space Shawnee
1.23	Property				Extra Space Overland Park
1.24	Property				Extra Space Tucson
2	Loan	11	MSMCH	Morgan Stanley Bank, N.A.	Park Place East and Park Place West	2,839,332	0	0	0	0	0	0	411,533	0
2.01	Property				Park Place East
2.02	Property				Park Place West
3	Loan	8, 12, 13, 14, 15, 16	CREFI	Citi Real Estate Funding Inc.	The SoCal Portfolio	5,000,000	0	0	977,151	0	0	0	3,886,764	109,872
3.01	Property				Aliso Viejo Commerce Center
3.02	Property				Transpark Commerce
3.03	Property				Wimbledon
3.04	Property				Palmdale Place
3.05	Property				Sierra Gateway
3.06	Property				Fresno Industrial Center
3.07	Property				Upland Freeway
3.08	Property				Commerce Corporate Center
3.09	Property				Moreno Valley
3.10	Property				Airport One Office Park
3.11	Property				Colton Courtyard
3.12	Property				The Abbey Center
3.13	Property				Upland Commerce Center
3.14	Property				Diamond Bar
3.15	Property				Atlantic Plaza
3.16	Property				Ming Office Park
3.17	Property				10th Street Commerce Center
3.18	Property				Cityview Plaza
3.19	Property				Garden Grove Town Center
3.20	Property				30th Street Commerce Center
3.21	Property				Mt. Vernon Commerce Center
3.22	Property				Anaheim Stadium Industrial
3.23	Property				25th Street Commerce Center
3.24	Property				Fresno Airport
4	Loan	17, 18	SMF V	Starwood Mortgage Capital LLC	Westin Tysons Corner	0	0	0	0	0	0	0	7,000,000	0
5	Loan	8, 19	MSMCH	Morgan Stanley Bank, N.A.	Extra Space Self Storage Portfolio	0	0	0	0	0	0	0	0	0
5.01	Property				Henderson - Stephanie Place
5.02	Property				Brookfield - Federal Road
5.03	Property				Kingston - Sawkill Road
5.04	Property				Lake Elsinore - Central Avenue
5.05	Property				Doylestown - North Broad Street
5.06	Property				Pennsauken - South Crescent Boulevard
5.07	Property				New Paltz - South Putt Corners Road
5.08	Property				Tyngsborough - Industrial Way
5.09	Property				Hemet - South Sanderson
5.10	Property				Bensalem - 1525 Bristol Pike
5.11	Property				Eastpoint - Lakewood Avenue
5.12	Property				Howell - Route 9 South
5.13	Property				Lawrenceville - Hurricane Shoals Road
5.14	Property				Lawnside - White Horse Pike
5.15	Property				Phoenix - West Peoria
5.16	Property				Mount Laurel - Ark Road
5.17	Property				Burlington - Cadillac Road
5.18	Property				Cherry Hill - Marlton Pike
5.19	Property				Bensalem - Knights Road
5.20	Property				Albuquerque - Ellison Road Northwest
5.21	Property				Modesto - Crows Landing
5.22	Property				Auburndale - US Highway 92 West
5.23	Property				San Bernardino - West Club Center Drive
5.24	Property				Memphis - Mount Moriah Terrace
5.25	Property				Hesperia - Mariposa Road
5.26	Property				Memphis - Covington Way
5.27	Property				St. Louis - Halls Ferry Road
5.28	Property				Killeen - Jasper Drive
5.29	Property				Albuquerque - Airport Drive Northwest
5.30	Property				Memphis - Gateway Drive

CGCMT 2018-B2 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	TI/LC Caps ($)	Upfront Debt Service Reserve ($)	Ongoing Debt Service Reserve ($)	Upfront Deferred Maintenance Reserve ($)	Ongoing Deferred Maintenance Reserve ($)	Upfront Environmental Reserve ($)	Ongoing Environmental Reserve ($)	Upfront Other Reserve ($)	Ongoing Other Reserve ($)
5.31	Property				Victorville - Yates Road
5.32	Property				Las Vegas - North Lamont Street
5.33	Property				Columbus - East Main Street
5.34	Property				Memphis - Raleigh-LaGrange
5.35	Property				Memphis - 5675 Summer Avenue
5.36	Property				Memphis - Madison Avenue
6	Loan	8, 20, 21, 22, 23, 24, 25	CREFI	Citi Real Estate Funding Inc.	Red Building	3,966,820	0	0	0	0	0	0	4,627,845	0
7	Loan		MSMCH	Morgan Stanley Bank, N.A.	Town Center at Levis Commons	1,400,000	0	0	0	0	0	0	400,030	0
8	Loan	26	SMF V	Starwood Mortgage Capital LLC	Oxford Exchange	2,500,000	0	0	0	0	0	0	0	0
9	Loan	27, 28, 29, 30	CREFI	Citi Real Estate Funding Inc.	3rd & Pine Seattle Retail & Parking	0	0	0	1,875	0	0	0	0	0
10	Loan	8, 31, 32	MSMCH	Morgan Stanley Bank, N.A.	Axcelis Corporate Center	0	0	0	0	0	0	0	0	0
11	Loan	8	MSMCH	Morgan Stanley Bank, N.A.	One Newark Center	3,800,000	0	0	27,750	0	0	0	1,129,508	0
12	Loan	8, 33, 34, 35, 36	CREFI	Citi Real Estate Funding Inc.	Braddock Metro Center	0	0	0	0	0	0	0	27,805,730	0
13	Loan	37, 38	SMF V	Starwood Mortgage Capital LLC	2301 Renaissance Boulevard	0	0	0	0	0	0	0	1,969,567	0
14	Loan	39	SMF V	Starwood Mortgage Capital LLC	Ingram Festival Shopping Center	500,000	0	0	15,000	0	0	0	547,349	0
15	Loan	8, 40, 41, 42	SMF V	Cantor Commercial Real Estate Lending, L.P.	Cross Point	3,960,762	0	0	0	0	0	0	6,500,000	0
16	Loan	43	MSMCH	Morgan Stanley Bank, N.A.	Voice Road Plaza	659,250	0	0	38,400	0	0	0	630,869	0
17	Loan	44, 45, 46, 47	CREFI	Citi Real Estate Funding Inc.	Wrigleyville Hotel Portfolio	0	0	0	0	0	0	0	1,042,406	0
17.01	Property				Willows Hotel
17.02	Property				Majestic Hotel
17.03	Property				City Suites Hotel
18	Loan	48	BANA	Bank of America, N.A.	Stor-All New Orleans Portfolio	0	0	0	0	0	0	0	0	0
18.01	Property				Stor-All Tchoupitoulas
18.02	Property				Stor-All Gentilly Woods
19	Loan	49, 50	MSMCH	Morgan Stanley Bank, N.A.	Galleria Commons	1,500,000	0	0	1,500	0	0	0	230,000	9,500
20	Loan		BANA	Bank of America, N.A.	Magellan Commerce Self Storage	0	0	0	0	0	0	0	0	0
21	Loan	8, 51, 52, 53, 54	SMF V	Starwood Mortgage Capital LLC	Fort Knox Executive Park	1,000,000	0	0	0	0	0	0	4,115,078	0
22	Loan	55, 56	CREFI	Citi Real Estate Funding Inc.	8800 Queen Avenue South	500,000	0	0	358,014	0	0	0	1,723,382	0
23	Loan	57	BANA	Bank of America, N.A.	La Habra Towne Center	126,000	0	0	0	0	0	0	1,550,000	0
24	Loan	58	CREFI	Citi Real Estate Funding Inc.	Aventura Business Park	0	0	0	0	0	0	0	0	0
25	Loan	59	CREFI	Citi Real Estate Funding Inc.	Fulton Market Portfolio	0	0	0	0	0	0	0	416,740	0
25.01	Property				185 North Morgan Retail
25.02	Property				820 West Lake Retail
25.03	Property				219 North Green Retail
26	Loan	8	BANA	Bank of America, N.A.	Warwick Mall	0	0	0	0	0	0	0	5,000,000	6,377
27	Loan	60, 61	CREFI	Citi Real Estate Funding Inc.	Courtyard Reno	0	0	0	0	0	0	0	4,201,538	0
28	Loan		MSMCH	Morgan Stanley Bank, N.A.	5000 South Hulen	200,124	0	0	2,188	0	0	0	227,078	0
29	Loan	62, 63	CREFI	Citi Real Estate Funding Inc.	50 Racetrack Road	0	0	0	38,844	0	0	0	40,000	0
30	Loan	64, 65	BANA	Bank of America, N.A.	Residence Inn - West Orange, NJ	0	0	0	11,563	0	0	0	3,726,655	0
31	Loan	66, 67	SMF V	Starwood Mortgage Capital LLC	Arapaho & Gessner	0	0	0	0	0	0	0	800,000	0
31.01	Property				Arapaho
31.02	Property				Gessner
32	Loan	68, 69	MSMCH	Morgan Stanley Bank, N.A.	Hampton Inn Burlington	0	0	0	13,428	0	0	0	288,000	110,000
33	Loan	70, 71	CREFI	Citi Real Estate Funding Inc.	530 Spring Retail & Parking	100,000	0	0	606,188	0	0	0	0	0
34	Loan	8, 72	CREFI	Citi Real Estate Funding Inc.	Two Harbor Point Square	0	0	0	0	0	0	0	163,858	1,482
35	Loan		MSMCH	Morgan Stanley Bank, N.A.	Miamisburg Office Portfolio	552,000	0	0	0	0	0	0	63,965	0
36	Loan	73	SMF V	Starwood Mortgage Capital LLC	Anderson Multifamily Portfolio	0	0	0	179,369	0	12,625	0	0	0
36.01	Property				Cross Lakes Apartments
36.02	Property				Giant Oaks Apartments
37	Loan	74	BANA	Bank of America, N.A.	American Mini Storage Lake Forest	0	0	0	0	0	0	0	0	0
38	Loan	75	MSMCH	Morgan Stanley Bank, N.A.	Gale Industrial	87,000	0	0	0	0	0	0	0	0
39	Loan		SMF V	Starwood Mortgage Capital LLC	Villages on Madison	0	0	0	0	0	0	0	0	0
40	Loan	76	MSMCH	Morgan Stanley Bank, N.A.	Pearland Retail Center	90,000	0	0	0	0	0	0	18,000	0
41	Loan		SMF V	Starwood Mortgage Capital LLC	Boulder Ridge Apartments	0	0	0	33,672	0	0	0	0	0
42	Loan		SMF V	Starwood Mortgage Capital LLC	Northtown Plaza	0	0	0	0	0	0	0	0	0
43	Loan		SMF V	Starwood Mortgage Capital LLC	Norwalk Village	197,232	0	0	43,981	0	0	0	0	0
44	Loan	77, 78	SMF V	Starwood Mortgage Capital LLC	The Clorox Sales Company Building	0	0	0	0	0	0	0	0	0
45	Loan		SMF V	Starwood Mortgage Capital LLC	358 Hall Avenue	0	0	0	0	0	0	0	0	0
46	Loan	79	CREFI	Citi Real Estate Funding Inc.	452 West Broadway	0	0	0	12,375	0	0	0	270,000	0
47	Loan		SMF V	Starwood Mortgage Capital LLC	Southfield PNC & McDonalds	0	0	0	0	0	0	0	0	0
48	Loan	80, 81	SMF V	Starwood Mortgage Capital LLC	Gateway Business Center	185,000	0	0	0	0	0	0	0	0
49	Loan	82, 83	BANA	Bank of America, N.A.	108-110 West Broughton Street	0	0	0	0	0	0	0	0	0
50	Loan		BANA	Bank of America, N.A.	Central Dallas Multifamily Portfolio	0	0	0	0	0	0	0	0	0
50.01	Property				2106 Bennett Apartments
50.02	Property				The Tribeca Apartments
51	Loan	84	SMF V	Starwood Mortgage Capital LLC	Sherman Plaza	200,000	0	0	33,096	0	0	0	0	0
52	Loan	85	SMF V	Starwood Mortgage Capital LLC	Colonial Estates MHP	0	0	0	0	0	0	0	0	0

CGCMT 2018-B2 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Other Reserve Description
1	Loan	8, 9, 10	BANA	Bank of America, N.A.	Extra Space - TIAA Self Storage Portfolio
1.01	Property				Extra Space Washington
1.02	Property				Extra Space San Jose
1.03	Property				Extra Space San Diego
1.04	Property				Extra Space Panorama City
1.05	Property				Extra Space Norwalk
1.06	Property				Extra Space Miami East
1.07	Property				Extra Space Miami West
1.08	Property				Extra Space Palo Alto
1.09	Property				Extra Space Covina
1.10	Property				Extra Space Gaithersburg
1.11	Property				Extra Space Philadelphia
1.12	Property				Extra Space Westminster
1.13	Property				Extra Space Newark
1.14	Property				Extra Space Essex
1.15	Property				Extra Space New Bedford
1.16	Property				Extra Space Birmingham
1.17	Property				Extra Space Haverhill
1.18	Property				Extra Space Shrewsbury
1.19	Property				Extra Space Dallas
1.20	Property				Extra Space Enfield
1.21	Property				Extra Space San Diego Miramar
1.22	Property				Extra Space Shawnee
1.23	Property				Extra Space Overland Park
1.24	Property				Extra Space Tucson
2	Loan	11	MSMCH	Morgan Stanley Bank, N.A.	Park Place East and Park Place West	Outstanding TI/LC Reserve ($292,722); Free Rent Reserve ($118,811)
2.01	Property				Park Place East
2.02	Property				Park Place West
3	Loan	8, 12, 13, 14, 15, 16	CREFI	Citi Real Estate Funding Inc.	The SoCal Portfolio	Outstanding TI/LC Obligations Reserve (Upfront: $1,559,061); Free Rent Reserve (Upfront: $1,107,960); Ground Lease Extension Reserve (Upfront: $1,000,000); Ground Lease Reserve (Upfront: $219,743; Monthly: $109,872)
3.01	Property				Aliso Viejo Commerce Center
3.02	Property				Transpark Commerce
3.03	Property				Wimbledon
3.04	Property				Palmdale Place
3.05	Property				Sierra Gateway
3.06	Property				Fresno Industrial Center
3.07	Property				Upland Freeway
3.08	Property				Commerce Corporate Center
3.09	Property				Moreno Valley
3.10	Property				Airport One Office Park
3.11	Property				Colton Courtyard
3.12	Property				The Abbey Center
3.13	Property				Upland Commerce Center
3.14	Property				Diamond Bar
3.15	Property				Atlantic Plaza
3.16	Property				Ming Office Park
3.17	Property				10th Street Commerce Center
3.18	Property				Cityview Plaza
3.19	Property				Garden Grove Town Center
3.20	Property				30th Street Commerce Center
3.21	Property				Mt. Vernon Commerce Center
3.22	Property				Anaheim Stadium Industrial
3.23	Property				25th Street Commerce Center
3.24	Property				Fresno Airport
4	Loan	17, 18	SMF V	Starwood Mortgage Capital LLC	Westin Tysons Corner	PIP Reserve
5	Loan	8, 19	MSMCH	Morgan Stanley Bank, N.A.	Extra Space Self Storage Portfolio
5.01	Property				Henderson - Stephanie Place
5.02	Property				Brookfield - Federal Road
5.03	Property				Kingston - Sawkill Road
5.04	Property				Lake Elsinore - Central Avenue
5.05	Property				Doylestown - North Broad Street
5.06	Property				Pennsauken - South Crescent Boulevard
5.07	Property				New Paltz - South Putt Corners Road
5.08	Property				Tyngsborough - Industrial Way
5.09	Property				Hemet - South Sanderson
5.10	Property				Bensalem - 1525 Bristol Pike
5.11	Property				Eastpoint - Lakewood Avenue
5.12	Property				Howell - Route 9 South
5.13	Property				Lawrenceville - Hurricane Shoals Road
5.14	Property				Lawnside - White Horse Pike
5.15	Property				Phoenix - West Peoria
5.16	Property				Mount Laurel - Ark Road
5.17	Property				Burlington - Cadillac Road
5.18	Property				Cherry Hill - Marlton Pike
5.19	Property				Bensalem - Knights Road
5.20	Property				Albuquerque - Ellison Road Northwest
5.21	Property				Modesto - Crows Landing
5.22	Property				Auburndale - US Highway 92 West
5.23	Property				San Bernardino - West Club Center Drive
5.24	Property				Memphis - Mount Moriah Terrace
5.25	Property				Hesperia - Mariposa Road
5.26	Property				Memphis - Covington Way
5.27	Property				St. Louis - Halls Ferry Road
5.28	Property				Killeen - Jasper Drive
5.29	Property				Albuquerque - Airport Drive Northwest
5.30	Property				Memphis - Gateway Drive

CGCMT 2018-B2 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Other Reserve Description
5.31	Property				Victorville - Yates Road
5.32	Property				Las Vegas - North Lamont Street
5.33	Property				Columbus - East Main Street
5.34	Property				Memphis - Raleigh-LaGrange
5.35	Property				Memphis - 5675 Summer Avenue
5.36	Property				Memphis - Madison Avenue
6	Loan	8, 20, 21, 22, 23, 24, 25	CREFI	Citi Real Estate Funding Inc.	Red Building	Free Rent Reserve ($3,874,436); Unfunded Obligations Reserve ($753,409)
7	Loan		MSMCH	Morgan Stanley Bank, N.A.	Town Center at Levis Commons	Outstanding TI/LC
8	Loan	26	SMF V	Starwood Mortgage Capital LLC	Oxford Exchange
9	Loan	27, 28, 29, 30	CREFI	Citi Real Estate Funding Inc.	3rd & Pine Seattle Retail & Parking
10	Loan	8, 31, 32	MSMCH	Morgan Stanley Bank, N.A.	Axcelis Corporate Center
11	Loan	8	MSMCH	Morgan Stanley Bank, N.A.	One Newark Center	Outstanding TI/LC Reserve ($579,656); Free Rent Reserve ($549,852)
12	Loan	8, 33, 34, 35, 36	CREFI	Citi Real Estate Funding Inc.	Braddock Metro Center	USDA Lease Reserve
13	Loan	37, 38	SMF V	Starwood Mortgage Capital LLC	2301 Renaissance Boulevard	Free Rent Holdback
14	Loan	39	SMF V	Starwood Mortgage Capital LLC	Ingram Festival Shopping Center	Spec’s Wine & Spirits Reserve
15	Loan	8, 40, 41, 42	SMF V	Cantor Commercial Real Estate Lending, L.P.	Cross Point	Free Rent Reserve
16	Loan	43	MSMCH	Morgan Stanley Bank, N.A.	Voice Road Plaza	NY Mart Funds ($400,000); Outstanding TI/LC and Rent Concession Reserve ($230,869)
17	Loan	44, 45, 46, 47	CREFI	Citi Real Estate Funding Inc.	Wrigleyville Hotel Portfolio	Holdback Reserve ($750,000); Seasonality Reserve ($292,406)
17.01	Property				Willows Hotel
17.02	Property				Majestic Hotel
17.03	Property				City Suites Hotel
18	Loan	48	BANA	Bank of America, N.A.	Stor-All New Orleans Portfolio
18.01	Property				Stor-All Tchoupitoulas
18.02	Property				Stor-All Gentilly Woods
19	Loan	49, 50	MSMCH	Morgan Stanley Bank, N.A.	Galleria Commons	Babies “R” Us TI/LC Reserve
20	Loan		BANA	Bank of America, N.A.	Magellan Commerce Self Storage
21	Loan	8, 51, 52, 53, 54	SMF V	Starwood Mortgage Capital LLC	Fort Knox Executive Park	Outstanding TI/LC Reserve ($2,812,378); AHCA Gap Rent Reserve ($1,302,300); Association Reserve ($400)
22	Loan	55, 56	CREFI	Citi Real Estate Funding Inc.	8800 Queen Avenue South	General Dynamics Lease Reserve
23	Loan	57	BANA	Bank of America, N.A.	La Habra Towne Center	New Tenant Reserve
24	Loan	58	CREFI	Citi Real Estate Funding Inc.	Aventura Business Park
25	Loan	59	CREFI	Citi Real Estate Funding Inc.	Fulton Market Portfolio	Unfunded Obligations Reserve
25.01	Property				185 North Morgan Retail
25.02	Property				820 West Lake Retail
25.03	Property				219 North Green Retail
26	Loan	8	BANA	Bank of America, N.A.	Warwick Mall	Guarantor Reserve (Upfront: $5,000,000); Condo Reserve (Monthly: $6,377)
27	Loan	60, 61	CREFI	Citi Real Estate Funding Inc.	Courtyard Reno	PIP Reserve
28	Loan		MSMCH	Morgan Stanley Bank, N.A.	5000 South Hulen	Old Navy Reserve ($125,000); Additional Upfront Repairs Reserve ($76,801); Ideal Image Rent Reserve ($25,277)
29	Loan	62, 63	CREFI	Citi Real Estate Funding Inc.	50 Racetrack Road	Unfunded Obligations Reserve
30	Loan	64, 65	BANA	Bank of America, N.A.	Residence Inn - West Orange, NJ	PIP Reserve ($2,826,655); Seasonality Reserve ($900,000)
31	Loan	66, 67	SMF V	Starwood Mortgage Capital LLC	Arapaho & Gessner	Labcorp Loan Reserve
31.01	Property				Arapaho
31.02	Property				Gessner
32	Loan	68, 69	MSMCH	Morgan Stanley Bank, N.A.	Hampton Inn Burlington	PIP Reserve (Upfront: $288,000); Seasonality Reserve (Monthly: $110,000)
33	Loan	70, 71	CREFI	Citi Real Estate Funding Inc.	530 Spring Retail & Parking
34	Loan	8, 72	CREFI	Citi Real Estate Funding Inc.	Two Harbor Point Square	Unfunded Obligations Reserve (Upfront: 154,346); Declarations Assessment Reserve (Upfront: $6,548); WPCA Assessment Reserve (Upfront: $2,964; Monthly: $1,482)
35	Loan		MSMCH	Morgan Stanley Bank, N.A.	Miamisburg Office Portfolio	Huffy TI/LC Obligations Reserve
36	Loan	73	SMF V	Starwood Mortgage Capital LLC	Anderson Multifamily Portfolio
36.01	Property				Cross Lakes Apartments
36.02	Property				Giant Oaks Apartments
37	Loan	74	BANA	Bank of America, N.A.	American Mini Storage Lake Forest
38	Loan	75	MSMCH	Morgan Stanley Bank, N.A.	Gale Industrial
39	Loan		SMF V	Starwood Mortgage Capital LLC	Villages on Madison
40	Loan	76	MSMCH	Morgan Stanley Bank, N.A.	Pearland Retail Center	Select Comfort Free Rent Reserve
41	Loan		SMF V	Starwood Mortgage Capital LLC	Boulder Ridge Apartments
42	Loan		SMF V	Starwood Mortgage Capital LLC	Northtown Plaza
43	Loan		SMF V	Starwood Mortgage Capital LLC	Norwalk Village
44	Loan	77, 78	SMF V	Starwood Mortgage Capital LLC	The Clorox Sales Company Building
45	Loan		SMF V	Starwood Mortgage Capital LLC	358 Hall Avenue
46	Loan	79	CREFI	Citi Real Estate Funding Inc.	452 West Broadway	Free Rent Reserve (Upfront: $170,000); Unfunded Obligations Reserve (Upfront: $100,000)
47	Loan		SMF V	Starwood Mortgage Capital LLC	Southfield PNC & McDonalds
48	Loan	80, 81	SMF V	Starwood Mortgage Capital LLC	Gateway Business Center
49	Loan	82, 83	BANA	Bank of America, N.A.	108-110 West Broughton Street
50	Loan		BANA	Bank of America, N.A.	Central Dallas Multifamily Portfolio
50.01	Property				2106 Bennett Apartments
50.02	Property				The Tribeca Apartments
51	Loan	84	SMF V	Starwood Mortgage Capital LLC	Sherman Plaza
52	Loan	85	SMF V	Starwood Mortgage Capital LLC	Colonial Estates MHP

CGCMT 2018-B2 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Borrower Name
1	Loan	8, 9, 10	BANA	Bank of America, N.A.	Extra Space - TIAA Self Storage Portfolio	Storage Portfolio I LLC
1.01	Property				Extra Space Washington
1.02	Property				Extra Space San Jose
1.03	Property				Extra Space San Diego
1.04	Property				Extra Space Panorama City
1.05	Property				Extra Space Norwalk
1.06	Property				Extra Space Miami East
1.07	Property				Extra Space Miami West
1.08	Property				Extra Space Palo Alto
1.09	Property				Extra Space Covina
1.10	Property				Extra Space Gaithersburg
1.11	Property				Extra Space Philadelphia
1.12	Property				Extra Space Westminster
1.13	Property				Extra Space Newark
1.14	Property				Extra Space Essex
1.15	Property				Extra Space New Bedford
1.16	Property				Extra Space Birmingham
1.17	Property				Extra Space Haverhill
1.18	Property				Extra Space Shrewsbury
1.19	Property				Extra Space Dallas
1.20	Property				Extra Space Enfield
1.21	Property				Extra Space San Diego Miramar
1.22	Property				Extra Space Shawnee
1.23	Property				Extra Space Overland Park
1.24	Property				Extra Space Tucson
2	Loan	11	MSMCH	Morgan Stanley Bank, N.A.	Park Place East and Park Place West	Middleton Park Place Investors LLC
2.01	Property				Park Place East
2.02	Property				Park Place West
3	Loan	8, 12, 13, 14, 15, 16	CREFI	Citi Real Estate Funding Inc.	The SoCal Portfolio	AP-Lancaster LLC, AP-25th Street LLC, AP-Palmdale II LLC, AP-Donald Douglas LLC, AP-Aliso Viejo LLC, AP-Anaheim LLC, AP-Atlantic LLC, AP-Cityview LLC, AP-Colton LLC, AP-Commerce LLC, AP-Diamond Bar LLC, AP-Fresno Airport LLC, AP-Fresno Industrial LLC, AP-Garden Grove LLC, AP-Ming LLC, AP-Moreno Valley LLC, AP-Mt. Vernon LLC, AP-Palmdale Place LLC, AP-Palmdale Place II LLC, AP-Sierra LLC, AP-Farrell Ramon LLC, AP-Transpark Office LLC, AP-Upland LLC, AP-Upland Freeway Center LLC, AP-Victorville - Jasmine LLC, AP-Victorville - Village LLC and AP-Victorville - Office LLC
3.01	Property				Aliso Viejo Commerce Center
3.02	Property				Transpark Commerce
3.03	Property				Wimbledon
3.04	Property				Palmdale Place
3.05	Property				Sierra Gateway
3.06	Property				Fresno Industrial Center
3.07	Property				Upland Freeway
3.08	Property				Commerce Corporate Center
3.09	Property				Moreno Valley
3.10	Property				Airport One Office Park
3.11	Property				Colton Courtyard
3.12	Property				The Abbey Center
3.13	Property				Upland Commerce Center
3.14	Property				Diamond Bar
3.15	Property				Atlantic Plaza
3.16	Property				Ming Office Park
3.17	Property				10th Street Commerce Center
3.18	Property				Cityview Plaza
3.19	Property				Garden Grove Town Center
3.20	Property				30th Street Commerce Center
3.21	Property				Mt. Vernon Commerce Center
3.22	Property				Anaheim Stadium Industrial
3.23	Property				25th Street Commerce Center
3.24	Property				Fresno Airport
4	Loan	17, 18	SMF V	Starwood Mortgage Capital LLC	Westin Tysons Corner	7801 Leesburg Pike Tysons Corner Owner, LLC
5	Loan	8, 19	MSMCH	Morgan Stanley Bank, N.A.	Extra Space Self Storage Portfolio	Storage Portfolio II Subsidiary LLC
5.01	Property				Henderson - Stephanie Place
5.02	Property				Brookfield - Federal Road
5.03	Property				Kingston - Sawkill Road
5.04	Property				Lake Elsinore - Central Avenue
5.05	Property				Doylestown - North Broad Street
5.06	Property				Pennsauken - South Crescent Boulevard
5.07	Property				New Paltz - South Putt Corners Road
5.08	Property				Tyngsborough - Industrial Way
5.09	Property				Hemet - South Sanderson
5.10	Property				Bensalem - 1525 Bristol Pike
5.11	Property				Eastpoint - Lakewood Avenue
5.12	Property				Howell - Route 9 South
5.13	Property				Lawrenceville - Hurricane Shoals Road
5.14	Property				Lawnside - White Horse Pike
5.15	Property				Phoenix - West Peoria
5.16	Property				Mount Laurel - Ark Road
5.17	Property				Burlington - Cadillac Road
5.18	Property				Cherry Hill - Marlton Pike
5.19	Property				Bensalem - Knights Road
5.20	Property				Albuquerque - Ellison Road Northwest
5.21	Property				Modesto - Crows Landing
5.22	Property				Auburndale - US Highway 92 West
5.23	Property				San Bernardino - West Club Center Drive
5.24	Property				Memphis - Mount Moriah Terrace
5.25	Property				Hesperia - Mariposa Road
5.26	Property				Memphis - Covington Way
5.27	Property				St. Louis - Halls Ferry Road
5.28	Property				Killeen - Jasper Drive
5.29	Property				Albuquerque - Airport Drive Northwest
5.30	Property				Memphis - Gateway Drive

CGCMT 2018-B2 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Borrower Name
5.31	Property				Victorville - Yates Road
5.32	Property				Las Vegas - North Lamont Street
5.33	Property				Columbus - East Main Street
5.34	Property				Memphis - Raleigh-LaGrange
5.35	Property				Memphis - 5675 Summer Avenue
5.36	Property				Memphis - Madison Avenue
6	Loan	8, 20, 21, 22, 23, 24, 25	CREFI	Citi Real Estate Funding Inc.	Red Building	Pacific Red, LLC
7	Loan		MSMCH	Morgan Stanley Bank, N.A.	Town Center at Levis Commons	Levis Commons, LLC
8	Loan	26	SMF V	Starwood Mortgage Capital LLC	Oxford Exchange	Oxford Exchange, LP and Ishaan LLC
9	Loan	27, 28, 29, 30	CREFI	Citi Real Estate Funding Inc.	3rd & Pine Seattle Retail & Parking	1601 Third Avenue (WA), LLC and 1601 Third Avenue LeaseCo, LLC
10	Loan	8, 31, 32	MSMCH	Morgan Stanley Bank, N.A.	Axcelis Corporate Center	Beverly Property Owner LLC
11	Loan	8	MSMCH	Morgan Stanley Bank, N.A.	One Newark Center	Ideal Holdings ONC LLC
12	Loan	8, 33, 34, 35, 36	CREFI	Citi Real Estate Funding Inc.	Braddock Metro Center	WRIT Braddock Office LLC
13	Loan	37, 38	SMF V	Starwood Mortgage Capital LLC	2301 Renaissance Boulevard	2301 Renaissance Partners, L.P.
14	Loan	39	SMF V	Starwood Mortgage Capital LLC	Ingram Festival Shopping Center	Ingram North Loop, LLC
15	Loan	8, 40, 41, 42	SMF V	Cantor Commercial Real Estate Lending, L.P.	Cross Point	CH LH CrossPoint Owner LLC
16	Loan	43	MSMCH	Morgan Stanley Bank, N.A.	Voice Road Plaza	Voice Road Plaza LLC
17	Loan	44, 45, 46, 47	CREFI	Citi Real Estate Funding Inc.	Wrigleyville Hotel Portfolio	Surf Hotel Investments, LLC, Brompton Hotel Investments, LLC and Belmont Hotel Investments, LLC
17.01	Property				Willows Hotel
17.02	Property				Majestic Hotel
17.03	Property				City Suites Hotel
18	Loan	48	BANA	Bank of America, N.A.	Stor-All New Orleans Portfolio	Stor-All Gentilly Woods, L.L.C. and Stor-All Tchoupitoulas, L.L.C.
18.01	Property				Stor-All Tchoupitoulas
18.02	Property				Stor-All Gentilly Woods
19	Loan	49, 50	MSMCH	Morgan Stanley Bank, N.A.	Galleria Commons	Feliz Commons, LLC
20	Loan		BANA	Bank of America, N.A.	Magellan Commerce Self Storage	Westport Commerce Self Storage, LLC
21	Loan	8, 51, 52, 53, 54	SMF V	Starwood Mortgage Capital LLC	Fort Knox Executive Park	Fort Knox Center Owner, LLC
22	Loan	55, 56	CREFI	Citi Real Estate Funding Inc.	8800 Queen Avenue South	8800 Queen LLC
23	Loan	57	BANA	Bank of America, N.A.	La Habra Towne Center	Los Altos XIX, LP
24	Loan	58	CREFI	Citi Real Estate Funding Inc.	Aventura Business Park	ABP Investors, LLC
25	Loan	59	CREFI	Citi Real Estate Funding Inc.	Fulton Market Portfolio	820 Lake Owner LLC, 185 Morgan Owner LLC and 219 Green Owner LLC
25.01	Property				185 North Morgan Retail
25.02	Property				820 West Lake Retail
25.03	Property				219 North Green Retail
26	Loan	8	BANA	Bank of America, N.A.	Warwick Mall	Warwick Mall Owner LLC
27	Loan	60, 61	CREFI	Citi Real Estate Funding Inc.	Courtyard Reno	Sandpiper Reno, LLC
28	Loan		MSMCH	Morgan Stanley Bank, N.A.	5000 South Hulen	TM/ALTO 5000 S. Hulen, LLC
29	Loan	62, 63	CREFI	Citi Real Estate Funding Inc.	50 Racetrack Road	50 Race Track I, LLC
30	Loan	64, 65	BANA	Bank of America, N.A.	Residence Inn - West Orange, NJ	The Inn at the Manor, Inc.
31	Loan	66, 67	SMF V	Starwood Mortgage Capital LLC	Arapaho & Gessner	GBP Arapaho, LP and ETJ Gessner, LP
31.01	Property				Arapaho
31.02	Property				Gessner
32	Loan	68, 69	MSMCH	Morgan Stanley Bank, N.A.	Hampton Inn Burlington	Crystal Clear Hospitality LLC
33	Loan	70, 71	CREFI	Citi Real Estate Funding Inc.	530 Spring Retail & Parking	LR 530 Spring LLC
34	Loan	8, 72	CREFI	Citi Real Estate Funding Inc.	Two Harbor Point Square	Two Harbor Point Square LLC
35	Loan		MSMCH	Morgan Stanley Bank, N.A.	Miamisburg Office Portfolio	AZZAPNC, LLC
36	Loan	73	SMF V	Starwood Mortgage Capital LLC	Anderson Multifamily Portfolio	Giant/Cross GV-IX, LLC
36.01	Property				Cross Lakes Apartments
36.02	Property				Giant Oaks Apartments
37	Loan	74	BANA	Bank of America, N.A.	American Mini Storage Lake Forest	El Toro Mini-Partners, LP
38	Loan	75	MSMCH	Morgan Stanley Bank, N.A.	Gale Industrial	ABI Properties, Inc.
39	Loan		SMF V	Starwood Mortgage Capital LLC	Villages on Madison	Villages on Madison I, LLC and VOM Funding I, LLC
40	Loan	76	MSMCH	Morgan Stanley Bank, N.A.	Pearland Retail Center	PRC Invstments, Ltd.
41	Loan		SMF V	Starwood Mortgage Capital LLC	Boulder Ridge Apartments	Boulder Ridge, L.L.C.
42	Loan		SMF V	Starwood Mortgage Capital LLC	Northtown Plaza	Northtown Dunhill, LLC
43	Loan		SMF V	Starwood Mortgage Capital LLC	Norwalk Village	Preferred Enterprises, LLC and GWP Norwalk, LLC
44	Loan	77, 78	SMF V	Starwood Mortgage Capital LLC	The Clorox Sales Company Building	2200 Bentonville TIC 0, LLC, 2200 Bentonville TIC 1, LLC, 2200 Bentonville TIC 2, LLC, 2200 Bentonville TIC 3, LLC, 2200 Bentonville TIC 4, LLC and 2200 Bentonville TIC 9, LLC
45	Loan		SMF V	Starwood Mortgage Capital LLC	358 Hall Avenue	Hanover Wallingford Owner LLC
46	Loan	79	CREFI	Citi Real Estate Funding Inc.	452 West Broadway	Thor 452 West Broadway LLC
47	Loan		SMF V	Starwood Mortgage Capital LLC	Southfield PNC & McDonalds	T-1, LLC
48	Loan	80, 81	SMF V	Starwood Mortgage Capital LLC	Gateway Business Center	Gateway Business Center LLC
49	Loan	82, 83	BANA	Bank of America, N.A.	108-110 West Broughton Street	Oakland Management Legacy, LLC
50	Loan		BANA	Bank of America, N.A.	Central Dallas Multifamily Portfolio	PKBMAB TX 1 LLC and PKBMAB TX 2 LLC
50.01	Property				2106 Bennett Apartments
50.02	Property				The Tribeca Apartments
51	Loan	84	SMF V	Starwood Mortgage Capital LLC	Sherman Plaza	Sherman Plaza LLC
52	Loan	85	SMF V	Starwood Mortgage Capital LLC	Colonial Estates MHP	Colonial MHP LLC

CGCMT 2018-B2 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Delaware Statutory Trust? Y/N	Carve-out Guarantor
1	Loan	8, 9, 10	BANA	Bank of America, N.A.	Extra Space - TIAA Self Storage Portfolio	No	Extra Space Storage Inc.
1.01	Property				Extra Space Washington
1.02	Property				Extra Space San Jose
1.03	Property				Extra Space San Diego
1.04	Property				Extra Space Panorama City
1.05	Property				Extra Space Norwalk
1.06	Property				Extra Space Miami East
1.07	Property				Extra Space Miami West
1.08	Property				Extra Space Palo Alto
1.09	Property				Extra Space Covina
1.10	Property				Extra Space Gaithersburg
1.11	Property				Extra Space Philadelphia
1.12	Property				Extra Space Westminster
1.13	Property				Extra Space Newark
1.14	Property				Extra Space Essex
1.15	Property				Extra Space New Bedford
1.16	Property				Extra Space Birmingham
1.17	Property				Extra Space Haverhill
1.18	Property				Extra Space Shrewsbury
1.19	Property				Extra Space Dallas
1.20	Property				Extra Space Enfield
1.21	Property				Extra Space San Diego Miramar
1.22	Property				Extra Space Shawnee
1.23	Property				Extra Space Overland Park
1.24	Property				Extra Space Tucson
2	Loan	11	MSMCH	Morgan Stanley Bank, N.A.	Park Place East and Park Place West	No	Mitchel Greenberg, Peter Holstein and Keith Jaffee
2.01	Property				Park Place East
2.02	Property				Park Place West
3	Loan	8, 12, 13, 14, 15, 16	CREFI	Citi Real Estate Funding Inc.	The SoCal Portfolio	No	Donald G. Abbey
3.01	Property				Aliso Viejo Commerce Center
3.02	Property				Transpark Commerce
3.03	Property				Wimbledon
3.04	Property				Palmdale Place
3.05	Property				Sierra Gateway
3.06	Property				Fresno Industrial Center
3.07	Property				Upland Freeway
3.08	Property				Commerce Corporate Center
3.09	Property				Moreno Valley
3.10	Property				Airport One Office Park
3.11	Property				Colton Courtyard
3.12	Property				The Abbey Center
3.13	Property				Upland Commerce Center
3.14	Property				Diamond Bar
3.15	Property				Atlantic Plaza
3.16	Property				Ming Office Park
3.17	Property				10th Street Commerce Center
3.18	Property				Cityview Plaza
3.19	Property				Garden Grove Town Center
3.20	Property				30th Street Commerce Center
3.21	Property				Mt. Vernon Commerce Center
3.22	Property				Anaheim Stadium Industrial
3.23	Property				25th Street Commerce Center
3.24	Property				Fresno Airport
4	Loan	17, 18	SMF V	Starwood Mortgage Capital LLC	Westin Tysons Corner	No	Driftwood Acquisition & Development L.P., Carlos J. Rodriguez, Sr. and David Buddemeyer
5	Loan	8, 19	MSMCH	Morgan Stanley Bank, N.A.	Extra Space Self Storage Portfolio	No	Extra Space Storage Inc.
5.01	Property				Henderson - Stephanie Place
5.02	Property				Brookfield - Federal Road
5.03	Property				Kingston - Sawkill Road
5.04	Property				Lake Elsinore - Central Avenue
5.05	Property				Doylestown - North Broad Street
5.06	Property				Pennsauken - South Crescent Boulevard
5.07	Property				New Paltz - South Putt Corners Road
5.08	Property				Tyngsborough - Industrial Way
5.09	Property				Hemet - South Sanderson
5.10	Property				Bensalem - 1525 Bristol Pike
5.11	Property				Eastpoint - Lakewood Avenue
5.12	Property				Howell - Route 9 South
5.13	Property				Lawrenceville - Hurricane Shoals Road
5.14	Property				Lawnside - White Horse Pike
5.15	Property				Phoenix - West Peoria
5.16	Property				Mount Laurel - Ark Road
5.17	Property				Burlington - Cadillac Road
5.18	Property				Cherry Hill - Marlton Pike
5.19	Property				Bensalem - Knights Road
5.20	Property				Albuquerque - Ellison Road Northwest
5.21	Property				Modesto - Crows Landing
5.22	Property				Auburndale - US Highway 92 West
5.23	Property				San Bernardino - West Club Center Drive
5.24	Property				Memphis - Mount Moriah Terrace
5.25	Property				Hesperia - Mariposa Road
5.26	Property				Memphis - Covington Way
5.27	Property				St. Louis - Halls Ferry Road
5.28	Property				Killeen - Jasper Drive
5.29	Property				Albuquerque - Airport Drive Northwest
5.30	Property				Memphis - Gateway Drive

CGCMT 2018-B2 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Delaware Statutory Trust? Y/N	Carve-out Guarantor
5.31	Property				Victorville - Yates Road
5.32	Property				Las Vegas - North Lamont Street
5.33	Property				Columbus - East Main Street
5.34	Property				Memphis - Raleigh-LaGrange
5.35	Property				Memphis - 5675 Summer Avenue
5.36	Property				Memphis - Madison Avenue
6	Loan	8, 20, 21, 22, 23, 24, 25	CREFI	Citi Real Estate Funding Inc.	Red Building	No	Charles Steven Cohen
7	Loan		MSMCH	Morgan Stanley Bank, N.A.	Town Center at Levis Commons	No	DOF V REIT Holdings, LLC and Hill Partners, Inc.
8	Loan	26	SMF V	Starwood Mortgage Capital LLC	Oxford Exchange	No	Hardam Singh Azad and Dilip Seth
9	Loan	27, 28, 29, 30	CREFI	Citi Real Estate Funding Inc.	3rd & Pine Seattle Retail & Parking	No	CIM Infrastructure Fund II, L.P.
10	Loan	8, 31, 32	MSMCH	Morgan Stanley Bank, N.A.	Axcelis Corporate Center	No	Mitchel Greenberg, Peter Holstein and Keith Jaffee
11	Loan	8	MSMCH	Morgan Stanley Bank, N.A.	One Newark Center	No	Ideal Holdings ONC LLC
12	Loan	8, 33, 34, 35, 36	CREFI	Citi Real Estate Funding Inc.	Braddock Metro Center	No	Kawa Capital Partners LLC and Kawa Investments LLC
13	Loan	37, 38	SMF V	Starwood Mortgage Capital LLC	2301 Renaissance Boulevard	No	Mark I. Solomon
14	Loan	39	SMF V	Starwood Mortgage Capital LLC	Ingram Festival Shopping Center	No	The Survivor’s Trust Under the Warren L. Breslow Trust, The Goldrich Trust No. 1, Hirsch Family Trust A, The KT1 Benjamin Trust, The KT1 Ezra Trust, The KT1 Michael Trust, The KT1 Francesca Trust, The Non-Exempt QTIP Marital Trust under the Goldrich Trust No. 1 and The Survivor’s Trust under the Goldrich Trust No. 1
15	Loan	8, 40, 41, 42	SMF V	Cantor Commercial Real Estate Lending, L.P.	Cross Point	No	Samuel T. Byrne and Brian Chaisson
16	Loan	43	MSMCH	Morgan Stanley Bank, N.A.	Voice Road Plaza	No	Uzi Einy
17	Loan	44, 45, 46, 47	CREFI	Citi Real Estate Funding Inc.	Wrigleyville Hotel Portfolio	No	Andre Koren, Brian Massie and Marc Aron
17.01	Property				Willows Hotel
17.02	Property				Majestic Hotel
17.03	Property				City Suites Hotel
18	Loan	48	BANA	Bank of America, N.A.	Stor-All New Orleans Portfolio	No	Michael D. McGuire, Michael A. McGuire and Nicholas T. McGuire
18.01	Property				Stor-All Tchoupitoulas
18.02	Property				Stor-All Gentilly Woods
19	Loan	49, 50	MSMCH	Morgan Stanley Bank, N.A.	Galleria Commons	No	Joseph Daneshgar
20	Loan		BANA	Bank of America, N.A.	Magellan Commerce Self Storage	No	Drew Hoeven, The Drew and Jaime Hoeven Family Trust and Drew C. Hoeven 2006 Trust
21	Loan	8, 51, 52, 53, 54	SMF V	Starwood Mortgage Capital LLC	Fort Knox Executive Park	No	Eightfold Opportunity Fund II, L.P. and John Thomas Burnette
22	Loan	55, 56	CREFI	Citi Real Estate Funding Inc.	8800 Queen Avenue South	No	Matthew Gilbert
23	Loan	57	BANA	Bank of America, N.A.	La Habra Towne Center	No	Gon-Rey II, L.P.
24	Loan	58	CREFI	Citi Real Estate Funding Inc.	Aventura Business Park	No	Kenneth Israel
25	Loan	59	CREFI	Citi Real Estate Funding Inc.	Fulton Market Portfolio	No	Jeffrey J. Feil
25.01	Property				185 North Morgan Retail
25.02	Property				820 West Lake Retail
25.03	Property				219 North Green Retail
26	Loan	8	BANA	Bank of America, N.A.	Warwick Mall	No	Warwick Mall OP L.L.C.
27	Loan	60, 61	CREFI	Citi Real Estate Funding Inc.	Courtyard Reno	No	P. Carter Rise
28	Loan		MSMCH	Morgan Stanley Bank, N.A.	5000 South Hulen	No	Trademark Property Company
29	Loan	62, 63	CREFI	Citi Real Estate Funding Inc.	50 Racetrack Road	No	Sam Shalem and Irving Pergament
30	Loan	64, 65	BANA	Bank of America, N.A.	Residence Inn - West Orange, NJ	No	Harry Knowles, Kurt Knowles, Sr. and Wade Knowles
31	Loan	66, 67	SMF V	Starwood Mortgage Capital LLC	Arapaho & Gessner	No	Mauricio Alberto Benavides, Jr. and Juan Antonio Fidalgo Mouret
31.01	Property				Arapaho
31.02	Property				Gessner
32	Loan	68, 69	MSMCH	Morgan Stanley Bank, N.A.	Hampton Inn Burlington	No	Naveen Shah
33	Loan	70, 71	CREFI	Citi Real Estate Funding Inc.	530 Spring Retail & Parking	No	L and R Auto Parks, Inc.
34	Loan	8, 72	CREFI	Citi Real Estate Funding Inc.	Two Harbor Point Square	No	Harbor Point Holding Company LLC
35	Loan		MSMCH	Morgan Stanley Bank, N.A.	Miamisburg Office Portfolio	No	Thomas D. Sullivan
36	Loan	73	SMF V	Starwood Mortgage Capital LLC	Anderson Multifamily Portfolio	No	W. Michael James and Deborah L. Shaw
36.01	Property				Cross Lakes Apartments
36.02	Property				Giant Oaks Apartments
37	Loan	74	BANA	Bank of America, N.A.	American Mini Storage Lake Forest	No	Richard M. Fell, Blaine A. Briggs and Epstein Combined Holdings, LLC
38	Loan	75	MSMCH	Morgan Stanley Bank, N.A.	Gale Industrial	No	George Isho and Maria Isho
39	Loan		SMF V	Starwood Mortgage Capital LLC	Villages on Madison	No	W. Michael James, Deborah L. Shaw and Carlos A. Oliveira
40	Loan	76	MSMCH	Morgan Stanley Bank, N.A.	Pearland Retail Center	No	Joseph F. Sedrak
41	Loan		SMF V	Starwood Mortgage Capital LLC	Boulder Ridge Apartments	No	Robert J. Rishwain and Maxwell M. Freeman
42	Loan		SMF V	Starwood Mortgage Capital LLC	Northtown Plaza	No	William L. Hutchinson
43	Loan		SMF V	Starwood Mortgage Capital LLC	Norwalk Village	No	Michael Pashaie and David Taban
44	Loan	77, 78	SMF V	Starwood Mortgage Capital LLC	The Clorox Sales Company Building	No	Karen E. Kennedy, Harry P. Smith, Wendy J. Wilcox, Susan Hum, Collin L. Lai Living Trust, Douglas Lee, The David C. Spellman Revocable Trust U/D dated November 1, 1996 and Jacy Bolden
45	Loan		SMF V	Starwood Mortgage Capital LLC	358 Hall Avenue	No	Jonathan H. Simon
46	Loan	79	CREFI	Citi Real Estate Funding Inc.	452 West Broadway	No	Joseph J. Sitt
47	Loan		SMF V	Starwood Mortgage Capital LLC	Southfield PNC & McDonalds	No	Four O Group, L.L.C.
48	Loan	80, 81	SMF V	Starwood Mortgage Capital LLC	Gateway Business Center	No	Terrall C. York
49	Loan	82, 83	BANA	Bank of America, N.A.	108-110 West Broughton Street	No	Marco Petroni and Peter William Corrado Petroni
50	Loan		BANA	Bank of America, N.A.	Central Dallas Multifamily Portfolio	No	Patricia K. Burns and Patricia K. Burns, in her capacity as trustee of the Michael and Patricia Burns Living Trust dated September 11, 2003 as restated in its entirety on March 13, 2012
50.01	Property				2106 Bennett Apartments
50.02	Property				The Tribeca Apartments
51	Loan	84	SMF V	Starwood Mortgage Capital LLC	Sherman Plaza	No	John Walsh
52	Loan	85	SMF V	Starwood Mortgage Capital LLC	Colonial Estates MHP	No	Yi Tang

CGCMT 2018-B2 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Loan Purpose	Loan Amount (sources) ($)	Principal’s New Cash Contribution ($) (7)	Subordinate Debt ($)	Other Sources ($)	Total Sources ($)	Loan Payoff ($)	Purchase Price ($)	Closing Costs ($)
1	Loan	8, 9, 10	BANA	Bank of America, N.A.	Extra Space - TIAA Self Storage Portfolio	Refinance	229,000,000	0	0	0	229,000,000	83,536,796	0	4,616,496
1.01	Property				Extra Space Washington
1.02	Property				Extra Space San Jose
1.03	Property				Extra Space San Diego
1.04	Property				Extra Space Panorama City
1.05	Property				Extra Space Norwalk
1.06	Property				Extra Space Miami East
1.07	Property				Extra Space Miami West
1.08	Property				Extra Space Palo Alto
1.09	Property				Extra Space Covina
1.10	Property				Extra Space Gaithersburg
1.11	Property				Extra Space Philadelphia
1.12	Property				Extra Space Westminster
1.13	Property				Extra Space Newark
1.14	Property				Extra Space Essex
1.15	Property				Extra Space New Bedford
1.16	Property				Extra Space Birmingham
1.17	Property				Extra Space Haverhill
1.18	Property				Extra Space Shrewsbury
1.19	Property				Extra Space Dallas
1.20	Property				Extra Space Enfield
1.21	Property				Extra Space San Diego Miramar
1.22	Property				Extra Space Shawnee
1.23	Property				Extra Space Overland Park
1.24	Property				Extra Space Tucson
2	Loan	11	MSMCH	Morgan Stanley Bank, N.A.	Park Place East and Park Place West	Refinance	54,250,000	0	0	0	54,250,000	45,614,363	0	704,282
2.01	Property				Park Place East
2.02	Property				Park Place West
3	Loan	8, 12, 13, 14, 15, 16	CREFI	Citi Real Estate Funding Inc.	The SoCal Portfolio	Refinance	229,300,000	1,560,056	0	1,635,345	232,495,401	215,200,917	0	4,430,569
3.01	Property				Aliso Viejo Commerce Center
3.02	Property				Transpark Commerce
3.03	Property				Wimbledon
3.04	Property				Palmdale Place
3.05	Property				Sierra Gateway
3.06	Property				Fresno Industrial Center
3.07	Property				Upland Freeway
3.08	Property				Commerce Corporate Center
3.09	Property				Moreno Valley
3.10	Property				Airport One Office Park
3.11	Property				Colton Courtyard
3.12	Property				The Abbey Center
3.13	Property				Upland Commerce Center
3.14	Property				Diamond Bar
3.15	Property				Atlantic Plaza
3.16	Property				Ming Office Park
3.17	Property				10th Street Commerce Center
3.18	Property				Cityview Plaza
3.19	Property				Garden Grove Town Center
3.20	Property				30th Street Commerce Center
3.21	Property				Mt. Vernon Commerce Center
3.22	Property				Anaheim Stadium Industrial
3.23	Property				25th Street Commerce Center
3.24	Property				Fresno Airport
4	Loan	17, 18	SMF V	Starwood Mortgage Capital LLC	Westin Tysons Corner	Acquisition	48,000,000	22,658,332	0	0	70,658,332	0	62,000,000	1,232,240
5	Loan	8, 19	MSMCH	Morgan Stanley Bank, N.A.	Extra Space Self Storage Portfolio	Recapitalization	194,400,000	101,415,237	0	0	295,815,237	0	295,000,000	815,237
5.01	Property				Henderson - Stephanie Place
5.02	Property				Brookfield - Federal Road
5.03	Property				Kingston - Sawkill Road
5.04	Property				Lake Elsinore - Central Avenue
5.05	Property				Doylestown - North Broad Street
5.06	Property				Pennsauken - South Crescent Boulevard
5.07	Property				New Paltz - South Putt Corners Road
5.08	Property				Tyngsborough - Industrial Way
5.09	Property				Hemet - South Sanderson
5.10	Property				Bensalem - 1525 Bristol Pike
5.11	Property				Eastpoint - Lakewood Avenue
5.12	Property				Howell - Route 9 South
5.13	Property				Lawrenceville - Hurricane Shoals Road
5.14	Property				Lawnside - White Horse Pike
5.15	Property				Phoenix - West Peoria
5.16	Property				Mount Laurel - Ark Road
5.17	Property				Burlington - Cadillac Road
5.18	Property				Cherry Hill - Marlton Pike
5.19	Property				Bensalem - Knights Road
5.20	Property				Albuquerque - Ellison Road Northwest
5.21	Property				Modesto - Crows Landing
5.22	Property				Auburndale - US Highway 92 West
5.23	Property				San Bernardino - West Club Center Drive
5.24	Property				Memphis - Mount Moriah Terrace
5.25	Property				Hesperia - Mariposa Road
5.26	Property				Memphis - Covington Way
5.27	Property				St. Louis - Halls Ferry Road
5.28	Property				Killeen - Jasper Drive
5.29	Property				Albuquerque - Airport Drive Northwest
5.30	Property				Memphis - Gateway Drive

CGCMT 2018-B2 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Loan Purpose	Loan Amount (sources) ($)	Principal’s New Cash Contribution ($) (7)	Subordinate Debt ($)	Other Sources ($)	Total Sources ($)	Loan Payoff ($)	Purchase Price ($)	Closing Costs ($)
5.31	Property				Victorville - Yates Road
5.32	Property				Las Vegas - North Lamont Street
5.33	Property				Columbus - East Main Street
5.34	Property				Memphis - Raleigh-LaGrange
5.35	Property				Memphis - 5675 Summer Avenue
5.36	Property				Memphis - Madison Avenue
6	Loan	8, 20, 21, 22, 23, 24, 25	CREFI	Citi Real Estate Funding Inc.	Red Building	Refinance	80,000,000	0	116,000,000	0	196,000,000	169,954,770	0	2,217,495
7	Loan		MSMCH	Morgan Stanley Bank, N.A.	Town Center at Levis Commons	Refinance	37,000,000	17,396,976	0	0	54,396,976	51,904,352	0	1,042,774
8	Loan	26	SMF V	Starwood Mortgage Capital LLC	Oxford Exchange	Acquisition	36,900,000	12,533,763	0	0	49,433,763	0	47,290,000	581,220
9	Loan	27, 28, 29, 30	CREFI	Citi Real Estate Funding Inc.	3rd & Pine Seattle Retail & Parking	Acquisition	35,200,000	22,971,746	0	59,630	58,231,376	0	57,725,000	464,501
10	Loan	8, 31, 32	MSMCH	Morgan Stanley Bank, N.A.	Axcelis Corporate Center	Refinance	51,000,000	0	0	0	51,000,000	34,904,054	0	556,808
11	Loan	8	MSMCH	Morgan Stanley Bank, N.A.	One Newark Center	Acquisition	66,580,000	34,532,834	0	0	101,112,834	0	93,900,000	2,772,079
12	Loan	8, 33, 34, 35, 36	CREFI	Citi Real Estate Funding Inc.	Braddock Metro Center	Acquisition	74,200,000	27,363,225	0	14,483,219	116,046,444	0	87,000,000	859,440
13	Loan	37, 38	SMF V	Starwood Mortgage Capital LLC	2301 Renaissance Boulevard	Acquisition	29,000,000	21,506,091	0	0	50,506,091	0	47,000,000	959,170
14	Loan	39	SMF V	Starwood Mortgage Capital LLC	Ingram Festival Shopping Center	Refinance	27,500,000	0	0	0	27,500,000	24,544,466	0	686,014
15	Loan	8, 40, 41, 42	SMF V	Cantor Commercial Real Estate Lending, L.P.	Cross Point	Acquisition	150,000,000	85,555,563	0	0	235,555,563	0	227,200,000	1,615,563
16	Loan	43	MSMCH	Morgan Stanley Bank, N.A.	Voice Road Plaza	Refinance	25,000,000	0	0	0	25,000,000	17,722,128	0	1,833,379
17	Loan	44, 45, 46, 47	CREFI	Citi Real Estate Funding Inc.	Wrigleyville Hotel Portfolio	Refinance	24,250,000	1,966,034	0	0	26,216,034	23,201,817	0	1,517,006
17.01	Property				Willows Hotel
17.02	Property				Majestic Hotel
17.03	Property				City Suites Hotel
18	Loan	48	BANA	Bank of America, N.A.	Stor-All New Orleans Portfolio	Refinance	23,500,000	0	0	0	23,500,000	14,517,849	0	463,304
18.01	Property				Stor-All Tchoupitoulas
18.02	Property				Stor-All Gentilly Woods
19	Loan	49, 50	MSMCH	Morgan Stanley Bank, N.A.	Galleria Commons	Acquisition	21,980,000	11,447,820	0	0	33,427,820	0	31,400,000	779,149
20	Loan		BANA	Bank of America, N.A.	Magellan Commerce Self Storage	Acquisition	20,550,000	15,367,026	0	0	35,917,026	0	35,500,000	417,026
21	Loan	8, 51, 52, 53, 54	SMF V	Starwood Mortgage Capital LLC	Fort Knox Executive Park	Refinance	35,000,000	0	0	0	35,000,000	11,417,066	0	643,242
22	Loan	55, 56	CREFI	Citi Real Estate Funding Inc.	8800 Queen Avenue South	Acquisition	18,500,000	9,007,326	0	2,973,239	30,480,565	0	26,250,000	337,140
23	Loan	57	BANA	Bank of America, N.A.	La Habra Towne Center	Refinance	18,000,000	0	0	0	18,000,000	13,765,878	0	392,877
24	Loan	58	CREFI	Citi Real Estate Funding Inc.	Aventura Business Park	Acquisition	18,000,000	11,750,624	0	406,886	30,157,511	0	29,000,000	1,052,479
25	Loan	59	CREFI	Citi Real Estate Funding Inc.	Fulton Market Portfolio	Acquisition	17,550,000	11,816,739	0	475,311	29,842,050	0	29,250,000	171,293
25.01	Property				185 North Morgan Retail
25.02	Property				820 West Lake Retail
25.03	Property				219 North Green Retail
26	Loan	8	BANA	Bank of America, N.A.	Warwick Mall	Refinance	75,000,000	0	0	0	75,000,000	60,799,410	0	2,313,555
27	Loan	60, 61	CREFI	Citi Real Estate Funding Inc.	Courtyard Reno	Acquisition	17,250,000	8,512,596	0	0	25,762,596	0	21,125,000	359,437
28	Loan		MSMCH	Morgan Stanley Bank, N.A.	5000 South Hulen	Acquisition	16,030,000	8,453,369	0	0	24,483,369	0	22,100,000	1,715,343
29	Loan	62, 63	CREFI	Citi Real Estate Funding Inc.	50 Racetrack Road	Acquisition	16,000,000	9,843,653	0	0	25,843,653	0	25,375,000	274,744
30	Loan	64, 65	BANA	Bank of America, N.A.	Residence Inn - West Orange, NJ	Refinance	14,825,000	1,153,042	0	0	15,978,042	11,592,630	0	592,130
31	Loan	66, 67	SMF V	Starwood Mortgage Capital LLC	Arapaho & Gessner	Acquisition	13,800,000	7,755,326	0	0	21,555,326	0	20,300,000	441,913
31.01	Property				Arapaho
31.02	Property				Gessner
32	Loan	68, 69	MSMCH	Morgan Stanley Bank, N.A.	Hampton Inn Burlington	Acquisition	12,750,000	6,335,344	0	0	19,085,344	0	18,300,000	462,007
33	Loan	70, 71	CREFI	Citi Real Estate Funding Inc.	530 Spring Retail & Parking	Refinance	10,500,000	0	0	0	10,500,000	8,927,112	0	244,435
34	Loan	8, 72	CREFI	Citi Real Estate Funding Inc.	Two Harbor Point Square	Refinance	49,500,000	0	11,500,000	0	61,000,000	34,183,256	0	1,548,413
35	Loan		MSMCH	Morgan Stanley Bank, N.A.	Miamisburg Office Portfolio	Refinance	10,000,000	0	0	0	10,000,000	8,023,084	0	1,044,482
36	Loan	73	SMF V	Starwood Mortgage Capital LLC	Anderson Multifamily Portfolio	Acquisition	8,700,000	3,393,956	0	0	12,093,956	0	11,600,000	196,576
36.01	Property				Cross Lakes Apartments
36.02	Property				Giant Oaks Apartments
37	Loan	74	BANA	Bank of America, N.A.	American Mini Storage Lake Forest	Refinance	8,100,000	0	0	0	8,100,000	5,235,348	0	196,912
38	Loan	75	MSMCH	Morgan Stanley Bank, N.A.	Gale Industrial	Refinance	7,400,000	0	0	0	7,400,000	6,258,455	0	301,166
39	Loan		SMF V	Starwood Mortgage Capital LLC	Villages on Madison	Recapitalization	6,860,000	0	0	0	6,860,000	3,727,232	0	120,337
40	Loan	76	MSMCH	Morgan Stanley Bank, N.A.	Pearland Retail Center	Acquisition	6,750,000	2,643,286	0	0	9,393,286	0	9,000,000	226,229
41	Loan		SMF V	Starwood Mortgage Capital LLC	Boulder Ridge Apartments	Refinance	6,450,000	0	0	0	6,450,000	6,220,543	0	144,235
42	Loan		SMF V	Starwood Mortgage Capital LLC	Northtown Plaza	Refinance	6,383,000	0	0	0	6,383,000	5,822,737	0	291,635
43	Loan		SMF V	Starwood Mortgage Capital LLC	Norwalk Village	Acquisition	6,050,000	2,289,510	0	0	8,339,510	0	8,150,000	107,771
44	Loan	77, 78	SMF V	Starwood Mortgage Capital LLC	The Clorox Sales Company Building	Acquisition	5,750,000	3,524,854	0	0	9,274,854	0	8,850,000	416,523
45	Loan		SMF V	Starwood Mortgage Capital LLC	358 Hall Avenue	Recapitalization	5,500,000	0	0	0	5,500,000	0	0	225,351
46	Loan	79	CREFI	Citi Real Estate Funding Inc.	452 West Broadway	Refinance	5,000,000	0	0	0	5,000,000	4,017,417	0	237,069
47	Loan		SMF V	Starwood Mortgage Capital LLC	Southfield PNC & McDonalds	Refinance	4,000,000	0	0	0	4,000,000	2,878,549	0	90,403
48	Loan	80, 81	SMF V	Starwood Mortgage Capital LLC	Gateway Business Center	Recapitalization	3,500,000	0	0	0	3,500,000	0	0	94,517
49	Loan	82, 83	BANA	Bank of America, N.A.	108-110 West Broughton Street	Acquisition	3,325,000	4,786,300	0	0	8,111,300	0	7,950,000	61,907
50	Loan		BANA	Bank of America, N.A.	Central Dallas Multifamily Portfolio	Acquisition	3,200,000	2,820,826	0	0	6,020,826	0	5,835,000	172,784
50.01	Property				2106 Bennett Apartments
50.02	Property				The Tribeca Apartments
51	Loan	84	SMF V	Starwood Mortgage Capital LLC	Sherman Plaza	Refinance	2,500,000	0	0	0	2,500,000	2,075,452	0	123,851
52	Loan	85	SMF V	Starwood Mortgage Capital LLC	Colonial Estates MHP	Acquisition	2,000,000	714,643	0	0	2,714,643	0	2,650,000	59,862

CGCMT 2018-B2 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Reserves ($)	Principal Equity Distribution ($)	Other Uses ($)	Total Uses ($)	Lockbox	Cash Management
1	Loan	8, 9, 10	BANA	Bank of America, N.A.	Extra Space - TIAA Self Storage Portfolio	915	140,845,793	0	229,000,000	Springing	Springing
1.01	Property				Extra Space Washington
1.02	Property				Extra Space San Jose
1.03	Property				Extra Space San Diego
1.04	Property				Extra Space Panorama City
1.05	Property				Extra Space Norwalk
1.06	Property				Extra Space Miami East
1.07	Property				Extra Space Miami West
1.08	Property				Extra Space Palo Alto
1.09	Property				Extra Space Covina
1.10	Property				Extra Space Gaithersburg
1.11	Property				Extra Space Philadelphia
1.12	Property				Extra Space Westminster
1.13	Property				Extra Space Newark
1.14	Property				Extra Space Essex
1.15	Property				Extra Space New Bedford
1.16	Property				Extra Space Birmingham
1.17	Property				Extra Space Haverhill
1.18	Property				Extra Space Shrewsbury
1.19	Property				Extra Space Dallas
1.20	Property				Extra Space Enfield
1.21	Property				Extra Space San Diego Miramar
1.22	Property				Extra Space Shawnee
1.23	Property				Extra Space Overland Park
1.24	Property				Extra Space Tucson
2	Loan	11	MSMCH	Morgan Stanley Bank, N.A.	Park Place East and Park Place West	1,107,900	6,823,456	0	54,250,000	Springing	Springing
2.01	Property				Park Place East
2.02	Property				Park Place West
3	Loan	8, 12, 13, 14, 15, 16	CREFI	Citi Real Estate Funding Inc.	The SoCal Portfolio	12,863,915	0	0	232,495,401	Hard	Springing
3.01	Property				Aliso Viejo Commerce Center
3.02	Property				Transpark Commerce
3.03	Property				Wimbledon
3.04	Property				Palmdale Place
3.05	Property				Sierra Gateway
3.06	Property				Fresno Industrial Center
3.07	Property				Upland Freeway
3.08	Property				Commerce Corporate Center
3.09	Property				Moreno Valley
3.10	Property				Airport One Office Park
3.11	Property				Colton Courtyard
3.12	Property				The Abbey Center
3.13	Property				Upland Commerce Center
3.14	Property				Diamond Bar
3.15	Property				Atlantic Plaza
3.16	Property				Ming Office Park
3.17	Property				10th Street Commerce Center
3.18	Property				Cityview Plaza
3.19	Property				Garden Grove Town Center
3.20	Property				30th Street Commerce Center
3.21	Property				Mt. Vernon Commerce Center
3.22	Property				Anaheim Stadium Industrial
3.23	Property				25th Street Commerce Center
3.24	Property				Fresno Airport
4	Loan	17, 18	SMF V	Starwood Mortgage Capital LLC	Westin Tysons Corner	7,426,092	0	0	70,658,332	Soft	Springing
5	Loan	8, 19	MSMCH	Morgan Stanley Bank, N.A.	Extra Space Self Storage Portfolio	0	0	0	295,815,237	Springing	Springing
5.01	Property				Henderson - Stephanie Place
5.02	Property				Brookfield - Federal Road
5.03	Property				Kingston - Sawkill Road
5.04	Property				Lake Elsinore - Central Avenue
5.05	Property				Doylestown - North Broad Street
5.06	Property				Pennsauken - South Crescent Boulevard
5.07	Property				New Paltz - South Putt Corners Road
5.08	Property				Tyngsborough - Industrial Way
5.09	Property				Hemet - South Sanderson
5.10	Property				Bensalem - 1525 Bristol Pike
5.11	Property				Eastpoint - Lakewood Avenue
5.12	Property				Howell - Route 9 South
5.13	Property				Lawrenceville - Hurricane Shoals Road
5.14	Property				Lawnside - White Horse Pike
5.15	Property				Phoenix - West Peoria
5.16	Property				Mount Laurel - Ark Road
5.17	Property				Burlington - Cadillac Road
5.18	Property				Cherry Hill - Marlton Pike
5.19	Property				Bensalem - Knights Road
5.20	Property				Albuquerque - Ellison Road Northwest
5.21	Property				Modesto - Crows Landing
5.22	Property				Auburndale - US Highway 92 West
5.23	Property				San Bernardino - West Club Center Drive
5.24	Property				Memphis - Mount Moriah Terrace
5.25	Property				Hesperia - Mariposa Road
5.26	Property				Memphis - Covington Way
5.27	Property				St. Louis - Halls Ferry Road
5.28	Property				Killeen - Jasper Drive
5.29	Property				Albuquerque - Airport Drive Northwest
5.30	Property				Memphis - Gateway Drive

CGCMT 2018-B2 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Reserves ($)	Principal Equity Distribution ($)	Other Uses ($)	Total Uses ($)	Lockbox	Cash Management
5.31	Property				Victorville - Yates Road
5.32	Property				Las Vegas - North Lamont Street
5.33	Property				Columbus - East Main Street
5.34	Property				Memphis - Raleigh-LaGrange
5.35	Property				Memphis - 5675 Summer Avenue
5.36	Property				Memphis - Madison Avenue
6	Loan	8, 20, 21, 22, 23, 24, 25	CREFI	Citi Real Estate Funding Inc.	Red Building	4,908,817	18,918,918	0	196,000,000	Hard	Springing
7	Loan		MSMCH	Morgan Stanley Bank, N.A.	Town Center at Levis Commons	1,449,850	0	0	54,396,976	Springing	Springing
8	Loan	26	SMF V	Starwood Mortgage Capital LLC	Oxford Exchange	1,562,543	0	0	49,433,763	Springing	Springing
9	Loan	27, 28, 29, 30	CREFI	Citi Real Estate Funding Inc.	3rd & Pine Seattle Retail & Parking	41,875	0	0	58,231,376	Springing	Springing
10	Loan	8, 31, 32	MSMCH	Morgan Stanley Bank, N.A.	Axcelis Corporate Center	0	15,539,138	0	51,000,000	Hard	Springing
11	Loan	8	MSMCH	Morgan Stanley Bank, N.A.	One Newark Center	4,440,755	0	0	101,112,834	Springing	Springing
12	Loan	8, 33, 34, 35, 36	CREFI	Citi Real Estate Funding Inc.	Braddock Metro Center	28,187,004	0	0	116,046,444	Hard	Springing
13	Loan	37, 38	SMF V	Starwood Mortgage Capital LLC	2301 Renaissance Boulevard	2,546,921	0	0	50,506,091	Hard	In Place
14	Loan	39	SMF V	Starwood Mortgage Capital LLC	Ingram Festival Shopping Center	1,567,914	701,605	0	27,500,000	Springing	Springing
15	Loan	8, 40, 41, 42	SMF V	Cantor Commercial Real Estate Lending, L.P.	Cross Point	6,740,000	0	0	235,555,563	Hard	Springing
16	Loan	43	MSMCH	Morgan Stanley Bank, N.A.	Voice Road Plaza	847,970	4,596,523	0	25,000,000	Springing	Springing
17	Loan	44, 45, 46, 47	CREFI	Citi Real Estate Funding Inc.	Wrigleyville Hotel Portfolio	1,497,211	0	0	26,216,034	Hard	Springing
17.01	Property				Willows Hotel
17.02	Property				Majestic Hotel
17.03	Property				City Suites Hotel
18	Loan	48	BANA	Bank of America, N.A.	Stor-All New Orleans Portfolio	335,831	8,183,016	0	23,500,000	Springing	Springing
18.01	Property				Stor-All Tchoupitoulas
18.02	Property				Stor-All Gentilly Woods
19	Loan	49, 50	MSMCH	Morgan Stanley Bank, N.A.	Galleria Commons	1,248,671	0	0	33,427,820	Springing	Springing
20	Loan		BANA	Bank of America, N.A.	Magellan Commerce Self Storage	0	0	0	35,917,026	Springing	Springing
21	Loan	8, 51, 52, 53, 54	SMF V	Starwood Mortgage Capital LLC	Fort Knox Executive Park	5,534,545	17,405,148	0	35,000,000	Hard	In Place
22	Loan	55, 56	CREFI	Citi Real Estate Funding Inc.	8800 Queen Avenue South	3,893,424	0	0	30,480,565	Hard	Springing
23	Loan	57	BANA	Bank of America, N.A.	La Habra Towne Center	1,867,803	1,973,442	0	18,000,000	Springing	Springing
24	Loan	58	CREFI	Citi Real Estate Funding Inc.	Aventura Business Park	105,031	0	0	30,157,511	Springing	Springing
25	Loan	59	CREFI	Citi Real Estate Funding Inc.	Fulton Market Portfolio	420,756	0	0	29,842,050	Hard	Springing
25.01	Property				185 North Morgan Retail
25.02	Property				820 West Lake Retail
25.03	Property				219 North Green Retail
26	Loan	8	BANA	Bank of America, N.A.	Warwick Mall	6,192,500	5,694,535	0	75,000,000	Hard	Springing
27	Loan	60, 61	CREFI	Citi Real Estate Funding Inc.	Courtyard Reno	4,239,666	0	38,493	25,762,596	Hard	Springing
28	Loan		MSMCH	Morgan Stanley Bank, N.A.	5000 South Hulen	668,026	0	0	24,483,369	Springing	Springing
29	Loan	62, 63	CREFI	Citi Real Estate Funding Inc.	50 Racetrack Road	193,909	0	0	25,843,653	Hard	Springing
30	Loan	64, 65	BANA	Bank of America, N.A.	Residence Inn - West Orange, NJ	3,793,282	0	0	15,978,042	Hard	Springing
31	Loan	66, 67	SMF V	Starwood Mortgage Capital LLC	Arapaho & Gessner	813,413	0	0	21,555,326	Springing	Springing
31.01	Property				Arapaho
31.02	Property				Gessner
32	Loan	68, 69	MSMCH	Morgan Stanley Bank, N.A.	Hampton Inn Burlington	323,337	0	0	19,085,344	Springing	Springing
33	Loan	70, 71	CREFI	Citi Real Estate Funding Inc.	530 Spring Retail & Parking	606,188	722,266	0	10,500,000	Springing	Springing
34	Loan	8, 72	CREFI	Citi Real Estate Funding Inc.	Two Harbor Point Square	248,358	25,019,972	0	61,000,000	Hard	In Place
35	Loan		MSMCH	Morgan Stanley Bank, N.A.	Miamisburg Office Portfolio	63,965	868,469	0	10,000,000	Springing	Springing
36	Loan	73	SMF V	Starwood Mortgage Capital LLC	Anderson Multifamily Portfolio	297,380	0	0	12,093,956	Springing	Springing
36.01	Property				Cross Lakes Apartments
36.02	Property				Giant Oaks Apartments
37	Loan	74	BANA	Bank of America, N.A.	American Mini Storage Lake Forest	30,000	2,637,740	0	8,100,000	Springing	Springing
38	Loan	75	MSMCH	Morgan Stanley Bank, N.A.	Gale Industrial	124,299	716,080	0	7,400,000	Springing	Springing
39	Loan		SMF V	Starwood Mortgage Capital LLC	Villages on Madison	69,663	2,942,769	0	6,860,000	Springing	Springing
40	Loan	76	MSMCH	Morgan Stanley Bank, N.A.	Pearland Retail Center	167,057	0	0	9,393,286	Springing	Springing
41	Loan		SMF V	Starwood Mortgage Capital LLC	Boulder Ridge Apartments	53,438	31,783	0	6,450,000	None	None
42	Loan		SMF V	Starwood Mortgage Capital LLC	Northtown Plaza	128,266	140,362	0	6,383,000	Springing	Springing
43	Loan		SMF V	Starwood Mortgage Capital LLC	Norwalk Village	81,739	0	0	8,339,510	Springing	Springing
44	Loan	77, 78	SMF V	Starwood Mortgage Capital LLC	The Clorox Sales Company Building	8,330	0	0	9,274,854	Springing	Springing
45	Loan		SMF V	Starwood Mortgage Capital LLC	358 Hall Avenue	6,478	5,268,171	0	5,500,000	Hard	In Place
46	Loan	79	CREFI	Citi Real Estate Funding Inc.	452 West Broadway	295,962	449,552	0	5,000,000	Hard	In Place
47	Loan		SMF V	Starwood Mortgage Capital LLC	Southfield PNC & McDonalds	16,527	1,014,520	0	4,000,000	Springing	Springing
48	Loan	80, 81	SMF V	Starwood Mortgage Capital LLC	Gateway Business Center	21,041	3,384,443	0	3,500,000	Springing	Springing
49	Loan	82, 83	BANA	Bank of America, N.A.	108-110 West Broughton Street	99,393	0	0	8,111,300	Springing	Springing
50	Loan		BANA	Bank of America, N.A.	Central Dallas Multifamily Portfolio	13,042	0	0	6,020,826	Springing	Springing
50.01	Property				2106 Bennett Apartments
50.02	Property				The Tribeca Apartments
51	Loan	84	SMF V	Starwood Mortgage Capital LLC	Sherman Plaza	265,978	34,720	0	2,500,000	Springing	Springing
52	Loan	85	SMF V	Starwood Mortgage Capital LLC	Colonial Estates MHP	4,781	0	0	2,714,643	None	None

CGCMT 2018-B2 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Cash Management Triggers	Ground Lease Y/N	Ground Lease Expiration Date
1	Loan	8, 9, 10	BANA	Bank of America, N.A.	Extra Space - TIAA Self Storage Portfolio	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.10x
1.01	Property				Extra Space Washington		No
1.02	Property				Extra Space San Jose		No
1.03	Property				Extra Space San Diego		No
1.04	Property				Extra Space Panorama City		No
1.05	Property				Extra Space Norwalk		No
1.06	Property				Extra Space Miami East		No
1.07	Property				Extra Space Miami West		No
1.08	Property				Extra Space Palo Alto		No
1.09	Property				Extra Space Covina		No
1.10	Property				Extra Space Gaithersburg		No
1.11	Property				Extra Space Philadelphia		No
1.12	Property				Extra Space Westminster		No
1.13	Property				Extra Space Newark		No
1.14	Property				Extra Space Essex		No
1.15	Property				Extra Space New Bedford		No
1.16	Property				Extra Space Birmingham		No
1.17	Property				Extra Space Haverhill		No
1.18	Property				Extra Space Shrewsbury		No
1.19	Property				Extra Space Dallas		No
1.20	Property				Extra Space Enfield		No
1.21	Property				Extra Space San Diego Miramar		No
1.22	Property				Extra Space Shawnee		No
1.23	Property				Extra Space Overland Park		No
1.24	Property				Extra Space Tucson		No
2	Loan	11	MSMCH	Morgan Stanley Bank, N.A.	Park Place East and Park Place West	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x, (iii) Tenant Cash Sweep Event
2.01	Property				Park Place East		No
2.02	Property				Park Place West		No
3	Loan	8, 12, 13, 14, 15, 16	CREFI	Citi Real Estate Funding Inc.	The SoCal Portfolio	(i) the occurrence of an Event of Default, (ii) Debt Yield is less than 7.75%
3.01	Property				Aliso Viejo Commerce Center		No
3.02	Property				Transpark Commerce		No
3.03	Property				Wimbledon		No
3.04	Property				Palmdale Place		No	3/31/2052
3.05	Property				Sierra Gateway		No
3.06	Property				Fresno Industrial Center		No
3.07	Property				Upland Freeway		No
3.08	Property				Commerce Corporate Center		No
3.09	Property				Moreno Valley		No
3.10	Property				Airport One Office Park		Yes	1/12/2040
3.11	Property				Colton Courtyard		No
3.12	Property				The Abbey Center		No
3.13	Property				Upland Commerce Center		No
3.14	Property				Diamond Bar		No
3.15	Property				Atlantic Plaza		No
3.16	Property				Ming Office Park		No
3.17	Property				10th Street Commerce Center		No
3.18	Property				Cityview Plaza		Yes	9/30/2035
3.19	Property				Garden Grove Town Center		No
3.20	Property				30th Street Commerce Center		No
3.21	Property				Mt. Vernon Commerce Center		No
3.22	Property				Anaheim Stadium Industrial		Yes	4/30/2034
3.23	Property				25th Street Commerce Center		No
3.24	Property				Fresno Airport		No
4	Loan	17, 18	SMF V	Starwood Mortgage Capital LLC	Westin Tysons Corner	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x, (iii) a default under the franchise agreement, (iv) the termination of the franchise agreement	No
5	Loan	8, 19	MSMCH	Morgan Stanley Bank, N.A.	Extra Space Self Storage Portfolio	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.10x
5.01	Property				Henderson - Stephanie Place		No
5.02	Property				Brookfield - Federal Road		No
5.03	Property				Kingston - Sawkill Road		No
5.04	Property				Lake Elsinore - Central Avenue		No
5.05	Property				Doylestown - North Broad Street		No
5.06	Property				Pennsauken - South Crescent Boulevard		No
5.07	Property				New Paltz - South Putt Corners Road		No
5.08	Property				Tyngsborough - Industrial Way		No
5.09	Property				Hemet - South Sanderson		No
5.10	Property				Bensalem - 1525 Bristol Pike		No
5.11	Property				Eastpoint - Lakewood Avenue		No
5.12	Property				Howell - Route 9 South		No
5.13	Property				Lawrenceville - Hurricane Shoals Road		No
5.14	Property				Lawnside - White Horse Pike		No
5.15	Property				Phoenix - West Peoria		No
5.16	Property				Mount Laurel - Ark Road		No
5.17	Property				Burlington - Cadillac Road		No
5.18	Property				Cherry Hill - Marlton Pike		No
5.19	Property				Bensalem - Knights Road		No
5.20	Property				Albuquerque - Ellison Road Northwest		No
5.21	Property				Modesto - Crows Landing		No
5.22	Property				Auburndale - US Highway 92 West		No
5.23	Property				San Bernardino - West Club Center Drive		No
5.24	Property				Memphis - Mount Moriah Terrace		No
5.25	Property				Hesperia - Mariposa Road		No
5.26	Property				Memphis - Covington Way		No
5.27	Property				St. Louis - Halls Ferry Road		No
5.28	Property				Killeen - Jasper Drive		No
5.29	Property				Albuquerque - Airport Drive Northwest		No
5.30	Property				Memphis - Gateway Drive		No

CGCMT 2018-B2 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Cash Management Triggers	Ground Lease Y/N	Ground Lease Expiration Date
5.31	Property				Victorville - Yates Road		No
5.32	Property				Las Vegas - North Lamont Street		No
5.33	Property				Columbus - East Main Street		No
5.34	Property				Memphis - Raleigh-LaGrange		No
5.35	Property				Memphis - 5675 Summer Avenue		No
5.36	Property				Memphis - Madison Avenue		No
6	Loan	8, 20, 21, 22, 23, 24, 25	CREFI	Citi Real Estate Funding Inc.	Red Building	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x	No
7	Loan		MSMCH	Morgan Stanley Bank, N.A.	Town Center at Levis Commons	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.40x, (iii) the occurrence of a Major Tenant Lease Expiration Event, (iv) the occurrence of a Major Tenant Credit Event, (v) the occurrence of a Major Tenant Vacancy Event	No
8	Loan	26	SMF V	Starwood Mortgage Capital LLC	Oxford Exchange	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x, (iii) the occurrence of a Major Tenant Event Period	No
9	Loan	27, 28, 29, 30	CREFI	Citi Real Estate Funding Inc.	3rd & Pine Seattle Retail & Parking	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.40x, (iii) the occurrence of a Specified Tenant Trigger Event	Yes	5/11/2104
10	Loan	8, 31, 32	MSMCH	Morgan Stanley Bank, N.A.	Axcelis Corporate Center	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x, (iii) Tenant Cash Sweep Event	No
11	Loan	8	MSMCH	Morgan Stanley Bank, N.A.	One Newark Center	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x, (iii) the occurrence of a Tenant Lease Expiration Event	No
12	Loan	8, 33, 34, 35, 36	CREFI	Citi Real Estate Funding Inc.	Braddock Metro Center	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x, (iii) the occurrence of a Specified Tenant Trigger Period	No
13	Loan	37, 38	SMF V	Starwood Mortgage Capital LLC	2301 Renaissance Boulevard	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x, (iii) the occurrence of a Major Tenant Sweep Event	No
14	Loan	39	SMF V	Starwood Mortgage Capital LLC	Ingram Festival Shopping Center	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.10x	No
15	Loan	8, 40, 41, 42	SMF V	Cantor Commercial Real Estate Lending, L.P.	Cross Point	(i) the occurrence of an Event of Default, (ii) the occurrence of any Bankruptcy Action of Borrower, Principal or Guarantor, (iii) DSCR is less than 1.50x, (iv) the occurrence of a Lease Trigger Period	No
16	Loan	43	MSMCH	Morgan Stanley Bank, N.A.	Voice Road Plaza	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x, (iii) the occurrence of a Major Tenant Lease Expiration Event, (iv) the occurence of a Major Tenant Credit Event, (v) the occurrence of a Major Tenant Vacancy Event	No
17	Loan	44, 45, 46, 47	CREFI	Citi Real Estate Funding Inc.	Wrigleyville Hotel Portfolio	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x, (iii) the occurrence of a Franchise Agreement Trigger Period, (iv) the occurrence of a Franchise Renewal Trigger Event
17.01	Property				Willows Hotel		No
17.02	Property				Majestic Hotel		No
17.03	Property				City Suites Hotel		No
18	Loan	48	BANA	Bank of America, N.A.	Stor-All New Orleans Portfolio	DSCR is less than 1.15x
18.01	Property				Stor-All Tchoupitoulas		No
18.02	Property				Stor-All Gentilly Woods		No
19	Loan	49, 50	MSMCH	Morgan Stanley Bank, N.A.	Galleria Commons	(i) the occurrence of an Event of Default; (ii) DSCR less than 1.25x; (iii) the occurrence of a Lease Expiration Event; (iv) the occurrence of a Tenant Credit Event	No
20	Loan		BANA	Bank of America, N.A.	Magellan Commerce Self Storage	DSCR is less than 1.15x	No
21	Loan	8, 51, 52, 53, 54	SMF V	Starwood Mortgage Capital LLC	Fort Knox Executive Park	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x, (iii) the occurrence of a Major Tenant Event Period	No
22	Loan	55, 56	CREFI	Citi Real Estate Funding Inc.	8800 Queen Avenue South	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x, (iii) the occurrence of a Specified Tenant Trigger Period	No
23	Loan	57	BANA	Bank of America, N.A.	La Habra Towne Center	(i) DSCR is less than 1.15x; (ii) the date that Northgate Market vacates, “goes dark”, gives notice of intention to vacate or terminate its lease, defaults in payment or files for bankrupcty, (iii) Northgate Market’s failure to extend its lease	No
24	Loan	58	CREFI	Citi Real Estate Funding Inc.	Aventura Business Park	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.25x, (iii) the occurrence of a Specified Tenant Trigger Period	No
25	Loan	59	CREFI	Citi Real Estate Funding Inc.	Fulton Market Portfolio	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.35x, (iii) the occurrence of a Specified Tenant Trigger Period
25.01	Property				185 North Morgan Retail		No
25.02	Property				820 West Lake Retail		No
25.03	Property				219 North Green Retail		No
26	Loan	8	BANA	Bank of America, N.A.	Warwick Mall	DSCR is less than 1.25x	No
27	Loan	60, 61	CREFI	Citi Real Estate Funding Inc.	Courtyard Reno	(i) the occurrence of an Event of Default, (ii) Bankruptcy Action of Manager or Franchisor, (iii) DSCR is less than 1.30x, (iv) the occurrence of a Franchise Agreement Trigger Period	No
28	Loan		MSMCH	Morgan Stanley Bank, N.A.	5000 South Hulen	(i) the occurrence of an Event of Default; (ii) Bankruptcy Action of Borrower; (iii) Bankruptcy Action of Manager; (iv) DSCR is less than 1.20x; (v) the occurrence of a Major Tenant Credit Event; (vi) the occurrence of a Major Tenant Lease Expiration Event; (vii) the occurrence of a Major Tenant Vacancy Event	No
29	Loan	62, 63	CREFI	Citi Real Estate Funding Inc.	50 Racetrack Road	(i) the occurrence of an Event of Default, (ii) Debt Yield is less than 8.0%, (iii) the occurrence of a Specified Tenant Trigger Period	No
30	Loan	64, 65	BANA	Bank of America, N.A.	Residence Inn - West Orange, NJ	(i) DSCR is less than 1.50x, (ii) the occurrence of a Seasonality Trigger Event, (iii) the occurrence of a Franchise Trigger Event	No
31	Loan	66, 67	SMF V	Starwood Mortgage Capital LLC	Arapaho & Gessner	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x, (iii) the occurrence of a Major Tenant Event Period
31.01	Property				Arapaho		No
31.02	Property				Gessner		No
32	Loan	68, 69	MSMCH	Morgan Stanley Bank, N.A.	Hampton Inn Burlington	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.40x, (iii) the occurrence of a Franchise Expiration Event, (iv) the occurrence of a Franchise Default Event, (v) the occurrence of Franchise Termination Event, (vi) the occurrence of an FF&E Reserve Failure	No
33	Loan	70, 71	CREFI	Citi Real Estate Funding Inc.	530 Spring Retail & Parking	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x	No
34	Loan	8, 72	CREFI	Citi Real Estate Funding Inc.	Two Harbor Point Square	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x, (iii) the occurrence of a Specified Tenant Trigger Period	No
35	Loan		MSMCH	Morgan Stanley Bank, N.A.	Miamisburg Office Portfolio	The occurrence of a Cash Sweep Trigger Event	No
36	Loan	73	SMF V	Starwood Mortgage Capital LLC	Anderson Multifamily Portfolio	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x
36.01	Property				Cross Lakes Apartments		No
36.02	Property				Giant Oaks Apartments		No
37	Loan	74	BANA	Bank of America, N.A.	American Mini Storage Lake Forest	DSCR is less than 1.20x	No
38	Loan	75	MSMCH	Morgan Stanley Bank, N.A.	Gale Industrial	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.25x	No
39	Loan		SMF V	Starwood Mortgage Capital LLC	Villages on Madison	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x	No
40	Loan	76	MSMCH	Morgan Stanley Bank, N.A.	Pearland Retail Center	(i) the occurrence of an Event of Default; (ii) DSCR is less than 1.15x	No
41	Loan		SMF V	Starwood Mortgage Capital LLC	Boulder Ridge Apartments	NAP	No
42	Loan		SMF V	Starwood Mortgage Capital LLC	Northtown Plaza	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x, (iii) the occurrence of a Major Tenant Event Period	No
43	Loan		SMF V	Starwood Mortgage Capital LLC	Norwalk Village	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x, (iii) the occurrence of a Major Tenant Event Period	No
44	Loan	77, 78	SMF V	Starwood Mortgage Capital LLC	The Clorox Sales Company Building	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x, (iii) the occurrence of a Major Tenant Event Period	No
45	Loan		SMF V	Starwood Mortgage Capital LLC	358 Hall Avenue	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x, (iii) the occurrence of a Major Tenant Event Period	No
46	Loan	79	CREFI	Citi Real Estate Funding Inc.	452 West Broadway	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.25x, (iii) the occurrence of a Specified Tenant Trigger Period	No
47	Loan		SMF V	Starwood Mortgage Capital LLC	Southfield PNC & McDonalds	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.05x, (iii) the occurrence of a Major Tenant Event Period	No
48	Loan	80, 81	SMF V	Starwood Mortgage Capital LLC	Gateway Business Center	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x	No
49	Loan	82, 83	BANA	Bank of America, N.A.	108-110 West Broughton Street	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.75x, (iii) the date that any Cash Sweep Tenant vacates, gives notice of intention to vacate or terminate its lease, defaults in payment or files for bankrupcty	No
50	Loan		BANA	Bank of America, N.A.	Central Dallas Multifamily Portfolio	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.30x
50.01	Property				2106 Bennett Apartments		No
50.02	Property				The Tribeca Apartments		No
51	Loan	84	SMF V	Starwood Mortgage Capital LLC	Sherman Plaza	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x	No
52	Loan	85	SMF V	Starwood Mortgage Capital LLC	Colonial Estates MHP	NAP	No

CGCMT 2018-B2 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Annual Ground Lease Payment ($)	Franchise Agreement Expiration	Cut-off Date Pari Passu Companion Loan Balance ($)	Cut-off Date Subordinate Companion Loan Balance ($)	Subordinate Companion Loan Interest Rate (%)	Cut-off Date Mezzanine Debt Balance ($)	Mezzanine Debt Interest Rate (%)	Terrorism Insurance Required Y/N	Control Number
1	Loan	8, 9, 10	BANA	Bank of America, N.A.	Extra Space - TIAA Self Storage Portfolio			124,000,000.00					Yes	1
1.01	Property				Extra Space Washington								Yes	1.01
1.02	Property				Extra Space San Jose								Yes	1.02
1.03	Property				Extra Space San Diego								Yes	1.03
1.04	Property				Extra Space Panorama City								Yes	1.04
1.05	Property				Extra Space Norwalk								Yes	1.05
1.06	Property				Extra Space Miami East								Yes	1.06
1.07	Property				Extra Space Miami West								Yes	1.07
1.08	Property				Extra Space Palo Alto								Yes	1.08
1.09	Property				Extra Space Covina								Yes	1.09
1.10	Property				Extra Space Gaithersburg								Yes	1.10
1.11	Property				Extra Space Philadelphia								Yes	1.11
1.12	Property				Extra Space Westminster								Yes	1.12
1.13	Property				Extra Space Newark								Yes	1.13
1.14	Property				Extra Space Essex								Yes	1.14
1.15	Property				Extra Space New Bedford								Yes	1.15
1.16	Property				Extra Space Birmingham								Yes	1.16
1.17	Property				Extra Space Haverhill								Yes	1.17
1.18	Property				Extra Space Shrewsbury								Yes	1.18
1.19	Property				Extra Space Dallas								Yes	1.19
1.20	Property				Extra Space Enfield								Yes	1.20
1.21	Property				Extra Space San Diego Miramar								Yes	1.21
1.22	Property				Extra Space Shawnee								Yes	1.22
1.23	Property				Extra Space Overland Park								Yes	1.23
1.24	Property				Extra Space Tucson								Yes	1.24
2	Loan	11	MSMCH	Morgan Stanley Bank, N.A.	Park Place East and Park Place West								Yes	2
2.01	Property				Park Place East								Yes	2.01
2.02	Property				Park Place West								Yes	2.02
3	Loan	8, 12, 13, 14, 15, 16	CREFI	Citi Real Estate Funding Inc.	The SoCal Portfolio			179,300,000.00					Yes	3
3.01	Property				Aliso Viejo Commerce Center								Yes	3.01
3.02	Property				Transpark Commerce								Yes	3.02
3.03	Property				Wimbledon								Yes	3.03
3.04	Property				Palmdale Place	90,000							Yes	3.04
3.05	Property				Sierra Gateway								Yes	3.05
3.06	Property				Fresno Industrial Center								Yes	3.06
3.07	Property				Upland Freeway								Yes	3.07
3.08	Property				Commerce Corporate Center								Yes	3.08
3.09	Property				Moreno Valley								Yes	3.09
3.10	Property				Airport One Office Park	186,200							Yes	3.10
3.11	Property				Colton Courtyard								Yes	3.11
3.12	Property				The Abbey Center								Yes	3.12
3.13	Property				Upland Commerce Center								Yes	3.13
3.14	Property				Diamond Bar								Yes	3.14
3.15	Property				Atlantic Plaza								Yes	3.15
3.16	Property				Ming Office Park								Yes	3.16
3.17	Property				10th Street Commerce Center								Yes	3.17
3.18	Property				Cityview Plaza	564,250							Yes	3.18
3.19	Property				Garden Grove Town Center								Yes	3.19
3.20	Property				30th Street Commerce Center								Yes	3.20
3.21	Property				Mt. Vernon Commerce Center								Yes	3.21
3.22	Property				Anaheim Stadium Industrial	476,206							Yes	3.22
3.23	Property				25th Street Commerce Center								Yes	3.23
3.24	Property				Fresno Airport								Yes	3.24
4	Loan	17, 18	SMF V	Starwood Mortgage Capital LLC	Westin Tysons Corner		2/7/2038						Yes	4
5	Loan	8, 19	MSMCH	Morgan Stanley Bank, N.A.	Extra Space Self Storage Portfolio			152,000,000.00					Yes	5
5.01	Property				Henderson - Stephanie Place								Yes	5.01
5.02	Property				Brookfield - Federal Road								Yes	5.02
5.03	Property				Kingston - Sawkill Road								Yes	5.03
5.04	Property				Lake Elsinore - Central Avenue								Yes	5.04
5.05	Property				Doylestown - North Broad Street								Yes	5.05
5.06	Property				Pennsauken - South Crescent Boulevard								Yes	5.06
5.07	Property				New Paltz - South Putt Corners Road								Yes	5.07
5.08	Property				Tyngsborough - Industrial Way								Yes	5.08
5.09	Property				Hemet - South Sanderson								Yes	5.09
5.10	Property				Bensalem - 1525 Bristol Pike								Yes	5.10
5.11	Property				Eastpoint - Lakewood Avenue								Yes	5.11
5.12	Property				Howell - Route 9 South								Yes	5.12
5.13	Property				Lawrenceville - Hurricane Shoals Road								Yes	5.13
5.14	Property				Lawnside - White Horse Pike								Yes	5.14
5.15	Property				Phoenix - West Peoria								Yes	5.15
5.16	Property				Mount Laurel - Ark Road								Yes	5.16
5.17	Property				Burlington - Cadillac Road								Yes	5.17
5.18	Property				Cherry Hill - Marlton Pike								Yes	5.18
5.19	Property				Bensalem - Knights Road								Yes	5.19
5.20	Property				Albuquerque - Ellison Road Northwest								Yes	5.20
5.21	Property				Modesto - Crows Landing								Yes	5.21
5.22	Property				Auburndale - US Highway 92 West								Yes	5.22
5.23	Property				San Bernardino - West Club Center Drive								Yes	5.23
5.24	Property				Memphis - Mount Moriah Terrace								Yes	5.24
5.25	Property				Hesperia - Mariposa Road								Yes	5.25
5.26	Property				Memphis - Covington Way								Yes	5.26
5.27	Property				St. Louis - Halls Ferry Road								Yes	5.27
5.28	Property				Killeen - Jasper Drive								Yes	5.28
5.29	Property				Albuquerque - Airport Drive Northwest								Yes	5.29
5.30	Property				Memphis - Gateway Drive								Yes	5.30

CGCMT 2018-B2 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Annual Ground Lease Payment ($)	Franchise Agreement Expiration	Cut-off Date Pari Passu Companion Loan Balance ($)	Cut-off Date Subordinate Companion Loan Balance ($)	Subordinate Companion Loan Interest Rate (%)	Cut-off Date Mezzanine Debt Balance ($)	Mezzanine Debt Interest Rate (%)	Terrorism Insurance Required Y/N	Control Number
5.31	Property				Victorville - Yates Road								Yes	5.31
5.32	Property				Las Vegas - North Lamont Street								Yes	5.32
5.33	Property				Columbus - East Main Street								Yes	5.33
5.34	Property				Memphis - Raleigh-LaGrange								Yes	5.34
5.35	Property				Memphis - 5675 Summer Avenue								Yes	5.35
5.36	Property				Memphis - Madison Avenue								Yes	5.36
6	Loan	8, 20, 21, 22, 23, 24, 25	CREFI	Citi Real Estate Funding Inc.	Red Building			40,000,000.00	116,000,000.00	5.67025862068966%			Yes	6
7	Loan		MSMCH	Morgan Stanley Bank, N.A.	Town Center at Levis Commons								Yes	7
8	Loan	26	SMF V	Starwood Mortgage Capital LLC	Oxford Exchange								Yes	8
9	Loan	27, 28, 29, 30	CREFI	Citi Real Estate Funding Inc.	3rd & Pine Seattle Retail & Parking	987,539							Yes	9
10	Loan	8, 31, 32	MSMCH	Morgan Stanley Bank, N.A.	Axcelis Corporate Center			16,966,463.78					Yes	10
11	Loan	8	MSMCH	Morgan Stanley Bank, N.A.	One Newark Center			34,580,000.00					Yes	11
12	Loan	8, 33, 34, 35, 36	CREFI	Citi Real Estate Funding Inc.	Braddock Metro Center			44,200,000.00					Yes	12
13	Loan	37, 38	SMF V	Starwood Mortgage Capital LLC	2301 Renaissance Boulevard								Yes	13
14	Loan	39	SMF V	Starwood Mortgage Capital LLC	Ingram Festival Shopping Center								Yes	14
15	Loan	8, 40, 41, 42	SMF V	Cantor Commercial Real Estate Lending, L.P.	Cross Point			125,000,000.00					Yes	15
16	Loan	43	MSMCH	Morgan Stanley Bank, N.A.	Voice Road Plaza								Yes	16
17	Loan	44, 45, 46, 47	CREFI	Citi Real Estate Funding Inc.	Wrigleyville Hotel Portfolio								Yes	17
17.01	Property				Willows Hotel								Yes	17.01
17.02	Property				Majestic Hotel								Yes	17.02
17.03	Property				City Suites Hotel								Yes	17.03
18	Loan	48	BANA	Bank of America, N.A.	Stor-All New Orleans Portfolio								Yes	18
18.01	Property				Stor-All Tchoupitoulas								Yes	18.01
18.02	Property				Stor-All Gentilly Woods								Yes	18.02
19	Loan	49, 50	MSMCH	Morgan Stanley Bank, N.A.	Galleria Commons								Yes	19
20	Loan		BANA	Bank of America, N.A.	Magellan Commerce Self Storage								Yes	20
21	Loan	8, 51, 52, 53, 54	SMF V	Starwood Mortgage Capital LLC	Fort Knox Executive Park			16,000,000.00					Yes	21
22	Loan	55, 56	CREFI	Citi Real Estate Funding Inc.	8800 Queen Avenue South								Yes	22
23	Loan	57	BANA	Bank of America, N.A.	La Habra Towne Center								Yes	23
24	Loan	58	CREFI	Citi Real Estate Funding Inc.	Aventura Business Park								Yes	24
25	Loan	59	CREFI	Citi Real Estate Funding Inc.	Fulton Market Portfolio								Yes	25
25.01	Property				185 North Morgan Retail								Yes	25.01
25.02	Property				820 West Lake Retail								Yes	25.02
25.03	Property				219 North Green Retail								Yes	25.03
26	Loan	8	BANA	Bank of America, N.A.	Warwick Mall			57,500,000.00					Yes	26
27	Loan	60, 61	CREFI	Citi Real Estate Funding Inc.	Courtyard Reno		2/5/2033						Yes	27
28	Loan		MSMCH	Morgan Stanley Bank, N.A.	5000 South Hulen								Yes	28
29	Loan	62, 63	CREFI	Citi Real Estate Funding Inc.	50 Racetrack Road								Yes	29
30	Loan	64, 65	BANA	Bank of America, N.A.	Residence Inn - West Orange, NJ		3/24/2022						Yes	30
31	Loan	66, 67	SMF V	Starwood Mortgage Capital LLC	Arapaho & Gessner								Yes	31
31.01	Property				Arapaho								Yes	31.01
31.02	Property				Gessner								Yes	31.02
32	Loan	68, 69	MSMCH	Morgan Stanley Bank, N.A.	Hampton Inn Burlington		2/28/2033						Yes	32
33	Loan	70, 71	CREFI	Citi Real Estate Funding Inc.	530 Spring Retail & Parking								Yes	33
34	Loan	8, 72	CREFI	Citi Real Estate Funding Inc.	Two Harbor Point Square			39,500,000.00			11,500,000	9.75000%	Yes	34
35	Loan		MSMCH	Morgan Stanley Bank, N.A.	Miamisburg Office Portfolio								Yes	35
36	Loan	73	SMF V	Starwood Mortgage Capital LLC	Anderson Multifamily Portfolio								Yes	36
36.01	Property				Cross Lakes Apartments								Yes	36.01
36.02	Property				Giant Oaks Apartments								Yes	36.02
37	Loan	74	BANA	Bank of America, N.A.	American Mini Storage Lake Forest								Yes	37
38	Loan	75	MSMCH	Morgan Stanley Bank, N.A.	Gale Industrial								Yes	38
39	Loan		SMF V	Starwood Mortgage Capital LLC	Villages on Madison								Yes	39
40	Loan	76	MSMCH	Morgan Stanley Bank, N.A.	Pearland Retail Center								Yes	40
41	Loan		SMF V	Starwood Mortgage Capital LLC	Boulder Ridge Apartments								Yes	41
42	Loan		SMF V	Starwood Mortgage Capital LLC	Northtown Plaza								Yes	42
43	Loan		SMF V	Starwood Mortgage Capital LLC	Norwalk Village								Yes	43
44	Loan	77, 78	SMF V	Starwood Mortgage Capital LLC	The Clorox Sales Company Building								Yes	44
45	Loan		SMF V	Starwood Mortgage Capital LLC	358 Hall Avenue								Yes	45
46	Loan	79	CREFI	Citi Real Estate Funding Inc.	452 West Broadway								Yes	46
47	Loan		SMF V	Starwood Mortgage Capital LLC	Southfield PNC & McDonalds								Yes	47
48	Loan	80, 81	SMF V	Starwood Mortgage Capital LLC	Gateway Business Center								Yes	48
49	Loan	82, 83	BANA	Bank of America, N.A.	108-110 West Broughton Street								Yes	49
50	Loan		BANA	Bank of America, N.A.	Central Dallas Multifamily Portfolio								Yes	50
50.01	Property				2106 Bennett Apartments								Yes	50.01
50.02	Property				The Tribeca Apartments								Yes	50.02
51	Loan	84	SMF V	Starwood Mortgage Capital LLC	Sherman Plaza								Yes	51
52	Loan	85	SMF V	Starwood Mortgage Capital LLC	Colonial Estates MHP								Yes	52

Footnotes to Annex A

(1)	The Administrative Fee Rate includes the Servicing Fee Rate, the Operating Advisor Fee Rate, the Trustee/Certificate Administrator Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate applicable to each Mortgage Loan.

(2)	The monthly debt service shown for Mortgage Loans with a partial interest-only period reflects the amount payable after the expiration of the interest-only period.

(3)	The open period is inclusive of the Maturity Date / ARD.

(4)	Underwritten NCF DSCR (x) is calculated based on amortizing debt service payments (except for interest-only loans).

(5)	Occupancy (%) reflects tenants that have signed leases, but are not yet in occupancy or may not be paying rent.

(6)	The lease expirations shown are based on full lease terms; however, in some instances, the tenant may have the option to terminate its lease prior to the expiration date shown. In addition, in some instances, a tenant may have the right to assign its lease or sublease the leased premises and be released from its obligations under the lease.

(7)	If the purpose of the Mortgage Loan was to finance an acquisition of the Mortgaged Property, the field “Principal’s New Cash Contribution” reflects the cash investment by one or more of the equity owners in the borrower in connection with such acquisition. If the purpose of the Mortgage Loan was to refinance the Mortgaged Property, the field “Principal’s New Cash Contribution” reflects the cash contributed to the borrower by one or more of the equity owners at the time the Mortgage Loan was originated.

(8)	The Cut-off Date Balance ($) reflects only the Mortgage Loan included in the Issuing Entity (which may be evidenced by one or more promissory notes); however, such Mortgage Loan is part of a Loan Combination comprised of such Mortgage Loan and one or more Pari Passu Companion Loan(s) and/or Subordinate Companion Loan(s) that are held outside the Issuing Entity, each of which is evidenced by one or more separate promissory notes. With respect to each such Mortgage Loan that is part of a Loan Combination, the Cut-off Date LTV Ratio (%), LTV Ratio at Maturity / ARD (%), Underwritten NCF DSCR (x), Debt Yield on Underwritten Net Operating Income (%), Debt Yield on Underwritten Net Cash Flow (%) and Loan Per Unit ($) calculations include any related Pari Passu Companion Loan(s) but exclude any related Subordinate Companion Loan. See “Description of the Mortgage Pool—The Loan Combinations” in the Prospectus for more information regarding the Loan Combination(s).

(9)	The lockout period will be at least 24 payment dates beginning with and including the first payment date of April 1, 2018. For the purposes of the Prospectus, the assumed lockout period of 24 months is based on the expected CGCMT 2018-B2 securitization closing date in March 2018. The actual lockout period may be longer.

(10)	The portfolio of Mortgaged Properties’ Appraised Value ($) represents the “As-Is Portfolio” bulk appraised value, which is inclusive of a $36,170,000 portfolio premium. The Cut-off Date LTV Ratio (%) and LTV Ratio at Maturity / ARD (%) are calculated based upon the portfolio of Mortgaged Properties’ Appraised Value ($) of $394,160,000. The Cut-off Date LTV Ratio (%) and LTV Ratio at Maturity / ARD (%) based on the sum of the individual “as-is” appraised values of $357,990,000, which excludes the portfolio premium, are 64.0%.

(11)	The Second Largest Tenant at the Park Place West Mortgaged Property, Strayer University, is subleasing 7,246 SF to Bureau of Engraving, Incorporated (dba Art Instruction Schools) at $13.75 per SF and 8,574 SF to Premia at $15.75 per SF. Both subleases are co-terminous to the main lease. Bureau of Engraving, Incorporated (dba Art Instruction Schools) is sub-subleasing 4,500 SF to Equals 3, at an unspecified rent amount. Full rent of $15.75 per SF was underwritten for Strayer University.

(12)	The lockout period will be at least 25 payments beginning with and including the first payment date of March 6, 2018. For the purposes of the Prospectus, the assumed lockout period of 25 months is based on the expected CGCMT 2018-B2 securitization closing date in March 2018. The actual lockout period may be longer.

(13)	All tenants not under certain major leases specified in the Mortgage Loan documents are subject to a soft lockbox.

(14)	The related borrowers are required to make monthly TI/LC reserve deposits (i) through and including the monthly payment date occurring in February 2023 of approximately $1.25 per SF per annum (initially $228,586 per month) and (ii) from and after the monthly payment date occurring in March 2023 of approximately $0.75 per SF per annum. If the amount in the TI/LC reserve equals or exceeds (i) $5,000,000 through and including the monthly payment date occurring in February 2023 or (ii) $2,000,000 from and after the monthly payment date in March 2023 through the Maturity Date, then monthly TI/LC reserve payments will be waived, provided monthly TI/LC reserve payments will be reinstated up to the respective TI/LC reserve cap amount once the amount in the TI/LC reserve falls below $5,000,000 through and including the monthly payment date occurring in February 2023 or $2,000,000 from and after the monthly payment date occurring in March 2023 through the Maturity Date.

(15)	GSA (United States of America) leases 30,483 SF across four of the SoCal Portfolio Properties.

(16)	The related borrower is required to deposit $55,000 into the Ground Lease Extension reserve account on each monthly payment date if the Anaheim Stadium Industrial Mortgaged Property and Cityview Plaza Mortgaged Property ground leases are not extended on or prior to the 24th monthly payment date, which is subject to a cap of an amount equal to the allocated loan amount of the applicable property or properties.

(17)	The Appraised Value ($) represents the “Hypothetical Market Value As-Is” appraised value of $79,000,000 as of January 1, 2018 which assumes the completion of a property improvement plan (“PIP”) that was required in connection with the acquisition of the Westin Tysons Corner Mortgaged Property. At origination of the Westin Tysons Corner Mortgage Loan, the borrower deposited $7,000,000 for the required PIP. The Cut-off Date LTV Ratio (%) and LTV Ratio at Maturity / ARD (%) for the Westin Tysons Corner Mortgage Loan are calculated using the “as-is” appraised value based on such hypothetical condition. The “as-is” appraised value for the Westin Tysons Corner Mortgaged Property was $69,500,000 as of January 1, 2018. The Cut-off Date LTV Ratio (%) and LTV Ratio at Maturity / ARD (%) calculated using the “as-is” appraised value are 69.1% and 57.5%, respectively.

(18)	On each monthly payment date, the related borrower is required to deposit into an FF&E reserve account an amount equal to one-twelfth of 4.0% of the annual gross revenues for the hotel-related operations at the Mortgaged Property.

(19)	The Appraised Value ($) of $299,250,000 represents the “As Portfolio” appraised value, which includes a 5.9% portfolio premium based on an assumption that all the Mortgaged Properties would be sold together as a portfolio.The Cut-Off Date LTV Ratio (%) and LTV Ratio at Maturity / ARD (%) are calculated using the “As Portfolio” appraised value. The aggregate of the individual mortgaged property appraised values is $282,650,000. The “as-is” appraised value of $282,650,000 would result in a Cut-off Date LTV Ratio (%) and LTV Ratio at Maturity/ARD of 68.8%.

(20)	The Third Largest Tenant, Gaumont Television USA, is expected to occupy their expansion space of 19,893 SF by the end of February 2018 upon completion of the build-out of its space.

(21)	The related borrower is currently in the process of leasing up the Mortgaged Property and historical financials represent a non-stabilized occupancy. Since January 2017, five tenants have executed new leases for a total of 134,035 square feet of space and $7,440,129 of annual UW Base Rent.

(22)	The related borrower is required to deposit into the Ongoing TI/LC Reserve ($) account an amount equal to $66,114 commencing on the monthly payment date in February 2021 and each monthly payment date thereafter.

(23)	The Third Largest Tenant, Gaumont Television USA, occupies 10,495 SF of space that expires on July 31, 2023 and 19,893 SF of space that expires on July 31, 2027.

(24)	The related Loan Combination is structured with $116,000,000 of subordinate debt which consists of two B-Notes with an aggregate original principal amount equal to $51,000,000 and a C-Note with an original principal amount equal to $65,000,000. Each subordinate B-Note is full term interest only with a 5.25000% interest rate and co-terminous with the senior mortgage loan. The C-Note is full term interest only with a 6.00000% interest rate and is co-terminous with the senior mortgage loan.

(25)	The lockout period will be at least 26 payment dates beginning with and including the first payment date of February 6, 2018. For the purposes of the Prospectus, the assumed lockout period of 26 months is based on the expected CGCMT 2018-B2 securitization closing date in March 2018. The actual lockout period may be longer.

(26)	The 2014 historical cash flow information is not available because the previous owner acquired the Mortgaged Property in October 2014.

(27)	The total property size of 349,184 SF includes 20,293 SF of ground floor retail space and the remainder is attributable to parking. The ground floor retail space is 100% occupied by Columbia Sportswear (18,851 SF) and Enterprise Rental Cars (1,442 SF). The space that Enterprise Rental Cars occupies is part of the long-term parking lease that Enterprise Rental Cars entered into at the mortgaged property and therefore it does not have a specific portion of base rent allocated to this space.

(28)	The related Mortgage Loan documents allow for a five day grace period for any monthly payment due, provided the five day grace period may only be used twice during any 12 month period during the term of the Mortgage Loan.

(29)	The related borrower is required to deposit into the Ongoing Replacement Reserve ($) account: (i) $3,783 on each monthly payment date up to and including the 84th payment date and (ii) $1,833 on each monthly payment date thereafter.

(30)	For 30 days following the borrower’s receipt of written notice from the lender that the lender is exercising its mezzanine/preferred equity option under the related Mortgage Loan documents, the related borrower has the right, to prepay the Mortgage Loan in an amount equal to the proposed mezzanine/preferred equity loan amount together with all costs and expenses in connection therewith but without payment of any prepayment premium, penalty or fee.

(31)	The lockout period will be at least 25 payment dates beginning with and including the first payment date of March 1, 2018. For the purposes of the Prospectus, the assumed lockout period of 25 months is based on the expected CGCMT 2018-B2 securitization closing date in March 2018. The actual lockout period may be longer.

(32)	Historical cash flow information is unavailable because the single tenant has an absolute triple net lease.

(33)	The related Mortgaged Property has an Ongoing RE Tax Reserve ($) calculated based on the annual tax assessment, which includes the non-collateral 1310 Braddock Place building. The Ongoing RE Tax Reserve ($) amount will be reassessed when the 1310 Braddock Place building becomes a separate tax parcel.

(34)	The Largest Tenant, GSA (United States Department of Agriculture), executed a lease commencing June 2018, but has not yet taken occupancy for 131,000 SF of its leased premises or commenced paying rent. At origination of the related mortgage loan, $27,805,730 was deposited into a USDA lease reserve which represents GSA (United States Department of Agriculture) gap rent, tenant allowances, improvement costs and leasing commissions.

(35)	The related Mortgaged Property is subject to a “Virginia land condominium”. There are two units: (i) the Braddock Metro Center Mortgaged Property (consisting of 1320, 1330 and 1340 Braddock Place, as well as the underground parking garage), and (ii) the 1310 Braddock Place building, which is not collateral for the Mortgage Loan. There is no board of directors for the unit owner’s association. Each unit owner is entitled to a vote equal to its percentage interest. The borrower’s percentage interest is 88.5%. The condominium documents do not govern casualty or condemnation, insurance proceeds, or provide for any assessments against the unit owners.

(36)	Other Sources ($) consists of security deposits ($315,106), rents ($239,014), property taxes ($53,722), tenant inducements ($6,992,531) and a shell format cost ($6,930,119) and interest from deposits ($2,137) that were credited to the purchaser on the date of the acquisition, net expenses ($45,136).

(37)	The Appraised Value ($) represents the “Hypothetical Market Value As-Is” appraised value of $50,930,000 with an appraisal valuation date of November 16, 2017. The “as-is” appraised value based on a hypothetical condition assumes that all free rent obligations have already been incurred. At origination of the 2301 Renaissance Boulevard Mortgage Loan, the borrower deposited $1,969,567 for free rent. The “as-is” appraised value is $48,400,000 with a valuation date of November 16, 2017. The Cut-off Date LTV Ratio (%) and LTV Ratio at Maturity / ARD (%) based on the “as-is” appraised value are both 59.9%.

(38)	The 2014 historical cash flow information is not available because a prior owner of the Mortgaged Property did not provide the related information. The most recent cash flow is not available because the Mortgaged Property underwent a renovation.

(39)	If the Upfront TI/LC Reserve ($) is drawn upon such that the balance is below the TI/LC Cap ($) of $500,000, on each monthly payment date, the related borrower is required to deposit $12,589 for Ongoing TI/LC Reserve ($) until such time as the TI/LC reserve account balance reaches $500,000.

(40)	The lockout period will be at least 25 payment dates beginning with and including the first payment date of March 4, 2018. For the purposes of the Prospectus, the assumed lockout period of 25 months is based on the expected CGCMT 2018-B2 securitization closing date in March 2018. The actual lockout period may be longer.

(41)	Historical cash flow information for 2014 and 2015 is not available due to a prior owner acquiring, renovating and re-positioning the Mortgaged Property.

(42)	The Largest Tenant, Kronos Incorporated, leased an additional 37,554 SF suite in December 2016. The tenant is currently in its free rent period for this suite. It is anticipated that the tenant will take occupancy of this space in October 2018.

(43)	The Second Largest Tenant, New York Mart Group (dba iFresh), is not yet open. The tenant is projected to open in June 2018.

(44)	On each monthly payment date the related borrower is required to deposit into the Ongoing Replacement Reserve ($) account the greater of (A) the amount required pursuant to any franchise agreement then in effect and (B) 1/12 of 4% of the annual gross revenues for hotel-related operations at the Mortgaged Property for the immediately preceding calendar year. The monthly reserve for the 2018 calendar year is $24,921.

(45)	The Cut-off Date LTV Ratio (%), Debt Yield on Underwritten Net Operating Income (%) and Debt Yield on Underwritten Net Cash Flow (%) were adjusted for the economic holdback of $750,000 that was taken at closing. The Cut-off Date LTV Ratio (%), Debt Yield on Underwritten Net Operating Income (%) and Debt Yield on Underwritten Net Cash Flow (%) unadjusted for the economic holdback were 54.6%, 11.3% and 10.0%, respectively.

(46)	The portfolio of Mortgaged Properties contains 2,866 SF of retail space at the City Suites Hotel Mortgaged Property.

(47)	On the Origination Date, the borrower deposited a $292,406 upfront seasonality reserve. Starting on April 6, 2018, the borrower is required to deposit on each payment date occurring in April through November an amount equal to the sum of all of the excess cash from the property until the sum of all such monthly payments for such calendar year equals or exceeds the seasonality reserve cap for that year. The seasonality reserve cap is equal to 110% of the greater of (A) the sum of the amount that the operating expenses, debt service, deposits to the tax account, insurance account and FF&E reserve account required on such monthly payment date exceeds the operating income and gross rents for the calendar months relating to such monthly payment date, which are shown in the approved annual budget, or in lender’s reasonable discretion if the annual budget has not yet been approved (the “Negative Monthly Amount”) for the most recent period spanning December 1 through March 31 (the “Shortfall Period”), based on the monthly operating statements of the property for the preceding twelve month period and (B) the sum of the Negative Monthly Amounts for the next succeeding Shortfall Period, as determined by the approved annual budget for such year, or in lender’s reasonable discretion if the annual budget has not yet been approved.

(48)	The portfolio of Mortgaged Properties’ Appraised Value ($) represents the “As Portfolio” bulk appraised value, which is inclusive of a $1,720,000 portfolio premium. The Cut-off Date LTV Ratio (%) and LTV Ratio at Maturity / ARD (%) are calculated based upon the portfolio of Mortgaged Properties’ Appraised Value ($) of $39,570,000. The Cut-off Date LTV Ratio (%) and LTV Ratio at Maturity / ARD (%) based on the sum of the individual “as-is” appraised values of $37,850,000, which excludes the portfolio premium, are 62.1%.

(49)	The Babies “R” Us TI/LC Reserve is subject to a cap of $460,000. The cap on the general TI/LC Reserve ($) is reduced from $1,500,000 to $500,000 if Burlington Coat Factory Warehouse Corporation renews its lease for a term ending at least two years beyond the maturity date of the Mortgage Loan with no termination options or such tenant’s space is leased to a new tenant for a term ending at least two years beyond the maturity date of the Mortgage Loan and on terms reasonably approved by the lender.

(50)	The Second Largest Tenant, Babies “R” Us, is subject to the bankruptcy of its parent company, Toys “R” Us. Such tenant has been included in occupancy. Rent from such tenant has not been underwritten.

(51)	The lockout period will be at least 24 payment dates beginning with and including the first payment date of April 6, 2018. For the purposes of the Prospectus, the assumed lockout period of 24 months is based on the expected CGCMT 2018-B2 securitization closing date in March 2018. The actual lockout period may be longer.

(52)	If the Upfront TI/LC Reserve ($) is drawn upon such that the balance is below the TI/LC Cap ($) of $1,000,000, on each monthly payment date, the related borrower is required to deposit $25,035 for

Ongoing TI/LC Reserve ($) until such time as the TI/LC reserve account balance reaches $1,000,000. Additionally, on each monthly payment date beginning in March 2020, the related borrower is required to deposit $16,074 related to an AHCA tenant improvements reserve.

(53)	The 2015 and 2016 historical cash flow information is not available due to a previous loan on the Mortgaged Property defaulting. The sponsors acquired the Mortgaged Property following its foreclosure in April 2017. Historical financials were not provided by the prior owner to the prior loan’s special servicer.

(54)	The Mortgaged Property is currently 89.9% occupied. The Largest Tenant, Florida Agency for Healthcare Administration, currently leases 246,163 SF at a rent of $19.14 per SF. In connection with a 15-year lease renewal which commences in March 2020, the tenant will downsize to 226,931 SF and the rent will reset to $23.90 per SF. Following the downsize, the Mortgaged Property will be 83.5% occupied.

(55)	The related borrower is required to deposit into the Ongoing TI/LC Reserve ($) account an amount equal to $22,282 on each monthly payment date if the amount in the Ongoing TI/LC Reserve ($) account is less than the leasing reserve minimum balance of $500,000.

(56)	Other Sources ($) are comprised of a sellers TI/LC/leasing costs adjustment ($1,723,382), a capital improvements credit ($725,000), earnest money deposits ($400,000) and various other credits ($124,857).

(57)	The historical cash flow information for the Mortgaged Property is not available due to the recent acquisition in 2015 and subsequent redevelopment in 2017.

(58)	The Third Largest Tenant, D’OR 24K Cosmetics, occupies 5,236 SF of space with a lease expiration date of August 31, 2018, 2,618 SF of space with a lease expiration date of December 14, 2019 and 1,309 SF of space with a lease expiration date of April 30, 2018.

(59)	The related borrower acquired the portfolio of Mortgaged Properties in 2017 and two of the three Mortgaged Properties were built in 2017, therefore complete financials were not provided to the lender.

(60)	The Mortgaged Property’s Appraised Value ($) represents the “as complete” appraised value as of January 1, 2020, which assumes completion of the required property improvement plan (“PIP”). The Cut-off Date LTV Ratio (%) and LTV Ratio at Maturity / ARD (%) are calculated based upon the Mortgaged Property’s Appraised Value ($) of $27,200,000. The Cut-off Date LTV Ratio (%) and LTV Ratio at Maturity / ARD (%) based on the sum of the individual “as-is” appraised values of $21,600,000, which excludes the PIP reserve, are 79.8% and 74.6%, respectively.

(61)	On each monthly payment date the related borrower is required to deposit into the Ongoing Replacement Reserve ($) account the greater of (A) the amount required by any franchise agreement in effect with respect to the Mortgaged Property and (B) (i) 1/12th of 2% of gross income on each payment date up to and including the payment date in February 2019, (ii) 1/12th of 3% of gross income on each payment date commencing in March 2019 up to and including the payment date in February 2020, and (iii) 1/12th of 4% of gross income on each payment date commencing in March 2020 and for each payment date thereafter.

(62)	The related borrower is required to deposit into the Ongoing TI/LC Reserve ($) account an amount equal to $9,749 on each monthly payment date commencing in March 2022 and for each monthly payment date thereafter.

(63)	The related borrower acquired the Mortgaged Property in 2017 and the Mortgaged Property was renovated from 2016 to 2017, therefore historical financials were not provided to the lender.

(64)	DSCR trigger is only applicable beginning January 1, 2020.

(65)	On the origination date, the borrower deposited a $900,000 upfront seasonality reserve (of which approximately $750,000 is allocated to the estimated lost revenue from offline rooms resulting from the planned PIP in 2017 and 2018). The seasonality reserve will be re-measured annually and if required, the borrower can elect to either deposit the seasonality reserve deposit on or before May 1 or in equal deposits from May through October.

(66)	On each monthly payment date beginning in February 2018 and up to and including January 2020, the related borrower is required to deposit $35,027 for Ongoing TI/LC Reserve ($). On each monthly payment date thereafter, the related borrower is required to deposit $17,280 for Ongoing TI/LC Reserve ($).

(67)	For the Arapaho Mortgaged Property, the 2014, 2015 and 2016 historical cash flow information is not available due to the previous owner of the Mortgaged Property acquiring the Mortgaged Property in May 2016, while the Mortgaged Property was approximately 5.6% occupied. The prior owner spent 2016 and 2017 renovating and leasing up the Mortgaged Property. For the Gessner Mortgaged Property, the 2014 and 2015 cash flow information is not available due to renovation work completed in 2015. Additionally, the most recent cash flow information is not available as the Mortgaged Property is leased to a single tenant on a triple-net basis and the prior owner did not provide any such information.

(68)	On each monthly payment date, the borrower is required to deposit for FF&E (i) commencing on the monthly payment date in April 2018 through the monthly payment date in March 2019, 1/12 of 2.00% of the operating income for the preceding calendar year, (ii) commencing on the monthly payment date in April 2019 and ending on and including the monthly payment date in March 2020, 1/12 of 3.00% of the operating income for the preceding calendar year, and (iii) commencing on the monthly payment date in April 2020 and on each monthly payment date thereafter, 1/12 of 4.00% of the operating income for the preceding calendar year.

(69)	The related borrower is required to make monthly deposits of $110,000 into the seasonality reserve during the months of August, September and October of each calendar year.

(70)	In addition to the Ongoing Replacement Reserve ($), the related borrower is required to deposit into the Replacement Reserve account an amount equal to $50,000 or provide the lender with a letter of credit in the amount of $50,000.

(71)	The Mortgaged Property consists of 11,400 square feet of retail space and 94,740 square feet of parking space.

(72)	Principal Equity Distribution includes a loan payoff of a revolving line of credit equal to $13,514,226.

(73)	The 2014 historical cash flow information is not available because the prior owner of the Mortgaged Property did not provide any such information.

(74)	If the borrower elects to draw from the Upfront Replacement Reserve ($), the account will be replenished at a rate of $1,250 per month until it reaches the balance of $30,000.

(75)	The Third Largest Tenant, Jarlin Cabinetry is subleasing its entire premises to US Honya International, Inc. The sublease rent and term are the same as the rent and term under the prime lease.

(76)	The 2014, 2015 and 2016 historical cash flows are unavailable for the Mortgaged Property due to the property being built in 2016. Most Recent cash flows represent the partial period from January 1, 2017 to July 31, 2017.

(77)	On each monthly payment date beginning in February 2018 and up to and including January 2023, the related borrower is required to deposit $2,500 for Ongoing TI/LC Reserve ($). On each monthly payment date thereafter, the related borrower is required to deposit $14,600 for Ongoing TI/LC Reserve ($).

(78)	The 2014, 2015 and 2016 historical cash flow information is not available as the Mortgaged Property was constructed in 2016.

(79)	The related borrower purchased the Mortgaged Property in late 2013. Due to the nature of short term tenancy, historical information was incomplete. Therefore, only 2016 and Most Recent historical financials were provided to the lender.

(80)	On each monthly payment date beginning in March 2018 and up to and including February 2019, the related borrower is required to deposit $7,815 for Ongoing TI/LC Reserve ($). On each monthly payment date thereafter, the related borrower is required to deposit $3,907 for Ongoing TI/LC Reserve ($). The Ongoing TI/LC Reserve ($) is capped at $185,000 during the term of the Mortgage Loan.

(81)	The 2014, 2015 and 2016 historical cash flow information is not available because the sponsor acquired the Mortgaged Property in April 2016 and the prior owner did not provide any such information.

(82)	The Mortgaged Property contains 5,017 SF of retail space that is currently 100% occupied by two tenants, Tommy Bahama (2,585 SF through March 31, 2026) and Bluemercury (2,432 SF through January 1, 2027).

(83)	The historical cash flow information for the Mortgaged Property is not available due to the recent acquisition in 2014 and gut renovation in 2016.

(84)	If the Upfront TI/LC Reserve ($) is drawn upon such that the balance is below the TI/LC Caps ($) of $200,000, on each monthly payment date, the related borrower is required to deposit $7,968 for Ongoing TI/LC Reserve ($) until such time as the TI/LC reserve account balance reaches $200,000.

(85)	The 2014 historical cash flow information is not available because the prior owner of the Mortgaged Property did not provide any such information.

ANNEX B

SIGNIFICANT LOAN SUMMARIES

LOAN #1: extra space - tiaa self storage portfolio

ExtraSpace Storage

Extra Space Washington

EXTRA SPACE
STORAGE
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Extra Space Essex

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Extra Space Newark

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Extra Space Norwalk

Extra Space Tucson

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Extra Space Miami East

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Extra Space New Bedford

Extra Space San Jose

LOAN #1: extra space - tiaa self storage portfolio

LOAN #1: extra space - tiaa self storage portfolio

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	24	Loan Seller		BANA
Location (City/State)	Various	Cut-off Date Balance(4)		$105,000,000
Property Type	Self Storage	Cut-off Date Balance per SF(3)		$141.82
Size (SF)	1,614,702	Percentage of Initial Pool Balance		9.9%
Total Occupancy as of 12/31/2017	92.2%	Number of Related Mortgage Loans(2)		2
Owned Occupancy as of 12/31/2017	92.2%	Type of Security		Fee Simple
Year Built / Latest Renovation	Various	Mortgage Rate		4.53250%
Appraised Value(1)	$394,160,000	Original Term to Maturity (Months)		120
Appraisal Date(1)	Various	Original Amortization Term (Months)		NAP
Borrower Sponsors(2)	Extra Space Storage Inc. and TH Real Estate	Original Interest Only Term (Months) First Payment Date	120 4/1/2018
Property Management	Extra Space Management, Inc.	Maturity Date	3/1/2028

Underwritten Revenues	$29,418,170
Underwritten Expenses	$8,461,563
Underwritten Net Operating Income (NOI)	$20,956,607	Escrows(5)
Underwritten Net Cash Flow (NCF)	$20,714,398		Upfront	Monthly
Cut-off Date LTV Ratio(1)(3)	58.1%	Taxes	$0	$0
Maturity Date LTV Ratio(1)(3)	58.1%	Insurance	$915	$457
DSCR Based on Underwritten NOI / NCF(3)	1.99x / 1.97x	Replacement Reserves	$0	$0
Debt Yield Based on Underwritten NOI / NCF(3)	9.2% / 9.0%	Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Combination Amount	$229,000,000	100.0%	Principal Equity Distribution	$140,845,793	61.5%
			Loan Payoff	83,536,796	36.5
			Closing Costs	4,616,496	2.0
			Reserves	915	0.0
Total Sources	$229,000,000	100.0%	Total Uses	$229,000,000	100.0%

(1)	The Appraised Value represents the “As Is Portfolio” combined appraised value based on individual valuations dated between November 25, 2017 and December 4, 2017, plus a $36,170,000 portfolio premium. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio are calculated based upon the Appraised Value of $394,160,000. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the sum of the individual “as-is” appraised values of $357,990,000 are each 64.0%.

(2)	The Extra Space - TIAA Self Storage Portfolio Loan Combination borrower sponsors are also the borrower sponsors of the Extra Space Self Storage Portfolio Loan Combination, as to which Morgan Stanley Mortgage Capital Holdings LLC is the mortgage loan seller.

(3)	Calculated based on the aggregate outstanding principal balance of the Extra Space - TIAA Self Storage Portfolio Loan Combination (as defined below).

(4)	The Cut-off Date Balance of $105,000,000 represents the controlling note A-1, which is part of a loan combination evidenced by three pari passu notes having an aggregate outstanding principal balance as of the Cut-off Date of $229,000,000. The related companion loans, which are evidenced by the non-controlling notes A-2 and A-3, have an aggregate outstanding principal balance as of the Cut-off Date of $124,000,000 and are expected to be contributed to one or more future securitization transactions. See “—The Mortgage Loan” below.

(5)	See “—Escrows” below.

■	The Mortgage Loan. The mortgage loan (the “Extra Space - TIAA Self Storage Portfolio Loan”) is part of a loan combination (the “Extra Space - TIAA Self Storage Portfolio Loan Combination”) evidenced by three pari passu notes that are together secured by a first mortgage encumbering the borrower’s fee simple interest in a 24-property self-storage portfolio located across 11 states and Washington, D.C. (the “Extra Space - TIAA Self Storage Portfolio Properties”). The Extra Space - TIAA Self Storage Portfolio Loan Combination was originated by Bank of America, N.A. on February 2, 2018, had an original principal balance of $229,000,000 and has an outstanding principal balance as of the Cut-off Date of $229,000,000. The Extra Space - TIAA Self Storage Portfolio Loan is evidenced by the controlling note A-1 with an original principal balance of $105,000,000 and a Cut-off Date Balance of $105,000,000, and represents approximately 9.9% of the Initial Pool Balance. The related companion loans (the “Extra Space - TIAA Self Storage Portfolio Companion Loans”), which are evidenced by the non-controlling notes A-2 and A-3, had an aggregate original principal balance of $124,000,000, have an aggregate outstanding principal balance as of the Cut-off Date of $124,000,000, and are expected to be contributed to one or more future commercial mortgage securitization transactions. The Extra Space - TIAA Self Storage Portfolio Loan Combination accrues interest at an interest rate of 4.53250% per annum. The proceeds of the Extra Space - TIAA Self Storage Portfolio Loan Combination were primarily used to refinance a prior debt secured by the Extra Space - TIAA Self Storage Portfolio Properties, return equity to the borrower sponsor, fund reserves and pay origination costs.

Loan Combination Summary

Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$105,000,000	$105,000,000	CGCMT 2018-B2	Yes
A-2(1)	$80,000,000	$80,000,000	BANA	No
A-3(1)	$44,000,000	$44,000,000	BANA	No
Total / Wtd. Avg.	$229,000,000	$229,000,000

(1)	Expected to be contributed to one or more future securitization transactions.

LOAN #1: extra space - tiaa self storage portfolio

The Extra Space - TIAA Self Storage Portfolio Loan Combination had an initial term of 120 months and has a remaining term of 120 months as of the Cut-off Date. The Extra Space - TIAA Self Storage Portfolio Loan requires payments of interest only during its term. The scheduled maturity date of the Extra Space - TIAA Self Storage Portfolio Loan Combination is the due date occurring in March 2028. Voluntary prepayment of the Extra Space - TIAA Self Storage Portfolio Loan Combination without payment of any prepayment premium is permitted on or after the due date occurring in September 2027. The Extra Space - TIAA Self Storage Portfolio Loan Combination may be defeased in full or in part with certain direct full faith and credit obligations of the United States of America or other obligations which are “government securities” permitted under the Extra Space - TIAA Self Storage Portfolio Loan Combination documents at any time after the earlier to occur of (i) the fourth anniversary of the closing date of the Extra Space – TIAA Self Storage Portfolio Loan Combination and (ii) the date that is two years from the “startup day” of the REMIC trust established in connection with the last securitization involving any portion of the Extra Space - TIAA Self Storage Portfolio Loan Combination. See “—Release of Collateral” below.

■	The Mortgaged Properties. The Extra Space - TIAA Self Storage Portfolio Properties consist of 24 Extra Space-branded self-storage properties located in 11 states and Washington, D.C. The Extra Space - TIAA Self Storage Portfolio Properties consist of 15,465 traditional storage units (of which 1,100 units (approximately 7.1%) are climate-controlled) and 303 parking spaces. The Extra Space - TIAA Self Storage Portfolio Properties range in size from 36,384 SF to 119,335 SF, inclusive of parking square footage, with an average size across the portfolio for traditional storage units of approximately 104 SF. Each of the Extra Space - TIAA Self Storage Portfolio Properties includes perimeter fencing, security cameras, gated entry, on-site managers and on-site leasing offices. The weighted average occupancy of the Extra Space - TIAA Self Storage Portfolio Properties was 92.2% as of December 31, 2017.

The Extra Space - TIAA Self Storage Portfolio Properties have been jointly owned by the Extra Space - TIAA Self Storage Portfolio sponsors since 2004 and since 2012, the Extra Space – TIAA Self Storage Portfolio Sponsors have invested over $5.7 million in capital expenditures to the Extra Space - TIAA Self Storage Portfolio Properties. Under the Extra Space – TIAA Self Storage Portfolio Sponsor’s ownership, historical occupancy has increased from 85.9% in 2010 to 92.2% in 2017, averaging 90.2% between 2010 and 2017, and the Extra Space - TIAA Self Storage Portfolio Properties’ effective gross income has grown each year since 2010 by between 2.2% and 6.3% with cumulative growth of 37.0% from 2010 to 2017.

The Extra Space - TIAA Self Storage Portfolio Properties’ revenue is diversely generated from 24 different properties across 17 various major metropolitan statistical areas. Only five properties individually represent greater than 5.4% of the portfolio’s underwritten net cash flow. The five largest properties based on allocated Cut-off Date Balance account for approximately 37.6% of underwritten net cash flow while the 10 largest properties based on allocated Cut-off Date Balance account for approximately 61.9% of the portfolio’s underwritten net cash flow.

LOAN #1: extra space - tiaa self storage portfolio

The following table presents certain information relating to the Extra Space - TIAA Self Storage Portfolio Properties:

Extra Space - TIAA Self Storage Portfolio Summary

Property Name City State/Jurisdiction	Year Built / Renovated	Total GLA	Total Units	Occupancy As of 12/31/2017	Cut-off Date Allocated Loan Combination Amount	% of Allocated Loan Combination Amount	Appraised Value(1)	% of Appraised Value	UW NCF
Extra Space Washington Washington, D.C.	1910 / NAP	104,382	1,689	92.1%	$30,841,000	13.5%	$47,490,000	13.3%	$2,752,474
Extra Space San Jose San Jose, CA	1985, 2016 / NAP	66,854	795	89.9	14,955,000	6.5	24,750,000	6.9	1,355,104
Extra Space San Diego San Diego, CA	1986 / NAP	119,335	898	88.1	14,730,000	6.4	21,760,000	6.1	1,325,851
Extra Space Panorama City Panorama City, CA	1987 / NAP	77,395	900	92.7	12,980,000	5.7	21,550,000	6.0	1,182,697
Extra Space Norwalk Norwalk, CA	1977 / NAP	79,529	893	92.8	12,885,000	5.6	22,150,000	6.2	1,174,461
Extra Space Miami East Miami, FL	1987 / 2009	80,390	831	91.8	12,126,000	5.3	19,600,000	5.5	1,111,182
Extra Space Miami West Miami, FL	1987 / 2009	75,564	684	95.7	12,105,000	5.3	19,000,000	5.3	1,107,307
Extra Space Palo Alto East Palo Alto, CA	1989 / NAP	45,836	592	92.1	10,862,000	4.7	18,230,000	5.1	978,172
Extra Space Covina Covina, CA	1973 / NAP	74,537	729	91.9	10,639,000	4.6	17,450,000	4.9	966,181
Extra Space Gaithersburg Gaithersburg, MD	1988 / NAP	74,341	642	91.5	9,687,000	4.2	14,350,000	4.0	875,499
Extra Space Philadelphia Philadelphia, PA	1970, 1988 / NAP	68,425	593	93.9	9,310,000	4.1	13,860,000	3.9	842,713
Extra Space Westminster Westminster, CA	1988 / NAP	65,997	685	94.7	9,150,000	4.0	15,680,000	4.4	840,721
Extra Space Newark Newark, DE	1988 / NAP	64,300	519	91.1	8,193,000	3.6	12,590,000	3.5	738,819
Extra Space Essex Essex, MD	1991 / NAP	60,425	522	93.5	7,444,000	3.3	11,340,000	3.2	679,151
Extra Space New Bedford New Bedford, MA	1989, 2003 / NAP	65,350	535	93.6	7,215,000	3.2	10,300,000	2.9	654,243
Extra Space Birmingham Birmingham, AL	1988 / NAP	73,366	604	94.8	7,195,000	3.1	9,250,000	2.6	655,749
Extra Space Haverhill Haverhill, MA	1989 / NAP	53,490	553	86.6	6,895,000	3.0	11,680,000	3.3	616,849
Extra Space Shrewsbury Shrewsbury, MA	1982 / NAP	65,300	417	92.1	6,483,000	2.8	9,020,000	2.5	585,168
Extra Space Dallas Dallas, TX	1973 / NAP	47,472	478	90.0	5,340,000	2.3	7,650,000	2.1	480,768
Extra Space Enfield Enfield, CT	1982 / NAP	65,650	511	93.0	4,911,000	2.1	7,680,000	2.1	427,883
Extra Space San Diego Miramar San Diego, CA	1986 / NAP	36,384	455	92.3	4,819,000	2.1	7,050,000	2.0	432,728
Extra Space Shawnee Shawnee, KS	1987 / NAP	56,240	472	95.1	3,570,000	1.6	5,670,000	1.6	330,987
Extra Space Overland Park Overland Park, KS	1990 / NAP	46,890	346	94.3	3,570,000	1.6	5,620,000	1.6	324,395
Extra Space Tucson Tucson, AZ	1984 / NAP	47,250	425	91.3	3,095,000	1.4	4,270,000	1.2	275,296
Total / Wtd. Avg.		1,614,702	15,768	92.2%	$229,000,000	100.0%	$357,990,000	100.0%	$20,714,398

(1)	The Appraised Value of $394,160,000 represents the “As Is Portfolio” combined appraised value based on individual valuations dated between November 25, 2017 and December 4, 2017, plus a $36,170,000 portfolio premium. The sum of the individual “as-is” appraisal values of the Extra Space - TIAA Self Storage Portfolio Properties is $357,990,000.

LOAN #1: extra space - tiaa self storage portfolio

The following table presents certain information relating to the type of units offered at the Extra Space - TIAA Self Storage Portfolio Properties:

Unit Summary

Property Name	Total GLA	% of GLA	Total Number of Storage Units	Number of Parking Units	Number of Climate Controlled Units	% of Climate Controlled Units
Extra Space Washington	104,382	6.5%	1,689	0	121	7.2%
Extra Space San Jose	66,854	4.1	791	4	0	0.0%
Extra Space San Diego	119,335	7.4	877	21	0	0.0%
Extra Space Panorama City	77,395	4.8	896	4	0	0.0%
Extra Space Norwalk	79,529	4.9	871	22	0	0.0%
Extra Space Miami East	80,390	5.0	789	42	193	24.5%
Extra Space Miami West	75,564	4.7	653	31	214	32.8%
Extra Space Palo Alto	45,836	2.8	592	0	0	0.0%
Extra Space Covina	74,537	4.6	726	3	0	0.0%
Extra Space Gaithersburg	74,341	4.6	622	20	0	0.0%
Extra Space Philadelphia	68,425	4.2	586	7	137	23.4%
Extra Space Westminster	65,997	4.1	681	4	0	0.0%
Extra Space Newark	64,300	4.0	476	43	96	20.2%
Extra Space Essex	60,425	3.7	502	20	155	30.9%
Extra Space New Bedford	65,350	4.0	514	21	0	0.0%
Extra Space Birmingham	73,366	4.5	592	12	13	2.2%
Extra Space Haverhill	53,490	3.3	553	0	119	21.5%
Extra Space Shrewsbury	65,300	4.0	414	3	0	0.0%
Extra Space Dallas	47,472	2.9	474	4	0	0.0%
Extra Space Enfield	65,650	4.1	498	13	0	0.0%
Extra Space San Diego Miramar	36,384	2.3	455	0	0	0.0%
Extra Space Shawnee	56,240	3.5	472	0	0	0.0%
Extra Space Overland Park	46,890	2.9	317	29	52	16.4%
Extra Space Tucson	47,250	2.9	425	0	0	0.0%
Total / Wtd. Avg.	1,614,702	100.0%	15,465	303	1,100	7.1%

The following table presents certain information relating to historical leasing at the Extra Space - TIAA Self Storage Portfolio Properties:

Historical Leased %(1)

Property Name	2010	2011	2012	2013	2014	2015	2016	2017	Average
Extra Space Washington	94.0%	91.9%	91.4%	92.4%	92.5%	91.4%	91.6%	92.1%	92.2%
Extra Space San Jose	89.5%	88.9%	92.0%	92.8%	92.9%	95.7%	94.3%	89.9%	92.0%
Extra Space San Diego	88.9%	88.8%	86.8%	87.1%	89.9%	93.9%	95.9%	88.1%	89.9%
Extra Space Panorama City	85.3%	87.8%	92.2%	93.6%	93.7%	94.8%	89.8%	92.7%	91.2%
Extra Space Norwalk	79.4%	83.0%	84.6%	88.8%	88.2%	92.9%	96.6%	92.8%	88.3%
Extra Space Miami East	85.4%	81.2%	88.7%	91.3%	92.1%	93.7%	92.9%	91.8%	89.6%
Extra Space Miami West	85.7%	88.0%	86.5%	89.6%	88.7%	91.5%	92.4%	95.7%	89.8%
Extra Space Palo Alto	80.0%	86.2%	92.7%	92.3%	93.7%	95.2%	96.3%	92.1%	91.1%
Extra Space Covina	85.5%	85.5%	88.7%	90.4%	91.8%	93.7%	95.1%	91.9%	90.3%
Extra Space Gaithersburg	85.4%	91.2%	92.5%	92.8%	90.7%	92.6%	93.3%	91.5%	91.3%
Extra Space Philadelphia	89.7%	90.7%	89.9%	88.2%	87.0%	87.0%	85.8%	93.9%	89.0%
Extra Space Westminster	79.8%	84.1%	88.9%	91.8%	90.4%	93.4%	95.3%	94.7%	89.8%
Extra Space Newark	90.7%	89.3%	92.4%	91.8%	91.9%	87.5%	84.6%	91.1%	89.9%
Extra Space Essex	87.1%	89.3%	91.0%	94.3%	92.9%	93.7%	93.6%	93.5%	91.9%
Extra Space New Bedford	78.0%	80.4%	75.2%	87.3%	91.7%	92.4%	95.9%	93.6%	86.8%
Extra Space Birmingham	83.4%	83.3%	89.1%	89.7%	90.8%	93.8%	92.9%	94.8%	89.7%
Extra Space Haverhill	87.4%	90.0%	90.9%	94.2%	92.2%	91.6%	92.1%	86.6%	90.6%
Extra Space Shrewsbury	85.3%	88.0%	90.9%	91.6%	93.0%	95.1%	92.5%	92.1%	91.1%
Extra Space Dallas	85.2%	85.1%	91.3%	90.7%	91.1%	94.9%	90.7%	90.0%	89.9%
Extra Space Enfield	87.7%	92.5%	89.1%	92.4%	91.9%	91.3%	94.6%	93.0%	91.6%
Extra Space San Diego Miramar	89.1%	89.7%	88.5%	90.1%	90.7%	94.2%	94.9%	92.3%	91.2%
Extra Space Shawnee	79.0%	78.1%	81.7%	80.4%	89.1%	91.7%	92.7%	95.1%	86.0%
Extra Space Overland Park	89.9%	87.1%	89.7%	91.5%	89.1%	90.5%	91.5%	94.3%	90.5%
Extra Space Tucson	84.2%	84.5%	94.4%	91.0%	89.5%	90.4%	92.2%	91.3%	89.7%
Total / Wtd. Avg.	85.9%	87.0%	89.0%	90.6%	91.1%	92.6%	92.9%	92.2%	90.2%

(1)	As provided by the borrower and which represents occupancy as of December 31 for the indicated year.

LOAN #1: extra space - tiaa self storage portfolio

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Extra Space - TIAA Self Storage Portfolio Properties:

Cash Flow Analysis

	2013	2014	2015	2016	2017	Underwritten	Underwritten $ per SF
Base Rent	$25,753,599	$26,338,467	$27,783,482	$29,791,412	$32,117,467	$32,379,189	$20.05
Concessions	(1,133,033)	(1,015,854)	(801,904)	(832,704)	(1,001,751)	(980,303)	(0.61)
Vacancy & Credit Loss	(2,818,702)	(2,552,762)	(2,677,225)	(3,084,078)	(4,104,590)	(3,946,418)	(2.44)
Other Income(1)	1,845,128	1,854,466	1,861,602	1,894,673	1,980,586	1,965,702	1.22
Effective Gross Income	$23,646,992	$24,624,317	$26,165,955	$27,769,303	$28,991,712	$29,418,170	$18.22

Real Estate Taxes	$2,238,633	$2,195,330	$2,244,766	$2,319,185	$2,410,172	$2,822,137	$1.75
Insurance	443,540	377,116	343,145	317,428	234,729	232,079	0.14
Management Fee	1,189,888	1,235,841	1,311,832	1,397,277	1,450,390	882,543	0.55
Other Operating Expenses	4,344,712	4,571,945	4,683,900	4,557,127	4,524,804	4,524,804	2.80
Total Operating Expenses	$8,216,773	$8,380,232	$8,583,643	$8,591,017	$8,620,095	$8,461,563	$5.24

Net Operating Income	$15,430,219	$16,244,085	$17,582,312	$19,178,286	$20,371,617	$20,956,607	$12.98
Replacement Reserves	0	0	0	0	0	242,209	0.15
Net Cash Flow	$15,430,219	$16,244,085	$17,582,312	$19,178,286	$20,371,617	$20,714,398	$12.83

Occupancy	90.6%	91.1%	92.6%	92.9%	92.2%	92.2%(2)
NOI Debt Yield(3)	6.7%	7.1%	7.7%	8.4%	8.9%	9.2%
NCF DSCR(3)	1.47x	1.54x	1.67x	1.82x	1.94x	1.97x

(1)	Other Income includes administrative fees, late fees, merchandise sales, parking income, and cell tower and billboard commercial leases.

(2)	The underwritten economic vacancy is 12.0%. As of December 31, 2017, the Extra Space – TIAA Self Storage Portfolio Properties were 92.2% physically occupied.

(3)	Calculated based on the aggregate outstanding principal balance as of the Cut-off Date of the Extra Space - TIAA Self Storage Portfolio Loan Combination.

■	Appraisal. As of the appraisal valuation dates ranging from November 25, 2017 to December 4, 2017, the Extra Space - TIAA Self Storage Portfolio Properties had an aggregate “as-is” appraised value of $357,990,000. The “As Is Portfolio” combined appraisal value for the Extra Space - TIAA Self Storage Portfolio Properties is $394,160,000 which includes a portfolio premium of $36,170,000.

■	Environmental Matters. According to the Phase I environmental reports dated between November 7, 2017 and January 2, 2018, there were no recognized environmental conditions or recommendations for further action at the Extra Space - TIAA Self Storage Portfolio Properties.

■	Market Overview and Competition. The Extra Space - TIAA Self Storage Portfolio Properties are geographically diverse, located across 22 cities in 11 states and Washington, D.C. The largest concentration is located in California (eight properties, 35.0% of SF, 39.9% of UW NCF), Massachusetts (three properties, 11.4% of SF, 9.0% of UW NCF), Florida (two properties, 9.7% of SF, 10.7% of UW NCF), and Maryland (two properties, 8.3% of SF, 7.5% of UW NCF), with the remaining properties (35.5% of SF, 33.0% of UW NCF) located in seven states and Washington, D.C.

The following table presents the geographical distribution of the Extra Space - TIAA Self Storage Portfolio Properties:

Market Summary

State/Jurisdiction	Property Count	Allocated Loan Amount	% of Allocated Loan Amount	Total SF	% of SF	Total Units	Occupancy as of 12/31/2017	UW NCF	% of UW NCF
California	8	$91,020,000	39.7%	565,867	35.0%	5,947	91.5%	$8,255,915	39.9%
Massachusetts	3	20,593,000	9.0	184,140	11.4	1,505	91.0%	1,856,260	9.0
Florida	2	24,231,000	10.6	155,954	9.7	1,515	93.7%	2,218,489	10.7
Maryland	2	17,131,000	7.5	134,766	8.3	1,164	92.4%	1,554,650	7.5
Washington, D.C.	1	30,841,000	13.5	104,382	6.5	1,689	92.1%	2,752,474	13.3
Kansas	2	7,140,000	3.1	103,130	6.4	818	94.7%	655,382	3.2
Alabama	1	7,195,000	3.1	73,366	4.5	604	94.8%	655,749	3.2
Pennsylvania	1	9,310,000	4.1	68,425	4.2	593	93.9%	842,713	4.1
Connecticut	1	4,911,000	2.1	65,650	4.1	511	93.0%	427,883	2.1
Delaware	1	8,193,000	3.6	64,300	4.0	519	91.1%	738,819	3.6
Texas	1	5,340,000	2.3	47,472	2.9	478	90.0%	480,768	2.3
Arizona	1	3,095,000	1.4	47,250	2.9	425	91.3%	275,296	1.3
Total / Wtd. Avg.	24	$229,000,000	100.0%	1,614,702	100.0%	15,768	92.2%	$20,714,398	100.0%

LOAN #1: extra space - tiaa self storage portfolio

The following table presents the local demographics data at the Extra Space - TIAA Self Storage Portfolio Properties:

Local Demographics Summary(1)

Property Name	City	State/Jurisdiction	2017 Population (within 1-mi. / 3-mi. / 5-mi. Radius)	2017 Median Household Income (within 1-mi. / 3-mi. / 5-mi. Radius)
Extra Space Washington	Washington	D.C.	103,098 / 396,332 / 776,753	$91,607 / $86,799 / $85,537
Extra Space San Jose	San Jose	CA	29,673 / 250,116 / 604,289	$73,531 / $85,535 / $90,169
Extra Space San Diego	San Diego	CA	11,296 / 89,230 / 231,408	$82,606 / $90,172 / $95,726
Extra Space Panorama City	Panorama City	CA	70,965 / 337,834 / 757,901	$36,615 / $47,468 / $52,390
Extra Space Norwalk	Norwalk	CA	29,213 / 257,233 / 682,041	$61,064 / $59,950 / $59,825
Extra Space Miami East	Miami	FL	32,678 / 217,329 / 421,919	$52,240 / $58,326 / $59,634
Extra Space Miami West	Miami	FL	18,416 / 209,400 / 486,980	$57,632 / $43,368 / $44,671
Extra Space Palo Alto	East Palo Alto	CA	32,002 / 120,107 / 241,797	$72,803 / $101,384 / $98,992
Extra Space Covina	Covina	CA	25,705 / 215,002 / 491,057	$73,888 / $64,913 / $64,265
Extra Space Gaithersburg	Gaithersburg	MD	14,199 / 109,881 / 223,144	$94,923 / $79,610 / $87,213
Extra Space Philadelphia	Philadelphia	PA	23,889 / 172,998 / 476,472	$45,365 / $52,400 / $51,878
Extra Space Westminster	Westminster	CA	24,050 / 200,548 / 614,766	$64,768 / $65,221 / $65,395
Extra Space Newark	Newark	DE	9,435 / 71,666 / 194,717	$56,169 / $61,267 / $63,727
Extra Space Essex	Essex	MD	7,749 / 101,747 / 286,150	$61,708 / $57,325 / $57,523
Extra Space New Bedford	New Bedford	MA	8,150 / 92,571 / 201,358	$63,485 / $46,772 / $55,431
Extra Space Birmingham	Birmingham	AL	8,820 / 65,688 / 163,572	$63,978 / $65,543 / $53,616
Extra Space Haverhill	Haverhill	MA	6,734 / 65,267 / 176,022	$67,010 / $64,825 / $59,859
Extra Space Shrewsbury	Shrewsbury	MA	8,242 / 202,685 / 381,663	$30,475 / $57,152 / $66,557
Extra Space Dallas	Dallas	TX	10,819 / 122,018 / 341,303	$47,347 / $41,440 / $48,008
Extra Space Enfield	Enfield	CT	4,379 / 35,521 / 77,407	$63,609 / $70,516 / $75,869
Extra Space San Diego Miramar	San Diego	CA	9,630 / 80,429 / 226,274	$74,425 / $88,667 / $93,486
Extra Space Shawnee	Shawnee	KS	10,793 / 71,788 / 171,869	$70,625 / $66,051 / $60,493
Extra Space Overland Park	Overland Park	KS	13,979 / 104,377 / 241,367	$49,313 / $58,588 / $65,127
Extra Space Tucson	Tucson	AZ	15,994 / 122,452 / 201,345	$39,867 / $47,082 / $47,238

(1)	Source: Appraisals.

The following table presents certain information relating to certain self-storage lease comparables provided in the appraisals for the Extra Space - TIAA Self Storage Portfolio Properties:

Competitive Set Summary(1)

Property Name	Metropolitan Statistical Area	Occupancy Rates As of 12/31/2017	Competitive Set Average Occupancy Rates	Average Rent	Competitive Set Gross Average Asking Rent
Extra Space Washington	Washington-Arlington-Alexandria, DC-VA-MD-WV	92.1%	81.5%	$188	$181
Extra Space San Jose	San Jose-Sunnyvale-Santa Clara, CA	89.9%	92.9%	$199	$204
Extra Space San Diego	San Diego-Carlsbad, CA	88.1%	94.4%	$159	$170
Extra Space Panorama City	Los Angeles-Long Beach-Santa Ana, CA	92.7%	94.8%	$172	$172
Extra Space Norwalk	Los Angeles-Long Beach-Santa Ana, CA	92.8%	93.4%	$159	$160
Extra Space Miami East	Miami-Fort Lauderdale-Pompano Beach, FL	91.8%	94.9%	$157	$158
Extra Space Miami West	Miami-Fort Lauderdale-Pompano Beach, FL	95.7%	91.5%	$181	$182
Extra Space Palo Alto	San Francisco-Oakland-Hayward, CA	92.1%	93.3%	$198	$198
Extra Space Covina	Los Angeles-Long Beach-Santa Ana, CA	91.9%	94.1%	$164	$169
Extra Space Gaithersburg	Washington-Arlington-Alexandria, DC-VA-MD-WV	91.5%	91.5%	$144	$156
Extra Space Philadelphia	Philadelphia-Camden-Wilmington, PA-NJ-DE	93.9%	91.4%	$162	$167
Extra Space Westminster	Los Angeles-Long Beach-Anaheim, CA	94.7%	94.0%	$155	$160
Extra Space Newark	Philadelphia-Camden-Wilmington, PA-NJ-DE	91.1%	88.3%	$182	$183
Extra Space Essex	Baltimore-Towson, MD	93.5%	90.4%	$149	$152
Extra Space New Bedford	Providence-Warwick, RI-MA	93.6%	95.5%	$145	$156
Extra Space Birmingham	Birmingham-Hoover, AL	94.8%	93.6%	$113	$122
Extra Space Haverhill	Boston-Cambridge-Newton, MA-NH	86.6%	91.4%	$150	$154
Extra Space Shrewsbury	Worcester, MA-CT	92.1%	91.2%	$161	$184
Extra Space Dallas	Dallas-Fort Worth-Arlington, TX	90.0%	92.2%	$120	$126
Extra Space Enfield	Hartford-West Hartford-East Hartford, CT	93.0%	92.8%	$119	$124
Extra Space San Diego Miramar	San Diego-Carlsbad, CA	92.3%	94.8%	$116	$121
Extra Space Shawnee	Kansas City, MO-KS	95.1%	94.2%	$106	$112
Extra Space Overland Park	Kansas City, MO-KS	94.3%	92.7%	$133	$134
Extra Space Tucson	Tucson, AZ	91.3%	89.5%	$90	$100
Total / Wtd. Avg.		92.2%	92.1%	$157	$161

(1)	Source: Appraisals.

LOAN #1: extra space - tiaa self storage portfolio

■	The Borrower. The borrower is Storage Portfolio I LLC, a single-purpose Delaware limited liability company. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Extra Space - TIAA Self Storage Portfolio Loan Combination. The borrower is approximately 66.0% indirectly owned by Teachers Insurance and Annuity Association of America (“TIAA”) for the benefit of The Separate Real Estate Account (“TIAA Real Estate”) and approximately 34.0% indirectly owned by Extra Space Storage Inc. (“Extra Space Storage”). The borrower sponsors are Extra Space Storage and TH Real Estate. TH Real Estate is an affiliate of Nuveen, LLC, an investment management arm of TIAA. As of September 30, 2017, TH Real Estate had approximately $107 billion of assets under management globally.

The non-recourse carveout guarantor for the Extra Space - TIAA Self Storage Portfolio Loan Combination is Extra Space Storage. If a buy/sell event occurs or is anticipated to occur such that TIAA Real Estate becomes the sole indirect owner of the borrower, Teachers REA, LLC has been approved as a replacement guarantor so long as at the time of such replacement it satisfies a minimum net worth of $5 billion and minimum liquidity of $10 million and is acceptable to the lender based on the lender’s underwriting standards and there has been no material adverse change in its financial conditions or status since the origination of the Extra Space - TIAA Self Storage Portfolio Loan Combination.

■	Escrows. On each due date, the borrower is required to fund one-twelfth of the taxes and one-twelfth of the property insurance premiums that the lender estimates will be payable over the then-succeeding 12-month period, notwithstanding, so long as Extra Space Storage Inc. is the nonrecourse carve-out guarantor, the borrower will not be required to make such monthly deposits provided (x) no event of default or Cash Sweep Period (as defined below) has occurred and is continuing, (y) borrower provides to lender evidence of direct payment of taxes and insurance premiums, and (z) as it relates to the insurance requirements, the Extra Space - TIAA Self Storage Portfolio Properties are covered by a blanket policy. Notwithstanding, the borrower is required to escrow for flood insurance coverage as required under the National Flood Insurance Program.

■	Lockbox and Cash Management. The Extra Space - TIAA Self Storage Portfolio Loan Combination documents provide for a springing lockbox and springing cash management, in each case upon the occurrence of a Cash Sweep Period (as defined below). Upon the occurrence of a Cash Sweep Period, the borrower is required to establish (i) a lockbox account, into which, during a Cash Sweep Period, all rents are required to be deposited and (ii) a lender-controlled cash management account, into which, during a Cash Sweep Period, all deposits in the lockbox account are required to be transferred on each business day.

Provided no event of default is continuing, funds in the cash management account are required to be applied to payment of de minimis revenue (tenant insurance premiums, sales tax and packing supply cash receipts) to the borrower, to payment of debt service, operating expenses and extraordinary expenses, and to funding of required reserves, with the remainder being deposited to an excess cash flow reserve to be held as additional security for the Extra Space - TIAA Self Storage Portfolio Loan Combination until the discontinuance of the Cash Sweep Period at which time the excess cash will be swept to the borrower’s operating account. Notwithstanding, should a Cash Sweep Period occur more than once during the Extra Space - TIAA Self Storage Portfolio Loan Combination loan term, the lender will continue to hold any excess cash for the remainder of the loan term.

A “Cash Sweep Period” will commence upon the earlier of (i) an event of default or (ii) the debt service coverage ratio being less than 1.10x for 12 consecutive months and will continue until; in the case of clause (i), the cure of such event of default, and in the case of clause (ii), the debt service coverage ratio being equal to or greater than 1.25x for the immediately preceding six consecutive calendar months. Notwithstanding the foregoing, a Cash Sweep Period will not be deemed to expire in the event that a Cash Sweep Period then exists for any other reason.

■	Property Management. The Extra Space - TIAA Self Storage Portfolio Properties are currently managed by Extra Space Management, Inc., an affiliate of the borrower. Extra Space Storage Inc. (NYSE: EXR) is a real estate investment trust with over 1,400 self-storage locations across 38 states, Washington, D.C. and Puerto Rico as of June 30, 2017.

■	Mezzanine or Secured Subordinate Indebtedness. Not permitted.

■	Release of Collateral. After the Release Date (as defined below) and prior to September 1, 2027, provided no event of default has occurred and is continuing, the borrower may obtain a release of any of the individual properties comprising the Extra Space - TIAA Self Storage Portfolio Properties in connection with a sale to a third party upon defeasance of an amount equal to 125% of the allocated loan amount of such individual property; provided that the following conditions, among others, are satisfied: (i) after giving effect to the release, the debt yield with respect to the remaining properties is not less than the greater of (a) 9.08% and (b) the debt yield of all of the properties immediately

LOAN #1: extra space - tiaa self storage portfolio

prior to the related release; and (ii) the partial defeasance is permitted under REMIC requirements (and the lender receives an opinion of counsel that the partial defeasance will not cause a REMIC trust formed pursuant to a securitization of any portion of the Extra Space - TIAA Self Storage Portfolio Loan Combination to fail to maintain its status as a REMIC).

“Release Date” means the earlier to occur of (i) the fourth anniversary of the closing date of the Extra Space - TIAA Self Storage Portfolio Loan Combination and (ii) the date that is two years from the “startup day” of the REMIC trust established in connection with the last securitization involving any portion of the Extra Space - TIAA Self Storage Portfolio Loan Combination.

■	Terrorism Insurance. The borrower is required to maintain insurance coverage for perils and acts of terrorism in an amount equal to the full replacement cost of the Extra Space - TIAA Self Storage Portfolio Properties (plus 18 months of rental loss and/or business interruption coverage plus an additional period of indemnity covering (i) the 12 months following restoration or (ii) the period of time until such income returns to the same level it was at prior to the loss, whichever occurs first). See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus.

■	Earthquake Insurance. The borrower is required to maintain coverage for earthquake insurance, if any individual property is located in an area with a high degree of seismic risk, as determined by the lender which includes the Extra Space Panorama City individual property, in amounts and in form and substance satisfactory to the lender and with a deductible not to exceed $100,000 with respect to any individual property located in California.

LOAN #2: PARK PLACE EAST AND PARK PLACE WEST

LOAN #2: PARK PLACE EAST AND PARK PLACE WEST

LOAN #2: PARK PLACE EAST AND PARK PLACE WEST

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	2	Loan Seller	MSMCH
Location (City/State)	St. Louis Park, Minnesota	Cut-off Date Balance	$54,250,000
Property Type	Office	Cut-off Date Balance per SF	$136.32
Size (SF)	397,968	Percentage of Initial Pool Balance	5.1%
Total Occupancy as of 12/7/2017	90.5%	Number of Related Mortgage Loans(1)	2
Owned Occupancy as of 12/7/2017	90.5%	Type of Security	Fee Simple
Year Built / Latest Renovation	1980, 1983 / 2016	Mortgage Rate	4.62000%
Appraised Value	$78,700,000	Original Term to Maturity (Months)	120
Appraisal Date	11/16/2017	Original Amortization Term (Months)	360
Borrower Sponsors(1)	Mitchel Greenberg,	Original Interest Only Term (Months)	36
Keith Jaffee, Peter Holstein and	First Payment Date	3/1/2018
Middleton Partners LLC	Maturity Date	2/1/2028
Property Management	CBRE, Inc.

Underwritten Revenues	$10,715,768
Underwritten Expenses	$5,434,255	Escrows(2)
Underwritten Net Operating Income (NOI)	$5,281,513	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$4,429,248	Taxes	$184,172	$184,172
Cut-off Date LTV Ratio	68.9%	Insurance	$0	$0
Maturity Date LTV Ratio	60.5%	Replacement Reserve	$0	$6,633
DSCR Based on Underwritten NOI / NCF	1.58x / 1.32x	TI/LC(3)	$512,195	$58,037
Debt Yield Based on Underwritten NOI / NCF	9.7% / 8.2%	Other(4)	$411,533	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$54,250,000	100.0%	Loan Payoff	$45,614,363	84.1%
Principal Equity Distribution	6,823,456	12.6
Reserves	1,107,900	2.0
Closing Costs	704,282	1.3
Total Sources	$54,250,000	100.0%	Total Uses	$54,250,000	100.0%

(1)	The Park Place East and Park Place West Loan borrower sponsors are also the borrower sponsors of the Axcelis Corporate Center Loan Combination.

(2)	See “—Escrows” below.

(3)	The borrower is not required to make the monthly deposit to the TI/LC reserve if it would cause the amount then on deposit to exceed the TI/LC reserve cap of $2,839,332.

(4)	The Upfront Other Reserve includes $292,722 in outstanding tenant improvements and leasing commissions and $118,811 in outstanding free rent.

■	The Mortgage Loan. The mortgage loan (the “Park Place East and Park Place West Loan”) is evidenced by a note secured by a first mortgage encumbering the borrower’s fee simple interest in a portfolio of two office buildings located in St. Louis Park, Minnesota (the “Park Place East and Park Place West Properties”). The Park Place East and Park Place West Loan was originated by Morgan Stanley Bank, N.A. on January 12, 2018 and represents approximately 5.1% of the Initial Pool Balance. The note evidencing the Park Place East and Park Place West Loan has an outstanding principal balance as of the Cut-off Date of $54,250,000 and an interest rate of 4.62000% per annum. The proceeds of the Park Place East and Park Place West Loan were primarily used to refinance the Park Place East and Park Place West Properties, fund reserves, pay loan origination costs and return equity to the Park Place East and Park Place West Loan borrower sponsors.

The Park Place East and Park Place West Loan had an initial term of 120 months and has a remaining term of 119 months as of the Cut-off Date. The Park Place East and Park Place West Loan requires monthly payments of interest only through the due date in February 2021, after which it requires monthly payments of interest and principal sufficient to amortize the Park Place East and Park Place West Loan over a 30-year amortization schedule. The scheduled maturity date of the Park Place East and Park Place West Loan is the due date in February 2028. At any time after the second anniversary of the securitization Closing Date, the Park Place East and Park Place West Loan may be defeased with certain direct, non-callable full faith and credit obligations of the United States of America or other obligations which are “government securities” permitted under the Park Place East and Park Place West Loan documents. Voluntary prepayment of the Park Place East and Park Place West Loan is permitted on or after the due date occurring in November 2027 without payment of any prepayment premium.

■	The Mortgaged Property. The Park Place East and Park Place West Properties consist of two, Class B, multi-tenant office buildings totaling 397,968 SF in St. Louis Park, Minnesota, approximately six miles from the Minneapolis central business district. Park Place East (the “Park Place East Property”) consists of a 10-story building, totaling 197,966 SF, situated on 11.44 acres. Park Place West (the “Park Place West Property”) consists of a nine-story building, totaling 200,002 SF, situated on 8.88 acres. The Park Place East and Park Place West Properties are located directly off Interstate 394, within half a mile of each other. The Park Place East and Park Place West Properties feature tenants from a variety of industries including healthcare, consulting, politics, and law.

LOAN #2: PARK PLACE EAST AND PARK PLACE WEST

Built in 1980, the Park Place East Property averaged occupancy of 92.1% between 2008 and 2016 and was 93.7% occupied by 26 tenants as of December 7, 2017. Sixteen tenants (82.2% of GLA) have been at the Park Place East Property for more than five years while nine tenants (67.7% of GLA) have been at the Park Place East Property for more than 10 years. The Park Place East Property contains 846 parking spaces that provide a parking ratio of 4.3 spaces per 1,000 SF of GLA.

Built in 1983, the Park Place West Property averaged occupancy of 82.7% between 2008 and 2016 and was 87.3% occupied by 33 tenants as of December 7, 2017. Eighteen tenants (61.7% of GLA) have been at the Park Place West Property for more than five years while eight tenants (23.3% of GLA) have been at the Park Place West Property for more than 10 years. The Park Place West Property contains 500 parking spaces that provide a parking ratio of 2.5 spaces per 1,000 SF of GLA.

The largest tenant, CDI Management Corp. (17.7% of GLA) has been a tenant at the Park Place East Property since 2005 and has renewed and expanded its space multiple times. The second largest tenant, Metropolitan Council (8.6% of GLA), has been a tenant at the Park Place West Property since 2012. The third largest tenant, US Administrative Services (5.5% of GLA), has been a tenant at the Park Place East Property since 2002 and has renewed its lease three times.

According to the borrower sponsors, over $3.3 million has been spent on capital improvements at the Park Place East and Park Place West Properties since December 2016. Notable improvements at the Park Place East Property include building automation upgrades ($305,000), 1st and 5th floor renovations ($310,810) and café renovations ($48,341). Notable improvements at the Park Place West Property include roof replacement ($363,375), 1st, 5th and 8th floor renovations ($521,028) and lower level plus fitness center renovations ($223,187). Additionally, the borrower has indicated that it plans to install monument signs at both properties, at a combined cost of $65,000 in 2018.

The following table presents certain information relating to the Park Place East and Park Place West Properties:

Park Place East and Park Place West Properties Summary

Property Name	Year Built / Renovated	Total SF	Occupancy(1)	Appraised Value(2)	UW NOI	Cut-off Date Allocated Loan Amount
Park Place East	1980 / 2016	197,966	93.7%	$40,400,000	$2,798,324	$27,848,793
Park Place West	1983 / 2016	200,002	87.3%	38,300,000	2,483,190	26,401,207
Total / Wtd. Avg.		397,968	90.5%	$78,700,000	$5,281,513	$54,250,000

(1)	Occupancy is as of December 7, 2017.

(2)	Appraised Values are as of November 16, 2017.

LOAN #2: PARK PLACE EAST AND PARK PLACE WEST

The following table presents certain information relating to the major tenants at the Park Place East and Park Place West Properties:

Ten Largest Owned Tenants Based on Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
CDI Management Corp.	NR / NR / NR	70,559	17.7%	$1,044,057	18.6%	$14.80	12/31/2022	2, 3-year options
Metropolitan Council	AAA / Aa1 / AA+	34,385	8.6	521,991	9.3	15.18	7/31/2019	2, 1-year options
US Administrative Services	NR / NR / NR	21,752	5.5	320,842	5.7	14.75	12/31/2019	1, 5-year option
Strayer University(3)	NR / NR / NR	16,000	4.0	252,000	4.5	15.75	8/31/2019	1, 5-year option
Dispute Mgmt. Services	NR / NR / NR	14,892	3.7	245,718	4.4	16.50	5/31/2024	1, 5-year option
University of MN Physicians	NR / Aa2 / AA	11,129	2.8	214,233	3.8	19.25	7/31/2021	None
McKinley Group, Inc.(4)	NR / NR / NR	10,040	2.5	160,640	2.9	16.00	5/31/2025	1, 5-year option
Stanley Consultants, Inc.	NR / NR / NR	10,807	2.7	159,403	2.8	14.75	3/31/2019	1, 5-year option
Examworks, Inc.(5)	NR / B2 / B	8,483	2.1	139,121	2.5	16.40	3/31/2023	1, 5-year option
Sentage Corporation	NR / NR / NR	7,770	2.0	122,720	2.2	15.79	5/31/2018	1, 5-year option
Ten Largest Owned Tenants		205,817	51.7%	$3,180,726	56.5%	$15.45
Remaining Tenants(6)		154,304	38.8	2,447,273	43.5	16.66
Vacant		37,847	9.5	0	0.0	0.00
Total / Wtd. Avg. All Tenants(6)		397,968	100.0%	$5,627,999	100.0%	$15.95

(1)	Based on the underwritten rent roll dated December 7, 2017.

(2)	Certain ratings are those of the parent company, whether or not the parent guarantees the lease.

(3)	Strayer University is subleasing 7,246 SF to Bureau of Engraving, Incorporated (dba Art Instruction Schools) at $13.75 per SF and 8,574 SF to Premia at $15.75 per SF. Both subleases are co--terminous with the prime lease. Bureau of Engraving, Incorporated (dba Art Instruction Schools) is sub-subleasing 4,500 SF to Equals 3, at an unspecified rent amount. The prime lease rent of $15.75 was underwritten for Strayer University.

(4)	McKinley Group, Inc. may terminate its lease effective July, 31 2023 with 12-months’ notice and payment of a termination fee. McKinley Group, Inc. has free rent from February through June 2018 on 9,040 SF and free rent from February 2018 through May 2019 on 1,000 SF.

(5)	Examworks, Inc. has free rent in February and March 2018.

(6)	Remaining Tenants Tenant GLA includes, among other tenants, café space (4,290 SF), management office space (2,277 SF) and conference room space (809 SF). Remaining Tenants and Total / Wtd. Avg. All Tenants UW Base Rent $ per SF exclude such café space (4,290 SF), management office space (2,277 SF) and conference room space (809 SF), as no rent is attributed to any such space.

LOAN #2: PARK PLACE EAST AND PARK PLACE WEST

The following table presents certain information relating to the lease rollover schedule at the Park Place East and Park Place West Properties, based on initial lease expiration dates:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF(3)	# of Expiring Tenants
MTM	717	0.2%	0.2%	$12,368	0.2%	$17.25	1
2018	36,007	9.0	9.2%	570,082	10.1	15.83	10
2019	107,334	27.0	36.2%	1,653,031	29.4	15.40	11
2020	21,336	5.4	41.6%	349,114	6.2	16.36	8
2021	23,664	5.9	47.5%	443,331	7.9	18.73	7
2022	116,390	29.2	76.8%	1,811,954	32.2	15.57	13
2023	13,112	3.3	80.0%	217,409	3.9	16.58	2
2024	24,089	6.1	86.1%	410,071	7.3	17.02	3
2025	10,040	2.5	88.6%	160,640	2.9	16.00	1
2026	0	0.0	88.6%	0	0.0	0.00	0
2027	0	0.0	88.6%	0	0.0	0.00	0
2028	0	0.0	88.6%	0	0.0	0.00	0
2029 & Thereafter(4)	7,432	1.9	90.5%	0	0.0	0.00	0
Vacant	37,847	9.5	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	397,968	100.0%		$5,627,999	100.0%	$15.95	56

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

(2)	Certain tenants have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and which are not reflected in the Lease Expiration Schedule.

(3)	Wtd. Avg. UW Base Rent $ per SF excludes vacant space, café space (4,290 SF), management office space (2,277 SF) and conference room space (809 SF), as no rent is attributed to any such space.

(4)	2029 & Thereafter Expiring Owned GLA is made up of café space (4,290 SF), management office space (2,277 SF), conference room space (809 SF) and miscellaneous additional space (56 SF) for which no rent is underwritten.

The following table presents certain information relating to historical leasing at the Park Place East and Park Place West Properties:

Historical Leased %(1)

	2010	2011	2012	2013	2014	2015	2016	As of 12/7/2017(2)
Park Place East	88.0%	89.2%	94.2%	97.5%	97.3%	98.6%	97.5%	93.7%
Park Place West	80.4%	71.2%	67.4%	70.9%	89.3%	98.1%	96.2%	87.3%

(1)	As provided by the borrower which reflects occupancy as of December 31 for the indicated year unless otherwise specified.

(2)	Based on the underwritten rent roll dated December 7, 2017.

LOAN #2: PARK PLACE EAST AND PARK PLACE WEST

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Park Place East and Park Place West Properties:

Cash Flow Analysis(1)

	2014	2015	2016	TTM 10/31/2017	Underwritten	Underwritten $ per SF
Gross Potential Rent(2)	$4,968,493	$4,851,810	$5,489,518	$5,246,823	$6,290,460	$15.81
Reimbursements	3,739,067	4,130,027	4,210,958	4,468,670	4,877,769	12.26
Other Income(3)	196,736	217,474	197,641	182,214	210,000	0.53
Vacancy, Credit Loss & Concessions	(478,601)	(182,789)	0	0	(662,461)	(1.66)
Effective Gross Income(4)	$8,425,695	$9,016,522	$9,898,117	$9,897,707	$10,715,768	$26.93

Real Estate Taxes	$1,520,255	$1,559,234	$1,658,387	$1,909,115	$2,300,000	$5.78
Insurance	64,356	35,441	62,570	54,410	64,000	0.16
Management Fee	234,520	252,310	296,230	309,718	349,879	0.88
Other Expenses	2,409,905	2,488,377	2,641,086	2,720,376	2,720,376	6.84
Total Operating Expenses	$4,229,037	$4,335,363	$4,658,273	$4,993,619	$5,434,255	$13.66

Net Operating Income	$4,196,658	$4,681,159	$5,239,844	$4,904,088	$5,281,513	$13.27
TI/LC	0	0	0	0	772,672	1.94
Replacement Reserves	0	0	0	0	79,594	0.20
Net Cash Flow	$4,196,658	$4,681,159	$5,239,844	$4,904,088	$4,429,248	$11.13

Occupancy	93.3%	98.4%	96.8%	90.5%(5)	89.5%(5)
NOI Debt Yield	7.7%	8.6%	9.7%	9.0%	9.7%
NCF DSCR	1.25x	1.40x	1.57x	1.47x	1.32x

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Underwritten Gross Potential Rent is based on the rent roll as of December 7, 2017 and includes rent steps of $76,396 through December 31, 2018.

(3)	Other Income includes parking revenue, storage rent, rental operations and other miscellaneous income.

(4)	The increase in Underwritten Effective Gross Income from TTM 10/31/2017 is attributed to increased reimbursements, contractual rent increases and a new lease signing.

(5)	TTM 10/31/2017 Occupancy represents occupancy as of December 7, 2017. Underwritten Occupancy represents economic occupancy.

■	Appraisal. According to the appraisals, the Park Place East and Park Place West Properties had an aggregate “as-is” appraised value of $78,700,000 as of November 16, 2017.

■	Environmental Matters. Based on the Phase I environmental reports dated November 27, 2017, there were no recognized environmental conditions or recommendations for further action related to the Park Place East and Park Place West Properties.

■	Market Overview and Competition. The Park Place East and Park Place West Properties are located in the I-394 Corridor office submarket of the Minneapolis/St. Paul metropolitan area, according to the appraisal. According to the appraisal, as of the third quarter of 2017, the Minneapolis/St. Paul metropolitan area Class B office market contained 98,833,208 SF of office space, with a vacancy of 7.9% and effective rent of $17.96 per SF. According to the appraisal, as of the third quarter of 2017, the I-394 Corridor Class B office submarket contained 13,463,204 SF with a vacancy of 6.9% and effective rent of $22.58 per SF, which is the highest rent per SF of any submarket in the Minneapolis/St. Paul metropolitan area.

The estimated 2017 population within a one-, three- and five-mile radius of the Park Place East and Park Place West Properties is 9,413, 103,059 and 380,220, respectively, according to the appraisal. The estimated 2017 median household income within a one-, three- and five-mile radius of the Park Place East and Park Place West Properties is $68,715, $70,906 and $60,217, respectively, according to the appraisal.

LOAN #2: PARK PLACE EAST AND PARK PLACE WEST

The following table presents certain information relating to office lease comparables for the Park Place East and Park Place West Properties:

Office Lease Comparables(1)

Property Name	Property Location	Tenant Name	Lease Date(s)	GLA	Lease Term (months)	Base Rent per SF	Lease Type
505 Waterford Park	Plymouth, MN	Wealth Enhancement Group	Jul. 2018	27,622	64	$17.25	Triple Net
Crescent Ridge Corporate Center I	Minnetonka, MN	Watermark Title Agency	Jun. 2017	2,062	51	$17.50	Triple Net
West End 3	St. Louis Park, MN	MI Homes	Apr. 2017	8,568	60	$16.00	Triple Net
600 Metropoint	St. Louis Park, MN	Prudential	Jan. 2017	11,000	65	$15.50	Triple Net
505 Waterford Park	Plymouth, MN	Allen Lund	Nov. 2016	1,988	63	$16.50	Triple Net
Crescent Ridge Corporate Center I	Minnetonka, MN	Liberty Mutual Insurance Company	Jun. 2016	15,626	65	$18.00	Triple Net

(1)	Source: Appraisal.

■	The Borrower. The borrower is Middleton Park Place Investors LLC, a special purpose Delaware limited liability company structured to be bankruptcy remote, with two independent directors in its borrower structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Park Place East and Park Place West Loan. The borrower sponsors are Mitchel Greenberg, Keith Jaffee, Peter Holstein and Middleton Partners LLC. The non-recourse carveout guarantors for the Park Place East and Park Place West Loan are Mitchel Greenberg, Keith Jaffee and Peter Holstein, jointly and severally (together, the “Park Place East and Park Place West Non-Recourse Carveout Guarantors”).

The borrower has issued class A and class B shares. The cash equity contribution was provided by the class A shares and control of the borrower is held by the class B shares. The Park Place East and Park Place West Non-Recourse Carveout Guarantors own 100.0% of the class B shares indirectly through family trusts and affiliated entities. Middleton Partners LLC is a private real estate investment company, which serves as the platform for the investment activities of Mitchel Greenberg, Keith Jaffee and Peter Holstein, whose family trusts have invested in the class B shares of the borrower through such entity or its affiliates.

■	Escrows. In connection with the origination of the Park Place East and Park Place West Loan, the borrower funded reserves of approximately (i) $184,172 for real estate taxes, (ii) $292,722 for outstanding tenant improvements and leasing commissions obligations, (iii) $118,811 for outstanding free rent with respect to five tenants and (iv) $512,195 for rollover tenant improvements and leasing commissions.

Additionally, on each due date, the borrower is required to fund the following reserves with respect to the Park Place East and Park Place West Properties: (i) a tax reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay taxes over the then succeeding 12-month period, initially $184,172, (ii) an insurance reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay insurance premiums over the then succeeding 12-month period, provided that the monthly insurance reserve deposit is waived if the borrower is maintaining blanket insurance policies in accordance with the Park Place East and Park Place West Loan documents, (iii) a replacement reserve for capital expenditures in a monthly amount equal to $6,633; and (iv) a tenant improvements and leasing commissions reserve in a monthly amount equal to $58,037; provided that the borrower is not required to make the monthly deposit to the tenant improvements and leasing commissions reserve if it would cause the amount then on deposit (which calculation includes the upfront deposit described above) to exceed a cap of $2,839,332.

■	Lockbox and Cash Management. The Park Place East and Park Place West Loan is structured with a springing lockbox with springing cash management. Upon the first occurrence of a Park Place East and Park Place West Cash Sweep Event Period (as defined below), the Park Place East and Park Place West Loan documents require the borrower to establish a lender-controlled lockbox account and direct tenants to pay rent directly therein, and require that all other money received by the borrower or property manager with respect to the Park Place East and Park Place West Property be deposited into such lockbox account within one business day following receipt. If no Park Place East and Park Place West Cash Sweep Event Period is continuing, all funds in the lockbox account are required to be swept into the borrower’s operating account. Upon the first occurrence of a Park Place East and Park Place West Cash Sweep Event Period, the lender is required to establish, and the borrower is required to cooperate with the cash management bank to establish, a lender controlled cash management account. During the continuance of a Park Place East and Park Place West Cash Sweep Event Period, all cash flow is required to be swept from the lockbox account into such lender-controlled cash management account and applied in accordance with the Park

LOAN #2: PARK PLACE EAST AND PARK PLACE WEST

Place East and Park Place West Loan documents to make deposits into reserve funds, as described under “—Escrows” above; to pay debt service on the Park Place East and Park Place West Loan; in the case of a Park Place East and Park Place West Cash Sweep Event Period under clause (ii), (iii) or (iv) of the definition thereof, to pay approved operating expenses in accordance with the approved annual budget and extraordinary expenses approved by the lender; and to deposit the remainder into a cash sweep account to be held as additional collateral for the Park Place East and Park Place West Loan during the continuance of such Park Place East and Park Place West Cash Sweep Event Period.

A “Park Place East and Park Place West Cash Sweep Event Period” means the period:

(i)	commencing upon the occurrence of an event of default under the Park Place East and Park Place West Loan and ending upon the acceptance by the lender in its sole discretion of a cure of such event of default;

(ii)	commencing upon the debt service coverage ratio of the Park Place East and Park Place West Loan falling below 1.15x for the immediately preceding six calendar months based on the trailing six months operating statements and rent rolls and ending upon the debt service coverage ratio being equal to or greater than 1.15x for the immediately preceding six calendar months based on the trailing six months operating statements and rent rolls;

(iii)	commencing upon a Major Underwritten Tenant (as defined below) terminating or cancelling its lease (including, without limitation, any rejection of its lease in a bankruptcy or similar proceeding) or a Major Underwritten Tenant filing for bankruptcy or becoming involved in an insolvency proceeding, and ending upon either (x) such Major Underwritten Tenant’s lease being affirmed in bankruptcy and such Major Underwritten Tenant being in occupancy of the entirety of its space, open for business and paying full contractual rent, or (y) the entirety of such Major Underwritten Tenant’s space being re-let to one or more replacement tenant(s) pursuant to a replacement lease(s), which replacement tenant(s) and lease(s) are acceptable to the lender, and the borrower delivering a reasonably acceptable tenant estoppel certificate(s) from each such replacement tenant(s) stating that such replacement tenant(s) is/are in occupancy of the entirety of such Major Underwritten Tenant’s space, open for business and either paying full contractual rent or the lender has received sufficient amounts to escrow for the same (a “Park Place East and Park Place West Replacement Tenant Cure”); or

(iv)	commencing upon (A) any Major Underwritten Tenant’s lease terminating or failing to be in full force and effect for any reason, (B) any Major Underwritten Tenant going dark, vacating or otherwise failing to occupy its premises, or failing to be open for business during customary hours, (C) any Major Underwritten Tenant giving a termination notice or notice to vacate under its lease for all or any portion of its premises or (D) one year prior to the stated expiration date of any Major Underwritten Tenant’s lease unless it has been renewed or extended in accordance with its terms or on other terms acceptable to the lender and in all events in compliance with the requirements of the Park Place East and Park Place West Loan agreement and ending upon either (x) such Major Underwritten Tenant being open for business either pursuant to its lease or pursuant to a replacement lease acceptable to the lender, as evidenced by a reasonably acceptable tenant estoppel certificate stating that such Major Underwritten Tenant is in occupancy of the entirety of such Major Underwritten Tenant’s space, open for business and paying full contractual rent or (y) the occurrence of a Park Place East and Park Place West Replacement Tenant Cure.

A “Major Underwritten Tenant” means CDI Management Corp. or any replacement tenant for all or a portion of such tenant’s space which has been approved by the lender.

■	Property Management. The Park Place East and Park Place West Properties are managed by CBRE, Inc., a Delaware corporation, pursuant to the terms of the management agreement. If (a) an event of default under the Park Place East and Park Place West Loan has occurred and is continuing, (b) the property manager (I) is insolvent or a debtor in a bankruptcy proceeding or (II) has engaged in gross negligence, fraud or willful misconduct, (c) an event of default by the property manager occurs under the related management agreement (subject to any applicable grace periods) or (d) the debt service coverage ratio of the Park Place East and Park Place West Loan falls below 1.10x, then the lender, at its option, may require the borrower to engage a replacement management agent that is an unaffiliated Qualified Manager (as defined below) chosen by the borrower and terminate the property manager without fee or obligation to the lender.

A “Qualified Manager” means a manager that is a reputable and experienced professional management organization reasonably approved by the lender (which may be conditioned on a rating agency confirmation). The borrower may not

LOAN #2: PARK PLACE EAST AND PARK PLACE WEST

replace the property manager without the consent of the lender, which may not be unreasonably withheld (and may be conditioned upon receipt of a rating agency confirmation).

■	Mezzanine or Secured Subordinate Indebtedness. Not permitted.

■	Release of Collateral. Not permitted.

■	Terrorism Insurance. The borrower is required to maintain an “all-risk” insurance policy (with a deductible that is acceptable to the lender and is no greater than $25,000) that provides coverage for terrorism in an amount equal to 100.0% of the full replacement cost of the Park Place East and Park Place West Properties, plus a business interruption insurance policy that provides 18 months of business interruption coverage with an additional 12-month extended period of indemnity; provided that if the policies contain an exclusion for loss or damage incurred as a result of an act of terrorism or similar acts of sabotage, the borrower is required to maintain separate insurance against such loss or damage provided such insurance is commercially available. For so long as TRIPRA is in effect and continues to cover both domestic and foreign acts of terrorism, the lender is required to accept terrorism insurance coverage which covers against “covered acts” as defined by TRIPRA. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus.

LOAN #3: the socal portfolio

Bank of America

Edward Jones

DESERT VALLEY MEDICAL GROUP

LOAN #3: the socal portfolio

LOAN #3: the socal portfolio

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	24	Loan Seller		CREFI
Location (City/State)	Various, California	Cut-off Date Balance(2)		$50,000,000
Property Type	Various	Cut-off Date Balance per SF(1)		$104.49
Size (SF)	2,194,425	Percentage of Initial Pool Balance		4.7%
Total Occupancy as of 1/31/2018	83.8%	Number of Related Mortgage Loans		None
Owned Occupancy as of 1/31/2018	83.8%	Type of Security(3)		Various
Year Built / Latest Renovation	Various	Mortgage Rate		4.89000%
Appraised Value	$386,140,000	Original Term to Maturity (Months)		120
Appraisal Date	Various	Original Amortization Term (Months)		360
Borrower Sponsor	Donald G. Abbey	Original Interest Only Period (Months)		60
Property Management	The Abbey Management Company LLC	First Payment Date		3/6/2018
		Maturity Date		2/6/2028

Underwritten Revenues	$35,466,096
Underwritten Expenses	$12,079,824	Escrows(4)
Underwritten Net Operating Income (NOI)	$23,386,272		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$21,584,994	Taxes	$0	$219,172
Cut-off Date LTV Ratio(1)	59.4%	Insurance	$0	$0
Maturity Date LTV Ratio(1)	54.7%	Replacement Reserve(5)	$0	$35,400
DSCR Based on Underwritten NOI / NCF(1)	1.60x / 1.48x	TI/LC(6)	$8,000,000	$0
Debt Yield Based on Underwritten NOI / NCF(1)	10.2% / 9.4%	Other(7)	$4,863,915	$109,872

Sources and Uses
Sources	$	%	Uses	$	%
Loan Combination Amount	$229,300,000	98.6%	Loan Payoff	$215,200,917	92.6%
Other Sources(8)	1,635,345	0.7	Reserves	12,863,915	5.5
Principal’s New Cash Contribution	1,560,056	0.7	Closing Costs	4,430,569	1.9

Total Sources	$232,495,401	100.0%	Total Uses	$232,495,401	100.0%

(1)	Calculated based on the outstanding principal balance as of the Cut-off Date of the SoCal Portfolio Loan Combination (as defined below).

(2)	The Cut-off Date Balance of $50,000,000 represents the controlling note A-1-1 of the $229,300,000 SoCal Portfolio Loan Combination, which is evidenced by six pari passu notes and was co-originated by Citi Real Estate Funding Inc. (“CREFI”) and Barclays Bank PLC (“Barclays”). See the “Loan Combination Summary” table in “—The Mortgage Loan” below.

(3)	Twenty (20) of the SoCal Portfolio Properties are fee simple interests, three are leasehold interests and one property has both a fee simple and leasehold interest. See the “SoCal Portfolio Property Summary” table in “—The Mortgaged Properties” below.

(4)	See “—Escrows” below.

(5)	The Replacement Reserve is capped at $1,000,000. The borrowers are not required to make a monthly Replacement Reserve deposit unless the Replacement Reserve account balance falls below the Replacement Reserve cap of $1,000,000, after which, on each monthly payment date, the borrowers must make an ongoing Replacement Reserve deposit equal to $35,400 until the Replacement Reserve balance equals or exceeds the Replacement Reserve cap of $1,000,000.

(6)	The borrowers are required to make monthly TI/LC reserve deposits (i) through and including the monthly payment date occurring in February 2023 of approximately $1.25 per SF per annum (initially $228,586 per month) and (ii) from and after the monthly payment date occurring in March 2023 of approximately $0.75 per SF per annum. If the amount in the TI/LC reserve equals or exceeds (i) $5,000,000 through and including the monthly payment date occurring in February 2023 or (ii) $2,000,000 from and after the monthly payment date in March 2023 through the Maturity Date, then monthly TI/LC reserve payments will be waived, provided monthly TI/LC reserve payments will be reinstated up to the respective TI/LC reserve cap amount once the amount in the TI/LC reserve falls below $5,000,000 through and including the monthly payment date occurring in February 2023 or $2,000,000 from and after the monthly payment date occurring in March 2023 through the Maturity Date.

(7)	Upfront Other Reserve includes $1,559,061 related to outstanding tenant improvements and leasing commissions for existing tenants, $1,107,960 for free rent related to existing tenants, $1,000,000 to be used in connection with extending the ground leases of the Cityview Plaza Property and/or Anaheim Stadium Industrial Property, $977,151 of deferred maintenance and $219,743 for payment of ground rent under the terms of the existing ground leases. Monthly Other Reserve includes approximately $109,872 in monthly payments of ground rent under the terms of the existing ground leases.

(8)	Other Sources represents the return of taxes and insurance funds that were held in reserve in connection with the prior loan encumbering the SoCal Portfolio Properties.

■	The Mortgage Loan. The mortgage loan (the “SoCal Portfolio Loan”) is part of a loan combination (the “SoCal Portfolio Loan Combination”) evidenced by six pari passu notes that are together secured by a first mortgage encumbering the borrowers’ fee simple and leasehold interests in 24 properties (each, a “SoCal Portfolio Property” and collectively the “SoCal Portfolio Properties”) primarily located in southern California. The SoCal Portfolio Properties consist of ten retail, eight office, three mixed-use and three industrial properties totaling 2,194,425 SF. The SoCal Portfolio Loan, which is evidenced by the controlling note A-1-1, had an original principal balance of $50,000,000, has an outstanding principal balance as of the Cut-off Date of $50,000,000 and represents approximately 4.7% of the Initial Pool Balance. The “Loan Combination Summary” table below summarizes the remaining promissory notes. The SoCal Portfolio Loan Combination, which accrues interest at a rate of 4.89000% per annum, was co-originated by CREFI and Barclays on February 6, 2018, had an original principal balance of $229,300,000 and has an outstanding principal balance as of the Cut-off Date of $229,300,000. The proceeds of the SoCal Portfolio Loan Combination were primarily used to refinance the SoCal Portfolio Properties, fund reserves and pay origination costs.

LOAN #3: the socal portfolio

Loan Combination Summary

Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-1	$50,000,000	$50,000,000	CGCMT 2018-B2	Yes
A-1-2	$35,000,000	$35,000,000	CREFI(1)	No
A-1-3	$15,000,000	$15,000,000	CREFI(1)	No
A-1-4	$37,580,000	$37,580,000	Cantor Commercial Real Estate Lending, L.P.(1)	No
A-2-1	$45,000,000	$45,000,000	WFCM 2018-C43(2)	No
A-2-2	$46,720,000	$46,720,000	Barclays(1)	No
Total / Wtd. Avg.	$229,300,000	$229,300,000

(1)	Expected to be contributed to one or more future securitization transactions.

(2)	Expected to be contributed to the related securitization transaction upon closing of such securitization transaction.

The SoCal Portfolio Loan Combination had an initial term of 120 months and has a remaining term of 119 months as of the Cut-off Date. The SoCal Portfolio Loan Combination requires interest only payments through and including the monthly payment date in February 2023 followed by payments of principal and interest for the remaining term of the SoCal Portfolio Loan Combination. The scheduled maturity date of the SoCal Portfolio Loan Combination is the due date in February 2028. At any time after the earlier of February 6, 2021 and the second anniversary of the securitization of the last portion of the SoCal Portfolio Loan Combination, the SoCal Portfolio Loan Combination may be defeased with certain direct full faith and credit obligations of the United States of America or other obligations which are “government securities” permitted under the SoCal Portfolio Loan Combination documents. Voluntary prepayment of the SoCal Portfolio Loan Combination is permitted on or after the due date occurring in September 2027 without payment of any prepayment premium.

■	The Mortgaged Properties. The SoCal Portfolio Properties are 24 properties totaling 2,194,425 SF located primarily in southern California. The SoCal Portfolio Properties were built between 1968 and 1992 and range in size from 12,610 SF to 265,898 SF. The breakdown of property types across the SoCal Portfolio Properties is ten retail, eight office, three mixed use and three industrial properties. The borrower sponsor has owned all of the SoCal Portfolio Properties for at least 16 years with 20 of the 24 properties being acquired by the borrower sponsor prior to 2000. The SoCal Portfolio properties exhibited a total portfolio occupancy of 83.8% as of January 31, 2018 with individual property occupancy rates ranging from 47.0% at the Fresno Airport Property (0.4% of the allocated loan combination amount) to 100.0% at five of the SoCal Portfolio Properties (with a combined allocated loan combination amount of 12.8%). No individual tenant makes up more than 4.8% of total UW base rent or 4.0% of total SF across the SoCal Portfolio Properties. See the tables below for additional information related to the SoCal Portfolio Properties.

The following table presents certain information related to the property types of the SoCal Portfolio Properties:

SoCal Portfolio Property Type Summary

Property Type	# of Properties	Building GLA	% of Total Building GLA	Cut-off Date Allocated Loan Combination Amount	% of Cut-off Date Allocated Loan Combination Amount	UW NCF	% of UW NCF
Office	8	880,804	40.1%	$82,634,684	36.0%	$7,980,791	37.0%
Retail	10	563,890	25.7	79,285,474	34.6	6,943,789	32.2
Mixed Use	3	364,302	16.6	49,875,359	21.8	5,116,034	23.7
Industrial	3	385,429	17.6	17,504,484	7.6	1,544,381	7.2
Total / Wtd. Avg.	24	2,194,425	100.0%	$229,300,000	100.0%	$21,584,994	100.0%

LOAN #3: the socal portfolio

The following table presents certain information related to the individual SoCal Portfolio Properties:

SoCal Portfolio Property Summary

Property	Property Type	City(1)	County(1)	Building GLA	Occupancy as of 1/31/2018	Cut-off Date Allocated Loan Combination Amount	% of Cut-off Date Allocated Loan Combination Amount	Ownership Interest
Aliso Viejo Commerce Center	Retail	Aliso Viejo	Orange	65,107	89.7%	$27,761,791	12.1%	Fee Simple
Transpark Commerce	Office	Ontario	San Bernardino	204,099	74.4%	25,143,236	11.0	Fee Simple
Wimbledon	Mixed Use	Victorville	San Bernardino	123,948	94.7%	22,230,241	9.7	Fee Simple
Palmdale Place	Mixed Use	Palmdale	Los Angeles	129,294	89.1%	16,250,000	7.1	Fee Simple/Leasehold(2)
Sierra Gateway	Office	Palmdale	Los Angeles	133,851	76.6%	14,800,000	6.5	Fee Simple
Fresno Industrial Center	Industrial	Fresno	Fresno	265,898	97.2%	14,000,000	6.1	Fee Simple
Upland Freeway	Retail	Upland	San Bernardino	116,061	94.4%	13,032,927	5.7	Fee Simple
Commerce Corporate Center	Office	Commerce	Los Angeles	68,513	93.1%	13,000,000	5.7	Fee Simple
Moreno Valley	Mixed Use	Moreno Valley	Riverside	111,060	94.0%	11,395,118	5.0	Fee Simple
Airport One Office Park	Office	Long Beach	Los Angeles	88,284	100.0%	11,394,743	5.0	Leasehold(3)
Colton Courtyard	Retail	Colton	San Bernardino	122,082	65.2%	7,375,987	3.2	Fee Simple
The Abbey Center	Office	Palm Springs	Riverside	67,335	86.5%	7,244,116	3.2	Fee Simple
Upland Commerce Center	Retail	Upland	San Bernardino	47,677	86.0%	6,879,276	3.0	Fee Simple
Diamond Bar	Retail	Diamond Bar	Los Angeles	20,528	100.0%	6,650,000	2.9	Fee Simple
Atlantic Plaza	Retail	Long Beach	Los Angeles	32,728	100.0%	6,000,000	2.6	Fee Simple
Ming Office Park	Office	Bakersfield	Kern	117,924	56.5%	5,552,589	2.4	Fee Simple
10th Street Commerce Center	Retail	Lancaster	Los Angeles	96,589	52.3%	4,913,128	2.1	Fee Simple
Cityview Plaza	Office	Garden Grove	Orange	148,271	96.4%	4,500,000	2.0	Leasehold(4)(6)
Garden Grove Town Center	Retail	Garden Grove	Orange	12,610	100.0%	3,502,732	1.5	Fee Simple
30th Street Commerce Center	Retail	Palmdale	Los Angeles	33,020	49.5%	1,875,896	0.8	Fee Simple
Mt. Vernon Commerce Center	Industrial	Colton	San Bernardino	29,600	77.8%	1,754,484	0.8	Fee Simple
Anaheim Stadium Industrial	Industrial	Anaheim	Orange	89,931	100.0%	1,750,000	0.8	Leasehold(5)(6)
25th Street Commerce Center	Retail	Palmdale	Los Angeles	17,488	58.8%	1,293,737	0.6	Fee Simple
Fresno Airport	Office	Fresno	Fresno	52,527	47.0%	1,000,000	0.4	Fee Simple
Total / Wtd. Avg.				2,194,425	83.8%	$229,300,000	100.0%

(1)	All of the properties are located in the state of California.

(2)	One of the eight buildings of the Palmdale Place Property is encumbered by a ground lease with an initial expiration date of March 31, 2052. Thereafter, the ground lease has three, 10-year renewal options remaining.

(3)	The Airport One Office Park Property is encumbered by a ground lease with an initial expiration of January 12, 2040. Thereafter, the ground lease has two, five-year renewal options remaining.

(4)	The Cityview Plaza Property is encumbered by a ground lease with an expiration date of September 30, 2035.

(5)	The Anaheim Stadium Industrial Property is encumbered by a ground lease with an expiration date of April 30, 2034.

(6)	In connection with the origination of the SoCal Portfolio Loan Combination, the borrowers funded $1,000,000 into a ground lease extension reserve which funds are to be used to extend the terms of both the Cityview Plaza Property and Anaheim Stadium Industrial Property ground leases. Should the borrowers not extend the terms of either the Cityview Plaza Property or Anaheim Stadium Industrial Property ground leases on or prior to February 6, 2020 pursuant to terms reasonably acceptable by the lender, the borrowers must commence making monthly deposits into the ground lease extension reserve of $55,000 until the ground lease extension reserve funds reach an amount equal to the allocated loan amount of the applicable property or properties.

LOAN #3: the socal portfolio

The following table presents certain information relating to the major tenants at the SoCal Portfolio Properties:

Ten Largest Owned Tenants Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent(2)	% of Total UW Base Rent(2)	UW Base Rent $ per SF(2)	Lease Expiration	Renewal / Extension Options
The Capital Group Companies	NR / NR / NR	88,284	4.0%	$1,517,300	4.8%	$17.19	4/30/2025	2, 5-year options
County of Los Angeles(3)	AA- / Aa2 / AA	58,755	2.7	1,252,415	3.9	$21.32	2/29/2020	NAP
Antelope Valley Community College District	NR / Aa2 / AA	50,720	2.3	1,092,031	3.4	$21.53	10/31/2046	4, 15-year options
County of San Bernardino	AA+ / A1 / AA-	34,469	1.6	992,034	3.1	$28.78	9/30/2024	2, 5-year options
GSA (United States of America)(4)(5)	AAA / Aaa / AA+	30,483	1.4	884,656	2.8	$29.02	Various	NAP
Heritage Victor Valley Medical Group(6)	NR / NR / NR	41,875	1.9	814,387	2.6	$19.45	Various	Various
Fiat Chrysler Automobiles	BB / Baa3 / BB+	27,965	1.3	630,690	2.0	$22.55	7/31/2028	2, 5-year options
The Abbey Management Co LLC(7)	NR / NR / NR	27,663	1.3	616,225	1.9	$22.28	Various	NAP
Stantec Consulting Services Inc.	NR / NR / NR	25,203	1.1	553,458	1.7	$21.96	3/31/2023	3, 5-year options
Candor-AGS, Inc.	NR / NR / NR	125,183	5.7	527,796	1.7	$4.22	5/31/2020	2, 3-year options
Ten Largest Tenants		510,600	23.3%	$8,880,993	27.8%	$17.39
Remaining Owned Tenants		1,328,177	60.5	23,013,546	72.2	$17.33
Vacant		355,648	16.2	0	0.0	$0.00
Total / Wtd. Avg. All Owned Tenants		2,194,425	100.0%	$31,894,539	100.0%	$17.35

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	UW Base Rent, % of Total UW Base Rent and UW Base Rent $ per SF include contractual rent steps ($599,679) through February 2019 and the present value of rent steps for credit tenants ($487,998).

(3)	The County of Los Angeles leases 49,500 SF used by the Department of Children and Family Services expiring February 29, 2020 and 9,255 SF used by the Department of Mental Health on a month-to-month basis. The 9,255 SF space has been month-to-month since August 31, 2017 while the County of Los Angeles has been negotiating a lease renewal at the Palmdale Place Property.

(4)	GSA (United States of America) leases 30,483 SF across four of the SoCal Portfolio Properties. 8,892 SF expires on January 14, 2019, 8,434 SF expires on January 31, 2022, 4,996 SF expires on May 16, 2025, 3,929 SF expires on March 31, 2018, 3,000 SF expires on August 5, 2021, and 1,232 SF expires on December 20, 2022.

(5)	GSA (United States of America) has the option to terminate the 8,892 SF space that expires on January 14, 2019 at any time by giving at least 180 days’ prior written notice. GSA (United States of America) has the option to terminate the 4,996 SF that expires on May 16, 2025 at any time after May 16, 2020 by giving at least 90 days’ prior written notice.

(6)	Heritage Victor Valley Medical Group leases 12,915 SF that expires September 30, 2024, 12,283 SF that expires October 31, 2018, 5,151 SF that expires November 30, 2018, 4,384 SF that expires April 30, 2020, 3,942 SF that expires January 31, 2020 and 3,200 SF that expires February 29, 2024. Heritage Victor Valley Medical Group has one, three-year renewal option with 180 days’ notice related to the 12,283 SF space that expires October 31, 2018.

(7)	The Abbey Management Co LLC leases 27,663 SF across eight of the SoCal Portfolio Properties. 10,018 SF expires on May 31, 2020, 5,519 SF expires on August 31, 2022, 3,715 SF expires on May 31, 2018, 3,199 SF expires on January 31, 2021, 2,368 SF expires on August 31, 2018, 1,278 SF expires on November 30, 2022, 945 SF expires on November 30, 2020 and 621 SF expires on September 30, 2022. The Abbey Management Co LLC may terminate any of its space upon 30 days’ notice.

The following table presents the lease rollover schedule at the SoCal Portfolio Properties, based on initial lease expiration dates:

Lease Expiration Schedule(1)(2)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent(3)	% of Total UW Base Rent(3)	UW Base Rent $ per SF(3)(4)	# of Expiring Tenants
MTM	25,194	1.1%	1.1%	$399,849	1.3%	$15.87	9
2018	214,118	9.8	10.9%	3,593,142	11.3	$16.78	67
2019	249,933	11.4	22.3%	4,039,741	12.7	$16.16	97
2020	398,320	18.2	40.4%	5,610,555	17.6	$14.09	93
2021	165,102	7.5	48.0%	3,246,167	10.2	$19.66	62
2022	212,902	9.7	57.7%	4,015,405	12.6	$18.86	65
2023	170,313	7.8	65.4%	2,710,868	8.5	$15.92	29
2024	90,138	4.1	69.5%	2,167,815	6.8	$24.05	13
2025	156,516	7.1	76.7%	2,858,241	9.0	$18.26	11
2026	24,625	1.1	77.8%	479,916	1.5	$19.49	4
2027	35,657	1.6	79.4%	519,565	1.6	$14.57	5
2028	45,239	2.1	81.5%	1,161,245	3.6	$25.67	4
2029 & Thereafter	50,720	2.3	83.8%	1,092,031	3.4	$21.53	1
Vacant	355,648	16.2	100.0%	0	0.0	$0.00	0
Total / Wtd. Avg.	2,194,425	100.0%		$31,894,539	100.0%	$17.35	460

(1)	Calculated based on the approximate square footage occupied by each Owned Tenant.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	UW Base Rent, % of Total UW Base Rent and UW Base Rent $ per SF include contractual rent steps ($599,679) through February 2019 and the present value of rent steps for credit tenants ($487,998).

(4)	Total / Wtd. Avg. UW Base Rent $ per SF excludes vacant space.

LOAN #3: the socal portfolio

The following table presents certain information relating to historical leasing at the SoCal Portfolio Properties:

Historical Leased %(1)

	2013	2014	2015	2016	As of 1/31/2018(2)
Owned Space	71.4%	73.5%	73.8%	80.5%	83.8%

(1)	As provided by the borrower and which represents average occupancy for the entire portfolio for the indicated year unless otherwise specified.

(2)	Based on the underwritten rent roll dated January 31, 2018.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the SoCal Portfolio Properties:

Cash Flow Analysis

	2014	2015	2016	TTM 10/31/2017	Underwritten	Underwritten $ per SF
Base Rent(1)	$22,635,136	$24,966,236	$26,195,773	$27,378,658	$30,806,862	$14.04
Rent Steps(2)	0	0	0	0	1,087,677	0.50
Gross Up Vacancy	0	0	0	0	7,076,821	3.22
Reimbursements	3,383,522	3,469,630	4,056,635	4,228,189	3,599,321	1.64
Other Income	209,157	165,397	187,042	177,985	0	0.00
Gross Revenue	$26,227,815	$ 28,601,263	$30,439,450	$31,784,832	$42,570,681	$19.40
Vacancy & Credit Loss	0	0	0	0	(7,104,585)	(3.24)
Effective Gross Income	$26,227,815	$28,601,263	$30,439,450	$31,784,832	$35,466,096	$16.16

Real Estate Taxes	$2,619,257	$2,422,015	$2,628,392	$2,586,760	$2,633,658	$1.20
Insurance	405,884	435,705	430,089	437,377	419,250	0.19
Management Fee	786,834	858,038	913,184	953,545	1,063,983	0.48
Other Operating Expenses	7,155,517	7,382,192	7,398,260	7,733,951	7,962,933	3.63
Total Operating Expenses	$10,967,492	$11,097,950	$11,369,925	$11,711,633	$12,079,824	$5.50

Net Operating Income	$15,260,323	$17,503,313	$19,069,526	$20,073,199	$23,386,272	$10.66
TI/LC	0	0	0	0	1,376,463	0.63
Capital Expenditures	0	0	0	0	424,815	0.19
Net Cash Flow	$15,260,323	$17,503,313	$19,069,526	$20,073,199	$21,584,994	$9.84

Occupancy(3)	73.5%	73.8%	80.5%	NAV	83.3%
NOI Debt Yield	6.7%	7.6%	8.3%	8.8%	10.2%
NCF DSCR	1.05x	1.20x	1.31x	1.38x	1.48x

(1)	The Increase from TTM 10/31/2017 Base Rent to Underwritten Base Rent is primarily from (i) rent abatements and (ii) new leasing at the 24 SoCal Portfolio Properties.

(2)	Underwritten Rent Steps includes contractual rent steps ($599,679) through February 2019 and the present value of rent steps for credit tenants ($487,998).

(3)	Underwritten Occupancy represents the underwritten economic vacancy of 16.7%.

■	Appraisal. According to the appraisal, the SoCal Portfolio Properties had an aggregate “as-is” appraised value of $386,140,000 with value dates ranging from of November 23, 2017 through December 9, 2017.

■	Environmental Matters. According to the Phase I environmental reports, dated between December 6, 2017 and December 15, 2017, there are no recognized environmental conditions or recommendations for further action for the SoCal Portfolio Properties with the exception of the 30th Street Commerce Center Property. At the 30th Street Commerce Center property, a drycleaner has operated from approximately 1987 to the present, which previously utilized Tetrachloroethene (“PCE”) as a cleaning solvent until the former PCE dry cleaning machine was replaced with the existing hydrocarbon machine. A sub slab depressurization (“SSD”) system was installed and has been operating with monthly monitoring since January 2016. The phase I environmental report noted that since July 2016, the data has indicated stable to decreasing trends but the continued presence of PCE in soil vapor and the ongoing operation of the SSD system are considered a recognized environmental condition. The phase I environmental report recommended the continued operation of the onsite SSD system.

LOAN #3: the socal portfolio

■	Market Overview and Competition. The SoCal Portfolio Properties are located primarily in southern California within four different metropolitan statistical areas (“each a MSA”), the Los Angeles-Long Beach-Anaheim, California MSA, the Riverside-San Bernardino-Ontario, California MSA, the Fresno, California MSA and the Bakersfield, California MSA. See the tables below for demographic summaries of each MSA as well as each SoCal Portfolio Property’s three-mile radius demographics and third quarter 2017 CoStar data for each SoCal Portfolio Property’s submarket related to vacancy rates and average asking rents.

The following table presents certain information relating to the four MSAs containing the 24 SoCal Portfolio Properties:

MSA	Estimated 2017 Population(1)	Average Household Income(1)
Los Angeles-Long Beach-Anaheim, California MSA	13,505,354	$95,979
Riverside-San Bernardino-Ontario, California MSA	4,542,092	$80,989
Fresno, California MSA	989,303	$71,247
Bakersfield, California MSA	897,549	$71,956

(1)     Source: Appraisals.

The following table presents certain information relating to the markets and submarkets for the SoCal Portfolio Properties:

SoCal Portfolio Market and Submarket Summary(1)

MSA/Property Name	Property Type	Allocated Loan Combination Original Balance	% Allocated Loan Combination Original Balance	Estimated 2017 3-mile population(1)	Estimated 2017 3-mile average household income(1)	CoStar third quarter 2017 Submarket Vacancy Rate(1)	CoStar third quarter 2017 Submarket Average Asking Rent(1)
Los Angeles-Long Beach-Anaheim, California MSA
1. Aliso Viejo Commerce Center	Retail	$27,761,791	12.1%	117,048	$143,075	6.1%	$36.24
2. Palmdale Place	Mixed Use	16,250,000	7.1	91,940	$56,970	7.1%	$20.64
3. Sierra Gateway	Office	14,800,000	6.5	45,569	$64,815	11.7%	$27.36
4. Commerce Corporate Center	Office	13,000,000	5.7	285,547	$54,922	5.7%	$26.88
5. Airport One Office Park	Office	11,394,743	5.0	209,537	$92,984	5.9%	$27.48
6. Diamond Bar	Retail	6,650,000	2.9	88,780	$117,892	4.8%	$23.76
7. Atlantic Plaza	Retail	6,000,000	2.6	222,506	$75,864	4.0%	$25.44
8. 10th Street Commerce Center	Retail	4,913,128	2.1	108,567	$65,180	7.1%	$20.64
9. Cityview Plaza	Office	4,500,000	2.0	285,041	$74,770	5.1%	$20.88
10. Garden Grove Town Center	Retail	3,502,732	1.5	307,079	$74,560	5.0%	$26.52
11. 30th Street Commerce Center	Retail	1,875,896	0.8	94,574	$56,656	7.1%	$20.64
12. Anaheim Stadium Industrial	Industrial	1,750,000	0.8	242,186	$77,761	1.2%	$10.92
13. 25th Street Commerce Center	Retail	1,293,737	0.6	94,574	$56,656	7.1%	$20.64
Total / Wtd. Avg.		$113,692,027	49.6%	150,040	$88,865

Riverside-San Bernardino-Ontario, California MSA
1. Transpark Commerce	Office	$25,143,236	11.0%	90,310	$66,638	8.2%	$22.10
2. Wimbledon	Mixed Use	22,230,241	9.7	61,223	$63,876	5.8%	$14.52
3. Upland Freeway	Retail	13,032,927	5.7	197,498	$73,803	7.9%	$20.52
4. Moreno Valley	Mixed Use	11,395,118	5.0	148,277	$63,775	8.3%	$21.60
5. Colton Courtyard	Retail	7,375,987	3.2	72,483	$68,123	8.3%	$21.60
6. The Abbey Center	Office	7,244,116	3.2	57,711	$77,681	10.2%	$21.39
7. Upland Commerce Center	Retail	6,879,276	3.0	187,747	$82,335	7.9%	$20.52
8. Mt. Vernon Commerce Center	Industrial	1,754,484	0.8	83,332	$65,052	6.8%	$11.64
Total / Wtd. Avg.		$95,055,384	41.5%	108,208	$68,695

Fresno, California MSA
1. Fresno Industrial Center	Industrial	$14,000,000	6.1%	52,913	$41,851	4.0%	$4.08
2. Fresno Airport	Office	1,000,000	0.4	156,366	$47,342	9.3%	$13.92
Total / Wtd. Avg.		$15,000,000	6.5%	59,810	$42,217

Bakersfield, California MSA
1. Ming Office Park	Office	$5,552,589	2.4%	137,102	$68,911	9.2%	$19.80
Total / Wtd. Avg.		$5,552,589	2.4%	137,102	$68,911

(1)	Source: Appraisals.

LOAN #3: the socal portfolio

■	The Borrowers. The borrowers are 27 different single-purpose, single-asset entities that are 99.0% owned by Abbey-Properties LLC and 1.0% owned by DGA Properties LLC. DGA Properties LLC is wholly owned by Abbey-Properties LLC, which is wholly owned by The Abbey Companies LLC (“The Abbey Company”), which is wholly owned by Donald G. Abbey, an individual. A non-consolidation opinion has been delivered in connection with the origination of the SoCal Portfolio Loan Combination. Donald G. Abbey is the non-recourse carveout guarantor of the SoCal Portfolio Loan Combination.

The Abbey Company is a privately-held real estate investment and management firm founded in 1990 by Donald G. Abbey, who possesses 33 years of experience in the real estate industry. The Abbey Company acquires multi-tenant commercial properties in southern California and has established a local presence in the southern California market with offices in Los Angeles, Orange, Riverside, San Bernardino, San Diego and Sacramento counties. The Abbey Company handles all aspects of real estate ownership, including in-house leasing, management, construction, property services and acquisitions. The Abbey Company has a senior management team of eight professionals and over 75 total employees with a current portfolio size of over 34 properties encompassing around 2.3 million SF and near 1,000 tenants.

■	Escrows. On the origination date of the SoCal Portfolio Loan Combination, proceeds from the SoCal Portfolio Loan Combination funded reserves of (i) $8,000,000 for future tenant improvements and leasing commissions, (ii) $1,559,061 related to outstanding tenant improvements and leasing commissions for existing tenants, (iii) $1,107,960 for free rent related to existing tenants, (iv) $1,000,000 for costs related to extending the ground leases at the Anaheim Stadium Industrial Property and Cityview Plaza Property, (v) $977,151 for deferred maintenance and (vi) $219,743 to pay for ground rent payable under the existing terms of the ground leases encumbering the SoCal Portfolio Properties with a leasehold ownership interest.

On each due date, the borrowers will be required to fund (i) one-twelfth of the taxes that the lender estimates will be payable over the then-succeeding 12-month period (initially estimated to be $219,172), (ii) one-twelfth of the amount that the lender estimates will be necessary to pay insurance premiums over the then-succeeding 12-month period, provided that insurance is not covered under an acceptable blanket policy, (iii) $35,400 for replacement reserves subject to a cap of $1,000,000, (iv) $109,872 ground rent payable under the existing terms of the ground leases encumbering the SoCal Portfolio Properties with a leasehold interest, and (v) monthly TI/LC reserve deposits (a) through and including the monthly payment date occurring in February 2023 of approximately $1.25 per SF per annum (initially $228,586) and (b) from and after the monthly payment date occurring in March 2023 of approximately $0.75 per SF per annum. If the amount in the TI/LC reserve equals or exceeds (a) $5,000,000 through and including the monthly payment date occurring in February 2023 or (b) $2,000,000 from and after the monthly payment date in March 2023 through the Maturity Date, monthly TI/LC reserve payments will be waived, provided monthly TI/LC reserve payments will be reinstated up to the respective TI/LC reserve cap amount once the amount in the TI/LC reserve falls below $5,000,000 through and including the monthly payment date occurring in February 2023 or $2,000,000 from and after the monthly payment date occurring in March 2023 through the Maturity Date. As of the origination date of the SoCal Portfolio Loan Combination, the borrowers satisfied conditions for the monthly insurance reserve to be waived.

Should the borrowers not extend the term of either the Cityview Plaza Property or Anaheim Stadium Industrial Property ground leases on or prior to February 6, 2020 pursuant to terms reasonably acceptable by the lender, the borrowers must commence making monthly deposits into the ground lease extension reserve of $55,000 until the ground lease extension reserve funds reach an amount equal to the allocated loan amount of the applicable property or properties.

■	Lockbox and Cash Management. The SoCal Portfolio Loan Combination is structured with a hard lockbox and springing cash management. The borrowers were required to send tenant direction letters to all tenants under Major Leases (as defined below) instructing them to deposit all rents and other payments into the lockbox account controlled by the lender, and any funds received by the borrowers or the property manager are required to be deposited in the lockbox within two business days of receipt. During a SoCal Portfolio Cash Management Trigger Event (as defined below), all funds in the lockbox account are required to be transferred on a daily basis into a deposit account established and maintained by the lender, and applied to all required payments and reserves as set forth in the SoCal Portfolio Loan Combination documents. Provided no SoCal Portfolio Trigger Period (as defined below) is continuing, excess cash in the deposit account is required to be disbursed to the borrowers in accordance with the SoCal Portfolio Loan Combination documents. To the extent a SoCal Portfolio Trigger Period has occurred and is continuing, excess cash is held by the lender as an additional reserve. Upon an event of default under the SoCal Portfolio Loan documents, the lender may apply funds held in such order of priority as it may determine.

LOAN #3: the socal portfolio

A “Major Lease” means as to each individual property (i) any lease which, individually or when aggregated with all other leases at the applicable individual property with the same tenant or its affiliate, either (a) accounts for 15% or more of the total gross revenues for the applicable individual property (provided that such lease does not constitute a Major Lease pursuant to this clause (a) if such lease accounts for less than 0.50% of the total gross revenues for the portfolio), or (b) demises 15,000 rentable square feet or more of the applicable individual property’s gross leasable area (provided that such lease does not constitute a major lease pursuant to this clause (b) if such lease demises less than 0.75% of the total rentable square feet for the portfolio), (ii) any lease which contains any option, offer, right of first refusal or other similar entitlement to purchase all or any portion of any individual property, (iii) any lease entered into during the continuance of an event of default and (iv) any instrument guaranteeing or providing credit support for any lease meeting the requirements of (i), (ii) and/or (iii) above.

A “SoCal Portfolio Cash Management Trigger Event” will commence upon the earliest to occur of (i) an event of default or (ii) the debt yield falling below 7.75%, and will end upon (a) with respect to clause (i) above, the date on which such event of default is cured and (b) with respect to clause (ii) above, the debt yield being at least 8.0% for two consecutive calendar quarters. A cure of any SoCal Portfolio Cash Management Trigger Event may occur no more than one time during the term of the SoCal Portfolio Loan.

A “SoCal Portfolio Trigger Period” will commence upon the earliest to occur of (i) an event of default or (ii) the debt yield falling below 7.25%, and will end upon (a) with respect to clause (i) above, the date on which such event of default is cured and (b) with respect to clause (ii) above, the debt yield being at least 7.5% for two consecutive calendar quarters.

■	Property Management. The SoCal Portfolio Properties are currently managed by The Abbey Management Company LLC, an affiliate of the borrowers. The lender has the right to, or to direct the borrowers to, terminate the property management agreement and replace the property manager if: (i) the property manager becomes insolvent or a debtor in an involuntary bankruptcy action or proceeding that is not dismissed within 90 days or any voluntary bankruptcy proceeding; (ii) there exists a continuing event of default (beyond any applicable notice and cure periods); (iii) the property manager has engaged in gross negligence, fraud, willful misconduct or misappropriation of funds; or (iv) a default by the property manager has occurred and is continuing under the property management agreement after the expiration of all applicable notice and cure periods. The borrowers have the right to replace the property manager if (i) no event of default has occurred and is continuing under the SoCal Portfolio Loan documents, (ii) the lender receives at least sixty days’ prior written notice, (iii) such replacement or assignment (as applicable) will not result in any event that would, directly or indirectly, cause a termination right, right of first refusal, first offer or any other similar right, cause any termination fees to be due or would cause a material adverse effect to occur under any reciprocal easement agreement, and (iv) the applicable new manager is approved by the lender in writing (which approval may be conditioned upon receipt of a rating agency confirmation) and engaged pursuant to a management agreement approved by the lender in writing (which approval may be conditioned upon receipt of a rating agency confirmation). The borrowers cannot permit the property manager to resign as manager or otherwise cease managing the applicable property until a new manager is engaged to manage such property in accordance with the applicable terms and conditions of the SoCal Portfolio Loan documents.

■	Mezzanine or Secured Subordinate Indebtedness. Not permitted.

■	Release of Collateral. Provided that no event of default is then continuing under the SoCal Portfolio Loan Combination, the SoCal Portfolio Loan Combination documents permit a partial release of one or more of the individual SoCal Portfolio Properties at any time after the earlier of February 6, 2021 and the second anniversary of the securitization of the last piece of the SoCal Portfolio Loan Combination, subject to certain conditions, including, without limitation, the following: (i) delivery of the partial defeasance collateral with respect to the SoCal Portfolio Property in accordance with the SoCal Portfolio Loan Combination documents, in each case in an amount equal to the greater of (A) 120% of the allocated loan amount for the individual SoCal Portfolio Property to be released and (B) the net sales proceeds applicable to such property, (ii) as of the release date, after giving effect to the release, the debt yield for the remaining individual SoCal Portfolio Properties is at least equal to the greater of (x) the debt yield for all individual SoCal Portfolio Properties securing the SoCal Portfolio Loan Combination immediately prior to the release and (y) the debt yield of all SoCal Portfolio Properties at origination of the SoCal Portfolio Loan, (iii) as of the release date, after giving effect to the release, the loan-to-value ratio for the remaining individual SoCal Portfolio Properties is no greater than the lesser of (a) 59.5% and (b) the loan-to-value ratio for the individual SoCal Portfolio Properties securing the SoCal Portfolio Loan Combination immediately prior to the release date, as applicable, and (v) delivery to lender of a REMIC opinion and rating agency confirmation.

LOAN #3: the socal portfolio

■	Terrorism Insurance. The borrowers are required to maintain an “all-risk” insurance policy that provides coverage for terrorism in an amount equal to 100% of the full replacement cost of the SoCal Portfolio Properties, plus a business interruption insurance policy that provides 18 months of business interruption coverage with an additional 6-month extended period of indemnity, with no deductible in excess of $25,000 (provided, however, that higher deductibles for damage caused by flood, earth movement, wind or terrorism are permitted so long as such higher deductibles are commercially reasonable and 5% of the total insurable value of the applicable individual property with respect to flood, earth movement or wind). See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus.

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LOAN #4: westin tysons corner

LOAN #4: westin tysons corner

LOAN #4: westin tysons corner

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	SMF V
Location (City/State)	Falls Church, Virginia	Cut-off Date Balance	$48,000,000
Property Type	Hospitality	Cut-off Date Balance per Room	$117,936.12
Size (Rooms)	407	Percentage of Initial Pool Balance	4.5%
Total TTM Occupancy as of 12/31/2017	67.3%	Number of Related Mortgage Loans	None
Owned TTM Occupancy as of 12/31/2017	67.3%	Type of Security	Fee Simple
Year Built / Latest Renovation	1975 / 2015-2016	Mortgage Rate	5.36000%
Appraised Value(1)	$79,000,000	Original Term to Maturity (Months)	120
Appraisal Date(1)	1/1/2018	Original Amortization Term (Months)	360
Borrower Sponsors	Driftwood Acquisition & Development L.P.,	Original Interest Only Period (Months)	NAP
Carlos J. Rodriguez, Sr. and David Buddemeyer	First Payment Date	4/6/2018
Property Management	Driftwood Hospitality Management II, LLC	Maturity Date	3/6/2028

Underwritten Revenues	$19,592,615
Underwritten Expenses	$13,613,105	Escrows(2)
Underwritten Net Operating Income (NOI)	$5,979,510
Underwritten Net Cash Flow (NCF)	$5,195,805	Upfront	Monthly
Cut-off Date LTV Ratio(1)	60.8%	Taxes	$313,078	$77,350
Maturity Date LTV Ratio(1)	50.5%	Insurance	$113,014	$9,418
DSCR Based on Underwritten NOI / NCF	1.86x / 1.61x	Replacement Reserves	$0	$65,309
Debt Yield Based on Underwritten NOI / NCF	12.5% / 10.8%	Other(1)(3)	$7,000,000	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$48,000,000	67.9%	Purchase Price	$62,000,000	87.7%
Principal’s New Cash Contribution	22,658,332	32.1	Reserves	7,426,092	10.5
Closing Costs	1,232,240	1.7

Total Sources	$70,658,332	100.0%	Total Uses	$70,658,332	100.0%

(1)	The Appraised Value represents the “Hypothetical Market Value As Is” appraised value of $79,000,000 as of January 1, 2018, which assumes the completion of a property improvement plan (“PIP”) that was required in connection with the acquisition of the Westin Tysons Corner Property (as defined below). At origination of the Westin Tysons Corner Loan (as defined below), the borrower deposited $7,000,000 for the required PIP. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio for the Westin Tysons Corner Loan are calculated using the Appraised Value. The “as-is” appraised value for the Westin Tysons Corner Property was $69,500,000 as of January 1, 2018. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio calculated using the “as-is” appraised value are 69.1% and 57.5%, respectively.

(2)	See “–Escrows” below.

(3)	At the origination of the Westin Tysons Corner Loan, the borrower sponsors deposited $7,000,000 for a change-of-ownership PIP required in connection with the acquisition of the Westin Tysons Corner Property.

■	The Mortgage Loan. The mortgage loan (the “Westin Tysons Corner Loan”) is evidenced by a note in the original principal amount of $48,000,000 and is secured by a first mortgage encumbering the borrower’s fee simple interest in a 407- room hospitality property located in Falls Church, Virginia (the “Westin Tysons Corner Property”). The Westin Tysons Corner Loan was originated by Starwood Mortgage Capital LLC on February 7, 2018 and represents approximately 4.5% of the Initial Pool Balance. The note evidencing the Westin Tysons Corner Loan has an outstanding principal balance as of the Cut-off Date of $48,000,000 and accrues interest at a rate of 5.36000% per annum. The proceeds of the Westin Tysons Corner Loan and $22,658,332 of equity were primarily used to purchase the Westin Tysons Corner Property, fund reserves and pay origination costs.

The Westin Tysons Corner Loan has an initial term of 120 months and a remaining term of 120 months as of the Cut-off Date. The Westin Tysons Corner Loan requires payments of principal and interest sufficient to amortize the Westin Tysons Corner Loan over a 30-year amortization schedule. The scheduled maturity date of the Westin Tysons Corner Loan is March 6, 2028. At any time after the earlier of February 7, 2021 or the second anniversary of the securitization Closing Date, the Westin Tysons Corner Loan may be defeased with certain “government securities” permitted under the Westin Tysons Corner Loan documents. Additionally, the borrower may prepay the Westin Tysons Corner Loan in whole, but not in part, on any date after the earlier of February 7, 2021 or the second anniversary of the securitization Closing Date provided that the borrower pays the greater of a yield maintenance premium or a prepayment premium equal to 1.0% of the principal amount being prepaid. Voluntary prepayment of the Westin Tysons Corner Loan is permitted on or after November 6, 2027 without payment of any prepayment premium.

LOAN #4: westin tysons corner

■	The Mortgaged Property. The Westin Tysons Corner Property is a 407-room full service hotel located on approximately 5.3 acres in Falls Church, Virginia. Built in 1975, the Westin Tysons Corner Property underwent an approximately $7,900,000 (approximately $19,325 per room) renovation in 2015 and 2016. The renovation included upgrades to guestrooms, HVAC units, meeting spaces, public areas, food and beverage outlets and back of the house systems. The Westin Tysons Corner Property consists of nine- and 11-story, interior corridor buildings with 10,666 SF of meeting space, a state-of-the-art fitness center, business center, valet parking and complimentary shuttle service for the surrounding area. The Westin Tysons Corner Property also offers several food and beverage options, including The Chop N’ Room, a Starbucks café, the Blu Lounge, Sushi Nami, and in-room dining, offered 24-hours a day. Additionally, the Westin Tysons Corner Property is conveniently located within close proximity to numerous restaurants, shopping and entertainment. Guestrooms at the Westin Tysons Corner Property consist of 265 king bedrooms, 120 double/double bedrooms, 12 one-bedroom suites and 10 queen bedrooms. Each room is equipped with a work desk, flat screen HDTV, mini refrigerator and wireless internet access. In connection with the acquisition of the Westin Tysons Corner Property, the borrower sponsors are completing a change-of-ownership PIP with an estimated cost of approximately $7,000,000 (approximately $17,199 per room). At the origination of the Westin Tysons Corner Loan, the borrower sponsors deposited $7,000,000 into a PIP reserve. The PIP will include, among other things, guestroom renovations to the latest Westin standards, the build-out of additional meeting space, and a renovation of the existing restaurant and bar. Tysons Corner and neighboring McLean, Virginia are home to the headquarters of five Fortune 500 companies: Freddie Mac, Capital One, Hilton Worldwide, Gannett, and Booz Allen Hamilton. The area has experienced significant growth over the past five years spurred by the addition of the I-495 Express Lanes in 2012 and the delivery of the Silver Line Metro in 2014.

The following tables present certain information relating to historical Occupancy, ADR and RevPAR at the Westin Tysons Corner Property and its competitive set, as provided in a market report:

Historical Statistics(1)

	Westin Tysons Corner Property				Competitive Set				Penetration
	12/31/2014	12/31/2015	12/31/2016	12/31/2017	12/31/2014	12/31/2015	12/31/2016	12/31/2017	12/31/2014	12/31/2015	12/31/2016	12/31/2017
Occupancy	62.1%	63.8%	67.0%	67.3%	71.0%	71.8%	74.2%	73.8%	87.5%	88.8%	90.3%	91.2%
ADR	$144.58	$146.79	$146.52	$153.18	$165.74	$169.82	$172.51	$177.87	87.2%	86.4%	84.9%	86.1%
RevPAR	$89.85	$93.63	$98.12	$103.05	$117.65	$122.01	$127.96	$131.32	76.4%	76.7%	76.7%	78.5%

(1)	Source: Travel Research Report.

The following table presents certain information relating to the estimated 2017 demand analysis with respect to the Westin Tysons Corner Property based on market segmentation, as provided in the appraisal for the Westin Tysons Corner Property:

Estimated 2017 Accommodated Room Night Demand(1)

Commercial	Leisure	Meeting and Group
55%	25%	20%

(1)	Source: Appraisal.

LOAN #4: westin tysons corner

■	Operating History and Underwritten Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow, on an aggregate basis and per room, at the Westin Tysons Corner Property:

Cash Flow Analysis(1)

	2014(2)	2015(2)	2016(2)	2017	Underwritten	Underwritten $ per Room
Room Revenue	$13,281,897	$13,841,241	$14,543,921	$15,232,997	$15,308,222	$37,612
Food & Beverage Revenue	3,892,039	3,556,677	3,614,449	3,824,712	3,824,712	9,397
Other Revenue(3)	222,834	200,634	364,278	459,682	459,682	1,129
Total Revenue	$17,396,770	$17,598,552	$18,522,647	$19,517,390	19,592,615	$48,139

Room Expense	$2,847,263	$2,879,997	$3,199,588	$3,348,759	$3,365,296	$8,269
Food & Beverage Expense	2,624,878	2,406,022	2,516,212	2,474,837	2,487,058	6,111
Other Expense	65,948	74,899	106,851	91,481	91,481	225
Total Departmental Expense	$5,538,090	$5,360,917	$5,822,652	$5,915,077	$5,943,835	$14,604
Total Undistributed Expense	6,108,281	6,296,692	6,379,095	6,907,784	6,642,271	16,320
Total Fixed Charges	986,136	937,566	997,756	1,091,103	1,027,000	2,523
Total Operating Expenses	$12,632,506	$12,595,176	$13,199,503	$13,913,963	$13,613,105	$33,447

Net Operating Income	$4,764,263	$5,003,376	$5,323,144	$5,603,428	$5,979,510	$14,692
FF&E	695,871	703,942	740,906	780,696	783,705	1,926
Net Cash Flow	$4,068,393	$4,299,434	$4,582,238	$4,822,732	$5,195,805	$12,766

Occupancy	62.1%	63.8%	67.0%	67.3%	67.3%
NOI Debt Yield	9.9%	10.4%	11.1%	11.7%	12.5%
NCF DSCR	1.26x	1.34x	1.42x	1.50x	1.61x

(1)	Certain items such as interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	The Westin Tysons Corner Property previously served as collateral to a mortgage loan, securitized in WBCMT 2006-C28, which financed the prior owner’s acquisition and reflagging of the Westin Tysons Corner Property to the Westin brand. The prior owner failed to complete the required PIP and, in 2014, defaulted under both its franchise agreement and the prior mortgage loan. The Westin Tysons Corner Property was foreclosed upon in January 2015 and Driftwood (as defined below) was appointed receiver for the special servicer. The Westin Tysons Corner Property has since undergone an approximate $7,900,000 (approximately $19,325 per room) PIP renovation, which was completed in 2015 and 2016 to address many of the immediate repairs. As part of the renovation, two rooms that were previously down were brought back into service.

(3)	Other Revenue consists of A/V rental income, in-room internet and movie income, parking income, vending income, gift shop income and no show revenue.

■	Appraisal. According to the appraisal, the Westin Tysons Corner Property had a “Hypothetical Market Value As Is” appraised value of $79,000,000 as of January 1, 2018, which assumes the completion of a PIP, which was agreed to in connection with the acquisition of the Westin Tysons Corner Property. The Westin Tysons Corner Property had an “as-is” appraised value of $69,500,000 as of January 1, 2018 and is expected to have an “as-stabilized” appraised value of $82,500,000 as of January 1, 2021.

■	Environmental Matters. According to the Phase I environmental report, dated November 15, 2017, there were no recognized environmental conditions or recommendations for further action at the Westin Tysons Corner Property.

■	Market Overview and Competition. The Westin Tysons Corner Property is located in Falls Church, Virginia, directly off of I-495, at the intersection of some of the Capital Beltway (I-495), Leesburg Pike (Route 7), Chain Bridge Road (Route 123), and Interstate 66. The Westin Tysons Corner Property is equidistant between Dulles International Airport and downtown Washington, D.C. The Metrorail’s Silver Line extension through Tysons Corner to Dulles International Airport started running in July 2014, a major change that has triggered a broad redevelopment plan to transform Tysons Corner into a higher-density urban center. The Westin Tysons Corner Property is located approximately one mile from Capital One’s headquarters. Capital One is in the process of expanding its headquarters to a 24.5 acre campus, which will include a 125,000 SF mixed-use building that will serve as the bank’s training and meeting facility to house its corporate events. Once complete, it will house more than 5,000 employees, making it one of the largest employers in Fairfax County. The Westin Tysons Corner Property is located in Fairfax County, which is Virginia’s largest office market with approximately 29 million SF of office space. The area is home to six of the 15 Fortune 500 companies in the Washington, D.C. region. Furthermore, Tysons Corner and McLean are home to the headquarters of five Fortune 500 companies which provide strong corporate demand at the Westin Tysons Corner Property: Freddie Mac, Capital One, Hilton Worldwide, Gannett and Booz Allen Hamilton. Spurred by the addition of the metro line and the subsequent economic growth, the population within a five mile radius of the Westin Tysons Corner Property has grown by approximately 8.9% from approximately 275,000 in 2010 to approximately 300,000 in 2017. Furthermore, the average household income is approximately $155,000.

The appraiser identified nine properties with varying degrees of competitiveness to the Westin Tysons Corner Property. The following table presents certain information related to the competitive properties identified in the appraisal for the Westin Tysons Corner Property:

LOAN #4: westin tysons corner

Westin Tysons Corner Property Competitive Set(1)

Property	Year Opened	Number of Rooms	Commercial Demand	Meeting & Group Demand	Leisure Demand	Appraiser’s Estimated 2017 Occupancy	Appraiser’s Estimated 2017 ADR	Appraiser’s Estimated 2017 RevPAR
Westin Tysons Corner Property	1975	407	55%	20%	25%	66.7%	$152.72	$101.86
DoubleTree by Hilton McLean Tysons	1970	316	50%	25%	25%	65% – 70%	$120 – $130	$75 – $85
Tysons Corner Marriott	1981	396	55%	25%	20%	75% – 80%	$150 – $160	$110 – $120
Embassy Suites by Hilton Tysons Corner	1984	234	60%	15%	25%	75% – 80%	$145 – $155	$110 – $120
Sheraton Tysons Hotel	1986	449	50%	30%	20%	70% – 75%	$155 – $165	$110 – $120
Hilton McLean Tysons Corner	1987	458	60%	30%	10%	70% – 75%	$205 – $215	$145 – $155
Ritz-Carlton Tysons Corner	1991	398	60%	30%	10%	70% – 75%	$235 – $245	$170 – $180
Courtyard Tysons Corner Fairfax	1986	229	60%	15%	25%	75% – 80%	$145 – $155	$110 – $120
Hilton Garden Inn Tysons Corner	2006	149	60%	15%	25%	75% – 80%	$145 – $155	$110 – $120
Hyatt Regency Tysons Corner Center	2015	300	60%	25%	15%	70% – 75%	$215 – $225	$165 – $175
Total / Wtd. Average		3,336	57%	25%	19%	73.1%	$175.20	$128.06

(1)	Source: Appraisal.

■	The Borrower. The borrower is 7801 Leesburg Pike Tysons Corner Owner, LLC, a single-purpose, single-asset Delaware limited liability company. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Westin Tysons Corner Loan. The non-recourse carveout guarantors are Driftwood Acquisition & Development L.P., Carlos J. Rodriguez, Sr. and David Buddemeyer. Carlos J. Rodriguez and David Buddemeyer are both principals of Driftwood Hospitality Management, LLC (“Driftwood”). Presently, Driftwood operates 42 hotels with more than 8,000 rooms throughout the United States and Costa Rica, of which it owns 25 hotels, totaling 5,300 rooms. Driftwood’s portfolio includes a number of brands that range from full-service hotels and resorts to mid-size select-service, extended stay and independent boutiques. Driftwood’s hotels include Marriott, Hilton, Hyatt, IHG and Wyndham flagged properties. Driftwood has an ongoing relationship with Marriott, with 12 hotels totaling more than approximately 2,174 rooms that have been flagged with Marriott brands.

■	Escrows. On the origination date, the borrower funded reserves of $313,078 for real estate tax expenses and $113,014 for insurance premiums with respect to the Westin Tysons Corner Property. Additionally, the borrower deposited $7,000,000 for a PIP reserve which was established in connection with the acquisition of the Westin Tysons Corner Property.

On each due date, the borrower is required to fund (i) a tax reserve in an amount equal to one-twelfth of the amount the lender estimates will be necessary to pay taxes over the then succeeding 12-month period (initially $77,350), (ii) an insurance reserve in an amount equal to one-twelfth of the amount the lender estimates will be necessary to pay insurance over the then succeeding 12-month period (initially $9,418) and (iii) a reserve for FF&E equal to one-twelfth of 4% of annual gross revenues (initially $65,309).

■	Lockbox and Cash Management. The Westin Tysons Corner Loan is structured with a soft lockbox and the borrower or property manager must cause all rents to be deposited directly into such lockbox account. Prior to the occurrence of a Trigger Event (as defined below), all amounts on deposit in the lockbox account are required to be transferred to an account designated by the borrower. Upon the occurrence of a Trigger Event and for the remainder of the term of the Westin Tysons Corner Loan, (a) credit card companies will be directed to pay all receipts directly into the lockbox account, (b) all funds in the lockbox account will be transferred to an account designated by the lender (the “Cash Management Account”), (c) monthly payments required under the loan documents (including, but not limited to, debt service and reserve payments) will be made from the Cash Management Account and (i) so long as a Trigger Event has occurred and is continuing, all excess cash flow after payment of all sums due and payable under the loan documents and all operating expenses will be retained by the lender as additional collateral for the Westin Tysons Corner Loan or (ii) if no Trigger Event has occurred and is continuing, all excess cash flow will be disbursed to the borrower.

A “Trigger Event” means a period (a) commencing upon the occurrence of an event of default under the Westin Tysons Corner Loan documents and continuing until the cure or the lender’s waiver of such event of default, (b) commencing upon the occurrence of the debt service coverage ratio being less than 1.15x, and continuing until the debt service coverage ratio is equal to or greater than 1.20x for two consecutive calendar quarters or (c) commencing upon the occurrence of a Franchise Agreement Trigger Event (as defined below) and continuing until the borrower has cured all defaults under the franchise agreement, the borrower and the franchisor have reaffirmed the franchise agreement, and/or the borrower has entered into a new franchise agreement with a new franchisor (which new franchisor and franchise agreement will be subject to lender approval).

LOAN #4: westin tysons corner

A “Franchise Agreement Trigger Event” means the occurrence of any of the following: (i) the borrower being in default under the franchise agreement beyond any applicable notice and cure periods; (ii) the borrower or franchisor giving notice that it is terminating the franchise agreement; (iii) any bankruptcy or similar insolvency of the franchisor; (iv) the property failing to be “flagged” pursuant to the franchise agreement; (v) any termination or cancellation of the franchise agreement and/or the franchise agreement expiring or otherwise failing to otherwise be in full force and effect; and (vi) any permit, whether held by the borrower, property manager, or otherwise, applicable to the franchise agreement ceasing to be in full force and effect.

■	Property Management. The Westin Tysons Corner Property is managed by Driftwood Hospitality Management II, LLC, an affiliate of the borrower. Under the Westin Tysons Corner Loan documents, the Westin Tysons Corner Property may be managed by Driftwood Hospitality Management II, LLC or any other management company reasonably approved by the lender and with respect to which a rating agency confirmation has been received. Upon any of (i) the occurrence of an event of default under the Westin Tysons Corner Loan documents, (ii) a default by the property manager under the management agreement beyond any applicable notice and cure period, (iii) the insolvency or the filing of a bankruptcy petition with respect to the property manager or (iv) the engagement by the property manager in gross negligence, fraud, willful misconduct or misappropriation of funds, the lender may require the borrowers to terminate the management agreement and replace the property manager with a new property manager selected by the borrowers, subject to the lender’s approval and, if required by the lender, with respect to which a rating agency confirmation has been received.

■	Mezzanine or Secured Subordinate Indebtedness. From and after February 7, 2023, mezzanine debt from an acceptable mezzanine lender is permitted, subject to the lender’s approval, under the following conditions, among others: (a) minimum combined debt service coverage ratio of 1.40x, (b) aggregate maximum loan-to-value ratio of 75.0%, (c) the Westin Tysons Corner Property will have satisfied a debt yield of 12.0% for at least two consecutive non-overlapping trailing 12 calendar month periods, (d) delivery of a satisfactory intercreditor agreement, coterminous loan and mezzanine financing and (e) rating agency confirmation.

■	Release of Collateral. Not permitted.

■	Terrorism Insurance. The borrower is required to maintain an “all-risk” insurance policy that provides coverage for terrorism in an amount equal to the full replacement cost of the Westin Tysons Corner Property, plus business interruption coverage in an amount equal to 100% of the projected net operating income plus fixed expenses of the Westin Tysons Corner Property for 18 months. The “all-risk” policy containing terrorism insurance is required to contain a deductible that is acceptable to the lender and is no greater than $25,000. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus.

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LOAN #5: extra space self storage portfolio

ExtraSpace Storage
Burlington – Cadillac Road

ExtraSpace Storage
WE SELL BOXES & PACKING SUPPLIES
Doylestown – North Broad Street

ExtraSpace Storage
Howell – Route 9 South

San Bernardino – West Club Center Drive

Lake Elsinore – Central Avenue

Kingston – Sawkill Road

Bensalem – 1525 Bristol Pike

LOAN #5: extra space self storage portfolio

LOAN #5: extra space self storage portfolio

Mortgaged Property Information			Mortgage Loan Information
Number of Mortgaged Properties	36		Loan Seller		MSMCH
Location (City/State)	Various		Cut-off Date Balance(4)		$42,400,000
Property Type	Self Storage		Cut-off Date Balance per SF(3)		$72.86
Size (SF)	2,668,218		Percentage of Initial Pool Balance		4.0%
Total Occupancy as of 9/30/2017	95.1%		Number of Related Mortgage Loans(2)		2
Owned Occupancy as of 9/30/2017	95.1%		Type of Security		Fee Simple
Year Built / Latest Renovation	Various		Mortgage Rate		4.17500%
Appraised Value(1)	$299,250,000		Original Term to Maturity (Months)		120
Appraisal Date(1)	November 1, 2017		Original Amortization Term (Months)		NAP
Borrower Sponsors (2) Property Management	Extra Space Storage Inc. and TH Real Estate Extra Space Management, Inc.		Original Interest Only Term (Months) First Payment Date Maturity Date	120 1/1/2018 12/1/2027

Underwritten Revenues	$27,645,157
Underwritten Expenses	$10,672,978
Underwritten Net Operating Income (NOI)	$16,972,179		Escrows(5)
Underwritten Net Cash Flow (NCF)	$16,559,528			Upfront	Monthly
Cut-off Date LTV Ratio(1)(3)	65.0%		Taxes	$0	$0
Maturity Date LTV Ratio(1)(3)	65.0%		Insurance	$0	$0
DSCR Based on Underwritten NOI / NCF(3)	2.06x / 2.01x		Replacement Reserves	$0	$0
Debt Yield Based on Underwritten NOI / NCF(3)	8.7% / 8.5%		Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Combination Amount	$194,400,000	65.7%	Purchase Price	$295,000,000	99.7%
Principal’s New Cash Contribution	101,415,237	34.3	Closing Costs	815,237	0.3

Total Sources	$295,815,237	100.0%	Total Uses	$295,815,237	100.0%

(1)	The Appraised Value represents the “As Portfolio” bulk appraised value based on individual valuations dated between October 7, 2017 to November 1, 2017, which is inclusive of a $16,600,000 portfolio premium. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio are calculated based upon the Extra Space Self Storage Portfolio Appraised Value of $299,250,000. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the sum of the individual “as-is” appraised values of $282,650,000 are each 68.8%.

(2)

The Extra Space Self Storage Portfolio Loan Combination borrower sponsors are also the borrower sponsors of the Extra Space - TIAA Self Storage Portfolio, as to which Bank of America, N.A. is the mortgage loan seller.

(3)	Calculated based on the aggregate outstanding principal balance as of the Cut-off Date of the Extra Space Self Storage Portfolio Loan Combination (as defined below).

(4)

The Cut-off Date Balance of $42,400,000 represents the non-controlling note A-3 which is part of a loan combination evidenced by three pari passu notes having an aggregate outstanding principal balance as of the Cut-off Date of $194,400,000. The related companion loans, which are evidenced by the controlling note A-1 and the non-controlling note A-2, have an aggregate outstanding principal balance as of the Cut-off Date of $152,000,000 and were contributed to the MSC 2017-HR2 and BANK 2018-BNK10 securitization transactions, respectively. See “— The Mortgage Loan” below.

(5)	See “—Escrows” below.

■	The Mortgage Loan. The mortgage loan (the “Extra Space Self Storage Portfolio Loan”) is part of a loan combination (the “Extra Space Self Storage Portfolio Loan Combination”) evidenced by three pari passu notes that are together secured by a first mortgage encumbering the borrower’s fee interests in a 36 building self storage portfolio located in 15 states (the “Extra Space Self Storage Portfolio Properties”). The Extra Space Self Storage Portfolio Loan, which is evidenced by note A-3 and represents a non-controlling interest in the Extra Space Self Storage Portfolio Loan Combination, had an original principal balance of $42,400,000, and has a Cut-off Date Balance of $42,400,000. The Extra Space Self Storage Portfolio Loan represents approximately 4.0% of the Initial Pool Balance. The related companion loans are evidenced by the controlling note A-1, which had an original principal balance of $92,000,000, has an outstanding principal balance as of the Cut-off Date of $92,000,000 and was contributed to the MSC 2017-HR2 securitization transaction and the non-controlling note A-2, which had an original principal balance of $60,000,000, has an outstanding principal balance as of the Cut-off Date of $60,000,000 and was contributed to the BANK 2018-BNK10 securitization transaction. The Extra Space Self Storage Portfolio Loan Combination was originated by Morgan Stanley Bank, N.A. on November 30, 2017, had an original principal balance of $194,400,000 and has an outstanding principal balance as of the Cut-off Date of $194,400,000. The Extra Space Self Storage Portfolio Loan Combination accrues interest at an interest rate of 4.17500% per annum. The proceeds of the Extra Space Self Storage Portfolio Loan Combination were primarily used to recapitalize the prior debt secured by the Extra Space Self Storage Portfolio Properties and pay origination costs.

Loan Combination Summary

Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$92,000,000	$92,000,000	MSC 2017-HR2	Yes
A-2	$60,000,000	$60,000,000	BANK 2018-BNK10	No
A-3	$42,400,000	$42,400,000	CGCMT 2018-B2	No
Total / Wtd. Avg.	$194,400,000	$194,400,000

LOAN #5: extra space self storage portfolio

The Extra Space Self Storage Portfolio Loan Combination had an initial term of 120 months and has a remaining term of 117 months as of the Cut-off Date. The Extra Space Self Storage Portfolio Loan Combination requires payments of interest only during its term. The scheduled maturity date of the Extra Space Self Storage Portfolio Loan Combination is the due date in December 2027. At any time after the second anniversary of the securitization Closing Date (the “Release Date”), the Extra Space Self Storage Portfolio Loan Combination may be defeased in full or in part with certain direct full faith and credit obligations of the United States of America or other obligations which are “government securities” permitted under the Extra Space Self Storage Portfolio Loan Combination documents. Voluntary prepayment of the Extra Space Self Storage Portfolio Loan Combination without payment of any prepayment premium is permitted on or after the due date in June 2027.

■	The Mortgaged Properties. The Extra Space Self Storage Portfolio Properties are comprised of 36 Extra Space branded self storage properties containing a total of 20,890 units, comprised of approximately 77% non-climate controlled units, approximately 17% climate controlled units and approximately 6% recreational vehicle (“RV”) storage units. Average unit size, excluding RV storage, office, and warehouse square footage, is 112 square feet. The Extra Space Self Storage Portfolio Properties range in size from approximately 27,400 square feet to 292,316 square feet, inclusive of parking square footage. The total portfolio square footage is comprised of approximately 86% storage square footage and approximately 14% parking square footage. While the percentage of parking square feet accounts for less than 15% of total square feet for 32 of the properties in the Extra Space Self Storage Portfolio, four properties including Henderson - Stephanie Place, Lake Elsinore - Central Avenue, Memphis - Covington Way and Killeen - Jasper Drive, have parking square footage that accounts for greater than 15% of the individual property square footage, the largest of which, Henderson – Stephanie Place, accounts for approximately 61% of the individual property’s total square footage.

The Extra Space Self Storage Portfolio Properties are located across 15 states, with the largest presence in California (six properties, 17.8% of total square feet), New Jersey (six properties, 14.5% of total square feet), Nevada (two properties, 13.1% of total square feet) and Tennessee (six properties, 12.3% of total square feet) with the remaining 16 properties (42.3% of total square feet) located across 11 different states. The largest property accounts for only 6.6% of underwritten net cash flow and only two properties account for more than 5.0% of underwritten net cash flow. The five largest properties by underwritten net cash flow account for 25.0% of the portfolio’s underwritten net cash flow while the ten largest properties account for 44.5% of the portfolio’s underwritten net cash flow. The Extra Space Self Storage Portfolio Properties were built between 1940 and 2013 with a weighted average year built of 1988 and were acquired by Extra Space Storage or its affiliates between 2000 and 2013. According to the Extra Space Self Storage Portfolio Borrower, approximately $8.5 million in capital expenditures has been spent across the portfolio between 2010 and 2016. The weighted average occupancy for the Extra Space Self Storage Portfolio Properties was 95.1% by square feet and 94.7% by unit, as of September 30, 2017.

LOAN #5: extra space self storage portfolio

The following table presents certain information relating to the Extra Space Self Storage Portfolio Properties:

Portfolio Summary

Property Name	City	State	Year Built	Total GLA(1)	Units	Cut-off Date Allocated Loan Amount(2)	% of ALA	Appraised Value(3)	% of Appraised Value
Henderson - Stephanie Place	Henderson	NV	1996	292,316	1,136	$13,010,000	6.7%	$18,700,000	6.6%
Brookfield - Federal Road	Brookfield	CT	1988, 2001	80,250	699	9,710,000	5.0	13,800,000	4.9
Kingston - Sawkill Road	Kingston	NY	1986, 2001	85,675	753	9,330,000	4.8	12,400,000	4.4
Lake Elsinore - Central Avenue	Lake Elsinore	CA	2000, 2013	105,785	654	8,310,000	4.3	12,300,000	4.4
Doylestown - North Broad Street	Doylestown	PA	1988	71,355	557	8,130,000	4.2	11,400,000	4.0
Pennsauken - South Crescent Boulevard	Pennsauken	NJ	1990	82,810	738	7,910,000	4.1	12,300,000	4.4
New Paltz - South Putt Corners Road	New Paltz	NY	1989, 2001	76,226	736	7,720,000	4.0	10,900,000	3.9
Tyngsborough - Industrial Way	Tyngsborough	MA	1990	79,200	575	7,640,000	3.9	10,300,000	3.6
Hemet - South Sanderson	Hemet	CA	1985, 2002	90,193	732	7,280,000	3.7	11,000,000	3.9
Bensalem - 1525 Bristol Pike	Bensalem	PA	2000	71,070	637	7,160,000	3.7	10,800,000	3.8
Eastpoint - Lakewood Avenue	Atlanta	GA	1962, 1989, 2005	90,200	806	6,830,000	3.5	11,150,000	3.9
Howell - Route 9 South	Howell	NJ	1987	69,765	702	6,650,000	3.4	10,000,000	3.5
Lawrenceville - Hurricane Shoals Road	Lawrenceville	GA	1995	103,830	751	6,600,000	3.4	9,150,000	3.2
Lawnside - White Horse Pike	Lawnside	NJ	1977	64,565	665	6,400,000	3.3	10,300,000	3.6
Phoenix - West Peoria	Phoenix	AZ	1980, 1998	63,214	631	5,750,000	3.0	9,300,000	3.3
Mount Laurel - Ark Road	Mount Laurel	NJ	1987	46,145	409	5,200,000	2.7	7,700,000	2.7
Burlington - Cadillac Road	Burlington	NJ	1940	62,160	672	5,160,000	2.7	7,700,000	2.7
Cherry Hill - Marlton Pike	Cherry Hill	NJ	1990	61,140	492	5,150,000	2.6	7,500,000	2.7
Bensalem - Knights Road	Bensalem	PA	2004	48,546	442	4,980,000	2.6	7,600,000	2.7
Albuquerque - Ellison Road Northwest	Albuquerque	NM	1993	54,860	514	4,890,000	2.5	6,900,000	2.4
Modesto - Crows Landing	Modesto	CA	2002	76,350	570	4,650,000	2.4	6,000,000	2.1
Auburndale - US Highway 92 West	Auburndale	FL	2000	63,675	525	4,600,000	2.4	5,700,000	2.0
San Bernardino - West Club Center Drive	San Bernardino	CA	1989	63,578	513	4,360,000	2.2	6,300,000	2.2
Memphis - Mount Moriah Terrace	Memphis	TN	1982, 1997	84,610	676	4,200,000	2.2	5,650,000	2.0
Hesperia - Mariposa Road	Hesperia	CA	1999	77,600	536	3,870,000	2.0	5,600,000	2.0
Memphis - Covington Way	Memphis	TN	1984, 1997	78,040	523	3,820,000	2.0	5,300,000	1.9
St. Louis - Halls Ferry Road	St. Louis	MO	1998	58,200	465	3,510,000	1.8	5,100,000	1.8
Killeen - Jasper Drive	Killeen	TX	1974, 1979, 2004	94,970	717	3,470,000	1.8	6,000,000	2.1
Albuquerque - Airport Drive Northwest	Albuquerque	NM	1987	53,240	400	2,970,000	1.5	4,500,000	1.6
Memphis - Gateway Drive	Memphis	TN	1987	50,300	387	2,820,000	1.5	3,650,000	1.3
Victorville - Yates Road	Victorville	CA	1977	62,125	519	2,790,000	1.4	3,800,000	1.3
Las Vegas - North Lamont Street	Las Vegas	NV	1988	56,985	463	2,190,000	1.1	3,800,000	1.3
Columbus - East Main Street	Columbus	OH	1988	33,500	295	2,130,000	1.1	2,750,000	1.0
Memphis - Raleigh-LaGrange	Memphis	TN	1984	40,395	349	1,930,000	1.0	2,700,000	1.0
Memphis - 5675 Summer Avenue	Memphis	TN	1985	47,945	365	1,760,000	0.9	2,350,000	0.8
Memphis - Madison Avenue	Memphis	TN	1982	27,400	286	1,520,000	0.8	2,250,000	0.8
Total / Wtd. Avg.				2,668,218	20,890	$194,400,000	100.0%	$282,650,000	100.0%

(1)	Includes 3,850 SF associated with commercial space across all of the Extra Space Self Storage Portfolio Properties.

(2)	Cut-off Date Allocated Loan Amount is based on the Extra Space Self Storage Portfolio Loan Combination. The Cut-off Date Allocated Loan Amounts are allocated based on a schedule in the loan agreement, which was based on net operating income for the Extra Space Self Storage Portfolio Properties.

(3)	The individual “as is” appraised values are shown. The appraiser also provided a bulk portfolio value for the Extra Space Self Storage Portfolio Properties of $299,250,000, which includes a portfolio premium of $16,600,000.

LOAN #5: extra space self storage portfolio

The following table presents detailed information with respect to the unit mix and net operating income of the Extra Space Self Storage Portfolio Properties:

Unit Mix and NOI Summary(1)

Property Name	City / State	Date Acquired	Non-Climate Controlled Units	Climate Controlled Units	RV Units	Unit SF %	Parking SF %	9/30/2017 TTM NOI	%of Total 9/30/2017 TTM NOI
Henderson - Stephanie Place	Henderson, NV	7/1/2004	666	0	470	39.0%	61.0%	$1,141,429	6.7%
Brookfield - Federal Road	Brookfield, CT	7/14/2005	491	198	10	98.8%	1.2%	851,941	5.0
Kingston - Sawkill Road	Kingston, NY	7/14/2005	567	160	26	92.1%	7.9%	818,310	4.8
Lake Elsinore - Central Avenue	Lake Elsinore, CA	10/19/2011	477	21	156	59.0%	41.0%	728,946	4.3
Doylestown - North Broad Street	Doylestown, PA	1/1/2001	517	0	40	88.7%	11.3%	713,051	4.2
Pennsauken - South Crescent Boulevard	Pennsauken, NJ	12/1/2003	721	0	17	96.3%	3.7%	693,688	4.1
New Paltz - South Putt Corners Road	New Paltz, NY	7/14/2005	594	108	34	90.2%	9.8%	677,043	4.0
Tyngsborough - Industrial Way	Tyngsborough, MA	7/14/2005	575	0	0	100.0%	0.0%	670,119	3.9
Hemet - South Sanderson	Hemet, CA	7/14/2005	498	191	43	86.4%	13.6%	638,388	3.7
Bensalem - 1525 Bristol Pike	Bensalem, PA	1/1/2005	437	185	14	96.6%	3.4%	628,304	3.7
Eastpoint - Lakewood Avenue	Atlanta, GA	7/1/2004	693	83	30	93.0%	7.0%	598,939	3.5
Howell - Route 9 South	Howell, NJ	1/1/2002	691	0	10	97.1%	2.9%	583,122	3.4
Lawrenceville - Hurricane Shoals Road	Lawrenceville, GA	11/4/2013	438	257	56	87.1%	12.9%	579,026	3.4
Lawnside - White Horse Pike	Lawnside, NJ	7/1/2004	507	151	7	97.5%	2.5%	561,739	3.3
Phoenix - West Peoria	Phoenix, AZ	7/14/2005	408	223	0	100.0%	0.0%	504,693	3.0
Mount Laurel - Ark Road	Mount Laurel, NJ	7/14/2005	287	121	1	99.6%	0.4%	455,932	2.7
Burlington - Cadillac Road	Burlington, NJ	7/18/2012	191	476	5	97.9%	2.1%	452,735	2.7
Cherry Hill - Marlton Pike	Cherry Hill, NJ	7/1/2004	322	168	2	99.5%	0.5%	451,476	2.6
Bensalem - Knights Road	Bensalem, PA	4/1/2006	213	219	10	96.5%	3.5%	437,175	2.6
Albuquerque - Ellison Road Northwest	Albuquerque, NM	7/14/2005	514	0	0	100.0%	0.0%	429,337	2.5
Modesto - Crows Landing	Modesto, CA	6/1/2007	550	0	20	91.6%	8.4%	407,564	2.4
Auburndale - US Highway 92 West	Auburndale, FL	5/2/2012	313	212	0	100.0%	0.0%	403,848	2.4
San Bernardino - West Club Center Drive	San Bernardino, CA	11/1/2000	501	0	12	95.9%	4.1%	382,308	2.2
Memphis - Mount Moriah Terrace	Memphis, TN	7/14/2005	500	130	46	87.9%	12.1%	368,422	2.2
Hesperia - Mariposa Road	Hesperia, CA	10/19/2011	536	0	0	100.0%	0.0%	339,722	2.0
Memphis - Covington Way	Memphis, TN	7/14/2005	244	240	39	83.3%	16.7%	335,021	2.0
St. Louis - Halls Ferry Road	St. Louis, MO	5/1/2001	465	0	0	100.0%	0.0%	308,298	1.8
Killeen - Jasper Drive	Killeen, TX	11/4/2013	291	312	114	72.3%	27.7%	304,105	1.8
Albuquerque - Airport Drive Northwest	Albuquerque, NM	7/1/2004	391	0	9	97.3%	2.7%	260,948	1.5
Memphis - Gateway Drive	Memphis, TN	7/14/2005	387	0	0	100.0%	0.0%	246,946	1.4
Victorville - Yates Road	Victorville, CA	10/19/2011	498	0	21	91.3%	8.7%	244,392	1.4
Las Vegas - North Lamont Street	Las Vegas, NV	4/1/2001	411	30	22	92.4%	7.6%	192,375	1.1
Columbus - East Main Street	Columbus, OH	7/14/2005	295	0	0	100.0%	0.0%	186,696	1.1
Memphis - Raleigh-LaGrange	Memphis, TN	7/14/2005	321	12	16	91.2%	8.8%	169,541	1.0
Memphis - 5675 Summer Avenue	Memphis, TN	7/14/2005	347	11	5	97.4%	2.6%	154,416	0.9
Memphis - Madison Avenue	Memphis, TN	7/14/2005	286	0	0	100.0%	0.0%	133,313	0.8
Total/Wtd. Avg.			16,143	3,508	1,235	86.3%	13.7%	$17,053,307	100.0%

(1)	Based on information provided by the Extra Space Self Storage Portfolio Borrower.

The following table presents historical occupancy percentages at the Extra Space Self Storage Portfolio Properties:

Historical Occupancy(1)

2013	2014	2015	2016	As of 9/30/2017(2)

86.5%	88.7%	93.0%	93.6%	95.1%

(1)	Based on information provided by the Extra Space Self Storage Portfolio Borrower and which represents occupancy as of December 31 for the indicated year unless otherwise specified.
(2)	Based on the underwritten rent roll dated September 30, 2017.

LOAN #5: extra space self storage portfolio

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Extra Space Self Storage Portfolio Properties:

Cash Flow Analysis(1)

	2014	2015	2016	TTM 9/30/2017	Underwritten	Underwritten $ per SF
Base Rent(2)	$22,697,753	$24,564,446	$26,226,349	$27,627,825	$27,627,825	$10.35
Other Income(3)	1,540,947	1,640,794	1,714,680	1,720,469	1,720,469	0.64
Concessions and Credit Loss	(1,599,426)	(1,404,249)	(1,549,909)	(1,703,137)	(1,703,137)	(0.64)
Effective Gross Income	$22,639,275	$24,800,992	$26,391,121	$27,645,157	$27,645,157	$10.36

Total Operating Expenses	$9,853,788	$10,151,952	$10,291,797	$10,591,850	$10,672,978	4.00

Net Operating Income	$12,785,487	$14,649,039	$16,099,324	$17,053,307	$16,972,179	$6.36
Capital Expenditures	0	0	0	0	412,651	0.15
Net Cash Flow	$12,785,487	$14,649,039	$16,099,324	$17,053,307	$16,559,528	$6.21

Occupancy	88.7%	93.0%	93.6%	95.1%	95.1%(4)
NOI Debt Yield(5)	6.6%	7.5%	8.3%	8.8%	8.7%
NCF DSCR(5)	1.55x	1.78x	1.96x	2.07x	2.01x

(1)	Certain items such as interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were not considered for the underwritten net cash flow.

(2)	Base Rent is net of vacancy and includes parking income, billboard income and commercial income. Parking income accounts for 4.0% of Underwritten Base Rent. Billboard income and commercial income each account for less than 0.2% of Underwritten Base Rent.

(3)	Other Income is comprised of administration fees, late fees, miscellaneous fees and merchandise sales.

(4)	The underwritten economic vacancy is 5.8%. As of September 30, 2017, the Extra Space Self Storage Portfolio Properties were 95.1% physically occupied.

(5)	Calculated based on the aggregate outstanding principal balance as of the Cut-off Date of the Extra Space Self Storage Portfolio Loan Combination.

■	Appraisal. As of the appraisal valuation date of November 1, 2017, the Extra Space Self Storage Portfolio Properties had an “As Portfolio” bulk appraised value of $299,250,000, which includes a portfolio premium of $16,600,000. The sum of the individual “as-is” appraised values of the Extra Space Self Storage Portfolio Properties is $282,650,000.

■	Environmental Matters. According to the Phase I environmental site assessments dated November 3, 2017, there are no recognized environmental conditions or recommendations for further action at the Extra Space Self Storage Portfolio Properties.

■	Market Overview and Competition. The Extra Space Self Storage Portfolio Properties are geographically diverse, located in 15 different markets across 15 states. The greatest concentration of Extra Space Self Storage Portfolio Properties is located in California (six properties, 17.8% of SF), New Jersey (six properties, 14.5% of SF), Nevada (two properties, 13.1% of SF) and Tennessee (six properties, 12.3% of SF), with the remaining 16 properties (42.3% of SF) located across 11 different states.

LOAN #5: extra space self storage portfolio

The following table presents state-level information with respect to the Extra Space Self Storage Portfolio Properties:

State Summary(1)

State	Property Count	Total SF(2)	Total Units	Climate Controlled Units	9/30/2017 Wtd. Avg. Occ. (SF)(3)	Wtd. Avg. Ann. Rent per SF(3)	Cut-off Date Allocated Loan Amount(4)	In Place Ann. Rent(3)	% of Ann. Rent(3)
California	6	475,631	3,524	212	95.5%	$8.92	$31,260,000	$4,243,653	15.4%
New Jersey	6	386,585	3,678	916	95.8%	$13.83	36,470,000	5,347,017	19.4
Nevada	2	349,301	1,599	30	96.7%	$5.36	15,200,000	1,873,907	6.8
Tennessee	6	328,690	2,586	393	93.2%	$8.32	16,050,000	2,735,589	9.9
Georgia	2	194,030	1,557	340	95.5%	$10.25	13,430,000	1,987,912	7.2
Pennsylvania	3	190,971	1,636	404	95.1%	$14.46	20,270,000	2,760,958	10.0
New York	2	161,901	1,489	268	93.9%	$15.07	17,050,000	2,440,363	8.8
New Mexico	2	108,100	914	0	96.3%	$10.04	7,860,000	1,085,628	3.9
Texas	1	94,970	717	312	90.8%	$6.68	3,470,000	634,029	2.3
Connecticut	1	80,250	699	198	97.7%	$15.23	9,710,000	1,222,484	4.4
Massachusetts	1	79,200	575	0	94.1%	$12.14	7,640,000	961,654	3.5
Florida	1	63,675	525	212	95.8%	$9.46	4,600,000	602,600	2.2
Arizona	1	63,214	631	223	94.6%	$12.16	5,750,000	768,856	2.8
Missouri	1	58,200	465	0	91.3%	$10.32	3,510,000	600,697	2.2
Ohio	1	33,500	295	0	94.9%	$10.82	2,130,000	362,477	1.3
Total / Wtd. Avg.	36	2,668,218	20,890	3,508	95.1%	$10.35	$194,400,000	$27,627,825	100.0%

(1)	Based on information provided by the Extra Space Self Storage Portfolio Borrower.

(2)	Includes 3,850 SF associated with commercial space across all of the Extra Space Self Storage Portfolio Properties.

(3)	Occupancy and rent figures are as of the September 30, 2017 trailing twelve month period.

(4)

Cut-off Date Allocated Loan Amount is based on the Extra Space Self Storage Portfolio Loan Combination. The Cut-off Date Allocated Loan Amounts are allocated based on a schedule in the loan agreement, which was based on net operating income for the Extra Space Self Storage Portfolio Properties.

The following table presents demographic information with respect to the Extra Space Self Storage Portfolio Properties:

Demographic Summary(1)

Market	Location	Count	Market 10x10 Non-Climate Controlled Rent	Market 10x10 Climate Controlled Rent	Market Vacancy	Population 2016 (Million)	Rentable SF per Capita	Median HH Income	Avg. HH Size
Philadelphia	Northeast	8	$121.7	$141.3	8.5%	6.1	3.6	$63,168	2.6
Greater New York	Northeast	3	$267.3	$303.8	12.6%	20.1	2.7	69,651	2.7
San Bernardino-Riverside	West	5	$104.7	$145.4	8.7%	4.5	5.1	56,571	3.2
Memphis	Southeast	6	$80.4	$125.6	11.6%	1.4	7.0	48,624	2.6
Atlanta	Southeast	2	$96.2	$126.4	10.0%	5.7	6.4	58,098	2.7
Las Vegas	Southwest	2	$94.1	$103.8	9.6%	2.1	6.2	52,771	2.7
Boston	Northeast	1	$181.0	$152.0	10.7%	4.8	3.9	76,745	2.5
Albuquerque	Southwest	2	NAV	NAV	NAV	0.9	NAV	49,967	2.5
Central New Jersey	Northeast	1	$136.5	$157.7	7.5%	0.4	NAV	74,942	2.6
Phoenix	Southwest	1	$108.5	$130.3	11.7%	4.6	4.8	54,976	2.7
Central Valley	West	1	$119.3	$142.6	6.9%	2.3	7.0	60,907	2.7
Tampa-St Petersburg	Southeast	1	$114.8	$148.9	8.3%	3.0	6.2	48,529	2.4
Austin	Southeast	1	$104.9	$149.3	10.8%	2.0	7.6	65,493	2.6
St Louis	Midwest	1	$93.0	$134.5	10.3%	2.8	5.9	56,375	2.5
Columbus	Midwest	1	$120.6	$90.9	10.0%	2.0	5.8	56,725	2.5
Total / Wtd. Avg.		36	$133.7	$159.7	9.8%	62.7	4.9	$62,727	2.7

(1)	Based on 2016 demographic and market information as provided by third party research reports and the Extra Space Self Storage Portfolio Borrower.

■	The Borrower. The borrower is Storage Portfolio II Subsidiary LLC, a Delaware limited liability company and single purpose entity with two independent directors (the “Extra Space Self Storage Portfolio Borrower”). Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Extra Space Self Storage Portfolio Loan Combination. Extra Space Storage Inc. (“Extra Space Storage”) is the guarantor of certain non-recourse carveouts under the Extra Space Self Storage Portfolio Loan Combination. The borrower sponsors are Extra Space Storage and TH Real Estate.

The Extra Space Self Storage Portfolio Borrower is 90.0% indirectly owned by Teachers Insurance and Annuity Association of America (“TIAA”) for the benefit of the Separate Real Estate Account (“TIAA Real Estate”) and 9.3% indirectly owned by Extra Space Storage. A subsidiary of Extra Space Storage is the managing member of the joint venture between TIAA Real Estate and Extra Space Storage which owns the borrower.

If a buy/sell is triggered such that TIAA Real Estate becomes the sole indirect owner of the borrower, Teachers REA, LLC has been approved as replacement guarantor provided that it meets certain net worth and liquidity requirements set forth in the loan documents and there has been no material adverse change in its financial condition or status.TH Real Estate is an affiliate of Nuveen, LLC, an investment management arm of TIAA. TH Real Estate is a real estate investment services firm with over 530 real estate professionals located in more than 20 cities throughout the United

LOAN #5: extra space self storage portfolio

States, Europe and Asia-Pacific. As of June 30, 2017, TH Real Estate had over $103 billion of assets under management globally. Extra Space Storage is headquartered in Salt Lake City, Utah and owned or operated over 1,400 self-storage locations across 38 states, Washington, D.C. and Puerto Rico as of June 30, 2017.

■	Escrows. The Extra Space Self Storage Portfolio Borrower is required to escrow monthly 1/12th of the annual estimated real estate tax payments. Notwithstanding the foregoing, so long as Extra Space Storage Inc. is the non-recourse carveout guarantor, the Extra Space Self Storage Portfolio Borrower will not be required to make deposits to the real estate tax escrow, provided that (i) no Extra Space Cash Sweep Event Period (as defined below) is continuing and (ii) the Extra Space Self Storage Portfolio Borrower provides the lender paid receipts for taxes upon written request by no later than three business days prior to the date such taxes would be delinquent. The Extra Space Self Storage Portfolio Borrower is required to escrow monthly 1/12th of the annual estimated insurance premiums. Notwithstanding the foregoing, so long as Extra Space Storage Inc. is the non-recourse carveout guarantor, the Extra Space Self Storage Portfolio Borrower will not be required to make deposits to the insurance reserve provided (i) no event of default is continuing and (ii) the Extra Space Self Storage Portfolio Borrower maintains an acceptable blanket insurance policy.

■	Lockbox and Cash Management. The Extra Space Self Storage Portfolio Loan Combination provides for a springing soft lockbox and springing cash management, in each case upon the occurrence of an Extra Space Cash Sweep Event Period. Upon the first occurrence of an Extra Space Cash Sweep Event Period, the Extra Space Self Storage Portfolio Borrower is required to establish (i) a lockbox account, into which, during an Extra Space Cash Sweep Event Period, all rents (less costs anticipated for debits for credit and chargebacks, fees, and refunded items) are required to be deposited by the Extra Space Self Storage Portfolio Borrower and/or the property manager within five business days after receipt and (ii) a lender-controlled cash management account. During the continuance of an Extra Space Cash Sweep Event Period, all funds in the lockbox account are required to be swept each day to the cash management account. Provided no event of default is continuing, funds in the cash management account are required to be applied on each monthly payment date to disburse to the Extra Space Self Storage Portfolio Borrower amounts for the payment of De Minimis Revenue (as defined below), to pay debt service on the Extra Space Self Storage Portfolio Loan Combination, to fund required reserve deposits as described above under “—Escrows,” to pay operating expenses set forth in the approved annual budget, and extraordinary expenses approved by the lender, and thereafter, to the extent (i) an Extra Space Cash Sweep Event Period is continuing, to deposit any remaining cash flow into an account to be held as additional security for the Extra Space Self Storage Portfolio Loan Combination during the continuance of the Extra Space Cash Sweep Event Period and (ii) no Extra Space Cash Sweep Event Period is continuing, to disburse any remaining cash flow to the Extra Space Self Storage Portfolio Borrower. If an Extra Space Cash Sweep Event Period is no longer continuing, the Extra Space Self Storage Portfolio Borrower and property manager will no longer be obligated to deposit rents into the lockbox account.

“De Minimis Revenue” means sums for the payment of tenant insurance premiums, sales tax, and packing supply cash receipts. De Minimis Revenue is required to be disbursed to the Extra Space Self Storage Portfolio Borrower within five business days after delivery to the lender of a budget for such expenses.

An “Extra Space Cash Sweep Event Period” will commence upon the earlier of (i) an event of default or (ii) the debt service coverage ratio being less than 1.10x for 12 consecutive months and continue until; (a) in the case of clause (i), the cure of such event of default and (b) in the case of clause (ii), the debt service coverage ratio is equal to or greater than 1.25x for the immediately preceding six consecutive calendar months.

Property Management. The Extra Space Self Storage Portfolio Properties are currently managed by Extra Space Management, Inc. If (a) an event of default under the Extra Space Self Storage Portfolio Loan Combination has occurred and is continuing, (b) the property manager (i) is insolvent or a debtor in a bankruptcy proceeding or (ii) has engaged in gross negligence, fraud or willful misconduct, or (c) an event of default by the property manager occurs under the related management agreement (subject to any applicable grace periods), then the lender, at its option, may require the borrower to engage a replacement management agent that is an unaffiliated Qualified Manager (as defined below) chosen by the borrower and terminate the property manager without fee or obligation to the lender.

A “Qualified Manager” means either (i) a manager approved by the lender (which may be conditioned on a rating agency confirmation) or (ii) a reputable and experienced professional management organization of self storage facilities for at least five years prior to its engagement at the Extra Space Self Storage Portfolio Properties, which is not subject to a bankruptcy, insolvency or similar proceeding, and manages, together with its affiliates, (A) no fewer than 150 self storage facilities, (B) no less than 30 million square feet of self-storage facilities, and (C) at least 500,000 self storage units. If an event of default has occurred and is continuing by Extra Space Management, Inc. as property manager, or a buy/sell is triggered such that either TIAA Real Estate or an entity owned by Extra Space

LOAN #5: extra space self storage portfolio

Storage Inc. becomes the sole indirect owner of the borrower, the borrower has the right to replace the property manager without the lender’s consent so long as such replacement manager is a Qualified Manager which executes and delivers a replacement management agreement and an assignment and subordination of management fees acceptable to the lender, and if it is an affiliate of the borrower, a new non-consolidation opinion is delivered. The borrower may not otherwise replace the property manager without the consent of the lender, which may not be unreasonably withheld (and may be conditioned upon receipt of a rating agency confirmation).

■	Mezzanine or Secured Subordinate Indebtedness. Not permitted.

■	Release of Collateral. After the Release Date and prior to the payment date in June 2027, provided no event of default has occurred and is continuing, the Extra Space Self Storage Portfolio Borrower may obtain a release of any of the individual properties comprising the Extra Space Self Storage Portfolio Properties upon defeasance of an amount equal to 125% of the allocated loan amount of such individual property; provided that the following conditions, among others, are satisfied: (i) after giving effect to the release, the debt yield with respect to the remaining properties is greater than the debt yield of all of the properties immediately prior to the related release; and (ii) the partial defeasance is permitted under REMIC requirements (and the lender receives an opinion of counsel that the partial defeasance will not cause a REMIC trust formed pursuant to a securitization of any portion of the Extra Space Self Storage Portfolio Loan Combination to fail to maintain its status as a REMIC).

■	Terrorism Insurance. The Extra Space Self Storage Portfolio Borrower is required to obtain insurance against acts of terrorism or other similar acts or events in form and substance reasonably satisfactory to the lender, including all risk insurance in an amount equal to 100% of full replacement cost and 18 months of business interruption insurance. Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 is in effect (or any extension thereof or other federal government program with substantially similar protection), the Extra Space Self Storage Portfolio Borrower is required to maintain, and the lender is required to accept, terrorism insurance which covers “covered acts” (as defined by such statute or other program), as full compliance as it relates to the risks required to be covered pursuant to the preceding sentence, so long as such statute or other program covers both domestic and foreign acts of terrorism. See “Risk Factors – Terrorism Insurance May Not be Available for All Mortgaged Properties” in the Prospectus.

LOAN #6: RED BUILDING

LOAN #6: RED BUILDING

Red Building

West Tower
East Tower
15
14
13
12
11
10
9
8
7
6
5
4
3
2
1
Cohen Brothers Realty Corp
14,865 SF
Exp. 6/2028
Criteria Corp
15,549 SF
Exp. 5/2026
Gaumont Television USA
10,495 SF
Exp. 7/2023
GRINDR
25,780 SF
Exp. 4/2026
VACANT*
VACANT*
Critical Content, LLC
25,883 SF
Exp. 11/2027
VACANT*
Abrams Artist Agency
26,668 SF
Exp. 1/2028
Gaumont Television USA
19,893 SF
Exp. 7/2027
VACANT*
VACANT*
KOR Hotel Management
9,279 SF
Exp. 4/2027
All Saints USA Ltd
10,020 SF
Exp. 6/2026
Whalerock Industries
36,163 SF
Exp. 10/2026
DBA Media
13,325 SF
Exp. 11/2024
VACANT*
WeWork
69,534 SF
Exp. 1/2030
VACANT*
Clique Media
28,348 SF
Exp. 1/2026
Parking
Parking
Parking
Parking
Parking
Parking
Parking
*Total vacancy at the property sums up to 105,747 SF.
VACANT
BUILDING
2023 – 2024
2025 – 2026
2027 – 2028
2029+

LOAN #6: RED BUILDING

LOAN #6: RED BUILDING

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	CREFI
Location (City/State)	West Hollywood, California	Cut-off Date Balance(2)	$40,000,000
Property Type	Office	Cut-off Date Balance per SF(1)	$194.39
Size (SF)	411,547	Percentage of Initial Pool Balance	3.8%
Total Occupancy as of 12/18/2017	74.3%	Number of Related Mortgage Loans	None
Owned Occupancy as of 12/18/2017	74.3%	Type of Security	Fee Simple
Year Built / Latest Renovation	2013 / NAP	Mortgage Rate	4.385825%
Appraised Value	$286,700,000	Original Term to Maturity (Months)	120
Appraisal Date	10/27/2017	Original Amortization Term (Months)	NAP
Borrower Sponsor	Charles Steven Cohen	Original Interest Only Period (Months)	120
Property Management	Cohen Brothers Realty Corporation of California	First Payment Date	2/6/2018
Maturity Date	1/6/2028

Underwritten Revenues	$18,925,660
Underwritten Expenses	$6,074,849	Escrows
Underwritten Net Operating Income (NOI)	$12,850,810	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$11,790,813	Taxes	$192,071	$192,071
Cut-off Date LTV Ratio(1)	27.9%	Insurance	$88,901	$8,082
Maturity Date LTV Ratio(1)	27.9%	Replacement Reserve	$0	$6,859
DSCR Based on Underwritten NOI / NCF(1)	3.61x / 3.31x	TI/LC(3)	$0	$0
Debt Yield Based on Underwritten NOI / NCF(1)	16.1% / 14.7%	Other(4)	$4,627,845	$0

Sources and Uses
Sources	$	%	Uses	$	%
Senior A-Note Amount	$80,000,000	40.8%	Loan Payoff	$169,954,770	86.7%
B-Note Amount	51,000,000	26.0	Principal Equity Distribution	18,918,918	9.7
C-Note Amount	65,000,000	33.2	Upfront Reserves	4,908,817	2.5
Closing Costs	2,217,495	1.1
Total Sources	$196,000,000	100.0%	Total Uses	$196,000,000	100.0%

(1)	Calculated based on the aggregate outstanding principal balance as of the Cut-off Date of the Red Building A-Notes (as defined below).
(2)	The Red Building Loan (as defined below) has a Cut-off Date Balance of $40,000,000 and represents the non-controlling note A-2 of the $196,000,000 Red Building Loan Combination, which is evidenced by two pari passu senior notes, with an aggregate outstanding principal balance as of the Cut-off Date of $80.0 million and three subordinate notes, with an outstanding principal balance as of the Cut-off Date of $116.0 million. See the “Loan Combination Summary” table in “—The Mortgage Loan” below.
(3)	Beginning on the monthly payment date in February, 2021, the borrower must deposit $66,114 into the TI/LC reserve until the TI/LC reserve reaches its cap of $3,966,820.
(4)	The Upfront Other Reserve is comprised of $3,874,436 for a free rent reserve and $753,409 for an unfunded obligations reserve. See “—Escrows” below.

■	The Mortgage Loan. The mortgage loan (the “Red Building Loan”) is part of a loan combination (the “Red Building Loan Combination”) evidenced by two pari passu senior notes and three subordinate notes that are together secured by a first mortgage encumbering the borrower’s fee simple interest in an office building totaling 411,547 SF located in West Hollywood, California (the “Red Building Property”). The Red Building Loan, which is evidenced by the non-controlling note A-2, had an original principal balance of $40,000,000, has a Cut-off Date Balance of $40,000,000 and represents approximately 3.8% of the Initial Pool Balance. The Red Building Loan Combination had an original principal balance of $196,000,000, has an outstanding principal balance as of the Cut-off Date of $196,000,000 and is evidenced by: two pari passu senior A notes, with an aggregate outstanding principal balance as of the Cut-off Date of $80,000,000 (the “Red Building A-Notes”), two non-controlling subordinate B notes (the “Red Building B-Notes”), with an aggregate outstanding principal balance as of the Cut-off Date of $51,000,000, and one controlling subordinate C note (the “Red Building C-Note”), with an outstanding principal balance as of the Cut-off Date of $65,000,000. The Red Building A-Notes are comprised of the non-controlling Note A-1 and the Red Building Loan and each accrue interest at an interest rate of 4.385825% per annum. The non-controlling note A-1, which had an original principal balance of $40,000,000 and has an outstanding principal balance as of the Cut-off Date of $40,000,000, was contributed to the Benchmark 2018-B2 securitization transaction. The Red Building B-Notes and the Red Building C-Note are each held by a third party investor. The non-controlling note B-1 has an outstanding principal balance as of the Cut-off Date of $40,800,000 and the non-controlling note B-2 has an outstanding principal balance as of the Cut-off Date of $10,200,000. The Red Building Loan Combination, which accrues interest at an interest rate of 5.146000% per annum, was originated by CREFI on December 18, 2017. The proceeds of the Red Building Loan Combination were primarily used to refinance a prior debt secured by the Red Building Property, return equity to the borrower, pay origination costs and fund reserves.

The Red Building Loan has an initial term of 120 months and has a remaining term of 118 months as of the Cut-off Date. The Red Building Loan requires monthly payments of interest only for the term of the Red Building Loan. The scheduled maturity date of the Red Building Loan is the due date in January 2028. At any time after the earlier of December 18, 2021 and the second anniversary of the securitization of the last portion of the Red Building Loan Combination, the Red Building Loan may be defeased with certain direct full faith and credit obligations of the United States of America or other obligations which are “government securities” permitted under the Red Building Loan documents. Voluntary prepayment of the Red Building Loan is permitted on or after the due date occurring in August 2027 without payment of any prepayment premium.

LOAN #6: RED BUILDING

Loan Combination Summary

Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$40,000,000	$40,000,000	Benchmark 2018-B2	No
A-2	$40,000,000	$40,000,000	CGCMT 2018-B2	No
B-1	$40,800,000	$40,800,000	Athene Annuity and Life Company	No
B-2	$10,200,000	$10,200,000	American Equity Investment Life Insurance Company	No
C	$65,000,000	$65,000,000	Senior Real Estate Finance Account (N) LP	Yes
Total / Wtd. Avg.	$196,000,000	$196,000,000

Loan Combination Metrics

	% of Total Debt	Cut-off Date LTV	UW NOI Debt Yield	UW NCF DSCR
A-Notes	40.8%	27.9%	16.1%	3.31x
$80,000,000
B-Notes	26.0%	45.7%	9.8%	1.88x
$51,000,000
C-Note	33.2%	68.4%	6.6%	1.15x
$65,000,000

■	The Mortgaged Property. The Red Building Property is comprised of 411,547 SF within two towers, the eight-story East Tower, which sits atop seven levels of parking and the six-story West Tower, which sits atop six levels of parking. The Red Building Property is part of the Pacific Design Center, which also includes the Blue Building and the Green Building, neither of which are part of the collateral for the Red Building Loan Combination. The Red Building Property was designed by an internationally-recognized architect, Cesar Pelli, who designed the Pacific Design Center. There are 1,479 parking spaces (3.6 spaces per 1,000 SF of net rentable square footage) at the Red Building Property which are accessible through a driveway that is shared with the adjacent parking garage for the Pacific Design Center. The Pacific Design Center is a multi-use facility that features two restaurants operated by chef Wolfgang Puck; the SilverScreen Theater, a 380-seat, luxury film venue and reception facility; the Blue Conference Center, a 200-seat conference facility; an outpost of the Museum of Contemporary Art; and an on-site fitness center. All of these amenities are available to the Red Building Property, which along with the Blue and Green Buildings, results in a total campus of approximately 1.2 million SF.

The Red Building Property was 74.3% leased, as of December 18, 2017, to 12 tenants. The tenant mix consists of media and entertainment, fashion, technology and real estate tenants. The top three tenants at the Red Building Property are WeWork, Whalerock Industries (“Whalerock”) and Gaumont Television USA (“Gaumont”). WeWork, the largest tenant, occupies 69,534 SF, which represents 16.9% of the net rentable square footage and is on a lease that expires on January 31, 2030. WeWork provides shared workspace, community and services for entrepreneurs, freelancers, start-ups and small businesses. The company was founded in 2010 and is headquartered in New York City. WeWork manages approximately 10 million SF of office space in 23 U.S. cities and 16 countries including Australia, Canada, India, China, Hong Kong, France, the United Kingdom, Israel, South Korea, Mexico, the Netherlands and Germany. The second largest tenant, Whalerock, occupies 36,163 SF, which represents 8.8% of the net rentable square footage and is on a lease that expires on October 31, 2026. Whalerock is a media and technology company based in Los Angeles. Whalerock partners with public figures and brands to create, build and operate direct-to-consumer multi-media apps which integrate music, video, live streaming, e-commerce and gaming. The third largest tenant, Gaumont, occupies 30,388 SF, which represents 7.4% of the net rentable square footage, under two separate leases. Gaumont, which is the television division of French Gaumont, initially signed a lease at the Red Building Property for 10,495 SF that expires on July 31, 2023. Gaumont later leased an additional 19,893 SF of space under a lease with an expiration date of July 31, 2027. Gaumont produces drama and comedy television programming for the U.S. and international markets.

LOAN #6: RED BUILDING

The following table presents certain information relating to the major tenants at the Red Building Property:

Ten Largest Owned Tenants Based on Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
WeWork	NR / NR / NR	69,534	16.9%	$3,705,306	22.7%	$53.29	1/31/2030	1, 5-year option
Whalerock Industries	NR / NR / NR	36,163	8.8	1,890,421	11.6	$52.28	10/31/2026	1, 5-year option
Gaumont Television USA(2)	NR / NR / NR	30,388	7.4	1,713,303	10.5	$56.38	Various	1, 5-year option
Abrams Artist Agency	NR / NR / NR	26,668	6.5	1,523,529	9.3	$57.13	1/31/2028	1, 5-year option
Clique Media(3)	NR / NR / NR	28,346	6.9	1,506,533	9.2	$53.15	1/31/2026	1, 5-year option
Critical Content, LLC(4)	NR / NR / NR	25,883	6.3	1,487,600	9.1	$57.47	11/30/2027	1, 5-year option
Grindr	NR / NR / NR	25,780	6.3	1,476,900	9.1	$57.29	4/30/2026	1, 5-year option
Criteria Corp(5)	NR / NR / NR	15,549	3.8	879,210	5.4	$56.54	5/31/2026	1, 5-year option
DBA Media	NR / NR / NR	13,325	3.2	763,371	4.7	$57.29	11/30/2024	3, 10-year options
Cohen Brothers Realty Corp	NR / NR / NR	14,865	3.6	340,000	2.1	$22.87	6/30/2028	1, 5-year option
Largest Owned Tenants		286,501	69.6%	$15,286,172	93.7%	$53.35
Remaining Tenants		19,299	4.7	1,028,280	6.3	$53.28
Vacant		105,747	25.7	0	0.0	$0.00
Total / Wtd. Avg. All Tenants		411,547	100.0%	$16,314,451	100.0%	$53.35

(1)	Based on the underwritten rent roll dated December 18, 2017.
(2)	A portion of Gaumont Television USA’s space (10,495 SF) expires on July 31, 2023 and the remainder of its space (19,893 SF) expires on July 31, 2027.
(3)	Clique Media has an option to terminate its lease on January 31, 2023, with 18 months’ prior notice and payment of any unamortized tenant improvements and leasing commissions and free rent.
(4)	Critical Content, LLC has an option to terminate its lease on November 30, 2023, with 12 months’ prior notice and the payment of two months’ of base rent plus any unamortized tenant improvements and leasing commissions and free rent.
(5)	Criteria Corp has an option to terminate its lease on July 31, 2022, with 12 months’ prior notice and a total payment of $725,487.

The following table presents the lease rollover schedule at the Red Building Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF(3)	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2018	0	0.0	0.0	0	0.0	$0.00	0
2019	0	0.0	0.0	0	0.0	$0.00	0
2020	0	0.0	0.0	0	0.0	$0.00	0
2021	0	0.0	0.0	0	0.0	$0.00	0
2022	0	0.0	0.0	0	0.0	$0.00	0
2023	10,495	2.6	2.6	554,480	3.4	$52.83	1
2024	13,325	3.2	5.8	763,371	4.7	$57.29	1
2025	0	0.0	5.8	0	0.0	$0.00	0
2026	115,858	28.2	33.9	6,282,448	38.5	$54.23	5
2027	55,055	13.4	47.3	3,145,317	19.3	$57.13	2
2028	41,533	10.1	57.4	1,863,529	11.4	$44.87	2
2029 & Thereafter	69,534	16.9	74.3	3,705,306	22.7	$53.29	1
Vacant	105,747	25.7	100.0%	0	0.0	$0.00	0
Total / Wtd. Avg.	411,547	100.0%		$16,314,451	100.0%	$53.35	12

(1)	Calculated based on approximate square footage occupied by each owned tenant unless otherwise specified.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	Wtd. Avg. UW Base Rent $ per SF excludes vacant space.

LOAN #6: RED BUILDING

The following table presents certain information relating to historical leasing at the Red Building Property:

Historical Leased %(1)

	2014(2)	2015	2016	As of 12/18/2017(3)
Owned Space	NAV	6.3%	34.0%	74.3%

(1)	As provided by the borrower and which represents occupancy as of December 31 for the indicated year unless otherwise specified.
(2)	The Red Building Property was built in 2013 and was leased up over the course of 2015-2017, therefore the historical occupancy for 2014 is not available.

(3)	Based on the underwritten rent roll dated December 18, 2017.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Red Building Property:

Cash Flow Analysis(1)

	2015	2016	TTM 9/30/2017	Underwritten	Underwritten $ per SF
Base Rent(2)	$541,955	$4,154,489	$7,252,385	$15,999,803	$38.88
Contractual Rent Steps(3)	0	0	0	314,649	0.76
Gross Up Vacancy	0	0	0	5,744,058	13.96
Economic Vacancy & Credit Loss	0	0	0	(5,744,058)	(13.96)
Other Income(4)	23,025	102,442	116,774	271,209	0.66
Parking	0	152,871	1,956,588	2,340,000	5.69
Effective Gross Income	$564,980	$4,409,802	$9,325,747	$18,925,660	$45.99

Real Estate Taxes	$2,549,052	$2,432,652	$2,436,545	$2,195,094	$5.33
Insurance	75,102	97,493	100,547	92,365	0.22
Management Fee	16,949	132,294	279,772	567,770	1.38
Other Operating Expenses(5)	1,382,035	1,604,226	3,015,233	3,219,621	7.82
Total Operating Expenses	$4,023,138	$4,266,665	$5,832,097	$6,074,849	$14.76

Net Operating Income	($3,458,158)	$143,137	$3,493,650	$12,850,810	$31.23
TI/LC	0	0	0	977,688	2.38
Capital Expenditures	0	0	0	82,309	0.20
Net Cash Flow	($3,458,158)	$143,137	$3,493,650	$11,790,813	$28.65

Occupancy(6)	6.3%	34.0%	74.3%	74.2%
NOI Debt Yield(7)	0.0%	0.2%	4.4%	16.1%
NCF DSCR(7)	0.00x	0.04x	0.98x	3.31x

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.
(2)	The Red Building Property was built in 2013 and is currently undergoing lease-up as the sponsorship selectively markets available space to a specific tenant-profile. The increase in underwritten base rent over the TTM 9/30/2017 amount is directly attributable to the signing of new leases at the Red Building Property.
(3)	Contractual Rent Steps are underwritten based upon the actual scheduled rent increases through December 1, 2018.
(4)	Other Income includes tenant electric reimbursements, loading dock income, tenant services income and miscellaneous income.
(5)	Due to the non-stabilized operations at the Red Building Property, historical expenses were not used as a basis for the Underwritten Other Operating Expenses.
(6)	TTM 9/30/2017 Occupancy represents physical occupancy as of December 18, 2017. Underwritten Occupancy represents economic occupancy at the Red Building Property.
(7)	NOI Debt Yield and NCF DSCR calculations are based on the aggregate outstanding principal balance as of the Cut-off Date of the Red Building A-Notes.

■	Appraisal. According to the appraisal, the Red Building Property had an “as-is” appraised value of $286,700,000 as of October 27, 2017 and two separate “as-stabilized” appraised values of: $314,400,000 as of April 1, 2019 and $314,300,000 as of April 1, 2018. Under the first stabilization scenario, the appraiser assumed that the Red Building Property’s vacant spaces would be absorbed in 20 months and the Red Building Property would reach a stabilized occupancy of 90.0% by April 1, 2019. The second stabilization scenario assumed that a letter of intent would be signed with a prospective tenant for the 11th and 12th floors of the West Tower, that the prospective tenant’s rent would commence on February 1, 2018, and that the Red Building Property would reach a stabilized 90.0% occupancy at the earlier date of April 1, 2018.

Appraisal Approach	Value	Discount Rate	Capitalization Rate
Direct Capitalization Approach	$289,300,000	N/A	4.75%
Discounted Cash Flow Approach	$286,700,000	6.75%	5.50%(1)

(1)	Represents the terminal capitalization rate.

■	Environmental Matters. Based on a Phase I environmental report dated October 31, 2017, the environmental consultant did not identify evidence of any recognized environmental conditions or recommendations for further action at the Red Building Property.

LOAN #6: RED BUILDING

■	Market Overview and Competition. The Red Building Property is located in the city of West Hollywood within Los Angeles County. West Hollywood is a residential district located between Hollywood on the east and Beverly Hills on the west. The area is known for its shopping, dining and entertainment venues. West Hollywood features a mix of small, family-owned businesses and larger-scale corporate businesses. The largest employer is the Los Angeles County Metropolitan Transportation Authority. Other major employers include the City of West Hollywood and a number of hotels in the area.

The Red Building Property is located in the West Hollywood office submarket of Los Angeles. According to the appraisal, as of the third quarter of 2017, the submarket is comprised of approximately 7.5 million SF of inventory with a 9.9% vacancy and gross asking rent of $50.12 per SF; gross asking rent for four to five-star properties is $61.17 per SF. The submarket has experienced a net positive absorption from 2015 through the third quarter of 2017 with a decline in submarket vacancy from 12.5% at year-end 2014 to 9.9% as of the third quarter of 2017. For the same period, average asking rents increased from $47.59 per SF to $50.12 per SF which is attributable to the healthy supply/demand conditions that exist within this submarket. The appraiser identified six comparable properties that compete directly with the Red Building Property (see the “Office Lease Comparables” table below), totaling 1,202,409 SF, with an average vacancy of 5.9%, excluding Maple Plaza and 407 North Maple, two properties that have not yet stabilized. Additionally, the appraiser’s market rent conclusion for office spaces that are greater than 10,000 SF is $54.00 per SF, on a modified gross basis, and $57.00 per SF, on a modified gross basis, for office spaces that are less than 10,000 SF. According to the appraisal, the 2016 population within a one-, three- and five-mile radius of the Red Building Property was 38,599, 249,406 and 777,718, respectively. For the same period, the average household income within a one-, three- and five-mile radius was $114,326, $112,805 and $96,749, respectively.

The following table presents certain information relating to lease comparables for the Red Building Property:

Office Lease Comparables(1)

	Subject(2)	Beverly Mercedes Place	Maple Plaza	Sunset Doheny West
City	West Hollywood	Beverly Hills	Beverly Hills	West Hollywood
Year Built / Renovated	2013 / NAP	1989 / NAP	1986 / NAP	1962 / 1992
Building SF	411,547	132,221	287,187	141,983
Total Occupancy	74.3%	87.5%	69.8%	95.8%
Comparable Lease Tenant	-	Listing	Levine Leichtman Capital Partners	Tristar
Comparable Lease Rate per SF	-	$64.80	$65.40	$52.20

	407 North Maple	Vine Street Tower	Luckman Plaza
City	Beverly Hills	Los Angeles	West Hollywood
Year Built / Renovated	2003 / 2017	2017 / NAP	1964 / 2010
Building SF	174,374	115,591	350,693
Total Occupancy	55.7%	98.2%	95.0%
Comparable Lease Tenant	Fandango	WeWork	Mgmt Entertainment
Comparable Lease Rate per SF	$63.60	$59.40	$72.00

(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated December 18, 2017.

■	The Borrower. The borrower is Pacific Red, LLC, a Delaware limited liability company and special purpose entity with two independent directors, is 100% owned by Pacific Vicente Development, LLC. Pacific Vicente Development, LLC is owned by Charles Steven Cohen (60% personally and the sole managing member of Pacific Vicente Development, LLC) and four family trusts, each with a 10% ownership interest (Brook Ashley Cohen Pacific Red Trust, Ross Alexander Cohen Pacific Red Trust, Rex Roman Cohen Pacific Red Trust and Blake S Cohen Pacific Red Trust). Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Red Building Loan Combination. The sponsor and non-recourse carve-out guarantor for the Red Building Loan Combination is Charles Steven Cohen, the President and CEO of Cohen Brothers Realty Corporation. The ongoing net worth and liquidity covenant during the term of the loan for Mr. Cohen is $500 million and $50 million, respectively. Cohen Brothers Realty Corporation is a private real estate development and management firm that has been in existence for 50+ years. The firm has commercial properties in New York, Houston, South Florida, and Southern California.

■	Escrows. In connection with the origination of the Red Building Loan Combination, the borrower funded reserves of (i) $192,071 for real estate taxes, (ii) $88,901 for insurance, (iii) $3,874,436 for a cash flow shortfall relating to outstanding free rent obligations and (iv) $753,409 for unfunded obligations related to the leases for WeWork, Gaumont and Grindr.

LOAN #6: RED BUILDING

Additionally, on each due date, the borrower is required to fund the following reserves with respect to the Red Building Property: (i) a tax reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay taxes over the then succeeding 12-month period (initially $192,071), (ii) an insurance reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay insurance premiums over the then succeeding 12-month period, to the extent the Red Building Property is not covered by an approved blanket policy (initially $8,082), (iii) a replacement reserve in the amount of $6,859, and (iv) a springing monthly tenant improvements and leasing commissions reserve (commencing on the monthly payment date in February 2021) in the monthly amount of $66,114, subject to a cap of $3,966,820.

■	Lockbox and Cash Management. The Red Building Loan Combination documents require a hard lockbox with springing cash management. The Red Building Loan Combination documents required the borrower to deliver tenant direction letters within 30 days of origination of the Red Building Loan Combination, which directed tenants to pay rent directly to a lender-controlled lockbox account and required that all other money received by the borrower with respect to the Red Building Property be promptly deposited into such lockbox account during the term of the Red Building Loan Combination. Prior to the occurrence of a Red Building Trigger Period (as defined below), funds in the lockbox account will be transferred daily at the direction of the borrower. After the occurrence of and during the continuance of a Red Building Trigger Period, all amounts in the lockbox account are required to be swept to a lender-controlled cash management account on a daily basis and applied to payment of debt service and operating expenses and funding of required reserves, with the remainder deposited into an excess cash flow reserve and held by the lender as additional collateral for the Red Building Loan Combination (provided, however, that to the extent no event of default is then ongoing, funds in the excess cash flow account will be made available to the borrower for: (x) certain tenant improvement and/or leasing commission costs (to the extent there are, as of said date of disbursement, insufficient funds in the leasing reserve for payment of the same), (y) taxes and/or insurance premiums (to the extent there are, as of said date of disbursement, insufficient funds in the tax and/or insurance account (as applicable) for payment of the same) and/or (z) operating expenses which are due and payable that have been expressly approved by the lender or which are set forth in an annual budget which has been expressly approved by the lender (to the extent amounts have not been disbursed for payment of the applicable operating expenses (or anticipated to be disbursed on the next monthly payment date for the same) to the borrower pursuant to the Red Building Loan documents). After the occurrence and during the continuance of an event of default under the Red Building Loan Combination documents, the lender may apply any funds in the cash management account to amounts payable under the Red Building Loan Combination (and/or toward the payment of expenses of the Red Building Property), in such order of priority as the lender may determine.

A “Red Building Trigger Period” means a period commencing upon the earliest of (i) the occurrence and continuance of an event of default under the Red Building Loan Combination documents, and (ii) the debt service coverage ratio being less than 1.20x, and expiring upon (x) with regard to any Red Building Trigger Period commenced in connection with clause (i) above, the cure (if applicable) of such event of default, and (y) with regard to any Red Building Trigger Period commenced in connection with clause (ii) above, the date that the debt service coverage ratio is equal to or greater than 1.20x for two consecutive calendar quarters. Notwithstanding the foregoing, (A) no Red Building Trigger Period will be deemed to exist solely with respect to clause (ii) above during any period that the Collateral Cure Conditions (defined below) are satisfied and (B) a Red Building Trigger Period will not be deemed to expire in the event that a Red Building Trigger Period then exists for any other reason.

“Collateral Cure Conditions” will be deemed to exist upon satisfaction of the following by the borrower: the borrower has deposited cash into the excess cash flow account or has delivered to the lender a letter of credit which, in either case, will serve as additional collateral for the Red Building Loan Combination, in an amount equal to 20% of the quarterly aggregate debt service payments that are due as of the origination date of the Red Building Loan Combination (i.e. an amount which, assuming the debt service coverage ratio is 1.00x for a given quarter, if added to Underwritable Cash Flow (defined below) for such quarter, would be sufficient to achieve a 1.20x debt service coverage ratio for such quarter) (the “Collateral Deposit Amount”) and thereafter, on each three month anniversary date of the date that borrower made said deposit (or delivered said letter of credit), the borrower must deposit additional cash collateral into the excess cash flow account in the amount of the Collateral Deposit Amount or must increase the amount of the letter of credit by an amount equal to the Collateral Deposit Amount (as applicable) (i.e. for purposes of clarity, over the course of each full year during which the Collateral Cure Conditions are satisfied, four (4) quarterly deposits of the Collateral Deposit Amount shall be required which shall, in the aggregate, equal 20% of the annual aggregate debt service which is due and payable pursuant to the Red Building Loan documents. Provided no event of default is ongoing, the deposited collateral will be disbursed to the borrower at such time as the Red Building Trigger Period that the Collateral Cure Conditions relate to would have been cured had the borrower not satisfied the

LOAN #6: RED BUILDING

Collateral Cure Conditions (i.e. at such time as the debt service coverage ratio (without taking into account the cash deposit and/or letter of credit) is equal to or greater than 1.20x for two consecutive quarters).

“Underwritable Cash Flow” means an amount calculated by the lender on a monthly basis equal to the sum of the gross rents plus the trailing twelve months operating income, less the trailing twelve months operating expenses, each of which will be subject to the lender’s application of cash flow adjustments.

■	Property Management. The Red Building Property is managed by Cohen Brothers Realty Corporation of California, an affiliate of the borrower. The lender has the right to, or to direct the borrower to, terminate the property management agreement and replace the property manager if (i) the property manager becomes insolvent or a debtor in an involuntary bankruptcy or insolvency proceeding not dismissed within 90 days or any voluntary bankruptcy or insolvency proceeding; (ii) a Red Building Trigger Period exists; (iii) the property manager has engaged in gross negligence, fraud, willful misconduct or misappropriation of funds; or (iv) a default by the property manager under the property management agreement has occurred and is continuing beyond all applicable notice and cure periods. The borrower has the right to replace the property manager, provided no event of default is continuing under the Red Building Loan Combination documents and upon 30 days’ prior notice to the lender, with a property manager approved by the lender in writing (which may be conditioned upon receipt of a rating agency confirmation).

■	Permitted Mezzanine or Secured Subordinate Indebtedness. The borrower will be permitted to incur mezzanine financing (the “Mezzanine Loan”) secured by the 100% direct or indirect equity ownership interest held in the borrower, provided that certain conditions set forth in the Red Building Loan Combination documents are satisfied, which include (without limitation): (i) no event of default is then ongoing; (ii) the principal balance of the Mezzanine Loan is less than $50,000,000; (iii) after giving effect to the Mezzanine Loan, the debt yield on the entire debt stack will be equal to or greater than 7.5%, the debt service coverage ratio on the entire debt stack will be equal to or greater than 1.45x and the loan to value ratio on the entire debt stack will be equal to or less than 60%; (iv) the holder of the Mezzanine Loan has entered into a mezzanine intercreditor agreement with the lender in form and substance acceptable to lender; (v) the holder of the Mezzanine Loan is a “qualified equityholder” (as such term is defined in the Red Building Loan documents, which includes (without limitation) various types of entities that have total real estate equity assets of at least $750 million); and (vi) a rating agency confirmation is delivered in connection with the consummation of the Mezzanine Loan.

■	Release of Collateral. Not permitted.

■	Terrorism Insurance. The borrower is required to maintain an “all-risk” insurance policy that provides coverage for terrorism in an amount equal to 100% of the full replacement cost of the Red Building Property with no deductible in excess of $10,000 (except with respect to earthquake and windstorm coverage), plus a business interruption insurance policy that provides 18 months of business interruption coverage with an additional extended period of indemnity for up to six months after the physical loss has been repaired. Notwithstanding the foregoing, if TRIPRA (or any applicable subsequent statute, extension or reauthorization) is not in effect and any policy excludes terrorism coverage, the borrower will be obligated to obtain, to the extent available, a stand-alone terrorism policy (provided, that, in no event will the borrower be required to pay annual premiums in excess of the TC Cap (defined below) in order to obtain the applicable terrorism coverage). “TC Cap” means an amount equal to two times the annual premium (as of the date of determination) for the other insurance policies required pursuant to the Red Building Loan Combination documents. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus.

LOAN #7: town center at levis commons

LOAN #7: town center at levis commons

THE TOWN CENTER AT
Levis Commons

SR25/N DIXI HWY
SR25/N DIXI HWY
Max & Erma's
verizon
PARKING
BIAGGI'S
Robert Half
PROGRESSIVE
BRIGHAM DRIVE
BAM!
ARHAUS
PARKING
LEVIS COMMONS BLVD.
LEVIS COMMONS BLVD.
Lily's
Justice
LOFT
2ND FLOOR
CHAPPEL DRIVE
MHS
Grange
TALBOTS
J.Jill
Brighton
chico's
Ameriprise Financial
YANKEE CANDLE
GYMBOREE
TOTAL Fleet Solutions
WHITE HOUSE BLACK MARKET
francesca's
LANSING TRADE GROUP, LLC
2ND FLOOR
ETHAN ALLEN
JOS. A. BANK
Time Warner Cable
NEW YORK & COMPANY
Schakolad
Poco Piatti
PORTRAIT INNOVATIONS
Toledo.com
ON HEALTHCARE
DOUGLAS CROCKER & ASSOCIATES, LLC
Merrill Lynch
2ND FLOOR
HOLLENBECK DRIVE
INTERSTATE 475/ US 23
475
PARKING
Bar Louie
at&t
LANE BRYANT
23
PARKING
CINEMARK
GNC
cj banks
LEVIS COMMONS BLVD.
Blue Pacific
christopher & banks
SECONDSOLE
PARKING
BOSTWICK BLVD.
MOSER LANE

LOAN #7: town center at levis commons

LOAN #7: town center at levis commons

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	MSMCH
Location (City/State)	Perrysburg, Ohio	Cut-off Date Balance	$37,000,000
Property Type	Retail	Cut-off Date Balance per SF	$119.54
Size (SF)	309,532	Percentage of Initial Pool Balance	3.5%
Total Occupancy as of 1/1/2018(1)	89.3%	Number of Related Mortgage Loans	None
Owned Occupancy as of 1/1/2018(1)	89.3%	Type of Security	Fee Simple
Year Built / Latest Renovation	2004 / NAP	Mortgage Rate	4.79000%
Appraised Value	$59,500,000	Original Term to Maturity (Months)	60
Appraisal Date	12/20/2017	Original Amortization Term (Months)	NAP
Borrower Sponsors	Torchlight Investors and Hill	Original Interest Only Period (Months)	60
Partners, Inc.	First Payment Date	4/1/2018
Property Management	Hill Partners, Inc.	Maturity Date	3/1/2023

Underwritten Revenues(1)	$6,855,459
Underwritten Expenses	$2,926,296	Escrows(2)
Underwritten Net Operating Income (NOI)	$3,929,163	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$3,549,389	Taxes	$49,820	$49,820
Cut-off Date LTV Ratio	62.2%	Insurance	$0	$0
Maturity Date LTV Ratio	62.2%	Replacement Reserve	$0	$3,869
DSCR Based on Underwritten NOI / NCF	2.19x / 1.98x	TI/LC(3)	$1,000,000	$38,934
Debt Yield Based on Underwritten NOI / NCF	10.6% / 9.6%	Other(4)	$400,030	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$37,000,000	68.0%	Loan Payoff(5)	$51,904,352	95.4%
Principal’s New Cash Contribution(5)	17,396,976	32.0	Reserves	1,449,850	2.7
			Closing Costs	1,042,774	1.9
Total Sources	$54,396,976	100.0%	Total Uses	$54,396,976	100.0%

(1)	Occupancy includes certain tenants representing 6.8% of GLA that are in occupancy and either have an active termination option tied to a sales threshold they are not meeting, are currently dark or are currently delinquent on rent payments. Rent from such tenants was not underwritten. One tenant, Jos A Bank (1.3% of GLA and 2.1% of underwritten rent), which has a sales termination option that is currently exercisable, has been underwritten.

(2)	See “—Escrows” below.

(3)	The borrower is not required to make the monthly deposit to the TI/LC reserve if it would cause the amount then on deposit (excluding the $1,000,000 upfront deposit) to exceed the TI/LC reserve cap of $1,400,000.

(4)	Other Upfront Reserves are comprised of $400,030 for outstanding tenant improvement and leasing commissions. See “—Escrows” below.

(5)

Prior to loan closing the Mortgaged Property secured a prior mortgage loan (the “Prior Loan”) in the original principal amount of $58,000,000, which entered maturity default in February 2017 and was purchased by an entity owned by a fund advised by Torchlight Investors (such entity, the “Torchlight Entity”) at a discounted price of $50,000,000 in April 2017. The Loan Payoff of the outstanding principal balance of the Prior Loan of $51,904,352 includes a $17,396,976 credit in the form of forgiveness by the Torchlight Entity of the outstanding principal balance of the Prior Loan that was not repaid by the net proceeds of the Town Center at Levis Commons Loan (as defined below) in exchange for an 85.0% interest in the Town Center at Levis Commons borrower. The Loan Payoff net of this credit is $34,507,376. See “Description of the Mortgage Pool-Default History, Bankruptcy Issues and Other Proceedings” in the Prospectus.

■	The Mortgage Loan. The mortgage loan (the “Town Center at Levis Commons Loan”) is evidenced by a note secured by a first mortgage encumbering the borrower’s fee simple interest in a 309,532 SF lifestyle center located in Perrysburg, Ohio (the “Town Center at Levis Commons Property”). The Town Center at Levis Commons Loan was originated by Morgan Stanley Bank, N.A. on February 15, 2018 and represents approximately 3.5% of the Initial Pool Balance. The note evidencing the Town Center at Levis Commons Loan has an outstanding principal balance as of the Cut-off Date of $37,000,000 and an interest rate of 4.79000% per annum. The proceeds of the Town Center at Levis Commons Loan were primarily used to refinance the Town Center at Levis Commons Property, fund reserves and pay loan origination costs.

The Town Center at Levis Commons Loan had an initial term of 60 months and has a remaining term of 60 months as of the Cut-off Date. The Town Center at Levis Commons Loan requires payment of interest-only for the entire term. The scheduled maturity date of the Town Center at Levis Commons Loan is the due date in March 2023. At any time after the second anniversary of the securitization Closing Date, the Town Center at Levis Commons Loan may be defeased in full with certain direct, non-callable full faith and credit obligations of the United States of America or other obligations which are “government securities” permitted under the Town Center at Levis Commons Loan documents. Voluntary prepayment of the Town Center at Levis Commons Loan is permitted on and after the due date occurring in December 2022 without payment of any prepayment premium.

■	The Mortgaged Property. The Town Center at Levis Commons Property is a 309,532 SF lifestyle center comprised of 14 two-story buildings located in Perrysburg, Ohio. Built in 2004, the Town Center at Levis Commons Property is situated on 34.6 acres and is comprised of 240,027 SF of retail space (77.5% of GLA and 74.5% of underwritten base rent) and 69,505 SF of second floor office space (22.5% of GLA and 25.5% of underwritten base rent). As of January 1, 2018, the Town Center at Levis Commons Property was 89.3% leased by a mix of 52 national and local retail, restaurant, cinema, fitness and office tenants. Cinemark USA anchors the Town Center at Levis Commons Property as a 12-screen, 54,604 SF movie theatre. Besides Cinemark USA, no single tenant occupies more than 5.3% of GLA. Other notable tenants at the Town Center at Levis Commons Property include Arhaus Furniture, Bank of America, Lane Bryant, Jos A Bank, Verizon Wireless, Orange Theory Fitness, Starbucks, GNC and other major national and regional retailers. Forty-three tenants (77.8% of GLA) have been at the Town Center at Levis Commons Property for

LOAN #7: town center at levis commons

more than five years while 31 tenants (64.5% of GLA) have been at the Town Center at Levis Commons Property for more than 10 years. Since 2013, year-end occupancy at the Town Center at Levis Commons Property has ranged from 88.3% to 90.0%. The Town Center at Levis Commons Property contains a total of 1,611 parking spaces (5.20 spaces per 1,000 SF of GLA).

The following table presents sales information relating to certain tenants at the Town Center at Levis Commons Property:

Sales Per SF Summary(1)

Tenant Name	2015	2016	2017
Cinemark USA(2)	$412,592	$429,162	$409,725
Arhaus Furniture	$273	$253	$312
Bar Louie	$459	$446	$411
Books a Million	$167	$162	$154
Biaggi’s Ristorante Italiano	$384	$390	$385
Max & Erma’s	$362	$344	$325
Ann Taylor Loft	$287	$271	$235
Other Retail Tenants	$262	$267	$246

(1)	Information as provided by the borrower sponsors.

(2)	Tenant Sales $ per SF for Cinemark USA is based on 12 screens.

The following table presents certain information relating to the major tenants (of which certain tenants may have co-tenancy provisions) at the Town Center at Levis Commons Property:

Ten Largest Owned Tenants Based on Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA	% of Owned GLA	UW Base Rent(3)	% of Total UW Base Rent	UW Base Rent $ per SF(3)	Lease Expiration	Tenant Sales $ per SF(4)		Occupancy Cost		Renewal / Extension Options
Retail Tenants
Cinemark USA(5)(6)	NR/NR/BB	54,604	17.6%	$732,240	13.7%	$13.41	1/1/2025	$409,725		14.9%		4, 5-year options
Arhaus Furniture	NR/NR/NR	14,583	4.7	346,346	6.5	23.75	3/31/2020	312		7.6		1, 5-year option
Bar Louie	NR/NR/NR	7,293	2.4	257,443	4.8	35.30	3/31/2026	411		8.6		NA
Books a Million	NR/NR/NR	16,275	5.3	252,263	4.7	15.50	2/28/2020	154		10.0		2, 5-year options
Biaggi’s Ristorante Italiano	NR/NR/NR	9,210	3.0	250,000	4.7	27.14	2/22/2020	385		7.1		3, 5-year options
Max & Erma’s	NR/NR/NR	6,083	2.0	234,196	4.4	38.50	10/31/2019	325		11.9		4, 5-year options
Ann Taylor Loft	NR/NR/NR	5,732	1.9	145,020	2.7	25.30	1/31/2020	235		10.8		2, 5-year options
Total / Wtd. Avg.		113,780	36.8%	$2,217,506	41.4%	$19.49		$286	(7)	8.8	%(7)

Office Tenants
Material Handling Services	NR/NR/NR	11,590	3.7%	$218,339	4.1%	$18.84	3/31/2023					NA
Total Fleet Solutions	NR/NR/NR	8,799	2.8	202,377	3.8	23.00	3/31/2023					NA
Bank of America	A/A3/A-	7,200	2.3	159,768	3.0	22.19	7/31/2022					2, 5-year options
Total / Wtd. Avg.		27,589	8.9%	$580,484	10.8%	$21.04

Other		113,995	36.8	$2,556,379	47.7%	$22.43
Vacant(8)		54,168	17.5	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		309,532	100.0%	$5,354,369	100.0%	$20.97

(1)	Based on the underwritten rent roll dated January 1, 2018.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	UW Base Rent and UW Base Rent $ per SF include contractual rent steps through December 31, 2018 totaling $49,924.

(4)	Tenant Sales $ per SF are as of December 31, 2017.

(5)	Cinemark USA has the right to construct an addition to its building not to exceed 17,500 SF.

(6)	Tenant Sales $ per SF for Cinemark USA is based on 12 screens.

(7)	For purposes of major retail tenants subtotals for Tenant Sales $ per SF and Occupancy Cost, amounts exclude Cinemark USA.

(8)	Vacant includes certain tenants representing 6.8% of GLA that are in occupancy and either have an active termination option tied to a sales threshold they are not meeting, are currently dark or are currently delinquent on rent payments. Rent from such tenants was not underwritten. One tenant, Jos A Bank (1.3% of GLA and 2.1% of underwritten rent), which has a sales termination option that is currently exercisable, has been underwritten.

LOAN #7: town center at levis commons

The following table presents certain information relating to the lease rollover schedule at the Town Center at Levis Commons Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)(2)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF(3)	# of Expiring Leases
MTM	5,086	1.6%	1.6%	$76,290	1.4%	$15.00	1
2018	7,130	2.3	3.9	137,025	2.6	19.22	2
2019	24,748	8.0	11.9	647,805	12.1	26.18	7
2020	81,219	26.2	38.2	1,777,565	33.2	21.89	15
2021	15,266	4.9	43.1	390,647	7.3	25.59	5
2022	12,562	4.1	47.2	285,704	5.3	22.74	3
2023	35,662	11.5	58.7	793,496	14.8	22.25	6
2024	0	0.0	58.7	0	0.0	0.00	0
2025	57,851	18.7	77.4	818,867	15.3	14.15	3
2026	7,293	2.4	79.7	257,443	4.8	35.30	1
2027	6,714	2.2	81.9	169,529	3.2	25.25	2
2028	0	0.0	81.9	0	0.0	0.00	0
2029 & Thereafter	1,833	0.6	82.5	0	0.0	0.00	1
Vacant(4)	54,168	17.5	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	309,532	100.0%		$5,354,369	100.0%	$20.97	46

(1)	Calculated based on the approximate square footage occupied by each Owned Tenant.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Total / Wtd. Avg. annual UW Base Rent $ per SF excludes vacant space.

(4)	Vacant includes certain tenants representing 6.8% of GLA that are in occupancy and either have an active termination option tied to a sales threshold they are not meeting, are currently dark or are currently delinquent on rent payments. Rent from such tenants was not underwritten. One tenant, Jos A Bank of GLA (1.3% of GLA and 2.1% of underwritten rent), which has a sales termination option that is currently exercisable, has been underwritten.

The following table presents certain information relating to historical leasing at the Town Center at Levis Commons Property:

Historical Leased %(1)

2013	2014	2015	2016	2017	As of 1/1/2018(2)
88.5%	88.3%	90.0%	87.0%	89.1%	89.3%

(1)	As provided by the borrower and which represents occupancy as of December 31 for the indicated year unless otherwise specified.

(2)	Occupancy as of January 1, 2018 includes certain tenants representing 6.8% of GLA that are in occupancy and either have an active termination option tied to a sales threshold they are not meeting, are currently dark or are currently delinquent on rent payments. Absent such tenants, occupancy would be 82.5%. Rent from such tenants was not underwritten. One tenant, Jos A Bank (1.3% of GLA and 2.1% of underwritten rent), which has a sales termination option that is currently exercisable, has been underwritten. As of January 1, 2018, office occupancy is 94.0%, overall retail occupancy is 87.7% and in-line occupancy is 80.8%.

LOAN #7: town center at levis commons

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Town Center at Levis Commons Property:

Cash Flow Analysis(1)

	2014	2015	2016	2017		Underwritten(2)		Underwritten $ per SF
Gross Potential Rent	$5,668,406	$5,631,782	$5,579,752	$5,540,052		$6,645,817		$21.47
Total Reimbursement Revenue	1,489,992	1,462,220	1,372,382	1,393,765		1,393,765		4.50
Other Income	165,321	150,202	177,409	163,076		163,076		0.53
Vacancy	0	0	0	0		(1,347,199)		(4.35)
Effective Gross Income	$7,323,720	$7,244,204	$7,129,542	$7,096,893		$6,855,459		$22.15

Real Estate Taxes	$580,596	$479,054	$609,685	$598,153		$600,598		$1.94
Insurance	62,600	78,854	71,399	90,218		76,901		0.25
Management Fee	254,971	253,747	255,384	246,648		274,218		0.89
Other Operating Expenses	2,310,732	2,164,044	2,183,725	1,974,578		1,974,578		6.38
Total Operating Expenses	$3,208,899	$2,975,700	$3,120,192	$2,909,598		$2,926,296		$9.45

Net Operating Income	$4,114,821	$4,268,505	$4,009,350	$4,187,296		$3,929,163		$12.69
TI/LC	0	0	0	0		333,345		1.08
Capital Expenditures	0	0	0	0		46,430		0.15
Net Cash Flow	$4,114,821	$4,268,505	$4,009,350	$4,187,296		$3,549,389		$11.47

Occupancy	88.3%	90.0%	87.0%	89.3	%(3)	80.6	%(3)
NOI Debt Yield	11.1%	11.5%	10.8%	11.3%		10.6%
NCF DSCR	2.29x	2.38x	2.23x	2.33	x	1.98	x

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Underwritten Gross Potential Rent is based on the rent roll as of January 1, 2018 and includes contractual rent increases through December 31, 2018 totaling $49,924. Underwritten Gross Potential Rent excludes certain tenants representing 6.8% of GLA that are in occupancy and either have an active termination options tied to a sales threshold they are not meeting, are currently dark or are currently delinquent on rent payments. Rent from such tenants was not underwritten. One tenant, Jos A Bank (1.3% of GLA and 2.1% of underwritten rent), which has a sales termination option that is currently exercisable, has been underwritten. Certain tenants that were underwritten, representing approximately 4.6% of underwritten rent, are paying reduced rent pursuant to rent reduction agreements negotiated with the borrower. In cases where such tenants have rent steps on or prior to December 1, 2018, the increased rent for such tenants has been underwritten.

(3)	2017 Occupancy represents occupancy as of January 1, 2018. Underwritten Occupancy represents economic occupancy.

■	Appraisal. According to the appraisal, the Town Center at Levis Commons Property had an “as-is” appraised value of $59,500,000 as of December 20, 2017.

■	Environmental Matters. According to a Phase I environmental report, dated December 28, 2017, there are no recognized environmental conditions or recommendations for further action at the Town Center at Levis Commons Property.

■	Market Overview and Competition. The Town Center at Levis Commons Property is located within Levis Commons, a 400-acre mixed use development established in 2004 that includes a variety of commercial, residential, industrial and hotel uses. Multifamily uses in the vicinity of the Town Center at Levis Commons Property include a 300 plus unit apartment complex directly to the south and a 294-unit apartment complex to the southwest that is expected to open in the first quarter of 2018. Hotel properties in the vicinity of the Town Center at Levis Commons Property include a 112 room Holiday Inn Express & Suites that was built in 2015 directly to the south, a Hilton Garden Inn directly to the west and a Home2 Suites by Hilton that is currently under construction, to the north. Two miles west of the Town Center at Levis Commons Property is a new, $35.2 million, 136,000 SF middle school that opened in August of 2017. Additionally, a new Costco has recently opened on Route 25, approximately 1.5 miles from the Town Center at Levis Commons Property. There are multiple other commercial developments that are currently underway or have been recently completed within the immediate area surrounding the Town Center at Levis Commons Property. In the immediate area of the Town Center at Levis Commons Property there is a 27,000 SF retail property that is currently under construction and a 40,000 SF retail building that is planned.

The Town Center at Levis Commons Property is located at the southwest quadrant of the intersection of Interstate-475 and State Route 25 in Perrysburg, Ohio, approximately 13.0 miles southeast of Toledo, Ohio. Additionally, the Town Center at Levis Commons Property is located less than a quarter mile west of Interstate-75. According to the appraisal, in 2012, the vehicle per day traffic count along Interstate-475 and Interstate-75 was 48,150 and 52,190, respectively. The residential and commercial growth in the area surrounding the Town Center at Levis Commons Property has resulted in a substantial amount of road construction, which has included road closures and detours, most notably between the fall of 2016 and the fall of 2017. The majority of the roadwork impacting the Town Center at Levis Commons Property was completed by the end of October 2017.

LOAN #7: town center at levis commons

According to an industry report the Town Center at Levis Commons Property is located in the Perrysburg/Northwood retail submarket of the Toledo retail market. As of January 2018, the Perrysburg/Northwood retail submarket contained approximately 10.1 million SF with a vacancy rate of 4.3% and average asking rents of $11.58 per SF.

According to the appraisal, the estimated 2017 population within a one-, two- and three-mile radius of the Town Center at Levis Commons Property was 2,986, 15,344 and 28,649, respectively. The estimated 2017 average household income within a one-, two- and three-mile radius of the Town Center at Levis Commons Property was $114,077, $110,194 and $101,133, respectively.

The following table presents certain information relating to the primary competition for the Town Center at Levis Commons Property:

Competitive Set(1)(2)

	Town Center at Levis Commons (Subject)	The Shops at Fallen Timbers	Franklin Park Mall	Crossroads Center	Perrysburg Market
Distance from Subject	-	3.8 miles	11.5 miles	3.0 miles	3.0 miles
Property Type	Lifestyle Center	Lifestyle Center	Mall	Community Center	Community Center
Year Built	2004	2007	1971	2001	2000
Total GLA	309,532(3)	640,567	1,221,428	439,762	140,000
Total Occupancy	89.3%(3)	89.0%	93.0%	95.0%	100.0%
Anchors	Cinemark USA (Rave Cinema), Books A Million and Arhaus Furniture	Dillard’s, JC Penney, Rave Cinema and Barnes & Noble	Dick’s Sporting Goods, Dillard’s, Cinemark 16 & XD, JC Penney and Macy’s	Home Depot, Target and Michaels	Best Buy, Bed Bath & Beyond and Office Max

(1)	Source: Appraisal.

(2)	According to the appraisal, The Shops at Fallen Timbers and Franklin Park Mall are the primary competitors to the Town Center at Levis Commons Property while Crossroads Center and Perrysburg Market are secondary competitors.

(3)	Based on underwritten rent roll as of January 1, 2018.

The following table presents certain information relating to lease comparables for the Town Center at Levis Commons Property:

Lease Comparables(1)

Property Name	Property Location	Tenant Name	Tenant Type	Lease Date	GLA	Lease Term (yrs)	Initial Rent per SF	Rent Steps	Lease Type
Anderson Towne Center	Cincinnati, OH	AMC	Movie Theatre	Feb. 2017	48,414	15	$20.21	5.0% every 5 years	Net
Liberty Towne Center	Liberty Township, OH	Cobb Theaters	Movie Theatre	Oct. 2015	77,133	15	$25.50	2.0% per annum	Net
Whole Foods	Toledo, OH	Whole Foods	Retail	Dec. 2016	40,000	20	$15.00	10.0% in years 6,11,16	Net
Keystone Business Park	Maumee, OH	Forrester Wehrle Homes	Office	Mar. 2014	15,202	5	$15.50	-	Net
Low Rise Office Building	Perrysburg, OH	Res-Care Ohio, Inc.	Office	Nov. 2012	6,600	5	$14.00	-	Net
The Shops at Fallen Timbers	Maumee, OH	Tilted Kilt	Retail	Apr. 2014	6,460	15	$33.70	$2.00 per SF in years 5, 10	Net
Starbucks	Holland, OH	Starbucks	Retail	Mar. 2014	2,107	10	$33.22	10.0% in year 7	Net
Olde 20 Crossings Ph. II	Rossford, OH	Pete’s Piadina Grille	Retail	Oct. 2015	1,500	10	$25.00	10.0% mid-term	Net
The Shops at Fallen Timbers	Maumee, OH	Shirley’s Gourmet Popcorn	Retail	Sept. 2014	1,239	3	$13.07	3.0% in year 2	Net

(1)	Source: Appraisal.

■

The Borrower. The borrower is Levis Commons, LLC, a single purpose Delaware limited liability company, with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Town Center at Levis Commons Loan. The non-recourse carveout guarantors for the Town Center at Levis Commons Loan are Hill Partners, Inc. and DOF V REIT Holdings, LLC. The borrower sponsors for the Town Center at Levis Commons Loan are Torchlight Investors and Hill Partners, Inc. The borrower is 85.0% indirectly owned by DOF V REIT Holdings, LLC and 15.0% indirectly owned by Hill Partners, Inc.

Hill Partners, Inc. (“HPI”), headquartered in Charlotte, North Carolina, is a 32-year old commercial real estate firm that invests in retail and mixed-use properties. Since 1983, HPI has owned/developed or redeveloped in excess of 4.3 million SF. Additionally, HPI has advised/managed and handled the leasing on over 16.0 million SF of retail properties

LOAN #7: town center at levis commons

for primarily institutional third-party clients over the same period. HPI has experience with shopping centers and mixed-use properties as it has managed, leased, developed or redeveloped over 20 million SF of such space. HPI was the sole borrower sponsor prior to DOF V REIT Holdings, LLC’s acquisition of 85% of the equity in the borrower in exchange for forgiveness of the Prior Loan.

DOF V REIT Holdings, LLC is owned by Torchlight Debt Opportunity Fund V, LP, which is advised by Torchlight Investors. Torchlight Investors was founded in 1995 and provides investment management services to institutional clients seeking exposure to commercial real estate related debt markets. Since its inception, Torchlight Investors has acquired over $20 billion in commercial real estate debt investments and has grown to a firm with over $3.4 billion of assets under management.

■	Escrows. The Town Center at Levis Commons Loan documents provide for upfront escrows at closing in the amount of approximately (i) $49,820 for real estate taxes; (ii) $1,000,000 for rollover funds; and (iii) $400,030 for outstanding tenant improvements and leasing commissions obligations.

Additionally, on each due date, the borrower is required to deposit the following monthly escrows with respect to the Town Center at Levis Commons Property: (i) a tax reserve in an amount equal to one-twelfth of the amount the lender reasonably estimates will be necessary to pay taxes during the next ensuing 12 months (initially $49,820); (ii) an insurance reserve in an amount equal to one-twelfth of the insurance premiums that the lender reasonably estimates will be payable for the renewal of the coverage afforded by the insurance policies, provided that the monthly insurance reserve deposit is waived if the borrower is maintaining blanket insurance policies in accordance with the Town Center at Levis Commons Loan documents; (iii) a capital expenditure reserve in an amount equal to $3,869 and (iv) a rollover reserve in an amount equal to $38,934 for tenant improvements and leasing commissions (provided that the borrower is not required to make the monthly deposits to the rollover reserve if it would cause the amount then on deposit (but excluding the $1,000,000 upfront rollover funds deposit described above), to exceed $1,400,000.

■	Lockbox and Cash Management. The Town Center at Levis Commons Loan provides for a springing lockbox with springing cash management, in each case upon the occurrence of a Town Center at Levis Commons Cash Sweep Event Period (as defined below). Upon the first occurrence of a Town Center at Levis Commons Cash Sweep Event Period, the borrower is required to establish a lender-controlled lockbox account, to direct tenants to pay rent directly to the lockbox account, and to deposit any revenues received by the borrower or the property manager with respect to the Town Center at Levis Commons Property despite such direction into such lockbox account within two business days following receipt. Upon the first occurrence of a Town Center at Levis Commons Cash Sweep Event Period, the lender is required to establish, and the borrower is required to cooperate with the cash management bank to establish, a lender controlled cash management account. During the continuance of a Town Center at Levis Commons Cash Sweep Event Period, all available funds on deposit in the lockbox account are required to be swept to such cash management account and applied, provided no event of default is continuing, to make deposits into reserve funds, as described under “—Escrows” above, to pay debt service on the Town Center at Levis Commons Loan, to pay approved operating expenses in accordance with the annual budget (which is required to be approved by the lender during the continuance of a Town Center at Levis Commons Cash Sweep Event Period) and extraordinary expenses approved by the lender, and to deposit the remainder into a cash sweep account to be held as additional collateral for the Town Center at Levis Commons Loan during the continuance of such Town Center at Levis Commons Cash Sweep Event Period.

A “Town Center at Levis Commons Cash Sweep Event Period” means the period:

(i)	commencing upon the occurrence of an event of default under the Town Center at Levis Commons Loan and ending when no event of default exists; or

(ii)	commencing upon the debt service coverage ratio of the Town Center at Levis Commons Loan falling below 1.40x for six consecutive calendar months based upon the trailing six calendar months operating statements and rent rolls and ending upon the debt service coverage ratio being at least 1.40x for the immediately preceding six consecutive calendar months; or

(iii)	commencing nine months prior to the stated expiration date of any Major Tenant’s (as defined below) lease unless such Major Tenant has renewed or extended its lease upon terms and conditions reasonably acceptable to the lender, and ending upon either (1) such Major Tenant renewing or extending its lease on terms and conditions reasonably acceptable to the lender, and the borrower delivering to the lender a tenant estoppel certificate confirming the tenant is in occupancy, open for business, paying full unabated rent and all tenant improvement and leasing commission obligations have been performed (an “Acceptable Estoppel”), or (2) all or substantially all of such Major Tenant’s space having been re-let to a replacement tenant pursuant

LOAN #7: town center at levis commons

to a replacement lease, each of which is reasonably acceptable to the lender, and the borrower delivering to the lender an Acceptable Estoppel (a “Replacement Tenant Cure”); or

(iv)	commencing upon any Major Tenant making a bankruptcy filing or being the subject of a bankruptcy filing, while in occupancy of at the Town Center at Levis Commons Property, and ending upon either (1) such Major Tenant’s lease having been affirmed in bankruptcy and borrower delivering to the lender an Acceptable Estoppel, or (2) a Replacement Tenant Cure; or

(v)	commencing upon (A) any Major Tenant giving a written notice of its intent to vacate or terminate its lease prior to the lease expiration date, (B) any Major Tenant failing to renew or extend its lease by the day after the expiration of such Major Tenant’s respective renewal notice period on terms and conditions reasonably acceptable to the lender, (C) any Major Tenant cancelling or terminating its lease, or (D) any Major Tenant vacating or “going dark” in such Major Tenant’s space, and ending upon either (1) such Major Tenant being in occupancy of all or substantially all of its space and the borrower delivering to the lender an Acceptable Estoppel, or (2) a Replacement Tenant Cure.

A “Major Tenant” means Cinemark USA, and any replacement tenant which occupies all or a portion of the Cinemark USA space which was approved by lender.

■	Property Management. The Town Center at Levis Commons Property is managed by Hill Partners, Inc., a North Carolina corporation, and an affiliate of the borrower. Hill Partners, Inc. occupies 1,833 SF of office space at the Town Center at Levis Commons Property, for which it does not pay rent. Upon the occurrence of any one or more of the following events the lender has the right to require the borrower to replace the property manager, in each case with an unaffiliated Qualified Manager (as defined below) chosen by the borrower and reasonably approved by the lender: (i) at any time during the continuation of an event of default under the Town Center at Levis Commons Loan documents; (ii) the debt service coverage ratio of the Town Center at Levis Commons Loan falling below 1.10x, or (iii) if the property manager (A) is insolvent or a debtor in a bankruptcy proceeding, (B) is in default under the applicable management agreement beyond any applicable notice and cure period or (C) has engaged in gross negligence, fraud or willful misconduct.

A “Qualified Manager” means (i) an entity which is a reputable and experienced management organization having at least five years’ experience in managing properties similar in size, scope, class, use and value as the Town Center at Levis Commons Property and in comparable markets to that in which the Town Center at Levis Commons Property is located which comprise at least 300,000 leasable SF in the aggregate, provided that at the time of appointment such person is not, and its principals are not, the subject of any case, proceeding or other action under any existing or future law of any jurisdiction relating to bankruptcy, insolvency, reorganization or relief of debtors, or (ii) any other reputable and experienced professional management organization approved by the lender (which may be conditioned upon a rating agency confirmation). The borrower may replace the property manager with a Qualified Manager without the consent of the lender, provided that the new manager executes a property management agreement that provides for a management fee not to exceed 3.5%, does not contain any terms that are materially adverse to the lender and is otherwise reasonably approved by the lender, the borrower executes a subordination of management agreement in the form then used by the lender, and if the new manager is an affiliate of the borrower, the borrower delivers a new non-consolidation opinion acceptable to the lender.

■	Mezzanine or Secured Subordinate Indebtedness. Not permitted.

■	Release of Collateral. Not permitted.

LOAN #7: town center at levis commons

■	Terrorism Insurance. The borrower is required to maintain an “all-risk” insurance policy (with a deductible that is acceptable to the lender and is no greater than $100,000) that provides coverage for terrorism in an amount equal to 100.0% of the full replacement cost of the Town Center at Levis Commons Property, plus a business interruption insurance policy that provides 12 months of business interruption coverage with an additional six-month extended period of indemnity; provided that if the policies contain an exclusion for loss or damage incurred as a result of an act of terrorism or similar acts of sabotage, the borrower is required to maintain separate insurance against such loss or damage, but in no event more than an amount equal to the full replacement cost plus 12 months of business interruption coverage. For so long as TRIPRA is in effect and continues to cover both domestic and foreign acts of terrorism, the lender is required to accept terrorism insurance coverage which covers against “covered acts” as defined by TRIPRA. If TRIPRA or a similar or subsequent statute is not in effect, then, provided that terrorism insurance is commercially available, the borrower is required to carry terrorism insurance, but in such event the borrower is not required to spend on terrorism insurance coverage more than two times the amount of the insurance premiums that are payable at such time in respect of the property and rental loss and/or business income insurance required under the Town Center at Levis Commons Loan documents (without giving effect to the cost of terrorism components of such insurance), and if the cost of terrorism insurance exceeds such amount, the borrower is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus.

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LOAN #8: OXFORD EXCHANGE

BEST BUY
BED BATH & BEYOND

DICK'S

OLD NAVY

NAILS
SALLY
C.A.R.E.S.
OXFORD
GameStop
at&t

LOAN #8: OXFORD EXCHANGE

LOAN #8: OXFORD EXCHANGE

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	SMF V
Location (City/State)	Oxford, Alabama	Cut-off Date Balance	$36,900,000
Property Type	Retail	Cut-off Date Balance per SF	$110.52
Size (SF)	333,866	Percentage of Initial Pool Balance	3.5%
Total Occupancy as of 12/22/2017	99.2%	Number of Related Mortgage Loans	None
Owned Occupancy as of 12/22/2017	99.2%	Type of Security	Fee Simple
Year Built / Latest Renovation	2006 / NAP	Mortgage Rate	4.66200%
Appraised Value	$54,000,000	Original Term to Maturity (Months)	120
Appraisal Date	12/8/2017	Original Amortization Term (Months)	360
Borrower Sponsors	Hardam Singh Azad and Dilip Seth	Original Interest Only Period (Months)	12
Property Management	Azad Commercial Realty Services, LLC	First Payment Date	2/6/2018
Maturity Date	1/6/2028

Underwritten Revenues	$4,748,957
Underwritten Expenses	$895,859	Escrows(1)
Underwritten Net Operating Income (NOI)	$3,853,098	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$3,717,943	Taxes	$52,416	$26,208
Cut-off Date LTV Ratio	68.3%	Insurance	$10,127	$4,934
Maturity Date LTV Ratio	57.1%	Replacement Reserve(2)	$0	$4,175
DSCR Based on Underwritten NOI / NCF	1.69x / 1.63x	TI/LC(3)	$1,500,000	$13,916
Debt Yield Based on Underwritten NOI / NCF	10.4% / 10.1%	Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$36,900,000	74.6%	Purchase Price	$47,290,000	95.7%
Principal’s New Cash Contribution	12,533,763	25.4	Reserves	1,562,543	3.2
Closing Costs	581,220	1.2

Total Sources	$49,433,763	100.0%	Total Uses	$49,433,763	100.0%

(1)	See “—Escrows” below.

(2)	The Replacement Reserve is capped at $350,000.

(3)	The TI/LC reserve is capped at $2,500,000.

■	The Mortgage Loan. The mortgage loan (the “Oxford Exchange Loan”) is evidenced by a note in the original principal amount of $36,900,000 and is secured by a first mortgage encumbering the borrowers’ fee simple interest in an anchored retail property located in Oxford, Alabama (the “Oxford Exchange Property”). The Oxford Exchange Loan was originated by Starwood Mortgage Capital LLC on December 28, 2017 and represents approximately 3.5% of the Initial Pool Balance. The note evidencing the Oxford Exchange Loan has an outstanding principal balance as of the Cut-off Date of $36,900,000 and accrues interest at a rate of 4.66200% per annum. The proceeds of the Oxford Exchange Loan and $12,533,763 of equity were primarily used to purchase the Oxford Exchange Property, fund reserves and pay origination costs.

The Oxford Exchange Loan had an initial term of 120 months and has a remaining term of 118 months as of the Cut-off Date. The Oxford Exchange Loan requires monthly payments of interest only for the initial 12 months, followed by monthly payments of principal and interest sufficient to amortize the Oxford Exchange Loan over a 30-year amortization schedule. The scheduled maturity date of the Oxford Exchange Loan is January 6, 2028. At any time after the earlier of December 28, 2020 and the second anniversary of the securitization Closing Date, the Oxford Exchange Loan may be defeased with certain “government securities” permitted under the Oxford Exchange Loan documents. Voluntary prepayment of the Oxford Exchange Loan is permitted in whole on or after the payment date in October 2027 without payment of any prepayment premium.

■	The Mortgaged Property. The Oxford Exchange Property is comprised of a 333,866 SF anchored shopping center that is located within Calhoun County, in Oxford, Alabama. The Oxford Exchange Property is located at 1100 Oxford Exchange Boulevard, approximately 55 miles east of the Birmingham central business district (the “CBD”) and approximately 85 miles west of the Atlanta CBD. Additionally, the Oxford Exchange Property is located less than 25 miles east of both the 3.7 million SF Honda manufacturing facility in Lincoln, Alabama, and the approximately 80,000-seat Talladega Superspeedway. The Oxford Exchange Property has access along the I-20 corridor with more than 37,000 vehicles passing the Oxford Exchange Property daily. The Oxford Exchange Property serves a trade area with a radius of approximately 30 miles. A new mega sports complex, Choccolocco Park, recently opened less than one mile from the Oxford Exchange Property. Choccolocco Park projects approximately 500,000 visitors annually from around the country. The park attracts baseball, track and other sporting events multiple times a year.

As of December 22, 2017, the Oxford Exchange Property was 99.2% occupied by 34 tenants. Over the last three years, the occupancy level at the Oxford Exchange Property has averaged approximately 98.8%. The Oxford Exchange Property is anchored by Hobby Lobby, Dick’s Sporting Goods, Ross Dress for Less and TJ Maxx.

LOAN #8: OXFORD EXCHANGE

Additionally, the Oxford Exchange Property is shadow anchored by Target, Home Depot, Sam’s Club and Kohl’s. Other notable national tenants at the Oxford Exchange Property include Bed Bath & Beyond, PetSmart, Office Max, Old Navy, Dress Barn, Shoe Carnival, Rack Room Shoes, Kirkland’s, Lane Bryant, GNC, AT&T, Gamestop, Sally Beauty Supply and Firehouse Subs.

The following table presents certain information relating to historical leasing at the Oxford Exchange Property:

Historical Leased %(1)

	2013	2014(2)	2015	2016	As of 12/22/2017(3)
Owned Space	97.0%	NAV	98.1%	99.2%	99.2%

(1)	As provided by the borrowers and which represents occupancy as of December 31 for the indicated year unless otherwise specified.

(2)	The previous owner acquired the Oxford Exchange Property in 2014 and historical occupancy for 2014 is not available.

(3)	Based on the underwritten rent roll dated December 22, 2017.

The following table presents certain information relating to the major tenants at the Oxford Exchange Property:

Ten Largest Owned Tenants Based on Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA	% of Owned GLA	UW Base Rent(3)	% of Total UW Base Rent(3)	UW Base Rent $ per SF(3)	Sales $ per SF(4)	Occupancy Cost	Lease Expiration	Renewal / Extensions Options
Dick’s Sporting Goods	NR / NR / NR	45,000	13.5%	$472,500	11.0%	$10.50	NA	NA	1/31/2023	3, 5-year options
Hobby Lobby	NR / NR / NR	54,990	16.5	453,668	10.5	$8.25	NA	NA	8/31/2021	3, 5-year options
Ross Dress for Less	NR / A3 / A-	30,187	9.0	316,964	7.4	$10.50	NA	NA	1/31/2022	3, 5-year options
Best Buy	BBB- / Baa1 / BBB-	20,000	6.0	300,000	7.0	$15.00	NA	NA	1/31/2022	2, 5-year options
TJ Maxx	NR / A2 / A+	28,000	8.4	252,000	5.9	$9.00	$230	4.8%	7/31/2021	3, 5-year options
PetSmart	NR / Caa1 / CCC+	20,227	6.1	225,119	5.2	$11.13	NA	NA	1/31/2022	2, 5-year options
Office Max	NR / NR / NR	15,170	4.5	219,965	5.1	$14.50	NA	NA	3/31/2023	2, 5-year options
Bed Bath & Beyond	NR / Baa2 / BBB	20,950	6.3	209,500	4.9	$10.00	NA	NA	1/31/2022	3, 5-year options
Old Navy	BB+ / Baa2 / BB+	14,800	4.4	194,620	4.5	$13.15	NA	NA	8/31/2021	1, 5-year option
Shoe Carnival	NR / NR / NR	8,200	2.5	127,100	3.0	$15.50	$251	7.0%	6/30/2021	1, 5-year option
Ten Largest Owned Tenants		257,524	77.1%	$2,771,436	64.4%	$10.76
Remaining Owned Tenants		73,801	22.1	1,528,750	35.6	$20.71
Vacant Spaces (Owned Space)		2,541	0.8	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		333,866	100.0%	$4,300,186	100.0%	$12.98

(1)	Based on the underwritten rent roll dated December 22, 2017.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	UW Base Rent, % of Total UW Base Rent and UW Base Rent $ per SF include contractual rent increases through June 1, 2018 ($52,065).

(4)	Sales $ per SF represent 2016 sales.

The following table presents certain information relating to the historical sales and occupancy costs at the Oxford Exchange Property:

Historical Sales per SF and Occupancy Costs(1)

	2014	2015	2016
Sales per SF	$204	$215	$216
Occupancy Cost	9.9%	9.6%	9.5%

(1)	Historical Sales per SF and Occupancy Costs are based on actual reported sales provided by the borrower sponsors.

LOAN #8: OXFORD EXCHANGE

The following table presents the lease rollover schedule at the Oxford Exchange Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent(3)	% of Total UW Base Rent(3)	UW Base Rent $ per SF(3)(4)	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2018	14,867	4.5	4.5%	285,661	6.6	$19.21	5
2019	8,833	2.6	7.1%	181,480	4.2	$20.55	3
2020	3,600	1.1	8.2%	96,787	2.3	$26.89	2
2021	123,673	37.0	45.2%	1,428,312	33.2	$11.55	10
2022	108,966	32.6	77.9%	1,393,830	32.4	$12.79	9
2023	69,786	20.9	98.8%	868,585	20.2	$12.45	4
2024	0	0.0	98.8%	0	0.0	$0.00	0
2025	0	0.0	98.8%	0	0.0	$0.00	0
2026	1,600	0.5	99.2%	45,531	1.1	$28.46	1
2027	0	0.0	99.2%	0	0.0	$0.00	0
2028	0	0.0	99.2%	0	0.0	$0.00	0
2029 & Thereafter	0	0.0	99.2%	0	0.0	$0.00	0
Vacant	2,541	0.8	100.0%	0	0.0	$0.00	0
Total / Wtd. Avg.	333,866	100.0%		$4,300,186	100.0%	$12.98	34

(1)	Calculated based on approximate square footage occupied by each Owned Tenant unless otherwise specified.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	UW Base Rent, % of Total UW Base Rent and UW Base Rent $ per SF include contractual rent increases through June 1, 2018 ($52,065).

(4)	Total / Wtd. Avg. UW Base Rent $ per SF excludes vacant space.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Oxford Exchange Property:

Cash Flow Analysis(1)(2)

	2015	2016	TTM 10/31/2017	Underwritten	Underwritten $ per SF
Base Rent	$3,934,312	$4,034,903	$4,408,727	$4,248,121	$12.72
Contractual Rent Steps(3)	0	0	0	52,065	0.16
Gross Up Vacancy	0	0	0	55,902	0.17
Reimbursements	669,908	685,011	653,529	713,005	2.14
Other Income(4)	43,735	38,153	34,700	34,700	0.10
Gross Revenue	$4,647,955	$4,758,067	$5,096,956	$5,103,793	$15.29
Vacancy & Credit Loss	0	0	0	(354,837)	(1.06)
Effective Gross Income	$4,647,955	$4,758,067	$5,096,956	$4,748,957	$14.22

Real Estate Taxes	$264,494	$264,499	$270,481	$264,494	$0.79
Insurance	36,201	31,684	30,689	59,207	0.18
Management Fee	92,959	95,161	148,055	142,469	0.43
Other Operating Expenses	415,439	401,868	429,689	429,689	1.29
Total Operating Expenses	$809,093	$793,212	$878,914	$895,859	$2.68

Net Operating Income	$3,838,862	$3,964,855	$4,218,042	$3,853,098	$11.54
TI/LC	0	0	0	85,075	0.25
Capital Expenditures	0	0	0	50,080	0.15
Net Cash Flow	$3,838,862	$3,964,855	$4,218,042	$3,717,943	$11.14

Occupancy(5)	98.1%	99.2%	99.2%	93.0%
NOI Debt Yield	10.4%	10.7%	11.4%	10.4%
NCF DSCR	1.68x	1.73x	1.84x	1.63x

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Represents a fiscal year-end of December 31 for the indicated year unless otherwise specified.

(3)	Contractual Rent Steps are underwritten based upon the actual scheduled rent increases through June 1, 2018 ($52,065).

(4)	Other Income includes storage, ATM income and trash management income.

(5)	TTM Occupancy is as of December 22, 2017. Underwritten Occupancy represents economic occupancy.

LOAN #8: OXFORD EXCHANGE

■	Appraisal. According to the appraisal, the Oxford Exchange Property had an “as-is” appraised value of $54,000,000 as of December 8, 2017.

Appraisal Approach(1)	Value	Discount Rate	Capitalization Rate
Direct Capitalization Approach	$52,600,000	N/A	7.50%
Discounted Cash Flow Approach	$54,500,000	8.50%	8.00%(2)

(1)	Based on the “as-is” appraised value.

(2)	Represents the terminal capitalization rate.

■	Environmental Matters. Based on a Phase I environmental report dated August 17, 2017, the environmental consultant did not identify evidence of any recognized environmental conditions or recommendations for further action at the Oxford Exchange Property.

■	Market Overview and Competition. The Oxford Exchange Property is located in Oxford, Alabama within the Calhoun County retail market. The Oxford Exchange Property serves a trade area spanning a radius of approximately 30 miles, as the only significant retail hub between Atlanta and Birmingham. The Oxford Exchange Property is approximately 55 miles east of the Birmingham CBD and approximately 85 miles west of the Atlanta CBD. Demand drivers include Choccolocco Park, McClellan, Jacksonville State University, Honda Manufacturing of Alabama and the Talladega Superspeedway. The new $36 million mega sports complex, Choccolocco Park, recently opened less than one mile from the Oxford Exchange Property. The 370-acre park opened in October 2016 and hosts collegiate and interscholastic team competitions, amateur athletic events, tournaments and camps. Choccolocco Park projects approximately 500,000 visitors annually from around the country. McClellan is a 10,000-acre master-planned community located in Anniston, Alabama, approximately four miles north of the Oxford Exchange Property. The community contains residential, retail, professional and industrial development. Since its opening, McClellan has added more than 900 residents and a work place for more than 3,000 employees. Honda Manufacturing of Alabama (“HMA”) is located approximately 20 miles west of the Oxford Exchange Property. HMA is home to Honda’s largest light truck production facility in the world, and it is the sole manufacturer of the Odyssey minivan, Pilot SUV, Ridgeline pickup truck, Acura MDX and the V-6 engines that power them. The plant has more than 4,500 employees.

Talladega Superspeedway is located approximately 18 miles southwest of the Oxford Exchange Property. The speedway is a motorsports complex that is one of the most visited sports destinations in the state of Alabama, accommodating 80,000 fans. The facility is used year-round in a variety of ways outside of NASCAR and other races. Over the past 10 years, the economic impact is approximately $3.9 billion from the NASCAR races hosted at the track.

According to the appraisal, as of the second quarter of 2017, the Calhoun County retail market had a total retail inventory of approximately 8.3 million SF with a vacancy rate of 4.1% and average asking rent of $10.01 per SF. According to the appraisal, the 2017 population within a one-, three- and five-mile radius of the Oxford Exchange Property was 923, 16,304 and 33,505, respectively. Additionally, the 2017 median household income within a one-, three- and five-mile radius of the Oxford Exchange Property was $58,909, $53,695 and $45,348, respectively.

LOAN #8: OXFORD EXCHANGE

The following table presents certain information relating to lease comparables for the Oxford Exchange Property:

Competitive Set(1)

	Oxford Exchange Property	River Trace Shopping Center	Prattville Town Center	Eastchase Plaza	Promenade at Fultondale

Distance (from Subject)	-	42.5 miles	113.0 miles	108.0 miles	71.4 miles
Property Type	Retail	Power Center	Power Center	Power Center	Power Center
Year Built	2006	2014	2007	2003	2007
Total GLA	333,866	137,044	168,842	324,640	248,682
Total Occupancy	99.2%	99.0%	100.0%	100.0%	99.0%

Anchors	Hobby Lobby Dick’s Sporting Goods Ross Dress for Less TJ Maxx	Hobby Lobby Ross Dress for Less Shoe Carnival ULTA Kirkland’s	Ross Dress for Less TJ Maxx PetSmart	Target Kohl’s Ross Dress for Less	JCPenney Ashley Furniture Ross Dress for Less Best Buy

(1)	Sources: Appraisal and underwritten rent roll dated December 22, 2017.

■	The Borrowers. The borrowers are Oxford Exchange, LP, a single-purpose Texas limited partnership, and Ishaan LLC, a single-purpose Delaware limited liability company, as tenants-in-common. Legal counsel for the borrowers delivered a non-consolidation opinion in connection with the origination of the Oxford Exchange Loan. The non-recourse carveout guarantors are Hardam Singh Azad and Dilip Seth. Hardam Singh Azad is based in Houston, Texas and has more than 35 years of real estate experience. He is a licensed real estate broker in Texas and earned the Certified Commercial Investment Member (CCIM) designation in 1998. Mr. Azad founded Azad Commercial Realty Services, LLC in 1995 and handles all real estate brokerage, acquisition, ownership and management business, specifically focusing on retail properties. As of December 2016, the company reported 28 acquisitions over the previous 20 years. The company’s current holdings include 16 multi-tenant shopping centers totaling 1.7 million SF. These properties are located in Texas, Alabama, Louisiana, Tennessee and Oklahoma. Dilip Seth is based in Arizona and began investing in the hospitality segment with four hotels in Arizona and Kansas. Mr. Seth has an ownership interest in six assets, all in Arizona, including one each in Tucson, Chandler, Payson and Phoenix, and two in Tempe.

■	Escrows. On the origination date of the Oxford Exchange Loan, the borrowers funded a reserve of (i) $52,416 for real estate taxes, (ii) $10,127 for insurance and (iii) $1,500,000 for future tenant improvements and leasing commissions.

Additionally, on each due date, the borrowers are required to fund the following reserves with respect to the Oxford Exchange Property: (i) a tax reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay taxes over the then succeeding 12-month period, (initially $26,208); (ii) an insurance reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay insurance premiums over the then succeeding 12-month period (initially $4,934); (iii) a replacement reserve in the amount of $4,175, capped at $350,000 and (iv) a tenant improvements and leasing commissions reserve in the amount of $13,916, capped at $2,500,000.

In the event that the lender receives satisfactory evidence that any Major Tenant (as defined below) has extended the terms of its lease in accordance with the terms of its lease or for at least five years and otherwise on terms and conditions satisfactory to the lender in its reasonable discretion, and provided that no Sweep Event Period (as defined below) is continuing, within 10 days of the lender’s receipt of written request of disbursement, a portion of the funds in the TI/LC reserve will be disbursed to the borrowers in accordance with the following schedule for each Major Tenant, subject to and limited by the balance remaining in TI/LC reserve, after giving effect to the disbursement, being no less than $1,000,000:

Tenant	Release Percentage
Hobby Lobby	15% of then-applicable TI/LC reserve balance
Dick’s Sporting Goods	15% of then-applicable TI/LC reserve balance
Ross Dress for Less	11% of then-applicable TI/LC reserve balance
TJ Maxx	9% of then-applicable TI/LC reserve balance

LOAN #8: OXFORD EXCHANGE

■	Lockbox and Cash Management. The Oxford Exchange Loan is structured with a springing lockbox and springing cash management. Upon the occurrence of a Sweep Event Period, the Oxford Exchange Loan documents require certain tenants, pursuant to tenant direction letters, to pay rent directly to the lockbox account and require that all other money received by the borrowers with respect to the Oxford Exchange Property to be deposited within one business day into such lockbox account. During a Sweep Event Period, funds on deposit in the lockbox account are required to be transferred on a daily basis to a lender-controlled cash management account. On each due date during a Sweep Event Period, the Oxford Exchange Loan documents require that all amounts on deposit in the cash management account be used to pay debt service, fund required reserves and pay operating expenses, and all remaining amounts will be deposited (i) in the excess cash flow reserve account and held as additional collateral for the Oxford Exchange Loan or (ii) during a Major Tenant Event Period, into a reserve for tenant improvements and leasing commissions related to the leased space occupied by the Major Tenant.

A “Sweep Event Period” occurs upon (i) an event of default under the Oxford Exchange Loan until cured (so long as no other Oxford Exchange Trigger Event Period is in effect), (ii) the debt service coverage ratio of the Oxford Exchange Property (based on the trailing 12 calendar months and as determined by the lender) being less than 1.15x, until the debt service coverage ratio of the Oxford Exchange Property (based on the trailing 12 calendar months and as determined by the lender) is equal to or greater than 1.25x for two consecutive calendar quarters (so long as no other Oxford Exchange Trigger Event Period is in effect) or (iii) a Major Tenant Event Period (as defined below), until the same is cured.

A “Major Tenant Event Period” occurs upon Hobby Lobby, Dick’s Sporting Goods, Ross Dress for Less or TJ Maxx, or any tenant that replaces any such tenant at the Oxford Exchange Property (each, a “Major Tenant”) (i) failing to extend the terms of its lease for at least five years and otherwise on terms and conditions satisfactory to the lender, on or before the date that is nine months prior to its lease expiration of Hobby Lobby and Dick’s Sporting Goods and six months prior to its lease expiration date of Ross Dress for Less and TJ Maxx, (ii) defaulting beyond any applicable cure or grace period under its lease, (iii) going dark or otherwise ceasing operations in its leased space at the Oxford Exchange Property, (iv) subletting its leased space or (v) becoming a debtor in any bankruptcy or other insolvency proceeding; provided, however, such Major Tenant Event Period will expire: (a) in connection with (i) above, either (1) a Major Tenant Re-Tenanting Event (as defined below) has occurred or (2) the lender has received evidence that the applicable Major Tenant has extended the term of its lease for a period of no less than five years, and such Major Tenant has provided to the lender a tenant estoppel certificate confirming that all obligations of the borrowers to such Major Tenant with respect to tenant improvements and leasing commissions have been satisfied in full and that such Major Tenant is then paying full, unabated rent; (b) in connection with (ii) above, either (1) a Major Tenant Re-Tenanting Event has occurred or (2) the subject default has been cured, and no other default has occurred under the related lease (in each case, beyond any applicable notice and cure period) for a period of two consecutive calendar quarters following such cure; (c) in connection with (iii) above, either (1) a Major Tenant Re-Tenanting Event has occurred or (2) the applicable Major Tenant has resumed its normal business operations in its leased space and is open during customary hours for a period of two consecutive calendar quarters; (d) in connection with (iv) above, either (1) a Major Tenant Re-Tenanting Event has occurred or (2) there has been a termination of any sublease of the space leased to a Major Tenant and the applicable Major Tenant remains in possession of all of its leased space pursuant to the terms of the related lease; or (e) in connection with (v) above, either (1) a Major Tenant Re-Tenanting Event has occurred or (2) the bankruptcy or insolvency proceeding has terminated in a manner satisfactory to the lender, the related lease has been affirmed and the terms of such lease, as affirmed, are satisfactory to the lender.

A “Major Tenant Re-Tenanting Event” occurs upon lender receiving evidence that all of the space leased to a Major Tenant has been leased to a satisfactory replacement tenant, each pursuant to a satisfactory replacement lease on terms and conditions acceptable to lender and in accordance with the terms of the Oxford Exchange Loan, including, but not limited to, having a term of at least five years, that each such tenant is in occupancy of its premises, open for business and is then paying full, unabated rent pursuant to the terms of its lease, and that all tenant improvement costs and leasing commissions provided in each such replacement lease have been paid, such evidence to include, without limitation, a satisfactory estoppel certificate from each such replacement tenant affirming the foregoing.

LOAN #8: OXFORD EXCHANGE

■	Property Management. The Oxford Exchange Property is managed by Azad Commercial Realty Services, LLC, an affiliate of the borrowers. Under the Oxford Exchange Loan documents, the Oxford Exchange Property may be managed by Azad Commercial Realty Services, LLC or any other management company reasonably approved by the lender and with respect to which a rating agency confirmation has been received. Upon any of (i) the occurrence of an event of default under the Oxford Exchange Loan documents, (ii) the debt service coverage ratio of the Oxford Exchange Property falling below 1.10x, (iii) a default by the property manager under the management agreement beyond any applicable notice and cure period, (iv) the insolvency or the filing of a bankruptcy petition with respect to the property manager or (v) the engagement by the property manager in gross negligence, fraud, willful misconduct or misappropriation of funds, the lender may require the borrowers to terminate the management agreement and replace the property manager with a new property manager selected by the borrowers, subject to the lender’s approval and, if required by the lender, with respect to which a rating agency confirmation has been received.

■	Mezzanine or Secured Subordinate Indebtedness. Not permitted.

■	Release of Collateral. Not permitted.

■	Terrorism Insurance. The borrowers are required to maintain an “all-risk” insurance policy that provides coverage for terrorism in an amount equal to 100.0% of the full replacement cost of the Oxford Exchange Property, plus a business interruption insurance policy that provides 18 months of business interruption coverage. The required terrorism insurance may be included in a blanket policy, provided that, among other things, any such blanket policy specifically allocates to the Oxford Exchange Property the amount of coverage from time to time required under the Oxford Exchange Loan documents. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus.

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LOAN #9: 3rd & pine seattle retail & parking

National
Alamo
enterprise
rent-a-car
JUST OREGON. NO BIG DEAL.

Columbia
Columbia
Sportswear Company

Columbia

LOAN #9: 3rd & pine seattle retail & parking

LOAN #9: 3rd & pine seattle retail & parking

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	CREFI
Location (City/State)	Seattle, Washington	Cut-off Date Balance	$35,200,000
Property Type	Mixed Use	Cut-off Date Balance per SF(1)	$100.81
Size (SF)(1)	349,184	Percentage of Initial Pool Balance	3.3%
Total Occupancy as of 3/1/2018(1)	100.0%	Number of Related Mortgage Loans	None
Owned Occupancy as of 3/1/2018(1)	100.0%	Type of Security	Leasehold
Year Built / Latest Renovation	1959 / 2016	Mortgage Rate	4.54000%
Appraised Value	$59,000,000	Original Term to Maturity (Months)	120
Appraisal Date	1/2/2018	Original Amortization Term (Months)	NAP
Borrower Sponsor	CIM Infra II AIV-2, LP	Original Interest Only Period (Months)	120
Property Management(2)	LAZ Parking Realty Investors, LLC,	First Payment Date	4/1/2018
CIM Management, Inc. and	Maturity Date	3/1/2028
LAZ Parking Northwest, LLC
Underwritten Revenues	$6,032,685
Underwritten Expenses	$3,074,495	Escrows
Underwritten Net Operating Income (NOI)	$2,958,191	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$2,880,129	Taxes	$0	$0
Cut-off Date LTV Ratio	59.7%	Insurance	$0	$0
Maturity Date LTV Ratio	59.7%	Replacement Reserve(3)	$40,000	$3,783
DSCR Based on Underwritten NOI / NCF	1.83x / 1.78x	TI/LC	$0	$1,671
Debt Yield Based on Underwritten NOI / NCF	8.4% / 8.2%	Other(4)	$1,875	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$35,200,000	60.4%	Purchase Price	$57,725,000	99.1%
Principal’s New Cash Contribution	22,971,746	39.4	Closing Costs	464,501	0.8
Other Sources	59,630	0.1	Upfront Reserves	41,875	0.1

Total Sources	$58,231,376	100.0%	Total Uses	$58,231,376	100.0%

(1)	The 3rd & Pine Seattle Retail & Parking Property (as defined below) is an 844-stall parking garage with 20,293 SF of ground floor retail space. Inclusive of the SF attributable to the parking spaces, the 3rd & Pine Seattle Retail & Parking Property consists of 349,184 SF.

(2)	The retail portion of the 3rd & Pine Seattle Retail & Parking Property is co-managed by LAZ Parking Realty Investors, LLC and CIM Management, Inc. The parking portion of the 3rd & Pine Seattle Retail & Parking Property is managed by LAZ Parking Northwest, LLC.

(3)	The 3rd & Pine Seattle Retail & Parking Loan borrowers are required to deposit an amount monthly for replacement reserves equal to (i) for the first seven years of the loan term, $3,783 and (ii) beginning with the 85th monthly payment date and continuing thereafter on each monthly payment date until maturity, $1,833.

(4)	The Upfront Other Reserve consists of $1,875 for immediate repairs.

■	The Mortgage Loan. The mortgage loan (the “3rd & Pine Seattle Retail & Parking Loan”) is secured by a first mortgage encumbering the borrowers’ leasehold interest in an 844-stall parking and ground floor retail building in Seattle, Washington (the “3rd & Pine Seattle Retail & Parking Property”). The 3rd & Pine Seattle Retail & Parking Loan has an outstanding principal balance as of the Cut-off Date of $35,200,000 and represents approximately 3.3% of the Initial Pool Balance. The 3rd & Pine Seattle Retail & Parking Loan accrues interest at an interest rate of 4.54000% per annum. The proceeds of the 3rd & Pine Seattle Retail & Parking Loan were primarily used to acquire the 3rd & Pine Seattle Retail & Parking Property, pay closing costs and fund upfront reserves. The 3rd & Pine Seattle Retail & Parking Loan was originated by CREFI on February 5, 2018.

The 3rd & Pine Seattle Retail & Parking Loan had an initial term of 120 months and has a remaining term of 120 months as of the Cut-off Date. The 3rd & Pine Seattle Retail & Parking Loan requires interest only payments for the full term and has a scheduled maturity date that is the due date in March 2028. Provided that no event of default has occurred and is continuing under the 3rd & Pine Seattle Retail & Parking Loan documents, at any time after the second anniversary of the securitization closing date, the 3rd & Pine Seattle Retail & Parking Loan may be defeased with certain direct full faith and credit obligations of the United States of America or other obligations which are “government securities” permitted under the 3rd & Pine Seattle Retail & Parking Loan documents. Voluntary prepayment of the 3rd & Pine Seattle Retail & Parking Loan is permitted (in whole, but not in part) without penalty on or after the due date in September 2027.

■	The Mortgaged Property. The 3rd & Pine Seattle Retail & Parking Property is a 349,184 SF, 10-story building consisting of an 844-stall parking garage with 20,293 SF of ground floor retail space located in Seattle, Washington. The 3rd & Pine Seattle Retail & Parking Property was built in 1959 and renovated in 2008, 2015 and 2016. The parking component, which accounts for approximately 80.0% of underwritten effective gross income, currently leases 496 parking spaces on long term leases with the remaining 348 parking spaces currently utilized for monthly and transient parking. The 3rd & Pine Seattle Retail & Parking Property is located in the Seattle central business district (“CBD”) and retail core submarket, with direct access to retail amenities including Pike Place Market, lodging, waterfront amenities, office buildings in the financial district and apartment projects. The adjacent Macy’s building, which is connected to the 3rd & Pine Seattle Retail & Parking Property via a skywalk, has approximately 300,000 SF of recently redeveloped creative office space located on floors five through eight that are part of an office condo unit owned by Starwood Capital (“Starwood”). The 300,000 SF condo unit is leased to Amazon for a 15-year term that is anticipated to commence in the fourth quarter of 2018. 250 of the 496 parking spaces on long term leases are leased

LOAN #9: 3rd & pine seattle retail & parking

to Starwood through October 8, 2026 to fulfill the parking and zoning requirements under the Amazon lease. Starwood has commenced paying rent for the lease on the 250 parking spaces; however, the spaces are not anticipated to be used by Amazon until the fourth quarter of 2018 when Amazon takes occupancy of its space. The 250 parking spaces are currently being offered for transient and monthly parking. From calendar year end 2014 through the trailing 12-month period ending September 30, 2017, parking income at the 3rd & Pine Seattle Retail & Parking Property has increased by approximately 58.6%.

The remaining parking spaces on long term leases consist of 164 spaces leased to EAN Holdings, LLC (“Enterprise Rental Cars”) through October 2023 and 82 spaces leased to Seattle Hotel Ownership, LLC (“Widewaters Hotel Group”) through December 2026.

The ground floor retail space is currently 100.0% occupied by Columbia Sportswear (18,851 SF) through January 2019 and Enterprise Rental Cars (1,442 SF) through October 2023. Columbia Sportswear was founded in 1938 and sells global active lifestyle apparel, footwear, accessories and equipment. Columbia Sportswear also owns several other brands including Mountain Hardwear, SOREL, and prAna. Inclusive of these brands, Columbia Sportswear products are sold in more than 100 countries. For the years ending 2014, 2015 and 2016, Columbia Sportswear reported annual sales per SF at the 3rd & Pine Seattle Retail & Parking Property of $203, $219 and $236, respectively.

The following table presents certain information relating to the major tenants (of which certain tenants may have co-tenancy provisions) at the 3rd & Pine Seattle Retail & Parking Property:

Retail Tenant(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)	Tenant GLA	% of Owned Retail GLA	UW Base Rent	% of Total UW Retail Base Rent	Retail UW Base Rent $ per SF	Lease Expiration(2)	Tenant Sales $ per SF(3)	Occupancy Cost(3)
Columbia Sportswear	NR/NR/NR	18,851	100.0%	$885,997	100.0%	$47.00	1/31/2019	$290.11	17.3%
Owned Retail Tenant		18,851	100.0%	$885,997	100.0%	$47.00
Vacant		0	0.0	0	0.0	0.00
Total / Wtd. Avg.		18,851	100.0%	$885,997	100.0%	$47.00

(1)	Based on the underwritten rent roll dated March 1, 2018. Enterprise Rental Cars occupies 1,442 SF of ground floor retail space, however, this is part of the long-term parking lease that Enterprise Rental Cars entered into and therefore it does not have a specific portion of base rent allocated to this space. See “Long-Term Parking Lease Summary” below for additional information regarding the Enterprise Rental Cars lease.

(2)	Columbia Sportswear has two, five-year renewal options with the first renewal option at $54.00 rent per SF and the second at fair market value.

(3)	Based on annualized sales from January 2017- June 2017 and adjusted for seasonality based on sales trends from 2013 to 2016. Without adjusting for seasonality, the Columbia Sportswear reported annualized sales per SF for 2017 of $235 and had an Occupancy Cost of 21.3%.

Long-Term Parking Lease Summary(1)

Lessee Name	Parking Spaces	% of Owned Parking Spaces	UW Base Rent	% of Total UW Parking Base Rent	UW Parking Base Rent $ per Space per month	Lease Expiration	Renewal Option(s)
Starwood(2)	250	29.6%	$1,041,300	21.6%	$347.10	10/8/2026	6, 5-year options
Enterprise Rental Cars	164	19.4	464,890	9.6	236.22	10/31/2023	2, 5-year options
Widewaters Hotel Group	82	9.7	379,045	7.8	385.21	12/31/2026	2, 5-year options
Total Long-Term Parking	496	58.8%	$1,885,235	39.0%	316.74
Monthly/Transient	348	41.2	2,945,083	61.0	705.24
Total / Wtd. Avg.	844	100.0%	$4,830,318	100.0%	$476.93

(1)	Based on the underwritten rent roll dated March 1, 2018.

(2)	Starwood has commenced paying rent for the lease on the 250 parking spaces; however, the spaces are not anticipated to be used by Amazon until the fourth quarter of 2018 when Amazon takes occupancy of its space. The 250 parking spaces are currently being offered for transient and monthly parking.

LOAN #9: 3rd & pine seattle retail & parking

The following table presents certain information relating to historical retail leasing at the 3rd & Pine Seattle Retail & Parking Property:

Historical Leased %

	2014(1)	2015(1)	2016(1)	As of 3/1/2018(2)
Owned Space	100.0%	100.0%	100.0%	100.0%

(1)	As provided by the borrowers and which represents occupancy as of December 31 for the indicated year for the retail space at the 3rd & Pine Seattle Retail & Parking Property. Enterprise Rental Cars occupies 1,442 SF of ground floor retail space, however, this is part of the long-term parking lease that Enterprise Rental Cars entered into and therefore it does not have a specific portion of base rent allocated to this space. Please see “Long-Term Parking Lease Summary” above for additional information regarding the Enterprise Rental Cars lease.

(2)	Based on the underwritten rent roll dated March 1, 2018.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 3rd & Pine Seattle Retail & Parking Property:

Cash Flow Analysis(1)

	2014	2015	2016	TTM 9/30/2017	Underwritten		Underwritten $ per SF(2)
Base Rent	$791,742	$815,387	$885,997	$885,997	$885,997		$2.54
Parking(3)	3,156,341	3,653,667	4,120,328	5,004,563	4,830,318		13.83
Gross Up Vacancy	0	0	0	0	0		0.00
Reimbursements	58,624	58,624	58,624	58,624	58,624		0.17
Other Income(4)	462,949	408,870	230,890	286,589	321,029		0.92
Vacancy & Credit Loss	(0)	(0)	(0)	(0)	(63,282)		(0.18)
Effective Gross Income	$4,469,657	$4,936,547	$5,295,839	$6,235,773	$6,032,685		$17.28

Real Estate Taxes	$301,846	$263,714	$272,015	$269,706	$465,269		$1.33
Insurance	104,704	100,195	89,912	84,863	66,283		0.19
Management Fee	111,741	123,414	132,396	155,894	150,817		0.43
Ground Rent	909,456	961,511	987,539	987,539	1,104,886		3.16
Other Operating Expenses	1,030,248	1,175,307	1,236,615	1,299,837	1,287,240		3.69
Total Operating Expenses	$2,457,996	$2,624,141	$2,718,477	$2,797,839	$3,074,495		$8.80

Net Operating Income	$2,011,661	$2,312,407	$2,577,363	$3,437,934	$2,958,191		$8.47
TI/LC	0	0	0	0	42,585		0.12
Capital Expenditures	0	0	0	0	35,477		0.10
Net Cash Flow	$2,011,661	$2,312,407	$2,577,363	$3,437,934	$2,880,129		$8.25

Occupancy	100.0%	100.0%	100.0%	100.0%(5)	95.0%	(6)
NOI Debt Yield	5.7%	6.6%	7.3%	9.8%	8.4%
NCF DSCR	1.24x	1.43x	1.59x	2.12x	1.78x

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Underwritten $ per SF is based on the total 349,184 SF at the mortgaged property.

(3)	Parking income is derived from transient ($1,739,915), monthly ($1,205,168) and long-term leased parking ($1,885,235). Underwritten Parking income is below the TTM 9/30/2017 Parking income because it reflects the rental income associated with the Starwood lease where the historical cash flows reflect income generated from using the 250 parking spaces for monthly and transient parking. The operator is currently using the spaces for transient parking until Amazon takes occupancy of its space.

(4)	Other Income includes Columbia Sportswear signage rent, Bank of America ATM rent, Total Outdoor Corp. signage rent and Enterprise Rent Cars utility reimbursements.

(5)	Based on the underwritten rent roll dated March 1, 2018.

(6)	Represents an underwritten economic vacancy of 5.0%.

■	Appraisal. According to the appraisal, the 3rd & Pine Seattle Retail & Parking Property had an “as-is” appraised value of $59,000,000 as of January 2, 2018.

Appraisal Approach	Value	Discount Rate	Capitalization Rate
Direct Capitalization Approach	$58,200,000	N/A	5.25%
Discounted Cash Flow Approach	$59,500,000	7.25%	6.00%(1)

(1)	Represents the terminal capitalization rate.

■	Environmental Matters. According to the Phase I environmental report dated August 24, 2017, there was no evidence of any recognized environmental conditions or recommendations for further action at the 3rd & Pine Seattle Retail & Parking Property.

■	Market Overview and Competition. The 3rd & Pine Seattle Retail & Parking Property is located in Seattle, Washington, within King County and included within the Seattle-Bellevue-Everett Metropolitan Division (“Seattle MD”).

LOAN #9: 3rd & pine seattle retail & parking

The Seattle MD is primarily known for its highly trained and well-educated labor force, as well as its global presence in cloud computing and software development. According to the appraisal, notable employers include Boeing, Microsoft, University of Washington, Amazon and Providence Health & Services. Primary access to the 3rd & Pine Seattle Retail & Parking Property is provided by 1st Avenue, the Alaskan Way Viaduct, South Jackson, South King and South Main Street, while regional access is provided by Interstates 5, 90 and 520. The 3rd & Pine Seattle Retail & Parking Property is also located in close proximity to the Washington State Convention and Trade Center, a flexible center that offers a wide range of meeting sizes and room configurations to accommodate groups from 20 to 3,500 people. The Washington State Trade and Convention Center is in the early stages of expanding the facility by approximately 310,000 SF of exhibit spaces which is anticipated to be open for business by 2021. The City of Seattle is also planning a project known as Waterfront Seattle which encompasses the rebuilding of the Elliot Bay Seawall and a plan to transform and improve a two-mile stretch covering 20 acres of public waterfront space. Waterfront Seattle has commenced and is expected to be fully complete by early 2023.

The 2017 population within a one-, three- and five-mile radius of the 3rd & Pine Seattle Retail & Parking Property is 57,040, 207,478 and 435,247, respectively. Population growth within a one-mile radius of the 3rd & Pine Seattle Retail & Parking Property has been consistent over the past eight years with annual growth of approximately 2.9%.The 2017 average household income within a one-, three- and five-mile radius of the 3rd & Pine Seattle Retail & Parking Property is $81,991, $101,588, and $107,041, respectively.

According to the appraisal, the 3rd & Pine Seattle Retail & Parking Property is located within the Seattle CBD and retail core submarket. As of the third quarter of 2017, the submarket reported total inventory of approximately 2.9 million SF with a 2.3% vacancy rate. The appraiser concluded to a retail market rent for the Seattle CBD and retail core submarket of $35.12 per SF. The Seattle CBD retail submarket did not receive any delivery of additional space in the past 12 months and no new developments are reported to be under construction.

The following table presents certain information relating to comparable properties to the 3rd & Pine Seattle Retail & Parking Property:

Competitive Parking Rates(1)

Comparable Property	Location	Hourly Rate	Daily Rate	Early Bird Rate	Weekend Rate	Monthly Rate
3rd & Pine Seattle Retail & Parking (subject)	1601 3rd Avenue	$8.00	$30.00	$18.00	$7.00	$338.00
Market Place Tower	65 Lenora Street	$8.00	$30.00	$18.00	$10.00	$365.00
Securities Garage	1913 4th Avenue	$8.00	$27.00	$15.00	$7.00	$320.00
Westlake Tower	1601 5th Avenue	$9.00	$30.00	$17.00	$7.00	$325.00
Pacific Place	1674 7th Avenue	$6.00	$28.00	$15.00	$12.00	$285.00
West Edge Garage	1508 2nd Avenue	$7.00	$23.00	$15.00	$7.00	$300.00

(1)	Source: Appraisal.

■	The Borrowers. The borrowers are 1601 Third Avenue (WA), LLC (“Ground Lessee”) and 1601 Third Avenue LeaseCo, LLC (“Operating Lessee”), both Delaware limited liability companies and single purpose entities with two independent directors. 1601 Third Avenue (WA), LLC is 100.0% directly owned by 1601 Third Avenue Venture, LLC and 1601 Third Avenue LeaseCo, LLC is 67.5% owned by CIM Group, L.P. (the managing member) and 32.5% owned by LAZ Parking Realty Investors, LLC (the operating member). Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the 3rd & Pine Seattle Retail & Parking Loan. CIM Infrastructure Fund II, L.P. is the guarantor of certain nonrecourse carveouts under the 3rd & Pine Seattle Retail & Parking Loan. CIM Infrastructure Fund II, L.P. is required to maintain a minimum net worth of $25,000,000 with liquidity of $2,464,000 during the term of the 3rd & Pine Seattle Retail & Parking Loan. The Ground Lessee leases the parking portion of the 3rd & Pine Seattle Retail & Parking Property to the Operating Lessee pursuant to an operating lease, and the Operating Lessee is the lessor under the various parking tenant leases at the 3rd & Pine Seattle Retail & Parking Property.

The borrower sponsor is CIM Infra II AIV-2, LP, an affiliate of CIM Group, LLC (“CIM Group”). CIM Group is a transformational urban real estate and infrastructure investment firm founded in 1994 and headquartered in Los Angeles with a principal focus on major metropolitan markets such as San Francisco, Los Angeles, New York City and Seattle. CIM Group is an owner and operator of approximately $25.7 billion of real assets inclusive of its own account and on behalf of its partners and co-investors.

■	Escrows. On the origination date of the 3rd & Pine Seattle Retail & Parking Loan, the borrowers funded reserves of (i) $40,000 for replacement reserves and (ii) $1,875 for immediate repairs.

LOAN #9: 3rd & pine seattle retail & parking

On each due date, the borrowers will be required to fund (i) one-twelfth of the amount that the lender estimates will be payable for taxes over the then-succeeding 12-month period, provided that this requirement will be waived so long as the borrowers provide evidence that taxes have been paid and no event of default has occurred and is continuing, (ii) at the option of the lender, one-twelfth of the amount that the lender estimates will be necessary to pay insurance premiums over the then-succeeding 12-month period, provided that this requirement will be waived so long as no event of default has occurred and is continuing and the borrowers have provided the lender with satisfactory evidence that the 3rd & Pine Seattle Retail & Parking Property is insured pursuant to a blanket policy reasonably acceptable to the lender, (iii) an amount equal to (a) $3,783 for each of the first 84 due dates under the 3rd & Pine Seattle Retail & Parking Loan documents and (b) $1,833 for any due date thereafter for replacement reserves and (iv) $1,671 for tenant improvements and leasing commissions.

■	Lockbox and Cash Management. The 3rd & Pine Seattle Retail & Parking Loan is structured with a springing lockbox and springing cash management. Upon the occurrence of a Cash Sweep Period (defined below), the borrowers are required to establish two separate lockbox accounts: one with respect to the retail and outdoor signage portion and one with respect to the parking portion of the 3rd & Pine Seattle Retail & Parking Property. Following the termination of a Cash Sweep Period, the lockbox is closed until the occurrence of a subsequent Cash Sweep Period. During a Cash Sweep Period, all amounts are required to be swept to a lender-controlled cash management account. During an event of default under the 3rd & Pine Seattle Retail & Parking Loan documents, the lender may apply funds in the cash management account in such order as it may determine.

A “Cash Sweep Period” means the occurrence of (i) an event of default, (ii) the debt service coverage ratio falling below 1.40x or (iii) the occurrence of a Specified Tenant Trigger Event (as defined below). A Cash Sweep Period will end, with respect to clause (i), upon the cure of such event of default, if applicable; with respect to clause (ii), upon the debt service coverage ratio remaining equal to or greater than 1.45x for two consecutive calendar quarters and with respect to clause (iii), upon the cure of the related trigger event pursuant to the 3rd & Pine Seattle Retail & Parking Loan documents.

A “Specified Tenant Trigger Event” means the occurrence of any of the following: (i) a Specified Tenant (as defined below) or Specified Tenant Lease Guarantor (as defined below) being in default under its applicable lease, (ii) if the applicable Specified Tenant or Specified Tenant Lease Guarantor is not credit assessed, such Specified Tenant failing to be in actual, physical possession of the Specified Tenant space, failing to be open for business and/or “going dark”, (iii) a Specified Tenant giving notice that it is terminating its lease for 50% or more of its leased space, (iv) any termination or cancellation of any Specified Tenant’s lease (including, without limitation, rejection in any bankruptcy or similar insolvency proceeding) and/or any Specified Tenant lease failing to otherwise be in full force and effect, (v) any bankruptcy or similar insolvency of Specified Tenant or Specified Tenant Lease Guarantor or (vi) Specified Tenant failing to extend or renew its lease on or prior to the earlier of (a) the date that is six months prior to the expiration of such lease and (b) the date notice of renewal is required under the lease.

A “Specified Tenant” means, as applicable, (i) Columbia Sportswear and (ii) any other lessee(s) of 50.0% or more of the Specified Tenant space after Columbia Sportswear has vacated such portion of the 3rd & Pine Seattle Retail & Parking Property demised as of the origination date of the 3rd & Pine Seattle Retail & Parking Loan to the initial Specified Tenant.

A “Specified Tenant Lease Guarantor” means any guarantor(s) of such Specified Tenant’s lease at the 3rd & Pine Seattle Retail & Parking Property.

■	Property Management. The parking portion of the 3rd & Pine Seattle Retail & Parking Property is managed by LAZ Parking Northwest, LLC (“Parking Manager”) pursuant to a parking management agreement between Parking Manager and 1601 Third Avenue LeaseCo, LLC. The retail space and associated outdoor signage portion of the 3rd & Pine Seattle Retail & Parking Property is co-managed by LAZ Parking Realty Investors, LLC (“LPRI”) and CIM Management, Inc. (“CIM” and together with LPRI, “Retail Managers”) pursuant to the following management agreements: i) a property management agreement by and between 1601 Third Avenue (WA), LLC and CIM, ii) a retail management agreement by and between 1601 Third Avenue (WA), LLC and LPRI and iii) a listing agreement by and between 1601 Third Avenue (WA), LLC and CIM. The borrowers are not permitted to replace the property manager without the lender’s consent (which shall not be unreasonably withheld if the proposed property manager is not an affiliate of the borrowers, and provided that no event of default is then continuing), except that the borrowers may, without the lender’s consent, replace the property manager with a manager that is a reputable and experienced management organization possessing experience in managing properties similar in size, scope, use and location as the 3rd & Pine Seattle Retail & Parking Property (a “Qualified Manager”). If (i) an event of default occurs and remains uncured under the 3rd & Pine Seattle Retail & Parking Loan documents, (ii) an event of default occurs and

LOAN #9: 3rd & pine seattle retail & parking

remains uncured under any management agreement, or (iii) the property manager becomes subject to an insolvency or bankruptcy action and, in the case of the events set forth in subsections (ii) and (iii), the property manager is not replaced by the applicable borrowers (x) within 60 days following the applicable borrowers’ knowledge of the same or (y) within 90 days following the applicable borrowers’ knowledge of same if such borrowers have, after 60 days, diligently found a qualified manager and the failure to finalize such replacement is due solely to a delay in servicer approval or confirmation by rating agencies, then, upon the occurrence of one of the events set forth in subsections (i), (ii) or (iii) above, the applicable borrowers are required to, at the request of lender, terminate the applicable management agreement and replace the applicable manager with a Qualified Manager pursuant to a replacement management agreement. The lender’s approval of a Qualified Manager or replacement management agreement may be conditioned on receipt of a rating agency confirmation (unless such Qualified Manager is an affiliate of the borrowers).

■	Mezzanine or Secured Subordinate Indebtedness. Not permitted.

■	Release of Collateral. Not permitted.

■	Ground Lease. The 3rd & Pine Seattle Retail & Parking Property is subject to a ground lease with Block 45 LLC, as lessor, that commenced on May 12, 2005 and expires on May 11, 2104 with no renewal options. The borrowers have a right of first opportunity to purchase the 3rd & Pine Retail & Parking Property throughout the term and a fair market value purchase option at any time prior to the 99th year of the ground lease. As of February 2018, the base rent under the ground lease is $987,539 per year and increases every five years by the change in the Consumer Price Index, and the next increase will occur in May 2020.

■	Terrorism Insurance. The borrowers are required to maintain an “all risk” insurance policy that provides coverage for terrorism in an amount equal to the full replacement cost of the 3rd & Pine Seattle Retail & Parking Property, provided that the borrowers are not required to pay more than two times the annual insurance premiums (excluding the wind, flood and earthquake components of such insurance premiums) for such coverage (the “TC Cap”), and if the cost of such coverage exceeds the TC Cap, the borrowers are required to purchase the maximum coverage available for the TC Cap. The policies can have no deductible in excess of $25,000, except for the policies with respect to windstorm and earthquake coverage, which may provide for a deductible not to exceed 5.0% of the total insurable value of the 3rd & Pine Seattle Retail & Parking Property. The borrowers are required to maintain business interruption insurance covering no less than an amount equal to 100.0% of the projected gross income from the 3rd & Pine Seattle Retail & Parking Property on an actual loss sustained basis for a period beginning on the date of business interruption and continuing until the restoration of the 3rd & Pine Seattle Retail & Parking Property is completed, or the 18-month period following the occurrence of a casualty event, together with a 6-month extended period of indemnity. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus.

LOAN #10: axcelis corporate center

LOAN #10: axcelis corporate center

LOAN #10: axcelis corporate center

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		MSMCH
Location (City/State)	Beverly, Massachusetts	Cut-off Date Balance(3)		$33,932,928
Property Type	Industrial	Cut-off Date Balance per SF(2)		$121.97
Size (SF)	417,313	Percentage of Initial Pool Balance		3.2%
Total Occupancy as of 3/1/2018	100.0%	Number of Related Mortgage Loans(1)		2
Owned Occupancy as of 3/1/2018	100.0%	Type of Security		Fee Simple
Year Built / Latest Renovation	1984 / 2006	Mortgage Rate		4.92000%
Appraised Value	$82,100,000	Original Term to Maturity (Months)		120
Appraisal Date	11/16/2017	Original Amortization Term (Months)		300
Borrower Sponsors(1)	Mitchel Greenberg,	Original Interest Only Period (Months)		NAP
	Peter Holstein, Keith Jaffee and	First Payment Date		3/1/2018
	Middleton Partners LLC	Maturity Date		2/1/2028
Property Management	Self Managed

Underwritten Revenues	$5,359,310
Underwritten Expenses	$160,780	Escrows(4)
Underwritten Net Operating Income (NOI)	$5,198,531		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$4,702,763	Taxes	$0	$0
Cut-off Date LTV Ratio(2)	62.0%	Insurance	$0	$0
Maturity Date LTV Ratio(2)	46.3%	Replacement Reserve	$0	$0
DSCR Based on Underwritten NOI / NCF(2)	1.46x / 1.33x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF(2)	10.2% / 9.2%	Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Combination Amount	$51,000,000	100.0%	Loan Payoff	$34,904,054	68.4%
			Principal Equity Distribution	15,539,138	30.5
			Closing Costs	556,808	1.1
Total Sources	$51,000,000	100.0%	Total Uses	$51,000,000	100.0%

(1)	The Axcelis Corporate Center Loan Combination borrower sponsors are also the borrower sponsors of the Park Place East and Park Place West Loan.

(2)	Calculated based on the aggregate outstanding principal balance as of the Cut-off Date of the Axcelis Corporate Center Loan Combination (as defined below).

(3)	The Cut-off Date Balance of $33,932,928 represents the controlling note A-1, which is part of a loan combination evidenced by two pari passu notes having an aggregate outstanding principal balance as of the Cut-off Date of $50,899,391. The related companion loan, which is evidenced by the non-controlling note A-2, has an outstanding principal balance as of the Cut-off Date of $16,966,464, is currently held by Morgan Stanley Bank, N.A. and is expected to be contributed to one or more future commercial mortgage securitization transactions. See “— The Mortgage Loan” below.

(4)	See “—Escrows” below.

■	The Mortgage Loan. The mortgage loan (the “Axcelis Corporate Center Loan”) is part of a loan combination (the “Axcelis Corporate Center Loan Combination”) evidenced by two pari passu notes that are together secured by a first mortgage encumbering the borrower’s fee simple interest in a 417,313 SF industrial flex building located in Beverly, Massachusetts (the “Axcelis Corporate Center Property”). The Axcelis Corporate Center Loan, which is evidenced by the controlling note A-1, had an original principal balance of $34,000,000, has an outstanding principal balance as of the Cut-off Date of $33,932,928 and represents approximately 3.2% of the Initial Pool Balance. The related companion loan is evidenced by the non-controlling note A-2, which had an original principal balance of $17,000,000, has an outstanding principal balance as of the Cut-off Date of $16,966,464, is currently held by Morgan Stanley Bank, N.A., and is expected to be contributed to one or more future commercial mortgage securitization transactions. The Axcelis Corporate Center Loan Combination, which accrues interest at an interest rate of 4.92000% per annum, was originated by Morgan Stanley Bank, N.A. on January 12, 2018, had an original principal balance of $51,000,000 and has an outstanding principal balance as of the Cut-off Date of $50,899,391. The proceeds of the Axcelis Corporate Center Loan Combination were primarily used to refinance a previous loan secured by the Axcelis Corporate Center Property, return equity to the borrower sponsor and pay origination costs.

Loan Combination Summary

Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$34,000,000	$33,932,928	CGCMT 2018-B2	Yes
A-2(1)	$17,000,000	$16,966,464	Morgan Stanley Bank, N.A.	No
Total	$51,000,000	$50,899,392

(1)	Expected to be contributed to one or more future securitization transactions.

The Axcelis Corporate Center Loan Combination had an initial term of 120 months and has a remaining term of 119 months as of the Cut-off Date. The Axcelis Corporate Center Loan Combination requires monthly payments of $295,769 which payments include interest and principal based on a 25-year amortization schedule. The scheduled maturity date of the Axcelis Corporate Center Loan Combination is the due date in February 2028. At any time after the earlier of (i) the due date in September 2021 and (ii) the second anniversary of the last securitization involving any portion of the Axcelis Corporate Center Loan Combination, the Axcelis Corporate Center Loan Combination may be, provided no event of default has occurred and is continuing under the Axcelis Corporate Center Loan Combination documents, defeased with certain direct full faith and credit obligations of the United States of America or other

LOAN #10: axcelis corporate center

obligations which are “government securities” permitted under the Axcelis Corporate Center Loan Combination documents. Voluntary prepayment of the Axcelis Corporate Center Loan Combination in full without payment of any yield maintenance or any other prepayment premium is permitted on or after the due date in November 2027.

■	The Mortgaged Property. The Axcelis Corporate Center Property consists of a 3-story, industrial flex building totaling 417,313 SF on a 36.98 acre site that is 100.0% leased to Axcelis Technologies, Inc (“Axcelis”). The Axcelis Corporate Center Property was built-to-suit for Axcelis in 1984, fully renovated in 2006 and has undergone over $3.3 million in renovations since 2013. The Axcelis Corporate Center Property includes 179,950 SF of manufacturing space, in which 85,838 SF is dedicated to Class 1 to 100,000 clean rooms. There is also a demonstration lab, cafeteria, low-height warehouse storage and 55,465 SF of mezzanine space including offices, assembly areas and equipment/mechanical space. The Axcelis Corporate Center Property has 9 dock-high doors, 3 drive-in doors, a maximum clear ceiling height of 22 feet, and includes 29.0% office space. The Axcelis Corporate Center Property contains 1,096 parking spaces that provide a parking ratio of 2.63 spaces per 1,000 SF.

The Axcelis Corporate Center Property serves as the headquarters for Axcelis. Axcelis is a provider of equipment and services to the semiconductor manufacturing industry. With 40 years of industry experience, Axcelis has over 3,000 products in use. In addition to manufacturing, Axcelis provides aftermarket service and support including spare parts, equipment upgrades, maintenance services and customer training. The Axcelis Corporate Center Property is used to manufacture all of Axcelis’s products and develop next-generation applications and process capabilities. Axcelis has 30 offices in 12 countries and over 900 employees. Axcelis has a lease expiration of January 30, 2037 with five, five-year renewal options and no termination options. The borrower sponsors acquired the Axcelis Corporate Center Property in a sale/leaseback transaction with Axcelis in 2015. Axcelis owns 23 acres adjacent to the Axcelis Corporate Center Property.

Axcelis has a right of first offer to purchase the Axcelis Corporate Center Property. Such right does not apply to any transfer in a foreclosure sale (or similar proceeding) with respect to a mortgage secured by the Axcelis Corporate Center Property in favor of any lender who has been identified to Axcelis or any party that becomes the holder of such a mortgage as a result of the assignment thereof, or to any conveyance in lieu of foreclosure sale or deed in lieu thereof.

The following table presents certain information relating to the tenant at the Axcelis Corporate Center Property:

Owned Tenants Based on Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)	Tenant GLA	% of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extensions Options
Axcelis Technologies, Inc	NR / NR / NR	417,313	100.0%	$5,480,600	100.0%	$13.13	1/30/2037	5, 5-year options
Largest Owned Tenant		417,313	100.0%	$5,480,600	100.0%	$13.13
Vacant Spaces		0	0.0	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		417,313	100.0%	$5,480,600	100.0%	$13.13

(1)	Based on the Axcelis lease as of March 1, 2018.

LOAN #10: axcelis corporate center

The following table presents certain information relating to the lease rollover schedule at the Axcelis Corporate Center Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2018	0	0.0	0.0%	0	0.0	0.00	0
2019	0	0.0	0.0%	0	0.0	0.00	0
2020	0	0.0	0.0%	0	0.0	0.00	0
2021	0	0.0	0.0%	0	0.0	0.00	0
2022	0	0.0	0.0%	0	0.0	0.00	0
2023	0	0.0	0.0%	0	0.0	0.00	0
2024	0	0.0	0.0%	0	0.0	0.00	0
2025	0	0.0	0.0%	0	0.0	0.00	0
2026	0	0.0	0.0%	0	0.0	0.00	0
2027	0	0.0	0.0%	0	0.0	0.00	0
2028 & Thereafter	417,313	100.0	100.0%	5,480,600	100.0	13.13	1
Vacant	0	0.0	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	417,313	100.0%		$5,480,600	100.0%	$13.13	1

(1)	Calculated based on the approximate square footage occupied by each collateral tenant.

The following table presents certain information relating to historical leasing at the Axcelis Corporate Center Property:

Historical Leased %(1)

	2013	2014	2015	2016	2017	As of 3/1/2018(2)
Owned Space	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

(1)	As provided by the borrower and which represents occupancy as of December 31 for the indicated year unless otherwise specified.

(2)	Based on the underwritten rent roll dated March 1, 2018.

■	Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the Axcelis Corporate Center Property:

Cash Flow Analysis(1)(2)

	Underwritten	Underwritten $ per SF
Gross Potential Rent(3)	$5,480,600	$13.13
Reimbursements	160,780	0.39
Other Income	0	0.00
Vacancy & Credit Loss	(282,069)	(0.68)
Effective Gross Income	$5,359,310	$12.84

Real Estate Taxes	$0	$0.00
Insurance	0	0.00
Management Fee(4)	160,780	0.39
Other Operating Expenses	0	0.00
Total Operating Expenses	$160,780	$0.39

Net Operating Income	$5,198,531	$12.46
TI/LC	412,305	0.99
Replacement Reserves	83,463	0.20
Net Cash Flow	$4,702,763	$11.27

Occupancy	95.0%
NOI Debt Yield(5)	10.2%
NCF DSCR(5)	1.33x

(1)	Certain items such as interest expense, interest income, amortization expense, depreciation expense and any other non-recurring or non-operating items are not considered for the underwritten cash flow.

(2)	Historical financial information was not provided. The Axcelis lease is a triple net lease.

(3)	Gross Potential Rent has been underwritten based on the Axcelis lease as of March 1, 2018. The lease provides for 2.0% escalations annually until January 2025, when base rent decreases by 11.0% from $14.90 per SF to $14.04 per SF. The base rent then continues to increase by 2.0% annually through expiration.

(4)	The Underwritten Management Fee is based on the appraisal conclusion of market management fee, and assumed to be reimbursed pursuant to the Axcelis lease. The Axcelis Corporate Center Property is currently self-managed by Axcelis.

(5)	Calculated based on the aggregate outstanding principal balance as of the Cut-off Date of the Axcelis Corporate Center Loan Combination.

■	Appraisal. According to the appraisal, the Axcelis Corporate Center Property had an “as-is” appraised value of $82,100,000 as of November 16, 2017.

LOAN #10: axcelis corporate center

■	Environmental Matters. Based on the Phase I environmental report dated November 28, 2017, there were no recognized environmental conditions or recommendations for further action related to the Axcelis Corporate Center Property. However, the Phase I noted a number of environmental concerns, including but not limited to (i) that Axcelis’ manufacturing processes involve the use of various grades of machine oils, laboratory chemicals, adhesives, aqueous cleaners and alcohols, and such tenant is a Resource Conservation and Recovery Act (“RCRA”) small quantity generator of D-, F-, and U-coded hazardous wastes, and waste oils, (ii) a wastewater treatment facility is operated onsite at the Mortgaged Property, with the wastewater permit treatment facility classified as a “significant industrial user” with a categorical status of “metal finishing point source category subpart A”, (iii) since 1985, on-site operations have included the manufacture of equipment used in the semiconductor industry, and the Axcelis Corporate Center Property has been identified as a RCRA hazardous waste generator since 1985, with arsenic-containing waste comprising the majority of hazardous wastes produced and (iv) the presence of above-ground storage tanks used to contain diesel fluid and liquefied oxygen and nitrogen. The borrower has purchased two pollution liability policies for the insured site (one for five years that provides coverage for operational/new conditions, and one for ten years that provides historical conditions coverage), with the borrower as the named insured, from Indian Harbor Insurance Company, rated A+ by S&P. The two policies together share a $10,000,000 limit per pollution condition and in the aggregate, and each policy has a $250,000 self insured retention. The five year policy expires on January 30, 2020, and the ten year policy expires on January 30, 2025. The Mortgage Loan documents require the borrower to obtain and maintain environmental liability insurance providing coverage equal to or superior to the coverage provided pursuant to such policies.

■	Market Overview and Competition. The Axcelis Corporate Center Property is located in the 128 North flex/high technology submarket of Boston, Massachusetts, according to the appraisal. According to the appraisal, for the third quarter of 2017, the Boston flex/high technology market contained 20,299,558 SF of flex/high technology space, with a vacancy of 4.9% and effective rent of $9.43 per SF. According to the appraisal, for the third quarter of 2017, the 128 North flex/high technology submarket contained 2,321,763 SF of flex/high technology space, with a vacancy of 3.2% and effective rent of $13.74 per SF.

The Axcelis Corporate Center Property is located in Cherry Hill Corporate Park, a 17-building business park that is 20 miles northeast of Boston. The estimated 2017 population within a one-, three- and five-mile radius of the Axcelis Corporate Center Property is 7,236, 64,723 and 158,685, respectively, according to a third party report. The estimated 2017 average household income within a one-, three- and five-mile radius of the Axcelis Corporate Center Property is $101,419, $101,350 and $96,746, respectively, according to a third party report.

The following table presents certain information relating to recent industrial leasing activity in the Axcelis Corporate Center Property’s market:

Industrial Lease Comparables(1)

Property Name	Property Location	Tenant Name	Percent Office	Lease Date(s)	GLA	Lease Term (yrs)	Initial Rent per SF	Rent Steps (per Year)	Lease Type
Axcelis Corporate Center	Beverly, MA	Axcelis Technologies, Inc	29.0%	Jan. 2015	417,313	22	$13.13(2)	2.00%(3)	Triple Net
9 Forge Parkway	Franklin, MA	Tegra CTW	35.0%	May. 2017	81,293	10	$10.00	3.00%	Net
Building 32	Burlington, MA	Averdo	30.0%	Jan. 2017	60,732	5	$12.00	$0.25	Net
35 Cherry Hill Drive	Danvers, MA	Medtronic	50.0%	Nov. 2016	77,212	5	$12.36	3.00%	Net
575 University Avenue	Norwood, MA	Coram CVS	50.0%	Aug. 2016	88,379	10	$10.45	$0.30	Net
5 Omni Way	Chelmsford, MA	Comcast	80.0%	Feb. 2016	131,430	13	$16.25	$0.50	Net
23 Frontage Road	Andover, MA	Morpho Detection	50.0%	Sep. 2014	64,200	10	$11.50	2.75%	Net

(1)	Source: Appraisal.

(2)	Axcelis Corporate Center Initial Rent per SF reflects current base rent.

(3)	The Axcelis Corporate Center lease provides for 2.0% escalations annually until January 2025, when base rent decreases by 11.0% from $14.90 per SF to $14.04 per SF. The base rent then continues to increase by 2.0% annually through expiration.

■	The Borrower. The borrower is Beverly Property Owner LLC, a special purpose Delaware limited liability company structured to be bankruptcy remote, with two independent directors in its borrower structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Axcelis Corporate Center Loan Combination. The borrower sponsors are Mitchel Greenberg, Peter Holstein, Keith Jaffee and Middleton Partners LLC. The non-recourse carveout guarantors for the Axcelis Corporate Center Loan Combination are Mitchel Greenberg, Peter Holstein and Keith Jaffee, jointly and severally (together, the “Axcelis Corporate Center Non-Recourse Carveout Guarantors”).

LOAN #10: axcelis corporate center

The Axcelis Corporate Center Non-Recourse Carveout Guarantors own 50.0% of the borrower through family trusts and affiliated entities. The other 50.0% of the borrower is owned by individual investors. No individual investor has more than a 7.0% interest in the borrower. Middleton Partners LLC is a private real estate investment company, which serves as the platform for the investment activities of Mitchel Greenberg, Keith Jaffee and Peter Holstein.

■	Escrows. The borrower’s obligation to fund reserves for real estate taxes and insurance is waived so long as the borrower provides the lender with evidence that Axcelis is obligated under the terms of its lease to pay all real estate taxes and insurance premiums under its lease and has in fact paid such taxes and insurance premiums prior to the date on which they are due. If the applicable conditions are not satisfied, the borrower will be required to fund: (i) a tax reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay taxes over the then succeeding 12-month period and/or (ii) an insurance reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay insurance premiums for the renewal of the coverage under the insurance policies, provided that the monthly insurance reserve deposit is waived if the borrower is maintaining blanket insurance policies in accordance with the Axcelis Corporate Center Loan Combination documents.

Additionally, Axcelis delivered a $5,900,000 letter of credit to the borrower as a security deposit, which may be drawn upon by the lender, to the extent a draw is permitted under the terms of the Axcelis lease, following an event of default under both the lease and the Axcelis Corporate Center Loan Combination. The lender may apply the proceeds of such a draw, solely to the extent of the amount recoverable by the borrower as a result of the tenant’s default, for any purpose. If there is a lease default but no loan default, the lender is required to draw on the letter of credit, to the extent a draw is permitted under the lease, if directed by the borrower, and apply the proceeds for purposes specified in an agreement between the borrower and the lender, which purposes include but are not limited to, to pay principal and interest under the Axcelis Corporate Center Loan Combination, to be deposited into a rollover reserve or to reimburse the borrower for curing an event of default under the lease. The Axcelis lease permits the security deposit to be applied to compensate the landlord in respect of the payment of overdue and unpaid rent or the cost of the damage actually incurred by the landlord due to an event of default under the lease. The landlord is required to return the security deposit to Axcelis if Axcelis becomes rated at least Baa3/BBB- by any two of Moody’s Investors Service, Inc., Standard & Poor’s Financial Services LLC and/or Fitch Ratings, Inc.

■	Lockbox and Cash Management. The Axcelis Corporate Center Loan Combination is structured with a hard lockbox with springing cash management. The Axcelis Corporate Center Loan Combination documents require the borrower to direct tenants to pay rent directly to a lender-controlled lockbox account and require that all other money received by the borrower or property manager with respect to the Axcelis Corporate Center Property be deposited into such lockbox account within one business day following receipt. If no Axcelis Corporate Center Cash Sweep Event Period (as defined below) is continuing, all funds in the lockbox account are required to be swept into the borrower’s operating account. Upon the first occurrence of an Axcelis Corporate Center Cash Sweep Event Period (as defined below), the lender is required to establish, and the borrower is required to cooperate with the cash management bank to establish, a lender controlled cash management account. During the continuance of an Axcelis Corporate Center Cash Sweep Event Period, all cash flow is required to be swept from the lockbox account into such lender-controlled cash management account and applied in accordance with the Axcelis Corporate Center Loan Combination documents to make deposits into reserve funds, as described under “—Escrows” above, to pay debt service on the Axcelis Corporate Center Loan Combination; in the case of an Axcelis Corporate Center Cash Sweep Event Period under clause (ii), (iii) or (iv) of the definition thereof, to pay approved operating expenses in accordance with the approved annual budget and extraordinary expenses approved by the lender, and to deposit the remainder into a cash sweep account to be held as additional collateral for the Axcelis Corporate Center Loan Combination during the continuance of such Axcelis Corporate Center Cash Sweep Event Period.

An “Axcelis Corporate Center Cash Sweep Event Period” means the period:

(i)	commencing upon the occurrence of an event of default under the Axcelis Corporate Center Loan Combination documents and ending upon the acceptance by the lender in its sole discretion of a cure of such event of default; or

(ii)	commencing upon the debt service coverage ratio of the Axcelis Corporate Center Loan Combination falling below 1.15x for the immediately preceding six consecutive calendar months based on the trailing six months operating statements and rent rolls and ending upon the debt service coverage ratio being equal to or greater than 1.15x for the immediately preceding six calendar months based on the trailing six months operating statements and rent rolls; or

LOAN #10: axcelis corporate center

(iii)	commencing upon a Major Underwritten Tenant (as defined below) terminating or cancelling its lease (including, without limitation, any rejection of its lease in a bankruptcy or similar proceeding) or a Major Underwritten Tenant filing for bankruptcy or becoming involved in an insolvency proceeding, and ending upon either (x) such Major Underwritten Tenant’s lease having been affirmed in bankruptcy and such Major Underwritten Tenant being in occupancy of the entirety of its space, open for business and paying full contractual rent, or (y) the entirety of such Major Underwritten Tenant’s space having been re-let to one or more replacement tenant(s) pursuant to replacement lease(s), which replacement tenant(s) and lease(s) are acceptable to the lender, and the borrower delivering a reasonably acceptable tenant estoppel certificate(s) from each such replacement tenant(s) stating that such replacement tenant(s) is/are in occupancy of the entirety of such Major Underwritten Tenant’s space, open for business and either paying full contractual rent or the lender has received sufficient amounts to escrow for the same (an “Axcelis Corporate Center Replacement Tenant Cure”); or

(iv)	commencing upon (A) any Major Underwritten Tenant’s lease terminating or failing to be in full force and effect for any reason, (B) any Major Underwritten Tenant going dark, vacating or otherwise failing to occupy its premises, or failing to be open for business during customary hours, (C) any Major Underwritten Tenant giving a termination notice or notice to vacate under its lease for all or any portion of its premises or (D) one year prior to the stated expiration date of any Major Underwritten Tenant’s lease unless it has been renewed or extended in accordance with its terms or on other terms acceptable to the lender and in all events in compliance with the requirements of the Axcelis Corporate Center Loan Combination loan agreement and ending upon either (x) such Major Underwritten Tenant being open for business either pursuant to its lease or pursuant to a replacement lease acceptable to the lender, as evidenced by a reasonably acceptable tenant estoppel certificate stating that such Major Underwritten Tenant is in occupancy of the entirety of such Major Underwritten Tenant’s space, open for business and paying full contractual rent or (y) an Axcelis Corporate Center Replacement Tenant Cure.

A “Major Underwritten Tenant” means Axcelis or any replacement tenant which occupies all or a portion of the Axcelis space which was approved by the lender.

■	Property Management. The Axcelis Corporate Center Property is self-managed by Axcelis. Upon the occurrence of any one or more of the following events the lender has the right to require the borrower to appoint a property manager (or if a property manager is then appointed, to replace the property manager), in each case with a new property manager that is an unaffiliated Qualified Manager (as defined below) chosen by the borrower and reasonably approved by the lender: (a) an event of default under the Axcelis Corporate Center Loan Combination is continuing, (b) the property manager (I) being insolvent or a debtor in a bankruptcy proceeding or (II) having engaged in gross negligence, fraud or willful misconduct, (c) an event of default by the property manager occurring under the related management agreement (subject to any applicable grace periods) or (d) the debt service coverage ratio of the Axcelis Corporate Center Loan Combination falling below 1.10x.

A “Qualified Manager” means a manager that is a reputable and experienced professional management organization reasonably approved by the lender (which may be conditioned on a rating agency confirmation). The borrower may not replace the property manager without the consent of the lender, which may not be unreasonably withheld (and may be conditioned upon receipt of a rating agency confirmation).

■	Mezzanine or Secured Subordinate Indebtedness. Not permitted.

■	Release of Collateral. Not permitted.

LOAN #10: axcelis corporate center

■	Terrorism Insurance. The borrower is required to maintain an “all-risk” insurance policy (with a deductible that is acceptable to the lender and is no greater than $25,000) that provides coverage for terrorism in an amount equal to 100% of the full replacement cost of the Axcelis Corporate Center Property, plus a business interruption insurance policy that provides 18 months of business interruption coverage with an additional 12-month extended period of indemnity; provided that if the policies contain an exclusion for loss or damage incurred as a result of an act of terrorism or similar acts of sabotage, the borrower is required to maintain separate insurance against such loss or damage provided such insurance is commercially available. For so long as TRIPRA is in effect and continues to cover both domestic and foreign acts of terrorism, the lender is required to accept terrorism insurance coverage which covers against “covered acts” as defined by TRIPRA. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus.

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LOAN #11: One newark center

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		MSMCH
Location (City/State)	Newark, New Jersey	Cut-off Date Balance(3)		$32,000,000
Property Type	Office	Cut-off Date Balance per SF(2)		$159.31
Size (SF)	417,939	Percentage of Initial Pool Balance		3.0%
Total Occupancy as of 11/1/2017	90.0%	Number of Related Mortgage Loans		None
Owned Occupancy as of 11/1/2017	90.0%	Type of Security(4)		Fee Simple
Year Built / Latest Renovation	1992 / NAP	Mortgage Rate		4.25000%
Appraised Value	$94,000,000	Original Term to Maturity (Months)		120
Appraisal Date	10/10/2017	Original Amortization Term (Months)		360
Borrower Sponsor(1)	Beijing Ideal Group	Original Interest Only Period (Months)		36
Property Management	CBRE, Inc.	First Payment Date		1/1/2018
		Maturity Date		12/1/2027

Underwritten Revenues	$14,737,974
Underwritten Expenses	$7,203,226	Escrows
Underwritten Net Operating Income (NOI)	$7,534,747		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$5,985,388	Taxes	$388,733	$194,366
Cut-off Date LTV Ratio(2)	70.8%	Insurance	$44,763	$22,319
Maturity Date LTV Ratio(2)	61.6%	Replacement Reserve	$0	$14,247
DSCR Based on Underwritten NOI / NCF(2)	1.92x / 1.52x	TI/LC(5)	$2,850,000	$104,485
Debt Yield Based on Underwritten NOI / NCF(2)	11.3% / 9.0%	Other(6)	$1,157,258	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Combination Amount	$66,580,000	65.8%	Purchase Price(7)	$93,900,000	92.9%
Principal’s New Cash Contribution	34,532,834	34.2	Reserves	4,440,755	4.4
			Closing Costs	2,772,079	2.7
Total Sources	$101,112,834	100.0%	Total Uses	$101,112,834	100.0%

(1)	There is no non-recourse carveout guarantor or separate environmental indemnitor with respect to the One Newark Center Loan Combination (as defined below). The owners of the borrower are individuals and entities domiciled in the People’s Republic of China. See “Description of the Mortgage Pool—Non-Recourse Carveout Limitations” in the Prospectus.
(2)	Calculated based on the aggregate outstanding principal balance as of the Cut-off Date of the One Newark Center Loan Combination.
(3)	The Cut-off Date Balance of $32,000,000 represents the non-controlling note A-1 of a loan combination (the “One Newark Center Loan Combination”), evidenced by three pari passu notes having an aggregate outstanding principal balance as of the Cut-off Date of $66,580,000. The related companion loans are evidenced by the controlling note A-2 and the non-controlling note A-3, which have an aggregate outstanding principal balance as of the Cut-off Date of $34,580,000 and have been contributed to the BANK 2018-BNK10 securitization transaction.
(4)	The One Newark Center Property consists of a fee on a plane interest comprised of floors six to 22 (417,939 square feet) of a 22 floor office building and a 953 space, 10-story parking garage that is next door to, and attached to, the office building. The land underneath the office building, and floors one through five, are owned by a third party. See “Description of the Mortgage Pool—Condominium Interests” in the Prospectus.
(5)	The TI/LC reserve has a cap of $3,800,000.
(6)	Upfront Other Reserves includes reserves for outstanding TI/LC funds ($579,656), free rent funds ($549,852) and a deferred maintenance reserve ($27,750).
(7)	In connection with the purchase of the One Newark Center Property, a prior securitized loan made to the previous owner of the One Newark Center Property was repaid at a discount, resulting in the cancellation of a $9,700,000 “hope note” without repayment. See “Description of the Mortgage Pool—Default History, Bankruptcy Issues and Other Proceedings” in the Prospectus.

LOAN #11: One newark center

The following table presents certain information relating to the major tenants at the One Newark Center Property:

Ten Largest Owned Tenants Based on Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA	% of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extensions Options
K&L Gates, LLP	NR / NR / NR	52,148	12.5%	$1,825,180	15.1%	$35.00	1/31/2022	2, 5-year options
GSA IRS(3)	AAA / Aaa / AA+	45,075	10.8	1,476,986	12.2	32.77	12/29/2019	NA
GSA HUD(4)	AAA / Aaa / AA+	49,698	11.9	1,391,959	11.5	33.50	4/21/2018	NA
Level 3 Communications	BB- / B1 / NR-	33,485	8.0	1,255,688	10.4	37.50	4/30/2020	1, 5-year option
International Fidelity Insurance	NR / NR / NR	23,709	5.7	948,360	7.8	40.00	8/31/2020	1, 5-year option
Proskauer Rose, LLP	NR / NR / NR	26,074	6.2	860,442	7.1	33.00	1/31/2020	1, 5-year option
Littler Mendelson, P.C	NR / NR / NR	24,369	5.8	816,362	6.7	33.50	1/31/2023	1, 5-year option
Sedgwick, LLP(5)	NR / NR / NR	26,074	6.2	638,268	5.3	24.48	7/31/2025	1, 5-year option
Yang Ming(6)	NR / NR / NR	19,306	4.6	627,445	5.2	32.50	4/30/2026	1, 5-year option
North Jersey Transportation Plan	NR / NR / NR	18,662	4.5	578,522	4.8	31.00	12/31/2027	1, 5-year option
Ten Largest Owned Tenants		318,600	76.2%	$10,419,211	86.0%	$33.56
Remaining Tenants(7)		57,353	13.7	1,699,147	14.0	32.42
Vacant Spaces		41,986	10.0	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants(7)		417,939	100.0%	$12,118,358	100.0%	$33.40

(1)	Based on the underwritten rent roll dated November 1, 2017.
(2)	Certain ratings are those of the parent company or the U.S. federal government, whether or not the parent or the U.S. federal government, as applicable, guarantees the lease.
(3)	GSA IRS may terminate its lease at any time on or after April 29, 2019, upon 120 days written notice.
(4)	GSA HUD Tenant GLA includes 8,143 SF associated with exterior corridor spaces used by GSA HUD to allow the public to get from one area of the space to another. This space (8,143 SF) was excluded from all UW Base Rent $ per SF calculations.
(5)	Sedgewick, LLP is occupying its space under a sublease from Tanenbaum Keale LLP. Each of the sublessor and sublessee has the right to terminate the sublease upon written notice on or before July 31, 2018. The space has been underwritten based on the sublease rent, which is lower than the prime lease rent of $31.00 per SF.
(6)	Yang Ming has three months of free rent from June through August 2018, which has been reserved for.
(7)	Remaining Tenants and Total / Wtd. Avg. All Owned Tenants UW Base Rent and UW Base Rent $ per SF do not include 8,143 SF of GSA HUD space and 4,947 SF of café space for which there is no rent attributed.

The following table presents certain information relating to the lease rollover schedule at the One Newark Center Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)(2)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF(3)	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2018(3)	49,698	11.9	11.9%	1,391,959	11.5	$33.50	1
2019	62,152	14.9	26.8%	2,028,840	16.7	$32.64	4
2020	97,190	23.3	50.0%	3,522,186	29.1	$36.24	4
2021	0	0.0	50.0%	0	0.0	$0.00	0
2022	54,555	13.1	63.1%	1,900,100	15.7	$34.83	3
2023	31,299	7.5	70.6%	1,049,625	8.7	$33.54	2
2024	0	0.0	70.6%	0	0.0	$0.00	0
2025	26,074	6.2	76.8%	638,268	5.3	$24.48	1
2026	31,376	7.5	84.3%	1,008,857	8.3	$32.15	2
2027	18,662	4.5	88.8%	578,522	4.8	$31.00	1
2028 & Thereafter(4)	4,947	1.2	90.0%	0	0.0	$0.00	1
Vacant	41,986	10.0	100.0%	0	0.0	$0.00	0
Total / Wtd. Avg.	417,939	100.0%		$12,118,358	100.0%	$33.40	19

(1)	Calculated based on the approximate square footage occupied by each owned tenant.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	2018 Expiring Owned GLA includes 8,143 SF associated with exterior corridor space used by GSA HUD to allow the public to get from one area of the space to another. This space (8,143 SF) was excluded from all UW Base Rent $ per SF calculations.
(4)	2028 & Thereafter has no UW Base Rent because it is comprised of 4,947 SF of café space for which there is no rent attributed. 2028 & Thereafter and Total/Wtd. Avg. UW Base Rent $ per SF exclude the square footage associated with the café space.

LOAN #11: One newark center

The following table presents certain information relating to historical leasing at the One Newark Center Property:

Historical Leased %(1)

	2013	2014	2015	2016	As of 11/1/2017(2)
Owned Space	94.7%	86.1%	89.4%	95.3%	90.0%

(1)	As provided by the borrower and which represents occupancy as of December 31 for the indicated year unless otherwise specified.
(2)	Based on the underwritten rent roll dated November 1, 2017.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the One Newark Center Property:

Cash Flow Analysis(1)

	2013		2014		2015		2016	TTM 9/30/2017	Underwritten	Underwritten $ per SF
Gross Potential Rent(2)	$12,808,615		$11,122,793		$11,023,808		$11,531,821	$11,253,373	$13,569,825	$32.47
Reimbursements	1,792,869		1,234,851		1,364,496		1,039,129	984,628	1,213,173	2.90
Other Income(3)	1,255,176		1,418,838		1,545,354		1,613,028	1,237,197	1,427,000	3.41
Vacancy & Credit Loss	0		0		0		0	0	(1,472,025)	(3.52)
Effective Gross Income	$15,856,660		$13,776,482		$13,933,658		$14,183,978	$13,475,198	$14,737,974	$35.26

Real Estate Taxes	$3,248,350		$2,253,920		$2,934,736		$3,037,993	$2,693,441	$2,332,397	$5.58
Insurance	79,747		77,274		77,406		84,426	90,165	84,606	0.20
Management Fee	188,112		188,112		188,112		188,112	188,112	442,139	1.06
Other Operating Expenses	3,876,552		4,316,002		4,341,718		4,211,962	4,266,678	4,344,084	10.39
Total Operating Expenses	$7,392,761		$6,835,308		$7,541,972		$7,522,493	$7,238,396	$7,203,226	$17.24

Net Operating Income	$8,463,899		$6,941,174		$6,391,686		$6,661,485	$6,236,802(4)	$7,534,747(4)	$18.03
TI/LC	0		0		0		0	0	1,378,397	3.30
Replacement Reserves	0		0		0		0	0	170,963	0.41
Net Cash Flow	$8,463,899		$6,941,174		$6,391,686		$6,661,485	$6,236,802	$5,985,388	$14.32

Occupancy(5)	94.7%		86.1%		89.4%		95.3%	90.0%	89.3%
NOI Debt Yield(6)	12.7%		10.4%		9.6%		10.0%	9.4%	11.3%
NCF DSCR(6)	2.15	x	1.77	x	1.63	x	1.69x	1.59x	1.52x

(1)	Certain items such as interest expense, interest income, amortization expense, depreciation expense and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Gross Potential Rent has been underwritten based on the rent roll dated November 1, 2017 and includes contractual rent steps that have been underwritten through 11/1/2018 and total $169,672.

(3)	Other Income is primarily comprised of parking income and has been underwritten based on an estimate in the appraisal.

(4)	The increase in Underwritten Net Operating Income from TTM 9/30/2017 Net Operating Income can be attributed to an increase in reimbursements, which were underwritten based on the appraisal, lease expansions, free rent burnoff, and contractual rent increases.

(5)	TTM 9/30/2017 occupancy is as of November 1, 2017. Underwritten occupancy represents economic occupancy.

(6)	Calculated based on the aggregate outstanding principal balance as of the Cut-off Date of the One Newark Center Loan Combination.

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LOAN #12: braddock metro center

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	CREFI
Location (City/State)	Alexandria, Virginia	Cut-off Date Balance(3)	$30,000,000
Property Type	Office	Cut-off Date Balance per SF(2)	$235.12
Size (SF)	315,589	Percentage of Initial Pool Balance	2.8%
Total Occupancy as of 11/1/2017	92.4%	Number of Related Mortgage Loans	None
Owned Occupancy as of 11/1/2017	92.4%	Type of Security	Fee Simple
Year Built / Latest Renovation	1986 / NAP	Mortgage Rate	4.57000%
Appraised Value	$111,140,000	Original Term to Maturity (Months)	120
Appraisal Date	11/3/2017	Original Amortization Term (Months)	360
Borrower Sponsor(1)	Kawa Capital Partners LLC	Original Interest Only Period (Months)	60
Property Management	Cushman & Wakefield U.S., Inc.	First Payment Date	3/6/2018
Maturity Date	2/6/2028
Underwritten Revenues	$10,490,116
Underwritten Expenses	$3,420,015	Escrows
Underwritten Net Operating Income (NOI)	$7,070,100	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$6,760,253	Taxes	$381,274	$95,318
Cut-off Date LTV Ratio(2)	66.8%	Insurance	$0	$0
Maturity Date LTV Ratio(2)	61.2%	Replacement Reserve	$0	$6,049
DSCR Based on Underwritten NOI / NCF(2)	1.55x / 1.49x	TI/LC	$0	$19,724
Debt Yield Based on Underwritten NOI / NCF(2)	9.5% / 9.1%	Other(4)	$27,805,730	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Combination Amount	$74,200,000	63.9%	Purchase Price	$87,000,000	75.0%
Principal’s New Cash Contribution	27,363,225	23.6	Reserves	28,187,004	24.3
Other Sources(5)	14,483,219	12.5	Closing Costs	859,440	0.7

Total Sources	$116,046,444	100.0%	Total Uses	$116,046,444	100.0%

(1)	The loan sponsor is Kawa Capital Partners LLC, while the two non-recourse carveout guarantors are Kawa Capital Partners LLC and Kawa Investments LLC.

(2)	Calculated based on the aggregate outstanding principal balance as of the Cut-off Date of the Braddock Metro Center Loan Combination (as defined below).

(3)	The Cut-off Date Balance of $30,000,000 represents the non-controlling note A-2 of a loan combination (“Braddock Metro Center Loan Combination”), which is evidenced by two pari passu notes, having an aggregate outstanding principal balance as of the Cut-off Date of $74,200,000. The related companion loan is evidenced by the controlling note A-1, which has an outstanding principal balance as of the Cut-off Date of $44,200,000 and has been contributed to the Benchmark 2018-B2 securitization transaction.

(4)	The Upfront Other Escrows consists of a $27,805,730 GSA (United States Department of Agriculture) (“USDA”) lease reserve which represents USDA gap rent, USDA tenant allowances, USDA improvement costs and USDA leasing commissions.

(5)	Other Sources consists of security deposits ($315,106), rents ($239,014), property taxes ($53,722), tenant inducements ($6,992,531) and a shell format cost ($6,930,119) that were credited to the purchaser on the date of the acquisition, net expenses ($45,136) and interest from deposits ($2,137).

The following table presents certain information relating to the major tenants (of which certain tenants may have co-tenancy provisions) at the Braddock Metro Center Property:

Ten Largest Owned Tenants Based on Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA	% of Owned GLA	UW Base Rent(3)	% of Total UW Base Rent(3)	UW Base Rent $ per SF(3)	Lease Expiration
GSA (US Department of Agriculture)	NR / Aaa / AA+	131,000	41.5%	$3,930,000	40.1%	$30.00	5/31/2033
Alexandria City School Board	NR / Aaa / AAA	84,693	26.8%	2,990,607	30.5	35.31	5/31/2029
Close Up Foundation	NR / NR / NR	13,594	4.3%	487,243	5.0	35.84	12/31/2021
Gifts in Kind International / Good360	NR / NR / NR	12,968	4.1%	486,170	5.0	37.49	12/31/2021
Phase2 Technology, LLC	NR / NR / NR	11,348	3.6%	418,628	4.3	36.89	12/31/2021
Oak Grove Technologies, LLC	NR / NR / NR	8,292	2.6%	293,981	3.0	35.45	12/31/2019
American Chamber of Commerce Executives	NR / NR / NR	6,236	2.0%	211,462	2.2	33.91	11/30/2023
International Parking Institute, Inc.	NR / NR / NR	4,103	1.3%	126,994	1.3	30.95	1/31/2023
World Hope International, Inc.(4)	NR / NR / NR	3,888	1.2%	131,967	1.3	33.94	4/30/2023
National Society of Public Accountants	NR / NR / NR	3,446	1.1%	112,146	1.1	32.54	1 /31/2026
Ten Largest Owned Tenants		279,568	88.6%	$9,189,197	93.7%	$32.87
Other		11,944	3.8	621,348	6.3	52.02
Vacant		24,077	7.6	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		315,589	100.0%	$9,810,545	100.0%	$33.65

(1)	Based on the underwritten rent roll dated November 1, 2017.

(2)	Certain ratings are those of the parent company or the U.S. federal government whether or not the parent or the U.S. federal government, as applicable, guarantees the lease.

(3)	UW Base Rent and UW Base Rent $ per SF includes $509,949, which represents the present value of rent steps for credit tenants and $81,893 for contractual rent steps through September 2018 for other tenants.

(4)	World Hope International, Inc. has the right to terminate its lease on or after January 31, 2021 with 12 months’ notice and payment of a termination fee equal to the unamortized portion of any improvement costs, legal fees, rental abatement and leasing commissions amortized at 8% interest.

LOAN #12: braddock metro center

The following table presents certain information relating to the lease rollover schedule at the Braddock Metro Center Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)(2)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF(3)	# of Expiring Tenants
2018 & MTM	0	0.0%	0.0%	$44,175	0.5%	$0.00	2
2019	11,557	3.7	3.7%	412,028	4.2	$35.65	3
2020	0	0.0	3.7%	18,241	0.2	$0.00	1
2021	40,966	13.0	16.6%	1,568,889	16.0	$38.30	6
2022	1	0.0	16.6%	79,574	0.8	$79,573.71	1
2023	14,227	4.5	21.2%	470,423	4.8	$33.07	3
2024	5,622	1.8	22.9%	184,463	1.9	$32.81	1
2025	0	0.0	22.9%	0	0.0	$0.00	0
2026	3,446	1.1	24.0%	112,146	1.1	$32.54	1
2027	0	0.0	24.0%	0	0.0	$0.00	0
2028	0	0.0	24.0%	0	0.0	$0.00	0
2029 & Beyond	215,693	68.3	92.4%	6,920,607	70.5	$32.09	2
Vacant	24,077	7.6	100.0%	NAP	NAP	$0.00	0
Total / Wtd. Avg.	315,589	100.0%		$9,810,545	100.0%	$30.89	20

(1)	Calculated based on the approximate square footage occupied by each collateral tenant.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Wtd. Avg. UW Base Rent $ per SF excludes vacant space.

The following table presents certain information relating to historical leasing at the Braddock Metro Center Property:

Historical Leased %(1)

	2014	2015	2016	As of 11/1/2017(2)
Owned Space	96.9%	97.8%	98.3%	92.4%

(1)	As provided by the borrower and which represents occupancy as of December 31 for the indicated year unless otherwise specified.

(2)	Based on the underwritten rent roll dated November 1, 2017.

LOAN #12: braddock metro center

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Braddock Metro Center Property:

Cash Flow Analysis(1)

	2014	2015	2016	TTM 10/31/2017	Underwritten	Underwritten $ per SF
Base Rent	$9,065,314	$10,029,793	$10,395,546	$10,248,302	$9,218,704	$29.21
Contractual Rent Steps(2)	0	0	0	0	591,841	1.88
Gross Up Vacancy	0	0	0	0	794,541	2.52
Reimbursements	134,411	70,650	180,131	220,780	99,938	0.32
Other Income(3)	30,344	36,315	36,840	27,285	27,285	0.09
Vacancy & Credit Loss	(462,741)	(525,989)	(515,479)	(454,134)	(794,541)	(2.52)
EGI Before Other Income	$8,767,328	9,610,769	$10,097,039	$10,042,233	$9,937,769	$31.49
Parking	436,611	462,062	486,192	544,918	544,918	1.73
Other Income 2	3,797	199	262	7,429	7,429	0.02
Effective Gross Income	$9,207,736	$10,073,030	$10,583,492	$10,594,580	$10,490,116	$33.24

Real Estate Taxes	$820,245	$847,088	$881,300	$957,038	$963,786	3.05
Insurance	37,735	41,052	49,224	52,314	160,835	0.51
Management Fee	304,093	307,584	270,455	276,578	314,703	1.00
Other Operating Expenses	2,118,448	2,099,339	2,080,813	1,913,175	1,980,691	6.28
Total Operating Expenses	$3,280,521	$3,295,063	$3,281,792	$3,199,105	$3,420,015	$10.84

Net Operating Income	$5,927,215	$6,777,967	$7,301,701	$7,395,475	$7,070,100	$22.40
TI/LC					237,262	0.75
Replacement Reserves	0	0	0	0	72,585	0.23
Net Cash Flow	$5,927,215	$6,777,967	$7,301,701	$7,395,475	$6,760,253	$21.42

Occupancy	96.9%	97.8%	98.3%	92.4%	92.6% (4)
NOI Debt Yield(5)	8.0%	9.1%	9.8%	10.0%	9.5%
NCF DSCR(5)	1.30x	1.49x	1.61x	1.63x	1.97x

(1)	Certain items such as interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items are not considered for the underwritten cash flow.

(2)	Contractual Rent Steps includes $509,949, which represents the present value of rent steps for credit tenants and $81,893 for contractual rent steps through September 2018 for other tenants.

(3)	Other Income includes direct tenant reimbursements for electric and overtime HVAC.

(4)	Represents an underwritten economic vacancy of 7.4%.

(5)	Calculated based on the aggregate outstanding principal balance as of the Cut-off Date of the Braddock Metro Center Loan Combination.

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LOAN #13: 2301 RENAISSANCE BOULEVARD

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	SMF V
Location (City/State)	King of Prussia, Pennsylvania	Cut-off Date Balance	$29,000,000
Property Type	Office	Cut-off Date Balance per SF	$153.03
Size (SF)	189,502	Percentage of Initial Pool Balance	2.7%
Total Occupancy as of 10/1/2017	89.1%	Number of Related Mortgage Loans	None
Owned Occupancy as of 10/1/2017	89.1%	Type of Security	Fee Simple
Year Built / Latest Renovation	2002 / 2017	Mortgage Rate	4.66000%
Appraised Value(1)	$50,930,000	Original Term to Maturity (Months)	120
Appraisal Date	11/16/2017	Original Amortization Term (Months)	NAP
Borrower Sponsor(2)	Mark I. Solomon	Original Interest Only Period (Months)	120
Property Management	G&E Real Estate Management Services, Inc.	First Payment Date	2/6/2018
Maturity Date	1/6/2028

Underwritten Revenues	$5,182,739
Underwritten Expenses	$2,183,114	Escrows
Underwritten Net Operating Income (NOI)	$2,999,625	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$2,770,199	Taxes	$375,827	$54,117
Cut-off Date LTV Ratio(1)	56.9%	Insurance(3)	$51,527	$0
Maturity Date LTV Ratio(1)	56.9%	Replacement Reserve	$150,000	$3,112
DSCR Based on Underwritten NOI / NCF	2.19x / 2.02x	TI/LC	$0	$20,530
Debt Yield Based on Underwritten NOI / NCF	10.3% / 9.6%	Other(4)	$1,969,567	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$29,000,000	57.4%	Purchase Price	$47,000,000	93.1%
Principal’s New Cash Contribution	21,506,091	42.6	Reserves	2,546,921	5.0
Closing Costs	959,170	1.9

Total Sources	$50,506,091	100.0%	Total Uses	$50,506,091	100.0%

(1)	The appraiser concluded a “Hypothetical Market Value As Is” appraised value of $50,930,000 with an appraisal valuation date of November 16, 2017. The “Hypothetical Market Value As Is” appraised value assumes that all free rent obligations have already been incurred. At origination of the 2301 Renaissance Boulevard loan, the borrower deposited $1,969,567 for free rent. The “as-is” appraised value is $48,400,000 with a valuation date of November 16, 2017. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the “as-is” appraised value are both 59.9%.

(2)	Mark I. Solomon is the guarantor of the non-recourse carveouts under the 2301 Renaissance Boulevard loan documents.

(3)	The borrower is required to deposit monthly escrows equal to one-twelfth of the amount that the lender estimates will be necessary to pay insurance premiums (unless the 2301 Renaissance Boulevard Property is insured under an acceptable blanket policy in accordance with the related loan documents).

(4)	Other Upfront Reserve is comprised of a free rent reserve related to Vertex, Inc., the 2301 Renaissance Boulevard Property’s sole tenant.

The following table presents certain information relating to the sole tenant at the 2301 Renaissance Boulevard Property:

Owned Tenant Based on Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)	Tenant GLA	% of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extensions Options
Vertex, Inc.(2)	NR / NR / NR	168,820	89.1%	$3,376,400	100.0%	$20.00	9/30/2028	NA
Largest Owned Tenant		168,820	89.1%	$3,376,400	100.0%	$20.00
Vacant Spaces (Owned Space)		20,682	10.9	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		189,502	100.0%	$3,376,400	100.0%	$20.00

(1)	Based on the underwritten rent roll dated October 1, 2017.

(2)	Vertex, Inc. commenced operations in June 2017 and commences paying base rent in September 2018. All free rent through September 2018 was escrowed at origination of the 2301 Renaissance Boulevard loan.

LOAN #13: 2301 RENAISSANCE BOULEVARD

The following table presents certain information relating to the lease rollover schedule at the 2301 Renaissance Boulevard Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF(2)	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2018	0	0.0	0.0%	0	0.0	$0.00	0
2019	0	0.0	0.0%	0	0.0	$0.00	0
2020	0	0.0	0.0%	0	0.0	$0.00	0
2021	0	0.0	0.0%	0	0.0	$0.00	0
2022	0	0.0	0.0%	0	0.0	$0.00	0
2023	0	0.0	0.0%	0	0.0	$0.00	0
2024	0	0.0	0.0%	0	0.0	$0.00	0
2025	0	0.0	0.0%	0	0.0	$0.00	0
2026	0	0.0	0.0%	0	0.0	$0.00	0
2027	0	0.0	0.0%	0	0.0	$0.00	0
2028	168,820	89.1	89.1%	3,376,400	100.0	$20.00	1
2029 & Thereafter	0	0.0	89.1%	0	0.0	$0.00	0
Vacant	20,682	10.9	100.0%	0	0.0	$0.00	0
Total / Wtd. Avg.	189,502	100.0%		$3,376,400	100.0%	$20.00	1

(1)	Calculated based on the approximate square footage occupied by each Owned Tenant.

(2)	Wtd. Avg. UW Base Rent $ per SF excludes vacant space.

The following table presents certain information relating to historical leasing at the 2301 Renaissance Boulevard Property:

Historical Leased %(1)

	2014(2)	2015	2016(3)	As of 10/1/2017 (4)
Owned Space	NAV	100.0%	100.0%	89.1%

(1)	As provided by the borrower and which represents occupancy as of December 31 for the indicated year unless otherwise specified.

(2)	Historical Leased % is not available for 2014 because a prior owner of the 2301 Renaissance Boulevard Property did not provide the related information.

(3)	The 2301 Renaissance Boulevard Property was originally developed as a build-to-suit for GlaxoSmithKline (“GSK”) which leased 100.0% of the premises from 2002 until December 2016. The prior owner of the 2301 Renaissance Boulevard Property executed a new lease with Vertex, Inc. in October 2016, two months prior to GSK’s lease expiration.

(4)	Based on the underwritten rent roll dated October 1, 2017.

LOAN #13: 2301 RENAISSANCE BOULEVARD

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 2301 Renaissance Boulevard Property:

Cash Flow Analysis(1)(2)

	2015		2016		Underwritten		Underwritten $ per SF
Base Rent	$4,210,875		$4,309,375		$3,376,400		$17.82
Gross Up Vacancy	0		0		423,981		2.24
Reimbursements	1,615,232		1,521,271		1,806,339		9.53
Other Income	145		255,468		0		0.00
Vacancy & Credit Loss	0		0		(423,981)		(2.24)
Effective Gross Income	$5,826,252		$6,086,114		$5,182,739		$27.35

Real Estate Taxes	$582,246		$596,989		$630,488		$3.33
Insurance	15,956		14,514		14,514		0.08
Management Fee	219,309		220,884		155,482		0.82
Other Operating Expenses	688,175		618,830		1,382,630		7.30
Total Operating Expenses	$1,505,686		$1,451,217		$2,183,114		$11.52

Net Operating Income	$4,320,566		$4,634,897		$2,999,625		$15.83
TI/LC	0		0		192,078		1.01
Capital Expenditures	0		0		37,347		0.20
Net Cash Flow	$4,320,566		$4,634,897		$2,770,199		$14.62

Occupancy	100.0%		100.0	%(3)	92.4%
NOI Debt Yield	14.9%		16.0%		10.3%
NCF DSCR	3.15	x	3.38	x	2.02	x

(1)	Certain items such as interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items are not considered for the underwritten cash flow.

(2)	Historical cash flows are not available for 2014 because a prior owner of the 2301 Renaissance Boulevard Property did not provide the related information. Historical cash flows are not available for 2017 because the 2301 Renaissance Boulevard Property underwent a renovation.

(3)	The 2301 Renaissance Boulevard Property was originally developed as a build-to-suit for GSK which leased 100.0% of the premises from 2002 until December 2016. The prior owner of the 2301 Renaissance Boulevard Property executed a new lease with Vertex, Inc. in October 2016, two months prior to GSK’s lease expiration.

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LOAN #14: ingram festival shopping center

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		SMF V
Location (City/State)	San Antonio, Texas	Cut-off Date Balance		$27,424,564
Property Type	Retail	Cut-off Date Balance per SF		$123.45
Size (SF)	222,154	Percentage of Initial Pool Balance		2.6%
Total Occupancy as of 12/1/2017	100.0%	Number of Related Mortgage Loans		None
Owned Occupancy as of 12/1/2017	100.0%	Type of Security		Fee Simple
Year Built / Latest Renovation	1995 / NAP	Mortgage Rate		4.54400%
Appraised Value	$42,300,000	Original Term to Maturity (Months)		120
Appraisal Date	11/6/2017	Original Amortization Term (Months)		360
Borrower Sponsors(1)	Various	Original Interest Only Period (Months)		NAP
Property Management	Weitzman Management Corporation	First Payment Date		2/6/2018
		Maturity Date		1/6/2028

Underwritten Revenues	$4,440,849
Underwritten Expenses	$1,530,834	Escrows
Underwritten Net Operating Income (NOI)	$2,910,015		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$2,687,861	Taxes	$240,086	$80,029
Cut-off Date LTV Ratio	64.8%	Insurance	$15,479	$1,720
Maturity Date LTV Ratio	52.6%	Replacement Reserve	$250,000	$5,924
DSCR Based on Underwritten NOI / NCF	1.73x / 1.60x	TI/LC(2)	$500,000	$0
Debt Yield Based on Underwritten NOI / NCF	10.6% / 9.8%	Other(3)	$562,349	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$27,500,000	100.0%	Loan Payoff	$24,544,466	89.3%
			Reserves	1,567,914	5.7
			Return of Equity	701,605	2.6
			Closing Costs	686,014	2.5
Total Sources	$27,500,000	100.0%	Total Uses	$27,500,000	100.0%

(1)	The Survivor’s Trust Under the Warren L. Breslow Trust, The Goldrich Trust No. 1, Hirsch Family Trust A, The KT1 Benjamin Trust, The KT1 Ezra Trust, The KT1 Michael Trust, The KT1 Francesca Trust, The Non-Exempt QTIP Marital Trust under the Goldrich Trust No. 1 and The Survivor’s Trust under the Goldrich Trust No. 1 are both the borrower sponsors and guarantors of the non-recourse carveouts under the Ingram Festival Shopping Center loan documents.

(2)	On each monthly payment date when the TI/LC Reserve is below the cap, the borrower is required to deposit $12,589. The TI/LC Reserve is capped at $500,000.

(3)	The Upfront Other Reserve is comprised of a Spec’s Wine & Spirits reserve for outstanding tenant improvements and leasing commissions ($547,349) and for a deferred maintenance reserve ($15,000).

The following table presents certain information relating to the major tenants (of which certain tenants may have co-tenancy provisions) at the Ingram Festival Shopping Center Property:

Ten Largest Owned Tenants Based on Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA	% of Owned GLA	UW Base Rent(3)	% of Total UW Base Rent(3)	UW Base Rent $ per SF(3)	Sales $ per SF(4)	Occupancy Cost(4)	Lease Expiration	Renewal / Extensions Options
Barnes & Noble	NR / NR / NR	23,682	10.7%	$348,435	10.6%	$14.71	$164	9.3%	3/31/2019	1, 5-year option
Marshalls	NR / A2 / A+	30,589	13.8	305,890	9.3	$10.00	$296	5.7%	1/31/2026	2, 5-year options
Michaels	NR / NR / BB-	23,100	10.4	300,300	9.1	$13.00	$180	11.0%	2/28/2026	1, 5-year option
F21 Red	NR / NR / NR	22,000	9.9	291,500	8.8	$13.25	NA	NA	1/31/2028	2, 5-year options
DSW Shoe Warehouse(5)	NR / NR / NR	18,620	8.4	253,000	7.7	$13.59	$135	15.2%	1/31/2025	2, 5-year options
Spec’s Wine & Spirits	NR / NR / NR	18,383	8.3	252,766	7.7	$13.75	NA	NA	3/31/2028	4, 5-year options
Ulta Salon	NR / NR / NR	12,600	5.7	252,000	7.6	$20.00	NA	NA	9/30/2024	3, 5-year options
Old Navy	BB+ / Baa2 / BB+	15,300	6.9	214,200	6.5	$14.00	NA	NA	1/31/2023	1, 5-year option
Dressbarn (dba Roz & Ali)	NR / NR / NR	8,500	3.8	163,632	5.0	$19.25	$122	21.3%	12/31/2022	1, 5-year option
Dollar Tree	NR / NR / BB+	13,000	5.9	149,500	4.5	$11.50	NA	NA	3/31/2021	1, 5-year option
Ten Largest Owned Tenants		185,774	83.6%	$2,531,223	76.6%	$13.63
Remaining Owned Tenants		36,380	16.4	771,387	23.4	$21.20
Vacant Spaces (Owned Space)		0	0.0	0	0.0	$0.00
Total / Wtd. Avg. All Owned Tenants		222,154	100.0%	$3,302,610	100.0%	$14.87

(1)	Based on the underwritten rent roll dated December 1, 2017.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	UW Base Rent, % of Total UW Base Rent and UW Base Rent $ per SF include contractual rent increases through April 1, 2018 ($62,535).

(4)	Sales $ per SF represent 2016 sales. Occupancy Cost represents a percentage of 2016 sales.

(5)	DSW Shoe Warehouse has a one time right to terminate its lease effective October 2019, with 90 days’ notice and payment of a termination fee equal to $279,300, if gross sales during the prior 12 month period are not at least $3,750,000.

LOAN #14: ingram festival shopping center

The following table presents certain information relating to the lease rollover schedule at the Ingram Festival Shopping Center Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)(2)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent(3)	% of Total UW Base Rent(3)	UW Base Rent $ per SF(3)	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2018	0	0.0	0.0%	0	0.0	$0.00	0
2019	26,504	11.9	11.9%	413,015	12.5	$15.58	3
2020	4,500	2.0	14.0%	94,500	2.9	$21.00	1
2021	20,700	9.3	23.3%	263,075	8.0	$12.71	2
2022	13,683	6.2	29.4%	260,389	7.9	$19.03	3
2023	31,475	14.2	43.6%	616,175	18.7	$19.58	5
2024	12,600	5.7	49.3%	252,000	7.6	$20.00	1
2025	18,620	8.4	57.7%	253,000	7.7	$13.59	1
2026	53,689	24.2	81.8%	606,190	18.4	$11.29	2
2027	0	0.0	81.8%	0	0.0	$0.00	0
2028	40,383	18.2	100.0%	544,266	16.5	$13.48	2
2029 & Thereafter	0	0.0	100.0%	0	0.0	$0.00	0
Vacant	0	0.0	100.0%	0	0.0	$0.00	0
Total / Wtd. Avg.	222,154	100.0%		$3,302,610	100.0%	$14.87	20

(1)	Calculated based on the approximate square footage occupied by each Owned Tenant.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	UW Base Rent, % of Total UW Base Rent and UW Base Rent $ per SF include contractual rent increases through April 1, 2018 ($62,535).

The following table presents certain information relating to historical leasing at the Ingram Festival Shopping Center Property:

Historical Leased %(1)

	2014	2015	2016	As of 12/1/2017(2)
Owned Space	80.5%	98.8%	81.8%	100.0%

(1)	As provided by the borrower and which represents occupancy as of December 31 for the indicated year unless otherwise specified.

(2)	Based on the underwritten rent roll dated December 1, 2017.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Ingram Festival Shopping Center Property:

Cash Flow Analysis(1)

	2014	2015	2016	TTM 10/31/2017	Underwritten	Underwritten $ per SF
Base Rent	$2,119,823	$2,598,417	$2,616,180	$2,787,159	$3,240,075	$14.58
Contractual Rent Steps	0	0	0	0	62,535	0.28
Gross Up Vacancy	0	0	0	0	0	0.00
Reimbursements	596,555	748,258	838,333	1,145,806	1,376,894	6.20
Other Income	131,452	(115)	0	(5,573)	0	0.00
Vacancy & Credit Loss	0	0	0	0	(238,655)	(1.07)
Effective Gross Income	$2,847,830	$3,346,560	$3,454,513	$3,927,392	$4,440,849	$19.99

Real Estate Taxes	$673,804	$689,406	$879,459	$879,460	$932,374	$4.20
Insurance	41,378	31,306	19,794	20,638	20,639	0.09
Management Fee	76,760	96,391	113,681	112,611	133,225	0.60
Other Operating Expenses	412,032	398,948	486,914	444,596	444,596	2.00
Total Operating Expenses	$1,203,974	$1,216,051	$1,499,848	$1,457,305	$1,530,834	$6.89

Net Operating Income	$1,643,856	$2,130,509	$1,954,665	$2,470,087	$2,910,015	$13.10
TI/LC	0	0	0	0	151,065	0.68
Capital Expenditures	0	0	0	0	71,089	0.32
Net Cash Flow	$1,643,856	$2,130,509	$1,954,665	$2,470,087	$2,687,861	$12.10

Occupancy	80.5%	98.8%	81.8%	100.0%(2)	94.9%(3)
NOI Debt Yield	6.0%	7.8%	7.1%	9.0%	10.6%
NCF DSCR	0.98x	1.27x	1.16x	1.47x	1.60x

(1)	Certain items such as interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were not considered for the underwritten cash flow.

(2)	Represents occupancy as of December 1, 2017.

(3)	Represents the underwritten economic vacancy of 5.1%.

LOAN #15: cross point

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		SMF V
Location (City/State)	Lowell, Massachusetts	Cut-off Date Balance(3)		$25,000,000
Property Type	Office	Cut-off Date Balance per SF(2)		$113.61
Size (SF)	1,320,254	Percentage of Initial Pool Balance		2.4%
Total Occupancy as of 1/11/2018	95.4%	Number of Related Mortgage Loans		None
Owned Occupancy as of 1/11/2018	95.4%	Type of Security		Fee Simple
Year Built / Latest Renovation	1979 / 2017	Mortgage Rate		4.73400%
Appraised Value	$250,000,000	Original Term to Maturity (Months)		120
Appraisal Date	1/8/2018	Original Amortization Term (Months)		NAP
Borrower Sponsors(1)	Samuel T. Byrne and William H. Kremer	Original Interest Only Period (Months)		120
Property Management	ALP CrossPoint Manager LLC	First Payment Date		3/4/2018
		Maturity Date		2/6/2028

Underwritten Revenues	$31,402,846
Underwritten Expenses	$13,741,126	Escrows
Underwritten Net Operating Income (NOI)	$17,661,721		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$16,117,023	Taxes	$240,000	$240,000
Cut-off Date LTV Ratio(2)	60.0%	Insurance(4)	$0	$0
Maturity Date LTV Ratio(2)	60.0%	Replacement Reserve	$0	$18,704
DSCR Based on Underwritten NOI / NCF(2)	2.45x / 2.24x	TI/LC(5)	$0	$110,021
Debt Yield Based on Underwritten NOI / NCF(2)	11.8% / 10.7%	Other(6)	$6,500,000	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Combination Amount	$150,000,000	63.7%	Purchase Price	$227,200,000	96.5%
Principal’s New Cash Contribution	85,555,563	36.3	Reserves	6,740,000	2.9
			Closing Costs	1,615,563	0.7

Total Sources	$235,555,563	100.0%	Total Uses	$235,555,563	100.0%

(1)	The initial non-recourse carveout guarantors of the Cross Point Loan Combination (as defined below) are Samuel T. Byrne and Brian Chaisson (the “Initial Guarantors”) on a joint and several basis. The Cross Point Loan Combination documents provide that one or more of the Initial Guarantors may be replaced as guarantors, provided, among other things, that the replacement guarantor, together with any other replacement or remaining guarantors, has a net worth of not less than $50,000,000, and, if such replacement guarantor is not a natural person, liquid assets of at least $5,000,000.

(2)	Calculated based on the aggregate outstanding principal balance as of the Cut-off Date of the Cross Point Loan Combination.

(3)	The Cut-off Date Balance of $25,000,000 represents the non-controlling notes A-5 and A-6, which are part of a loan combination (the “Cross Point Loan Combination”) evidenced by 10 pari passu notes having an aggregate Cut-off Date Balance of $150,000,000. The related companion loans evidenced by the non-controlling notes A-2, A-3 and A-9, with an aggregate outstanding principal balance as of the Cut-off Date of $50,000,000, were securitized in the UBS 2018-C8 transaction. The related companion loans evidenced by the controlling note A-1 and the non-controlling notes A-7 and A-10, with an aggregate outstanding principal balance as of the Cut-off Date of $45,000,000, are currently held by Deutsche Bank AG, New York Branch, or an affiliate, and are expected to be contributed to future securitization transactions. The related companion loans evidenced by notes A-4 and A-8, with an aggregate outstanding principal balance as of the Cut-off Date of $30,000,000, are currently held by Cantor Commercial Real Estate Lending, L.P., or an affiliate, and are expected to be contributed to future securitization transactions.

(4)	The borrower is required to deposit monthly escrows equal to one-twelfth of the amount that the lender estimates will be necessary to pay insurance premiums (unless the Cross Point property is insured under an acceptable blanket policy).

(5)	The TI/LC reserve is capped at $3,960,762.

(6)	Other Upfront Reserve is comprised of a free rent reserve related to Kronos Incorporated.

The following table presents certain information relating to the major tenants at the Cross Point Property:

Ten Largest Owned Tenants Based on Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA	% of GLA	UW Base Rent(3)	% of Total UW Base Rent(3)	UW Base Rent $ per SF(3)	Lease Expiration	Renewal / Extension Options
Kronos Incorporated	NR / NR / B-	505,664	38.3%	$7,837,792	37.8%	$15.50	2/6/2029	2, 5-year options
Verizon New England	A- / Baa1 / BBB+	314,981	23.9	4,453,589	21.5	$14.14	Various(4)	3, 5-year options
Arris Technology, Inc.	NR / NR / NR	143,594	10.9	2,145,285	10.4	$14.94	4/30/2027	NA
Vantiv eCommerce, LLC	NR / NR / NR	63,924	4.8	1,534,176	7.4	$24.00	12/31/2021	1, 3-year option
(GSA) – IRS(5)	AAA / Aaa / AA+	36,752	2.8	1,266,958	6.1	$34.47	8/14/2026	NA
PlumChoice, Inc.	NR / NR / NR	36,752	2.8	918,800	4.4	$25.00	1/31/2021	NA
GN Netcom, Inc -dba- Jabra	NR / NR / NR	31,962	2.4	683,348	3.3	$21.38	4/30/2023	2, 5-year options
Korde & Associates, PC	NR / NR / NR	16,397	1.2	385,330	1.9	$23.50	2/28/2024	1, 5-year option
Persivia Inc.	NR / NR / NR	17,876	1.4	381,653	1.8	$21.35	9/30/2018	1, 5-year option
Captivate LLC	NR / NR / NR	15,286	1.2	371,450	1.8	$24.30	2/28/2021	1, 5-year option
Ten Largest Owned Tenants		1,183,188	89.6%	$19,978,381	96.4%	$16.89
Remaining Tenants(6)		76,415	5.8	747,278	3.6	9.78
Vacant		60,651	4.6	0	0.0	0.00
Total / Wtd. Avg. All Tenants		1,320,254	100.0%	$20,725,659	100.0%	$16.45

(1)	Based on the underwritten rent roll dated January 11, 2018.

(2)	Certain ratings are those of the parent company or the U.S. federal government whether or not the parent or the U.S. federal government, as applicable, guarantees the lease.

(3)	UW Base Rent, % of Total UW Base Rent and UW Base Rent $ per SF includes $288,240, which represents the average rent for Verizon New England through the term of its lease, and $804,117 for contractual rent steps through February 2019 for other tenants.

(4)	Verizon New England has 222,601 SF that expires on 12/31/2023 and 92,380 SF that expires on 5/31/2024. Verizon New England has the right to terminate up to 222,601 SF of its space effective on 12/31/2020 and 92,380 SF of its space effective 5/31/2021 by giving notice on or before 12/31/2019, subject to a termination fee of $10.2 million (assuming both rights are exercised).

(5)	(GSA) – IRS may terminate its lease at any time effective June 2021 by giving 180 days’ notice.

(6)	Approximately 45,237 SF of Remaining Tenants represents amenities that include: a cafeteria, an auditorium, a conference center, a management office and a fitness center. These spaces are represented as occupied square footage with no rent attributed.

LOAN #15: cross point

The following table presents certain information relating to the lease rollover schedule at the Cross Point Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)(2)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent(3)	% of Total UW Base Rent(3)	UW Base Rent $ per SF (3)(4)	# of Expiring Tenants
MTM	800	0.1%	0.1%	$57,980	0.3%	$72.48	1
2018	17,876	1.4	1.4%	381,653	1.8	$21.35	1
2019	0	0.0	1.4%	0	0.0	$0.00	0
2020	0	0.0	1.4%	0	0.0	$0.00	0
2021	115,962	8.8	10.2%	2,824,426	13.6	$24.36	3
2022	0	0.0	10.2%	0	0.0	$0.00	0
2023	263,535	20.0	30.2%	4,018,054	19.4	$15.25	4
2024	109,030	8.3	38.4%	1,757,683	8.5	$16.12	3
2025	0	0.0	38.4%	0	0.0	$0.00	0
2026	57,905	4.4	42.8%	1,702,786	8.2	$29.41	3
2027	143,594	10.9	53.7%	2,145,285	10.4	$14.94	1
2028	0	0.0	53.7%	0	0.0	$0.00	0
2029 & Thereafter(5)	550,901	41.7	95.4%	7,837,792	37.8	$14.23	6
Vacant	60,651	4.6	100.0%	0	0.0	$0.00	0
Total / Wtd. Avg.	1,320,254	100.0%		$20,725,659	100.0%	$16.45	22

(1)	Calculated based on the approximate square footage occupied by each Owned Tenant.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	UW Base Rent, % of Total UW Base Rent and UW Base Rent $ per SF includes $288,240, which represents the average rent for Verizon New England through the term of its lease, and $804,117 for contractual rent steps through February 2019 for other tenants.

(4)	Total / Wtd. Avg. UW Base Rent $ per SF excludes vacant space.
(5)	Approximately 45,237 SF represents amenities that include: a cafeteria, an auditorium, a conference center, a management office and a fitness center. These spaces are represented as occupied square footage with no rent attributed.

The following table presents certain information relating to historical leasing at the Cross Point Property:

Historical Leased %(1)

	2014	2015	2016	As of 1/11/2018(2)
Owned Space	N/A	N/A	63.7%	95.4%

(1)	As provided by the borrower and which represents occupancy as of December 31 for the indicated year unless otherwise specified.

(2)	Based on the underwritten rent roll dated January 11, 2018.

LOAN #15: cross point

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Cross Point Property:

Cash Flow Analysis(1)(2)

	2016	TTM 11/30/2017		Underwritten	Underwritten $ per SF
Base Rent	$11,610,171	$15,907,616		$19,633,302	$14.87
Contractual Rent Steps(3)	0	0		1,092,357	0.83
Gross Up Vacancy	0	0		1,000,309	0.76
Reimbursements	5,783,881	7,648,558		11,478,465	8.69
Other Income(4)	671,090	812,877		854,767	0.65
Vacancy & Credit Loss	0	0		(2,656,355)	(2.01)
Effective Gross Income	$18,065,142	$24,369,051		$31,402,846	$23.79

Real Estate Taxes	$2,849,610	$2,786,360		$2,865,961	$2.17
Insurance	170,254	168,785		178,179	0.13
Management Fee	537,215	618,437		942,085	0.71
Other Operating Expenses	8,147,575	9,482,542		9,754,900	7.39
Total Operating Expenses	$11,704,654	$13,056,124		$13,741,126	$10.41

Net Operating Income	$6,360,488	$11,312,927		$17,661,721	$13.38
TI/LC	0	0		1,320,254	1.00
Capital Expenditures	0	0		224,443	0.17
Net Cash Flow	$6,360,488	$11,312,927		$16,117,023	$12.21

Occupancy	63.7%	95.4%	(5)	92.0% (6)
NOI Debt Yield(7)	4.2%	7.5%		11.8%
NCF DSCR(7)	0.88x	1.57x		2.24x

(1)	Certain items such as interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items are not considered for the underwritten cash flow.

(2)	Historical cash flows are not available for 2014 or 2015 because the borrower sponsors acquired the Cross Point property in January 2018.

(3)	Contractual Rent Steps of $1,092,357 includes $288,240, which represents the average rent for Verizon New England through the term of its lease, and $804,117 for contractual rent steps through February 2019 for other tenants.

(4)	Other Income includes contractual income for antenna leases as well as parking income, among other things.

(5)	Based on the underwritten rent roll dated January 11, 2018.

(6)	Represents the underwritten economic vacancy of 8.0%.

(7)	Calculated based on the aggregate outstanding principal balance as of the Cut-off Date of the Cross Point Loan Combination.

ANNEX C

MORTGAGE POOL INFORMATION

(THIS PAGE INTENTIONALLY LEFT BLANK)

Distribution of Loan Purpose

							Weighted
					Weighted		Average
					Average Debt	Weighted	Remaining		Weighted
			% of Initial		Service	Average	Terms to	Weighted	Average
	Number of Mortgage	Cut-off Date	Pool	Average Cut-off	Coverage	Mortgage	Maturity/ARD	Average Cut-	Maturity/ARD
Loan Purpose	Loans	Balance	Balance	Date Balance	Ratio	Interest Rate	(Mos)	off Date LTV	Date LTV
Refinance	24	$559,914,220	52.7%	$23,329,759	1.83x	4.690%	115	56.9%	51.7%
Acquisition	24	444,210,483	41.8	$18,508,770	1.76x	4.736%	114	63.6%	58.0%
Recapitalization	4	58,260,000	5.5	$14,565,000	1.96x	4.354%	117	64.1%	62.6%
Total/Avg./Wtd.Avg.	52	$1,062,384,703	100.0%	$20,430,475	1.80x	4.691%	115	60.1%	54.9%

Distribution of Amortization Types(1)

							Weighted
					Weighted		Average
					Average Debt	Weighted	Remaining		Weighted
			% of Initial		Service	Average	Terms to	Weighted	Average
	Number of Mortgage	Cut-off Date	Pool	Average Cut-off	Coverage	Mortgage	Maturity/ARD	Average Cut-	Maturity/ARD
Amortization Type	Loans	Balance	Balance	Date Balance	Ratio	Interest Rate	(Mos)	off Date LTV	Date LTV
Amortizing (15 Years)	1	$9,958,925	0.9%	$9,958,925	1.99x	4.660%	119	59.3%	25.0%
Amortizing (22 Years)	1	2,000,000	0.2	$2,000,000	1.30x	5.350%	120	69.7%	48.3%
Amortizing (25 Years)	2	52,932,928	5.0	$26,466,464	1.42x	4.986%	119	61.9%	46.3%
Amortizing (30 Years)	8	173,094,851	16.3	$21,636,856	1.66x	5.094%	113	62.2%	52.0%
Interest Only, Then Amortizing(2)	20	358,623,000	33.8	$17,931,150	1.56x	4.604%	115	64.0%	57.0%
Interest Only	20	465,775,000	43.8	$23,288,750	2.09x	4.572%	114	56.1%	56.1%
Total/Avg./Wtd.Avg.	52	$1,062,384,703	100.0%	$20,430,475	1.80x	4.691%	115	60.1%	54.9%

(1) All of the mortgage loans will have balloon payments at maturity date or anticipated repayment date.
(2) Original partial interest only months range from 12 to 60 months.

Distribution of Cut-off Date Balances

							Weighted
					Weighted		Average
					Average Debt	Weighted	Remaining		Weighted
			% of Initial		Service	Average	Terms to	Weighted	Average
	Number of Mortgage	Cut-off Date	Pool	Average Cut-off	Coverage	Mortgage	Maturity/ARD	Average Cut-	Maturity/ARD
Range of Cut-off Balances ($)	Loans	Balance	Balance	Date Balance	Ratio	Interest Rate	(Mos)	off Date LTV	Date LTV
2,000,000 - 4,999,999	6	$18,525,000	1.7%	$3,087,500	1.83x	4.995%	111	56.6%	51.1%
5,000,000 - 9,999,999	12	82,884,237	7.8	$6,907,020	1.82x	4.701%	119	58.8%	50.7%
10,000,000 - 19,999,999	14	219,681,818	20.7	$15,691,558	1.80x	4.772%	110	61.0%	55.6%
20,000,000 - 29,999,999	8	196,610,720	18.5	$24,576,340	1.80x	4.693%	119	59.1%	54.4%
30,000,000 - 39,999,999	6	205,032,928	19.3	$34,172,155	1.63x	4.629%	108	64.9%	58.0%
40,000,000 - 49,999,999	3	130,400,000	12.3	$43,466,667	2.26x	4.676%	118	52.1%	48.3%
50,000,000 - 59,999,999	2	104,250,000	9.8	$52,125,000	1.40x	4.749%	119	64.3%	57.7%
60,000,000 - 105,000,000	1	105,000,000	9.9	$105,000,000	1.97x	4.533%	120	58.1%	58.1%
Total/Avg./Wtd.Avg.	52	$1,062,384,703	100.0%	$20,430,475	1.80x	4.691%	115	60.1%	54.9%

	Min	$2,000,000
	Max	$105,000,000
	Average	$20,430,475

Distribution of Underwritten Debt Service Coverage Ratios(1)

							Weighted
					Weighted		Average
					Average Debt	Weighted	Remaining		Weighted
			% of Initial		Service	Average	Terms to	Weighted	Average
Range of Underwritten Debt Service	Number of Mortgage	Cut-off Date	Pool	Average Cut-off	Coverage	Mortgage	Maturity/ARD	Average Cut-	Maturity/ARD
Coverage Ratios (x)	Loans	Balance	Balance	Date Balance	Ratio	Interest Rate	(Mos)	off Date LTV	Date LTV
1.17 - 1.20	1	$4,000,000	0.4%	$4,000,000	1.17x	5.430%	119	62.7%	58.2%
1.21 - 1.50	9	195,915,239	18.4	$21,768,360	1.39x	4.794%	119	64.7%	56.3%
1.51 - 2.00	30	647,044,464	60.9	$21,568,149	1.75x	4.730%	112	61.2%	55.4%
2.01 - 2.50	9	166,600,000	15.7	$18,511,111	2.10x	4.472%	118	58.5%	58.0%
2.51 - 3.00	1	5,500,000	0.5	$5,500,000	2.54x	4.805%	119	55.0%	55.0%
3.01 - 3.31	2	43,325,000	4.1	$21,662,500	3.29x	4.387%	118	29.0%	29.0%
Total/Avg./Wtd.Avg.	52	$1,062,384,703	100.0%	$20,430,475	1.80x	4.691%	115	60.1%	54.9%
(1) Unless otherwise indicated, the Underwritten NCF DSCR for each mortgage loan is generally calculated by dividing the Underwritten NCF for the related mortgaged property or mortgaged properties by the annual debt service for such mortgage loan, as adjusted in the case of (i) mortgage loans with a partial interest only period by using the first 12 amortizing payments due instead of the actual interest only payment due.

	Min	1.17x
	Max	3.31x
	Weighted Avg.	1.80x

Distribution of Mortgage Interest Rates

							Weighted
					Weighted		Average
					Average Debt	Weighted	Remaining		Weighted
			% of Initial		Service	Average	Terms to	Weighted	Average
	Number of Mortgage	Cut-off Date	Pool	Average Cut-off	Coverage	Mortgage	Maturity/ARD	Average Cut-	Maturity/ARD
Range of Mortgage Interest Rates (%)	Loans	Balance	Balance	Date Balance	Ratio	Interest Rate	(Mos)	off Date LTV	Date LTV
4.073 - 4.490	13	$237,305,000	22.3%	$18,254,231	2.14x	4.294%	114	55.1%	52.5%
4.491 - 4.999	27	650,838,081	61.3	$24,105,114	1.73x	4.680%	116	62.1%	56.7%
5.000 - 5.499	10	154,514,804	14.5	$15,451,480	1.60x	5.191%	120	59.3%	51.0%
5.500 - 5.890	2	19,726,818	1.9	$9,863,409	1.77x	5.871%	59	61.0%	57.2%
Total/Avg./Wtd.Avg.	52	$1,062,384,703	100.0%	$20,430,475	1.80x	4.691%	115	60.1%	54.9%

	Min	4.073%
	Max	5.890%
	Average	4.691%

Distribution of Cut-off Date LTV Ratios(1)

							Weighted
					Weighted		Average
					Average Debt	Weighted	Remaining		Weighted
			% of Initial		Service	Average	Terms to	Weighted	Average
	Number of Mortgage	Cut-off Date	Pool	Average Cut-off	Coverage	Mortgage	Maturity/ARD	Average Cut-	Maturity/ARD
Range of Cut-off Date LTV Ratios (%)	Loans	Balance	Balance	Date Balance	Ratio	Interest Rate	(Mos)	off Date LTV	Date LTV
27.9 - 49.9	6	$76,775,000	7.2%	$12,795,833	2.73x	4.516%	116	35.5%	34.5%
50.0 - 59.9	16	384,856,729	36.2	$24,053,546	1.83x	4.659%	119	57.1%	54.3%
60.0 - 69.9	27	545,990,663	51.4	$20,221,876	1.68x	4.773%	113	64.5%	57.4%
70.0 - 74.1	3	54,762,312	5.2	$18,254,104	1.59x	4.331%	100	71.1%	63.0%
Total/Avg./Wtd.Avg.	52	$1,062,384,703	100.0%	$20,430,475	1.80x	4.691%	115	60.1%	54.9%
(1) Unless otherwise indicated, the Cut-off Date Loan-to-Value Ratio is calculated utilizing the “as-is” appraised value. With respect to eight mortgage loans, representing approximately 29.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the respective Cut-off Date Loan-to-Value Ratio was calculated using either (i) the “as portfolio” appraised value which is inclusive of a portfolio premium, (ii) the “hypothetical market value as-is” value which assumes the related property improvements have been completed, (iii) the Cut-off Date Principal Balance of a mortgage loan less a reserve taken at origination or (iv) the “as complete” value which assumes the related property improvements have been completed. The weighted average Cut-off Date Loan-to-Value Ratio for the mortgage pool without making any of the adjustments described above is 61.7%.

	Min	27.9%
	Max	74.1%
	Weighted Avg.	60.1%

Distribution of Maturity Date/ARD LTV Ratios(1)

							Weighted
					Weighted		Average
					Average Debt	Weighted	Remaining		Weighted
			% of Initial		Service	Average	Terms to	Weighted	Average
	Number of Mortgage	Cut-off Date	Pool	Average Cut-off	Coverage	Mortgage	Maturity/ARD	Average Cut-	Maturity/ARD
Range of Maturity Date/ARD LTV Ratios (%)	Loans	Balance	Balance	Date Balance	Ratio	Interest Rate	(Mos)	off Date LTV	Date LTV
25.0 - 49.9	13	$205,681,656	19.4%	$15,821,666	2.02x	4.728%	118	49.1%	40.7%
50.0 - 59.9	25	529,540,735	49.8	$21,181,629	1.76x	4.758%	117	60.8%	56.2%
60.0 - 66.8	14	327,162,312	30.8	$23,368,737	1.74x	4.558%	109	65.8%	61.9%
Total/Avg./Wtd.Avg.	52	$1,062,384,703	100.0%	$20,430,475	1.80x	4.691%	115	60.1%	54.9%

(1) Unless otherwise indicated, the Maturity Date/ARD Loan-to-Value Ratio is calculated utilizing the “as-is” appraised value. With respect to seven mortgage loans, representing approximately 26.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the respective Maturity Date/ARD Loan-to-Value Ratio was calculated using either the (i) “as portfolio” appraised value which is inclusive of a portfolio premium, (ii) the “hypothetical market value as is” value which assumes all outstanding leasing costs associated with the Mortgage Loan were reserved upfront on the origination date, or (ii) the “as complete” value which assumes the related property improvements have been completed. The weighted average Maturity Date/ARD Loan-to-Value Ratio for the mortgage pool without making the adjustment described above is 56.4%.

	Min	25.0%
	Max	66.8%
	Weighted Avg.	54.9%

Distribution of Original Terms to Maturity/ARD (1)

							Weighted
					Weighted		Average
					Average Debt	Weighted	Remaining		Weighted
			% of Initial		Service	Average	Terms to	Weighted	Average
	Number of Mortgage	Cut-off Date	Pool	Average Cut-off	Coverage	Mortgage	Maturity/ARD	Average Cut-	Maturity/ARD
Original Term to Maturity/ARD (Mos)	Loans	Balance	Balance	Date Balance	Ratio	Interest Rate	(Mos)	off Date LTV	Date LTV
60	4	$72,756,818	6.8%	$18,189,205	1.88x	4.972%	59	63.7%	61.9%
120	48	989,627,885	93.2	$20,617,248	1.80x	4.670%	119	59.8%	54.4%
Total/Avg./Wtd.Avg.	52	$1,062,384,703	100.0%	$20,430,475	1.80x	4.691%	115	60.1%	54.9%

(1) Unless otherwise indicated, mortgage loans with anticipated repayment dates are presented as if they were to mature on the anticipated repayment date.

	Min	60	months
	Max	120	months
	Weighted Avg.	116	months

Distribution of Remaining Terms to Maturity/ARD (1)

							Weighted
					Weighted		Average
					Average Debt	Weighted	Remaining		Weighted
			% of Initial		Service	Average	Terms to	Weighted	Average
	Number of Mortgage	Cut-off Date	Pool	Average Cut-off	Coverage	Mortgage	Maturity/ARD	Average Cut-	Maturity/ARD
Range of Remaining Terms to Maturity/ARD (Mos)	Loans	Balance	Balance	Date Balance	Ratio	Interest Rate	(Mos)	off Date LTV	Date LTV
58 - 60	4	$72,756,818	6.8%	$18,189,205	1.88x	4.972%	59	63.7%	61.9%
115 - 120	48	989,627,885	93.2	$20,617,248	1.80x	4.670%	119	59.8%	54.4%
Total/Avg./Wtd.Avg.	52	$1,062,384,703	100.0%	$20,430,475	1.80x	4.691%	115	60.1%	54.9%

(1) Unless otherwise indicated, mortgage loans with anticipated repayment dates are presented as if they were to mature on the anticipated repayment date.

	Min	58	months
	Max	120	months
	Weighted Avg.	115	months

Distribution of Original Amortization Terms(1)

							Weighted
					Weighted		Average
					Average Debt	Weighted	Remaining		Weighted
			% of Initial		Service	Average	Terms to	Weighted	Average
	Number of Mortgage	Cut-off Date	Pool	Average Cut-off	Coverage	Mortgage	Maturity/ARD	Average Cut-	Maturity/ARD
Original Amortization Terms (Mos)	Loans	Balance	Balance	Date Balance	Ratio	Interest Rate	(Mos)	off Date LTV	Date LTV
Interest Only	20	$465,775,000	43.8%	$23,288,750	2.09x	4.572%	114	56.1%	56.1%
180 - 180	1	9,958,925	0.9	$9,958,925	1.99x	4.660%	119	59.3%	25.0%
264 - 264	1	2,000,000	0.2	$2,000,000	1.30x	5.350%	120	69.7%	48.3%
300 - 300	2	52,932,928	5.0	$26,466,464	1.42x	4.986%	119	61.9%	46.3%
360 - 360	28	531,717,851	50.0	$18,989,923	1.59x	4.763%	115	63.4%	55.4%
Total/Avg./Wtd.Avg.	52	$1,062,384,703	100.0%	$20,430,475	1.80x	4.691%	115	60.1%	54.9%

(1) All of the mortgage loans will have balloon payments at maturity date or anticipated repayment date.
	Min	180	months
	Max	360	months
	Weighted Avg.	351	months

Distribution of Remaining Amortization Terms(1)

							Weighted
					Weighted		Average
					Average Debt	Weighted	Remaining		Weighted
			% of Initial		Service	Average	Terms to	Weighted	Average
	Number of Mortgage	Cut-off Date	Pool	Average Cut-off	Coverage	Mortgage	Maturity/ARD	Average Cut-	Maturity/ARD
Range of Remaining Amortization Terms (Mos)	Loans	Balance	Balance	Date Balance	Ratio	Interest Rate	(Mos)	off Date LTV	Date LTV
Interest Only	20	$465,775,000	43.8%	$23,288,750	2.09x	4.572%	114	56.1%	56.1%
179 - 179	1	9,958,925	0.9	$9,958,925	1.99x	4.660%	119	59.3%	25.0%
264 - 264	1	2,000,000	0.2	$2,000,000	1.30x	5.350%	120	69.7%	48.3%
299 - 300	2	52,932,928	5.0	$26,466,464	1.42x	4.986%	119	61.9%	46.3%
358 - 360	28	531,717,851	50.0	$18,989,923	1.59x	4.763%	115	63.4%	55.4%
Total/Avg./Wtd.Avg.	52	$1,062,384,703	100.0%	$20,430,475	1.80x	4.691%	115	60.1%	54.9%

(1) All of the mortgage loans will have balloon payments at maturity date or anticipated repayment date.

	Min	179	months
	Max	360	months
	Weighted Avg.	351	months

Mortgage Loans with Original Partial Interest Only Periods

							Weighted
					Weighted		Average
					Average Debt	Weighted	Remaining		Weighted
			% of Initial		Service	Average	Terms to	Weighted	Average
	Number of Mortgage	Cut-off Date	Pool	Average Cut-off	Coverage	Mortgage	Maturity/ARD	Average Cut-	Maturity/ARD
Original Partial Interest Only Periods (Mos)	Loans	Balance	Balance	Date Balance	Ratio	Interest Rate	(Mos)	off Date LTV	Date LTV
12	2	$40,400,000	3.8%	$20,200,000	1.60x	4.695%	118	68.1%	57.0%
24	4	$41,030,000	3.9	$10,257,500	1.72x	4.640%	91	66.2%	59.7%
36	6	$128,560,000	12.1	$21,426,667	1.45x	4.584%	119	68.2%	59.8%
60	8	$148,633,000	14.0	$18,579,125	1.60x	4.586%	118	58.6%	53.7%

Distribution of Prepayment Provisions

							Weighted
					Weighted		Average
					Average Debt	Weighted	Remaining		Weighted
			% of Initial		Service	Average	Terms to	Weighted	Average
	Number of Mortgage	Cut-off Date	Pool	Average Cut-off	Coverage	Mortgage	Maturity/ARD	Average Cut-	Maturity/ARD
Prepayment Provision	Loans	Balance	Balance	Date Balance	Ratio	Interest Rate	(Mos)	off Date LTV	Date LTV
Defeasance	43	$896,760,139	84.4%	$20,854,887	1.82x	4.669%	114	60.0%	55.2%
Defeasance or Yield Maintenance	4	94,050,000	8.9	$23,512,500	1.60x	4.954%	119	61.4%	53.8%
Yield Maintenance	5	71,574,564	6.7	$14,314,913	1.82x	4.615%	118	59.1%	53.3%
Total/Avg./Wtd.Avg.	52	$1,062,384,703	100.0%	$20,430,475	1.80x	4.691%	115	60.1%	54.9%

Distribution of Debt Yields on Underwritten Net Operating Income(1)
							Weighted
					Weighted		Average
					Average Debt	Weighted	Remaining		Weighted
			% of Initial		Service	Average	Terms to	Weighted	Average
Range of Debt Yields on Underwritten Net	Number of Mortgage	Cut-off Date	Pool	Average Cut-off	Coverage	Mortgage	Maturity/ARD	Average Cut-	Maturity/ARD
Operating Income (%)	Loans	Balance	Balance	Date Balance	Ratio	Interest Rate	(Mos)	off Date LTV	Date LTV
7.4 - 7.9	3	$26,550,000	2.5%	$8,850,000	1.46x	4.985%	119	61.5%	60.8%
8.0 - 8.9	4	108,650,000	10.2	$27,162,500	1.82x	4.470%	119	61.7%	61.1%
9.0 - 9.9	9	252,782,312	23.8	$28,086,924	1.72x	4.613%	119	61.4%	58.3%
10.0 - 10.9	15	306,250,492	28.8	$20,416,699	1.73x	4.671%	111	61.0%	55.1%
11.0 - 22.5	21	368,151,900	34.7	$17,531,043	1.95x	4.804%	113	57.9%	50.3%
Total/Avg./Wtd.Avg.	52	$1,062,384,703	100.0%	$20,430,475	1.80x	4.691%	115	60.1%	54.9%
(1) Unless otherwise indicated, the Debt Yield on Underwritten Net Operating Income for each mortgage loan is generally calculated as the related mortgaged property’s Underwritten Net Operating Income divided by the Cut-off Date Balance of such mortgage loan; provided, with respect to one mortgage loan, representing approximately 2.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the Debt Yield on Underwritten Net Operating Income was calculated based on the Cut-off Date Balance net of a related earnout or holdback reserve.

	Min	7.4%
	Max	22.5%
	Weighted Avg.	10.8%

Distribution of Debt Yields on Underwritten Net Cash Flow(1)

							Weighted
					Weighted		Average
					Average Debt	Weighted	Remaining		Weighted
			% of Initial		Service	Average	Terms to	Weighted	Average
Range of Debt Yields on Underwritten Net	Number of Mortgage	Cut-off Date	Pool	Average Cut-off	Coverage	Mortgage	Maturity/ARD	Average Cut-	Maturity/ARD
Cash Flow (%)	Loans	Balance	Balance	Date Balance	Ratio	Interest Rate	(Mos)	off Date LTV	Date LTV
7.1 - 7.9	3	$26,550,000	2.5%	$8,850,000	1.46x	4.985%	119	61.5%	60.8%
8.0 - 8.9	8	190,450,000	17.9	$23,806,250	1.68x	4.534%	119	62.2%	59.2%
9.0 - 9.9	17	437,232,803	41.2	$25,719,577	1.75x	4.654%	114	61.5%	57.3%
10.0 - 10.9	14	265,566,156	25.0	$18,969,011	1.76x	4.748%	115	61.9%	54.3%
11.0 - 18.6	10	142,585,743	13.4	$14,258,574	2.30x	4.849%	110	49.2%	41.7%
Total/Avg./Wtd.Avg.	52	$1,062,384,703	100.0%	$20,430,475	1.80x	4.691%	115	60.1%	54.9%
(1) Unless otherwise indicated, the Debt Yield on Underwritten Net Cash Flow for each mortgage loan is generally calculated as the related mortgaged property’s Underwritten Net Cash Flow divided by the Cut-off Date Balance of such mortgage loan; provided, with respect to one mortgage loan, representing approximately 2.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the Debt Yield on Underwritten Net Cash Flow was calculated based on the Cut-off Date Balance net of a related earnout or holdback reserve.

	Min	7.1%
	Max	18.6%
	Weighted Avg.	9.9%

Distribution of Lockbox Types

			% of Initial
	Number of Mortgage	Cut-off Date	Pool
Lockbox Type	Loans	Balance	Balance
Springing	32	$632,710,153	59.6%
Hard	17	373,224,550	35.1
Soft	1	48,000,000	4.5
None	2	8,450,000	0.8
Total	52	$1,062,384,703	100.0%

Distribution of Escrows

			% of Initial
	Number of Mortgage	Cut-off Date	Pool
Escrow Type	Loans	Balance	Balance
Real Estate Tax	45	$824,642,851	77.6%
Replacement Reserves(1)	44	$836,192,851	78.7%
Insurance	31	$574,941,498	54.1%
TI/LC(2)	29	$580,825,153	80.8%

(1) Includes mortgage loans with FF&E reserves.
(2) Percentage of the portion of the Initial Pool Balance secured by office, retail, industrial and mixed use properties.

Distribution of Property Types

							Weighted
					Weighted	Weighted	Average
					Average Debt	Average	Remaining	Weighted	Weighted
			% of Initial		Service	Mortgage	Terms to	Average Cut-	Average
	Number of Mortgaged	Cut-off Date	Pool	Average Cut-off	Coverage	Interest	Maturity/ARD	off Date	Maturity/ARD
Property Type / Detail	Properties	Balance(1)	Balance	Date Balance	Ratio(2)	Rate(2)	(Mos)(2)	LTV(2)	Date LTV(2)
Office	20	$279,665,327	26.3%	$13,983,266	1.88x	4.584%	118	59.1%	52.7%
Suburban	17	197,665,327	18.6%	$11,627,372	1.66x	4.697%	119	63.3%	56.1%
CBD	3	82,000,000	7.7%	$27,333,333	2.42x	4.312%	117	48.8%	44.5%
Retail	27	$278,804,818	26.2%	$10,326,104	1.74x	4.619%	107	61.2%	55.8%
Anchored	12	177,913,679	16.7%	$14,826,140	1.74x	4.518%	113	62.0%	54.9%
Lifestyle Center	1	37,000,000	3.5%	$37,000,000	1.98x	4.790%	60	62.2%	62.2%
Unanchored	10	36,627,351	3.4%	$3,662,735	1.50x	4.873%	119	62.6%	58.6%
Regional Mall	1	17,500,000	1.6%	$17,500,000	2.01x	4.445%	115	47.5%	43.4%
Single Tenant Retail	2	9,000,000	0.8%	$4,500,000	1.30x	5.191%	120	63.5%	61.5%
Shadow Anchored	1	763,788	0.1%	$763,788	1.48x	4.890%	119	59.4%	54.7%
Self Storage	64	$199,550,000	18.8%	$3,117,969	1.96x	4.503%	119	59.7%	59.7%
Hospitality	7	$116,991,622	11.0%	$16,713,089	1.68x	5.312%	111	59.4%	50.5%
Limited Service	5	54,166,622	5.1%	$10,833,324	1.68x	5.322%	100	59.9%	52.2%
Full Service	1	48,000,000	4.5%	$48,000,000	1.61x	5.360%	120	60.8%	50.5%
Extended Stay	1	14,825,000	1.4%	$14,825,000	1.92x	5.120%	120	53.5%	44.2%
Industrial	10	$81,762,367	7.7%	$8,176,237	1.70x	4.836%	117	58.8%	50.8%
Flex	8	60,709,598	5.7%	$7,588,700	1.62x	4.894%	117	58.2%	47.7%
Warehouse/Distribution	2	21,052,769	2.0%	$10,526,385	1.93x	4.668%	120	60.6%	59.9%
Mixed Use	7	$78,400,569	7.4%	$11,200,081	1.72x	4.671%	120	61.6%	58.0%
Parking/Retail	2	45,700,000	4.3%	$22,850,000	1.67x	4.682%	120	60.4%	58.8%
Office/Education	1	18,500,000	1.7%	$18,500,000	1.77x	4.560%	119	69.5%	61.0%
Office/Retail	2	7,332,176	0.7%	$3,666,088	1.48x	4.890%	119	59.4%	54.7%
Retail/Education	1	3,543,393	0.3%	$3,543,393	1.48x	4.890%	119	59.4%	54.7%
Multifamily/Retail	1	3,325,000	0.3%	$3,325,000	3.02x	4.405%	119	41.8%	41.8%
Multifamily (Garden)	6	$25,210,000	2.4%	$4,201,667	1.65x	4.804%	119	63.4%	56.3%
Manufactured Housing	1	$2,000,000	0.2%	$2,000,000	1.30x	5.350%	120	69.7%	48.3%
Total/Avg./Wtd.Avg.(3)	142	$1,062,384,703	100.0%	$20,430,475	1.80x	4.691%	115	60.1%	54.9%

(1) Calculated based on the mortgaged property’s allocated loan amount for the mortgage loans secured by more than one mortgaged property.
(2) Weighted average based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.
(3) Wtd. Avg Cut-off Date Balance is based on the 52 mortgage loans in the CGCMT 2018-B2 trust.

Geographic Distribution

							Weighted
					Weighted	Weighted	Average
					Average Debt	Average	Remaining	Weighted	Weighted
			% of Initial		Service	Mortgage	Terms to	Average Cut-	Average
	Number of Mortgaged	Cut-off Date	Pool	Average Cut-off	Coverage	Interest	Maturity/ARD	off Date	Maturity/ARD
Property Location	Properties	Balance(1)	Balance	Date Balance	Ratio(2)	Rate(2)	(Mos)(2)	LTV(2)	Date LTV(2)
California	45	$209,152,086	19.7%	$4,647,824	2.08x	4.609%	119	51.3%	49.8%
Texas	11	79,275,179	7.5	$7,206,834	1.68x	4.556%	104	64.7%	56.6%
Virginia	2	78,000,000	7.3	$39,000,000	1.56x	5.056%	120	63.1%	54.6%
Minnesota	3	72,750,000	6.8	$24,250,000	1.43x	4.605%	119	69.1%	60.6%
New Jersey	9	70,779,362	6.7	$7,864,374	1.80x	4.478%	118	64.4%	58.3%
Massachusetts	6	70,041,470	6.6	$11,673,578	1.76x	4.784%	119	60.8%	53.2%
Ohio	4	49,423,493	4.7	$12,355,873	1.95x	4.781%	75	61.9%	54.2%
Florida	5	49,113,576	4.6	$9,822,715	1.83x	4.782%	120	60.6%	54.7%
Nevada	5	45,988,397	4.3	$9,197,679	1.70x	5.134%	96	66.7%	58.2%
Illinois	6	41,739,804	3.9	$6,956,634	1.53x	5.039%	118	56.1%	51.6%
Alabama	2	40,199,017	3.8	$20,099,509	1.66x	4.651%	118	67.5%	57.2%
Pennsylvania	5	37,689,806	3.5	$7,537,961	2.01x	4.589%	118	58.0%	58.0%
Washington	1	35,200,000	3.3	$35,200,000	1.78x	4.540%	120	59.7%	59.7%
New York	4	33,718,724	3.2	$8,429,681	1.72x	4.290%	118	55.0%	51.5%
Louisiana	2	23,500,000	2.2	$11,750,000	1.78x	5.023%	120	59.4%	59.4%
Connecticut	4	19,869,587	1.9	$4,967,397	2.04x	4.411%	118	59.9%	57.1%
Rhode Island	1	17,500,000	1.6	$17,500,000	2.01x	4.445%	115	47.5%	43.4%
Indiana	3	15,560,000	1.5	$5,186,667	1.59x	4.888%	119	67.4%	58.8%
District of Columbia	1	14,141,070	1.3	$14,141,070	1.97x	4.533%	120	58.1%	58.1%
Vermont	1	12,750,000	1.2	$12,750,000	1.85x	4.870%	120	68.5%	56.1%
Maryland	2	7,854,825	0.7	$3,927,413	1.97x	4.533%	120	58.1%	58.1%
Oklahoma	1	6,450,000	0.6	$6,450,000	1.51x	4.895%	119	58.1%	51.3%
Georgia	3	6,254,177	0.6	$2,084,726	2.55x	4.297%	118	52.7%	52.7%
Arkansas	1	5,750,000	0.5	$5,750,000	1.53x	4.314%	118	64.9%	59.2%
Michigan	1	4,000,000	0.4	$4,000,000	1.17x	5.430%	119	62.7%	58.2%
Delaware	1	3,756,616	0.4	$3,756,616	1.97x	4.533%	120	58.1%	58.1%
Tennessee	6	3,500,617	0.3	$583,436	2.01x	4.175%	117	65.0%	65.0%
Kansas	2	3,273,799	0.3	$1,636,900	1.97x	4.533%	120	58.1%	58.1%
Arizona	2	2,673,220	0.3	$1,336,610	1.99x	4.365%	119	61.3%	61.3%
New Mexico	2	1,714,321	0.2	$857,160	2.01x	4.175%	117	65.0%	65.0%
Missouri	1	765,556	0.1	$765,556	2.01x	4.175%	117	65.0%	65.0%
Total(3)	142	$1,062,384,703	100.0%	$20,430,475	1.80x	4.691%	115	60.1%	54.9%

(1) Calculated based on the mortgaged property’s allocated loan amount for the mortgage loans secured by more than one mortgaged property.
(2) Weighted average based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.
(3) Wtd. Avg Cut-off Date Balance is based on the 52 mortgage loans in the CGCMT 2018-B2 trust.

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ANNEX D

FORM OF DISTRIBUTION DATE STATEMENT

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Distribution Date: Determination Date:	Citigroup Commercial Mortgage Trust 2018-B2 Commercial Mortgage Pass-Through Certificates Series 2018-B2

CONTACT INFORMATION		CONTENTS

Depositor	Citigroup Commercial Mortgage Securities Inc.	Distribution Summary	2

		Distribution Summary (Factors)	3

		Interest Distribution Detail	4

Master Servicer	Midland Loan Services, a Division of PNC Bank, National Association	Principal Distribution Detail	5

		Reconciliation Detail	6

		Stratification Detail	7

Operating Advisor / Asset	Park Bridge Lender Services LLC	Mortgage Loan Detail	11
Representations Reviewer
		NOI Detail	12

		Delinquency Loan Detail	13
Trustee / Custodian	Wilmington Trust, National Association
		Appraisal Reduction Detail	15

		Loan Modification Detail	17
Special Servicer	LNR Partners, LLC
		Specially Serviced Loan Detail	19

Certificate Administrator	Citibank, N.A.	Unscheduled Principal Detail	21

		Liquidated Loan Detail	23

Deal Contact:	John Hannon	Citibank, N.A.
	john.hannon@citi.com	Agency and Trust
	Tel: (212) 816-5693	388 Greenwich Street, 14th Floor
	Fax: (212) 816-5527	New York, NY 10013

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Distribution Date: Determination Date:	Citigroup Commercial Mortgage Trust 2018-B2 Commercial Mortgage Pass-Through Certificates Series 2018-B2

Distribution Summary

DISTRIBUTION IN DOLLARS

		Prior	Pass-	Accrual				Yield	Prepayment				Current
	Original	Principal	Through	Day Count	Accrual	Interest	Principal	Maintenance	Penalties	Total	Deferred	Realized	Principal
Class	Balance	Balance	Rate	Fraction	Dates	Distributed	Distributed	Distributed	Distributed	Distributed	Interest	Loss	Balance
(1)	(2)	(3)	(4)	(5)	(6)	(7)	(8)	(9)	(10)	(11)=(7+8+9+10)	(12)	(13)	(14)=(3-8+12-13)

Totals

Notional Classes

Totals

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Distribution Date: Determination Date:	Citigroup Commercial Mortgage Trust 2018-B2 Commercial Mortgage Pass-Through Certificates Series 2018-B2

PER $1,000 OF ORIGINAL BALANCE
Class	CUSIP	Record Date	Prior Principal Balance (3/2 x 1000)	Interest Distributed (7/2 x 1000)	Principal Distributed (8/2 x 1000)	Yield Maintenance Distributed (9)/(2) x 1000	Prepayment Penalties Distributed (10)/(2) x 1000	Total Distributed (11/2 x 1000)	Deferred Interest (12/2 x 1000)	Realized Loss (13/2 x 1000)	Current Principal Balance (142 x 1000)

Reports Available at sf.citidirect.com	D-3	© Copyright 2018 Citigroup

Distribution Date: Determination Date:	Citigroup Commercial Mortgage Trust 2018-B2 Commercial Mortgage Pass-Through Certificates Series 2018-B2

Interest Distribution Detail

DISTRIBUTION IN DOLLARS
	Prior	Pass-	Next Pass-	Accrual	Optimal	Prior	Interest on	Non-Recov.				Current
	Principal	Through	Through	Day Count	Accrued	Unpaid	Prior Unpaid	Interest	Interest	Deferred	Interest	Unpaid
Class	Balance	Rate	Rate	Fraction	Interest	Interest	Interest	Shortfall	Due	Interest	Distributed	Interest
(1)	(2)	(3)	(4)	(5)	(6)	(7)	(8)	(9)	(10)=(6)+(7)+(8)-(9)	(11)	(12)	(13)=(10)-(11)-(12)

Totals

Notional Classes

Totals

Reports Available at sf.citidirect.com	D-4	© Copyright 2018 Citigroup

Distribution Date: Determination Date:	Citigroup Commercial Mortgage Trust 2018-B2 Commercial Mortgage Pass-Through Certificates Series 2018-B2

Principal Distribution Detail

DISTRIBUTION IN DOLLARS
		Prior	Scheduled	Unscheduled		Current	Current	Current	Cumulative	Original	Current	Original	Current
	Original	Principal	Principal	Principal	Accreted	Realized	Principal	Principal	Realized	Class	Class	Credit	Credit
Class	Balance	Balance	Distribution	Distribution	Principal	Loss	Recoveries	Balance	Loss	(%)	(%)	Support	Support
(1)	(2)	(3)	(4)	(5)	(6)	(7)	(8)	(9)=(3)-(4)-(5)+(6)-(7)+(8)	(10)	(11)	(12)	(13)	(14)

Reports Available at sf.citidirect.com	D-5	© Copyright 2018 Citigroup

Distribution Date: Determination Date:	Citigroup Commercial Mortgage Trust 2018-B2 Commercial Mortgage Pass-Through Certificates Series 2018-B2

Reconciliation Detail

SOURCE OF FUNDS	ALLOCATION OF FUNDS

Interest Funds Available	Scheduled Fees
Scheduled Interest	Servicing Fee / Sub-Servicing Fee
Prepayment Interest Shortfall	CREFC® Intellectual Property Royalty License Fee
Interest Adjustments	Trustee Fee / Certificate Administrator Fee
Realized Loss in Excess of Principal Balance	Operating Advisor Fee
Total Interest Funds Available:	Total Scheduled Fees:
Additional Fees, Expenses, etc.
Principal Funds Available	Special Servicing Fee
Scheduled Principal	Workout Fee
Curtailments	Liquidation Fee
Principal Prepayments	Additional Trust Fund Expenses
Net Liquidation Proceeds	Reimbursement for Interest on Advances
Repurchased Principal	Additional Servicing Fee
Substitution Principal	Total Additional Fees, Expenses, etc.:
Other Principal	Distribution to Certificateholders
Total Principal Funds Available:	Interest Distribution
Other Funds Available	Principal Distribution
Yield Maintenance Charges	Yield Maintenance Charges Distribution
Prepayment Premiums	Prepayment Premiums Distribution
Other Charges	Total Distribution to Certificateholders:
Total Other Funds Available:	Total Funds Allocated
Total Funds Available

Reports Available at sf.citidirect.com	D-6	© Copyright 2018 Citigroup

Distribution Date:	Citigroup Commercial Mortgage Trust 2018-B2
Determination Date:	Commercial Mortgage Pass-Through Certificates
Series 2018-B2
Stratification Detail

Ending Scheduled Balance							State
Ending Scheduled Balance	# of Loans	Ending Scheduled Balance	% of Agg. End. Sched. Bal.	WAC	WART	WA DSCR	State	# of Properties	Ending Scheduled Balance	% of Agg. End. Sched. Bal.	WAC	WART	WA DSCR

Totals								Totals

Reports Available at sf.citidirect.com	D-7	© Copyright 2018 Citigroup

Distribution Date:	Citigroup Commercial Mortgage Trust 2018-B2
Determination Date:	Commercial Mortgage Pass-Through Certificates
Series 2018-B2
Stratification Detail

Seasoning							Property Type
Seasoning	# of Loans	Ending Scheduled Balance	% of Agg. End. Sched. Bal.	WAC	WART	WA DSCR	Property Type	# of Properties	Ending Scheduled Balance	% of Agg. End. Sched. Bal.	WAC	WART	WA DSCR

Totals

Totals

Reports Available at sf.citidirect.com	D-8	© Copyright 2018 Citigroup

Distribution Date:	Citigroup Commercial Mortgage Trust 2018-B2
Determination Date:	Commercial Mortgage Pass-Through Certificates
Series 2018-B2
Stratification Detail

Debt Service Coverage Ratio							Loan Rate
Debt Service Coverage Ratio	# of Loans	Ending Scheduled Balance	% of Agg. End. Sched. Bal.	WAC	WART	WA DSCR	Loan Rate	# of Loans	Ending Scheduled Balance	% of Agg. End. Sched. Bal.	WAC	WART	WA DSCR

Totals

Totals

Reports Available at sf.citidirect.com	D-9	© Copyright 2018 Citigroup

Distribution Date:	Citigroup Commercial Mortgage Trust 2018-B2
Determination Date:	Commercial Mortgage Pass-Through Certificates
Series 2018-B2
Stratification Detail

Anticipated Remaining Term							Remaining Amortization Term
Anticipated Remaining Term	# of Loans	Ending Scheduled Balance	% of Agg. End. Sched. Bal.	WAC	WART	WA DSCR	Remaining Amortization Term	# of Loans	Ending Scheduled Balance	% of Agg. End. Sched. Bal.	WAC	WART	WA DSCR

Totals

Totals

Reports Available at sf.citidirect.com	D-10	© Copyright 2018 Citigroup

Distribution Date:	Citigroup Commercial Mortgage Trust 2018-B2
Determination Date:	Commercial Mortgage Pass-Through Certificates
Series 2018-B2

Mortgage Loan Detail

Loan	OMCR	Property Type	City	State	Interest Payment	Principal Payment	Gross Coupon	Maturity Date	Neg Am Flag	Beginning Scheduled Balance	Ending Scheduled Balance	Paid Through Date	Apprasial Reduction Date	Apprasial Reduction Amount	Payment Status of Loan (1)	Workout Strategy (2)	Mod. Code (3)

Totals

Payment Status of Loan (1)		Workout Strategy (2)			Mod. Code (3)

A. In Grace Period	3. 90+ Days Delinquent	1. Modification	7. REO	13. Other or TBD	1. Maturity Date Extension	7. Capitalization of Taxes
B. Late, but less than 30 Days	4. Performing Matured Balloon	2. Foreclosure	8. Resolved	98. Not Provided By Servicer	2. Amortization Change	8. Other
0. Current	5. Non Performing Matured Balloon	3. Bankruptcy	9. Pending Return to Master Servicer		3. Principal Write-Off	9. Combination
1. 30-59 Days Delinquent	7. Foreclosure	4. Extension	10. Deed In Lieu of Foreclosure		4. Blank (formerly Combination)
2. 60-89 Days Delinquent	9. REO	5. Note Sale	11. Full Payoff		5. Temporary Rate Reduction
		6. DPO	12. Reps and Warranties		6. Capitalization of Interest

Reports Available at sf.citidirect.com	D-11	© Copyright 2018 Citigroup

Distribution Date:	Citigroup Commercial Mortgage Trust 2018-B2
Determination Date:	Commercial Mortgage Pass-Through Certificates
Series 2018-B2

NOI Detail

Loan Number	OMCR	Property Type	City	State	Ending Scheduled Balance	Most Recent Fiscal NOI	Most Recent NOI	Most Recent NOI Start Date	Most Recent NOI End Date

Totals

Reports Available at sf.citidirect.com	D-12	© Copyright 2018 Citigroup

Distribution Date:	Citigroup Commercial Mortgage Trust 2018-B2
Determination Date:	Commercial Mortgage Pass-Through Certificates
Series 2018-B2

Delinquency Loan Detail

			Actual	Paid	Current P & I	Total P & I	Cumulative	Other Expense	Payment	Workout	Most Recent
Loan		# of Months	Principal	Through	Advances (Net	Advances	Accrued Unpaid	Advance	Status of	Strategy	Special Serv	Foreclosure	Bankruptcy	REO
Number	OMCR	Delinq	Balance	Date	of ASER)	Outstanding	Advance Interest	Outstanding	Loan (1)	(2)	Transfer Date	Date	Date	Date

There is no Delinquency Loan Detail for the current distribution period.

Totals

Payment Status of Loan (1)		Workout Strategy (2)

A. In Grace Period	3. 90+ Days Delinquent	1. Modification	7. REO	13. Other or TBD
B. Late, but less than 30 Days	4. Performing Matured Balloon	2. Foreclosure	8. Resolved	98. Not Provided By Servicer
0. Current	5. Non Performing Matured Balloon	3. Bankruptcy	9. Pending Return to Master Servicer
1. 30-59 Days Delinquent	7. Foreclosure	4. Extension	10. Deed In Lieu of Foreclosure
2. 60-89 Days Delinquent	9. REO	5. Note Sale	11. Full Payoff
		6. DPO	12. Reps and Warranties

Reports Available at sf.citidirect.com	D-13	© Copyright 2018 Citigroup

Distribution Date:	Citigroup Commercial Mortgage Trust 2018-B2
Determination Date:	Commercial Mortgage Pass-Through Certificates
Series 2018-B2

Historical Delinquency Information

Distribution	Less Than 1 Month		1 Month		2 Month		3+ Month		Bankruptcy		Foreclosure		REO
Date
	End. Sched. Bal.	#	End. Sched. Bal.	#	End. Sched. Bal.	#	End. Sched. Bal.	#	End. Sched. Bal.	#	End. Sched. Bal.	#	End. Sched. Bal.	#
	0.00	0	0.00	0	0.00	0	0.00	0	0.00	0	0.00	0	0.00	0
	0.000%	0.0%	0.000%	0.0%	0.000%	0.0%	0.000%	0.0%	0.000%	0.0%	0.000%	0.0%	0.000%	0.0%

Reports Available at sf.citidirect.com	D-14	© Copyright 2018 Citigroup

Distribution Date:	Citigroup Commercial Mortgage Trust 2018-B2
Determination Date:	Commercial Mortgage Pass-Through Certificates
Series 2018-B2

Appraisal Reduction Detail

			Appraisal	Appraisal	Most Recent	Cumulative
Loan Number	OMCR	Property Name	Reduction Amount	Reduction Date	ASER Amount	ASER Amount

There is no Appraisal Reduction activity for the current distribution period.

Totals

Reports Available at sf.citidirect.com	D-15	© Copyright 2018 Citigroup

Distribution Date:	Citigroup Commercial Mortgage Trust 2018-B2
Determination Date:	Commercial Mortgage Pass-Through Certificates
Series 2018-B2

Historical Appraisal Reduction Detail

Distribution				Appraisal	Appraisal	Most Recent	Cumulative
Date	Loan Number	OMCR	Property Name	Reduction Amount	Reduction Date	ASER Amount	ASER Amount
There is no historical Appraisal Reduction activity.

Totals

Reports Available at sf.citidirect.com	D-16	© Copyright 2018 Citigroup

Distribution Date:	Citigroup Commercial Mortgage Trust 2018-B2
Determination Date:	Commercial Mortgage Pass-Through Certificates
Series 2018-B2

Loan Modification Detail

			Modification	Modification	Modification
Loan Number	OMCR	Property Name	Date	Code (1)	Description

There is no Loan Modification activity for the current distribution period.

Totals

Modification Code (1)

1. Maturity Date Extension	7. Capitalization of Taxes
2. Amortization Change	8. Other
3. Principal Write-Off	9. Combination
4. Blank (formerly Combination)
5. Temporary Rate Reduction
6. Capitalization of Interest

Reports Available at sf.citidirect.com	D-17	© Copyright 2018 Citigroup

Distribution Date:	Citigroup Commercial Mortgage Trust 2018-B2
Determination Date:	Commercial Mortgage Pass-Through Certificates
Series 2018-B2

Historical Loan Modification Detail

Distribution				Modification	Modification	Modification
Date	Loan	OMCR	Property Name	Date	Code (1)	Description
There is no historical Loan Modification activity.

Totals

Modification Code (1)

1. Maturity Date Extension	7. Capitalization of Taxes
2. Amortization Change	8. Other
3. Principal Write-Off	9. Combination
4. Blank (formerly Combination)
5. Temporary Rate Reduction
6. Capitalization of Interest

Reports Available at sf.citidirect.com	D-18	© Copyright 2018 Citigroup

Distribution Date:	Citigroup Commercial Mortgage Trust 2018-B2
Determination Date:	Commercial Mortgage Pass-Through Certificates Series 2018-B2 Specially Serviced Loan Detail

Loan	OMCR	Workout Strategy (1)	Most Recent Inspection Date	Most Recent Specially Serviced Transfer Date	Most Recent Appraisal Date	Most Recent Appraisal Value	Other REO Property Value	Comment from Special Servicer

There is no Specially Serviced Loan activity for the current distribution period.

Totals

Workout Strategy (1)

1. Modification	7. REO	13. Other or TBD
2. Foreclosure	8. Resolved	98. Not Provided By Servicer
3. Bankruptcy	9. Pending Return to Master Servicer
4. Extension	10. Deed In Lieu of Foreclosure
5. Note Sale	11. Full Payoff
6. DPO	12. Reps and Warranties

Reports Available at sf.citidirect.com	D-19	© Copyright 2018 Citigroup

Distribution Date:	Citigroup Commercial Mortgage Trust 2018-B2
Determination Date:	Commercial Mortgage Pass-Through Certificates Series 2018-B2 Historical Specially Serviced Loan Detail

Distribution Date	Loan Number	OMCR	Spec. Serviced Transfer Date	Workout Strategy (1)	Spec. Serviced Loan to MS	Scheduled Balance	Actual Balance	Property Type (2)	State	Interest Rate	Note Date	Net Operating Income	Net Operating Income Date	DSC Ratio	DSC Date	Maturity Date	WART

There is no historical Specially Serviced Loan activity.

Totals

Workout Strategy (1)

1. Modification	7. REO	13. Other or TBD
2. Foreclosure	8. Resolved	98. Not Provided By Servicer
3. Bankruptcy	9. Pending Return to Master Servicer
4. Extension	10. Deed In Lieu of Foreclosure
5. Note Sale	11. Full Payoff
6. DPO	12. Reps and Warranties

Reports Available at sf.citidirect.com	D-20	© Copyright 2018 Citigroup

Distribution Date:	Citigroup Commercial Mortgage Trust 2018-B2
Determination Date:	Commercial Mortgage Pass-Through Certificates Series 2018-B2 Unscheduled Principal Detail

Loan Number	OMCR	Liquidation / Prepayment Date	Liquidation / Prepayment Code	Unscheduled Principal Collections	Unscheduled Principal Adjustments	Other Interest Adjustment	Prepayment Interest Excess (Shortfall)	Prepayment Penalties	Yield Maintenance Charges

There is no unscheduled principal activity for the current distribution period.
Totals

Liquidation / Prepayment Code (1)

1. Partial Liquidation (Curtailment)	7. Not Used
2. Payoff Prior To Maturity	8. Payoff With Penalty
3. Disposition / Liquidation	9. Payoff With Yield Maintenance
4. Repurchase / Substitution	10. Curtailment With Penalty
5. Full Payoff At Maturity	11. Curtailment With Yield
6. DPO	Maintenance

Reports Available at sf.citidirect.com	D-21	© Copyright 2018 Citigroup

Distribution Date:	Citigroup Commercial Mortgage Trust 2018-B2
Determination Date:	Commercial Mortgage Pass-Through Certificates Series 2018-B2 Historical Unscheduled Principal Detail

Distribution Date	Loan Number OMCR	Liquidation / Prepayment Date	Liquidation / Prepayment Code	Unscheduled Principal Collections	Unscheduled Principal Adjustments	Other Interest Adjustment	Prepayment Interest Excess (Shortfall)	Prepayment Penalty	Yield Maintenance Premium

There is no historical unscheduled principal activity.
Totals

Liquidation / Prepayment Code (1)

1. Partial Liquidation (Curtailment)	7. Not Used
2. Payoff Prior To Maturity	8. Payoff With Penalty
3. Disposition / Liquidation	9. Payoff With Yield Maintenance
4. Repurchase / Substitution	10. Curtailment With Penalty
5. Full Payoff At Maturity	11. Curtailment With Yield
6. DPO	Maintenance

Reports Available at sf.citidirect.com	D-22	© Copyright 2018 Citigroup

Distribution Date:	Citigroup Commercial Mortgage Trust 2018-B2
Determination Date:	Commercial Mortgage Pass-Through Certificates Series 2018-B2 Liquidated Loan Detail

Loan Number	OMCR	Final Recovery Determ Date	Most Recent Appraisal Date	Most Recent Appraisal Value	Actual Balance	Gross Proceeds	Proceeds as a % of Act Bal	Liquidation Expenses	Net Liquidation Proceeds	Net Proceeds as a % of Act Bal	Realized Loss	Repurchased by Seller (Y/N)

There is no Liquidated Loan activity for the current distribution period.

Totals

Reports Available at sf.citidirect.com	D-23	© Copyright 2018 Citigroup

Distribution Date:	Citigroup Commercial Mortgage Trust 2018-B2
Determination Date:	Commercial Mortgage Pass-Through Certificates Series 2018-B2 Historical Liquidated Loan Detail

Distribution Date	Loan Number	OMCR	Final Recovery Determ Date	Most Recent Appraisal Date	Most Recent Appraisal Value	Actual Balance	Gross Proceeds	Gross Proceeds as a % of Act Bal	Liquidation Expenses	Net Liquidation Proceeds	Net Proceeds as a % of Act Bal	Realized Loss	Repurchased by Seller (Y/N)

There is no historical Liquidated Loan activity.

Totals

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ANNEX E-1

SPONSOR REPRESENTATIONS AND WARRANTIES

Each Sponsor will make, as of the Cut-off Date or such other date as set forth below, with respect to each Mortgage Loan sold by it that we include in the Issuing Entity, representations and warranties generally to the effect set forth below. The exceptions to the representations and warranties set forth below are identified on Annex E-2 to this prospectus. Capitalized terms used but not otherwise defined in this Annex E-1 will have the meanings set forth in this prospectus or, if not defined in this prospectus, in the related Mortgage Loan Purchase Agreement; provided, that, as set forth in the representations and warranties below, the term “Mortgage Loan” has the meaning set forth in the related Mortgage Loan Purchase Agreement and refers solely to the Mortgage Loans to be sold by the applicable Sponsor to us.

Each Mortgage Loan Purchase Agreement, together with the related representations and warranties, serves to contractually allocate risk between the related Sponsor, on the one hand, and the Issuing Entity, on the other. We present the related representations and warranties set forth below for the sole purpose of describing some of the terms and conditions of that risk allocation. The presentation of representations and warranties below is not intended as statements regarding the actual characteristics of the Mortgage Loans, the Mortgaged Properties or other matters. We cannot assure you that the Mortgage Loans actually conform to the statements made in the representations and warranties that we present below.

(1)	Whole Loan; Ownership of Mortgage Loans. Except with respect to a Mortgage Loan that is part of a Loan Combination, each Mortgage Loan is a whole loan and not a participation interest in a mortgage loan (it being understood that for this purpose a Mortgage Loan that constitutes a part of a Loan Combination is considered a whole loan and not a participation interest in a mortgage loan). At the time of the sale, transfer and assignment to the Depositor, no Mortgage Note or Mortgage was subject to any assignment (other than assignments to the Sponsor or, with respect to an Outside Serviced Mortgage Loan, to the trustee for the related Outside Securitization Trust), participation (it being understood that a Mortgage Loan that is part of a Loan Combination does not constitute a participation) or pledge, and the Sponsor had good title to, and was the sole owner of, each Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations, any other ownership interests on, in or to such Mortgage Loan other than any servicing rights appointment or similar agreement, any subservicing agreement, any Outside Servicing Agreement with respect to an Outside Serviced Mortgage Loan and the rights of the holder of a related Companion Loan pursuant to a Co-Lender Agreement. The Sponsor has full right and authority to sell, assign and transfer each Mortgage Loan, and the assignment to the Depositor constitutes a legal, valid and binding assignment of such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan other than the rights of the holder of a related Companion Loan pursuant to a Co-Lender Agreement.

(2)	Loan Document Status. Each related Mortgage Note, Mortgage, Assignment of Leases (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Mortgagor, guarantor or other obligor in connection with such Mortgage Loan is the legal, valid and binding obligation of the related Mortgagor, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except (i) as such enforcement may be limited by (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and (ii) that certain provisions in such Loan Documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment/yield maintenance fees, charges and/or premiums) are, or may be, further limited or rendered unenforceable by or under applicable law, but (subject to the limitations set forth in clause (i) above) such limitations or unenforceability will not render such Loan Documents invalid as a whole or materially interfere with the Mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Standard Qualifications”).

Except as set forth in the immediately preceding sentence, there is no valid offset, defense, counterclaim or right of rescission available to the related Mortgagor with respect to any of the related Mortgage Notes, Mortgages or other Loan Documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by the Sponsor in connection with the origination of the

E-1-1

Mortgage Loan, that would deny the Mortgagee the principal benefits intended to be provided by the Mortgage Note, Mortgage or other Loan Documents.

(3)	Mortgage Provisions. The Loan Documents for each Mortgage Loan contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, nonjudicial foreclosure subject to the limitations set forth in the Standard Qualifications.

(4)	Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related Mortgage File (a) the material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty, and related Loan Documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect which materially interferes with the security intended to be provided by such Mortgage; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) neither the related Mortgagor nor the related guarantor has been released from its material obligations under the Mortgage Loan.

(5)	Lien; Valid Assignment. Subject to the Standard Qualifications, each assignment of Mortgage and assignment of Assignment of Leases from the Sponsor constitutes a legal, valid and binding assignment from the Sponsor. Each related Mortgage and Assignment of Leases is freely assignable without the consent of the related Mortgagor. Each related Mortgage is a legal, valid and enforceable first lien on the related Mortgagor’s fee (or if identified on the loan schedule attached as an exhibit to the applicable Mortgage Loan Purchase Agreement, leasehold) interest in the Mortgaged Property in the principal amount of such Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below) and the exceptions to paragraph (6) set forth on Annex E-2 (each such exception, a “Title Exception”)), except as the enforcement thereof may be limited by the Standard Qualifications. Such Mortgaged Property (subject to and excepting Permitted Encumbrances and the Title Exceptions) as of origination was, and as of the Cut-off Date, to the Sponsor’s knowledge, is free and clear of any recorded mechanics’ liens, recorded materialmen’s liens and other recorded encumbrances which are prior to or equal with the lien of the related Mortgage (which lien secures the related Loan Combination in the case of a Mortgage Loan that is part of a Loan Combination), except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below), and, to the Sponsor’s knowledge and subject to the rights of tenants (as tenants only) (subject to and excepting Permitted Encumbrances and the Title Exceptions), no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below). Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required in order to effect such perfection.

(6)	Permitted Liens; Title Insurance. Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy with escrow instructions or a “marked up” commitment, in each case binding on the title insurer) (the “Title Policy”) in the original principal amount of such Mortgage Loan (or with respect to a Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage (which lien secures the related Loan Combination in the case of a Mortgage Loan that is part of a Loan Combination), which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments due and payable but not yet delinquent; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property and condominium declarations; (f) if the related Mortgage Loan constitutes a Cross-

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Collateralized Mortgage Loan, the lien of the Mortgage for another Mortgage Loan contained in the same Cross-Collateralized Group; and (g) if the related Mortgage Loan is part of a Loan Combination, the rights of the holder(s) of the related Companion Loan(s) pursuant to the related Co-Lender Agreement; provided that none of items (a) through (g), individually or in the aggregate, materially and adversely interferes with the value or current use of the Mortgaged Property or the security intended to be provided by such Mortgage or the Mortgagor’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). For purposes of clause (a) of the immediately preceding sentence, any such taxes, assessments and other charges shall not be considered delinquent until the date on which interest and/or penalties would be payable thereon. Except as contemplated by clauses (f) and (g) of the preceding sentence, none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the Sponsor thereunder and no claims have been paid thereunder. Neither the Sponsor, nor to the Sponsor’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy.

(7)	Junior Liens. It being understood that B notes secured by the same Mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, except for any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan, there are no subordinate mortgages or junior liens securing the payment of money encumbering the related Mortgaged Property (other than Permitted Encumbrances and the Title Exceptions, taxes and assessments, mechanics’ and materialmen’s liens (which are the subject of the representation in paragraph (5) above), and equipment and other personal property financing). Except as set forth on an exhibit to the applicable Mortgage Loan Purchase Agreement, the Sponsor has no knowledge of any mezzanine debt secured directly by interests in the related Mortgagor.

(8)	Assignment of Leases and Rents. There exists as part of the related Mortgage File an Assignment of Leases (either as a separate instrument or incorporated into the related Mortgage). Subject to the Permitted Encumbrances and the Title Exceptions (and in the case of a Mortgage Loan that is part of a Loan Combination, subject to the related Assignment of Leases constituting security for the entire Loan Combination), each related Assignment of Leases creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Mortgagor to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Standard Qualifications. The related Mortgage or related Assignment of Leases, subject to applicable law, provides that, upon an event of default under the Mortgage Loan, a receiver is permitted to be appointed for the collection of rents or for the related Mortgagee to enter into possession to collect the rents or for rents to be paid directly to the Mortgagee.

(9)	UCC Filings. If the related Mortgaged Property is operated as a hospitality property, the Sponsor has filed and/or recorded or caused to be filed and/or recorded (or, if not filed and/or recorded, submitted in proper form for filing and/or recording), UCC financing statements in the appropriate public filing and/or recording offices necessary at the time of the origination of the Mortgage Loan to perfect a valid security interest in all items of physical personal property reasonably necessary to operate such Mortgaged Property owned by such Mortgagor and located on the related Mortgaged Property (other than any non-material personal property, any personal property subject to a purchase money security interest, a sale and leaseback financing arrangement as permitted under the terms of the related Mortgage Loan documents or any other personal property leases applicable to such personal property), to the extent perfection may be effected pursuant to applicable law by recording or filing, as the case may be. Subject to the Standard Qualifications, each related Mortgage (or equivalent document) creates a valid and enforceable lien and security interest on the items of personalty described above. No representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of UCC financing statements are required in order to effect such perfection.

(10)	Condition of Property. The Sponsor or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within six months of origination of the Mortgage Loan and within thirteen months of the Cut-off Date.

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An engineering report or property condition assessment was prepared in connection with the origination of each Mortgage Loan no more than 13 months prior to the Cut-off Date. To the Sponsor’s knowledge, based solely upon due diligence customarily performed in connection with the origination of comparable mortgage loans, as of the Closing Date, each related Mortgaged Property was free and clear of any material damage (other than (i) deferred maintenance for which escrows were established at origination and (ii) any damage fully covered by insurance) that would affect materially and adversely the use or value of such Mortgaged Property as security for the Mortgage Loan.

(11)	Taxes and Assessments. As of the date of origination and, to the Sponsor’s knowledge, as of the Cut-off Date, all taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges), or installments thereof, which could be a lien on the related Mortgaged Property that would be of equal or superior priority to the lien of the Mortgage and that prior to the Cut-off Date have become delinquent in respect of each related Mortgaged Property have been paid, or an escrow of funds has been established in an amount sufficient to cover such payments and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, real estate taxes and governmental assessments and other outstanding governmental charges and installments thereof shall not be considered delinquent until the date on which interest and/or penalties would first be payable thereon.

(12)	Condemnation. As of the date of origination and to the Sponsor’s knowledge as of the Cut-off Date, there is no proceeding pending, and, to the Sponsor’s knowledge as of the date of origination and as of the Cut-off Date, there is no proceeding threatened, for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the value, use or operation of the Mortgaged Property.

(13)	Actions Concerning Mortgage Loan. As of the date of origination and to the Sponsor’s knowledge as of the Cut-off Date, there was no pending or filed action, suit or proceeding, arbitration or governmental investigation involving any Mortgagor, guarantor, or Mortgagor’s interest in the Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) such Mortgagor’s title to the Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such Mortgagor’s ability to perform under the related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the principal benefit of the security intended to be provided by the Mortgage Loan documents or (f) the current principal use of the Mortgaged Property.

(14)	Escrow Deposits. All escrow deposits and payments required to be escrowed with Mortgagee pursuant to each Mortgage Loan are in the possession, or under the control, of the Sponsor or its servicer, and there are no deficiencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required to be escrowed with Mortgagee under the related Loan Documents are being conveyed by the Sponsor to Depositor or its servicer (or, in the case of an Outside Serviced Mortgage Loan, to the depositor under the related Outside Servicing Agreement or the related Outside Servicer).

(15)	No Holdbacks. The principal amount of the Mortgage Loan stated on the loan schedule attached as an exhibit to the applicable Mortgage Loan Purchase Agreement has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the related Mortgaged Property, the Mortgagor or other considerations determined by the Sponsor to merit such holdback).

(16)	Insurance. Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer meeting the requirements of the related Loan Documents and having a claims-paying or financial strength rating meeting the “Insurance Rating Requirements” (as defined below), in an amount (subject to a customary deductible) not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount

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necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

“Insurance Ratings Requirements” means either (1) a claims paying or financial strength rating of at least “A-:VIII” from A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” from S&P Global Ratings or (2) the Syndicate Insurance Ratings Requirements. “Syndicate Insurance Ratings Requirements” means insurance provided by a syndicate of insurers, as to which (i) if such syndicate consists of 5 or more members, at least 60% of the coverage is provided by insurers that meet the Insurance Ratings Requirements (under clause (1) of the definition of such term) and up to 40% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P Global Ratings, and (ii) if such syndicate consists of 4 or fewer members, at least 75% of the coverage is provided by insurers that meet the Insurance Ratings Requirements (under clause (1) of the definition of such term) and up to 25% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P Global Ratings.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Loan Documents, by business interruption or rental loss insurance which (subject to a customary deductible) covers a period of not less than 12 months (or with respect to each Mortgage Loan on a single asset with a principal balance of $50 million or more, 18 months).

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as a “Special Flood Hazard Area,” the related Mortgagor is required to maintain insurance in an amount equal to the lowest of (i) the maximum amount available under the National Flood Insurance Program, plus such additional excess flood coverage in an amount as is generally required by prudent institutional commercial mortgage lenders originating mortgage loans for securitization, (ii) the outstanding principal amount of the Mortgage Loan and (iii) the insurable value of the Mortgaged Property.

If the Mortgaged Property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, the related Mortgagor is required to maintain coverage for windstorm and/or windstorm related perils and/or “named storms” issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms, in an amount not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property by an insurer meeting the Insurance Rating Requirements.

The Mortgaged Property is covered, and required to be covered pursuant to the related Loan Documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by prudent institutional commercial mortgage lenders for loans originated for securitization, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the structural and seismic condition of such property, for the sole purpose of assessing the scenario expected limit (“SEL”) for the Mortgaged Property in the event of an earthquake. In such instance, the SEL was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the SEL would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained from an insurer rated at least “A:VIII” by A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” by S&P Global Ratings in an amount not less than 100% of the SEL.

The Loan Documents require insurance proceeds (or an amount equal to such insurance proceeds) in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related

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Mortgaged Property, with respect to all property losses in excess of 5% of the then outstanding principal amount of the related Mortgage Loan (or related Loan Combination), the Mortgagee (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section required to be paid as of the Cut-off Date have been paid, and such insurance policies name the Mortgagee under the Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of the Trustee (or, in the case of an Outside Serviced Mortgage Loan, to the trustee for the related Outside Securitization Trust). Each related Mortgage Loan obligates the related Mortgagor to maintain all such insurance and, at such Mortgagor’s failure to do so, authorizes the Mortgagee to maintain such insurance at the Mortgagor’s reasonable cost and expense and to charge such Mortgagor for related premiums. All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the Mortgagee of termination or cancellation arising because of nonpayment of a premium and at least 30 days’ prior notice to the Mortgagee of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by the Sponsor.

(17)	Access; Utilities; Separate Tax Lots. Based solely on evaluation of the Title Policy (as defined in paragraph 6) and survey, if any, an engineering report or property condition assessment as described in paragraph 10, applicable local law compliance materials as described in paragraph 24, and the ESA (as defined in paragraph 40), each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has access via an irrevocable easement or irrevocable right of way permitting ingress and egress to/from a public road, and (b) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been, or will be, made to the applicable governing authority for creation of separate tax lots, in which case the Mortgage Loan requires the Mortgagor to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax lots are created. Each Mortgaged Property is served by or has uninhibited access rights to public or private water and sewer (or well and septic) and all required utilities, all of which are appropriate for the current use of the Mortgaged Property.

(18)	No Encroachments. To the Sponsor’s knowledge based solely on surveys obtained in connection with origination and the Mortgagee’s Title Policy (or, if such policy is not yet issued, a pro forma title policy, a preliminary title policy with escrow instructions or a “marked up” commitment) obtained in connection with the origination of each Mortgage Loan, all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan are within the boundaries of the related Mortgaged Property, except encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy. No improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy. No improvements encroach upon any easements except for encroachments the removal of which would not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy.

(19)	No Contingent Interest or Equity Participation. No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature or an equity participation by the Sponsor (except that any ARD Loan may provide for the accrual of the portion of interest in excess of the rate in effect prior to its related Anticipated Repayment Date).

(20)	REMIC. The Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal

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amount of the Mortgage Loan and (B) either: (a) such Mortgage Loan is secured by an interest in real property (including permanently affixed buildings and structural components, such as wiring, plumbing systems and central heating and air-conditioning systems, that are integrated into such buildings, serve such buildings in their passive functions and do not produce or contribute to the production of income other than consideration for the use or occupancy of space, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan (or related Loan Combination) was originated at least equal to 80% of the adjusted issue price of the Mortgage Loan (or related Loan Combination) on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the Mortgage Loan (or related Loan Combination) on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan; or (b) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)). If the Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto. Any prepayment premium and yield maintenance charges applicable to the Mortgage Loan constitute “customary prepayment penalties” within the meaning of Treasury Regulations Section 1.860G-1(b)(2). All terms used in this paragraph shall have the same meanings as set forth in the related Treasury Regulations.

(21)	Compliance with Usury Laws. The Mortgage Rate (exclusive of any default interest, late charges, yield maintenance charge, or prepayment premiums) of such Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

(22)	Authorized to do Business. To the extent required under applicable law, as of the Cut-off Date or as of the date that such entity held the Mortgage Note, each holder of the Mortgage Note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan by the Trust.

(23)	Trustee under Deed of Trust. With respect to each Mortgage which is a deed of trust, as of the date of origination and, to the Sponsor’s knowledge, as of the Closing Date, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related Mortgagee.

(24)	Local Law Compliance. To the Sponsor’s knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, a survey or other affirmative investigation of local law compliance consistent with the investigation conducted by the Sponsor for similar commercial and multifamily mortgage loans intended for securitization, there are no material violations of applicable zoning ordinances, building codes and land laws (collectively “Zoning Regulations”) with respect to the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan as of the date of origination of such Mortgage Loan (or related Loan Combination, as applicable) or as of the Cut-off Date, other than those which (i) are insured by the Title Policy or a law and ordinance insurance policy or (ii) would not have a material adverse effect on the value, operation or net operating income of the Mortgaged Property. The terms of the Loan Documents require the Mortgagor to comply in all material respects with all applicable governmental regulations, zoning and building laws.

(25)	Licenses and Permits. Each Mortgagor covenants in the Loan Documents that it shall keep all material licenses, permits and applicable governmental authorizations necessary for its operation of the Mortgaged Property in full force and effect, and to the Sponsor’s knowledge based upon any of a letter from any government authorities, zoning consultant’s report, or other affirmative investigation of local law compliance consistent with the investigation conducted by the Sponsor for similar commercial and multifamily mortgage loans intended for securitization, all such material licenses, permits and applicable

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governmental authorizations are in effect or the failure to obtain or maintain such material licenses, permits and governmental authorizations does not materially and adversely affect the rights of a holder of the related Mortgage Loan or the use and/or operation of the Mortgaged Property as it was used and operated as of the date of origination of the related Mortgage Loan. The Mortgage Loan requires the related Mortgagor to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located.

(26)	Recourse Obligations. The Loan Documents for each Mortgage Loan provide that such Mortgage Loan (a) becomes full recourse to the Mortgagor and guarantor (which is a natural person or persons, or an entity or entities distinct from the Mortgagor (but may be affiliated with the Mortgagor) that collectively, as of the date of origination of the related Mortgage Loan, have assets other than equity in the related Mortgaged Property that are not de minimis) in any of the following events: (i) if any voluntary petition for bankruptcy, insolvency, dissolution or liquidation pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by the Mortgagor; (ii) the Mortgagor or guarantor shall have colluded with (or, alternatively, solicited or caused to be solicited) other creditors to cause an involuntary bankruptcy filing with respect to the Mortgagor or (iii) voluntary transfers of either the Mortgaged Property or controlling equity interests in Mortgagor made in violation of the Loan Documents; and (b) contains provisions providing for recourse against the Mortgagor and guarantor (which is a natural person or persons, or an entity or entities distinct from the Mortgagor (but may be affiliated with the Mortgagor) that collectively, as of the date of origination of the related Mortgage Loan, have assets other than equity in the related Mortgaged Property that are not de minimis), for losses and damages resulting from the following: (i) Mortgagor’s misappropriation of rents after the occurrence of an event of default under the Mortgage Loan; (ii) Mortgagor’s misappropriation of (A) insurance proceeds or condemnation awards or (B) security deposits or, alternatively, the failure of any security deposits to be delivered to Mortgagee upon foreclosure or action in lieu thereof (except to the extent applied in accordance with leases prior to a Mortgage Loan event of default); (iii) Mortgagor’s fraud or intentional material misrepresentation; (iv) breaches of the environmental covenants in the Loan Documents; or (v) Mortgagor’s commission of intentional material physical waste at the Mortgaged Property (but, in some cases, only to the extent there is sufficient cash flow generated by the related Mortgaged Property to prevent such waste).

(27)	Mortgage Releases. The terms of the related Mortgage or related Loan Documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment, of not less than a specified percentage at least equal to the lesser of (i) 110% of the related allocated loan amount of such portion of the Mortgaged Property and (ii) the outstanding principal balance of the Mortgage Loan, (b) upon payment in full of such Mortgage Loan, (c) upon a Defeasance (as defined in paragraph (32) below), (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation or taking by the United States or by a State or any political subdivision or authority of the United States or a State. With respect to any partial release under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b)(2) and (ii) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code; or (y) the Mortgagee or servicer can, in accordance with the related Loan Documents, condition such release of collateral on the related Mortgagor’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), if the fair market value of the real property constituting such Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) after the release is not equal to at least 80% of the principal balance of the Mortgage Loan (or related Loan Combination) outstanding after the release, the Mortgagor is required to make a payment of principal in an amount not less than the amount required by the REMIC Provisions.

With respect to any partial release under the preceding clause (e), the Mortgagor can be required to pay down the principal balance of the Mortgage Loan (or related Loan Combination) in an amount not less than the amount required by the REMIC Provisions and, to such extent, such amount may not be required to be applied to the restoration of the Mortgaged Property or released to the Mortgagor, if, immediately

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after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) is not equal to at least 80% of the remaining principal balance of the Mortgage Loan (or related Loan Combination).

No Mortgage Loan that is secured by more than one Mortgaged Property or that is cross-collateralized with another Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to partial condemnation, other than in compliance with the REMIC Provisions.

(28)	Financial Reporting and Rent Rolls. The Mortgage Loan documents for each Mortgage Loan require the Mortgagor to provide the owner or holder of the Mortgage with quarterly (other than for single-tenant properties) and annual operating statements, and quarterly (other than for single-tenant properties) rent rolls for properties that have any individual lease which accounts for more than 5% of the in-place base rent and annual financial statements.

(29)	Acts of Terrorism Exclusion. With respect to each Mortgage Loan with a Cut-off Date Balance greater than $20 million, and to the Sponsor’s knowledge with respect to each Mortgage Loan with a Cut-off Date Balance equal to or less than $20 million, as of origination the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007, and as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (collectively referred to as “TRIPRA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each Mortgage Loan, the related Loan Documents do not expressly waive or prohibit the Mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIPRA, or damages related thereto, except to the extent that any right to require such coverage may be limited by commercial availability on commercially reasonable terms, or as otherwise indicated on Annex E-2; provided, however, that if TRIPRA or a similar or subsequent statute is not in effect, then, provided that terrorism insurance is commercially available, the Mortgagor under each Mortgage Loan is required to carry terrorism insurance, but in such event the Mortgagor shall not be required to spend more than the Terrorism Cap Amount on terrorism insurance coverage, and if the cost of terrorism insurance exceeds the Terrorism Cap Amount, the Mortgagor is required to purchase the maximum amount of terrorism insurance available with funds equal to the Terrorism Cap Amount. The “Terrorism Cap Amount” is the specified percentage (which is at least equal to 200%) of the amount of the insurance premium that is payable at such time (or in the case of certain Mortgage Loans, payable at the time of origination) in respect of the property and business interruption/rental loss insurance required under the related Loan Documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance).

(30)	Due on Sale or Encumbrance. Subject to specific exceptions set forth below, each Mortgage Loan contains a “due on sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the Mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Loan Documents (which provide for transfers without the consent of the Mortgagee which are customarily acceptable to prudent institutional commercial mortgage lenders, including, without limitation, transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Loan Documents), (a) the related Mortgaged Property, or any equity interest of greater than 50% in the related Mortgagor, is directly or indirectly pledged, transferred or sold (in each case, a “Transfer”), other than as related to (i) family and estate planning Transfers or Transfers upon death or legal incapacity, (ii) Transfers to certain affiliates as defined in the related Loan Documents, (iii) Transfers of less than, or other than, a controlling interest in the related Mortgagor, (iv) Transfers to another holder of direct or indirect equity in the Mortgagor, a specific Person designated in the related Loan Documents or a Person satisfying specific criteria identified in the related Loan Documents, such as a qualified equityholder, (v) Transfers of stock or similar equity units in publicly traded companies or (vi) a substitution or release of collateral within the parameters of paragraphs (27) and (32) of this Annex E-1 or the exceptions thereto

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set forth on Annex E-2, or (vii) as set forth on an exhibit to the applicable Mortgage Loan Purchase Agreement by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan, or future permitted mezzanine debt as set forth on an exhibit to the applicable Mortgage Loan Purchase Agreement or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any Companion Loan of any Mortgage Loan or any subordinate debt that existed at origination and is permitted under the related Loan Documents, (ii) purchase money security interests (iii) any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan, as set forth on an exhibit to the applicable Mortgage Loan Purchase Agreement or (iv) Permitted Encumbrances. The Mortgage or other Loan Documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any Transfer or encumbrance, the Mortgagor is responsible for such payment along with all other reasonable out-of-pocket fees and expenses incurred by the Mortgagee relative to such Transfer or encumbrance.

(31)	Single-Purpose Entity. Each Mortgage Loan requires the Mortgagor to be a Single-Purpose Entity for at least as long as the Mortgage Loan is outstanding. Both the Loan Documents and the organizational documents of the Mortgagor with respect to each Mortgage Loan with a Cut-off Date Balance in excess of $5 million provide that the Mortgagor is a Single-Purpose Entity, and each Mortgage Loan with a Cut-off Date Balance of $30 million or more has a counsel’s opinion regarding non-consolidation of the Mortgagor. For this purpose, a “Single-Purpose Entity” shall mean an entity, other than an individual, whose organizational documents (or if the Mortgage Loan has a Cut-off Date Balance equal to $5 million or less, its organizational documents or the related Loan Documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Properties, and whose organizational documents further provide, or which entity represented in the related Loan Documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Loan Documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Mortgagor for a Mortgage Loan that is cross-collateralized and cross-defaulted with the related Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

(32)	Defeasance. With respect to any Mortgage Loan that, pursuant to the Loan Documents, can be defeased (a “Defeasance”), (i) the Loan Documents provide for defeasance as a unilateral right of the Mortgagor, subject to satisfaction of conditions specified in the Loan Documents; (ii) the Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the Mortgagor is permitted to pledge only United States “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), the revenues from which will, in the case of a full Defeasance, be sufficient to make all scheduled payments under the Mortgage Loan when due, including the entire remaining principal balance on the maturity date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment penalty) or, if the Mortgage Loan is an ARD Loan, the entire principal balance outstanding on the related Anticipated Repayment Date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment penalty), and if the Mortgage Loan permits partial releases of real property in connection with partial defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to the lesser of (A) 110% of the allocated loan amount for the real property to be released and (B) the outstanding principal balance of the Mortgage Loan; (iv) the Mortgagor is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Mortgage Note as set forth in (iii) above; (v) if the Mortgagor would continue to own assets in addition to the defeasance collateral, the portion of the Mortgage Loan secured by defeasance collateral is required to be assumed (or the Mortgagee may require such assumption) by a Single-Purpose Entity; (vi) the Mortgagor is required to provide an opinion of counsel that the Mortgagee has a perfected security interest in such collateral prior to any other claim or interest; and (vii) the Mortgagor is required to pay all rating agency fees associated with defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable out-of-pocket expenses associated with defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

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(33)	Fixed Interest Rates. Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in the case of ARD Loans and in situations where default interest is imposed.

(34)	Ground Leases. For purposes of this Annex E-1, a “Ground Lease” shall mean a lease creating a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land and buildings and other improvements, if any, comprising the premises demised under such lease to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner and does not include industrial development agency (IDA) or similar leases for purposes of conferring a tax abatement or other benefit.

With respect to any Mortgage Loan where the Mortgage Loan is secured by a leasehold estate under a Ground Lease in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of the Sponsor, its successors and assigns, the Sponsor represents and warrants that:

(a)	The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The Ground Lease or an estoppel or other agreement received from the ground lessor permits the interest of the lessee to be encumbered by the related Mortgage and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related Mortgage. No material change in the terms of the Ground Lease had occurred since the origination of the Mortgage Loan, except as reflected in any written instruments which are included in the related Mortgage File;

(b)	The lessor under such Ground Lease has agreed in a writing included in the related Mortgage File (or in such Ground Lease) that the Ground Lease may not be amended or modified, or canceled or terminated by agreement of lessor and lessee, without the prior written consent of the Mortgagee, and no such consent has been granted by the Sponsor since the origination of the related Mortgage Loan except as reflected in any written instruments which are included in the related Mortgage File;

(c)	The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either Mortgagor or the Mortgagee) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or ten years past the stated maturity if such Mortgage Loan fully amortizes by the stated maturity (or with respect to a Mortgage Loan that accrues on an Actual/360 Basis, substantially amortizes);

(d)	The Ground Lease either (i) is not subject to any liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances, or (ii) is subject to a subordination, non-disturbance and attornment agreement to which the Mortgagee on the lessor’s fee interest in the Mortgaged Property is subject;

(e)	The Ground Lease does not place commercially unreasonable restrictions on the identity of the Mortgagee and the Ground Lease is assignable to the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor thereunder (provided that proper notice is delivered to the extent required in accordance with the Ground Lease), and in the event it is so assigned, it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of (but with prior notice to) the lessor;

(f)	The Sponsor has not received any written notice of material default under or notice of termination of such Ground Lease. To the Sponsor’s knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result

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in a material default under the terms of such Ground Lease and to the Sponsor’s knowledge, such Ground Lease is in full force and effect as of the Closing Date;

(g)	The Ground Lease or ancillary agreement between the lessor and the lessee requires the lessor to give to the Mortgagee written notice of any default, and provides that no notice of default or termination is effective against the Mortgagee unless such notice is given to the Mortgagee;

(h)	The Mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the Mortgagee’s receipt of notice of any default before the lessor may terminate the Ground Lease;

(i)	The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by a prudent institutional commercial mortgage lender in connection with loans originated for securitization;

(j)	Under the terms of the Ground Lease, an estoppel or other agreement received from the ground lessor and the related Mortgage (taken together), any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than (i) de minimis amounts for minor casualties or (ii) in respect of a total or substantially total loss or taking as addressed in subpart (k)) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Loan Documents) the Mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest;

(k)	In the case of a total or substantially total taking or loss, under the terms of the Ground Lease, an estoppel or other agreement and the related Mortgage (taken together), any related insurance proceeds, or portion of the condemnation award allocable to the ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest; and

(l)	Provided that the Mortgagee cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with the Mortgagee upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.

(35)	Servicing. The servicing and collection practices used by the Sponsor with respect to the Mortgage Loan have been, in all respects, legal and have met customary industry standards for servicing of commercial loans for conduit loan programs.

(36)	Origination and Underwriting. The origination practices of the Sponsor (or the related originator if the Sponsor was not the originator) with respect to each Mortgage Loan have been, in all material respects, legal and as of the date of its origination, such Mortgage Loan (or the related Loan Combination, as applicable) and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan; provided that such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Annex E-1.

(37)	No Material Default; Payment Record. No Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required debt service payments since origination and, as of the Cut-off Date, no Mortgage Loan is more than 30 days delinquent (beyond any applicable grace or cure period) in making required payments as of the Closing Date. To the Sponsor’s knowledge, there is (a) no material default, breach, violation or event of acceleration existing under the related Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration, in the case of either (a) or (b), materially and adversely affects the value of the Mortgage Loan or the value, use or operation of the related Mortgaged Property, provided, however, that this representation

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and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the Sponsor in this Annex E-1 (including, but not limited to, the prior sentence). No person other than the holder of such Mortgage Loan may declare any event of default under the Mortgage Loan or accelerate any indebtedness under the Mortgage Loan documents.

(38)	Bankruptcy. As of the date of origination of the related Mortgage Loan and to the Sponsor’s knowledge as of the Cut-off Date, neither the Mortgaged Property (other than any tenants of such Mortgaged Property), nor any portion thereof, is the subject of, and no Mortgagor, guarantor or tenant occupying a single-tenant property is a debtor in a state or federal bankruptcy, insolvency or similar proceeding.

(39)	Organization of Mortgagor. With respect to each Mortgage Loan, in reliance on certified copies of the organizational documents of the Mortgagor delivered by the Mortgagor in connection with the origination of such Mortgage Loan (or related Loan Combination, as applicable), the Mortgagor is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico. Except with respect to any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan, no Mortgage Loan has a Mortgagor that is an affiliate of another Mortgagor under another Mortgage Loan.

(40)	Environmental Conditions. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II site assessment) and, with respect to certain Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements were conducted by a reputable environmental consultant in connection with such Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA (i) did not identify the existence of recognized environmental conditions (as such term is defined in ASTM E1527-05 or its successor, an “Environmental Condition”) at the related Mortgaged Property or the need for further investigation, or (ii) if the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable Environmental Laws or the Environmental Condition has been escrowed by the related Mortgagor and is held or controlled by the related Mortgagee; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Mortgagor that can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated or contained in all material respects prior to the date hereof, and, if and as appropriate, a no further action, completion or closure letter or its equivalent was obtained from the applicable governmental regulatory authority (or the environmental issue affecting the related Mortgaged Property was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action or no further investigation is required); (D) an environmental policy or a lender’s pollution legal liability insurance policy that covers liability for the identified circumstance or condition was obtained from an insurer rated no less than A- (or the equivalent) by Moody’s Investors Service, Inc., S&P Global Ratings, Fitch Ratings, Inc. and/or A.M. Best Company; (E) a party not related to the Mortgagor was identified as the responsible party for such condition or circumstance and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or (F) a party related to the Mortgagor having financial resources reasonably estimated to be adequate to address the situation is required to take action. To the Sponsor’s knowledge, except as set forth in the ESA, there is no Environmental Condition (as such term is defined in ASTM E1527-05 or its successor) at the related Mortgaged Property.

(41)	Appraisal. The Mortgage File contains an appraisal of the related Mortgaged Property with an appraisal date within six months of the Mortgage Loan origination date, and within 12 months of the Closing Date. The appraisal is signed by an appraiser who is a Member of the Appraisal Institute (“MAI”) and, to the Sponsor’s knowledge, had no interest, direct or indirect, in the Mortgaged Property or the Mortgagor or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation.

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(42)	Mortgage Loan Schedule. The information pertaining to each Mortgage Loan which is set forth in the loan schedule attached as an exhibit to the related Mortgage Loan Purchase Agreement is true and correct in all material respects as of the Cut-off Date and contains all information required by the Pooling and Servicing Agreement to be contained therein.

(43)	Cross-Collateralization. Except with respect to a Mortgage Loan that is part of a Loan Combination, no Mortgage Loan is cross-collateralized or cross-defaulted with any other mortgage loan that is outside the Mortgage Pool, except as set forth on Annex E-2.

(44)	Advance of Funds by the Sponsor. After origination, no advance of funds has been made by the Sponsor to the related Mortgagor other than in accordance with the Loan Documents, and, to the Sponsor’s knowledge, no funds have been received from any person other than the related Mortgagor or an affiliate for, or on account of, payments due on the Mortgage Loan (other than as contemplated by the Loan Documents, such as, by way of example and not in limitation of the foregoing, amounts paid by the tenant(s) into a Mortgagee-controlled lockbox if required or contemplated under the related lease or Loan Documents). Neither the Sponsor nor any affiliate thereof has any obligation to make any capital contribution to any Mortgagor under a Mortgage Loan, other than contributions made on or prior to the date hereof.

(45)	Compliance with Anti-Money Laundering Laws. The Sponsor has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 with respect to the origination of the Mortgage Loan, the failure to comply with which would have a material adverse effect on the Mortgage Loan.

For purposes of these representations and warranties, “Mortgagee” means the mortgagee, grantee or beneficiary under any Mortgage, any holder of legal title to any portion of any Mortgage Loan or, if applicable, any agent or servicer on behalf of such party.

For purposes of these representations and warranties, the phrases “the Sponsor’s knowledge” or “the Sponsor’s belief” and other words and phrases of like import mean, except where otherwise expressly set forth in these representations and warranties, the actual state of knowledge or belief of the Sponsor, its officers and employees directly responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth in these representations and warranties.

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ANNEX E-2

EXCEPTIONS TO SPONSOR REPRESENTATIONS AND WARRANTIES
(Citi Real Estate Funding Inc.)

The exceptions to the representations and warranties set forth below are listed by the number of the related representation and warranty set forth on Annex E-1 to this prospectus and the Mortgaged Property name and number identified on Annex A to this prospectus. Capitalized terms used but not otherwise defined in this Annex E-2 will have the meanings set forth in this prospectus or, if not defined in this prospectus, will have the same meanings as when used in the related Mortgage Loan Purchase Agreement.

Representation Number on Annex E-1	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception

(6) Permitted Liens; Title Insurance	Two Harbor Point Square (Loan No. 34)	The related Mortgaged Property is subject to a recorded Environmental Land Use Restriction which prohibits disturbance of the engineered controls and demolition or construction on parts of the Mortgaged Property without first obtaining a release from the Connecticut Department of Energy & Environmental Protection.

(16) Insurance	All CREFI loans (Loan Nos. 3, 6,9,12,17,22,23,25,27,29,33, 34 & 46)	The Mortgage Loan documents may permit the related Mortgagor to cause the insurance required at the related Mortgaged Property under the Mortgage Loan documents to be maintained by a tenant at the related Mortgaged Property.

(16) Insurance	530 Spring Retail & Parking (Loan No. 33)	The self-insured retention at the Mortgaged Property is $150,000.

(26) Recourse Obligations	The SoCal Portfolio (Loan No. 3)	The Mortgage Loan is recourse to the Mortgagor and the guarantor for losses associated with any misrepresentation or inaccuracy in any representation or warranty or breach or failure to perform any covenants or other obligations pursuant to the Mortgage Loan documents related to environmental matters. However, the Mortgage Loan documents permit the indemnitor under the environmental indemnity to elect to provide environmental insurance policies covering the Mortgaged Properties. In the event that the Mortgagor or another indemnitor under the indemnity presents a claim arising under the environmental insurance policy, the related lender agrees that it will withhold pursuing its rights under the environmental indemnity until the earlier to occur of (i) denial of the claim or (ii) 90 days following the date which the claim was presented. Claims under the environmental indemnity are reduced to the extent the related lender actually received such amount in proceeds under the environmental indemnity policy.

(34) Ground Leases	3rd & Pine Retail & Garage (Loan No. 9)

(e) The ground lease permits assignment of the ground lease provided that no event of default exists under the ground lease.

(g) The ground lease requires the fee owner give the leasehold mortgagee notice of a default to the extent the fee owner desires to terminate the lease as a result of the default.

(j) The related Mortgagor designates an insurance trustee that complies with the requirements of the ground lease and is reasonably acceptable to the fee owner and the leasehold mortgagee.

(l) The leasehold mortgagee is entitled to a new lease under the ground lease documents if the ground lease is terminated because of a tenant default or rejection of the ground lease in bankruptcy.

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Representation Number on Annex E-1	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception

(34) Ground Leases	The SoCal Portfolio (Loan No. 3)	(c) The ground lease with respect to the Anaheim Stadium Industrial Mortgaged Property expires on April 30, 2034, without further extension option. The ground lease with respect to the Cityview Plaza Mortgaged Property expires on September 30, 2035 without further extension option.

(40) Environmental Conditions	30th Street Commerce Center (The SoCal Portfolio) (Loan No. 3)	The Phase I identifies as a REC impacts associated with a drycleaner that has operated in Unit 17 of the Mortgaged Property from approximately 1987 to the present. The dry cleaner previously utilized PCE as a cleaning solvent until sometime after 2015 (when the former PCE dry cleaning machine was replaced with the existing hydrocarbon machine). Prior investigations in 2015 identified a plume of VOC soil vapor contamination beneath the dry cleaner tenant space. A sub slab depressurization system (“SSDS”) was installed to address vapor intrusion and has operated with monthly monitoring since January 2016. While it appears the SSD system has reduced PCE concentrations in sub slab vapor beneath the Mortgaged Property since beginning operation, the concentrations in soil vapor continue to exceed applicable screening levels for commercial/industrial soil gas. The continued presence of PCE in soil vapor above applicable screening levels and the ongoing operation of the SSD system is identified as a REC, and the Phase I ESA consultant recommends that the SSD system should continue to operate at the Mortgaged Property.

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EXCEPTIONS TO SPONSOR REPRESENTATIONS AND WARRANTIES

(Morgan Stanley Mortgage Capital Holdings LLC)

The exceptions to the representations and warranties set forth below are listed by the number of the related representation and warranty set forth on Annex E-1 to this prospectus and the Mortgaged Property name and number identified on Annex A to this prospectus. Capitalized terms used but not otherwise defined in this Annex E-2 will have the meanings set forth in this prospectus or, if not defined in this prospectus, will have the same meanings as when used in the related Mortgage Loan Purchase Agreement.

Representation Number on Annex E-1	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception

(5) Lien; Valid Assignment and (6) Permitted Liens; Title Insurance	Axcelis Corporate Center (Loan No. 10)	The sole tenant, Axcelis Technologies, Inc., has a right of first offer to purchase the Mortgaged Property. Such right does not apply to any transfer in a foreclosure sale (or similar proceeding) with respect to a mortgage secured by the Mortgaged Property in favor of any lender who has been identified to the tenant or any party that becomes the holder of such a mortgage as a result of the assignment thereof, or to any conveyance in lieu of foreclosure sale or deed in lieu thereof, or to any transfer subsequent to a foreclosure sale or deed in lieu thereof if the Mortgage Loan is securitized.

(5) Lien; Valid Assignment and (6) Permitted Liens; Title Insurance	Town Center at Levis Commons (Loan No. 7)	The lease of the tenant Max & Erma is listed as an exception to the lender’s title policy, and such exception is not qualified by “rights of tenants, as tenants only.”

(5) Lien; Valid Assignment and (6) Permitted Liens; Title Insurance	Voice Road Plaza (Loan No.16)	The tenant New York Mart (dba iFresh) has a right of first offer to purchase the Mortgaged Property. Pursuant to a subordination, non-disturbance and attornment agreement, such right has been waived in connection with any exercise of the lender’s rights and the first transfer thereafter.

(16) Insurance	Extra Space Self Storage Portfolio (Loan No. 5)	The threshold above which lender has the right to hold and disburse casualty proceeds is the greater of 2.0% of the allocated loan amount of the applicable individual Mortgaged Property and $250,000.

(16) Insurance	One Newark Center (Loan No. 11)	The Mortgaged Property consists in part of a fee on a plane interest, in which floors six through 22 of an office building are owned by the Mortgagor and the remaining floors and land are owned by a third party. With respect to any casualty to the shell of the building in which the office portion of the Mortgaged Property is located, or any casualty that affects both owners of interests in the office building, insurance proceeds are required to be held and disbursed by a depository jointly selected by both such owners, and not by the lender.

(16) Insurance	All MSMCH Mortgage Loans (Loan Nos. 2, 5, 7, 10, 11, 16, 19, 28, 32, 35, 38 & 40)

The Mortgage Loan documents may allow the Mortgagor to obtain insurance from an insurer that does not meet the required rating if it obtains a “cut through endorsement” from an insurance company that meets the required rating. The Mortgage Loan documents may also allow the Mortgagor to obtain insurance from an insurer that does not meet the required rating if a parent company that owns at least 51% of the insurer has the required rating and use of such insurance is approved by the rating agencies.

The threshold for lender having the right to hold and disburse insurance proceeds may be based on 5% of the original principal amount rather than 5% of the outstanding principal amount.

In addition, all exceptions to Representation 29 set forth herein for all MSMCH Mortgage Loans are also exceptions to this Representation 16.

(24) Local Law Compliance	Extra Space Self Storage Portfolio (Loan No. 5)

The uses of the following Mortgaged Properties constitute legal non-conforming uses as follows:

1.       Tyngsborough - Industrial Way. Self storage is a legal non-conforming use. Rebuild clause allows reconstruction without conformance to zoning code, provided reconstruction commenced within 6

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Representation Number on Annex E-1	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception

months, and if damage is over 50% of fair market value, special permit is obtained and the planning board must determine that the restoration will not (i) substantially impinge on any public right of way adjoining the damaged structure, (ii) create a danger to public safety by reason of traffic access, flow and circulation, and (iii) be out of character with the traditional settlement and construction patterns of the area.

2.       St Louis - Halls Ferry Road. Self storage is a legal non-conforming use. The zoning ordinance provides that where the Mortgaged Property is damaged to the extent of 60% or more of the appraised value, it must be rebuilt in accordance with the zoning code. If the damage is less than 60% of the appraised value, the Mortgaged Property can be rebuilt to its current characteristics provided that a variance is issued by the board of adjustment.

3.       Bensalem - 1525 Bristol Pike. Self storage is permitted only if a conditional use permit (“CUP”) is obtained and other requirements, including minimum lot size of 5 acres (Mortgaged Property is 4.6107 acres) are satisfied. The applicable zoning ordinance provides that if structural damage to the Mortgaged Property is 50% or more, the entire structure of the Mortgaged Property must be brought into conformance with all current building codes. In addition, if the use of the Mortgaged Property is discontinued for a period of one year or more, the use can only be re-established in conformance with the zoning code. The zoning code requires a CUP for self storage use, and requires a minimum lot size of 5 acres in order to obtain a CUP.

4.       Bensalem - Knights Road. Self storage is permitted only if a CUP is obtained and other requirements, including minimum lot size of 5 acres (Mortgaged Property is 3.75 acres) are satisfied. The applicable zoning ordinance provides that if structural damage to the Mortgaged Property is 50% or more, the entire structure of the Mortgaged Property must be brought into conformance with all current building codes. In addition, if the use of the Mortgaged Property is discontinued for a period of one year or more, the use can only be reestablished in conformance with the zoning code. The zoning code requires a CUP for self storage use, and requires a minimum lot size of 5 acres in order to obtain a CUP.

5.       Albuquerque - Airport Drive Northwest. Self storage requires a CUP. The applicable zoning ordinance provides that a non-conforming structure may be restored following a casualty if restoration is commenced within six months thereafter.

6.       San Bernardino - West Club Center Drive. Self storage is a legal non-conforming use. The applicable zoning ordinance provides that if a non- conforming structure is damaged as to 50% or more of replacement cost, it can only be rebuilt to the current code.

7.       Hesperia - Mariposa Road. Self storage is a legal non-conforming use. The applicable zoning ordinance provides that a nonconforming use may only be continued after a casualty if less than 75% of assessed value is destroyed and restoration started within 1 year and completed within 2 years.

8.       Victorville - Yates Road. Self storage is a legal non-conforming use. The applicable zoning ordinance provides that the use may be continued only if damaged as to less than 50% of fair market value and started within 1 year. If damaged as to greater than 50% of fair market value the planning commission (at a public hearing) must find that the nonconforming use will not result in an annoyance to and/or reduction of any surrounding property and restoration must be commenced within 1 year.

(26) Recourse Obligations	Park Place East and Park Place West and Axcelis Corporate Center (Loan Nos. 2 and 10)

The non-recourse carveout guarantors (which are guarantors on both such Mortgage Loans as well as other mortgage loans) have reported a net worth that is less than 10%, and liquidity that is less than 5%, of the aggregate original principal balance of such Mortgage Loans.

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Representation Number on Annex E-1	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception

(26) Recourse Obligations	One Newark Center (Loan No.11)	There is no non-recourse carveout guarantor and no environmental indemnitor (other than the borrower).
(26) Recourse Obligations	All MSMCH Mortgage Loans (Loan Nos. 2, 5, 7, 10, 11, 16, 19, 28, 32, 35, 38 and 40)

The environmental indemnity agreements or other Mortgage Loan documents may contain provisions to the effect that, if an environmental insurance policy reasonably acceptable to the lender is obtained with respect to the Mortgaged Property, the lender and other indemnified parties are required to first make a claim under such environmental insurance policy, and may not make a claim against the environmental indemnitors, except to the extent that such environmental insurance policy does not cover the losses suffered and/or does not fully cover the costs of such losses or of any remediation or the lender or other indemnified parties have been unable to recover under such environmental insurance policy with respect to all or a portion of such costs or losses within a reasonable period of time despite good faith efforts to do so (or in certain cases, within six months of the date the lender or other indemnified parties commenced efforts to collect such environmental losses, provided that the lender and other indemnified parties may proceed against the indemnitor earlier if they reasonably determine that a failure to assert a claim against the indemnitor will subject the lender or other indemnified parties to a possibility of such claim being foregone, whether due to any statute of limitations or otherwise).

The Mortgage Loan documents may provide that there will not be recourse for voluntary transfers of either the Mortgaged Property or equity interests in Mortgagor made in violation of the Mortgage Loan documents to the extent of failure to comply with administrative requirements of notice and updated organizational charts for what would otherwise constitute permitted transfers.

(28) Financial Reporting and Rent Rolls	Axcelis Corporate Center (Loan No. 10)	For so long as an event of default shall not have occurred and be continuing under the Mortgage Loan, and the lease for the sole tenant, Axcelis Technologies, Inc., is in full force and effect, the only financial information required to be provided by the Mortgagor is a quarterly rent roll.

(29) Acts of Terrorism Exclusion	Town Center at Levis Commons (Loan No. 7)	If TRIPRA or a similar or subsequent statute is not in effect, then, provided that terrorism insurance is commercially available, the Mortgagor is required to carry terrorism insurance throughout the term of the Mortgage Loan, but in such event the Mortgagor shall not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premiums that are payable at such time in respect of the property and rental loss and/or business income insurance required under the Mortgage Loan documents (without giving effect to the cost of terrorism components of such property and rental loss and/or business income insurance), and if the cost of terrorism insurance exceeds such amount, the Mortgagor is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

(29) Acts of Terrorism Exclusion	All MSMCH Mortgage Loans (Loan Nos. 2, 5, 7, 10, 11, 16, 19, 28, 32, 35, 38 & 40)

The Mortgage Loan documents may allow terrorism insurance to be obtained from an insurer that is rated at least investment grade (i.e. “BBB”) by S&P and also rated at least “BBB-” by Fitch, and/or “Baa3 by Moody’s (if such rating agencies rate any securitization of such mortgage loans and also rate the insurer). In addition, with respect to terrorism insurance, the Mortgage Loan documents may provide for 12 months, rather than 18 months, of business interruption coverage, even if the Mortgage Loan is in excess of $50,000,000.

All exceptions to Representation 16 set forth herein for all MSMCH Mortgage Loans are also exceptions to this Representation 29.

(32) Defeasance	5000 South Hulen Mortgage (Loan No. 28)	The Mortgagor is required to pay only reasonable rating agency fees associated with the defeasance. In addition, servicer fees for a defeasance are capped at $10,000.

E-2-5

Representation Number on Annex E-1	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception

(39) Organization of Mortgagor	Park Place East and Park Place West and Axcelis Corporate Center (Loan No. 2 and Loan No. 10)	The Mortgagor under each such Mortgage Loan is affiliated with the Mortgagor under the other such Mortgage Loan.

E-2-6

EXCEPTIONS TO SPONSOR REPRESENTATIONS AND WARRANTIES

(Starwood Mortgage Funding V LLC)

The exceptions to the representations and warranties set forth below are listed by the number of the related representation and warranty set forth on Annex E-1 to this prospectus and the Mortgaged Property name and number identified on Annex A to this prospectus. Capitalized terms used but not otherwise defined in this Annex E-2 will have the meanings set forth in this prospectus or, if not defined in this prospectus, will have the same meanings as when used in the related Mortgage Loan Purchase Agreement.

Representation Number on Annex E-1	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception

(6) Permitted Liens; Title Insurance	Cross Point (Loan No. 15)	The largest tenant, Kronos Incorporated, has a right of first offer to purchase the Mortgaged Property so long as (i) Kronos Incorporated (or a permitted transferee) is a tenant at the Mortgaged Property, (ii) Kronos Incorporated has not (a) sublet more than 25.0% of its leased premises or (b) assigned its lease to a party with a lower net worth than Kronos Incorporated and (iii) Kronos Incorporated has not materially defaulted under the lease.

(6) Permitted Liens; Title Insurance	Westin Tysons Corner (Loan No. 4)	The Mortgaged Property is subject to a franchise agreement between Marriott International, Inc., as franchisor, and the Mortgagor, as franchisee. Pursuant to the terms of such franchise agreement, in the event that there is a proposed transfer of (i) the Mortgaged Property, (ii) the Mortgagor’s ownership interest under the related franchise agreement or (iii) an ownership interest or other interest in the Mortgagor or an affiliate of the Mortgagor to a competitor of the franchisor, the franchisor will have, among other things, (a) a right of first refusal to purchase or lease the Mortgaged Property at the same purchase price or lease price, as applicable, and upon the same terms as those contained in the offer from such competitor and (b) the right to terminate the franchise agreement with 14 days’ prior written notice.

(16) Insurance	Arapaho & Gessner (Loan No. 31)	With respect to the Gessner Mortgaged Property, the Mortgagor has not obtained, and is not required pursuant to the Loan Documents to obtain, excess flood business interruption insurance. The Mortgagor and guarantor have provided an indemnity for any losses relating to a flood that would have otherwise been covered under excess flood business interruption insurance.

(24) Local Law Compliance	Sherman Plaza (Loan No. 51)	Certain uses at the Mortgaged Property are considered legal nonconforming uses, and the applicable zoning code provides that such uses may not be continued if such uses are (a) abandoned or (b) discontinued for a period exceeding 6 months.

(26) Recourse Obligations	Cross Point (Loan No. 15)	There is no recourse to the related guarantor for (i) the Mortgagor’s misappropriation of security deposits or, alternatively, the failure of any security deposits to be delivered to the lender upon foreclosure or action in lieu thereof (except to the extent applied in accordance with leases prior to an event of default under the Mortgage Loan), (ii) the Mortgagor’s commission of intentional material physical waste at the Mortgaged Property or (iii) the removal or disposal of a portion of the Mortgaged Property after an event of default under the Loan Documents. Additionally, the Mortgage Loan documents do not provide for recourse to the related guarantor for breaches of the environmental covenants.

(32) Defeasance	Arapaho & Gessner (Loan No. 31)	The Loan Documents provide that the Mortgagor may partially defease the Mortgage Loan by pledging an amount equal to the greatest of (i) $6,687,500, (ii) an amount which results in a debt service coverage ratio no less than 1.60x after giving effect to the release, (iii) an amount which results in a loan-to-value ratio no greater than 55.0% after giving effect to the release, (iv) an amount which results in a debt yield no less than 12.0% after giving effect to the release and (v) an amount required to maintain this securitization’s status as a REMIC after the release. Such amount, in some circumstances, may be less than the lesser of (x) 110% of the allocated loan amount for the released parcel and (y) the outstanding principal balance of the Mortgage Loan.

E-2-7

Representation Number on Annex E-1	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception

(32) Defeasance	Anderson Multifamily Portfolio (Loan No. 36)	The Loan Documents provide that the Mortgagor may partially defease the Mortgage Loan by pledging an amount equal to the greatest of (i) $2,213,887.50, (ii) an amount which results in a debt service coverage ratio no less than 1.35x after giving effect to the release, (iii) an amount which results in a loan-to-value ratio no greater than 70.0% after giving effect to the release, (iv) an amount which results in a debt yield no less than 9.0% after giving effect to the release and (v) an amount required to maintain this securitization’s status as a REMIC after the release. Such amount, in some circumstances, may be less than the lesser of (x) 110% of the allocated loan amount for the released parcel and (y) the outstanding principal balance of the Mortgage Loan.

(33) Single-Purpose Entity	Fort Knox Executive Park (Loan No. 21)	The Mortgagor previously owned an unimproved parcel of land adjacent to the Mortgaged Property.

(39) Organization of Mortgagor	Anderson Multifamily Portfolio (Loan No. 36) Villages on Madison (Loan No. 39)	The Mortgagors are affiliated with each other.

E-2-8

EXCEPTIONS TO SPONSOR REPRESENTATIONS AND WARRANTIES

(Bank of America, National Association)

The exceptions to the representations and warranties set forth below are listed by the number of the related representation and warranty set forth on Annex E-1 to this prospectus and the Mortgaged Property name and number identified on Annex A to this prospectus. Capitalized terms used but not otherwise defined in this Annex E-2 will have the meanings set forth in this prospectus or, if not defined in this prospectus, will have the same meanings as when used in the related Mortgage Loan Purchase Agreement.

Representation Number on Annex E-1	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception

(16) Insurance	All Bank of America Mortgage Loans (Loan Nos. 1, 18, 24, 26, 30, 37, 49 and 50)	All exceptions to Representation 29 set forth below for all Bank of America mortgage loans are also exceptions to this Representation 16.
(16) Insurance	Extra Space - TIAA Self Storage Portfolio (Loan No. 1) Stor-All New Orleans Portfolio (Loan No. 18)	The related Mortgage Loan documents provide that all insurance policies provide that (A) if four (4) or fewer insurance companies issue the insurance policies in the first layer of coverage, then at least 75% of the insured amount must be provided by insurance companies with a claims paying ability rating of “A” or better by S&P (and the equivalent ratings by Moody’s, Fitch and DBRS to the extent each such rating agency rates the insurance company and is rating the securities secured by the related Mortgage Loan), with no carrier below “BBB” or (B) if five (5) or more insurance companies issue the insurance policies in the first layer of coverage, then at least 60% of the insured amount is required to be provided by insurance companies with a claims paying ability rating of “A” or better by S&P (and the equivalent ratings by Moody’s, Fitch and DBRS to the extent each such rating agency rates the insurance company and is rating the securities secured by the related Mortgage Loan), with no carrier below “BBB”.

(16) Insurance	Extra Space - TIAA Self Storage Portfolio (Loan No. 1)	The related borrower is only required to carry business interruption insurance covering a period continuing until the restoration is complete or the expiration of eighteen (18) months, whichever first occurs, with an extended period of indemnity endorsement which provides that after restoration, the continued loss of income will be insured until such income either returns to the same level it was at prior to the loss, or the expiration of twelve (12) months from the date that the Mortgaged Property is restored and operations are resumed, whichever first occurs.

(16) Insurance

Stor-All New Orleans Portfolio

(Loan No. 18)

Magellan Commerce Self Storage

(Loan No. 20)

La Habra Towne Center

(Loan No. 24)

Residence Inn - West Orange, NJ

(Loan No. 30)

American Mini Storage Lake Forest

(Loan No. 37)

The related borrower is only required to carry business interruption insurance covering a period continuing until the restoration is complete or the expiration of twelve (12) months, whichever first occurs, with an extended period of indemnity endorsement which provides that after restoration, the continued loss of income will be insured until such income either returns to the same level it was at prior to the loss, or the expiration of six (6) months from the date that the Mortgaged Property is restored and operations are resumed, whichever first occurs.

(16) Insurance	Warwick Mall (Loan No. 26)	The related borrower is only required to carry business interruption insurance covering a period continuing until the restoration is complete or the expiration of eighteen (18) months, whichever first occurs, with an extended period of indemnity endorsement which provides that after restoration, the continued loss of income will be insured until such income either returns to the same level it was at prior to the loss, or the expiration of six (6) months from the date that the Mortgaged Property is restored and operations are resumed, whichever first occurs.

E-2-9

Representation Number on Annex E-1	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception

(16) Insurance	108-110 West Broughton Street (Loan No. 49) Central Dallas Multifamily Portfolio (Loan No. 50)	The related borrower is only required to carry business interruption insurance covering a period continuing until the restoration is complete or the expiration of twelve (12) months, whichever first occurs, with an extended period of indemnity endorsement which provides that after restoration, the continued loss of income will be insured until such income either returns to the same level it was at prior to the loss, or the expiration of six (6) months from the date that the Mortgaged Property is restored and operations are resumed, whichever first occurs.

(16) Insurance	Warwick Mall (Loan No. 26)

The portion of the Mortgaged Property presently occupied by Showcase Cinema (the “Cinema Parcel”) is one unit in a three unit condominium known as the Warwick Place Condominium (the “Condominium”). Pursuant to the Mortgage Loan agreement, the Mortgagor is not required to obtain property insurance covering the Cinema Parcel, and will be deemed to be in compliance with the applicable insurance provisions in the Mortgage Loan agreement with respect to the Cinema Parcel, to the extent that (i) the documents relating to the formation and operation of the Condominium are in full force and effect, (ii) the Condominium association maintains the insurance required under the Mortgage Loan agreement with respect to the Cinema Parcel, and (iii) the Mortgageor has provided evidence satisfactory to the lender that the Condominium association is maintaining such insurance.

The Mortgagor currently maintains casualty insurance covering the Showcase Cinema building in accordance with the Mortgage Loan agreement, and the Condominium association currently maintains casualty insurance covering the common areas of the Condominium in accordance with the Condominium documents.

Pursuant to the Condominium declaration, any losses covered by a casualty insurance policy maintained by the Condominium association are required to be adjusted solely by and with the approval of the Condominium association and proceeds thereof will be payable to the Condominium association and not to any mortgagee or unit owner. The Condominium association is required to hold such proceeds in trust for the benefit of the Condominium association, the unit owners and lien holders. If required by any mortgagee of the units, the insurance proceeds will be held and disbursed by an insurance trustee, which is required to be a financial institution that has expertise in the disbursement of insurance proceeds. Such proceeds are required to be disbursed first for the repair or restoration of the damaged common elements, and no unit owner or lien holders will be entitled to receive payment of any portion of the proceeds unless there is a surplus of proceeds after the common elements have been completely repaired or restored, or the Condominium is terminated.

(16) Insurance	Extra Space - TIAA Self Storage Portfolio (Loan No. 1)	The related Mortgage Loan documents provide that the threshold at which the lender retains the right to hold and disburse insurance proceeds to be applied for repair or restoration is equal to the greater of (i) $250,000 and (ii) 2.0% of the Allocated Loan Amount (as set forth in the related Mortgage Loan agreement) with respect to such individual Mortgaged Property.

(16) Insurance	Stor-All New Orleans Portfolio (Loan No. 18) Magellan Commerce Self Storage (Loan No. 20)	The related Mortgage Loan documents provide that the threshold at which the lender retains the right to hold and disburse insurance proceeds to be applied for repair or restoration is equal to the lesser of (i) 5% of the outstanding principal balance of the related Mortgage Loan or (ii) $1,000,000.

(16) Insurance	Magellan Commerce Self Storage (Loan No. 20)

The related Mortgage Loan documents do not specify that the replacement value does not include a deduction for physical depreciation.

The related borrower is required to obtain flood insurance reasonably satisfactory to the lender.

E-2-10

Representation Number on Annex E-1	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception

(24) Local Law Compliance	Extra Space - TIAA Self Storage Portfolio (Loan No. 1)

Extra Space Washington. Self storage is a permitted use by special exception permit. The applicable zoning ordinance provides that if the structure damaged to an extent of more than 75% and if the structure is nonconforming only with respect to percentage of lot occupancy the structure may be reconstructed or restored to its previous condition or to a more conforming condition, even if that condition does not comply with the applicable percentage of lot occupancy. The applicable zoning ordinance also provides that if the structure damaged to an extent of 75% or less of the cost of reconstructing the entire structure, the structure may be restored or reconstructed to its previous condition or to a more conforming condition; provided, that the reconstruction or restoration must be started within twenty-four (24) months of the date of the destruction and continued diligently to completion.

Extra Space Norwalk. Self storage is permitted only if a conditional use permit is obtained. The applicable zoning ordinance provides that if structural damage to the Mortgaged Property is 50% or more, the entire structure of the Mortgaged Property must be brought into conformance with all current building codes.

Extra Space Westminster. Self storage is a permitted use by special exception permit. The applicable zoning ordinance provides that nonconforming structures damaged or destroyed due to an involuntary catastrophic event (e.g., fire, earthquake, or other calamity) may be reconstructed or replaced provided: (A) the new structure must comply with the development standards in effect when the damaged or destroyed structure(s) was originally constructed (provided however, that the new structure(s) must contain no more dwelling units and/or floor area than the damaged structure(s)); (B) all new construction shall comply with the current building and fire code requirements; and (C) a building permit for reconstruction must be obtained no later than eighteen (18) months after the date of destruction, and construction must be pursued diligently to completion.

Extra Space Essex. Self storage is a permitted use by special exception permit. The applicable zoning ordinance provides that a structure damaged to any extent or destroyed by fire or other casualty may be restored within two (2) years after such destruction or damage but may not be enlarged.

Extra Space Haverhill. Self storage is a permitted use by special exception permit. The applicable zoning ordinance provides that any nonconforming structure damaged by fire, explosion or other catastrophe up to 100% of its equalized valuation may be rebuilt or restored and used as previously or for a permitted use, provided that: (1) the owner of said premises must start operations for restoration or rebuilding on said premises within twelve (12) months after such catastrophe; (2) the buildings as restored must be only as great in area as the original nonconforming structure. However, the applicable zoning ordinance provides that if any nonconforming structure is damaged to the extent of 100% or more than its equalized valuation, it may not be rebuilt or restored as a nonconforming structure nor may it be occupied by a nonconforming use, and the building remains must be demolished and removed from the site or repaired to conform to the zoning code.

Extra Space Shrewsbury. Self storage is a permitted use by special exception permit. The applicable zoning ordinance provides that upon the issuance of a special permit by the zoning board of appeals (A) buildings or structures may be altered, reconstructed, expanded, enlarged or changed provided that the extent of non-conforming uses may be increased insofar as they are confined to the lot as it existed on the date of the adoption of the related bylaw, and will be subject to all other provisions of the applicable zoning district and (B) a non-conforming use may only be changed to a similar use or a less restricted use.

Extra Space Enfield. Self storage is a legal non-conforming use. Rebuild clause allows reconstruction without conformance to zoning code, provided the related building or structure damaged or destroyed by fire, explosion or natural disaster may be reconstructed, repaired, or rebuilt only to its previous floor area, cubical content and exterior appearance provided such reconstruction or rebuilding is commenced within six (6) months of such

E-2-11

Representation Number on Annex E-1	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception

damage. Changes to the exterior appearance of a building may be permitted following approval of a site plan by the planning commission when the planning commission determines that such change is more compatible with the surrounding neighborhood.

(24) Local Law Compliance	Stor-All New Orleans Portfolio (Loan No. 18)	Stor-All Tchoupitoulas and Stor-All Gentilly Woods. Self storage is permitted only if a conditional use permit is obtained. The applicable zoning ordinance provides that if structural damage to the Mortgaged Property is 50% or more, the entire structure of the Mortgaged Property must be brought into conformance with all current building codes. The applicable zoning ordinance provides that if structural damage to the Mortgaged Property is less than 50%, the structure may be repaired and reconstructed provided that (A) no new nonconformities are created and that the existing degree of nonconformity is not increased and (B) a building permit must be obtained within one (1) year of the date of damage or destruction, and construction must be completed within one (1) year of issuance of the building permit.

(26) Recourse Obligations	All Bank of America Mortgage Loans (Loan Nos. 1, 18, 24, 26, 30, 37, 49 and 50)	The related Loan Documents do not use the exact phrase “intentional material physical waste” and the recourse liability of the related guarantor with respect to waste is generally limited to when there is sufficient cash flow from the operation of the Mortgaged Property to avoid such waste from occurring.

(28) Financial Reporting and Rent Rolls	Extra Space - TIAA Self Storage Portfolio (Loan No. 1) Stor-All New Orleans Portfolio (Loan No. 18) Central Dallas Multifamily Portfolio (Loan No. 50)	The related Mortgage Loan documents do not specifically require the related Borrowers to combine their balance sheets and/or statement of income for the Mortgaged Properties on a combined basis.
(29) Acts of Terrorism Exclusion	Warwick Mall (Loan No. 26) American Mini Storage Lake Forest (Loan No. 37)	If the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2007 or subsequent statute, extension, or reauthorization is not in effect, then the related Mortgagor will not be required to spend on the premium for terrorism insurance coverage more than two (2) times the amount of the insurance premium for a separate “Special Form” or “All Risks” policy or equivalent policy insuring only the related Mortgaged Property on a stand-alone basis under the related Mortgage Loan agreement (provided that the related Mortgagor will be obligated to purchase the maximum amount of terrorism coverage available with funds equal to such cap to the extent such coverage is available).

(31) Single-Purpose Entity	Extra Space - TIAA Self Storage Portfolio (Loan No. 1)	Mortgagor is a recycled Single-Purpose Entity that previously owned parcels of land other than the Mortgaged Property. The related Mortgagor provided Phase I environmental reports with respect to the previously owned parcels of land and made standard representations and warranties, including backwards representations and warranties where required to complete coverage, the recourse carveout guaranty includes coverage with respect to violations of such Single-Purpose Entity representations and warranties, and the environmental indemnification agreement includes indemnification for environmental liabilities arising from the previously owned property.

(31) Single-Purpose Entity	Stor-All New Orleans Portfolio (Loan No. 18) La Habra Towne Center (Loan No. 24) Residence Inn - West Orange, NJ (Loan No. 30)	Mortgagor is a recycled Single-Purpose Entity, however, the related Mortgagor made standard representations and warranties, including backwards representations and warranties where required to complete coverage, and the recourse carveout guaranty includes coverage with respect to violations of such Single-Purpose Entity representations and warranties.

E-2-12

ANNEX F

CLASS A-AB SCHEDULED PRINCIPAL BALANCE SCHEDULE

Distribution Date	Balance	Distribution Date	Balance
4/10/2018	$49,000,000.00	3/10/2023	$48,943,848.09
5/10/2018	$49,000,000.00	4/10/2023	$48,175,652.81
6/10/2018	$49,000,000.00	5/10/2023	$47,337,739.73
7/10/2018	$49,000,000.00	6/10/2023	$46,562,956.28
8/10/2018	$49,000,000.00	7/10/2023	$45,718,641.29
9/10/2018	$49,000,000.00	8/10/2023	$44,937,216.16
10/10/2018	$49,000,000.00	9/10/2023	$44,152,585.83
11/10/2018	$49,000,000.00	10/10/2023	$43,298,702.33
12/10/2018	$49,000,000.00	11/10/2023	$42,507,350.31
1/10/2019	$49,000,000.00	12/10/2023	$41,646,935.15
2/10/2019	$49,000,000.00	1/10/2024	$40,848,806.84
3/10/2019	$49,000,000.00	2/10/2024	$40,047,404.50
4/10/2019	$49,000,000.00	3/10/2024	$39,111,731.63
5/10/2019	$49,000,000.00	4/10/2024	$38,303,201.97
6/10/2019	$49,000,000.00	5/10/2024	$37,426,094.77
7/10/2019	$49,000,000.00	6/10/2024	$36,610,649.23
8/10/2019	$49,000,000.00	7/10/2024	$35,726,821.66
9/10/2019	$49,000,000.00	8/10/2024	$34,904,404.05
10/10/2019	$49,000,000.00	9/10/2024	$34,078,612.30
11/10/2019	$49,000,000.00	10/10/2024	$33,184,731.01
12/10/2019	$49,000,000.00	11/10/2024	$32,351,883.12
1/10/2020	$49,000,000.00	12/10/2024	$31,451,145.15
2/10/2020	$49,000,000.00	1/10/2025	$30,611,183.76
3/10/2020	$49,000,000.00	2/10/2025	$29,767,775.94
4/10/2020	$49,000,000.00	3/10/2025	$28,728,514.76
5/10/2020	$49,000,000.00	4/10/2025	$27,877,380.11
6/10/2020	$49,000,000.00	5/10/2025	$26,958,872.33
7/10/2020	$49,000,000.00	6/10/2025	$26,100,475.56
8/10/2020	$49,000,000.00	7/10/2025	$25,174,910.95
9/10/2020	$49,000,000.00	8/10/2025	$24,309,193.03
10/10/2020	$49,000,000.00	9/10/2025	$23,439,922.50
11/10/2020	$49,000,000.00	10/10/2025	$22,503,791.52
12/10/2020	$49,000,000.00	11/10/2025	$21,627,111.46
1/10/2021	$49,000,000.00	12/10/2025	$20,683,780.42
2/10/2021	$49,000,000.00	1/10/2026	$19,799,630.60
3/10/2021	$49,000,000.00	2/10/2026	$18,911,852.19
4/10/2021	$49,000,000.00	3/10/2026	$17,832,349.14
5/10/2021	$49,000,000.00	4/10/2026	$16,936,495.09
6/10/2021	$49,000,000.00	5/10/2026	$15,974,532.07
7/10/2021	$49,000,000.00	6/10/2026	$15,071,052.39
8/10/2021	$49,000,000.00	7/10/2026	$14,101,679.30
9/10/2021	$49,000,000.00	8/10/2026	$13,190,512.00
10/10/2021	$49,000,000.00	9/10/2026	$12,275,604.71
11/10/2021	$49,000,000.00	10/10/2026	$11,295,127.04
12/10/2021	$49,000,000.00	11/10/2026	$10,372,439.22
1/10/2022	$49,000,000.00	12/10/2026	$9,384,400.97
2/10/2022	$49,000,000.00	1/10/2027	$8,453,869.37
3/10/2022	$49,000,000.00	2/10/2027	$7,519,517.93
4/10/2022	$49,000,000.00	3/10/2027	$6,397,775.48
5/10/2022	$49,000,000.00	4/10/2027	$5,454,982.20
6/10/2022	$49,000,000.00	5/10/2027	$4,447,406.81
7/10/2022	$49,000,000.00	6/10/2027	$3,496,606.28
8/10/2022	$49,000,000.00	7/10/2027	$2,481,249.97
9/10/2022	$49,000,000.00	8/10/2027	$1,522,377.06
10/10/2022	$49,000,000.00	9/10/2027	$559,567.43
11/10/2022	$49,000,000.00	10/10/2027	$0.00
12/10/2022	$49,000,000.00	and thereafter
1/10/2023	$49,000,000.00
2/10/2023	$49,000,000.00

F-1

(THIS PAGE INTENTIONALLY LEFT BLANK)

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the certificates offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

TABLE OF CONTENTS

Prospectus

Certificate Summary	3
Important Notice Regarding the Offered Certificates	10
Important Notice About Information Presented in This Prospectus	10
Summary of Terms	17
Risk Factors	59
Description of the Mortgage Pool	150
Transaction Parties	224
Credit Risk Retention	279
Description of the Certificates	284
The Mortgage Loan Purchase Agreements	316
The Pooling and Servicing Agreement	325
Use of Proceeds	424
Yield, Prepayment and Maturity Considerations	424
Material Federal Income Tax Consequences	435
Certain State, Local and Other Tax Considerations	447
ERISA Considerations	447
Legal Investment	456
Certain Legal Aspects of the Mortgage Loans	457
Ratings	477
Plan of Distribution (Underwriter Conflicts of Interest)	480
Incorporation of Certain Information by Reference	482
Where You Can Find More Information	482
Financial Information	482
Legal Matters	483
Index of Certain Defined Terms	484

Annex A	–	Certain Characteristics of the Mortgage
		Loans	A-1
Annex B	–	Significant Loan Summaries	B-1
Annex C	–	Mortgage Pool Information	C-1
Annex D	–	Form of Distribution Date Statement	D-1
Annex E-1	–	Sponsor Representations and
		Warranties	E-1-1
Annex E-2	–	Exceptions to Sponsor
		Representations and Warranties	E-2-1
Annex F	–	Class A-AB Scheduled Principal
		Balance Schedule	F-1

Until 90 days after the date of this prospectus, all dealers that effect transactions in the offered Certificates, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

$880,584,000
(Approximate)

Citigroup Commercial
Mortgage Trust 2018-B2
(as Issuing Entity)

Citigroup Commercial
Mortgage Securities Inc.
(as Depositor)

Commercial Mortgage
Pass-Through Certificates,
Series 2018-B2

Class A-1	$28,000,000
Class A-2	$69,000,000
Class A-3	$170,000,000
Class A-4	$390,485,000
Class A-AB	$49,000,000
Class X-A	$783,442,000
Class X-B	$49,202,000
Class A-S	$76,957,000
Class B	$49,202,000
Class C	$47,940,000

PROSPECTUS

Citigroup

Morgan Stanley

BofA Merrill Lynch

Co-Lead Managers and Joint Bookrunners

Drexel Hamilton

The Williams Capital Group, L.P.

Co-Managers

March 8, 2018